    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1998


                                                      REGISTRATION NO. 333-60355
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             AIMCO PROPERTIES, L.P.
           (Exact name of co-registrant as specified in its charter)

                     MARYLAND                                           84-1275621
                     DELAWARE                                           84-1259577
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)

      1873 SOUTH BELLAIRE STREET, 17TH FLOOR                          PETER KOMPANIEZ
              DENVER, COLORADO 80222                                     PRESIDENT
                  (303) 757-8101                          1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                                                  DENVER, COLORADO 80222
                                                                      (303) 757-8101
                                                                    FAX: (303) 753-9538
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone
 including area code, of co-registrants' principal                        number,
                executive offices)                      including area code, of agent for service)

                             ---------------------
                                    Copy to:

                              JONATHAN L. FRIEDMAN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                              FAX: (213) 687-5600
                             ---------------------
    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and if there is compliance with General Instruction G, check the following box. [ ]

    If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
         TO BE REGISTERED              REGISTERED      OFFERING PRICE PER UNIT(1) AGGREGATE OFFERING PRICE REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01
  per share(3)....................
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share(3)...............
------------------------------------------------------------------------------------------------------------------------------
Partnership Preferred Units(4)....    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
Partnership Common Units(4).......    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
         Total....................   $1,000,000,000               (1)                  $1,000,000,000           $295,000
------------------------------------------------------------------------------------------------------------------------------
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(1) To be determined, from time to time, by the Registrants in connection with the issuance of the securities registered hereunder.

(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(3) To be issued by Apartment Investment and Management Company ("AIMCO"). The amount of such securities registered hereby includes (i) shares of Preferred Stock and Class A Common Stock of AIMCO issuable in exchange for Partnership Preferred Units or Partnership Common Units of AIMCO Properties, L.P. tendered for redemption pursuant to the agreement of limited partnership of AIMCO Properties, L.P., plus such additional number of shares of Preferred Stock and Class A Common Stock as may be issuable pursuant to the antidilution adjustment provisions of such agreement and (ii) shares of Class A Common Stock of AIMCO issuable upon conversion of shares of Preferred Stock of AIMCO. In no event will the aggregate maximum offering price of all securities registered under this Registration Statement by AIMCO exceed $600,000,000.

(4) To be issued by AIMCO Properties, L.P.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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                                EXPLANATORY NOTE


     This filing includes (i) a base prospectus to be used for the offering and issuance of securities in connection with acquisitions of businesses, properties, securities or other assets reflecting certain changes, (ii) 45 additional prospectus supplements relating to exchange offers for units of limited partnership interest in the limited partnerships set forth below, (iii) a form of a Letter of Transmittal and (iv) a form of Cover Letter to the holders of the partnership units.



Angeles Income Properties, Ltd. II


Angeles Income Properties, Ltd. III


Angeles Income Properties, Ltd. IV


Angeles Income Properties, Ltd. 6


Angeles Opportunity Properties, Ltd.


Angeles Partners VII


Angeles Partners VIII


Angeles Partners IX


Angeles Partners X


Angeles Partners XI


Angeles Partners XII


Angeles Partners XIV


Century Properties Fund XVI


Century Properties Fund XVIII


Century Properties Fund XIX


Century Properties Growth Fund XXII


Consolidated Capital Institutional Properties/2


Consolidated Capital Institutional Properties/3


Consolidated Capital Properties III


Consolidated Capital Properties IV


Consolidated Capital Properties V


Consolidated Capital Properties VI


Davidson Diversified Real Estate I, L.P.


Davidson Diversified Real Estate II, L.P.


Davidson Diversified Real Estate III, L.P.


Davidson Growth Plus, L.P.


Davidson Income Real Estate, L.P.


Drexel Burnham Lambert Real Estate Associates II


Fox Strategic Housing Income Partners


HCW Pension Real Estate Fund Limited


  Partnership


Investors First-Staged Equity


Johnstown/Consolidated Income Partners


Multi-Benefit Realty Fund '87-1-Class A


Multi-Benefit Realty Fund '87-1-Class B


National Property Investors 8


Riverside Park Associates L.P.


Shelter Properties III


Shelter Properties VI


Shelter Properties VII Limited Partnership


Springhill Lake Investors Limited Partnership


U.S. Realty Partners Limited Partnership


United Investors Growth Properties


United Investors Growth Properties II


United Investors Income Properties


Winthrop Growth Investors 1 Limited Partnership



     In accordance with Rule 472(b) the Registrants have not refiled the 45 prospectus supplements filed with Amendment No. 2 since no changes have yet been made to such prospectus supplements. The 45 prospectus supplements filed with Amendment No. 2 continue to remain part of this Registration Statement and will be refiled with future Amendments when changes are made to a particular prospectus supplement.



Baywood Partners, Ltd.


Brampton Associates Partnership


Buccaneer Trace Limited Partnership


Burgundy Court Associates, L.P.


Calmark/Fort Collins, Ltd.


Calmark Heritage Park II Ltd.


Casa Del Mar Associates Limited Partnership


Catawba Club Associates, L.P.


Cedar Tree Investors Limited Partnership


Chapel Hill, Limited


Chestnut Hill Associates Limited Partnership


Coastal Commons Limited Partnership


DFW Apartment Investors Limited Partnership


DFW Residential Investors Limited Partnership


Four Quarters Habitat Apartment Associates, Ltd.


Georgetown of Columbus Associates, L.P.


La Colina Partners, Ltd.


Lake Eden Associates, L.P.


Landmark Associates, L.P.


Minneapolis Associates II Limited Partnership


Northbrook Apartments, Ltd.


Olde Mill Investors Limited Partnership


Orchard Park Apartments Limited Partnership


Park Town Place Associates Limited Partnership


Quail Run Associates, L.P.


Ravenworth Associates Limited Partnership


Rivercreek Apartments Limited Partnership


Rivercrest Apartments, Limited


Salem Arms of Augusta Limited Partnership


Shaker Square, L.P.


Shannon Manor Apartments, a Limited Partnership


Sharon Woods, L.P.


Snowden Village Associates, L.P.


Sturbrook Investors, Ltd.


Sycamore Creek Associates, L.P.


Texas Residential Investors Limited Partnership


Thurber Manor Associates, Limited Partnership


Villa Nova, Limited Partnership


Walker Springs, Limited


Wingfield Investors Limited Partnership


Winrock-Houston Limited Partnership


Winthrop Apartment Investors Limited Partnership


Winthrop Texas Investors Limited Partnership


Woodmere Associates, L.P.


Yorktown Towers Associates

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                $600,000,000 OF
                              PREFERRED STOCK AND
                              CLASS A COMMON STOCK

                             AIMCO PROPERTIES, L.P.
                  $200,000,000 OF PARTNERSHIP PREFERRED UNITS
                    $200,000,000 OF PARTNERSHIP COMMON UNITS

     We may offer and issue these securities in connection with acquisitions of businesses, properties, securities or other assets. In addition, we may issue our Class A Common Stock upon conversion of shares our Preferred Stock, and we may also issue shares of our Preferred Stock and shares of our Class A Common Stock in exchange for our Partnership Preferred Units or our Partnership Common Units tendered for redemption.


     Apartment Investment and Management Company has elected to be taxed for Federal income tax purposes as a REIT. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sales price of our Class A Common Stock on the NYSE was $33 7/16 per share. There is no public market for our Partnership Preferred Units or our Partnership Common Units. However, after a one-year holding period, each of our Partnership Common Units may be redeemed in exchange for a share of our Class A Common Stock or, at our option, a cash amount equal to the market value of one share of our Class A Common Stock at the time of the redemption (subject to antidilution adjustments).


     SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, INCLUDING WITHOUT LIMITATION, THE FOLLOWING RISKS:

     - Our acquisition and development activities expose us to several negative factors, including difficulty in managing our rapid growth, the incurrence of unforeseen costs, possible failure to realize projected occupancy and rental rates.

     - Our organizational documents do not limit the amount of debt that we may incur, and our Board of Directors may change our leverage policy at any time. Our cash flow from operations might be insufficient to make required debt payments, and we might be unable to refinance our debt at all or on terms as favorable as the terms of our existing debt. In addition, we are subject to debt covenants that may restrict our ability to make distributions to investors.

     - Our real estate investment and management activities expose us to several potentially negative factors that are beyond our control such as local economic conditions, intense competition, potential environmental liabilities and change of laws, any of which could negatively affect our financial condition or results of operations.

     - We and certain of our officers and/or directors and unconsolidated subsidiaries have entered into, and may in the future into certain transactions that may result in conflicts of interest between the us and such officers and/or directors and unconsolidated subsidiaries.

     - If Apartment Investment and Management Company fails to qualify as a REIT, it (i) would not be allowed a deduction for dividends it pays, (ii) would be subject to federal income tax at corporate rates, (iii) might need to borrow funds or liquidate investments on unfavorable terms in order to pay the applicable tax and (iv) would no longer be required to make distributions to stockholders.

     - Our charter limits the number of shares of our stock that may be held by any one investor. Consequently, our stockholders are limited in their ability to effect a change of our control.

     - Investors in our partnership units must hold their units for one year, subject to certain exceptions. Thereafter investors may transfer such partnership units, subject to the satisfaction of certain conditions, including the general partner's right of first refusal. Holders of our partnership units do not have the ability to vote for or remove the general partner, and therefor they can not effect a change of control of AIMCO Properties, L.P.

     To the extent not otherwise described herein, the form in which the securities are to be issued, and the terms of such securities, including without limitation, their specific designation, or aggregate initial offering price, rate and times of payment of dividends, if any, redemption, conversion and exchange terms, if any, voting or other rights, if any, and other specific terms will be set forth in a Prospectus Supplement, together with the terms of offering of such securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               The date of this Prospectus is             , 1998.

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
THE COMPANY.....................................    1
RISK FACTORS....................................    2
  Risks of Acquisition and Development
    Activities..................................    2
  Risks Associated With Debt Financing..........    3
  Moody's Negative Outlook for AIMCO Ratings....    3
  Increases in Interests Rates May Increase our
    Interest Expense............................    3
  Risks of Interest Rate Hedging Arrangements...    3
  Covenant Restrictions May Limit Our Ability to
    Make Payments to Our Investors..............    4
  We Depend on Distributions and Other Payments
    from Our Subsidiaries.......................    4
  Real Estate Investment Risks..................    4
  Possible Environmental Liabilities............    4
  Laws Benefitting Disabled Persons May Result
    in Unanticipated Expenses...................    5
  Risks Relating to Regulation of Affordable
    Housing.....................................    5
  The Loss of Property Management Contracts
    Would Reduce Our Revenues...................    5
  Dependence on Certain Executive Officers......    5
  Possible Conflicts of Interest; Transactions
    with Affiliates.............................    6
  Tax Risks.....................................    6
  Possible Adverse Consequences of Limits on
    Ownership of Shares.........................    7
  Our Charter and Maryland Law May Limit the
    Ability of a Third Party to Acquire Control
    of the Company..............................    7
  Risks Relating to Year 2000 Issues............    8
  Risks Associated With an Investment in OP
    Units.......................................    8
SECURITIES COVERED BY THIS PROSPECTUS...........   14
RATIO OF EARNINGS TO FIXED CHARGES..............   16
SELECTED HISTORICAL FINANCIAL DATA..............   17
PER SHARE AND PER UNIT DATA.....................   20
  Per Share Data................................   20
  Per Unit Data.................................   20
  Stock Prices, Dividends and Distributions.....   21
BUSINESS OF THE COMPANY.........................   22
  Operating and Financial Strategies............   22
  Growth Strategies.............................   23
  Property Management Strategies................   26
  Accounting Policies and Definitions...........   28
  Policies of the Company with Respect to
    Certain Other Activities....................   29
  Year 2000 Compliance..........................   31
DESCRIPTION OF PREFERRED STOCK..................   31
  General.......................................   31
  Dividends.....................................   32
  Convertibility................................   33
  Redemption and Sinking Fund...................   33
  Liquidation Rights............................   33
  Voting Rights.................................   33
  Miscellaneous.................................   34
  Other Rights..................................   34
  Transfer Agent and Registrar..................   34
  Class B Preferred Stock.......................   34
  Class C Preferred Stock.......................   36



                                                  PAGE
                                                  ----
  Class D Preferred Stock.......................   37
  Class E Preferred Stock.......................   38
  Class G Preferred Stock.......................   39
  Class H Preferred Stock.......................   40
DESCRIPTION OF COMMON STOCK.....................   41
  General.......................................   41
  Class A Common Stock..........................   41
  Restrictions on Transfer......................   42
  Class B Common Stock..........................   43
  Business Combinations.........................   44
  Control Share Acquisitions....................   45
DESCRIPTION OF OP UNITS.........................   45
  General.......................................   45
  Purpose and Business..........................   46
  Management by the AIMCO GP....................   46
  Management Liability and Indemnification......   47
  Compensation and Fees.........................   47
  Fiduciary Responsibilities....................   47
  Class B Partnership Preferred Units...........   48
  Class C Partnership Preferred Units...........   49
  Class D Partnership Preferred Units...........   49
  Class E Partnership Preferred Units...........   49
  Class F Partnership Preferred Units...........   49
  Class G Partnership Preferred Units...........   50
  Class H Partnership Preferred Units...........   50
  High Performance Units........................   50
  Distributions.................................   51
  Allocations of Net Income and Net Loss........   52
  Withholding...................................   53
  Return of Capital.............................   53
  Redemption Rights.............................   53
  Partnership Right to Call Common OP Units.....   53
  Transfers and Withdrawals.....................   54
  Issuance of Capital Stock by AIMCO............   55
  Dilution......................................   55
  Amendment of the AIMCO Operating Partnership
    Agreement...................................   55
  Procedures for Actions and Consents of
    Partners....................................   56
  Records and Accounting; Fiscal Year...........   56
  Reports.......................................   56
  Tax Matters...................................   56
  Dissolution and Winding Up....................   57
COMPARISON OF THE AIMCO OPERATING PARTNERSHIP
  AND AIMCO.....................................   58
COMPARISON OF COMMON OP UNITS AND CLASS A COMMON
  STOCK.........................................   65
FEDERAL INCOME TAXATION OF AIMCO AND AIMCO
  STOCKHOLDERS..................................   67
  General.......................................   67
  Tax Aspects of AIMCO's Investments in
    Partnerships................................   72
  Taxation of Management Subsidiaries...........   73
  Taxation of Taxable Domestic Stockholders.....   73
  Taxation of Foreign Stockholders..............   74
  Information Reporting Requirements and Backup
    Withholding.................................   76
  Taxation of Tax-Exempt Stockholders...........   76

                                                  PAGE
                                                  ----
FEDERAL INCOME TAXATION OF THE AIMCO OPERATING
  PARTNERSHIP AND OP UNITHOLDERS................   77
  Partnership Status............................   77
  Taxation of OP Unitholders....................   79
  Allocations of AIMCO Operating Partnership
    Profits and Losses..........................   79
  Tax Basis of a Partnership Interest...........   79
  Cash Distributions............................   80
  Tax Consequences Upon Contribution of Property
    to the AIMCO Operating Partnership..........   80
  Limitations on Deductibility of Losses........   81
  Section 754 Election..........................   82
  Depreciation..................................   82
  Sale, Redemption, or Exchange of OP Units.....   83


                                                  PAGE
                                                  ----
  Termination of the AIMCO Operating
    Partnership.................................   83
  Alternative Minimum Tax.......................   84
  Information Returns and Audit Procedures......   84
  Taxation of Foreign OP Unitholders............   85
OTHER TAX CONSEQUENCES..........................   85
  Possible Legislative or Other Actions
    Affecting REITs.............................   85
  State, Local and Foreign Taxes................   85
WHERE YOU CAN FIND MORE INFORMATION.............   85
LEGAL MATTERS...................................   86
EXPERTS.........................................   87
APPENDIX A: GLOSSARY............................  A-1
APPENDIX B: THIRD AMENDED AND RESTATED AGREEMENT
  OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES,
  L.P...........................................  B-1

                                  THE COMPANY

     Apartment Investment and Management Company ("AIMCO"), a Maryland corporation formed on January 10, 1994, is a self-administered and self-managed REIT engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of October 1, 1998, we owned or managed 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, we were the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     We conduct substantially all of our operations through AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"). Our wholly owned subsidiary, AIMCO-GP, Inc. (the "AIMCO GP") is the sole general partner of the AIMCO Operating Partnership. Through the AIMCO GP and another of our wholly owned subsidiaries, AIMCO-LP, Inc. (the "Special Limited Partner"), as of October 1, 1998, we owned approximately an 89% interest in the AIMCO Operating Partnership. We manage apartment properties for third parties and affiliates through unconsolidated subsidiaries that we refer to as the "management companies." Generally, when we refer to "we," "us" or the "Company" in this prospectus, we are referring to AIMCO, the AIMCO Operating Partnership, the management companies and their respective subsidiaries.

     Our principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

                                  RISK FACTORS

     Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase our securities.

     Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES

     Generally. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to identify or complete transactions in the future. Although we seek to acquire, develop and expand properties only when such activities are accretive on a per share basis, such transactions may fail to perform in accordance with our expectations. When we develop or expand properties, we are subject to the risks that:

     - costs may exceed original estimates;

     - projected occupancy and rental rates at the property may not be realized;

     - financing may not be available on favorable terms;

     - construction and lease-up may not be completed on schedule; and

     - we may experience difficulty or delays in obtaining necessary zoning, land-use, building, occupancy, and other governmental permits and authorizations.

     We May Have Difficulty Managing Our Rapid Growth. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 2,303 apartment properties with 396,090 units as of October 1, 1998. These acquisitions have included purchases of properties and interests in entities that own or manage properties, as well as corporate mergers. Our recent merger with Insignia Financial Group, Inc. ("Insignia") is our largest acquisition so far. Our ability to successfully integrate acquired businesses and properties depends on our ability to:

     - attract and retain qualified personnel;

     - integrate the personnel and operations of the acquired businesses;

     - maintain uniform standards, controls, procedures and policies; and

     - maintain adequate accounting and information systems.

     We can provide no assurance that we will be able to accomplish these goals and successfully integrate any acquired businesses or properties. If we fail to successfully integrate such businesses, our results of operations could be adversely affected.

     Litigation Associated with Partnership Acquisitions. We have engaged in, and intend to continue to engage in, the selective acquisition of interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. Although we intend to comply with our fiduciary obligations and relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of such litigation. In some cases, such litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Such litigation could also have a material adverse effect on our results of operations.

RISKS ASSOCIATED WITH DEBT FINANCING


     Our strategy is generally to incur debt to increase the return on our equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1. However, our Board of Directors could change this strategy at any time and increase our leverage. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. We are also subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us. As of June 30, 1998, 94% of the properties that we own or control and 43% of our assets were encumbered by debt. On a pro forma basis, giving effect to the recent Insignia merger, as of June 30, 1998, we had $1,491 million of indebtedness outstanding on a consolidated basis, of which $1,469 million was secured.



MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS



     Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poors and Duff & Phelps confirmed their existing ratings on our preferred stock and senior debt.


INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE

     As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness and make distributions.

RISKS OF INTEREST RATE HEDGING ARRANGEMENTS

     From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline. These agreements involve the following risks:

     - interest rate movements during the term of the agreement may result in a gain or loss to us;

     - we may be exposed to losses if the hedge is not indexed to the same rate as the debt anticipated to be incurred; and

     - if the counterparty to the agreement fails to pay, we may incur a loss.

COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS

     Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us. Our primary credit facility provides that we may make distributions to our investors during any 12-month period in an aggregate amount that does not exceed the greater of 80% of our funds from operations for such period or such amount as may be necessary to maintain our REIT status. This credit facility prohibits all distributions if certain financial ratios and tests are not satisfied. The preferred stock that we issued in the Insignia merger prohibits the payment of dividends on our common stock if we fail to make the payments required by the preferred stock.

WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES

     All of our properties are owned, and all of our operations are conducted, by the AIMCO Operating Partnership and our other subsidiaries. As a result, we depend on distributions and other payments from subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims would still be subordinated to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to us.

REAL ESTATE INVESTMENT RISKS

     Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control. Such events or conditions could include:

     - the general economic climate;

     - competition from other apartment communities and alternative housing;

     - local conditions, such as an increase in unemployment or an oversupply of apartments, that might adversely affect apartment occupancy or rental rates;

     - increases in operating costs (including real estate taxes) due to inflation and other factors, which may not necessarily be offset by increased rents;

     - changes in governmental regulations and the related costs of compliance;

     - changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

     - changes in interest rate levels and the availability of financing; and

     - the relative illiquidity of real estate investments.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties. In addition to the costs associated with investigation and remediation actions brought by governmental agencies, the presence of hazardous wastes on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose, on persons who arrange for the disposal or treatment of hazardous or toxic substances, liability for the cost of removal or remediation of hazardous substances at the disposal or treatment facility. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility.

LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED EXPENSES

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional Federal, state and local laws exist which also may require modifications to our properties, or restrict certain further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988 (the "FHAA") requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA and FHAA.

RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING

     As of October 1, 1998, we owned or controlled 2 properties, held an equity interest in 783 properties and managed for third parties and affiliates 322 properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the United States Department of Housing and Urban Development ("HUD") or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue. We usually need to obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted or HUD-insured property. We can make no assurance that we will always receive such approval.

THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES

     We manage some properties owned by third parties. For the year ended December 31, 1997, we derived approximately 2% of our gross revenue from management of properties owned by third parties. During the same period, Insignia, which merged with us on October 1, 1998, derived approximately 15% of its gross revenue from management of properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based declines. In general, management contracts may be terminated or otherwise lost as a result of:

     - a disposition of the property by the owner in the ordinary course or as a result of financial distress of the property owner;

     - the property owner's determination that our management of the property is unsatisfactory;

     - willful misconduct, gross negligence or other conduct that constitutes grounds for termination; or

     - with respect to certain affordable properties, termination of such contracts by HUD or state housing finance agencies, generally at their discretion.

DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS

     Although we have entered into employment agreements with our Chairman and Chief Executive Officer, Terry Considine, our President, Peter K. Kompaniez and our Executive Vice President, Steven D. Ira, the loss of any of their services could have an adverse effect on our operations.

POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

     We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors and entities in which they own interests. For example, in order to satisfy certain REIT requirements, Messrs. Considine and Kompaniez directly or indirectly control the management companies which manage properties for third parties and affiliates. Although we own a 95% non-voting interest in these management companies, we have no control over them or their operations. As a result, the management companies could implement business decisions or policies that are not in our best interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority of our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

TAX RISKS


     Adverse Consequences of Failure to Qualify as a REIT. Although we believe that we operate in a manner that enables us to meet the requirements for qualification as a REIT for Federal income tax purposes, we do not plan to request a ruling from the IRS that we qualify as a REIT. We have, however, received an opinion from the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, beginning with our initial taxable year ended December 31, 1994, we were organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that our proposed method of operation, and our actual method of operation since our formation through the date of such opinion, will enable us to meet the requirements for qualification and taxation as a REIT.


     You should be aware that opinions of counsel are not binding on the IRS or any court. Our opinion of counsel is based upon certain representations and covenants made by us regarding the past, present and future conduct of our business operations. Furthermore, our opinion of counsel is conditioned on, and our continued qualification as a REIT will depend on, our ability to meet, through actual annual operating results, the various REIT qualification tests. Such requirements are discussed in more detail under the heading "Federal Income Taxation of AIMCO and AIMCO Stockholders -- General."

     If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. We also could be subject to the Federal alternative minimum tax. Unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- General -- Failure to Qualify." Also, if we fail to qualify as a REIT, (i) we would be obligated to repurchase 750,000 shares of our preferred stock at a price of $105 per share, plus accrued and unpaid dividends to the date of repurchase, and (ii) we would be in default under our primary credit facilities and certain other loan documents. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Failure to Qualify."


     If we acquire a corporation that is not a REIT (such as Insignia), we will qualify as a REIT only if we distribute all of the acquired corporation's "earnings and profits" by the end of the year in which the acquisition occurs. The determination of earnings and profits, however, is difficult and requires the resolution of technical tax issues. In addition, the IRS can consider all taxable years as open for review for purposes of determining the amount of its earnings and profits. Our failure to distribute an amount equal to Insignia's earnings and profits on or before December 31, 1998, would result in our failure to qualify as a REIT.


     Effect of Distribution Requirements. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Annual Distribution Requirements."

     Possible Legislative or Other Actions Affecting REITs. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law could adversely affect our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to us or our investors will be changed.

     Other Tax Liabilities. Even if we qualify as a REIT, we and our subsidiaries may be subject to certain Federal, state and local taxes on our income and property that could reduce operating cash flow.

POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES

     Our Charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). The Charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. This could happen if a share transaction results in fewer than 100 persons owning all of our shares or in five or fewer persons, applying certain broad attribution rules of the Internal Revenue Code, owning 50% or more of our shares. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for
REITs:

     - the transfer will be considered null and void;

     - we will not reflect the transaction on our books;

     - we may institute legal action to enjoin the transaction;

     - we may demand repayment of any dividends received by the affected person on those shares;

     - we may redeem the shares at their then current market price;

     - the affected person will not have any voting rights for those shares; and

     - the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by us.

     We may purchase the shares held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares, the affected person will receive the lesser of the price he paid for the shares or the then current market price. An individual who acquires shares that violate the above rules bears the risk that:

     - he may lose control over the power to dispose of the shares;


     - he may not recognize profit from the sale of such shares if the market price of the shares increases;



     - he may be required to recognize a loss from the sale of such shares if the market price decreases; and



     - he may be required to repay any distributions received as a result of his ownership of such shares.


OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF THE COMPANY

     Ownership Limit. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our Board of Directors.

     Preferred Stock. Our Charter authorizes our Board of Directors to issue up to 510,750,000 shares of capital stock. As of October 1, 1998, 486,027,500 shares were classified as Class A Common Stock, 262,500 shares were classified as Class B Common Stock and 24,460,000 were classified as preferred stock. Under the Charter, our Board of Directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as the Board of Directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our shareholders' best interests.

     Maryland Business Statutes. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our Board of Directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and only with the approval of shareholders representing 80% of all votes entitled to be cast and 66% of the votes entitled to be cast, excluding the interested shareholder. Maryland law also provides that a person who acquires shares of our stock that represent 20% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote.


RISKS RELATING TO YEAR 2000 ISSUES



     We use and depend on numerous accounting and reporting software packages and computer hardware to conduct our business. We have appointed a team of internal staff to determine whether these software packages and computer hardware will function properly in the year 2000. Further, we have just begun to evaluate the Insignia software packages and computer hardware.



     Some of the properties that we own or control possess operational systems (e.g. elevators, fire alarm and extinguishment systems and security systems). We are currently working to identify all operational systems at these properties that may need to be modified or replaced in order to properly function in the year 2000. We have not yet determined the estimated cost to modify or replace these non-compliant operational systems.


RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS

     We refer to interests in the AIMCO Operating Partnership as "OP Units." The Partnership Common Units are referred to as "Common OP Units" and the Partnership Preferred Units are referred to as "Preferred OP Units." The agreement of limited partnership of the AIMCO Operating Partnership is referred to as the "AIMCO Operating Partnership Agreement."

     Restrictions on Transferability of OP Units. There is no public market for our OP Units. In addition, our partnership agreement restricts the transferability of OP Units. Until the expiration of a one year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of the general partner of the AIMCO Operating Partnership. Thereafter investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner's right of first refusal. See "Description of OP Units -- Transfers and Withdrawals." We have no plans to list our OP Units on a securities exchange. It is unlikely that any person will make a market in our OP Units, or that an active market for our OP Units will develop. If a market for our OP Units develops and our OP Units are considered "readily tradable" on a "secondary market (or the substantial equivalent thereof)," the AIMCO Operating Partnership would be classified as a publicly traded partnership for federal income tax purposes. See "-- Tax Treatment is Dependent on Partnership Status; Publicly Traded Partnership Risks."

     Cash Distributions Are Not Guaranteed and May Fluctuate with Partnership Performance. Although we make quarterly distributions on our OP Units, there can be no assurance regarding the amounts of available cash that the AIMCO Operating Partnership will generate or the portion that the general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), our issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond the our control. Cash distributions are dependent primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when the we record losses and may not be made during periods when we record profits. We make quarterly distributions to holders of Common OP Units (on a per unit basis) that generally are equal to the dividends paid on the Class A Common Stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends.

     Our partnership agreement gives our general partner discretion in establishing reserves for the proper conduct of the partnership's business that will affect the amount of available cash. We are required to make reserves for the future payment of principal and interest under our credit facilities and other indebtedness. In addition, our credit facilities limit our ability to distribute cash to holders of our OP Units. As a result of these and other factors, there can be no assurance regarding our actual levels of cash distributions on our OP Units, and our ability to distribute cash may be limited during the existence of any events of default under any of our debt instruments.

     The AIMCO GP Manages and Operates the AIMCO Operating Partnership; OP Unitholders Have Limited Voting Rights. The AIMCO GP manages and operates the AIMCO Operating Partnership. Unlike the holders of common stock in a corporation, OP Unitholders have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. OP Unitholders have no right to elect the AIMCO GP on an annual or other continuing basis, and the AIMCO GP may not be removed by OP Unitholders. As a result, OP Unitholders have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of the AIMCO Operating Partnership.

     We May Issue Additional Partnership Interests, Diluting OP Unitholders' Interests. We may issue an unlimited number of additional OP Units or other limited partner interests of the AIMCO Operating Partnership for such consideration and on such terms as may be established by the AIMCO GP in its sole discretion, in most cases, without the approval of OP Unitholders. The effect of any such issuance may be to dilute the interests of OP Unitholders in distributions by the AIMCO Operating Partnership.

     OP Unitholders May Not Have Limited Liability in Certain Circumstances. The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that the AIMCO Operating Partnership had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make certain amendments to the AIMCO Operating Partnership Agreement or to take other action pursuant to the AIMCO Operating Partnership Agreement constituted participation in the "control" of the AIMCO Operating Partnership's business, then an OP Unitholder could be held liable under certain circumstances for the AIMCO Operating Partnership's obligations to the same extent as the AIMCO GP.

     Conflicts of Interest and Fiduciary Responsibility. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the AIMCO GP and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the AIMCO GP have fiduciary duties to manage the AIMCO GP in a manner beneficial to AIMCO, as the sole stockholder of the AIMCO GP. At the same time, the AIMCO GP, as general partner, has fiduciary duties to manage the AIMCO Operating Partnership in a manner beneficial to the AIMCO Operating Partnership and its partners. The duties of the AIMCO GP, as general partner, to the AIMCO Operating Partnership and its partners, therefore, may come into conflict with the duties of the directors and officers of the AIMCO GP to its sole stockholder, AIMCO. Such conflicts of interest might arise in the following situations, among others:

     - Decisions of the AIMCO GP with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

     - Under the terms of its partnership agreement, the AIMCO Operating Partnership will reimburse the AIMCO GP and its affiliates for costs incurred in managing and operating the AIMCO Operating Partnership, including compensation of officers and employees.

     - Whenever possible, the AIMCO GP seeks to limit the AIMCO Operating Partnership's liability under contractual arrangements to all or particular assets of the AIMCO Operating Partnership, with the other party thereto to have no recourse against the AIMCO GP or its assets.

     - Any agreements between the AIMCO Operating Partnership and the AIMCO GP and its affiliates will not grant to the OP Unitholders, separate and apart from the AIMCO Operating Partnership, the right to enforce the obligations of the AIMCO GP and such affiliates in favor of the AIMCO Operating Partnership. Therefore, the AIMCO GP, in its capacity as the general partner of the AIMCO Operating Partnership, will be primarily responsible for enforcing such obligations.

     - Under the terms of the AIMCO Operating Partnership Agreement, the AIMCO GP is not restricted from causing the AIMCO Operating Partnership to pay the AIMCO GP or its affiliates for any services rendered on terms that are fair and reasonable to the AIMCO Operating Partnership or entering into additional contractual arrangements with any of such entities on behalf of the AIMCO Operating Partnership. Neither the AIMCO Operating Partnership Agreement nor any of the other agreements, contracts and arrangements between the AIMCO Operating Partnership, on the one hand, and the AIMCO GP and its affiliates, on the other, are or will be the result of arms-length negotiations.

     Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The AIMCO Operating Partnership Agreement expressly authorizes the AIMCO GP to enter into, on behalf of the AIMCO Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the AIMCO Operating Partnership and the AIMCO GP, on such terms as the AIMCO GP, in its sole and absolute discretion, believes are advisable. The latitude given in the AIMCO Operating Partnership Agreement to the AIMCO GP in resolving conflicts of interest may significantly limit the ability of an OP Unitholder to challenge what might otherwise be a breach of fiduciary duty. The AIMCO GP believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of the AIMCO Operating Partnership without undue risk of liability.

     The AIMCO Operating Partnership Agreement expressly limits the liability of the AIMCO GP by providing that the AIMCO GP, and its officers and directors will not be liable or accountable in damages to the AIMCO Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the AIMCO GP or such director or officer acted in good faith. In addition, the AIMCO Operating Partnership is required to indemnify the AIMCO GP, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the AIMCO GP or such other persons, provided that the AIMCO Operating Partnership will not indemnify for
(i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the AIMCO Operating Partnership Agreement.

     The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the AIMCO GP has not obtained an opinion of counsel covering the provisions set forth in the AIMCO Operating Partnership Agreement that purport to waive or restrict the fiduciary duties of the AIMCO GP that would be in effect under common law were it not for the AIMCO Operating Partnership Agreement.

     Certain Tax Risks Associated with an Investment in the OP Units. For a general discussion of certain federal income tax consequences resulting from the acquisition, holding, exchanging, and otherwise disposing of OP Units, see "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders."

     Tax Treatment is Dependent on Partnership Status; Publicly Traded Partnership Risks. The availability to an OP Unitholder of the federal income tax benefits of an investment in the AIMCO Operating Partnership depends on the classification of the AIMCO Operating Partnership as a partnership for federal income tax purposes. In the opinion of our legal counsel, which opinion is based upon certain assumptions and representations by the AIMCO Operating Partnership and on opinions of local counsel, with respect to matters of local law, the AIMCO Operating Partnership will be classified as a partnership for federal income tax purposes. The opinion is expressed as of its date and our counsel has no obligation to advise OP Unitholders of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. No advance ruling has been or will be sought from the IRS as to the classification of the AIMCO Operating Partnership as a partnership. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the AIMCO Operating Partnership as a partnership.

     If a market for the OP Units develops and the OP Units are considered "readily tradable" on a "secondary market (or the substantial equivalent thereof)," the AIMCO Operating Partnership would be classified as a publicly traded partnership. We believe and intend to take the position that the AIMCO Operating Partnership should not be classified as a publicly traded partnership because (i) our OP Units are not traded on an established securities market and
(ii) our OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the AIMCO Operating Partnership). Although the Treasury regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code (the "Treasury Regulations") and an IRS pronouncement provide limited safe harbors, which, if satisfied, will prevent a partnership's interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof, the AIMCO Operating Partnership may not have satisfied any of these safe harbors in its previous tax years. In addition, because the AIMCO Operating Partnership's ability to satisfy a safe harbor may involve facts that are not within its control, it is impossible to predict whether the AIMCO Operating Partnership will satisfy a safe harbor in future tax years. Such safe harbors are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the AIMCO Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the AIMCO Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the AIMCO Operating Partnership being treated as a publicly traded partnership.

     If the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of "qualifying income." In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. We believe that more than 90% of the gross income of the AIMCO Operating Partnership consists of qualifying income and we expect that more than 90% of its gross income in future tax years will consist of qualifying income. In such event, even if the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the AIMCO Operating Partnership were characterized as a publicly traded partnership, however, each OP Unitholder would be subject to special rules under section 469 of the Internal Revenue Code. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Limitations on Deductibility of Losses; "Passive Activity Loss" Limitation." No assurance can be given that the actual results of the AIMCO Operating Partnership's operations for any one taxable year will enable it to satisfy the qualifying income exception.

     If the AIMCO Operating Partnership were characterized as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. Thus, the AIMCO Operating Partnership would be subject to federal tax (and possibly state and local taxes) on its net income, determined without reduction for any distributions made to the OP Unitholders, at regular federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to the OP Unitholders, which reduction could also materially and adversely impact the liquidity and value of the OP Units. In addition, the AIMCO Operating Partnership's items of income, gain, loss, deduction and credit would not be passed through to the OP Unitholders and the OP Unitholders would not be subject to tax on the income earned by the AIMCO Operating Partnership.

Distributions received by an OP Unitholder from the AIMCO Operating Partnership, however, would be treated as dividend income for federal income tax purposes, subject to tax as ordinary income to the extent of current and accumulated earnings and profits of the AIMCO Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest (without taking into account partnership liabilities), and thereafter as gain from the sale of a capital asset. Characterization of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation would also result in the termination of AIMCO's status as a REIT for federal income tax purposes which would have a material adverse impact on AIMCO. See "Federal Income Taxation of the AIMCO Operating Partnership and OP
Unitholders -- Partnership Status." No assurances can be given that the IRS would not challenge the status of the AIMCO Operating Partnership as a "partnership" which is not "publicly traded" for federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the AIMCO Operating Partnership as a "partnership" for federal income tax purposes.

     Consequences of Exchanging Property for OP Units. In general, no gain or loss will be recognized for federal income tax purposes by a person contributing property to the AIMCO Operating Partnership (the "Contributing Partner") in exchange for OP Units, and the Contributing Partner will take a tax basis in the OP Unit received equal to his adjusted tax basis in the contributed property. Notwithstanding this general rule of nonrecognition, a Contributing Partner may recognize a gain where the property transferred is subject to liabilities, or the AIMCO Operating Partnership assumes liabilities in connection with the transfer of property, and the amount of such liabilities exceeds the amount of the AIMCO Operating Partnership liabilities allocated to such person as determined immediately after the transfer. Such excess is treated as a deemed distribution of cash to the Contributing Partner from the AIMCO Operating Partnership which, in turn, is treated as a nontaxable return of capital to the extent of the Contributing Partner's adjusted tax basis in his OP Unit and thereafter as gain from the sale of such partnership interest. If the Contributing Partner transfers property to the AIMCO Operating Partnership and the adjusted tax basis of the property differs from its fair market value, then AIMCO Operating Partnership tax items must be allocated, for federal income tax purposes, in a manner such that the Contributing Partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership."

     There are a variety of transactions that the AIMCO Operating Partnership may in its sole discretion undertake following such contribution with respect to the contributed property or the debt securing such property which could cause the Contributing Partner to recognize taxable gain, even though little or no cash is distributable to him as a result thereof. Such transactions include but are not limited to (i) the sale of a particular property, which could result in an allocation of gain only to those OP Unitholders who received OP Units for such property (even if cash attributable to sale proceeds were distributed proportionately to all OP Unitholders); and (ii) a reduction in the nonrecourse debt allocable to property (either because such debt becomes a recourse liability or is paid off with cash flow, new equity, or proceeds of debt secured by other property of the AIMCO Operating Partnership), which would result in a deemed distribution of money to the OP Unitholders who received OP Units for such property as well as to the other OP Unitholders. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" and "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Cash Distributions." The AIMCO Operating Partnership Agreement grants the AIMCO GP broad authority to undertake such transactions and does not grant the OP Unitholders affected by these actions any rights to prevent the AIMCO GP from taking such actions. Even if the AIMCO GP does not intend to sell or otherwise dispose of contributed property or to reduce the debt, if any, securing such property within any specified time period after the Contributing Partner transfers such property to the AIMCO Operating Partnership, it is possible that future economic, market, legal, tax or other considerations may cause the AIMCO Operating Partnership to dispose of the contributed property or to reduce its debt. In this regard, the AIMCO Operating Partnership Agreement provides that the AIMCO GP, while acting in its capacity as general partner of the AIMCO Operating Partnership, may, but is not required to, take into account the tax consequences to the OP Unitholders of its actions in such capacity. The AIMCO GP intends to make decisions in its capacity as general partner of the AIMCO Operating Partnership so as to maximize the profitability of the AIMCO Operating Partnership as a whole, independent of the tax effects on individual OP Unitholders.

     Tax Liability Exceeding Cash Distribution. An OP Unitholder will be required to pay federal income tax and, in certain cases, state and local income taxes, on his allocable share of the AIMCO Operating Partnership's income, even if he receives no cash distributions from the AIMCO Operating Partnership. No assurance can be given that an OP Unitholder will receive cash distributions equal to his allocable share of taxable income from the AIMCO Operating Partnership or even the tax liability to him resulting from that income. Further, upon the sale of his OP Units, an OP Unitholder may incur a tax liability in excess of the amount of cash received. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Taxation of OP Unitholders of AIMCO Operating Partnership," and "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Sale, Redemption, or Exchange of OP Units."

     Deductibility of Losses. An OP Unitholder's ability to use his allocable share of losses, if any, from the AIMCO Operating Partnership at the end of the taxable year in which the loss is incurred may be limited by certain provisions of the Internal Revenue Code. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Limitations on Deductibility of Losses."

     Potential Audits. The AIMCO Operating Partnership's tax return may be audited, and any such audit could result in an audit of an OP Unitholder's tax return as well as increased liabilities for taxes because of adjustments resulting from the audit. No assurance can be given that the AIMCO Operating Partnership will not be audited by the IRS or various state authorities or that tax adjustments will not be made. Any adjustments in the AIMCO Operating Partnership's tax return will lead to adjustments in an OP Unitholder's tax return and may lead to audits of an OP Unitholder's tax return and adjustments of items unrelated to the AIMCO Operating Partnership. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder's tax return. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Information Returns and Audit Procedures."

     State, Local and Other Tax Considerations. In addition to federal income taxes, the AIMCO Operating Partnership and its OP Unitholders may be subject to state, local and foreign taxation in various jurisdictions in which the AIMCO Operating Partnership does business, owns property or resides. See "Other Tax Consequences -- State, Local and Foreign Taxes."

     Tax Gain or Loss on Disposition of OP Units. An OP Unitholder who sells OP Units will recognize gain or loss equal to the difference between the amount realized (including his share of AIMCO Operating Partnership nonrecourse liabilities) and his adjusted tax basis in such OP Units. Thus, prior AIMCO Operating Partnership distributions in excess of cumulative net taxable income in respect of an OP Unit which decreased an OP Unitholder's tax basis in such OP Unit will, in effect, become taxable income if the OP Unit is sold at a price greater than the OP Unitholder's tax basis in such OP Units, even if the price is less than his original cost. A portion of the amount realized (whether or not representing gain) may be ordinary income.

                     SECURITIES COVERED BY THIS PROSPECTUS

     The securities covered by this Prospectus (the "Securities") may be offered and issued from time to time by AIMCO or the AIMCO Operating Partnership in connection with acquisitions of businesses, properties, securities or other assets. In addition, AIMCO may issue (i) shares of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock") covered hereby upon conversion of shares its Preferred Stock, par value $0.01 per share ("Preferred Stock"), (ii) shares of its Preferred Stock covered hereby and shares of its Class A Common Stock covered hereby, in each case in exchange for Partnership Preferred Units of the AIMCO Operating Partnership ("Preferred OP Units") tendered for redemption pursuant to the AIMCO Operating Partnership Agreement and (iii) shares of its Class A Common Stock covered hereby in exchange for Partnership Common Units of the AIMCO Operating Partnership ("Common OP Units" and together with the Preferred OP Units, the "OP Units") tendered for redemption pursuant to the AIMCO Operating Partnership Agreement.

     It is expected that the terms of acquisitions involving the issuance of the Securities will be determined by direct negotiations with owners or controlling persons of the business, properties, securities or other assets to be acquired or through exchange offers. It is expected that any shares of Class A Common Stock or Common OP Units issued will be valued at prices based on or related to market prices for the Class A Common Stock at or near the time the terms of such acquisition are established or at or near the time such Securities are delivered, or based on average market prices for periods ending at or near such times. No underwriting discounts or commissions will be paid, although brokers' or finders' fees may be paid from time to time with respect to specific acquisitions, and AIMCO or the AIMCO Operating Partnership may issue the Securities in full or partial payment of such fees. Any person receiving such fees may be deemed to be an "underwriter," within the meaning of the Securities Act.

     This Prospectus has also been prepared for use by the persons who may receive from AIMCO or the AIMCO Operating Partnership Securities covered by the Registration Statement in acquisitions and who may be entitled to offer such Securities under circumstances requiring the use of a Prospectus (such persons being referred to under this caption as "Securityholders"); provided, however, that no Securityholder will be authorized to use this Prospectus for any offer of such Security without first obtaining the consent of AIMCO and the AIMCO Operating Partnership. AIMCO and the AIMCO Operating Partnership may consent to the use of this Prospectus for a limited period of time by the Securityholders and subject to limitations and conditions which may be varied by agreement between AIMCO and the AIMCO Operating Partnership and the Securityholders. Resales of such Securities may be made on the NYSE or such other exchange on which the Securities may be listed, in the over-the-counter market, in private transactions or pursuant to underwriting agreements.

     Agreements with Securityholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by AIMCO and the AIMCO Operating Partnership; that Securityholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Securityholders may be deemed to be underwriters within the meaning of the Securities Act.

     When resales are to be made through a broker or dealer selected by AIMCO and the AIMCO Operating Partnership, it is anticipated that a member firm of the NYSE may be engaged to act as the Securityholders' agent in the sale of shares by such Securityholders. The member firm will be entitled to commissions (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made on the NYSE or other exchange from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under such act.

     Upon AIMCO and the AIMCO Operating Partnership being notified by a Securityholder that any block trade has taken place, a supplementary prospectus, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the member firm, the number of shares involved, the price at which such shares were sold by such Securityholder, and the commissions to be paid by such Securityholder to such member firm.

     This Prospectus may be supplemented or amended from time to time to reflect its use for resales by persons who received Securities for whom AIMCO and the AIMCO Operating Partnership have consented to the use of this Prospectus in connection with resales of such Securities.

     In addition to the Securities offered hereby, AIMCO and the AIMCO Operating Partnership may from time to time issue additional Securities through public offerings or private placements. AIMCO and the AIMCO Operating Partnership may make such future issuances of Securities in connection with its acquisition of other businesses, properties, securities or other assets in business combination transactions or for other purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                              COMPANY               COMPANY
                                                       THE COMPANY                        PREDECESSORS(1)        PRO FORMA(6)
                                     ------------------------------------------------   -------------------   -------------------
                                      FOR THE SIX                            FOR THE    FOR THE               FOR THE
                                        MONTHS           FOR THE YEARS        PERIOD     PERIOD    FOR THE      SIX      FOR THE
                                         ENDED               ENDED           JAN. 10,   JAN. 1,      YEAR      MONTHS      YEAR
                                       JUNE 30,          DECEMBER 31,        1994 TO    1994 TO     ENDED      ENDED      ENDED
                                     -------------   ---------------------   DEC. 31,   JULY 28,   DEC. 31,   JUNE 30,   DEC. 31,
                                     1998    1997    1997    1996    1995      1994     1994(3)      1993       1998       1997
                                     -----   -----   -----   -----   -----   --------   --------   --------   --------   --------
Ratio of earning to fixed
  charges(2).......................  2.0:1   1.6:1   2.3:1   1.6:1   2.1:1    5.8:1       N/A       1.2:1      1.6:1      2.0:1
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(4)(5)..................  1.6:1   1.6:1   2.2:1   1.6:1   1.5:1    2.0:1       N/A       1.2:1      1.3:1      1.5:1

---------------

(1) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of Class A Common Stock. On such date, AIMCO and Property Asset Management, L.L.C., and its affiliated companies and PDI Realty Enterprises, Inc. (collectively, the "Company Predecessors") engaged in a business combination and consummated a series of related transactions which enabled the Company to continue and to expand the property management and related businesses of the Company Predecessors.

(2) The ratio of earnings to fixed charges for the Company was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends and distributions received) plus fixed charges (other than any interest which has been capitalized); and "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized. The ratio of earnings to fixed charges for the Company Predecessors was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income (loss) before extraordinary items and income taxes plus fixed charges and "fixed charges" consists of interest expense (including amortization of loan costs).

(3) The earnings of the Company Predecessors for the period from January 1, 1994 to July 28, 1994 were inadequate to cover fixed charges by $1,463,000.

(4) The ratio of earnings to combined fixed charges and preferred stock dividends for the Company was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends and distributions received) plus fixed charges (other than any interest which has been capitalized); "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(5) The Company Predecessors did not have any shares of preferred stock outstanding during the period from January 1, 1993 through July 28, 1994.

(6) Gives pro forma effect, as of the beginning of the period indicated, to AIMCO's May 8, 1998 merger with Ambassador Apartments, Inc., AIMCO's October 1, 1998 merger with Insignia Financial Group, Inc. and certain other transactions completed by AIMCO subsequent to December 31, 1997.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following table sets forth selected historical financial and operating information for the Company. The Selected Historical Financial Data for the six months ended June 30, 1998 and 1997 is based on unaudited financial statements of AIMCO as included in AIMCO's Quarterly Report on Form 10-Q for the six months ended June 30, 1998, incorporated by reference herein. Results for the quarter ended June 30, 1998 are not necessarily indicative of the results to be expected for a full year. The selected historical financial information for the years ended December 31, 1997, 1996 and 1995 is based on the audited financial statements of AIMCO incorporated by reference herein. The selected historical financial information for the period January 10, 1994 (the date of AIMCO's inception) through December 31, 1994 for AIMCO and for the period from January 1, 1994 through July 28, 1994 and for the year ended December 31, 1993 for the Company's Predecessors is based on the audited financial statements of AIMCO and the Company's Predecessors, respectively. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in AIMCO's Annual Report on Form 10-K/A for the year ended December 31, 1997 and in AIMCO's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and the historical financial statements of AIMCO and notes thereto incorporated by reference in this Prospectus.


                                                                                                              THE COMPANY'S
                                                           THE COMPANY                                       PREDECESSORS(a)
                            --------------------------------------------------------------------------   ------------------------
                                                                                            FOR THE         FOR THE
                                                                                            PERIOD          PERIOD
                                    FOR THE                       FOR THE                  JAN. 10,         JAN. 1,      FOR THE
                               SIX MONTHS ENDED                  YEAR ENDED                  1994            1994          YEAR
                                   JUNE 30,                     DECEMBER 31,                THROUGH         THROUGH       ENDED
                            -----------------------   --------------------------------     DEC. 31,        JULY 28,      DEC. 31,
                               1998         1997         1997        1996       1995         1994           1994(b)        1993
                            ----------   ----------   ----------   --------   --------   -------------   -------------   --------
                                                                                         (RESTATED)(c)   (RESTATED)(c)
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OTHER DATA)
OPERATING DATA:
RENTAL PROPERTY
  OPERATIONS:
Rental and other property
  revenues................  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947     $ 24,894         $ 5,805      $  8,056
Property operating
  expenses................     (59,643)     (31,106)     (76,168)   (38,400)   (30,150)     (10,330)         (2,263)       (3,200)
Owned property management
  expenses................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)             --            --
Depreciation..............     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)         (1,151)       (1,702)
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income from Rental
  Property Operations.....      62,619       30,779       72,477     39,814     27,483        9,126           2,391         3,154
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
SERVICE COMPANY BUSINESS:
Management fees and other
  income..................       9,562        5,605       13,937      8,367      8,132        3,217           6,533         8,069
Management and other
  expenses................      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)         (5,823)       (6,414)
Corporate overhead
  allocation..............        (196)        (294)        (588)      (590)      (581)          --              --            --
Amortization of
  Goodwill................          --           --         (948)      (500)      (428)          --              --            --
Owner and seller
  bonuses.................          --           --           --         --         --           --            (204)         (468)
Depreciation and
  amortization............          (3)        (161)        (453)      (218)      (168)        (150)           (146)         (204)
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income from service
  business................       3,893        2,507        2,038      1,707      2,002        1,020             360           983
Minority interests in
  service company
  business................          (1)          (2)         (10)        10        (29)         (14)             --            --
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Company's shares of income
  from service company
  business................       3,892        2,505        2,028      1,717      1,973        1,006             360           983
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
General and administrative
  expenses................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)             --            --
Interest income...........      11,350        1,341        8,676        523        658          123              --            --
Interest expense..........     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)         (4,214)       (3,510)
Minority interest in other
  partnerships............        (516)        (565)       1,008       (111)        --           --              --            --
Equity in earnings of
  other partnerships(d)...      (4,681)        (379)      (1,798)        --         --           --              --            --
Equity in earnings of
  Unconsolidated
  Subsidiaries(e).........       5,609          (86)       4,636         --         --           --              --            --
Amortization of
  Goodwill................      (3,394)        (474)          --         --         --           --              --            --
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income (loss) before gain
  on disposition of
  property, extraordinary
  item, income taxes and
  minority interest in
  AIMCO Operating
  Partnership.............      35,998       11,733       30,246     15,629     14,988        7,702          (1,463)          627
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Gain on disposition of
  property................       2,526           --        2,720         44         --           --              --            --
Extraordinary (loss) --
  forgiveness of debt.....          --         (269)        (269)        --         --           --              --            --
Provisions for income
  taxes...................          --           --           --         --         --           --             (36)         (336)
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Income (loss) before
  minority interest in
  AIMCO Operating
  Partnership.............      38,524       11,464       32,697     15,673     14,988        7,702          (1,499)          291
Minority interest in AIMCO
  Operating Partnership...      (3,262)      (1,616)      (4,064)    (2,689)    (1,613)        (599)             --            --
                            ----------   ----------   ----------   --------   --------     --------         -------      --------
Net income (loss).........  $   35,262   $    9,848   $   28,633   $ 12,984   $ 13,375     $  7,143         $(1,499)     $    291
                            ==========   ==========   ==========   ========   ========     ========         =======      ========

                                                                                                              THE COMPANY'S
                                                           THE COMPANY                                       PREDECESSORS(a)
                            --------------------------------------------------------------------------   ------------------------
                                                                                            FOR THE         FOR THE
                                                                                            PERIOD          PERIOD
                                    FOR THE                       FOR THE                  JAN. 10,         JAN. 1,      FOR THE
                               SIX MONTHS ENDED                  YEAR ENDED                  1994            1994          YEAR
                                   JUNE 30,                     DECEMBER 31,                THROUGH         THROUGH       ENDED
                            -----------------------   --------------------------------     DEC. 31,        JULY 28,      DEC. 31,
                               1998         1997         1997        1996       1995         1994           1994(b)        1993
                            ----------   ----------   ----------   --------   --------   -------------   -------------   --------
                                                                                         (RESTATED)(c)   (RESTATED)(c)
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OTHER DATA)
BALANCE SHEET DATA (END OF
  PERIOD):
Real Estate, before
  accumulated
  depreciation............  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162     $406,067         $47,500      $ 46,819
Real Estate, net of
  accumulated
  depreciation............   2,287,309      945,969    1,503,922    745,145    448,425      392,368          32,270        33,701
Total assets..............   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361          39,042        38,914
Total mortgages and notes
  payable.................   1,314,475      644,457      808,503    522,146    268,692      141,315          40,873        41,893
Mandatory redeemable 1994
  Cumulative Convertible
  Senior Preferred
  Stock...................          --           --           --         --         --       96,600              --            --
Stockholder's equity......   1,394,394      388,477    1,045,300    215,749    169,032      140,319          (9,345)       (7,556)
OTHER DATA:
Total owned properties
  (end of period).........         210          107          147         94         56           48               4             4
Total owned apartment
  units (end of period)...      58,345       27,056       40,039     23,764     14,453       12,513           1,711         1,711
Equity Owned Properties...      74,318       88,690       83,431         --         --           --              --            --
Units under management
  (end of
  period).................      68,248       70,213       69,587     19,045     19,594       20,758          29,343        28,422
Basic earnings per common
  share...................  $     0.62   $     0.53   $     1.09   $   1.05   $   0.86     $   0.42             N/A           N/A
Diluted earnings per
  common share............  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86     $   0.42             N/A           N/A
Distributions paid per
  common share............  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66     $   0.29             N/A           N/A
Cash flows provided by
  operating activities....       5,838       25,035       73,032     38,806     25,911       16,825           2,678         2,203
Cash flows used in
  investing activities....    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)           (924)      (16,352)
Cash flows provided by
  (used in) financing
  activities..............     107,063       91,450      668,549     60,129     30,145      176,800          (1,032)       14,114
Funds from
  operations(f)...........  $   83,657   $   28,441   $   81,155   $ 35,185   $ 25,285     $  9,391             N/A           N/A
Weighted average number of
  common shares and OP
  Units outstanding(g)....      43,409       18,559       29,119     14,994     11,461       10,920             N/A           N/A

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of Class A Common Stock. On such date, the Company and the Company Predecessors engaged in a business combination and consummated a series of related transactions which enabled the Company to continue and expand the property management and related businesses of the Company Predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of Class A Common Stock were repurchased by AIMCO in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO.

(c) In the second quarter of 1996, the Company reorganized its ownership of the service company business. Prior to the 1996 reorganization, the Company reported the service company business on the equity method. After the 1996 reorganization, the service company business was conducted by a limited partnership controlled by the Company and was, therefore, consolidated. The Company has restated the balance sheet as of December 31, 1995 and 1994, and the statements of income and statements of cash flows for the year ended December 31, 1995 and the period from January 10, 1994 through December 31, 1994 to reflect the change. The restatement has no impact on net income, but does increase third party and affiliate management and other income, management and other expenses, amortization of management company goodwill and depreciation of non-real estate assets. In the third quarter of 1998, the Company reorganized its ownership of the service company business so that it is now conducted by the management companies, which are not consolidated.

(d) Represents the Company's share of earnings from 83,431 units in which the Company purchased an equity interest from the NHP Real Estate Companies.

(e) Represents the Company's equity earnings in the unconsolidated subsidiaries.

(f) The Company's management believes that the presentation of funds from operations ("FFO"), when considered with the financial data determined in accordance with generally accepted accounting principles ("GAAP"), provides a useful measure of the Company's performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to the Company, nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization

     (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO calculates FFO consistent with the NAREIT definition, adjusted for AIMCO's minority interest in the AIMCO Operating Partnership, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. The Company's management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of the Company's ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO's basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of income before minority interest in the AIMCO Operating Partnership to FFO:

                                          FOR THE                                        FOR THE
                                        SIX MONTHS                 FOR THE                PERIOD
                                           ENDED                 YEAR ENDED            JANUARY 10,
                                         JUNE 30,               DECEMBER 31,             1994 TO
                                     -----------------   ---------------------------   DECEMBER 31,
                                      1998      1997      1997      1996      1995         1994
                                     -------   -------   -------   -------   -------   ------------
                                                     (IN THOUSANDS)
Income before minority interest in
  AIMCO
Operating Partnership..............  $38,524   $11,464   $32,697   $15,673   $14,988     $ 7,702
Gain on disposition of property....   (2,526)       --    (2,720)      (44)       --          --
Extraordinary item.................       --       269       269        --        --          --
Real estate depreciation, net of
  minority interests...............   32,423    13,250    33,751    19,056    15,038       4,727
Amortization of goodwill...........    4,727       474       948       500       428          76
Equity in earnings of
  Unconsolidated Subsidiaries:
  Real estate depreciation.........       --     1,263     3,584        --        --          --
  Amortization of management
     contracts.....................    3,088       150     1,587        --        --          --
  Deferred taxes...................    4,291       874     4,894        --        --          --
Equity in earnings of other
  partnerships:
  Real estate depreciation.........    9,131       697     6,280        --        --          --
Preferred stock dividends..........   (6,001)       --      (135)       --    (5,169)     (3,114)
                                     -------   -------   -------   -------   -------     -------
Funds from operations..............  $83,657   $28,441   $81,155   $35,185   $25,285     $ 9,391
                                     =======   =======   =======   =======   =======     =======

(g) Generally, after a one-year holding period, Common OP Units may be tendered for redemption at the option of the holder and, upon tender, may be acquired by AIMCO for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Common OP Unit (subject to adjustment).

                          PER SHARE AND PER UNIT DATA

PER SHARE DATA

     Set forth below are historical earnings per share of Class A Common Stock, cash dividends per share of Class A Common Stock and book value per share of Class A Common Stock data of AIMCO. The data set forth below should be read in conjunction with the AIMCO audited financial statements and unaudited interim financial statements, including the notes thereto, which are incorporated by reference herein.

                                                                        AIMCO
                                                              -------------------------
                                                              SIX MONTHS
                                                                ENDED       YEAR ENDED
                                                               JUNE 30,    DECEMBER 31,
                                                                 1998          1997
                                                              ----------   ------------
Basic earnings per weighted average share of Class A Common
  Stock outstanding.........................................    $ 0.62        $ 1.09
Diluted earnings per weighted average share of Class A
  Common Stock outstanding..................................    $ 0.61        $ 1.08
Cash dividends per weighted average share of Class A Common
  Stock outstanding.........................................    $1.125        $ 1.85
Book value per share of Class A Common Stock outstanding....    $24.01        $22.51

PER UNIT DATA

     Set forth below are historical earnings per Common OP Unit, cash distributions per Common OP Unit and book value per Common OP Unit. The data set forth below should be read in conjunction with the AIMCO Operating Partnership audited financial statements and unaudited interim financial statements, including the notes thereto, which are incorporated by reference herein.

                                                              AIMCO OPERATING PARTNERSHIP
                                                              ----------------------------
                                                               SIX MONTHS
                                                                  ENDED        YEAR ENDED
                                                                JUNE 30,      DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
Basic earnings per weighted average Common OP Unit
  outstanding...............................................     $ 0.61          $ 1.09
Diluted earnings per weighted average Common OP Unit
  outstanding...............................................     $ 0.61          $ 1.08
Cash distributions per Common OP Unit outstanding...........     $1.125          $ 1.85
Book value per Common OP Unit outstanding...................     $23.47          $22.33

STOCK PRICES, DIVIDENDS AND DISTRIBUTIONS

     The Class A Common Stock is listed and traded on the NYSE under the symbol "AIV." The following table sets forth, for the periods indicated, the high and low reported sales prices per share of Class A Common Stock, as reported on the NYSE Composite Tape, dividends per share declared on Class A Common Stock for the same periods, and distributions per unit declared on Common OP Units for the same periods. Common OP Units are subject to restrictions on transfer, and there is no trading market for the Common OP Units.


                                                                               COMMON
                                                  CLASS A COMMON STOCK        OP UNITS
                                               --------------------------   ------------
              CALENDAR QUARTERS                HIGH     LOW      DIVIDEND   DISTRIBUTION
              -----------------                ----     ----     --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...................................   $37 1/8  $30     $    --      $    --
  Third Quarter..............................    41       30 15/16  0.5625     0.5625
  Second Quarter.............................    38 7/8   36 1/2  0.5625       0.5625
  First Quarter..............................    38 5/8   34 1/4  0.5625       0.5625
1997
  Fourth Quarter.............................    38       32      0.5625       0.5625
  Third Quarter..............................    36 3/16   28 1/8  0.4625      0.4625
  Second Quarter.............................    29 3/4   26      0.4625       0.4625
  First Quarter..............................    30 1/2   25 1/2  0.4625       0.4625
1996
  Fourth Quarter.............................    28 3/8   21 1/8  0.4625       0.4625
  Third Quarter..............................    22       18 3/8  0.4250       0.4250
  Second Quarter.............................    21       18 3/8  0.4250       0.4250
  First Quarter..............................    21 1/8   19 3/8  0.4250       0.4250


     Because AIMCO has elected to be taxed for federal income tax purposes as a REIT, it is required to distribute annually to its stockholders at least 95% of its "REIT taxable income," which, as defined by the Code and the Treasury Regulations, is generally equivalent to net taxable ordinary income. AIMCO measures its economic profitability and pays regular dividends to its stockholders based on its operating results during the relevant period. The future payment of dividends by AIMCO will be at the discretion of the AIMCO Board of Directors and will depend on numerous factors, including financial condition, capital requirements, the annual distribution requirements under the provisions of the Code applicable to REITs and such other factors the AIMCO Board of Directors deems relevant. See "Business of the Company -- Operating and Financial Strategies; Dividend Policy."

     On January 22, 1998, the AIMCO Board of Directors voted to increase the annual dividend rate on the Class A Common Stock to $2.25 per share. Such dividend increase was effective commencing with the dividend with respect to the fourth quarter of 1997 paid on February 13, 1998 and is subject to the factors described above, including AIMCO's future results of operations. Historically, the AIMCO Operating Partnership has made quarterly distributions to holders of Common OP Units (on a per unit basis) that are equal to the dividends paid on the Class A Common Stock (on a per share basis). Although this is expected to be true in the future, there can be no assurance that distributions on the Common OP Units will always be equal to the dividends on the Class A Common Stock. See "Risk Factors -- Risks Associated With an Investment in OP Units."

                            BUSINESS OF THE COMPANY

     The Company is engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of October 1, 1998, the Company owned or managed 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, we were the largest owner and manager of multifamily apartment properties in the United States. The "AIMCO Properties" include:

     - "Owned Properties" -- properties that the Company owns or controls;

     - "Equity Properties" -- properties in which the Company owns a non-controlling (usually less than 30%) interest; and

     - "Managed Properties" -- properties that the Company manages for third parties and affiliates.

     As of October 1, 1998, the Company had 209 Owned Properties with 58,495 units, 1,335 Equity Properties with 239,789 units and 759 Managed Properties with 97,716 units. The Company manages all of the Owned Properties, a majority of the Equity Properties and all of the Managed Properties.

OPERATING AND FINANCIAL STRATEGIES

     The Company uses the following operating and financing strategies to attempt to meet its objective of providing long-term, predictable FFO per share (certain terms used herein are defined below in "-- Accounting Policies and Definitions"):

     - Acquisition of Properties at Less Than Replacement Cost. The Company attempts to acquire properties at a significant discount to their replacement cost, which the Company believes will provide it with a competitive cost advantage in comparison to newly constructed properties.

     - Geographic Diversification. The Company operates in 49 states, the District of Columbia and Puerto Rico. This geographic diversification insulates the Company, to some degree, from inevitable downturns in any one market. Among Owned Properties and Equity Properties, Houston, Texas, the Company's largest single regional market, and Dallas, Texas, the Company's second largest regional market, accounted for approximately 13.9% and 8.0%, respectively, of the properties in which the Company has an ownership interest, on a pro rata basis.

     - Market Growth. The Company seeks to operate in markets where population and employment growth are expected to exceed the national average and where it believes it can become a regionally significant owner or manager of properties. The average annual population and employment growth rates from 1990 to 1995 in The Company's five largest regional markets were 2.3% and 2.6%, respectively, compared to national averages of 1.1% and 1.7%, respectively. For the 1996 to 1999 period, average annual population and employment growth rates in The Company's five largest regional markets are forecasted to be 2.2% and 3.6%, respectively, compared with projected national averages of 0.9% and 2.0%, respectively.

     - Product Diversification. The Company's portfolio of apartment properties also span a range of apartment community types, both within and among markets. The Company's properties are located in both urban and suburban areas and range from garden apartments to high rises and from luxury townhomes to affordable properties.

     - Capital Replacement. The Company believes that the physical condition and amenities of its apartment communities are important factors in its ability to maintain and increase rental rates. The Company also believes that a program of regular maintenance of the quality of its apartments, rather than episodic renovation, contributes to the reliability of earnings per share. The Company presently allocates approximately $300 annually per owned apartment unit for Capital Replacements and reserves unexpended amounts for future Capital Replacements. From time to time, the Company reevaluates its Capital Replacement requirements and updates the amount of its budgeted Capital

       Replacements per owned apartment unit accordingly. For the six months ended June 30, 1998, the Company charged approximately $6.6 million for Capital Replacements to its reserve, and spent approximately $13.5 million, and had aggregate cumulative unexpended Capital Replacement reserves of approximately $2.4 million at June 30, 1998.

     - Debt Financing. The Company's strategy is generally to incur debt to increase its return on equity while maintaining acceptable interest coverage ratios. The Company seeks to match debt maturities to the character of the assets financed. Accordingly, the Company uses predominantly long-term, fixed-rate and self-amortizing debt in order to avoid the refunding or repricing risks of short-term borrowings. The Company also uses short-term debt financing to fund acquisitions and generally expects to refinance such borrowings with proceeds from equity offerings or long-term debt financings. As of June 30, 1998, approximately 6% of the Company's outstanding debt was short-term debt and 94% was long-term debt.

     - Dispositions. From time to time, the Company sells properties that do not meet its return on investment criteria or that are located in areas where the Company does not believe that the long-term real estate values justify the continued investment in the properties. Three properties in Houston and one property in each of Dallas and Phoenix were sold in October 1997. The Company recognized a net gain of approximately $2.8 million on the sales.

            In January 1998, the Company sold the Sun Valley Apartments, an apartment community containing 430 apartment units located in Salt Lake City, Utah, for $11.5 million, less selling costs of $0.3 million. The Company recognized a $3.3 million gain on the sale. Cash proceeds from the sale were used to repay a portion of the AIMCO Operating Partnership's outstanding short-term indebtedness.

            In September 1998, the Company sold the Rillito Village Apartments, an apartment community containing 272 apartments units located in Tucson, Arizona, for $6.8 million. The Company recognized a gain on the sale of approximately $75,000 and used the cash proceeds to pay down a portion of the outstanding balance on the Credit Facilities and to pay closing costs.

     - Dividend Policy. The Company pays dividends and distributions to share its profitability with its stockholders and limited partners. For the years ended December 31, 1997, 1996 and 1995, AIMCO distributed 66.5%, 72.3% and 75.1% of FFO to its stockholders. Amounts not distributed are available for reinvestment, stock repurchases, amortization of debt and provide a margin to insulate annual dividends from fluctuations in the Company's business. AIMCO's dividend for 1997 was $1.85 per share. It is the present policy of AIMCO to increase the dividend annually in an amount equal to one-half the rate of the projected increase in FFO, adjusted for capital replacements. In January 1998, AIMCO increased its dividend to $0.5625 per share per quarter, commencing with the February 13, 1998 dividend payment which is equivalent to an annualized dividend of $2.25 per share of Class A Common Stock. The minimum annual distribution requirement for REITs, which require the distribution of approximately 95% of "REIT taxable income" (see "Federal Income Taxation of AIMCO and AIMCO Stockholders -- General"), may result in dividends increasing at a greater rate in the future.

GROWTH STRATEGIES

     The Company seeks growth through two primary sources -- acquisition and internal expansion.

     Acquisition Strategies. The Company believes its acquisition strategies will increase profitability and predictability of earnings by increasing its geographic diversification, economies of scale and opportunities to provide traditional ancillary services to tenants at the AIMCO Properties. Since AIMCO's initial public offering in July 1994 (the "AIMCO IPO"), the Company has completed numerous acquisition transactions, expanding its portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 2,303 apartment properties with 396,090 units as of October 1, 1998.

     The Company believes that its demonstrated ability to evaluate and complete acquisitions, its property management record and its economies of scale, to the extent that the Company can operate a property more efficiently than the existing owner or some competing purchasers, all provide credibility and advantage in negotiating acquisitions. In addition, the ability to issue OP Units to sellers of properties may provide tax deferral opportunities to sellers and could give the Company an advantage over competing buyers that cannot offer such tax deferral opportunities. The Company acquires additional properties primarily in three ways:

     - Direct Acquisitions. The Company may directly acquire individual properties or portfolios and controlling interests in entities that own or control such properties or portfolios. During the year ended December 31, 1997, the Company has directly acquired 44 apartment properties for a total consideration of $467.4 million, consisting of $191.0 million in cash, approximately 1.9 million Common OP Units valued at $56.0 million and the assumption or incurrence of $220.4 million of indebtedness. See "-- Recent Property Acquisitions and Dispositions."

     - Acquisition of Managed Properties. The Company believes that its property management operations support its acquisition activities. Its relationships with owners of the Managed Properties may provide it with a means of learning of acquisition opportunities at an early stage of the sale process. In addition, its familiarity with the property and its ability to quickly evaluate the property give it an advantage in pursuing and completing any such acquisition in a timely fashion. Since the AIMCO IPO, the Company has acquired 12 properties comprising 3,530 units from its managed portfolio for $129.0 million.

     - Increasing its Interest in Partnerships. For properties where the Company owns a general partnership interest in the property-owning partnership, the Company may seek to acquire, subject to its fiduciary duties, the outstanding limited partnership interests for cash or, in some cases, in exchange for Common OP Units. After consummation of the Insignia Merger, the AIMCO Operating Partnership intends to offer to purchase limited partnership interests in syndicated real estate limited partnerships in which AIMCO holds partnership interests. The AIMCO Operating Partnership, subject to applicable law, plans to offer to purchase certain of such limited partnership interests in exchange for (i) equity securities of the AIMCO Operating Partnership to be issued pursuant to the Registration Statement of which this Prospectus forms a part, (ii) cash or (iii) a combination of such equity securities and cash. Such offers are expected to include terms that allow limited partners to continue to hold their limited partnership interests.

     - In November 1996, the Company acquired the English Partnerships, which owned 22 apartment properties. The Company subsequently purchased pursuant to tender offers to acquire all of the outstanding limited partnership interests of 25 of the English Partnerships, approximately 46%, in the aggregate, of the outstanding limited partnership interests in such partnerships for $15.0 million in cash and approximately 71,500 OP Units valued at $1.7 million.

     - As of December 31, 1997, the Company has also commenced tender offers to acquire all of the outstanding limited partnership interests in 26 partnerships owning 25 properties for an aggregate amount of approximately $79.0 million. Through September 30, 1997, pursuant to such tender offers, the Company has purchased approximately 20.2%, in the aggregate, of the outstanding limited partnership interests for $16.0 million in cash.

     Internal Growth Strategies. The Company pursues internal growth through the following strategies:

     - Revenue Increases. The Company increases rents where feasible and seeks to improve occupancy rates. The Company believes that its policy of capital improvements, amenities and customer service allows it to maintain demand and to increase its rents above the rate of inflation in the local market. The Company's "same store" revenues from the Owned Properties (based on properties owned from period to period) have grown by 3.3% from the fiscal year ended December 31, 1995 to that ended December 31, 1996, and by 2.1% from the year ended December 31, 1996 to that ended December 31, 1997, compared to an urban consumer price inflation rate of 2.8% and 2.3% over the same periods.

     - Redevelopment of Properties. The Company believes redevelopment of selected properties in superior locations provides advantages over development of new properties, because, compared with new development, redevelopment generally can be accomplished with relatively lower financial risk, in less time and with reduced delays attributable to governmental regulation. Recently the Company acquired and redeveloped Sun Katcher, a 360-unit property in Jacksonville, Florida, at a cost of $8.9 million, including $4.9 million in redevelopment costs. The Company also recently commenced the renovation and upgrading of Bay West, a 376-unit property in Tampa, Florida, for a projected cost of $4.8 million, to reposition the property in the marketplace. In addition, the Company expects to undertake a major renovation of the Morton Towers apartments, a 1,277 unit property located in Miami Beach, Florida, at an estimated cost of $35 million. The Company generally finances redevelopment initially with borrowings from the Credit Facilities, and subsequently arranges permanent financing.

     - Expansion of Properties. The Company believes that expansion within or adjacent to existing AIMCO Properties also provides growth opportunities at lower risk than new development. Such expansion can offer cost advantages to the extent common area amenities and on-site management personnel can service the expanded property. Recently the Company constructed 92 additional units at Fairways, in Phoenix, Arizona, at a cost of $6.5 million. The Company is planning the construction of 42 additional units at Township, in Littleton, Colorado, for a projected cost of more than $3.0 million. In addition, the Company owns or controls approximately 136 acres of vacant land, adjacent to existing Owned Properties or Equity Properties, which the Company believes is suitable for the development of approximately 1,300 apartment units. The Company generally finances expansions initially with borrowings from the Credit Facilities, and subsequently arranges permanent financing.

     - Conversion of Affordable Properties; Improvement of Performance. The Company believes that it may be able to significantly increase its return from its portfolio of affordable properties by improving operations at some of its properties or by converting some of its properties to conventional properties. While management of the Company has commenced review of the affordable properties, it has not yet made any determination as to the conversion of any affordable property.

     - Ancillary Services. The Company's management believes that its ownership and management of the AIMCO Properties provides it with unique access to a customer base for the sale of additional services which generate incremental revenues. The Company currently provides cable television, telephone services and carport, garage and storage space rental at certain AIMCO Properties. For example, as of June 30, 1998, the Company has installed cable television service to 12,600 units and currently has more than 7,400 subscribers.

     - Controlling Expenses. Cost reductions are accomplished by exploiting economies of scale. As a result of the size of its portfolio and its creation of regional concentrations of properties, the Company has the ability to leverage fixed costs for general and administrative expenditures and certain operating functions, such as insurance, information technology and training, over a larger property base. For example, the Company's insurance subsidiary provides workers' compensation and employer liability insurance company-wide, without incurring material incremental costs as the Company's property assets grow.

     The Company also instills cost discipline in its property managers by benchmarking their operations against the local market and other AIMCO Properties.

PROPERTY MANAGEMENT STRATEGIES

     Divisions. The Company's property management strategy is to achieve improvements in operating results by combining centralized financial control and uniform operating procedures with localized property management decision making and market knowledge. The Company's management operations are organized into five divisions, each supervised by a Division Vice President, who has, on average, 17 years of experience in apartment management.


                                                      APARTMENT      APARTMENT
                                                        UNITS       COMMUNITIES
                     DIVISIONS                        MANAGED(1)    MANAGED(1)
                     ---------                        ----------    -----------
Great West..........................................    65,644           439
Southwest...........................................    62,718           309
Southeast...........................................    68,177           341
Mid Atlantic........................................    63,390           473
Midwest.............................................    69,134           356
                                                       -------         -----
                                                       329,063         1,918
                                                       =======         =====


---------------


(1) Includes only units and apartment communities managed by the Company as of October 1, 1998. Does not include 31,311 units in 222 apartment communities in which the Company has an ownership interest but does not manage, and 35,716 units in 163 apartment communities, all of which are managed as a separate portfolio.


     Customer Service. The Company believes that resident satisfaction is directly related to the experience and training of on-site management personnel. The Company provides on-site management trained to respond promptly to residents' needs. To improve customer service, the Company conducts annual resident satisfaction surveys, guarantees that material defects will be corrected in 24 hours and refunds related rent if that commitment is not met.

     Personnel Policies. The Company has attempted to reduce turnover and retain experienced personnel by establishing an employee mentoring program and providing managers with incentive-based compensation. In addition, managing properties for third parties, the Company believes, improves performance at Managed Properties and Owned Properties alike by subjecting property managers to market-based pricing and service standards.

     START. Properties that are behind budget or face other significant operating difficulties receive direct supervision and intervention from START, a team of professionals, led by Executive Vice President Steven Ira, a founder of the Company. Members of START focus on not more than 10 to 15 properties at any one time, which allows them to focus sharply on the subject properties. START also oversees due diligence on acquisitions and major construction activities.

     Management Incentives. The Company believes that equity ownership by management and equity- and incentive-based compensation are important factors in attracting, retaining and motivating the most qualified and experienced personnel and directors. The Company's goal is to align management's interests with those of stockholders through the use of equity-based compensation plans to direct management's efforts towards enhancing shareholder value.

     The following table reflects the ownership of Class A Common Stock and OP Units by senior management of the Company, which, as of June 30, 1998 (assuming full conversion of OP Units), represented approximately 7.5% of the outstanding Class A Common Stock.

                                            TOTAL SHARES OF
                                            COMMON STOCK AND
                                             OP UNITS OWNED     PERCENTAGE
                                            BY MANAGEMENT(1)      OWNED        INVESTMENT
                                            ----------------    ----------    ------------
AIMCO IPO.................................       926,000           8.6%       $ 17 million
December 31, 1995.........................     1,067,000           7.7%       $ 21 million
December 31, 1996.........................     2,303,000          12.5%       $ 65 million
December 31, 1997.........................     3,843,000           8.4%       $141 million
June 30, 1998.............................     4,045,000           7.5%       $160 million

---------------

     (1) Encumbered by outstanding secured partially recourse notes in the amount of $45.5 million as of May 31, 1998.

     - On July 25, 1997, eleven senior managers of AIMCO purchased 1.1 million shares of Class A Common Stock at a price of $30 per share in exchange for promissory notes secured by such stock, which notes are recourse as to 25% of the principal owed.

     - AIMCO pays a majority of the compensation to its outside directors in Class A Common Stock.

     - AIMCO issues all stock options at the then-current market price, and requires that employees own Class A Common Stock before receiving their options. As of May 31, 1998, the number of outstanding options was 5,235,997.

     On January 21, 1998, the AIMCO Operating Partnership sold an aggregate of 15,000 OP Units designated as Class I High Performance Units (the "High Performance Units") to a joint venture formed by fourteen of the Company's officers, and to three of AIMCO's non-employee directors for an aggregate purchase price of $2,070,000, of which $1,980,300 was paid by the joint venture and an aggregate of $89,700 was paid by three non-employee directors. The purchase price of the High Performance Units was determined by the AIMCO Board of Directors, based upon the advice of an independent valuation expert that this purchase price represented the fair market value of the High Performance Units. The sale of the High Performance Units was ratified by the stockholders on May 8, 1998.

     Holders of High Performance Units have no rights to receive distributions or allocations of income or loss, or to redeem their High Performance Units prior to the date (the "Valuation Date") that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control occurs. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock from January 1, 1998 to the Valuation Date (the "Measurement Period") exceeds 115% of the cumulative Total Return (as defined below) of a peer group index over the same period, and is at least the equivalent of a 30% cumulative Total Return over three years (the "Minimum Return"), then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon liquidation of the AIMCO Operating Partnership) as would holders of a number of OP Units equal to the quotient obtained by dividing (i) the product of (A) 15% of the amount by which the cumulative Total Return of the Class A Common Stock over the Measurement Period exceeds the greater of 115% of the peer group index or the Minimum Return, multiplied by (B) the weighted average market value of the Company's equity capitalization (including Class A Common Stock and OP Units) by (ii) the market value of one share of Class A Common Stock on the Valuation Date. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock does not satisfy these criteria, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon a liquidation of the AIMCO Operating Partnership) as would holders of 150 OP Units. For purposes of determining the market value of Class A Common Stock or OP Units as of any date, the average closing price of the Class A Common Stock for the 20 trading days immediately preceding such date is used. It is expected that the Morgan Stanley REIT Index, a capitalization-weighted index with dividends reinvested of the most actively traded real estate investment trusts, will be used as the peer group index for purposes of the High Performance Units.

     "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; provided, however, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

     Upon the occurrence of a change of control, any holder of High Performance Units may, subject to certain restrictions, require the AIMCO Operating Partnership to redeem all or a portion of the High Performance Units held by such party in exchange for a cash payment per unit equal to the market value of a share of Class A Common Stock at the time of redemption. However, in the event that any High Performance Units are tendered for redemption, the AIMCO Operating Partnership's obligation to pay the redemption price is subject to the prior right of AIMCO to acquire such High Performance Units in exchange for an equal number of shares of Class A Common Stock (subject to certain adjustments).

ACCOUNTING POLICIES AND DEFINITIONS

     The Company has the following accounting policies and definitions:

     Funds from Operations. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company calculates FFO in a manner consistent with the NAREIT definition, which includes adjustments for minority interest in the AIMCO Operating Partnership, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payment of dividends on perpetual preferred stock. The Company's management believes that presentation of FFO provides investors with industry accepted measurements which help facilitate understanding of the Company's ability to meet required dividend payments, capital expenditures, and principal payments on its debt. There can be no assurance that the Company's basis of computing FFO is comparable with that of other REITs.

     Capital Replacements. The Company capitalizes spending for items which generally cost more than $250 and have a useful life of more than one year, such as carpet replacement, new appliances, new roofs or parking lot repaving. Capitalized spending which maintains a property is termed a "Capital Replacement." In the experience of the Company's management, this spending is better considered a recurring cost of preserving an asset rather than an additional investment.

     Consolidation. For financial reporting purposes, the Company consolidates the results of those corporations in which it owns a majority of the outstanding voting stock, and those limited partnerships and limited liability companies in which it owns both a general partnership or managing member interest and controls investment decisions with respect to the underlying assets. The Company generally has a 30% to 51% economic interest in such entities. Entities in which the Company has less than a 30% economic interest or limited control are accounted for on the equity method. The Company policy is generally to hold Class C properties and affordable properties (substantially all of which are Class C properties) in unconsolidated partnerships. The Company accounts for these properties on the equity method in accordance with GAAP.

POLICIES OF THE COMPANY WITH RESPECT TO CERTAIN OTHER ACTIVITIES

     The following is a discussion of certain other investment objectives and policies, financing policies and other policies of the Company. These policies are determined by the officers and directors of AIMCO and may be amended or revised from time to time at their discretion without a vote of AIMCO's stockholders. As the sole general partner of the AIMCO Operating Partnership, AIMCO also determines the investment policies of the AIMCO Operating Partnership.

     Investment in Others. The Company may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Any such equity investment may be subject to existing mortgage financing and other indebtedness which would have priority over the equity of the Company in that property.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities. The Company may also acquire securities of or interests in persons engaged in the acquisition, redevelopment and/or management of multifamily apartment properties.

     Investments in Real Estate Mortgages. While the Company generally emphasizes direct real estate investments, it may, in its discretion and subject to the percentage ownership limitations and gross income tests necessary for REIT qualification, invest in mortgage and other indirect real estate interests, including securities of other real estate investment trusts. The Company has not previously invested in mortgages or securities of other real estate investment trusts and the Company does not presently intend to invest to a significant extent in mortgages or securities of other real estate investment trusts.

     Operating and Financing Policies. The Company seeks to maintain a ratio of EBITDA (less a provision of approximately $300 per owned apartment unit) to debt (the "Debt Coverage Ratio") of at least 2 to 1, and to match debt maturities to the character of the assets financed. See "-- Operating and Financial
Strategies -- Debt Financing." The Company, however, may from time to time re-evaluate borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. The Company may modify its borrowing policy and may increase or decrease its Debt Coverage Ratio policy.

     To the extent that the AIMCO Board of Directors determines to seek additional capital, the Company may raise such capital through additional equity offerings, debt financing or retention of cash flow (after consideration of provisions of the Code requiring the distribution by a REIT of a certain percentage of taxable income and taking into account taxes that would be imposed on undistributed taxable income), or through a combination of these sources. The Company presently anticipates that any additional borrowings will be made through the AIMCO Operating Partnership, although AIMCO might incur borrowings that would be reloaned to the AIMCO Operating Partnership. The AIMCO Operating Partnership cannot incur indebtedness that is recourse to AIMCO without AIMCO's approval. AIMCO may approve the AIMCO Operating Partnership's incurring additional debt that is recourse to the AIMCO Operating Partnership. Borrowings may be unsecured or may be secured by any or all assets of AIMCO, the AIMCO Operating Partnership, or any existing or new property and may have full or limited recourse to all or any portion of the assets of AIMCO, the AIMCO Operating Partnership, or any existing or new property.

     The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

     AIMCO may also determine to issue securities senior to the Class A Common Stock, including preferred stock and debt securities (either of which may be convertible into capital stock or be accompanied by warrants to purchase capital stock). The Company may also determine to finance acquisitions through the exchange of properties or issuance of additional OP Units, shares of Class A Common Stock or other securities.

     If the AIMCO Board of Directors determines to raise additional equity capital, the AIMCO Board of Directors has the authority, without stockholder approval, to issue additional shares of Class A Common Stock or other capital stock (including securities senior to the Class A Common Stock) in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. Such issuances might cause a dilution of a stockholder's investment in AIMCO. If the AIMCO Board of Directors determines to raise additional equity capital to fund investments by the AIMCO Operating Partnership, AIMCO will contribute such funds to the AIMCO Operating Partnership as a contribution to capital and purchase of additional general partnership interests. AIMCO may issue additional shares of Class A Common Stock in connection with the acquisition of OP Units that are tendered to the AIMCO Operating Partnership for redemption.

     The AIMCO Board of Directors also has the authority to cause the AIMCO Operating Partnership to issue additional OP Units in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Any such new OP Units will be redeemable at the option of the holder, which redemption AIMCO intends to cause to be made in Class A Common Stock pursuant to the redemption rights.

     Conflict of Interest Policies. The Company has adopted certain policies designed to minimize or eliminate conflicts of interests between the Company and its executive officers and directors. Without the approval of a majority of the disinterested directors, the Company will not (i) acquire from or sell to any director, officer or employee of the Company or any entity in which a director, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons, or (iii) engage in any material transaction with the foregoing. In addition, the Company has entered in to employment agreements with Messrs. Considine, Kompaniez and Ira which include provisions intended to eliminate or minimize potential conflicts of interest, and which provide that those persons will be prohibited from engaging directly or indirectly in the acquisition, development, operation or management of other multifamily apartment properties outside of the Company, except with respect to certain investments currently held by such persons, as to which investments those persons have committed to an orderly liquidation. There can be no assurance, however, that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of AIMCO's stockholders as a whole.

     Policies with Respect to Other Activities. The Company has authority to offer shares of its capital stock or other securities and to repurchase or otherwise reacquire its shares or any other securities, has done so, and may engage in such activities in the future. From its inception, the Company has made loans aggregating $5.1 million to certain entities owning properties subsequently acquired by the Company. No balances remain outstanding on such loans. In the same period, the Company has made loans aggregating $76.5 million to its officers for the purchase of Class A Common Stock and $5.1 million to its officers and other entities to acquire interests in subsidiaries of the Company. The outstanding balances on such loans as of August 31, 1998 were $42.7 million and $3.1 million, respectively. Messrs. Considine and Kompaniez have repaid in part, using $2.0 million in proceeds distributed to them from the sale of NHP Common Stock by AIMCO/NHP Holdings, Inc. ("ANHI") to AIMCO, outstanding promissory notes payable by them to ANHI in an aggregate amount of $3.2 million, which loan was made to them by ANHI to acquire their interest in ANHI. In addition, the Company from time to time advances amounts for relocation and other expenses. The Company has not engaged in underwriting securities of other issuers. Each of AIMCO and the AIMCO Operating Partnership intend to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

     The Company may invest in the securities of other issuers engaged in the ownership, acquisition or management of multifamily apartment properties for the purpose of exercising control.

     At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for AIMCO to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the AIMCO Board of Directors determines that it is no longer in the best interest of AIMCO to qualify as a REIT.

     AIMCO, as a REIT, is required to distribute annually to holders of Class A Common Stock at least 95% of its "REIT taxable income," which, as defined by the Code and the Treasury Regulations, is generally equivalent to net taxable ordinary income. AIMCO measures its economic profitability, and intends to pay regular dividends to its stockholders, based on earnings during the relevant period. However, the future payment of dividends by AIMCO will be at the discretion of the AIMCO Board of Directors and will depend on numerous factors, including AIMCO's financial condition, its capital requirements, the annual distribution requirements under the provisions of the Code applicable to REITs and such other factors as the AIMCO Board deems relevant.

YEAR 2000 COMPLIANCE

     The Company's management has determined that it will be necessary to modify or replace certain accounting and operational software and hardware to enable its computer systems to operate properly subsequent to December 31, 1999. As a result, management has appointed a team of internal staff to research and manage the conversion or replacement of existing systems to comply with year 2000 requirements. The team's activities are designed to ensure that there is no adverse effect on the Company's core business operations, and that transactions with tenants, suppliers and financial institutions are fully supported.

     The Company utilizes numerous accounting and reporting software packages and computer hardware to conduct its business, some of which already comply with year 2000 requirements. Management estimates that the modification or replacement of non-compliant accounting and reporting software and hardware will total approximately $0.3 million.

     The Company's management also believes that certain of the Owned Properties possess operational systems (e.g. elevators, fire alarm and extinguishment systems and security systems) which also must be modified or replaced in order to function properly in the 21st century. Management is currently engaged in the identification of all non-compliant operational systems, and has not yet determined the estimated cost of replacing or modifying such systems.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

     AIMCO may issue, from time to time, shares of one or more series or classes of Preferred Stock. The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock that may be issued and sold pursuant hereto, and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock do not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Charter relating to a specific series of the Preferred Stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.


     The Charter authorizes the issuance of up to 510,750,000 shares of its capital Stock. As of October 1, 1998, 486,027,500 shares were classified as Class A Common Stock, 262,500 shares were classified as Class B Common Stock, 750,000 shares were classified as Class B Cumulative Convertible Preferred Stock, par value $.01 per share ("Class B Preferred Stock"), 2,760,000 shares were classified as Class C Cumulative Preferred Stock, par value $.01 per share ("Class C Preferred Stock"), 4,600,000 shares were classified as Class D Cumulative Preferred Stock, par value $.01 per share ("Class D Preferred Stock"), 10,000,000 shares were classified as Class E Cumulative Preferred Stock, par value $.01 per share ("Class E Preferred Stock"), 4,050,000 shares were classified as Class G Cumulative Preferred Stock, par value $.01 per share ("Class G Preferred Stock"), and 2,300,000 shares were classified as Class H Cumulative Preferred Stock, par value $.01 per share ("Class H Preferred Stock"). Under the Charter, the AIMCO Board of Directors has the authority to classify and reclassify any of its unissued capital Stock into shares of Preferred Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital Stock including, but not limited to, ownership restrictions consistent with the Ownership Limit with respect to each series or class of capital Stock, and the number of shares constituting each series or class, and to increase or decrease the number of shares of any such series or class, to the extent permitted by the Maryland General Corporation Law (the "MGCL").

     The AIMCO Board of Directors is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto: (i) the designation of such shares and the number of shares that constitute such series,
(ii) the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of AIMCO, (iii) the dividend periods (or the method of calculation thereof), (iv) the voting rights of the shares,
(v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of AIMCO and any other rights of the shares of such series upon any liquidation or winding-up of AIMCO, (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of AIMCO, (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities of AIMCO, (viii) whether the shares of such series of Preferred Stock will be listed on a securities exchange, (ix) any special United States federal income tax considerations applicable to such series, and (x) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with the Charter and the MGCL.

DIVIDENDS

     Holders of shares of Preferred Stock, shall be entitled to receive, when and as declared by the AIMCO Board of Directors, out of funds of AIMCO legally available therefor, an annual cash dividend payable at such dates and at such rates, if any, per share per annum as set forth in the applicable Prospectus Supplement.

     Each series of Preferred Stock that may be issued and sold pursuant hereto, will rank junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Preferred Stock. If at any time AIMCO has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, AIMCO may not pay any dividend on the Preferred Stock or redeem or otherwise repurchase shares of Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by AIMCO.

     No dividends (other than in Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") or other capital Stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of AIMCO ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any Common Stock or any other capital stock of AIMCO ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by AIMCO (except by conversion into or exchange for other capital stock of AIMCO ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) unless
(i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or Common

Stock may be converted into or exchanged for stock of AIMCO ranking junior to the Preferred Stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

CONVERTIBILITY

     The applicable Prospectus Supplement for each series of Preferred Stock that may be issued and sold pursuant hereto will set forth the terms and conditions of such series of Preferred Stock with respect to whether such series of Preferred Stock will be convertible into, or exchangeable for, other securities or property, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

REDEMPTION AND SINKING FUND

     The applicable Prospectus Supplement for each series of Preferred Stock that may be issued and sold pursuant hereto will set forth the terms and conditions of such series of Preferred Stock with respect to redemption rights and the benefit of any sinking fund, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of AIMCO, the holders of shares of each series of Preferred Stock that may be issued and sold pursuant hereto are entitled to receive out of assets of AIMCO available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding up; and (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of AIMCO's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of AIMCO, the amounts payable with respect to the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by AIMCO. Neither a consolidation or merger of AIMCO with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of AIMCO.

VOTING RIGHTS

     Holders of Preferred Stock that may be issued and sold pursuant hereto will have the voting rights required by law and the voting rights described below. Whenever dividends on any applicable series of Preferred Stock or any other class or series of stock ranking on a parity with the applicable series of Preferred Stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such series of Preferred Stock (voting separately as a class with all other series of Preferred Stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of AIMCO at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Holders of shares of Preferred Stock that may be issued and sold pursuant hereto will have one vote for each share held.

     So long as any shares of any series of Preferred Stock remain outstanding, AIMCO shall not, without the consent of holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock of AIMCO upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Charter relating to such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

MISCELLANEOUS

     The holders of Preferred Stock will have no preemptive rights. The Preferred Stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by AIMCO shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. The applicable Prospectus Supplement will set forth the restrictions, if any, on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments. Payment of dividends on, and the redemption or repurchase of, any series of Preferred Stock may be restricted by loan agreements, indentures and other agreements entered into by AIMCO. The applicable Prospectus Supplement will describe any material contractual restrictions on such dividend payments.

OTHER RIGHTS

     The shares of a series of Preferred Stock that may be issued and sold pursuant hereto will have the preferences, voting powers or relative, participating, optional or other special rights set forth above or in the applicable Prospectus Supplement or the Charter or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for each series of Preferred Stock that may be issued and sold pursuant hereto will be designated in the applicable Prospectus Supplement.

CLASS B PREFERRED STOCK

     On August 4, 1997, AIMCO issued 750,000 shares of its Class B Preferred Stock to an institutional investor (the "Preferred Share Investor") in a private transaction. The Class B Preferred Stock (a) ranks prior to the Common Stock and the Class E Preferred Stock with respect to dividends, liquidation, dissolution and winding-up, and has an aggregate liquidation value of $75 million and (b) ranks on parity with the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock. Holders of the Class B Preferred Stock are entitled to receive, when, as and if declared by the AIMCO Board of Directors, quarterly cash dividends per share equal to the greater of (i) $1.78125 (the "Base Rate") and (ii) the cash dividends declared on the number of shares of Class A Common Stock into which one share of Class B Preferred Stock is convertible. On or after August 4, 1998, each share of Class B Preferred Stock may be converted at the option of the holder into 3.28407 shares of Class A Common Stock, subject to certain anti-dilution adjustments. AIMCO may redeem any or all of the Class B Preferred Stock on or after August 4, 2002, at a redemption price of $100 per share, plus unpaid dividends accrued on the shares redeemed.

     Holders of Class B Preferred Stock, voting as a class with the holders of all AIMCO capital stock that ranks on a parity with the Class B Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding up or otherwise ("Class B Parity Stock"), will be entitled to elect (i) two directors of AIMCO if six quarterly dividends (regardless of whether consecutive) on the Class B Preferred Stock or any Class B Parity Stock are in arrears, and (ii) one director of AIMCO if for two consecutive quarterly dividend periods AIMCO fails to pay at least $0.4625 in dividends on the Class A Common Stock. The affirmative vote of the holders of two-thirds of the outstanding shares of Class B Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class B Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class B Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise. If the IRS were to make a final determination that AIMCO does not qualify as a REIT in accordance with Sections 856 through 860 of the Internal Revenue Code, the Base Rate for the quarterly cash dividends on the Class B Preferred Stock would increase to $3.03125 per share.

     The agreement pursuant to which AIMCO issued the Class B Preferred Stock (the "Preferred Share Purchase Agreement") provides that the Preferred Share Investor may require AIMCO to repurchase such investor's Class B Preferred Stock in whole or in part at a price of 105% of the liquidation preference thereof, plus accrued and unpaid dividends on the purchased shares, if (i) AIMCO shall fail to continue to be taxed as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code, or (ii) upon the occurrence of a change of control (as defined in the Preferred Share Purchase Agreement). The Preferred Share Purchase Agreement also provides that, so long as the Preferred Share Investor owns Class B Preferred Stock with an aggregate liquidation preference of at least $18.75 million, neither AIMCO, the AIMCO Operating Partnership nor any subsidiary of AIMCO may issue preferred securities or incur indebtedness for borrowed money if immediately following such issuance and after giving effect thereto and the application of the net proceeds therefrom, AIMCO's ratio of aggregate consolidated earnings before interest, taxes, depreciation and amortization to aggregate consolidated fixed charges for the four fiscal quarters immediately preceding such issuance would be less than 1.5 to 1.

     Subject to certain exceptions specified in the provisions of the Charter establishing the terms of the Class B Preferred Stock, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Securities Exchange Act of 1934, shares of Class B Preferred Stock with a value in excess of the amount by which (i) 8.7% (or 15% in the case of certain pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO exceeds (ii) the aggregate value of all shares of capital stock of AIMCO, other than Class B Preferred Stock, that are owned by such holder (the "Class B Preferred Ownership Limit"). The AIMCO Board of Directors may waive such ownership limit if evidence satisfactory to the AIMCO Board and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class B Preferred Stock in excess of the Class B Preferred Ownership Limit, or shares of Class B Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Internal Revenue Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class B Preferred Stock transferred in excess of the Class B Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class B Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class B Preferred Stock bear a legend referring to the restrictions described above.

CLASS C PREFERRED STOCK

     On December 23, 1997, AIMCO issued 2,400,000 shares of its 9% Class C Preferred Stock in an underwritten public offering for net proceeds of approximately $57.9 million. The Class C Preferred Stock (a) ranks prior to the Common Stock, the Class E Preferred Stock and any other class or series of capital stock of AIMCO if the holders of the Class C Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class C Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock, and with any other class or series of capital stock of AIMCO if the holders of such class of stock or series and the Class C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class C Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class C Preferred Stock ("Class C Senior Stock").

     Holders of Class C Preferred Stock are entitled to receive cash dividends at the rate of 9% per annum of the $25 liquidation preference (equivalent to $2.25 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class C Junior Stock, the holders of Class C Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class C Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class C Parity Stock, then such proceeds shall be distributed among the holders of Class C Preferred Stock and any such other Class C Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class C Preferred Stock and any such other Class C Parity Stock if all amounts payable thereon were paid in full.

     On and after December 23, 2002, AIMCO may redeem shares of Class C Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class C Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class C Preferred Stock has no stated maturity and will not be subject to any sinking find or mandatory redemption provisions.

     Holders of shares of Class C Preferred Stock have no voting rights, except that if distributions on Class C Preferred Stock or any series or class of Class C Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class C Preferred Stock (voting together as a single class with all other shares of Class C Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class C Preferred Stock called for such purpose. The affirmative vote of the holders of two thirds of the outstanding shares of Class C Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class C Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class C Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class C Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS D PREFERRED STOCK

     On February 19, 1998, AIMCO issued 4,200,000 shares of its 8 3/4% Class D Preferred Stock, in an underwritten public offering, for net proceeds of approximately $101.5 million. The Class D Preferred Stock (a) ranks prior to the Common Stock, the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class D Preferred Stock are to be entitled to the receipt of dividends of or amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class D Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock, and with any other class or series of capital stock of AIMCO if the holders of such class of stock or series and the Class D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class D Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class D Preferred Stock ("Class D Senior Stock").

     Holders of Class D Preferred Stock are entitled to receive cash dividends at the rate of 8 3/4% per annum of the $25 liquidation preference (equivalent to $2.1875 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class D Junior Stock, the holders of Class D Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class D Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class D Parity Stock, then such proceeds shall be distributed among the holders of Class D Preferred Stock and any such other Class D Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class D Preferred Stock and any such other Class D Parity Stock if all amounts payable thereon were paid in full.

     On and after February 19, 2003, AIMCO may redeem shares of Class D Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class D Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class D Preferred Stock have no voting rights, except that if distributions on Class D Preferred Stock or any series or class of Class D Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class D Preferred Stock (voting together as a single class with all other shares of Class D Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class D Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class D Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class D Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class D Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class D Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS E PREFERRED STOCK

     On October 1, 1998, Insignia Financial Group, Inc. was merged into AIMCO. As merger consideration, AIMCO will issue to former Insignia stockholders up to 8,945,921 shares of Class E Preferred Stock. The Class E Preferred Stock (a) ranks prior to Common Stock, and any other class or series of capital stock of AIMCO if holders of the Class E Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class E Junior Stock"), (b) ranks on a parity with any class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class E Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class E Parity Stock") and (c) ranks junior to the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and any other class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class E Preferred Stock ("Class E Senior Stock").

     On any date (each, a "Dividend Payment Date") on which cash dividends are paid on the Class A Common Stock prior to the Class E Conversion Date (as defined below), holders of Class E Preferred Stock are entitled to receive cash dividends payable in an amount per share of Class E Preferred Stock equal to the per share dividend payable on Class A Common Stock on such Dividend Payment Date. Such dividends shall be cumulative from the date of original issue, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the date of original issue. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class E Junior Stock, the holders of Class E Preferred Stock shall be entitled to receive a liquidation preference of $1 per share plus the Special Dividend if such dividend is unpaid on the date of the final distribution to such holders (collectively, the "Class E Liquidation Preference"), and thereafter each share of Class E Preferred Stock shall have the same rights with respect to assets of AIMCO as one share of Class A Common Stock.

     On or after the twentieth anniversary of the Effective Time, AIMCO may redeem shares of Class E Preferred Stock, in whole or in part, at a cash redemption price equal to the sum of (i) the greater of (A) the Current Market Price (as defined below) of the Class A Common Stock on the date specified for redemption by AIMCO in a notice sent to holders of Class E Preferred Stock (the "Class E Call Date") or (B) the AIMCO Index Price, but determined without giving effect to the limitation of $38.00 per share, plus (ii) all accrued and unpaid dividends to the Call Date. The Class E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     "Current Market Price" per share of Class A Common Stock on any date means the average of the daily market prices of a share of Class A Common Stock for the five consecutive trading days preceding such date. The market price for each such day shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the AIMCO Board.

     Holders of shares of Class E Preferred Stock are entitled to one-half
( 1/2) of one vote with respect to all matters in which holders of Class A Common Stock are entitled to vote thereon. In addition, if any portion of the Special Dividend has yet to be declared and paid to the holders of Class E Preferred Stock on January 15, 1999, or if distributions on Class E Preferred Stock or any series or class of Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class E Preferred Stock (voting together as a single class with all other shares of Class E Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of such additional directors. Such right shall continue until full cumulative dividends for all past dividend periods on all shares of Preferred Stock, including any shares of Class E Preferred Stock, have been paid or declared and set apart for payment.

     On any date which the Special Dividend, or any portion thereof, is paid (which may be declared by the AIMCO Board in its sole discretion), the holders of Class E Preferred Stock shall be entitled to receive an amount per share of Class E Preferred Stock equal to the Special Dividend divided by the Series E Conversion Ratio (as defined in the Insignia Merger Agreement). After January 15, 1999, if any portion of the Special Dividend or any other dividend has yet to be declared and paid to the holders of Class E Preferred Stock, no dividends may be declared or paid or set apart for payment by AIMCO on its Common Stock.

     On the close of business on the day on which the Special Dividend (or any remaining unpaid portion thereof) is paid to the holders of the Class E Preferred Stock, each share of Class E Preferred Stock will be automatically converted into one share of Class A Common Stock without any action on the part of AIMCO or the holder of such share (the "Class E Conversion Date"). If AIMCO at any time following the Effective Time pays a dividend or makes a distribution, subdivides, combines, reclassifies, issues rights, options or warrants or makes any other distribution in securities in relation to its outstanding Class A Common Stock, then AIMCO will contemporaneously do the same with respect to the Class E Preferred Stock.

CLASS G PREFERRED STOCK

     On July 15, 1998, AIMCO issued 4,050,000 shares of its Class G Preferred Stock, in an underwritten public offering for net proceeds of approximately $98.0 million. The Class G Preferred Stock (a) ranks prior to the Common Stock, the Class E Preferred Stock and any other class or series of capital Stock of AIMCO, if the holders of the Class G Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class G Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class H Preferred Stock and with any other class or series of capital Stock of AIMCO, if the holders of such class of Stock or series and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class G Parity Stock") and (c) ranks junior to any class or series of capital Stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class G Preferred Stock ("Class G Senior Stock").

     Holders of Class G Preferred Stock are entitled to receive cash dividends at the rate of 9 3/8% per annum of the $25 liquidation preference (equivalent to $2.34375 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class G Junior Stock, the holders of Class G Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class G Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class G Parity Stock, then such proceeds shall be distributed among the holders of Class G Preferred Stock and any such other Class G Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class G Preferred Stock and any such other Class G Parity Stock if all amounts payable thereon were paid in full.

     On and after July 15, 2008, AIMCO may redeem shares of Class G Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class G Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class G Preferred Stock have no voting rights, except that if distributions on Class G Preferred Stock or any series or class of Class G Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class G Preferred Stock (voting together as a single class with all other shares of Class G Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class G Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class G Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class G Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class G Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class G Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS H PREFERRED STOCK

     On August 11, 1998, AIMCO issued 2,000,000 shares of its Class H Preferred Stock, in an underwritten public offering for net proceeds of approximately $48.1 million. The Class H Preferred Stock (a) ranks prior to the Common Stock, the Class E Preferred Stock and any other class or series of capital Stock of AIMCO if the holders of the Class H Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class H Junior Stock"), (b) ranks on parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class G Preferred Stock, and with any other class or series of capital Stock of AIMCO, if the holders of such class of Stock or series and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class H Parity Stock") and (c) ranks junior to any class or series of capital Stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class H Preferred Stock ("Class H Senior Stock").

     Holders of Class H Preferred Stock are entitled to receive cash dividends at the rate of 9 1/2% per annum of the $25 liquidation preference (equivalent to $2.375 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class H Junior Stock, the holders of Class H Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class H Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class H Parity Stock, then such proceeds shall be distributed among the holders of Class H Preferred Stock and any such other Class H Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class H Preferred Stock and any such other Class H Parity Stock if all amounts payable thereon were paid in full.

     On and after August 14, 2003, AIMCO may redeem shares of Class H Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class H Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class H Preferred Stock have no voting rights, except that if distributions on Class H Preferred Stock or any series or class of Class H Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class H Preferred Stock (voting together as a single class with all other shares of Class H Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class H Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class H Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class H Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class H Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class H Preferred Stock that are similar to those for the Class B Preferred Stock.

                          DESCRIPTION OF COMMON STOCK

GENERAL


     The Charter authorizes the issuance of up to 510,750,000 shares of capital Stock with a par value of $.01 per share, of which 486,027,500 shares were classified as Class A Common Stock and 262,500 shares were classified as Class B Common Stock as of October 1, 1998. As of October 1, 1998, there were 47,982,057 shares of Class A Common Stock issued and outstanding. In addition, up to 150,000 shares of Class A Common Stock have been reserved for issuance under AIMCO's 1994 Stock Option Plan, up to 500,000 shares of Class A Common Stock have been reserved for issuance under AIMCO's 1996 Stock Award and Incentive Plan, and up to 500,000 shares of Class A Common Stock have been reserved for issuance under AIMCO's Non-Qualified Stock Option Plan. Under AIMCO's 1997 Stock Award and Incentive Plan, AIMCO may issue up to 10% of the shares of Class A Common Stock outstanding as of the first day of the fiscal year during which any award is made, but in no event more than 20,000,000 shares of Class A Common Stock. The Class A Common Stock is traded on the NYSE under the symbol "AIV." BankBoston, N.A. serves as transfer agent and registrar of the Class A Common Stock. As of October 1, 1998, the Charter authorized 750,000 shares of Class B Preferred Stock, all of which were issued and outstanding; 2,760,000 shares of Class C Preferred Stock, of which 2,400,000 shares were issued and outstanding; 4,600,000 shares of Class D Preferred Stock, of which 4,200,000 shares were issued and outstanding; 10,000,000 shares of Class E Preferred Stock, of which up to 8,945,921 shares are expected to be issued as consideration for the Insignia merger; 4,050,000 shares of Class G Preferred Stock, all of which shares were issued and outstanding; and 2,300,000 shares of Class H Preferred Stock, of which 2,000,000 shares were issued and outstanding. In addition, the Charter authorizes 262,500 shares of Class B Common Stock, which number is subject to reduction by the number of shares of Class B Common Stock that have been converted into shares of Class A Common Stock. As of October 1, 1998, 162,500 shares of Class B Common Stock were issued and outstanding. See
"-- Class B Common Stock."


CLASS A COMMON STOCK

     Holders of the Class A Common Stock are entitled to receive dividends, when and as declared by the AIMCO Board, out of funds legally available therefor. The holders of shares of Class A Common Stock, upon any liquidation, dissolution or winding up of AIMCO, are entitled to receive ratably any assets remaining after payment in full of all liabilities of AIMCO and the liquidation preferences of preferred stock. The shares of Class A Common Stock possess ordinary voting rights for the election of Directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A Common Stock do not have cumulative voting rights in the election of Directors, which means that holders of more than 50% of the shares of Class A Common Stock voting for the election of Directors can elect all of the Directors if they choose to do so and the holders of the remaining shares cannot elect any Directors. Holders of shares of Class A Common Stock do not have preemptive rights, which means they have no right to acquire any additional shares of Class A Common Stock that may be issued by AIMCO at a subsequent date.

RESTRICTIONS ON TRANSFER

     For AIMCO to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the AIMCO Board believes that it is essential for AIMCO to continue to qualify as a REIT and to provide additional protection for AIMCO's stockholders in the event of certain transactions, the AIMCO Board has adopted, and the stockholders have approved, provisions of the Charter restricting the acquisition of shares of Common Stock.

     Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Common Stock. For purposes of calculating the amount of stock owned by a given individual, the individual's Common Stock and Common OP Units are aggregated. The AIMCO Board of Directors may waive the Ownership Limit if evidence satisfactory to the AIMCO Board of Directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. However, in no event may such holder's direct or indirect ownership of Common Stock exceed 9.8% of the total outstanding shares of Common Stock. As a condition of such waiver, the AIMCO Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. The foregoing restrictions on transferability and ownership will not apply if the AIMCO Board of Directors determines that it is no longer in the best interests of AIMCO to attempt to qualify, or to continue to quality as a REIT and a resolution terminating AIMCO's status as a REIT and amending the Charter to remove the foregoing restrictions is duly adopted by the AIMCO Board of Directors and a majority of AIMCO's stockholders. If shares of Common Stock in excess of the Ownership Limit, or shares of Common Stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Internal Revenue Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Common Stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Securities Exchange Act of 1934, more than a specified percentage of the outstanding shares of Common Stock must file a written statement or an affidavit with AIMCO containing the information specified in the Charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to AIMCO in writing such information with respect to the direct, indirect and constructive ownership of shares as the AIMCO Board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The ownership limitations may have the effect of precluding acquisition of control of AIMCO by a third party unless the AIMCO Board of Directors determines that maintenance of REIT status is no longer in the best interests of AIMCO.

CLASS B COMMON STOCK

     In connection with the initial formation of AIMCO, Terry Considine, Peter Kompaniez, Steven Ira and Robert P. Lacy (a former officer of AIMCO) acquired an aggregate of 650,000 shares of Class B Common Stock. The Charter, which initially authorized 750,000 shares of Class B Common Stock, was amended in June 1998 to authorize 262,500 shares of Class B Common Stock, of which 162,500 shares are issued and outstanding. The Class B Common Stock does not have voting or dividend rights and, unless converted into Class A Common Stock, as described below, is subject to repurchase by AIMCO as described below. As of December 31 of each of the years 1994 through 1998 (each, a "Year-End Testing Date"), a number of the shares of Class B Common Stock outstanding as of such date (the "Eligible Class B Shares") become eligible for automatic conversion (subject to the Ownership Limit) into an equal number of shares of Class A Common Stock (subject to adjustment upon the occurrence of certain events in respect of the Class A Common Stock, including stock dividends, subdivisions, combinations and reclassifications). Once Class B Common Stock has been converted into Class A Common Stock, holders of such shares of converted Class A Common Stock will have voting and dividend rights of Class A Common Stock generally. Once converted or forfeited, the Class B Common Stock may not be reissued by AIMCO.

     The Eligible Class B Shares convert to Class A Common Stock if (i) AIMCO's Funds from Operations Per Share (as defined below) reaches certain annual and cumulative growth targets and (ii) the average market price for a share of Class A Common Stock for a 90 calendar day period beginning on any day on or after the October 1 immediately preceding the relevant Year-End Testing Date equals or exceeds a specified target price. "Funds from Operations Per Share" or "FFO Per Share" means, for any period, (i) net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, less any preferred stock dividend payments, divided by (ii) the sum of (a) the number of shares of the Class A Common Stock outstanding on the last day of such period (excluding any shares of the Class A Common Stock into which shares of the Class B Common Stock shall have been converted as a result of the conversion of shares of the Class B Common Stock on the last day of such period) and (b) the number of shares of the Class A Common Stock issuable to acquire units of limited partnership that (x) may be tendered for redemption in any limited partnership in which AIMCO serves as general partner and (y) are outstanding on the last day of such period.

     Set forth below for each of the remaining Year-End Testing Dates is (i) the number of shares of Class B Common Stock that become Eligible Class B Shares as of such date, (ii) the annual FFO Per Share growth target (as a percentage increase in FFO Per Share from the prior year), (iii) the cumulative FFO Per Share growth target (in FFO Per Share) and (iv) the average market price target:

                                                      ANNUAL FFO                    AVERAGE
                                          ELIGIBLE    PER SHARE    CUMULATIVE FFO   MARKET
                                           CLASS B      GROWTH       PER SHARE       PRICE
         YEAR-END TESTING DATE            SHARES(1)     TARGET     GROWTH TARGET    TARGET
         ---------------------            ---------   ----------   --------------   -------
December 31, 1998.......................   162,500       8.5%          $2.760       $26.373

---------------

(1) Assumes that only the shares of Class B Common Stock outstanding as of December 31, 1997 remain outstanding until converted into shares of Class A Common Stock.

     If the annual growth target is not met for a particular Year-End Testing Date, the Eligible Class B Shares for that date may be converted as of a subsequent Year-End Testing Date if all of the targets are met for that subsequent Year-End Testing Date. Any Class B Common Stock that has not been converted into Class A Common Stock following December 31, 1998 will be subject to repurchase by AIMCO at a price of $0.10 per share. Class B Common Stock is also subject to automatic conversion upon the occurrence of certain events, including a change of control (as defined in the Charter). The AIMCO Board may increase the number of shares which are eligible for conversion as of any Year-End Testing Date and may, under certain circumstances, accelerate the conversion of outstanding Class B Common Stock at such time and in such amount as it may determine appropriate.

     All of the 65,000 shares of Class B Common Stock eligible for conversion as of the December 31, 1994 Year-End Testing Date, all of the 130,000 shares of Class B Common Stock eligible for conversion as of the December 31, 1995 Year-End Testing Date, all of the 130,000 shares of Class B Common Stock eligible for conversion as of December 31, 1996 and all of the 162,500 shares of Class B Common Stock eligible for conversion as of December 31, 1997, have been converted into shares of Class A Common Stock. As of December 31, 1997, the outstanding Class B Common Stock was held as follows: 93,428 shares by Mr. Considine, 41,438 shares by Mr. Kompaniez, 13,821 shares by Mr. Ira and 13,813 shares by Mr. Lacy.

BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder, ownership of Common OP Units will be treated as beneficial ownership of the shares of Common Stock for which the Common OP Units may be redeemed. The business combination statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The AIMCO Board has not passed such a resolution.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or
(iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

     A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the corporation's board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in the Charter or in AIMCO's bylaws (the "Bylaws"). The control share acquisition statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer.

                            DESCRIPTION OF OP UNITS


     The following description sets forth certain general terms and provisions of the OP Units and the AIMCO Operating Partnership Agreement. The AIMCO Operating Partnership Agreement is included as Appendix B hereto, and this description is qualified in its entirety by the terms thereof.


GENERAL

     The AIMCO Operating Partnership is a limited partnership organized pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, or any successor to such statute, the "Delaware LP Act") and upon the terms and subject to the conditions set forth in the AIMCO Operating Partnership Agreement. AIMCO GP, a Delaware corporation and a wholly owned subsidiary of AIMCO, is the sole general partner of the AIMCO Operating Partnership. Another wholly owned subsidiary of AIMCO, the Special Limited Partner, is a limited partner in the AIMCO Operating Partnership. The term of the AIMCO Operating Partnership commenced on May 16, 1994, and will continue until December 31, 2093, unless the AIMCO Operating Partnership is dissolved sooner pursuant to the provisions of the AIMCO Operating Partnership Agreement or as otherwise provided by law.

PURPOSE AND BUSINESS

     The purpose and nature of the AIMCO Operating Partnership is to conduct any business, enterprise or activity permitted by or under the Delaware LP Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware LP Act, or to own interests in any entity engaged in any business permitted by or under the Delaware LP Act,
(iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit AIMCO, in the sole and absolute discretion of the AIMCO GP, at all times to be classified as a REIT.

MANAGEMENT BY THE AIMCO GP

     Except as otherwise expressly provided in the AIMCO Operating Partnership Agreement, all management powers over the business and affairs of the AIMCO Operating Partnership are exclusively vested in the AIMCO GP. None of the limited partners of the AIMCO Operating Partnership or any other person to whom one or more OP Units have been transferred (each, an "Assignee") will take part in the operations, management or control (within the meaning of the Delaware LP
Act) of the AIMCO Operating Partnership's business, transact any business in the AIMCO Operating Partnership's name or have the power to sign documents for or otherwise bind the AIMCO Operating Partnership. The AIMCO GP may not be removed by the partners with or without cause, except with the consent of the AIMCO GP. In addition to the powers granted a general partner of a limited partnership under applicable law or that are granted to the AIMCO GP under any other provision of the AIMCO Operating Partnership Agreement, the AIMCO GP, subject to the other provisions of the AIMCO Operating Partnership Agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the AIMCO Operating Partnership, to exercise all powers of the AIMCO Operating Partnership and to effectuate the purposes of the AIMCO Operating Partnership. The AIMCO Operating Partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the AIMCO GP determines to be appropriate. The AIMCO GP is authorized to execute, deliver and perform certain agreements and transactions on behalf of the AIMCO Operating Partnership without any further act, approval or vote of the partners.

     Restrictions on AIMCO GP's Authority. The AIMCO GP may not take any action in contravention of the AIMCO Operating Partnership Agreement. The AIMCO GP may not, without the prior consent of the limited partners, undertake, on behalf of the AIMCO Operating Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the AIMCO Operating Partnership Agreement, amend, modify or terminate the AIMCO Operating Partnership Agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the AIMCO Operating Partnership; (iii) institute any proceeding for bankruptcy on behalf of the AIMCO Operating Partnership; or (iv) subject to certain exceptions, approve or acquiesce to the transfer of the AIMCO Operating Partnership interest of the AIMCO GP, or admit into the AIMCO Operating Partnership any additional or successor general partners of the AIMCO Operating Partnership.

     Issuance of Additional OP Limited Partnership Interests. The AIMCO GP is authorized to admit additional limited partners to the AIMCO Operating Partnership from time to time, on terms and conditions and for such capital contributions as may be established by the AIMCO GP in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The AIMCO GP is expressly authorized to cause the AIMCO Operating Partnership to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by the AIMCO Operating

Partnership, (ii) for less than fair market value, so long as the AIMCO GP concludes in good faith that such issuance is in the best interests of the AIMCO GP and the AIMCO Operating Partnership, and (iii) in connection with any merger of any other entity into the AIMCO Operating Partnership if the applicable merger agreement provides that persons are to receive interests in the AIMCO Operating Partnership in exchange for their interests in the entity merging into the AIMCO Operating Partnership. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the AIMCO GP, in its sole and absolute discretion without the approval of any limited partners, and set forth in a written document thereafter attached to and made an exhibit to the AIMCO Operating Partnership Agreement. Without limiting the generality of the foregoing, the AIMCO GP shall have authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions by the AIMCO Operating Partnership; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of the AIMCO Operating Partnership; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. Interests in the AIMCO Operating Partnership that have distribution rights, or rights upon liquidation, winding up or dissolution, that are superior or prior to the Common OP Units are Preferred OP Units. No person will be admitted as an additional limited partner without the consent of the AIMCO GP, which consent may be given or withheld in the AIMCO GP's sole and absolute discretion.

MANAGEMENT LIABILITY AND INDEMNIFICATION

     Notwithstanding anything to the contrary set forth in the AIMCO Operating Partnership Agreement, the AIMCO GP is not liable to the AIMCO Operating Partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law of any act or omission if the AIMCO GP acted in good faith. The AIMCO Operating Partnership Agreement provides for indemnification of AIMCO, or any director or officer of AIMCO (in its capacity as the previous general partner of the AIMCO Operating Partnership), the AIMCO GP, any officer or director of AIMCO GP or the AIMCO Operating Partnership and such other persons as the AIMCO GP may designate from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the AIMCO Operating Partnership, as set forth in the AIMCO Operating Partnership Agreement. The Delaware LP Act provides that subject to the standards and restrictions, if any, set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933.

COMPENSATION AND FEES

     The AIMCO GP does not receive compensation for its services as general partner of the AIMCO Operating Partnership. However, the AIMCO GP is entitled to payments, allocations and distributions in its capacity as general partner of the AIMCO Operating Partnership. In addition, the AIMCO Operating Partnership is responsible for all expenses incurred relating to the AIMCO Operating Partnership's ownership of its assets and the operation of the AIMCO Operating Partnership and reimburses the AIMCO GP for such expenses paid by the AIMCO GP. The employees of the AIMCO Operating Partnership receive compensation for their services.

FIDUCIARY RESPONSIBILITIES

     The directors and officers of the AIMCO GP have fiduciary duties to manage the AIMCO GP in a manner beneficial to AIMCO, as the sole stockholder of the AIMCO GP. At the same time, the AIMCO GP, as general partner, has fiduciary duties to manage the AIMCO Operating Partnership in a manner beneficial to the AIMCO Operating Partnership and its partners. The duties of the AIMCO GP, as general partner, to the AIMCO Operating Partnership and its partners, therefore, may come into conflict with the duties of the directors and officers of the AIMCO GP to its sole stockholder, AIMCO.

     Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The AIMCO Operating Partnership Agreement expressly authorizes the AIMCO GP to enter into, on behalf of the AIMCO Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the AIMCO Operating Partnership and the AIMCO GP, on such terms as the AIMCO GP, in its sole and absolute discretion, believes are advisable. The latitude given in the AIMCO Operating Partnership Agreement to the AIMCO GP in resolving conflicts of interest may significantly limit the ability of a limited partner to challenge what might otherwise be a breach of fiduciary duty. The AIMCO GP believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of the AIMCO Operating Partnership without undue risk of liability.

     The AIMCO Operating Partnership Agreement expressly limits the liability of the AIMCO GP by providing that the AIMCO GP, and its officers and directors will not be liable or accountable in damages to the AIMCO Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the AIMCO GP or such director or officer acted in good faith. In addition, the AIMCO Operating Partnership is required to indemnify the AIMCO GP, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the AIMCO GP or such other persons, provided that the AIMCO Operating Partnership will not indemnify for
(i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the AIMCO Operating Partnership Agreement.

     The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the AIMCO GP has not obtained an opinion of counsel covering the provisions set forth in the AIMCO Operating Partnership Agreement that purport to waive or restrict the fiduciary duties of the AIMCO GP that would be in effect under common law were it not for the AIMCO Operating Partnership Agreement. See "Risk Factors -- Risks Associated With an Investment in OP Units -- Conflicts of Interest and Fiduciary Responsibility."

CLASS B PARTNERSHIP PREFERRED UNITS

     On August 4, 1997, in connection with AIMCO's issuance of 750,000 shares of Class B Preferred Stock, the AIMCO Operating Partnership issued 750,000 Class B Partnership Preferred Units to the Special Limited Partner. The terms of the Class B Partnership Preferred Units are substantially the same as the terms of the Class B Preferred Stock. The Class B Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $1.78125 per unit or, if greater, the distributions then payable on Common OP Units into which such Class B Partnership Preferred Units are convertible. On or after August 4, 1998, upon the conversion of Class B Preferred Stock into Class A Common Stock, a number of Class B Partnership Preferred Units equal to the number of shares of Class B Preferred Stock so converted will be converted into Common OP Units. The number of Common OP Units issued upon conversion of Class B Partnership Preferred Units is determined by dividing the Class B Partnership Preferred Unit's liquidation preference of $100 per unit by $30.45. In addition, each Class B Partnership Preferred Unit has a priority in liquidation equal to $100 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class B Preferred Stock.

CLASS C PARTNERSHIP PREFERRED UNITS

     On December 23, 1997, in connection with AIMCO's issuance of 2,400,000 shares of Class C Preferred Stock, the AIMCO Operating Partnership issued 2,400,000 Class C Partnership Preferred Units to the Special Limited Partner. The terms of the Class C Partnership Preferred Units are substantially the same as the terms of the Class C Preferred Stock. The Class C Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.5625 per unit ($2.25 per annum). In addition, each Class C Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class C Preferred Stock.

CLASS D PARTNERSHIP PREFERRED UNITS

     On February 19, 1998, in connection with AIMCO's issuance of 4,200,000 shares of Class D Preferred Stock, the AIMCO Operating Partnership issued 4,200,000 Class D Partnership Preferred Units to the Special Limited Partner. The terms of the Class D Partnership Preferred Units are substantially the same as the terms of the Class D Preferred Stock. The Class D Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.546875 ($2.1875 per annum). In addition, each Class D Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class D Preferred Stock.

CLASS E PARTNERSHIP PREFERRED UNITS

     In connection with the Insignia Merger, AIMCO will issue up to 8,945,921 shares of Class E Preferred Stock. AIMCO will contribute assets formerly held by Insignia to the AIMCO Operating Partnership in exchange for Class E Partnership Preferred Units issued to the Special Limited Partner. The terms of the Class E Partnership Preferred Units are substantially the same as the terms of the Class E Preferred Stock. The Class E Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly distributions equal (on a per unit basis) to the dividends paid on the AIMCO Class A Common Stock (on a per share basis), and a special distribution of $50 million in the aggregate. Upon payment of the special distribution, the Class E Partnership Preferred Units automatically convert into an equal number of Common OP Units. Each Class E Partnership Preferred Unit has a priority in liquidation equal to $1.00 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class E Preferred Stock.

CLASS F PARTNERSHIP PREFERRED UNITS

     In connection with the Insignia Merger, AIMCO has assumed Insignia's obligations under its 6 1/2% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures"), and the AIMCO Operating Partnership has issued Class F Partnership Preferred Units to the Special Limited Partner that are economically equivalent to the Convertible Debentures. The Convertible Debentures bear interest at the rate of 6 1/2% per annum and are convertible into shares of AIMCO Class E Preferred Stock at a price of $57.21. After the conversion of Class E Preferred Stock into Class A Common Stock, the Convertible Debentures will be convertible into shares of Class A Common Stock at a conversion price that is adjusted for the $50 million dividend paid on the Class E Preferred Stock. The Class F Partnership Preferred Units have a liquidation value of $50 per Class F Partnership Preferred Unit, plus an amount per Class F Partnership Unit equal to all accrued and unpaid interest on Convertible Debentures in a principal amount of $50 to the date of final distribution to holders of Class F Partnership Preferred Units (but such holders would not be entitled to any further payment). Holders of Class F Partnership Preferred Units are entitled to receive, on any date on which payments of interest or principal are made on Convertible Debentures, distributions payable in cash in an amount per Class F Partnership Preferred Unit equal to the interest and principal payment made in respect of Convertible Debentures in a principal amount of $50 on such distribution date. Class F Partnership Preferred Units are redeemable by the AIMCO Operating Partnership at any time that AIMCO redeems all or any of the Convertible Debentures, in number equal to the quotient obtained by dividing the aggregate principal amount of Convertible Debentures so redeemed by $50, at a price per Class F Partnership Preferred Unit equal to the price paid by AIMCO to redeem Convertible Debentures in a principal amount of $50. Upon any conversion of Convertible Debentures into shares of AIMCO Class E Preferred Stock or Class A Common

Stock, a number of Class F Partnership Preferred Units equal to the quotient obtained by dividing the aggregate principal amount of Convertible Debentures so converted by $50 will be converted into Class E Partnership Preferred Units or Partnership Common Units, respectively. The conversion ratio in effect from time to time for such conversion of Class F Partnership Preferred Units into Class E Partnership Preferred Units or Partnership Common Units will be equal to, and automatically adjusted to reflect, the conversion ratio in effect from time to time for the conversion of Convertible Debentures in a principal amount equal to $50 into shares of AIMCO's Class E Preferred Stock or Class A Common Stock, as the case may be. The Class F Partnership Preferred Units may be owned and held solely by AIMCO GP or the Special Limited Partner.

CLASS G PARTNERSHIP PREFERRED UNITS

     On July 15, 1998, in connection with AIMCO's issuance of 4,050,000 shares of Class G Preferred Stock, the AIMCO Operating Partnership issued 4,050,000 Class G Partnership Preferred Units to the Special Limited Partner. The terms of the Class G Partnership Preferred Units are substantially the same as the terms of the Class G Preferred Stock. The Class G Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.5859375 ($2.34375 per annum). In addition, each Class G Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class G Preferred Stock.

CLASS H PARTNERSHIP PREFERRED UNITS

     On August 11, 1998, in connection with AIMCO's issuance of 2,000,000 shares of Class H Preferred Stock, the AIMCO Operating Partnership issued 2,000,000 Class H Partnership Preferred Units to the Special Limited Partner. The terms of the Class H Partnership Preferred Units are substantially the same as the terms of the Class H Preferred Stock. The Class H Partnership Preferred Units entitle the Special Limited Partner to receive preferred quarterly cash distributions of $0.59375 ($2.375 per annum). In addition, each Class H Partnership Preferred Unit has a priority in liquidation equal to $25 per unit plus an amount equal to the accumulated, accrued and unpaid dividends on a share of Class H Preferred Stock.

HIGH PERFORMANCE UNITS

     In January 1998, the AIMCO Operating Partnership sold an aggregate of 15,000 High Performance Units to a joint venture formed by fourteen of AIMCO's officers and to three of AIMCO's independent directors, Messrs. Martin, Rhodes and Smith. Holders of High Performance Units have no rights to receive distributions or allocations of income or loss, or to redeem their High Performance Units prior to the Valuation Date that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control (as defined in the AIMCO Operating Partnership Agreement) occurs. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock during the Measurement Period exceeds the Minimum Return, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon liquidation of the AIMCO Operating Partnership) as would holders of a number of Common OP Units equal to the quotient obtained by dividing (i) the product of (A) 15% of the amount by which the cumulative Total Return of the Class A Common Stock over the Measurement Period exceeds the greater of 115% of the peer group index or the Minimum Return, multiplied by (B) the weighted average market value of AIMCO's equity capitalization (including Class A Common Stock and Common OP Units) by (ii) the market value of one share of Class A Common Stock on the Valuation Date. If, on the Valuation Date, the cumulative Total Return of the Class A Common Stock does not satisfy these criteria, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the AIMCO Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon a liquidation of the AIMCO Operating Partnership) as would holders of 150 Common OP Units. For purposes of determining the market value of Class A Common Stock or Common OP Units as of any date, the average closing price of the Class A Common Stock for the 20 trading days immediately preceding such date is used. It is expected that the Morgan Stanley REIT Index, a capitalization-weighted index with dividends reinvested of the most actively traded REITs, will be used as the peer group index for purposes of the High Performance Units.


     Upon the occurrence of a change of control, any holder of High Performance Units may, subject to certain restrictions, require the AIMCO Operating Partnership to redeem all or a portion of the High Performance Units held by such party in exchange for (i) a cash payment per unit equal to the estimated proceeds that a holder of one unit would be entitled to receive in the event of a liquidation of the AIMCO Operating Partnership, or (ii) a number of shares of Class A Common Stock with a value equal to such cash payment. The AIMCO Operating Partnership may elect, in its sole discretion, to pay cash or direct AIMCO to issue shares to satisfy any such redemption.


DISTRIBUTIONS

     Preferred OP Units. Holders of Preferred OP Units to be issued hereunder will have rights to distributions as set forth in the Prospectus Supplement. With respect to rights of holders of Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class E Partnership Preferred Units, Class F Partnership Preferred Units, Class G Partnership Preferred Units and Class H Partnership Preferred Units, see
"-- Class B Partnership Preferred Units; -- Class C Partnership Preferred Units; -- Class D Partnership Preferred Units; -- Class E Partnership Preferred Units; -- Class F Partnership Preferred Units; -- Class G Partnership Preferred Units; and -- Class H Partnership Preferred Units."

     High Performance Units. On and after the Valuation Date, holders of High Performance Units may be entitled to receive distributions in accordance with the terms of the High Performance Units. See "-- High Performance Units."

     Common OP Units. Subject to the rights of holders of any outstanding Preferred OP Units, the AIMCO Operating Partnership Agreement requires the AIMCO GP to cause the AIMCO Operating Partnership to distribute quarterly all, or such portion as the AIMCO GP may in its sole and absolute discretion determine, of Available Cash (as defined in the AIMCO Operating Partnership Agreement) generated by the AIMCO Operating Partnership during such quarter to the AIMCO GP, the Special Limited Partner and the holders of Common OP Units ("Common OP Unitholders") on the record date established by the AIMCO GP with respect to such quarter, in accordance with their respective interests in the AIMCO Operating Partnership on such record date. Holders of any other Preferred OP Units issued in the future may have priority over the AIMCO GP, the Special Limited Partner and holders of Common OP Units with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

     Distributions payable with respect to any interest in the AIMCO Operating Partnership that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The AIMCO GP in its sole and absolute discretion may distribute to the OP Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The AIMCO Operating Partnership Agreement requires the AIMCO GP to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with AIMCO's qualification as a REIT, to cause the AIMCO Operating Partnership to distribute sufficient amounts to enable the AIMCO GP to transfer funds to AIMCO and enable AIMCO to pay stockholder dividends that will (i) satisfy the requirements (the "REIT Requirements") for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any federal income or excise tax liability of AIMCO.

     No Common OP Unitholder has any right to demand or receive property other than cash as provided in the AIMCO Operating Partnership Agreement. The AIMCO GP may determine, in its sole and absolute discretion, to make a distribution in kind of assets of the AIMCO Operating Partnership to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the AIMCO Operating Partnership Agreement.

     Subject to the rights of holders of any outstanding Preferred OP Units, net proceeds from the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership (a "Terminating Capital Transaction"), and any other cash received or reductions in reserves made after commencement of the liquidation of the AIMCO Operating Partnership, will be distributed to the OP Unitholders in accordance with the AIMCO Operating Partnership Agreement.

     The AIMCO Operating Partnership Agreement prohibits the AIMCO Operating Partnership and the AIMCO GP, on behalf of the AIMCO Operating Partnership, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware LP Act or other applicable law.

ALLOCATIONS OF NET INCOME AND NET LOSS

     Preferred OP Units. With respect to the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class E Partnership Preferred Units, the Class F Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units and any similar class of Preferred OP Unit that may be subsequently issued, gross income and, if necessary, gain will be allocated to the holders of the Preferred OP Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of the Preferred OP Units receive a distribution on any Preferred OP Units (other than an amount included in any redemption of Preferred OP Units). If any Preferred OP Units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the AIMCO GP in its discretion will determine) will be allocated to the holders of such class of Preferred OP Units to the extent that the redemption amounts paid or payable with respect to the Preferred OP Units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by the AIMCO Operating Partnership) per Preferred OP Unit allocable to the Preferred OP Units so redeemed and (ii) deductions and losses (in such relative proportions as the AIMCO GP in its discretion will determine) will be allocated to the holders of such class of Preferred OP Units to the extent that the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the AIMCO Operating Partnership) per Preferred OP Unit allocable to the Preferred OP Units so redeemed exceeds the redemption amount paid or payable with respect to the Preferred OP Units so redeemed.

     High Performance Units. On and after the Valuation Date, holders of High Performance Units may be allocated income and loss in accordance with the terms of the High Performance Units. See "-- High Performance Units."

     Common OP Units. Net Income (as defined in the AIMCO Operating Partnership Agreement) and Net Loss (as defined in the AIMCO Operating Partnership Agreement) of the AIMCO Operating Partnership will be determined and allocated with respect to each fiscal year of the AIMCO Operating Partnership as of the end of each such year. Except as otherwise provided in the AIMCO Operating Partnership Agreement, an allocation to a Common OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the AIMCO Operating Partnership Agreement and subject to the terms of any outstanding Partnership Preferred Units, Net Income and Net Loss will be allocated to the holders of Common OP Units in accordance with their respective Common OP Units at the end of each fiscal year. The AIMCO Operating Partnership Agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the AIMCO Operating Partnership Agreement and subject to the terms of any outstanding Preferred OP Units, for income tax purposes under the Internal Revenue Code and the Treasury Regulations, each Partnership item of income, gain, loss and deduction will be allocated among the Common OP Unitholders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to the AIMCO Operating Partnership Agreement.

WITHHOLDING

     The AIMCO Operating Partnership is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of federal, state, local or foreign taxes that the AIMCO GP determines that the AIMCO Operating Partnership is required to withhold or pay with respect to any amount distributable or allocable to such limited partner pursuant to the AIMCO Operating Partnership Agreement.

RETURN OF CAPITAL

     No limited partner is entitled to interest on its capital contribution or on such limited partner's capital account. Except (i) pursuant to the rights of redemption set forth in the AIMCO Operating Partnership Agreement, (ii) as provided by law, or (iii) pursuant to the terms of any outstanding Preferred OP Units, no limited partner has any right to demand or receive the withdrawal or return of its capital contribution from the AIMCO Operating Partnership, except to the extent of distributions made pursuant to the AIMCO Operating Partnership Agreement or upon termination of the AIMCO Operating Partnership. Except to the extent otherwise expressly provided in the AIMCO Operating Partnership Agreement and subject to the terms of any outstanding Preferred OP Units, no limited partner or assignee will have priority over any other limited partner or assignee either as to the return of capital contributions or as to profits, losses or distributions.

REDEMPTION RIGHTS

     Preferred OP Units. Holders of Preferred OP Units to be issued hereunder will have rights to redemption as set forth in the applicable Prospectus Supplement. With respect to rights of holders of Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class E Partnership Preferred Units, Class F Partnership Preferred Units, Class G Partnership Preferred Units and Class H Partnership Preferred Units, see
"-- Class B Partnership Preferred Units; -- Class C Partnership Preferred Units; -- Class D Partnership Preferred Units; -- Class E Partnership Preferred Units; -- Class F Partnership Preferred Units; and -- Class H Partnership Preferred Units."


     High Performance Units. In the event of a change of control, holders of High Performance Units will have redemption rights similar to those of holders of Common OP Units. See "-- High Performance Units."



     Common OP Units. After the first anniversary of becoming a holder of Common OP Units, each Common OP Unitholder and certain assignees have the right, subject to the terms and conditions set forth in the AIMCO Operating Partnership Agreement, to require the AIMCO Operating Partnership to redeem all or a portion of the Common OP Units held by such party in exchange for shares of Class A Common Stock, on a one-for-one basis, or a cash amount equal to the value of such shares. On or before the close of business on the fifth business day after the AIMCO GP receives a notice of redemption, the AIMCO Operating Partnership may, in its sole and absolute discretion but subject to the restrictions on the ownership of Class A Common Stock imposed under the AIMCO Charter and the transfer restrictions and other limitations thereof, elect to cause AIMCO to acquire some or all of the tendered Common OP Units from the tendering party in exchange for Class A Common Stock, based on an exchange ratio of one share of Class A Common Stock for each Common OP Unit, subject to adjustment as provided in the AIMCO Operating Partnership Agreement.


PARTNERSHIP RIGHT TO CALL COMMON OP UNITS

     Notwithstanding any other provision of the AIMCO Operating Partnership Agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the Special Limited Partner, are less than one percent (1%), the AIMCO Operating Partnership will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the Special Limited Partner's interest) in the AIMCO Operating Partnership by treating any limited partner as if such limited partner had tendered for redemption pursuant to the AIMCO Operating Partnership Agreement the amount of Common OP Units specified by the AIMCO GP, in its sole and absolute discretion, by notice to the limited partner.

TRANSFERS AND WITHDRAWALS

     Restrictions on Transfer. The AIMCO Operating Partnership Agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the AIMCO Operating Partnership Agreement will be null and void ab initio. Until the expiration of one year from the date on which a limited partner acquired OP Units, subject to certain exceptions, such limited partner may not transfer all or any portion of its OP Units to any transferee without the consent of the AIMCO GP, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which a limited partner acquired OP Units, such limited partner has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the AIMCO Operating Partnership Agreement, including the AIMCO GP's right of first refusal. It is a condition to any transfer (regardless of whether such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the AIMCO Operating Partnership Agreement with respect to such OP Units, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the AIMCO Operating Partnership Agreement without the approval of the AIMCO GP, in its sole and absolute discretion.

     In connection with any transfer of OP Units, the AIMCO GP will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933 and will not otherwise violate any federal or state securities laws or regulations applicable to the AIMCO Operating Partnership or the OP Units transferred.

     No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the AIMCO GP or by the AIMCO Operating Partnership) may be made to any person if (i) in the opinion of legal counsel for the AIMCO Operating Partnership, it would result in the AIMCO Operating Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Internal Revenue Code.

     Substituted Limited Partners. No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the AIMCO GP, which consent may be given or withheld by the AIMCO GP in its sole and absolute discretion. If the AIMCO GP, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the AIMCO Operating Partnership Agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware LP Act, including the right to receive distributions from the AIMCO Operating Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the AIMCO Operating Partnership attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the AIMCO Operating Partnership Agreement, but will not be deemed to be a limited partner for any other purpose under the AIMCO Operating Partnership Agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in this Agreement or under the Delaware LP Act, fully remaining with the transferor limited partner).

     Withdrawals. No limited partner may withdraw from the AIMCO Operating Partnership other than as a result of a permitted transfer of all of such limited partner's OP Units in accordance with the AIMCO Operating Partnership Agreement, with respect to which the transferee becomes a substituted limited partner, or pursuant to a redemption (or acquisition by AIMCO) of all of such limited partner's OP Units.

     Restrictions on the General Partner. The AIMCO GP may not transfer any of its general partner interest or withdraw from the AIMCO Operating Partnership unless (i) the limited partners consent or (ii) immediately after a merger of the AIMCO GP into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in the AIMCO Operating Partnership held by the AIMCO GP, are contributed to the AIMCO Operating Partnership as a capital contribution in exchange for OP Units.

ISSUANCE OF CAPITAL STOCK BY AIMCO

     Pursuant to the AIMCO Operating Partnership Agreement, upon the issuance of its capital stock, AIMCO is generally obligated to contribute the cash proceeds or other consideration received from such issuance to the AIMCO Operating Partnership in exchange for, in the case of Class A Common Stock, Common OP Units, or in the case of an issuance of Preferred Stock, Preferred OP Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Stock.

DILUTION

     The AIMCO GP has the power, without the consent of the limited partners, to cause the AIMCO Operating Partnership to issue additional Common OP Units and Preferred OP Units. Any such issuance may dilute the interests of existing OP Unitholders. In addition, the terms of the Preferred OP Units entitle the holders thereof to receive preferential distributions of cash and a priority in liquidation, as well as certain class voting rights.

AMENDMENT OF THE AIMCO OPERATING PARTNERSHIP AGREEMENT

     By the AIMCO GP Without the Consent of the Limited Partners. The AIMCO GP has the power, without the consent of the limited partners, to amend the AIMCO Operating Partnership Agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of the AIMCO GP or surrender any right or power granted to the AIMCO GP or any affiliate of the AIMCO GP for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of the AIMCO Operating Partnership in accordance with the AIMCO Operating Partnership Agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the AIMCO Operating Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the AIMCO Operating Partnership Agreement that will not be inconsistent with law or with the provisions of the AIMCO Operating Partnership Agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (5) to reflect such changes as are reasonably necessary for AIMCO to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of "Capital Account" in the AIMCO Operating Partnership Agreement or contemplated by the Internal Revenue Code or the Treasury Regulations).

     With the Consent of the Limited Partners. With the exception of the circumstances described above whereby the AIMCO GP may, without the consent of the limited partners, amendments to the AIMCO Operating Partnership Agreement require the limited partners' consent. Amendments to the AIMCO Operating Partnership Agreement may be proposed by the AIMCO GP or by limited partners holding a majority of the outstanding Common OP Units, excluding the Special Limited Partner (a "Majority in Interest"). Following such proposal, the AIMCO GP will submit any proposed amendment to the limited partners. The AIMCO GP will seek the written consent of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the AIMCO GP may deem appropriate. For purposes of obtaining a written consent, the AIMCO GP may require a written response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the AIMCO GP's recommendation with respect to the proposal, provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

     Meetings of the partners may be called by the AIMCO GP and will be called upon the receipt by the AIMCO GP of a written request by a Majority in Interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the AIMCO GP or such other person as the AIMCO GP may appoint pursuant to such rules for the conduct of the meeting as the AIMCO GP or such other person deems appropriate in its sole and absolute discretion. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding Common OP Units (or such other percentage as is expressly required by the AIMCO Operating Partnership Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the partners holding a majority of outstanding Common OP Units (or such other percentage as is expressly required by the AIMCO Operating Partnership Agreement for the action in question). Such consent shall be filed with the AIMCO GP. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

RECORDS AND ACCOUNTING; FISCAL YEAR

     The AIMCO Operating Partnership Agreement requires the AIMCO GP to keep or cause to be kept at the principal office of the AIMCO Operating Partnership those records and documents required to be maintained by the Delaware LP Act and other books and records deemed by the AIMCO GP to be appropriate with respect to the AIMCO Operating Partnership's business. The books of the AIMCO Operating Partnership will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the AIMCO GP determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the AIMCO Operating Partnership, the AIMCO GP and AIMCO may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of the AIMCO Operating Partnership is the calendar year.

REPORTS

     As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter and each fiscal year, the AIMCO GP will cause to be mailed to each limited partner, of record as of the last day of the calendar quarter or as of the close of the fiscal year, as the case may be, a report containing financial statements of the AIMCO Operating Partnership, or of AIMCO if such statements are prepared solely on a consolidated basis with AIMCO, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the AIMCO GP determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the AIMCO GP.

TAX MATTERS

     The AIMCO GP is the "tax matters partner" of the AIMCO Operating Partnership for federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership with respect to tax matters. In addition, the AIMCO GP will arrange for the preparation and timely filing of all returns with respect to the AIMCO Operating Partnership's income, gains, deductions, losses and other items required of the AIMCO Operating Partnership for federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for federal and state income tax reporting purposes. The limited partners will promptly provide the AIMCO GP with such information as may be reasonably requested by the AIMCO GP from time to time.

DISSOLUTION AND WINDING UP

     Dissolution. The AIMCO Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a "Liquidating Event") (i) December 31, 2093; (ii) an event of withdrawal, as defined in the Delaware LP Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a "majority in interest" (as such phrase is used in Section 17-801(3) of the Delaware LP Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the AIMCO Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner; (iii) an election to dissolve the AIMCO Operating Partnership made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iv) entry of a decree of judicial dissolution of the AIMCO Operating Partnership pursuant to the provisions of the Delaware LP Act; (v) the occurrence of a Terminating Capital Transaction; or
(vi) the redemption (or acquisition by AIMCO, the AIMCO GP and/or the Special Limited Partner) of all Common OP Units other than Common OP Units held by the AIMCO GP or the Special Limited Partner.

     Winding Up. Upon the occurrence of a Liquidating Event, the AIMCO Operating Partnership will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The AIMCO GP (or, in the event that there is no remaining AIMCO GP or the AIMCO GP has dissolved, become bankrupt within the meaning of the Delaware LP Act or ceased to operate, any person elected by a Majority in Interest of the limited partners) will be responsible for overseeing the winding up and dissolution of the AIMCO Operating Partnership and will take full account of the AIMCO Operating Partnership's liabilities and property, and the AIMCO Operating Partnership's property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the AIMCO GP, include Class A Common Stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of the AIMCO Operating Partnership's debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all the AIMCO Operating Partnership's debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the AIMCO Operating Partnership Agreement; (ii) third, to the satisfaction of all of the AIMCO Operating Partnership's debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Preferred OP Units, if any, and (v) the balance, if any, to the AIMCO GP, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods.

            COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO

     Generally, the nature of an investment in the Common OP Units is substantially equivalent economically to an investment in the Class A Common Stock. The AIMCO Operating Partnership makes quarterly distributions to holders of Common OP Units (on a per unit basis) that generally are equal to the dividends paid on the Class A Common Stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Common OP Unitholders generally share in the risks and rewards of ownership in the enterprise being conducted by AIMCO (through the AIMCO Operating Partnership). However, there are some differences between ownership of Common OP Units and ownership of Class A Common Stock, some of which may be material to investors.

     The information below highlights a number of the significant differences between the AIMCO Operating Partnership and AIMCO relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and federal income taxation, and compares certain legal rights associated with the ownership of Common OP Units and Class A Common Stock, respectively. These comparisons are intended to assist OP Unitholders in understanding how their investment will be changed if their Common OP Units are exchanged for Class A Common Stock. COMMON OP UNITHOLDERS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS AND THE REGISTRATION STATEMENT AND THE EXHIBITS THERETO OF WHICH THIS PROSPECTUS IS A PART AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.

         AIMCO OPERATING PARTNERSHIP                    AIMCO

                     Form of Organization and Assets Owned


The AIMCO Operating Partnership is organized as a            AIMCO is a Maryland corporation. AIMCO has elected to
Delaware limited partnership. The AIMCO Operating            be taxed as a REIT under the Internal Revenue Code,
Partnership owns interests (either directly or through       commencing with its taxable year ended December 31,
subsidiaries) in the apartment properties.                   1994, and intends to maintain its election as a REIT.
                                                             With certain limited exceptions, AIMCO's only
                                                             significant assets are its equity interests in the
                                                             AIMCO GP and the Special Limited Partner, which in turn
                                                             collectively hold a controlling interest in the AIMCO
                                                             Operating Partnership.

                             Duration of Existence


The term of the AIMCO Operating Partnership continues        AIMCO has a perpetual existence, unless liquidated or
until December 31, 2093, unless the AIMCO Operating          dissolved.
Partnership is dissolved sooner pursuant to the terms
of the AIMCO Operating Partnership Agreement or as
provided by law. See "Description of OP
Units -- General" and "Description of OP
Units -- Dissolution and Winding Up."

                  Purpose and Permitted Activities/Investments


The purpose of the AIMCO Operating Partnership is to         Under its Charter, AIMCO may engage in any lawful
conduct any business that may be lawfully conducted by       activity permitted to be engaged in by a Maryland
a limited partnership organized pursuant to the              corporation pursuant to Maryland law. The Charter
Delaware LP Act, provided that such business is to be        prohibits the AIMCO Board of Directors from taking any
conducted in a manner that permits AIMCO to be               action to terminate AIMCO's status as a REIT, unless
qualified as a REIT, unless AIMCO ceases to qualify as       the AIMCO Board of Directors recommends such action and
a REIT. The AIMCO Operating Partnership is authorized        the holders of a majority of the shares entitled to
to perform any and all acts for the furtherance of the       vote on such matter approve such action. The Internal
purposes and business of the AIMCO Operating                 Revenue Code defines a REIT as a corporation, trust or
Partnership, provided that the AIMCO Operating               association (1) that is managed by one or more trustees
Partnership may not take, or refrain from taking, any        or directors; (2) the beneficial ownership of which is
action which, in the judgment of the AIMCO GP could (i)      evidenced by transferable shares, or by transferable
adversely affect the ability of AIMCO to continue to         certificates of beneficial interest; (3) which would be
qualify as a REIT, (ii) subject AIMCO to certain income      taxable as a domestic corporation, but for the special
and excise taxes, or (iii) violate any law or                Internal Revenue Code provisions applicable to REITs;
regulation of any governmental body or agency (unless        (4) that is neither a financial institution nor an
such action, or inaction, is specifically consented to       insurance company subject to certain provisions of the
by AIMCO). Subject to the foregoing,                         Internal Revenue Code; (5) the beneficial

     AIMCO OPERATING PARTNERSHIP                           AIMCO

the AIMCO Operating Partnership may invest in or enter       ownership of which is held by 100 or more persons; (6)
into partnerships, joint ventures, or similar                in which, during the last half of each taxable year,
arrangements                                                 not more than 50% in value of the outstanding stock is
                                                             owned, directly or indirectly, by five or fewer
                                                             individuals (as defined in the Internal Revenue Code to
                                                             include certain entities); and (7) which meets certain
                                                             other tests described in this Prospectus (including
                                                             with respect to the nature of its income and assets).
                                                             See "Federal Income Taxation of AIMCO and AIMCO
                                                             Stockholders -- General." The Internal Revenue Code
                                                             provides that conditions (1) through (4) must be met
                                                             during the entire taxable year, and that condition (5)
                                                             must be met during at least 335 days of a taxable year
                                                             of 12 months, or during a proportionate part of a
                                                             taxable year of less than 12 months. The Charter also
                                                             contains certain restrictions regarding transfers of
                                                             its shares, which provisions are intended to assist
                                                             AIMCO in satisfying the share ownership requirements
                                                             described in conditions (5) and (6) above. See "Federal
                                                             Income Taxation of AIMCO and AIMCO
                                                             Stockholders -- General."

                                                             Substantially all of the operations of AIMCO are
                                                             conducted through the AIMCO Operating Partnership and
                                                             its subsidiaries. Through its controlling interests in
                                                             the AIMCO Operating Partnership and other limited
                                                             partnerships and limited liability companies, AIMCO
                                                             owns and controls interests in numerous multi-family
                                                             rental apartment properties.

                               Additional Equity


The AIMCO GP is authorized to issue additional               Under the Charter, the AIMCO Board of Directors has the
partnership interests in the AIMCO Operating                 authority to classify and reclassify any of its
Partnership for any partnership purpose from time to         unissued capital stock into shares of Preferred Stock
time to the limited partners and to other persons, and       by setting or changing in any one or more respects the
to admit such other persons as additional limited            preferences, conversion or other rights, voting powers,
partners, on terms and conditions and for such capital       restrictions, limitations as to dividends,
contributions as may be established by the AIMCO GP in       qualifications or terms or conditions of redemption of
its sole discretion. The net capital contribution need       such shares of capital stock including, but not limited
not be equal for all partners. No action or consent by       to, ownership restrictions consistent with the
the limited partners is required in connection with the      Ownership Limit with respect to each series or class of
admission of any additional limited partner. See             capital stock, and the number of shares constituting
"Description of OP Units -- Management by the AIMCO          each series or class, and to increase or decrease the
GP." Subject to Delaware law, any additional partner-        number of shares of any such series or class, to the
ship interests may be issued in one or more classes, or      extent permitted by the MGCL. AIMCO is authorized to
one or more series of any of such classes, with such         issue, in its discretion, additional equity securities
designations, preferences and relative, participating,       including Class A Common Stock or Preferred Stock;
optional or other special rights, powers and duties as       provided, however, that the total number of equity
shall be determined by the AIMCO GP, in its sole and         securities outstanding may not exceed the total number
absolute discretion without the approval of any limited      of authorized shares set forth in the Charter (i.e.,
partner, and set forth in a written document thereafter      not more than 510,750,000 shares of capital stock).
attached to and made an exhibit to the AIMCO Operating       Additionally, AIMCO may issue additional Class A Common
Partnership Agreement.                                       Stock upon exchange of Common OP Units for Class A
                                                             Common Stock, and upon exercise of options granted
                                                             pursuant to AIMCO's stock incentive plan. Pursuant to
                                                             the AIMCO Operating Partnership Agreement, upon the
                                                             issuance of its capital stock, AIMCO is generally
                                                             obligated to contribute the cash proceeds or other
                                                             consideration received from such issuance to the AIMCO
                                                             Operating Partnership in exchange for, in the case of
                                                             Class A Common Stock, Common OP Units, or in the case
                                                             of an issuance of Preferred Stock, Preferred OP Units
                                                             with designations, preferences and other rights, terms
                                                             and provisions that are substantially the same as the
                                                             designations, preferences and other rights, terms and
                                                             provisions of such Preferred Stock. See "Description of
                                                             OP Units -- Issuance of Class A Common Stock by AIMCO."

                                                             Neither AIMCO's Charter nor its By-Laws impose any
                                                             restrictions upon dealings between AIMCO and its
                                                             directors, officers and affiliates. Under Maryland law,
                                                             however, material facts of the

     AIMCO OPERATING PARTNERSHIP                           AIMCO

                                                             relationship, the transaction and the conflict of
                                                             interest must (i) be disclosed to the Board of
                                                             Directors and approved by the affirmative vote of a
                                                             majority of the disinterested directors; or (ii) be
                                                             disclosed to the stockholders and approved by the
                                                             affirmative vote of a majority of the disinterested
                                                             stockholders or (iii) be in fact fair and reasonable.
                                                             In addition, AIMCO has adopted certain policies
                                                             designed to minimize or eliminate conflicts of
                                                             interests between AIMCO and its executive officers and
                                                             directors. Without the approval of a majority of the
                                                             disinterested directors, AIMCO will not (i) acquire
                                                             from or sell to any director, officer or employee of
                                                             AIMCO or any entity in which a director, officer or
                                                             employee of AIMCO owns more than a 1% interest, or
                                                             acquire from or sell to any affiliate of any of the
                                                             foregoing, any assets or other property of AIMCO, (ii)
                                                             make any loan to or borrow from any of the foregoing
                                                             persons, or (iii) engage in any material transaction
                                                             with the foregoing. In addition, AIMCO has entered into
                                                             employment agreements with certain officers and
                                                             directors which include provisions intended to
                                                             eliminate or minimize potential conflicts of interest.
                                                             See "Business of the Company -- Policies of the Company
                                                             with Respect to Certain Other Activities."

                               Borrowing Policies


The AIMCO Operating Partnership Agreement contains no        AIMCO is not restricted under its Charter or Bylaws
restrictions on borrowings, and the AIMCO GP has full        from incurring borrowings.
power and authority to borrow money on behalf of the
AIMCO Operating Partnership.

                            Review of Investor Lists


Each limited partner has the right, upon written demand      Under Maryland law, a stockholder holding at least 5%
with a statement of the purpose of such demand and at        of the outstanding stock of a corporation may, upon
such limited partner's own expense, to obtain a current      written request, inspect and copy during usual business
list of the name and last known business, residence or       hours the list of the stockholders of such corporation.
mailing address of the AIMCO GP and each other partner.

                               Management Control


All management powers over the business and affairs of       The AIMCO Board of Directors has exclusive control over
the AIMCO Operating Partnership are vested in the AIMCO      AIMCO's business and affairs subject only to the
GP. No limited partner has any right to participate in       restrictions in the Charter and the Bylaws. The
or exercise control or management power over the             policies adopted by the AIMCO Board of Directors may be
business and affairs of the AIMCO Operating                  altered or eliminated without a vote of AIMCO's
Partnership. The limited partners have the right to          stockholders. Accordingly, except for their vote in the
vote on certain matters described under "Voting Rights"      election of directors, holders of Class A Common Stock
below. The AIMCO GP may not be removed by the limited        have no control over the ordinary business policies of
partners with or without cause.                              AIMCO.

                    Management Liability and Indemnification


Notwithstanding anything to the contrary set forth in        The Charter limits the liability of AIMCO's directors
the AIMCO Operating Partnership Agreement, the AIMCO GP      and officers to AIMCO and its stockholders to the
is not liable to the AIMCO Operating Partnership for         fullest extent permitted from time to time by Maryland
losses sustained, liabilities incurred or benefits not       law. Maryland law presently permits the liability of
derived as a result of errors in judgment or mistakes        directors and officers to a corporation or its
of fact or law of any act or omission if the AIMCO GP        stockholders for money damages to be limited, except
acted in good faith. The AIMCO Operating Partnership         (i) to the extent that it is proved that the director
Agreement provides for indemnification of AIMCO, or any      or officer actually received an improper benefit or
director or officer of AIMCO (in its capacity as the         profit in money, property or services actually
previous general partner of the AIMCO Operating              received, or (ii) if a judgment or other final
Partnership), the AIMCO GP, any officer or director of       adjudication is entered in a proceeding based on a
AIMCO GP or the AIMCO Operating Partnership and such         finding that the director's or officer's action, or
other persons as the AIMCO GP may designate from and         failure to act, was the result of active and deliberate
against all losses, claims, damages, liabilities, joint      dishonesty and was material to the cause of action
or several, expenses (including legal                        adjudicated in the proceeding. This provision does not
                                                             limit the ability of AIMCO or its stockholders to
                                                             obtain other relief, such

     AIMCO OPERATING PARTNERSHIP                           AIMCO

fees), fines, settlements and other amounts incurred in      as an injunction or recission.
connection with any actions relating to the operations
of the AIMCO Operating Partnership, as set forth in the      The Charter and Bylaws require AIMCO to indemnify its
AIMCO Operating Partnership Agreement. The Delaware LP       directors, officers and certain other parties to the
Act provides that subject to the standards and               fullest extent permitted from time to time by Maryland
restrictions, if any, set forth in its partnership           law. The MGCL permits a corporation to indemnify its
agreement, a limited partnership may, and shall have         directors, officers and certain other parties against
the power to, indemnify and hold harmless any partner        judgments, penalties, fines, settlements and reason-
or other person from and against any and all claims and      able expenses actually incurred by them in connection
demands whatsoever. It is the position of the SEC that       with any proceeding to which they may be made a party
indemnification of directors and officers for                by reason of their service to or at the request of the
liabilities arising under the Securities Act is against      corporation, unless it is established that (i) the act
public policy and is unenforceable pursuant to Section       or omission of the indemnified party was material to
14 of the Securities Act of 1933.                            the matter giving rise to the proceeding and (x) was
                                                             committed in bad faith or (y) was the result of active
                                                             and deliberate dishonesty, (ii) the indemnified party
                                                             actually received an improper personal benefit in
                                                             money, property or services of (iii) in the case of any
                                                             criminal proceeding, the indemnified party had
                                                             reasonable cause to believe that the act or omission
                                                             was unlawful. Indemnification may be made against
                                                             judgments, penalties, fines, settlements and reasonable
                                                             expenses actually incurred by the director or officer
                                                             in connection with the proceeding; provided however,
                                                             that if the proceeding is one by or in the right of the
                                                             corporation, indemnification may not be made with
                                                             respect to any proceeding in which the director or
                                                             officer has been adjudged to be liable to the
                                                             corporation. In addition, a director or officer may not
                                                             be indemnified with respect to any proceeding charging
                                                             improper personal benefit to the director or officer
                                                             was adjudged to be liable on the basis that personal
                                                             benefit was improperly received. The termination of any
                                                             proceeding by conviction, or upon a plea of nolo
                                                             contendere or its equivalent, or an entry of any order
                                                             of probation prior to judgment, creates a rebuttable
                                                             presumption that the director or officer did not meet
                                                             the requisite standard or conduct required for
                                                             indemnification to be permitted. It is the position of
                                                             the SEC that indemnification of directors and officers
                                                             for liabilities arising under the Securities Act of
                                                             1933 is against public policy and is unenforceable
                                                             pursuant to Section 14 of the Securities Act of 1933.

                                                             AIMCO has entered into agreements with certain of its
                                                             officers, pursuant to which AIMCO has agreed to
                                                             indemnify such officers to the fullest extent permitted
                                                             by applicable law.

                            Anti-Takeover Provisions


Except in limited circumstances, the AIMCO GP has            The Charter and Bylaws of AIMCO contain a number of
exclusive management power over the business and             provisions that may have the effect of delaying or
affairs of the AIMCO Operating Partnership. The AIMCO        discouraging an unsolicited proposal for the
GP may not be removed as general partner of the AIMCO        acquisition of AIMCO or the removal of incumbent
Operating Partnership by the limited partners with or        management. These provisions include, among others: (1)
without cause. Under the AIMCO Operating Partnership         authorized shares of stock that may be issued, in the
Agreement, the AIMCO GP, as a general partner, may, in       discretion of the AIMCO Board of Directors, as
its sole discretion, prevent a transferee of an OP Unit      Preferred Stock with superior voting rights to the
from becoming a substituted limited partner pursuant to      Class A Common Stock; (2) a requirement that directors
the AIMCO Operating Partnership Agreement. The AIMCO GP      may be removed only for cause and by a vote of holders
may exercise this right of approval to deter, delay or       of at least two-thirds of the votes entitled to be cast
hamper attempts by persons to acquire a controlling          in the election of directors; (3) advance notice
interest in the AIMCO Operating Partnership.                 required in order to nominate persons for election to
Additionally, the AIMCO Operating Partnership Agreement      the AIMCO Board of Directors or to propose business to
contains restrictions on the ability of limited              be considered by stockholders at a stockholder's
partners to transfer their OP Units. See "Description        meeting; and (4) provisions designed to avoid
of OP Units -- Transfers and Withdrawals."                   concentration of stock ownership in a manner that would
                                                             jeopardize AIMCO's status as a REIT under the Internal
                                                             Revenue Code. See "Description of Common
                                                             Stock -- Restrictions on Transfer" and "Risk
                                                             Factors -- Ownership Limit."

                                                             The MGCL contains provisions concerning certain
                                                             "business combinations" and "control share
                                                             acquisitions" (each as defined

     AIMCO OPERATING PARTNERSHIP                           AIMCO

                                                             in the MGCL) that could have the effect of discouraging
                                                             offers to acquire AIMCO and of increasing the
                                                             difficulty of consummating any such offer. See
                                                             "Description of Common Stock -- Business Combinations"
                                                             and "Description of Common Stock -- Control Share
                                                             Acquisitions."

        Amendment of the Partnership Agreement or the Charter and Bylaws


With the exception of certain circumstances set forth        AIMCO may amend, alter or repeal any provision
in the AIMCO Operating Partnership Agreement, whereby        contained in its Charter upon (i) adoption by the AIMCO
the AIMCO GP may, without the consent of the limited         Board of Directors of a resolution recommending such
partners, amend the AIMCO Operating Partnership              amendment, alteration, or repeal, (ii) presentation by
Agreement, amendments to the AIMCO Operating                 the AIMCO Board of Directors to the stockholders of a
Partnership Agreement require the consent of the             resolution at an annual or special meeting of the
limited partners holding a majority of the outstanding       stockholders and (iii) approval of such resolution by
Common OP Units, excluding the Special Limited Partner       the affirmative vote of the holders of a majority (or,
and certain other limited exclusions (a "Majority in         in certain cases, two- thirds) of the aggregate number
Interest"). Amendments to the AIMCO Operating                of votes entitled to be cast generally in the election
Partnership Agreement may be proposed by the AIMCO GP        of directors.
or by holders of a Majority in Interest. Following such
proposal, the AIMCO GP will submit any proposed              Under the MGCL, unless otherwise provided in a
amendment to the limited partners. The AIMCO GP will         corporation's charter, a proposed charter amendment
seek the written consent of the limited partners on the      requires an affirmative vote of two-thirds of the
proposed amendment or will call a meeting to vote            outstanding stock entitled to be cast on the matter.
thereon. See "Description of OP Units -- Amendment of        However, the Charter provides that it may be amended
the AIMCO Operating Partnership Agreement."                  upon the affirmative vote of a majority (or, as
                                                             applicable, two-thirds) of the stock entitled to be
                                                             cast generally in the election of directors ("voting
                                                             stock"). Under the MGCL, the power to adopt, alter, and
                                                             repeal the bylaws is vested in the stockholders, except
                                                             to the extent that the charter or bylaws vest it in the
                                                             board of directors. The Bylaws provide that they may be
                                                             amended by vote of a majority of the AIMCO Board of
                                                             Directors. An amendment to any provision of the Bylaws
                                                             relating to their repeal or the removal of directors
                                                             may be effected only by the vote of two-thirds of the
                                                             voting stock.

                             Compensation and Fees


The AIMCO GP does not receive compensation for its           The employees, officers and directors of AIMCO receive
services as general partner of the AIMCO Operating           compensation for their services.
Partnership. However, the AIMCO GP is entitled to
payments, allocations and distributions in its capacity
as general partner of the AIMCO Operating Partnership.
In addition, the AIMCO Operating Partnership is
responsible for all expenses incurred relating to the
AIMCO Operating Partnership's ownership of its assets
and the operation of the AIMCO Operating Partnership
and reimburses the AIMCO GP for such expenses paid by
the AIMCO GP. The employees of the AIMCO Operating
Partnership receive compensation for their services.

                             Liability of Investors


Except for fraud, willful misconduct or gross                The MGCL provides that no stockholder of a corporation
negligence, no limited partner has personal liability        will be personally liable for any obligations of such
for the AIMCO Operating Partnership's debts and              corporation. Generally the liability of stockholders
obligations, and liability of the limited partners for       for AIMCO's debts and obligations is limited to the
the AIMCO Operating Partnership's debts and obli-            amount of their investment in AIMCO.
gations is generally limited to the amount of their
investment in the AIMCO Operating Partnership. However,
the limitations on the liability of limited partners
for the obligations of a limited partnership have not
been clearly established in some states. If it were
determined that the AIMCO Operating Partnership had
been conducting business in any state without
compliance with the applicable limited partnership
statute, or that the right or the exercise of the right
by the limited partners holding OP Units as a group to
make certain amendments to the AIMCO Operating

     AIMCO OPERATING PARTNERSHIP                           AIMCO

Partnership Agreement or to take other action pursuant to the AIMCO Operating Partnership Agreement constituted participation in the "control" of the AIMCO
Operating Partnership's business, then a limited partner could be held liable under certain circumstances for the AIMCO Operating Partnership's obligations to the same extent as the general partner.

                                Fiduciary Duties


Unless otherwise provided for in the relevant                Under Maryland law, the members of the AIMCO Board of
partnership agreement, Delaware law generally requires       Directors must perform their duties in good faith, in a
a general partner of a Delaware limited partnership to       manner that they reasonably believe to be in the best
adhere to fiduciary duty standards under which it owes       interests of AIMCO and with the care of an ordinarily
its limited partners the highest duties of good faith,       prudent person in a like position. Members of the AIMCO
fairness and loyalty and which generally prohibit such       Board of Directors who act in such a manner will
general partner from taking any action or engaging in        generally not be liable to AIMCO for monetary damages
any transaction as to which it has a conflict of             arising from their activities as members of the AIMCO
interest. The AIMCO Operating Partnership Agreement          Board of Directors.
expressly authorizes the AIMCO GP to enter into, on
behalf of the AIMCO Operating Partnership, a right of
first opportunity arrangement and other conflict
avoidance agreements with various affiliates of the
AIMCO Operating Partnership and the AIMCO GP, on such
terms as the AIMCO GP, in its sole and absolute
discretion, believes are advisable. The AIMCO Operating
Partnership Agreement expressly limits the liability of
the AIMCO GP by providing that the AIMCO GP, and its
officers and directors will not be liable or
accountable in damages to the AIMCO Operating
Partnership, the limited partners or assignees for
errors in judgment or mistakes of fact or law or of any
act or omission if the AIMCO GP or such director or
officer acted in good faith. See "Risk Factors -- Risks
Associated With an Investment in OP Units -- Conflicts
of Interest and Fiduciary Responsibility" and
"Description of OP Units -- Fiduciary
Responsibilities."

                            Federal Income Taxation


The AIMCO Operating Partnership is not subject to            AIMCO has elected to be taxed as a REIT beginning with
federal income taxes. Instead, each OP Unitholder            its fiscal year ended December 31, 1994. So long as it
includes in income its allocable share of the AIMCO          qualifies as a REIT, AIMCO will be permitted to deduct
Operating Partnership's taxable income or loss when it       distributions paid to its stockholders, which
determines its individual federal income tax liability.      effectively will reduce the "double taxation" that
                                                             typically results when a corporation earns income and
                                                             distributes that income to its stockholders in the form
                                                             of dividends. A qualified REIT, however, is subject to
                                                             federal income tax on income that is not distributed
                                                             and also may be subject to federal income and excise
                                                             taxes in certain circumstances. The maximum federal
                                                             income tax rate for corporations under current law is
                                                             35%, but in certain circumstances a REIT is subject to
                                                             a 100% tax on certain kinds of income.

Income and loss from the AIMCO Operating Partnership         Dividends paid by AIMCO will be treated as "portfolio"
may be subject to the passive activity limitations. If       income and cannot be offset with losses from "passive
an investment in an OP Unit is treated as a passive          activities."
activity, income and loss from the AIMCO Operating
Partnership generally can be offset against income and
loss from other investments that constitute "passive
activities" (unless the AIMCO Operating Partnership is
considered a "publicity traded partnership", in which
case income and loss from the AIMCO Operating
Partnership can only be offset against other income and
loss from the AIMCO Operating Partnership). Income of
the AIMCO Operating Partnership, however, attributable
to dividends from the management companies or interest
paid by the management companies does not qualify as
passive activity income and cannot be offset against
losses from "passive activities."

     AIMCO OPERATING PARTNERSHIP                           AIMCO

Cash distributions by the AIMCO Operating Partnership        Distributions by AIMCO to its taxable domestic
are not taxable to an OP Unitholder except to the            stockholders out of current or accumulated earnings and
extent they exceed such Partner's basis in its interest      profits will be taxed as ordinary income. Distributions
in the AIMCO Operating Partnership (which will include       that are designated as capital gain dividends generally
such OP Unitholder's allocable share of the AIMCO            will be taxed as long-term capital gain, subject to
Operating Partnership's nonrecourse debt).                   certain limitations. A distribution in excess of
                                                             current or accumulated earnings and profits will be
                                                             treated as a non-taxable return of basis to the extent
                                                             of a stockholder's adjusted basis in its shares of
                                                             stock of AIMCO with respect to which such distribution
                                                             is received, with the excess, if any, taxed as capital
                                                             gain.

Each year, OP Unitholders receive a Schedule K-1 tax         Each year, stockholders of AIMCO receive a Form 1099
form containing tax information for inclusion in             used by REITs to report dividends paid to their
preparing their federal income tax returns.                  stockholders.

OP Unitholders are required, in some cases, to file          Stockholders who are individuals generally will not be
state income tax returns and/or pay state income taxes       required to file state income tax returns and/or pay
in the states in which the AIMCO Operating Partnership       state income taxes outside of their states of residence
owns property or transacts business, even if they are        solely as a result of the fact that AIMCO owns property
not residents of those states. The AIMCO Operating           or transacts business in various jurisdictions. AIMCO
Partnership may be required to pay state income taxes        may be required to pay state income taxes in various
in certain states.                                           states.

             COMPARISON OF COMMON OP UNITS AND CLASS A COMMON STOCK

          COMMON OP UNITS                        CLASS A COMMON STOCK

                              Nature of Investment


The Common OP Units constitute equity interests              The Class A Common Stock constitute equity interests in
entitling each OP Unitholder to his or her pro rata          AIMCO. Dividends are paid, when and as declared by the
share of cash distributions made from Available Cash         AIMCO Board of Directors. In order to qualify as a
(as such term is defined in the AIMCO Operating              REIT, AIMCO is required to distribute dividends (other
Partnership Agreement) to the partners of the AIMCO          than capital gain dividends) to its stockholders in an
Operating Partnership.                                       amount at least equal to (A) the sum of (i) 95% of
                                                             AIMCO's "REIT taxable income" (computed without regard
                                                             to the dividends paid deduction and AIMCO's net capital
                                                             gain) and (ii) 95% of the net income (after tax), if
                                                             any, from foreclosure property, minus (B) the sum of
                                                             certain items of noncash income.

                                 Voting Rights


Under the AIMCO Operating Partnership Agreement, the         Each outstanding share of Class A Common Stock entitles
limited partners have voting rights only with respect        the holder thereof to one vote on all matters submitted
to certain limited matters such as certain amendments        to stockholders for vote, including the election of
and termination of the AIMCO Operating Partnership           directors. See "Description of Common Stock -- Class A
Agreement and certain transactions such as the               Common Stock." Holders of Class A Common Stock have the
institution of bankruptcy proceedings, an assignment         right to vote on, among other things, a merger of
for the benefit of creditors and certain transfers by        AIMCO, amendments to the Charter and the dissolution of
the AIMCO GP of its interest in the AIMCO Operating          AIMCO. Certain amendments to the Charter require the
Partnership or the admission of a successor general          affirmative vote of not less than two-thirds of votes
partner.                                                     entitled to be cast on the matter. The Charter permits
                                                             the AIMCO Board of Directors to classify and issue
                                                             capital stock in one or more series having voting power
                                                             which may differ from that of the Class A Common Stock.

                                                             Under Maryland law, a consolidation, merger, share
                                                             exchange or transfer of all or substantially all of the
                                                             assets of AIMCO requires the affirmative vote of not
                                                             less than two-thirds of all of the votes entitled to be
                                                             cast on the matter. With respect to each of these
                                                             transactions, only the holders of Class A Common Stock
                                                             are entitled to vote on the matters. No approval of the
                                                             stockholders is required for the sale of less than all
                                                             or substantially all of AIMCO's assets.

                                                             Maryland law provides that the AIMCO Board of Directors
                                                             must obtain the affirmative vote of at least two-thirds
                                                             of the votes entitled to be cast on the matter in order
                                                             to dissolve AIMCO. Only the holders of Class A Common
                                                             Stock are entitled to vote on AIMCO's dissolution.

                                 Distributions


Subject to the rights of holders of any outstanding          Holders of the Class A Common Stock are entitled to
Preferred OP Units, the AIMCO Operating Partnership          received dividends, when and as declared by the AIMCO
Agreement requires the AIMCO GP to cause the AIMCO           Board of Directors, out of funds legally available
Operating Partnership to distribute quarterly all, or        therefor. See "Per Share and Per Unit Data."
such portion as the AIMCO GP may in its sole and
absolute discretion determine, of Available Cash             Holders of Class B Common Stock do not have dividend
generated by the AIMCO Operating Partnership during          rights. A certain number of shares of Class B Common
such quarter to the AIMCO GP, the Special Limited            Stock are eligible for conversion into an equal number
Partner and the holders of Common OP Units on the            of shares of Class A Common Stock. Once Class B Common
record date established by the AIMCO GP with respect to      Stock has been converted into Class A Common Stock,
such quarter, in accordance with their respective            holders of such shares of converted Class A Common
interests in the AIMCO Operating Partnership on such         Stock will have dividend rights of Class A Common Stock
record date. Holders of any other Preferred OP Units         generally. See "Description of Common Stock -- Class B
issued in the future may have priority over the AIMCO        Common Stock."
GP, the Special Limited Partner and holders of Common
OP Units with respect to distributions of Available          AIMCO, in order to qualify as a REIT, is required to
Cash, distributions upon liquidation or other                distribute dividends (other than capital gain
distributions. See "Per Share and Per Unit Data."            dividends) to its stockholders in an amount at least
                                                             equal to (A) the sum of (i) 95% of AIMCO's

           COMMON OP UNITS                         CLASS A COMMON STOCK

The AIMCO GP in its sole and absolute discretion may         "REIT taxable income" (computed without regard to the
distribute to the OP Unitholders Available Cash on a         dividends paid deduction and AIMCO's net capital gain)
more frequent basis and provide for an appropriate           and (ii) 95% of the net income (after tax), if any,
record date. The AIMCO Operating Partnership Agreement       from foreclosure property, minus (B) the sum of certain
requires the AIMCO GP to take such reasonable efforts,       items of noncash income. See "Federal Income Taxation
as determined by it in its sole and absolute discretion      of AIMCO and AIMCO Stockholders -- General."
and consistent with AIMCO's qualification as a REIT, to
cause the AIMCO Operating Partnership to distribute
sufficient amounts to enable the AIMCO GP to transfer
funds to AIMCO and enable AIMCO to pay stockholder
dividends that will (i) satisfy the requirements for
qualifying as a REIT under the Code, and the Treasury
Regulations and (ii) avoid any federal income or excise
tax liability of AIMCO. See "Description of OP
Units -- Distributions."


                    Liquidity and Transferability/Redemption


There is no public market for the OP Units and the OP        The Class A Common Stock is transferable subject to the
Units are not listed on any securities exchange.             Ownership Limit set forth in the Charter. The Class A
                                                             Common Stock is listed on the NYSE.

Pursuant to the AIMCO Operating Partnership Agreement, until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the AIMCO GP, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the AIMCO Operating Partnership
Agreement, including the AIMCO GP's right of first refusal. See "Description of OP Units -- Transfers and
Withdrawals."

After the first anniversary of becoming a holder of Common OP Units, an OP Unitholder has the right, subject to the terms and conditions of the AIMCO
Operating Partnership Agreement, to require the AIMCO
Operating Partnership to redeem all or a portion of the Common OP Units held by such party in exchange for shares of Class A Common Stock or a cash amount equal to the value of such shares, as the AIMCO Operating
Partnership may elect. See "Description of OP
Units -- Redemption Rights." Upon receipt of a notice of redemption, the AIMCO Operating Partnership may, in its sole and absolute discretion but subject to the restrictions on the ownership of Class A Common Stock imposed under the AIMCO Charter and the transfer restrictions and other limitations thereof, elect to cause AIMCO to acquire some or all of the tendered
Common OP Units in exchange for Class A Common Stock, based on an exchange ratio of one share of Class A
Common Stock for each Common OP Unit, subject to adjustment as provided in the AIMCO Operating
Partnership Agreement.

            FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS

     The following is a summary of certain federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of Class A Common Stock and the Preferred Stock (collectively, the Class A Common Stock and the Preferred Stock are referred to herein as the "AIMCO Stock"). This discussion is based upon the Code, the Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this Registration Statement and all of which are subject to change, possibly retroactively. Such summary is also based on the assumptions that the operation of AIMCO, the AIMCO Operating Partnership and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the "Subsidiary Partnerships") will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes). This summary assumes that investors will hold their AIMCO Stock as "capital assets" (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Registration Statement.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF AIMCO STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF AIMCO STOCK AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

GENERAL

     The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

     AIMCO has elected to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1994, and AIMCO intends to continue such election. Although AIMCO believes, and it has received an opinion of Counsel to the effect that, commencing with the AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation, and its actual method of operation since its formation, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. No assurance can be given that AIMCO has been or will remain so qualified. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations and covenants made by AIMCO as to factual matters (including representations of AIMCO concerning its business and properties as set forth in this Registration Statement). The opinion is expressed as of its date and Counsel has no obligation to advise holders of Securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, such qualification and taxation as a REIT depends upon AIMCO's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year will satisfy such requirements. See " -- Failure to Qualify." An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge AIMCO's eligibility for taxation as a REIT.

     Provided AIMCO qualifies for taxation as a REIT, it will generally not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding AIMCO's qualification as a REIT, AIMCO will be subject to federal income tax as follows:
First, AIMCO will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, AIMCO may be subject to the "alternative minimum tax" on its items of tax preference. Third, if AIMCO has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fourth, if AIMCO should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which AIMCO fails the 75% or 95% test multiplied by (b) a fraction intended to reflect AIMCO's profitability. Fifth, if AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that AIMCO elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods, AIMCO would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, if AIMCO acquires assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in the hands of AIMCO is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation (such as the assets acquired from Insignia in the Insignia Merger), under Treasury Regulations not yet promulgated, the subchapter C corporation would be required to recognize any net Built-In Gain (as defined below) that would have been realized if the Subchapter C corporation had liquidated on the day before the date of the transfer. Pursuant to IRS Notice 88-19, AIMCO may elect, in lieu of the treatment described above, to be subject to tax at the highest regular corporate tax rate on such gain to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of the beginning of the ten-year period ("Built-in Gain"). AIMCO intends to make such an election and, therefore, will be taxed at the highest regular corporate rate on such Built-in Gain if, and to the extent, such assets are sold within the specified ten-year period. It should be noted that AIMCO has acquired (and will acquire in the Insignia Merger) a significant amount of assets with Built-in Gain and a taxable disposition by AIMCO of any of these assets within ten years of their acquisitions would subject AIMCO to tax under the foregoing rule. Seventh, AIMCO could be subject to foreign taxes on its investments and activities in foreign jurisdictions. In addition, AIMCO could also be subject to tax in certain situations and on certain transactions not presently contemplated.

  Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons;
(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests described below (including with respect to the nature of its income and assets). The Code provides that conditions (1) through
(4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Charter provides certain restrictions regarding transfers of its shares, which provisions are intended to assist AIMCO in satisfying the share ownership requirements described in conditions (5) and (6) above.

     To monitor AIMCO's compliance with the share ownership requirements, AIMCO is required to maintain records regarding the actual ownership of its shares. To do so, AIMCO must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of AIMCO's records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. AIMCO satisfies this requirement.

  Ownership of Partnership Interests

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, AIMCO's proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies in which it has ownership interests (the "Subsidiary Partnerships") will be treated as assets, liabilities and items of income of AIMCO for purposes of applying the REIT requirements described herein. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of AIMCO's Investments in Partnerships."

  Income Tests

     In order to maintain qualification as a REIT, AIMCO annually must satisfy two gross income requirements. First, at least 75% of AIMCO's gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of AIMCO's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Rents received by AIMCO through the Subsidiary Partnerships will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, AIMCO (or its affiliates) is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, AIMCO (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

     PAMS LP and the other subsidiaries of the Company that manage the Managed Properties (collectively, the "Management Subsidiaries") receive management fees and other income. A portion of such fees and other income accrue to AIMCO through distributions from the Management Subsidiaries that will be classified as dividend income to the extent of the earnings and profits of the Management Subsidiaries. Such distributions will generally qualify under the 95% gross income test but not under the 75% gross income test.

     If AIMCO fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if AIMCO's failure to meet such tests was due to reasonable cause and not due to willful neglect, AIMCO attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances AIMCO would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving AIMCO, AIMCO will not qualify as a REIT. As discussed above in "-- General," even where these relief provisions apply, a tax is imposed with respect to the excess net income.

  Asset Tests

     AIMCO, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of AIMCO's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Subsidiary Partnerships), certain stock or debt instruments purchased by AIMCO with new capital, cash, cash items and U.S. government securities. Second, not more than 25% of AIMCO's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by AIMCO may not exceed 5% of the value of AIMCO's total assets, and AIMCO may not own more than 10% of any one issuer's outstanding voting securities.

     AIMCO indirectly owns interests in the Management Subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT or the investment of more than 5% of the REIT's total assets in any one issuer's securities is prohibited by the asset tests. AIMCO believes that its indirect ownership interests in the Management Subsidiaries qualify under the asset tests set forth above. However, no independent appraisals have been obtained to support AIMCO's conclusions as to the value of the AIMCO Operating Partnership's total assets and the value of the AIMCO Operating Partnership's interest in the Management Subsidiaries and these values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that the AIMCO Operating Partnership's ownership interests in the Management Subsidiaries disqualifies AIMCO from treatment as a REIT.

     AIMCO's indirect interests in the AIMCO Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of AIMCO organized and operated as "qualified REIT subsidiaries" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of AIMCO. Each qualified REIT subsidiary therefore is not subject to federal corporate income taxation, although it may be subject to state or local taxation. In addition, AIMCO's ownership of the voting stock of each qualified REIT subsidiary does not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.

  Annual Distribution Requirements

     AIMCO, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of AIMCO's "REIT taxable income" (computed without regard to the dividends paid deduction and AIMCO's net capital gain) and
(ii) 95% of the net income (after tax), if any, from foreclosure property, minus
(B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before AIMCO timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that AIMCO distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. AIMCO may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In such a case, AIMCO's stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by AIMCO. AIMCO's stockholders would then increase the adjusted basis of their AIMCO shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. If AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year and (ii) 95% of its REIT capital gain net income for such year (excluding retained long-term capital gains), and (iii) any undistributed taxable income from prior periods, AIMCO would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. AIMCO believes that it has made, and intends to make, timely distributions sufficient to satisfy these annual distribution requirements.

     It is possible that AIMCO, from time to time, may not have sufficient cash to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the AIMCO Operating Partnership) and (ii) the inclusion of certain items in income by AIMCO for federal income tax purposes. In the event that such timing differences occur, in order to meet the 95% distribution requirement, AIMCO may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable distributions of property.

     Under certain circumstances, AIMCO may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in AIMCO's deduction for dividends paid for the earlier year. Thus, AIMCO may be able to avoid being taxed on amounts distributed as deficiency dividends; however, AIMCO will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

  Distribution of Acquired Earnings and Profits

     The Code provides that when a REIT acquires a corporation that is currently a C corporation (i.e., a corporation without a REIT election, such as Insignia), the REIT may qualify as a REIT only if, as of the close of the year of acquisition, the REIT has no "earnings and profits" acquired from such C corporation. In the Insignia Merger, AIMCO will succeed to the earnings and profits of Insignia and, therefore, AIMCO must distribute such earnings and profits effective on or before December 31, 1998. Insignia has retained independent certified public accountants to determine Insignia's earnings and profits for purposes of this requirement. The determination of the independent certified public accountants will be based upon Insignia's tax returns as filed with the IRS and other assumptions and qualifications set forth in the reports issued by such accountants. Any adjustments to Insignia's income for taxable years ending on or before the closing of the Insignia Merger, including as a result of an examination of its returns by the IRS or the receipt of certain indemnity or other payments, could affect the calculation of Insignia's earnings and profits. Furthermore, the determination of earnings and profits requires the resolution of certain technical tax issues with respect to which there is no authority directly on point and, consequently, the proper treatment of these issues for earnings and profits purposes is not free from doubt. There can be no assurance that the IRS will not examine the tax returns of Insignia and propose adjustments to increase its taxable income and therefore its earnings and profits. In this regard, the IRS can consider all taxable years of Insignia as open for review for purposes of determining the amount of such earnings and profits. Moreover, if the Special Dividend is not treated as a dividend under the Code, AIMCO may, depending upon the amount of other distributions made by AIMCO subsequent to the Insignia Merger, fail to distribute an amount equal to Insignia's earnings and profits. AIMCO's failure to distribute an amount equal to such earnings and profits effective on or before December 31, 1998, would result in AIMCO's failure to qualify as a REIT.

  Failure to Qualify

     If AIMCO fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, AIMCO will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AIMCO fails to qualify will not be deductible by AIMCO nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless AIMCO is entitled to relief under specific statutory provisions, AIMCO would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances AIMCO would be entitled to such statutory relief.

TAX ASPECTS OF AIMCO'S INVESTMENTS IN PARTNERSHIPS

  General

     Substantially all of AIMCO's investments are held indirectly through the AIMCO Operating Partnership. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. AIMCO will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, AIMCO will include its proportionate share of assets held by the Subsidiary Partnerships. See "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- General."

  Entity Classification

     AIMCO's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of AIMCO's assets and items of gross income would change and could preclude AIMCO from satisfying the asset tests and the income tests (see "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Asset Tests" and "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Income Tests"), and in turn could prevent AIMCO from qualifying as a REIT. See "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Failure to Qualify" above for a discussion of the effect of AIMCO's failure to meet such tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case AIMCO might incur a tax liability without any related cash distributions.

  Tax Allocations with Respect to the Properties

     Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book -- Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. See "-- Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership." The AIMCO Operating Partnership was formed by way of contributions of appreciated property (including certain of the Owned Properties). Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for a similar allocation of such items to the other partners. These rules apply to the contribution by AIMCO to the AIMCO Operating Partnership of the cash proceeds received in any offerings of its stock.

     In general, certain OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the AIMCO Operating Partnership or other Subsidiary Partnerships may cause AIMCO to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause AIMCO to recognize taxable income in excess of cash proceeds, which might adversely affect AIMCO's ability to comply with the REIT distribution requirements. See "-- Federal Income Taxation of AIMCO and AIMCO Stockholders -- Annual Distribution Requirements."

     With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of OP Units) subsequent to the formation of AIMCO, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

  Sale of the Properties

     AIMCO's share of any gain realized by the AIMCO Operating Partnership or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Taxation of AIMCO and AIMCO
Stockholders -- General -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The AIMCO Operating Partnership and the other Subsidiary Partnerships intend to hold the Owned Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the Owned Properties and to make such occasional sales of the Owned Properties, including peripheral land, as are consistent with AIMCO's investment objectives.

TAXATION OF MANAGEMENT SUBSIDIARIES

     A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by the Management Subsidiaries to the AIMCO Operating Partnership, and interest paid by the Management Subsidiaries on certain notes held by the AIMCO Operating Partnership. In general, the Management Subsidiaries pay federal, state and local income taxes on their taxable income at normal corporate rates. Any federal, state or local income taxes that the Management Subsidiaries are required to pay will reduce AIMCO's cash flow from operating activities and its ability to make payments to holders of its securities.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

  Distributions

     Provided AIMCO qualifies as a REIT, distributions made to AIMCO's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and retained long-term capital gains) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed AIMCO's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months is subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares in respect of which the distributions were made, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) provided that the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by AIMCO in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by AIMCO and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by AIMCO during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of AIMCO. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.

  Dispositions of AIMCO Stock

     In general, under the recently enacted Internal Revenue Service Restructuring and Reform Act of 1988, capital gains recognized by individuals and other non-corporate taxpayers upon the sale or disposition of AIMCO Stock will be subject to a maximum federal income tax rate of 20% if the AIMCO Stock is held for more than 12 months and will be taxed at ordinary income rates if the AIMCO Stock is held for 12 months or less. Capital losses recognized by a stockholder upon the disposition of AIMCO Stock held for more than one year at the time of disposition will be a long-term capital loss. In addition, any loss upon a sale or exchange of shares of AIMCO Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.

     A redemption of the Preferred Stock will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of AIMCO's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the Preferred Stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder (which will not be the case if only the Preferred Stock is redeemed, since it generally does not have voting rights), (ii) results in a "complete termination" of the holder's stock interest in AIMCO, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed Preferred Stock would be transferred to the holder's remaining stockholdings in AIMCO. If, however, the stockholder has no remaining stockholdings in AIMCO, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

TAXATION OF FOREIGN STOCKHOLDERS

     The following is a discussion of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of AIMCO Stock applicable to Non-U.S. Holders of AIMCO Stock. A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

  Ordinary Dividends

     The portion of dividends received by Non-U.S. Holders payable out of AIMCO's earnings and profits which are not attributable to capital gains of AIMCO and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of AIMCO Stock. In cases where the dividend income from a Non-U.S. Holder's investment in AIMCO Stock is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation).

  Non-Dividend Distributions

     Unless AIMCO Stock constitutes a United States Real Property Interest (a "USRPI"), distributions by AIMCO which are not dividends out of the earnings and profits of AIMCO will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of AIMCO. If AIMCO Stock constitutes a USRPI, such distributions will be subject to 10% withholding and taxed pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at a rate of 35% to the extent such distributions exceed a stockholder's basis in his or her AIMCO Stock.

  Capital Gain Dividends

     Under FIRPTA, a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, AIMCO will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of Non-U.S. Holder that is a corporation.

  Dispositions of AIMCO Stock

     Unless AIMCO Stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not constitute a USRPI if AIMCO is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. AIMCO believes that it is, and it expects to continue to be, a domestically controlled REIT and, therefore, the sale of AIMCO Stock should not be subject to taxation under FIRPTA. Because the Class A Common Stock is publicly traded, however, no assurance can be given that AIMCO is or will continue to be a domestically controlled REIT.

     If AIMCO does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which AIMCO Class A Common Stock is listed) and (ii) the selling Non-U.S. Holder held 5% or less of AIMCO's outstanding stock at all times during a specified testing period.

     If gain on the sale of stock of AIMCO were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Gain from the sale of AIMCO Stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in the AIMCO Stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Estate Tax

     AIMCO Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     AIMCO will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide AIMCO with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, AIMCO may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders who fail to certify their foreign status to AIMCO. The IRS has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Holders. Those final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 1999. Prospective investors in AIMCO Stock should consult their tax advisors regarding the application of these Treasury Regulations.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by AIMCO to Exempt Organizations should generally not constitute UBTI. However, if an Exempt Organization finances its acquisition of the AIMCO Stock with debt, a portion of its income from AIMCO will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from AIMCO as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of AIMCO's stock is required to treat a percentage of the dividends from AIMCO as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of

AIMCO's stock only if (i) the UBTI Percentage is at least 5%, (ii) AIMCO qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of AIMCO in proportion to their actuarial interest in the pension trust, and (iii) either
(A) one pension trust owns more than 25% of the value of AIMCO's stock or (B) a group of pension trusts each individually holding more than 10% of the value of AIMCO's stock collectively owns more that 50% of the value of AIMCO's stock. The restrictions on ownership and transfer of AIMCO's stock should prevent an Exempt Organization from owning more than 10% of the value of AIMCO's stock.

           FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP
                               AND OP UNITHOLDERS

     The following is a summary of certain federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of OP Units. This discussion is based upon the Code, the Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this Registration Statement and all of which are subject to change, possibly retroactively. Such summary is also based on the assumptions that the operation of AIMCO, the AIMCO Operating Partnership and the Subsidiary Partnerships will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes). This summary assumes that investors will hold their OP Units as "capital assets' (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Registration Statement.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OP UNITS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

PARTNERSHIP STATUS

     AIMCO has received an opinion of Counsel to the effect that the AIMCO Operating Partnership is classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation. It must be emphasized that this opinion of Counsel is based on and conditioned upon ceratin assumptions and representations and on opinions of local counsel with respect to matters of local law. The opinion is expressed as of its date and Counsel has no obligation to advise AIMCO of any subsequent change in matters stated, represented or assumed or any subsequent change in the applicable law. An opinion of Counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the AIMCO Operating Partnership as a partnership.

     Some partnerships are, for federal income tax purposes, characterized not as a partnership but as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. A partnership will be classified as a publicly traded partnership if interests therein are traded on an "established securities market" or are "readily tradable" on a "secondary market (or the substantial equivalent thereof)."

     The AIMCO Operating Partnership believes and intends to take the position that the AIMCO Operating Partnership should not be classified as a publicly traded partnership because (i) the OP Units are not traded on an established securities market and (ii) the OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the AIMCO Operating Partnership). Treasury Regulations generally effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") provide limited safe harbors, which, if satisfied, will prevent a partnership's interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof. Under a grandfather rule, certain existing partnerships may rely on safe harbors contained in IRS Notice 88-75 rather than on the safe harbors contained in the PTP Regulations for all taxable years of the partnership beginning before January 1, 2006. The AIMCO Operating Partnership believes that it is subject to such grandfather rule and that it cannot rely on the safe harbors contained in the PTP Regulations. The AIMCO Operating Partnership may not have satisfied any of the safe harbors in Notice 88-75 in its previous tax years. In addition, because the AIMCO Operating Partnership's ability to satisfy a safe harbor in Notice 88-75 (or to the extent applicable, a safe harbor in the PTP Regulations) may involve facts that are not within its control, it is impossible to predict whether the AIMCO Operating Partnership will satisfy a safe harbor in future tax years. The safe harbors in Notice 88-75 are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the AIMCO Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the AIMCO Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the AIMCO Operating Partnership being treated as a publicly traded partnership.

     If the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of "qualifying income." In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. The AIMCO Operating Partnership believes that more than 90% of its gross income consists of qualifying income and expects that more than 90% of its gross income in future tax years will consist of qualifying income. In such event, even if the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the AIMCO Operating Partnership were characterized as a publicly traded partnership, however, each OP Unitholder would be subject to special rules under section 469 of the Code. See "Limitations on Deductibility of Losses -- Passive Activity Loss Limitation." No assurance can be given that the actual results of the AIMCO Operating Partnership's operations for any one taxable year will enable it to satisfy the qualifying income exception.

     If the AIMCO Operating Partnership were characterized as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. Thus, the AIMCO Operating Partnership would be subject to federal tax (and possibly state and local taxes) on its net income, determined without reduction for any distributions made to the OP Unitholders, at regular federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to the OP Unitholders, which reduction could also materially and adversely impact the liquidity and value of the OP Units. In addition, the AIMCO Operating Partnership's items of income, gain, loss, deduction and credit would not be passed through to the OP Unitholders and the OP Unitholders would not be subject to tax on the income earned by the AIMCO Operating Partnership. Distributions received by an OP Unitholder from the AIMCO Operating Partnership, however, would be treated as dividend income for federal income tax purposes, subject to tax as ordinary income to the extent of current and accumulated earnings and profits of the AIMCO Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest (without taking into account Partnership liabilities), and thereafter as gain from the sale of a capital asset. Characterization of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation would also result in the termination of AIMCO's status as a REIT for federal income tax purposes which would have a material adverse impact on AIMCO. See "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Tax Aspects of AIMCO's Investments in Partnerships."

     No assurances can be given that the IRS would not challenge the status of the AIMCO Operating Partnership as a "partnership" which is not "publicly traded" for federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the AIMCO Operating Partnership as a "partnership" for federal income tax purposes.

     The following discussion assumes that the AIMCO Operating Partnership is, and will continue to be, classified and taxed as a partnership for federal income tax purposes.

TAXATION OF OP UNITHOLDERS

     In general, a partnership is treated as a "pass-through" entity for federal income tax purposes and is not itself subject to federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and credits ("Partnership Tax Items") for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner's allocable share of such item is governed by the terms of the partnership agreement.

     No federal income tax will be payable by the AIMCO Operating Partnership. Instead, each OP Unitholder will be (i) required to include in income his allocable share of any AIMCO Operating Partnership income or gains and (ii) entitled to deduct his allocable share of any AIMCO Operating Partnership deductions or losses, but only to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest and subject to the "at risk" and "passive activity loss" rules discussed below under the heading "Limitations on the Deductibility of Losses." An OP Unitholder's allocable share of the AIMCO Operating Partnership's taxable income may exceed the cash distributions to the OP Unitholder for any year if the AIMCO Operating Partnership retains its profits rather than distributing them.

ALLOCATIONS OF AIMCO OPERATING PARTNERSHIP PROFITS AND LOSSES

     For federal income tax purposes, an OP Unitholder's allocable share of the AIMCO Operating Partnership's Partnership Tax Items will be determined by the AIMCO Operating Partnership Agreement if such allocations either have "substantial economic effect" or are determined to be in accordance with the OP Unitholder's interests in the AIMCO Operating Partnership. The manner in which Partnership Tax Items of the AIMCO Operating Partnership are allocated is described above under the heading "Description of OP Units--Allocations of Net Income and Net Loss." If the allocations provided by the AIMCO Operating Partnership Agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular OP Unitholder for federal income tax purposes may be less favorable than the allocation set forth in the AIMCO Operating Partnership Agreement.

TAX BASIS OF A PARTNERSHIP INTEREST

     A partner's adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP Unitholder's interest in the AIMCO Operating Partnership is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP Unitholder to the AIMCO Operating Partnership in exchange for an interest in the AIMCO Operating Partnership and the amount of cash, if any, contributed by the OP Unitholder to the AIMCO Operating Partnership, (B) reduced, but not below zero, by the OP Unitholder's allocable share of AIMCO Operating Partnership distributions, deductions, and losses, (C) increased by the OP Unitholder's allocable share of AIMCO Operating Partnership income and gains, and (D) increased by the OP Unitholder's allocable share of the AIMCO Operating Partnership liabilities and decreased by the OP Unitholder's liabilities assumed by the AIMCO Operating Partnership.

CASH DISTRIBUTIONS

     Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for federal income tax purposes. Thus, an OP Unitholder's federal income tax liability in respect of his allocable share of the AIMCO Operating Partnership taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP Unitholder from the AIMCO Operating Partnership during such year.

     If cash distributions, including a "deemed" cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of the AIMCO Operating Partnership taxable income for the year, the excess will constitute, for federal income tax purposes, a return of capital to the extent of such OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of the AIMCO Operating Partnership interest held by the OP Unitholder. If an OP Unitholder's tax basis in his AIMCO Operating Partnership interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder's AIMCO Operating Partnership interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder's share of the AIMCO Operating Partnership liabilities resulting from the payment or other settlement of such liabilities is generally treated, for federal income tax purposes, as a deemed cash distribution. A decrease in an OP Unitholder's percentage interest in the AIMCO Operating Partnership, because of the issuance by the AIMCO Operating Partnership of additional OP Units, or otherwise, will decrease an OP Unitholder's share of nonrecourse liabilities of the AIMCO Operating Partnership, if any, and thus, will result in a corresponding deemed distribution of cash.

     A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder's tax basis in his OP Units, if the distribution reduces such OP Unitholder's share of the AIMCO Operating Partnership's "Section 751 Assets." "Section 751 Assets" are defined by the Code to include "unrealized receivables" or "substantially appreciated inventory". For this purpose, inventory is substantially appreciated if its value exceeds 120% of its adjusted basis. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder's share of Section 751 Assets occurs, the AIMCO Operating Partnership will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP Unitholder followed by a deemed exchange of such assets with the AIMCO Operating Partnership in return for the non-pro rata portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income under Section 751(b) by the OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP Unitholder's tax basis in such OP Unitholder's share of such Section 751 Assets deemed relinquished in the exchange.

TAX CONSEQUENCES UPON CONTRIBUTION OF PROPERTY TO THE AIMCO OPERATING
PARTNERSHIP

     Generally, Section 721 of the Code provides that neither the Contributing Partner nor the AIMCO Operating Partnership will recognize a gain or loss, for federal income tax purposes, upon a contribution of property to the AIMCO Operating Partnership in exchange for OP Units. Notwithstanding this general rule of nonrecognition, the Contributing Partner may recognize a gain where the property transferred is subject to liabilities, or the AIMCO Operating Partnership assumes liabilities in connection with a transfer of property, and the amount of such liabilities exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the Contributing Partner as determined immediately after the transfer. Such excess is treated by the Contributing Partner, for federal income tax purposes, as the receipt of a deemed distribution of cash to the Contributing Partner from the AIMCO Operating Partnership. If a person transfers to the AIMCO Operating Partnership an interest in another partnership (the "Underlying Partnership") in exchange for an OP Unit, the person will be treated, for federal income tax purposes, as having transferred to the AIMCO Operating Partnership his allocable share of the liabilities of the Underlying Partnership, which could result in, or increase the amount of, a deemed cash distribution. As discussed above, such deemed cash distributions are generally treated as a nontaxable return of capital to the extent of the Contributing Partner's adjusted tax basis in his OP Units and thereafter as gain from the sale of such partnership interest.

     If a Contributing Partner receives or is deemed to receive for federal income tax purposes, cash in addition to OP Units upon the contribution of property to the AIMCO Operating Partnership, the transaction will likely be treated as part contribution of property and part sale of property. In such event, the Contributing Partner will recognize gain or loss with respect to the portion of the property that is deemed sold to the AIMCO Operating Partnership.

     If a Contributing Partner transfers property to the AIMCO Operating Partnership in exchange for an OP Unit and the adjusted tax basis of such property differs from its fair market value, AIMCO Operating Partnership Tax Items must be allocated in a manner such that the Contributing Partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for a similar allocation of such items to the other partners. These rules may apply to a contribution by AIMCO to the AIMCO Operating Partnership of cash proceeds received by AIMCO from the offering of its stock. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and Contributing Partners in the same tax position that they would have been in had the Contributing Partner contributed property with an adjusted tax basis equal its fair market value. Treasury Regulations provide the AIMCO Operating Partnership with several alternative methods and allow the AIMCO Operating Partnership to adopt any other reasonable method to make allocations to reduce or eliminate Book-Tax Differences. The AIMCO GP, in its discretion and in a manner consistent with the Treasury Regulations, will select and adopt a method of allocating AIMCO Operating Partnership Tax Items, including the remedial allocation method, for purposes of eliminating such disparities.

     In general, certain OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased amounts of taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. Accordingly, in the event the AIMCO Operating Partnership disposes of contributed property, income attributable to the Book-Tax Difference of such contributed property generally will be allocated to the Contributing Partner, and the other OP Unitholders generally will be allocated only their share of gains attributable to appreciation, if any, occurring after the contribution of the contributed property. These incremental allocations of income will not result in additional cash distributions to the Contributing Partner, with the result that the Contributing Partner may not necessarily receive cash sufficient to pay the taxes attributable to such income. These allocations will tend to eliminate the Book-Tax Differences with respect to the contributed property over the life of the AIMCO Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed property in the hands of the AIMCO Operating Partnership may cause a noncontributing OP Unitholder to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to such OP Unitholder if the contributed property had a tax basis equal to its fair market value at the time of contribution, and possibly to be allocated taxable gain in the event of a sale of the contributed property in excess of the economic or book income allocated to it as a result of such sale. This may cause noncontributing OP Unitholders to recognize taxable income in excess of cash proceeds.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

     Basis Limitation. To the extent that an OP Unitholder's allocable share of AIMCO Operating Partnership deductions and losses exceeds his adjusted tax basis in his AIMCO Operating Partnership interest at the end of the of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the AIMCO Operating Partnership interest held by such OP Unitholder, but only to the extent permitted under the "at risk" and "passive activity loss" rules discussed below.

     "At Risk" Limitation. Under the "at risk" rules of section 465 of the Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has "at risk" in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has "at risk" is increased. Provided certain requirements are met, the at risk rules generally do not apply to losses arising from any activity which constitutes "the holding of real property," which the holding of an OP Unit should constitute.

     "Passive Activity Loss" Limitation. The passive activity loss rules of section 469 of the Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from the AIMCO Operating Partnership to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unit by the OP Unitholder, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

     If the AIMCO Operating Partnership were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from the AIMCO Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the AIMCO Operating Partnership which are carried forward may only be offset against future income of the AIMCO Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the AIMCO Operating Partnership would only be allowed upon the complete disposition of the OP Unitholder's "entire interest" in the AIMCO Operating Partnership (rather than upon the disposition of an interest in an "activity").

SECTION 754 ELECTION

     The AIMCO Operating Partnership has made the election permitted by Section 754 of the Code. Election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as AIMCO when it acquires AIMCO OP Units from OP Unitholders, to adjust its share of the basis in the AIMCO Operating Partnership's properties pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in the AIMCO Operating Partnership assets. The Section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of the AIMCO Operating Partnership's assets associated with all of the OP Unitholders in the AIMCO Operating Partnership.

DEPRECIATION

     Section 168(i)(7) of the Code provides that in the case of property transferred to a partnership in a Section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of the properties being contributed by a

Contributing Partner to the AIMCO Operating Partnership in exchange for OP Units. However, an acquiror of OP Units that obtains a Section 743(b) adjustment by reason of such acquisition (see "Section 754 Election," above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

SALE, REDEMPTION, OR EXCHANGE OF OP UNITS

     An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of AIMCO Stock, or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the sum of the amount realized in the transaction, which, in the case of the receipt of shares of AIMCO Stock will be an amount equal to their fair market value at the time that the transaction is consummated, plus the amount of AIMCO Operating Partnership liabilities allocable to the OP Unit at such time and (ii) the OP Unitholder's tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder's allocable share of the AIMCO Operating Partnership's income or loss for the taxable year of the disposition. In the case of a gift of an OP Unit, an OP Unitholder will be deemed to have an amount realized equal to the amount of the AIMCO Operating Partnership's nonrecourse liabilities allocable to such OP Unit, and to the extent that the amount realized exceeds the OP Unitholder's basis for the OP Unit disposed of, such OP Unitholder will recognize gain for federal income tax purposes. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received.

     If the AIMCO Operating Partnership redeems an OP Unitholder's OP Units for cash (which is not contributed by AIMCO to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraphs, except that if the AIMCO Operating Partnership redeems less than all of an OP Unitholder's OP Units, the OP Unitholder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of AIMCO Operating Partnership liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder's adjusted tax basis in all of such OP Unitholder's OP Units immediately before the redemption.

     Under the recently enacted Internal Revenue Service Restructuring and Reform Act of 1988, capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to a maximum federal income tax rate of 20% if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder's share of "unrealized receivables" of the AIMCO Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as the AIMCO Operating Partnership) held for more than 12 months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

TERMINATION OF THE AIMCO OPERATING PARTNERSHIP

     In the event of the dissolution of the AIMCO Operating Partnership, a distribution of AIMCO Operating Partnership property (other than money and marketable securities) will not result in taxable gain to an OP Unitholder (except to the extent provided in Section 737 of the Code for liquidations occurring within seven years of the date of contribution by an OP Unitholder of property to the AIMCO Operating Partnership), and the OP Unitholder will hold such distributed property with a basis equal to the adjusted basis of such OP Units exchanged therefor, reduced by any money distributed in liquidation. Further, the liquidation of the AIMCO Operating Partnership will be taxable to a holder of Units to the extent that the value of any money and marketable securities distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such OP Unitholder's tax basis in his OP Units.

ALTERNATIVE MINIMUM TAX

     The Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax ("TMT") exceeds the regular income tax otherwise payable. The rate of tax imposed on the alternative minimum taxable income ("AMTI") in computing TMT is 26% on the first $175,000 of alternative minimum taxable income in excess of an exemption amount and 28% on any additional alternative minimum taxable income of noncorporate investors. In general, AMTI consists of the taxpayer's taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under Section 168 of the Code which the AIMCO Operating Partnership will use in computing its income for regular federal income tax purposes. Accordingly, an OP Unitholder's AMTI derived from the AIMCO Operating Partnership may be higher than such OP Unitholder's share of the AIMCO Operating Partnership's net taxable income. Prospective investors should consult with their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

INFORMATION RETURNS AND AUDIT PROCEDURES

     The AIMCO Operating Partnership will use all reasonable efforts to furnish to each OP Unitholder within 90 days after the close of each taxable year of the AIMCO Operating Partnership, certain tax information, including a Schedule K-1, which sets forth each OP Unitholder's allocable share of the AIMCO Operating Partnership's Taxable Items. In preparing this information the AIMCO GP will use various accounting and reporting conventions to determine the respective OP Unitholder's allocable share of Partnership Tax Items. There is no assurance that any such conventions will yield a result which conforms to the requirements of the Code, the Treasury Regulations or administrative interpretations of the IRS. The AIMCO GP cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

     No assurance can be given that the AIMCO Operating Partnership will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in the AIMCO Operating Partnership's tax returns will lead to adjustments in OP Unitholders' tax returns and may lead to audits of their returns and adjustments of items unrelated to the AIMCO Operating Partnership. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder's personal tax return.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership Tax Items generally are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership and OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to the AIMCO Operating Partnership Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a 1% profits interest in the AIMCO Operating Partnership to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of the AIMCO Operating Partnership or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

TAXATION OF FOREIGN OP UNITHOLDERS

     A Non-U.S. Holder will be considered to be engaged in a United States trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. Holder will be required to file federal tax returns with respect to its allocable share of the AIMCO Operating Partnerships income which is effectively connected to its trade or business. A Non-U.S. Holder that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the Non-U.S. Holder is resident for tax purposes. Non-U.S. Holders are advised to consult their tax advisors regarding the effects an investment in the AIMCO Operating Partnership may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in the AIMCO Operating Partnership for the country or other jurisdiction of which such Non-U.S. Holder is a citizen or in which such Non-U.S. Holder resides or is otherwise located.

                             OTHER TAX CONSEQUENCES

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal laws and interpretations thereof could adversely affect an investment in AIMCO or the AIMCO Operating Partnership. For example, a proposal issued by President Clinton on February 2, 1998, if enacted into law, may adversely affect the ability of AIMCO to expand the present activities of its Management Subsidiaries. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to AIMCO or the AIMCO Operating Partnership, or an investment in AIMCO or the AIMCO Operating Partnership, will be changed.

STATE, LOCAL AND FOREIGN TAXES

     The AIMCO Operating Partnership, OP Unitholders, AIMCO and AIMCO stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the AIMCO Operating Partnership owns properties located in a number of states and local jurisdictions, and the AIMCO Operating Partnership and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the AIMCO Operating Partnership and OP Unitholders and of AIMCO and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the application and effect of state, local foreign tax laws on an investment in the AIMCO Operating Partnership or AIMCO.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by Apartment Investment and Management Company with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

        - Apartment Investment and Management Company's Annual Report on Form 10-K/A for the year ended December 31, 1997;

        - Apartment Investment and Management Company's Quarterly Reports on Form 10-Q/A and Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, respectively;


        - Apartment Investment and Management Company's Current Reports on Form 8-K, dated December 23, 1997 (and Amendment No. 1 thereto filed February 6, 1998 and Amendment No. 2 thereto filed May 22, 1998), January 31, 1998, March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998, Amendment No. 2 thereto filed June 22, 1998, Amendment No. 3 thereto filed July 2, 1998, Amendment No. 4 thereto filed August 6, 1998, Amendment No. 5 thereto filed September 4, 1998 and Amendment No. 6 thereto filed September 25, 1998), September 2, 1998, October 1, 1998 and October 19, 1998;


        - the description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description; and


        - AIMCO Properties, L.P.'s Registration Statement on Form 10, filed September 4, 1998 and Amendment 1, filed October 16, 1998.


     You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

        Corporate Secretary
        Apartment Investment and Management Company
        1873 South Bellaire Street, 17th Floor
        Denver, Colorado 80222
        (303) 757-8101

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                 LEGAL MATTERS

     Certain matters as to Maryland law and the validity of the Class A Common Stock and the Preferred Stock will be passed upon for AIMCO by Piper & Marbury L.L.P., Baltimore, Maryland. Certain matters as to the validity of the OP Units will be passed upon for the AIMCO Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The consolidated financial statements of AIMCO included in AIMCO's Annual Report on Form 10-K/A for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of the AIMCO Operating Partnership as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in the AIMCO Operating Partnership's Registration Statement on Form 10 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of Ambassador Apartments, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in AIMCO's Current Report on Form 8-K dated March 17, 1998 (as amended on April 3, 1998) and the consolidated financial statements of Ambassador Apartments, Inc. as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996 and the period from August 31, 1994 through December 31, 1994, and the combined financial statements of Prime Properties (Predecessor to Ambassador Apartments, Inc.) for the period from January 1, 1994 through August 30, 1994, included in Amendment No. 1 to AIMCO's Current Report on Form 8-K dated December 23, 1997, filed on February 6, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                                    GLOSSARY


     Unless the context requires otherwise, the following terms used in this Prospectus have the respective meanings set forth below:

     "1997 Housing Act" means the Multifamily Assisted Housing Reform and Affordability Act of 1997.

     "ACMs" means asbestos-containing materials.

     "ADA" means the Americans with Disabilities Act of 1990.

     "affordable" means, with respect to apartment units or residential properties, that such units or properties benefit from an interest rate or rental subsidy or are otherwise subject to governmental programs intended to provide housing to persons with low or moderate incomes.

     "Aggregate Cash Amount" means the aggregate amount that AIMCO elects to pay in cash to the Insignia stockholders, pursuant to the Insignia Merger; provided, however, that the Aggregate Cash Amount may not exceed the lesser of (i) $15,000,000 and (ii) the product of (x) $36.50 less the AIMCO Index Price, multiplied by (y) the sum of the number of shares of Insignia common stock outstanding at the Effective Time plus the number of shares of Insignia common stock for which outstanding Insignia Convertible Securities are exercisable, whether or not vested, at the Effective Time.

     "AIMCO" means Apartment Investment and Management Company, a Maryland corporation.

     "AIMCO Board" means the board of directors of AIMCO.

     "AIMCO GP" means AIMCO-GP, Inc., a wholly owned subsidiary of AIMCO and the general partner of the AIMCO Operating Partnership.

     "AIMCO Index Price" means the average trading price of Class A Common Stock over the 20-day period ended five trading days prior to the Effective Time, but in no event greater than $38.00.

     "AIMCO IPO" means AIMCO's initial public offering of Class A Common Stock in July 1994.

     "AIMCO Operating Partnership" means AIMCO Properties, L.P., a Delaware limited partnership.

     "AIMCO Operating Partnership Agreement" means the agreement of limited partnership of the AIMCO Operating Partnership.

     "AIMCO Properties" means the Managed Properties, Owned Properties and Equity Properties.

     "AIMCO Stock" means the Class A Common Stock and the Preferred Stock.

     "Ambassador" means the Ambassador Apartments, Inc.

     "Ambassador Common Stock" means the common stock, par value $.01 per share, of Ambassador.

     "Ambassador Merger" means the merger of Ambassador with and into AIMCO on May 8, 1998.

     "AMIT" means Angeles Mortgage Investment Trust.

     "AMTI" means alternative minimum taxable income.

     "ANHI" means AIMCO/NHP Holdings, Inc.

     "Assignee" means any person to whom one or more OP Units have been transferred.

     "Bank of America" means Bank of America National Trust and Savings Association.

     "Base Rate" means quarterly cash dividends per share equal to $1.78125.

     "BOA Credit Facility" means the $50 million unsecured revolving credit facility entered into in January 1998 between the Company, Bank of America, and BankBoston, N.A.

     "Book-Tax Difference" means, generally, the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution.

     "Built-in Gain" means to be subject to tax at the highest regular corporate tax rate on the excess, if any, of the fair market value over the adjusted basis of any particular asset as of the beginning of a ten-year period.

     "Bylaws" means the bylaws of AIMCO.

     "California Actions" means the two complaints filed in Superior Court of the State of California against the Company and the J.W. English Companies.

     "Capital Replacement" means capitalized spending which maintains a property.

     "Charter" means AIMCO's charter.

     "City of Austin" means Austin, Texas.

     "CK" means CK Services, Inc.

     "CK Contribution Agreement" means the Contribution Agreement, dated January 31, 1998, among AIMCO, CK and the stockholders of CK.

     "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of AIMCO.

     "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of AIMCO.

     "Class B Parity Stock" means capital stock of AIMCO that ranks on parity with Class B Preferred Stock with respect to payments of dividends or upon liquidation, dissolution, winding up or otherwise.

     "Class B Partnership Preferred Units" means the Class B Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class B Preferred Ownership Limit" means a number of shares of Class B Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class B Preferred Stock that are owned by such holder.

     "Class B Preferred Stock" means the Class B Cumulative Convertible Preferred Stock, par value $.01 per share, of AIMCO.

     "Class C Junior Stock" means Common Stock and Class E Preferred Stock, if any, to be issued in the Insignia Merger, and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class C Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.

     "Class C Liquidation Preference" means the liquidation preference of $25 per share on the Class C Preferred Stock.

     "Class C Parity Stock" means the Class B Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class C Partnership Preferred Units" means the Class C Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class C Preferred Ownership Limit" means a number of shares of Class C Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class C Preferred Stock that are owned by such holder.

     "Class C Preferred Stock" means the Class C Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class C Senior Stock" means any class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class C Preferred Stock.

     "Class D Junior Stock" means Common Stock and Class E Preferred Stock, if any, to be issued in the Insignia Merger, and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class D Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.

     "Class D Liquidation Preference" means the liquidation preference of $25 per share on the Class D Preferred Stock.

     "Class D Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class D Partnership Preferred Units" means the Class D Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class D Preferred Ownership Limit" means a number of shares of Class D Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class D Preferred Stock that are owned by such holder.

     "Class D Preferred Stock" means the Class D Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class D Senior Stock" means any class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class D Preferred Stock.

     "Class E Call Date" means the date specified for redemption by AIMCO in a notice sent to holders of Class E Preferred Stock.

     "Class E Conversion Date" means the date on which the Special Dividend is paid to the holders of the Class E Preferred Stock, on which each share of Class E Preferred Stock will be automatically converted into one share of Class A Common Stock without any action of AIMCO or the holder of such share.

     "Class E Junior Stock" means Common Stock, and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class E Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.

     "Class E Liquidation Preference" means the liquidation preference of $1 per share plus the Special Dividend if such dividend is unpaid on the date of the final distribution to such holders.

     "Class E Parity Stock" means any class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class or series of stock and the Class E Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class E Partnership Preferred Units" means the Class E Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class E Preferred Stock" means Class E Preferred Stock, par value $.01 per share, of AIMCO.

     "Class E Senior Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class E Preferred Stock.

     "Class G Junior Stock" means the Common Stock, Class E Preferred Stock if issued in the Insignia Merger, and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class G Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.

     "Class G Liquidation Preference" means the liquidation preference of $25 per share on the Class G Preferred Stock.

     "Class G Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class H Preferred Stock and any other class or series of stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class G Partnership Preferred Units" means the Class G Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class G Preferred Ownership Limit" means a number of shares of Class G Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class G Preferred Stock that are owned by such holder.

     "Class G Preferred Stock" means the Class G Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class G Senior Stock" means any class or series of capital stock of AIMCO which if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class G Preferred Stock.

     "Class H Junior Stock" means the Common Stock, Class E Preferred Stock if issued in the Insignia Merger, and any other class or series of capital stock of AIMCO, if, pursuant to the specific terms of such class or series of stock, the holders of the Class H Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series.

     "Class H Liquidation Preference" means the liquidation preference of $25 per share on the Class H Preferred Stock.

     "Class H Parity Stock" means the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock and any other class or series of stock of AIMCO, if, pursuant to the specific terms of such class of stock or series, the holders of such class of stock or series and the Class H Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

     "Class H Partnership Preferred Units" means the Class H Partnership Preferred Units of the AIMCO Operating Partnership.

     "Class H Preferred Ownership Limit" means a number of shares of Class H Preferred Stock with a value equal to the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class H Preferred Stock that are owned by such holder.

     "Class H Preferred Stock" means the Class H Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

     "Class H Senior Stock" means any class or series of capital stock of AIMCO which if, pursuant to the specific terms of such class of stock or series, the holders of such class or series shall be entitled to the receipt of dividends of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class H Preferred Stock.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Security and Exchange Commission.

     "Common OP Units" means Partnership Common Units of the AIMCO Operating Partnership.

     "Common Stock" means the Class A Common Stock and the Class B Common Stock.

     "Common OP Unitholders" means the holders of Common OP Units.

     "Company" means AIMCO, together with its consolidated subsidiaries, including the AIMCO Operating Partnership.

     "Company Predecessors" means AIMCO and Property Asset Management, L.L.C., and its affiliated companies and PDI Realty Enterprises, Inc.

     "Complaint" means the purported class and derivative complaint filed in California Superior Court in the County of San Mateo by persons claiming to own limited partner interests in the Insignia Partnerships against Insignia, the Insignia GPs, AIMCO, certain persons and entities who purportedly formerly controlled the Insignia GPs and additional entities affiliated with, and individuals who are officers, directors or principals of, several of the defendants.

     "Consolidated Amended Complaint" means the consolidated amended complaint filed by plaintiffs on February 25, 1998 relating to the California Actions.

     "Contributing Partner" means a person contributing property to the AIMCO Operating Partnership in exchange for OP Units.

     "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     "control shares" means voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

     "Convertible Securities" means warrants, options, convertible debt securities, equity securities, contingent rights or other similar securities upon which the Securities may be exchanged, exercised or converted.

     "Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to AIMCO.

     "Credit Facilities" means the WMF Credit Facility and the BOA Credit Facility.

     "Current Market Price" per share of Class A Common Stock on any date means the average of the daily market prices of a share of Class A Common Stock for the five consecutive trading days preceding such date. The market price for each such day shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the AIMCO Board.

     "Debt Coverage Ratio" means the ratio of EBITDA (less a provision of approximately $300 per owned apartment) to debt.

     "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute.

     "Distribution" means the transfer of the remaining business of Insignia to Holdings and the distribution of all of the capital stock of Holdings to Insignia's stockholders prior to the Insignia Merger.

     "Dividend Payment Date" means any date on which cash dividends are paid on the Class A Common Stock.

     "DOJ" means the U.S. Department of Justice.

     "domestically controlled REIT" means a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders.

     "Effective Time" means the effective time of the Insignia Merger.

     "Eligible Class B Shares" means the number of shares of Class B Common Stock outstanding as of the Year-end Test Date which become eligible for automatic conversion into an equal number of shares of Class A Common Stock (subject to the Ownership Limit).

     "English Acquisition" means the Company's acquisition in November 1996 of certain partnership interests, real estate and related assets owned by the J.W. English Companies.

     "English Partnerships" means 31 limited partnerships, interests in which were purchased by the Company from the J.W. English Companies pursuant to the English Acquisition.

     "English Tender Offers" means the separate tender offers made by the AIMCO Operating Partnership to the limited partners of 25 of the English Partnerships.

     "EPA" means the U.S. Environmental Protection Agency.

     "Equity Properties" means the apartment properties in which AIMCO holds an equity interest.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

     "Federal Action" means the class action lawsuit filed in November 1996 by purported limited partners of certain of the Tender Offer English Partnerships against the Company and J.W. English in the U.S. District Court for the Northern District of California.

     "FFO" means funds from operations.

     "FFO Per Share" or "Funds from Operating Per Share" means, for any period,
(i) net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, less any preferred stock dividend payments, divided by (ii) the sum of (a) the number of shares of the Class A Common Stock outstanding on the last day of such period (excluding any shares of the Class A Common Stock into which shares of the Class B Common Stock shall have been converted as a result of the conversion of shares of the Class B Common Stock on the last day of such period) and (b) the number of shares of the Class A Common Stock issuable to acquire units of limited partnership that (x) may be tendered for redemption in any limited partnership in which AIMCO serves as general partner and (y) are outstanding on the last day of such period.

     "FHAA" means the Fair Housing Amendments Act of 1988.

     "FIRPTA" means Foreign Investment in Real Property Tax Act of 1980.

     "FNMA" means the Federal National Mortgage Association.

     "GAAP" means generally accepted accounting principles.

     "GMAC" means General Motors Acceptance Corporation.

     "GMAC Loans" means the 93 loans made by GMAC as of June 30, 1998 with an aggregate outstanding principal balance of $420.1 million to property owning partnerships of the Company, each of which is secured by the Owned Property of such partnership.

     "HAP Contracts" means Housing Assistance Payment Contracts.

     "High Performance Units" means the OP Units designated as Class I High Performance Units.

     "Holdings" means Insignia/ESG Holdings, Inc.

     "HUD" means the U.S. Department of Housing and Urban Development.

     "Indemnitee" means the AIMCO Operating Partnership's directors and officers.

     "Insignia" means the Insignia Financial Group, Inc.

     "Insignia Convertible Securities" means any and all securities issued by Insignia or any subsidiary of Insignia (excluding stock options issued under the Insignia 1992 Stock Incentive Plan, as amended, and the Insignia 1995 Non-Employee Director Stock Option Plan) which are exercisable, convertible or exchangeable for or into shares of Insignia common stock, but specifically excluding the Convertible Preferred Securities.

     "Insignia GPs" means the general partners of the Insignia Partnerships.

     "Insignia Merger" means the merger of Insignia with and into AIMCO.

     "Insignia Merger Agreement" means the merger agreement between AIMCO, the AIMCO Operating Partnership, Insignia and Holdings pursuant to which Insignia will be merged with and into AIMCO.

     "Insignia Partnerships" means the limited partnerships whose general partners are affiliates of Insignia.

     "Insignia Reorganization" means the transfer of certain assets and liabilities of Insignia to the Unconsolidated Subsidiaries.

     "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

     "IPT" means Insignia Properties Trust, a Maryland REIT, which is a majority owned subsidiary of Insignia.

     "IPT Shares" means the shares of beneficial interest of IPT, par value $.01 per share.

     "IRS" means the Internal Revenue Service.

     "J.W. English Companies" means J.W. English, a Houston, Texas-based real estate syndicator and developer, and certain affiliated entities.

     "LDP" means a limited denial of participation by any HUD office.

     "Liquidating Event" means any of the following: (i) December 31, 2093; (ii) an event of withdrawal, as defined in the Delaware LP Act (including, without limitation, bankruptcy), of the sole AIMCO GP unless, within ninety (90) days after the withdrawal, a majority in interest (as such phrase is used in Section 17-801(3) of the Delaware LP Act) of the remaining OP Unitholders agree in writing, in their sole and absolute discretion, to continue the business of the AIMCO Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor AIMCO GP; (iii) an election to dissolve the AIMCO Operating Partnership made by the AIMCO GP in its sole and absolute discretion, with or without the consent of the OP Unitholders; (iv) entry of a decree of judicial dissolution of the AIMCO Operating Partnership pursuant to the provisions of the Delaware LP Act; (v) the occurrence of a Terminating Capital Transaction; or (vi) the Redemption (or acquisition by AIMCO, the AIMCO GP and/or the Special Limited Partner) of all Common OP Units other than Common OP Units held by the AIMCO GP or the Special Limited Partner.

     "Majority in Interest" means OP Unitholders (other than (i) the Special Limited Partner and (ii) any OP Unitholder fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the AIMCO GP or (b) any REIT as to which the AIMCO GP is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Common OP Units held by all OP Unitholders (other than (i) the Special Limited Partner and (ii) any OP Unitholder fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the AIMCO GP or (b) any REIT as to which the AIMCO GP is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).

     "Managed Properties" means the apartment properties managed by AIMCO for third party owners and affiliates.

     "Management Subsidiaries" means PAMS LP and the other subsidiaries of the Company that manage the Managed Properties.

     "March Hedge" means the interest rate hedging agreement entered into in March 1997 between the Company and an investment banking company in anticipation of certain indebtedness.

     "Measurement Period" means the January 1, 1998 to the Valuation Date.

     "MGCL" means the Maryland General Corporation Law.

     "Minimum Return" means a 30% cumulative Total Return over three years.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "NHP" means NHP Incorporated.

     "NHP Properties" means the 534 multifamily apartment properties containing 87,689 apartment units, a captive insurance subsidiary and certain related assets.

     "NHP Real Estate Companies" means a group of companies previously owned by NHP that hold interests in the NHP Properties.

     "NHP Real Estate Reorganization" means the reorganization of the Company's interests in the NHP Real Estate Companies.

     "Non-U.S. Holder" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust.

     "NYSE" means the New York Stock Exchange.

     "OP Merger" means the merger of the Ambassador Operating Partnership with and into the AIMCO Operating Partnership.

     "OP Unitholder" means a holder of OP Units.

     "OP Units" means Preferred OP Units and the Common OP Units.

     "Owned Properties" means the apartment properties owned or controlled by AIMCO.

     "Ownership Limit" means the limit by the AIMCO Charter of direct or constructive ownership of shares of Class A Common Stock representing more than 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the combined total of outstanding shares of AIMCO's Class A Common Stock or Class B Common Stock by any person.

     "Partner" means the AIMCO GP or an OP Unitholder, and "Partners" means the AIMCO GP and the OP Unitholders.

     "Partnership Tax Items" means partnership tax items including partnership income, gains, losses, deductions, and credits.

     "Preferred OP Units" means Partnership Preferred Units of the AIMCO Operating Partnership.

     "Preferred Share Investor" means the institutional investor to whom AIMCO issued 750,000 shares of Class B Preferred Stock in a private transaction.

     "Preferred Share Purchase Agreement" means the agreement pursuant to which AIMCO issued the Class B Preferred Stock.

     "Preferred Stock" means the preferred stock of AIMCO, par value $.01 per share.

     "Prospectus" means this prospectus, as it may be further supplemented or amended from time to time.

     "Prospectus Supplement" means a prospectus supplement accompanying the Prospectus.

     "PTP Regulations" means the Treasury Regulations generally effective for taxable years beginning after December 31, 1995.

     "publicly traded partnership" means a partnership classified as a publicly traded partnership for federal income tax purposes.

     "qualifying income" means, in general, income which includes interest, dividends, real property rents (as defined by Section 856 of the Code) and gain from the sale or disposition of real property.

     "Redemption" means to redeem all or a portion of the Common OP Units held by a Common OP Unitholder and certain Assignees in exchange for a cash amount based on the value of shares of Class A Common Stock.

     "Registration Statement" means the registration statement on Form S-4 of which the Prospectus forms a part, together with all amendments and exhibits, filed by AIMCO and the AIMCO Operating Partnership with the Commission.

     "REIT" means a real estate investment trust.

     "REIT Requirements" means the requirements for qualifying a REIT under the Code.

     "Schedule K-1" means the report which the AIMCO Operating Partnership furnishes to each OP Unitholder that sets forth his allocable share of income, gains, losses and deductions.

     "Section 751 Assets" has the meaning given to such term in the Code.

     "Section 8" means Section 8 of the United States Housing Act of 1937.

     "Securities" means the Preferred Stock, the Class A Common Stock and the OP Units.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholders" means persons who may receive from AIMCO or the AIMCO Operating Partnership Securities covered by the Registration Statement in acquisitions and who may be entitled to offer such Securities under circumstances requiring the use of a Prospectus.

     "September Hedge" means the interest rate agreement entered into in September 1997 between the Company and an investment banking company.

     "Special Dividend" means the special dividend of $50 million in the aggregate of which holders of Class E Preferred Stock will be entitled to receive a pro rata share.

     "Special Limited Partner" means AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership.

     "Subsidiary Partnerships" means other limited partnerships and limited liability companies in which AIMCO has a controlling interest.

     "Tax Matters Partner" means AIMCO GP, which is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership with respect to tax matters.

     "Tender Offer English Partnerships" means the 25 English Partnerships that received English Tender Offers.

     "Terminating Capital Transaction" means the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership.

     "TMT" means tentative minimum tax.

     "TNRCC" means the Texas Natural Resources Conservation Commission.

     "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; provided, however, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

     "Treasury Regulations" means the Treasury regulations promulgated under the Code.

     "UBTI" means unrelated business taxable income.

     "UBTI Percentage" means the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid.

     "Unconsolidated Partnership" means a limited partnership in which the AIMCO Operating Partnership will hold a 99% limited partnership interest and certain directors and officers of AIMCO will, directly or indirectly, hold a 1% general partner interest.

     "Unconsolidated Subsidiaries" means the unconsolidated subsidiaries of AIMCO, which from time to time, the Company has organized in order to satisfy certain requirements for AIMCO's continued qualification as a REIT.

     "Underlying Partnership" means another partnership other than the AIMCO Operating Partnership.

     "USRPI" means a United States Real Property Interest.

     "USRPI Capital Gains" means a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO.

     "Valuation Date" means the date that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control occurs.

     "voting stock" means the stock entitled to be cast generally in the election of directors.

     "Washington Mortgage" means Washington Mortgage Financial Group, Ltd.

     "WMF Credit Facility" means the $50 million secured revolving credit facility entered into in February 1998 between the Company and Washington Mortgage.

     "Year-End Test Date" means December 31 of each of the years 1994 through 1998.

                                                                      APPENDIX B

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--------------------------------------------------------------------------------


          THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP


                                       OF

                             AIMCO PROPERTIES, L.P.

                         A DELAWARE LIMITED PARTNERSHIP

                            ------------------------


 THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY
    NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO
    THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER
                APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


                           DATED AS OF JULY 29, 1994

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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE 1    DEFINED TERMS...............................................   B-1
ARTICLE 2    ORGANIZATIONAL MATTERS......................................   B-14
             Section 2.1   Organization..................................   B-14
             Section 2.2   Name..........................................   B-14
             Section 2.3   Registered Office and Agent; Principal
             Office......................................................   B-14
             Section 2.4   Power of Attorney.............................   B-14
             Section 2.5   Term..........................................   B-15
ARTICLE 3    PURPOSE.....................................................   B-15
             Section 3.1   Purpose and Business..........................   B-15
             Section 3.2   Powers........................................   B-16
             Section 3.3   Partnership Only for Purposes Specified.......   B-16
             Section 3.4   Representations and Warranties by the
             Parties.....................................................   B-16
ARTICLE 4    CAPITAL CONTRIBUTIONS.......................................   B-18
             Section 4.1   Capital Contributions of the Partners.........   B-18
             Section 4.2   Issuances of Additional Partnership
             Interests...................................................   B-18
             Section 4.3   Additional Funds..............................   B-19
             Section 4.4   Stock Option Plans............................   B-20
             Section 4.5   No Interest; No Return........................   B-21
             Section 4.6   Conversion of Junior Shares...................   B-21
ARTICLE 5    DISTRIBUTIONS...............................................   B-21
             Section 5.1   Requirement and Characterization of
             Distributions...............................................   B-21
             Section 5.2   Distributions in Kind.........................   B-21
             Section 5.3   Amounts Withheld..............................   B-22
             Section 5.4   Distributions Upon Liquidation................   B-22
             Section 5.5   Restricted Distributions......................   B-22
ARTICLE 6    ALLOCATIONS.................................................   B-22
             Section 6.1   Timing and Amount of Allocations of Net Income
                           and Net Loss..................................   B-22
             Section 6.2   General Allocations...........................   B-22
             Section 6.3   Additional Allocation Provisions..............   B-22
             Section 6.4   Tax Allocations...............................   B-24
ARTICLE 7    MANAGEMENT AND OPERATIONS OF BUSINESS.......................   B-24
             Section 7.1   Management....................................   B-24
             Section 7.2   Certificate of Limited Partnership............   B-27
             Section 7.3   Restrictions on General Partner's Authority...   B-27
             Section 7.4   Reimbursement of the General Partner..........   B-29
             Section 7.5   Outside Activities of the Previous General
             Partner and the General Partner.............................   B-29

                                                                            PAGE
                                                                            ----
             Section 7.6   Contracts with Affiliates.....................   B-30
             Section 7.7   Indemnification...............................   B-30
             Section 7.8   Liability of the General Partner..............   B-32
             Section 7.9   Other Matters Concerning the General
             Partner.....................................................   B-32
             Section 7.10  Title to Partnership Assets...................   B-33
             Section 7.11  Reliance by Third Parties.....................   B-33
ARTICLE 8    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS..................   B-34
             Section 8.1   Limitation of Liability.......................   B-34
             Section 8.2   Management of Business........................   B-34
             Section 8.3   Outside Activities of Limited Partners........   B-34
             Section 8.4   Return of Capital.............................   B-34
             Section 8.5   Rights of Limited Partners Relating to the
             Partnership.................................................   B-34
             Section 8.6   Redemption Rights of Qualifying Parties.......   B-35
             Section 8.7   Partnership Right to Call Limited Partner
             Interests...................................................   B-38
ARTICLE 9    BOOKS, RECORDS, ACCOUNTING AND REPORTS......................   B-38
             Section 9.1   Records and Accounting........................   B-38
             Section 9.2   Fiscal Year...................................   B-39
             Section 9.3   Reports.......................................   B-39
ARTICLE 10   TAX MATTERS.................................................   B-39
             Section 10.1  Preparation of Tax Returns....................   B-39
             Section 10.2  Tax Elections.................................   B-39
             Section 10.3  Tax Matters Partner...........................   B-39
             Section 10.4  Withholding...................................   B-40
ARTICLE 11   TRANSFERS AND WITHDRAWALS...................................   B-41
             Section 11.1  Transfer......................................   B-41
             Section 11.2  Transfer of General Partner's Partnership
             Interest....................................................   B-41
             Section 11.3  Limited Partners' Rights to Transfer..........   B-42
             Section 11.4  Substituted Limited Partners..................   B-44
             Section 11.5  Assignees.....................................   B-44
             Section 11.6  General Provisions............................   B-44
ARTICLE 12   ADMISSION OF PARTNERS.......................................   B-46
             Section 12.1  Admission of Successor General Partner........   B-46
             Section 12.2  Admission of Additional Limited Partners......   B-46
             Section 12.3  Amendment of Agreement and Certificate of
                           Limited Partnership...........................   B-46
             Section 12.4  Admission of Initial Limited Partners.........   B-46
ARTICLE 13   DISSOLUTION, LIQUIDATION AND TERMINATION....................   B-47
             Section 13.1  Dissolution...................................   B-47
             Section 13.2  Winding Up....................................   B-47

                                                                            PAGE
                                                                            ----
             Section 13.3  Deemed Distribution and Recontribution........   B-48
             Section 13.4  Rights of Limited Partners....................   B-48
             Section 13.5  Notice of Dissolution.........................   B-49
             Section 13.6  Cancellation of Certificate of Limited
             Partnership.................................................   B-49
             Section 13.7  Reasonable Time for Winding-Up................   B-49
ARTICLE 14   PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS;
             MEETINGS....................................................   B-49
             Section 14.1  Procedures for Actions and Consents of
             Partners....................................................   B-49
             Section 14.2  Amendments....................................   B-49
             Section 14.3  Meetings of the Partners......................   B-49
ARTICLE 15   GENERAL PROVISIONS..........................................   B-50
             Section 15.1  Addresses and Notice..........................   B-50
             Section 15.2  Titles and Captions...........................   B-50
             Section 15.3  Pronouns and Plurals..........................   B-50
             Section 15.4  Further Action................................   B-50
             Section 15.5  Binding Effect................................   B-50
             Section 15.6  Waiver........................................   B-50
             Section 15.7  Counterparts..................................   B-51
             Section 15.8  Applicable Law................................   B-51
             Section 15.9  Entire Agreement..............................   B-51
             Section 15.10 Invalidity of Provisions......................   B-51
             Section 15.11 Limitation to Preserve REIT Status............   B-51
             Section 15.12 No Partition..................................   B-52
             Section 15.13 No Third-Party Rights Created Hereby..........   B-52

                                                                          PAGE
                                                                          ----
EXHIBIT A   PARTNERS AND PARTNERSHIP UNITS..............................  A-1
EXHIBIT B   EXAMPLES REGARDING ADJUSTMENT FACTOR........................  B-1
EXHIBIT C   LIST OF DESIGNATED PARTIES..................................  C-1
EXHIBIT D   INTENTIONALLY OMITTED.......................................  D-1
EXHIBIT E   NOTICE OF REDEMPTION........................................  E-1
EXHIBIT F   FORM OF UNIT CERTIFICATE....................................  F-1
EXHIBIT G   PARTNERSHIP UNIT DESIGNATION OF THE CLASS B PARTNERSHIP
            PREFERRED UNITS.............................................  G-1
EXHIBIT H   PARTNERSHIP UNIT DESIGNATION OF THE CLASS C PARTNERSHIP
            PREFERRED UNITS.............................................  H-1
EXHIBIT I   PARTNERSHIP UNIT DESIGNATION OF THE CLASS D PARTNERSHIP
            PREFERRED UNITS.............................................  I-1
EXHIBIT J   PARTNERSHIP UNIT DESIGNATION OF THE CLASS E PARTNERSHIP
            PREFERRED UNITS.............................................  J-1
EXHIBIT K   PARTNERSHIP UNIT DESIGNATION OF THE CLASS I HIGH PERFORMANCE
            PARTNERSHIP UNITS...........................................  K-1
EXHIBIT L   PARTNERSHIP UNIT DESIGNATION OF THE CLASS G PARTNERSHIP
            PREFERRED UNITS.............................................  L-1
EXHIBIT M   PARTNERSHIP UNIT DESIGNATION OF THE CLASS H PARTNERSHIP
            PREFERRED UNITS.............................................  M-1


          NONE OF THE ABOVE EXHIBITS ARE INCLUDED IN THIS PROSPECTUS.

           THEY ARE AVAILABLE UPON REQUEST OF AIMCO PROPERTIES, L.P.

                    THIRD AMENDED AND RESTATED AGREEMENT OF

                 LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.


     THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of July 29, 1994, and amended and restated as of October 1, 1998, is entered into by and among Apartment Investment and Management Company, a Maryland corporation (the "Previous General Partner"), AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), AIMCO-LP, Inc., a Delaware corporation (the "Special Limited Partner"), and the other Limited Partners (as defined below).


     WHEREAS, the General Partner has submitted, and the Limited Partners have approved, an amendment and restatement of the Agreement of Limited Partnership of AIMCO Properties, L.P. on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I


                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "Actions" has the meaning set forth in Section 7.7 hereof.

     "Additional Funds" has the meaning set forth in Section 4.3.A hereof.

     "Additional Limited Partner" means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) increase such deficit by the items described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjustment Factor" means 1.0; provided, however, that in the event that:

          (i) the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

          (ii) the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

          (iii) the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Adjustment Factor applicable to the Partnership Common Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Partnership Common Units. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit B attached hereto.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


     "Agreement" means this Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., as it may be amended, supplemented or restated from time to time.


     "Applicable Percentage" has the meaning set forth in Section 8.6.B hereof.

     "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

     "Assignee" means a Person to whom one or more Partnership Common Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

     "Available Cash" means, with respect to any period for which such calculation is being made,

          (i) the sum, without duplication, of:

             (1) the Partnership's Net Income or Net Loss (as the case may be) for such period,

             (2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

             (3) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

             (4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

             (5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

          (ii) less the sum, without duplication, of:

             (1) all principal debt payments made during such period by the Partnership,

             (2) capital expenditures made by the Partnership during such period,

             (3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause
        (ii)(1) or clause (ii)(2) above,

             (4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

             (5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

             (6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

             (7) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units including, without limitation, any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado, Los Angeles, California or New York, New York are authorized or required by law to close.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

          (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

          (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

          (c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

          (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

          (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner's Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

     "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.3 hereof or is deemed to contribute pursuant to Section 4.4 hereof.

     "Cash Amount" means the lesser of (a) an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date or (b) in the case of a Declination followed by a Public Offering Funding, the Public Offering Funding Amount.

     "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "Charter" means the Articles of Amendment and Restatement of the Previous General Partner filed with the Maryland State Department of Assessments and Taxation on July 19, 1994, as amended, supplemented or restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company Employee" has the meaning ascribed thereto in the Previous General Partner's 1994 Stock Option Plan.

     "Consent" means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

     "Consent of the Limited Partners" means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Limited Partners, in their reasonable discretion.

     "Contributed Property" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Code Section 708).

     "Controlled Entity" means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner's Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner's Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner's Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership's capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner's Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company's capital and profits.

     "Controlling Person" means any Person, whatever his or her title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of directors, executive management and senior management, or any Person who either holds a two percent (2%) or more equity interest in the General Partner or its Affiliates, or has the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management-level employees and policies of the General Partner or its Affiliates. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of "Controlling Person."

     "Cut-Off Date" means the fifth (5th) Business Day after the General Partner's receipt of a Notice of Redemption.

     "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

     "Declination" has the meaning set forth in Section 8.6.D hereof.

     "Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "Designated Parties" means the Persons designated on Exhibit C attached hereto. The General Partner may, in its sole and absolute discretion, amend Exhibit C to add Persons to be designated as Designated Parties.

     "Distributed Right" has the meaning set forth in the definition of "Adjustment Factor."

     "Effective Date" means July 29, 1994.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Family Members" means, as to a Person that is an individual, such Person's spouse, ancestors, descendants (whether by blood or by adoption), brothers, sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

     "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Funding Debt" means any Debt incurred by or on behalf of the Previous General Partner, the General Partner or the Special Limited Partner for the purpose of providing funds to the Partnership.

     "General Partner" means AIMCO-GP, Inc., a Delaware corporation, and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership.

     "General Partner Interest" means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

     "General Partner Loan" has the meaning set forth in Section 4.3.D hereof.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:


          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market values of such assets as determined by the General Partner and agreed to by the contributing Partner. In any case in which the General Partner and the contributing Partner are unable to agree as to the gross fair market value of any contributed asset or assets, such gross fair market value shall be determined by Appraisal.


          (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause
     (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

             (i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

             (iv) upon the admission of a successor General Partner pursuant to
        Section 12.1 hereof; and

             (v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

          (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

     "Holder" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

     "Incapacity" or "Incapacitated" means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the Previous General Partner or the General Partner or (B) a director of the Previous General Partner or the General Partner or an officer or employee of the Partnership or the Previous General Partner or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "Independent Director" has the meaning ascribed thereto in the Previous General Partner's 1994 Stock Option Plan.

     "Interest" means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Junior Share" means a share of the Previous General Partner's Class B Common Stock, par value $.01 per share.

     "Limited Partner" means the Special Limited Partner and any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

     "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

     "Liquidator" has the meaning set forth in Section 13.2.A hereof.


     "Majority in Interest of the Limited Partners" means Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the
(a) General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Partnership Common Units and Class I High Performance Partnership Units held by all Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).


     "Net Income" or "Net Loss" means, for each Fiscal Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net
     Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

          (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

          (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to
     Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

     "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding Junior Shares, Preferred Shares and grants under the Previous General Partner's Stock Option Plans, or (ii) any Debt issued by the Previous General Partner that provides any of the rights described in clause (i).

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit E attached to this Agreement.

     "Optionee" means a Company Employee, Partnership Employee or Independent Director to whom a stock option is granted under the Previous General Partner's Stock Option Plans.

     "Original Limited Partners" means the Persons listed as the Limited Partners on Exhibit A originally attached to this Agreement, without regard to any amendment thereto, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

     "Ownership Limit" means the applicable restriction on ownership of shares of the Previous General Partner imposed under the Charter.


     "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.


     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

     "Partnership Common Unit" means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Partnership Common Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Common Units attached hereto as Exhibit F.

     "Partnership Employee" has the meaning ascribed thereto in the Previous General Partner's 1994 Stock Option Plan.

     "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership Preferred Unit" means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

     "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

     "Partnership Subsidiary" has the meaning ascribed thereto in the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan.

     "Partnership Unit" shall mean a Partnership Common Unit, a Partnership Preferred Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof.

     "Partnership Unit Designation" shall have the meaning set forth in Section
4.2 hereof.

     "Percentage Interest" means, as to each Partner, its interest in the Partnership Units as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding.

     "Permitted Transfer" has the meaning set forth in Section 11.3.A hereof.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "Pledge" has the meaning set forth in Section 11.3.A hereof.

     "Preferred Share" means a share of capital stock of the Previous General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

     "Previous General Partner" means Apartment Investment and Management Company, a Maryland corporation.

     "Previous General Partner's 1994 Stock Option Plan" means the 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates.


     "Previous General Partner's Stock Option Plans" means the Previous General Partner's 1994 Stock Option Plan, the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan, the Amended and Restated Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan, the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan and any other stock option plan adopted by the Previous General Partner.


     "Primary Offering Notice" has the meaning set forth in Section 8.6.F(4) hereof.

     "Properties" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

     "Public Offering Funding" has the meaning set forth in Section 8.6.D(2) hereof.

     "Public Offering Funding Amount" means the dollar amount equal to (i) the product of (x) the number of Registrable Shares sold in a Public Offering Funding and (y) the public offering price per share of such Registrable Shares in such Public Offering Funding, less (ii) the aggregate underwriting discounts and commissions in such Public Offering Funding.

     "Qualified Transferee" means an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     "Qualifying Party" means (a) an Original Limited Partner, (b) an Additional Limited Partner, (c) a Designated Party that is either a Substituted Limited Partner or an Assignee, (d) a Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a Permitted Transfer or (e) with respect to any Notice of Redemption delivered to the General Partner within the time period set forth in Section 11.3.A(4) hereof, a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) an Original Limited Partner, (ii) an Additional Limited Partner, (iii) a Designated Party that is either a Substituted Limited Partner or an Assignee or (iv) a Family Member, or a lending institution who is the pledgee of a Pledge, who is the transferee in a Permitted Transfer.

     "Redeemable Units" means those Partnership Common Units issued to the Original Limited Partners as of the Effective Date together with such additional Partnership Common Units that, after the Effective Date, may be issued to Additional Limited Partners pursuant to Section 4.2 hereof.

     "Redemption" has the meaning set forth in Section 8.6.A hereof.

     "Registrable Shares" has the meaning set forth in Section 8.6.D(2) hereof.

     "Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 6.3.B(viii) hereof.

     "REIT" means a real estate investment trust qualifying under Code Section 856.

     "REIT Partner" means (a) a Partner that is, or has made an election to qualify as, a REIT, (b) any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) of any Partner that is, or has made an election to qualify as, a REIT and (c) any Partner, including, without limitation, the General Partner and the Special Limited Partner, that is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) of a REIT.

     "REIT Payment" has the meaning set forth in Section 15.11 hereof.

     "REIT Requirements" has the meaning set forth in Section 5.1.A hereof.

     "REIT Share" means a share of the Previous General Partner's Class A Common Stock, par value $.01 per share. Where relevant in this Agreement, "REIT
Shares" includes shares of the Previous General Partner's Class A Common Stock, par value $.01 per share, issued upon conversion of Preferred Shares or Junior Shares.

     "REIT Shares Amount" means a number of REIT Shares equal to the product of
(a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Previous General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Previous General Partner's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Previous General Partner in good faith.

     "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the Previous General Partner's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code
Section 856(h)(1)(B)).

     "Rights" has the meaning set forth in the definition of "REIT Shares
Amount."

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Single Funding Notice" has the meaning set forth in Section 8.6.D(3) hereof.

     "Special Limited Partner" means AIMCO-LP, Inc., a Delaware corporation.


     "Specified Redemption Date" means the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that no Specified Redemption Date shall occur during the first Twelve-Month Period; provided, further, that the Specified Redemption Date, as well as the closing of Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 8.6.B hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state "blue sky" or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.


     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, "Subsidiary" means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the Previous General Partner's status as a REIT or the General Partner's or the Special Limited Partner's status as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)), in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

     "Tax Items" has the meaning set forth in Section 6.4.A hereof.

     "Tendered Units" has the meaning set forth in Section 8.6.A hereof.

     "Tendering Party" has the meaning set forth in Section 8.6.A hereof.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Transfer," when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, "Transfer" does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the Previous General Partner, pursuant to
Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms "Transferred" and "Transferring" have correlative meanings.

     "Twelve-Month Period" means (a) as to an Original Limited Partner or any successor-in-interest that is a Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of the Effective Date or on the day before a subsequent anniversary thereof and (b) as to any other Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of such Qualifying Party's becoming a Holder of Partnership Common Units or on the day before a subsequent anniversary thereof; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten the first Twelve-Month Period to a period of less than twelve (12) months with respect to a Qualifying Party other than an Original Limited Partner or successor-in-interest.

     "Unitholder" means the General Partner or any Holder of Partnership Units.

     "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

     "Value" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, as provided in Section 4.4.C. hereof, the market price for the trading day immediately preceding the date of exercise of a stock option under the Previous General Partner's Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The market price for any such trading day shall be:

          (i) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

          (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

          (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that the REIT Shares Amount includes Rights (as defined in the definition of "REIT Shares Amount") that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE 2

                             ORGANIZATIONAL MATTERS

     Section 2.1 Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name. The name of the Partnership is "AIMCO Properties, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

     Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 32 Lockerman Square, Suite L-100, Dover, Delaware 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Prentice-Hall Corporation System, Inc. The principal office of the Partnership is located at 1873 South Bellaire Street, Denver, Colorado 80222, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4  Power of Attorney.

     A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General

     Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
     (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and


          (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, effectuate the terms or intent of this Agreement.


Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.


     B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.


     Section 2.5 Term. The term of the Partnership commenced on May 16, 1994, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2093 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

                                   ARTICLE 3

                                    PURPOSE

     Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act,
(iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the Previous General Partner, in the sole and absolute discretion of the General Partner, at all times to be classified as a REIT.

     Section 3.2  Powers.

     A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.


     B. Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Previous General Partner to continue to qualify as a REIT, (ii) could subject the Previous General Partner to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law regulation of any governmental body or agency having jurisdiction over the Previous General Partner, the General Partner, their securities or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Previous General Partner and the General Partner in writing.


     Section 3.3 Partnership Only for Purposes Specified. The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

     Section 3.4  Representations and Warranties by the Parties.


     A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner(s) that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner any of such Partner's property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e),
(iii) such Partner does not own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Previous General Partner, the General Partner, the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of either (I) the Previous General Partner, the General Partner, the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

     B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner(s) that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Partner or any of such Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject,
(iii) such Partner is neither a "foreign person" within the meaning of Code
Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Previous General Partner, the General Partner, the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of either
(I) the Previous General Partner, the General Partner the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner, (II) the Partnership or
(III) any partnership, venture or limited liability company for which the Previous General Partner, the General Partner, the Special Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Previous General Partner or the Partnership is a member and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

     C. Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

     E. Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS

     Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Each Partner owns Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's ownership of Partnership Units. Except as provided by law or in Section 4.2, 4.3 or 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

     Section 4.2  Issuances of Additional Partnership Interests.

     A. General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (iii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a "Partnership Unit Designation"). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.

     B. Issuances to the General Partner or Special Limited Partner. No additional Partnership Units shall be issued to the General Partner or the Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Previous General Partner (other than REIT Shares), which Preferred Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner or the Special Limited Partner, and (b) the General Partner or the Special Limited Partner, as the case may be, contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the Previous General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.6.

     C. No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

     Section 4.3  Additional Funds.

     A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partners.

     B. Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons and issuing additional Partnership Units in consideration therefor.


     C. Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the Previous General Partner, the General Partner or the Special Limited Partner) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees).



     D. General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the Previous General Partner, the General Partner or the Special Limited Partner (each, a "General Partner Loan") if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Deb incurred by the Previous General Partner, the General Partner or the Special Limited Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees).



     E. Issuance of Securities by the Previous General Partner. The Previous General Partner shall not issue any additional REIT Shares, Preferred Shares, Junior Shares or New Securities unless (i) the Previous General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, either or both of the General Partner and the Special Limited Partner, and (ii) it or they, as the case may be, contribute such cash proceeds or other consideration to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the Previous General Partner may issue REIT Shares, Preferred Shares, Junior Shares or New Securities (a) pursuant to Section 4.4 or Section 8.6.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares, Junior Shares or New Securities to all of the holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the Previous General Partner if the General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares or New Securities by the Previous General Partner, and the contribution to the Partnership, by the General Partner or the Special Limited Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Previous General Partner's expenses associated with such issuance, including any underwriting discounts or commissions.

     Section 4.4  Stock Option Plans.

     A. Options Granted to Company Employees and Independent Directors. If at any time or from time to time, in connection with the Previous General Partner's Stock Option Plans, a stock option granted to a Company Employee or Independent Director is duly exercised:

          (1) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Previous General Partner by such exercising party in connection with the exercise of such stock option.

          (2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

          (3) An equitable Percentage Interest adjustment shall be made in which the Special Limited Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2) hereof.

     B. Options Granted to Partnership Employees. If at any time or from time to time, in connection with the Previous General Partner's Stock Option Plans, a stock option granted to a Partnership Employee is duly exercised:

          (1) The General Partner shall cause the Previous General Partner to sell to the Partnership, and the Partnership shall purchase from the Previous General Partner, the number of REIT Shares as to which such stock option is being exercised. The purchase price per REIT Share for such sale of REIT Shares to the Partnership shall be the Value of a REIT Share as of the date of exercise of such stock option.

          (2) The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such Partnership Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price paid to the Previous General Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a REIT Share at the time of such exercise.

          (3) The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares equal to the number of REIT Shares described in Section 4.4.B(1) hereof less the number of REIT Shares described in Section 4.4.B(2) hereof.

          (4) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Previous General Partner, the General Partner or the Special Limited Partner in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made in which the Special Limited Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.B(1) hereof.

     C. Special Valuation Rule. For purposes of this Section 4.4, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option under the Previous General Partner's Stock Option Plans shall be considered.


     D. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Previous General Partner, the General Partner or the Special Limited Partner from adopting, modifying or terminating stock incentive plans, in addition to the Previous General Partner's Stock Option Plans, for the benefit of employees, directors or other business associates of the Previous General Partner, the General Partner, the Special Limited Partner, the Partnership any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Previous General Partner, the General Partner or the Special Limited Partner amendments to this Section 4.4 may become necessary or advisable and that any approval or consent to any such amendments requested by the Previous General Partner, the General Partner or the Special Limited Partner shall not be unreasonably withheld or delayed.


     Section 4.5 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.


     Section 4.6 Conversion of Junior Shares. If, at any time, any of the Junior Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Common Units equal to (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect shall be issued to the General Partner and the Special Limited Partner (and between the General Partner and the Special Limited Partner in proportion to their ownership of Partnership Common Unit immediately preceding such conversion), and the Percentage Interests of the General Partner and the Limited Partners (including the Special Limited Partner) shall be adjusted to reflect such conversion.


                                   ARTICLE 5

                                 DISTRIBUTIONS


     Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Common Units in accordance with their respective Partnership Common Units held on such Partnership Record Date. Except as otherwise provided in the terms of any Partnership Unit Designation, distributions payable with respect to any Partnership Units (other than Partnership Units held by the General Partner or the Special Limited Partner) that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such units were outstanding. The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Previous General Partner's qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable (i) the General Partner and the Special Limited Partner to transfer funds to the Previous General Partner and (ii) the Previous General Partner to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT Requirements") and (b) avoid any federal income or excise tax liability of the Previous General Partner.


     Section 5.2 Distributions in Kind. No right is given to any Unitholder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

     Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section
5.1 hereof for all purposes under this Agreement.

     Section 5.4 Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

     Section 5.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

                                   ARTICLE 6

                                  ALLOCATIONS


     Section 6.1  Timing and Amount of Allocations of Net Income and Net
Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to
Section 11.6.C hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that taken into account in computing Net Income or Net Loss.


     Section 6.2 General Allocations. Subject to the terms of any Partnership Unit Designation, except as otherwise provided in this Article 6 and subject to
Section 11.6.C hereof, Net Income and Net Loss shall be allocated to each of the Holders of Partnership Common Units in accordance with their respective Partnership Common Units at the end of each Fiscal Year.

     Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

     A. Intentionally Omitted.

     B. Regulatory Allocations.

          (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section
     6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder of Partnership Common Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.B(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.


          (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.B(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder of Partnership Common Units who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partner Minimum Gain attributable to such Partner

     Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.B(ii) is
     intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.


          (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Common Units in accordance with their Partnership Common Units. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

          (iv) Qualified Income Offset. If any Holder of Partnership Common Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this
     Article 6 have been tentatively made as if this Section 6.3.B(iv) were not in the Agreement. It is intended that this Section 6.3.B(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations
     Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (v) Gross Income Allocation. In the event that any Holder of Partnership Common Units has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder's Partnership Interest (including, the Holder's interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(v) and Section 6.3.B(iv) hereof were not in the Agreement.

          (vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Common Units, such allocation of Net Loss shall be reallocated among the other Holders of Partnership Common Units in accordance with their respective Partnership Common Units, subject to the limitations of this Section 6.3.B(vi).

          (vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to
     be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Common Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations
     Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (viii) Curative Allocations. The allocations set forth in Sections 6.3.B(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.


     C. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article VI to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated the Partners as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 hereof.


     D. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's interest in Partnership profits shall be such Holder's share of Partnership Common Units.

Section 6.4  Tax Allocations.

     A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders of Partnership Common Units in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections
6.2 and 6.3 hereof.

     B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding
Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Common Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

                                   ARTICLE 7

                     MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1  Management.


     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General Partner. In addition to the now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:


          (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Previous General Partner (so long as the Previous General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distribution its shareholders sufficient to permit the Previous General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;


          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (3) the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

          (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to and equity investments in the Partnership's Subsidiaries;

          (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

          (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

          (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

          (8) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

          (9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

          (10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that, as long as the Previous General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Previous General Partner to fail to qualify as a REIT or the General Partner to fail to qualify as a "qualified REIT subsidiary" within the meaning of Code Section 856(i)(2);

          (11) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (12) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

          (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

          (14) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

          (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

          (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

          (19) the issuance of additional Partnership Units, as appropriate and in the General Partner's sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof; and

          (20) an election to dissolve the Partnership pursuant to Section 13.1.C hereof.

     B. Each of the Limited Partners agrees that, except as provided in Section
7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

     D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

     Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

     Section 7.3  Restrictions on General Partner's Authority.

     A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

          (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

          (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or


          (5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the General Partner, the Previous General Partner or the Partnership from satisfying its obligations under Section 8.6 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.6 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected the prohibition or restriction.

     B. The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions:

          (1) except as provided in Section 7.3.C hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

          (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

          (3) institute any proceeding for bankruptcy on behalf of the Partnership; or

          (4) subject to the rights of Transfer provided in Sections 11.1.C and
     11.2 hereof, approve or acquiesce to the Transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or successor General Partners.

     C. Notwithstanding Section 7.3.B hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

          (2) to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibits A and C in connection with such admission, substitution or withdrawal;

          (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

          (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

          (5) (a) to reflect such changes as are reasonably necessary (i) for either the General Partner or the Special Limited Partner, as the case may be, to maintain its status as a "qualified REIT subsidiary" within the meaning of Code Section 856(i)(2) or (ii) for the Previous General Partner to maintain its status as a REIT or to satisfy the REIT Requirement; (b) to reflect the Transfer of all or any part of a Partnership Interest among the Previous General Partner, the General Partner, the Special Limited Partner or any other "qualified REIT subsidiary" (within the meaning of Code
     Section 856(i)(2)) with respect to the Previous General Partner;

          (6) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of "Capital Account" or contemplated by the Code or the Regulations); and

          (7) the issuance of additional Partnership Interests in accordance with Section 4.2.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

     D. Notwithstanding Sections 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected, if such amendment or action would
(i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in

Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2 and 7.3.C hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Sections 8.6 and 11.2 hereof, or amend or modify any related definitions, or (v) amend this Section 7.3.D; provided, however, that the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

     Section 7.4  Reimbursement of the General Partner.

     A. The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in elsewhere in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

     B. Subject to Sections 7.4.C and 15.11 hereof, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership's business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the General Partner that may provide for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses and (iv) all costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other distributions to its shareholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to
Section 7.7 hereof.

     C. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

     Section 7.5 Outside Activities of the Previous General Partner and the General Partner. Neither the General Partner nor the Previous General Partner shall directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) the operation of the Previous General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the Previous General Partner's operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, (g) the General Partner's qualification as a "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)) and (h) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner or the Previous General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. Subject to Section 7.3.B hereof, the General Partner, the Previous General Partner, the Special Limited Partner and all "qualified REIT subsidiaries" (within the meaning of Code
Section 856(i)(2)), taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than Partnership Interests as the General Partner or Special Limited Partner and other than such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the Previous General Partner to qualify as a REIT and for the Previous General Partner, the General Partner and the Special Limited Partner to carry out their respective responsibilities contemplated under this Agreement and the Charter. Notwithstanding the foregoing, if the Previous General Partner or the General Partner acquires assets in its own name and owns Property other than through the Partnership, the Partners agree to negotiate in good faith to amend this Agreement, including, without limitation, the definition of "Adjustment Factor," to reflect such activities and the direct ownership of assets by the Previous General Partner or the General Partner. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

     Section 7.6  Contracts with Affiliates.

     A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     B. Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

     C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

     D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership's Subsidiaries.

     E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

     Section 7.7  Indemnification.

     A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this
Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

     B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.


     H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


     I. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

     Section 7.8  Liability of the General Partner.

     A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.


     B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner's shareholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner's shareholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner's shareholders) in deciding whether cause the Partnership to take (or decline to take) any actions.


     C. Subject to its obligations and duties as General Partner set forth in
Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, and its officers' and directors', liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


     E. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partner(s) shall be limited interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.


     F. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

     Section 7.9  Other Matters Concerning the General Partner.

     A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

     D. Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Previous General Partner to continue to qualify as a REIT, (ii) for the Previous General Partner otherwise to satisfy the REIT Requirements, (iii) to avoid the Previous General Partner incurring any taxes under Code Section 857 or Code Section 4981 or (iv) for the General Partner or the Special Limited Partner to continue to qualify as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

     Section 8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     Section 8.5  Rights of Limited Partners Relating to the Partnership.

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

          (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Previous General Partner or the General Partner pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Previous General Partner;

          (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

          (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     B. The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

     C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 8.6  Redemption Rights of Qualifying Parties.


     A. After the first Twelve-Month Period, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Redeemable Units held by such Tendering Party (such Redeemable Units being hereafter "Tendered Units") in exchange (a "Redemption") for REIT shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the "Tendering Party"). A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Partnership Record Date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem Tendered Units for cash, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner's sole and absolute discretion, in immediately available funds.



     B. If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.6.B, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party's exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the Partnership elects to cause the Previous General Partner to issue REIT Shares (rather than cash) is referred to as the "Applicable Percentage." In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner's view, to effect compliance with the Securities Act. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or "blue sky" laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 8.6.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 8.6.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.


     C. Notwithstanding the provisions of Section 8.6.A and 8.6.B hereof, the Tendering Parties (i) where the Redemption would consist of less than all the Partnership Common Units held by Partners other than the General Partner and the Special Limited Partner, shall not be entitled to elect or effect a Redemption to the extent that the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) would be reduced, as a result of the Redemption, to less that percent (1%) and (ii) shall have no rights under this Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 8.6.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner under Section 8.6.B hereof.



     D. In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to Section 8.6.B hereof following receipt of a Notice of Redemption (a "Declination"):



          (1) The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.


          (2) The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute such funds from the proceeds of a registered public offering (a "Public Offering Funding") by the Previous General Partner of a number of REIT Shares ("Registrable Shares") equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.


          (3) Promptly upon the General Partner's receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership's Declination, the General Partner shall give notice (a "Single Funding Notice") to all Qualifying Parties then holding a Partnership Interest (or an interest therein) and having Redemption rights pursuant to this Section 8.6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Partnership Common Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Partnership Common Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 8.6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the current Twelve-Month Period; provided, however, that the Previous General Partner shall not be required to acquire Partnership Common Units pursuant to this
     Section 8.6.D more than twice within a Twelve-Month Period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partner shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partner, as the case may be, to an equitable Percentage Interest adjustment.

     E. Notwithstanding the provisions of Section 8.6.B hereof, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.


     F. Notwithstanding anything herein to the contrary (but subject to Section 8.6.C hereof), with respect to any Redemption pursuant to this Section 8.6:


          (1) All Partnership Common Units acquired by the Previous General Partner pursuant to Section 8.6.B hereof shall be contributed by the Previous General Partner to either or both of the General Partner and the Special Limited Partner in such proportions as the Previous General Partner, the General Partner and the Special Limited Partner shall determine. Any Partnership Common Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units. Any Partnership Common Units so contributed to the Special Limited Partner shall remain outstanding.

          (2) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Redeemable Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Redeemable Units, all of the Redeemable Units held by such Tendering Party.

          (3) Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

          (4) Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to Section 8.6.B hereof, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a "Primary Offering Notice") that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 8.6.E hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

          (5) Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.


          (6) The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


          (7) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 hereof) all Redeemable Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Redeemable Units for all purposes of this Agreement, until such Redeemable Units are either paid for by the Partnership pursuant to Section 8.6.A hereof or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partner) and paid for, by the issuance of the REIT Shares, pursuant to Section 8.6.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to Section 8.6.B hereof, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this
Section 8.6.F, all Partnership Common Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

     G. In connection with an exercise of Redemption rights pursuant to this
Section 8.6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:


          (1) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;



          (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and



          (3) An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.G(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.


     Section 8.7  Partnership Right to Call Limited Partner
Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partner's Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner's sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 8.6.C(1), 8.6.F(2), 8.6.F(3) and 8.6.F(5) hereof shall not apply, but the remainder of Section 8.6 hereof shall apply, mutatis mutandis.

                                   ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1  Records and Accounting.


     A. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A or Section 9. hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

     B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership, the General Partner and the Previous General Partner may operate with integrated or consolidated accounting records, operations and principles.

     Section 9.2 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.

     Section 9.3  Reports.

     A. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner, of record as of the close of the Fiscal Year, an annual report containing financial statements of the Partnership, or of the Previous General Partner if such statements are prepared solely on a consolidated basis with the Previous General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     B. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Previous General Partner if such statements are prepared solely on a consolidated basis with the Previous General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate. At the request of any Limited Partner, the General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

                                   ARTICLE 10

                                  TAX MATTERS


     Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purpose The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.


     Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3  Tax Matters Partner.

     A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

     B. The tax matters partner is authorized, but not required:


          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));



          (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States the district in which the Partnership's principal place of business is located;


          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.


     Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partners pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such

Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11

                           TRANSFERS AND WITHDRAWALS

     Section 11.1  Transfer.

     A. No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

     B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

     C. Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the Partnership Interests of the General Partner and the Special Limited Partner may be Transferred, in whole or in part, at any time or from time to time, to or among the Previous General Partner, the General Partner, the Special Limited Partner, and any other Person that is, at the time of such Transfer, a "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)) with respect to the Previous General Partner. Any transferee of the entire General Partner Interest pursuant to this Section 11.1.C shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Any transferee of a Limited Partner Interest pursuant to this
Section 11.1.C shall automatically become, without further action or Consent of any Limited Partners, a Substituted Limited Partner. Upon any Transfer permitted by this Section 11.1.C, the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.2.B (other than the last sentence thereof), 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1.C.

     Section 11.2  Transfer of General Partner's Partnership Interest.

     A. The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Sections 11.2.B and 11.2.C hereof.

     B. The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any

Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority in Interest of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

     C. The General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.

     Section 11.3  Limited Partners' Rights to Transfer.

     A. General. Prior to the end of the first Twelve-Month Period, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner, which Consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner,
(i) Transfer all or part of its Partnership Interest to any Designated Party, any Family Member, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee, or (ii) pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a "Permitted Transfer"). After such first Twelve-Month Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of Section 11.6 hereof and to satisfaction of each of the following conditions:

          (1) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee and
     (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten
     (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note payable to the Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty
     (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If it does not so elect, the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

          (2) Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(3) hereof may be to a separate Qualified Transferee.

          (3) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) the greater of five hundred (500) Partnership Units or one-third ( 1/3) of the number of Partnership Units owned by such Partner as of the Effective Date or (ii) all of the remaining Partnership

     Units owned by such Transferring Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of Limited Partner shall be considered to be owned by such Limited Partner.


          (4) Transferee Agreement to Effect a Redemption. Any proposed transferee shall deliver to the General Partner a written agreement reasonably satisfactory to the General Partner to the effect that the transferee will, within six (6) months after consummation of a Partnership Common Units Transfer, tender its Partnership Common Units for Redemption in accordance with the terms of the Redemption rights provided in Section
     8.6 hereof.

          (5) No Further Transfers. The transferee (other than a Designated Party) shall not be permitted to effect any further Transfer of the Partnership Units, other than to the General Partner.

          (6) Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(5) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.


     B. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.


     C. Opinion of Counsel. In connection with any Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

     D. Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704.

     Section 11.4  Substituted Limited Partners.


     A. No Limited Partner shall have the right to substitute a transferee (including any Designated Party or other transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee (including, but not limited to, any Designated Party) of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner, which Consent may be given or withheld by the General Partner in its sole an absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee's admission as a Substituted Limited Partner.


     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

     Section 11.5 Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under
Section 11.3 hereof as a Substituted Limited Partner, as described in Section
11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Section 8.6 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6  General Provisions.

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the Previous General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation.

     B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the Previous General Partner or the General Partner, whether or not pursuant to Section 8.6.B hereof, shall cease to be a Limited Partner.

     C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Previous General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner and the Special Limited Partner as transferees of the Previous General Partner in the case of an acquisition of Partnership Common Units pursuant to Section 8.6 hereof), by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.


     D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the Previous General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause either (a) the Previous General Partner to cease to comply with the REIT Requirements or (b) the General Partner or the Special Limited Partner to cease to qualify as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)); (v) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the Previous General Partner) of all Partnership Common Units held by all Limited Partners other than the Special Limited Partner); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the Previous General Partner) of all Partnership Common Units held by all Limited Partners other than the Special Limited Partner); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Code Section 469(k)(2) or Code 7704(b); or (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

                                   ARTICLE 12

                             ADMISSION OF PARTNERS

     Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2  Admission of Additional Limited Partners.

     A. After the admission to the Partnership of an Original Limited Partner on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.


     C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 7 using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.



     Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power attorney granted pursuant to Section
2.4 hereof.


     Section 12.4 Admission of Initial Limited Partners. The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.

                                   ARTICLE 13


                    DISSOLUTION, LIQUIDATION AND TERMINATION


     Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of an of the following (each a "Liquidating Event"):


     A. the expiration of its term as provided in Section 2.5 hereof;


     B. an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a "majority in interest" (as such phrase is used in Section 17-801(3) of the Act) of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner:


     C. an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;

     D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     E. the occurrence of a Terminating Capital Transaction;

     F. the Redemption (or acquisition by the Previous General Partner, the General Partner and/or the Special Limited Partner) of all Partnership Common Units other than Partnership Common Units held by the General Partner or the Special Limited Partner; or

     G. the Redemption (or acquisition by the General Partner) of all Partnership Common Units other than Partnership Common Units held by the General Partner.

     Section 13.2  Winding Up.

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Previous General Partner) shall be applied and distributed in the following order:

          (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

          (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

          (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

          (4) Subject to the terms of any Partnership Unit Designation, the balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.


     B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.


     C. In the event that the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

     Section 13.3 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have distributed the Property in kind to the Partners and the Assignees, who shall be deemed to have assumed and taken such Property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners and the Assignees shall be deemed to have recontributed the Partnership Property in kind to the Partnership, which shall be deemed to have assumed and taken such Property subject to all such liabilities; provided, however, that nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section
11.4 hereof.

     Section 13.4 Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

     Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partners regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).


     Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                   ARTICLE 14

                      PROCEDURES FOR ACTIONS AND CONSENTS
                       OF PARTNERS; AMENDMENTS; MEETINGS

     Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

     Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by a Majority in Interest of the Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

     Section 14.3  Meetings of the Partners.


     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.



     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

     D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the General Partner's shareholders.

                                   ARTICLE 15

                               GENERAL PROVISIONS

     Section 15.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

     Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

     Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6  Waiver.

     A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.


     B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the

Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

     Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 15.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

     Section 15.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

     Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

          (i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

          (ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

     Section 15.12 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

     Section 15.13 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                            PREVIOUS GENERAL PARTNER:

                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez

                                              Title:  President


                                            GENERAL PARTNER:

                                            AIMCO-GP, INC.

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez

                                              Title:  President


                                            SPECIAL LIMITED PARTNER:

                                            AIMCO-LP, INC.

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez

                                              Title:  President

                                            LIMITED PARTNERS:

                                            By: AIMCO-GP, INC.,
                                            as attorney-in-fact

                                            By:     /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name: Peter Kompaniez

                                              Title:  President

                             LETTER OF TRANSMITTAL

                TO TENDER UNITS OF LIMITED PARTNERSHIP INTEREST

                                       IN

                               [                ]

                              LIMITED PARTNERSHIP

                              PURSUANT TO AN OFFER

                       DATED [               ] [  ], 1998

                                       BY

                             AIMCO PROPERTIES, L.P.

                             ---------------------

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
   5:00 P.M., DENVER TIME, ON [               ] [  ], 1998, UNLESS EXTENDED.

                             ---------------------

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

           By Mail:                  By Overnight Courier:                 By Hand:
         P.O. Box 2065                 111 Commerce Road               111 Commerce Road
S. Hackensack, N.J. 07606-2065       Carlstadt, N.J. 07072           Carlstadt, N.J. 07072
                                  Attn.: Reorganization Dept.     Attn.: Reorganization Dept.

                                 By Telephone:
                            Toll Free (818) 349-2005
                                       or
                                 (201) 896-1900

                                On the Internet:
                               www.clc-online.com

     To participate in the offer, you must send a duly executed copy of this Letter of Transmittal and you must send such duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal so that such documents are received by River Oaks Partnership Services, Inc., the Information Agent, on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THIS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

     FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT AT (888) 349-2005 (TOLL FREE) OR (201) 896-1900.

--------------------------------------------------------------------------------------------------------------------
                                           DESCRIPTION OF UNITS TENDERED
--------------------------------------------------------------------------------------------------------------------
NAME(S) AND ADDRESS(ES) OF
   REGISTERED HOLDER(S)
 (PLEASE INDICATE CHANGES
            OR                                             NUMBER OF UNITS TENDERED
 CORRECTIONS TO THE NAME,                           (ATTACH ADDITIONAL LIST, IF NECESSARY)
       ADDRESS AND
TAX IDENTIFICATION NUMBER
     PRINTED BELOW.)
--------------------------------------------------------------------------------------------------------------------
                                                 2. NUMBER         3. NUMBER
                                                 OF UNITS          OF UNITS          4. NUMBER         5. TOTAL
                               1. TOTAL        TENDERED FOR      TENDERED FOR        OF UNITS           NUMBER
                               NUMBER OF         PREFERRED          COMMON         TENDERED FOR        OF UNITS
                              UNITS OWNED        OP UNITS*         OP UNITS*           CASH*           TENDERED
                                  (#)               (#)               (#)               (#)               (#)
                           ----------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
  * Less the amount of distributions, if any, made by the Partnership from the date of the Prospectus Supplement until the Expiration Date.
--------------------------------------------------------------------------------------------------------------------

                          SPECIAL PAYMENT INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 4 AND 9)

To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be issued in the name of someone other than the undersigned.

[ ]  Issue consideration to:

Name:
     ---------------------------------------------------------------------
                             (Please type or Print)

Address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               (Include Zip Code)

-------------------------------------------------------------------------------
                  (Tax Identification or Social Security No.)
                           (See Substitute Form W-9)

                         SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 4 AND 9)

To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

[ ]  Mail consideration to:

Name:
     --------------------------------------------------------------------------
                             (Please type or Print)

Address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               (Include Zip Code)

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:


     The undersigned hereby acknowledges that he or she has received and reviewed (i) Apartment Investment and Management Company and AIMCO Properties,
Inc. Prospectus, dated [               ] [     ], 1998, as supplemented or
amended from time to time, (ii) the Prospectus Supplement of AIMCO Properties,
L.P., (the "Purchaser") dated [               ] [     ], which describes the
exchange offer, as supplemented or amended form time to time, [and] (iii) this Letter of Transmittal, including the Instructions hereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal")[, and
(iv) the Partnerships' Form 10-K[SB] for the year ended December 31, 1997 and Form 10-Q[SB] for the quarter ended June 30, 1998] (all constituting the "Offer").



     Upon the terms and subject to the conditions set forth in the Offer and this Letter of Transmittal, the undersigned hereby tenders to the Purchaser the
units of limited partnership interest ("Units") in [               ], a
[               ] limited partnership (the "Partnership"), set forth in the box above entitled "Description of Units Tendered" under the column entitled "Total Number of Units Tendered." For each Unit that you tender, you may choose to receive as consideration per Unit (the "Offer Price") any combination of
Tax-Deferral      % Partnership Unit, ("Preferred OP Unit"),           Tax-
Deferral Partnership Common Units ("Common OP Units") or $          in cash,
reduced in each case for the amount of distributions, if any, made by the Partnership from the date of the Prospectus Supplement until the Expiration Date. The number of Units you choose to tender for each type of consideration will be set forth by you in the box above entitled "Description of Units Tendered" under the columns entitled "Number of Units Tendered for Preferred OP Units," "Number of Units Tendered for Common OP Units," and "Number of Units Tendered for Cash." All holders of Units who do not specify which type of consideration they wish to receive will be deemed to have elected to receive Preferred OP Units.


     Subject to and effective upon acceptance for payment of any of the Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, (i) all of the undersigned's interest in the capital of the Partnership, and the undersigned's interest in all profits, losses and distributions of any kind to which the undersigned shall at any time be entitled in respect of the Units; (ii) all other payments, if any, due or to become due to the undersigned in respect of the Units, under or arising out of the Partnership Agreement, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of the undersigned's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or the undersigned's ownership of the Units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all present and future claims, if any, of the undersigned against the Partnership or its partners under or arising out of the Partnership Agreement for monies loaned or advanced, for services rendered, for the management of the Partnership or otherwise.

     The undersigned hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote or act in such manner as any such attorney and proxy or substitute shall, in its sole discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the partnership books maintained by the general partner of the Partnership, together with all accompanying evidence of transfer and authenticity to, or upon the order of, the Purchaser, to sign any and all documents necessary to authorize the transfer of the Units to the Purchaser including, without limitation, the "Transferor's (Seller's) Application for Transfer" created by the National Association of Securities Dealers, Inc., if required, and upon receipt by the Information Agent, as the undersigned's agent, of the offer price, to become a substitute limited partner, to receive any and all distributions made by the Partnership from and after the Expiration Date, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms of the Offer. NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT TO THE CONTRARY, THE UNDERSIGNED HEREBY DIRECTS THE GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL

DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering Limited Partners to receive payment for Units validly tendered and accepted for payment pursuant to the Offer. Subject to and effective upon acceptance for payment of any Unit tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a substitute limited partner under the terms of the Partnership Agreement. Upon request, the undersigned will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

     In addition to and without limiting the generality of the foregoing, the undersigned hereby irrevocably (a) appoints the Purchaser and its general partner managers and designees (each an "Agent") as the undersigned's attorneys-in-fact, each with full power of substitution, with an irrevocable instruction to each Agent to discretion in relation to the Units tendered hereby and accepted for payment by the Purchaser, and to do all such other acts and things as may in the opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the undersigned's acceptance of the offer and to vest in the Purchaser, or as it may direct, those Units, effective when, and only to the extent that, the Purchaser accepts the tendered Units for payment;
(b) authorizes and requests the Partnership and general partner to take any and all acts as may be required to effect the transfer of the undersigned's Units to the Purchaser (or it designee) and admit the Purchaser (or its designee) as a substituted Limited Partner in the Partnership; (c) assigns to the Purchaser and its assigns all of the right, title and interest of the undersigned in and to any and all distributions made by the Partnership from and after the expiration of the offer in respect of the Units tendered by the undersigned; (d) grants to the Purchaser and its assigns the right to receive any and all distributions made by the Partnership on or after the date on which the Purchaser pays for the Units tendered by the undersigned (regardless of the record date for any such distribution), and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units; (e) empowers the Purchaser and the Agent to execute and deliver to the general partner a change of address form instructing the general partner to send any and all future distributions to the address specified in the form, and to endorse any check payable to or upon the order of such Limited Partner representing a distribution to which the Purchaser is entitled to the terms of the offer, in each case in the name and on behalf of the tendering Limited Partner; and (f) agrees not to exercise any rights pertaining to the Units without the prior consent of the Purchaser.

     By executing this Letter of Transmittal, the undersigned represents that either (a) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (b) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.


     The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser (or its agent). Except as stated in the Offer, this tender is irrevocable, provided that Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless already accepted for payment as provided in the Offer, may also be
withdrawn at any time after [            ] [     ], 1998.


     THE UNDERSIGNED HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER OF THE PARTNERSHIP MAKES NO RECOMMENDATION TO THE UNDERSIGNED AS TO WHETHER TO TENDER OR TO REFRAIN FROM TENDERING UNITS IN THE OFFER AND THE UNDERSIGNED HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS.

     The undersigned hereby represents and warrants for the benefit of the Partnership and the Purchaser that the undersigned owns the Units tendered hereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                 SIGNATURE BOX
                              (SEE INSTRUCTION 2)

     Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each joint owner must sign. (See Instruction 2).

     TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF A CORPORATION OR OTHER PERSONS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE COMPLETE THIS BOX AND SEE INSTRUCTION 2.

     The signatory hereto hereby tenders the Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offers, and certifies under penalties of perjury that the statements in Box A, Box B and, if applicable, Box C are true.

X
 -------------------------------------------------------------------------------
                              (SIGNATURE OF OWNER)

X
 -------------------------------------------------------------------------------
                           (SIGNATURE OF JOINT OWNER)

Name and Capacity (if other than individuals):
                                              ----------------------------------

Title:
      --------------------------------------------------------------------------

Address (Fiduciaries only):
                           -----------------------------------------------------

--------------------------------------------------------------------------------
(CITY)                         (STATE)                         (ZIP)

Area Code and Telephone No. (Day):
                                  ----------------------------------------------

(Evening):
          ----------------------------------------------------------------------

                              SIGNATURE GUARANTEE
                                 (IF REQUIRED)
                              (SEE INSTRUCTION 2)

Name and Address of Eligible Institution:
                                         ---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Authorized Signature: X
                     -----------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:                                           Date:
      -------------------------------------           --------------------------

                               TAX CERTIFICATIONS
                              (SEE INSTRUCTION 4)

     By signing the Letter of Transmittal in the Signature Box, the Limited Partner certifies as true under penalty of perjury, the representations in Boxes A, B and C below. Please refer to the attached Instructions for completing this Letter of Transmittal and Boxes A, B and C below.

                                     BOX A
                              SUBSTITUTE FORM W-9
                          (SEE INSTRUCTION 4 -- BOX A)

     The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

     (i) The Taxpayer Identification No. ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, unless the Units are held in an Individual Retirement Account (IRA); or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited Partner does not provide a TIN to the Purchaser, 31% of all reportable payments made to the Limited Partner will be withheld); and

     (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) above, only if you are unable to certify that the Limited Partner is not subject to backup withholding.

                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 4 -- BOX B)

     Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's Units in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

     (i) Unless this box [ ] is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     (ii) The Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of the Letter of Transmittal;

     (iii) The Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal; and

     (iv) If the Limited Partner is a corporation, then the jurisdiction of incorporation is ____________________.

     The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

                          (SEE BOX C ON REVERSE SIDE)

                                     BOX C
                              SUBSTITUTE FORM W-8
                          (SEE INSTRUCTION 4 -- BOX C)

     By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the Backup Withholding rules under the U.S. Federal income tax laws, because the Limited Partner has the following characteristics:

     (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

     (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

     (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                  INSTRUCTIONS
                      FOR COMPLETING LETTER OF TRANSMITTAL

  1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before 5:00 p.m., Denver Time, on
     [               ] [  ], 1998, unless extended. To ensure receipt of the
     Letter of Transmittal and any other required documents, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested. LETTERS OF TRANSMITTAL WHICH HAVE BEEN DULY EXECUTED, BUT WHERE NO DEFINITIVE INDICATION IS MARKED IN THE BOX ENTITLED "DESCRIPTION OF UNITS TENDERED" UNDER THE COLUMNS ENTITLED "NUMBER OF UNITS TENDERED FOR PREFERRED OP UNITS," "NUMBER OF UNITS TENDERED FOR COMMON OP UNITS," AND "NUMBER OF UNITS TENDERED FOR CASH" SHALL BE DEEMED TO HAVE TENDERED ALL UNITS FOR PREFERRED OP UNITS PURSUANT TO THE OFFER.

     WHEN TENDERING BY FACSIMILE, PLEASE TRANSMIT ALL PAGES OF THE LETTER OF TRANSMITTAL, INCLUDING TAX CERTIFICATIONS (BOXES A, B AND C).

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  2. SIGNATURE REQUIREMENTS.

     INDIVIDUAL AND JOINT OWNERS -- After carefully reading and completing the Letter of Transmittal, to tender Units, Limited Partners must sign at the "X" in the Signature Box of the Letter of Transmittal. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Letter of Transmittal. IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE LIMITED PARTNER (OR BENEFICIAL OWNER IN THE CASE OF AN IRA), NO SIGNATURE GUARANTEE ON THE LETTER OF TRANSMITTAL IS REQUIRED. If any tendered Units are registered in the names of two or more joint owners, all such owners must sign this Letter of Transmittal.

     IRA'S/ELIGIBLE INSTITUTIONS -- FOR UNITS HELD IN AN IRA ACCOUNT, THE BENEFICIAL OWNER SHOULD SIGN IN THE SIGNATURE BOX AND NO SIGNATURE GUARANTEE IS REQUIRED. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required.

     TRUSTEES, CORPORATIONS, PARTNERSHIPS AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Signature Box of the Letter of Transmittal. If the Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

  3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

     DECEASED OWNER (JOINT TENANT) -- Copy of death certificate.
     DECEASED OWNER (OTHERS) -- Copy of death certificate (see also Executor/Administrator/Guardian below).

     EXECUTOR/ADMINISTRATOR/GUARDIAN -- Copy of court appointment documents for executor or administrator; and (a) a copy of applicable provisions of the will (title page, executor(s)' powers, asset distribution); or (b) estate distribution documents.
     ATTORNEY-IN-FACT -- Current power of attorney.
     CORPORATION/PARTNERSHIP -- Corporate resolution(s) or other evidence of authority to act. Partnership should furnish copy of the partnership agreement.
     TRUST/PENSION PLANS -- Unless the trustee(s) are named in the registration, a copy of the cover page of the trust or pension plan, along with a copy of the section(s) setting forth names and powers of trustee(s) and any amendments to such sections or appointment of successor trustee(s).

  4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal in the box entitled "Description of Units Tendered," the appropriate boxes on the Letter of Transmittal should be completed.

  5. TAX CERTIFICATIONS. Limited Partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the Limited Partner's taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box A, Box B and, if applicable, Box C. By signing the Signature Box, the Limited Partner(s) certifies that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" and the representations made in Box A, Box B and, if applicable, Box C, are correct.

     U.S. PERSONS. A Limited Partner that is a U.S. citizen OR a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box A and Box B.

     BOX A -- SUBSTITUTE FORM W-9.

     Part (i), Taxpayer Identification Number -- Tendering Limited Partners must certify to the Purchaser the TIN printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered." If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the Limited Partner being subject to backup withholding.

     Part (ii), Backup Withholding -- In order to avoid 31% Federal income tax backup withholding, the tendering Limited Partner must certify, under penalties of perjury, that such Limited Partner is not subject to backup withholding. Certain Limited Partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. DO NOT CHECK THE BOX IN BOX A, PART (II), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

     WHEN DETERMINING THE TIN TO BE FURNISHED, PLEASE REFER TO THE FOLLOWING AS A GUIDE:

     Individual accounts -- should reflect owner's TIN.
     Joint accounts -- should reflect the TIN of the owner whose name appears first.
     Trust accounts -- should reflect the TIN assigned to the trust.
     IRA custodial accounts -- should reflect the TIN of the custodian (not necessary to provide).
     Custodial accounts for the benefit of minors -- should reflect the TIN of the minor.
     Corporations, partnership or other business entities -- should reflect the TIN assigned to that entity.

     By signing the Signature Box, the Limited Partner(s) certifies that the TIN as printed (or corrected) on the front of the Letter of Transmittal is correct.

     BOX B -- FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box B, or be subject to withholding of tax equal to 10% of the purchase price for interests purchased. Tax withheld under
     Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. PART (I) SHOULD BE

     CHECKED ONLY IF THE TENDERING LIMITED PARTNER IS NOT A U.S. PERSON, AS DESCRIBED THEREIN. CORPORATIONS SHOULD INSERT THE JURISDICTION OF INCORPORATION IN THE BLANK PROVIDED IN PART (III).

     BOX C -- FOREIGN PERSONS -- In order for a tendering Limited Partner who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in Box C of this Letter of Transmittal, attesting to that Foreign Person's status by checking the box preceding such statement. UNLESS THE BOX IS CHECKED, SUCH LIMITED PARTNER WILL BE SUBJECT TO 31% WITHHOLDING OF TAX UNDER SECTION 1445 OF THE CODE.

  6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

  7. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. This Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

  8. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

  9. TRANSFER TAXES. Except as set forth in this Instruction 9, the Purchaser will pay, or cause to be paid, all transfer taxes, if any, in respect of the Unit(s) accepted for payment pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if tendered Units are registered in the name of, any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

[10. MINIMUM TENDERS. A Limited Partnership may tender any or all of his or her Units; provided, however, that because of restrictions in the Partnership's Limited Partnership Agreement, a partial tender of Units must be for a minimum of [five] Units (other than Limited Partners who hold Units in an Individual Retirement Account or Keogh Plan). Tenders of fractional Units will be permitted only by a Limited Partner who is tendering all Units owned by that Limited Partner.]

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

==========================================================
FOR THIS TYPE OF ACCOUNT:          GIVE THE
                                   TAXPAYER
                                   IDENTIFICATION
                                   NUMBER OF --
----------------------------------------------------------
 1.  An individual account.        The individual

 2.  Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, the
                                   first individual on
                                   the account

 3.  Husband and wife (joint       The actual owner of
     account)                      the account or, if
                                   joint funds, either
                                   person

 4.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint        The adult or, if the
     account)                      minor is the only
                                   contributor, the
                                   minor(1)

 6.  Account in the name of        The ward, minor, or
     guardian or committee for a   incompetent person(3)
     designated ward, minor, or
     incompetent person(3)

 7.  a The usual revocable         The grantor trustee(1)
       savings trust account
       (grantor is also trustee)

     b So-called trust account     The actual owner(1)
       that is not a legal or
       valid trust under state
       law

 8.  Sole proprietorship account   The owner(4)

 9.  A valid trust, estate, or     The legal entity (Do
     pension trust                 not furnish the
                                   identifying number of
                                   the personal
                                   representative or
                                   trustee unless the
                                   legal entity itself is
                                   not designated in the
                                   account title.)(5)

10.  Corporate account             The corporation

11.  Religious, charitable, or     The organization
     educational organization
     account

12.  Partnership account held in   The partnership
     the name of the business

13.  Association, club, or other   The organization
     tax-exempt organization

14.  A broker or registered        The broker or nominee
     nominee

15.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local government,
     school district, or prison)
     that receives agricultural
     program payments

==========================================================

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number or employer identification number.

(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 - A corporation.

 - A financial institution.

 - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

 - The United States or any agency or instrumentality thereof.

 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 - An international organization or any agency, or instrumentality thereof.

 - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 - A real estate investment trust.

 - A common trust fund operated by a bank under section 584(a) of the Code.

 - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

 - An entity registered at all times under the Investment Company Act of 1940.

 - A foreign central bank of issue.

 - A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 - Payments of patronage dividends where the amount received is not paid in money.

 - Payments made by certain foreign organizations.

 - Payments made to an appropriate nominee.

 - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals.

 Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 - Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

 - Payments described in section 6049(b)(5) to nonresident aliens.

 - Payments on tax-free covenant bonds under section 1451 of the Code.

 - Payments of mortgage interest to you.

 - Payments made to an appropriate nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is a clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE

                    The Information Agent for the offer is:

                     River Oaks Partnership Services, Inc.

                                    By Mail:
                                 P.O. Box 2065
                         S. Hackensack, N.J. 07606-2065

                             By Overnight Courier:
                               111 Commerce Road
                             Carlstadt, N.J. 07072
                          Attn.: Reorganization Dept.

                                    By Hand:
                               111 Commerce Road
                             Carlstadt, N.J. 07072
                          Attn.: Reorganization Dept.

                                 By Telephone:
                            Toll Free (818) 349-2005
                                       or
                                 (201) 896-1900

                                On the Internet:
                               www.clc-online.com

                     [LETTERHEAD OF AIMCO PROPERTIES, L.P.]

Dear Limited Partner:

     We are offering to acquire your units of limited partnership interest in
               . Our offer presents you with the following four options, which you are free to accept or reject in any combination you like:

          1. You may tender each of your units in exchange for      of our
          % Tax-Deferral Partnership Preferred Units. Generally, this exchange may be made without recognizing any taxable gain on your units. After one year, you may exchange, the Preferred Units for, at our option, either cash or Preferred Stock or Class A Common Stock of Apartment Investment and Management Company, ("AIMCO"). AIMCO is a real estate investment trust. We are the partnership through which AIMCO conducts substantially all of its operations. AIMCO's Class A Common Stock is listed, and its Preferred Stock is expected to be listed, on the New York Stock Exchange.

          2. You may tender each of your units in exchange for      of our
     Tax-Deferral Partnership Common Units. Generally, this exchange may also be made without recognizing any taxable gain on your units. After one year, you may exchange the Common Units for, at our option, either cash or shares of AIMCO's Class A Common Stock, which is listed on the New York Stock Exchange.

          3. You may tender each of your units in exchange for $          in
     cash, in which case you may recognize a gain or loss for federal income tax purposes, on your units.

          4. You may do nothing, retain your units and continue to participate in gains, losses and distributions, if any, on your partnership units. If you choose to retain your units, your rights as a holder of units will remain unchanged.

     We are offering to acquire no more than      % of all outstanding units in
your partnership. You will not be required to pay any commissions or fees in connection with any disposition of your units pursuant to our offer.

     There are advantages and disadvantages to you of accepting or declining to accept the offer. The terms of the offer are more fully described in the enclosed materials. These documents describe the material risks and opportunities associated with the offer, including certain tax considerations. Please review these documents carefully. The general partner of your partnership, which is an affiliate of ours, has substantial conflicts of interest with respect to the offer. Accordingly, the general partner of your partnership makes no recommendation to you as to whether you should tender or refrain from tendering your units in the offer. We have retained Robert A. Stanger & Co. to render an opinion as to the fairness of the offer consideration from a financial point of view. A copy of such opinion is enclosed as Appendix A to the enclosed Prospectus Supplement.

     If you desire to tender any of your units in response to our offer, you should complete and sign the enclosed letter of transmittal in accordance with the enclosed instructions and mail or deliver the signed letter of transmittal and any other required documents to River Oaks Partnership Services, Inc., which is acting as the Information Agent in connection with our offer, at the address set forth on the back cover of the enclosed Prospectus Supplement. The offer
will expire at 5:00 p.m. Denver, Colorado time on                1998, unless
extended. If you have questions or require further information, please call the Information Agent, toll free, at (888) 349-2005.

                                            Very truly yours,

                                            AIMCO PROPERTIES, L.P.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       ANGELES INCOME PROPERTIES, LTD. II
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $260.00 per unit and an affiliate estimated the net liquidation value of your units to be $249.78 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Income Properties, Ltd. II.................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44

                                                  PAGE
                                                  ----
  Accounting Treatment.........................   S-44
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-66
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Income Properties, Ltd. II. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid no distributions for the six months ended June 30, 1998, but subsequently paid a distribution of 14.88 per unit. We do not expect your partnership to pay any further distributions during 1998. We
     will pay fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $30.00 per unit to $177.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $260.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $249.78 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must continue to hold at least ten units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $260.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $249.78 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $30.00 per unit to $177.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 13.3% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $30 to $177
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of the Net Cash from Operations (as defined in your partnership's agreement of limited partnership) for its services as general partner of your partnership and also receives reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursement totaling $86,000 for the first six months of 1998. The property manager received management fees of $172,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Income Properties, Ltd. II was organized on October 12, 1982, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently includes the following three residential apartment complexes: Deer Creek Apartments, a 288-unit complex in Plainsboro, New Jersey; Georgetown Apartments, a 200-unit complex in South Bend, Indiana; and Landmark Apartments, a 292-unit complex in Raleigh, North Carolina. Additionally, your partnership's investment portfolio also includes a 100% leasehold interest in Atlanta Crossing Shopping Center, a 169,168 square-foot retail center in Montgomery, Alabama and a 14.4% interest in the Princeton Meadows Joint Venture, which owns a golf course in Princeton, New Jersey. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of August 1, 1998, there were 99,784 units of limited partnership interest issued and outstanding, which were held of record by 3,320 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

      SUMMARY FINANCIAL INFORMATION OF ANGELES INCOME PROPERTIES, LTD. II

     The summary financial information of Angeles Income Properties, Ltd. II for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Income Properties, Ltd. II for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       ANGELES INCOME PROPERTIES, LTD. II

                                                         FOR THE SIX MONTHS
                                                           ENDED JUNE 30,             FOR THE YEAR ENDED DECEMBER 31,
                                                    ----------------------------    -----------------------------------
                                                        1998            1997          1997         1996         1995
                                                    ------------    ------------    ---------    ---------    ---------
                                                                   (IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Total Revenues....................................    $ 3,711         $ 3,598        $ 7,261      $ 6,868      $ 8,378
Net Income/(Loss).................................        202             190            145         (270)         853
Net income per limited partnership unit...........       2.00            1.88           1.44        (2.68)       14.06
                                                      -------         -------        -------      -------      -------
Distribution per limited partnership unit.........         --            9.92           9.92           --           --
                                                      -------         -------        -------      -------      -------

                                                              JUNE 30,                         DECEMBER 31,
                                                    ----------------------------    -----------------------------------
                                                        1998            1997          1997         1996         1995
                                                    ------------    ------------    ---------    ---------    ---------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation......    $11,038         $11,603        $11,338      $12,065      $13,257
Total Assets......................................     16,800          17,011         16,868       17,858       16,370
Mortgage Notes Payable............................     18,100          18,290         18,197       18,375       16,723
Partners' Capital/(Deficit).......................     (2,027)         (2,184)        (2,229)      (1,374)      (1,104)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING             ANGELES INCOME
                                                                       PARTNERSHIP             PROPERTIES, LTD. II
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85       $ 0.00(1)        $9.92

---------------
(1) Your partnership subsequently paid a distribution of $14.88 per unit.

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $30.00 per unit to $177.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $260.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $249.98 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. Your partnership paid no distributions with respect to your units for the six months ended June 30, 1998 but subsequently paid a distribution of 14.88 per unit. We do not expect your partnership to pay any further distributions during 1998. This is equivalent to
distributions of $       per year on the number of tax-deferral        %
Preferred OP Units, or distributions of $       per year on the number of tax
deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP
Units and Common OP Units that we are offering are expected to be        ,
immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 13.3% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. On August 13, 1998, IPT, then an affiliate of Insignia and now our affiliate, commenced a tender offer to acquire units at a cash purchase price of $175.00 per unit.

     Prior to such tender offer, on August 7, 1998, Madison Partnership Liquidity Investors 64, LLC ("Madison"), which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $130.00 per unit.

     Prior to the tender offer by Madison, IPT commenced a tender offer for $160.00 per unit and purchased 8,908 units in June 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least ten units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 6,262 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 6.3% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                               1997 NET        CAPITALIZATION    GROSS PROPERTY
                 PROPERTY                  OPERATING INCOME         RATE             VALUE
                 --------                  ----------------    --------------    --------------
    Deer Creek Apartments..............     $                             %       $
    Georgetown Apartments..............
    Landmark Apartments................
    Atlanta Crossing Shopping Center...
    Princeton Meadows Joint Venture
      (14.4% interest).................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive
a net equity value for your partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. Your partnership paid no distributions with respect to your units for the six months ended June 30, 1998 but subsequently paid a distribution of $14.88 per unit. We do not expect your partnership to pay any further distributions during 1998. This is
     equivalent to distributions of $       per year on the number of
     tax-deferral        % Preferred OP Units, or distributions of $       per
     year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are
     offering are expected to be        , immediately following our offer, than
     the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating

     Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $30.00 to $177.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 16,547 units (representing approximately 16.6% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       ANGELES INCOME PROPERTIES, LTD. II
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $ 75.00     $177.00          (c)         (c)
  Second Quarter..................................      30.00      156.30      $120.00     $153.00
  First Quarter...................................      80.00      144.00       130.00      131.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................      76.00      147.00        80.00      135.00
  Third Quarter...................................      70.00      145.00       115.00      145.00
  Second Quarter..................................      30.00      143.00       110.00      135.00
  First Quarter...................................      30.00      125.00       100.00      127.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................      10.00      122.00        80.00      122.00
  Third Quarter...................................      38.70      110.00        71.00      112.00
  Second Quarter..................................      24.00      140.00           --          --
  First Quarter...................................      15.00       62.00           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Each of your partnership's wholly-owned properties was appraised in 1998, 1997 and 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"). According to each appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989

(known as "FIRREA"). The estimated market value of the fee simple estates of each property specified in those appraisal reports is as listed in the chart below. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other property interests in the past three years.

           PROPERTY NAME                 1998           1997           1996
           -------------              -----------    -----------    -----------
Deer Creek Apartments...............  $12,200,000    $12,000,000    $11,000,000
Georgetown Apartments...............    8,500,000      7,500,000      7,200,000
Landmark Apartments.................   13,500,000     13,300,000     11,500,000
Atlanta Crossing Shopping Center....    5,100,000      4,700,000      4,750,000

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $260.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $213.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

        YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2037.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests in            conduct any business that may be lawfully conducted by
residential, commercial and industrial real properties       a limited partnership organized pursuant to the
either directly or indirectly through partnership or         Delaware Revised Uniform Limited Partnership Act (as
joint ventures with others. Subject to restrictions          amended from time to time, or any successor to such
contained in your partnership's agreement of limited         statute) (the "Delaware Limited Partnership Act"),
partnership, your partnership may perform all acts           provided that such business is to be conducted in a
necessary, advisable or convenient to the business of        manner that permits AIMCO to be qualified as a REIT,
your partnership including borrowing money and creating      unless AIMCO ceases to qualify as a REIT. The AIMCO
liens.                                                       Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner, in its sold discretion, may make            contributions as may be established by the general
subsequent offerings of your partnership's securities,       partner in its sole discretion. The net capital
including offerings of additional units and limited          contribution need not be equal for all OP Unitholders.
partnership interests. The capital contribution need         No action or consent by the OP Unitholders is required
not be equal for all limited partners and no action or       in connection with the admission of any additional OP
consent is required in connection with the admission of      Unitholder. See "Description of OP Units -- Management
any additional limited partners. The general partner         by the AIMCO GP" in the accompanying Prospectus.
may not issue units in exchange for property.                Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property from your            participant upon such terms and subject to such
partnership or sell or lease any real property to your       conditions consistent with the AIMCO Operating Part-
partnership either directly or through an affiliate.         nership Agreement and applicable law as the general
However, the general partner or an affiliate may             partner, in its sole and absolute discretion, believes
purchase property in its own name and temporarily hold       to be advisable. Except as expressly permitted by the
title thereto for the purpose of facilitating its            AIMCO Operating Partnership Agreement, neither the
acquisition or financing by your partnership if (1) the      general partner nor any of its affiliates may sell,
property is purchased by your partnership for a price        transfer or convey any property to the AIMCO Operating
no greater than the cost of the property to the general      Partnership, directly or indirectly, except pursuant to
partner or its affiliate, (2) no difference exists in        transactions that are determined by the general partner
the interest rates of the loans secured by the property      in good faith to be fair and reasonable.
at the time acquired by the general partner or its
affiliates and at the time acquired by your partnership
and (3) neither the general partner nor its affiliates
receive any economic advantage by reason of holding or
having held title to the property. Your partnership may
also lease property to a partnership sponsored by the
general partner or its affiliates so long as the terms
of the lease are comparable to, or no less favorable to
your partnership than those offered to and accepted by
unrelated persons for comparable space and contained in
a written contract which precisely describes the
subject matter thereof and all compensation to be paid,
which contract, if not previously disclosed, must be
fully and properly disclosed to all partners. Subject
to certain conditions contained in your partnership's
agreement of limited partnership, your partnership may
invest the assets of your partnership in entities
affiliated with the general partner of your
partnership. Your partnership may not make loans to the
general partner or its affiliates but the general
partner and its affiliates may lend money to your
partnership provided that the interest and other
financing

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

charges on loans to your partnership may not be in excess of rates and charges which would be charged by unrelated banks in a competitive position or in any event in excess of the prime interest rate that is charged from time to time by Bank of America National
Trust and Savings Association , Los Angeles, California on 90-day unsecured loans to responsible and substantial commercial borrowers. In addition, an affiliate of your general partner may lend money to your partnership to fund its acquisitions if your partnership does not have sufficient cash proceed to invest so long as: (1) such loan is made at interest rates and charges not in excess of the rates and charges then currently being paid by the lender for the borrowed funds, but in no event may the interest rate and charges exceed the interest rate and charges which would be charged by unrelated banks in a competitive position or in any event in excess of the prime interest rate that is charged from time to time by Bank of America National Trust and Savings Association, Los
Angeles, California on 90-day unsecured loans to re-sponsible and substantial commercial borrowers, (2) your partnership agrees to repay promptly such loan from the offering of units, but in no event later than one year from the date of purchase of the property, (3) such interim financing is not in an amount that exceeds
80% of the purchase price of the property and (4) the affiliate of the general partner agrees to purchase the property, as promptly as practical from your partnership at a price equal to the cost of the property to your partnership in the event that your partnership is unable to make sufficient payments to repay the loan for any reason. Unless certain conditions are met, the general partner may not make a permanent loan to your partnership nor may your partnership finance the purchase of your partnership's property by use of a "wrap-around" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


Subject to the provisions of your partnership's              The AIMCO Operating Partnership Agreement contains no
agreement of limited partnership, the general partner        restrictions on borrowings, and the general partner has
of your partnership is authorized to borrow money and        full power and authority to borrow money on behalf of
to secure such debt by mortgage, pledge or other lien        the AIMCO Operating Partnership. The AIMCO Operating
on any of the assets of your partnership. The general        Partnership has credit agreements that restrict, among
partner of your partnership may not, in connection with      other things, its ability to incur indebtedness. See
the acquisition of properties subject the properties         "Risk Factors -- Risks of Significant Indebtedness" in
acquired by your partnership to one or more mortgages,       the accompanying Prospectus.
deeds of trust or other security interest; provided,
however, that your partnership will be permitted to
acquire a property subject to existing secured financ-
ing so long as the outstanding balance of such mortgage
indebtedness assumed by your partnership does not
exceed 40% of the purchase price of the property and
may borrow money from third parties if it does not have
sufficient funds if certain conditions are met. Your
partnership may not acquire any real property which, at
the date of acquisition, is subject to indebtedness
secured by a mortgage, deed of trust or other security
interest on the real property having an unpaid balance
immediately after the acquisition equal to more than
40% of the purchase price of the real property or
refinance any property by incurring indebtedness in
excess of 40% of the then appraised value of the
property for the first twelve months after purchase or
80% thereafter. The general partner may not acquire a
property subject to or subject a property to finance
which represents 10% of more of the purchase price

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

which contains a provision of a balloon payment due and payable prior to the earlier of (1) ten years from the date your partnership acquires the property, or the inception of the loan, whichever is later or (2) two years beyond the estimated holding period for the property, but in no event prior to seven years from the date of acquisition of the property or the inception of the loan, whichever is later. Your partnership may not issue debt securities to the public. No creditor who makes a non-recourse loan to your partnership will have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, and California law, the general      management power over the business and affairs of the
partner has the right, power and authority, on behalf        AIMCO Operating Partnership. The OP Unitholders have
of your partnership, and in its name, to exercise all        the right to vote on certain matters described under
of the rights, powers and authority of a partner of a        "Comparison of Ownership of Your Units and AIMCO OP
partnership without approval of the limited partners.        Units -- Voting Rights" below. The general partner may
Limited partners have no right to participate in the         not be removed by the OP Unitholders with or without
management or conduct of your partnership's business or      cause.
affairs nor any power or authority to act for or on
behalf of our partnership in any respect whatsoever.         In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

a manner determined in good faith to be within the           judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interest of your partnership, and so long as        The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. As any such indemnity provided          all losses, claims, damages, liabilities, joint or
will be paid, from and only to the extent of,                several, expenses (including legal fees), fines,
partnership assets. In the event that a claim for            settlements and other amounts incurred in connection
indemnification against liabilities arising under the        with any actions relating to the operations of the
Securities Act of 1933, as amended (other than for the       AIMCO Operating Partnership, as set forth in the AIMCO
payment by your partnership of expenses incurred or          Operating Partnership Agreement. The Delaware Limited
paid by the general partner in the successful defense        Partnership Act provides that subject to the standards
of any action, suit or proceeding) is asserted by the        and restrictions, if any, set forth in its partnership
general partner in connection with the units, your           agreement, a limited partnership may, and shall have
partnership will, unless in the opinion of its counsel       the power to, indemnify and hold harmless any partner
the matter is settled by controlling precedent, submit       or other person from and against any and all claims and
to a court of appropriate jurisdiction the question of       demands whatsoever. It is the position of the
whether such indemnification by it is against public         Securities and Exchange Commission that indemnification
policy as expressed in the Securities Act of 1933, as        of directors and officers for liabilities arising under
amended and will inform the court of the position of         the Securities Act is against public policy and is
the SEC with respect to such indemnification. Your           unenforceable pursuant to Section 14 of the Securities
partnership has agreed to be governed by the court's         Act of 1933.
final adjudication of such issue.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner, the substitute general           becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership and such other conditions as are      controlling interest in the AIMCO Operating Partner-
set forth in your partnership's agreement of limited         ship. Additionally, the AIMCO Operating Partnership
partnership are satisfied. The general partner may           Agreement contains restrictions on the ability of OP
admit additional general partners without the consent        Unitholders to transfer their OP Units. See
of the limited partners. No limited partner may              "Description of OP Units -- Transfers and Withdrawals"
substitute a transferee of his units in such limited         in the accompanying Prospectus.
partner's place without the consent of the general
partner which may be withheld at the sole discretion of
the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership, (3) deletes or adds any provision required      the OP Unitholders. The general partner will seek the
by any applicable law, (4) reflects any reduction of         written consent of the OP Unitholders on the proposed
the partners' capital accounts or (5) reflects a change      amendment or will call a meeting to vote thereon. See
in the name or the location of the principal place of        "Description of OP Units -- Amendment of the AIMCO
business of your partnership. Your partnership's agree-      Operating Partnership Agreement" in the accompanying
ment of limited partnership may not be amended to            Prospectus.
change your partnership to a general partnership,
extend the term or your

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partnership, allow the expulsion of the non-managing general partner without the simultaneous expulsion of the managing general partner or change the liability of the general partner or the limited partners. All other amendments to your partnership's agreement of limited partnership must be approved by the limited partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive an annual management fee equal to 10% of the         its services as general partner of the AIMCO Operating
Net Cash from Operations for its services as general         Partnership. However, the general partner is entitled
partner of your partnership and may also receive             to payments, allocations and distributions in its
reimbursement for expenses incurred in such capacity.        capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, or obligations of your partnership       the AIMCO Operating Partnership's debts and
in excess of his capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner may delegate any or all of its powers, rights        Operating Partnership Agreement expressly limits the
and obligations under your partnership's agreement of        liability of the general partner by providing that the
limited partners and in furtherance of any such              general partner, and its officers and directors
delegation may appoint, employ or

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

contract with any person for the account of your             will not be liable or accountable in damages to the
partnership for the transaction of the business of your      AIMCO Operating Partnership, the limited partners or
partnership, which person may, under the supervision of      assignees for errors in judgment or mistakes of fact or
the general partner, perform such acts or services for       law or of any act or omission if the general partner or
your partnership as the general partnership may              such director or officer acted in good faith. See
approve. The general partner and its affiliates may          "Description of OP Units -- Fiduciary Responsibilities"
acquire real properties for their own account, or            in the accompanying Prospectus.
engage in the acquisition, development, operation or
management of real estate on behalf of other entities,
including business ventures similar to, related to or
in direct or indirect competition with any business of
your partnership. However, the general partner and its
affiliates will, if your partnership has funds
available for investment, grant a right of first
refusal to your partnership for those real property
investment opportunities which meet your partnership's
investment objectives and policies before they acquire
these properties for their own accounts. Neither your
partnership nor any other partner will have any right
in or to such other business ventures of the income or
profits derived therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

      YOUR UNITS                 PREFERRED OP UNITS           COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Operating
                                                                                  Partnership for working capital and
                                                                                  new investments rather than being
                                                                                  distributed to the OP Unitholders
                                                                                  (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner and          ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership.          holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. In such event, your            of the Partnership Unit Desig-           acquisition, sale, transfer,
partnership may be continued by the      nation of the Preferred OP Units         exchange or other disposition of
remaining general partner if, in         that materially and adversely            any assets of the AIMCO Operating
the opinion of counsel to your           affects the rights or preferences        Partnership (including, but not
partnership, such election would         of the holders of the Preferred OP       limited to, the exercise or grant
not jeopardize your partnership's        Units. The creation or issuance of       of any conversion, option,
status as a partnership for tax          any class or series of partnership       privilege or subscription right or
purposes. If no general partner          units, including, without                any other right available in
remains, your partnership may            limitation, any partnership units        connection with any assets at any
continue if, within ninety days of       that may have rights senior or           time held by the AIMCO Operating
the retirement, the limited              superior to the Preferred OP Units,      Partnership) or the merger,
partners holding more than 50% of        shall not be deemed to materially        consolidation, reorganization or
the units elect a substitute             adversely affect the rights or           other combination of the AIMCO
general partner who is willing to        preferences of the holders of            Operating Partnership with or into
continue your partnership.               Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as de-
                                                                                  fined in the Delaware Limited
                                                                                  Partnership Act, agree in writing,
                                                                                  in their sole and

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  absolute discretion, to continue
                                                                                  the business of the AIMCO Operating
                                                                                  Partnership and to the appointment
                                                                                  of a successor general partner. The
                                                                                  general partner may elect to
                                                                                  dissolve the AIMCO Operating
                                                                                  Partnership in its sole and
                                                                                  absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                               deemed, purchased or otherwise           "Description of OP
                               acquired for consideration, nor          Units -- Distributions" in the
                               shall any other cash or other            accompanying Prospectus.
                               property be paid or distributed to
                               or for the benefit of holders of
                               Junior Units. See "Description of
                               Preferred OP
                               Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fraction unit and if      on any securities exchange. The          transferability of the OP Units.
such assignment is less than all of      Preferred OP Units are subject to        Until the expiration of one year
the units held by the assignor,          restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least ten      Partnership Agreement.                   subject to certain exceptions, such
units, except in certain circum-                                                  OP Unitholder may not transfer all
stances, (2) the assignee and the        Pursuant to the AIMCO Operating          or any portion of its OP Units to
assignor execute, acknowledge and        Partnership Agreement, until the         any transferee without the consent
deliver to the general partner a         expiration of one year from the          of the general partner, which
written assignment, (3) the              date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignment taking place in the           Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor              without the consent of the general       conditions specified in the AIMCO
receives a ruling from the IRS to        partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as determined      one year, such holders of Preferred      "Description of OP Units --
by the general partner to comply         OP Units has the right to transfer       Transfers and Withdrawals" in the
with any state securities                all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substituted as a       the satisfaction of certain              After the first anniversary of
limited partner if: (1) the general      conditions specified in the AIMCO        becoming a holder of Common OP
partner consents in writing, which       Operating Partnership Agreement,         Units, an OP Unitholder has the
consent may be granted or denied in      including the general partner's          right, subject to the terms and
the sole discretion of the general       right of first refusal.                  conditions of the AIMCO Operating
partner, (2) the transferor elects                                                Partnership Agreement, to require
to become a substitute limited           After a one-year holding period, a       the AIMCO Operating Partnership to
partner by delivering to the             holder may redeem Preferred OP           redeem all or a portion of the
general partner a written notice,        Units and receive in exchange            Common OP Units held by such party
executed and acknowledged by the         therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor and assignee of such            Partnership's option, (i) subject        on the value of shares of Class A
election, (3) the assignee executes      to the terms of any Senior Units,        Common Stock. See "Description of
and acknowledges such other              cash in an amount equal to the           OP Units -- Redemption Rights" in
instruments that the general             Liquidation Preference of the            the accompanying Prospectus. Upon
partner may require including an         Preferred OP Units tendered for          receipt of a notice of redemption,
adoption of your partnerships's          redemption, (ii) a number of shares      the AIMCO Operating Partnership
agreement of limited partnership,        of Class I Cumulative Preferred          may, in its sole and absolute
and (4) assignee pays the                Stock of AIMCO that pay an               discretion but subject to the
partnership for its expenses             aggregate amount of dividends yield      restrictions on the ownership of
incurred in the transaction.             equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                     CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of your partnership's net cash from operations for its services as general partner of your partnership and also receives reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursement totalling $217,000 in 1996, $229,000 in 1997 and $86,000 for the first six months of 1998. The property manager received management fees of $322,000 in 1996, $335,000 in 1997 and $172,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Income Properties, Ltd. II was organized on October 12, 1982, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently includes the following three residential apartment complexes: Deer Creek Apartments, a 288-unit complex in Plainsboro, New Jersey; Georgetown Apartments, a 200-unit complex in South Bend, Indiana; and Landmark Apartments, a 292-unit complex in Raleigh, North Carolina. Additionally, your partnership's investment portfolio also includes a 100% leasehold interest in Atlanta Crossing Shopping Center, a 169,168 square-foot retail center in Montgomery, Alabama and a 14.4% interest in the Princeton Meadows Joint Venture, which owns a golf course in Princeton, New Jersey. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of August 1, 1998, there were 99,784 units of limited partnership interest issued and outstanding, which were held of record by 3,320 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated March 31, 1983, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had begun selling their properties "at different time periods" after the investments were made. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2037, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (other than for the payment by your partnership of expenses incurred or paid by the general partner in the successful defense of any action, suit or proceeding) is asserted by the general partner in connection with the units, your partnership will, unless in the opinion of its counsel the matter is settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will inform the court of the position of the SEC with respect to such indemnification. Your partnership has agreed to be governed by the court's final adjudication of such issue.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $500.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       9.92
January 1, 1998 - June 30, 1998.............................       0.00
Subsequent to June 30, 1998.................................      14.88

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 13.3% interest in your partnership, including 12,858 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received reimbursement for expenses in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $396,160
1995........................................................     261,210
1996........................................................     217,000
1997........................................................     229,000
1998 (through June 30)......................................      86,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $348,202
1995........................................................    326,338
1996........................................................    322,000
1997........................................................    335,000
1998 (through June 30)......................................    172,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Income Properties, Ltd. II appearing in Angeles Income Properties, Ltd. II Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                      ANGELES INCOME PROPERTIES, LTD. III
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $124.00 per unit and an affiliate estimated the net liquidation value of your units to be $122.18 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Income Properties, Ltd. III................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-66
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Income Properties, Ltd. III. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $2.85 per unit for the six months ended June 30, 1998, but is not expected to make any further distributions
     in 1998. We will pay fixed quarterly distributions of $               per
     unit on the Tax-Deferral   % Preferred OP Units before any distributions
     are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is equivalent to
     distributions of $       per year on the number of Tax-Deferral   %
     Preferred OP Units, or $     per year on the number of Tax-Deferral Common
     OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $186.07 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $124.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $122.18 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must continue to hold at least ten units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $124.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $122.18 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $185.07 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 0.51% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $20.00 to $186.07
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of the Net Cash from Operations for each year for its services as general partner of your partnership and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $48,000 for the first six months of 1998. The property manager received management fees of $35,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Income Properties, Ltd. III was organized on May 26, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently includes the following two properties: Lake Forest Apartments, a 136-unit complex in Brandon, Mississippi; and Poplar Square Shopping Center, a 118,474 square-foot commercial complex in Medford, Oregon. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998 there were 86,778 units of limited partnership interest issued and outstanding, which were held of record by 3,412 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                              ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses...........     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management expenses....      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation..........................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                          ----------   ----------   ----------   --------   --------    ---------
                                              62,619       30,779       72,477     39,814     27,483        9,126
                                          ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income......       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses.........      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation.........        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization........................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses..............          --           --           --         --         --           --
  Amortization of management company
    goodwill............................          --           --         (948)      (500)      (428)          --
                                          ----------   ----------   ----------   --------   --------    ---------
                                               3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service company
    business............................          (1)          (2)         (10)        10        (29)         (14)
                                          ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business............       3,892        2,505        2,028      1,717      1,973        1,006
                                          ----------   ----------   ----------   --------   --------    ---------
  General and administrative expenses...      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income.......................      11,350        1,341        8,676        523        658          123
  Interest expense......................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships........................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of unconsolidated
    partnerships(c).....................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill..............      (3,394)        (474)          --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income from operations................      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of properties.....       2,526           --        2,720         44         --           --
  Provision for income taxes............          --           --           --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before extraordinary
    item................................      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt..............          --         (269)        (269)        --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Net income (loss).....................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                          ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................         210          107          147         94         56           48
  Total owned apartment units (end of
    period).............................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period).............................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP Unit.....  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP Unit...  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit................................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities..........................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities............................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                           AIMCO PROPERTIES, L.P.'S
                                               Predecessors(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............    $ 5,805       $  8,056
  Property operating expenses...........     (2,263)        (3,200)
  Owned property management expenses....         --             --
  Depreciation..........................     (1,151)        (1,702)
                                            -------       --------
                                              2,391          3,154
                                            -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      6,533          8,069
  Management and other expenses.........     (5,823)        (6,414)
  Corporate overhead allocation.........         --             --
  Other assets, depreciation and
    amortization........................       (146)          (204)
  Owner and seller bonuses..............       (204)          (468)
  Amortization of management company
    goodwill............................         --             --
                                            -------       --------
                                                360            983
  Minority interests in service company
    business............................         --             --
                                            -------       --------
  Company's shares of income from
    service company business............        360            983
                                            -------       --------
  General and administrative expenses...         --             --
  Interest income.......................         --             --
  Interest expense......................     (4,214)        (3,510)
  Minority interest in other
    partnerships........................         --             --
  Equity in losses of unconsolidated
    partnerships(c).....................         --             --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................         --             --
  Amortization of goodwill..............         --             --
                                            -------       --------
  Income from operations................     (1,463)           627
  Gain on disposition of properties.....         --             --
  Provision for income taxes............        (36)          (336)
                                            -------       --------
  Income (loss) before extraordinary
    item................................     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt..............         --             --
                                            -------       --------
  Net income (loss).....................    $(1,499)      $    291
                                            =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................          4              4
  Total owned apartment units (end of
    period).............................      1,711          1,711
  Units under management (end of
    period).............................     29,343         28,422
  Basic earnings per Common OP Unit.....        N/A            N/A
  Diluted earnings per Common OP Unit...        N/A            N/A
  Distributions paid per Common OP
    Unit................................        N/A            N/A
  Cash flows provided by operating
    activities..........................      2,678          2,203
Cash flows used in investing
  activities............................       (924)       (16,352)


                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                              ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities..................  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)................      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common OP
  Units outstanding.....................      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation..........................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets............................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes payable.......   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units............     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................          --           --           --         --         --      107,228
Partners' Capital.......................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                           AIMCO PROPERTIES, L.P.'S
                                               Predecessors(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities..................    $(1,032)      $ 14,114
Funds from operations(e)................        N/A            N/A
Weighted average number of Common OP
  Units outstanding.....................        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation..........................     33,270         33,701
Total assets............................     39,042         38,914
Total mortgages and notes payable.......     40,873         41,893
Redeemable Partnership Units............         --             --
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................         --             --
Partners' Capital.......................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

      SUMMARY FINANCIAL INFORMATION OF ANGELES INCOME PROPERTIES, LTD. III

     The summary financial information of Angeles Income Properties, Ltd. III for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Income Properties, Ltd. III for the years ended December 31, 1997 and 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                      ANGELES INCOME PROPERTIES, LTD. III

                                                   FOR THE SIX MONTHS        FOR THE YEAR ENDED
                                                     ENDED JUNE 30,             DECEMBER 31,
                                                   -------------------   --------------------------
                                                     1998       1997      1997     1996      1995
                                                   --------   --------   ------   -------   -------
                                                           (IN THOUSANDS EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues...................................   $  917     $  922    $1,888   $ 1,772   $ 2,262
Net Income/(Loss)................................      (24)     6,844     6,738    (1,075)      224
Net income per limited partnership unit..........    (0.28)     78.08     76.87    (12.26)     2.56
                                                    ------     ------    ------   -------   -------
Distributions per limited partnership unit.......     2.85         --     15.43        --        --
                                                    ------     ------    ------   -------   -------

                                                      JUNE 30,              DECEMBER 31,
                                                   ---------------   --------------------------
                                                    1998     1997     1997     1996      1995
                                                   ------   ------   ------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation.....  $4,921   $5,456   $5,235   $ 5,578   $ 6,062
Total Assets.....................................   6,724    8,563    7,058     7,632     8,305
Mortgage Notes Payable, including Accrued
  Interest.......................................   3,733    3,777    3,755     3,797     3,447
Partners' Capital/(Deficit)......................   2,862    4,594    2,888    (2,250)   (1,175)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                       AIMCO OPERATING        ANGELES INCOME PROPERTIES,
                                                         PARTNERSHIP                   LTD. III
                                                  -------------------------   ---------------------------
                                                  SIX MONTHS                  SIX MONTHS
                                                    ENDED       YEAR ENDED       ENDED       YEAR ENDED
                                                   JUNE 30,    DECEMBER 31,    JUNE 30,     DECEMBER 31,
                                                     1998          1997          1998           1997
                                                  ----------   ------------   -----------   -------------
Cash distributions per unit outstanding.....        $1.125        $1.85          $2.85         $15.43

                        THE AIMCO OPERATING PARTNERSHIP

AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $186.07 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $124.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $122.18 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Distributions with respect to your units for the six months ended June 30, 1998 were $2.85 per unit. We do not expect your partnership to pay any further distributions with respect to your units in 1998. Anticipated annualized distributions with respect to the Preferred OP Units are
$     and current annualized distributions with respect to the Common OP Units
are $2.25. This is equivalent to distributions of $       per year on the number
of tax-deferral        % Preferred OP Units, or distributions of $       per
year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are
expected to be        , immediately following our offer, than the distributions
with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 0.51% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, an affiliate of IPT, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant
to which it acquired           units (representing approximately      % of the
number outstanding) at a cash purchase price of $75.00 per unit on          ,
1998.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO,
commenced a tender offer for $35.00 per unit and purchased           shares in
         , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least ten units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 3,479 units in your partnership have been transferred during the twelve months ending December 31, 1997 (representing approximately 4.01% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer was filed on behalf of the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
                 PROPERTY                    OPERATING INCOME        RATE            VALUE
                 --------                    ----------------   --------------   --------------
Lake Forest Apartments.....................    $                         %        $
Poplar Square Shopping Center..............

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Distributions with respect to your units for the six months ended June 30, 1998 were $2.85. We do not expect your partnership to pay any further distributions with respect to your partnership units. Anticipated annualized distributions with respect to the Preferred OP Units are
     $       and current annualized distributions with respect to the Common OP
     Units are $2.25. This is equivalent to distributions of $       per year on
     the number of tax-deferral        % Preferred OP Units, or distributions of
     $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating

     Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $20.00 to $186.07
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to June 30, 1998 an aggregate of 10,938 units (representing less than 12.61% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                      ANGELES INCOME PROPERTIES, LTD. III
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $30.00      $ 60.00       (c)         (c)
  Second Quarter..................................     30.00       186.07       52.00        52.00
  First Quarter...................................     30.00        65.00       52.00        52.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     20.00        65.00       43.00        54.00
  Third Quarter...................................     36.00        65.00       49.00        61.00
  Second Quarter..................................     20.00        52.00       48.00        65.00
  First Quarter...................................     20.00        50.00       45.00        55.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     20.00        50.00       40.00        49.00
  Third Quarter...................................     15.10        42.00       35.00        50.00
  Second Quarter..................................     19.00        45.00          --           --
  First Quarter...................................     10.00       100.00          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Each of your partnership's wholly owned properties was appraised in 1998, 1997 and 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to each appraisal report, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial

     Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estates of each property specified in those appraisal reports is as listed in the chart below. Copies of the summaries of the appraisals have been filed as exhibits to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

                      PROPERTY NAME                           1998         1997         1996
                      -------------                        ----------   ----------   ----------
Lake Forest Apartments...................................  $5,300,000   $4,000,000   $3,550,000
Poplar Square Shopping Center............................  $5,250,000   $4,000,000   $7,500,000
                                                           ----------   ----------   ----------

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $124.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $109,000. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders.

We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

     YOUR PARTNERSHIP                        AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2038.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests in            conduct any business that may be lawfully conducted by
residential, commercial and industrial real properties       a limited partnership organized pursuant to the
either directly or indirectly through partnership or         Delaware Revised Uniform Limited Partnership Act (as
joint ventures with others. Subject to restrictions          amended from time to time, or any successor to such
contained in your partnership's agreement of limited         statute) (the "Delaware Limited Partnership Act"),
partnership, your partnership may perform all acts           provided that such business is to be conducted in a
necessary, advisable or convenient to the business of        manner that permits AIMCO to be qualified as a REIT,
your partnership including borrowing money and creating      unless AIMCO ceases to qualify as a REIT. The AIMCO
liens.                                                       Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner, in its sole discretion, may make            contributions as may be established by the general
subsequent offerings of your partnership's securities,       partner in its sole discretion. The net capital
including offerings of additional units and limited          contribution need not be equal for all OP Unitholders.
partnership interests. The capital contribution need         No action or consent by the OP Unitholders is required
not be equal for all limited partners and no action or       in connection with the admission of any additional OP
consent is required in connection with the admission of      Unitholder. See "Description of OP Units -- Management
any additional limited partners. The general partner         by the AIMCO GP" in the accompanying Prospectus.
may not issue units in exchange for property.                Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance of other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership by a majority vote of       Partnership may transfer assets to joint ventures,
the limited partners to terminate such employment, with      limited liability companies, partnerships,
or without cause, and without penalty to your                corporations, business trusts or other business
partnership, upon no greater than sixty days notice to       entities in which it is or thereby becomes a
the employed party. The general partner may not              participant upon such terms and subject to such
purchase or lease any real property or acquire any loan      conditions consistent with the AIMCO Operating Part-
or lease from your partnership or sell or lease any          nership Agreement and applicable law as the general
real property, loan or lease to your partnership either      partner, in its sole and absolute discretion, believes
directly or through an affiliate. However, the general       to be advisable. Except as expressly permitted by the
partner or an affiliate may purchase property in its         AIMCO Operating Partnership Agreement, neither the
own name and temporarily hold title thereto for the          general partner nor any of its affiliates may sell,
purpose of facilitating its acquisition or financing by      transfer or convey any property to the AIMCO Operating
your partnership if (1) the property is purchased by         Partnership, directly or indirectly, except pursuant to
your partnership for a price no greater than the cost        transactions that are determined by the general partner
of the property to the general partner or its                in good faith to be fair and reasonable.
affiliates, (2) no difference exists in the interest
rates of the loans secured by the property at the time
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may also
lease property to a partnership sponsored by the
general partner or its affiliates so long as the terms
of the lease are comparable to, or no less favorable to
your partnership than those offered to and accepted by
unrelated persons for comparable space and contained in
a written contract which precisely describes the
subject matter thereof and all compensation to be paid,
which contract, if not previously disclosed, must be
fully and property disclosed to all partners. Subject
to certain conditions contained in your partnership's
agreement of limited partnership, your partnership may
invest the assets of your partnership in entities
affiliated with the general partner of your
partnership. Your partnership may not make loans to the
general partner or its affiliates but the general

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partner and its affiliates may lend money to your partnership provided that the interest and other financing charges on loans to your partnership may not be in excess of rates and charges which would be charged by unrelated banks in a competitive position or in any event in excess of the prime interest rate that is charged from time to time by Bank of America
National Trust and Savings Association, Los Angeles,
California on 90-day unsecured loans to responsible and substantial commercial borrowers. In addition, an affiliate of your general partner may lend money to your partnership to fund its acquisitions if your partnership does not have sufficient cash proceed to invest so long as: (1) such loan is made at interest rates and charges not in excess of the rates and charges then currently being paid by the lender for the borrowed funds, but in no event may the interest rate and charges exceed the interest rate and charges which would be charged by unrelated banks in a competitive position or in any event in excess of the prime interest rate that is charged from time to time by Bank of America National Trust and Savings Association, Los
Angeles, California on 90-day unsecured loans to responsible and substantial commercial borrowers, (2) your partnership agrees to repay promptly such loan from the offering of units, but in no event later than one year from the date of purchase of the property, (3) such interim financing is not in an amount that exceeds
80% of the purchase price of the property and (4) the affiliate of the general partner agrees to purchase the property, as promptly as practical from your partnership at a price equal to the cost of the property to your partnership in the event that your partnership is unable to make sufficient payments to repay the loan for any reason. Unless certain conditions are met, the general partner may not make a permanent loan to your partnership nor may your partnership finance the purchase of your partnership's property by use of a "wraparound" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of               Partnership has credit agreements that restrict, among
properties subject the properties acquired by your           other things, its ability to incur indebtedness. See
partnership to one or mortgages, deeds of trust or           "Risk Factors -- Risks of Significant Indebtedness" in
other security interest, provided, however, that your        the accompanying Prospectus.
partnership will be permitted to acquire a property
subject to existing secured financing so long as the
outstanding balance of such mortgage indebtedness
assumed by your partnership does not exceed 40% of the
purchase price of the property and may borrow money
from third parties if it does not have sufficient funds
if certain conditions are met. The general partner may
not acquire any real property which, at the date of
acquisition, is subject to indebtedness secured by a
mortgage, deed of trust or other security interest on
real property having an unpaid principal balance
immediately after the acquisition equal to more than
40% of the purchase price of the real property, or
refinance any property be incurring indebtedness in
excess of 40% of the then appraised value of the
property for the first twelve months after purchase and
80% thereafter. The general partner may not acquire a
property subject to or subject a property to financing
which represents 10% of more of the purchase price

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

which contains a provision of a balloon payment due and payable prior to the earlier of (1) ten years from the date your partnership acquires the property or the inception of the loan, whichever is later of (2) two years beyond the estimated holding period for the property, but in no event prior to seven years from the date of acquisition of the property or the inception of the loan, whichever is later. Your partnership may not issue debt securities to the public. No creditor who makes a non-recourse loan to your partnership will have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership and California law, the general       management power over the business and affairs of the
partner has the right, power and authority, on behalf        AIMCO Operating Partnership. The OP Unitholders have
of your partnership, and in its name, to exercise all        the right to vote on certain matters described under
of the rights, powers and authority of a partner of a        "Comparison of Ownership of Your Units and AIMCO OP
partnership without approval by the limited partners.        Units -- Voting Rights" below. The general partner may
Limited partners have no right to participate in the         not be removed by the OP Unitholders with or without
management or conduct of your partnership's business or      cause.
affairs nor any power or authority to act for or on
behalf of your partnership in any respect whatsoever.        In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

a manner determined in good faith to be within the           judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In the event that a claim for indemnification        settlements and other amounts incurred in connection
against liabilities arising under the Securities Act of      with any actions relating to the operations of the
1933, as amended (other than for the payment by your         AIMCO Operating Partnership, as set forth in the AIMCO
partnership of expenses incurred or paid by the general      Operating Partnership Agreement. The Delaware Limited
partner in the successful defense of any action, suit        Partnership Act provides that subject to the standards
or proceeding) is asserted by the general partner in         and restrictions, if any, set forth in its partnership
connection with the units, your partnership will,            agreement, a limited partnership may, and shall have
unless in the opinion of its counsel the matter is           the power to, indemnify and hold harmless any partner
settled by controlling precedent, submit to a court of       or other person from and against any and all claims and
appropriate jurisdiction the question of whether such        demands whatsoever. It is the position of the
indemnification by it is against public policy as            Securities and Exchange Commission that indemnification
expressed in the Securities Act of 1933, as amended and      of directors and officers for liabilities arising under
will inform the court of the position of the SEC with        the Securities Act is against public policy and is
respect to such indemnification. Your partnership has        unenforceable pursuant to Section 14 of the Securities
agreed to be governed by the court's final adjudication      Act of 1933.
of such issue.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner, the substitute general           becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership and such other conditions as are      controlling interest in the AIMCO Operating Partner-
set forth in your partnership's agreement of limited         ship. Additionally, the AIMCO Operating Partnership
partnership are satisfied. The general partner may           Agreement contains restrictions on the ability of OP
admit additional general partners without the consent        Unitholders to transfer their OP Units. See
of the limited partners. No limited partner may              "Description of OP Units -- Transfers and Withdrawals"
substitute a transferee of his units in such limited         in the accompanying Prospectus.
partner's place without the consent of the general
partner which may be withheld at the sole discretion of
the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership, (3) deletes or adds any provision required      the OP Unitholders. The general partner will seek the
by any applicable law, (4) reflects any reduction of         written consent of the OP Unitholders on the proposed
the partners' capital accounts, (5) reflects a change        amendment or will call a meeting to vote thereon. See
in the name or the location of the principal place of        "Description of OP Units -- Amendment of the AIMCO
business of your partnership, (6) reduces the required       Operating Partnership Agreement" in the accompanying
minimum investment in your partnership to effect the         Prospectus.
participation of your partnership in programs
designated to facilitate

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

secondary trading of the units. Your partnership's agreement of limited partnership may not be amended to change your partnership to a general partnership, extend the term of your partnership, allow the expulsion of the non-managing general partner without the simultaneous expulsion of the managing general partner or change the liability of the general partner or the limited partners. All other amendments to your partnership's agreement of limited partnership must be approved by the limited partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive an annual management fee equal to 10% of the         its services as general partner of the AIMCO Operating
Net Cash from Operations for each year for its services      Partnership. However, the general partner is entitled
as general partner of your partnership and may also          to payments, allocations and distributions in its
receive reimbursement for expenses incurred in such          capacity as general partner of the AIMCO Operating
capacity.                                                    Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not for the debts,         negligence, no OP Unitholder has personal liability for
liabilities, or obligations of your partnership in           the AIMCO Operating Partnership's debts and
excess of his capital contribution.                          obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion,

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partner and its affiliates may acquire real properties       believes are advisable. The AIMCO Operating Partnership
for their own account, or engage in the acquisition,         Agreement expressly limits the liability of the general
development, operation or management of real estate on       partner by providing that the general partner, and its
behalf of other entities, including business ventures        officers and directors will not be liable or
similar to, related to or in direct or indirect              accountable in damages to the AIMCO Operating
competition with any business of your partnership.           Partnership, the limited partners or assignees for
However, the general partner and its affiliates will,        errors in judgment or mistakes of fact or law or of any
if your partnership has funds available for investment,      act or omission if the general partner or such director
grant a right of first refusal to your partnership for       or officer acted in good faith. See "Description of OP
those real property investment opportunities which meet      Units -- Fiduciary Responsibilities" in the
your partnership's investment objectives and policies        accompanying Prospectus.
before they acquire these properties for their own
accounts. Neither your partnership nor any other
partner will have any right in or to such other
business ventures of the income or profits derived
therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS              PREFERRED OP UNITS             COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner, approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner,             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership, and      holders of at least 50% of the
terminate the employment of an           outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
affiliate of your general partner.       be necessary for effecting any           ship Agreement, the general partner
                                         amendment of any of the provisions       has the power to effect the
A general partner may cause the          of the Partnership Unit Desig-           acquisition, sale, transfer,
dissolution of your partnership by       nation of the Preferred OP Units         exchange or other disposition of
retiring. In such event, your            that materially and adversely            any assets of the AIMCO Operating
partnership may be continued by the      affects the rights or preferences        Partnership (including, but not
remaining general partner if, in         of the holders of the Preferred OP       limited to, the exercise or grant
the opinion of counsel to your           Units. The creation or issuance of       of any conversion, option,
partnership, such election would         any class or series of partnership       privilege or subscription right or
not jeopardize your partnership's        units, including, without                any other right available in
status as a partnership for tax          limitation, any partnership units        connection with any assets at any
purposes. If no general partner          that may have rights senior or           time held by the AIMCO Operating
remains, your partnership may            superior to the Preferred OP Units,      Partnership) or the merger,
continue if, within ninety days of       shall not be deemed to materially        consolidation, reorganization or
the retirement, the limited              adversely affect the rights or           other combination of the AIMCO
partners holding more than 50% of        preferences of the holders of            Operating Partnership with or into
the units elect a substitute             Preferred OP Units. With respect to      another entity, all without the
general partner who is willing to        the exercise of the above de-            consent of the OP Unitholders.
continue your partnership                scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  con-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  tinue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                               deemed, purchased or otherwise           "Description of OP
                               acquired for consideration, nor          Units -- Distributions" in the
                               shall any other cash or other            accompanying Prospectus.
                               property be paid or distributed to
                               or for the benefit of holders of
                               Junior Units. See "Description of
                               Preferred OP
                               Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fractional unit and       on any securities exchange. The          transferability of the OP Units.
if such assignment is less than all      Preferred OP Units are subject to        Until the expiration of one year
of the units held by the assignor,       restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least ten      Partnership Agreement.                   subject to certain exceptions, such
units, except in certain                                                          OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignment taking place in the pre-      Units, subject to certain                expiration of one year, such OP
ceding 12 months, in the opinion of      exceptions, such holder of               Unitholder has the right to
counsel to your partnership, does        Preferred OP Units may not transfer      transfer all or any portion of its
not result in termination of your        all or any portion of its Pre-           OP Units to any person, subject to
partnership for Federal tax              ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor re-          without the consent of the general       conditions specified in the AIMCO
ceives a ruling from the IRS to          partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have compiled with          discretion. After the expiration of      right of first refusal. See
such other conditions as determined      one year, such holders of Preferred      "Description of OP Units --
by the general partner to comply         OP Units has the right to transfer       Transfers and Withdrawals" in the
with any state securities                all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substituted as a       the satisfaction of certain              After the first anniversary of
limited partner if: (1) the general      conditions specified in the AIMCO        becoming a holder of Common OP
partner consents in writing, which       Operating Partnership Agreement,         Units, an OP Unitholder has the
consent may be granted or denied in      including the general partner's          right, subject to the terms and
the sole discretion of the general       right of first refusal.                  conditions of the AIMCO Operating
partner, (2) the transferor elects                                                Partnership Agreement, to require
to become a substitute limited           After a one-year holding period, a       the AIMCO Operating Partnership to
partner by delivering to the             holder may redeem Preferred OP           redeem all or a portion of the
general partner a written notice,        Units and receive in exchange            Common OP Units held by such party
executed and acknowledged by the         therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor and assignee of such            Partnership's option, (i) subject        on the value of shares of Class A
election, (3) the assignee executes      to the terms of any Senior Units,        Common Stock. See "Description of
and acknowledges such other              cash in an amount equal to the           OP Units -- Redemption Rights" in
instruments that the general             Liquidation Preference of the            the accompanying Prospectus. Upon
partner may require including an         Preferred OP Units tendered for          receipt of a notice of redemption,
adoption of your partnership's           redemption, (ii) a number of shares      the AIMCO Operating Partnership
agreement of limited partnership,        of Class I Cumulative Preferred          may, in its sole and absolute
and (4) the assignee pays the            Stock of AIMCO that pay an               discretion but subject to the
partnership for its expenses             aggregate amount of dividends yield      restrictions on the ownership of
incurred in the transaction.             equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

          PREFERRED OP UNITS                        CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of the Net Cash from Operations for each year for its services as general partner of your partnership and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $225,000 in 1996, $197,000 in 1997 and $48,000 for the first six months of 1998. The property manager received management fees of $64,000 in 1996, $70,000 in 1997 and $35,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Income Properties, Ltd. III was organized on May 26, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently includes the following two properties: Lake Forest Apartments, a 136-unit complex in Brandon, Mississippi; and Poplar Square Shopping Center, a 118,474 square-foot commercial complex in Medford, Oregon. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 86,778 units of limited partnership interest issued and outstanding, which were held of record by 3,412 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated March 7, 1984, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth or sixth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2038, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is now a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (other than for the payment by your partnership of expenses incurred or paid by the general partner in the successful defense of any action, suit or proceeding) is asserted by the general partner in connection with the units, your partnership will, unless in the opinion of its counsel the matter is settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will inform the court of the position of the SEC with respect to such indemnification. Your partnership has agreed to be governed by the court's final adjudication of such issue.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $500.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................      15.43
January 1, 1998 - June 30, 1998.............................       2.85

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 0.51% interest in your partnership, including 5 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received reimbursement for expenses in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $333,022
1995........................................................     234,670
1996........................................................     225,000
1997........................................................     197,000
1998 (through June 30)......................................      48,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                           FEES
----                                                           ----
1994........................................................  $67,520
1995........................................................   70,973
1996........................................................   64,000
1997........................................................   70,000
1998 (through June 30)......................................   35,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of

     AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Income Properties, Ltd. III appearing in Angeles Income Properties, Ltd. III Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1995, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       ANGELES INCOME PROPERTIES, LTD. IV
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $131.00 per unit and an affiliate estimated the net liquidation value of your units to be $128.52 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Income Properties, Ltd. IV.................   S-25
  Angeles Income Properties, Ltd. IV...........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42

                                                  PAGE
                                                  ----
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-66
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Income Properties, Ltd. IV. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid any distributions on your units since 1991.
     We will pay fixed quarterly distributions of $               per unit on
     the Tax-Deferral   % Preferred OP Units before any distributions are paid
     to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $5.00 per unit to $225.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $131.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $128.52 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must continue to hold at least ten units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's [properties] may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $131.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $128.52 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $5.00 per unit to $225.00 per unit over the period from January 1, 1997 through September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately an 8.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $5.00 to $225.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of the Net Cash from Operations (as defined in your partnership's agreement of limited partnership) for each year for its services as general partner of your partnership so long as the limited partners receive 7.25% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $109,000 for the six months ended June 30, 1998. The property manager received management fees of $68,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's [properties] and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Income Properties, Ltd. IV was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two commercial properties: Eastgate Marketplace, a 147,000 square-foot complex in Walla Walla, Washington; and Factory Merchants Mall, a 200,000 square-foot complex in Pigeon Forge, Tennessee. The general partner of your partnership is Angeles Realty Corporation, L.P., which is a majority-owned subsidiary of AIMCO. Insignia Commercial Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of August 1, 1998, there were 131,585 units of limited partnership interest issued and outstanding, which were held of record by 5,386 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

      SUMMARY FINANCIAL INFORMATION OF ANGELES INCOME PROPERTIES, LTD. IV

     The summary financial information of Angeles Income Properties, Ltd. IV for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Income Properties, Ltd. IV for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       ANGELES INCOME PROPERTIES, LTD. IV

                                                                 FOR THE SIX
                                                                   MONTHS              FOR THE YEAR ENDED
                                                               ENDED JUNE 30,             DECEMBER 31,
                                                              -----------------   -----------------------------
                                                               1998      1997      1997       1996       1995
                                                              -------   -------   -------   --------   --------
                                                                      (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $ 2,225   $ 2,159   $ 4,557   $  4,349   $  6,411
Net Income (Loss)...........................................     (196)   13,881    13,782     (2,285)     1,447
Net Income per limited partnership unit.....................    (1.46)   103.38    102.64     (16.99)     10.76
Distributions per limited partnership unit..................       --        --        --         --         --

                                                                  JUNE 30,                DECEMBER 31,
                                                              -----------------   -----------------------------
                                                               1998      1997      1997       1996       1995
                                                              -------   -------   -------   --------   --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $10,447   $11,011   $10,799   $ 11,357   $ 12,281
Total Assets................................................   15,705    16,156    16,128     16,128     16,623
Notes Payable...............................................   15,138    15,300    15,221     15,376     14,469
Partners' Capital(Deficit)..................................      291       586       487    (13,295)   (11,010)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING             ANGELES INCOME
                                                                       PARTNERSHIP             PROPERTIES, LTD. IV
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $5.00 per unit to $225.00 per unit from January 1, 1997 through September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $131.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $128.52 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership has not paid distributions with respect to your units since 1991. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately an 8.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a
larger asset and capital base and increased diversification. As of October   ,
1998, the AIMCO Operating Partnership has made offers to           of the
Insignia Partnerships, including your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, Cooper River, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant
to which it acquired           units (representing approximately      % of the
number outstanding) at a cash purchase price of $75.00 per unit on          ,
1998.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO,
commenced a tender offer for $35.00 per unit and purchased           units in
         , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least ten units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 6,781 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 5.15% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by of the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                  1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                    OPERATING INCOME        RATE            VALUE
  --------                                    ----------------   --------------   --------------
  Eastgate Marketplace.....................   $                         %         $
  Factory Merchants Mall...................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Your partnership has not paid any distributions with respect to your units since 1991. Anticipated annualized distributions with respect to the
     Preferred OP Units are $     and current annualized distributions with
     respect to the Common OP Units are $2.25. This is equivalent to
     distributions of $       per year on the number of tax-deferral        %
     Preferred OP Units, or distributions of $       per year on the number of
     tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $5.00 to $225.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from July 1, 1996 to June 30, 1998 an aggregate of 15,285 units (representing less than 11.7% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1995 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       ANGELES INCOME PROPERTIES, LTD. IV
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter....................................   $30.00      $ 77.05         (c)          (c)
  Second Quarter...................................    30.00       150.00      $55.00       $67.00
  First Quarter....................................     5.00        83.50       63.00        72.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter...................................    25.00        90.00       50.00        64.00
  Third Quarter....................................    25.00        89.00       57.00        75.00
  Second Quarter...................................    20.75       225.00       63.00        92.00
  First Quarter....................................    25.00        90.00       65.00        91.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter...................................    25.00        90.00       75.00        90.00
  Third Quarter....................................    17.50        89.00       43.00        79.00
  Second Quarter...................................    30.00        84.77          --           --
  First Quarter....................................    35.00        50.00          --           --

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL
PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1995:
  Fourth Quarter...................................    28.00        50.00          --           --
  Third Quarter....................................    20.00        45.00          --           --
  Second Quarter...................................     1.25        43.50          --           --
  First Quarter....................................     5.00        31.50          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Each of your partnership's properties was appraised in 1998 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"). In addition, Eastgate Marketplace Shopping Center was appraised in each of the two prior years. According to each appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estates of each property specified in those appraisal reports is as listed in the chart below. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

                   PROPERTY NAME                        1998          1997         1996
                   -------------                     -----------   ----------   ----------
Eastgate Marketplace...............................  $ 4,800,000   $4,100,000   $3,000,000
Factory Merchants Mall.............................  $24,500,000          n/a          n/a

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $131.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $93.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

        YOUR PARTNERSHIP                             AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash From Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests,              conduct any business that may be lawfully conducted by
including debt interest, in residential, commercial and      a limited partnership organized pursuant to the
industrial real properties either directly or                Delaware Revised Uniform Limited Partnership Act (as
indirectly through partnership or joint ventures with        amended from time to time, or any successor to such
others. Subject to restrictions contained in your            statute) (the "Delaware Limited Partnership Act"),
partnership's agreement of limited partnership, your         provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner, in its sole discretion, may make            contributions as may be established by the general
subsequent offerings of your partnership's securities,       partner in its sole discretion. The net capital
including offerings of additional units and limited          contribution need not be equal for all OP Unitholders.
partnership interests. The capital contribution need         No action or consent by the OP Unitholders is required
not be equal for all limited partners and no action or       in connection with the admission of any additional OP
consent is required in connection with the admission of      Unitholder. See "Description of OP Units -- Management
any additional limited partners. The general partner         by the AIMCO GP" in the accompanying Prospectus.
may not issue units in exchange for property.                Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership by a majority vote of       Partnership may transfer assets to joint ventures,
the limited partners to terminate such employment, with      limited liability companies, partnerships,
or without cause, and without penalty to your                corporations, business trusts or other business
partnership, upon no greater than sixty days notice to       entities in which it is or thereby becomes a
the employed party. The general partner may not              participant upon such terms and subject to such
purchase or lease any real property or acquire any loan      conditions consistent with the AIMCO Operating Part-
or lease from your partnership or sell or lease any          nership Agreement and applicable law as the general
real property, loan or lease to your partnership either      partner, in its sole and absolute discretion, believes
directly or through an affiliate. However, the general       to be advisable. Except as expressly permitted by the
partner or an affiliate may purchase property in its         AIMCO Operating Partnership Agreement, neither the
own name and temporarily hold title thereto for the          general partner nor any of its affiliates may sell,
purpose of facilitating its acquisition or financing by      transfer or convey any property to the AIMCO Operating
your partnership if (1) the property is purchased by         Partnership, directly or indirectly, except pursuant to
your partnership for a price no greater than the cost        transactions that are determined by the general partner
of the property to the general partner or its                in good faith to be fair and reasonable.
affiliate, (2) no difference exists in the interest
rates of the loans secured by the property at the time
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may also
lease property to a partnership sponsored by the
general partner or its affiliates so long as the terms
of the lease are comparable to, or no less favorable to
your partnership than those offered to and accepted by
unrelated persons for comparable space and contained in
a written contract which precisely describes the
subject matter thereof and all compensation to be paid,
which contract, if not previously disclosed, must be
fully and properly disclosed to all partners. If the
general partner or its affiliates sublease such space,
all rent received in excess of the rent paid to your
partnership will be paid to your partnership. Subject
to certain conditions contained in your partnership's
agreement of limited partnership, your partnership may
invest the assets of your partnership in entities

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

affiliated with the general partner of your partnership. Your partnership may not make loans to the general partner or its affiliates but the general partner and its affiliates may lend money to your partnership provided that the interest and other financing charges on loans to your partnership are not in excess of amounts paid by the general partner for borrowed funds (provided, however, that such interest rates and charges are not in excess of rates and charges which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property (if such loan is made in connection with a particular property). Such loans may not require a prepayment charge or penalty if such loan is secured by a mortgage or encumbrance of your partnership's property. In addition, an affili-ate of your general partner may lend money to your partnership to fund its acquisitions if your partnership does not have sufficient cash proceeds to invest so long as: (1) such loan is made at interest rates and charges not in excess of the rates and charges then currently being paid by the lender for the borrowed funds, but in no event may the interest rate and charges exceed the interest rate and charges which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property (if such loan is made in connection with a particular property), (2) your partnership agrees to repay promptly such loan from the offering of units, but in no event later than one year from the date of purchase of the property, (3) such interim financing is not in an amount that exceeds 80% of the purchase price of the property and (4) the affiliate of the general partner agrees to purchase the property, as promptly as practical from your partnership at a price equal to the cost of the property to your partnership in the event that your partnership is unable to make sufficient payments to repay the loan for any reason. Unless certain conditions are met, the general partner may not make a permanent loan to your partnership nor may your partnership finance the purchase of your partnership's property by use of a "wraparound" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of all           Partnership has credit agreements that restrict, among
properties, subject all such properties acquired by          other things, its ability to incur indebtedness. See
your partnership to one or more mortgages, deeds of          "Risk Factors -- Risks of Significant Indebtedness" in
trust or other security interest which would exceed an       the accompanying Prospectus.
aggregate amount equal to 40% of the purchase price of
all properties, provided; however, that your
partnership is permitted to acquire a particular
property subject to existing secured financing and
incur new financing in connection with such acquisition
so long as the outstanding balance of such mortgage
indebtedness assumed and incurred by your partnership
does not exceed 50% of the purchase price of such
property. The general partner may not acquire a
property subject to or subject a property to financing
which represents 25% or more of the purchase price or
secondary financing which represents 10% or more of the
purchase price which contains a provision of a balloon
payment due and payable prior to the earlier of (1) ten
years from

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

the date your partnership acquired the property or (2) two years beyond the estimated holding period for the property, but in no event prior to seven years from the date of acquisition of the property. All financing incurred by your partnership will generally provide for periodic payments in an amount which would be sufficient to self-liquidate the loans over periods of not more than thirty years. Your partnership may not issue debt securities to the public. No creditor who makes a non-recourse loan to your partnership will have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and will be available for inspection at all      OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership and California law, the general       management power over the business and affairs of the
partner has the right, power and authority, on behalf        AIMCO Operating Partnership. The OP Unitholders have
of your partnership, and in its name, to exercise all        the right to vote on certain matters described under
of the rights, powers and authority of a partner of a        "Comparison of Ownership of Your Units and AIMCO OP
partnership without approval by the limited partners.        Units -- Voting Rights" below. The general partner may
Limited partners have no right to participate in the         not be removed by the OP Unitholders with or without
management or conduct of your partnership's business or      cause.
affairs nor any power or authority to act for or on
behalf of your partnership in any respect whatsoever.        In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

a manner determined in good faith to be within the           judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In no event, however, will such indemnification      settlements and other amounts incurred in connection
cover liabilities arising under state securities laws        with any actions relating to the operations of the
and the Securities Act of 1933, as amended.                  AIMCO Operating Partnership, as set forth in the AIMCO
                                                             Operating Partnership Agreement. The Delaware Limited
                                                             Partnership Act provides that subject to the standards
                                                             and restrictions, if any, set forth in its partnership
                                                             agreement, a limited partnership may, and shall have
                                                             the power to, indemnify and hold harmless any partner
                                                             or other person from and against any and all claims and
                                                             demands whatsoever. It is the position of the
                                                             Securities and Exchange Commission that indemnification
                                                             of directors and officers for liabilities arising under
                                                             the Securities Act is against public policy and is
                                                             unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner, the substitute general           becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership and such other conditions as are      controlling interest in the AIMCO Operating Partner-
set forth in your partnership's agreement of limited         ship. Additionally, the AIMCO Operating Partnership
partnership are satisfied. The general partner may           Agreement contains restrictions on the ability of OP
admit additional general partners without the consent        Unitholders to transfer their OP Units. See
of the limited partners. No limited partner may              "Description of OP Units -- Transfers and Withdrawals"
substitute a transferee of his units in such limited         in the accompanying Prospectus.
partner's place without the consent of the general
partner which may be withheld at the sole discretion of
the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership, (3) deletes or adds any provision required      the OP Unitholders. The general partner will seek the
by any applicable law, (4) reflects any reduction of         written consent of the OP Unitholders on the proposed
the partners' capital accounts, (5) reflects a change        amendment or will call a meeting to vote thereon. See
in the name or the location of the principal place of        "Description of OP Units -- Amendment of the AIMCO
business of your partnership or (6) reduces the              Operating Partnership Agreement" in the accompanying
required minimum investment in your partnership to           Prospectus.
effect the participation of your partnership in
programs designed to facilitate secon-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

dary trading of the units. Your partnership's agreement of limited partnership may not be amended to change your partnership to a general partnership, extend the term of your partnership, allow the expulsion of the non-managing general partner without the simultaneous expulsion of the managing general partner or change the liability of the general partner or the limited partners. Any amendment which diminishes the rights of the general partner may not be made without the consent of the general partner or the limited partners owning more than 50% of the units. All other amendments to your partnership's agreement of limited partnership must be approved by the limited partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive 10% of the Net Cash from Operations (as defined      its services as general partner of the AIMCO Operating
in your partnership's agreement of limited partnership)      Partnership. However, the general partner is entitled
for each year for its services as general partner of         to payments, allocations and distributions in its
your partnership so long as the limited partners             capacity as general partner of the AIMCO Operating
receive 7.25% per annum on their capital investment and      Partnership. In addition, the AIMCO Operating Part-
may also receive reimbursement for expenses incurred in      nership is responsible for all expenses incurred
such capacity.                                               relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, or obligations of your partnership       the AIMCO Operating Partnership's debts and
in excess of his capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other
general partner may not

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

employ or permit others to employ such funds or assets       conflict avoidance agreements with various affiliates
in any manner except for the benefit of your                 of the AIMCO Operating Partnership and the general
partnership nor commingle funds of your partnership          partner, on such terms as the general partner, in its
with any other person. The general partner and its           sole and absolute discretion, believes are advisable.
affiliates may acquire real properties for their own         The AIMCO Operating Partnership Agreement expressly
account, or engage in the acquisition, development,          limits the liability of the general partner by
operation or management of real estate on behalf of          providing that the general partner, and its officers
other entities, including business ventures similar to,      and directors will not be liable or accountable in
related to or in direct or indirect competition with         damages to the AIMCO Operating Partnership, the limited
any business of your partnership. However, the general       partners or assignees for errors in judgment or
partner and its affiliates will, if your partnership         mistakes of fact or law or of any act or omission if
has funds available for investment, grant a right of         the general partner or such director or officer acted
first refusal to your partnership for those real             in good faith. See "Description of OP
property investment opportunities which meet your            Units -- Fiduciary Responsibilities" in the
partnership's investment objectives and policies before      accompanying Prospectus.
they acquire these properties for their own account.
Neither your partnership nor any other partner will
have any right in or to such other business ventures of
the income or profits derived therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS               PREFERRED OP UNITS       COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions, terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner;             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership; and      holders of at least 50% of the
terminate the employment of an           outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
affiliate of your general partner.       be necessary for effecting any           ship Agreement, the general partner
                                         amendment of any of the provisions       has the power to effect the
A general partner may cause the          of the Partnership Unit Desig-           acquisition, sale, transfer,
dissolution of your partnership by       nation of the Preferred OP Units         exchange or other disposition of
retiring. In such event, your            that materially and adversely            any assets of the AIMCO Operating
partnership may be continued by the      affects the rights or preferences        Partnership (including, but not
remaining general partner if, in         of the holders of the Preferred OP       limited to, the exercise or grant
the opinion of counsel to your           Units. The creation or issuance of       of any conversion, option,
partnership, such election would         any class or series of partnership       privilege or subscription right or
not jeopardize your partnership's        units, including, without                any other right available in
status as a partnership for tax          limitation, any partnership units        connection with any assets at any
purposes. If no general partner          that may have rights senior or           time held by the AIMCO Operating
remains, your partnership may            superior to the Preferred OP Units,      Partnership) or the merger,
continue if, within ninety days of       shall not be deemed to materially        consolidation, reorganization or
the retirement, the limited              adversely affect the rights or           other combination of the AIMCO
partners holding more than 50% of        preferences of the holders of            Operating Partnership with or into
the units elect a substitute             Preferred OP Units. With respect to      another entity, all without the
general partner who is willing to        the exercise of the above de-            consent of the OP Unitholders.
continue your partnership.               scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  their sole and absolute discretion,
                                                                                  to continue the business of the
                                                                                  AIMCO Operating Partnership and to
                                                                                  the appointment of a successor
                                                                                  general partner. The general
                                                                                  partner may elect to dissolve the
                                                                                  AIMCO Operating Partnership in its
                                                                                  sole and absolute discretion, with
                                                                                  or without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions

Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                               or other property be paid or
                               distributed to or for the benefit
                               of holders of Junior Units. See
                               "Description of Preferred OP
                               Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fraction unit and if      on any securities exchange. The          transferability of the OP Units.
such assignment is less than all of      Preferred OP Units are subject to        Until the expiration of one year
the units held by the assignor,          restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least ten      Partnership Agreement.                   subject to certain exceptions, such
units, except in certain circum-                                                  OP Unitholder may not transfer all
stances, (2) the assignee and the        Pursuant to the AIMCO Operating          or any portion of its OP Units to
assignor execute, acknowledge and        Partnership Agreement, until the         any transferee without the consent
deliver to the general partner a         expiration of one year from the          of the general partner, which
written assignment, (3) the              date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignment taking place in the           Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor              without the consent of the general       conditions specified in the AIMCO
receives a ruling from the IRS to        partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as deter-          one year, such holders of Preferred      "Description of OP Units --
mined by the general partner to          OP Units has the right to transfer       Transfers and Withdrawals" in the
comply with any state securities         all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substituted as a       the satisfaction of certain              After the first anniversary of
limited partner if: (1) the general      conditions specified in the AIMCO        becoming a holder of Common OP
partner consents in writing, which       Operating Partnership Agreement,         Units, an OP Unitholder has the
consent may be granted or denied in      including the general partner's          right, subject to the terms and
the sole discretion of the general       right of first refusal.                  conditions of the AIMCO Operating
partner, (2) the transferor elects                                                Partnership Agreement, to require
to become a substitute limited           After a one-year holding period, a       the AIMCO Operating Partnership to
partner by delivering to the             holder may redeem Preferred OP           redeem all or a portion of the
general partner a written notice,        Units and receive in exchange            Common OP Units held by such party
executed and acknowledged by the         therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor and assignee of such            Partnership's option, (i) subject        on the value of shares of Class A
election, (3) the assignee executes      to the terms of any Senior Units,        Common Stock. See "Description of
and acknowledges such other              cash in an amount equal to the           OP Units -- Redemption Rights" in
instruments that the general             Liquidation Preference of the            the accompanying Prospectus. Upon
partner may require including an         Preferred OP Units tendered for          receipt of a notice of redemption,
adoption of your partnership's           redemption, (ii) a number of shares      the AIMCO Operating Partnership
agreement of limited partnership,        of Class I Cumulative Preferred          may, in its sole and absolute
and (4) the assignee pays the            Stock of AIMCO that pay an               discretion but subject to the
partnership for its expenses             aggregate amount of dividends yield      restrictions on the ownership of
incurred in the transaction.             equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                     CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of the Net Cash from Operations (as defined in your partnership's agreement of limited partnership) for each year for its services as general partner of your partnership so long as the limited partners receive 7.25% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $242,000 in 1996, $372,000 in 1997 and $109,000 for the first six months of 1998. The property manager received management fees of $131,000 in 1996, $129,000 in 1997 and $68,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Income Properties, Ltd. IV was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two commercial properties: Eastgate Marketplace, a 147,000 square-foot complex in Walla Walla, Washington; and Factory Merchants Mall, a 200,000 square-foot complex in Pigeon Forge, Tennessee. The general partner of your partnership is Angeles Realty Corporation, L.P., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of August 1, 1998, there were 131,585 units of limited partnership interest issued and outstanding, which were held of record by 5,386 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated April 25, 1985, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that opportunities for refinancing, sale or other disposition will not be available within four years of acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts of failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In no event, however, will such indemnification cover liabilities arising under state securities laws and the Securities Act of 1933, as amended.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     Your partnership has paid no distributions since 1991. The original cost per unit was $500.00.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately an 8.2% interest in your partnership, including 8,374 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $497,966
1995........................................................     334,171
1996........................................................     242,000
1997........................................................     372,000
1998 (through June 30)......................................     109,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $123,405
1995........................................................    171,218
1996........................................................    131,000
1997........................................................    129,000
1998 (through June 30)......................................     68,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Income Properties, Ltd. IV appearing in Angeles Income Properties, Ltd. IV Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1995, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership, are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexington Avenue                   Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       ANGELES INCOME PROPERTIES, LTD. 6
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $394.00 per unit and an affiliate estimated the net liquidation value of your units to be $381.31 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Income Properties, Ltd. 6..................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-66
DESCRIPTION OF PREFERRED OP UNITS..............   S-70
  General......................................   S-70
  Ranking......................................   S-70
  Distributions................................   S-70
  Allocation...................................   S-71
  Liquidation Preference.......................   S-71
  Redemption...................................   S-72
  Voting Rights................................   S-72
  Restrictions on Transfer.....................   S-72
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-73
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-75
CONFLICTS OF INTEREST..........................   S-78
  Conflicts of Interest with Respect to the
    Offer......................................   S-78
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-78
  Competition Among Properties.................   S-78
  Features Discouraging Potential Takeovers....   S-78
  Future Exchange Offers.......................   S-78
YOUR PARTNERSHIP...............................   S-79
  General......................................   S-79

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-79
  Originally Anticipated Term of the
    Partnership................................   S-79
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-80
  Property Management..........................   S-80
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-80
  Distributions................................   S-81
  Beneficial Ownership of Interests in Your
    Partnership................................   S-81
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-81

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-82
LEGAL MATTERS..................................   S-83
EXPERTS........................................   S-83
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Income Properties, Ltd. 6. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership has not paid distributions with respect to your units since 1991. We will pay fixed quarterly distributions of $
     per unit on the Tax-Deferral   % Preferred OP Units before any
     distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is equivalent to
     distributions of $       per year on the number of Tax-Deferral   %
     Preferred OP Units, or $     per year on the number of Tax-Deferral Common
     OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $13.33 per unit to $237.00 per unit during the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $394.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $381.31 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must continue to hold at least three units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $394.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $381.31 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $13.33 per unit to $237.00 per unit for the period from January 1, 1997 to September 30, 1996.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for the ratings of AIMCO from stable to negative to reflect its concerns surrounding AIMCO's ability to successfully implement its financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that AIMCO's access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to the Class I Preferred Stock proposed to be issued by AIMCO. At the same time, Moody's confirmed its existing rating on AIMCO's preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 5.09% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $13.33 to $237.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 10% of the Net Cash From Operations (as defined in your partnership's agreement of limited partnership) for its services as general partner of your partnership and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $157,000 for the first six months of 1998. The property manager received management fees of $180,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Income Properties, Ltd. 6 was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following properties: Lazy Hollow Apartments, a 178-unit apartment complex in Columbia, Maryland; Homestead Apartments, a 168-unit apartment complex in East Lansing, Michigan; Casa Grenada Apartments, a 108-unit apartment complex in Harlington, Texas; Mesa Dunes, a 451-pad mobile home park in Mesa, Arizona; Wakonda Shopping Center, a 147,000 square-foot commercial complex in Des Moines, Iowa; and Town & Center Shopping Center, a 104,000 square-foot commercial complex in Cedar Rapids, Iowa. Additionally, on July 16, 1998, the Partnership sold Whispering Pines Mobile Home Park, a 304-pad mobile home park in Lantana, Florida to an unaffiliated third party for $6,961,000 (net of sales commis-
     sions), resulting in approximately $1,812,000 of net proceeds to the partnership. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 47,311 units of limited partnership interest issued and outstanding, which were held of record by 4,140 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

       SUMMARY FINANCIAL INFORMATION OF ANGELES INCOME PROPERTIES, LTD. 6

     The summary financial information of Angeles Income Properties, Ltd. 6 for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Income Properties, Ltd. 6 for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       ANGELES INCOME PROPERTIES, LTD. 6

                                                                FOR THE SIX
                                                                   MONTHS             FOR THE YEAR ENDED
                                                               ENDED JUNE 30,            DECEMBER 31,
                                                              ----------------    --------------------------
                                                               1998      1997      1997      1996      1995
                                                              ------    ------    ------    ------    ------
                                                                     (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................   3,915     3,901     8,434     9,717    12,803
Net Income/(Loss)...........................................     218        50       836     6,106      (720)
Net income (loss) per limited partnership interest..........    4.56      1.04     17.05    127.59    (15.06)
                                                              ------    ------    ------    ------    ------
Distributions per limited partnership interest..............      --        --        --        --        --
                                                              ------    ------    ------    ------    ------

                                                                  JUNE 30,               DECEMBER 31,
                                                              ----------------    --------------------------
                                                               1998      1997      1997      1996      1995
                                                              ------    ------    ------    ------    ------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  27,320    28,372    27,573    28,770    41,238
Total Assets................................................  31,883    33,011    31,573    32,811    45,488
Mortgage Notes Payable, including Accrued Interest..........  23,227    25,294    23,374    25,009    42,687
Partners' Capital/(Deficit).................................   7,498     6,515     7,280     6,465       359

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING        ANGELES INCOME PROPERTIES,
                                                                       PARTNERSHIP                    LTD. 6
                                                                -------------------------   ---------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED       ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,     DECEMBER 31,
                                                                   1998          1997          1998           1997
                                                                ----------   ------------   -----------   -------------
Cash distributions per unit outstanding...................        $1.125        $1.85          $0.00          $0.00

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $13.33 per unit to $237.00 per unit for the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $394.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $381.31 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership has not paid any distributions with respect to your units since 1991. Therefore, distributions with respect to the Preferred OP Units and Common
OP Units that we are offering are expected to be        , immediately following
our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for the ratings of AIMCO from stable to negative to reflect its concerns surrounding AIMCO's ability to successfully implement its financial strategy while maintaining a prudent capital structure as a result of the more difficult general capital market conditions. Moody's noted that AIMCO's access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to the Class I Preferred Stock proposed to be issued by AIMCO, and confirmed its previous ratings related to AIMCO's preferred stock and debt in its shelf registration statement. Moody's indicated that its rating action continues to reflect AIMCO's increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted AIMCO's high level of encumbered properties and material investments in loans to highly leveraged partnerships in which AIMCO owns a general partnership interest. At the same time, Moody's confirmed its existing rating on AIMCO's existing preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P. which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 5.09% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of             , 1998, the AIMCO
Operating Partnership has made offers to a number of the Insignia Partnerships, including your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, IPT, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it
acquired           units (representing approximately      % of the number
outstanding) at a cash purchase price of $235.00 per unit on          , 1998.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO,
commenced a tender offer for $120.00 per unit and purchased           units in
         , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least three units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1,011 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 2.14% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                           1997 NET        CAPITALIZATION    GROSS PROPERTY
             PROPERTY                  OPERATING INCOME         RATE             VALUE
             --------                  ----------------    --------------    --------------
Lazy Hollow Apartments                 $                         %           $
Homestead Apartments
Casa Granada Apartments
Mesa Dunes Mobile Home Park
Wakonda Shopping Center
Town & Country Shopping Center

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive
a net equity value for your partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Your partnership has not paid any distributions with respect to your units since 1991. Therefore, distributions with respect to the Preferred OP
     Units and Common OP Units that we are offering are expected to be        ,
     immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $7.70 to $237.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 4,400 units (representing less than 9.3% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       ANGELES INCOME PROPERTIES, LTD. 6
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $105.00     $237.00             (c)         (c)
  Second Quarter..................................      58.33      221.75      $175.00     $222.00
  First Quarter...................................      37.00      183.00       160.00      186.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................      13.33      186.30       100.00      163.00
  Third Quarter...................................      40.00      190.00       152.00      190.00
  Second Quarter..................................      35.00      183.00       145.00      186.00
  First Quarter...................................      25.00      184.00       130.00      183.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................      25.00      187.32       172.00      184.00
  Third Quarter...................................      13.50      187.00        83.00      178.00
  Second Quarter..................................      14.00      177.53           --          --
  First Quarter...................................       7.70      240.00           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Each of your partnership's properties was appraised in 1998, 1997 and 1996 by an independent, third party appraiser, Koeppel Tenor Real Estate Services, Inc (the "Appraiser"). According to each appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its reports were prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as

     "FIRREA"). The estimated market value of the fee simple estates of each property specified in those appraisal reports is as listed in the chart below. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

                  PROPERTY NAME                          1998           1997           1996
                  -------------                      ------------   ------------   ------------
Lazy Hollow Apartments............................   $  7,000,000   $  7,800,000   $  8,400,000
Homestead Apartments..............................   $  6,000,000   $  6,000,000   $  5,900,000
Casa Granada Apartments...........................   $  2,400,000   $  2,200,000   $  2,200,000
Mesa Dunes Mobile Home Park.......................   $  9,300,000   $  8,700,000   $  8,500,000
Wakonda Shopping Center...........................   $  4,150,000   $  4,050,000   $  3,900,000
Town & Country Shopping Center....................   $  3,550,000   $  3,550,000   $  3,785,000
                                                     ------------   ------------   ------------
Aggregate Appraised Value.........................   $ 33,300,000   $ 32,300,000   $ 32,685,000
                                                     ============   ============   ============

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $394.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $341.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

      YOUR PARTNERSHIP                           AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2037.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests,              conduct any business that may be lawfully conducted by
including debt interests, in residential, commercial         a limited partnership organized pursuant to the
and industrial real properties either directly or            Delaware Revised Uniform Limited Partnership Act (as
indirectly through partnership or joint ventures with        amended from time to time, or any successor to such
others. Subject to restrictions contained in your            statute) (the "Delaware Limited Partnership Act"),
partnership's agreement of limited partnership, your         provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner, in its sole discretion, may make            contributions as may be established by the general
subsequent offerings of your partnership's securities,       partner in its sole discretion. The net capital
including offerings of additional units and limited          contribution need not be equal for all OP Unitholders.
partnership interests. The capital contribution need         No action or consent by the OP Unitholders is required
not be equal for all limited partners. The general           in connection with the admission of any additional OP
partner may not issue units in exchange for property.        Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership by a majority vote of       Partnership may transfer assets to joint ventures,
the limited partners to terminate such employment, with      limited liability companies, partnerships,
or without cause, and without penalty to your                corporations, business trusts or other business
partnership, upon no greater than sixty days notice to       entities in which it is or thereby becomes a
the employed party. The general partner may not              participant upon such terms and subject to such
purchase or lease any real property or acquire any loan      conditions consistent with the AIMCO Operating Part-
or lease from your partnership or sell or lease any          nership Agreement and applicable law as the general
real property, loan or lease to your property in its         partner, in its sole and absolute discretion, believes
own name and temporarily hold title thereto for the          to be advisable. Except as expressly permitted by the
purpose of facilitating its acquisition or financing by      AIMCO Operating Partnership Agreement, neither the
your partnership if (1) the property is purchased by         general partner nor any of its affiliates may sell,
your partnership for a price no greater than the cost        transfer or convey any property to the AIMCO Operating
of the property to the general partner or its                Partnership, directly or indirectly, except pursuant to
affiliate, (2) no difference exists in the interest          transactions that are determined by the general partner
rates of the loans secured by the property at the time       in good faith to be fair and reasonable.
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may also
lease property to a partnership sponsored by the
general partner or its affiliates so long as the terms
of the lease are comparable space and contained in a
written contract which precisely describes the subject
matter thereof and all compensation to be paid, which
contract, if not previously disclosed, must be fully
and property disclosed to all partners. If the general
partner or its affiliates sublease such space, all rent
received in excess of the rent paid to your partnership
will be paid to your partnership. Subject to certain
conditions contained in your partnership's agreement of
limited partnership, your partnership may invest the
assets of your partnership entitles affiliated with the
general partner of your partnership. Your partnership
may not make loans to the general partner or its
affiliates but the general partner and its affiliates
may lend money to your partnership

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

provided that the interest and other financing charges on loans to your partnership may not be in excess of amounts paid by the general partner for borrowed funds
(provided, however, that such interest rates and charges are not in excess of rates and charges which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property (if such loan is made in connection with a particular property). Such loans may not require a prepayment charge or penalty if such loan is secured by a mortgage or encumbrance of your partnership's property. In addition, the general partner or an affiliate may lend money to your partnership to fund its acquisitions if your partnership does not have sufficient cash proceed to invest so long as: (1) such loan is made at interest rates and charges not in excess of the rates and charges exceed the interest rate and charges which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property (if such loan is made in connection with a particular property), (2) your partnership agrees to repay promptly such loan from the offering of units, but in no event later than one year from the date of purchase of the property, (3) such interim financing is not in an amount that exceed 80% of the purchase price of the property and (4) the general partner or its affiliate agrees to purchase the property, as promptly as practical from your partnership at a price equal to the cost of the property to your partnership in the event that partnership is unable to make sufficient payments to repay the loan for any reason. Unless certain conditions are met, the general partner may not make a permanent loan to your partnership nor may your partnership finance the purchase of your partnership's property by use of a "wraparound" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of all           Partnership has credit agreements that restrict, among
properties, subject all such properties acquired by          other things, its ability to incur indebtedness. See
your partnership to one or more mortgages, deeds of          "Risk Factors -- Risks of Significant Indebtedness" in
trust or other security interests which would exceed an      the accompanying Prospectus.
aggregate amount equal to 50% of the purchase price of
all properties; provided, however, that your
partnership is permitted to acquire a particular
property subject to existing secured financing and
incur new financing in connection with such acquisition
so long as the outstanding balance of such mortgage
indebtedness assumed and incurred by your acquisition
so long as the outstanding balance of such mortgage
indebtedness assumed and incurred by our partnership
does not exceed 50% of the purchase price of such
property and, if certain conditions are met, may borrow
funds from unaffiliated third parties if your
partnership does not have sufficient cash proceeds to
invest in acquisitions. The general partner may not
acquire any real property which, at the date of
acquisition is subject to, or as part of such
acquisition incur new indebtedness secured by a
mortgage, deed of trust or other security interest on
the real property (excluding short-term indebtedness)
having an aggregate unpaid principal balance
immediately after the acquisition equal to more than
50% of the purchase price of the property.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

In connection with the refinancing of properties, the general partner of your partnership may not subject all such properties refinanced by your partnership to one or more mortgages or deeds of trust which would exceed an aggregate amount equal to 80% of the aggregate value of such properties as of the dates of such refinancing as determined by the lender. The general partner may not acquire a property subject to or subject a property to financing which represents 25% or more of the purchase price which contains a provision of a balloon payment due and payable prior to the earlier of (1) ten years from the date your partnership acquired the property or (2) two years beyond the estimated holding period for the property, but in no event prior to seven years from the date of acquisition of the property. All financing incurred by your partnership will generally provide for periodic payments in an amount which would be sufficient to self-liquidate the loans over periods of not more than thirty years. Your partnership may not issue debt securities to the public. No creditor who makes a non-recourse loan to your partnership will have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership and California law the general        management power over the business and affairs of the
partner has the right, power and authority, on behalf        AIMCO Operating Partnership. The OP Unitholders have
of your partnership, and in its name, to exercise all        the right to vote on certain matters described under
of the rights, powers and authority of a partner of a        "Comparison of Ownership of Your Units and AIMCO OP
partnership without approval by the limited partners         Units -- Voting Rights" below. The general partner may
and all the management powers over the business and          not be removed by the OP Unitholders with or without
affairs of your partnership will be exclusively vested       cause.
in the general partner. Limited partners have no right
to participate in the management or conduct of your          In addition to the powers granted a general partner of
partnership's business or affairs nor any power or           a limited partnership under applicable law or that are
authority to act for or on behalf of your partnership        granted to the general partner under any other
in any respect whatsoever.                                   provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. Notwithstanding any other provision to the           settlements and other amounts incurred in connection
contrary, the general partner, its affiliates will not       with any actions relating to the operations of the
be entitled to indemnity for any loss, damage or cost        AIMCO Operating Partnership, as set forth in the AIMCO
resulting from violations of federal or state                Operating Partnership Agreement. The Delaware Limited
securities laws unless (1) there is a successful             Partnership Act provides that subject to the standards
adjudication of the merits of each count involving such      and restrictions, if any, set forth in its partnership
securities law violations and the court approved             agreement, a limited partnership may, and shall have
indemnification of litigation costs, (2) such claims         the power to, indemnify and hold harmless any partner
have been dismissed with prejudice on the merits by a        or other person from and against any and all claims and
court of competent jurisdiction and the court approves       demands whatsoever. It is the position of the
indemnification of litigation costs or (3) a court of        Securities and Exchange Commission that indemnification
competent jurisdiction approves a settlement of such         of directors and officers for liabilities arising under
claims and the court approves indemnification of             the Securities Act is against public policy and is
settlement and related costs. In any claim for               unenforceable pursuant to Section 14 of the Securities
indemnification for federal or state securities law          Act of 1933.
violations, the party seeking indemnification must
place before the court the position of the SEC and any
other applicable regulatory agency with respect to the
issue of indemnification for securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner, the substitute general           becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership and such other conditions as are      controlling interest in the AIMCO Operating Partner-
set forth in your partnership's agreement of limited         ship. Additionally, the AIMCO Operating Partnership
partnership are satisfied. The general partner may           Agreement contains restrictions on the ability of OP
admit additional general partners without the consent        Unitholders to transfer their OP Units. See
of the limited partners. No limited partner may              "Description of OP Units -- Transfers and Withdrawals"
substitute a transferee of his units in such limited         in the accompanying Prospectus.
partner's place without the consent of the limited
partners. No limited partner may substitute a
transferee of his units in such limited partner's place
without the consent of the general partner which may be
withheld at the sole discretion of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited                                               the general

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partners if such amendment: (1) adds to the                  partner may, without the consent of the OP Unitholders,
representation, duties, or obligations of the general        amend the AIMCO Operating Partnership Agreement,
partner or its affiliates or surrenders any right or         amendments to the AIMCO Operating Partnership Agreement
power granted to the general partner or its affiliates       require the consent of the holders of a majority of the
for the benefit of the limited partner, (2) cures any        outstanding Common OP Units, excluding AIMCO and
ambiguity, corrects or supplements any provision which       certain other limited exclusions (a "Majority in
may be inconsistent with any other provision or makes        Interest"). Amendments to the AIMCO Operating
any other provision with respect to maters or questions      Partnership Agreement may be proposed by the general
arising under your partnership's agreement of limited        partner or by holders of a Majority in Interest.
partnership consistent with the provisions of your           Following such proposal, the general partner will
partnership's agreement of limited partnership, (3)          submit any proposed amendment to the OP Unitholders.
deletes or adds any provision required by any                The general partner will seek the written consent of
applicable law, (4) reflects any reduction of the            the OP Unitholders on the proposed amendment or will
partners' capital accounts and (5) reflect a change in       call a meeting to vote thereon. See "Description of OP
the name or the location of the principal place of           Units -- Amendment of the AIMCO Operating Partnership
business of your partnership. Your partnership's agree-      Agreement" in the accompanying Prospectus.
ment of limited partnership may not be amended to
change your partnership to a general partnership,
extend the term of your partnership, allow the
expulsion of the non-managing general partner without
the simultaneous expulsion of the managing general
partner or change the liability of the general partner
or the limited partners. Any amendment which diminishes
the rights of the general partner may not be made
without the consent of the general partner or all of
the limited partners. All other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive 10% of the Net Cash From Operations (as defined      its services as general partner of the AIMCO Operating
in your partnership's agreement of limited partnership)      Partnership. However, the general partner is entitled
for its services as general partner of your partnership      to payments, allocations and distributions in its
and receives reimbursement for expenses incurred in          capacity as general partner of the AIMCO Operating
such capacity.                                               Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not for the debts,         negligence, no OP Unitholder has personal liability for
liabilities, or obligations of your partnership in           the AIMCO Operating Partnership's debts and
excess of his capital contribution.                          obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner and its affiliates may acquire real properties       Operating Partnership Agreement expressly limits the
for their own account, or engage in the acquisition,         liability of the general partner by providing that the
development, operation or management of real estate on       general partner, and its officers and directors will
behalf of other entities, including business ventures        not be liable or accountable in damages to the AIMCO
similar to, related to or in direct or indirect              Operating Partnership, the limited partners or
competition with any business of your partnership.           assignees for errors in judgment or mistakes of fact or
Neither your partnership nor any other partner will          law or of any act or omission if the general partner or
have any right in or to such other business ventures of      such director or officer acted in good faith. See
the income or profits derived therefrom.                     "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             AIMCO Operating Partnership may be required to pay
                                                             state income taxes in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS              PREFERRED OP UNITS           COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner;             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership and       holders of at least 50% of the
terminate the employment of an           outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
affiliate of your general partner.       be necessary for effecting any           ship Agreement, the general partner
                                         amendment of any of the provisions       has the power to effect the
A general partner may cause the          of the Partnership Unit Desig-           acquisition, sale, transfer,
dissolution of your partnership by       nation of the Preferred OP Units         exchange or other disposition of
retiring. In such event, your            that materially and adversely            any assets of the AIMCO Operating
partnership may be continued by the      affects the rights or preferences        Partnership (including, but not
remaining general partner if, in         of the holders of the Preferred OP       limited to, the exercise or grant
the opinion of counsel to your           Units. The creation or issuance of       of any conversion, option,
partnership, such election would         any class or series of partnership       privilege or subscription right or
not jeopardize your partnership's        units, including, without                any other right available in
status as a partnership for tax          limitation, any partnership units        connection with any assets at any
purposes. If no general partner          that may have rights senior or           time held by the AIMCO Operating
remains, your partnership may            superior to the Preferred OP Units,      Partnership) or the merger,
continue if, within ninety days of       shall not be deemed to materially        consolidation, reorganization or
the retirement, the limited              adversely affect the rights or           other combination of the AIMCO
partners holding more than 50% of        preferences of the holders of            Operating Partnership with or into
the units elect a substitute             Preferred OP Units. With respect to      another entity, all without the
general partner who is willing to        the exercise of the above de-            consent of the OP Unitholders.
continue your partnership.               scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partner-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  ship by an "event of withdrawal,"
                                                                                  as defined in the Delaware Limited
                                                                                  Partnership Act (including, without
                                                                                  limitation, bankruptcy), unless,
                                                                                  within 90 days after the
                                                                                  withdrawal, holders of a "majority
                                                                                  in interest," as defined in the
                                                                                  Delaware Limited Partnership Act,
                                                                                  agree in writing, in their sole and
                                                                                  absolute discretion, to continue
                                                                                  the business of the AIMCO Operat-
                                                                                  ing Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             dis-
                                         limited circum-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         stances, no distributions may be         tribute sufficient amounts to
                                         declared or paid or set apart for        enable the general partner to
                                         payment by the AIMCO Operating           transfer funds to AIMCO and enable
                                         Partnership and no other                 AIMCO to pay stockholder dividends
                                         distribution of cash or other prop-      that will (i) satisfy the
                                         erty may be declared or made,            requirements for qualifying as a
                                         directly or indirectly, by the           REIT under the Code and the
                                         AIMCO Operating Partnership with         Treasury Regulations and (ii) avoid
                                         respect to any Junior Units, nor         any Federal income or excise tax
                                         shall any Junior Units be re-            liability of AIMCO. See
                                         deemed, purchased or otherwise           "Description of OP
                                         acquired for consideration, nor          Units -- Distributions" in the
                                         shall any other cash or other            accompanying Prospectus.
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fractional unit and       on any securities exchange. The          transferability of the OP Units.
if such assignment is less than all      Preferred OP Units are subject to        Until the expiration of one year
of the units held by the assignor,       restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
three units, except in certain                                                    OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment and (3) the         date on which a holder of Preferred      consent may be withheld in its sole
assignor and assignee have complied      OP Units acquired Preferred OP           and absolute discretion. After the
with such other conditions as            Units, subject to certain                expiration of one year, such OP
determined by the general partner        exceptions, such holder of               Unitholder has the right to
to comply with any state securities      Preferred OP Units may not transfer      transfer all or any portion of its
regulatory authority. The general        all or any portion of its Pre-           OP Units to any person, subject to
partner will prohibit a transfer if      ferred OP Units to any transferee        the satisfaction of certain
the transfer, when added to all          without the consent of the general       conditions specified in the AIMCO
other assignment taking place in         partner, which consent may be            Operating Partnership Agreement,
the preceding 12 months, in the          withheld in its sole and absolute        including the general partner's
opinion of counsel to your               discretion. After the expiration of      right of first refusal. See
partnership, would result in the         one year, such holders of Preferred      "Description of OP Units --
termination of your partnership for      OP Units has the right to transfer       Transfers and Withdrawals" in the
federal tax purposes. No transfers       all or any portion of its Preferred      accompanying Prospectus.
will be effective if counsel for         OP Units to any person, subject to
your partnership issues an opinion       the satisfaction of certain              After the first anniversary of
that such transfer would be in           conditions specified in the AIMCO        becoming a holder of Common OP
violation of any state securities        Operating Partnership Agreement,         Units, an OP Unitholder has the
laws or affect the tax status of         including the general partner's          right, subject to the terms and
your partnership or if such              right of first refusal.                  conditions of the AIMCO Operating
transfer would result in your                                                     Partnership Agreement, to require
partnership being treated as an          After a one-year holding period, a       the AIMCO Operating Partnership to
association taxable as a                 holder may redeem Preferred OP           redeem all or a portion of the
corporation. Such transferee may be      Units and receive in exchange            Common OP Units held by such party
substituted as a limited partner         therefor, at the AIMCO Operating         in exchange for a cash amount based
if: (1) the general partner              Partnership's option, (i) subject        on the value of shares of Class A
consents in writing, which consent       to the terms of any Senior Units,        Common Stock. See "Description of
may be granted or denied in the          cash in an amount equal to the           OP Units -- Redemption Rights" in
sole discretion of the general           Liquidation Preference of the            the accompanying Prospectus. Upon
partner, (2) the transferor elects       Preferred OP Units tendered for          receipt of a notice of redemption,
to become a substitute limited           redemption, (ii) a number of shares      the AIMCO Operating Partnership
partner by delivering to the             of Class I Cumulative Preferred          may, in its sole and absolute
general partner a written notice,        Stock of AIMCO that pay an               discretion but subject to the
executed and acknowledge by the          aggregate amount of dividends yield      restrictions on the ownership of
assignor and assignee of such            equivalent to the distributions on       Class A Common Stock imposed under
election, (3) the assignee executes      the Preferred OP Units tendered for      AIMCO's charter and the transfer
and acknowledges such other              redemption and are part of a class       restrictions and other limitations
instruments that the general             or series of preferred stock that        thereof, elect to cause AIMCO to
partner may require including an         is then listed on the New York           acquire some or all of the tendered
adoption of your partnership's           Stock Exchange or another national       Common OP Units in
agreement of limited partnership,
and (4) the assignee pays the
partnership for its expenses
incurred in the transaction.

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         securities exchange, or (iii) a          exchange for Class A Common Stock,
                                         number of shares of Class A Common       based on an exchange ratio of one
                                         Stock of AIMCO that is equal in          share of Class A Common Stock for
                                         Value to the Liquidation Preference      each Common OP Unit, subject to
                                         of the Preferred OP Units tendered       adjustment as provided in the AIMCO
                                         for redemption. The Preferred OP         Operating Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

       PREFERRED OP UNITS                          CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 10% of the Net Cash From Operations (as defined in your partnership's agreement of limited partnership) for its services as general partner of your partnership and receives reimbursement for expenses incurred in such capacity. The general partner of your partnership has received fees and reimbursements totaling $321,000 in 1996, $297,000 in 1997 and $157,000 for the first six months of
1998. The property manager received management fees of $400,000 in 1996, $336,000 in 1997 and $180,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Income Properties, Ltd. 6 was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following properties: Lazy Hollow Apartments, a 178-unit apartment complex in Columbia, Maryland; Homestead Apartments, a 168-unit apartment complex in East Lansing, Michigan; Casa Grenada Apartments, a 108-unit apartment complex in Harlington, Texas; Mesa Dunes, a 451-pad mobile home park in Mesa, Arizona; Wakonda Shopping Center, a 147,000 square-foot commercial complex in Des Moines, Iowa; and Town & Center Shopping Center, a 104,000 square-foot commercial complex in Cedar Rapids, Iowa. Additionally, on July 16, 1998, the Partnership sold Whispering Pines Mobile Home Park, a 304-pad mobile home park in Lantana, Florida to an unaffiliated third party for $6,961,000 (net of sales commissions), resulting in approximately $1,812,000 of net proceeds to the partnership. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 47,311 units of limited partnership interest issued and outstanding, which were held of record by 4,140 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated July 16, 1998 and October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated July 11, 1987, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth or sixth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until

     December 31, 2037, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.]

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. Notwithstanding any other provision to the contrary, the general partner, its affiliates will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws unless (1) there is a successful adjudication of the merits of each count involving such securities law violations and the court approves indemnification of litigation costs, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves indemnification of litigation costs or (3) a court of competent jurisdiction approves a settlement of such claims and the court approves indemnification of settlement and related costs. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     Your partnership may not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified by your partnership's agreement of limited partnership.

DISTRIBUTIONS

     Your partnership has not paid any distributions with respect to your partnership's units since 1991. The original cost per unit was $1,002.00.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 5.09% interest in your partnership, including 1,956 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $481,463
1995........................................................     369,379
1996........................................................     321,000
1997........................................................     297,000
1998 (through June 30)......................................     157,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $286,902
1995........................................................    420,231
1996........................................................    400,000
1997........................................................    336,000
1998 (through June 30)......................................    180,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Income Properties, Ltd. 6 appearing in Angeles Income Properties, Ltd. 6 Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                      ANGELES OPPORTUNITY PROPERTIES, LTD.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $506.00 per unit and an affiliate estimated the net liquidation value of your units to be $497.07 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Opportunity Properties, Ltd................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Opportunity Properties, Ltd. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $19.96 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $            per unit on the Tax-Deferral
       % Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on
     an annual basis). This is equivalent to distributions of $       per year
     on the number of Tax-Deferral   % Preferred OP Units, or $     per year on
     the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $80.00 per unit to $374.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $506.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $497.07 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must continue to hold at least three units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $506.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $497.07 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $80.00 per unit to $374.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 4.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $80 to $347
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received reimbursements of $34,000 for the first six months of 1998. The property manager received management fees of $60,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Opportunity Properties, Ltd. was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Lake Meadows Apartments, a 96 unit complex in Garland, Texas; and Lakewood Apartments, a 256 unit complex in Houston, Texas. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, LP., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 12,245 units of limited partnership interest issued and outstanding, which were held of record by 1,704 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

     SUMMARY FINANCIAL INFORMATION OF ANGELES OPPORTUNITY PROPERTIES, LTD.

     The summary financial information of Angeles Opportunity Properties, Ltd. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Opportunity Properties, Ltd. for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                      ANGELES OPPORTUNITY PROPERTIES, LTD.

                                                         FOR THE SIX MONTHS
                                                           ENDED JUNE 30,           FOR THE YEAR ENDED DECEMBER 31,
                                                         -------------------       ----------------------------------
                                                          1998         1997         1997          1996         1995
                                                         ------       ------       -------       ------       -------
                                                             (UNAUDITED)
                                                                       (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues.........................................  $1,226       $1,180       $ 2,399       $2,747       $ 3,231
Net Income (Loss)......................................     165          160           314          535         1,067
Net income (Loss) per limited partnership unit.........   13.12        12.72         25.03        31.55         85.02
Distributions per limited partnership unit.............   19.96        95.61        155.37        23.90        278.87

                                                              JUNE 30,                        DECEMBER 31,
                                                         -------------------       ----------------------------------
                                                          1998         1997         1997          1996         1995
                                                         ------       ------       -------       ------       -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation...........  $6,284       $6,436       $ 6,380       $6,445       $ 6,635
Total Assets...........................................   7,575        8,260         7,759        9,304         8,420
Notes Payable..........................................   5,423        5,441         5,432        5,450         4,349
Partners' Capital......................................   1,910        2,592         1,995        3,642         3,548

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING           ANGELES OPPORTUNITY
                                                                       PARTNERSHIP              PROPERTIES, LTD.
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $19.96        $155.37

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $80.00 per unit to $374.00 per unit from January 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $506.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $497.07 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $19.96 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 4.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, IPT, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which 850 units (representing approximately 6.8% of the number outstanding) have been tendered at a cash purchase price of $325.00 per unit as of October 16, 1998.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO,
commenced a tender offer for $200.00 per unit and purchased      units in
                    , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least three units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998, (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998, (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1,252 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 6.3% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.]

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                       1997 NET          CAPITALIZATION      GROSS PROPERTY
PROPERTY                           OPERATING INCOME           RATE               VALUE
--------                           ----------------      --------------      --------------
Lake Meadows Apartments..........        $--                  --%                 $--
Lakewood Apartments..............        $--                  --%                 $--

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for
     the six months ended June 30, 1998 were $19.96 (equivalent to $       on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $80.00   to   $374.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 435 units (representing less than 4.3% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to June 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                      ANGELES OPPORTUNITY PROPERTIES, LTD.
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                               AS REPORTED BY
                                                      AS REPORTED BY           THE PARTNERSHIP
                                                  THE GENERAL PARTNER(a)         SPECTRUM(b)
                                                  ----------------------   -----------------------
                                                  LOW SALES   HIGH SALES   LOW SALES    HIGH SALES
                                                    PRICE       PRICE        PRICE        PRICE
                                                  PER UNIT     PER UNIT    PER UNIT      PER UNIT
                                                  ---------   ----------   ---------    ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter................................    $110.00     $318.00          (d)          (d)
  Second Quarter...............................      80.00      175.00          (c)          (c)
  First Quarter................................     143.00      211.00          (c)          (c)
Fiscal Year Ended December 31, 1997:
  Fourth Quarter...............................     347.00      347.00          (c)          (c)
  Third Quarter................................     210.00      295.00      $295.00      $295.00
  Second Quarter...............................     100.00      305.00       347.00       347.00
  First Quarter................................     100.00      299.00       243.00       305.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter...............................     173.00      297.00       244.00       299.00
  Third Quarter................................      76.00      266.00       173.00       235.00
  Second Quarter...............................     150.00      150.00           --           --
  First Quarter................................     117.77      221.00           --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) No Units were reported by The Partnership Spectrum as having been sold during the quarter.

(d)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Lakewood Apartments was appraised in May, 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the

     Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $6,800,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on
Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $506.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $489.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

     YOUR PARTNERSHIP                          AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests,              conduct any business that may be lawfully conducted by
including debt interest, in residential commercial and       a limited partnership organized pursuant to the
industrial real properties either directly or                Delaware Revised Uniform Limited Partnership Act (as
indirectly through partnerships or joint ventures with       amended from time to time, or any successor to such
others and to acquire mortgage-backed securities as an       statute) (the "Delaware Limited Partnership Act"),
integral part of the foregoing acquisitions. Subject to      provided that such business is to be conducted in a
restrictions contained in your partnership's agreement       manner that permits AIMCO to be qualified as a REIT,
of limited partnership, your partnership may perform         unless AIMCO ceases to qualify as a REIT. The AIMCO
all acts necessary, advisable or convenient to the           Operating Partnership is authorized to perform any and
business of your partnership including borrowing money       all acts for the furtherance of the purposes and
and creating liens.                                          business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner, in its sole discretion, may make            contributions as may be established by the general
subsequent offerings of your partnership's securities,       partner in its sole discretion. The net capital
including offerings of additional units and limited          contribution need not be equal for all OP Unitholders.
partnership interests. The capital contribution need         No action or consent by the OP Unitholders is required
not be equal for all limited partners and no action or       in connection with the admission of any additional OP
consent is required in connection with the admission of      Unitholder. See "Description of OP Units -- Management
any additional limited partners. The general partner         by the AIMCO GP" in the accompanying Prospectus.
may not issue units in exchange for property.                Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner may appoint, employ or      funds or other assets to its subsidiaries or other
contract any person, including affiliates for the            persons in which it has an equity investment, and such
account of your partnership for the transaction of the       persons may borrow funds from the AIMCO Operating
business of your partnership. However, the terms of          Partnership, on terms and conditions established in the
employment will allow your partnership, by majority          sole and absolute discretion of the general partner. To
vote of the limited partners to modify or terminate          the extent consistent with the business purpose of the
such employment, with or without cause, and without          AIMCO Operating Partnership and the permitted
penalty to your partnership, upon no greater than sixty      activities of the general partner, the AIMCO Operating
days notice to the employed party. The general partner       Partnership may transfer assets to joint ventures,
may not purchase or lease any real property or acquire       limited liability companies, partnerships,
any loan or lease from your partnership or sell or           corporations, business trusts or other business
lease any real property, loan or lease to your               entities in which it is or thereby becomes a
partnership either directly or through an affiliate.         participant upon such terms and subject to such
However, the general partner or an affiliate may             conditions consistent with the AIMCO Operating Part-
purchase property in its own name and temporarily hold       nership Agreement and applicable law as the general
title thereto for the purpose of facilitating its            partner, in its sole and absolute discretion, believes
acquisition or financing by your partnership if (1) the      to be advisable. Except as expressly permitted by the
property is purchased by your partnership for a price        AIMCO Operating Partnership Agreement, neither the
no greater than the cost of the property to the general      general partner nor any of its affiliates may sell,
partner or its affiliate, (2) no difference exists in        transfer or convey any property to the AIMCO Operating
the interest rates of the loans secured by the property      Partnership, directly or indirectly, except pursuant to
at the time acquired by the general partner or its           transactions that are determined by the general partner
affiliates and at the time acquired by your partnership      in good faith to be fair and reasonable.
and (3) neither the general partner nor its affiliates
receive any economic advantage by reason of holding or
having held title to the property. Your partnership may
also lease property to a partnership sponsored by the
general partner or its affiliates so long as the terms
of the lease are comparable to, or no less favorable to
your partnership than those offered to and accepted by
unrelated persons for comparable space and contained in
a written contract which precisely describes the
subject matter thereof and all compensation to be paid,
which contract, if not previously disclosed, must be
fully and properly disclosed to all partners. If the
general partner or its affiliates sublease such space,
all rent received by them in excess of the rent paid to
your partnership will be paid to your partnership.
Subject to certain conditions contained in your
partnership's agreement of limited partnership, your
partnership may invest the assets of your partnership
in entities affiliated with the general partner of your
partnership. Your partnership may not make loans to the
general partner or its affiliates but the general
partner and its affiliates

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

may lend money to your partnership to fund its acquisitions if (1) such loan is made at interest rates and charges not in excess of the rates and charges then currently being paid by the lender for the borrowed funds, but in no event may the interest rate and charges exceed the interest rate and charges which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property (if such loan is made in connection with a particular property), (2) your partnership agrees to repay promptly such loan from the offering of units, but in no event later than one year from the date of purchase of the property, (3) such interim financing is not in an amount that exceed 80% of the purchase price of the property and (4) the general partner or its affiliates agree to purchase the property, as promptly as practical from your partnership at a price equal to the cost of the property to your partnership in the event that your partnership is unable to make sufficient payments to repay the loan for any reason. The general partner or any affiliate who lends money to your partnership may not require prepayment changes or penalties if the loan is secured by a mortgage or encumbrance on your partnership's property or permit a permanent loan to be made to your partnership. Unless certain conditions are met, your partnership may not finance the purchase of your partnership's property by use of a "wraparound" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates is the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of real          Partnership has credit agreements that restrict, among
property, subject all such properties acquired by your       other things, its ability to incur indebtedness. See
partnership to one or more mortgages or deeds of trust       "Risk Factors -- Risks of Significant Indebtedness" in
which would exceed an aggregate amount equal to 80% of       the accompanying Prospectus.
the purchase price of all properties. In addition,
subject to certain exceptions, the general partner may
not acquire a property subject to or subject a property
to financing which contains a provision for a balloon
payment due and payable prior to the earlier of (1) ten
years from the date your partnership acquires the
property or (2) two years beyond the estimated holding
period for the property, but in no event prior to seven
years from the date of acquisition of the property. All
financing incurred by your partnership will generally
provide for periodic payments in an amount which would
be sufficient to self-liquidate the loans over periods
of not more than thirty years. Your partnership may not
issue debt securities to the public. No creditor who
makes a non-recourse loan to your partnership will have
or acquire at any time, as a result of making such
loan, any direct or indirect interest in the profits,
capital or property of your partnership, other than as
a secured creditor.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, and California law the general       management power over the business and affairs of the
partner has the right, power and authority, on behalf        AIMCO Operating Partnership. The OP Unitholders have
of your partnership, and in its name, to exercise all        the right to vote on certain matters described under
of the rights, powers and authority of a partner of a        "Comparison of Ownership of Your Units and AIMCO OP
partnership without approval by the limited partners.        Units -- Voting Rights" below. The general partner may
Limited partners have no right to participate in the         not be removed by the OP Unitholders with or without
management or conduct of your partnership's business or      cause.
affairs nor any power or authority to act for or on
behalf of your partnership in any respect whatsoever.        In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. Notwithstanding any other provision to the           settlements and other amounts incurred in connection
contrary, the general partner, its affiliates will not       with any actions relating to the operations of the
be entitled to indemnity for any loss, damage or cost        AIMCO Operating Partnership, as set forth in the AIMCO
resulting from violations of federal or state                Operating Partnership Agreement. The Delaware Limited
securities laws unless (1) there is a successful             Partnership Act provides that
adjudication of the merits of each

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

count involving such securities law violations and the       subject to the standards and restrictions, if any, set
court approves indemnification of such litigation            forth in its partnership agreement, a limited
expenses, (2) such claims have been dismissed with           partnership may, and shall have the power to, indemnify
prejudice on the merits by a court of competent              and hold harmless any partner or other person from and
jurisdiction and the court approves indemnification of       against any and all claims and demands whatsoever. It
such litigation expenses or (3) a court of competent         is the position of the Securities and Exchange Commis-
jurisdiction approves a settlement of such claims and        sion that indemnification of directors and officers for
finds that indemnification of the settlement and             liabilities arising under the Securities Act is against
related costs should be made. In any claim for               public policy and is unenforceable pursuant to Section
indemnification for federal or state securities law          14 of the Securities Act of 1933.
violations, the party seeking indemnification must
place before the court the position of the SEC and any
other applicable regulatory agency with respect to the
issue of indemnification for securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units once a substitute          partner may not be removed as general partner of the
general partner is admitted. A substitute general part-      AIMCO Operating Partnership by the OP Unitholders with
ner may be admitted with the consent of the general          or without cause. Under the AIMCO Operating Partnership
partner if such party consents to become a general           Agreement, the general partner may, in its sole
partner, the limited partners holding more than 50% of       discretion, prevent a transferee of an OP Unit from
the outstanding units consent to the admission of the        becoming a substituted limited partner pursuant to the
substitute general partner and the substitute general        AIMCO Operating Partnership Agreement. The general
partner executes and acknowledges such instruments as        partner may exercise this right of approval to deter,
the general partner deems necessary or advisable,            delay or hamper attempts by persons to acquire a
including the adoption of your partnership's agreement       controlling interest in the AIMCO Operating Partner-
of limited partnership. The general partner may admit        ship. Additionally, the AIMCO Operating Partnership
additional general partners without the consent of the       Agreement contains restrictions on the ability of OP
limited partners. No limited partner may substitute a        Unitholders to transfer their OP Units. See
transferee of his units in such limited partner's place      "Description of OP Units -- Transfers and Withdrawals"
without the consent of the general partner which may be      in the accompanying Prospectus.
withheld at the sole discretion of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership, (3) deletes or adds any provision required      the OP Unitholders. The general partner will seek the
by any applicable law, (4) reflects any reduction of         written consent of the OP Unitholders on the proposed
the partners' capital accounts and (5) reflects a            amendment or will call a meeting to vote thereon. See
change in the name or the location of the principal          "Description of OP Units -- Amendment of the AIMCO
place of business of your partnership. Your                  Operating Partnership Agreement" in the accompanying
partnership's agreement of limited partnership may not       Prospectus.
be amended to change your partnership to a general
partnership, extend the term of your partnership, allow
the expulsion of the non-managing general partner
without the simultaneous expulsion of the managing
general partner or change the liability of the general
partner or the limited partners. Any amendment which
diminishes the rights of the general partner may not be
made without the consent of the general partner or all
of the limited partners. All other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the units.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Compensation and Fees


The general partner of your partnership receives no fee      The general partner does not receive compensation for
for its services as general partner, but may receive         its services as general partner of the AIMCO Operating
reimbursement for expenses incurred in such capacity.        Partnership. However, the general partner is entitled
                                                             to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is liable not for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, or obligations of your partnership       the AIMCO Operating Partnership's debts and
in excess of his capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership. The general partner         such terms as the general partner, in its sole and
may delegate any or all of its powers, rights and            absolute discretion, believes are advisable. The AIMCO
obligations under your partnership's agreement of            Operating Partnership Agreement expressly limits the
limited partners and in furtherance of any such              liability of the general partner by providing that the
delegation may appoint, employ or contract with any          general partner, and its officers and directors will
person for the account of your partnership for the           not be liable or accountable in damages to the AIMCO
transaction of the business of your partnership, which       Operating Partnership, the limited partners or
person may, under the supervision of the general             assignees for errors in judgment or mistakes of fact or
partner, perform such acts or services for your              law or of any act or omission if the general partner or
partnership as the general partnership may approve. The      such director or officer acted in good faith. See
general partner may not commingle funds of your              "Description of OP Units -- Fiduciary Responsibilities"
partnership with any other person. The general partner       in the accompanying Prospectus.
and its affiliates may acquire real properties for
their own account, or engage in the acquisition,
development, operation or management of real estate on
behalf of other entities, including business

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

ventures similar to, related to or in direct or indirect competition with any business of your partnership. However, if your partnership has funds available for investment, the general partner and its affiliates will grant a right of first refusal to your partnership for those real property investment opportunities which meet your partnership's investment objectives and policies before they acquire these properties for their own account. Neither your partner-ship nor any other partner will have any right in or to such other business ventures or the income or profits derived therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO

                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS                 REFERRED OP UNITS             COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quar-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         terly cash distribution at a rate        Operating Partnership Agreement) to
                                         of $      per Preferred OP Unit,         the partners of the AIMCO Operating
                                         subject to adjustments from time to      Partnership. To the extent the
                                         time on or after the fifth               AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner;             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership and       holders of at least 50% of the
terminate an employment contract         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
with an affiliate of the general         be necessary for effecting any           ship Agreement, the general partner
partner.                                 amendment of any of the provisions       has the power to effect the
                                         of the Partnership Unit Desig-           acquisition, sale, transfer,
A general partner may cause the          nation of the Preferred OP Units         exchange or other disposition of
dissolution of your partnership by       that materially and adversely            any assets of the AIMCO Operating
retiring. In such event, your            affects the rights or preferences        Partnership (including, but not
partnership may be continued by the      of the holders of the Preferred OP       limited to, the exercise or grant
remaining general partner if, in         Units. The creation or issuance of       of any conversion, option,
the opinion of counsel to your           any class or series of partnership       privilege or subscription right or
partnership, such election would         units, including, without                any other right available in
not jeopardize your partnership's        limitation, any partnership units        connection with any assets at any
status as a partnership for tax          that may have rights senior or           time held by the AIMCO Operating
purposes. If no general partner          superior to the Preferred OP Units,      Partnership) or the merger,
remains, your partnership may            shall not be deemed to materially        consolidation, reorganization or
continue if, within ninety days of       adversely affect the rights or           other combination of the AIMCO
the retirement, the limited              preferences of the holders of            Operating Partnership with or into
partners holding more than 50% of        Preferred OP Units. With respect to      another entity, all without the
the units elect a substitute             the exercise of the above de-            consent of the OP Unitholders.
general partner who is willing to        scribed voting rights, each
continue your partnership.               Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  and Winding Up" in the accompanying
                                                                                  Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations are to be made quarterly      provided, however, that at any time      portion as the general partner may
to the partners in proportion to         and from time to time on or after        in its sole and absolute discretion
the interests in your partnership.       the fifth anniversary of the issue       determine, of Available Cash (as
The distributions payable to the         date of the Preferred OP Units, the      defined in the AIMCO Operating
partners are not fixed in amount         AIMCO Operating Partnership may          Partnership Agreement) generated by
and depend upon the operating            adjust the annual distribution rate      the AIMCO Operating Partnership
results and net sales or refi-           on the Preferred OP Units to the         during such quarter to the general
nancing proceeds available from the      lower of (i)     % plus the annual       partner, the special limited
disposition of your partnership's        interest rate then applicable to         partner and the holders of Common
assets.                                  U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fraction unit and if      on any securities exchange. The          transferability of the OP Units.
such assignment is less than all of      Preferred OP Units are subject to        Until the expiration of one year
the units held by the assignor,          restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
three units, except in certain                                                    OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignment taking place in the           Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor              without the consent of the general       conditions specified in the AIMCO
receives a ruling from the IRS to        partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as deter-          one year, such holders of Preferred      "Description of OP Units --
mined by the general partner to          OP Units has the right to transfer       Transfers and Withdrawals" in the
comply with any state securities         all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substituted as a       the satisfaction of certain              After the first anniversary of
limited partner if: (1) the general      conditions specified in the AIMCO        becoming a holder of Common OP
partner consents in writing, which       Operating Partnership Agreement,         Units, an OP Unitholder has the
consent may be granted or denied in      including the general partner's          right, subject to the terms and
the sole discretion of the general       right of first refusal.                  conditions of the AIMCO Operating
partner, (2) the transferor elects                                                Partnership Agreement, to require
to become a substitute limited           After a one-year holding period, a       the AIMCO Operating Partnership to
partner by delivering to the             holder may redeem Preferred OP           redeem all or a portion of the
general partner a written notice,        Units and receive in exchange            Common OP Units held by such party
executed and acknowledge by the          therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor and assignee of such            Partnership's option, (i) subject        on the value of shares of Class A
election, (3) the assignee executes      to the terms of any Senior Units,        Common Stock. See "Description of
and acknowledges such other              cash in an amount equal to the           OP Units -- Redemption Rights" in
instruments that the general             Liquidation Preference of the            the accompanying Prospectus. Upon
partner may require including an         Preferred OP Units tendered for          receipt of a notice of redemption,
adoption of your partnership's           redemption, (ii) a number of shares      the AIMCO Operating Partnership
agreement of limited partnership,        of Class I Cumulative Preferred          may, in its sole and absolute
and (4) the assignee pays the            Stock of AIMCO that pay an               discretion but subject to the
partnership for its expenses             aggregate amount of dividends yield      restrictions on the ownership of
incurred in the transaction.             equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


     PREFERRED OP UNITS                                CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two

OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received reimbursements of $144,000 in 1996, $94,000 in 1997 and $34,000 for the first six months of 1998.
The property manager received management fees of $107,000 in 1996, $117,000 in 1997 and $60,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Opportunity Properties, Ltd. was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Lake Meadows Apartments, a 96 unit complex in Garland, Texas; and Lakewood Apartments, a 256 unit complex in Houston, Texas. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, LP., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 12,245 units of limited partnership interest issued and outstanding, which were held of record by 1,704 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated June 26, 1987, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that opportunities for refinancing, sale or other disposition will be available for most of is properties within three to five years of acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.]

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceedings and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. Notwithstanding any other provision to the contrary, the general partner, its affiliates will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws unless (1) there is a successful adjudication of the merits of each count involving such securities law violations and the court approves indemnification of such litigation expenses, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves indemnification of such litigation expenses or (3) a court of competent jurisdiction approves a settlement of such claims and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     Your partnership may not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified by your partnership's agreement of limited partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $278.87
January 1, 1996 - December 31, 1996.........................       23.90
January 1, 1997 - December 31, 1997.........................      155.37
January 1, 1998 - June 30, 1998.............................       19.96

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 4.26% interest in your partnership, including 405 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. In addition to the tender offers described under "Background and Reasons for the Offer -- Previous Tender Offers." Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,
(ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $167,203
1995........................................................     144,558
1996........................................................     144,000
1997........................................................      94,000
1998 (through June 30)......................................      34,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $112,862
1995........................................................    107,746
1996........................................................    107,000
1997........................................................    117,000
1998 (through June 30)......................................     60,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT Merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of

     AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Opportunity Properties, Ltd. appearing in Angeles Opportunity Properties, Ltd. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                              ANGELES PARTNERS VII
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, your general partner estimated the net asset value of your units to be $272.00 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a single apartment property to holding an interest in our large portfolio of properties. In the future, the property owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners VII...............................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-66
  General......................................   S-66
  Ranking......................................   S-66
  Distributions................................   S-66
  Allocation...................................   S-67
  Liquidation Preference.......................   S-67
  Redemption...................................   S-68
  Voting Rights................................   S-68
  Restrictions on Transfer.....................   S-68
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-69
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-71
CONFLICTS OF INTEREST..........................   S-74
  Conflicts of Interest with Respect to the
    Offer......................................   S-74
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-74
  Competition Among Properties.................   S-74
  Features Discouraging Potential Takeovers....   S-74
  Future Exchange Offers.......................   S-74
YOUR PARTNERSHIP...............................   S-75
  General......................................   S-75

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-75
  Originally Anticipated Term of the
    Partnership................................   S-75
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-75
  Property Management..........................   S-76
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-76
  Distributions................................   S-76
  Beneficial Ownership of Interests in Your
    Partnership................................   S-77
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-77

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-77
LEGAL MATTERS..................................   S-78
EXPERTS........................................   S-78
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners VII. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $15.11 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a single property to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $272.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must hold at least five units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $272.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a single property to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 1.14% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $20.00 to $100.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 7 1/2% of the Net Cash from Operations for each year payable quarterly for its services as general partner and reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $46,000 for the six months ended June 30, 1998. The property manager received management fees of $31,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's property and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Partners VII was organized on January 1, 1977, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of one residential apartment complex:
Cedarwood Apartments, a 226-unit complex in Gretna, Louisiana. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, which is a majority-owned subsidiary of AIMCO, serves as manager of the property owned by your partnership. As of September 15, 1998, there were 8,669 units of limited partnership interest issued and outstanding, which were held of record by 873 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

             SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS VII

     The summary financial information of Angeles Partners VII for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners VII for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                              ANGELES PARTNERS VII

                                                           FOR THE SIX MONTHS
                                                             ENDED JUNE 30,              FOR THE YEAR ENDED DECEMBER 31,
                                                       ---------------------------   ---------------------------------------
                                                           1998           1997          1997          1996          1995
           IN THOUSANDS, EXCEPT UNIT DATA              ------------   ------------   -----------   -----------   -----------
OPERATING DATA:
  Total Revenues.....................................  $       636    $       604    $     1,230   $     1,155   $     1,058
  Net Income (Loss)..................................           48             44             94             2           (86)
  Net Income (Loss) per limited partnership unit.....         5.54           5.08          10.73          0.23         (9.81)
  Distributions per limited partnership unit.........        15.11             --             --            --          8.86

                                                                JUNE 30,                          DECEMBER 31,
                                                       ---------------------------   ---------------------------------------
                                                           1998           1997          1997          1996          1995
                                                       ------------   ------------   -----------   -----------   -----------
BALANCE SHEET DATA:
  Real Estate, Net of Accumulated Depreciation.......  $     1,698    $     1,902    $     1,809   $     2,003   $     2,160
  Total Assets.......................................        2,171          2,310          2,323         2,344         2,438
  Notes Payable......................................        2,278          2,396          2,339         2,452         2,555
  Partners' Capital/(Deficit)........................         (223)          (189)          (139)         (233)         (235)

                           COMPARATIVE PER UNIT DATA

Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP            ANGELES PARTNERS VII
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $15.11          $0.00

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $272.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $272.00 per unit. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's property by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a single property. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $15.11 per unit (equivalent to $       on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the property owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 1.14% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least five units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998, (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998, (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 508 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 5.86% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated the property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                          1997 NET       CAPITALIZATION   GROSS PROPERTY
      PROPERTY        OPERATING INCOME        RATE            VALUE
--------------------  ----------------   --------------   --------------
Cedarwood Apartments  $                          %        $

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $15.11 (equivalent to $       on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $20.00 to $100.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 775 units (representing approximately 8.94% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                              ANGELES PARTNERS VII
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                                THE GENERAL PARTNER
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $ 44.00     $100.00
  Second Quarter............................................      20.00       45.00
  First Quarter.............................................     100.00       60.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................     100.00      100.00
  Third Quarter.............................................     100.00      100.00
  Second Quarter............................................      65.00      100.00
  First Quarter.............................................      78.50       78.50
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................      80.00       80.00
  Third Quarter.............................................      85.90       85.90
  Second Quarter............................................      40.00       58.00
  First Quarter.............................................      50.00       50.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit. That estimate of your partnership's net asset value per unit as of December 31, 1997 was $272. This estimated net asset value is based on a hypothetical sale of the partnership's property and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's property were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's property provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's property for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's property for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's property; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's property and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the property, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's property including any deferred maintenance, and other factors influencing value of your partnership's property and your partnership. Stanger also performed site inspections of your partnership's property, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's property.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's property during October and November 1998. In the course of the site visit, the physical facilities of your partnership's property were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's property and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the property, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's property, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's property (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's property.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

        YOUR PARTNERSHIP                    AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash Flow from Operations (as defined      of the AIMCO Operating Partnership's agreement of
in your partnership's agreement of limited partner-          limited partnership (the "AIMCO Operating Partnership
ship). The termination date of your partnership is           Agreement") or as provided by law. See "Description of
December 31, 2035.                                           OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee or           The purpose of the AIMCO Operating Partnership is to
other equity interests in, or long-term leasehold            conduct any business that may be lawfully conducted by
interests in, improved residential, commercial and           a limited partnership organized pursuant to the
industrial real properties and to operate such               Delaware Revised Uniform Limited Partnership Act (as
properties with the primary objectives of distributing       amended from time to time, or any successor to such
among the partners tax-sheltered cash flow and               statute) (the "Delaware Limited Partnership Act"),
providing capital growth. Subject to restrictions            provided that such business is to be conducted in a
contained in your partnership's agreement of limited         manner that permits AIMCO to be qualified as a REIT,
partnership, your partnership may perform all acts           unless AIMCO ceases to qualify as a REIT. The AIMCO
necessary, advisable or convenient to the business of        Operating Partnership is authorized to perform any and
your partnership including borrowing money and creating      all acts for the furtherance of the purposes and
liens.                                                       business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 10,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property from your            participant upon such terms and subject to such
partnership or sell or lease any real property to your       conditions consistent with the AIMCO Operating Part-
partnership either directly or through an affiliate.         nership Agreement and applicable law as the general
However, the general partner or an affiliate may             partner, in its sole and absolute discretion, believes
purchase property in its own name and temporarily hold       to be advisable. Except as expressly permitted by the
title thereto for the purpose of facilitating its            AIMCO Operating Partnership Agreement, neither the
acquisition or financing by your partnership if (1) the      general partner nor any of its affiliates may sell,
property is purchased by your partnership for a price        transfer or convey any property to the AIMCO Operating
no greater than the cost of the property to the general      Partnership, directly or indirectly, except pursuant to
partner or its affiliate, (2) no difference exists in        transactions that are determined by the general partner
the interest rates of the loans secured by the property      in good faith to be fair and reasonable.
at the time acquired by the general partner or its
affiliates and at the time acquired by your partnership
and (3) neither the general partner nor its affiliates
receive any economic advantage by reason of holding or
having held title to the property. Your partnership may
not make loans to the general partner or its affiliates
but the general partner may lend money to your partner-
ship if such loan is made at interest rates and charges
not in excess of the rates and charges which would be
charged by unrelated banks in a competitive position or
subject any assets of your partnership to a mortgage,
deed of trust or security interest as security for
repayment of a loan to your partnership by the general
partner or an affiliate except in the case of
"wraparound" notes. Unless certain conditions are met,
the general partner may not finance the purchase of
your partnership's property by use of a "wraparound" or
"all-inclusive" note and mortgage or deed of trust
under which the general partner or any of its
affiliates are the obligee or secured party. Your
partnership may not grant to the

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of assets,       Partnership has credit agreements that restrict, among
subject any asset of your partnership to one or more         other things, its ability to incur indebtedness. See
mortgages, deeds of trust or other security interest,        "Risk Factors -- Risks of Significant Indebtedness" in
so that the aggregate amount of indebtedness secured by      the accompanying Prospectus.
mortgages, deeds or trust and other security interests
to which all partnership assets are subject,
immediately after such action, is greater than 80% of
the aggregate amount of the purchase price of all
assets. The general partner may not mortgage or subject
to the encumbrance of a mortgage, deed of trust or
other security interest substantially all of the assets
of your partnership at one time or from time to time
without the approval of the limited partners holding a
majority of the then outstanding units. Your
partnership may not issue debt securities to the
public. The general partner may not cause your
partnership to incur obligations secured by its
property providing for lump sum principal or "balloon"
payments less than fifteen years from the date of
incurrence of the obligation. No creditor who makes a
non-recourse loan to your partnership will have or
acquire at any time, as a result of making such loan,
any direct or indirect interest in the profits, capital
or property of your partnership, other than as a
secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters described under
rights, powers and authority of a partner of a               "Comparison of Ownership of Your Units and AIMCO OP
partnership without limited partners under California        Units -- Voting Rights" below. The general partner may
law. Limited partners have no right to participate in        not be removed by the OP Unitholders with or without
the management or conduct of your partnership's              cause.
business or affairs nor any power or authority to act
for or on behalf of your partnership in any respect          In addition to the powers granted a general partner of
whatsoever.                                                  a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Oper-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ating Partnership. The AIMCO Operating Partnership may
                                                             incur debt or enter into other similar credit,
                                                             guarantee, financing or refinancing arrangements for
                                                             any purpose upon such terms as the general partner
                                                             determines to be appropriate, and may perform such
                                                             other acts and duties for and on behalf of the AIMCO
                                                             Operating Partnership as are provided in the AIMCO
                                                             Operating Partnership Agreement. The general partner is
                                                             authorized to execute, deliver and perform certain
                                                             agreements and transactions on behalf of the AIMCO
                                                             Operating Partnership without any further act, approval
                                                             or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. No indemnification will be provided for              settlements and other amounts incurred in connection
liabilities arising under the Securities Act of 1933.        with any actions relating to the operations of the
                                                             AIMCO Operating Partnership, as set forth in the AIMCO
                                                             Operating Partnership Agreement. The Delaware Limited
                                                             Partnership Act provides that subject to the standards
                                                             and restrictions, if any, set forth in its partnership
                                                             agreement, a limited partnership may, and shall have
                                                             the power to, indemnify and hold harmless any partner
                                                             or other person from and against any and all claims and
                                                             demands whatsoever. It is the position of the
                                                             Securities and Exchange Commission that indemnification
                                                             of directors and officers for liabilities arising under
                                                             the Securities Act is against public policy and is
                                                             unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner and the substitute general        becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership. No limited partner may               controlling interest in the AIMCO Operating Partner-
substitute a transferee of his units in such limited         ship. Additionally, the AIMCO Operating Partnership
partner's place without the consent of the general           Agreement contains restrictions on the ability of OP
partner which may be withheld at the sole discretion of      Unitholders to transfer their OP Units. See
the general partner.                                         "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited                                               the general

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partners if such amendment: (1) adds to the                  partner may, without the consent of the OP Unitholders,
representation, duties, or obligations of the general        amend the AIMCO Operating Partnership Agreement,
partner or its affiliates or surrenders any right or         amendments to the AIMCO Operating Partnership Agreement
power granted to the general partner or its affiliates       require the consent of the holders of a majority of the
for the benefit of the limited partner, (2) cures any        outstanding Common OP Units, excluding AIMCO and
ambiguity, corrects or supplements any provision which       certain other limited exclusions (a "Majority in
may be inconsistent with any other provision or makes        Interest"). Amendments to the AIMCO Operating
any other provision with respect to matters or               Partnership Agreement may be proposed by the general
questions arising under your partnership's agreement of      partner or by holders of a Majority in Interest.
limited partnership consistent with the provisions of        Following such proposal, the general partner will
your partnership's agreement of limited partnership and      submit any proposed amendment to the OP Unitholders.
(3) deletes or adds any provision required by any            The general partner will seek the written consent of
applicable law. Your partnership's agreement of limited      the OP Unitholders on the proposed amendment or will
partnership may not be amended to change your                call a meeting to vote thereon. See "Description of OP
partnership to a general partnership, extend the term        Units -- Amendment of the AIMCO Operating Partnership
of your partnership, change the liability of the             Agreement" in the accompanying Prospectus.
general partner or the limited partners. All other
amendments to your partnership's agreement of limited
partnership must be approved by the limited partners
owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive an annual management fee equal to 7 1/2% of the      its services as general partner of the AIMCO Operating
Net Cash from Operations for each year payable               Partnership. However, the general partner is entitled
quarterly for its services as general partner and also       to payments, allocations and distributions in its
receives reimbursement for expenses incurred in such         capacity as general partner of the AIMCO Operating
capacity.                                                    Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, or obligations of your partnership       the AIMCO Operating Partnership's debts and
in excess of his capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

business of your partnership as may be necessary to          general partner from taking any action or engaging in
properly conduct the affairs of your partnership. The        any transaction as to which it has a conflict of
general partner has a fiduciary responsibility for the       interest. The AIMCO Operating Partnership Agreement
safekeeping and use of all of your partnership's funds       expressly authorizes the general partner to enter into,
and assets, whether or not they are in its immediate         on behalf of the AIMCO Operating Partnership, a right
possession or control. The general partner may not           of first opportunity arrangement and other conflict
employ or permit others to employ such funds or assets       avoidance agreements with various affiliates of the
in any manner except for the benefit of your                 AIMCO Operating Partnership and the general partner, on
partnership nor commingle funds of your partnership          such terms as the general partner, in its sole and
with any other person. The general partner and its           absolute discretion, believes are advisable. The AIMCO
affiliates may acquire real properties for their own         Operating Partnership Agreement expressly limits the
account, or engage in the acquisition, development,          liability of the general partner by providing that the
operation or management of real estate on behalf of          general partner, and its officers and directors will
other entities, including business ventures similar to,      not be liable or accountable in damages to the AIMCO
related to or in direct or indirect competition with         Operating Partnership, the limited partners or
any business of your partnership. Neither your               assignees for errors in judgment or mistakes of fact or
partnership nor any other partner will have any right        law or of any act or omission if the general partner or
in or to such other business ventures or the income or       such director or officer acted in good faith. See
profits derived therefrom.                                   "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

      YOUR UNITS               PREFERRED OP UNITS           COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner;             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership; and      holders of at least 50% of the
approve or disapprove the                outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
mortgaging of all of the assets of       be necessary for effecting any           ship Agreement, the general partner
your partnership at one time or          amendment of any of the provisions       has the power to effect the
from time to time.                       of the Partnership Unit Desig-           acquisition, sale, transfer,
                                         nation of the Preferred OP Units         exchange or other disposition of
The general partner may cause the        that materially and adversely            any assets of the AIMCO Operating
dissolution of your partnership by       affects the rights or preferences        Partnership (including, but not
retiring. In such event, your            of the holders of the Preferred OP       limited to, the exercise or grant
partnership may be continued if,         Units. The creation or issuance of       of any conversion, option,
within ninety days of the retire-        any class or series of partnership       privilege or subscription right or
ment, the limited partners holding       units, including, without                any other right available in
more than 50% of the units elect a       limitation, any partnership units        connection with any assets at any
substitute general partner who is        that may have rights senior or           time held by the AIMCO Operating
willing to continue your                 superior to the Preferred OP Units,      Partnership) or the merger,
partnership.                             shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  their sole and absolute discretion,
                                                                                  to continue the business of the
                                                                                  AIMCO Operating Partnership and to
                                                                                  the appointment of a successor
                                                                                  general partner. The general
                                                                                  partner may elect to dissolve the
                                                                                  AIMCO Operating Partnership in its
                                                                                  sole and absolute discretion, with
                                                                                  or without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                             Units. See "Description of
                             Preferred OP
                             Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fractional unit and       on any securities exchange. The          transferability of the OP Units.
if such assignment is less than all      Preferred OP Units are subject to        Until the expiration of one year
of the units held by the assignor,       restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
five units, (2) the assignee and                                                  OP Unitholder may not transfer all
the assignor execute, acknowledge        Pursuant to the AIMCO Operating          or any portion of its OP Units to
and deliver to the general partner       Partnership Agreement, until the         any transferee without the consent
a written assignment, (3) the            expiration of one year from the          of the general partner, which
transfer, when added to all other        date on which a holder of Preferred      consent may be withheld in its sole
assignment taking place in the           OP Units acquired Preferred OP           and absolute discretion. After the
preceding 12 months, in the opinion      Units, subject to certain                expiration of one year, such OP
of counsel to your partnership,          exceptions, such holder of               Unitholder has the right to
does not result in termination of        Preferred OP Units may not transfer      transfer all or any portion of its
your partnership for Federal tax         all or any portion of its Pre-           OP Units to any person, subject to
purposes and the transferor              ferred OP Units to any transferee        the satisfaction of certain
receives a ruling from the IRS to        without the consent of the general       conditions specified in the AIMCO
such effect and (4) the assignor         partner, which consent may be            Operating Partnership Agreement,
and assignee have complied with          withheld in its sole and absolute        including the general partner's
such other conditions as determined      discretion. After the expiration of      right of first refusal. See
by the general partner to comply         one year, such holders of Preferred      "Description of OP Units --
with any state securities                OP Units has the right to transfer       Transfers and Withdrawals" in the
regulatory authority. Such               all or any portion of its Preferred      accompanying Prospectus.
transferee may be substituted as a       OP Units to any person, subject to
limited partner if: (1) the general      the satisfaction of certain              After the first anniversary of
partner consents in writing, which       conditions specified in the AIMCO        becoming a holder of Common OP
consent may be granted or denied in      Operating Partnership Agreement,         Units, an OP Unitholder has the
the sole discretion of the general       including the general partner's          right, subject to the terms and
partner, (2) the transferor elects       right of first refusal.                  conditions of the AIMCO Operating
to become a substitute limited                                                    Partnership Agreement, to require
partner by delivering to the             After a one-year holding period, a       the AIMCO Operating Partnership to
general partner a written notice,        holder may redeem Preferred OP           redeem all or a portion of the
executed and acknowledge by the          Units and receive in exchange            Common OP Units held by such party
assignor and assignee of such            therefor, at the AIMCO Operating         in exchange for a cash amount based
election, (3) the assignee executes      Partnership's option, (i) subject        on the value of shares of Class A
and acknowledges such other              to the terms of any Senior Units,        Common Stock. See "Description of
instruments that the general             cash in an amount equal to the           OP Units -- Redemption Rights" in
partner may require including an         Liquidation Preference of the            the accompanying Prospectus. Upon
adoption of your partnership's           Preferred OP Units tendered for          receipt of a notice of redemption,
agreement of limited partnership,        redemption, (ii) a number of shares      the AIMCO Operating Partnership
and (4) the assignee pays the            of Class I Cumulative Preferred          may, in its sole and absolute
partnership for its expenses             Stock of AIMCO that pay an               discretion but subject to the
incurred in the transaction.             aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


        PREFERRED OP UNITS                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 7 1/2% of the Net Cash from Operations for each year payable quarterly for its services as general partner and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $67,000 in 1996, $50,000 in 1997 and $46,000 for the first six months of 1998. The property manager received management fees of $57,000 in 1996, $60,000 in 1997 and $31,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners VII was organized on January 1, 1977, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of one residential apartment complex:
Cedarwood Apartments, a 226-unit complex in Gretna, Louisiana. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, which is a majority-owned subsidiary of AIMCO, serves as manager of the property owned by your partnership. As of September 18, 1998 there were 8,669 units of limited partnership interest issued and outstanding, which were held of record by 873 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     Pursuant to a prospectus date September 19, 1997, your general partner (which was not then an affiliate of ours) indicated that favorable opportunities for refinancing, sale or other disposition will be available for most properties within less than four years of acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. No indemnification will be provided for liabilities arising under the Securities Act of 1933.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,001.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 8.86
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................      15.11

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 1.14% interest in your partnership, including 12 units held by us and the interest held by Angeles Realty Corporation, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $37,967
1995........................................................     60,714
1996........................................................     67,000
1997........................................................     50,000
1998 (through June 30)......................................     46,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                            FEES
----                                                            ----
1994........................................................   $48,641
1995........................................................    52,360
1996........................................................    57,000
1997........................................................    60,000
1998 (through June 30)......................................    31,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT Merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The financial statements of Angeles Partners VII appearing in Angeles Partners VII Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                             ANGELES PARTNERS VIII
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, your general partner estimated the net asset value of your units to be $0.00 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners VIII..............................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-76
  Originally Anticipated Term of the
    Partnership................................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-76
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-77
  Beneficial Ownership of Interests in Your
    Partnership................................   S-77
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-78

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-78
LEGAL MATTERS..................................   S-79
EXPERTS........................................   S-79
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners VIII. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid no distributions for the six months ended June 30,
     1998. We will pay fixed quarterly distributions of $               per unit
     on the Tax-Deferral   % Preferred OP Units before any distributions are
     paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is equivalent to
     distributions of $       per year on the number of Tax-Deferral   %
     Preferred OP Units, or $     per year on the number of Tax-Deferral Common
     OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $8.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $0.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $0.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $8.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 1.204% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership has incurred recurring operating losses, is in default on certain indebtedness and does not generate sufficient cash flows to meet current operating requirements. These conditions raise substantial doubt about your partnership's ability to continue as a going concern. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $1.00 to $8.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 7 1/2% of the Net Cash from Operations for each year payable quarterly for its services as general partner and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $54,000 for the first six months of 1998. The property manager received management fees of $98,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Partners VIII was organized on August 10, 1978, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Bercado Shores, a 234-unit complex in Mishawka, Indiana; and Brittany Point, a 431-unit complex in Huntsville, Alabama. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 11,759 units of limited partnership interest issued and outstanding, which were held of record by 1,318 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

             SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS VIII

     The summary financial information of Angeles Partners VIII for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners VIII for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                             ANGELES PARTNERS VIII

                                                               FOR THE SIX MONTHS          FOR THE YEAR ENDED
                                                                 ENDED JUNE 30,               DECEMBER 31,
                                                              --------------------   ------------------------------
                                                                1998        1997       1997       1996       1995
                                                              --------    --------   --------   --------   --------
                                                                        (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $  1,951    $  1,894   $  3,883   $  3,643   $  4,542
Net Income (Loss)...........................................      (369)       (400)      (631)    (1,023)        15
Net Income (Loss) per limited partnership unit..............    (30.81)     (33.10)    (52.72)    (84.52)      1.23
Distributions per limited partnership unit..................        --          --         --         --         --

                                                                    JUNE 30,                  DECEMBER 31,
                                                              --------------------   ------------------------------
                                                                1998        1997       1997       1996       1995
                                                              --------    --------   --------   --------   --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $  4,642    $  4,969   $  4,831   $  5,192   $  4,902
Total Assets................................................     5,426       5,674      5,476      5,779      5,651
Notes Payable...............................................    16,811      16,713     16,578     16,808     16,425
Partners' Capital (Deficit).................................   (14,571)    (13,971)   (14,202)   (13,571)   (12,548)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP            ANGELES PARTNERS VIII
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $8.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $0.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00 per unit. No distributions were made by your partnership from January 1, 1994 through the present. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be
       , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 1.204% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 55 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 0.47% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                       1997 NET       CAPITALIZATION   GROSS PROPERTY
    PROPERTY       OPERATING INCOME        RATE            VALUE
    --------       ----------------   --------------   --------------
Bercado Shores     $                           %       $
Brittany Point

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions." No distributions were made by your partnership from January 1, 1994 through the present.

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating

     Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $1.00 to $8.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 163 units (representing less than 1.39% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                             ANGELES PARTNERS VIII
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $ 1.00       $ 1.00
  Second Quarter............................................        --           --
  First Quarter.............................................        --           --
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................        --           --
  Third Quarter.............................................        --           --
  Second Quarter............................................        --           --
  First Quarter.............................................      8.00         8.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................        --           --
  Third Quarter.............................................      5.05         5.05
  Second Quarter............................................      1.00        30.00
  First Quarter.............................................     10.00        10.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit. That estimate of your partnership's net asset value per unit as of December 31, 1997 was $0.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

        YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
21, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee or           The purpose of the AIMCO Operating Partnership is to
other equity interests in, or long-term leasehold            conduct any business that may be lawfully conducted by
interests in, improved residential, commercial and           a limited partnership organized pursuant to the
industrial real properties and to operate such               Delaware Revised Uniform Limited Partnership Act (as
properties with the primary objectives of distributing       amended from time to time, or any successor to such
among the partners tax-sheltered cash flow and               statute) (the "Delaware Limited Partnership Act"),
providing capital growth. Subject to restrictions            provided that such business is to be conducted in a
contained in your partnership's agreement of limited         manner that permits AIMCO to be qualified as a REIT,
partnership, your partnership may perform all acts           unless AIMCO ceases to qualify as a REIT. The AIMCO
necessary, advisable or convenient to the business of        Operating Partnership is authorized to perform any and
your partnership including borrowing money and creating      all acts for the furtherance of the purposes and
liens.                                                       business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 12,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property or acquire any       participant upon such terms and subject to such
loan or lease from your partnership or sell or lease         conditions consistent with the AIMCO Operating Part-
any real property, loan or lease to your partnership         nership Agreement and applicable law as the general
either directly or through an affiliate. However, the        partner, in its sole and absolute discretion, believes
general partner or an affiliate may purchase property        to be advisable. Except as expressly permitted by the
in its own name and temporarily hold title thereto for       AIMCO Operating Partnership Agreement, neither the
the purpose of facilitating its acquisition or               general partner nor any of its affiliates may sell,
financing by your partnership if (1) the property is         transfer or convey any property to the AIMCO Operating
purchased by your partnership for a price no greater         Partnership, directly or indirectly, except pursuant to
than the cost of the property to the general partner or      transactions that are determined by the general partner
its affiliate, (2) no difference exists in the interest      in good faith to be fair and reasonable.
rates of the loans secured by the property at the time
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may not
make loans to the general partner or its affiliates but
the general partner may lend money to your partnership
if such loan is made at interest rates and charges not
in excess of the rates and charges which would be
charged by unrelated banks in a competitive position or
subject any assets of your partnership to a mortgage,
deed of trust or security interest as security for
repayment of a loan to your partnership by the general
partner or an affiliate except in the case of
"wraparound" notes. Unless certain conditions are met,
the general partner may not finance the purchase of
your partnership's property by use of a "wraparound" or
"all-inclusive" note and mortgage or deed of trust
under which the general partner or any of its
affiliates are the obligee or secured party. Your
partnership may not grant to the general

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of assets,       Partnership has credit agreements that restrict, among
subject any asset of your partnership to one or more         other things, its ability to incur indebtedness. See
mortgages, deeds of trust or other security interest,        "Risk Factors -- Risks of Significant Indebtedness" in
so that the aggregate amount of indebtedness secured by      the accompanying Prospectus.
mortgages, deeds of trust and other security interests
to which all partnership assets are subject,
immediately after such action, is greater than 80% of
the aggregate amount of the purchase price of all
assets. The general partner may not mortgage or subject
to the encumbrance of a mortgage, deed of try or other
security interest substantially all of the assets of
your partnership at one time or from time to time
without the approval of the limited partners holding a
majority of the then outstanding units. Your
partnership may not issue debt securities to the
public. The general partner must use its best efforts
to obtain level payment financing on the most favorable
terms available to your partnership. In connection with
the purchase of property by your partnership, the
general partner must use its best efforts, subject to
market conditions, to ensure that any first mortgage
financing incurred in connection with such purchase
which contains a provision for a balloon payment pro-
vides that, (1) such balloon payment will not be due
and payable prior to fifteen years from the later of
the inception date of the loan or the acquisition date
of the property and (2) periodic payments are in
amounts which would be sufficient to self-liquidate the
loan over a period of twenty to thirty years. Secon-
dary financing which is more than 10% of the purchase
price of the property which incurred in connection with
a purchase, if any, will be fully amortizing or if not
fully amortizing will not be due and payable during the
expected holding period of the property. No creditor
who makes a non-recourse loan to your partnership will
have or acquire at any time, as a result of making such
loan, any direct or indirect interest in the profits,
capital or property of your partnership, other than as
a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters de-
rights, powers and authority of a

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partner of a partnership without limited partners under      scribed under "Comparison of Ownership of Your Units
California law. Limited partners have no right to            and AIMCO OP Units -- Voting Rights" below. The general
participate in the management or conduct of your             partner may not be removed by the OP Unitholders with
partnership's business or affairs nor any power or           or without cause.
authority to act for or on behalf of your partnership
in any respect whatsoever.                                   In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. No indemnification will be provided for              settlements and other amounts incurred in connection
liabilities arising under the Securities Act of 1933.        with any actions relating to the operations of the
                                                             AIMCO Operating Partnership, as set forth in the AIMCO
                                                             Operating Partnership Agreement. The Delaware Limited
                                                             Partnership Act provides that subject to the standards
                                                             and restrictions, if any, set forth in its partnership
                                                             agreement, a limited partnership may, and shall have
                                                             the power to, indemnify and hold harmless any partner
                                                             or other person from and against any and all claims and
                                                             demands whatsoever. It is the position of the
                                                             Securities and Exchange Commission that indemnification
                                                             of directors and officers for liabilities arising under
                                                             the Securities Act is against public policy and is
                                                             unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner under a vote of the limited partners owning a        affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute                                                   becoming

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

general partner and the substitute general partner           a substituted limited partner pursuant to the AIMCO
executes and acknowledges such instruments as the            Operating Partnership Agreement. The general partner
general partner deems necessary or advisable, including      may exercise this right of approval to deter, delay or
the adoption of your partnership's agreement of limited      hamper attempts by persons to acquire a controlling
partnership. No limited partner may substitute a             interest in the AIMCO Operating Partnership.
transferee of his units in such limited partner's place      Additionally, the AIMCO Operating Partnership Agree-
without the consent of the general partner which may be      ment contains restrictions on the ability of OP
withheld at the sole discretion of the general partner.      Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership and (3) deletes or adds any provision            the OP Unitholders. The general partner will seek the
required by any applicable law. Your partnership's           written consent of the OP Unitholders on the proposed
agreement of limited partnership may not be amended to       amendment or will call a meeting to vote thereon. See
change your partnership to a general partnership,            "Description of OP Units -- Amendment of the AIMCO
extend the term of your partnership, change the              Operating Partnership Agreement" in the accompanying
liability of the general partner or the limited              Prospectus.
partners. All other amendments to your partnership's
agreement of limited partnership must be approved by
the limited partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive an annual management fee equal to 7 1/2% of the      its services as general partner of the AIMCO Operating
Net Cash from Operations for each year payable               Partnership. However, the general partner is entitled
quarterly for its services as general partner and may        to payments, allocations and distributions in its
also receive reimbursement for expenses incurred in          capacity as general partner of the AIMCO Operating
such capacity.                                               Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not for the debts,         negligence, no OP Unitholder has personal liability for
liabilities, or obligations of your partnership in           the AIMCO Operating Partnership's debts and
excess of his capital contribution.                          obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner and its affiliates may acquire real properties       Operating Partnership Agreement expressly limits the
for their own account, or engage in the acquisition,         liability of the general partner by providing that the
development, operation or management of real estate on       general partner, and its officers and directors will
behalf of other entities, including business ventures        not be liable or accountable in damages to the AIMCO
similar to, related to or in direct or indirect              Operating Partnership, the limited partners or
competition with any business of your partnership.           assignees for errors in judgment or mistakes of fact or
Neither your partnership nor any other partner will          law or of any act or omission if the general partner or
have any right in or to such other business ventures or      such director or officer acted in good faith. See
the income or profits derived therefrom.                     "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     YOUR UNITS                 PREFERRED OP UNITS           COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner,             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of                        Partnership Agree-                       Part-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

single transaction of substantially      ment, the affirmative vote or            nership or the admission of a
all of the assets of your                consent of holders of at least 50%       successor general partner.
partnership and approve or               of the outstanding Preferred OP
disapprove the mortgaging of all of      Units will be necessary for              Under the AIMCO Operating Partner-
the assets of your partnership at        effecting any amendment of any of        ship Agreement, the general partner
one time or from time to time.           the provisions of the Partnership        has the power to effect the
                                         Unit Designation of the Preferred        acquisition, sale, transfer,
The general partner may cause the        OP Units that materially and             exchange or other disposition of
dissolution of your partnership by       adversely affects the rights or          any assets of the AIMCO Operating
retiring. In such event, your            preferences of the holders of the        Partnership (including, but not
partnership may be continued if,         Preferred OP Units. The creation or      limited to, the exercise or grant
within ninety days of the retire-        issuance of any class or series of       of any conversion, option,
ment, the limited partners holding       partnership units, including,            privilege or subscription right or
more than 50% of the units elect a       without limitation, any partner-         any other right available in
substitute general partner who is        ship units that may have rights          connection with any assets at any
willing to continue your                 senior or superior to the Preferred      time held by the AIMCO Operating
partnership.                             OP Units, shall not be deemed to         Partnership) or the merger,
                                         materially adversely affect the          consolidation, reorganization or
                                         rights or preferences of the             other combination of the AIMCO
                                         holders of Preferred OP Units. With      Operating Partnership with or into
                                         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
                                         Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fractional unit and       on any securities exchange. The          transferability of the OP Units.
if such assignment is less than all      Preferred OP Units are subject to        Until the expiration of one year
of the units held by the assignor,       restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
five units, except in certain                                                     OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignments taking place in the          Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor re-          without the consent of the general       conditions specified in the AIMCO
ceives a ruling from the IRS to          partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as determined      one year, such holders of Preferred      "Description of OP Units --
by the general partner to comply         OP Units has the right to transfer       Transfers and Withdrawals" in the
with any state securities                all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substi-                the satisfaction of

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

tuted as a limited partner if: (1)       certain conditions specified in the      After the first anniversary of
the general partner consents in          AIMCO Operating Partnership Agree-       becoming a holder of Common OP
writing, which consent may be            ment, including the general              Units, an OP Unitholder has the
granted or denied in the sole            partner's right of first refusal.        right, subject to the terms and
discretion of the general partner,                                                conditions of the AIMCO Operating
(2) the transferor elects to become      After a one-year holding period, a       Partnership Agreement, to require
a substitute limited partner by          holder may redeem Preferred OP           the AIMCO Operating Partnership to
delivering to the general partner a      Units and receive in exchange            redeem all or a portion of the
written notice, executed and             therefor, at the AIMCO Operating         Common OP Units held by such party
acknowledged by the assignor and         Partnership's option, (i) subject        in exchange for a cash amount based
assignee of such election, (3) the       to the terms of any Senior Units,        on the value of shares of Class A
assignee executes and acknowledges       cash in an amount equal to the           Common Stock. See "Description of
such other instruments that the          Liquidation Preference of the            OP Units -- Redemption Rights" in
general partner may require              Preferred OP Units tendered for          the accompanying Prospectus. Upon
including an adoption of your            redemption, (ii) a number of shares      receipt of a notice of redemption,
partnership's agreement of limited       of Class I Cumulative Preferred          the AIMCO Operating Partnership
partnership, and (4) the assignee        Stock of AIMCO that pay an               may, in its sole and absolute
pays the partnership for its             aggregate amount of dividends yield      discretion but subject to the
expenses incurred in the                 equivalent to the distributions on       restrictions on the ownership of
transaction.                             the Preferred OP Units tendered for      Class A Common Stock imposed under
                                         redemption and are part of a class       AIMCO's charter and the transfer
                                         or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

          PREFERRED OP UNITS                   CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 7 1/2% of the Net Cash from Operations for each year payable quarterly for its services as a general partner and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership did not receive a management fee in 1998, however it did receive reimbursements totaling $150,000 in 1996, $120,000 in 1997, and $54,000 for the first six months of
1998. The property manager received management fees of $181,000 in 1996, $194,000 in 1997 and $98,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners VIII was organized on August 10, 1978, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Bercado Shores, a 234-unit complex in Mishawka, Indiana; and Brittany Point, a 431-unit complex in Huntsville, Alabama. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 11,759 units of limited partnership interest issued and outstanding, which were held of record by 1,318 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated December 21, 1979, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that it was not expected that refinancing, sale or other disposition of a property could occur within four terms of acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is now a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. No indemnification will be provided for liabilities arising under the Securities Act of 1933.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     Your partnership has not paid distributions since January 1, 1995. The original cost per unit was $1,000.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 1.204% interest in your partnership, including 24 units held by us and the interest held by Angeles Realty Corporation, as general partner of your partnership. In addition to the tender offers described under "Background and Reasons for the Offer -- Previous Tender Offers." Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,
(ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $ 47,051
1995........................................................      63,795
1996........................................................     150,000
1997........................................................     120,000
1998 (through June 30)......................................      54,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $181,961
1995........................................................    181,922
1996........................................................    181,000
1997........................................................    194,000
1998 (through June 30)......................................     98,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative

     0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Partners VIII appearing in Angeles Partners VIII Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.







     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                              ANGELES PARTNERS IX
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY      WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR         YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                 OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $544.00 per unit and an affiliate estimated the net liquidation value of your units to be $535.41 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO
    OP Units...................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners IX................................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners IX. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid distributions since 1985. We will pay fixed
     quarterly distributions of $               per unit on the Tax-Deferral   %
     Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on
     an annual basis). This is equivalent to distributions of $       per year
     on the number of Tax-Deferral   % Preferred OP Units, or $     per year on
     the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $52.50 per unit to $440.00 per unit for the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $544.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $535.41 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that, unless you are tendering all of your units, you retain a minimum of 5 units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $544.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $535.41 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $52.50 per unit to $440.00 per unit for the quarterly periods from July 1, 1996 to June 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately an 18.14% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $52.50 to $440.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 5% of the Net Cash from Operations per year for its services as general partner and may also receive reimbursement for expenses incurred in such capacity. Your partnership reimbursed the general partner $107,000 for expenses for the first six months of 1998. The property manager received management fees of $189,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Partners IX was organized on September 14, 1979, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following five residential apartment complexes: The Pines of Northwest Crossing Apartments, a 412-unit complex in Houston, Texas; Panorama Terrace Apartments, a 227-unit complex in Birmingham, Alabama; Forest River Apartments, a 248-unit complex in Gadsden, Alabama; Village Green Apartments, a 337-unit complex in Montgomery, Alabama; and Rosemont Crossing, a 217-unit complex in San Antonio, Texas. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 19,975 units of limited partnership interest issued and outstanding, which were held of record by 1,474 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

              SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS IX

     The summary financial information of Angeles Partners IX for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners IX for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                              ANGELES PARTNERS IX

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,        FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
                                                                         (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $ 3,782     $ 3,706     $ 7,512     $ 7,462     $ 7,167
Net Income (Loss)...........................................     (472)       (331)       (971)       (912)       (707)
Net Income (Loss) per limited partnership unit..............   (23.38)     (16.42)     (48.11)     (45.20)     (35.07)
Distributions per limited partnership unit..................       --          --          --          --          --

                                                                   JUNE 30,                    DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $13,607     $14,584     $14,141     $15,158     $15,813
Total Assets................................................   15,779      17,081      16,487      17,700      17,774
Notes Payable...............................................   19,658      19,874      19,768      19,974      19,165
Partners' Capital (Deficit).................................   (4,623)     (3,511)     (4,151)     (3,180)     (2,268)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP             ANGELES PARTNERS IX
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85           $0            $0

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $52.50 per unit to $440.00 per unit for the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $544.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $535.41 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a [few properties]. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership has not paid distributions since 1985. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are
expected to be        , immediately following our offer, than the distributions
with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 18.14% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a
larger asset and capital base and increased diversification. As of October   ,
1998, the AIMCO Operating Partnership has made offers to           of the
Insignia Partnerships, including your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In April 1998, Broad River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 2,528 units (representing approximately 13% of the number outstanding) at a cash purchase price of $325.00 per unit on
August   , 1998.

     Additionally, on July 27, 1998, Madison Partnership Liquidity Investors 64, LLC ("Madison") which was unaffiliated with Insignia and is not affiliated with
AIMCO, commenced a tender offer for $150.00 per unit and purchased        shares
in             , 1998.

     Following the tender offer by Madison, in August, 1998, Cooper River, L.L.C., then an affiliate of Insignia and now our affiliate commenced a tender offer for a maximum of 5,000 units (representing approximately 25% of the number outstanding) at a cash purchase price of $330.00 per unit. Pursuant to this
tender offer, Cooper River, L.L.C. purchased        units on             , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in those tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you retain a minimum of 5 units (except for units held by IRAs and Keogh Plans). You may retain less than 5 units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1,252 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 6.27% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We \multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                             1997 NET       CAPITALIZATION   GROSS PROPERTY
PROPERTY                                 OPERATING INCOME        RATE            VALUE
--------                                 ----------------   --------------   --------------
The Pines of Northwest Crossing
  Apartments...........................  $                           %       $
Panorama Terrace Apartments............
Forest River Apartments................
Village Green Apartments...............
Rosemont Crossing......................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive
a net equity value for your partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Your partnership has not paid distributions since 1985. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $52.50 to $440
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from July 1, 1996 to June 30, 1998 an aggregate of 2,102 units (representing less than 10.6% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the period from to June 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                              ANGELES PARTNERS IX
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $150.00     $328.10      $    --     $    --
  Second Quarter..................................     150.00      329.60       310.00      342.00
  First Quarter...................................     105.00      440.00(c)    289.00      330.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     105.00      330.00       235.00      301.00
  Third Quarter...................................      65.10      348.77       265.00      349.00
  Second Quarter..................................     105.00      316.00       250.00      325.00
  First Quarter...................................      52.50      329.00       311.00      317.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     240.20      335.00       230.00      310.00
  Third Quarter...................................       2.00      279.00       260.00      330.00
  Second Quarter..................................     110.00      276.00           --          --
  First Quarter...................................     200.00      249.00           --          --
Fiscal Year Ended December 31, 1995:
  Fourth Quarter..................................      74.50      249.00           --          --
  Third Quarter...................................     100.00      195.00           --          --
  Second Quarter..................................      70.00      135.00           --          --
  First Quarter...................................      71.00      299.00           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) The general partner has information that indicates this reported sales price represented a single, isolated transaction for a minimal number of units and such sales price was materially higher than the range of sales prices for all other transactions during the quarter. The purchase price is approximately 4% less than the highest reported sales price of $342 per unit for other transactions during the six-month period prior to June 30, 1998.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Village Green Apartments was appraised in March 1996 by an independent, third party appraiser, Koepper Tenet Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $8,100,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in August 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $544.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $476.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

        YOUR PARTNERSHIP                       AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee or           The purpose of the AIMCO Operating Partnership is to
other equity interests in, or long-term leasehold            conduct any business that may be lawfully conducted by
interests in, improved residential, commercial and           a limited partnership organized pursuant to the
industrial real properties (other than manufactured          Delaware Revised Uniform Limited Partnership Act (as
home park communities) and to operate such properties        amended from time to time, or any successor to such
with the primary objectives of endeavoring to preserve       statute) (the "Delaware Limited Partnership Act"),
the purchasing power of capital invest and offset the        provided that such business is to be conducted in a
impact of inflation, providing capital growth and            manner that permits AIMCO to be qualified as a REIT,
distributing among the partners tax-sheltered cash           unless AIMCO ceases to qualify as a REIT. The AIMCO
flow. Subject to restrictions contained in your              Operating Partnership is authorized to perform any and
partnership's agreement of limited partnership, your         all acts for the furtherance of the purposes and
partnership may perform all acts necessary, advisable        business of the AIMCO Operating Partnership, provided
or convenient to the business of your partnership            that the AIMCO Operating Partnership may not take, or
including borrowing money and creating liens.                refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner may make offerings of units upon such        contributions as may be established by the general
terms and condition and in such amounts as the general       partner in its sole discretion. The net capital
partner in its sole discretion deems reasonable, so          contribution need not be equal for all OP Unitholders.
long as such terms and conditions are no more favorable      No action or consent by the OP Unitholders is required
than those offer to the limited partners who purchased       in connection with the admission of any additional OP
their units under the terms and conditions of the first      Unitholder. See "Description of OP Units -- Management
offering. The capital contribution need not be equal         by the AIMCO GP" in the accompanying Prospectus.
for all limited partners and no action or consent is         Subject to Delaware law, any additional partnership
required in connection with the admission of any             interests may be issued in one or more classes, or one
additional limited partners. Your partnership may not        or more series of any of such classes, with such
issue units in exchange for property.                        designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property from your            participant upon such terms and subject to such
partnership nor sell or lease any real property to your      conditions consistent with the AIMCO Operating Part-
partnership either directly or through an affiliate.         nership Agreement and applicable law as the general
However, the general partner or an affiliate may             partner, in its sole and absolute discretion, believes
purchase property in its own name and temporarily hold       to be advisable. Except as expressly permitted by the
title thereto for the purpose of facilitating its            AIMCO Operating Partnership Agreement, neither the
acquisition or financing by your partnership if (1) the      general partner nor any of its affiliates may sell,
property is purchased by your partnership for a price        transfer or convey any property to the AIMCO Operating
no greater than the cost of the property to the general      Partnership, directly or indirectly, except pursuant to
partner or its affiliate, (2) no difference exists in        transactions that are determined by the general partner
the interest rates of the loans secured by the property      in good faith to be fair and reasonable.
at the time acquired by the general partner or its
affiliates and at the time acquired by your partnership
and (3) neither the general partner nor its affiliates
receive any economic advantage by reason of holding or
having held title to the property. Your partnership may
not make loans to the general partner or its affiliates
but the general partner may lend money to your
partnership if such loan is made at interest rates and
finance charges not in excess of the rates and finance
charges which would be charged by unrelated banks in a
competitive position or in any event in excess of the
prime interest rate which is charged from time to time
by Citibank N.A., New York, New York on ninety-day
unsecured loans to responsible and substantial
borrowers. The general partner may not subject any
asset of your partnership to a mortgage, deed of trust
or security interest as security for repayment of a
loan to your partnership by the general partner or any
affiliate, except in certain circumstances. Unless
certain conditions are met, the general partner may not
make a permanent loan to your partnership nor may your
partnership finance the purchase

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

of your partnership's property by use of a "wraparound" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of assets,       Partnership has credit agreements that restrict, among
subject any asset of your partnership to one or more         other things, its ability to incur indebtedness. See
mortgages, deeds of trust or other security interest,        "Risk Factors -- Risks of Significant Indebtedness" in
so that the aggregate amount of indebtedness secured by      the accompanying Prospectus.
mortgages, deeds or trust and other security interests
to which all partnership assets are subject,
immediately after such action, is greater than 80% of
the aggregate amount of the purchase price of all
assets. Your partnership may not issue debt securities
to the public. The general partner must use its best
efforts to obtain level payment financing on the most
favorable terms available to your partnership. In
connection with the purchase of property by your
partnership, the general partner must use its best
efforts, subject to market conditions, to ensure that
any first mortgage financing incurred in connection
with such purchase which contains a provision for a
balloon payment provides that, (1) such balloon payment
will not be due and payable prior to fifteen years from
the later of the inception date of the loan or the
acquisition date of the property and (2) periodic
payments are in amounts which would be sufficient to
completely repay the loan over a period of twenty to
thirty years. Secondary financing which is more than
10% of the purchase price of the property which
incurred in connection with a purchase, if any, will be
fully amortizing or if not fully amortizing will not be
due and payable during the expected holding period of
the property. No creditor who makes a non-recourse loan
to your partnership will have or acquire at any time,
as a result of making such loan, any direct or indirect
interest in the profits, capital or property of your
partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters de-
rights, powers and authority of a

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partner of a partnership without limited partners under      scribed under "Comparison of Ownership of Your Units
California law. Limited partners have no right to            and AIMCO OP Units -- Voting Rights" below. The general
participate in the management or conduct of your             partner may not be removed by the OP Unitholders with
partnership's business or affairs nor any power or           or without cause.
authority to act for or on behalf of your partnership
in any respect whatsoever.                                   In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In the event that a claim for indemnification        settlements and other amounts incurred in connection
against liabilities arising under the Securities Act of      with any actions relating to the operations of the
1933, as amended (other than for the payment by your         AIMCO Operating Partnership, as set forth in the AIMCO
partnership of expenses incurred or paid by the general      Operating Partnership Agreement. The Delaware Limited
partner in the successful defense of any action, suit        Partnership Act provides that subject to the standards
or proceeding) is asserted by the general partner in         and restrictions, if any, set forth in its partnership
connection with the units, your partnership will,            agreement, a limited partnership may, and shall have
unless in the opinion of its counsel the matter is           the power to, indemnify and hold harmless any partner
settled by controlling precedent, submit to a court of       or other person from and against any and all claims and
appropriate jurisdiction the question of whether such        demands whatsoever. It is the position of the
indemnification by it is against public policy as            Securities and Exchange Commission that indemnification
expressed in the Securities Act of 1933, as amended and      of directors and officers for liabilities arising under
has agreed to be governed by the court's final               the Securities Act is against public policy and is
adjudication of such issue.                                  unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute                                                   becoming

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

general partner and the substitute general partner           a substituted limited partner pursuant to the AIMCO
executes and acknowledges such instruments as the            Operating Partnership Agreement. The general partner
general partner deems necessary or advisable, including      may exercise this right of approval to deter, delay or
the adoption of your partnership's agreement of limited      hamper attempts by persons to acquire a controlling
partnership. No limited partner may substitute a             interest in the AIMCO Operating Partnership.
transferee of his units in such limited partner's place      Additionally, the AIMCO Operating Partnership Agree-
without the consent of the general partner which may be      ment contains restrictions on the ability of OP
withheld at the sole discretion of the general partner.      Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership and (3) deletes or adds any provision            the OP Unitholders. The general partner will seek the
required by any applicable law. Your partnership's           written consent of the OP Unitholders on the proposed
agreement of limited partnership may not be amended to       amendment or will call a meeting to vote thereon. See
change your partnership to a general partnership,            "Description of OP Units -- Amendment of the AIMCO
extend the term of your partnership, change the              Operating Partnership Agreement" in the accompanying
liability of the general partner or the limited              Prospectus.
partners. All other amendments to your partnership's
agreement of limited partnership must be approved by
the limited partners owning more than 50% of the units.

                             Compensation and Fees


Your general partner is entitled to receive an annual        The general partner does not receive compensation for
management fee equal to 5% of the Net Cash from              its services as general partner of the AIMCO Operating
Operations per year for its services as general partner      Partnership. However, the general partner is entitled
and may also receive reimbursement for expenses              to payments, allocations and distributions in its
incurred in such capacity.                                   capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not for the debts,         negligence, no OP Unitholder has personal liability for
liabilities, or obligations of your partnership in           the AIMCO Operating Partnership's debts and
excess of his capital contribution.                          obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participa-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             tion in the "control" of the AIMCO Operating
                                                             Partnership's business, then a holder of OP Units could
                                                             be held liable under certain circumstances for the
                                                             AIMCO Operating Partnership's obligations to the same
                                                             extent as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner and its affiliates may acquire real properties       Operating Partnership Agreement expressly limits the
for their own account, or engage in the acquisition,         liability of the general partner by providing that the
development, operation or management of real estate on       general partner, and its officers and directors will
behalf of other entities, including business ventures        not be liable or accountable in damages to the AIMCO
similar to, related to or in direct or indirect              Operating Partnership, the limited partners or
competition with any business of your partnership.           assignees for errors in judgment or mistakes of fact or
Neither your partnership nor any other partner will          law or of any act or omission if the general partner or
have any right in or to such other business ventures or      such director or officer acted in good faith. See
the income or profits derived therefrom.                     "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO

                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

      YOUR UNITS                PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner and          ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership.          holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
The general partner may cause the        be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. In such event, your            of the Partnership Unit Desig-           acquisition, sale, transfer,
partnership may be continued if,         nation of the Preferred OP Units         exchange or other disposition of
within ninety days of the retire-        that materially and adversely            any assets of the AIMCO Operating
ment, the limited partners holding       affects the rights or preferences        Partnership (including, but not
more than 50% of the units elect a       of the holders of the Preferred OP       limited to, the exercise or grant
substitute general partner who is        Units. The creation or issuance of       of any conversion, option,
willing to continue your                 any class or series of partnership       privilege or subscription right or
partnership.                             units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another en-
                                         the exercise of the above de-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         scribed voting rights, each              tity, all without the consent of
                                         Preferred OP Units shall have one        the OP Unitholders.
                                         (1) vote per Preferred OP Unit.
                                                                                  The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations (as defined in your           provided, however, that at any time      portion as the general partner may
partnership's agreement of limited       and from time to time on or after        in its sole and absolute discretion
partnership) remaining after             the fifth anniversary of the issue       determine, of Available Cash (as
compensation is paid to the general      date of the Preferred OP Units, the      defined in the AIMCO Operating
partner for its services are to be       AIMCO Operating Partnership may          Partnership Agreement) generated by
made quarterly to the partners in        adjust the annual distribution rate      the AIMCO Operating Partnership
proportion to the interests in your      on the Preferred OP Units to the         during such quarter to the general
partnership. The distributions           lower of (i)     % plus the annual       partner, the special limited
payable to the partners are not          interest rate then applicable to         partner and the holders of Common
fixed in amount and depend upon the      U.S. Treasury notes with a maturity      OP Units on the record date
operating results and net sales or       of five years, and (ii) the annual       established by the general partner
refinancing proceeds available from      dividend rate on the most recently       with respect to such quarter, in
the disposition of your                  issued AIMCO non-convertible             accordance with their respective
partnership's assets.                    preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on      The general partner in its sole and
                                         the Preferred OP Units that may be       absolute discretion may distribute
                                         in arrears.                              to the OP Unitholders Available
                                                                                  Cash on a more frequent basis and
                                         When distributions are not paid in       provide for an appropriate record
                                         full upon the Preferred OP Units or      date.
                                         any Parity Units, all distributions
                                         declared upon the

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         Preferred OP Units and any Parity        The AIMCO Operating Partnership
                                         Units shall be declared ratably in       Agreement requires the general
                                         proportion to the respective             partner to take such reasonable
                                         amounts of distributions                 efforts, as determined by it in its
                                         accumulated, accrued and unpaid on       sole and absolute discretion and
                                         the Preferred OP Units and such          consistent with AIMCO's
                                         Parity Units. Unless full                qualification as a REIT, to cause
                                         cumulative distributions on the          the AIMCO Operating Partnership to
                                         Preferred OP Units have been de-         distribute sufficient amounts to
                                         clared and paid, except in limited       enable the general partner to
                                         circumstances, no distributions may      transfer funds to AIMCO and enable
                                         be declared or paid or set apart         AIMCO to pay stockholder dividends
                                         for payment by the AIMCO Operating       that will (i) satisfy the
                                         Partnership and no other                 requirements for qualifying as a
                                         distribution of cash or other prop-      REIT under the Code and the
                                         erty may be declared or made,            Treasury Regulations and (ii) avoid
                                         directly or indirectly, by the           any Federal income or excise tax
                                         AIMCO Operating Partnership with         liability of AIMCO. See
                                         respect to any Junior Units, nor         "Description of OP
                                         shall any Junior Units be re-            Units -- Distributions" in the
                                         deemed, purchased or otherwise           accompanying Prospectus.
                                         acquired for consideration, nor
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fraction unit and if      on any securities exchange. The          transferability of the OP Units.
such assignment is less than all of      Preferred OP Units are subject to        Until the expiration of one year
the units held by the assignor,          restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
five units, except in certain                                                     OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignment taking place in the           Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor              without the consent of the general       conditions specified in the AIMCO
receives a ruling from the IRS to        partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as deter-          one year, such holders of Preferred      "Description of OP Units --
mined by the general partner to          OP Units has the right to transfer       Transfers and Withdrawals" in the
comply with any state securities         all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substituted as a       the satisfaction of certain              After the first anniversary of
limited partner if: (1) the general      conditions specified in the AIMCO        becoming a holder of Common OP
partner consents in writing, which       Operating Partnership Agreement,         Units, an OP Unitholder has the
consent may be granted or denied in      including the general partner's          right, subject to the terms and
the sole discretion of the general       right of first refusal.                  conditions of the AIMCO Operating
partner, (2) the transferor elects                                                Partnership Agreement, to require
to become a substitute limited           After a one-year holding period, a       the AIMCO Operating Partnership to
partner by delivering to the             holder may redeem Preferred OP           redeem all or a portion of the
general partner a written notice,        Units and receive in exchange            Common OP Units held by such party
executed and acknowledged by the         therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor and assignee of such            Partnership's option, (i) subject        on the value of shares of Class A
election, (3) the assignee executes      to the terms of any Senior Units,        Common Stock. See "Description of
and acknowledges such other              cash in an amount equal to the           OP Units -- Redemption Rights" in
instruments that the general             Liquidation Preference of the            the accompanying Prospectus.
partner may require including an         Preferred
adoption of your partnership's
agreement of limited part-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

nership, and (4) the assignee pays       OP Units tendered for redemption,        Upon receipt of a notice of
the partnership for its expenses         (ii) a number of shares of Class I       redemption, the AIMCO Operating
incurred in the transaction.             Cumulative Preferred Stock of AIMCO      Partnership may, in its sole and
                                         that pay an aggregate amount of          absolute discretion but subject to
                                         dividends yield equivalent to the        the restrictions on the ownership
                                         distributions on the Preferred OP        of Class A Common Stock imposed
                                         Units tendered for redemption and        under AIMCO's charter and the
                                         are part of a class or series of         transfer restrictions and other
                                         preferred stock that is then listed      limitations thereof, elect to cause
                                         on the New York Stock Exchange or        AIMCO to acquire some or all of the
                                         another national securities              tendered Common OP Units in
                                         exchange, or (iii) a number of           exchange for Class A Common Stock,
                                         shares of Class A Common Stock of        based on an exchange ratio of one
                                         AIMCO that is equal in Value to the      share of Class A Common Stock for
                                         Liquidation Preference of the            each Common OP Unit, subject to
                                         Preferred OP Units tendered for          adjustment as provided in the AIMCO
                                         redemption. The Preferred OP Units       Operating Partnership Agreement.
                                         may not be redeemed at the option
                                         of the AIMCO Operating Partnership.
                                         See "Description of Preferred OP
                                         Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                      CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 5% of the Net Cash from Operations per year for its services as general partner and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $232,000 in 1996, $208,000 in 1997 and $107,000 for the first six months of
1998. The property manager received management fees of $372,000 in 1996, $373,000 in 1997 and $189,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners IX was organized on September 14, 1979, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following five residential apartment complexes: The Pines of Northwest Crossing Apartments, a 412-unit complex in Houston, Texas; Panorama Terrace Apartments, a 227-unit complex in Birmingham, Alabama; Forest River Apartments, a 248-unit complex in Gadsden, Alabama; Village Green Apartments, a 337-unit complex in Montgomery, Alabama; and Rosemont Crossing, a 217-unit complex in San Antonio, Texas. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. The property manager who is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 19,975 units of limited partnership interest issued and outstanding, which were held of record by 1,474 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated December 21, 1979, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (other than for the payment by your partnership of expenses incurred or paid by the general partner in the successful defense of any action, suit or proceeding) is asserted by the general partner in connection with the units, your partnership will, unless in the opinion of its counsel the matter is settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and has agreed to be governed by the court's final adjudication of such issue.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     Your partnership has not paid any distributions since 1985. The original cost per unit was $1,000.00.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately an 18% interest in your partnership, including 3,476 units indirectly held by us and the interest held by Angeles Realty Corporation, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $ 89,998
1995........................................................     143,223
1996........................................................     232,000
1997........................................................     208,000
1998 (through June 30)......................................     107,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $344,222
1995........................................................    356,418
1996........................................................    372,000
1997........................................................    373,000
1998 (through June 30)......................................    189,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Partners IX appearing in Angeles Partners IX Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                               ANGELES PARTNERS X
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY          WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR             YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                     OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $245.00 per unit and an affiliate estimated the net liquidation value of your units to be $242.96 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-18
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners X.................................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners X. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid any distributions since 1985. We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $62.00 per unit from January 1, 1997 through September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $245 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $242.96 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $245 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $242.96 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $62.00 per unit from January 1, 1997 through September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 1.22% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after           , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units payable to you and your partners) will be
approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........


Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $1.00 to $62.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 5% of the Net Cash from Operations for each year for its services as general partner of your partnership so long as the limited partners receive 5% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements of $50,000 for the six months ended June 30, 1998. The property manager received management fees of $83,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Partners X was organized on June 26, 1980, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Greentree Apartments, a 178-unit complex in Mobile, Alabama; Carriage Hills Apartments, a 143-unit complex in East Lansing, Michigan; and Vista Hills Apartments, a 264-unit complex in El Paso, Texas, which is under contract to sell to an unaffiliated party in November 1998. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 18,625 units of limited partnership interest issued and outstanding, which were held of record by 1,860 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)


                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

              SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS X

     The summary financial information of Angeles Partners X for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners X for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                               ANGELES PARTNERS X

                                                              FOR THE SIX MONTHS           FOR THE YEAR ENDED
                                                                ENDED JUNE 30,                DECEMBER 31,
                                                              -------------------    -------------------------------
                                                               1998        1997       1997        1996        1995
IN THOUSANDS, EXCEPT UNIT DATA                                -------    --------    -------    --------    --------
OPERATING DATA:
  Total Revenues............................................  $ 1,662    $  2,232    $ 9,010    $  4,575    $  4,488
  Net Income (Loss).........................................     (256)       (361)     3,635        (804)       (909)
  Net Income (Loss) per limited partnership unit............   (13.58)     (19.16)    193.13      (42.69)     (48.28)
  Distributions per limited partnership unit................       --          --         --          --          --

                                                                   JUNE 30,                   DECEMBER 31,
                                                              -------------------    -------------------------------
                                                               1998        1997       1997        1996        1995
                                                              -------    --------    -------    --------    --------
BALANCE SHEET DATA:
  Real Estate, Net of Accumulated Depreciation..............  $ 5,286    $  7,766    $ 5,459    $  7,981    $  8,572
  Total Assets..............................................    7,659       9,217      7,992       9,435      10,059
  Notes Payable.............................................   14,257      18,683     14,321      18,774      18,452
  Partners' Capital (Deficit)...............................   (7,485)    (11,206)    (7,224)    (10,845)    (10,041)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP             ANGELES PARTNERS X
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85        $0.00        $0.00

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $62.00 per unit from January 1, 1997 through September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $245.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $242.96 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral      % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership has not paid any distributions on your units since 1985. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 1.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia

     Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and increased
diversification. As of October   , 1998, the AIMCO Operating Partnership has
made offers to           of the Insignia Partnerships, including your
partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a tender offer had been made to acquire units of your partnership. On August 13, 1998, Cooper River Properties, L.L.C. then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it has offered to acquire 8,000 units (representing approximately 43% of the number outstanding) at a cash purchase price of $150 per unit.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $20 per unit up to a maximum of 4.9% of outstanding units on August 7, 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 809 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 4.34% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
                 PROPERTY                    OPERATING INCOME        RATE            VALUE
                 --------                    ----------------   --------------   --------------
Greentree Apartments                         $                         %         $
Carriage Hills Apartments
Vista Hills Apartments

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Your partnership has not paid any distributions since 1985. Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $1.00 to $62.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 1,720 units (representing less than 9.23% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1995 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                               ANGELES PARTNERS X
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $21.50      $ 50.00       (c)         (c)
  Second Quarter..................................     13.50        45.00       50.00        55.00
  First Quarter...................................      1.00        50.00       (d)         (d)
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     40.54        42.00       21.00        35.00
  Third Quarter...................................     10.00        62.00       35.00        62.00
  Second Quarter..................................     10.00        10.00       (d)         (d)
  First Quarter...................................     33.00        81.00       (d)         (d)
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     10.00        47.04       33.00        81.00
  Third Quarter...................................     15.00        39.99       37.00        37.00
  Second Quarter..................................     16.00        41.01          --           --
  First Quarter...................................     15.00        36.00          --           --
Fiscal Year Ended December 31, 1995:
  Fourth Quarter..................................     45.00       155.00          --           --
  Third Quarter...................................      1.00        17.00          --           --
  Second Quarter..................................        --           --          --           --
  First Quarter...................................      1.00        20.00          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Not yet published.

(d) No units were reported by the Partnership Spectrum as having been sold during the quarter.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Carriage Hills Apartments was appraised in July 1997 by an independent, third party appraiser, Joseph J. Blake & Associates, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $6,740,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Estimates of Net Asset Value. An affiliate of your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in August 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $245.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $94.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

                YOUR PARTNERSHIP                     AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash Flow from Operations (as defined      of the AIMCO Operating Partnership's agreement of
in your partnership's agreement of limited partner-          limited partnership (the "AIMCO Operating Partnership
ship). The termination date of your partnership is           Agreement") or as provided by law. See "Description of
December 31, 2035.                                           OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee or           The purpose of the AIMCO Operating Partnership is to
other equity interests in, or long-term leasehold            conduct any business that may be lawfully conducted by
interests in, improved residential, commercial and           a limited partnership organized pursuant to the
industrial real properties (other than manufactured          Delaware Revised Uniform Limited Partnership Act (as
home park communities) and to operate such properties        amended from time to time, or any successor to such
with the primary objectives of endeavoring to preserve       statute) (the "Delaware Limited Partnership Act"),
the purchasing power of capital, invest and offset the       provided that such business is to be conducted in a
impact of inflation, provide capital growth and              manner that permits AIMCO to be qualified as a REIT,
distributions among the partners tax-sheltered cash          unless AIMCO ceases to qualify as a REIT. The AIMCO
flow. Subject to restrictions contained in your              Operating Partnership is authorized to perform any and
partnership's agreement of limited partnership, your         all acts for the furtherance of the purposes and
partnership may perform all acts necessary, advisable        business of the AIMCO Operating Partnership, provided
or convenient to the business of your partnership            that the AIMCO Operating Partnership may not take, or
including borrowing money and creating liens.                refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 37,500 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. Your partnership may not        No action or consent by the OP Unitholders is required
issue units in exchange for property.                        in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property or acquire any       participant upon such terms and subject to such
loan or lease from your partnership or sell or lease         conditions consistent with the AIMCO Operating Part-
any real property, loan or lease to your partnership         nership Agreement and applicable law as the general
either directly or through an affiliate. However, the        partner, in its sole and absolute discretion, believes
general partner or an affiliate may purchase property        to be advisable. Except as expressly permitted by the
in its own name and temporarily hold title thereto for       AIMCO Operating Partnership Agreement, neither the
the purpose of facilitating its acquisition or               general partner nor any of its affiliates may sell,
financing by your partnership if (1) the property is         transfer or convey any property to the AIMCO Operating
purchased by your partnership for a price no greater         Partnership, directly or indirectly, except pursuant to
than the cost of the property to the general partner or      transactions that are determined by the general partner
its affiliate, (2) no difference exists in the interest      in good faith to be fair and reasonable.
rates of the loans secured by the property at the time
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may not
make loans to the general partner or its affiliates but
the general partner may lend money to your partnership
if such loan is made at interest rates and charges not
in excess of the rates and charges which would be
charged by unrelated banks in a competitive position or
in any event in excess of the prime interest rate which
is charged from time to time by Bank of America
National Trust and Savings Association, Los Angeles,
California, on ninety-day unsecured loans to
responsible and substantial borrowers. Unless certain
conditions are met, the general partner may not make a
permanent loan to your partnership nor may your
partnership finance the purchase of your partnership's
property by use of a "wraparound" or "all-inclusive"
note and mortgage or deed of trust under which the
general partner or any of its

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

affiliates are the obligee or secured party. Your partnership is also prohibited from entering into any loan, financing or other investment transaction with a REIT or similar lending institution which may in the future be organized by the general partner or any of its affiliates unless such loan, financing or other investment transaction is competitive in price and terms with financing or similar investment transaction available to your partnership from nonaffiliated lending institutions making similar loans or engaging in similar transactions. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of assets,       Partnership has credit agreements that restrict, among
subject any asset of your partnership to one or more         other things, its ability to incur indebtedness. See
mortgages, deeds of trust or other security interest,        "Risk Factors -- Risks of Significant Indebtedness" in
so that the aggregate amount of indebtedness secured by      the accompanying Prospectus.
mortgages, deeds or trust and other security interests
to which all partnership assets are subject,
immediately after such action, is greater than 80% of
the aggregate amount of the purchase price of all
assets. The general partner may not acquire any real
property which, at the date of the acquisition, is
subject to indebtedness secured by a mortgage, deed of
trust or other security interest on the real property
having an unpaid principal balance immediately after
the acquisition equal to less than 40% of the purchase
price of the real property paid by your partnership.
Your partnership may not issue debt securities to the
public. In connection with the purchase of property by
your partnership, the general partner must use its best
efforts, subject to market conditions, to ensure that
any first mortgage financing incurred in connection
with such purchase which contains a provision for a
balloon payment, (1) such balloon payment will not be
due and payable prior to ten years from the later of
the inception date of the loan or the acquisition date
of the property, (2) such loan will provide for
periodic payment in amounts which would be sufficient
to completely repay the loan over a period of not less
than twenty nor more than thirty years and (3) the
maturity date of the balloon payment will be at least
three years beyond the end of your partnership's
estimated holding period for the property. Secondary
financing which is more than 10% of the purchase price
of the property which incurred in connection with a
purchase, if any, will be fully amortizing or if not
fully amortizing will not be due and payable during the
expected holding period of the property. No creditor
who makes a non-recourse loan to your partnership will
have or acquire at any time, as a result of making such
loan, any direct or indirect interest in the profits,
capital or property of your partnership, other than as
a secured creditor.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters described under
rights, powers and authority of a partner of a               "Comparison of Ownership of Your Units and AIMCO OP
partnership without limited partners under California        Units -- Voting Rights" below. The general partner may
law. Limited partners have no right to participate in        not be removed by the OP Unitholders with or without
the management or conduct of your partnership's              cause.
business or affairs nor any power or authority to act
for or on behalf of your partnership in any respect          In addition to the powers granted a general partner of
whatsoever.                                                  a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In the event that a claim for indemnification        settlements and other amounts incurred in connection
against liabilities arising under the Securities Act of      with any actions relating to the operations of the
1933, as amended (other than for the payment by your         AIMCO Operating Partnership, as set forth in the AIMCO
partnership of expenses incurred or paid by the general      Operating Partnership Agreement. The Delaware Limited
partner in the successful defense of any action, suit        Partnership Act provides that
or

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

proceeding) is asserted by the general partner in            subject to the standards and restrictions, if any, set
connection with the units, your partnership will,            forth in its partnership agreement, a limited
unless in the opinion of its counsel the matter is           partnership may, and shall have the power to, indemnify
settled by controlling precedent, submit to a court of       and hold harmless any partner or other person from and
appropriate jurisdiction the question of whether such        against any and all claims and demands whatsoever. It
indemnification by it is against public policy as            is the position of the Securities and Exchange Commis-
expressed in the Securities Act of 1933, as amended and      sion that indemnification of directors and officers for
will inform the court of the position of the SEC with        liabilities arising under the Securities Act is against
respect to such indemnification. Your partnership as         public policy and is unenforceable pursuant to Section
agreed to be governed by the court's final adjudication      14 of the Securities Act of 1933.
of such issue.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner and the substitute general        becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership. No limited partner may               controlling interest in the AIMCO Operating Partner-
substitute a transferee of his units in such limited         ship. Additionally, the AIMCO Operating Partnership
partner's place without the consent of the general           Agreement contains restrictions on the ability of OP
partner which may be withheld at the sole discretion of      Unitholders to transfer their OP Units. See
the general partner.                                         "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership and (3) deletes or adds any provision            the OP Unitholders. The general partner will seek the
required by any applicable law. Your partnership's           written consent of the OP Unitholders on the proposed
agreement of limited partnership may not be amended to       amendment or will call a meeting to vote thereon. See
change your partnership to a general partnership,            "Description of OP Units -- Amendment of the AIMCO
extend the term of your partnership, change the              Operating Partnership Agreement" in the accompanying
liability of the general partner or the limited              Prospectus.
partners. All other amendments to your partnership's
agreement of limited partnership must be approved by
the limited partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive an annual management fee equal to 5% of the Net      its services as general partner of the AIMCO Operating
Cash from Operations for each year for its services as       Partnership. However, the general partner is entitled
general partner of your partnership so long as the           to payments, allocations and distributions in its
limited partners receive 5% per annum on their capital       capacity as general partner of the AIMCO Operating
investment and may also receive reimbursement for            Partnership. In addition, the AIMCO Operating Part-
expenses incurred in such capacity                           nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, or obligations of your partnership       the AIMCO Operating Partnership's debts and
in excess of his capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner and its affiliates may acquire real properties       Operating Partnership Agreement expressly limits the
for their own account, or engage in the acquisition,         liability of the general partner by providing that the
development, operation or management of real estate on       general partner, and its officers and directors will
behalf of other entities, including business ventures        not be liable or accountable in damages to the AIMCO
similar to, related to or in direct or indirect              Operating Partnership, the limited partners or
competition with any business of your partnership.           assignees for errors in judgment or mistakes of fact or
Neither your partnership nor any other partner will          law or of any act or omission if the general partner or
have any right in or to such other business ventures or      such director or officer acted in good faith. See
the income or profits derived therefrom.                     "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

          YOUR UNITS                           PREFERRED OP UNITS                        COMMON OP UNITS

                                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner and          ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are                                Partnership Agree-                       Part-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

part of single transaction of            ment, the affirmative vote or            nership or the admission of a
substantially all of the assets of       consent of holders of at least 50%       successor general partner.
your partnership.                        of the outstanding Preferred OP
                                         Units will be necessary for              Under the AIMCO Operating Partner-
The general partner may cause the        effecting any amendment of any of        ship Agreement, the general partner
dissolution of your partnership by       the provisions of the Partnership        has the power to effect the
retiring. In such event, your            Unit Designation of the Preferred        acquisition, sale, transfer,
partnership may be continued if,         OP Units that materially and             exchange or other disposition of
within ninety days of the retire-        adversely affects the rights or          any assets of the AIMCO Operating
ment, the limited partners holding       preferences of the holders of the        Partnership (including, but not
more than 50% of the units elect a       Preferred OP Units. The creation or      limited to, the exercise or grant
substitute general partner who is        issuance of any class or series of       of any conversion, option,
willing to continue your                 partnership units, including,            privilege or subscription right or
partnership.                             without limitation, any partner-         any other right available in
                                         ship units that may have rights          connection with any assets at any
                                         senior or superior to the Preferred      time held by the AIMCO Operating
                                         OP Units, shall not be deemed to         Partnership) or the merger,
                                         materially adversely affect the          consolidation, reorganization or
                                         rights or preferences of the             other combination of the AIMCO
                                         holders of Preferred OP Units. With      Operating Partnership with or into
                                         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
                                         Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fraction unit and if      on any securities exchange. The          transferability of the OP Units.
such assignment is less than all of      Preferred OP Units are subject to        Until the expiration of one year
the units held by the assignor,          restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
five units, except in certain                                                     OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignment taking place in the           Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor              without the consent of the general       conditions specified in the AIMCO
receives a ruling from the IRS to        partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as deter-          one year, such holders of Preferred      "Description of OP Units --
mined by the general partner to          OP Units has the right to transfer       Transfers and Withdrawals" in the
comply with any state securities         all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to
transferee may be substi-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

tuted as a limited partner if: (1)       any person, subject to the               After the first anniversary of
the general partner consents in          satisfaction of certain conditions       becoming a holder of Common OP
writing, which consent may be            specified in the AIMCO Operating         Units, an OP Unitholder has the
granted or denied in the sole            Partnership Agreement, including         right, subject to the terms and
discretion of the general partner,       the general partner's right of           conditions of the AIMCO Operating
(2) the transferor elects to become      first refusal.                           Partnership Agreement, to require
a substitute limited partner by                                                   the AIMCO Operating Partnership to
delivering to the general partner a      After a one-year holding period, a       redeem all or a portion of the
written notice, executed and             holder may redeem Preferred OP           Common OP Units held by such party
acknowledge by the assignor and          Units and receive in exchange            in exchange for a cash amount based
assignee of such election, (3) the       therefor, at the AIMCO Operating         on the value of shares of Class A
assignee executes and acknowledges       Partnership's option, (i) subject        Common Stock. See "Description of
such other instruments that the          to the terms of any Senior Units,        OP Units -- Redemption Rights" in
general partner may require              cash in an amount equal to the           the accompanying Prospectus. Upon
including an adoption of your            Liquidation Preference of the            receipt of a notice of redemption,
partnership's agreement of limited       Preferred OP Units tendered for          the AIMCO Operating Partnership
partnership, and (4) the assignee        redemption, (ii) a number of shares      may, in its sole and absolute
pays the partnership for its             of Class I Cumulative Preferred          discretion but subject to the
expenses incurred in the                 Stock of AIMCO that pay an               restrictions on the ownership of
transaction.                             aggregate amount of dividends yield      Class A Common Stock imposed under
                                         equivalent to the distributions on       AIMCO's charter and the transfer
                                         the Preferred OP Units tendered for      restrictions and other limitations
                                         redemption and are part of a class       thereof, elect to cause AIMCO to
                                         or series of preferred stock that        acquire some or all of the tendered
                                         is then listed on the New York           Common OP Units in exchange for
                                         Stock Exchange or another national       Class A Common Stock, based on an
                                         securities exchange, or (iii) a          exchange ratio of one share of
                                         number of shares of Class A Common       Class A Common Stock for each Com-
                                         Stock of AIMCO that is equal in          mon OP Unit, subject to adjustment
                                         Value to the Liquidation Preference      as provided in the AIMCO Operating
                                         of the Preferred OP Units tendered       Partnership Agreement.
                                         for redemption. The Preferred OP
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

                 OP UNITS                                                 CLASS I PREFERRED STOCK


                                        Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1000
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1001
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1002

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 5% of the Net Cash from Operations for each year for its services as general partner of your partnership so long as the limited partners receive 5% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements of $152,000 in 1996, 142,000 in 1997 and $50,000 for the six months ended June 30, 1998. The property manager received management fees of $227,000 in 1996, $216,000 in 1997 and $83,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1003

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners X was organized on June 26, 1980, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Greentree Apartments, a 178-unit complex in Mobile, Alabama; Carriage Hills Apartments, a 143-unit complex in East Lansing, Michigan; and Vista Hills Apartments, a 264-unit complex in El Paso, Texas, which is under contract to sell to an unaffiliated party in November 1998. The general partner of your partnership is Angeles Realty Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 18,625 units of limited partnership interest issued and outstanding, which were held of record by 1,860 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-K SB, as amended, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q SB, as amended, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated April 30, 1981, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         1004

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (other than for the payment by your partnership of expenses incurred or paid by the general partner in the successful defense of any action, suit or proceedings) is asserted by the general partner in connection with the units, your partnership will, unless in the opinion of its counsel the matter is settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will inform the court of the position of the SEC with respect to such indemnification. Your partnership has agreed to be governed by the court's final adjudication of such issue.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         1005

DISTRIBUTIONS

     Your partnership has not paid any distributions during the last three years. The original cost per unit was $1,000.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 1.2% interest in your partnership, including 135 units held by us and the interest held by Angeles Realty Corporation, as general partner of your partnership. In addition to the tender offers described under "Background and Reasons for the Offer -- Previous Tender Offers". Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,
(ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $145,326
1995........................................................     124,000
1996........................................................     152,000
1997........................................................     142,000
1998 (through June 30)......................................      50,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $217,652
1995........................................................    222,000
1996........................................................    227,000
1997........................................................    216,000
1998 (through June 30)......................................     83,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1006

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT Merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1007

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Partners X appearing in Angeles Partners X Annual Report (Form 10-K SB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1008

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1009

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1010

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1011

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1012

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1013

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1014

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1015

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1016

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1017

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                              ANGELES PARTNERS XI
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $229.00 per unit and an affiliate estimated the pro forma net liquidation value of your units to be $208.00 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1018

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP Units..   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners XI................................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44

                                                  PAGE
                                                  ----
  Accounting Treatment.........................   S-44
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76

         1019

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77
  Additional Information Concerning Your
    Partnership................................   S-77
  Term of the Partnership......................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1020

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners XI. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1021

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1022

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Since January 1, 1995, your partnership has paid a single distribution of $0.61 per unit in 1996. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1023

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $220.00 per unit and an affiliate of your general partner estimated the pro forma net liquidation value of your units to be $208.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         1024

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. You may tender fractional units only if you are tendering all of your units or if you and the transferee each hold at least 5 units after the transfer.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1025

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1026

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1027

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $229.00 per unit. and an affiliate of your general partner estimated the pro forma net liquidation value of your units to be $200.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         1028

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         1029

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         1030

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         1031

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 0.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         1032

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1033

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1034

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1035

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1036

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $1.00 to $100.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1037

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 7.5% of the Net Cash from Operations for each year for its services as general partner of your partnership so long as the limited partners receive 5% per annum on their capital investment. The general partner may also receive reimbursement for expenses incurred in its capacity as general partner. The general manager received total fees and reimbursements of $65,000 for the first six months of 1998. The property manager received management fees of $184,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

         1038

YOUR PARTNERSHIP

     Angeles Partners XI was organized on February 14, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following properties: Fox Run I and II Apartments, a 776-unit complex in Plainsboro, New Jersey. Your partnership also has a 41.1% investment in the Princeton Meadows Golf Course Joint Venture in Plainsboro, New Jersey. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 80 units of limited partnership interest issued and outstanding, which were held of record by 3,988 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1039

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, the period July 29, 1994 (the date of inception) through December 31, 1994, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(a)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1040

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1041

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1042

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1043

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1044

              SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS XI

     The summary financial information of Angeles Partners XI for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners XI for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                              ANGELES PARTNERS XI

                                                               FOR THE SIX MONTHS          FOR THE YEAR ENDED
                                                                 ENDED JUNE 30,               DECEMBER 31,
                                                              --------------------   ------------------------------
                                                                1998        1997       1997       1996       1995
                                                              --------    --------   --------   --------   --------
                                                                        (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $  4,084    $  3,530   $  7,160   $  6,965   $  9,768
Net Income (Loss)...........................................       227        (323)      (673)     1,320        556
Net Income (Loss) per limited partnership unit..............      5.68       (8.07)    (16.81)    (32.80)     19.29
Distributions per limited partnership unit..................        --          --         --       0.61         --

                                                                    JUNE 30,                  DECEMBER 31,
                                                              --------------------   ------------------------------
                                                                1998        1997       1997       1996       1995
                                                              --------    --------   --------   --------   --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................    11,388      12,582     11,994     13,133     14,111
Total Assets................................................    14,406      14,676     14,273     15,377     15,841
Notes Payable...............................................    31,270      31,273     31,272     31,275     30,659
Partners' Capital (Deficit).................................   (18,331)    (18,208)   (18,558)   (17,885)   (16,541)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP             ANGELES PARTNERS XI
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85           $0.00         $0.00

         1045

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $229.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the pro forma net liquidation value of your units to be $208.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1046

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         1047

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Since January 1, 1995, your partnership has paid a single distribution of $0.61 per unit in 1996. Therefore, distributions with respect to the Preferred OP Units
and Common OP Units that we are offering are expected to be        , immediately
following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         1048

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 0.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         1049

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a tender offer had been made to acquire units of your partnership. In August 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer for $150
per unit and purchased      units in       , 1998.

          Prior to such tender offer, in August 1998, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $33.00 per unit and
purchased      units in            , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1050

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         1051

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1052

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1053

     , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. You may tender fractional units only if you are tendering all of your units or if you and the transferee each hold at least 5 units after the transfer. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         1054

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1055

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1056

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1057

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1058

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1059

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1060

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1061

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1,034 units in your partnership have been transferred during the twelve months ended December 31, 1997(representing approximately 2.61% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1062

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1063

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1064

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1065

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1066

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1067

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                    1997 NET       CAPITALIZATION   GROSS PROPERTY
                    PROPERTY                    OPERATING INCOME        RATE            VALUE
                    --------                    ----------------   --------------   --------------
  Fox Run Apartments..........................  $                        %          $
  Princeton Meadow Golf Course Joint
    Venture...................................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         1068

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         1069

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Since January 1, 1996, your partnership has paid only a single distribution of $0.61 per unit in 1996. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering
     are expected to be        , immediately following our offer, than the
     distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         1070

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         1071

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $1.00 to $100.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 3,054 units (representing less than 7.7% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                              ANGELES PARTNERS XI
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $30.00      $ 70.00
  Second Quarter............................................     16.00        38.00
  First Quarter.............................................     23.00       100.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................     26.00        44.00
  Third Quarter.............................................      1.00        42.00
  Second Quarter............................................      5.00        43.00
  First Quarter.............................................     10.00        50.90
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................      6.83        48.50
  Third Quarter.............................................     17.50        54.80
  Second Quarter............................................      5.00        42.00
  First Quarter.............................................     15.00        68.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         1072

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Fox Run Apartments was appraised in March 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $32,600,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. An affiliate of your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $229.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after

         1073

     provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $132.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         1074

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and

         1075

     local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect

         1076

     the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1077

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

    YOUR PARTNERSHIP                          AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests in            conduct any business that may be lawfully conducted by
residential, commercial and industrial real properties,      a limited partnership organized pursuant to the
either directly or indirectly including through              Delaware Revised Uniform Limited Partnership Act (as
investments in partnerships or joint ventures with           amended from time to time, or any successor to such
others. Subject to restrictions contained in your            statute) (the "Delaware Limited Partnership Act"),
partnership's agreement of limited partnership, your         provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1078
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner may make offerings of units upon such        contributions as may be established by the general
terms and conditions and in such amounts as the general      partner in its sole discretion. The net capital
partner in its sole discretion deems reasonable, so          contribution need not be equal for all OP Unitholders.
long as such terms and conditions are no more favorable      No action or consent by the OP Unitholders is required
than those offered to the limited partners who               in connection with the admission of any additional OP
purchased their units under the terms and conditions of      Unitholder. See "Description of OP Units -- Management
the first offering. The capital contribution need not        by the AIMCO GP" in the accompanying Prospectus.
be equal for all limited partners and no action or           Subject to Delaware law, any additional partnership
consent is required in connection with the admission of      interests may be issued in one or more classes, or one
any additional limited partners. Your partnership may        or more series of any of such classes, with such
not issue units in exchange for property.                    designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property from your            participant upon such terms and subject to such
partnership or sell or lease any real property to your       conditions consistent with the AIMCO Operating Part-
partnership either directly or through an affiliate.         nership Agreement and applicable law as the general
However, the general partner or an affiliate may             partner, in its sole and absolute discretion, believes
purchase property in its own name and temporarily hold       to be advisable. Except as expressly permitted by the
title thereto for the purpose of facilitating its            AIMCO Operating Partnership Agreement, neither the
acquisition or financing by your partnership if (1) the      general partner nor any of its affiliates may sell,
property is purchased by your partnership for a price        transfer or convey any property to the AIMCO Operating
no greater than the cost of the property to the general      Partnership, directly or indirectly, except pursuant to
partner or its affiliate, (2) no difference exists in        transactions that are determined by the general partner
the interest rates of the loans secured by the property      in good faith to be fair and reasonable.
at the time acquired by the general partner or its
affiliates and at the time acquired by your partnership
and (3) neither the general partner nor its affiliates
receive any economic advantage by reason of holding or
having held title to the property. Your partnership may
not make loans to the general partner or its affiliates
but the general partner may lend money to your partner-
ship if such loan is made at interest rates and charges
not in excess of the rates and charges which would be
charged by unrelated banks in a competitive position or
in any event in excess of the prime interest rate which
is charged from time to time by Bank of America
National Trust and Savings Association, Los Angeles,
California, on ninety-day unsecured loans to
responsible and substantial borrowers. Unless certain
conditions are met, the general partner may not make a
permanent loan to your partnership nor may your
partnership finance the purchase of your partnership's
property by use of a "wraparound" or "all-inclusive"
note and mortgage or deed of trust under which the
general partner or any of its affiliates are the
obligee or secured party.

         1079
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of assets,       Partnership has credit agreements that restrict, among
subject any asset of your partnership to one or more         other things, its ability to incur indebtedness. See
mortgages, deeds of trust or other security interest,        "Risk Factors -- Risks of Significant Indebtedness" in
so that the aggregate amount of indebtedness secured by      the accompanying Prospectus.
mortgages, deeds or trust and other security interests
to which all partnership assets are subject,
immediately after such action, is greater than 80% of
the aggregate amount of the purchase price of all
assets. Your partnership may not issue debt securities
to the public. The general partner may not acquire any
real property which, at the date of the acquisition, is
subject to indebtedness secured by a mortgage, deed of
trust or other security interest on the real property
having an unpaid principal balance immediately after
the acquisition equal to less than 40% of the purchase
price of the real property paid by your partnership. No
creditor who makes a non-recourse loan to your
partnership will have or acquire at any time, as a
result of making such loan, any direct or indirect
interest in the profits, capital or property of your
partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters described under
rights, powers and authority of a partner of a               "Comparison of Ownership of Your Units and AIMCO OP
partnership without limited partners under California        Units -- Voting Rights" below. The general partner may
law. Limited partners have no right to participate in        not be removed by the OP Unitholders with or without
the management or conduct of your partnership's              cause.
business or affairs nor any power or authority to act
for or on behalf of your partnership in any respect          In addition to the powers granted a general partner of
whatsoever.                                                  a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur

         1080
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             debt or enter into other similar credit, guarantee,
                                                             financing or refinancing arrangements for any purpose
                                                             upon such terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In the event that a claim for indemnification        settlements and other amounts incurred in connection
against liabilities arising under the Securities Act of      with any actions relating to the operations of the
1933, as amended (other than for the payment by your         AIMCO Operating Partnership, as set forth in the AIMCO
partnership for expenses incurred or paid by the             Operating Partnership Agreement. The Delaware Limited
general partner in the successful defense of any             Partnership Act provides that subject to the standards
action, suit or proceeding) is asserted by the general       and restrictions, if any, set forth in its partnership
partner in connection with the units, your partnership       agreement, a limited partnership may, and shall have
will, unless in the opinion of its counsel, the matter       the power to, indemnify and hold harmless any partner
is settled by controlling precedent, submit to a court       or other person from and against any and all claims and
of appropriate jurisdiction the question of whether          demands whatsoever. It is the position of the
such indemnification by it is against public policy as       Securities and Exchange Commission that indemnification
expressed in the Securities Act of 1933, as amended and      of directors and officers for liabilities arising under
will agree to be governed by the court's final               the Securities Act is against public policy and is
adjudication of such issue.                                  unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner and the substitute general        becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership. The general partner may admit        controlling interest in the AIMCO Operating Partner-
additional general partners without the consent of the       ship. Additionally, the AIMCO Operating Partnership
limited partners. No limited partner may substitute a        Agreement contains restrictions on the ability of OP
transferee of his units in such limited partner's place      Unitholders to transfer their OP Units. See
without the consent of the general partner which may be      "Description of OP Units -- Transfers and Withdrawals"
withheld at the sole discretion of the general partner.      in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited                                               the general

         1081
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partners if such amendment: (1) adds to the                  partner may, without the consent of the OP Unitholders,
representation, duties, or obligations of the general        amend the AIMCO Operating Partnership Agreement,
partner or its affiliates or surrenders any right or         amendments to the AIMCO Operating Partnership Agreement
power granted to the general partner or its affiliates       require the consent of the holders of a majority of the
for the benefit of the limited partner, (2) cures any        outstanding Common OP Units, excluding AIMCO and
ambiguity, corrects or supplements any provision which       certain other limited exclusions (a "Majority in
may be inconsistent with any other provision or makes        Interest"). Amendments to the AIMCO Operating
any other provision with respect to matters or               Partnership Agreement may be proposed by the general
questions arising under your partnership's agreement of      partner or by holders of a Majority in Interest.
limited partnership consistent with the provisions of        Following such proposal, the general partner will
your partnership's agreement of limited partnership,         submit any proposed amendment to the OP Unitholders.
(3) deletes or adds any provision required by any            The general partner will seek the written consent of
applicable law, (4) reflects any reduction of the            the OP Unitholders on the proposed amendment or will
partners' capital accounts and (5) reflects a change in      call a meeting to vote thereon. See "Description of OP
the name or the location of the principal place of           Units -- Amendment of the AIMCO Operating Partnership
business of your partnership. Your partnership's agree-      Agreement" in the accompanying Prospectus.
ment of limited partnership may not be amended to
change your partnership to a general partnership,
extend the term of your partnership, allow the
expulsion of the non-managing general partner without
the simultaneous expulsion of the managing general
partner or change the liability of the general partner
or the limited partners. Any amendment which diminishes
the rights of the general partner may not be made
without the consent of the general partner or all of
the limited partners. All other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the units.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual management fee equal to 7.5% of the Net Cash          its services as general partner of the AIMCO Operating
from Operations for each year for its services as            Partnership. However, the general partner is entitled
general partner of your partnership so long as the           to payments, allocations and distributions in its
limited partners receive 5% per annum on their capital       capacity as general partner of the AIMCO Operating
investment and may also receive reimbursement for            Partnership. In addition, the AIMCO Operating Part-
expenses incurred in such capacity.                          nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not for the debts,         negligence, no OP Unitholder has personal liability for
liabilities, or obligations of your partnership in           the AIMCO Operating Partnership's debts and
excess of his capital contribution.                          obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

         1082
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner may delegate any or all of its powers, rights        Operating Partnership Agreement expressly limits the
and obligations under your partnership's agreement of        liability of the general partner by providing that the
limited partners and in furtherance of any such              general partner, and its officers and directors will
delegation may appoint, employ or contract with any          not be liable or accountable in damages to the AIMCO
person for the account of your partnership for the           Operating Partnership, the limited partners or
transaction of the business of your partnership, which       assignees for errors in judgment or mistakes of fact or
person may, under the supervision of the general             law or of any act or omission if the general partner or
partner, perform such acts or services for your              such director or officer acted in good faith. See
partnership as the general partnership may approve. The      "Description of OP Units -- Fiduciary Responsibilities"
general partner and its affiliates may acquire real          in the accompanying Prospectus.
properties for their own account, or engage in the
acquisition, development, operation or management of
real estate on behalf of other entities, including
business ventures similar to, related to or in direct
or indirect competition with any business of your
partnership. Neither your partnership nor any other
partner will have any right in or to such other
business ventures or the income or profits derived
therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

         1083
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS               PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner and          ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership.          holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. In such event, your            of the Partnership Unit Desig-           acquisition, sale, transfer,
partnership may be continued by the      nation of the Preferred OP Units         exchange or other disposition of
remaining general partner if, in         that materially and adversely            any assets of the AIMCO Operating
the opinion of counsel to your           affects the rights or preferences        Partnership (including, but not
partnership, such election would         of the holders of the Preferred OP       limited to, the exercise or grant
not jeopardize your partnership's        Units. The creation or issuance of       of any conversion, option,
status as a partnership for tax          any class or series of partnership       privilege or subscription right or
purposes. If no general partner          units, including, without                any other right available in
remains, your partnership may            limitation, any partnership units        connection with any assets at any
continue if, within ninety days of       that may have rights senior or           time held by the AIMCO Operating
the retirement, the limited              superior to the Preferred OP Units,      Partnership) or the merger,
partners holding more than 50% of        shall not be deemed to materially        consolidation, reorganization or
the units elect a substitute             adversely affect the rights or           other combination of the AIMCO
general partner who is willing to        preferences of the holders of            Operating Partnership with or into
continue your partnership.               Preferred OP Units. With respect to      another en-
                                         the exercise of the above de-

         1084
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         scribed voting rights, each              tity, all without the consent of
                                         Preferred OP Units shall have one        the OP Unitholders.
                                         (1) vote per Preferred OP Unit.
                                                                                  The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to
                                         distributions

         1085
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         accumulated, accrued and unpaid on       take such reasonable efforts, as
                                         the Preferred OP Units and such          determined by it in its sole and
                                         Parity Units. Unless full                absolute discretion and consistent
                                         cumulative distributions on the          with AIMCO's qualification as a
                                         Preferred OP Units have been de-         REIT, to cause the AIMCO Operating
                                         clared and paid, except in limited       Partnership to distribute
                                         circumstances, no distributions may      sufficient amounts to enable the
                                         be declared or paid or set apart         general partner to transfer funds
                                         for payment by the AIMCO Operating       to AIMCO and enable AIMCO to pay
                                         Partnership and no other                 stockholder dividends that will (i)
                                         distribution of cash or other prop-      satisfy the requirements for
                                         erty may be declared or made,            qualifying as a REIT under the Code
                                         directly or indirectly, by the           and the Treasury Regulations and
                                         AIMCO Operating Partnership with         (ii) avoid any Federal income or
                                         respect to any Junior Units, nor         excise tax liability of AIMCO. See
                                         shall any Junior Units be re-            "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fractional unit and       on any securities exchange. The          transferability of the OP Units.
if such assignment is less than all      Preferred OP Units are subject to        Until the expiration of one year
of the units held by the assignor,       restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
five units, except in certain                                                     OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignments taking place in the          Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for Federal tax         ferred OP Units to any transferee        the satisfaction of certain
purposes and the transferor re-          without the consent of the general       conditions specified in the AIMCO
ceives a ruling from the IRS to          partner, which consent may be            Operating Partnership Agreement,
such effect and (4) the assignor         withheld in its sole and absolute        including the general partner's
and assignee have complied with          discretion. After the expiration of      right of first refusal. See
such other conditions as determined      one year, such holders of Preferred      "Description of OP Units --
by the general partner to comply         OP Units has the right to transfer       Transfers and Withdrawals" in the
with any state securities                all or any portion of its Preferred      accompanying Prospectus.
regulatory authority. Such               OP Units to any person, subject to
transferee may be substituted as a       the satisfaction of certain              After the first anniversary of
limited partner if: (1) the general      conditions specified in the AIMCO        becoming a holder of Common OP
partner consents in writing, which       Operating Partnership Agreement,         Units, an OP Unitholder has the
consent may be granted or denied in      including the general partner's          right, subject to the terms and
the sole discretion of the general       right of first refusal.                  conditions of the AIMCO Operating
partner, (2) the transferor elects                                                Partnership Agreement, to require
to become a substitute limited           After a one-year holding period, a       the AIMCO Operating Partnership to
partner by delivering to the             holder may redeem Preferred OP           redeem all or a portion of the
general partner a written notice,        Units and receive in exchange            Common OP Units held by such party
executed and acknowledged by the         therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor and assignee of such            Partnership's option, (i) subject        on the value of shares of Class A
election, (3) the assignee executes      to the terms of any Senior Units,        Common Stock. See "Description of
and acknowledges such other              cash in an amount equal to the           OP Units -- Redemption Rights" in
instruments that the general             Liquidation Preference of the            the accompanying Prospectus. Upon
partner may require including an         Preferred OP Units tendered for          receipt of a notice of redemption,
adoption of your partnership's           redemption, (ii) a number of shares      the AIMCO Operating Partnership
agreement of limited partnership,        of Class I Cumulative Preferred          may, in its sole and absolute
and (4) the assignee pays the            Stock of AIMCO that pay an               discretion but subject to the
partnership for its expenses             aggregate amount of dividends yield      restrictions on the owner-
incurred in the transaction.

         1086
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         equivalent to the distributions on       ship of Class A Common Stock
                                         the Preferred OP Units tendered for      imposed under AIMCO's charter and
                                         redemption and are part of a class       the transfer restrictions and other
                                         or series of preferred stock that        limitations thereof, elect to cause
                                         is then listed on the New York           AIMCO to acquire some or all of the
                                         Stock Exchange or another national       tendered Common OP Units in
                                         securities exchange, or (iii) a          exchange for Class A Common Stock,
                                         number of shares of Class A Common       based on an exchange ratio of one
                                         Stock of AIMCO that is equal in          share of Class A Common Stock for
                                         Value to the Liquidation Preference      each Common OP Unit, subject to
                                         of the Preferred OP Units tendered       adjustment as provided in the AIMCO
                                         for redemption. The Preferred OP         Operating Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1087

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1088

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1089

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1090

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1091

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1092

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

        PREFERRED OP UNITS                          CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1093
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1094
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1095

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 7.5% of the Net Cash from Operations for each year for its services as general partner of your partnership so long as the limited partners receive 5% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner received partnership management fees and reimbursements totaling $148,000 in 1996, $145,000 in 1997 and $65,000 for the first six months of 1998. The property manager received management fees of $346,000 in 1996, $352,000 in 1997 and $184,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1096

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners XI was organized on February 14, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following properties: Fox Run I and II Apartments, a 776-unit complex in Plainsboro, New Jersey. Your partnership also has a 41.1% investment in the Princeton Meadows Golf Course Joint Venture in Plainsboro, New Jersey. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 80 units of limited partnership interest issued and outstanding, which were held of record by 3,988 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all

         1097

     considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (other than for the payment by your partnership of expenses incurred or paid by the general partner in the successful defense of any action, suit or proceeding) is asserted by the general partner in connection with the units, your partnership will, unless in the opinion of its counsel, the matter is settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will agree to be governed by the court's final adjudication of such issue.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions per unit in the periods indicated below. The original cost per unit was $1,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.61
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................       0.00

         1098

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 0.2% interest in your partnership, including 80 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $198,631
1995........................................................     154,159
1996........................................................     148,000
1997........................................................     145,000
1998 (through June 30)......................................      65,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $506,180
1995........................................................    368,605
1996........................................................    346,000
1997........................................................    352,000
1998 (through June 30)......................................    184,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

         1099

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Partners XI appearing in Angeles Partners XI Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1100

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1101

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1102

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1103

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1104

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1105

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1106

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1107

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1108

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1109

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                              ANGELES PARTNERS XII
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $948.00 per unit and a separate affiliate estimated the net liquidation value of your units to be $911.06 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in nine apartment properties, one commercial complex and a joint venture owning a golf course to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1110

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners XII...............................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78

         1111

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1112

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners XII. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1113

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1114

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid any distributions in the last three fiscal
     years. We will pay fixed quarterly distributions of $               per
     unit on the Tax-Deferral   % Preferred OP Units before any distributions
     are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is equivalent to
     distributions of $       per year on the number of Tax-Deferral   %
     Preferred OP Units, or $     per year on the number of Tax-Deferral Common
     OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in nine apartment properties, one commercial complex and a joint venture owning a golf course to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1115

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $30.00 per unit to $535.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $948.00 per unit and a separate affiliate of your general partner estimated the net liquidation value of your units to be $911.06 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         1116

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that, if you do not tender all of your units, you continue to hold a minimum of five units subsequent to any transfer, except in limited circumstances. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1117

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1118

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1119

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $948.00 per unit and a separate affiliate of your general partner estimated the net liquidation value of your units to be $911.06 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $30.00 per unit to $535.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         1120

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages nine apartment properties and one commercial complex and has a minority interest in a joint venture owning a golf course to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         1121

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         1122

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         1123

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 22.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         1124

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1125

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1126

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1127

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1128

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $30.00 to $535.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1129

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 7.5% of the Net Cash from Operations for each year for its services as general partner of your partnership so long as the limited partners receive 5% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $219,000 for the first six months of 1998. The property manager received management fees of $515,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Partners XII was organized on May 26, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash

         1130

     distributions to its limited partners. Your partnership's investment portfolio currently consists of the following nine residential apartment complexes, one commercial complex and a real estate joint venture: Briarwood Apartments, a 73-unit complex in Cedar Rapids, Iowa; Chambers Ridge Apartments, a 324-unit complex in Harrisburg, Pennsylvania; Gateway Gardens Apartments, a 328-unit complex in Cedar Rapids, Iowa; Hunters Glen Apartments-IV, a 264-unit complex in Plainsboro, New Jersey; Hunters Glen Apartments-V, a 304-unit complex in Plainsboro, New Jersey; Hunters Glen Apartments-VI, a 328-unit complex in Plainsboro, New Jersey; Pickwick Place Apartments, a 336-unit complex in Indianapolis, Indiana; Southpointe Apartments, a 499-unit complex in Bedford Heights, Ohio; Twin Lake Towers Apartments, a 399-unit complex in Westmont, Illinois; Cooper Point Plaza, a 103,473 square-foot retail center in Olympia, Washington; and a 44.5% interest in Princeton Golf Course Joint Venture, which owns Princeton Meadows Golf Course in Princeton, New Jersey. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 44,718 units of limited partnership interest issued and outstanding, which were held of record by 3,971 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1131

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1132

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1133

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1134

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1135

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1136

             SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS XII

     The summary financial information of Angeles Partners XII for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners XII for the years ended December 31, 1997, 1996 and 1995 based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                              ANGELES PARTNERS XII

                                                              FOR THE SIX MONTHS          FOR THE YEAR ENDED
                                                                ENDED JUNE 30,               DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                1998       1997       1997       1996       1995
                                                              --------   --------   --------   --------   --------
                                                                        (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $ 10,870   $ 10,457   $ 21,291   $ 21,321   $ 20,935
Net Income (Loss)...........................................      (516)    (1,106)    (2,025)    (1,802)    (1,496)
Net Income (Loss) per limited partnership unit..............    (11.43)    (24.49)    (44.83)    (39.85)    (33.09)
Distributions per limited partnership unit..................        --         --         --         --         --

                                                                   JUNE 30,                  DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                1998       1997       1997       1996       1995
                                                              --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $ 38,275   $ 41,510   $ 39,990   $ 43,354   $ 46,539
Total Assets................................................    49,923     52,150     51,365     53,430     55,882
Notes Payable...............................................    71,736     72,425     72,105     72,756     73,372
Partners' Capital (Deficit).................................   (25,131)   (23,696)   (24,615)   (22,590)   (20,788)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP            ANGELES PARTNERS XII
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

         1137

                        THE AIMCO OPERATING PARTNERSHIP

AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $30.00 per unit to $535.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $948.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $911.06 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1138

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         1139

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages nine apartment properties and one commercial complex and has a minority interest in a joint venture owning a golf course. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$     per year on the number of tax-deferral      % Preferred OP Units, or
distributions of $     per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. There have been no distributions with respect to your units in the past three fiscal years. Therefore, distributions with respect to the Preferred OP Units and
Common OP Units that we are expected to be      , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         1140

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 22.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

         1141

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In April, 1998, Broad River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 8,002 units (representing approximately 17.9% of the number outstanding) at a cash purchase price of $500.00 per unit on May 20, 1998.

     In August, 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, together with Insignia Properties, L.P., Insignia Properties Trust, and Insignia Financial Group, Inc., commenced a
tender offer for $600.00 per unit and purchased           shares in           ,
1998.

     In August, 1998, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender
offer for $360.00 per unit and purchased           shares in          , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1142

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         1143

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1144

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1145

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that, if you do not tender all of your units, you continue to hold a minimum of five units subsequent to any transfer, except in limited circumstances. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1146

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1147

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1148

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1149

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1150

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1151

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1152

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1153

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1,259 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 2.82% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1154

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1155

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1156

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1157

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1158

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1159

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                             1997 NET       CAPITALIZATION   GROSS PROPERTY
PROPERTY                                 OPERATING INCOME        RATE            VALUE
--------                                 ----------------   --------------   --------------
Briarwood Apartments..................   $                           %       $
Chambers Ridge Apartments.............
Cooper Point Plaza....................
Gateway Gardens Apartments............
Hunters Glen Apartments-IV............
Hunters Glen Apartments-V.............
Hunters Glen Apartments-VI............
Pickwick Plaza Apartments.............
Southpointe Apartments................
Twin Lake Towers Apartments...........
Princeton Meadows Golf Course (44.5%
  in interest)........................

         1160

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

         1161

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

          12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , and current annualized distributions with respect to
     the Common OP Units are $2.25. This is equivalent to distributions of
     $     per year on the number of tax-deferral      % Preferred OP Units, or
     distributions of $     per year on the number of tax deferral Common OP
     Units, that you would receive in exchange

         1162

     for each of your partnership's units. There have been no distributions with respect to your units in the past three fiscal years. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are expected to be      , immediately following our offer, than the
     distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions

         1163

     analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $30.00 to $535.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 12,102 units (representing less than 27.07% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                              ANGELES PARTNERS XII
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $175.00     $535.00       (c)         (c)
  Second Quarter..................................     175.00      450.00       380.00      450.00
  First Quarter...................................      30.00      403.12       340.00      425.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     110.00      410.00       368.00      379.00
  Third Quarter...................................      65.10      406.10       365.00      406.00
  Second Quarter..................................     125.00      421.00       360.00      406.00
  First Quarter...................................      35.00      420.00       350.00      425.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     125.00      450.00       360.00      410.00
  Third Quarter...................................      65.00      397.17       337.00      396.00
  Second Quarter..................................     110.00      395.95           --          --
  First Quarter...................................     110.00      392.00           --          --

         1164

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Southpointe Apartments was appraised in September, 1995 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice,

         1165

     and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $9,750,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. An affiliate of your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in August, 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $948.00. Your general partner also prepares annual estimates of your partnership's net asset value per unit. Your general partner's three most recent estimates of your partnership's net asset value per unit were $825.00, $582.00 and $613.00 as of December 31, 1997, 1996 and 1995, respectively. Your general partner estimates net asset value based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partners of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership and the golf course joint venture. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership and the golf course joint venture. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $766.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partners of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's and the golf course joint venture's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership and the golf course joint venture. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         1166

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         1167

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         1168

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         1169

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1170

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

         YOUR PARTNERSHIP                         AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests in            conduct any business that may be lawfully conducted by
residential, commercial and industrial real properties,      a limited partnership organized pursuant to the
either directly or indirectly including through              Delaware Revised Uniform Limited Partnership Act (as
investments in partnerships or joint ventures with           amended from time to time, or any successor to such
others. Subject to restrictions contained in your            statute) (the "Delaware Limited Partnership Act"),
partnership's agreement of limited partnership, your         provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1171
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner may make offerings of units upon such        contributions as may be established by the general
terms and conditions and in such amounts as the general      partner in its sole discretion. The net capital
partner in its sole discretion deems reasonable, so          contribution need not be equal for all OP Unitholders.
long as such terms and conditions are no more favorable      No action or consent by the OP Unitholders is required
than those offered to the limited partners who               in connection with the admission of any additional OP
purchased their units under the terms and conditions of      Unitholder. See "Description of OP Units -- Management
the first offering. The capital contribution need not        by the AIMCO GP" in the accompanying Prospectus.
be equal for all limited partners and no action or           Subject to Delaware law, any additional partnership
consent is required in connection with the admission of      interests may be issued in one or more classes, or one
any additional limited partners. Your partnership may        or more series of any of such classes, with such
not issue units in exchange for property.                    designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. The general partner may        entities in which it is or thereby becomes a
not purchase or lease any real property or any loan or       participant upon such terms and subject to such
lease from your partnership or sell or lease any real        conditions consistent with the AIMCO Operating Part-
property or any loan or lease to your partnership            nership Agreement and applicable law as the general
either directly or through an affiliate. However, the        partner, in its sole and absolute discretion, believes
general partner or an affiliate may purchase property        to be advisable. Except as expressly permitted by the
in its own name and temporarily hold title thereto for       AIMCO Operating Partnership Agreement, neither the
the purpose of facilitating its acquisition or               general partner nor any of its affiliates may sell,
financing by your partnership if (1) the property is         transfer or convey any property to the AIMCO Operating
purchased by your partnership for a price no greater         Partnership, directly or indirectly, except pursuant to
than the cost of the property to the general partner or      transactions that are determined by the general partner
its affiliate, (2) no difference exists in the interest      in good faith to be fair and reasonable.
rates of the loans secured by the property at the time
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may not
make loans to the general partner or its affiliates but
the general partner may lend money to your partnership
if such loan is made at interest rates and charges not
in excess of the rates and charges which would be
charged by unrelated banks in a competitive position or
in any event in excess of the prime interest rate which
is charged from time to time by Bank of America
National Trust and Savings Association, Los Angeles,
California, on ninety-day unsecured loans to
responsible and substantial borrowers. Unless certain
conditions are met, the general partner may not make a
permanent loan to your partnership nor may your
partnership finance the purchase of your partnership's
property by use of a "wraparound" or "all-inclusive"
note and mortgage or deed of trust under which the
general partner or any of its

         1172
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money to secure such debt by mortgage, pledge      restrictions on borrowings, and the general partner has
or other lien on any of the assets of your partnership.      full power and authority to borrow money on behalf of
The general partner of your partnership may not, in          the AIMCO Operating Partnership. The AIMCO Operating
connection with the acquisition of assets, subject any       Partnership has credit agreements that restrict, among
asset of your partnership to one or more mortgages,          other things, its ability to incur indebtedness. See
deeds of trust or other security interest, so that the       "Risk Factors -- Risks of Significant Indebtedness" in
aggregate amount of indebtedness secured by mortgages,       the accompanying Prospectus.
deeds of trust and other security interests to which
all partnership assets are subject, immediately after
such action, is greater than 80% of the aggregate
amount of the purchase price of all assets. Your
partnership may not issue debt securities to the
public. The general partner may not acquire any real
property which, at the date of the acquisition, is
subject to indebtedness secured by a mortgage, deed of
trust or other security interest on the real property
having an unpaid principal balance immediately after
the acquisition equal to less than 40% of the purchase
price of the real property paid by your partnership. No
creditor who makes a non-recourse loan to your
partnership will have or acquire at any time, as a
result of making such loan, any direct or indirect
interest in the profits, capital or property of your
partnership, other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters described under
rights, powers and authority of a partner of a               "Comparison of Ownership of Your Units and AIMCO OP
partnership without limited partners under California        Units -- Voting Rights" below. The general partner may
law. Limited partners have no right to participate in        not be removed by the OP Unitholders with or without
the management or conduct of your partnership's              cause.
business or affairs nor any power or authority to act
for or on behalf of your partnership in any respect          In addition to the powers granted a general partner of
whatsoever.                                                  a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur

         1173
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             debt or enter into other similar credit, guarantee,
                                                             financing or refinancing arrangements for any purpose
                                                             upon such terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In the event that a claim for indemnification        settlements and other amounts incurred in connection
against liabilities arising under the Securities Act of      with any actions relating to the operations of the
1933, as amended (other than for the payment by your         AIMCO Operating Partnership, as set forth in the AIMCO
partnership of expenses incurred or paid by the general      Operating Partnership Agreement. The Delaware Limited
partner in the successful defense of any action, suit        Partnership Act provides that subject to the standards
or proceeding) is asserted by the general partner in         and restrictions, if any, set forth in its partnership
connection with the units, your partnership will,            agreement, a limited partnership may, and shall have
unless in the opinion of its counsel, the matter is          the power to, indemnify and hold harmless any partner
settled by controlling precedent, submit to a court of       or other person from and against any and all claims and
appropriate jurisdiction the question of whether such        demands whatsoever. It is the position of the
indemnification by it is against public policy as            Securities and Exchange Commission that indemnification
expressed in the Securities Act of 1933, as amended and      of directors and officers for liabilities arising under
will agree to be governed by the court's final               the Securities Act is against public policy and is
adjudication of such issue.                                  unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner, the substitute general           becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership and such other conditions as are      controlling interest in the AIMCO Operating Partner-
set forth in your partnership's agreement of limited         ship. Additionally, the AIMCO Operating Partnership
partnership is satisfied. The general partner may admit      Agreement contains restrictions on the ability of OP
additional general partners without the consent of the       Unitholders to transfer their OP Units. See
limited partners. No limited partner may substitute a        "Description of OP Units -- Transfers and Withdrawals"
transferee of his units in such limited partner's place      in the accompanying Prospectus.
without the consent of the general partner which may be
withheld at the sole discretion of the general partner.

         1174
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership, (3) deletes or adds any provision required      the OP Unitholders. The general partner will seek the
by any applicable law, (4) reflects any reduction of         written consent of the OP Unitholders on the proposed
the partners' capital accounts or (5) reflects a change      amendment or will call a meeting to vote thereon. See
in the name or the location of the principal place of        "Description of OP Units -- Amendment of the AIMCO
business of your partnership. Your partnership's agree-      Operating Partnership Agreement" in the accompanying
ment of limited partnership may not be amended to            Prospectus.
change your partnership to a general partnership,
extend the term of your partnership, allow the
expulsion of the non-managing general partner without
the simultaneous expulsion of the managing general
partner or change the liability of the general partner
or the limited partners. Any amendment which diminishes
the rights of the general partner may not be made
without the consent of the general partner or all of
the limited partners. All other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the units.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual management fee equal to 7.5% of the Net Cash          its services as general partner of the AIMCO Operating
from Operations for each year for its services as            Partnership. However, the general partner is entitled
general partner of your partnership so long as the           to payments, allocations and distributions in its
limited partners receive 5% per annum on their capital       capacity as general partner of the AIMCO Operating
investment and may also receive reimbursement for            Partnership. In addition, the AIMCO Operating Part-
expenses incurred in such capacity.                          nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         1175
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities or obligations of your partnership        the AIMCO Operating Partnership's debts and
in excess of its capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner may delegate any or all of its powers, rights        Operating Partnership Agreement expressly limits the
and obligations under your partnership's agreement of        liability of the general partner by providing that the
limited partners and in furtherance of any such              general partner, and its officers and directors will
delegation may appoint, employ or contract with any          not be liable or accountable in damages to the AIMCO
person for the account of your partnership for the           Operating Partnership, the limited partners or
transaction of the business of your partnership, which       assignees for errors in judgment or mistakes of fact or
person may, under the supervision of the general             law or of any act or omission if the general partner or
partner, perform such acts or services for your              such director or officer acted in good faith. See
partnership as the general partnership may approve. The      "Description of OP Units -- Fiduciary Responsibilities"
general partner and its affiliates may acquire real          in the accompanying Prospectus.
properties for their own account, or engage in the
acquisition, development, operation or management of
real estate on behalf of other entities, including
business ventures similar to, related to or in direct
or indirect competition with any business of your
partnership. Neither your partnership nor any other
partner will have any right in or to such other
business ventures or the income or profits derived
therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

         1176
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

         YOUR UNITS      PREFERRED OP UNITS       COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners              Units will have the same                 such as certain amend-

         1177
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

may amend your partnership's             voting rights as holders of the          ments and termination of the AIMCO
agreement of limited partnership,        Common OP Units. See "Description        Operating Partnership Agreement and
subject to certain exceptions;           of OP Units" in the accompanying         certain transactions such as the
terminate your partnership; remove       Prospectus. So long as any               institution of bankruptcy
a general partner; approve the           Preferred OP Units are outstand-         proceedings, an assignment for the
admission of a substituted general       ing, in addition to any other vote       benefit of creditors and certain
partner and approve or disapprove        or consent of partners required by       transfers by the general partner of
the single sale or a series of           law or by the AIMCO Operating            its interest in the AIMCO Operating
sales which are part of single           Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership.          holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. In such event, your            of the Partnership Unit Desig-           acquisition, sale, transfer,
partnership may be continued by the      nation of the Preferred OP Units         exchange or other disposition of
remaining general partner if, in         that materially and adversely            any assets of the AIMCO Operating
the opinion of counsel to your           affects the rights or preferences        Partnership (including, but not
partnership, such election would         of the holders of the Preferred OP       limited to, the exercise or grant
not jeopardize your partnership's        Units. The creation or issuance of       of any conversion, option,
status as a partnership for tax          any class or series of partnership       privilege or subscription right or
purposes. If no general partner          units, including, without                any other right available in
remains, your partnership may            limitation, any partnership units        connection with any assets at any
continue if, within ninety days of       that may have rights senior or           time held by the AIMCO Operating
the retirement, the limited              superior to the Preferred OP Units,      Partnership) or the merger,
partners holding more than 50% of        shall not be deemed to materially        consolidation, reorganization or
the units elect a substitute             adversely affect the rights or           other combination of the AIMCO
general partner who is willing to        preferences of the holders of            Operating Partnership with or into
continue your partnership.               Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to             during such quarter to the general
fixed in amount and depend upon the                                               partner,

         1178
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

operating results and net sales or       the lower of (i)     % plus the          the special limited partner and the
refinancing proceeds available from      annual interest rate then                holders of Common OP Units on the
the disposition of your                  applicable to U.S. Treasury notes        record date established by the
partnership's assets.                    with a maturity of five years, and       general partner with respect to
                                         (ii) the annual dividend rate on         such quarter, in accordance with
                                         the most recently issued AIMCO           their respective interests in the
                                         non-convertible preferred stock          AIMCO Operating Partnership on such
                                         which ranks on a parity with its         record date. Holders of any other
                                         Class H Cumulative Preferred Stock.      Preferred OP Units issued in the
                                         Such distributions will be               future may have priority over the
                                         cumulative from the date of origi-       general partner, the special
                                         nal issue. Holders of Preferred OP       limited partner and holders of
                                         Units will not be entitled to            Common OP Units with respect to
                                         receive any distributions in excess      distributions of Available Cash,
                                         of cumulative distributions on the       distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred is not with         Preferred OP Units are not listed        nership Agreement restricts the
respect to any fractional unit and       on any securities exchange. The          transferability of the OP Units.
if such assignment is less than all      Preferred OP Units are subject to        Until the expiration of one year
of the units held by the assignor,       restrictions on transfer as set          from the date on which an OP
after the transfer, the assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and assignee each hold at least          Partnership Agreement.                   subject to certain exceptions, such
five units, except in certain                                                     OP Unitholder may not transfer all
circumstances, (2) the assignee and      Pursuant to the AIMCO Operating          or any portion of its OP Units to
the assignor execute, acknowledge        Partnership Agreement, until the         any transferee without the consent
and deliver to the general partner       expiration of one year from the          of the general partner, which
a written assignment, (3) the            date on which a holder of Preferred      consent may be withheld in its sole
transfer, when added to all other        OP Units acquired Preferred OP           and absolute discretion. After the
assignments taking place in the          Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any
your partnership for Fed-

         1179
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

eral tax purposes and the                ferred OP Units to any transferee        person, subject to the satisfaction
transferor receives a ruling from        without the consent of the general       of certain conditions specified in
the IRS to such effect and (4) the       partner, which consent may be            the AIMCO Operating Partnership
assignor and assignee have complied      withheld in its sole and absolute        Agreement, including the general
with such other conditions as            discretion. After the expiration of      partner's right of first refusal.
determined by the general partner        one year, such holders of Preferred      See "Description of OP Units --
to comply with any state securities      OP Units has the right to transfer       Transfers and Withdrawals" in the
regulatory authority. Such               all or any portion of its Preferred      accompanying Prospectus.
transferee may be substituted as a       OP Units to any person, subject to
limited partner if: (1) the general      the satisfaction of certain              After the first anniversary of
partner consents in writing, which       conditions specified in the AIMCO        becoming a holder of Common OP
consent may be granted or denied in      Operating Partnership Agreement,         Units, an OP Unitholder has the
the sole discretion of the general       including the general partner's          right, subject to the terms and
partner, (2) the transferor elects       right of first refusal.                  conditions of the AIMCO Operating
to become a substitute limited                                                    Partnership Agreement, to require
partner by delivering to the             After a one-year holding period, a       the AIMCO Operating Partnership to
general partner a written notice,        holder may redeem Preferred OP           redeem all or a portion of the
executed and acknowledged by the         Units and receive in exchange            Common OP Units held by such party
assignor and assignee of such            therefor, at the AIMCO Operating         in exchange for a cash amount based
election, (3) the assignee executes      Partnership's option, (i) subject        on the value of shares of Class A
and acknowledges such other              to the terms of any Senior Units,        Common Stock. See "Description of
instruments that the general             cash in an amount equal to the           OP Units -- Redemption Rights" in
partner may require including an         Liquidation Preference of the            the accompanying Prospectus. Upon
adoption of your partnership's           Preferred OP Units tendered for          receipt of a notice of redemption,
agreement of limited partnership,        redemption, (ii) a number of shares      the AIMCO Operating Partnership
and (4) the assignee pays the            of Class I Cumulative Preferred          may, in its sole and absolute
partnership for its expenses             Stock of AIMCO that pay an               discretion but subject to the
incurred in the transaction.             aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1180

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1181

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1182

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1183

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1184

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1185

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1186
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1187
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1188

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 7.5% of the Net Cash from Operations for each year for its services as general partner of your partnership so long as the limited partners receive 5% per annum on their capital investment and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $453,000 in 1996, $431,000 in 1997 and $219,000 for the first six months of 1998. The property manager received management fees of $1,033,000 in 1996, $1,029,000 in 1997 and $515,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1189

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners XII was organized on May 26, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following nine residential apartment complexes, one commercial complex and a real estate joint venture: Briarwood Apartments, a 73-unit complex in Cedar Rapids, Iowa; Chambers Ridge Apartments, a 324-unit complex in Harrisburg, Pennsylvania; Gateway Gardens Apartments, a 328-unit complex in Cedar Rapids, Iowa; Hunters Glen Apartments-IV, a 264-unit complex in Plainsboro, New Jersey; Hunters Glen Apartments-V, a 304-unit complex in Plainsboro, New Jersey; Hunters Glen Apartments-VI, a 328-unit complex in Plainsboro, New Jersey; Pickwick Place Apartments, a 336-unit complex in Indianapolis, Indiana; Southpointe Apartments, a 499-unit complex in Bedford Heights, Ohio; Twin Lake Towers Apartments, a 399-unit complex in Westmont, Illinois; Cooper Point Plaza, a 103,473 square-foot retail center in Olympia, Washington; and a 44.5% interest in Princeton Golf Course Joint Venture, which owns Princeton Meadows Golf Course in Princeton, New Jersey. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 44,718 units issued and outstanding, which were held of record by 3,971 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated February 14, 1984, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth or sixth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general

         1190

     partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (other than for the payment by your partnership of expenses incurred or paid by the general partner in the successful defense of any action, suit or proceeding), is asserted by the general partner in connection with the units, your partnership will, unless in the opinion of its counsel the matter is settled by controlling precedent, submit to a court of appropriate jurisdiction the question of

         1191

     whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will agree to be governed by the court's final adjudication of such issue.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     Your partnership has not paid any distributions in the past three years. The original cost per unit was $1,000.00.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 22.2% interest in your partnership, including 9,806 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $475,998
1995........................................................     443,417
1996........................................................     453,000
1997........................................................     431,000
1998 (through June 30)......................................     219,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                              FEES
----                                                           ----------
1994........................................................   $  989,076
1995........................................................    1,031,693
1996........................................................    1,033,000
1997........................................................    1,029,000
1998 (through June 30)......................................      515,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1192

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1193

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Partners XII appearing in Angeles Partners XII's Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1194

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1195

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1196

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1197

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1198

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1199

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1200

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1201

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1202

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1203

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                              ANGELES PARTNERS XIV
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of March 31, 1998, your general partner estimated the net asset value of your units to be $0.00 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties and one commercial property to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1204

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Angeles
    Partners XIV...............................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-52
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-54
  Assumptions, Limitations and
    Qualifications.............................   S-54
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76

         1205

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-76
  Originally Anticipated Term of the
    Partnership................................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-78
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-78

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1206

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Angeles Partners XIV. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Angeles Realty Corporation II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1207

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1208

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid any distributions for the past three years.
     We will pay fixed quarterly distributions of $               per unit on
     the Tax-Deferral   % Preferred OP Units before any distributions are paid
     to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two apartment properties and one commercial property to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1209

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $35.00 per unit from January 1, 1997 to September 30, 1998. As of March 31, 1998, your general partner estimated the net asset value of your units to be $0.00 per unit.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         1210

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that, if you tender less than all of your units, after the tender you must hold a minimum of five units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1211

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1212

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1213

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of March 31, 1998, your general partner estimated the net asset value of your units to be $0.00 per unit.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $35.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         1214

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two apartment properties and one commercial property to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         1215

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         1216

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         1217

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 0.08% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1218

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership continues to incur recurring operating losses and suffers from inadequate liquidity. It is in default on non-recourse and unsecured indebtedness due to nonpayment of interest and principal when due. These conditions raise substantial doubt about your partnership's ability to continue as a going concern. In addition, your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

         1219

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

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     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         1221

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         1222

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $1.00 to $35.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

         1223

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fees for its services as general partner but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $76,000 for the first six months of 1998. The property manager received management fees of $132,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Angeles Partners XIV was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes and one commercial property: Waterford Square Apartments, a 487-unit residential apartment complex in Huntsville, Alabama; Fox Crest Apartments, a 245-unit residential apartment complex in Waukegan, Illinois; and Dayton Industrial Complex, an approximately 80,000 square-foot industrial complex in Dayton, Ohio. We plan to sell Dayton Industrial Complex as of October 31, 1998 for forgiveness of debt and reimbursement of legal fees. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. Insignia

         1224

     Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the apartment properties owned by your partnership. As of December 31, 1997, there were 43,887 units of limited partnership interest issued and outstanding, which were held of record by 4,408 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1225

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1226

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1227

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1228

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1229

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1230

             SUMMARY FINANCIAL INFORMATION OF ANGELES PARTNERS XIV

     The summary financial information of Angeles Partners XIV for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Angeles Partners XIV for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                              ANGELES PARTNERS XIV

                                                              FOR THE SIX MONTHS            FOR THE YEAR ENDED
                                                                ENDED JUNE 30,                 DECEMBER 31,
                                                             --------------------    --------------------------------
                                                               1998        1997        1997        1996        1995
                                                             --------    --------    --------    --------    --------
                                                                         (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues.............................................  $  2,740    $  2,813    $  5,642    $  7,186    $  8,129
Net Income (Loss)..........................................     6,492      (1,655)     (3,974)     (4,542)     (3,293)
Net Income (Loss) per limited partnership unit.............    146.44      (37.32)     (89.62)    (101.87)     (73.87)
Distributions per limited partnership unit.................        --          --          --          --          --

                                                                   JUNE 30,                    DECEMBER 31,
                                                             --------------------    --------------------------------
                                                               1998        1997        1997        1996        1995
                                                             --------    --------    --------    --------    --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation...............  $ 11,882    $ 16,637    $ 15,524    $ 17,113    $ 25,964
Total Assets...............................................    13,699      18,535      17,286      18,661      27,868
Notes Payable..............................................    34,081      44,028      44,194      43,825      47,442
Partners' Capital (Deficit)................................   (27,015)    (31,188)    (33,507)    (29,533)    (24,991)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP            ANGELES PARTNERS XIV
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

         1231

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $35.00 per unit from January 1, 1997 to September 30, 1998. As of March 31, 1998, your general partner estimated the net asset value of your units to be $0.00 per unit. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect

         1232

     to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two apartment properties and one commercial property. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared

         1233

     to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$     per year on the number of tax-deferral   % Preferred OP Units, or
distributions of $     per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. There have been no distributions with respect to your units for the past three years. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

         1234

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P., which manages the apartment properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 0.08% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         1235

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you

         1236

     were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1237

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1238

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that, if you tender less than all of your units, after the tender you must hold a minimum of five units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

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     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

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  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1241

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1242

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1243

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1244

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1245

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1246

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 15 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 0.03% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1247

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1248

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1249

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1250

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1251

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1252

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                   OPERATING INCOME        RATE            VALUE
  --------                                   ----------------   --------------   --------------
  Waterford Square Apartments                   $                       %          $
  Fox Crest Apartments
  Dayton Industrial Complex

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         1253

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         1254

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred OP Units are $ , and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of
     $     per year on the number of tax-deferral   % Preferred OP Units, or
     distributions of $     per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. There have been no distributions with respect to your units in the past three years. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment

         1255

     properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $1.00 to $35.00
  Estimated liquidation proceeds............................    $

         1256

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 131 units (representing approximately .29% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                              ANGELES PARTNERS XIV
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................        --           --
  Second Quarter............................................    $ 1.00       $ 4.25
  First Quarter.............................................      1.00         3.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................     35.00        35.00
  Third Quarter.............................................        --           --
  Second Quarter............................................        --           --
  First Quarter.............................................     20.00        20.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................        --           --
  Third Quarter.............................................      0.01         0.01
  Second Quarter............................................        --           --
  First Quarter.............................................      1.00         5.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant

         1257

     information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed
liquidation would involve additional selling expenses of   % of the sale
proceeds. The general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuation:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with your partnership's 1998 First Quarter Report. That estimate of your partnership's net asset value per unit as of March 31, 1998 was $0.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders.

         1258

     We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also

         1259

     performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated

         1260

     to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

         1261

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1262

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

         YOUR PARTNERSHIP                        AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2035.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire fee,             The purpose of the AIMCO Operating Partnership is to
long-term leasehold, equity or other interests in            conduct any business that may be lawfully conducted by
residential, commercial and industrial real properties,      a limited partnership organized pursuant to the
either directly or indirectly including through              Delaware Revised Uniform Limited Partnership Act (as
investments in partnerships or joint ventures with           amended from time to time, or any successor to such
others. Subject to restrictions contained in your            statute) (the "Delaware Limited Partnership Act"),
partnership's agreement of limited partnership, your         provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1263
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to selected persons       time to the limited partners and to other persons, and
who fulfill the requirements set forth in your               to admit such other persons as additional limited
partnership's agreement of limited partnership. The          partners, on terms and conditions and for such capital
general partner may make offerings of units upon such        contributions as may be established by the general
terms and conditions and in such amounts as the general      partner in its sole discretion. The net capital
partner in its sole discretion deems reasonable, so          contribution need not be equal for all OP Unitholders.
long as such terms and conditions are no more favorable      No action or consent by the OP Unitholders is required
than those offer to the limited partners who purchased       in connection with the admission of any additional OP
their units under the terms and conditions of the first      Unitholder. See "Description of OP Units -- Management
offering. The capital contribution need not be equal         by the AIMCO GP" in the accompanying Prospectus.
for all limited partners and no action or consent is         Subject to Delaware law, any additional partnership
required in connection with the admission of any             interests may be issued in one or more classes, or one
additional limited partners. Your partnership may not        or more series of any of such classes, with such
issue units in exchange for property.                        designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not enter into any         funds or other assets to its subsidiaries or other
insurance or other transactions with the general             persons in which it has an equity investment, and such
partner or any of its affiliates, except in connec-          persons may borrow funds from the AIMCO Operating
tion with the performance of property management             Partnership, on terms and conditions established in the
services, real estate brokerage services, services as        sole and absolute discretion of the general partner. To
agent for the sale of units and as otherwise                 the extent consistent with the business purpose of the
specifically permitted by your partnership's agreement       AIMCO Operating Partnership and the permitted
of limited partnership. The terms of any such employ-        activities of the general partner, the AIMCO Operating
ment will allow your partnership to terminate such           Partnership may transfer assets to joint ventures,
employment, with or without cause, and without penalty       limited liability companies, partnerships,
to your partnership, upon no greater than sixty days         corporations, business trusts or other business
notice to the employed party. Except in limited              entities in which it is or thereby becomes a
circumstances, the general partner may not purchase or       participant upon such terms and subject to such
lease any real property or acquire any loan or lease         conditions consistent with the AIMCO Operating Part-
from your partnership or sell or lease any real              nership Agreement and applicable law as the general
property or any loan or lease to your partnership            partner, in its sole and absolute discretion, believes
either directly or through an affiliate. However, the        to be advisable. Except as expressly permitted by the
general partner or an affiliate may purchase property        AIMCO Operating Partnership Agreement, neither the
in its own name and temporarily hold title thereto for       general partner nor any of its affiliates may sell,
the purpose of facilitating its acquisition or               transfer or convey any property to the AIMCO Operating
financing by your partnership if (1) the property is         Partnership, directly or indirectly, except pursuant to
purchased by your partnership for a price no greater         transactions that are determined by the general partner
than the cost of the property to the general partner or      in good faith to be fair and reasonable.
its affiliate, (2) no difference exists in the interest
rates of the loans secured by the property at the time
acquired by the general partner or its affiliates and
at the time acquired by your partnership and (3)
neither the general partner nor its affiliates receive
any economic advantage by reason of holding or having
held title to the property. Your partnership may also
lease property to a partnership sponsored by the
general partner or its affiliates so long as the terms
of the lease are comparable to, or no less favorable to
your partnership than those offered to and accepted by
unrelated persons for comparable space and contained in
a written contract which precisely describes the
subject matter thereof and all compensation to be paid,
which contract, if not previously disclosed, must be
fully and properly disclosed to all partners. Your
partnership may also invest in entities affiliated with
your general partner if certain conditions are met.
Your partnership may not make loans to the general
partner or its affiliates but the general partner and
its affiliates may lend money to your partnership
provided that the interest and other financing

         1264
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

charges on loans to your partnership may not be in excess of amounts paid by the general partner for borrowed funds (provided, however, that such interest rates and charges are not in excess of rates and charges which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property (if such loan is made in connection with a particular property). Such loans may not require a prepayment charge or penalty if such loan is secured by a mortgage or encumbrance of your partnership's property. Unless certain conditions are met, your partnership may not finance the purchase of your partnership's property by use of a "wraparound" or "all-inclusive" note and mortgage or deed of trust under which the general partner or any of its affiliates are the obligee or secured party. Your partnership may not grant to the general partner or its affiliates an exclusive right or an exclusive employ-ment to sell your partnership's property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage,         restrictions on borrowings, and the general partner has
pledge or other lien on any of the assets of your            full power and authority to borrow money on behalf of
partnership. The general partner of your partnership         the AIMCO Operating Partnership. The AIMCO Operating
may not, in connection with the acquisition of assets,       Partnership has credit agreements that restrict, among
subject any asset of your partnership to one or more         other things, its ability to incur indebtedness. See
mortgages, deeds of trust or other security interest,        "Risk Factors -- Risks of Significant Indebtedness" in
so that the aggregate amount of indebtedness secured by      the accompanying Prospectus.
mortgages, deeds of trust and other security interests
to which all partnership assets are subject,
immediately after such action, is greater than 80% of
the aggregate amount of the purchase price of all
assets. Your partnership may not issue debt securities
to the public. The general partner may not acquire a
property subject to or subject a property to financing
in which the balloon payments represent 25% or more of
the purchase price or secondary financing which
represents 10% or more of the purchase price which
contains a provision of a balloon payment due and
payable prior to the earlier of (1) ten years from the
date your partnership acquired the property or (2) two
years beyond the estimated holding period for the
property, but in no event prior to seven years from the
date of acquisition of the property. All financing
incurred by your partnership will generally provide for
periodic payments in an amount which would be
sufficient to self-liquidate the loans over periods of
not more than thirty years. The general partner may not
acquire any real property which, at the date of the
acquisition, is subject to indebtedness secured by a
mortgage, deed of trust or other security interest on
the real property having an unpaid principal balance
immediately after the acquisition equal to less than
50% of the purchase price of the real property paid by
your partnership. No creditor who makes a non-recourse
loan to your partnership will have or acquire at any
time, as a result of making such loan, any direct or
indirect interest in the profits, capital or property
of your partnership, other than as a secured creditor.

         1265
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has complete         All management powers over the business and affairs of
and exclusive control over the management of your            the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership's business and affairs. Subject to the           Inc., which is the general partner. No OP Unitholder
limitations contained in your partnership's agreement        has any right to participate in or exercise control or
of limited partnership, the general partner has the          management power over the business and affairs of the
right, power and authority, on behalf of your                AIMCO Operating Partnership. The OP Unitholders have
partnership, and in its name, to exercise all of the         the right to vote on certain matters described under
rights, powers and authority of a partner of a               "Comparison of Ownership of Your Units and AIMCO OP
partnership without limited partners under California        Units -- Voting Rights" below. The general partner may
law. Limited partners have no right to participate in        not be removed by the OP Unitholders with or without
the management or conduct of your partnership's              cause.
business or affairs nor any power or authority to act
for or on behalf of your partnership in any respect          In addition to the powers granted a general partner of
whatsoever.                                                  a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable to your partnership        partner is not liable to the AIMCO Operating
or any limited partner for any act or any failure to         Partnership for losses sustained, liabilities incurred
act so long as such act or failure to act was performed      or benefits not derived as a result of errors in
in a manner determined in good faith to be within the        judgment or mistakes of fact or law of any act or
scope of the general partner's authority and to be in        omission if the general partner acted in good faith.
the best interests of your partnership, and so long as       The AIMCO Operating Partnership Agreement provides for
such party was not guilty of negligence, misconduct or       indemnification of AIMCO, or any director or officer of
a breach of its fiduciary obligations in such act or         AIMCO (in its capacity as the previous general partner
failure to act. In addition, your partnership will           of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act described above. Any such indemnity provided will        all losses, claims, damages, liabilities, joint or
be paid, from and only to the extent of, partnership         several, expenses (including legal fees), fines,
assets. In no event, however, will such indemnification      settlements and other amounts incurred in connection
cover liabilities arising under the state securities         with any actions relating to the operations of the
laws and the Securities Act of 1933, as amended.             AIMCO Operating Partnership, as set forth in the AIMCO
                                                             Operating Partnership Agreement. The Delaware Limited
                                                             Partnership Act provides that

         1266
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             subject to the standards and restrictions, if any, set
                                                             forth in its partnership agreement, a limited
                                                             partnership may, and shall have the power to, indemnify
                                                             and hold harmless any partner or other person from and
                                                             against any and all claims and demands whatsoever. It
                                                             is the position of the Securities and Exchange Commis-
                                                             sion that indemnification of directors and officers for
                                                             liabilities arising under the Securities Act is against
                                                             public policy and is unenforceable pursuant to Section
                                                             14 of the Securities Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner if such party consents to become a general           or without cause. Under the AIMCO Operating Partnership
partner, the limited partners holding more than 50% of       Agreement, the general partner may, in its sole
the outstanding units consent to the admission of the        discretion, prevent a transferee of an OP Unit from
substitute general partner, the substitute general           becoming a substituted limited partner pursuant to the
partner executes and acknowledges such instruments as        AIMCO Operating Partnership Agreement. The general
the general partner deems necessary or advisable,            partner may exercise this right of approval to deter,
including the adoption of your partnership's agreement       delay or hamper attempts by persons to acquire a
of limited partnership and such other conditions as are      controlling interest in the AIMCO Operating Partner-
set forth in your partnership's agreement of limited         ship. Additionally, the AIMCO Operating Partnership
partnership is satisfied. The general partner may admit      Agreement contains restrictions on the ability of OP
additional general partners without the consent of the       Unitholders to transfer their OP Units. See
limited partners. No limited partner may substitute a        "Description of OP Units -- Transfers and Withdrawals"
transferee of his units in such limited partner's place      in the accompanying Prospectus.
without the consent of the general partner which may be
withheld at the sole discretion of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or its affiliates or surrenders any          Agreement, amendments to the AIMCO Operating
right or power granted to the general partner or its         Partnership Agreement require the consent of the
affiliates for the benefit of the limited partner, (2)       holders of a majority of the outstanding Common OP
cures any ambiguity, corrects or supplements any             Units, excluding AIMCO and certain other limited
provision which may be inconsistent with any other           exclusions (a "Majority in Interest"). Amendments to
provision or makes any other provision with respect to       the AIMCO Operating Partnership Agreement may be
matters or questions arising under your partnership's        proposed by the general partner or by holders of a
agreement of limited partnership consistent with the         Majority in Interest. Following such proposal, the
provisions of your partnership's agreement of limited        general partner will submit any proposed amendment to
partnership, (3) deletes or adds any provision required      the OP Unitholders. The general partner will seek the
by any applicable law, (4) reflects any reduction of         written consent of the OP Unitholders on the proposed
the partners' capital accounts, (5) reflects a change        amendment or will call a meeting to vote thereon. See
in the name or the location of the principal place of        "Description of OP Units -- Amendment of the AIMCO
business of your partnership and (6) reduces the             Operating Partnership Agreement" in the accompanying
required minimum investment in your partnership to           Prospectus.
effect the participation of your partnership in a
program designed to facilitate secondary trading of the
units. Your partnership's agreement of limited
partnership may not be amended to change your partner-
ship to a general partnership, extend the term of your
partnership, allow the expulsion of the non-managing
general partner without the simultaneous expulsion of
the managing general partner or change the liability of
the general partner or the limited partners. Any
amendment which diminishes the rights of the general
partner may not be made without the consent of the
general partner or all of the limited partners. All
other amendments to your partnership's agreement of
limited partnership must be approved by the limited
partners owning more than 50% of the units.

         1267
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Compensation and Fees


The general partner of your partnership receives no          The general partner does not receive compensation for
annual management fee for its services as general            its services as general partner of the AIMCO Operating
partner but may receive reimbursement for expenses           Partnership. However, the general partner is entitled
incurred in such capacity.                                   to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, or obligations of your partnership       the AIMCO Operating Partnership's debts and
in excess of his capital contribution.                       obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner may not possess your        partnership agreement, Delaware law generally requires
partnership's property or assign rights in specific          a general partner of a Delaware limited partnership to
properties of your partnership, for other than the           adhere to fiduciary duty standards under which it owes
exclusive benefit of your partnership. The general           its limited partners the highest duties of good faith,
partner must diligently and faithfully devote as much        fairness and loyalty and which generally prohibit such
of its time to the business of your partnership as may       general partner from taking any action or engaging in
be necessary to properly conduct the affairs of your         any transaction as to which it has a conflict of
partnership. The general partner has a fiduciary             interest. The AIMCO Operating Partnership Agreement
responsibility for the safekeeping and use of all of         expressly authorizes the general partner to enter into,
your partnership's funds and assets, whether or not          on behalf of the AIMCO Operating Partnership, a right
they are in its immediate possession or control. The         of first opportunity arrangement and other conflict
general partner may not employ or permit others to           avoidance agreements with various affiliates of the
employ such funds or assets in any manner except for         AIMCO Operating Partnership and the general partner, on
the benefit of your partnership nor commingle funds of       such terms as the general partner, in its sole and
your partnership with any other person. The general          absolute discretion, believes are advisable. The AIMCO
partner may delegate any or all of its powers, rights        Operating Partnership Agreement expressly limits the
and obligations under your partnership's agreement of        liability of the general partner by providing that the
limited partners and in furtherance of any such              general partner, and its officers and directors will
delegation may appoint, employ or contract with any          not be liable or accountable in damages to the AIMCO
person for the account of your partnership for the           Operating Partnership, the limited partners or
transaction of the business of your partnership, which       assignees for errors in judgment or mistakes of fact or
person may, under the supervision of the general             law or of any act or omission if the general partner or
partner, perform such acts or services for your              such director or officer acted in good faith. See
partnership as the general partnership may approve. The      "Description of OP Units -- Fiduciary Responsibilities"
general partner and its affiliates may acquire real          in the accompanying Prospectus.
properties for their own account, or engage in the
acquisition, development, operation or management of
real estate on behalf of other entities, including
business ventures similar to, related to or

         1268
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

in direct or indirect competition with any business of your partnership. Neither your partnership nor any other partner will have any right in or to such other business ventures or the income or profits derived therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS               PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom gener-

         1269
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  ally will be retained by the AIMCO
                                                                                  Operating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner and          ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single sale or a series of sales         law or by the AIMCO Operating            its interest in the AIMCO Operating
which are part of single                 Partnership Agreement, the               Partnership or the admission of a
transaction of substantially all of      affirmative vote or consent of           successor general partner.
the assets of your partnership.          holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. In such event, your            of the Partnership Unit Desig-           acquisition, sale, transfer,
partnership may be continued by the      nation of the Preferred OP Units         exchange or other disposition of
remaining general partner if, in         that materially and adversely            any assets of the AIMCO Operating
the opinion of counsel to your           affects the rights or preferences        Partnership (including, but not
partnership, such election would         of the holders of the Preferred OP       limited to, the exercise or grant
not jeopardize your partnership's        Units. The creation or issuance of       of any conversion, option,
status as a partnership for tax          any class or series of partnership       privilege or subscription right or
purposes. If no general partner          units, including, without                any other right available in
remains, your partnership may            limitation, any partnership units        connection with any assets at any
continue if, within ninety days of       that may have rights senior or           time held by the AIMCO Operating
the retirement, the limited              superior to the Preferred OP Units,      Partnership) or the merger,
partners holding more than 50% of        shall not be deemed to materially        consolidation, reorganization or
the units elect a substitute             adversely affect the rights or           other combination of the AIMCO
general partner who is willing to        preferences of the holders of            Operating Partnership with or into
continue your partnership.               Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

         1270
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations remaining after               provided, however, that at any time      portion as the general partner may
compensation is paid to the general      and from time to time on or after        in its sole and absolute discretion
partner for its services are to be       the fifth anniversary of the issue       determine, of Available Cash (as
made quarterly to the partners in        date of the Preferred OP Units, the      defined in the AIMCO Operating
proportion to the interests in your      AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership. The distributions           adjust the annual distribution rate      the AIMCO Operating Partnership
payable to the partners are not          on the Preferred OP Units to the         during such quarter to the general
fixed in amount and depend upon the      lower of (i)     % plus the annual       partner, the special limited
operating results and net sales or       interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
interest transferred                     Preferred OP

         1271
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

is not with respect to any fraction      Units are not listed on any              nership Agreement restricts the
unit and if such assignment is less      securities exchange. The Preferred       transferability of the OP Units.
than all of the units held by the        OP Units are subject to                  Until the expiration of one year
assignor, after the transfer, the        restrictions on transfer as set          from the date on which an OP
assignor and assignee each hold at       forth in the AIMCO Operating             Unitholder acquired OP Units,
least five units, except in certain      Partnership Agreement.                   subject to certain exceptions, such
circumstances, (2) the assignee and                                               OP Unitholder may not transfer all
the assignor execute, acknowledge        Pursuant to the AIMCO Operating          or any portion of its OP Units to
and deliver to the general partner       Partnership Agreement, until the         any transferee without the consent
a written assignment, (3) the            expiration of one year from the          of the general partner, which
transfer, when added to all other        date on which a holder of Preferred      consent may be withheld in its sole
assignments taking place in the          OP Units acquired Preferred OP           and absolute discretion. After the
preceding 12 months, in the opinion      Units, subject to certain                expiration of one year, such OP
of counsel to your partnership,          exceptions, such holder of               Unitholder has the right to
does not result in termination of        Preferred OP Units may not transfer      transfer all or any portion of its
your partnership for Federal tax         all or any portion of its Pre-           OP Units to any person, subject to
purposes and the transferor              ferred OP Units to any transferee        the satisfaction of certain
receives a ruling from the IRS to        without the consent of the general       conditions specified in the AIMCO
such effect and (4) the assignor         partner, which consent may be            Operating Partnership Agreement,
and assignee have complied with          withheld in its sole and absolute        including the general partner's
such other conditions as deter-          discretion. After the expiration of      right of first refusal. See
mined by the general partner to          one year, such holders of Preferred      "Description of OP Units --
comply with any state securities         OP Units has the right to transfer       Transfers and Withdrawals" in the
regulatory authority. Such               all or any portion of its Preferred      accompanying Prospectus.
transferee may be substituted as a       OP Units to any person, subject to
limited partner if: (1) the general      the satisfaction of certain              After the first anniversary of
partner consents in writing, which       conditions specified in the AIMCO        becoming a holder of Common OP
consent may be granted or denied in      Operating Partnership Agreement,         Units, an OP Unitholder has the
the sole discretion of the general       including the general partner's          right, subject to the terms and
partner, (2) the transferor elects       right of first refusal.                  conditions of the AIMCO Operating
to become a substitute limited                                                    Partnership Agreement, to require
partner by delivering to the             After a one-year holding period, a       the AIMCO Operating Partnership to
general partner a written notice,        holder may redeem Preferred OP           redeem all or a portion of the
executed and acknowledged by the         Units and receive in exchange            Common OP Units held by such party
assignor and assignee of such            therefor, at the AIMCO Operating         in exchange for a cash amount based
election, (3) the assignee executes      Partnership's option, (i) subject        on the value of shares of Class A
and acknowledges such other              to the terms of any Senior Units,        Common Stock. See "Description of
instruments that the general             cash in an amount equal to the           OP Units -- Redemption Rights" in
partner may require including an         Liquidation Preference of the            the accompanying Prospectus. Upon
adoption of your partnership's           Preferred OP Units tendered for          receipt of a notice of redemption,
agreement of limited partnership,        redemption, (ii) a number of shares      the AIMCO Operating Partnership
and (4) the assignee pays the            of Class I Cumulative Preferred          may, in its sole and absolute
partnership for its expenses             Stock of AIMCO that pay an               discretion but subject to the
incurred in the transaction.             aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1272

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1273

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1274

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1275

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1276

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1277

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

        PREFERRED OP UNITS                      CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1278
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1279
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1280

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fees for its services as general partner but may receive reimbursement for expenses incurred in such capacity. The general partner received fees and reimbursements totaling $326,000 in 1996, $153,000 in 1997 and $76,000 for the first six months of 1998 in reimbursement for expenses. The property manager received management fees of $234,000 in 1996, $251,000 in 1997 and $132,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1281

                                YOUR PARTNERSHIP

GENERAL

     Angeles Partners XIV was organized on June 29, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes and one commercial property: Waterford Square Apartments, a 487-unit residential apartment complex in Huntsville, Alabama; Fox Crest Apartments, a 245-unit residential apartment complex in Waukegan, Illinois; and Dayton Industrial Complex, an approximately 80,000 square-foot industrial complex in Dayton, Ohio. We plan to sell Dayton Industrial Complex as of October 31, 1998 for forgiveness of debt and reimbursement of legal fees. The general partner of your partnership is Angeles Realty Corporation II, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the apartment properties owned by your partnership. As of December 31, 1997, there were 43,887 units issued and outstanding, which were held of record by 4,408 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated February 15, 1985 (as amended), by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that it anticipated that properties may be sold five to eight years after acquisition. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, past performance of a property, market studies to ascertain potential rent increases and market value, financial projections, and the impact of the sale on your partnership. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2005, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         1282

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable to your partnership or any limited partner for any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of (1) reasonable attorney's fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (2) expenses incurred in the removal of any liens affecting any property of the parties to be indemnified. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. In no event, however, will such indemnification cover liabilities arising under the state securities laws and the Securities Act of 1933, as amended.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         1283

DISTRIBUTIONS

     Your partnership has not paid any distributions with respect to your units in the past three years. The original cost per unit was $1,000.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 0.08% interest in your partnership, including 29,000 units held by us and the interest held by Angeles Realty Corporation II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $287,244
1995........................................................     182,534
1996........................................................     326,000
1997........................................................     153,000
1998 (through June 30)......................................      76,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $226,742
1995........................................................    231,168
1996........................................................    234,000
1997........................................................    251,000
1998 (through June 30)......................................    132,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1284

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1285

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Angeles Partners XIV appearing in Angeles Partners XIV's Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1286

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1287

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1288

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1289

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1290

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1291

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1292

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1293

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexington Avenue                   Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1294

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1295

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                          CENTURY PROPERTIES FUND XVI
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1296

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Century
    Properties Fund XVI........................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76

         1297

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-78
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1298

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Century Properties Fund XVI. For each unit that you tender, you may choose
     to receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Fox Capital Management Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1299

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1300

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership did not pay distributions in 1996 and 1997 and is not expected to make distributions in 1998. We will pay fixed quarterly
     distributions of $               per unit on the Tax-Deferral   % Preferred
     OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This
     is equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1301

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $8.10 per unit to $75.00 per unit over from January 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real

         1302

     estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 10 units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

         1303

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1304

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1305

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $8.10 per unit to $75.00 per unit from January 1, 1997 through September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possible shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because

         1306

the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         1307

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         1308

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         1309

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 36.1% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         1310

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1311

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1312

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1313

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1314

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................  $
Alternatives:
  Prices on secondary market................................  $8.10 to $75.00
  Estimated liquidation proceeds............................  $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1315

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 5% of your partnership's cash available for distribution for its services as general partner and may receive reimbursement for expenses generated in such capacity. For the first six months of 1998, the general partner received $55,000 in such fees and reimbursements. The property manager received management fees of $74,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Century Properties Fund XVI was organized on December 30, 1980, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital

         1316

     appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: The Landings Apartments, a 200-unit complex in Tampa, Florida and Woods at Inverness Apartments, a 272-unit complex in Houston, Texas. The general partner of your partnership is Fox Capital Management Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of June 30, 1998, there were 130,000 units of limited partnership interest issued and outstanding, which were held of record by 5,534 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1317

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1318

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1319

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1320

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1321

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1322

          SUMMARY FINANCIAL INFORMATION OF CENTURY PROPERTIES FUND XVI

     The summary financial information of Century Properties Fund XVI for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Century Properties Fund XVI for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                          CENTURY PROPERTIES FUND XVI

                                                         FOR THE SIX
                                                            MONTHS             FOR THE YEAR ENDED
                                                        ENDED JUNE 30,            DECEMBER 31,
                                                       ----------------    --------------------------
                                                        1998      1997      1997      1996      1995
                                                       ------    ------    ------    ------    ------
                                                              (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues.......................................  $1,482    $1,379    $2,867    $2,721    $2,762
Net Income(Loss).....................................      69       (50)     (157)     (667)     (475)(A)
Net Income (Loss) per limited partnership unit.......    0.49     (0.36)    (1.12)    (4.78)    (4.98)
Distributions per limited partnership unit...........      --        --        --        --        --

                                                           JUNE 30,               DECEMBER 31,
                                                       ----------------    --------------------------
                                                        1998      1997      1997      1996      1995
                                                       ------    ------    ------    ------    ------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation.........  $7,516    $7,806    $7,644    $7,827    $8,083
Total Assets.........................................   8,686     8,747     8,787     8,914     9,471
Notes Payable........................................   7,385     7,457     7,422     7,487     7,550
Partners' Capital (Deficit)..........................     963     1,001       894     1,051     1,718

---------------

(A) Loss before extraordinary item.

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING           CENTURY PROPERTIES
                                                                       PARTNERSHIP                  FUND XVI
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85           $0            $0

         1323

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $8.10 per unit to $75.00 per unit from January 1, 1997 to September 30, 1998. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to

         1324

remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

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RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership did not pay any distribution in 1996 and 1997 and is not expected to make any distributions in 1998. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be
       , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

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     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity, which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 36.1% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A

         1327

Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     On October 15, 1998, Madison Liquidity Investors 104, LLC ("Madison"), which is not affiliated with us or your general partner, commenced a tender offer to acquire units of your partnership. Madison is seeking to acquire up to 4.9% of the outstanding units for $7 per unit, less transfer fees. The offer expires November 20, 1998.

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In 1994, DeForest Ventures I L.P. commenced a tender offer. In 1995, DeForest Ventures I L.P. commenced another tender offer to purchase 24,031 units for $16.27 per unit as part of the settlement of litigation which arose from the 1994 tender offer.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty

         1328

under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one

         1329

       basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1330

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1331

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 10 units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1332

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1333

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

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  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1335

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1336

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1337

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1338

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1339

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

         1340

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         1341

     compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1342

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1343

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1344

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1345

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such
Termination: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includable in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         1346

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                             1997 NET                            GROSS
                                            OPERATING       CAPITALIZATION      PROPERTY
               PROPERTY                       INCOME             RATE            VALUE
               --------                  ----------------   --------------   --------------
The Land Apartments                         $                        %         $
Woods of Inverness Apartments

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         1347

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         1348

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. Your partnership did not make distributions in 1996 and 1997 and is not expected to make distributions in 1998. This is
     equivalent to distributions of $       per year on the number of
     tax-deferral        % Preferred OP Units, or distributions of $       per
     year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are
     offering are expected to be        , immediately following our offer, than
     the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         1349

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         1350

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $8.10 to $75.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 670 units (representing less than .52% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                          CENTURY PROPERTIES FUND XVI
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                     AS REPORTED BY
                                                                 THE GENERAL PARTNER(A)
                                                              -----------------------------
                                                                LOW SALES      HIGH SALES
                                                                  PRICE           PRICE
                                                                PER UNIT        PER UNIT
                                                              -------------   -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................         $ 6.25          $70.00
  Second Quarter............................................           6.56          $37.00
  First Quarter.............................................          12.00           75.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................           6.10            6.10
  Third Quarter.............................................           1.00            7.10
  Second Quarter............................................           7.10           26.67
  First Quarter.............................................           8.10           58.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................          11.17           27.56
  Third Quarter.............................................  Not Available   Not Available
  Second Quarter............................................  Not Available   Not Available
  First Quarter.............................................  Not Available   Not Available

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust,

         1351

     trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Woods of Inverness Apartments was appraised in November 1995 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"). According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $7,400,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         1352

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         1353

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         1354

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         1355

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1356

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


                     Form of Organization and Assets Owned

         YOUR PARTNERSHIP                  AIMCO OPERATING PARTNERSHIP


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available For Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2025.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership was formed to invest in, acquire,           The purpose of the AIMCO Operating Partnership is to
manage and ultimately sell income producing real             conduct any business that may be lawfully conducted by
properties which are improved or capable of improvement      a limited partnership organized pursuant to the
or which will be improved within a reasonable period         Delaware Revised Uniform Limited Partnership Act (as
after acquisition and to make, service and ultimately        amended from time to time, or any successor to such
dispose of mortgage loans on income producing real           statute) (the "Delaware Limited Partnership Act"),
properties. Your partnership may enter into ventures,        provided that such business is to be conducted in a
partnerships, and other business arrangements with           manner that permits AIMCO to be qualified as a REIT,
respect to real estate deemed prudent by the general         unless AIMCO ceases to qualify as a REIT. The AIMCO
partner in order to promote the business of the              Operating Partnership is authorized to perform any and
partnership, subject, however, to the provisions of          all acts for the furtherance of the purposes and
your partnership's agreement of limited partnership.         business of the AIMCO Operating Partnership, provided
Investments in limited partnership interests of another      that the AIMCO Operating Partnership may not take, or
program are prohibited; however, nothing precludes your      refrain from taking, any action which, in the judgment
partnership from investing in partnerships or joint          of its general partner could (i) adversely affect the
ventures which own or operate a particular property,         ability of AIMCO to continue to qualify as a REIT, (ii)
provided that your partnership does not pay duplicate        subject AIMCO to certain income and excise taxes, or
property management or other fees. Additionally, your        (iii) violate any law or regulation of any governmental
partnership may engage in any other business or do any       body or agency (unless such action, or inaction, is
and all acts and things which may be necessary,              specifically consented to by AIMCO). Subject to the
incidental or convenient to carry on the partnership's       foregoing, the AIMCO Operating Partnership may invest
purpose and business as specified above.                     in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1357
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 130,000 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, after July 31,         No action or consent by the OP Unitholders is required
1982, the general partner is prohibited from admitting       in connection with the admission of any additional OP
any additional limited partners.                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your general partner may not enter into a       funds or other assets to its subsidiaries or other
contract with your partnership that would bind the           persons in which it has an equity investment, and such
partnership after the removal of the general partner.        persons may borrow funds from the AIMCO Operating
Your general partner may not grant itself or an              Partnership, on terms and conditions established in the
affiliate an exclusive listing for the sale or               sole and absolute discretion of the general partner. To
partnership assets, purchase or lease real property          the extent consistent with the business purpose of the
from the partnership, or sell or lease real property in      AIMCO Operating Partnership and the permitted
which the general partner has an interest to the             activities of the general partner, the AIMCO Operating
partnership. Your partnership may not lend money to the      Partnership may transfer assets to joint ventures,
general partner. The general partner may not make            limited liability companies, partnerships,
long-term secured loans to your partners and, on             corporations, business trusts or other business
short-term unsecured loans made to your partnership,         entities in which it is or thereby becomes a
may not receive interest or other financing charges or       participant upon such terms and subject to such
fees in excess of those amounts which would be charged       conditions consistent with the AIMCO Operating Part-
by third party financing institutions on comparable          nership Agreement and applicable law as the general
loans for the same purpose in the same geographic area       partner, in its sole and absolute discretion, believes
(such interest rate per annum will not exceed 2% above       to be advisable. Except as expressly permitted by the
the prime rate as charged by Wells Fargo Bank, N.A., of      AIMCO Operating Partnership Agreement, neither the
San Francisco). Unless certain conditions are                general partner nor any of its affiliates may sell,
satisfied, the general partner may not issue a               transfer or convey any property to the AIMCO Operating
wrap-around note or mortgage to your partnership to          Partnership, directly or indirectly, except pursuant to
finance the purchase of property. The general partner        transactions that are determined by the general partner
may not receive any insurance brokerage fees for             in good faith to be fair and reasonable.
issuing any insurance policy to your partnership or any
commission for the placement of mortgages or trust deed
loans on your partnership's properties. Your general
partner may not cause your partnership to enter into
any contract with the general partner to construct or
develop properties or to render any services in
connection with such construction or development. Your
general partner may not cause your partnership to enter
into any transaction with any other real estate program
in which the general partner or any affiliate has an
interest.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money, establish a line of credit and issue        restrictions on borrowings, and the general partner has
evidences of indebtedness in furtherance of any of the       full power and authority to borrow money on behalf of
purposes of your partnership and to secure such debt by      the AIMCO Operating Partnership. The AIMCO Operating
mortgage, pledge or other lien on any of the assets of       Partnership has credit agreements that restrict, among
your partnership. Your partnership may not incur long-       other things, its ability to incur

         1358
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

term secured indebtedness with respect to a property of      indebtedness. See "Risk Factors -- Risks of Significant
your partnership which exceeds 80% of the then               Indebtedness" in the accompanying Prospectus.
appraised value of such property.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
provides that a limited partner upon written request,        with a statement of the purpose of such demand and at
after payment of the reasonable expense of duplication       such OP Unitholder's own expense, to obtain a current
and for any proper purpose, will be sent a copy of the       list of the name and last known business, residence or
certificate or certificates of limited partnership           mailing address of the general partner and each other
containing the most recent listing of limited partner        OP Unitholder.
names, addresses and capital contributions.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership, subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership. No      the right to vote on certain matters described under
limited partner has any authority or right to act for        "Comparison of Ownership of Your Units and AIMCO OP
or bind your partnership or participate in or have any       Units -- Voting Rights" below. The general partner may
control over your partnership business except as             not be removed by the OP Unitholders with or without
required by law.                                             cause.

                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Your partnership's agreement of limited partnership          Notwithstanding anything to the contrary set forth in
does not provide for any limitation on the liability of      the AIMCO Operating Partnership Agreement, the general
the general partner to your partnership or the limited       partner is not liable to the AIMCO Operating
partners for any acts performed by it. However, your         Partnership for losses sustained, liabilities incurred
general partner and any of its affiliates are entitled       or benefits not derived as a result of errors in
to indemnification for any liability, loss or damage         judgment or mistakes of fact or law of any act or
incurred by them or by the partnership by reason of any      omission if the general partner acted in good faith.
act performed or omitted to be performed by them in          The AIMCO Operating Partnership Agreement provides for
connection with the business of the partnership,             indemnification of AIMCO, or any director or officer of
including costs and attorney's fees and any amounts          AIMCO (in its capacity as the previous general partner
expended in the settlements of any claims of liability       of the AIMCO Operating Partnership), the general
provided that if such liability arises out of any            partner, any officer or director of general partner or
action or inaction of the general partner such course        the AIMCO Operating Partnership and such other persons
of conduct did not constitute fraud, negligence, breach      as the general partner may designate from and against
of fiduciary duty or misconduct by the general partner.      all losses, claims, damages, liabilities, joint or
All judgments against the partnership and the general        several, expenses (including legal fees), fines,
partner, wherein the general partner is entitled to          settlements and other amounts incurred in connection

         1359
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

indemnification, must first be satisfied from                with any actions relating to the operations of the
partnership assets before the general partner is             AIMCO Operating Partnership, as set forth in the AIMCO
responsible for these obligations. Notwithstanding the       Operating Partnership Agreement. The Delaware Limited
above paragraph, neither the general partner, nor any        Partnership Act provides that subject to the standards
affiliate of the general partner or the partnership,         and restrictions, if any, set forth in its partnership
will be indemnified from any liability incurred by them      agreement, a limited partnership may, and shall have
in connection with (1) any claim or settlement               the power to, indemnify and hold harmless any partner
involving allegations that the securities laws were          or other person from and against any and all claims and
violated by the general partner or by any such other         demands whatsoever. It is the position of the
person unless: (a) the general partner or other persons      Securities and Exchange Commission that indemnification
or entities seeking indemnification are successful in        of directors and officers for liabilities arising under
defending such action, and (b) such indemnification is       the Securities Act is against public policy and is
specifically approved by a court of law which is             unenforceable pursuant to Section 14 of the Securities
advised as to the current position of any relevant           Act of 1933.
regulatory agencies regarding indemnification or
securities laws; or (2) any liability imposed by law,
including liability for fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and elect a successor general partner upon a         affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning a majority of the        partner may not be removed as general partner of the
outstanding units. The general partner may admit an          AIMCO Operating Partnership by the OP Unitholders with
additional or substitute general partner with the            or without cause. Under the AIMCO Operating Partnership
consent of limited partners owning a majority of the         Agreement, the general partner may, in its sole
outstanding units. An additional general partner may         discretion, prevent a transferee of an OP Unit from
also be admitted without the consent of the limited          becoming a substituted limited partner pursuant to the
partners if the addition of such person is necessary         AIMCO Operating Partnership Agreement. The general
for tax purposes, such person has no authority to            partner may exercise this right of approval to deter,
manage or control your partners, there is no change in       delay or hamper attempts by persons to acquire a
the identity of the person who has authority to manage       controlling interest in the AIMCO Operating Partner-
or control your partnership and such admission does not      ship. Additionally, the AIMCO Operating Partnership
materially adversely affect the limited partners. No         Agreement contains restrictions on the ability of OP
limited partner may substitute a transferee of his           Unitholders to transfer their OP Units. See
units in such limited partner's place without the            "Description of OP Units -- Transfers and Withdrawals"
consent of the general partner which may be withheld at      in the accompanying Prospectus.
the sole discretion of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners (1) to reflect the addition or       the general partner may, without the consent of the OP
substitution of limited partners or the reduction of         Unitholders, amend the AIMCO Operating Partnership
the capital accounts upon the return of capital to           Agreement, amendments to the AIMCO Operating
partners; (2) to add to the representations, duties or       Partnership Agreement require the consent of the
obligations of the general partner or affiliates or          holders of a majority of the outstanding Common OP
surrender any right or power granted to the general          Units, excluding AIMCO and certain other limited
partner or its affiliates herein, for the benefit of         exclusions (a "Majority in Interest"). Amendments to
the limited partners; (3) to cure any ambiguity, to          the AIMCO Operating Partnership Agreement may be
correct or supplement any provision herein which may be      proposed by the general partner or by holders of a
inconsistent with any other provision herein, or to add      Majority in Interest. Following such proposal, the
any other provisions with respect to matters or              general partner will submit any proposed amendment to
questions arising under your partnership's agreement of      the OP Unitholders. The general partner will seek the
limited partnership, and (4) to delete or add any            written consent of the OP Unitholders on the proposed
provision from or to your partnership's agreement of         amendment or will call a meeting to vote thereon. See
limited partnership requested to be so deleted or added      "Description of OP Units -- Amendment of the AIMCO
by any federal or state regulatory agency, which is          Operating Partnership Agreement" in the accompanying
deemed by such agency to be for the benefit of the           Prospectus.
limited partners. No amendment may be made without the
consent of the affected limited partner if such
amendment: (1) converts the limited partner into a
general partner, (2) eliminates or decreases the
limited liability of the limited partner, (3) alters
the interest of a partner in the allocations or
distributions from your partnership or (4) affects the
status of your partnership as a partnership for Federal
income tax purposes. Other amendments to your
partnership's agreement of limited partnership must be
approved by limited partnership holding a majority of
the then outstanding units.

         1360
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Compensation and Fees


Your general partner receives 5% of the Cash Available       The general partner does not receive compensation for
For Distribution for its services as general partner         its services as general partner of the AIMCO Operating
and may receive reimbursement for expenses incurred in       Partnership. However, the general partner is entitled
such capacity.                                               to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for any         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership. A limited partner is liable only to make        obligations, and liability of the OP Unitholders for
payments of his capital contribution when due under          the AIMCO Operating Partnership's debts and obligations
your partnership's agreement of limited partnership.         is generally limited to the amount of their invest-
After its capital contribution is fully paid, no             ment in the AIMCO Operating Partnership. However, the
limited partner will, except as otherwise required by        limitations on the liability of limited partners for
applicable law, be required to make any further capital      the obligations of a limited partnership have not been
contributions or lend any funds to your partnership.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, partnership funds may not be commingled         partnership agreement, Delaware law generally requires
with the funds of any other person except as provided        a general partner of a Delaware limited partnership to
in the partnership agreement, and further, the general       adhere to fiduciary duty standards under which it owes
partner has fiduciary responsibility for the                 its limited partners the highest duties of good faith,
safekeeping and use of all funds and assets of the           fairness and loyalty and which generally prohibit such
partnership, whether or not in the immediate possession      general partner from taking any action or engaging in
or control of the general partner, and the general           any transaction as to which it has a conflict of
partner may not employ nor permit another to employ          interest. The AIMCO Operating Partnership Agreement
such funds or assets in any manner except for the            expressly authorizes the general partner to enter into,
exclusive benefit of the partnership. Your general           on behalf of the AIMCO Operating Partnership, a right
partner may engage in or possess an interest in any          of first opportunity arrangement and other conflict
other business or venture of every nature and                avoidance agreements with various affiliates of the
description, independently or with others, including         AIMCO Operating Partnership and the general partner, on
the ownership, financing, leasing, operation,                such terms as the general partner, in its sole and
management, brokerage and development of real property.      absolute discretion, believes are advisable. The AIMCO
                                                             Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

         1361
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS



         YOUR UNITS           PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

         1362
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; extend the term of          Prospectus. So long as any               institution of bankruptcy
your partnership, remove or elect a      Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and approve or          ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
retiring. Your partnership may be        be necessary for effecting any           ship Agreement, the general partner
continued by the remaining general       amendment of any of the provisions       has the power to effect the
partner or, if none, the limited         of the Partnership Unit Desig-           acquisition, sale, transfer,
partners may agree to continue your      nation of the Preferred OP Units         exchange or other disposition of
partnership by electing a successor      that materially and adversely            any assets of the AIMCO Operating
general partner upon the vote of         affects the rights or preferences        Partnership (including, but not
the limited partners owning a            of the holders of the Preferred OP       limited to, the exercise or grant
majority of the units within 120         Units. The creation or issuance of       of any conversion, option,
days after the retirement of the         any class or series of partnership       privilege or subscription right or
general partner.                         units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations, sales or refinancing,        Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and                                      in its sole and abso-

         1363
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

results and net sales or                 from time to time on or after the        lute discretion determine, of
refinancing proceeds available from      fifth anniversary of the issue date      Available Cash (as defined in the
the disposition of your                  of the Preferred OP Units, the           AIMCO Operating Partnership
partnership's assets.                    AIMCO Operating Partnership may          Agreement) generated by the AIMCO
                                         adjust the annual distribution rate      Operating Partnership during such
                                         on the Preferred OP Units to the         quarter to the general partner, the
                                         lower of (i)     % plus the annual       special limited partner and the
                                         interest rate then applicable to         holders of Common OP Units on the
                                         U.S. Treasury notes with a maturity      record date established by the
                                         of five years, and (ii) the annual       general partner with respect to
                                         dividend rate on the most recently       such quarter, in accordance with
                                         issued AIMCO non-convertible             their respective interests in the
                                         preferred stock which ranks on a         AIMCO Operating Partnership on such
                                         parity with its Class H Cumu-            record date. Holders of any other
                                         lative Preferred Stock. Such             Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign one or      There is no public market for the        There is no public market for the
more whole units by a written            Preferred OP Units and the               OP Units. The AIMCO Operating Part-
instrument in accordance with your       Preferred OP Units are not listed        nership Agreement restricts the
partnership's agreement of limited       on any securities exchange. The          transferability of the OP Units.
partnership. In order for an             Preferred OP Units are subject to        Until the expiration of one year
assignee to become a substituted         restrictions on transfer as set          from the date on which an OP
limited partner the following            forth in the AIMCO Operating             Unitholder acquired OP Units,
conditions must first be satisfied:      Partnership Agreement.                   subject to certain exceptions, such
(1) the filing with the partnership                                               OP Unitholder may not transfer all
of a written instrument of as-           Pursuant to the AIMCO Operating          or any portion of its OP Units to
signment covering no less than 10        Partnership Agreement, until the         any transferee without the consent
units; (2) the execution by the          expiration of one year from the          of the gen-
assignor and                             date on which a holder

         1364
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

assignee of any other documentation      of Preferred OP Units acquired           eral partner, which consent may be
required or requested by the             Preferred OP Units, subject to           withheld in its sole and absolute
general partner; (3) the written         certain exceptions, such holder of       discretion. After the expiration of
consent of the general partner is        Preferred OP Units may not transfer      one year, such OP Unitholder has
obtained; and (4) a transfer fee         all or any portion of its Pre-           the right to transfer all or any
covering all reasonable expenses         ferred OP Units to any transferee        portion of its OP Units to any
connected with such substitution is      without the consent of the general       person, subject to the satisfaction
paid to the partnership.                 partner, which consent may be            of certain conditions specified in
                                         withheld in its sole and absolute        the AIMCO Operating Partnership
                                         discretion. After the expiration of      Agreement, including the general
                                         one year, such holders of Preferred      partner's right of first refusal.
                                         OP Units has the right to transfer       See "Description of OP Units --
                                         all or any portion of its Preferred      Transfers and Withdrawals" in the
                                         OP Units to any person, subject to       accompanying Prospectus.
                                         the satisfaction of certain
                                         conditions specified in the AIMCO        After the first anniversary of
                                         Operating Partnership Agreement,         becoming a holder of Common OP
                                         including the general partner's          Units, an OP Unitholder has the
                                         right of first refusal.                  right, subject to the terms and
                                                                                  conditions of the AIMCO Operating
                                         After a one-year holding period, a       Partnership Agreement, to require
                                         holder may redeem Preferred OP           the AIMCO Operating Partnership to
                                         Units and receive in exchange            redeem all or a portion of the
                                         therefor, at the AIMCO Operating         Common OP Units held by such party
                                         Partnership's option, (i) subject        in exchange for a cash amount based
                                         to the terms of any Senior Units,        on the value of shares of Class A
                                         cash in an amount equal to the           Common Stock. See "Description of
                                         Liquidation Preference of the            OP Units -- Redemption Rights" in
                                         Preferred OP Units tendered for          the accompanying Prospectus. Upon
                                         redemption, (ii) a number of shares      receipt of a notice of redemption,
                                         of Class I Cumulative Preferred          the AIMCO Operating Partnership
                                         Stock of AIMCO that pay an               may, in its sole and absolute
                                         aggregate amount of dividends yield      discretion but subject to the
                                         equivalent to the distributions on       restrictions on the ownership of
                                         the Preferred OP Units tendered for      Class A Common Stock imposed under
                                         redemption and are part of a class       AIMCO's charter and the transfer
                                         or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1365

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1366

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1367

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1368

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1369

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1370

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


         PREFERRED OP UNITS                    CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1371
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1372
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1373

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 5% of your partnership's cash available for distribution for its services as general partner and may receive reimbursement for expenses generated in such capacity. The general partner received fees and reimbursements totaling $154,000 in 1996, $135,000 in 1997 and $55,000 for the first six months of 1998. The property manager received management fees of $132,000 in 1996, $142,000 in 1997 and $74,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1374

                                YOUR PARTNERSHIP

GENERAL

     Century Properties Fund XVI was organized on December 30, 1980, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: The Landings Apartments, a 200-unit complex in Tampa, Florida; and Woods at Inverness Apartments, a 272-unit complex in Houston, Texas. The general partner of your partnership is Fox Capital Management Corporation, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. NPI-AP Management, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of June 30, 1998, there were 130,000 units issued and outstanding, which were held of record by 5,534 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     In a prospectus dated August 17, 1981, your general partner (which was not then affiliated with us) indicated that your partnership plans to hold its properties for approximately five to seven years since the appreciation in the value of such property and accelerated depreciation is optimized during such time frame. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2025, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each

         1375

     asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership does not limit the liability of the general partner or its affiliates to your partnership or the limited partners for acts undertaken on behalf your partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Your general partner and any of its affiliates are entitled to indemnification for any liability, loss or damage incurred by them or by the partnership by reason of any act performed or omitted to be performed by them in connection with the business of the partnership, including costs and attorney's fees and any amounts expended in the settlements of any claims of liability provided that if such liability arises out of any action or inaction of the general partner such conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the general partner. All judgments against the partnership and the general partner, wherein the general partner is entitled to indemnification, must first be satisfied from partnership assets before the general partner is responsible for these obligations. Notwithstanding the above paragraph, neither the general partner, nor any affiliate of the general partner or the partnership, will be indemnified from any liability incurred by them in connection with (1) any claim or settlement involving allegations that the securities laws were violated by the general partner or by any such other person unless: (a) the general partner or other persons or entities seeking indemnification are successful in defending such action, and (b) such indemnification is specifically approved by a court of law which is advised as to the current position of any relevant regulatory agencies regarding indemnification for securities law violations; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     Your partnership did not make distributions in 1996 and 1997 and is not expected to make distributions in 1998. The original cost per unit was $500.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 38.5% interest in your partnership, including 47,418.68 units held by us, and the interest held by Fox Capital Management Corporation and Fox Realty Investors, as general partners of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,
(ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements,

         1376

     understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $147,000
1995........................................................     182,000
1996........................................................     154,000
1997........................................................     135,000
1998 (through June 30)......................................      55,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $103,000
1995........................................................    132,000
1996........................................................    132,000
1997........................................................    142,000
1998 (through June 30)......................................     74,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative

         1377

     0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements Century Properties Fund XVI appearing in Century Properties Fund XVI Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1378

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  Century Properties Fund XVI

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Century Properties Fund XVI (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for
an offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

         1379

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the

         1380

Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1381

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1382

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1383

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1384

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1385

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1386

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1387

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                         CENTURY PROPERTIES FUND XVIII
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $100 per unit and as of September 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $120.83 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1388

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Century
    Properties Fund XVIII......................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-30
  Background of the Offer......................   S-30
  Alternatives Considered......................   S-31
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-56
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-57
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         1389

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1390

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Century Properties Fund XVIII. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Fox Partners, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1391

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1392

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $9.80 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1393

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $190.00 per unit over the period from January 1, 1997 through September 30, 1998. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $100.00 per unit and as of September 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $120.83 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your

         1394

     partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However,

         1395

     we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1396

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1397

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of September 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $120.83 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $190.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you chose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of

         1398

all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         1399

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         1400

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         1401

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 35.6% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         1402

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1403

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1404

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1405

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1406

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $1 to $190
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1407

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 9% of your partnership's cash available for distributions for its services as general partner and may receive reimbursement for expenses generated in such capacity. For the first six months of 1998, the general partner received $64,000 in such fees and reimbursements. The property manager received management fees of $120,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Century Properties Fund XVIII was organized on July 16, 1982, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation

         1408

     and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Overlook Apartments, a 304-unit complex in Salt Lake City, Utah and Oak Run Apartments, a 420-unit complex in Dallas, Texas. The general partner of your partnership is Fox Partners, which is a majority-owned subsidiary of AIMCO. NPI-AP Management, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 75,000 units of limited partnership interest issued and outstanding, which were held of record by 4,817 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1409

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1410

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1411

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1412

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1413

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1414

         SUMMARY FINANCIAL INFORMATION OF CENTURY PROPERTIES FUND XVIII

     The summary financial information of Century Properties Fund XVIII for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Century Properties Fund XVIII for the years ended December 31, 1997 and 1996, 1995 and 1994 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                         CENTURY PROPERTIES FUND XVIII

                                                        FOR THE SIX MONTHS
                                                          ENDED JUNE 30,      FOR THE YEAR ENDED DECEMBER 31,
                                                        -------------------   -------------------------------
                                                          1998       1997       1997        1996       1995
                                                        --------   --------   --------    --------   --------
                                                                  (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues........................................  $ 2,424    $ 2,435    $ 4,917     $ 4,737    $ 4,543
Net Income (Loss).....................................      255        313        457(A)      146         (4)
Net Income (Loss) per limited partnership unit........     3.07       3.76       6.79        1.79      (0.05)
Distributions per limited partnership unit............     9.81         --       8.57          --         --

                                                            JUNE 30,                DECEMBER 31,
                                                        -----------------   ----------------------------
                                                         1998      1997      1997       1996      1995
                                                        -------   -------   -------    -------   -------
                                                                (IN THOUSANDS, EXCEPT UNIT DATA)
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation..........  $16,911   $17,335   $17,082    $17,611   $18,065
Total Assets..........................................   19,545    19,654    19,508     19,705    19,840
Notes Payable.........................................   18,457    18,461    18,550     18,675    19,127
Partners' Capital (Deficit)...........................     (134)      752       354        439       293

-------------------------

(A) Net income before extraordinary items.

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                          AIMCO OPERATING           CENTURY PROPERTIES
                                                            PARTNERSHIP                 FUND XVIII
                                                     -------------------------   -------------------------
                                                     SIX MONTHS                  SIX MONTHS
                                                       ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                      JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                        1998          1997          1998          1997
                                                     ----------   ------------   ----------   ------------
Cash distributions per unit outstanding............    $1.125        $1.85         $9.81         $8.57

         1415

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $190.00 per unit over a period from January 1, 1997 through September 30, 1998. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $100.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of September 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $120.83 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1416

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

         1417

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $9.80 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

         1418

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

         1419

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in NPI-AP Management, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 35.6% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of          , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In December 1997, Madison River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 5,259.5 units (representing approximately 7.0% of the number outstanding) at a cash purchase price of $70 per unit on January 30, 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

         1420

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

         1421

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1422

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1423

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1424

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1425

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1426

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1427

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1428

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1429

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1430

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1431

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

         1432

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         1433

     compensatory damages to exceed $15 million. A response to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1434

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1435

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1436

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1437

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such
Termination: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same decisions.

     Additionally, upon a Termination, the Old partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         1438

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive at gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
                 PROPERTY                    OPERATING INCOME        RATE            VALUE
-------------------------------------------  ----------------   --------------   --------------
Overlook Apartments........................  $                           %       $
Oak Run Apartments.........................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         1439

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         1440

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $9.80 (equivalent to $     on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         1441

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         1442

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $1.00 to $190.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 5,739.5 units (representing less than 7.65% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the period from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                         CENTURY PROPERTIES FUND XVIII
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $56.00      $ 70.00         (c)          (c)
  Second Quarter..................................     51.00        51.00          --           --
  First Quarter...................................     15.00        67.00          --           --
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................      1.00       190.00          --           --
  Third Quarter...................................      2.00        55.00      $56.00       $59.00
  Second Quarter..................................     31.00        49.03       49.00        49.00
  First Quarter...................................      3.42        46.50       39.00        50.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................       N/A          N/A       20.00        36.00
  Third Quarter...................................       N/A          N/A       29.00        34.00
  Second Quarter..................................       N/A          N/A       23.00        23.00
  First Quarter...................................       N/A          N/A          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         1443

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Oak Run Apartments was appraised in July 1997 by an independent, third party appraiser, Koeppel Tenner Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act

         1444

     of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $15,100,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     Estimate of Net Asset Value in Connection with Insignia Property Trust Formation. In connection with the formation of Insignia Property Trust, Insignia Financial Group, Inc. ("Insignia") prepared estimates of the value of your partnership's properties and of a unit as of December 31, 1996. Insignia estimated the aggregate value of your partnership properties to be $25,033,052 and the asset value of a unit to be $100. However, since December 1996, the operating performance of your partnership's properties have changed, the current assets of your partnership has changed and your partnership's properties have increased in value. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Liquidation Value in Connection with the Previous Tender Offer by an Affiliate. In connection with the December 1997 tender offer by an affiliate of your general partner, the affiliate estimated the net liquidation value of a unit (as of September 30, 1997) to be $120.83. This net liquidation value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net liquidation value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net liquidation value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net liquidation value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its

         1445

     entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

         1446

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure

         1447

     and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1448

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


     YOUR PARTNERSHIP                                AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available For Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2007.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership was formed to invest in, acquire,           The purpose of the AIMCO Operating Partnership is to
manage and ultimately sell income producing real             conduct any business that may be lawfully conducted by
properties which are improved or capable of improvement      a limited partnership organized pursuant to the
or which will be improved within a reasonable period         Delaware Revised Uniform Limited Partnership Act (as
after acquisition and to make, service and ultimately        amended from time to time, or any successor to such
dispose of mortgage loans on income producing real           statute) (the "Delaware Limited Partnership Act"),
properties. Your partnership may enter into ventures,        provided that such business is to be conducted in a
partnerships, REITs and other business arrangements          manner that permits AIMCO to be qualified as a REIT,
with respect to real estate deemed prudent by the            unless AIMCO ceases to qualify as a REIT. The AIMCO
general partner in order to promote the business of the      Operating Partnership is authorized to perform any and
partnership, subject, however, to the provision of your      all acts for the furtherance of the purposes and
partnership's agreement of limited partnership.              business of the AIMCO Operating Partnership, provided
Additionally, your partnership may engage in any other       that the AIMCO Operating Partnership may not take, or
business or do any and all acts and things which may be      refrain from taking, any action which, in the judgment
necessary, incidental or convenient to carry on the          of its general partner could (i) adversely affect the
partnership's purpose and business as specified above.       ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1449
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 75,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, after November 5,      No action or consent by the OP Unitholders is required
1983, the general partner is prohibited from admit-          in connection with the admission of any additional OP
ting any additional limited partners.                        Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your general partner may not enter into a       funds or other assets to its subsidiaries or other
contract with your partnership that would bind the           persons in which it has an equity investment, and such
partnership after the removal of the general partner.        persons may borrow funds from the AIMCO Operating
Your general partner may not grant itself or an              Partnership, on terms and conditions established in the
affiliate an exclusive listing for the sale of               sole and absolute discretion of the general partner. To
partnership assets, purchase or lease real property          the extent consistent with the business purpose of the
from the partnership, or sell or lease real property in      AIMCO Operating Partnership and the permitted
which the general partner has an interest to the             activities of the general partner, the AIMCO Operating
partnership. Your partnership may not lend money to the      Partnership may transfer assets to joint ventures,
general partner. The general partner may not make            limited liability companies, partnerships,
long-term secured loans to your partners and, on             corporations, business trusts or other business
short-term unsecured loans made to your partnership,         entities in which it is or thereby becomes a
may not receive interest or other financing charges or       participant upon such terms and subject to such
fees in excess of those amounts which would be charged       conditions consistent with the AIMCO Operating Part-
by third party financing institutions on comparable          nership Agreement and applicable law as the general
loans for the same purpose in the same geographic area       partner, in its sole and absolute discretion, believes
(such interest rate per annum will not exceed 2% above       to be advisable. Except as expressly permitted by the
the prime rate as charged by Bank of America, N.T. &         AIMCO Operating Partnership Agreement, neither the
S.A.). Unless certain conditions are satisfied, the          general partner nor any of its affiliates may sell,
general partner may not issue a wrap-around note or          transfer or convey any property to the AIMCO Operating
mortgage to your partnership to finance the purchase of      Partnership, directly or indirectly, except pursuant to
property. The general partner may not receive any            transactions that are determined by the general partner
insurance brokerage fees for issuing any insurance           in good faith to be fair and reasonable.
policy to your partnership or any commission for the
placement of mortgages or trust deed loans on your
partnership's properties. Your general partner may not
cause your partnership to enter into any contract with
the general partner to construct or develop properties
or to render any services in connection with such
construction or development. Your general partner may
not cause your partnership to enter into any
transaction with any other real estate program in which
the general partner or any affiliate has an interest.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money, establish a line of credit and issue        restrictions on borrowings, and the general partner has
evidences of indebtedness in furtherance of any of the       full power and authority to borrow money on behalf of
purposes of your partnership and to secure such debt by      the AIMCO Operating Partnership. The AIMCO Operating
mortgage, pledge or other lien on any of the assets of       Partnership has credit agreements that restrict, among
your partnership. Your partnership may not incur long-       other things, its ability to incur

         1450
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

term secured indebtedness with respect to a property of      indebtedness. See "Risk Factors -- Risks of Significant
your partnership which exceeds 80% of the then               Indebtedness" in the accompanying Prospectus.
appraised value of such property.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
provides that a limited partner upon written request,        with a statement of the purpose of such demand and at
after payment of the reasonable expense of duplication       such OP Unitholder's own expense, to obtain a current
and for any proper purpose, will be sent a copy of the       list of the name and last known business, residence or
certificate or certificates of limited partnership           mailing address of the general partner and each other
containing the most recent listing of limited partner        OP Unitholder.
names, addresses and capital contributions.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership, subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership. No      the right to vote on certain matters described under
limited partner has any authority or right to act for        "Comparison of Ownership of Your Units and AIMCO OP
or bind your partnership or participate in or have any       Units -- Voting Rights" below. The general partner may
control over your partnership business except as             not be removed by the OP Unitholders with or without
required by law.                                             cause.

                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Your general partner and any of its affiliates are           Notwithstanding anything to the contrary set forth in
entitled to indemnification for any liability, loss or       the AIMCO Operating Partnership Agreement, the general
damage incurred by them or by the partnership by reason      partner is not liable to the AIMCO Operating
of any act performed or omitted to be performed by them      Partnership for losses sustained, liabilities incurred
in connection with the business of the partnership,          or benefits not derived as a result of errors in
including costs and attorney's fees and any amounts          judgment or mistakes of fact or law of any act or
expended in the settlements of any claims of liability       omission if the general partner acted in good faith.
provided that if such liability arises out of any            The AIMCO Operating Partnership Agreement provides for
action or inaction of the general partner such course        indemnification of AIMCO, or any director or officer of
of conduct did not constitute fraud, negligence or           AIMCO (in its capacity as the previous general partner
misconduct by the general partner. All judgments             of the AIMCO Operating Partnership), the general
against the partnership and the general partner,             partner, any officer or director of general partner or
wherein the general partner is entitled to                   the AIMCO Operating Partnership and such other persons
indemnification, must first be satisfied from                as the general partner may designate from and against
partnership assets before the general partner is             all losses, claims, damages, liabilities, joint or
responsible for these obligations. Notwithstanding the       several, expenses (including legal fees), fines,
above paragraph, neither the general partner, nor any        settlements and other amounts incurred in connection
affiliate of the general partner

         1451
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

or the partnership, will be indemnified from any             with any actions relating to the operations of the
liability incurred by them in connection with (1) any        AIMCO Operating Partnership, as set forth in the AIMCO
claim or settlement involving allegations that the           Operating Partnership Agreement. The Delaware Limited
securities laws were violated by the general partner or      Partnership Act provides that subject to the standards
by any such other person unless: (a) the general             and restrictions, if any, set forth in its partnership
partner or other persons or entities seeking                 agreement, a limited partnership may, and shall have
indemnification are successful in defending such             the power to, indemnify and hold harmless any partner
action, and (b) such indemnification is specifically         or other person from and against any and all claims and
approved by a court of law which is advised as to the        demands whatsoever. It is the position of the
current position of any relevant regulatory agencies         Securities and Exchange Commission that indemnification
regarding indemnification for securities law                 of directors and officers for liabilities arising under
violations; or (2) any liability imposed by law,             the Securities Act is against public policy and is
including liability for fraud, bad faith or negligence.      unenforceable pursuant to Section 14 of the Securities
The general partner has no liability whatsoever to the       Act of 1933.
partnership or any limited partner for any loss
suffered by the partnership which arises out of any
action or inaction of the general partner, if the
general partner, in good faith, determined that such
action or inaction was in the best interests of the
partnership and did not constitute negligence or
misconduct of the general partner.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and elect a successor general partner upon a         affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning a majority of the        partner may not be removed as general partner of the
outstanding units. The general partner may admit an          AIMCO Operating Partnership by the OP Unitholders with
additional or substitute general partner with the            or without cause. Under the AIMCO Operating Partnership
consent of limited partners owning a majority of the         Agreement, the general partner may, in its sole
outstanding units. No limited partner may substitute a       discretion, prevent a transferee of an OP Unit from
transferee of his units in such limited partner's place      becoming a substituted limited partner pursuant to the
without the consent of the general partner which may be      AIMCO Operating Partnership Agreement. The general
withheld at the sole discretion of the general partner.      partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners (1) to reflect the addition or       the general partner may, without the consent of the OP
substitution of limited partners or the reduction of         Unitholders, amend the AIMCO Operating Partnership
the capital accounts upon the return of capital to           Agreement, amendments to the AIMCO Operating
partners; (2) to add the representations, duties or          Partnership Agreement require the consent of the
obligations of the general partner or affiliates or          holders of a majority of the outstanding Common OP
surrender any right or power granted to the general          Units, excluding AIMCO and certain other limited
partner or its affiliates herein, for the benefit of         exclusions (a "Majority in Interest"). Amendments to
the limited partners; (3) to cure any ambiguity, to          the AIMCO Operating Partnership Agreement may be
correct or supplement any provision herein which may be      proposed by the general partner or by holders of a
inconsistent with any other provision herein, or to add      Majority in Interest. Following such proposal, the
any other provisions with respect to matters or              general partner will submit any proposed amendment to
questions arising under your partnership's agreement of      the OP Unitholders. The general partner will seek the
limited liability; (4) to delete or add any provision        written consent of the OP Unitholders on the proposed
from or to your partnership's agreement of limited           amendment or will call a meeting to vote thereon. See
liability requested to be so deleted or added by any         "Description of OP Units -- Amendment of the AIMCO
federal or state regulatory agency, which is deemed by       Operating Partnership Agreement" in the accompanying
such agency to be for the benefit of the limited             Prospectus.
partners. No amendment may be made without the consent
of the affected limited partner if such amendment: (1)
converts the limited partner into a general partner,
(2) eliminates or decreases the limited liability of
the limited partner, (3) alters the interest of a
partner in the allocations or distributions from your
partnership or (4) affects the status of your
partnership as a partnership for Federal income tax
purposes. Other amendments to your partnership's
agreement of limited partnership must be approved by
limited partnership holding a majority of the then
outstanding units.

         1452
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Compensation and Fees


Your general partner receives 9% of the Cash Available       The general partner does not receive compensation for
For Distribution as compensation for its services as         its services as general partner of the AIMCO Operating
general partner and may receive reimbursement for            Partnership. However, the general partner is entitled
expenses incurred in such capacity.                          to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for any         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership. A limited partner is liable only to make        obligations, and liability of the OP Unitholders for
payments of his capital contribution when due under          the AIMCO Operating Partnership's debts and obligations
your partnership's agreement of limited partnership.         is generally limited to the amount of their invest-
After its capital contribution is fully paid, no             ment in the AIMCO Operating Partnership. However, the
limited partner will, except as otherwise required by        limitations on the liability of limited partners for
applicable law, be required to make any further capital      the obligations of a limited partnership have not been
contributions or lend any funds to your partnership.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, partnership funds may not be commingled         partnership agreement, Delaware law generally requires
with the funds of any other person except as provided        a general partner of a Delaware limited partnership to
in the partnership agreement. Your general partner may       adhere to fiduciary duty standards under which it owes
engage in or possess an interest in any other business       its limited partners the highest duties of good faith,
or venture of every nature and description,                  fairness and loyalty and which generally prohibit such
independently or with others, including the ownership,       general partner from taking any action or engaging in
financing, leasing, operation, management, brokerage         any transaction as to which it has a conflict of
and development of real property.                            interest. The AIMCO Operating Partnership Agreement
                                                             expressly authorizes the general partner to enter into,
                                                             on behalf of the AIMCO Operating Partnership, a right
                                                             of first opportunity arrangement and other conflict
                                                             avoidance agreements with various affiliates of the
                                                             AIMCO Operating Partnership and the general partner, on
                                                             such terms as the general partner, in its sole and
                                                             absolute discretion, believes are advisable. The AIMCO
                                                             Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

         1453
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

         1454
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; extend the term of          Prospectus. So long as any               institution of bankruptcy
your partnership; remove or elect a      Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and approve or          ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
retiring. Your partnership may be        be necessary for effecting any           ship Agreement, the general partner
continued by the remaining general       amendment of any of the provisions       has the power to effect the
partner or, if none, the limited         of the Partnership Unit Desig-           acquisition, sale, transfer,
partners may agree to continue your      nation of the Preferred OP Units         exchange or other disposition of
partnership by electing a successor      that materially and adversely            any assets of the AIMCO Operating
general partner upon the vote of         affects the rights or preferences        Partnership (including, but not
the limited partners owning a            of the holders of the Preferred OP       limited to, the exercise or grant
majority of the units within 120         Units. The creation or issuance of       of any conversion, option,
days after the retirement of the         any class or series of partnership       privilege or subscription right or
general partner.                         units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations, sales or refinancing,        Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and                                      in its sole and abso-

         1455
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

results and net sales or                 from time to time on or after the        lute discretion determine, of
refinancing proceeds available from      fifth anniversary of the issue date      Available Cash (as defined in the
the disposition of your                  of the Preferred OP Units, the           AIMCO Operating Partnership
partnership's assets.                    AIMCO Operating Partnership may          Agreement) generated by the AIMCO
                                         adjust the annual distribution rate      Operating Partnership during such
                                         on the Preferred OP Units to the         quarter to the general partner, the
                                         lower of (i)     % plus the annual       special limited partner and the
                                         interest rate then applicable to         holders of Common OP Units on the
                                         U.S. Treasury notes with a maturity      record date established by the
                                         of five years, and (ii) the annual       general partner with respect to
                                         dividend rate on the most recently       such quarter, in accordance with
                                         issued AIMCO non-convertible             their respective interests in the
                                         preferred stock which ranks on a         AIMCO Operating Partnership on such
                                         parity with its Class H Cumu-            record date. Holders of any other
                                         lative Preferred Stock. Such             Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign one or      There is no public market for the        There is no public market for the
more whole units by a written            Preferred OP Units and the               OP Units. The AIMCO Operating Part-
instrument in accordance with your       Preferred OP Units are not listed        nership Agreement restricts the
partnership's agreement of limited       on any securities exchange. The          transferability of the OP Units.
partnership. In order for an             Preferred OP Units are subject to        Until the expiration of one year
assignee to become a substituted         restrictions on transfer as set          from the date on which an OP
limited partner the following            forth in the AIMCO Operating             Unitholder acquired OP Units,
conditions must first be satisfied:      Partnership Agreement.                   subject to certain exceptions, such
(1) the filing with the partnership                                               OP Unitholder may not transfer all
of a written instrument of as-           Pursuant to the AIMCO Operating          or any portion of its OP Units to
signment covering no less than five      Partnership Agreement, until the         any transferee without the consent
units; (2) the execution by the          expiration of                            of the gen-
assignor and

         1456
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

assignee of any other documentation      one year from the date on which a        eral partner, which consent may be
required or requested by the             holder of Preferred OP Units             withheld in its sole and absolute
general partner; (3) the written         acquired Preferred OP Units,             discretion. After the expiration of
consent of the general partner is        subject to certain exceptions, such      one year, such OP Unitholder has
obtained; and (4) a transfer fee         holder of Preferred OP Units may         the right to transfer all or any
covering all reasonable expenses         not transfer all or any portion of       portion of its OP Units to any
connected with such substitution is      its Preferred OP Units to any            person, subject to the satisfaction
paid to the partnership.                 transferee without the consent of        of certain conditions specified in
                                         the general partner, which consent       the AIMCO Operating Partnership
                                         may be withheld in its sole and          Agreement, including the general
                                         absolute discretion. After the           partner's right of first refusal.
                                         expiration of one year, such             See "Description of OP Units --
                                         holders of Preferred OP Units has        Transfers and Withdrawals" in the
                                         the right to transfer all or any         accompanying Prospectus.
                                         portion of its Preferred OP Units
                                         to any person, subject to the            After the first anniversary of
                                         satisfaction of certain conditions       becoming a holder of Common OP
                                         specified in the AIMCO Operating         Units, an OP Unitholder has the
                                         Partnership Agreement, including         right, subject to the terms and
                                         the general partner's right of           conditions of the AIMCO Operating
                                         first refusal.                           Partnership Agreement, to require
                                                                                  the AIMCO Operating Partnership to
                                         After a one-year holding period, a       redeem all or a portion of the
                                         holder may redeem Preferred OP           Common OP Units held by such party
                                         Units and receive in exchange            in exchange for a cash amount based
                                         therefor, at the AIMCO Operating         on the value of shares of Class A
                                         Partnership's option, (i) subject        Common Stock. See "Description of
                                         to the terms of any Senior Units,        OP Units -- Redemption Rights" in
                                         cash in an amount equal to the           the accompanying Prospectus. Upon
                                         Liquidation Preference of the            receipt of a notice of redemption,
                                         Preferred OP Units tendered for          the AIMCO Operating Partnership
                                         redemption, (ii) a number of shares      may, in its sole and absolute
                                         of Class I Cumulative Preferred          discretion but subject to the
                                         Stock of AIMCO that pay an               restrictions on the ownership of
                                         aggregate amount of dividends yield      Class A Common Stock imposed under
                                         equivalent to the distributions on       AIMCO's charter and the transfer
                                         the Preferred OP Units tendered for      restrictions and other limitations
                                         redemption and are part of a class       thereof, elect to cause AIMCO to
                                         or series of preferred stock that        acquire some or all of the tendered
                                         is then listed on the New York           Common OP Units in exchange for
                                         Stock Exchange or another national       Class A Common Stock, based on an
                                         securities exchange, or (iii) a          exchange ratio of one share of
                                         number of shares of Class A Common       Class A Common Stock for each Com-
                                         Stock of AIMCO that is equal in          mon OP Unit, subject to adjustment
                                         Value to the Liquidation Preference      as provided in the AIMCO Operating
                                         of the Preferred OP Units tendered       Partnership Agreement.
                                         for redemption. The Preferred OP
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1457

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1458

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1459

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1460

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1461

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1462

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                        CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1463
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1464
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1465

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 9% of your partnership's cash available for distributions for its services as general partner and may also receive reimbursements for expenses generated in such capacity. The general partner received such fees and reimbursements equalling $154,000, $134,000 and $64,000, in 1996, 1997 and the first six months of 1998, respectively. The property manager received management fees of $235,000 in 1996, $242,000 in 1997 and $120,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1466

                                YOUR PARTNERSHIP

GENERAL

     Century Properties Fund XVIII was organized on July 16, 1982, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Overlook Apartments, a 304-unit complex in Salt Lake City, Utah; and Oak Run Apartments, a 420-unit complex in Dallas, Texas. The general partner of your partnership is Fox Partners, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. NPI-AP Management, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 75,000 units issued and outstanding, which were held of record by 4,817 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated November 5, 1982, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated your partnership would sell its properties five to eight years after their acquisition, depending on the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2007, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating

         1467

     current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to the partnership for any loss suffered by the partnership which arises out of any action or inaction of the general partner, if the general partner, in good faith, determined that such action or inaction was in the best interests of the partnership and did not constitute negligence or misconduct of the general partner. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Your general partner and any of its affiliates are entitled to indemnification for any liability, loss or damage incurred by them or by the partnership by reason of any act performed or omitted to be performed by them in connection with the business of the partnership, including costs and attorney's fees and any amounts expended in the settlements of any claims of liability provided that if such liability arises out of any action or inaction of the general partner such conduct did not constitute fraud, negligence or misconduct by the general partner. All judgments against the partnership and the general partner, wherein the general partner is entitled to indemnification, must first be satisfied from partnership assets before the general partner is responsible for these obligations. Notwithstanding the above paragraph, neither the general partner, nor any affiliate of the general partner or the partnership, will be indemnified from any liability incurred by them in connection with (1) any claim or settlement involving allegations that the securities laws were violated by the general partner or by any such other person unless: (a) the general partner or other person or entities seeking indemnification are successful in defending such action, and (b) such indemnification is specifically approved by a court of law which is advised as to the current position of any relevant regulatory agencies regarding indemnification for securities law violations; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         1468

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................      $0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       8.58
January 1, 1998 - June 30, 1998.............................       9.80

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 35.6% interest in your partnership, including 26,940 units held by us and the interest held by Fox Partners, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $182,000
1995........................................................     162,000
1996........................................................     154,000
1997........................................................     134,000
1998 (through June 30)......................................      64,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $177,000
1995........................................................    212,000
1996........................................................    235,000
1997........................................................    242,000
1998 (through June 30)......................................    120,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1469

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of

         1470

     AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Century Properties Fund XVIII appearing in Century Properties Fund XVIII Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1471

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  Century Properties Fund XVIII

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Century Properties Fund XVIII (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for
an offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

         1472

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the

         1473

Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1474

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1475

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1476

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1477

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1478

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1479

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1480

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                          CENTURY PROPERTIES FUND XIX
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $288.00 per unit as of June 30, 1997 and an affiliate of your general partner estimated the net liquidation value of your units to be $262.35 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1481

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Century
    Properties Fund XIX........................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-31
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-56
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-57
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-59
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-60
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77

         1482

                                                  PAGE
                                                  ----
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80

                                                  PAGE
                                                  ----
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1483

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Century Properties Fund XIX. For each unit that you tender, you may choose
     to receive             of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),             of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Fox Partners II, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1484

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1485

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $20.02 per unit for the six months
     ended June 30, 1998 (equivalent to $       on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1486

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $21 per unit to $380 per unit over the last two years. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $288.00 per unit and as of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $262.35 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to

         1487

     your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units (except for units held by IRAs and Keogh Plans) if you are tendering some of your units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However,

         1488

     we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1489

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1490

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $288.00 per unit and as of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $262.35 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $21.00 per unit to $380.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of

         1491

factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general

         1492

partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         1493

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         1494

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 32.9% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         1495

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1496

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1497

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1498

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1499

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $21 to $380
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1500

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 10% of your partnership's cash available for distribution for its services as general partner and may receive reimbursement for expenses generated in such capacity. In the first six months of 1998, your general partner received $82,000. The property manager received management fees of $405,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Century Properties Fund XIX was organized on August 6, 1982, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation

         1501

and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following eight residential apartment complexes: Wood Lake Apartments, a 220-unit complex in Atlanta, Georgia; Greenspoint Apartments, a 336-unit complex in Phoenix, Arizona; Sandspoint Apartments, a 432-unit complex in Phoenix, Arizona; Vinings Peak Apartments, a 280-unit complex in Atlanta, Georgia; Plantation Crossing Apartment, a 180-unit complex in Atlanta, Georgia; Sunrunner Apartments, a 200-unit complex in St. Petersburg, Florida; McMillan Place Apartments, a 402-unit complex in Dallas, Texas; and Misty Woods Apartments, a 228-unit complex in Charlotte, North Carolina. The general partner of your partnership is Fox Partners II, which is a majority-owned subsidiary of AIMCO. NPIAP Management L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 89,292 units of limited partnership interest issued and outstanding, which were held of record by 5,900 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1502

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1503

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1504

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1505

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1506

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1507

          SUMMARY FINANCIAL INFORMATION OF CENTURY PROPERTIES FUND XIX

     The summary financial information of Century Properties Fund XIX for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Century Properties Fund XIX for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                          CENTURY PROPERTIES FUND XIX

                                                           FOR THE SIX MONTHS            FOR THE YEAR ENDED
                                                             ENDED JUNE 30,                 DECEMBER 31,
                                                           -------------------     -------------------------------
                                                            1998         1997       1997        1996        1995
                                                           ------       ------     -------     -------     -------
                                                                      (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues...........................................  $8,079       $7,769     $15,989     $15,747     $15,079
Net Income (Loss)........................................     310           96          85        (948)(A)  (2,047)(A)
Net Income (Loss) per limited partnership unit...........    3.06         0.95        0.84       (9.50)     (36.39)
Distributions per limited partnership unit...............   20.01           --          --          --          --

                                                               JUNE 30,                     DECEMBER 31,
                                                         ---------------------     -------------------------------
                                                          1998          1997        1997        1996        1995
                                                         -------       -------     -------     -------     -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation...........  $54,937       $56,864     $55,825     $57,863     $59,534
Total Assets...........................................   60,869        63,136      62,738      63,240      64,379
Notes Payable..........................................   61,004        61,292      60,900      61,668      62,342
Partners' Capital (Deficit)............................   (1,728)         (203)       (214)       (299)        663

---------------
(A) Net income before extraordinary items.

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                   AIMCO OPERATING           CENTURY PROPERTIES
                                                                     PARTNERSHIP                  FUND XIX
                                                              -------------------------   -------------------------
                                                              SIX MONTHS                  SIX MONTHS
                                                                ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                               JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                 1998          1997          1998          1997
                                                              ----------   ------------   ----------   ------------
Cash distributions per unit outstanding.....................    $1.125        $1.85         $20.01        $0.00

         1508

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $21 per unit to $380.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $288.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $262.35 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1509

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

         1510

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $20.02 per unit (equivalent to $       on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

         1511

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your

         1512

partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in NPI-AP Management, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 35.6% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     On October 15, 1998, Madison Liquidity Investors 104, LLC ("Madison"), which is not affiliated with us or your general partner, commenced a tender offer to acquire units of your partnership. Madison is seeking to purchase up to 4.9% of the outstanding units for $100 per unit, less transfer fees. The offer expires November 20, 1998.

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1997, IPLP Acquisition I LLP, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 4,892 units (representing approximately 5.5% of the number outstanding) at a cash purchase price of $175 per unit on October 6, 1998.

     Prior to such tender offer, DeForest Ventures I, L.P., which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced tender offers for $65.70 per unit and purchased 24,812 shares between October 1994 and June 1995.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

         1513

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

         1514

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1515

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1516

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans) if you are tendering some of your units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1517

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1518

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1519

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1520

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1521

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1522

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1523

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1524

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

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     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         1526

     compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

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                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1528

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1529

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1530

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such
Termination: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         1531

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                1997 NET        CAPITALIZATION    GROSS PROPERTY
                PROPERTY                    OPERATING INCOME         RATE             VALUE
                --------                    ----------------    --------------    --------------
Wood Lake Apartments.....................    $                           %         $
Greenspoint Apartments...................
Sands Point Apartments...................
Vinings Peak Apartments..................
Plantation Crossing Apartments...........
Sunrunner Apartments.....................
McMillan Place Apartments................
Misty Woods Apartments...................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         1532

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         1533

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for
     the six months ended June 30, 1998 were $20.02 (equivalent to $       on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         1534

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         1535

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $21.00 to $380.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from July 1, 1995 to June 30, 1997 an aggregate of 1,139 units (representing less than 1.3% of the total outstanding units) was transferred (excluding units transferred by DeForest Ventures I, L.P. to Insignia in January 1996 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from March 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                          CENTURY PROPERTIES FUND XIX
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                              AS REPORTED BY                  AS REPORTED BY
                                          THE GENERAL PARTNER(a)        THE PARTNERSHIP SPECTRUM(b)
                                       -----------------------------   -----------------------------
                                         LOW SALES      HIGH SALES       LOW SALES      HIGH SALES
                                           PRICE           PRICE           PRICE           PRICE
                                         PER UNIT        PER UNIT        PER UNIT        PER UNIT
                                       -------------   -------------   -------------   -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter......................        $ 21.00         $380.00   Not Available   Not Available
  Second Quarter.....................         100.00          225.01   Not Available   Not Available
  First Quarter......................          60.00          188.00   Not Available   Not Available
Fiscal Year Ended December 31, 1997:
  Fourth Quarter.....................         125.00          130.00   Not Available   Not Available
  Third Quarter......................          74.20          164.00   Not Available   Not Available
  Second Quarter.....................          67.00          168.00         $110.00         $160.00
  First Quarter......................          56.57          132.00           92.00          164.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter.....................  Not Available   Not Available          110.00          118.00
  Third Quarter......................  Not Available   Not Available           76.00          102.00
  Second Quarter.....................  Not Available   Not Available           57.00           73.00
  First Quarter......................  Not Available   Not Available              --              --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general

         1536

     partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Certain of your partnership's properties have been appraised in the past several years by independent, third party appraisers, Koeppel Tener Real Estate Services ("KTR") or Joseph J. Blake & Associates, Inc. ("Blake") (the "Appraisers"), in connection with a refinancing of the properties. According to the appraisal reports, the scope of the appraisals included an inspection of the properties and an analysis of the surrounding markets. The Appraisers relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that their reports were prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of

         1537

     1989 (known as "FIRREA"). The estimated market values of the fee simple estate of the properties were as follows:

         PROPERTY NAME            APPRAISED VALUE    DATE OF APPRAISAL    APPRAISER
         -------------            ---------------    -----------------    ---------
Sunrunner Apartments............    $ 5,400,000       April 15, 1996       Blake
McMillan Place Apartments.......     11,500,000        July 1, 1997         KTR
Misty Woods Apartments..........      8,500,000      November 2, 1995       KTR

     A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

     Estimate of Net Asset Value in Connection with Insignia Property Trust Formation. In connection with the formation of Insignia Property Trust, Insignia Financial Group, Inc. ("Insignia") prepared estimates of the value of your partnership's properties and of a unit as of December 31, 1996. Insignia estimated the aggregate value of your partnership properties to be $85,484,882 and the asset value of a unit to be $288. However, since December 1996, the operating performance of your partnership's properties have changed, the current assets of your partnership has changed and your partnership's properties have increased in value. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Liquidation Value in Connection with the Tender Offer by an Affiliate. In connection with the August 1997 tender offer by an affiliate of your general partner, the affiliate estimated the net liquidation value of a unit (as of June 30, 1997) to be $262.35. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net liquidation value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net liquidation value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders.

         1538

We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also

         1539

performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated

         1540

to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

         1541

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1542

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

         YOUR PARTNERSHIP                         AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California.                                            Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available for Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2007.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership was formed to invest in, acquire,           The purpose of the AIMCO Operating Partnership is to
manage and ultimately sell income producing real             conduct any business that may be lawfully conducted by
properties which are improved or capable of improvement      a limited partnership organized pursuant to the
or which will be improved within a reasonable period         Delaware Revised Uniform Limited Partnership Act (as
after acquisition and to make, service and ultimately        amended from time to time, or any successor to such
dispose of mortgage loans on income producing real           statute) (the "Delaware Limited Partnership Act"),
properties. Your partnership may enter into ventures,        provided that such business is to be conducted in a
partnerships, REITs and other business arrangements          manner that permits AIMCO to be qualified as a REIT,
with respect to real estate deemed prudent by the            unless AIMCO ceases to qualify as a REIT. The AIMCO
general partner in order to promote the business of the      Operating Partnership is authorized to perform any and
partnership, subject, however, to the provisions of          all acts for the furtherance of the purposes and
your partnership's agreement of limited partnership.         business of the AIMCO Operating Partnership, provided
Additionally, your partnership may engage in any other       that the AIMCO Operating Partnership may not take, or
business or do any and all acts and things which may be      refrain from taking, any action which, in the judgment
necessary, incidental or convenient to carry on the          of its general partner could (i) adversely affect the
partnership's purpose and business as specified above.       ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1543
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 90,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, after December         No action or consent by the OP Unitholders is required
31, 1984, the general partner is prohibited from admit-      in connection with the admission of any additional OP
ting any additional limited partners.                        Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your general partner may not enter into a       funds or other assets to its subsidiaries or other
contract with your partnership that would bind the           persons in which it has an equity investment, and such
partnership after the removal of the general partner.        persons may borrow funds from the AIMCO Operating
Your general partner may not grant itself or an              Partnership, on terms and conditions established in the
affiliate an exclusive listing for the sale of               sole and absolute discretion of the general partner. To
partnership assets, purchase or lease real property          the extent consistent with the business purpose of the
from the partnership, or sell or lease real property in      AIMCO Operating Partnership and the permitted
which the general partner has an interest to the             activities of the general partner, the AIMCO Operating
partnership. Your partnership may not lend money to the      Partnership may transfer assets to joint ventures,
general partner. The general partner may not make            limited liability companies, partnerships,
long-term secured loans to your partners and, on             corporations, business trusts or other business
short-term unsecured loans made to your partnership,         entities in which it is or thereby becomes a
may not receive interest or other financing charges or       participant upon such terms and subject to such
fees in excess of those amounts which would be charged       conditions consistent with the AIMCO Operating Part-
by third party financing institutions on comparable          nership Agreement and applicable law as the general
loans for the same purpose in the same geographic area       partner, in its sole and absolute discretion, believes
(such interest rate per annum will not exceed 2% above       to be advisable. Except as expressly permitted by the
the prime rate as charged by Bank of America, N.T. &         AIMCO Operating Partnership Agreement, neither the
S.A.). Unless certain conditions are satisfied, the          general partner nor any of its affiliates may sell,
general partner may not issue a wrap-around note or          transfer or convey any property to the AIMCO Operating
mortgage to your partnership to finance the purchase of      Partnership, directly or indirectly, except pursuant to
property. The general partner may not receive any            transactions that are determined by the general partner
insurance brokerage fees for issuing any insurance           in good faith to be fair and reasonable.
policy to your partnership or any commission for the
placement of mortgages or trust deed loans on your
partnership's properties. Your general partner may not
cause your partnership to enter into any contract with
the general partner to construct or develop properties
or to render any services in connection with such
construction or development. Your general partner may
not cause your partnership to enter into any
transaction with any other real estate program in which
the general partner or any affiliate has an interest.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money, establish a line of credit and issue        restrictions on borrowings, and the general partner has
evidences of indebtedness in furtherance of any of the       full power and authority to borrow money on behalf of
purposes of your partnership and to secure such debt by      the AIMCO Operating Partnership. The AIMCO Operating
mortgage, pledge or other lien on any of the assets of       Partnership has credit agreements that restrict, among
your partnership. Your partnership may not incur long-       other things, its ability to incur

         1544
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

term secured indebtedness with respect to a property of      indebtedness. See "Risk Factors -- Risks of Significant
your partnership which exceeds 80% of the then               Indebtedness" in the accompanying Prospectus.
appraised value of such property.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
provides that a limited partner upon written request,        with a statement of the purpose of such demand and at
after payment of the reasonable expense of duplication       such OP Unitholder's own expense, to obtain a current
and for any proper purpose, will be sent a copy of the       list of the name and last known business, residence or
certificate or certificates of limited partnership           mailing address of the general partner and each other
containing the most recent listing of limited partner        OP Unitholder.
names, addresses and capital contributions.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership, subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership. No      the right to vote on certain matters described under
limited partner has any authority or right to act for        "Comparison of Ownership of Your Units and AIMCO OP
or bind your partnership or participate in or have any       Units -- Voting Rights" below. The general partner may
control over your partnership business except as             not be removed by the OP Unitholders with or without
required by law.                                             cause.

                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Your general partner and any of its affiliates are           Notwithstanding anything to the contrary set forth in
entitled to indemnification for any liability, loss or       the AIMCO Operating Partnership Agreement, the general
damage incurred by them or by the partnership by reason      partner is not liable to the AIMCO Operating
of any act performed or omitted to be performed by them      Partnership for losses sustained, liabilities incurred
in connection with the business of the partnership,          or benefits not derived as a result of errors in
including costs and attorney's fees and any amounts          judgment or mistakes of fact or law of any act or
expended in the settlements of any claims of liability       omission if the general partner acted in good faith.
provided that if such liability arises out of any            The AIMCO Operating Partnership Agreement provides for
action or inaction of the general partner such course        indemnification of AIMCO, or any director or officer of
of conduct did not constitute fraud, negligence or           AIMCO (in its capacity as the previous general partner
misconduct by the general partner. All judgments             of the AIMCO Operating Partnership), the general
against the partnership and the general partner,             partner, any officer or director of general partner or
wherein the general partner is entitled to                   the AIMCO Operating Partnership and such other persons
indemnification, must first be satisfied from                as the general partner may designate from and against
partnership assets before the general partner is             all losses, claims, damages, liabilities, joint or
responsible for these obligations. Notwithstanding the       several, expenses (including legal fees), fines,
above paragraph, neither the general partner, nor any        settlements and other amounts incurred in connection
affiliate of the general partner

         1545
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

or the partnership, will be indemnified from any             with any actions relating to the operations of the
liability incurred by them in connection with (1) any        AIMCO Operating Partnership, as set forth in the AIMCO
claim or settlement involving allegations that the           Operating Partnership Agreement. The Delaware Limited
securities laws were violated by the general partner or      Partnership Act provides that subject to the standards
by any such other person unless: (a) the general             and restrictions, if any, set forth in its partnership
partner or other persons or entities seeking                 agreement, a limited partnership may, and shall have
indemnification are successful in defending such             the power to, indemnify and hold harmless any partner
action, and (b) such indemnification is specifically         or other person from and against any and all claims and
approved by a court of law which is advised as to the        demands whatsoever. It is the position of the
current position of any relevant regulatory agencies         Securities and Exchange Commission that indemnification
regarding indemnification for securities law                 of directors and officers for liabilities arising under
violations; or (2) any liability imposed by law,             the Securities Act is against public policy and is
including liability for fraud, bad faith or negligence.      unenforceable pursuant to Section 14 of the Securities
The general partner has no liability whatsoever to the       Act of 1933.
partnership or any limited partner for any loss
suffered by the partnership which arises out of any
action or inaction of the general partner, if the
general partner, in good faith, determined that such
action or inaction was in the best interests of the
partnership and did not constitute negligence or
misconduct of the general partner.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and elect a successor general partner upon a         affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning a majority of the        partner may not be removed as general partner of the
outstanding units. The general partner may admit an          AIMCO Operating Partnership by the OP Unitholders with
additional or substitute general partner with the            or without cause. Under the AIMCO Operating Partnership
consent of limited partners owning a majority of the         Agreement, the general partner may, in its sole
outstanding units. No limited partner may substitute a       discretion, prevent a transferee of an OP Unit from
transferee of his units in such limited partner's place      becoming a substituted limited partner pursuant to the
without the consent of the general partner which may be      AIMCO Operating Partnership Agreement. The general
withheld at the sole discretion of the general partner.      partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners (1) to reflect the addition or       the general partner may, without the consent of the OP
substitution of limited partners or the reduction of         Unitholders, amend the AIMCO Operating Partnership
the capital accounts upon the return of capital to           Agreement, amendments to the AIMCO Operating
partners; (2) to add to the representations, duties or       Partnership Agreement require the consent of the
obligations of the general partner or affiliates or          holders of a majority of the outstanding Common OP
surrender any right or power granted to the general          Units, excluding AIMCO and certain other limited
partner or its affiliates herein, for the benefit of         exclusions (a "Majority in Interest"). Amendments to
the limited partners; (3) to cure any ambiguity, to          the AIMCO Operating Partnership Agreement may be
correct or supplement any provision herein which may be      proposed by the general partner or by holders of a
inconsistent with any other provision herein, or to add      Majority in Interest. Following such proposal, the
any other provisions with respect to matters or              general partner will submit any proposed amendment to
questions arising under your partnership's agreement of      the OP Unitholders. The general partner will seek the
limited liability; (4) to delete or add any provision        written consent of the OP Unitholders on the proposed
from or to your partnership's agreement of limited           amendment or will call a meeting to vote thereon. See
liability requested to be so deleted or added by any         "Description of OP Units -- Amendment of the AIMCO
federal or state regulatory agency, which is deemed by       Operating Partnership Agreement" in the accompanying
such agency to be for the benefit of the limited             Prospectus.
partners. No amendment may be made without the consent
of the affected limited partner if such amendment: (1)
converts the limited partner into a general partner,
(2) eliminates or decreases the limited liability of
the limited partner, (3) alters the interest of a
partner in the allocations or distributions from your
partnership or (4) affects the status of your
partnership as a partnership for Federal income tax
purposes. Other amendments to your partnership's
agreement of limited partnership must be approved by
limited partnership holding a majority of the then
outstanding units.

         1546
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Compensation and Fees


Your general partner receives 10% of the Cash Available      The general partner does not receive compensation for
for Distribution as compensation for its services as         its services as general partner of the AIMCO Operating
general partner and may receive reimbursement for            Partnership. However, the general partner is entitled
expenses incurred in such capacity.                          to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for any         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership. A limited partner is liable only to make        obligations, and liability of the OP Unitholders for
payments of his capital contribution when due under          the AIMCO Operating Partnership's debts and obligations
your partnership's agreement of limited partnership.         is generally limited to the amount of their invest-
After its capital contribution is fully paid, no             ment in the AIMCO Operating Partnership. However, the
limited partner will, except as otherwise required by        limitations on the liability of limited partners for
applicable law, be required to make any further capital      the obligations of a limited partnership have not been
contributions or lend any funds to your partnership.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, limited partnership funds may not be            partnership agreement, Delaware law generally requires
commingled with the funds of any other person except as      a general partner of a Delaware limited partnership to
provided in the partnership agreement. Your general          adhere to fiduciary duty standards under which it owes
partner may engage in or possess an interest in any          its limited partners the highest duties of good faith,
other business or venture of every nature and                fairness and loyalty and which generally prohibit such
description, independently or with others, including         general partner from taking any action or engaging in
the ownership, financing, leasing, operation,                any transaction as to which it has a conflict of
management, brokerage and development of real property.      interest. The AIMCO Operating Partnership Agreement
                                                             expressly authorizes the general partner to enter into,
                                                             on behalf of the AIMCO Operating Partnership, a right
                                                             of first opportunity arrangement and other conflict
                                                             avoidance agreements with various affiliates of the
                                                             AIMCO Operating Partnership and the general partner, on
                                                             such terms as the general partner, in its sole and
                                                             absolute discretion, believes are advisable. The AIMCO
                                                             Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

         1547
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

         YOUR UNITS       PREFERRED OP UNITS       COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

         1548
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; extend the term of          Prospectus. So long as any               institution of bankruptcy
your partnership; remove or elect a      Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and approve or          ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
retiring. Your partnership may be        be necessary for effecting any           ship Agreement, the general partner
continued by the remaining general       amendment of any of the provisions       has the power to effect the
partner or, if none, the limited         of the Partnership Unit Desig-           acquisition, sale, transfer,
partners may agree to continue your      nation of the Preferred OP Units         exchange or other disposition of
partnership by electing a successor      that materially and adversely            any assets of the AIMCO Operating
general partner upon the vote of         affects the rights or preferences        Partnership (including, but not
the limited partners owning a            of the holders of the Preferred OP       limited to, the exercise or grant
majority of the units within 120         Units. The creation or issuance of       of any conversion, option,
days after the retirement of the         any class or series of partnership       privilege or subscription right or
general partner.                         units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations, sales or refinancing,        Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and                                      in its sole and abso-

         1549
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

results and net sales of                 from time to time on or after the        lute discretion determine, of
refinancing proceeds available from      fifth anniversary of the issue date      Available Cash (as defined in the
the disposition of your                  of the Preferred OP Units, the           AIMCO Operating Partnership
partnership's assets.                    AIMCO Operating Partnership may          Agreement) generated by the AIMCO
                                         adjust the annual distribution rate      Operating Partnership during such
                                         on the Preferred OP Units to the         quarter to the general partner, the
                                         lower of (i)     % plus the annual       special limited partner and the
                                         interest rate then applicable to         holders of Common OP Units on the
                                         U.S. Treasury notes with a maturity      record date established by the
                                         of five years, and (ii) the annual       general partner with respect to
                                         dividend rate on the most recently       such quarter, in accordance with
                                         issued AIMCO non-convertible             their respective interests in the
                                         preferred stock which ranks on a         AIMCO Operating Partnership on such
                                         parity with its Class H Cumu-            record date. Holders of any other
                                         lative Preferred Stock. Such             Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign one or      There is no public market for the        There is no public market for the
more whole units by a written            Preferred OP Units and the               OP Units. The AIMCO Operating Part-
instrument in accordance with your       Preferred OP Units are not listed        nership Agreement restricts the
partnership's agreement of limited       on any securities exchange. The          transferability of the OP Units.
partnership. In order for an             Preferred OP Units are subject to        Until the expiration of one year
assignee to become a substituted         restrictions on transfer as set          from the date on which an OP
limited partner the following            forth in the AIMCO Operating             Unitholder acquired OP Units,
conditions must first be satisfied:      Partnership Agreement.                   subject to certain exceptions, such
(1) the filing with the partnership                                               OP Unitholder may not transfer all
of a written instrument of as-           Pursuant to the AIMCO Operating          or any portion of its OP Units to
signment covering no less than five      Partnership Agreement, until the         any transferee without the consent
units; (2) the execution by the          expiration of                            of the gen-
assignor and

         1550
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

assignee of any other documentation      one year from the date on which a        eral partner, which consent may be
required or requested by the             holder of Preferred OP Units             withheld in its sole and absolute
general partner; (3) the written         acquired Preferred OP Units,             discretion. After the expiration of
consent of the general partner is        subject to certain exceptions, such      one year, such OP Unitholder has
obtained; and (4) a transfer fee         holder of Preferred OP Units may         the right to transfer all or any
covering all reasonable expenses         not transfer all or any portion of       portion of its OP Units to any
connected with such substitution is      its Preferred OP Units to any            person, subject to the satisfaction
paid to the partnership.                 transferee without the consent of        of certain conditions specified in
                                         the general partner, which consent       the AIMCO Operating Partnership
                                         may be withheld in its sole and          Agreement, including the general
                                         absolute discretion. After the           partner's right of first refusal.
                                         expiration of one year, such             See "Description of OP Units --
                                         holders of Preferred OP Units has        Transfers and Withdrawals" in the
                                         the right to transfer all or any         accompanying Prospectus.
                                         portion of its Preferred OP Units
                                         to any person, subject to the            After the first anniversary of
                                         satisfaction of certain conditions       becoming a holder of Common OP
                                         specified in the AIMCO Operating         Units, an OP Unitholder has the
                                         Partnership Agreement, including         right, subject to the terms and
                                         the general partner's right of           conditions of the AIMCO Operating
                                         first refusal.                           Partnership Agreement, to require
                                                                                  the AIMCO Operating Partnership to
                                         After a one-year holding period, a       redeem all or a portion of the
                                         holder may redeem Preferred OP           Common OP Units held by such party
                                         Units and receive in exchange            in exchange for a cash amount based
                                         therefor, at the AIMCO Operating         on the value of shares of Class A
                                         Partnership's option, (i) subject        Common Stock. See "Description of
                                         to the terms of any Senior Units,        OP Units -- Redemption Rights" in
                                         cash in an amount equal to the           the accompanying Prospectus. Upon
                                         Liquidation Preference of the            receipt of a notice of redemption,
                                         Preferred OP Units tendered for          the AIMCO Operating Partnership
                                         redemption, (ii) a number of shares      may, in its sole and absolute
                                         of Class I Cumulative Preferred          discretion but subject to the
                                         Stock of AIMCO that pay an               restrictions on the ownership of
                                         aggregate amount of dividends yield      Class A Common Stock imposed under
                                         equivalent to the distributions on       AIMCO's charter and the transfer
                                         the Preferred OP Units tendered for      restrictions and other limitations
                                         redemption and are part of a class       thereof, elect to cause AIMCO to
                                         or series of preferred stock that        acquire some or all of the tendered
                                         is then listed on the New York           Common OP Units in exchange for
                                         Stock Exchange or another national       Class A Common Stock, based on an
                                         securities exchange, or (iii) a          exchange ratio of one share of
                                         number of shares of Class A Common       Class A Common Stock for each Com-
                                         Stock of AIMCO that is equal in          mon OP Unit, subject to adjustment
                                         Value to the Liquidation Preference      as provided in the AIMCO Operating
                                         of the Preferred OP Units tendered       Partnership Agreement.
                                         for redemption. The Preferred OP
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1551

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1552

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1553

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1554

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1555

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1556

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1557
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1558
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1559

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 10% of your partnership's cash available for distribution for its services as general partner and may receive reimbursement for expenses generated in such capacity. The general partner received such fees and reimbursements totaling $187,000, $179,000 and $82,000 in 1996, 1997 and the first six months of 1998, respectively. The property manager received management fees of $737,000 in 1996, $740,000 in 1997 and $405,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1560

                                YOUR PARTNERSHIP

GENERAL

     Century Properties Fund XIX was organized on August 6, 1982, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following eight residential apartment complexes: Wood Lake Apartments, a 220-unit complex in Atlanta, Georgia; Greenspoint Apartments, a 336-unit complex in Phoenix, Arizona; Sandspoint Apartments, a 432-unit complex in Phoenix, Arizona; Vinings Peak Apartments, a 280-unit complex in Atlanta, Georgia; Plantation Crossing Apartments, a 180-unit complex in Atlanta, Georgia; Sunrunner Apartments, a 200-unit complex in St. Petersburg, Florida; McMillan Place Apartments, a 402-unit complex in Dallas, Texas; and Misty Woods Apartments, a 228-unit complex in Charlotte, North Carolina. The general partner of your partnership is Fox Partners II, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. NPI-AP Management LP, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 89,292 units issued and outstanding, which were held of record by 5,900 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated September 20, 1983, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated your partnership would sell its properties after five to eight years of ownership. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2007, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         1561

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to the partnership for any loss suffered by the partnership which arises out of any action or inaction of the general partner, if the general partner, in good faith, determined that such action or inaction was in the best interests of the partnership and did not constitute negligence or misconduct of the general partner. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Your general partner and any of its affiliates are entitled to indemnification for any liability, loss or damage incurred by them or by the partnership by reason of any act performed or omitted to be performed by them in connection with the business of the partnership, including costs and attorney's fees and any amounts expended in the settlements of any claims of liability provided that if such liability arises out of any action or inaction of the general partner such conduct did not constitute fraud, negligence or misconduct by the general partner. All judgments against the partnership and the general partner, wherein the general partner is entitled to indemnification, must first be satisfied from partnership assets before the general partner is responsible for these obligations. Notwithstanding the above paragraph, neither the general partner, nor any affiliate of the general partner or the partnership, will be indemnified from any liability incurred by them in connection with (1) any claim or settlement involving allegations that the securities laws were violated by the general partner or by any such other person unless: (a) the general partner or other persons or entities seeking indemnification are successful in defending such action, and (b) such indemnification is specifically approved by a court of law which is advised as to the current position of any relevant regulatory agencies regarding indemnification for securities law violations; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         1562

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................      20.02

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 35.6% interest in your partnership, including 29,938.66 units held by us and the interest held by Fox Partners II, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $130,000
1995........................................................     231,000
1996........................................................     187,000
1997........................................................     179,000
1998 (through June 30)......................................      82,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $557,000
1995........................................................    592,000
1996........................................................    617,000
1997........................................................    645,000
1998 (through June 30)......................................    335,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1563

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1564

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Century Properties Fund XIX appearing in Century Properties Fund XIX Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1565

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  Century Properties Fund XIX

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Century Properties Fund XIX (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for
an offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1566

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1567

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1568

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1569

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1570

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1571

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1572

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1573

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1574

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                      CENTURY PROPERTIES GROWTH FUND XXII
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. In December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $488.00 per unit and as of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $412.22 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1575

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Century
    Properties Growth Fund XXII................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         1576

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1577

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Century Growth Fund XXII. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Fox Partners IV, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1578

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1579

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership did not pay any distributions since January 1, 1997. We
     will pay fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units. In the last five years, your partnership only made distributions in 1996.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1580

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $75.00 per unit to $400.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $488.00 per unit and as of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $412.22 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         1581

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1582

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1583

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1584

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $488.00 per unit and as of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $412.22 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $75.00 per unit to $400.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         1585

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         1586

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         1587

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         1588

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 27.03% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         1589

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1590

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1591

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1592

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1593

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $75.00 to $400.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1594

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 10% of your partnership's cash available for distribution for its services as general partner and may also receive reimbursement for expenses generated in such capacity. For the first six months of 1998, your general partner received total fees and reimbursements of $82,000. The property manager received management fees of $534,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Century Properties Growth Fund XXII was organized on January 31, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital

         1595

     appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following nine residential apartment complexes: Wood Creek Apartments, a 432-unit complex in Mesa, Arizona; Plantation Creek Apartments, a 484-unit complex in Atlanta, Georgia; Stoney Creek Apartments, a 364-unit complex in Dallas, Texas; Four Wind Apartments, a 350-unit complex in Overland Park, Kansas; Promontory Point Apartments, a 252-unit complex in Austin, Texas; Cooper's Pointe Apartments, a 192-unit complex in Charleston, South Carolina; Hampton Greens Apartments, a 309-unit complex in Dallas, Texas, Autumn Run Apartments, a 320-unit complex in Naperville, Illinois; and Copper Mill Apartments, a 192-unit complex in Richmond, Virginia. The general partner of your partnership is Fox Partners IV, which is a majority-owned subsidiary of AIMCO. NPI-AP Management L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 82,848 units of limited partnership interest issued and outstanding, which were held of record by 5,471 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1596

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1597

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1598

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1599

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1600

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1601

      SUMMARY FINANCIAL INFORMATION OF CENTURY PROPERTIES GROWTH FUND XXII

     The summary financial information of Century Properties Growth Fund XXII for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Century Properties Growth Fund XXII for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                      CENTURY PROPERTIES GROWTH FUND XXII

                                                                   FOR THE SIX
                                                                      MONTHS               FOR THE YEAR ENDED
                                                                  ENDED JUNE 30,              DECEMBER 31,
                                                                ------------------    -----------------------------
                                                                 1998       1997       1997       1996       1995
                                                                -------    -------    -------    -------    -------
                                                                          IN THOUSANDS, EXCEPT UNIT DATA
OPERATING DATA:
Total Revenues..............................................    $10,761    $10,182    $20,997    $20,390    $22,710
Net Income (Loss)...........................................        932        431        391     (1,058)(a)     286(a)
Net Income (Loss) per limited partnership unit..............       9.92       4.59       4.16     (16.38)     (5.13)
Distributions per limited partnership unit..................         --         --         --      30.76         --

                                                                     JUNE 30,                 DECEMBER 31,
                                                                ------------------    -----------------------------
                                                                 1998       1997       1997       1996       1995
                                                                -------    -------    -------    -------    -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................    $77,487    $80,157    $78,890    $81,547    $84,052
Total Assets................................................     88,689     87,137     86,809     87,368     91,348
Notes Payable...............................................     73,462     72,890     72,603     73,164     74,111
Partners' Capital (Deficit).................................     12,955     12,063     12,023     11,632     15,772

---------------

(a)  Net income before extraordinary items.

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING           CENTURY PROPERTIES
                                                                       PARTNERSHIP              GROWTH FUND XXII
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85       $    0.00         $0.00

         1602

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $75.00 per unit to $400.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1996, an affiliate of your general partner estimated the net asset value of your units to be $488.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $412.22 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1603

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         1604

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership did not pay distributions with respect to your units for the six months ended June 30, 1998. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be
       , immediately following our offer, than the distributions with respect to your units. In the last five years, your partnership made distributions only in 1996. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         1605

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in NPI-AP Management L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 27.03% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         1606

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of           , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August, 1997, IPLP Acquisition I LLC, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 5,504 units (representing approximately 6.6% of the number outstanding) at a cash purchase price of $275 per unit on October 6, 1997.

     Prior to such tender offer, DeForest Ventures I, L.P., which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced tender offers for $87.80 per unit and purchased 17,022.5 shares between October 1994 and June 1995.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1607

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         1608

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1609

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1610

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1611

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1612

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1613

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1614

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1615

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1616

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1617

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1618

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 6,117 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 7.38% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1619

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1620

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership
interests in   of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1621

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1622

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1623

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1624

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
PROPERTY                                     OPERATING INCOME        RATE            VALUE
--------                                     ----------------   --------------   --------------
Wood Creek Apartments.....................   $                           %       $
Plantation Creek Apartments...............
Stoney Creek Apartments...................
Four Winds Apartments.....................
Promontory Point Apartments...............
Cooper's Pointe Apartments................
Hampton Greens Apartments.................
Autumn Run Apartments.....................
Cooper Mill Apartments....................

         1625

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

         1626

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

          12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would

         1627

     receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00. Therefore, distributions with respect to the Preferred OP Units and
     Common OP Units that we are offering are expected to be        ,
     immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions." In the last five years, your partnership has only made distribution in 1996.

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

         1628

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $75.00 to $400.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from July 1, 1995 to September 30, 1998 an aggregate of 919 units (representing approximately 1.2% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from July 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

         1629

                      CENTURY PROPERTIES GROWTH FUND XXII
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................   $ 100.00     $ 400.00    $    (c)     $    (c)
  Second Quarter..................................      75.00       275.00         N/A          N/A
  First Quarter...................................     115.00       267.57         N/A          N/A
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     185.00       200.00         N/A          N/A
  Third Quarter...................................     120.00       244.00         N/A          N/A
  Second Quarter..................................     133.00       257.00      181.00       261.00
  First Quarter...................................     126.10       153.30      144.00       210.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     115.00       115.00      167.00       187.00
  Third Quarter...................................        N/A          N/A       79.00       130.00
  Second Quarter..................................        N/A          N/A          --           --
  First Quarter...................................        N/A          N/A          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation would involve

         1630

additional selling expenses of   % of the sale proceeds. The general partner of
your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Certain of your partnership's properties have been appraised in the past several years by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of those properties. According to the appraisal report, the scope of the appraisal included an inspection of each property and an analysis of the surrounding markets. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the properties were as follows:.

                       PROPERTY NAME                          APPRAISED VALUE   DATE OF APPRAISAL
                       -------------                          ---------------   -----------------
Autumn Run Apartments.......................................    $17,250,000     April 12, 1996
Cooper's Pointe Apartments..................................      5,700,000     January 4, 1996
Copper Mill Apartments......................................      9,700,000     December 7, 1995
Hampton Greens Apartments...................................      7,800,000     November 2, 1995
Plantation Creek Apartments.................................     21,296,000     December 12, 1995
Promontory Point Apartments.................................      9,300,000     November 9, 1995
Stoney Creek Apartments.....................................     10,200,000     November 10, 1995
Wood Creek Apartments.......................................     17,500,000     November 9, 1995

A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

     Estimate of Net Asset Value in Connection with Insignia Property Trust Formation. In connection with the formation of IPT, Insignia prepared estimates of the value of your partnership's properties and of a unit as of December 31, 1996. Insignia estimated the aggregate value of your partnership properties to be $112,428,109 and the asset value of a unit to be $488. However, since December 1996, the operating performance of your partnership's properties have changed, the current assets of your partnership has changed and your partnership's properties have increased in value.

     Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

         1631

     Estimate of Net Liquidation Value in Connection with the Previous Tender Offer by an Affiliate. In connection with the August 1997 tender offer by an affiliate of your general partner, the affiliate estimated the net liquidation value of a unit (as of June 30, 1997) to be $412.22. This net liquidation value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net liquidation value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net liquidation value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         1632

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership

         1633

and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

         1634

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1635

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

                                YOUR PARTNERSHIP
                          AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available For Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2010.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership was formed to invest in, acquire,           The purpose of the AIMCO Operating Partnership is to
manage and ultimately sell income producing real             conduct any business that may be lawfully conducted by
properties which are improved or capable of improvement      a limited partnership organized pursuant to the
or which will be improved within a reasonable period         Delaware Revised Uniform Limited Partnership Act (as
after acquisition and to make, service and ultimately        amended from time to time, or any successor to such
dispose of mortgage loans on income producing real           statute) (the "Delaware Limited Partnership Act"),
properties. Your partnership may enter into ventures,        provided that such business is to be conducted in a
partnerships, REIT's and other business arrangements         manner that permits AIMCO to be qualified as a REIT,
with respect to real estate deemed prudent by the            unless AIMCO ceases to qualify as a REIT. The AIMCO
general partner in order to promote the business of the      Operating Partnership is authorized to perform any and
partnership, subject, however, to the provisions of          all acts for the furtherance of the purposes and
your partnership's agreement of limited partnership.         business of the AIMCO Operating Partnership, provided
Additionally, your partnership may engage in any other       that the AIMCO Operating Partnership may not take, or
business or do any and all acts and things which may be      refrain from taking, any action which, in the judgment
necessary, incidental or convenient to carry on the          of its general partner could (i) adversely affect the
partnership's purpose and business as specified above.       ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1636
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 120,000 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, after June 30,         No action or consent by the OP Unitholders is required
1986, the general partner is prohibited from admitting       in connection with the admission of any additional OP
any additional limited partners.                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your general partner may not enter into a       funds or other assets to its subsidiaries or other
contract with your partnership that would bind the           persons in which it has an equity investment, and such
partnership after the removal of the general partner.        persons may borrow funds from the AIMCO Operating
Your general partner may not grant itself or an              Partnership, on terms and conditions established in the
affiliate an exclusive listing for the sale or               sole and absolute discretion of the general partner. To
partnership assets, purchase or lease real property          the extent consistent with the business purpose of the
from the partnership, or sell or lease real property in      AIMCO Operating Partnership and the permitted
which the general partner has an interest to the             activities of the general partner, the AIMCO Operating
partnership. Your partnership may not make loans to the      Partnership may transfer assets to joint ventures,
general partner or its affiliates but the general            limited liability companies, partnerships,
partner may short-term unsecured loan to your                corporations, business trusts or other business
partnership if the general partner does not receive          entities in which it is or thereby becomes a
interest or financing charges in excess of the lesser        participant upon such terms and subject to such
of (1) those amounts which would be charged by third-        conditions consistent with the AIMCO Operating Part-
party financing institution of comparable loans for the      nership Agreement and applicable law as the general
same purpose in the same geographic area or (2) 2%           partner, in its sole and absolute discretion, believes
above the prime lending rate established by Bank of          to be advisable. Except as expressly permitted by the
America, N.T. & S.A. The general partner may not make        AIMCO Operating Partnership Agreement, neither the
loans encumbering your partnership's properties, the         general partner nor any of its affiliates may sell,
principal amount of which is scheduled to be paid over       transfer or convey any property to the AIMCO Operating
a period of not less than 48 months and not more than        Partnership, directly or indirectly, except pursuant to
50% of the principal amount of which is scheduled to be      transactions that are determined by the general partner
paid during the first 24 months. The general partner         in good faith to be fair and reasonable.
also may not make wrap-around notes and mortgages to
your partnership to finance the purchase of property.
The general partner may not receive insurance brokerage
fees for any insurance policy issued to your
partnership or commission or fees for the placement of
mortgage or trust deed loans properties. The general
partner may not cause your partnership to enter into
any contract with the general partner to construct or
develop properties or to render any services in
connection with such construction or development. Your
general partner may not cause your partnership to enter
into any transaction with any other real estate program
in which the general partner or any affiliate has an
interest, subject to your partnership's agreement of
limited partnership.

         1637
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money, establish a line of credit and issue        restrictions on borrowings, and the general partner has
evidences of indebtedness in furtherance of any of the       full power and authority to borrow money on behalf of
purposes of your partnership and to secure such debt by      the AIMCO Operating Partnership. The AIMCO Operating
mortgage, pledge or other lien on any of the assets of       Partnership has credit agreements that restrict, among
your partnership. Your partnership may not incur long-       other things, its ability to incur indebtedness. See
term secured indebtedness with respect to a property         "Risk Factors -- Risks of Significant Indebtedness" in
which exceeds 80% of the then-appraised value of such        the accompanying Prospectus.
property.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
provides that a limited partner upon written request,        with a statement of the purpose of such demand and at
after payment of the reasonable expense of duplication       such OP Unitholder's own expense, to obtain a current
and for any proper purpose, will be sent a copy of the       list of the name and last known business, residence or
certificate or certificates of limited partnership           mailing address of the general partner and each other
containing the most recent listing of limited partner        OP Unitholder.
names, addresses and capital contributions.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Your general partner and any of its affiliates are           Notwithstanding anything to the contrary set forth in
entitled to indemnification for any liability, loss or       the AIMCO Operating Partnership Agreement, the general
damage incurred by them or by the partnership by reason      partner is not liable to the AIMCO Operating
of any act performed or omitted to be performed by them      Partnership for losses sustained, liabilities incurred
in connection with the business of the partnership,          or benefits not derived as a result of errors in
including costs and attorney's fees and any amounts          judgment or mistakes of fact or law of any act or
expended in the settlements of any claims of liability       omission if the general partner acted in good faith.
provided that if such liability arises out of any            The AIMCO Operating Partnership Agreement provides for
action or inaction of the general partner such course        indemnification of AIMCO, or any director or officer of
of conduct did not constitute fraud, negligence or           AIMCO (in its capacity as the previous general partner
misconduct by the general partner. All judgments             of the AIMCO Operating Partnership),

         1638
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

against the partnership and the general partner,             the general partner, any officer or director of general
wherein the general partner is entitled to                   partner or the AIMCO Operating Partnership and such
indemnification, must first be satisfied from                other persons as the general partner may designate from
partnership assets before the general partner is             and against all losses, claims, damages, liabilities,
responsible for these obligations. Notwithstanding the       joint or several, expenses (including legal fees),
above paragraph, neither the general partner, nor any        fines, settlements and other amounts incurred in
affiliate of the general partner or the partnership,         connection with any actions relating to the operations
will be indemnified from any liability incurred by them      of the AIMCO Operating Partnership, as set forth in the
in connection with (1) any claim or settlement               AIMCO Operating Partnership Agreement. The Delaware
involving allegations that the securities laws were          Limited Partnership Act provides that subject to the
violated by the general partner or by any such other         standards and restrictions, if any, set forth in its
person unless: (a) the general partner or other persons      partnership agreement, a limited partnership may, and
or entities seeking indemnification are successful in        shall have the power to, indemnify and hold harmless
defending such action, and (b) such indemnification is       any partner or other person from and against any and
specifically approved by a court of law which is             all claims and demands whatsoever. It is the position
advised as to the current position of any relevant           of the Securities and Exchange Commission that
regulatory agencies regarding indemnification for            indemnification of directors and officers for
securities law violations; or (2) any liability imposed      liabilities arising under the Securities Act is against
by law, including liability for fraud, bad faith or          public policy and is unenforceable pursuant to Section
negligence. The general partner has no liability             14 of the Securities Act of 1933.
whatsoever to the partnership or any limited partner
for any loss suffered by the partnership which arises
out of any action or inaction of the general partner,
if the general partner, in good faith, determined that
such action or inaction was in the best interests of
the partnership and did not constitute negligence or
misconduct of the general partner.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and elect a successor general partner upon a         affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning a majority of the        partner may not be removed as general partner of the
outstanding units. The general partner may admit an          AIMCO Operating Partnership by the OP Unitholders with
additional or substitute general partner with the            or without cause. Under the AIMCO Operating Partnership
consent of limited partners owning a majority of the         Agreement, the general partner may, in its sole
outstanding units. No limited partner may substitute a       discretion, prevent a transferee of an OP Unit from
transferee of his units in such limited partner's place      becoming a substituted limited partner pursuant to the
without the consent of the general partner which may be      AIMCO Operating Partnership Agreement. The general
withheld at the sole discretion of the general partner.      partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners (1) to reflect the addition or       the general partner may, without the consent of the OP
substitution of limited partners or the reduction of         Unitholders, amend the AIMCO Operating Partnership
the capital accounts upon the return of capital to           Agreement, amendments to the AIMCO Operating
partners; (2) to add to the representations, duties or       Partnership Agreement require the consent of the
obligations of the general partner or affiliates or          holders of a majority of the outstanding Common OP
surrender any right or power granted to the general          Units, excluding AIMCO and certain other limited
partner or its affiliates herein, for the benefit of         exclusions (a "Majority in Interest"). Amendments to
the limited partners; (3) to cure any ambiguity, to          the AIMCO Operating Partnership Agreement may be
correct or supplement any provision herein which may be      proposed by the general partner or by holders of a
inconsistent with any other provision herein, or to add      Majority in Interest. Following such proposal, the
any other provisions with respect to matters or              general partner will submit any proposed amendment to
questions arising under your partnership's agreement of      the OP Unitholders. The general partner will seek the
limited partnership; and (4) to delete or add any            written consent of the OP Unitholders on the proposed
provision from or to your partnership's agreement of         amendment or will call a meeting to vote thereon. See
limited partnership requested to be so deleted or added      "Description of OP Units -- Amendment of the AIMCO
by any federal or state regulatory agency, which is          Operating Partnership Agreement" in the accompanying
deemed by such agency to be for the benefit of the           Prospectus.
limited partners. No amendment may be made without the
consent of the affected limited partner if such
amendment: (1) converts the limited partner into a
general partner, (2) eliminates or decreases the
limited liability of the limited partner, (3) alters
the interest of a partner in the

         1639
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

allocations or distributions from your partnership or
(4) affects the status of your partnership as a partnership for Federal income tax purposes. Other amendments to your partnership's agreement of limited partnership must be approved by limited partnership holding a majority of the then outstanding units.

                             Compensation and Fees


Your general partner received 10% of the Cash Available      The general partner does not receive compensation for
for Distribution (as defined in your partnership's           its services as general partner of the AIMCO Operating
agreement of limited partnership) as compensation for        Partnership. However, the general partner is entitled
its services as general partner and may receive              to payments, allocations and distributions in its
reimbursement for expenses incurred in such capacity.        capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for any         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership. A limited partner is liable only to make        obligations, and liability of the OP Unitholders for
payments of his capital contribution when due under          the AIMCO Operating Partnership's debts and obligations
your partnership's agreement of limited partnership.         is generally limited to the amount of their invest-
After its capital contribution is fully paid, no             ment in the AIMCO Operating Partnership. However, the
limited partner will, except as otherwise required by        limitations on the liability of limited partners for
applicable law, be required to make any further capital      the obligations of a limited partnership have not been
contributions or lend any funds to your partnership.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, your general partner has a fiduciary duty       partnership agreement, Delaware law generally requires
to safeguard the funds of the partnership and                a general partner of a Delaware limited partnership to
partnership funds may not be commingled with the funds       adhere to fiduciary duty standards under which it owes
of any other person except as provided in the partner-       its limited partners the highest duties of good faith,
ship agreement. Your general partner has a fiduciary         fairness and loyalty and which generally prohibit such
responsibility for the safekeeping and use of all funds      general partner from taking any action or engaging in
and assets of the partnership, whether or not in the         any transaction as to which it has a conflict of
immediate possession or control of the general partner,      interest. The AIMCO Operating Partnership Agreement
and the general partner may not employ, or permit            expressly authorizes the general partner to enter into,
another to employ, such funds or assets in any manner        on behalf of the AIMCO Operating Partnership, a right
except for the exclusive benefit of the partnership.         of first opportunity arrangement and other conflict
Your general partner may engage in or possess an             avoidance agreements with various affiliates of the
interest in any other business or venture of every           AIMCO Operating Partnership and the general partner, on
nature and description, independently or with others,        such terms as the general partner, in its sole and
including the ownership, financing, leasing, operation,      absolute discretion, believes are advisable. The AIMCO
management, brokerage and development of real property.      Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO

         1640

          YOUR PARTNERSHIP                                               AIMCO OPERATING PARTNERSHIP
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                                    COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS                              PREFERRED OP UNITS                        COMMON OP UNITS

                                               Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after                 AIMCO Oper-

         1641
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         the fifth anniversary of the issue       ating Partnership sells or
                                         date of the Preferred OP Units.          refinances its assets, the net
                                                                                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; extend the term of          Prospectus. So long as any               institution of bankruptcy
your partnership; remove or elect a      Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and approve or          ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
retiring. Your partnership may be        be necessary for effecting any           ship Agreement, the general partner
continued by the remaining general       amendment of any of the provisions       has the power to effect the
partner or, if none, the limited         of the Partnership Unit Desig-           acquisition, sale, transfer,
partners may agree to continue your      nation of the Preferred OP Units         exchange or other disposition of
partnership by electing a successor      that materially and adversely            any assets of the AIMCO Operating
general partner upon the vote of         affects the rights or preferences        Partnership (including, but not
the limited partners owning a            of the holders of the Preferred OP       limited to, the exercise or grant
majority of the units within 120         Units. The creation or issuance of       of any conversion, option,
days after the retirement of the         any class or series of partnership       privilege or subscription right or
general partner.                         units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

         1642
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations, sales or refinancing,        Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and from time to time on or after        in its sole and absolute discretion
results and net sales or                 the fifth anniversary of the issue       determine, of Available Cash (as
refinancing proceeds available from      date of the Preferred OP Units, the      defined in the AIMCO Operating
the disposition of your                  AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership's assets.                    adjust the annual distribution rate      the AIMCO Operating Partnership
                                         on the Preferred OP Units to the         during such quarter to the general
                                         lower of (i)     % plus the annual       partner, the special limited
                                         interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

         1643
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                Liquidity and Transferability/Redemption Rights


A limited partner may assign one or      There is no public market for the        There is no public market for the
more whole units by a written            Preferred OP Units and the               OP Units. The AIMCO Operating Part-
instrument in accordance with your       Preferred OP Units are not listed        nership Agreement restricts the
partnership's agreement of limited       on any securities exchange. The          transferability of the OP Units.
partnership, unless such assignment      Preferred OP Units are subject to        Until the expiration of one year
or transfer would violate state          restrictions on transfer as set          from the date on which an OP
securities law or result in the          forth in the AIMCO Operating             Unitholder acquired OP Units,
termination of your partnership for      Partnership Agreement.                   subject to certain exceptions, such
tax purposes. In order for an                                                     OP Unitholder may not transfer all
assignee to become a substituted         Pursuant to the AIMCO Operating          or any portion of its OP Units to
limited partner the following            Partnership Agreement, until the         any transferee without the consent
conditions must first be satisfied:      expiration of one year from the          of the general partner, which
(1) the filing with the partnership      date on which a holder of Preferred      consent may be withheld in its sole
of a written instrument of               OP Units acquired Preferred OP           and absolute discretion. After the
assignment covering no less than         Units, subject to certain                expiration of one year, such OP
five units; (2) the execution by         exceptions, such holder of               Unitholder has the right to
the assignor and assignee of any         Preferred OP Units may not transfer      transfer all or any portion of its
other documentation required or          all or any portion of its Pre-           OP Units to any person, subject to
requested by the general partner;        ferred OP Units to any transferee        the satisfaction of certain
(3) the written consent of the           without the consent of the general       conditions specified in the AIMCO
general partner is obtained; and         partner, which consent may be            Operating Partnership Agreement,
(4) a transfer fee covering all          withheld in its sole and absolute        including the general partner's
reasonable expenses connected with       discretion. After the expiration of      right of first refusal. See
such substitution is paid to the         one year, such holders of Preferred      "Description of OP Units --
partnership.                             OP Units has the right to transfer       Transfers and Withdrawals" in the
                                         all or any portion of its Preferred      accompanying Prospectus.
                                         OP Units to any person, subject to
                                         the satisfaction of certain              After the first anniversary of
                                         conditions specified in the AIMCO        becoming a holder of Common OP
                                         Operating Partnership Agreement,         Units, an OP Unitholder has the
                                         including the general partner's          right, subject to the terms and
                                         right of first refusal.                  conditions of the AIMCO Operating
                                                                                  Partnership Agreement, to require
                                         After a one-year holding period, a       the AIMCO Operating Partnership to
                                         holder may redeem Preferred OP           redeem all or a portion of the
                                         Units and receive in exchange            Common OP Units held by such party
                                         therefor, at the AIMCO Operating         in exchange for a cash amount based
                                         Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1644

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1645

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1646

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1647

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1648

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1649

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

                               PREFERRED OP UNITS
                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1650
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1651
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1652

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 10% of your partnership's cash available for distribution for its services as general partner and may receive reimbursement for expenses generated in such capacity. The general partner received such fees and reimbursements totaling $182,000 in 1996, $239,000 in 1997 and $82,000 for the first six months of 1998. The property manager received management fees of $1,010,000 in 1996, $1,044,000 in 1997 and $534,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1653

                                YOUR PARTNERSHIP

GENERAL

     Century Properties Growth Fund XXII was organized on January 31, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following nine residential apartment complexes: Wood Creek Apartments, a 432-unit complex in Mesa, Arizona; Plantation Creek Apartments, a 484-unit complex in Atlanta, Georgia; Stoney Creek Apartments, a 364-unit complex in Dallas, Texas; Four Wind Apartments, a 350-unit complex in Overland, Kansas; Promontory Point Apartments, a 252-unit complex in Austin, Texas; Cooper's Pointe Apartments, a 192-unit complex in Charleston, South Carolina; Hampton Greens Apartments, a 309-unit complex in Dallas, Texas; Autumn Run Apartments, a 320-unit complex in Naperville, Illinois; and Copper Mill Apartments, a 192-unit complex in Richmond, Virginia. The general partner of your partnership is Fox Partners IV, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. NPI-AP Management L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 82,848 units issued and outstanding, which were held of record by 5,471 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757- 8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated September 25, 1984, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that it would sell your partnership's properties five to eight years after their acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2010, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         1654

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to the partnership for any loss suffered by the partnership which arises out of any action or inaction of the general partner, if the general partner, in good faith, determined that such action or inaction was in the best interests of the partnership and did not constitute negligence or misconduct of the general partner. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Your general partner and any of its affiliates are entitled to indemnification for any liability, loss or damage incurred by them or by the partnership by reason of any act performed or omitted to be performed by them in connection with the business of the partnership, including costs and attorney's fees and any amounts expended in the settlements of any claims of liability provided that if such liability arises out of any action or inaction of the general partner such conduct did not constitute fraud, negligence or misconduct by the general partner. All judgments against the partnership and the general partner, wherein the general partner is entitled to indemnification, must first be satisfied from partnership assets before the general partner is responsible for these obligations. Notwithstanding the above paragraph, neither the general partner, nor any affiliate of the general partner or the partnership, will be indemnified from any liability incurred by them in connection with (1) any claim or settlement involving allegations that the securities laws were violated by the general partner or by any such other person unless: (a) the general partner or other persons or entities seeking indemnification are successful in defending such action, and (b) such indemnification is specifically approved by a court of law which is advised as to the current position of any relevant regulatory agencies regarding indemnification for securities law violations; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         1655

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................      30.76
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................       0.00

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 29.58% interest in your partnership, including 22,845.5 units held by us and the interest held by Fox Partners IV, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $178,000
1995........................................................     174,000
1996........................................................     182,000
1997........................................................     239,000
1998 (through June 30)......................................      82,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                              FEES
----                                                              ----
1994........................................................   $  825,000
1995........................................................    1,011,000
1996........................................................    1,010,000
1997........................................................    1,044,000
1998 (through June 30)......................................      534,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1656

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1657

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Century Properties Growth Fund XXII appearing in Century Properties Growth Fund XXII Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1658

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  Century Properties Growth Fund XXII

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Century Properties Growth Fund XXII (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for
an offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1659

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1660

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1661

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1662

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1663

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1664

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1665

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1666

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1667

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $82.00 per unit and an affiliate estimated the net liquidation value of your units to be $82.94 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a debt obligation owed by, and secured by properties held by, Consolidated Capital Equity Properties/Two (the "Loan") to holding an interest in our large portfolio of properties. In the future, the Loan owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1668

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Consolidated
    Capital Institutional Properties/2.........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         1669

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1670

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Consolidated Capital Institutional Properties/2. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1671

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

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     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $1.65 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $       per unit on the Tax-Deferral   %
     Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on
     an annual basis). This is equivalent to distributions of $       per year
     on the number of Tax-Deferral   % Preferred OP Units, or $     per year on
     the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in the Loan to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1673

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $5.12 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $82.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $82.94 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the Loan, your partnership's sole property, by estimating the value of the property owned by Consolidated Capital Equity Properties/Two ("CCEP/2") using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

         1674

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral      % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires you to tender a minimum of 20 units (except for IRAs and Keogh Plans).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1675

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1676

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A.

         1677

Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's Loan may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's Loan, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $82 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $82.94 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $5.12 per unit to $100 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         1678

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns the Loan to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         1679

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         1680

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         1681

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 21.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1682

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         1683

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         1684

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         1685

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. The Loan held by your partnership is not typical of the kinds of loans traded in the secondary markets since it is non-recourse; therefore, we believe the conventional loan valuation analysis is probably not a realistic approach to valuation. We believe a purchaser of the Loan more likely would view the Loan as approximately equivalent to the value of the properties less third party mortgages, of CCEP/2, which secure the principal amount of the Loan, because the outstanding principal amount of the Loan, approximately $240,084,000 as of March 31, 1998 (including interest accrued and added to principal pursuant to the terms of the Loan) exceeds our estimate of the gross property value of the properties, less accumulated depreciation, of CCEP/2 ($38,577,000 as of June 30, 1998). We estimated the value of each property owned by CCEP/2 using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1686

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $5.12 to $100
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1687

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services but may receive reimbursement for expenses incurred in its capacity as general partner of your partnership. The general partner of your partnership received total fees and reimbursement of $149,000 during the first six months of 1998.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Consolidated Capital Institutional Properties/2 was organized on April 12, 1983, under the laws of the State of California.

     Your partnership was formed for the purpose of making loans to a predecessor partnership of CCEP/2. CCEP/2's indebtedness in respect of the loans made to it and its predecessor partnership by your partnership now is represented by the Loan. The Loan is secured by deeds of trust or mortgages on the CCEP/2 properties. The non-recourse provisions of the Loan mean that CCEP/2's obligation to repay the Loan is

         1688

secured only by the value of the properties of CCEP/2, and your partnership has no right to make further claims against CCEP/2 other than to the extent of the value of those properties. The loan agreement provides that interest on the outstanding principal balance accrues at a fixed rate (10% per year), although such interest is payable only to the extent CCEP/2 has "excess cash flow" (generally defined as net cash flow from operations after third-party debt service and capital improvements). Accrued unpaid interest is added to principal. At March 31, 1998, the aggregate outstanding principal balance of the Loan (including interest accrued and added to principal pursuant to the terms of the Loan) was approximately $240,084,000. This amount is substantially greater than the estimated fair market value of the CCEP/2 properties (which are the only source of repayment for the Loan). Under the terms of the Loan, any net proceeds from sales or refinancings of the CCEP/2 properties are paid to the partnership, after payment of a 3% disposition fee to the general partner of CCEP/2. The amount of cash flow received by your partnership pursuant to the terms of the Loan depends heavily on the discretion exercised by the general partner of CCEP/2 with respect to sales, refinancing of, or obtaining financing on, any CCEP/2 property.

     CCEP/2's investment portfolio currently consists of six office buildings and four residential apartment complexes, all of which serve as collateral for the Loan. The deeds of trust in favor of your partnership that encumber the CCEP/2 properties are subordinated to the mortgage liens in favor of unaffiliated third parties that secure an aggregate indebtedness of $32,764,720 (as of June 30, 1998). Those properties are as follows: a 115,829 square-foot commercial complex in Southfield, Michigan; a 101,823 square-foot commercial complex in Southfield, Michigan; a 64,762 square-foot commercial complex in Southfield, Michigan; a 173,991 square-foot commercial complex in Southfield, Michigan; a 262,457 square-foot commercial complex in Richmond, Virginia; a 159,416 square-foot commercial complex in Santa Ana, California; a 90-unit residential apartment complex in Littleton, Colorado; a 176-unit residential apartment complex in Woodbridge, Illinois; a 330-unit residential apartment complex in Cincinnati, Ohio; and a 257-unit residential apartment complex in Houston, Texas.

     Your partnership's sole investment property was sold in September 1996, and, therefore, your partnership has no real estate assets.

     The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. ConCap Holdings, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by CCEP/2. ConCap Holdings, Inc., an affiliate of your general partner and the sole general partner of CCEP/2, has full discretion in conducting CCEP/2's business. As of September 15, 1998, there were 909,133.8 units of limited partnership interest issued and outstanding, which were held of record by 34,705 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1689

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1690

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1691

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1692

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1693

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1694

SUMMARY FINANCIAL INFORMATION OF CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

     The summary financial information of Consolidated Capital Institutional Properties/2 for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Consolidated Capital Institutional Properties/2 for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

                                                              FOR THE SIX MONTHS        FOR THE YEAR ENDED
                                                                ENDED JUNE 30,             DECEMBER 31,
                                                              -------------------   ---------------------------
                                                               1998        1997      1997      1996      1995
                                                              -------     -------   -------   -------   -------
                                                                      (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $28,966     $   920   $ 6,755   $ 2,070   $ 4,065
Net Income (Loss)...........................................   28,622         654     5,275      (579)   (2,616)
Net Income (Loss) per limited partnership unit..............    31.17        0.71      6.83     (0.63)    (2.85)
Distributions per limited partnership unit..................     1.65       10.98     10.98        --      3.27

                                                                   JUNE 30,                DECEMBER 31,
                                                              -------------------   ---------------------------
                                                               1998        1997      1997      1996      1995
                                                              -------     -------   -------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $    --     $    --   $    --   $    --     2,018
Total Assets................................................   78,074      45,316    50,906    54,636    55,494
Notes Payable...............................................       --          --        --        --        --
Partners' Capital (Deficit).................................   77,872      45,128    50,749    54,466    55,045

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                                           CONSOLIDATED CAPITAL
                                                                  AIMCO OPERATING              INSTITUTIONAL
                                                                    PARTNERSHIP                PROPERTIES/2
                                                             -------------------------   -------------------------
                                                             SIX MONTHS                  SIX MONTHS
                                                               ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                              JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                1998          1997          1998          1997
                                                             ----------   ------------   ----------   ------------
Cash distributions per unit outstanding....................    $1.125        $1.85         $1.65         $10.98

         1695

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $5.12 per unit to $100.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $82.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. The Loan may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of the Loan, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net liquidation value of your units to be $82.94 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of the Loan by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

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     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. The sole property your partnership owns is the Loan. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

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     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $1.65 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

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     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a majority owned subsidiary of AIMCO. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in ConCap Holdings, Inc., which manages the properties owned by Consolidated Capital Equity Properties/Two, which owns the properties securing the Loan. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 21.4% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

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  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In December 1997, Reedy River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 169.105.3 units (representing approximately 18.6% of the number outstanding) at a cash purchase price of $40 per unit in December 15, 1997.

     Cooper River Properties, LLC., then an affiliate of Insignia and now our affiliate, completed a tender offer for $50 per unit and purchased
shares in           , 1998.

     Madison Partnership Liquidity Investors 64, LLC, which is unaffiliated with Insignia and with AIMCO, completed a tender offer for $40 per unit and purchased
          shares in           , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the

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partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the

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       opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

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                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

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            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 20 units (except units held by IRAs and Keogh Plans. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

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     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1705

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1706

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1707

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1708

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1709

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1710

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1711

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 201,904.5 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 22.2% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1712

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1713

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1714

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1715

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1716

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1717

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. The Loan held by your partnership is not typical of the kinds of loans traded in the secondary markets since it is non-recourse; therefore, we believe the conventional loan valuation analysis is probably not a realistic approach to valuation. We believe a purchaser of the Loan more likely would view the Loan as approximately equivalent to the value, less third party mortgages of the properties, of CCEP/2, which secure principal amount of the Loan, because the outstanding principal amount of the Loan, approximately $240,084,000 as of March 31, 1998 (including interest accrued and added to principal pursuant to the terms of the Loan exceeds our estimate of the gross property value of the properties, less accumulated depreciation, of CCEP/2 ($38,577,000 as of June 30, 1998). For this purpose, we estimated the value of each property owned by CCEP/2 using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by CCEP/2 using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We

         1718

      multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                   OPERATING INCOME        RATE            VALUE
  --------                                   ----------------   --------------   --------------
  Canyon Crest Apartments..................     $                       %          $
  Highcrest Townhomes Apartments...........
  Village Brook Apartments.................
  Windmere Apartments......................
  Central Park Place.......................
  Central Park Plaza.......................
  Crescent Center..........................
  Lahser Center I and II...................
  Richmond Plaza...........................
  Town Center Place........................

     - Second, we calculated the value of the equity of CCEP/2 by adding to the aggregate gross property value of all properties owned by your partnership, and deducting the mortgage debt owed by CCEP/2 after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your partnership of
       $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

  Aggregate net operating income (January 1, 1997 to December
    31, 1997).................................................  $
  Capitalization rate (weighted average)......................
  Aggregate gross valuation of your partnership's
    properties................................................
  Plus: Cash and cash equivalents.............................
  Plus: Other partnership assets, net of security deposits....
  Less: Mortgage debt, including accrued interest.............
  Less: Other liabilities.....................................
  Partnership valuation before taxes and certain costs........
  Less: Disposition fees......................................
  Less: Extraordinary capital expenditures for deferred
    maintenance...............................................
  Less: Municipal transfer taxes..............................
  Less: Closing costs.........................................
  Net valuation of your partnership...........................
  Percentage of liquidation proceeds allocated to units.......
  Net valuation of units......................................
            Total number of units.............................
  Valuation per unit..........................................  $
                                                                -----------
  Cash consideration per unit.................................
                                                                -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

         1719

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

          12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would

         1720

     receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were
     $1.65 (equivalent to $          on an annualized basis). Therefore,
     distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions

         1721

     analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $5.12 to $100.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to June 30, 1998 an aggregate of 35,696 units (representing less than 4% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

         1722

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter....................................   $13.50      $ 52.03       (c)         (c)
  Second Quarter...................................    10.00        81.68      $30.00       $43.00
  First Quarter....................................    12.50        44.20       37.00        44.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter...................................     1.00       100.00       11.00        37.00
  Third Quarter....................................     6.62        45.25       22.00        40.00
  Second Quarter...................................     5.12       100.00       17.00        35.00
  First Quarter....................................     9.75        54.50       30.00        48.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter...................................     8.88       100.00       30.00        46.00
  Third Quarter....................................    11.62       110.00       23.00        45.00
  Second Quarter...................................     0.13        92.00          --           --
  First Quarter....................................     0.25       105.00          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation would involve

         1723

     additional selling expenses of   % of the sale proceeds. The general
partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Certain of CCEP/2's properties have been appraised in the past several years by independent, third party appraisers (either Koeppel Tener Real Estate Services, Inc. ("KTR") or Joseph J. Blake & Associates, Inc. ("Blake")) in connection with the initial financings obtained on those properties. According to the appraisal reports, the scope of the appraisals included in an inspection of each property and an analysis of the respective surrounding markets. In each case, the applicable independent appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market values of the fee simple estate of each of the CCEP/2 properties specified in the most recent appraisal reports for the CCEP/2 properties that have been appraised within the past three years are set forth in the table below, and copies of the summaries of those appraisals have been filed as exhibits to AIMCO Operating Partner's Tender Offer Statement on
Schedule 14D-1 filed with the SEC.

                                                              APPRAISED     DATE OF
PROPERTY NAME                                                   VALUE      APPRAISAL   APPRAISER
-------------                                                 ----------   ---------   ---------
Canyon Crest................................................  $3,800,000    4/23/96      Blake
Highcrest Townhomes.........................................  $8,250,000    4/12/96       KTR
Windemere...................................................  $6,250,000    4/30/96       KTR

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by a party unaffiliated party in July 1998. Your general partner's estimate of your partnership's net asset value per unit as of June 30, 1998 was $82 per unit. Your general partner estimates net asset value based on a hypothetical sale of all of the CCEP/2 properties and the distribution to the limited partners and the general partner of the proceeds of such sales, net of related indebtedness and transaction costs, together with your partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of your partnership's other known liabilities. The net asset value estimate prepared by the general partner does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, we believe that the general partner's estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the CCEP/2 properties were sold and your partnership was liquidated. For this reason, we considered your general partner's net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

         1724

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-K filed with the SEC for the years ending December 31, 1995, 1996 and 1997, and the quarterly report on Form 10-Q for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location,

         1725

     number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your

         1726

     partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

         1727

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1728

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


     YOUR PARTNERSHIP                             AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2013.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to lend funds in            The purpose of the AIMCO Operating Partnership is to
return for participating notes secured by deeds of           conduct any business that may be lawfully conducted by
trust on real properties as may from time to time be         a limited partnership organized pursuant to the
acquired by those specified in your partnership's            Delaware Revised Uniform Limited Partnership Act (as
agreement of limited partnership. Subject to restric-        amended from time to time, or any successor to such
tions contained in your partnership's agreement of           statute) (the "Delaware Limited Partnership Act"),
limited partnership including that your partnership may      provided that such business is to be conducted in a
not purchase real property, directly or indirectly,          manner that permits AIMCO to be qualified as a REIT,
your partnership may perform all acts necessary,             unless AIMCO ceases to qualify as a REIT. The AIMCO
advisable or convenient to the business of your              Operating Partnership is authorized to perform any and
partnership.                                                 all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1729
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 1,600,020 units for        time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner and its affiliates may      funds or other assets to its subsidiaries or other
acquire units from time to time on their own behalf and      persons in which it has an equity investment, and such
for their own benefit, provided that such right does         persons may borrow funds from the AIMCO Operating
not create any preferences in rights or benefits in          Partnership, on terms and conditions established in the
favor of such persons or permit them to buy units other      sole and absolute discretion of the general partner. To
than at the same cash price and on the same terms as         the extent consistent with the business purpose of the
are available to other non-affiliated limited partners.      AIMCO Operating Partnership and the permitted
Your partnership may not make any loans to the general       activities of the general partner, the AIMCO Operating
partner but the general partner may lend money to your       Partnership may transfer assets to joint ventures,
partnership on terms, as to interest rates and other         limited liability companies, partnerships,
finance charges and fees, not in excess of amount that       corporations, business trusts or other business
are charged by unrelated banks on comparable loans for       entities in which it is or thereby becomes a
the same purpose, and, if a property is involved, in         participant upon such terms and subject to such
the locality of the property. No prepayment charge or        conditions consistent with the AIMCO Operating Part-
penalty will be required by the general partner on a         nership Agreement and applicable law as the general
loan to your partnership. To the extent the general          partner, in its sole and absolute discretion, believes
partner lends proceeds to your partnership, on an            to be advisable. Except as expressly permitted by the
unsecured basis, such amounts will bear interest at an       AIMCO Operating Partnership Agreement, neither the
amount not to exceed the lesser of the actual cost to        general partner nor any of its affiliates may sell,
the general partner or the most recent prime rate of         transfer or convey any property to the AIMCO Operating
interest charged by Bank of America, N.A., San               Partnership, directly or indirectly, except pursuant to
Francisco main office, in effect on the date such loan       transactions that are determined by the general partner
if first created. The general partner may not cause          in good faith to be fair and reasonable.
your partnership to enter into any agreements with the
general partner or its affiliates which are not be
subject to termination without penalty by either party
upon not more than sixty days' written notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. Your partnership may
not incur any non-recourse indebtedness wherein the
lender will have or acquire, at any time, capital or
property of your partnership except as a secured
creditor.

         1730
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited requesting the list for the cost
incurred by the limited partner in compelling the
production of the list and for actual damages incurred
by the limited partner.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to         partner, any officer or director of general partner or
indemnification by your partnership from assets of your      the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal
(whether or not the same

         1731
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

proceeds to judgment or is settled or otherwise brought      fees), fines, settlements and other amounts incurred in
to a conclusion) relating to the performance or              connection with any actions relating to the operations
non-performance of any act concerning the activities of      of the AIMCO Operating Partnership, as set forth in the
your partnership except in the case where the general        AIMCO Operating Partnership Agreement. The Delaware
partner or its affiliates or agents are guilty of bad        Limited Partnership Act provides that subject to the
faith, negligence, misconduct or reckless disregard of       standards and restrictions, if any, set forth in its
duty, provided such act or omission was done in good         partnership agreement, a limited partnership may, and
faith to promote the best interests of your                  shall have the power to, indemnify and hold harmless
partnership. The indemnification authorized by your          any partner or other person from and against any and
partnership's agreement of limited partnership includes      all claims and demands whatsoever. It is the position
the payment of reasonable attorneys' fees and other          of the Securities and Exchange Commission that
expenses (not limited to taxable costs) incurred in          indemnification of directors and officers for
settling or defending any claims, threatened action or       liabilities arising under the Securities Act is against
finally adjudicated legal proceedings. Notwithstanding       public policy and is unenforceable pursuant to Section
the foregoing, neither the general partner nor any           14 of the Securities Act of 1933.
officer, director, employee, agent, subsidiary or
assign of the general partner or its affiliates are
indemnified from any liability, loss or damage incurred
by them in connection with (1) any claim or settlement
involving allegations that the Securities Act of 1933
was violated by the general partner or by any such
other person or entity unless: (i) the general partner
or other persons or entities seeking indemnification
are successful in defending such action and (ii) such
indemnification is specifically approved by a court of
law which is advised as to the current position of both
the Securities and Exchange Commission and the
California Commissioner of Corporations regarding
indemnification for violations of securities laws; or
(2) any liability imposed by law, including liability
for fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners holding a majority of      has exclusive management power over the business and
the outstanding units may only remove a general partner      affairs of the AIMCO Operating Partnership. The general
with the general partner's prior written consent. The        partner may not be removed as general partner of the
holders of a majority of the outstanding units may           AIMCO Operating Partnership by the OP Unitholders with
elect a successor general partner. No limited partner        or without cause. Under the AIMCO Operating Partnership
may substitute a transferee of his units in such             Agreement, the general partner may, in its sole
limited partner's place without the consent of the           discretion, prevent a transferee of an OP Unit from
general partner which may be withheld at the sole            becoming a substituted limited partner pursuant to the
discretion of the general partner.                           AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with federal      holders of a majority of the outstanding Common OP
and state securities laws and to cure any ambiguities.       Units, excluding AIMCO and certain other limited
Other amendments to your partnership's agreement of          exclusions (a "Majority in Interest"). Amendments to
limited partnership must be approved by the limited          the AIMCO Operating Partnership Agreement may be
partners owning more than 50% of the units. However,         proposed by the general partner or by holders of a
the limited partners may not amend your partnership's        Majority in Interest. Following such proposal, the
agreement of limited partnership (1) to extend your          general partner will submit any proposed amendment to
partnership term or (2) to alter the rights of the           the OP Unitholders. The general partner will seek the
general partner to receive compensation, return of           written consent of the OP Unitholders on the proposed
invested capital, allocations, and distributions,            amendment or will call a meeting to vote thereon. See
without the consent of the general partner. Also, a          "Description of OP Units -- Amendment of the AIMCO
unanimous vote of the limited partners is required to        Operating Partnership
amend the provision in your

         1732
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partnership's agreement of limited partnership dealing       Agreement" in the accompanying Prospectus.
with substituted limited partners.

                             Compensation and Fees


Your general partner will receive no fee for its             The general partner does not receive compensation for
services as general partner of your partnership but may      its services as general partner of the AIMCO Operating
receive reimbursement for expenses incurred in such          Partnership. However, the general partner is entitled
capacity.                                                    to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, general       Operating Partnership Agreement expressly limits the
partner and its affiliates may engage in whatever            liability of the general partner by providing that the
activities they choose, whether the same are                 general partner, and its officers and directors will
competitive with your partnership or otherwise, without      not be liable or accountable in damages to the AIMCO
having or incurring any obligation to offer any              Operating Partnership, the limited partners or
interest in such activities to your partnership or any       assignees for errors in judgment or mistakes of fact or
limited partner.                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith.

         1733
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             See "Description of OP Units -- Fiduciary
                                                             Responsibilities" in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS               PREFERRED OP UNITS             COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and

         1734
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  new investments rather than being
                                                                                  distributed to the OP Unitholders
                                                                                  (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner; and approve other       Preferred OP Units are outstand-         proceedings, an assignment for the
matters as otherwise provided in         ing, in addition to any other vote       benefit of creditors and certain
your partnership's agreement of          or consent of partners required by       transfers by the general partner of
limited partnership. Unless prior        law or by the AIMCO Operating            its interest in the AIMCO Operating
consent of the limited partners          Partnership Agreement, the               Partnership or the admission of a
holding a majority of the units of       affirmative vote or consent of           successor general partner.
your partnership is obtained, the        holders of at least 50% of the
general partner is prohibited from       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
(1) selling substantially all of         be necessary for effecting any           ship Agreement, the general partner
your partnership's assets in a           amendment of any of the provisions       has the power to effect the
single sale or in multiple sales in      of the Partnership Unit Desig-           acquisition, sale, transfer,
the same 12-month period, except in      nation of the Preferred OP Units         exchange or other disposition of
the orderly liquidation and winding      that materially and adversely            any assets of the AIMCO Operating
up of the business, (2) pledging         affects the rights or preferences        Partnership (including, but not
the credit of your partnership in        of the holders of the Preferred OP       limited to, the exercise or grant
any way except in the ordinary           Units. The creation or issuance of       of any conversion, option,
course of business, (3) executing        any class or series of partnership       privilege or subscription right or
or delivering any assignment for         units, including, without                any other right available in
the benefit of the creditors of          limitation, any partnership units        connection with any assets at any
your partnership, and (4)                that may have rights senior or           time held by the AIMCO Operating
releasing, assigning or                  superior to the Preferred OP Units,      Partnership) or the merger,
transferring a partnership claim,        shall not be deemed to materially        consolidation, reorganization or
security, commodity or any other         adversely affect the rights or           other combination of the AIMCO
asset in your partnership without        preferences of the holders of            Operating Partnership with or into
full and adequate consideration.         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
A general partner may cause the          scribed voting rights, each
dissolution of your partnership by       Preferred OP Units shall have one        The general partner may cause the
retiring. Your partnership may be        (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
continued by the remaining general                                                Partnership by an "event of
partner or, if none, the limited                                                  withdrawal," as defined in the
partners may agree to continue your                                               Delaware Limited Partnership Act
partnership by electing a successor                                               (including, without limitation,
general partner upon the vote of                                                  bankruptcy), unless, within 90 days
holders of more than 50% of the                                                   after the withdrawal, holders of a
units within 60 days after the                                                    "majority in interest," as defined
retirement of the general partner.                                                in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash availa-                         declared                                 the

         1735
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

ble for distribution, whether            by the board of directors of the         AIMCO Operating Partnership Agree-
arising from operations or sales or      general partner of the AIMCO             ment requires the general partner
refinancing, is to be shared among       Operating Partnership, quarterly         to cause the AIMCO Operating
the partners. Distributions of           cash distributions at the rate of        Partnership to distribute quarterly
Distributable Cash From Operations       $      per Preferred OP Unit;            all, or such portion as the general
are to be made quarterly during the      provided, however, that at any time      partner may in its sole and abso-
fiscal year. The distributions           and from time to time on or after        lute discretion determine, of
payable to the partners are not          the fifth anniversary of the issue       Available Cash (as defined in the
fixed in amount and depend upon the      date of the Preferred OP Units, the      AIMCO Operating Partnership
operating results and net sales or       AIMCO Operating Partnership may          Agreement) generated by the AIMCO
refinancing proceeds available from      adjust the annual distribution rate      Operating Partnership during such
the disposition of your                  on the Preferred OP Units to the         quarter to the general partner, the
partnership's assets.                    lower of (i)     % plus the annual       special limited partner and the
                                         interest rate then applicable to         holders of Common OP Units on the
                                         U.S. Treasury notes with a maturity      record date established by the
                                         of five years, and (ii) the annual       general partner with respect to
                                         dividend rate on the most recently       such quarter, in accordance with
                                         issued AIMCO non-convertible             their respective interests in the
                                         preferred stock which ranks on a         AIMCO Operating Partnership on such
                                         parity with its Class H Cumu-            record date. Holders of any other
                                         lative Preferred Stock. Such             Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not sell,          There is no public market for the        There is no public market for the
transfer, encumber or otherwise          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
dispose by operation of law or           Preferred OP Units are not listed        nership Agreement restricts the
otherwise of the whole or any part       on any securities exchange. The          transferability of the OP Units.
of his interest in your partnership      Preferred OP Units are subject to        Until the expiration of one year
except by written instrument             restrictions on transfer as set          from the date on
satisfactory

         1736
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

in form to the general partner,          forth in the AIMCO Operating             which an OP Unitholder acquired OP
accompanied by the assurance of the      Partnership Agreement.                   Units, subject to certain
genuineness and effectiveness of                                                  exceptions, such OP Unitholder may
each such signature and the              Pursuant to the AIMCO Operating          not transfer all or any portion of
obtaining of any federal and/or          Partnership Agreement, until the         its OP Units to any transferee
state governmental approval, if          expiration of one year from the          without the consent of the gen-
any, as may be reasonably required       date on which a holder of Preferred      eral partner, which consent may be
by the general partner. A minimum        OP Units acquired Preferred OP           withheld in its sole and absolute
of twenty units may be transferred,      Units, subject to certain                discretion. After the expiration of
except for IRA or Keogh plans, and       exceptions, such holder of               one year, such OP Unitholder has
except for transfers by gift or          Preferred OP Units may not transfer      the right to transfer all or any
inheritance, intrafamily transfers,      all or any portion of its Pre-           portion of its OP Units to any
family dissolutions and transfers        ferred OP Units to any transferee        person, subject to the satisfaction
to affiliates. No assignment is          without the consent of the general       of certain conditions specified in
valid or effective unless it is in       partner, which consent may be            the AIMCO Operating Partnership
compliance with the conditions con-      withheld in its sole and absolute        Agreement, including the general
tained in your partnership's             discretion. After the expiration of      partner's right of first refusal.
agreement of limited partnership.        one year, such holders of Preferred      See "Description of OP Units --
No partner may make any assignment       OP Units has the right to transfer       Transfers and Withdrawals" in the
of all or any part of his interest       all or any portion of its Preferred      accompanying Prospectus.
if said transfer or assignment           OP Units to any person, subject to
would, when considered with all          the satisfaction of certain              After the first anniversary of
other transfers made during the          conditions specified in the AIMCO        becoming a holder of Common OP
same applicable 12-month period,         Operating Partnership Agreement,         Units, an OP Unitholder has the
cause a termination of your              including the general partner's          right, subject to the terms and
partnership for federal or any           right of first refusal.                  conditions of the AIMCO Operating
applicable state income tax                                                       Partnership Agreement, to require
purposes. Such transferee may be         After a one-year holding period, a       the AIMCO Operating Partnership to
substituted as a limited partner         holder may redeem Preferred OP           redeem all or a portion of the
if, in addition to the above re-         Units and receive in exchange            Common OP Units held by such party
quirements: (1) the assignor             therefor, at the AIMCO Operating         in exchange for a cash amount based
designates such intention in the         Partnership's option, (i) subject        on the value of shares of Class A
instrument of assignment, (2) the        to the terms of any Senior Units,        Common Stock. See "Description of
written consent of the general           cash in an amount equal to the           OP Units -- Redemption Rights" in
partner is obtained, the granting        Liquidation Preference of the            the accompanying Prospectus. Upon
of which is in the general               Preferred OP Units tendered for          receipt of a notice of redemption,
partner's sole discretion and in         redemption, (ii) a number of shares      the AIMCO Operating Partnership
accordance with your partnership's       of Class I Cumulative Preferred          may, in its sole and absolute
agreement of limited partnership,        Stock of AIMCO that pay an               discretion but subject to the
(3) the assignment instrument is in      aggregate amount of dividends yield      restrictions on the ownership of
form and substance satisfactory to       equivalent to the distributions on       Class A Common Stock imposed under
the general partner, (4) the             the Preferred OP Units tendered for      AIMCO's charter and the transfer
assignor and assignee duly execute       redemption and are part of a class       restrictions and other limitations
and acknowledge such other               or series of preferred stock that        thereof, elect to cause AIMCO to
instrument or instruments as the         is then listed on the New York           acquire some or all of the tendered
general partner may deem necessary       Stock Exchange or another national       Common OP Units in exchange for
or desirable and (5) the assignee        securities exchange, or (iii) a          Class A Common Stock, based on an
accepts, adopts and approves in          number of shares of Class A Common       exchange ratio of one share of
writing all of the terms and             Stock of AIMCO that is equal in          Class A Common Stock for each Com-
provisions of your partnership's         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
agreement of limited partnership.        of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1737

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1738

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1739

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1740

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1741

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1742

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


          PREFERRED OP UNITS                      CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1743
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1744
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1745

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and that of CCEP/2 and the manager of your partnership's property and the manager of CCEP/2's property. The general partner of your partnership receives no fee for its services but may receive reimbursement for expenses incurred in its capacity as general partner of your partnership. The general partner of your partnership received reimbursement of $340,000 in 1996, $278,000 in 1997 and $149,000 during the first six months of 1998. The general partner of CCEP/2 Concap Holdings, Inc., received $763,000 in 1996, $830,000 in 1997 and $384,000 for the first six months of 1998. ConCap Holdings, Inc., as property manager of CCEP/2 also received fees of $883,000 in 1996, $881,000 in 1997 and $440,000 for the first six months of 1998.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans

         1746

may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Consolidated Capital Institutional Properties/2 was organized on April 12, 1983, under the laws of the State of California.

     Your partnership was formed for the purpose of making loans to a predecessor partnership of CCEP/2. CCEP/2's indebtedness in respect of the loans made to it and its predecessor partnership by your partnership now is represented by the Loan. The Loan is secured by deeds of trust or mortgages on the CCEP/2 properties. The non-recourse provisions of the Loan mean that CCEP/2's obligation to repay the Loan is secured only by the value of the properties of CCEP/2, and your partnership has no right to make further claims against CCEP/2 other than to the extent of the value of those properties. The loan agreement provides that interest on the outstanding principal balance accrues at a fixed rate (10% per year), although such interest is payable only to the extent CCEP/2 has "excess cash flow" (generally defined as net cash flow from operations after third-party debt service and capital improvements). Accrued unpaid interest is added to principal. At March 31, 1998, the aggregate outstanding principal balance of the Loan (including interest accrued and added to principal pursuant to the terms of the Loan) was approximately $240,084,000. This amount is substantially greater than the estimated fair market value of the CCEP/2 properties (which are the only source of repayment for the Loan). Under the terms of the Loan, any net proceeds from sales or refinancings of the CCEP/2 properties are paid to the partnership, after payment of a 3% disposition fee to the general partner of CCEP/2. The amount of cash flow received by your partnership pursuant to the terms of the Loan depends heavily on the discretion exercised by the general partner of CCEP/2 with respect to sales, refinancing of, or obtaining financing on, any CCEP/2 property.

     CCEP/2's investment portfolio currently consists of six office buildings and four residential apartment complexes, all of which serve as collateral for the Loan. The deeds of trust in favor of your partnership that encumber the CCEP/2 properties are subordinated to the mortgage liens in favor of unaffiliated third parties that secure an aggregate indebtedness of $32,764,720 (as of June 30, 1998). Those properties are as follows: a 115,829 square-foot commercial complex in Southfield, Michigan; a 101,823 square-foot commercial complex in Southfield, Michigan; a 64,762 square-foot commercial complex in Southfield, Michigan; a 173,991 square-foot commercial complex in Southfield, Michigan; a 262,457 square-foot commercial complex in Richmond, Virginia; a 159,416 square-foot commercial complex in Santa Ana, California; a 90-unit residential apartment complex in Littleton, Colorado; a 176-unit residential apartment complex in Woodbridge, Illinois; a 330-unit residential apartment complex in Cincinnati, Ohio; and a 257-unit residential apartment complex in Houston, Texas.

     Your partnership's sole investment property was sold in September 1996, and, therefore, your partnership has no real estate assets.

     The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. ConCap Holdings, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by Consolidated Capital Equity Properties/Two. ConCap Holdings, Inc., an affiliate of your general partner and the sole general partner of CCEP/2, has full discretion in conducting CCEP/2's business. As of February 28, 1998, there were 909,133.8 units of limited partnership interest issued and outstanding, which were held of record by 34,705 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

         1747

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     Your partnership was formed for the purpose of making loans to a predecessor partnership of Consolidated Capital Equity Properties/Two. Consolidated Capital Equity Properties/Two's indebtedness in respect of the loans made to it and its predecessor partnership by your partnership is represented by the Loan, which is secured by properties of Consolidated Capital Equity Properties/Two. According to the prospectus, dated July 22, 1983, Equity Partners/Two (Consolidated Capital Equity Properties/Two's predecessor in interest) anticipated that it would sell and/or refinance its properties, and consequently repay the loan, approximately 12 years (subject to its right to extend the loan up to two additional years beyond its initial ten-year term) after their acquisition, depending on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2013, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     CCEP/2's partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates CCEP/2's property, establishes rental policies and rates and directs marketing

         1748

     activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Notwithstanding the foregoing, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates are indemnified from any liability, loss or damage incurred by them in connection with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities laws, or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership must at all times maintain public liability insurance in amounts determined by the general partner for the protection of your partnership and cash of its members.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $255.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 3.27
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................      10.98
January 1, 1998 - June 30, 1998.............................       1.65

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 21.2% interest in your partnership, including 909,133.8 units held by us and the interest held by ConCap Equities, Inc., as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,

         1749

     (ii) have effected any transactions in the units in the past 60 days, or
(iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received reimbursement for expenses in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $325,000
1995........................................................     480,000
1996........................................................     340,000
1997........................................................     278,000
1998 (through June 30)......................................     149,000

     ConCap Holdings, Inc. as general partner of CCEP/2 received compensation as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................   $  968,000
1995........................................................    1,021,000
1996........................................................      763,000
1997........................................................      830,000
1998 (through June 30)......................................      384,000

     In addition, ConCap Holdings, Inc., a majority-owned subsidiary of AIMCO manages the property of CCEP/2. CCEP/2 has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $511,000
1995........................................................    853,000
1996........................................................    883,000
1997........................................................    881,000
1998 (through June 30)......................................    440,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1750

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1751

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Consolidated Capital Institutional Properties/2 appearing in Consolidated Capital Institutional Properties/2 Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1752

                                                                      APPENDIX A

                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1995, 1996 and 1997, and quarterly report on Form 10-Q for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1753

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1754

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1755

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1756

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1757

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1758

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1759

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexington Avenue                   Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1760

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1761

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $158.00 per unit and an affiliate estimated the net liquidation value of your units to be $156.61 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1762

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Consolidated
    Capital Institutional Properties/3.........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         1763

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1764

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Consolidated Capital Institutional Properties/3. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1765

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1766

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $36.13 per unit for the year ended
     December 31, 1997 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1767

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $134.03 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $158.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $156.61 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100.00 liquidation
     preference of the Tax-Deferral   % Preferred OP Units.

         1768

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 20 units (except for IRA Keogh Plans, and except for transfers by gift or inheritance, intrafamily transfers, family dissolutions and transfers to affiliates.)

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1769

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1770

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1771

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $158.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $156.61 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $134.03 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         1772

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         1773

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         1774

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         1775

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 25.1% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1776

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         1777

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

         1778

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1779

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1780

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $20.00 to $134.03
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1781

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee of up to 9% of Distributed Cash From Operations received by the limited partners for its services as general partner of your partnership and may receive reimbursement for expenses incurred in such capacity. Your general partner was paid $187,000 in compensation and reimbursements for the first six months of 1998. The property manager received management fees of $384,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Consolidated Capital Institutional Properties/3 was organized on May 23, 1984 under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital

         1782

     appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of (a) 1661 apartment units in 8 properties located in Washington, Florida, Michigan, Utah, North Carolina, and Colorado and (b) two commercial office buildings, with total square feet of 277,000, in Florida and California. One of the properties, City Heights Apartments, is currently under contract to be sold to an unaffiliated party in November 1998. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998 there were 91,557.20 units of limited partnership interest issued and outstanding, which were held of record by 15,364 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1783

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1784

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1785

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1786

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1787

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1788

SUMMARY FINANCIAL INFORMATION OF CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

     The summary financial information of Consolidated Capital Institutional Properties/3 for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Consolidated Capital Institutional Properties/3 for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

                                                                 FOR THE SIX
                                                                   MONTHS
                                                               ENDED JUNE 30,         FOR THE YEAR ENDED
                                                                 (UNAUDITED)             DECEMBER 31,
                                                              -----------------   ---------------------------
                                                               1998      1997      1997      1996      1995
                                                              -------   -------   -------   -------   -------
                                                                    (IN THOUSANDS EXCEPT FOR UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $ 7,740   $ 7,488   $15,173   $14,047   $12,708
Net Income (Loss)...........................................    1,446     1,074     1,936     1,153    (1,606)
Net Income (Loss) per limited partnership unit..............     3.74      2.78      5.00      2.98     (4.20)
Distributions per limited partnership unit..................       --     18.27     36.13     18.98      9.42
                                                              -------   -------   -------   -------   -------

                                                                  JUNE 30,               DECEMBER 31,
                                                              -----------------   ---------------------------
                                                               1998      1997      1997      1996      1995
                                                              -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $47,126   $48,510   $47,852   $49,187   $45,877
Total Assets................................................   58,571    63,407    57,086    69,537    62,863
Notes Payable...............................................   30,525    30,525    30,525    30,525    18,029
Partners' Capital...........................................   26,671    31,365    25,225    37,296    43,461

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING           CONSOLIDATED CAPITAL
                                                                       PARTNERSHIP          INSTITUTIONAL PROPERTIES/3
                                                                -------------------------   ---------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED       ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,     DECEMBER 31,
                                                                   1998          1997          1998           1997
                                                                ----------   ------------   -----------   -------------
Cash distributions per unit outstanding...................        $1.125        $1.85          $0.00         $36.13

         1789

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20.00 per unit to $134.03 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $158.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $156.61 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1790

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         1791

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997
were $36.13 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         1792

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 25.1% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

         1793

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. During the first quarter of 1998, Insignia Properties, LP, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired an additional 47,865.5 units (representing approximately 12.3% of the number outstanding) at a cash purchase price of $85.00 per unit on February 27, 1998.

     Madison Partnership Liquidity Investors 64, L.L.C., which is unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for
$65.00 per unit and purchased           shares in          , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1794

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         1795

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1796

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1797

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted. However, your partnership's agreement of limited partnership requires that you tender a minimum of 20 units (except for IRA or Keogh plans).

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         1798

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1799

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1800

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1801

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1802

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1803

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1804

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1805

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 46,772.20 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 12.21% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1806

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1807

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1808

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1809

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1810

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1811

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                           1997 NET        CAPITALIZATION    GROSS PROPERTY
PROPERTY                               OPERATING INCOME         RATE             VALUE
--------                               ----------------    --------------    --------------
Cedar Rim Apartments.................     $                         %          $
City Heights Apartments..............
Hidden Cove by the Lake Apartments...
Lamplighter Park Apartments..........
Park Capitol Apartments..............
Tamarac Village I,II,III,IV..........
Williamsburg Manor Apartments........
Sandpiper I & II Apartments..........
South City Business Center...........
Corporate Center.....................

         1812

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

         1813

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

          12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would

         1814

     receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997 were $36.13
     (equivalent to $     on an annualized basis). Therefore, distributions with
     respect to the Preferred OP Units and Common OP Units that we are offering
     are expected to be        , immediately following our offer, than the
     distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions

         1815

     analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $20.00 to $134.03
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 115,893 units (representing approximately 30.25% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in December 1997 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

         1816

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $55.00      $ 97.00            (c)          (c)
  Second Quarter..................................     34.00        97.00      $78.00      $ 97.00
  First Quarter...................................     43.00       120.00       80.00        97.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     42.00        97.00       77.00        97.00
  Third Quarter...................................     31.00       102.00       78.00        97.00
  Second Quarter..................................     21.00       111.00       71.00       100.00
  First Quarter...................................     20.00       102.00       80.00       112.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     25.00       100.00       92.00       112.00
  Third Quarter...................................     12.00       105.00       75.00       112.00
  Second Quarter..................................     14.32       100.00          --           --
  First Quarter...................................     55.12        91.00          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation would involve

         1817

     additional selling expenses of   % of the sale proceeds. The general
partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Certain of your partnership's properties have been appraised in the past several years by independent, third party appraisers (Joseph J. Blake & Associates, Inc. ("Blake") or Koeppel Tener Real Estate Services, Inc. ("KTR")). According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the respective surrounding markets. In each case, the applicable independent appraiser relied principally on the income capitalization approach to the valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market values of the fee simple estate of each of your partnership's properties specified in the most recent appraisal reports for your partnership's properties which have been appraised within the past three years are set forth in the table below, and copies of the summaries of those appraisals have been filed as exhibits to the Purchaser's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

                                                              APPRAISED     DATE OF
                       PROPERTY NAME                            VALUE      APPRAISAL   APPRAISER
                       -------------                         -----------   ---------   ---------
Cedar Rim Apartments.......................................  $ 4,500,000   04/26/96      Blake
City Heights Apartments....................................  $ 5,200,000   04/15/96      Blake
Hidden Cove by the Lake Apartments.........................  $ 4,650,000   04/12/96        KTR
Lamplighter Park Apartments................................  $ 7,600,000   04/15/96      Blake
Park Capitol Apartments....................................  $ 5,200,000   11/07/95      Blake
Tamarac Village Apartments I, II, III, IV..................  $19,000,000   04/23/96      Blake
Williamsburg Manor Apartments..............................  $ 7,900,000   11/07/95      Blake
Sandpiper Apartments I & II................................  $ 7,800,000   10/15/95      Blake

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in July 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $158. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the

         1818

AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

         1819

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-K filed with the SEC for the years ending December 31, 1995, 1996 and 1997, and the quarterly report on Form 10-Q for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improve-

         1820

ments, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders;

         1821

(e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1822

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

                 YOUR PARTNERSHIP                                          AIMCO OPERATING PARTNERSHIP

                                   Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.


                                            Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2015.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.


                                       Purpose and Permitted Activities


Your partnership has been formed to lend funds in            The purpose of the AIMCO Operating Partnership is to
return for participating notes secured by deeds of           conduct any business that may be lawfully conducted by
trust on real properties as may from time to time be         a limited partnership organized pursuant to the
acquired by those specified in your partnership's            Delaware Revised Uniform Limited Partnership Act (as
agreement of limited partnership. Subject to restric-        amended from time to time, or any successor to such
tions contained in your partnership's agreement of           statute) (the "Delaware Limited Partnership Act"),
limited partnership including the prohibition against        provided that such business is to be conducted in a
purchasing real property, directly or indirectly, your       manner that permits AIMCO to be qualified as a REIT,
partnership may perform all acts necessary, advisable        unless AIMCO ceases to qualify as a REIT. The AIMCO
or convenient to the business of your partnership.           Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1823
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 1,600,020 units for        time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner and its affiliates may      funds or other assets to its subsidiaries or other
acquire units from time to time on their own behalf and      persons in which it has an equity investment, and such
for their own benefit, provided that such right does         persons may borrow funds from the AIMCO Operating
not create any preferences in rights or benefits in          Partnership, on terms and conditions established in the
favor of such persons or permit them to buy units other      sole and absolute discretion of the general partner. To
than at the same cash price and on the same terms as         the extent consistent with the business purpose of the
are available to other non-affiliated limited partners.      AIMCO Operating Partnership and the permitted
Your partnership may not make any loans to the general       activities of the general partner, the AIMCO Operating
partner but the general partner may lend money to your       Partnership may transfer assets to joint ventures,
partnership on terms, as to interest rates and other         limited liability companies, partnerships,
finance charges and fees, not in excess of amounts that      corporations, business trusts or other business
are charged by unrelated banks on comparable loans for       entities in which it is or thereby becomes a
the same purpose, and, if a property is involved, in         participant upon such terms and subject to such
the locality of the property. No prepayment charge or        conditions consistent with the AIMCO Operating Part-
penalty will be required by the general partner on a         nership Agreement and applicable law as the general
loan to your partnership. To the extent the general          partner, in its sole and absolute discretion, believes
partner lends proceeds to your partnership, on an un-        to be advisable. Except as expressly permitted by the
secured basis, such amounts will bear interest at an         AIMCO Operating Partnership Agreement, neither the
amount not to exceed the lesser of the actual cost to        general partner nor any of its affiliates may sell,
the general partner or the most recent prime rate of         transfer or convey any property to the AIMCO Operating
interest charged by Bank of America, N.A., San               Partnership, directly or indirectly, except pursuant to
Francisco main office, in effect on the date such loan       transactions that are determined by the general partner
is first created. However, the general partner may not       in good faith to be fair and reasonable.
obtain any long-term financing from the general
partner. The general partner may not cause your
partnership to enter into any agreements with the
general partner or its affiliates which are not subject
to termination without penalty by either party upon not
more than sixty days' written notice. Your partnership
may not purchase or lease, directly or indirectly, any
property from the general partner or its affiliates,
from any investor program in which the general partner
or any of their affiliates have an interest and may not
sell or lease, directly or indirectly, any of its
property to any of the above parties.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mort-              Partnership has credit

         1824
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

gages, security agreements, promissory notes, documents      agreements that restrict, among other things, its
related to mortgage-backed securities, and other             ability to incur indebtedness. See "Risk
documents as provided for in your partnership's              Factors -- Risks of Significant Indebtedness" in the
agreement of limited partnership. Your partnership may       accompanying Prospectus.
not incur any nonrecourse indebtedness wherein the
lender will have or acquire, at any time as a result of
making the loan, any direct or indirect interest in the
profits, capital or property of your partnership other
than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited requesting the list for the cost
incurred by the limited partner in compelling the
production of the list and for actual damages incurred
by the limited partner.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in

         1825
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

any action, including a partnership derivative suit) or      judgment or mistakes of fact or law of any act or
to any of the limited partners for the doing of any act      omission if the general partner acted in good faith.
or the failure to do any act, the effect of which may        The AIMCO Operating Partnership Agreement provides for
cause or result in loss or damage to your partnership,       indemnification of AIMCO, or any director or officer of
if done in good faith to promote the best interests of       AIMCO (in its capacity as the previous general partner
your partnership. The general partner and its                of the AIMCO Operating Partnership), the general
affiliates or agents are entitled to indemnification by      partner, any officer or director of general partner or
your partnership from assets of your partnership, or as      the AIMCO Operating Partnership and such other persons
an expense of your partnership, but not from the             as the general partner may designate from and against
limited partners, against any liability or loss, as a        all losses, claims, damages, liabilities, joint or
result of any claim or legal proceeding (whether or not      several, expenses (including legal fees), fines,
the same proceeds to judgment or is settled or               settlements and other amounts incurred in connection
otherwise brought to a conclusion) relating to the           with any actions relating to the operations of the
performance or non-performance of any act concerning         AIMCO Operating Partnership, as set forth in the AIMCO
the activities of your partnership except in the case        Operating Partnership Agreement. The Delaware Limited
where the general partner or its affiliates or agents        Partnership Act provides that subject to the standards
are guilty of bad faith, negligence, misconduct or           and restrictions, if any, set forth in its partnership
reckless disregard of duty, provided such act or             agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding the foregoing, neither the      Act of 1933.
general partner nor any officer, director, employee,
agent, subsidiary or assign of the general partner or
its affiliates are indemnified from any liability, loss
or damage incurred by them in connection with (1) any
claim or settlement involving allegations that the
Securities Act of 1933 was violated by the general
partner or by any such other person or entity unless:
(i) the general partner or other persons or entities
seeking indemnification are successful in defending
such action and (ii) such indemnification is
specifically approved by a court of law which is
advised as to the current position of both the
Securities and Exchange Commission and the California
Commissioner of Corporations regarding indemnifica-
tion for violations of securities laws; or (2) any
liability imposed by law, including liability for
fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove or elect a      has exclusive management power over the business and
general partner upon a vote of the limited partners          affairs of the AIMCO Operating Partnership. The general
owning a majority of the outstanding units. No limited       partner may not be removed as general partner of the
partner may substitute a transferee of his units in          AIMCO Operating Partnership by the OP Unitholders with
such limited partner's place without the consent of the      or without cause. Under the AIMCO Operating Partnership
general partner which may be withheld at the sole            Agreement, the general partner may, in its sole
discretion of the general partner.                           discretion, prevent a transferee of an OP Unit from
                                                             becoming a substituted limited partner pursuant to the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with federal      holders of a majority of the outstanding Common OP
and state securities laws and to cure any ambiguities.       Units, excluding AIMCO and certain other limited
Other amendments to your partner-                            exclusions

         1826
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

ship's agreement of limited partnership must be              (a "Majority in Interest"). Amendments to the AIMCO
approved by the limited partners owning more than 50%        Operating Partnership Agreement may be proposed by the
of the units. However, the limited partners may not          general partner or by holders of a Majority in
amend your partnership's agreement of limited                Interest. Following such proposal, the general partner
partnership (1) to extend your partnership term or (2)       will submit any proposed amendment to the OP
to alter the rights of the general partner to receive        Unitholders. The general partner will seek the written
compensation, return of invested capital, allocations,       consent of the OP Unitholders on the proposed amend-
and distributions, without the consent of the general        ment or will call a meeting to vote thereon. See
partner. Also, a unanimous vote of the limited partners      "Description of OP Units -- Amendment of the AIMCO
is required to amend the provision in your                   Operating Partnership Agreement" in the accompanying
partnership's agreement of limited partnership dealing       Prospectus.
with substituted limited partners.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual fee equal to 9% of Distributed Cash From              its services as general partner of the AIMCO Operating
Operations received by the limited partners for its          Partnership. However, the general partner is entitled
services as general partner of your partnership and may      to payments, allocations and distributions in its
receive reimbursement for expenses incurred in such          capacity as general partner of the AIMCO Operating
capacity.                                                    Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that           on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such
may not commingle

         1827
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

funds of your partnership with any other person.             terms as the general partner, in its sole and absolute
Subject to its fiduciary duties, general partner and         discretion, believes are advisable. The AIMCO Operating
its affiliates may engage in whatever activities they        Partnership Agreement expressly limits the liability of
choose, whether the same are competitive with your           the general partner by providing that the general
partnership or otherwise, without having or incurring        partner, and its officers and directors will not be
any obligation to offer any interest in such activities      liable or accountable in damages to the AIMCO Operating
to your partnership or any party hereto. The                 Partnership, the limited partners or assignees for
obligations of the parties are, therefore, limited           errors in judgment or mistakes of fact or law or of any
solely to those arising from the acquisition and             act or omission if the general partner or such director
holding of your partnership's properties.                    or officer acted in good faith. See "Description of OP
                                                             Units -- Fiduciary Responsibilities" in the
                                                             accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         1828

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner; and approve other       Preferred OP Units are outstand-         proceedings, an assignment for the
matters as otherwise provided in         ing, in addition to any other vote       benefit of creditors and certain
your partnership's agreement of          or consent of partners required by       transfers by the general partner of
limited partnership. Unless prior        law or by the AIMCO Operating            its interest in the AIMCO Operating
consent of the limited partners          Partnership Agreement, the               Partnership or the admission of a
holding a majority of the units of       affirmative vote or consent of           successor general partner.
your partnership is obtained, the        holders of at least 50% of the
general partner is prohibited from       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
(1) selling substantially all of         be necessary for effecting any           ship Agreement, the general partner
your partnership's assets in a           amendment of any of the provisions       has the power to effect the
single sale or in multiple sales in      of the Partnership Unit Desig-           acquisition, sale, transfer,
the same 12-month period, except in      nation of the Preferred OP Units         exchange or other disposition of
the orderly liquidation and winding      that materially and adversely            any assets of the AIMCO Operating
up of the business, (2) pledging         affects the rights or preferences        Partnership (including, but not
the credit of your partnership in        of the holders of the Preferred OP       limited to, the exercise or grant
any way except in the ordinary           Units. The creation or issuance of       of any conversion, option,
course of business, (3) executing        any class or series of partnership       privilege or subscription right or
or delivering any assignment for         units, including, without                any other right available in
the benefit of the creditors of          limitation, any partnership units        connection with any assets at any
your partnership, and (4)                that may have rights senior or           time held by the AIMCO Operating
releasing, assigning or                  superior to the Preferred OP Units,      Partnership) or the merger,
transferring a partnership claim,        shall not be deemed to materially        consolidation, reorganization or
security, commodity or any other         adversely affect the rights or           other combination of the AIMCO
asset in your partnership without        preferences of the holders of            Operating Partnership with or into
full and adequate consideration.         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
A general partner may cause the          scribed voting rights, each
dissolution of your partnership by       Preferred OP Units shall have one        The general partner may cause the
retiring. Your partnership may be        (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
continued by the remaining general                                                Partnership by an "event of
partner or, if none, the limited                                                  withdrawal," as defined in the
partners may agree to continue your                                               Delaware Limited Partnership Act
partnership by electing a successor                                               (including, without limitation,
general partner upon the vote of                                                  bankruptcy), unless, within 90 days
holders of more than 50% of the                                                   after the withdrawal, holders of a
units within 60 days after the                                                    "majority in interest," as defined
retirement of the general partner.                                                in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operat-

         1829
       YOUR UNITS               PREFERRED OP UNITS            COMMON OP UNITS

                                                                                  ing Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made           provided, however, that at any time      portion as the general partner may
quarterly during the fiscal year.        and from time to time on or after        in its sole and absolute discretion
The distributions payable to the         the fifth anniversary of the issue       determine, of Available Cash (as
partners are not fixed in amount         date of the Preferred OP Units, the      defined in the AIMCO Operating
and depend upon the operating            AIMCO Operating Partnership may          Partnership Agreement) generated by
results and net sales or                 adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior

         1830
        YOUR UNITS             PREFERRED OP UNITS            COMMON OP UNITS

                                         Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not sell,          There is no public market for the        There is no public market for the
transfer, encumber or otherwise          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
dispose by operation of law or           Preferred OP Units are not listed        nership Agreement restricts the
otherwise of the whole or any part       on any securities exchange. The          transferability of the OP Units.
of his interest in your partnership      Preferred OP Units are subject to        Until the expiration of one year
except by written instrument             restrictions on transfer as set          from the date on which an OP
satisfactory in form to the general      forth in the AIMCO Operating             Unitholder acquired OP Units,
partner, accompanied by the              Partnership Agreement.                   subject to certain exceptions, such
assurance of the genuineness and                                                  OP Unitholder may not transfer all
effectiveness of each such               Pursuant to the AIMCO Operating          or any portion of its OP Units to
signature and the obtaining of any       Partnership Agreement, until the         any transferee without the consent
federal and/or state governmental        expiration of one year from the          of the general partner, which
approval, if any, as may be              date on which a holder of Preferred      consent may be withheld in its sole
reasonably required by the general       OP Units acquired Preferred OP           and absolute discretion. After the
partner. A minimum of twenty units       Units, subject to certain                expiration of one year, such OP
may be transferred, except for IRA       exceptions, such holder of               Unitholder has the right to
or Keogh plans, and except for           Preferred OP Units may not transfer      transfer all or any portion of its
transfers by gift or inheritance,        all or any portion of its Pre-           OP Units to any person, subject to
intrafamily transfers, family            ferred OP Units to any transferee        the satisfaction of certain
dissolutions and transfers to            without the consent of the general       conditions specified in the AIMCO
affiliates. No assignment is valid       partner, which consent may be            Operating Partnership Agreement,
or effective unless made in              withheld in its sole and absolute        including the general partner's
compliance with the conditions           discretion. After the expiration of      right of first refusal. See
contained herein. No partner may         one year, such holders of Preferred      "Description of OP Units --
make any assignment of all or any        OP Units has the right to transfer       Transfers and Withdrawals" in the
part of his interest if said             all or any portion of its Preferred      accompanying Prospectus.
transfer or assignment would, when       OP Units to any person, subject to
considered with all other transfers      the satisfaction of certain              After the first anniversary of
made during the same applicable          conditions specified in the AIMCO        becoming a holder of Common OP
12-month period, cause a                 Operating Partnership Agreement,         Units, an OP Unitholder has the
termination of your partnership for      including the general partner's          right, subject to the terms and
federal or any applicable state          right of first refusal.                  conditions of the AIMCO Operating
income tax purposes. Such                                                         Partnership Agreement, to require
transferee may be substituted as a       After a one-year holding period, a       the AIMCO Operating Partnership to
limited partner if, in addition to       holder may redeem Preferred OP           redeem all or a portion of the
the above requirements: (1) the          Units and receive in exchange            Common OP Units held by such party
assignor designates such intention       therefor, at the AIMCO Operating         in exchange for a cash amount based
in the instrument of assignment,         Partnership's option, (i) subject        on the value of shares of Class A
(2) the written consent of the gen-      to the terms of any Senior Units,        Common Stock. See "Description of
eral partner is obtained, the            cash in an amount equal to the           OP Units -- Redemption Rights" in
granting of which is in the general      Liquidation Preference of the            the accompanying Prospectus. Upon
partner's sole discretion and in         Preferred OP Units tendered for          receipt of a notice of redemption,
accordance with your part-               redemption, (ii) a number of shares      the AIMCO Operating Partnership
nership's agreement of limited           of Class I Cumulative Preferred          may, in its sole and absolute
partnership, (3) the assignment          Stock of AIMCO that pay an               discretion but subject to the
instrument is in form and substance      aggregate amount of dividends yield      restrictions on the ownership of
satisfactory to the general              equivalent to the distributions on       Class A Common Stock imposed under
partner, (4) the assignor and            the Preferred OP Units tendered for      AIMCO's charter and the transfer
assignee duly execute and acknowl-       redemption and are part of a class       restrictions and other limitations
edge such other instrument or            or series of preferred stock that        thereof, elect to cause AIMCO to
instruments as the general partner       is then listed on the New York           acquire some or all of the tendered
may deem necessary or desirable and      Stock Exchange or another national       Common OP Units in exchange for
(5) the assignee accepts, adopts         securities exchange, or (iii) a          Class A Common Stock, based on an
and approves in writing all of the       number of shares of Class A Common       exchange ratio of one share of
terms and provisions of your part-       Stock of AIMCO that is equal in          Class A Common Stock for each Com-
nership's agreement of limited           Value to the Liquidation Preference      mon OP Unit, subject to adjustment
partnership.                             of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1831

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1832

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1833

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1834

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1835

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1836

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

                               PREFERRED OP UNITS
                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1837
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1838
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1839

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee of up to 9% of Distributed Cash From Operations received by the limited partners for its services as general partner of your partnership and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $403,000 in 1996, $374,000 in 1997 and $187,000 for the first six months of 1998. The property manager received management fees of $658,000 in 1996, $737,000 in 1997 and $384,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1840

                                YOUR PARTNERSHIP

GENERAL

     Consolidated Capital Institutional Properties/3 was organized on May 23, 1984 under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of (a) 1,661 apartment units in 8 properties located in Washington, Florida, Michigan, Utah, North Carolina, and Colorado and (b) two commercial office buildings, with total square feet of 277,000, in Florida and California. One of the properties, City Heights Apartments, is under contract to be sold to an unaffiliated party in November 1998. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 91,557.20 units issued and outstanding, which were held of record by 15,364 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated July 25, 1986, by which units in your partnership were originally offered, your partnership was formed for the purpose of making loans to affiliated entities. The general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner would sell or refinance their properties within a period less than twelve years of the offering. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2015, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         1841

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the duties of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Notwithstanding the foregoing, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates are indemnified from any liability, loss or damage incurred by them in connection with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership must at all times maintain public liability insurance in amounts determined by the general partner for the protection of your partnership and cash of its members.

         1842

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $250.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 9.42
January 1, 1996 - December 31, 1996.........................      18.98
January 1, 1997 - December 31, 1997.........................      36.13
January 1, 1998 - June 30, 1998.............................         --

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 25.1% interest in your partnership, including 39,761.5 units held by us and the general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $282,000
1995........................................................     429,000
1996........................................................     403,000
1997........................................................     374,000
1998 (through June 30)......................................     187,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $260,000
1995........................................................    572,000
1996........................................................    658,000
1997........................................................    737,000
1998 (through June 30)......................................    384,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1843

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1844

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Consolidated Capital Institutional Properties/3 appearing in Consolidated Capital Institutional Properties/3 Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their Report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1845

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1995, 1996 and 1997, and quarterly report on Form 10-Q for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1846

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1847

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1848

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1849

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1850

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1851

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1852

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1853

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1854

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                      CONSOLIDATED CAPITAL PROPERTIES III
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $91.00 per unit and an affiliate estimated the net liquidation value of your units to be $90.81 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire securities, the nature of your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1855

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Consolidated
    Capital Properties III.....................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         1856

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  [Fiduciary Responsibility of the General
    Partner of Your Partnership]...............   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1857

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Consolidated Capital Properties III. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1858

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1859

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $13.69 per unit for the year ended December 31, 1997 (equivalent to $ on an annual basis). We will pay fixed
     quarterly distributions of $               per unit on the Tax-Deferral   %
     Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on
     an annual basis). This is equivalent to distributions of $       per year
     on the number of Tax-Deferral   % Preferred OP Units, or $     per year on
     the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in four properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1860

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $13.50 per unit to $94.91 per unit over the period from January 1, 1997 through September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $91.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $90.81 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

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Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 6 units (or 10 units if you reside in Missouri at the time you tender) (except for units held by IRAs and Keogh Plans).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1862

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1863

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1864

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $91.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $90.81 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $13.50 per unit to $94.91 per unit for the period from January 1, 1997 through September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         1865

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         1866

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         1867

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         1868

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 25.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         1869

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1870

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         1871

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1872

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         1873

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $13.50 to $94.91
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         1874

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to a maximum of 9% of an amount equal to actual distributions to limited partners of Distributed Cash From Operations for its services as general partner and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $72,000 for the first six months of 1998. The property manager received management fees of $95,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Consolidated Capital Properties III was organized on May 22, 1980, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed

         1875

     for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Ventura Landing Apartments, a 184-unit complex in Orlando, Florida; Village Green Apartments, a 164-unit complex in Altamonte Springs, Florida; and West Chase Apartments, a 120-unit complex in Lexington, Kentucky. Additionally, your partnership's investment portfolio contains Professional Plaza Office Building, a 79,000 square foot office building in Salt Lake City, Utah. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Financial Group, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 158,582 units of limited partnership interest issued and outstanding, which were held of record by 7,412 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1876

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1877

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1878

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1879

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1880

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1881

      SUMMARY FINANCIAL INFORMATION OF CONSOLIDATED CAPITAL PROPERTIES III

     The summary financial information of Consolidated Capital Properties III for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Consolidated Capital Properties III for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                      CONSOLIDATED CAPITAL PROPERTIES III

                                                                FOR THE SIX
                                                                  MONTHS           FOR THE YEAR ENDED
                                                              ENDED JUNE 30,          DECEMBER 31,
                                                              ---------------   ------------------------
                                                               1998     1997     1997     1996     1995
                                                              ------   ------   ------   ------   ------
                                                                   (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $1,937   $1,791   $3,740   $6,227   $4,683
Net Income(Loss)............................................     386      255      491    1,693     (775)
Net income (Loss) per limited partnership unit..............    2.34     1.54     2.97    17.20    (5.39)
Distributions per limited partnership unit..................      --     6.96    13.69     2.30    18.58

                                                                 JUNE 30,             DECEMBER 31,
                                                              ---------------   ------------------------
                                                               1998     1997     1997     1996     1995
                                                              ------   ------   ------   ------   ------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $4,577   $4,565   $4,585   $4,620   $5,758
Total Assets................................................   7,675    8,132    7,243    8,999    9,178
Notes Payable...............................................   4,200    4,200    4,200    4,200    6,718
Partners' Capital (Deficit).................................   3,025    3,515    2,639    4,410    1,948

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          CONSOLIDATED CAPITAL
                                                                       PARTNERSHIP               PROPERTIES III
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00          $13.69

         1882

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $13.50 per unit to $94.91 per unit over the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $91.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $90.81 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         1883

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         1884

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997 were $13.69 per unit (equivalent to $ on an annualized basis). Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         1885

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Financial Group, Inc., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 25.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         1886

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In July 30, 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer to acquire 75,000 units (representing approximately 47% of the number outstanding) at a cash purchase price of $60 per unit.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $25.00 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your

         1887

partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the

         1888

       opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1889

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1890

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 6 units (or 10 units if you reside in Missouri at the time you tender) (except for units held by IRAs and Keogh Plans). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1891

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1892

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1893

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1894

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1895

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1896

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1897

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1898

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 25,336 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 15.98% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1899

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1900

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1901

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1902

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1903

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1904

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                1997 NET           CAPITALIZATION       GROSS PROPERTY
              PROPERTY                      OPERATING INCOME            RATE                VALUE
              --------                      ----------------       --------------       --------------
Professional Plaza Office Building          $                              %            $
Ventura Landing Apartments
Village Green Apartments
West Chase Apartments

- Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a
  net equity value for your partnership of $          .

         1905

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         1906

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997 were $13.69 (equivalent to $ on an annualized basis). Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         1907

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         1908

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $13.50 to $94.91
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 29,157.5 units (representing less than 18.39% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                      CONSOLIDATED CAPITAL PROPERTIES III
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                         AS REPORTED BY
                                                                     THE GENERAL PARTNER(A)
                                                                   --------------------------
                                                                   LOW SALES       HIGH SALES
                                                                     PRICE           PRICE
                                                                   PER UNIT         PER UNIT
                                                                   ---------       ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................        $13.50           $91.50
  Second Quarter............................................         17.67            61.49
  First Quarter.............................................         17.67            83.33
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................         24.00            38.04
  Third Quarter.............................................         20.20            94.91
  Second Quarter............................................         19.16            55.29
  First Quarter.............................................         25.00            87.05
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................         15.05            52.00
  Third Quarter.............................................         33.00            50.00
  Second Quarter............................................         25.00            57.00
  First Quarter.............................................         24.75            62.43

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         1909

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Village Green Apartments and Ventura Landing Apartments were appraised in April 12, 1996, by an independent, third party appraiser, Joseph J. Blake & Associates (the "Appraiser"), in connection with a refinancing of each property. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the properties specified in those appraisal reports were $4,000,000 and $3,900,000, respectively. A copy of the summaries of the appraisals has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $91.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from

         1910

     temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account
(i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

         1911

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improve-

         1912

     ments, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders;

         1913

     (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         1914

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

                  YOUR PARTNERSHIP                                         AIMCO OPERATING PARTNERSHIP

                                    Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash From Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2010.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' invested          amended from time to time, or any successor to such
capital by investing, either alone or in association         statute) (the "Delaware Limited Partnership Act"),
with others, in a diversified portfolio of                   provided that such business is to be conducted in a
income-producing properties, (2) provide gains through       manner that permits AIMCO to be qualified as a REIT,
potential appreciation of the properties, and (3) build      unless AIMCO ceases to qualify as a REIT. The AIMCO
equity through reduction of mortgage loans. Subject to       Operating Partnership is authorized to perform any and
restrictions contained in your partnership's agreement       all acts for the furtherance of the purposes and
of limited partnership, your partnership may perform         business of the AIMCO Operating Partnership, provided
all acts necessary, advisable or convenient to the           that the AIMCO Operating Partnership may not take, or
business of your partnership including borrowing money       refrain from taking, any action which, in the judgment
and creating liens.                                          of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         1915
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 240,200 units for          time to the limited partners and to other persons, and
cash and notes to selected persons who fulfill the           to admit such other persons as additional limited
requirements set forth in your partnership's agreement       partners, on terms and conditions and for such capital
of limited partnership. The capital contribution need        contributions as may be established by the general
not be equal for all limited partners and no action or       partner in its sole discretion. The net capital
consent is required in connection with the admission of      contribution need not be equal for all OP Unitholders.
any additional limited partners. The general partner         No action or consent by the OP Unitholders is required
may not acquire properties in exchange for units.            in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner and its affiliates may      funds or other assets to its subsidiaries or other
acquire units from time to time on their own behalf and      persons in which it has an equity investment, and such
for their own benefit, provided that such right does         persons may borrow funds from the AIMCO Operating
not create any preferences in rights or benefits in          Partnership, on terms and conditions established in the
favor of such persons or permit them to buy units other      sole and absolute discretion of the general partner. To
than at the same cash price and on the same terms as         the extent consistent with the business purpose of the
are available to other non-affiliated limited partners.      AIMCO Operating Partnership and the permitted
Your partnership may not make any loans to the general       activities of the general partner, the AIMCO Operating
partner but the general partner may lend money to your       Partnership may transfer assets to joint ventures,
partnership on terms, as to interest rates and other         limited liability companies, partnerships,
finance charges and fees, not in excess of amount that       corporations, business trusts or other business
are charged by unrelated banks on comparable loans for       entities in which it is or thereby becomes a
the same purpose, and, if a property is involved, in         participant upon such terms and subject to such
the locality of the property. No prepayment charge or        conditions consistent with the AIMCO Operating Part-
penalty will be required by the general partner on a         nership Agreement and applicable law as the general
loan to your partnership. To the extent the general          partner, in its sole and absolute discretion, believes
partner lends proceeds to your partnership, on an            to be advisable. Except as expressly permitted by the
unsecured basis, such amounts will bear interest at an       AIMCO Operating Partnership Agreement, neither the
amount not to exceed the lesser of the actual cost to        general partner nor any of its affiliates may sell,
the general partner or the most recent prime rate of         transfer or convey any property to the AIMCO Operating
interest charged by Bank of America, N.A., San               Partnership, directly or indirectly, except pursuant to
Francisco main office, in effect on the date such loan       transactions that are determined by the general partner
if first created. The general partner may not grant          in good faith to be fair and reasonable.
exclusive right to sell or exclusive employment to sell
property for your partnership to itself. Your
partnership may not obtain long-term financing from the
general partner, except that it may issue an
"all-inclusive" or "wraparound" note if certain
conditions are satisfied. The general partner may not
cause your partnership to enter into any agreements
with the general partner or its affiliates which are
not subject to termination without penalty by either
party upon not more than sixty days' written notice.
Your partnership may not purchase or lease property in
which the general partner has an interest and may not
acquire property from any party in whom the general
partner has an interest. Notwithstanding the foregoing
and according to the terms of your partnership's
agreement of limited partnership, the general partner
may purchase property in its own name and temporarily
hold title thereto for the purpose of facilitating the
acquisition of such property or the borrowing of money
or obtaining of financing for your partnership, or the
completion of construction of the property, or any
other purpose related to the

         1916
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

business of your partnership, provided that such property is purchased by your partnership for a price no greater than the cost of such property to the general partner and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the general partner and at the time acquired by your partnership, nor any other benefit to the general partner arising out of such transaction apart from compensation otherwise permitted by your partnership's agreement of limited partnership.
Your partnership may not sell or lease property to the general partner.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 80% of
the purchase price of all properties on a combined
basis. The general partner will use its best efforts to
obtain level payment financing on the most favorable
terms available to your partnership and will use its
best efforts on any first mortgage financing incurred
in connection with property purchases, where a
provision for a balloon payment is provided, to
additionally provide: (1) that such balloon payment
will not be due and payable prior to fifteen years from
the acquisition date of the property and (2) that such
loan will have regular payments in an amount which
would be sufficient to self-liquidate the loan over a
20- to 30-year period. Secondary financing, if any,
will be fully amortizing or, if not fully amortizing,
will not be due and payable during the expected holding
period of the property. The foregoing restrictions do
not apply with respect to any existing original
financing, secondary financing in an amount equal to
less than 10% of the purchase price of a property. Your
partnership may not incur any non-recourse indebtedness
wherein the lender will have or acquire, at any time as
a result of making the loan any direct or indirect
interest in the profits, capital or property of your
partnership other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited partner requesting the list for
the cost incurred by the limited partner in compelling
the production of the list and for actual damages
incurred by the limited partner.

         1917
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to be      partner, any officer or director of general partner or
indemnified by your partnership from assets of your          the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to conclusion) relating to      with any actions relating to the operations of the
the performance or non-performance of any act                AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding the forgoing, neither the       Act of 1933.
general partner nor any officer, director, employee,
agent, subsidiary or assign of the general partner or
its affiliates are indemnified from any liability, loss
or damage incurred by them in connection

         1918
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

with (i) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (1) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California
Commissioner of Corporation regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove or elect a      has exclusive management power over the business and
general partner upon a vote of the limited partners          affairs of the AIMCO Operating Partnership. The general
owning a majority of the outstanding units. No limited       partner may not be removed as general partner of the
partner may substitute a transferee of his units in          AIMCO Operating Partnership by the OP Unitholders with
such limited partner's place without the consent of the      or without cause. Under the AIMCO Operating Partnership
general partner which may be withheld at the sole            Agreement, the general partner may, in its sole
discretion of the general partner.                           discretion, prevent a transferee of an OP Unit from
                                                             becoming a substituted limited partner pursuant to the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with federal      holders of a majority of the outstanding Common OP
and state securities laws and to cure any ambiguities.       Units, excluding AIMCO and certain other limited
Other amendments to your partnership's agreement of          exclusions (a "Majority in Interest"). Amendments to
limited partnership must be approved by the limited          the AIMCO Operating Partnership Agreement may be
partners owning more than 50% of the units. However,         proposed by the general partner or by holders of a
the limited partners may not amend your partnership's        Majority in Interest. Following such proposal, the
agreement of limited partnership (1) to extend your          general partner will submit any proposed amendment to
partnership term or (2) to alter the rights of the           the OP Unitholders. The general partner will seek the
general partner to receive compensation, return of           written consent of the OP Unitholders on the proposed
invested capital, allocations, and distributions,            amendment or will call a meeting to vote thereon. See
without the consent of the general partner. Also, a          "Description of OP Units -- Amendment of the AIMCO
unanimous vote of the limited partners is required to        Operating Partnership Agreement" in the accompanying
amend the provision in your partnership's agreement of       Prospectus.
limited partnership dealing with substituted limited
partners.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual management fee equal to a maximum of 9% of an         its services as general partner of the AIMCO Operating
amount equal to actual distributions to limited              Partnership. However, the general partner is entitled
partners of Distributed Cash From Operations for its         to payments, allocations and distributions in its
services as general partner and may receive                  capacity as general partner of the AIMCO Operating
reimbursement for expenses incurred in such capacity.        Partnership. In addition, the AIMCO Operating Part-
The general partner received a total of $72,000 in           nership is responsible for all expenses incurred
partnership management fees and reimbursements for the       relating to the AIMCO Operating Partnership's ownership
first six months of 1998.                                    of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         1919
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, general       Operating Partnership Agreement expressly limits the
partner and its affiliates may engage in whatever            liability of the general partner by providing that the
activities they chose, whether the same are competitive      general partner, and its officers and directors will
with your partnership or otherwise, without having or        not be liable or accountable in damages to the AIMCO
incurring any obligation to offer any interest in such       Operating Partnership, the limited partners or
activities to your partnership or any party hereto. The      assignees for errors in judgment or mistakes of fact or
obligations of the parties are, therefore, limited           law or of any act or omission if the general partner or
solely to those arising from the acquisition and             such director or officer acted in good faith. See
holding of your partnership's properties.                    "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         1920
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner; and approve other       Preferred OP Units are outstand-         proceedings, an assignment for the
matters as otherwise provided in         ing, in addition to any other vote       benefit of creditors and certain
your partnership's agreement of          or consent of partners required by       transfers by the general partner of
limited partnership. Unless prior        law or by the AIMCO Operating            its interest in the AIMCO Operating
consent                                  Partnership Agree-                       Part-

         1921
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

of the limited partners holding a        ment, the affirmative vote or            nership or the admission of a
majority of the units of your            consent of holders of at least 50%       successor general partner.
partnership is obtained, the             of the outstanding Preferred OP
general partner is prohibited from       Units will be necessary for              Under the AIMCO Operating Partner-
(1) selling substantially all of         effecting any amendment of any of        ship Agreement, the general partner
your partnership's assets in a           the provisions of the Partnership        has the power to effect the
single sale or in multiple sales in      Unit Designation of the Preferred        acquisition, sale, transfer,
the same 12-month period, except in      OP Units that materially and             exchange or other disposition of
the orderly liquidation and winding      adversely affects the rights or          any assets of the AIMCO Operating
up of the business, (2) pledging         preferences of the holders of the        Partnership (including, but not
the credit of your partnership in        Preferred OP Units. The creation or      limited to, the exercise or grant
any way except in the ordinary           issuance of any class or series of       of any conversion, option,
course of business, (3) executing        partnership units, including,            privilege or subscription right or
or delivering any assignment for         without limitation, any partner-         any other right available in
the benefit of the creditors of          ship units that may have rights          connection with any assets at any
your partnership, and (4)                senior or superior to the Preferred      time held by the AIMCO Operating
releasing, assigning or                  OP Units, shall not be deemed to         Partnership) or the merger,
transferring a partnership claim,        materially adversely affect the          consolidation, reorganization or
security, commodity or any other         rights or preferences of the             other combination of the AIMCO
asset in your partnership without        holders of Preferred OP Units. With      Operating Partnership with or into
full and adequate consideration.         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
A general partner may cause the          Preferred OP Units shall have one
dissolution of your partnership by       (1) vote per Preferred OP Unit.          The general partner may cause the
retiring. Your partnership may be                                                 dissolution of the AIMCO Operating
continued by the remaining general                                                Partnership by an "event of
partner or, if none, the limited                                                  withdrawal," as defined in the
partners may agree to continue your                                               Delaware Limited Partnership Act
partnership by electing a successor                                               (including, without limitation,
general partner upon the vote of                                                  bankruptcy), unless, within 90 days
holders of more than 50% of the                                                   after the withdrawal, holders of a
units within 60 days after the                                                    "majority in interest," as defined
retirement of the general partner.                                                in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made           provided, however, that at any time      portion as the general partner may
quarterly during the fiscal year         and from time to time on or after        in its sole and absolute discretion
after the minimum units are sold.        the fifth anniversary of the issue       determine, of Available Cash (as
The distributions payable to the         date of the Preferred OP Units, the      defined in the AIMCO Operating
partners are not fixed in amount         AIMCO Operating Partnership may          Partnership Agreement) generated by
and depend upon the operating            adjust the annual distribution rate      the AIMCO Operating Partnership
results and net sales or refi-           on the Preferred OP Units to the         during such quarter to the general
nancing proceeds available from the      lower of (i)     % plus the annual       partner, the special limited
disposition of your partnership's        interest rate then applicable to         partner and the holders of Common
assets.                                  U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         1922
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not sell,          There is no public market for the        There is no public market for the
transfer, encumber or otherwise          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
dispose by operation of law or           Preferred OP Units are not listed        nership Agreement restricts the
otherwise of the whole or any part       on any securities exchange. The          transferability of the OP Units.
of his interest in your partnership      Preferred OP Units are subject to        Until the expiration of one year
except by written instrument             restrictions on transfer as set          from the date on which an OP
satisfactory in form to the general      forth in the AIMCO Operating             Unitholder acquired OP Units,
partner, accompanied by the              Partnership Agreement.                   subject to certain exceptions, such
assurance of the genuineness and                                                  OP Unitholder may not transfer all
effectiveness of each such               Pursuant to the AIMCO Operating          or any portion of its OP Units to
signature and the obtaining of any       Partnership Agreement, until the         any transferee without the consent
federal and/or state governmental        expiration of one year from the          of the general partner, which
approval, if any, as may be              date on which a holder of Preferred      consent may be withheld in its sole
reasonably required by the general       OP Units acquired Preferred OP           and absolute discretion. After the
partner. A minimum of six units may      Units, subject to certain                expiration of one year, such OP
be transferred, other than for           exceptions, such holder of               Unitholder has the right to
transferors who reside in Missouri       Preferred OP Units may not transfer      transfer all or any portion of its
at the time of transfer who will be      all or any portion of its Pre-           OP Units to any person, subject to
required to transfer a minimum of        ferred OP Units to any transferee        the satisfaction of certain
ten units, except for transfers by       without the consent of the general       conditions specified in the AIMCO
gift or inheritance, intrafamily         partner, which consent may be            Operating Partnership Agreement,
transfers, family dissolutions and       withheld in its sole and absolute        including the general partner's
transfers to affiliates. No              discretion. After the expiration of      right of first refusal. See
assignment is valid or effective         one year, such holders of Preferred      "Description of OP Units --
unless in compliance with the            OP Units has the right to transfer       Transfers and Withdrawals" in the
conditions contained herein. No          all or any portion of its Preferred      accompanying Prospectus.
partner may make any assignment of       OP Units to any person, subject to
all or any part of his                   the satisfaction of

         1923
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

interest if said transfer of             certain conditions specified in the      After the first anniversary of
assignment would, when considered        AIMCO Operating Partnership Agree-       becoming a holder of Common OP
with all other transfers made            ment, including the general              Units, an OP Unitholder has the
during the same applicable 12-month      partner's right of first refusal.        right, subject to the terms and
period, cause a termination of your                                               conditions of the AIMCO Operating
partnership for federal or any           After a one-year holding period, a       Partnership Agreement, to require
applicable state income tax              holder may redeem Preferred OP           the AIMCO Operating Partnership to
purposes. Such transferee may be         Units and receive in exchange            redeem all or a portion of the
substituted as a limited partner         therefor, at the AIMCO Operating         Common OP Units held by such party
if, in addition to the above re-         Partnership's option, (i) subject        in exchange for a cash amount based
quirements: (1) the assignor             to the terms of any Senior Units,        on the value of shares of Class A
designates such intention in the         cash in an amount equal to the           Common Stock. See "Description of
instrument of assignment, (2) the        Liquidation Preference of the            OP Units -- Redemption Rights" in
written consent of the general           Preferred OP Units tendered for          the accompanying Prospectus. Upon
partner is obtained, the granting        redemption, (ii) a number of shares      receipt of a notice of redemption,
of which is in the general               of Class I Cumulative Preferred          the AIMCO Operating Partnership
partner's sole discretion, (3) the       Stock of AIMCO that pay an               may, in its sole and absolute
assignment instrument is in form         aggregate amount of dividends yield      discretion but subject to the
and substance satisfactory to the        equivalent to the distributions on       restrictions on the ownership of
general partner, (4) the assignor        the Preferred OP Units tendered for      Class A Common Stock imposed under
and assignee duly execute and            redemption and are part of a class       AIMCO's charter and the transfer
acknowledge such other instrument        or series of preferred stock that        restrictions and other limitations
or instruments as the general            is then listed on the New York           thereof, elect to cause AIMCO to
partner may deem necessary or            Stock Exchange or another national       acquire some or all of the tendered
desirable and (5) the assignee           securities exchange, or (iii) a          Common OP Units in exchange for
accepts, adopts and approves in          number of shares of Class A Common       Class A Common Stock, based on an
writing all of the terms and             Stock of AIMCO that is equal in          exchange ratio of one share of
provisions of your partnership's         Value to the Liquidation Preference      Class A Common Stock for each Com-
agreement of limited partnership.        of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         1924

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         1925

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         1926

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         1927

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         1928

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         1929

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

                               PREFERRED OP UNITS
                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         1930
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         1931
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         1932

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to a maximum of 9% of an amount equal to actual distributions to limited partners of Distributed Cash From Operations (as defined in your partnership's agreement of limited partnership) for its services as general partner and may receive reimbursement for expenses incurred in such capacity. The general partner received fees and reimbursements totaling $237,000 in 1996, $191,000 in 1997 and $72,000 for the first six months of 1998. The property manager received management fees of $207,000 in 1996, $181,000 in 1997 and $95,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         1933

                                YOUR PARTNERSHIP

GENERAL

     Consolidated Capital Properties III was organized on May 22, 1980, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Ventura Landing Apartments, a 184-unit complex in Orlando, Florida; Village Green Apartments, a 164-unit complex in Altamonte Springs, Florida; and West Chase Apartments, a 120-unit complex in Lexington, Kentucky. Additionally, your partnership's investment portfolio contains Professional Plaza Office Building, a 79,000 square foot office building in Salt Lake City, Utah. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Financial Group, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 158,582 units of limited partnership interest issued and outstanding, which were held of record by 7,412 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated December 15, 1983, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner would, on average, begin selling their properties during the third year after the investments were made and sell all of their properties after seven years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2010, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         1934

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Notwithstanding the foregoing, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates are indemnified from any liability, loss or damage incurred by them in connection with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership must at all times maintain public liability insurance in amounts determined by the general partner for the protection of your partnership and cash of its members.

         1935

DISTRIBUTIONS

     Your partnership's agreement of limited partnership specifies how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the partners. Distributions of Distributable Cash From Operations are to be made quarterly during the fiscal year after the minimum units are sold. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of your partnership's assets. Your partnership has made distributions in the past and is projected to make distributions in 1998. The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $500.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $18.58
January 1, 1996 - December 31, 1996.........................       2.30
January 1, 1997 - December 31, 1997.........................      13.69
January 1, 1998 - June 30, 1998.............................       0.00

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 25.2% interest in your partnership, including 39,761.5 units held by us and the interest of Concap Equities, Inc., as a general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $232,000
1995........................................................     279,000
1996........................................................     237,000
1997........................................................     191,000
1998 (through June 30)......................................      72,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                            FEES
----                                                            ----
1994........................................................  $220,000
1995........................................................   172,000
1996........................................................   207,000
1997........................................................   181,000
1998 (through June 30)......................................    95,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         1936

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         1937

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Consolidated Capital Properties III appearing in Consolidated Capital Properties III Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         1938

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         1939

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         1940

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         1941

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         1942

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         1943

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         1944

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         1945

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         1946

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         1947

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       CONSOLIDATED CAPITAL PROPERTIES IV
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a small number of properties apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         1948

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Consolidated
    Capital Properties IV......................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-53
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-54
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         1949

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Term of the Partnership......................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         1950

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Consolidated Capital Properties IV. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         1951

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         1952

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $6.41 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         1953

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $10.00 per unit to $152.60 per unit from January 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         1954

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of six units, other than for transferors who reside in Missouri at the time of transfer who are required to transfer a minimum of ten units (except for transfers by gift or inheritance, intrafamily transfers, family dissolutions and transfers to affiliates).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         1955

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         1956

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         1957

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $10.00 per unit to $152.62 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         1958

and manages a small number of properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

         1959

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

         1960

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain

         1961

pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 28.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         1962

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         1963

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

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     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         1965

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         1966

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $10.00 to $152.60
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

         1967

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to up to 9% of an amount equal to actual distributions to limited partners of distributed cash from operations for its services as general partner and may receive reimbursement for expenses incurred in such capacity. Your general partner was paid $289,000 for fees and reimbursements for the first six months of 1998. The property manager received management fees of $732,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Consolidated Capital Properties IV was organized on September 22, 1981, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of 18 residential apartment complexes located in Nebraska, Tennessee, Florida, Georgia, Texas, Colorado, Utah, South Carolina, Washington, and Oklahoma. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Financial Group, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 342,773 units of limited partnership interest issued and outstanding, which were held of record by 12,105 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone

         1968

     number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         1969

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         1970

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         1971

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         1972

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         1973

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         1974

      SUMMARY FINANCIAL INFORMATION OF CONSOLIDATED CAPITAL PROPERTIES IV

     The summary financial information of Consolidated Capital Properties IV for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Consolidated Capital Properties IV for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       CONSOLIDATED CAPITAL PROPERTIES IV

                                                              FOR THE SIX MONTHS          FOR THE YEAR ENDED
                                                                ENDED JUNE 30,               DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                1998       1997       1997       1996       1995
                                                              --------   --------   --------   --------   --------
                                                                                 (IN THOUSANDS)
OPERATING DATA:
Total Revenues..............................................  $ 15,025   $ 14,114   $ 29,084   $ 28,137   $ 27,282
Net Income (Loss)...........................................     1,922        608        367      2,036     (1,197)
Net Income (Loss) per limited partnership unit..............      5.38       1.70       1.03       5.70      (3.35)
Distributions per limited partnership unit..................      6.41       4.07       7.01      12.91       2.58

                                                                   JUNE 30,                  DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                1998       1997       1997       1996       1995
                                                              --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $ 31,629   $ 34,006   $ 32,163   $ 36,194   $ 38,924
Total Assets................................................    51,791     52,316     52,381     53,844     61,146
Notes Payable...............................................    72,225     71,561     72,439     71,763     76,336
Partners' Capital (Deficit).................................   (23,660)   (22,087)   (23,378)   (21,242)   (18,633)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          CONSOLIDATED CAPITAL
                                                                       PARTNERSHIP                PROPERTIES IV
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $6.41         $7.01

         1975

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $10.00 per unit to $152.60 per unit from January 1, 1997 to September 30, 1998.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the

         1976

     property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a small number of properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

         1977

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $6.41 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

         1978

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Financial Group, Inc., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 28.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         1979

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. On August 28, 1997, an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 29,618 units (representing approximately 8.64% of the number outstanding) at a cash purchase price of $140.00 per unit on October 16, 1997.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to

         1980

continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

         1981

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         1982

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         1983

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of six units, other than for transferors who reside in Missouri at the time of transfer who are required to transfer a minimum of ten units (except for transfers by gift or inheritance, intrafamily dissolutions and transfers to affiliates). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         1984

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         1985

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         1986

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         1987

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         1988

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         1989

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         1990

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         1991

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 44,042.50 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 12.85% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         1992

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         1993

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         1994

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         1995

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         1996

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         1997

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION      CAPITAL
PROPERTY                                     OPERATING INCOME        RATE         EXPENDITURES
--------                                     ----------------   --------------   --------------
The Apartments.............................  $                         %         $
Arbours of Hermitage Apartments............
Briar Bay Racquet Club Apartments..........
Chimney Hill Apartments....................
Citadel Apartments.........................
Citadel Village Apartments.................
Denbigh Woods Apartments...................
Foothill Place Apartments..................
Knollwood Apartments.......................
Lake Forest Apartments.....................
Nob Hill Villa Apartments..................
Overlook Apartments........................

         1998

                                                 1997 NET       CAPITALIZATION      CAPITAL
PROPERTY                                     OPERATING INCOME        RATE         EXPENDITURES
--------                                     ----------------   --------------   --------------
Point West Apartments......................  $                         %         $
Post Ridge Apartments......................
Rivers Edge Apartments.....................
South Port Apartments......................
Stratford Place Apartments.................
Village East Apartments....................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

         1999

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

          12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would

         2000

     receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were
     $6.41 (equivalent to $       on an annualized basis). Therefore,
     distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions

         2001

     analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $10.00 to $152.60
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 63,916.5 units (representing less than 18.65% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       CONSOLIDATED CAPITAL PROPERTIES IV
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $ 71.00     $ 152.60
  Second Quarter............................................     (10.00)     (147.76)
  First Quarter.............................................      30.00       151.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................      55.00       142.00
  Third Quarter.............................................      55.00       132.15
  Second Quarter............................................      35.00       132.00
  First Quarter.............................................      55.00       125.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................      54.00       115.00
  Third Quarter.............................................      15.00        93.95
  Second Quarter............................................      21.00        95.00
  First Quarter.............................................      25.10        78.00

         2002

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         2003

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         2004

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         2005

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         2006

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2007

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

      YOUR PARTNERSHIP                       AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California laws.                                       Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash From Operation (as          of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2011.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' invested          amended from time to time, or any successor to such
capital by investing, either alone or in association         statute) (the "Delaware Limited Partnership Act"),
with others, in a diversified portfolio of                   provided that such business is to be conducted in a
income-producing properties, (2) provide gains through       manner that permits AIMCO to be qualified as a REIT,
potential appreciation of the properties, and (3) build      unless AIMCO ceases to qualify as a REIT. The AIMCO
equity through reduction of mortgage loans. Subject to       Operating Partnership is authorized to perform any and
restrictions contained in your partnership's agreement       all acts for the furtherance of the purposes and
of limited partnership, your partnership may perform         business of the AIMCO Operating Partnership, provided
all acts necessary, advisable or convenient to the           that the AIMCO Operating Partnership may not take, or
business of your partnership including borrowing money       refrain from taking, any action which, in the judgment
and creating liens.                                          of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2008
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 400,200 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner and its affiliates may      funds or other assets to its subsidiaries or other
acquire units from time to time on their own behalf and      persons in which it has an equity investment, and such
for their own benefit, provided that such right does         persons may borrow funds from the AIMCO Operating
not create any preferences in rights or benefits in          Partnership, on terms and conditions established in the
favor of such persons or permit them to buy units other      sole and absolute discretion of the general partner. To
than at the same cash price and on the same terms as         the extent consistent with the business purpose of the
are available to other non-affiliated limited partners.      AIMCO Operating Partnership and the permitted
Your partnership may not make any loans to the general       activities of the general partner, the AIMCO Operating
partner but the general partner may lend money to your       Partnership may transfer assets to joint ventures,
partnership on terms, as to interest rates and other         limited liability companies, partnerships,
finance charges and fees, not in excess of amount that       corporations, business trusts or other business
are charged by unrelated banks on comparable loans for       entities in which it is or thereby becomes a
the same purpose, and, if a property is involved, in         participant upon such terms and subject to such
the locality of the property. No prepayment charge or        conditions consistent with the AIMCO Operating Part-
penalty will be required by the general partner on a         nership Agreement and applicable law as the general
loan to your partnership. To the extent the general          partner, in its sole and absolute discretion, believes
partner lends proceeds to your partnership, on an            to be advisable. Except as expressly permitted by the
unsecured basis, such amounts will bear interest at an       AIMCO Operating Partnership Agreement, neither the
amount not to exceed the lesser of the actual cost to        general partner nor any of its affiliates may sell,
the general partner or the most recent prime rate of         transfer or convey any property to the AIMCO Operating
interest charged by Bank of America, N.A., San               Partnership, directly or indirectly, except pursuant to
Francisco main office, in effect on the date such loan       transactions that are determined by the general partner
if first created. Your partnership may not obtain            in good faith to be fair and reasonable.
long-term financing from the general partner, except
that in may issue an "all-inclusive" or "wraparound"
note if certain conditions are satisfied. Your
partnership may not grant exclusive right to sell or
exclusive employment to sell property for your
partnership to the general partner. The general partner
may not cause your partnership to enter into any
agreements with the general partner or its affiliates
which are not subject to termination without penalty by
either party upon not more than sixty days' written
notice. Your partnership may not purchase or lease
property in which the general partner has an interest
and may not acquire property from any person in whom
the general partner has an interest. Notwithstanding
the foregoing and according to the terms of your
partnership's agreement of limited partnership, the
general partner may purchase property in its own name
and temporarily hold title thereto for the purpose of
facilitating the acquisition of such property or the
borrowing of money or obtaining of financing for your
partnership, or the completion of construction of the
prop-

         2009
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

erty, or any other purpose related to the business of your partnership, provided that such property is purchased by your partnership for a price no greater than the cost of such property to the general partner and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the general partner and at the time acquired by your partnership, nor any other benefit to the general partner arising out of such transaction apart from compensation otherwise permitted by your partnership's agreement of limited partnership. Your partnership may not sell or lease property to the general partner.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 80% of
the purchase price of all properties on a combined
basis. The general partner will use its best efforts to
obtain level payment financing on the most favorable
terms available to your partnership and will not obtain
first mortgage financing incurred in connection with
property purchases, where a provision for a balloon
payment is provided, which does not contain the
following provisions, unless it obtains prior approval
from the California Department of Corporations: (1)
that such balloon payment will not be due and payable
prior the greater of ten years or three years after the
expected holding period from the later of the inception
date of the loan or the acquisition date of the
property and (2) that such loan will have regular
payments in an amount which would be sufficient to
self-liquidate the loan over a 20- to 30-year period.
Secondary financing, if any, must be fully amortizing
or, if not fully amortizing, must not be due and
payable during the expected holding period of the
property. The foregoing restrictions do not apply with
respect to any existing original financing, secondary
financing in an amount equal to less that 10% of the
purchase price of a property. Your partnership may not
incur any non-recourse indebtedness wherein the holder
will have or acquire, at any time as a result of making
the loan any direct or indirect interest in the
profits, capital or property of your partnership other
than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited requesting the list for the cost
incurred by the limited partner in compelling the
production of the list and for actual damages incurred
by the limited partner.

         2010
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to be      partner, any officer or director of general partner or
indemnified by your partnership from assets of your          the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or non-performance of any act             AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding the foregoing, neither the      Act of 1933.
general partner nor any officer, director, employee,
agent, subsidiary or assign of the general partner or
its affiliates are indemnified from any liability, loss
or damage incurred by them in connection

         2011
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California
Commissioner of Corporation regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove the             has exclusive management power over the business and
general partner upon a vote of the holders of the            affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units and the prior written      partner may not be removed as general partner of the
consent of the general partner. The limited partners         AIMCO Operating Partnership by the OP Unitholders with
may elect a general partner upon a vote of the limited       or without cause. Under the AIMCO Operating Partnership
partners owning a majority of the outstanding units. No      Agreement, the general partner may, in its sole
limited partner may substitute a transferee of his           discretion, prevent a transferee of an OP Unit from
units in such limited partner's place without the            becoming a substituted limited partner pursuant to the
consent of the general partner which may be withheld at      AIMCO Operating Partnership Agreement. The general
the sole discretion of the general partner.                  partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with federal      holders of a majority of the outstanding Common OP
and state securities laws and to cure any ambiguities.       Units, excluding AIMCO and certain other limited
Other amendments to your partnership's agreement of          exclusions (a "Majority in Interest"). Amendments to
limited partnership must be approved by the limited          the AIMCO Operating Partnership Agreement may be
partners owning more than 50% of the units. However,         proposed by the general partner or by holders of a
the limited partners may not amend your partnership's        Majority in Interest. Following such proposal, the
agreement of limited partnership (1) to extend your          general partner will submit any proposed amendment to
partnership term or (2) to alter the rights of the           the OP Unitholders. The general partner will seek the
general partner to receive compensation, return of           written consent of the OP Unitholders on the proposed
invested capital, allocations, and distributions,            amendment or will call a meeting to vote thereon. See
without the consent of the general partner. Also, a          "Description of OP Units -- Amendment of the AIMCO
unanimous vote of the limited partners is required to        Operating Partnership Agreement" in the accompanying
amend the provision in your partnership's agreement of       Prospectus.
limited partnership dealing with substituted limited
partners.

                             Compensation and Fees


Your general partner will receive an annual management       The general partner does not receive compensation for
fee equal to up to 9% of an amount equal to actual           its services as general partner of the AIMCO Operating
distributions to limited partners of Distributed Cash        Partnership. However, the general partner is entitled
From Operations for its services as general partner and      to payments, allocations and distributions in its
may receive reimbursement for expenses incurred in such      capacity as general partner of the AIMCO Operating
capacity.                                                    Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2012
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, general       Operating Partnership Agreement expressly limits the
partner and its affiliates may engage in whatever            liability of the general partner by providing that the
activities they chose, whether the same are competitive      general partner, and its officers and directors will
with your partnership or otherwise, without having or        not be liable or accountable in damages to the AIMCO
incurring any obligation to offer any interest in such       Operating Partnership, the limited partners or
activities to your partnership or any party hereto. The      assignees for errors in judgment or mistakes of fact or
obligations of the parties are, therefore, limited           law or of any act or omission if the general partner or
solely to those arising from the acquisition and             such director or officer acted in good faith. See
holding of your partnership's properties.                    "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             consid-

         2013
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ered a "publicity traded partnership", in which case
                                                             income and loss from the AIMCO Operating Partnership
                                                             can only be offset against other income and loss from
                                                             the AIMCO Operating Partnership). Income of the AIMCO
                                                             Operating Partnership, however, attributable to
                                                             dividends from the Management Subsidiaries (as defined
                                                             below) or interest paid by the Management Subsidiaries
                                                             does not qualify as passive activity income and cannot
                                                             be offset against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS                PREFERRED OP UNITS           COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner; and approve other       Preferred OP Units are outstand-         proceedings, an assignment for the
matters as otherwise provided in         ing, in addition to any other vote       benefit of creditors and certain
your partnership's agreement of          or consent of partners required by       transfers by the general partner of
                                         law or by the                            its

         2014
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

limited partnership. Unless prior        AIMCO Operating Partnership Agree-       interest in the AIMCO Operating
consent of the limited partners          ment, the affirmative vote or            Partnership or the admission of a
holding a majority of the units of       consent of holders of at least 50%       successor general partner.
your partnership is obtained, the        of the outstanding Preferred OP
general partner is prohibited from       Units will be necessary for              Under the AIMCO Operating Partner-
(1) selling substantially all of         effecting any amendment of any of        ship Agreement, the general partner
your partnership's assets in a           the provisions of the Partnership        has the power to effect the
single sale or in multiple sales in      Unit Designation of the Preferred        acquisition, sale, transfer,
the same 12-month period, except in      OP Units that materially and             exchange or other disposition of
the orderly liquidation and winding      adversely affects the rights or          any assets of the AIMCO Operating
up of the business, (2) pledging         preferences of the holders of the        Partnership (including, but not
the credit of your partnership in        Preferred OP Units. The creation or      limited to, the exercise or grant
any way except in the ordinary           issuance of any class or series of       of any conversion, option,
course of business, (3) executing        partnership units, including,            privilege or subscription right or
or delivering any assignment for         without limitation, any partner-         any other right available in
the benefit of the creditors of          ship units that may have rights          connection with any assets at any
your partnership, and (4)                senior or superior to the Preferred      time held by the AIMCO Operating
releasing, assigning or                  OP Units, shall not be deemed to         Partnership) or the merger,
transferring a partnership claim,        materially adversely affect the          consolidation, reorganization or
security, commodity or any other         rights or preferences of the             other combination of the AIMCO
asset in your partnership without        holders of Preferred OP Units. With      Operating Partnership with or into
full and adequate consideration.         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
A general partner may cause the          Preferred OP Units shall have one
dissolution of your partnership by       (1) vote per Preferred OP Unit.          The general partner may cause the
retiring. Your partnership may be                                                 dissolution of the AIMCO Operating
continued by the remaining general                                                Partnership by an "event of
partner or, if none, the limited                                                  withdrawal," as defined in the
partners may agree to continue your                                               Delaware Limited Partnership Act
partnership by electing a successor                                               (including, without limitation,
general partner upon the vote of                                                  bankruptcy), unless, within 90 days
holders of more than 50% of the                                                   after the withdrawal, holders of a
units within 60 days after the                                                    "majority in interest," as defined
retirement of the general partner.                                                in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made           provided, however, that at any time      portion as the general partner may
quarterly during the fiscal year         and from time to time on or after        in its sole and absolute discretion
after the minimum units are sold.        the fifth anniversary of the issue       determine, of Available Cash (as
The distributions payable to the         date of the Preferred OP Units, the      defined in the AIMCO Operating
partners are not fixed in amount         AIMCO Operating Partnership may          Partnership Agreement) generated by
and depend upon the operating            adjust the annual distribution rate      the AIMCO Operating Partnership
results and net sales or refi-           on the Preferred OP Units to the         during such quarter to the general
nancing proceeds available from the      lower of (i)     % plus the annual       partner, the special limited
disposition of your partnership's        interest rate then applicable to         partner and the holders of Common
assets.                                  U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO                             accordance with their respective
                                                                                  interests in the

         2015
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         non-convertible preferred stock          AIMCO Operating Partnership on such
                                         which ranks on a parity with its         record date. Holders of any other
                                         Class H Cumulative Preferred Stock.      Preferred OP Units issued in the
                                         Such distributions will be               future may have priority over the
                                         cumulative from the date of origi-       general partner, the special
                                         nal issue. Holders of Preferred OP       limited partner and holders of
                                         Units will not be entitled to            Common OP Units with respect to
                                         receive any distributions in excess      distributions of Available Cash,
                                         of cumulative distributions on the       distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not sell,          There is no public market for the        There is no public market for the
transfer, encumber or otherwise          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
dispose by operation of law or           Preferred OP Units are not listed        nership Agreement restricts the
otherwise of the whole or any part       on any securities exchange. The          transferability of the OP Units.
of his interest in your partnership      Preferred OP Units are subject to        Until the expiration of one year
except by written instrument             restrictions on transfer as set          from the date on which an OP
satisfactory in form to the general      forth in the AIMCO Operating             Unitholder acquired OP Units,
partner, accompanied by the              Partnership Agreement.                   subject to certain exceptions, such
assurance of the genuineness and                                                  OP Unitholder may not transfer all
effectiveness of each such               Pursuant to the AIMCO Operating          or any portion of its OP Units to
signature and the obtaining of any       Partnership Agreement, until the         any transferee without the consent
federal and/or state governmental        expiration of one year from the          of the general partner, which
approval, if any, as may be              date on which a holder of Preferred      consent may be withheld in its sole
reasonably required by the general       OP Units acquired Preferred OP           and absolute discretion. After the
partner. A minimum of six units may      Units, subject to certain                expiration of one year, such OP
be transferred, other than for           exceptions, such holder of               Unitholder has the right to
transferors who reside in Missouri       Preferred OP Units may not transfer      transfer all or any portion of its
at the time of transfer who are          all or any portion of its Pre-           OP Units to any person, subject to
required to transfer a minimum of        ferred OP Units to any transferee        the satisfaction of certain
ten units, except for transfers by       without the consent of the general       conditions specified in the AIMCO
gift or inheritance, intrafamily         partner, which consent may be            Operating Partnership Agreement,
transfers, family dissolutions and       withheld in its sole and absolute        including the general partner's
transfers to affiliates. No              discretion. After the expiration of      right of first
assignment is valid or effective
unless in

         2016
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

compliance with the conditions           one year, such holders of Preferred      refusal. See "Description of OP
contained herein. No partner may         OP Units has the right to transfer       Units -- Transfers and Withdrawals"
make any assignment of all or any        all or any portion of its Preferred      in the accompanying Prospectus.
part of his interest if said             OP Units to any person, subject to
transfer or assignment would, when       the satisfaction of certain              After the first anniversary of
considered with all other transfers      conditions specified in the AIMCO        becoming a holder of Common OP
made during the same applicable          Operating Partnership Agreement,         Units, an OP Unitholder has the
12-month period, cause a                 including the general partner's          right, subject to the terms and
termination of your partnership for      right of first refusal.                  conditions of the AIMCO Operating
federal or any applicable state                                                   Partnership Agreement, to require
income tax purposes. Such                After a one-year holding period, a       the AIMCO Operating Partnership to
transferee may be substituted as a       holder may redeem Preferred OP           redeem all or a portion of the
limited partner if, in addition to       Units and receive in exchange            Common OP Units held by such party
the above requirements: (1) the          therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor designates such intention       Partnership's option, (i) subject        on the value of shares of Class A
in the instrument of assignment,         to the terms of any Senior Units,        Common Stock. See "Description of
(2) the written consent of the           cash in an amount equal to the           OP Units -- Redemption Rights" in
general partner is obtained, the         Liquidation Preference of the            the accompanying Prospectus. Upon
granting of which is the general         Preferred OP Units tendered for          receipt of a notice of redemption,
partner's sole discretion, (3) the       redemption, (ii) a number of shares      the AIMCO Operating Partnership
assignment instrument is in form         of Class I Cumulative Preferred          may, in its sole and absolute
and substance satisfactory to the        Stock of AIMCO that pay an               discretion but subject to the
general partner, (4) the assignor        aggregate amount of dividends yield      restrictions on the ownership of
and assignee duly execute and            equivalent to the distributions on       Class A Common Stock imposed under
acknowledge such other instrument        the Preferred OP Units tendered for      AIMCO's charter and the transfer
or instruments as the general            redemption and are part of a class       restrictions and other limitations
partner may deem necessary or            or series of preferred stock that        thereof, elect to cause AIMCO to
desirable and (5) the assignee           is then listed on the New York           acquire some or all of the tendered
accepts, adopts and approves in          Stock Exchange or another national       Common OP Units in exchange for
writing all of the terms and             securities exchange, or (iii) a          Class A Common Stock, based on an
provisions of your partnership's         number of shares of Class A Common       exchange ratio of one share of
agreement of limited partnership.        Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2017

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2018

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2019

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2020

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2021

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2022

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


                              Nature of Investment

               PREFERRED OP UNITS                                         CLASS I PREFERRED STOCK

The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2023
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2024
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2025

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     Conflicts of Interest that Currently Exist for Your Partnership. We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to up to 9% of an amount equal to actual distributions to limited partners of distributed cash from operations for its services as general partner and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and disbursements totaling $605,000 in 1996, $608,000 in 1997 and $289,000 for the first six months of 1998. The property manager received management fees of $1,316,000 in 1996, $1,413,000 in 1997 and $732,000 for the
first six months of 1998. We have no current intention of changing the fee structure for your property manager.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2026

                                YOUR PARTNERSHIP

GENERAL

     Consolidated Capital Properties IV was organized on September 22, 1981, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of 18 residential apartment complexes located in Nebraska, Tennessee, Florida, Georgia, Texas, Colorado, Utah, South Carolina, Washington, and Oklahoma. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Financial Group, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 342,773 units of limited partnership interest issued and outstanding, which were held of record by 12,105 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2011, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property.

         2027

     Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Notwithstanding the foregoing, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates are indemnified from any liability, loss or damage incurred by them in connection with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporation regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership must at all times maintain public liability insurance in amounts determined by the general partner for the protection of your partnership and cash of its members.

         2028

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $500.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 2.58
January 1, 1996 - December 31, 1996.........................      12.91
January 1, 1997 - December 31, 1997.........................       7.01
January 1, 1998 - June 30, 1998.............................       6.41

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 28.2% interest in your partnership, including 96,098 units held by us and the interest held by ConCap Equities, Inc., as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $505,000
1995........................................................     645,000
1996........................................................     605,000
1997........................................................     608,000
1998 (through June 30)......................................     289,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                              FEES
----                                                           ----------
1994........................................................   $  570,000
1995........................................................    1,223,000
1996........................................................    1,316,000
1997........................................................    1,413,000
1998 (through June 30)......................................      732,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2029

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         2030

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Consolidated Capital Properties IV appearing in Consolidated Capital Properties IV Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2031

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1995, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2032

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2033

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2034

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2035

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2036

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2037

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2038

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2039

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2040

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       CONSOLIDATED CAPITAL PROPERTIES V
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $49.00 per unit and an affiliate estimated the net liquidation value of your units to be $48.77 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in three properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2041

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Consolidated
    Capital Properties V.......................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77

         2042

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2043

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Consolidated Capital Properties V. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2044

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2045

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid distributions since 1990. We will pay fixed
     quarterly distributions of $               per unit on the Tax-Deferral   %
     Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on
     an annual basis). This is equivalent to distributions of $       per year
     on the number of Tax-Deferral   % Preferred OP Units, or $     per year on
     the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in three properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2046

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $3.42 per unit to $55.00 per unit for the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $49.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $48.77 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2047

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 12 units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2048

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2049

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2050

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $49.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $48.77 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $3.42 per unit to $55.00 per unit for the period from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         2051

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages three properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         2052

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         2053

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         2054

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 26.18% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         2055

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2056

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         2057

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2058

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2059

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $3.42 to $55.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2060

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partnership units it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee up to 9% of Distributed Cash From Operations (as defined in your partnership's agreement of limited partnership) for its services as general partner of your partnership and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursement of $59,000 for the first six months of 1998. The property manager received management fees of $116,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Consolidated Capital Properties V was organized on June 30, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed

         2061

     for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three properties: Aspen Ridge Apartments, a 253-unit complex in West Chicago, Illinois; Sutton Place Apartments, a 201-unit complex in Corpus Christi, Texas; and 51 North High Building, a 86,000 square-foot office building in Columbus, Ohio. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 179,537.20 units of limited partnership interest issued and outstanding, which were held of record by 3,897 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2062

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2063

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2064

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2065

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2066

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2067

       SUMMARY FINANCIAL INFORMATION OF CONSOLIDATED CAPITAL PROPERTIES V

     The summary financial information of Consolidated Capital Properties V for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Consolidated Capital Properties V for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       CONSOLIDATED CAPITAL PROPERTIES V

                                                       FOR THE SIX MONTHS        FOR THE YEAR ENDED
                                                         ENDED JUNE 30,             DECEMBER 31,
                                                       -------------------   ---------------------------
                                                        1998        1997      1997      1996      1995
                                                       -------     -------   -------   -------   -------
                                                                In thousands, except unit data
OPERATING DATA:
Total Revenues.......................................  $ 2,227     $ 2,214   $ 4,424   $ 4,152   $ 5,008
Net Income (Loss)....................................     (100)       (100)     (411)     (877)   (2,067)
Net Income (Loss) per limited partnership unit.......    (0.56)      (0.56)    (2.28)    (6.40)   (11.49)
Distributions per limited partnership unit...........       --          --        --        --        --

                                                            JUNE 30,                DECEMBER 31,
                                                       -------------------   ---------------------------
                                                        1998        1997      1997      1996      1995
                                                       -------     -------   -------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation.........  $ 6,665     $ 7,004   $ 6,936   $ 7,291   $ 8,140
Total Assets.........................................    8,513       9,093     8,816     9,260    10,135
Notes Payable........................................   11,078      11,210    11,145    11,294    10,925
Partners' Capital (Deficit)..........................   (3,274)     (2,863)   (3,174)   (2,763)   (1,611)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                             AIMCO OPERATING          CONSOLIDATED CAPITAL
                                                               PARTNERSHIP                PROPERTIES V
                                                        -------------------------   -------------------------
                                                        SIX MONTHS                  SIX MONTHS
                                                          ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                         JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                           1998          1997          1998          1997
                                                        ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...........        $1.125        $1.85         $0.00         $0.00

         2068

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $3.42 per unit to $55.00 per unit for the period from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $49.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $48.77 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         2069

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         2070

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages three properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Your partnership has not paid distributions since 1990. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are
expected to be        , immediately following our offer, than the distributions
with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a

         2071

     deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in an entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 26.18% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its

         2072

     ownership interest in certain Insignia Partnerships which would provide a
larger asset and capital base and increased diversification. As of October   ,
1998, the AIMCO Operating Partnership has made offers to           of the
Insignia Partnerships, including your partnership.

  Previous Tender Offers

     On July 30, 1998, Cooper River Properties, L.L.C., which is an affiliate of Insignia and now our affiliate, commenced a tender offer for $33 per unit and
purchased      shares on        , 1998.

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. On August 28, 1997, an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 29,618 units (representing approximately 8.64% of the number outstanding) at a cash purchase price of $140 per unit on October 16, 1997.

     In December 1997, Madison River Properties, L.L.C., which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $30 per unit and purchased 43,769 units in February 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2073

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         2074

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2075

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2076

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 12 units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         2077

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2078

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2079

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2080

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2081

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2082

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2083

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2084

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 3,060.8 units in your partnership have been transferred during the twelve months ending December 31, 1997 (representing approximately 1.70% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2085

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2086

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by of the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2087

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2088

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2089

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2090

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                   OPERATING INCOME        RATE            VALUE
  --------                                   ----------------   --------------   --------------
  Aspen Ridge Apartments...................  $                          %        $
  Sutton Place Apartments..................
  51 North High Building...................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2091

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

  Aggregate net operating income (January 1, 1997 to December
    31, 1997).................................................  $
  Capitalization rate (weighted average)......................
  Aggregate gross valuation of your partnership's
    properties................................................
  Plus: Cash and cash equivalents.............................
  Plus: Other partnership assets, net of security deposits....
  Less: Mortgage debt, including accrued interest.............
  Less: Notes payable, including accrued interest.............
  Less: Accounts payable and accrued expenses.................
  Less: Other liabilities.....................................
  Partnership valuation before taxes and certain costs........
  Less: Disposition fees......................................
  Less: Extraordinary capital expenditures for deferred
    maintenance...............................................
  Less: Municipal transfer taxes..............................
  Less: Closing costs.........................................
  Net valuation of your partnership...........................
  Percentage of liquidation proceeds allocated to units.......
  Net valuation of units......................................
            Total number of units.............................
  Valuation per unit..........................................  $
                                                                -----------
  Cash consideration per unit.................................
                                                                -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2092

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Your partnership has not paid distributions since 1990. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method

         2093

     described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2094

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $3.42 to $55.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 51,878.6 units (representing less than 28.9% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from July 1, 1996 to June 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       CONSOLIDATED CAPITAL PROPERTIES V
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $15.00       $35.00         (d)          (d)
  Second Quarter..................................     22.50        40.00       27.00        33.00
  First Quarter...................................     17.00        55.00(c)    28.00        32.00
Fiscal Year Ended December 31, 1997:                                            19.00        19.00
  Fourth Quarter..................................     10.00        20.00
  Third Quarter...................................      3.42        22.00       21.00        23.00
  Second Quarter..................................      4.42        26.00       19.00        22.00
  First Quarter...................................      8.05        20.40       20.00        26.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................      9.55        40.00       19.00        21.00
  Third Quarter...................................      5.00        24.00       15.00        20.00
  Second Quarter..................................      9.33        25.60          --           --
  First Quarter...................................      8.00        80.00          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         2095

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) The general partner has information that indicates this reported sales price represented a single, isolated transaction for a minimal number of units and such sales price was materially higher than the range of sales prices for all other transactions during the quarter. The purchase price is approximately 9% greater than the highest reported sales price of $32.00 per unit for other transactions during the six-month period prior to June 30, 1998.

(d)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

         2096

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Aspen Ridge Apartments and Sutton Place Apartments were appraised in 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of each property. According to the appraisal reports, the scope of the appraisal included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those appraisal reports was $9,100,000 for Aspen Ridge Apartments and $4,700,000 for Sutton Place Apartments. Copies of the summaries of the appraisals have been filed as exhibits to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for the partnership's other property in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $49.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         2097

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         2098

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         2099

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         2100

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2101

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


     YOUR PARTNERSHIP                                AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash From Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2013.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' and               amended from time to time, or any successor to such
unitholders' invested capital by investing, either           statute) (the "Delaware Limited Partnership Act"),
alone or in association with others, in a diversified        provided that such business is to be conducted in a
portfolio of income-producing properties, (2) provide        manner that permits AIMCO to be qualified as a REIT,
gains through potential appreciation of the properties,      unless AIMCO ceases to qualify as a REIT. The AIMCO
(3) build equity through reduction of mortgage loans,        Operating Partnership is authorized to perform any and
(4) provide tax-sheltered quarterly distributions from       all acts for the furtherance of the purposes and
operating; and (5) generate tax losses in excess of the      business of the AIMCO Operating Partnership, provided
tax-sheltered cash distributions during the initial          that the AIMCO Operating Partnership may not take, or
years of operation which may be used to offset taxable       refrain from taking, any action which, in the judgment
income from other sources. Subject to restrictions           of its general partner could (i) adversely affect the
contained in your partnership's agreement of limited         ability of AIMCO to continue to qualify as a REIT, (ii)
partnership, your partnership may perform all acts           subject AIMCO to certain income and excise taxes, or
necessary, advisable or convenient to the business of        (iii) violate any law or regulation of any governmental
your partnership including borrowing money and creating      body or agency (unless such action, or inaction, is
liens.                                                       specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2102
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 500,400 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner and its affiliates may      funds or other assets to its subsidiaries or other
acquire units from time to time on their own behalf and      persons in which it has an equity investment, and such
for their own benefit, provided that such right does         persons may borrow funds from the AIMCO Operating
not create any preferences in rights or benefits in          Partnership, on terms and conditions established in the
favor of such persons or permit them to buy units other      sole and absolute discretion of the general partner. To
than at the same cash price and on the same terms as         the extent consistent with the business purpose of the
are available to other non-affiliated limited partners.      AIMCO Operating Partnership and the permitted
Your partnership may not make any loans to the general       activities of the general partner, the AIMCO Operating
partner but the general partner may lend money to your       Partnership may transfer assets to joint ventures,
partnership on terms, as to interest rates and other         limited liability companies, partnerships,
finance charges and fees, not in excess of amount that       corporations, business trusts or other business
are charged by unrelated banks on comparable loans for       entities in which it is or thereby becomes a
the same purpose, and, if a property is involved, in         participant upon such terms and subject to such
the locality of the property. No prepayment charge or        conditions consistent with the AIMCO Operating Part-
penalty will be required by the general partner on a         nership Agreement and applicable law as the general
loan to your partnership. To the extent the general          partner, in its sole and absolute discretion, believes
partner lends proceeds to your partnership, on an            to be advisable. Except as expressly permitted by the
unsecured basis, such amounts will bear interest at an       AIMCO Operating Partnership Agreement, neither the
amount not to exceed the lesser of the actual cost to        general partner nor any of its affiliates may sell,
the general partner or the most recent prime rate of         transfer or convey any property to the AIMCO Operating
interest charged by Bank of America, N.A., San               Partnership, directly or indirectly, except pursuant to
Francisco main office, in effect on the date such loan       transactions that are determined by the general partner
if first created. Your partnership may not obtain            in good faith to be fair and reasonable.
long-term financing from the general partner, except
that it may issue an "all-inclusive" or "wraparound"
note if certain conditions are satisfied. Your
partnership may not grant exclusive right to sell or
exclusive employment to sell property for your
partnership to the general partner. If certain
conditions are satisfied, the general partner or an
affiliate may provide insurance brokerage services to
your partnership. The general partner may not cause
your partnership to enter into any agreements with the
general partner or its affiliates which are not subject
to termination without penalty by either party upon not
more than sixty days' written notice. Your partnership
may not purchase or lease property in which a general
partner has an interest and may not acquire property
from any party in whom a general partner has an
interest. Notwithstanding the foregoing and according
to the terms of your partnership's agreement of limited
partnership, the general partner may purchase property
in its own name and temporarily hold title thereto for
the purpose of facilitating the acquisition of such

         2103
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

property or the borrowing of money or obtaining of financing for your partnership, or the completion of construction of the property, or any other purpose related to the business of your partnership, provided that such property is purchased by your partnership for a price no greater than the cost of such property to the general partner and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the general partner and at the time acquired by your partnership, nor any other benefit to the general partner arising out of such transaction apart from compensation otherwise permitted by your partnership's agreement of limited partnership.
Your partnership may not sell or lease property to the general partner.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 80% of
the purchase price of all properties on a combined
basis. The general partner will use its best efforts to
obtain level payment financing on the most favorable
terms available to your partnership and will not obtain
first mortgage financing incurred in connection with
property purchases, where a provision for a balloon
payment is provided, which does not contain the
following provisions, unless it obtains prior approval
from the California Department of Corporations: (1)
that such balloon payment will not be due and payable
prior the greater of ten years or three years after the
expected holding period from the later of the inception
date of the loan or the acquisition date of the
property and (2) that such loan will have regular
payments in an amount which would be sufficient to
self-liquidate the loan over a 20- to 30-year period.
Secondary financing, if any, must be fully amortizing
or, if not fully amortizing, must not be due and
payable during the expected holding period of the
property. The foregoing restrictions do not apply with
respect to any existing original financing, secondary
financing in an amount equal to less than 10% of the
purchase price of a property. Your partnership may not
incur any non-recourse indebtedness wherein the lender
will have or acquire, at any time as a result of making
the loan any direct or indirect interest in the
profits, capital or property of your partnership other
than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited requesting the list for the cost
incurred by the limited partner in compelling the
production of the list and for actual damages incurred
by the limited partner.

         2104
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to be      partner, any officer or director of general partner or
indemnified by your partnership from assets of your          the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or nonperformance of any act              AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding the foregoing, neither the      Act of 1933.
general partner nor any officer, director, employee,
agent, subsidiary or assign of the general partner or
its affiliates are indemnified from any liability, loss
or damage incurred by them in connection

         2105
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California
Commissioner of Corporations regarding indemnifica-tion for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the general partners may remove the             has exclusive management power over the business and
general partner upon a vote of the holders of the            affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units and the prior written      partner may not be removed as general partner of the
consent of the general partner. The limited partners         AIMCO Operating Partnership by the OP Unitholders with
may elect a general partner upon a vote of the limited       or without cause. Under the AIMCO Operating Partnership
partners owning a majority of the outstanding units. No      Agreement, the general partner may, in its sole
limited partner may substitute a transferee of his           discretion, prevent a transferee of an OP Unit from
units in such limited partner's place without the            becoming a substituted limited partner pursuant to the
consent of the general partner which may be withheld at      AIMCO Operating Partnership Agreement. The general
the sole discretion of the general partner.                  partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with federal      holders of a majority of the outstanding Common OP
and state securities laws and to cure any ambiguities.       Units, excluding AIMCO and certain other limited
Other amendments to our partnership's agreement of           exclusions (a "Majority in Interest"). Amendments to
limited partnership must be approved by the limited          the AIMCO Operating Partnership Agreement may be
partners owning more than 50% of the units. However,         proposed by the general partner or by holders of a
the limited partners may not amend your partnership's        Majority in Interest. Following such proposal, the
agreement of limited partnership (1) to extend your          general partner will submit any proposed amendment to
partnership term or (2) to alter the rights of the           the OP Unitholders. The general partner will seek the
general partner to receive compensation, return of           written consent of the OP Unitholders on the proposed
invested capital, allocations, and distributions,            amendment or will call a meeting to vote thereon. See
without the consent of the general partner. Also, a          "Description of OP Units -- Amendment of the AIMCO
unanimous vote of the limited partners is required to        Operating Partnership Agreement" in the accompanying
amend the provision in your partnership's agreement of       Prospectus.
limited partnership dealing with substituted limited
partners.

                             Compensation and Fees


Your general partner receives an annual management fee       The general partner does not receive compensation for
of up to 9% of Distributed Cash From Operations for its      its services as general partner of the AIMCO Operating
services as general partner of your partnership and may      Partnership. However, the general partner is entitled
also receive reimbursement for expenses incurred in its      to payments, allocations and distributions in its
capacity as general partner.                                 capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2106
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, general       Operating Partnership Agreement expressly limits the
partner and its affiliates may engage in whatever            liability of the general partner by providing that the
activities they chose, whether the same are competitive      general partner, and its officers and directors will
with your partnership or otherwise, without having or        not be liable or accountable in damages to the AIMCO
incurring any obligation to offer any interest in such       Operating Partnership, the limited partners or
activities to your partnership or any party hereto. The      assignees for errors in judgment or mistakes of fact or
obligations of the parties are, therefore, limited           law or of any act or omission if the general partner or
solely to those arising from the acquisition and             such director or officer acted in good faith. See
holding of your partnership's properties.                    "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         2107
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS                PREFERRED OP UNITS             COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner; and approve other       Preferred OP Units are outstand-         proceedings, an assignment for the
matters as otherwise provided in         ing, in addition to any other vote       benefit of creditors and certain
your partnership's agreement of          or consent of partners required by       transfers by the general partner of
limited partnership. Unless prior        law or by the AIMCO Operating            its interest in the AIMCO Operating
consent                                  Partnership Agree-                       Part-

         2108
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

of the limited partners holding a        ment, the affirmative vote or            nership or the admission of a
majority of the units of your            consent of holders of at least 50%       successor general partner.
partnership is obtained, the             of the outstanding Preferred OP
general partner is prohibited from       Units will be necessary for              Under the AIMCO Operating Partner-
(1) selling substantially all of         effecting any amendment of any of        ship Agreement, the general partner
your partnership's assets in a           the provisions of the Partnership        has the power to effect the
single sale or in multiple sales in      Unit Designation of the Preferred        acquisition, sale, transfer,
the same 12-month period, except in      OP Units that materially and             exchange or other disposition of
the orderly liquidation and winding      adversely affects the rights or          any assets of the AIMCO Operating
up of the business, (2) pledging         preferences of the holders of the        Partnership (including, but not
the credit of your partnership in        Preferred OP Units. The creation or      limited to, the exercise or grant
any way except in the ordinary           issuance of any class or series of       of any conversion, option,
course of business, (3) executing        partnership units, including,            privilege or subscription right or
or delivering any assignment for         without limitation, any partner-         any other right available in
the benefit of the creditors of          ship units that may have rights          connection with any assets at any
your partnership, and (4)                senior or superior to the Preferred      time held by the AIMCO Operating
releasing, assigning or                  OP Units, shall not be deemed to         Partnership) or the merger,
transferring a partnership claim,        materially adversely affect the          consolidation, reorganization or
security, commodity or any other         rights or preferences of the             other combination of the AIMCO
asset in your partnership without        holders of Preferred OP Units. With      Operating Partnership with or into
full and adequate consideration.         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
A general partner may cause the          Preferred OP Units shall have one
dissolution of your partnership by       (1) vote per Preferred OP Unit.          The general partner may cause the
retiring. Your partnership may be                                                 dissolution of the AIMCO Operating
continued by the remaining general                                                Partnership by an "event of
partner or, if none, the limited                                                  withdrawal," as defined in the
partners may agree to continue your                                               Delaware Limited Partnership Act
partnership by electing a successor                                               (including, without limitation,
general partner upon the vote of                                                  bankruptcy), unless, within 90 days
holders of more than 50% of the                                                   after the withdrawal, holders of a
units within 60 days after the                                                    "majority in interest," as defined
retirement of the general partner.                                                in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations (as defined in your      provided, however, that at any time      portion as the general partner may
partnership's agreement of limited       and from time to time on or after        in its sole and absolute discretion
partnership) are to be made              the fifth anniversary of the issue       determine, of Available Cash (as
quarterly during the fiscal year         date of the Preferred OP Units, the      defined in the AIMCO Operating
after the minimum units are sold.        AIMCO Operating Partnership may          Partnership Agreement) generated by
The distributions payable to the         adjust the annual distribution rate      the AIMCO Operating Partnership
partners are not fixed in amount         on the Preferred OP Units to the         during such quarter to the general
and depend upon the operating            lower of (i)     % plus the annual       partner, the special limited
results and net sales or                 interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         2109
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not sell,          There is no public market for the        There is no public market for the
transfer, encumber or otherwise          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
dispose by operation of law or           Preferred OP Units are not listed        nership Agreement restricts the
otherwise of the whole or any part       on any securities exchange. The          transferability of the OP Units.
of his interest in your partnership      Preferred OP Units are subject to        Until the expiration of one year
except by written instrument             restrictions on transfer as set          from the date on which an OP
satisfactory in form to the general      forth in the AIMCO Operating             Unitholder acquired OP Units,
partner, accompanied by the              Partnership Agreement.                   subject to certain exceptions, such
assurance of the genuineness and                                                  OP Unitholder may not transfer all
effectiveness of each such               Pursuant to the AIMCO Operating          or any portion of its OP Units to
signature and the obtaining of any       Partnership Agreement, until the         any transferee without the consent
federal and/or state governmental        expiration of one year from the          of the general partner, which
approval, if any, as may be              date on which a holder of Preferred      consent may be withheld in its sole
reasonably required by the general       OP Units acquired Preferred OP           and absolute discretion. After the
partner. A minimum of twelve units       Units, subject to certain                expiration of one year, such OP
may be transferred, other than for       exceptions, such holder of               Unitholder has the right to
transferors who reside in Missouri       Preferred OP Units may not transfer      transfer all or any portion of its
at the time of transfer who are          all or any portion of its Pre-           OP Units to any person, subject to
required to transfer a minimum of        ferred OP Units to any transferee        the satisfaction of certain
twenty units, except for transfers       without the consent of the general       conditions specified in the AIMCO
by gift or inheritance, intrafamily      partner, which consent may be            Operating Partnership Agreement,
transfers, family dissolutions and       withheld in its sole and absolute        including the general partner's
transfers to affiliates. No              discretion. After the expiration of      right of first refusal. See
assignment is valid or effective         one year, such holders of Preferred      "Description of OP Units --
unless in compliance with the            OP Units has the right to transfer       Transfers and Withdrawals" in the
conditions contained herein. No          all or any portion of its Preferred      accompanying Prospectus.
partner may make any assignment of       OP Units to any person, subject to
all or any part of his interest if       the satisfaction of
said transfer or

         2110
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

assignment would, when considered        certain conditions specified in the      After the first anniversary of
with all other transfers made            AIMCO Operating Partnership Agree-       becoming a holder of Common OP
during the same applicable 12-month      ment, including the general              Units, an OP Unitholder has the
period, cause a termination of your      partner's right of first refusal.        right, subject to the terms and
partnership for federal or any                                                    conditions of the AIMCO Operating
applicable state income tax              After a one-year holding period, a       Partnership Agreement, to require
purposes. Such transferee may be         holder may redeem Preferred OP           the AIMCO Operating Partnership to
substituted as a limited partner         Units and receive in exchange            redeem all or a portion of the
if, in addition to the above             therefor, at the AIMCO Operating         Common OP Units held by such party
requirements: (1) the assignor           Partnership's option, (i) subject        in exchange for a cash amount based
designates such intention in the         to the terms of any Senior Units,        on the value of shares of Class A
instrument of assignment, (2) the        cash in an amount equal to the           Common Stock. See "Description of
written consent of the general           Liquidation Preference of the            OP Units -- Redemption Rights" in
partner is obtained, the granting        Preferred OP Units tendered for          the accompanying Prospectus. Upon
of which is in the general               redemption, (ii) a number of shares      receipt of a notice of redemption,
partner's sole discretion, (3) the       of Class I Cumulative Preferred          the AIMCO Operating Partnership
assignment instrument is in form         Stock of AIMCO that pay an               may, in its sole and absolute
and substance satisfactory to the        aggregate amount of dividends yield      discretion but subject to the
general partner, (4) the assignor        equivalent to the distributions on       restrictions on the ownership of
and assignee duly execute and            the Preferred OP Units tendered for      Class A Common Stock imposed under
acknowledge such other instrument        redemption and are part of a class       AIMCO's charter and the transfer
or instruments as the general            or series of preferred stock that        restrictions and other limitations
partner may deem necessary or            is then listed on the New York           thereof, elect to cause AIMCO to
desirable and (5) the assignee           Stock Exchange or another national       acquire some or all of the tendered
accepts, adopts and approves in          securities exchange, or (iii) a          Common OP Units in exchange for
writing all of the terms and             number of shares of Class A Common       Class A Common Stock, based on an
provisions of your partnership's         Stock of AIMCO that is equal in          exchange ratio of one share of
agreement of limited partnership.        Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2111

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2112

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2113

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2114

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2115

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2116

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

          PREFERRED OP UNITS                    CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2117
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2118
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2119

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee up to 9% of Distributed Cash From Operations for its services as general partner of your partnership and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursement totaling $158,000 in 1996, $151,000 in 1997 and $59,000 for the first six months of 1998.
The property manager received management fees of $204,000 in 1996, $215,000 in 1997 and $116,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2120

                                YOUR PARTNERSHIP

GENERAL

     Consolidated Capital Properties V was organized on June 30, 1983, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three properties: Aspen Ridge Apartments, a 253-unit complex in West Chicago, Illinois; Sutton Place Apartments, a 201-unit complex in Corpus Christi, Texas; and 51 North High Building, a 86,000 square-foot office building in Columbus, Ohio. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 179,537.20 units of limited partnership interest issued and outstanding, which were held of record by 3,897 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated August 28, 1994, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that it expected that most sales will occur after a period of ownership extending from three to seven years, dependent on property performance, the then real estate and money markets, economic climate and income tax consequences, as well as a view towards achieving maximum capital appreciation. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2013, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         2121

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Notwithstanding the forgoing, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates are indemnified from any liability, loss or damage incurred by them in connection with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership must at all times maintain public liability insurance in amounts determined by the general partner for the protection of your partnership and cash of its members.

         2122

DISTRIBUTIONS

     Your partnership has not paid any distributions with respect to your units since 1990. The original cost per unit was $250.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 26.18% interest in your partnership, including 179,537.2 units held by us and the interest held by Concap Equities, Inc., as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $134,000
1995........................................................     169,000
1996........................................................     158,000
1997........................................................     151,000
1998 (through June 30)......................................      59,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $100,000
1995........................................................    246,000
1996........................................................    204,000
1997........................................................    215,000
1998 (through June 30)......................................    116,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2123

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         2124

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Consolidated Capital Properties V appearing in Consolidated Capital Properties V Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2125

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2126

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2127

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2128

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2129

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2130

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2131

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2132

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2133

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2134

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       CONSOLIDATED CAPITAL PROPERTIES VI
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in one apartment property to holding an interest in our large portfolio of properties. In the future, the property owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2135

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Consolidated
    Capital Properties VI......................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-53
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-54
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76

         2136

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-76
  Term of the Partnership......................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-76
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-77
  Beneficial Ownership of Interests in Your
    Partnership................................   S-77
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-78

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-79
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2137

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Consolidated Capital Properties VI. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2138

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2139

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $2.76 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a one apartment property to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2140

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $29.00 per unit from January 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2141

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of twelve units (except for units held by IRAs and Keogh Plans and except that if you reside in Louisiana at the time of transfer, you are required to tender a minimum of twenty units).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2142

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2143

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2144

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $29.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         2145

and manages one apartment property to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

         2146

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

         2147

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain

         2148

pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 23.3% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2149

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         2150

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after           , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         2151

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         2152

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         2153

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $1.00 to $29.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

         2154

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to up to 9% of Distributed Cash From Operations (as defined in your partnership's agreement of limited partnership) received by the limited partners for its services as general partner of your partnership and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $59,000 for the first six months of 1998. The property manager received management fees of $42,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's property and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Consolidated Capital Properties VI was organized on May 22, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of one residential apartment complex, Colony of Springdale Apartments, a 261-unit complex in Springdale, Ohio. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. An affiliate of the general partner, which is a majority-owned subsidiary of AIMCO, serves as manager of the property owned by your partnership. As of December 31, 1997, there were

         2155

     181,808 units of limited partnership interest issued and outstanding, which were held of record by 3,740 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2156

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2157

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2158

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2159

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2160

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2161

      SUMMARY FINANCIAL INFORMATION OF CONSOLIDATED CAPITAL PROPERTIES VI

     The summary financial information of Consolidated Capital Properties VI for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Consolidated Capital Properties VI for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       CONSOLIDATED CAPITAL PROPERTIES VI

                                                                FOR THE SIX MONTHS               FOR THE YEAR ENDED
                                                                  ENDED JUNE 30,                    DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
                                                                                             In thousands, except unit data
                                                            ---------------------------------------------------------------
OPERATING DATA:
Total Revenues............................................     $  887        $ 1,549       $6,598      $ 3,314     $ 3,361
Net Income (Loss).........................................        (55)          (189)       3,359         (553)       (750)
Net Income (Loss) per limited partnership unit............      (0.30)         (1.04)       18.49        (3.04)      (4.13)
                                                               ------        -------       ------      -------     -------
Distributions per limited partnership unit................       2.76             --           --           --          --
                                                               ------        -------       ------      -------     -------

                                                                     JUNE 30,                       DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation..............     $6,174        $ 9,200       $6,225      $ 9,514     $ 9,854
Total Assets..............................................      8,354         11,416        9,020       11,721      12,302
Notes Payable.............................................      4,375         10,129        4,407       10,139      10,314
Partners' Capital (Deficit)...............................      3,754            761        4,309          950       1,503

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          CONSOLIDATED CAPITAL
                                                                       PARTNERSHIP                PROPERTIES VI
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $2.76         $0.00

         2162

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $1.00 per unit to $29.00 per unit from January 1, 1997 to September 30, 1998.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's property by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the

         2163

     property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages one apartment property. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

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     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $2.76 per unit (equivalent to $       on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

         2165

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the property owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 23.3% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In November, 1994, LP 6 Acceptance Corporation, then an affiliate of Insignia and now our

         2166

     affiliate, commenced a tender offer pursuant to which it acquired
          units (representing approximately      % of the number outstanding) at
a cash purchase price of $     per unit on          , 1998.

     Prior to such tender offer, MacKenzie Patterson, Inc., which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $22.00 per unit and purchased 7,914 shares in April, 1995.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to

         2167

continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

         2168

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2169

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2170

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of twelve units (except for units held by IRAs and Keogh Plans and except that if you reside in Louisiana at the time of transfer, you are required to tender a minimum of twenty units). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         2171

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2172

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2173

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2174

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2175

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2176

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2177

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2178

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 44,216 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 24.4% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2179

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2180

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2181

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2182

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2183

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2184

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                  1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                    OPERATING INCOME        RATE            VALUE
  --------                                    ----------------   --------------   --------------
  Colony of Springdale Apartments             $                          %        $

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2185

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2186

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for
     the six months ended June 30, 1998 were $2.76 (equivalent to $       on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2187

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2188

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $1.00 to $29.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to June 30, 1998 an aggregate of 46,257 units (representing 25.51% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from April 1, 1996 to June 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       CONSOLIDATED CAPITAL PROPERTIES VI
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                  AS REPORTED BY
                                                              THE GENERAL PARTNER(A)
                                                              ----------------------
                                                              LOW SALES   HIGH SALES
                                                                PRICE       PRICE
                                                              PER UNIT     PER UNIT
                                                              ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................   $10.00       $20.00
  Second Quarter............................................    11.83        26.00
  First Quarter.............................................     7.00        29.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................     1.00        20.30
  Third Quarter.............................................    17.81        20.20
  Second Quarter............................................    11.05        20.13
  First Quarter.............................................     9.00        24.85
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................    15.03        18.00
  Third Quarter.............................................    14.23        20.00
  Second Quarter............................................    17.35        21.00
  First Quarter.............................................     5.00         8.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         2189

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed

         2190

     by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

         2191

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure

         2192

     and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2193

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

      YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2015.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' and               amended from time to time, or any successor to such
unitholders' invested capital by investing, either           statute) (the "Delaware Limited Partnership Act"),
alone or in association with others, in a diversified        provided that such business is to be conducted in a
portfolio of income-producing properties, (2) provide        manner that permits AIMCO to be qualified as a REIT,
gains through potential appreciation of the properties,      unless AIMCO ceases to qualify as a REIT. The AIMCO
(3) build equity through reduction of mortgage loans,        Operating Partnership is authorized to perform any and
(4) provide tax-sheltered quarterly distributions from       all acts for the furtherance of the purposes and
operating, and (5) generate tax losses in excess of the      business of the AIMCO Operating Partnership, provided
tax-sheltered cash distributions during the initial          that the AIMCO Operating Partnership may not take, or
years of operation which may be used to offset taxable       refrain from taking, any action which, in the judgment
income from other sources. Subject to restrictions           of its general partner could (i) adversely affect the
contained in your partnership's agreement of limited         ability of AIMCO to continue to qualify as a REIT, (ii)
partnership, your partnership may perform all act            subject AIMCO to certain income and excise taxes, or
necessary, advisable or convenient to the business of        (iii) violate any law or regulation of any governmental
your partnership including borrowing money and creating      body or agency (unless such action, or inaction, is
liens.                                                       specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2194
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 400,400 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner and its affiliates may      funds or other assets to its subsidiaries or other
acquire units from time to time on their own behalf and      persons in which it has an equity investment, and such
for their own benefit, provided that such right does         persons may borrow funds from the AIMCO Operating
not create any preferences in rights or benefits in          Partnership, on terms and conditions established in the
favor of such persons or permit them to buy units other      sole and absolute discretion of the general partner. To
than at the same cash price and on the same terms as         the extent consistent with the business purpose of the
are available to other non-affiliated limited partners.      AIMCO Operating Partnership and the permitted
Your partnership may not make any loans to the general       activities of the general partner, the AIMCO Operating
partner but the general partner may lend money to your       Partnership may transfer assets to joint ventures,
partnership on terms, as to interest rates and other         limited liability companies, partnerships,
finance charges and fees, not in excess of amount that       corporations, business trusts or other business
are charged by unrelated banks on comparable loans for       entities in which it is or thereby becomes a
the same purpose, and, if a property is involved, in         participant upon such terms and subject to such
the locality of the property. No prepayment charge or        conditions consistent with the AIMCO Operating Part-
penalty will be required by the general partner on a         nership Agreement and applicable law as the general
loan to your partnership. To the extent the general          partner, in its sole and absolute discretion, believes
partner lends proceeds to your partnership, on an            to be advisable. Except as expressly permitted by the
unsecured basis, such amounts will bear interest at an       AIMCO Operating Partnership Agreement, neither the
amount not to exceed the lesser of the actual cost to        general partner nor any of its affiliates may sell,
the general partner or the most recent prime rate of         transfer or convey any property to the AIMCO Operating
interest charged by Bank of America, N.A., San               Partnership, directly or indirectly, except pursuant to
Francisco main office, in effect on the date such loan       transactions that are determined by the general partner
if first created. Your partnership may not obtain            in good faith to be fair and reasonable.
long-term financing from the general partner, except
that it may issue an "all-inclusive" or "wraparound"
note if certain conditions are satisfied. Your
partnership may not grant exclusive right to sell or
exclusive employment to sell property for your
partnership to the general partner. The general partner
may not cause your partnership to enter into any
agreements with the general partner or its affiliates
which are not subject to termination without penalty by
either party upon not more than sixty days' written
notice. Your partnership may not purchase or lease
property in which the general partner has an interest
and may not acquire property from any party in whom the
general partner has an interest. Notwithstanding the
foregoing and according to the terms of your
partnership's agreement of limited partnership, the
general partner may purchase property in its own name
and temporarily hold title thereto for the purpose of
facilitating the acquisition of such property or the
borrowing of money or obtaining of financing for your
partnership, or the completion of construction of the
prop-

         2195
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

erty, or any other purpose related to the business of your partnership, provided that such property is purchased by your partnership for a price no greater than the cost of such property to the general partner and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the general partner and at the time acquired by your partnership, nor any other benefit to the general partner arising out of such transaction apart from compensation otherwise permitted by your partnership's agreement of limited partnership. Your partnership may not sell or lease property to the general partner.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 80% of
the purchase price of all properties on a combined
basis. The general partner will use its best efforts to
obtain level payment financing on the most favorable
terms available to your partnership and will not obtain
first mortgage financing incurred in connection with
property purchases, where a provision for a balloon
payment is provided, which does not contain the
following provisions, unless it obtains prior approval
from the California Department of Corporations: (1)
that such balloon payment will not be due and payable
prior to the greater of ten years or three years after
the expected holding period from the later of the
inception date of the loan or the acquisition date of
the property and (2) that such loan will have regular
payments in an amount which would be sufficient to
self-liquidate the loan over a 20- to 30-year period.
Secondary financing, if any, must be fully amortizing,
or, if not fully amortizing, must not be due and
payable during the expected holding period of the
property. The foregoing restrictions do not apply with
respect to any existing original financing, secondary
financing in an amount equal to less than 10% of the
purchase price of a property. Your partnership may not
incur any non-recourse indebtedness wherein the lender
will have or acquire, at any time as a result of making
the loan any direct or indirect interest in the
profits, capital or property of your partnership other
than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited partner requesting the list for
the cost incurred by the limited partner in compelling
the production of the list and for actual damages
incurred by the limited partner.

         2196
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to be      partner, any officer or director of general partner or
indemnified by your partnership from assets of your          the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or non-performance of any act             AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding the foregoing, neither the      Act of 1933.
general partner nor any officer, director, employee,
agent, subsidiary or assign of the general partner or
its affiliates are indemnified from any liability, loss
or damage incurred by them in connection

         2197
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by such other person or entity unless; (i) the general partner or other persons or entities seeking indemnification are successful in de-fending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California
Commissioner of Corporations regarding indemnifica-tion for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove or elect a      has exclusive management power over the business and
general partner upon a vote of the limited partners          affairs of the AIMCO Operating Partnership. The general
owning a majority of the outstanding units. No limited       partner may not be removed as general partner of the
partner may substitute a transferee of his units in          AIMCO Operating Partnership by the OP Unitholders with
such limited partner's place without the consent of the      or without cause. Under the AIMCO Operating Partnership
general partner which may be withheld at the sole            Agreement, the general partner may, in its sole
discretion of the general partner.                           discretion, prevent a transferee of an OP Unit from
                                                             becoming a substituted limited partner pursuant to the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with federal      holders of a majority of the outstanding Common OP
and state securities laws and to cure any ambiguities.       Units, excluding AIMCO and certain other limited
Other amendments to your partnership's agreement of          exclusions (a "Majority in Interest"). Amendments to
limited partnership must be approved by the limited          the AIMCO Operating Partnership Agreement may be
partners owning more than 50% of the units. However,         proposed by the general partner or by holders of a
the limited partners may not amend your partnership's        Majority in Interest. Following such proposal, the
agreement of limited partnership (1) to extend your          general partner will submit any proposed amendment to
partnership term or (2) to alter the rights of the           the OP Unitholders. The general partner will seek the
general partner to receive compensation, return of           written consent of the OP Unitholders on the proposed
invested capital, allocations, and distributions,            amendment or will call a meeting to vote thereon. See
without the consent of the general partner. Also, a          "Description of OP Units -- Amendment of the AIMCO
unanimous vote of the limited partners is required to        Operating Partnership Agreement" in the accompanying
amend the provision in your partnership's agreement of       Prospectus.
limited partnership dealing with substituted limited
partners.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual management fee equal to up to 9% of Distributed       its services as general partner of the AIMCO Operating
Cash From Operations (as defined in your partnership's       Partnership. However, the general partner is entitled
agreement of limited partnership) received by the            to payments, allocations and distributions in its
limited partners for its services as general partner of      capacity as general partner of the AIMCO Operating
your partnership and may receive reimbursement for           Partnership. In addition, the AIMCO Operating Part-
expenses incurred in such capacity.                          nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2198
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, the           Operating Partnership Agreement expressly limits the
general partner and its affiliates may engage in             liability of the general partner by providing that the
whatever activities they choose, whether the same are        general partner, and its officers and directors will
competitive with your partnership or otherwise, without      not be liable or accountable in damages to the AIMCO
having or incurring any obligation to offer any              Operating Partnership, the limited partners or
interest in such activities to your partnership or any       assignees for errors in judgment or mistakes of fact or
party hereto. The obligations of the parties are,            law or of any act or omission if the general partner or
therefore, limited solely to those arising from the          such director or officer acted in good faith. See
acquisition and holding of your partnership's property.      "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         2199
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS         PREFERRED OP UNITS             COMMON OP UNITS

                                             Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner; and approve other       Preferred OP Units are outstand-         proceedings, an assignment for the
matters as otherwise provided in         ing, in addition to any other vote       benefit of creditors and certain
your partnership's agreement of          or consent of partners required by       transfers by the general partner of
limited partnership. Unless prior        law or by the AIMCO Operating            its interest in the AIMCO Operating
consent                                  Partnership Agree-                       Part-

         2200
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

of the limited partners holding a        ment, the affirmative vote or            nership or the admission of a
majority of the units of your            consent of holders of at least 50%       successor general partner.
partnership is obtained, the             of the outstanding Preferred OP
general partner is prohibited from       Units will be necessary for              Under the AIMCO Operating Partner-
(1) selling substantially all of         effecting any amendment of any of        ship Agreement, the general partner
your partnership's assets in a           the provisions of the Partnership        has the power to effect the
single sale or in multiple sales in      Unit Designation of the Preferred        acquisition, sale, transfer,
the same 12-month period, except in      OP Units that materially and             exchange or other disposition of
the orderly liquidation and winding      adversely affects the rights or          any assets of the AIMCO Operating
up of the business, (2) pledging         preferences of the holders of the        Partnership (including, but not
the credit of your partnership in        Preferred OP Units. The creation or      limited to, the exercise or grant
any way except in the ordinary           issuance of any class or series of       of any conversion, option,
course of business, (3) executing        partnership units, including,            privilege or subscription right or
or delivering any assignment for         without limitation, any partner-         any other right available in
the benefit of the creditors of          ship units that may have rights          connection with any assets at any
your partnership, and (4)                senior or superior to the Preferred      time held by the AIMCO Operating
releasing, assigning or                  OP Units, shall not be deemed to         Partnership) or the merger,
transferring a partnership claim,        materially adversely affect the          consolidation, reorganization or
security, commodity or any other         rights or preferences of the             other combination of the AIMCO
asset in your partnership without        holders of Preferred OP Units. With      Operating Partnership with or into
full and adequate consideration.         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
A general partner may cause the          Preferred OP Units shall have one
dissolution of your partnership by       (1) vote per Preferred OP Unit.          The general partner may cause the
retiring. Your partnership may be                                                 dissolution of the AIMCO Operating
continued by the remaining general                                                Partnership by an "event of
partner or, if none, the limited                                                  withdrawal," as defined in the
partners may agree to continue your                                               Delaware Limited Partnership Act
partnership by electing a successor                                               (including, without limitation,
general partner upon the vote of                                                  bankruptcy), unless, within 90 days
holders of more than 50% of the                                                   after the withdrawal, holders of a
units within 60 days after the                                                    "majority in interest," as defined
retirement of the general partner.                                                in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations (as defined in your      provided, however, that at any time      portion as the general partner may
partnership's agreement of limited       and from time to time on or after        in its sole and absolute discretion
partnership) are to be made              the fifth anniversary of the issue       determine, of Available Cash (as
quarterly during the fiscal year         date of the Preferred OP Units, the      defined in the AIMCO Operating
after the minimum units are sold.        AIMCO Operating Partnership may          Partnership Agreement) generated by
The distributions payable to the         adjust the annual distribution rate      the AIMCO Operating Partnership
partners are not fixed in amount         on the Preferred OP Units to the         during such quarter to the general
and depend upon the operating            lower of (i)     % plus the annual       partner, the special limited
results and net sales or                 interest rate then applicable to         partner and the holders of Common
refinancing proceeds available from      U.S. Treasury notes with a maturity      OP Units on the record date
the disposition of your                  of five years, and (ii) the annual       established by the general partner
partnership's assets.                    dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         2201
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may not sell,          There is no public market for the        There is no public market for the
transfer, encumber or otherwise          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
dispose by operation of law or           Preferred OP Units are not listed        nership Agreement restricts the
otherwise of the whole or any part       on any securities exchange. The          transferability of the OP Units.
of his interest in your partnership      Preferred OP Units are subject to        Until the expiration of one year
except by written instrument             restrictions on transfer as set          from the date on which an OP
satisfactory in form to the general      forth in the AIMCO Operating             Unitholder acquired OP Units,
partner, accompanied by the              Partnership Agreement.                   subject to certain exceptions, such
assurance of the genuineness and                                                  OP Unitholder may not transfer all
effectiveness of each such               Pursuant to the AIMCO Operating          or any portion of its OP Units to
signature and the obtaining of any       Partnership Agreement, until the         any transferee without the consent
federal and/or state governmental        expiration of one year from the          of the general partner, which
approval, if any, as may be              date on which a holder of Preferred      consent may be withheld in its sole
reasonably required by the general       OP Units acquired Preferred OP           and absolute discretion. After the
partner. A minimum of twelve units       Units, subject to certain                expiration of one year, such OP
may be transferred, other than for       exceptions, such holder of               Unitholder has the right to
transferors who reside in Louisiana      Preferred OP Units may not transfer      transfer all or any portion of its
at the time of transfer who are          all or any portion of its Pre-           OP Units to any person, subject to
required to transfer a minimum of        ferred OP Units to any transferee        the satisfaction of certain
twenty units, except for transfers       without the consent of the general       conditions specified in the AIMCO
by gift or inheritance, intrafamily      partner, which consent may be            Operating Partnership Agreement,
transfers, family dissolutions and       withheld in its sole and absolute        including the general partner's
transfers to affiliates. No              discretion. After the expiration of      right of first refusal. See
assignment is valid or effective         one year, such holders of Preferred      "Description of OP Units --
unless in compliance with the            OP Units has the right to transfer       Transfers and Withdrawals" in the
conditions contained herein. No          all or any portion of its Preferred      accompanying Prospectus.
partner may make any assignment of       OP Units to
all or any

         2202
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

part of his interest if said             any person, subject to the
transfer or assignment would, when       satisfaction of certain conditions       After the first anniversary of
considered with all other transfers      specified in the AIMCO Operating         becoming a holder of Common OP
made during the same applicable          Partnership Agreement, including         Units, an OP Unitholder has the
12-month period, cause a ter-            the general partner's right of           right, subject to the terms and
mination of your partnership for         first refusal.                           conditions of the AIMCO Operating
federal or any applicable state                                                   Partnership Agreement, to require
income tax purposes. Such                After a one-year holding period, a       the AIMCO Operating Partnership to
transferee may be substituted as a       holder may redeem Preferred OP           redeem all or a portion of the
limited partner if, in addition to       Units and receive in exchange            Common OP Units held by such party
the above requirements: (1) the          therefor, at the AIMCO Operating         in exchange for a cash amount based
assignor designates such intention       Partnership's option, (i) subject        on the value of shares of Class A
in the instrument of assignment,         to the terms of any Senior Units,        Common Stock. See "Description of
(2) the written consent of the gen-      cash in an amount equal to the           OP Units -- Redemption Rights" in
eral partner is obtained, the            Liquidation Preference of the            the accompanying Prospectus. Upon
granting of which is in the general      Preferred OP Units tendered for          receipt of a notice of redemption,
partner's sole discretion, (3) the       redemption, (ii) a number of shares      the AIMCO Operating Partnership
assignment instrument is in form         of Class I Cumulative Preferred          may, in its sole and absolute
and substance satisfactory to the        Stock of AIMCO that pay an               discretion but subject to the
general partner, (4) the assignor        aggregate amount of dividends yield      restrictions on the ownership of
and assignee duly execute and            equivalent to the distributions on       Class A Common Stock imposed under
acknowledge such other instrument        the Preferred OP Units tendered for      AIMCO's charter and the transfer
or instruments as the general            redemption and are part of a class       restrictions and other limitations
partner may deem necessary or            or series of preferred stock that        thereof, elect to cause AIMCO to
desirable and (5) the assignee           is then listed on the New York           acquire some or all of the tendered
accepts, adopts and approves in          Stock Exchange or another national       Common OP Units in exchange for
writing all of the terms and             securities exchange, or (iii) a          Class A Common Stock, based on an
provisions of your partnership's         number of shares of Class A Common       exchange ratio of one share of
agreement of limited partnership.        Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2203

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2204

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2205

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2206

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2207

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2208

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

       PREFERRED OP UNITS                    CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2209
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2210
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.
                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2211

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to up to 9% of Distributed Cash From Operations received by the limited partners for its services as general partner of your partnership and may receive reimbursement for expenses incurred in such capacity. The general partner received management fees of $119,000 in 1996, $110,000 in 1997 and $33,000 for the first six months of 1998. The property manager received management fees of $160,000 in 1996, $152,000 in 1997 and $42,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2212

                                YOUR PARTNERSHIP

GENERAL

     Consolidated Capital Properties VI was organized on May 22, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of one residential apartment complex, Colony of Springdale Apartments, a 261-unit complex in Springdale, Ohio. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. An affiliate of the general partner, which is a majority-owned subsidiary of AIMCO, serves as manager of the property owned by your partnership. As of December 31, 1997, there were 181,808 units issued and outstanding, which were held of record by 3,740 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2015, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property.

         2213

     Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Notwithstanding the foregoing, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates are indemnified from any liability, loss or damage incurred by them in connection with (1) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the general partner or by any such other person or entity unless: (i) the general partner or other persons or entities seeking indemnification are successful in defending such action and (ii) such indemnification is specifically approved by a court of law which is advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities laws; or (2) any liability imposed by law, including liability for fraud, bad faith or negligence.

     Your partnership must at all times maintain public liability insurance in amounts determined by the general partner for the protection of your partnership and cash of its members.

         2214

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the
periods indicated below. The original cost per unit was $          .

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................      $0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................       2.76

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 23.27% interest in your partnership, including the interest held by ConCap Equities, Inc., as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $ 98,000
1995........................................................     115,000
1996........................................................     119,000
1997........................................................     110,000
1998 (through June 30)......................................      33,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $ 97,000
1995........................................................    159,000
1996........................................................    160,000
1997........................................................    152,000
1998 (through June 30)......................................     42,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2215

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and

         2216

     nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Consolidated Capital Properties VI appearing in Consolidated Capital Properties VI's Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2217

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2218

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2219

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2220

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2221

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2222

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2223

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2224

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2225

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2226

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                    DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $7,552.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $6,749.46 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2227

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Davidson
    Diversified Real Estate I, L.P. ...........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         2228

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2229

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Davidson Diversified Real Estate I, L.P. For each unit that you tender, you
     may choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Davidson Diversified Properties, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2230

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2231

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $1,197.46 per unit for the six
     months ended June 30, 1998 (equivalent to $       on an annual basis). We
     will pay fixed quarterly distributions of $       per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2232

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $4.80 per unit to $8,000.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $7,552.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $6,749.46 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2233

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of one-fourth of a unit (except for units held by IRAs and Keogh Plans).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2234

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2235

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2236

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $7,552.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $6,749.46 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $4.80 per unit to $8,000.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         2237

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         2238

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         2239

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         2240

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently indirectly own, in the aggregate, approximately a 3.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         2241

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2242

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         2243

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2244

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2245

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $4.80 to $8,000.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2246

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 5% of your partnership's adjusted cash from operations for each year for its services as the general partner of your partnership so long as the limited partners receive 8% per annum on their capital investment, and also receives reimbursement for expenses incurred in such capacity. The general partner received total fees and reimbursements of $47,000 for the first six months of 1998. The property manager received management fees of $76,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's [properties] and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

         2247

YOUR PARTNERSHIP

     Davidson Diversified Real Estate I, L.P. was organized on January 14, 1983, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Ashley Woods Apartments, a 352-unit complex in Cincinnati, Ohio; and Versailles on the Lake Apartments, a 156-unit complex in Fort Wayne, Indiana. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 751.59 units of limited partnership interest issued and outstanding, which were held of record by 1,039 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2248

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2249

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2250

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2251

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2252

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2253

   SUMMARY FINANCIAL INFORMATION OF DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

     The summary financial information of Davidson Diversified Real Estate I, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Davidson Diversified Real Estate I, L.P. for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                    DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

                                                                   DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.
                                                              ---------------------------------------------------
                                                                  FOR THE SIX
                                                                 MONTHS ENDED            FOR THE YEAR ENDED
                                                                   JUNE 30,                 DECEMBER 31,
                                                              -------------------   -----------------------------
                                                                1998       1997       1997       1996      1995
                                                              ---------   -------   --------   --------   -------
                                                                       (IN THOUSANDS, EXCEPT UNIT VALUE)
OPERATING DATA:
Total Revenues..............................................  $   1,530   $ 1,487   $  3,056   $  2,998   $ 2,956
Net Income (Loss)...........................................        (13)       (3)      (172)       (49)       23
Net Income Loss) per limited partnership unit...............     (15.97)    (3.99)   (216.87)    (62.53)    28.65
Distributions per limited partnership unit..................   1,197.46    254.13     254.13     509.59    194.62

                                                                   JUNE 30,                 DECEMBER 31,
                                                              -------------------   -----------------------------
                                                                1998       1997       1997       1996      1995
                                                              ---------   -------   --------   --------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $   6,499   $ 6,411   $  6,326   $  6,583   $ 6,797
Total Assets................................................      8,624     7,522      9,444      7,891     8,461
Notes Payable...............................................     10,438     8,491     10,505      8,537     8,622
Partners' Capital (Deficit).................................     (2,767)   (1,685)    (1,854)    (1,481)   (1,029)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          DAVIDSON DIVERSIFIED
                                                                       PARTNERSHIP             REAL ESTATE I, L.P.
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85       $1,197.46      $254.13

         2254

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $4.80 per unit to $8,000.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $7,552.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $6,749.46 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         2255

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         2256

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Distributions with respect to your units for the
six months ended June 30, 1998 were $1,197.46 per unit (equivalent to $       on
an annualized basis). Anticipated annualized distributions with respect to the
Preferred OP Units are $     , current annualized distributions with respect to
the Common OP Units are $2.25. This is equivalent to distributions of $
per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         2257

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 3.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

         2258

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of           , 1998, the AIMCO Operating
Partnership has made offers to           the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer to purchase up to 140 of the outstanding units of your partnership (representing approximately 0.19% of the number outstanding) at a cash purchase price of $4,000 per unit.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer to purchase up to 4.9% of the outstanding units for $2,000 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2259

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         2260

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2261

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2262

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of one-fourth of a unit (except for units held by IRAs and Keogh Plans). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         2263

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2264

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2265

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2266

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2267

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

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     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2269

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2270

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 63.55 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 8.46% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2271

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by (a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and

         2272

     Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2273

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2274

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2275

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2276

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                               1997 NET        CAPITALIZATION    GROSS PROPERTY
                 PROPERTY                  OPERATING INCOME         RATE             VALUE
                 --------                  ----------------    --------------    --------------
    Ashley Woods Apartments............       $                         %          $
    Versailles on the Lake
      Apartments.......................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2277

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2278

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , and current annualized distributions with respect to
     the Common OP Units are $2.25. This is equivalent to distributions of
     $       per year on the number of tax-deferral        % Preferred OP Units,
     or distributions of $       per year on the number of tax deferral Common
     OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $1,197.46 (equivalent to $       on an annualized
     basis). Therefore, distributions with respect to the Preferred OP Units and
     Common OP Units that we are offering are expected to be        ,
     immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2279

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2280

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $4.80 to $8,000.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 85.5 units (representing less than 11.4% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                    DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                               AS REPORTED BY
                                                    AS REPORTED BY             THE PARTNERSHIP
                                                THE GENERAL PARTNER(a)           SPECTRUM(b)
                                                -----------------------    -----------------------
                                                LOW SALES    HIGH SALES    LOW SALES    HIGH SALES
                                                  PRICE        PRICE         PRICE        PRICE
                                                PER UNIT      PER UNIT     PER UNIT      PER UNIT
                                                ---------    ----------    ---------    ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter..............................   $  225.19    $8,000.00        (d)          (d)
  Second Quarter.............................    1,750.00     4,250.00     $4,400.00    $5,067.00
  First Quarter..............................    4,250.00     4,250.00      3,125.00     5,120.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter.............................    2,000.00     4,350.00        (c)          (c)
  Third Quarter..............................    1,600.00     5,400.00      2,400.00     4,550.00
  Second Quarter.............................    2,000.00     4,383.56      4,383.00     4,800.00
  First Quarter..............................    1,000.00     4,550.00      4,593.00     4,793.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter.............................    1,600.00     4,550.00        (c)          (c)
  Third Quarter..............................      120.00     3,708.00      2,458.00     2,458.00
  Second Quarter.............................      900.00     4,000.00            --           --
  First Quarter..............................    2,300.00     2,300.00            --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         2281

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) No units were reported by The Partnership Spectrum as having been sold during this quarter.

(d)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Ashley Woods Apartments was appraised in September 1997 by an independent, third party appraiser, Joseph J. Blake & Associates, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance

         2282

with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $11,750.00. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on
Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in August 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $7,552.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $6,759.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

         2283

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and

         2284

discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not

         2285

performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

         2286

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2287

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


                     Form of Organization and Assets Owned

                  YOUR PARTNERSHIP                                      AIMCO OPERATING PARTNERSHIP

Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash From Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2007.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to invest in, hold and      The purpose of the AIMCO Operating Partnership is to
manage existing income-producing residential real            conduct any business that may be lawfully conducted by
estate and, to a lesser extent, existing commercial          a limited partnership organized pursuant to the
real estate. Subject to restrictions contained in your       Delaware Revised Uniform Limited Partnership Act (as
partnership's agreement of partnership, your                 amended from time to time, or any successor to such
partnership may perform all acts necessary, advisable        statute) (the "Delaware Limited Partnership Act"),
or convenient to the business of your partnership,           provided that such business is to be conducted in a
including borrowing money and creating liens.                manner that permits AIMCO to be qualified as a REIT,
                                                             unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2288
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership was authorized       The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 1,000 units for cash       time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, currently, the         No action or consent by the OP Unitholders is required
general partner is prohibited from issuing additional        in connection with the admission of any additional OP
units. The general partner of your partnership may not       Unitholder. See "Description of OP Units -- Management
issue units in exchange for property.                        by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of partnership, your      The AIMCO Operating Partnership may lend or contribute
partnership may not sell or lease any partnership            funds or other assets to its subsidiaries or other
property to any entity in which a general partner or an      persons in which it has an equity investment, and such
affiliate of a general partner has an interest, except       persons may borrow funds from the AIMCO Operating
under certain circumstances. Neither the general             Partnership, on terms and conditions established in the
partner nor its affiliates has the authority to grant        sole and absolute discretion of the general partner. To
to itself or an affiliate an exclusive listing for the       the extent consistent with the business purpose of the
sale of partnership assets. The general partner of your      AIMCO Operating Partnership and the permitted
partnership may not cause your partnership to enter          activities of the general partner, the AIMCO Operating
into any agreements with the general partner or its          Partnership may transfer assets to joint ventures,
affiliates which are not subject to termination without      limited liability companies, partnerships,
penalty by either party upon not more than 60 days           corporations, business trusts or other business
written notice. The general partner may not cause your       entities in which it is or thereby becomes a
partnership to lend money to the general partner or its      participant upon such terms and subject to such
affiliates. The general partner of your partnership may      conditions consistent with the AIMCO Operating Part-
purchase property in its own name or in the name of a        nership Agreement and applicable law as the general
nominee and temporarily hold title thereto for the           partner, in its sole and absolute discretion, believes
purpose of facilitating the acquisition or financing of      to be advisable. Except as expressly permitted by the
such property by your partnership if your partnership        AIMCO Operating Partnership Agreement, neither the
receives an opinion from its counsel that your               general partner nor any of its affiliates may sell,
partnership will be treated as the owner of the              transfer or convey any property to the AIMCO Operating
property for Federal income tax purposes. Affiliates of      Partnership, directly or indirectly, except pursuant to
the general partner are entitled to a property               transactions that are determined by the general partner
management fee for providing professional management         in good faith to be fair and reasonable.
services for the partnership properties. For
residential properties, such fees are equal to 5% of
the annual gross revenue for such properties. For
industrial and commercial properties, such fees range
from 3% to 6% of the gross revenue from such
properties. The general partner may not receive any
commission or fee for the placement of mortgage loans
or trust deed loans or provide long-term secured loans
or permanent financing to your partnership.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage or       restrictions on borrowings, and the general partner has
other lien on any of your partnership's investments.         full power and authority to borrow money on behalf of
The general partner may cause your partnership to            the AIMCO Operating Partnership. The AIMCO Operating
prepay, consolidate, refinance or otherwise modify any       Partnership has credit agreements that restrict, among
of your partnership's debt on such terms and in such         other things, its ability to incur indebtedness. See
amounts as the general partner deems to be in the best       "Risk Factors -- Risks of Significant Indebtedness" in
interests of your partnership. The general partner is        the accompanying Prospectus.
authorized to allow your

         2289
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partnership to borrow money from certain lenders on a short-term basis. The general partner is authorized to sell certain properties owned by your partnership at a price equal to the amount your partnership paid for each property plus expenses incurred by your partnership in connection with the acquisition of each property in order to repay such short-term loans. The general partner may not pledge or mortgage an aggregate amount in excess of 75% of the combined purchase price of your partnership's properties. The general partner of your partnership may not, at one time, encumber
66 2/3 of your partnership's assets, except in connection with the refinancing of existing obligations. The general partner may not cause your partnership to finance the purchase of a property with an all-inclusive or "wraparound" note and mortgage unless certain conditions are met. The general partner may not incur any non-recourse indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of your partnership other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of partnership entitles a       Each OP Unitholder has the right, upon written demand
limited partner to inspect your partnership's books and      with a statement of the purpose of such demand and at
records, your partnership agreement, any separate            such OP Unitholder's own expense, to obtain a current
certificates of limited partnership and copies of each       list of the name and last known business, residence or
appraisal of partnership property. Your partnership is       mailing address of the general partner and each other
not required to furnish any limited partner with a copy      OP Unitholder.
of the certificate or certificates of limited
partnership containing the most recent listing of
partners' names and addresses and capital contributions
except upon written request.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

         2290
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership is      the AIMCO Operating Partnership Agreement, the general
not liable, responsible or accountable for any act or        partner is not liable to the AIMCO Operating
omission so long as such action or omission was              Partnership for losses sustained, liabilities incurred
performed in a manner determined in good faith to be         or benefits not derived as a result of errors in
within the scope of the general partner's authority and      judgment or mistakes of fact or law of any act or
to be in the best interests of your partnership, and so      omission if the general partner acted in good faith.
long as such party was not guilty of fraud, bad faith,       The AIMCO Operating Partnership Agreement provides for
negligence or misconduct. The general partner and its        indemnification of AIMCO, or any director or officer of
affiliates are entitled to indemnification by your           AIMCO (in its capacity as the previous general partner
partnership against any liability, loss or damage            of the AIMCO Operating Partnership), the general
incurred by them in connection with the business of          partner, any officer or director of general partner or
your partnership, provided that the activities of the        the AIMCO Operating Partnership and such other persons
general partner did not constitute fraud, bad faith,         as the general partner may designate from and against
negligence or misconduct. Such indemnity may be paid         all losses, claims, damages, liabilities, joint or
only from the assets of your partnership and not from        several, expenses (including legal fees), fines,
the assets of the limited partners. Notwithstanding any      settlements and other amounts incurred in connection
other provision to the contrary, the general partner         with any actions relating to the operations of the
and its affiliates will be liable and will not be            AIMCO Operating Partnership, as set forth in the AIMCO
entitled to indemnity for any loss, damage or cost           Operating Partnership Agreement. The Delaware Limited
resulting from violations of Federal or state                Partnership Act provides that subject to the standards
securities laws in connection with the units unless          and restrictions, if any, set forth in its partnership
there is a successful adjudication of the merits of          agreement, a limited partnership may, and shall have
each count involving such securities laws violations,        the power to, indemnify and hold harmless any partner
such claims have been dismissed with prejudice on the        or other person from and against any and all claims and
merits by the court of competent jurisdiction or a           demands whatsoever. It is the position of the
court of competent jurisdiction approves a settlement        Securities and Exchange Commission that indemnification
of such claims. In any claim for indemnification for         of directors and officers for liabilities arising under
Federal or state securities law violations, the party        the Securities Act is against public policy and is
seeking indemnification must place before the court the      unenforceable pursuant to Section 14 of the Securities
position of the SEC and any other applicable regulatory      Act of 1933.
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove the             has exclusive management power over the business and
general partner upon a vote of the limited partners          affairs of the AIMCO Operating Partnership. The general
owning more than 50% of the outstanding units. A             partner may not be removed as general partner of the
substitute general partner may be admitted with the          AIMCO Operating Partnership by the OP Unitholders with
consent of the general partner and of the limited            or without cause. Under the AIMCO Operating Partnership
partners owning more than 50% of the outstanding units.      Agreement, the general partner may, in its sole
The general partner may not admit additional general         discretion, prevent a transferee of an OP Unit from
partners without the consent of the limited partners         becoming a substituted limited partner pursuant to the
owning more than 50% of the units. No limited partner        AIMCO Operating Partnership Agreement. The general
may substitute a transferee of his units in such             partner may exercise this right of approval to deter,
limited partner's place without the consent of the           delay or hamper attempts by persons to acquire a
general partner, which may be withheld at the sole           controlling interest in the AIMCO Operating Partner-
discretion of the general partner.                           ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of partnership may be           With the exception of certain circumstances set forth
amended by the general partner without the consent of        in the AIMCO Operating Partnership Agreement, whereby
the limited partners if such amendment: (1) adds to the      the general partner may, without the consent of the OP
representation, duties or obligations of the general         Unitholders, amend the AIMCO Operating Partnership
partner or its affiliates or surrenders any right or         Agreement, amendments to the AIMCO Operating
power granted to the general partner or its affiliates       Partnership Agreement require the consent of the
for the benefit of the limited partners, (2) cures any       holders of a majority of the outstanding Common OP
ambiguity, corrects or supplements any provisions that       Units, excluding AIMCO and certain other limited
may be inconsistent with any other provision or makes        exclusions (a "Majority in Interest"). Amendments to
any other provision with respect to matters or               the AIMCO Operating Partnership Agreement may be
questions arising under your partnership's agreement of      proposed by the general partner or by holders of a
limited partnership consistent with the provisions of        Majority in Interest. Following such proposal, the
your partnership's agreement of limited partnership,         general partner will submit any proposed amendment to
provided that your partnership receives a written            the OP Unitholders. The general partner will seek the
opinion from its counsel that such

         2291
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

amendment does not adversely affect the interests of         written consent of the OP Unitholders on the proposed
the limited partners, or (3) deletes or adds any             amendment or will call a meeting to vote thereon. See
provision required by any applicable law. Any amendment      "Description of OP Units -- Amendment of the AIMCO
that (1) makes a limited partner a general partner, (2)      Operating Partnership Agreement" in the accompanying
changes the liability of a limited partner, (3) alters       Prospectus.
the interest of the general or limited partners in net
income or net loss or distributions from your
partnership or (4) affects the status of your
partnership as a partnership for federal income tax
purposes may not be made without the consent of the
partners to be adversely affected. All other amendments
to your partnership's agreement of limited partnership
must be approved by the limited partners owning more
than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive a fee equal to 5% of Adjusted Cash From              its services as general partner of the AIMCO Operating
Operations for each year for its services as the             Partnership. However, the general partner is entitled
general partner of your partnership so long as the           to payments, allocations and distributions in its
limited partners receive 8% per annum on their capital       capacity as general partner of the AIMCO Operating
investment and may receive reimbursement for expenses        Partnership. In addition, the AIMCO Operating Part-
incurred in such capacity.                                   nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of partnership, a         Except for fraud, willful misconduct or gross
limited partner is not liable for any of the expenses,       negligence, no OP Unitholder has personal liability for
liabilities or obligations of your partnership. No           the AIMCO Operating Partnership's debts and
limited partner is required to lend funds to your            obligations, and liability of the OP Unitholders for
partnership, or to make any further capital contribu-        the AIMCO Operating Partnership's debts and obligations
tion after its initial capital contribution is fully         is generally limited to the amount of their invest-
paid. Under applicable law, a limited partner may be         ment in the AIMCO Operating Partnership. However, the
liable to your partnership to the extent of previous         limitations on the liability of limited partners for
distributions made to him if your partnership does not       the obligations of a limited partnership have not been
have sufficient assets to discharge its liabilities.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner of your partnership may not possess      Unless otherwise provided for in the relevant
your partnership's property or assign rights in              partnership agreement, Delaware law generally requires
specific properties of your partnership for other than       a general partner of a Delaware limited partnership to
a partnership purpose. The general partner of your           adhere to fiduciary duty standards under which it owes
partnership has the fiduciary responsibility for the         its limited partners the highest duties of good faith,
safekeeping and use of all funds and assets of your          fairness and loyalty and which generally prohibit such
partnership, whether or not such funds and assets are        general partner from taking any action or engaging in
in the general partner's possession or control. The          any transaction as to which it has a conflict of
general partner may not employ or permit others to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership nor commingle funds of       on behalf of the AIMCO Operating Partnership, a right
your partnership with any other account. The general         of first opportunity arrangement and other
partner is re-

         2292
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

quired to maintain certain financial records of your         conflict avoidance agreements with various affiliates
partnership and to prepare certain financial statements      of the AIMCO Operating Partnership and the general
of your partnership. The general partner and its             partner, on such terms as the general partner, in its
affiliates may engage in or possess an interest in any       sole and absolute discretion, believes are advisable.
other business or venture of every nature and                The AIMCO Operating Partnership Agreement expressly
description, including, but not limited to, the              limits the liability of the general partner by
ownership, financing, leasing, operation, management,        providing that the general partner, and its officers
brokerage and development of real property. Neither the      and directors will not be liable or accountable in
general partner nor its affiliates are required to           damages to the AIMCO Operating Partnership, the limited
present to your partnership any particular investment        partners or assignees for errors in judgment or
opportunity. The general partner and its affiliates          mistakes of fact or law or of any act or omission if
have the right to take such an opportunity for its own       the general partner or such director or officer acted
account or recommend such an opportunity to others.          in good faith. See "Description of OP
                                                             Units -- Fiduciary Responsibilities" in the
                                                             accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS             PREFERRED OP UNITS                 COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling                      holder of Preferred                      Unitholder to

         2293
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

each partner to its pro rata share       OP Units, when and as declared by        such partner's pro rata share of
of distributions to be made to the       the board of directors of the            cash distributions made from
partners of your partnership.            general partner of the AIMCO             Available Cash (as such term is
                                         Operating Partnership, quarterly         defined in the AIMCO Operating
                                         cash distribution at a rate of $         Partnership Agreement) to the
                                         per Preferred OP Unit, subject to        partners of the AIMCO Operating
                                         adjustments from time to time on or      Partnership. To the extent the
                                         after the fifth anniversary of the       AIMCO Operating Partnership sells
                                         issue date of the Preferred OP           or refinances its assets, the net
                                         Units.                                   proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of partnership, upon the vote of         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
the limited partners owning a            Operating Partnership Agreement,         have voting rights only with
majority of the outstanding units,       the holders of the Preferred OP          respect to certain limited matters
the limited partners may, subject        Units will have the same voting          such as certain amendments and
to certain exceptions, amend your        rights as holders of the Common OP       termination of the AIMCO Operating
partnership's agreement of limited       Units. See "Description of OP            Partnership Agreement and certain
partnership, terminate your              Units" in the accompanying               transactions such as the
partnership, remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale or encumbrance       ing, in addition to any other vote       benefit of creditors and certain
of all or substantially all of the       or consent of partners required by       transfers by the general partner of
assets of your partnership and           law or by the AIMCO Operating            its interest in the AIMCO Operating
extend the term of your partnership      Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
retiring. Your partnership may be        be necessary for effecting any           ship Agreement, the general partner
continued by the remaining general       amendment of any of the provisions       has the power to effect the
partner within 60 days after the         of the Partnership Unit Desig-           acquisition, sale, transfer,
retirement of a general partner,         nation of the Preferred OP Units         exchange or other disposition of
or, if none, the limited partners        that materially and adversely            any assets of the AIMCO Operating
may agree to continue your               affects the rights or preferences        Partnership (including, but not
partnership by electing a successor      of the holders of the Preferred OP       limited to, the exercise or grant
general partner upon the vote of         Units. The creation or issuance of       of any conversion, option,
holders of more than 50% of the          any class or series of partnership       privilege or subscription right or
units within 90 days after the           units, including, without                any other right available in
retirement of the general partner.       limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and ab-

         2294
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  solute discretion, with or without
                                                                                  the consent of the OP Unitholders.
                                                                                  See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made at        provided, however, that at any time      portion as the general partner may
least once each calendar quarter.        and from time to time on or after        in its sole and absolute discretion
The distributions payable to the         the fifth anniversary of the issue       determine, of Available Cash (as
partners are not fixed in amount         date of the Preferred OP Units, the      defined in the AIMCO Operating
and depend upon the operating            AIMCO Operating Partnership may          Partnership Agreement) generated by
results and net sales or                 adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior

         2295
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                             Units. See "Description of
                             Preferred OP
                             Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer           There is no public market for the        There is no public market for the
one-fourth or more of a unit             Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(unless applicable laws require a        Preferred OP Units are not listed        nership Agreement restricts the
smaller fraction to be trans-            on any securities exchange. The          transferability of the OP Units.
ferred) to any person by a written       Preferred OP Units are subject to        Until the expiration of one year
assignment, duly executed by the         restrictions on transfer as set          from the date on which an OP
assignor of the units, the terms of      forth in the AIMCO Operating             Unitholder acquired OP Units,
which are not contrary to any terms      Partnership Agreement.                   subject to certain exceptions, such
of your partnership agreement. The                                                OP Unitholder may not transfer all
limited partner wishing to transfer      Pursuant to the AIMCO Operating          or any portion of its OP Units to
his units must notify the general        Partnership Agreement, until the         any transferee without the consent
partner within 30 days after             expiration of one year from the          of the general partner, which
assignment. A transfer is only           date on which a holder of Preferred      consent may be withheld in its sole
allowed if, when added to all other      OP Units acquired Preferred OP           and absolute discretion. After the
assignments taking place in the          Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for tax purposes        ferred OP Units to any transferee        the satisfaction of certain
and the transferor and your              without the consent of the general       conditions specified in the AIMCO
partnership receives a ruling from       partner, which consent may be            Operating Partnership Agreement,
the IRS to such effect. Such             withheld in its sole and absolute        including the general partner's
transferee may be substituted as a       discretion. After the expiration of      right of first refusal. See
limited partner if, in addition to       one year, such holders of Preferred      "Description of OP Units --
the above requirements: (1) a            OP Units has the right to transfer       Transfers and Withdrawals" in the
written assignment is duly executed      all or any portion of its Preferred      accompanying Prospectus.
and acknowledged by the assignor         OP Units to any person, subject to
and assignee specifying the number       the satisfaction of certain              After the first anniversary of
of units being assigned and the          conditions specified in the AIMCO        becoming a holder of Common OP
intention of the assignor that the       Operating Partnership Agreement,         Units, an OP Unitholder has the
assignee be substituted as a             including the general partner's          right, subject to the terms and
limited partner, (2) the assignor        right of first refusal.                  conditions of the AIMCO Operating
or the assignee pays a transfer                                                   Partnership Agreement, to require
fee, (3) an amendment to the             After a one-year holding period, a       the AIMCO Operating Partnership to
certificate of limited partnership       holder may redeem Preferred OP           redeem all or a portion of the
is filed, (4) the written consent        Units and receive in exchange            Common OP Units held by such party
of the general partner to such           therefor, at the AIMCO Operating         in exchange for a cash amount based
substitution must be obtained, and       Partnership's option, (i) subject        on the value of shares of Class A
(5) the assignor and assignee have       to the terms of any Senior Units,        Common Stock. See "Description of
complied with such other conditions      cash in an amount equal to the           OP Units -- Redemption Rights" in
as set forth in your partnership's       Liquidation Preference of the            the accompanying Prospectus. Upon
agreement of limited partnership.        Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2296

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2297

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2298

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2299

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2300

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2301

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

       PREFERRED OP UNITS                        CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2302
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2303
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2304

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to a fee equal to 5% of your partnership's adjusted cash from operations for each year for its services as the general partner of your partnership so long as the limited partners receive 8% per annum on their capital investment, and may receive reimbursement for expenses incurred in such capacity. The general partner received fees and reimbursements totaling $92,000 in 1996, $80,000 in 1997, and $47,000 for the first six months of 1998. The property manager received management fees of $149,000 in 1996, $151,000 in 1997 and $76,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2305

                                YOUR PARTNERSHIP

GENERAL

     Davidson Diversified Real Estate I, L.P. was organized on January 14, 1983, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Ashley Woods Apartments, a 352-unit complex in Cincinnati, Ohio and Versailles on the Lake Apartments, a 156-unit complex in Fort Wayne, Indiana. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were
751.59 units issued and outstanding, which were held of record by 1,056 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated November 16, 1983, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell and/or refinance its properties three to seven years after their acquisition. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2007, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         2306

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership limits the liability of the general partner and its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership only to the extent that they are indemnified by your partnership for actions taken where the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any liability, loss or damage incurred by them in connection with the business of your partnership if the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. Such indemnity may be paid only from the assets of your partnership and not from the assets of the limited partners. Notwithstanding any other provision to the contrary, the general partner and its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of Federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance that insures any party against any liability for which indemnification is not available pursuant to your partnership's agreement of limited partnership.

         2307

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $20,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................    $  194.62
January 1, 1996 - December 31, 1996.........................       509.59
January 1, 1997 - December 31, 1997.........................       254.13
January 1, 1998 - June 30, 1998.............................     1,197.46

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 3.4% interest in your partnership, including 17.75 units held by us and the interest held by Davidson Diversified Properties, Inc., as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $75,042
1995........................................................     88,127
1996........................................................     92,000
1997........................................................     80,000
1998 (through June 30)......................................     47,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $134,486
1995........................................................    146,668
1996........................................................    149,000
1997........................................................    151,000
1998 (through June 30)......................................     76,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2308

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of

         2309

     AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Davidson Diversified Real Estate I, L.P. appearing in Davidson Diversified Real Estate I, L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2310

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2311

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2312

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2313

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2314

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2315

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2316

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2317

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2318

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2319

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                   DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $11,182.00 per unit and an affiliate estimated the net liquidation value of your units to be $10,924.92 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2320

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Davidson
    Diversified Real Estate II, L.P............   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         2321

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2322

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Davidson Diversified Real Estate II, L.P. For each unit that you tender,
     you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Davidson Diversified Properties, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2323

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2324

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $80.05 per unit for the year ended December 31, 1997. As of June 30, 1998, your partnership had not paid any distributions in 1998. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2325

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, [your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and] the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $700.00 per unit to $8,100.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $11,182.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $10,924.92 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2326

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of one-fourth of your units (except for units held by IRAs and Keogh Plans).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2327

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2328

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

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exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $11,182.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $10,924.92 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $700.00 per unit to $8,100.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         2330

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         2331

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         2332

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         2333

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently indirectly own, in the aggregate, approximately a 4.71% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         2334

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2335

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

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     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2337

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2338

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $700 to $8,100
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2339

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership, but may receive reimbursement for expenses incurred in such capacity. The general partner received total fees and reimbursements of $117,000 by your partnership for the first six months of 1998. The property manager received management fees of $215,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Davidson Diversified Real Estate II, L.P. was organized on June 29, 1984, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital

         2340

     appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of five properties: Big Walnut Apartments, a 251-unit complex in Columbus, Ohio; LaFontenay Apartments Phase I and II, a 260-unit complex in Louisville, Kentucky; The Trails Apartments, a 248-unit complex in Nashville, Tennessee; Greensprings Manor Apartments, a 582-unit complex in Indianapolis, Indiana; and The Shoppes at River Rock, a 120,000 square foot commercial shopping center complex in Murfreesboro, Tennessee. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 1,224.25 units of limited partnership interest issued and outstanding, which were held of record by 1,653 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2341

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2342

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2343

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2344

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2345

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2346

   SUMMARY FINANCIAL INFORMATION OF DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

     The summary financial information of Davidson Diversified Real Estate II, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Davidson Diversified Real Estate II, L.P. for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                   DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

                                                                FOR THE SIX MONTHS               FOR THE YEAR ENDED
                                                                  ENDED JUNE 30,                    DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
OPERATING DATA:
Total Revenues............................................    $  4,563       $  4,531     $  8,976    $  9,528    $  8,615
Net Income/(Loss).........................................        (418)          (235)        (819)       (307)       (180)
Net income (Loss) per limited partnership unit............     (334.90)       (187.87)     (655.91)    (245.97)    (169.79)
Distributions per limited partnership unit................          --             --        80.05       80.05          --

                                                                   JUNE 30,                 DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $23,151    $23,627    $23,281    $24,366    $25,342
Total Assets................................................   25,952     26,509     26,521     27,108     27,800
Mortgage Notes Payable, including Accrued Interest..........   26,517     26,451     26,807     26,629     26,964
Partners' Capital/(Deficit).................................   (2,081)    (1,079)    (1,663)      (744)      (337)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING        DAVIDSON DIVERSIFIED REAL
                                                                       PARTNERSHIP               ESTATE II, L.P.
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $80.05

         2347

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $700.00 per unit to $8,100.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $11,182.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $10,924.92 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         2348

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         2349

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00 per unit. Your partnership made distributions of $80.05 each year in 1996 and 1997. Anticipated annualized
distributions with respect to the Preferred OP Units are $     and current
annualized distributions with respect to the Common OP Units are $2.25. This is
equivalent to distributions of $       per year on the number of tax-deferral
       % Preferred OP Units, or distributions of $       per year on the number
of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred
OP Units and Common OP Units that we are offering are expected to be        ,
immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         2350

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently indirectly owns, in the aggregate, approximately a 4.7% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         2351

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and increased diversification. As of 1998, the AIMCO Operating Partnership has made
offers to           of the Insignia Partnerships, including your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer to purchase up to 400 of the outstanding units of your partnership at a cash purchase price of $6,000 per unit.

     Also in August 1998, Madison Partnership Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $3,000 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2352

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         2353

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2354

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2355

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of one-fourth of your units (except for units held by IRAs and Keogh Plans). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         2356

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2357

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2358

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2359

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2360

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2361

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2362

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2363

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 38.75 units in your partnership were transferred during the twelve months ending December 31, 1997 (representing approximately 3.17% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2364

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2365

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the Complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2366

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2367

     received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax

         2368

     basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2369

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                               1997 NET        CAPITALIZATION    GROSS PROPERTY
PROPERTY                                   OPERATING INCOME         RATE             VALUE
--------                                   ----------------    --------------    --------------
Big Walnut Apartments                         $                         %          $
Greenspring Manor Apartments
LaFontenay Apartments (I&II)
The Trails Apartments
The Shoppes at River Rock

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2370

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2371

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00. Your partnership made distributions of $80.05 each year in 1996 and 1997. Anticipated annualized distributions with
     respect to the Preferred OP Units are $     , current annualized
     distributions with respect to the Common OP Units are $2.25. This is
     equivalent to distributions of $       per year on the number of
     tax-deferral        % Preferred OP Units, or distributions of $       per
     year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are
     offering are expected to be        , immediately following our offer, than
     the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions." NO DISTRIBUTION RIDER

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating

         2372

     Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2373

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $700 to $8,100
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 59.75 units (representing approximately 4.9% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                   DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                AS REPORTED BY
                                                       AS REPORTED BY          THE PARTNERSHIP
                                                   THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                   ----------------------   ----------------------
                                                   LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                     PRICE       PRICE        PRICE       PRICE
                                                   PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                   ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.................................   $3,200.00   $7,242.00       (c)         (c)
  Second Quarter................................    2,500.00    6,409.00    $6,850.00   $7,802.00
  First Quarter.................................    5,400.00    5,500.00     6,850.00    7,013.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter................................      700.00    7,391.00       (d)         (d)
  Third Quarter.................................    3,000.00    8,100.00     6,350.00    8,100.00
  Second Quarter................................    1,200.00    3,000.00       (d)         (d)
  First Quarter.................................    3,000.00    6,500.00       (d)         (d)
Fiscal Year Ended December 31, 1996:
  Fourth Quarter................................    2,800.00    5,000.00       (d)         (d)
  Third Quarter.................................    3,000.00    4,000.00     3,000.00    3,000.00
  Second Quarter................................    2,450.00    6,200.00           --          --
  First Quarter.................................      937.50    4,000.00           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         2374

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

(d) No units were reported by The Partnership Spectrum as having been sold during this quarter.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in August 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $11,182.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full

         2375

     for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $10,690. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         2376

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and

         2377

     local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect

         2378

     the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2379

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                 AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Adjusted Cash Flow from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2008.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to invest in, hold and      The purpose of the AIMCO Operating Partnership is to
manage existing income-producing residential real            conduct any business that may be lawfully conducted by
estate and, to a lesser extent, existing or to-be-built      a limited partnership organized pursuant to the
commercial real estate. Subject to restrictions              Delaware Revised Uniform Limited Partnership Act (as
contained in your partnership's agreement of partner-        amended from time to time, or any successor to such
ship, your partnership may perform all acts necessary,       statute) (the "Delaware Limited Partnership Act"),
advisable or convenient to the business of your              provided that such business is to be conducted in a
partnership, including borrowing money and creating          manner that permits AIMCO to be qualified as a REIT,
liens.                                                       unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2380
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership was authorized       The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 1,250 units for cash       time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, currently, the         No action or consent by the OP Unitholders is required
general partner is prohibited from issuing additional        in connection with the admission of any additional OP
units. The general partner of your partnership may not       Unitholder. See "Description of OP Units -- Management
issue units in exchange for property.                        by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of partnership, your      The AIMCO Operating Partnership may lend or contribute
partnership may not sell or lease any partnership            funds or other assets to its subsidiaries or other
property to any entity in which a general partner or         persons in which it has an equity investment, and such
affiliate of a general partner has an interest, except       persons may borrow funds from the AIMCO Operating
under certain circumstances. Neither the general             Partnership, on terms and conditions established in the
partner nor its affiliates has the authority to grant        sole and absolute discretion of the general partner. To
to themselves or an affiliate an exclusive listing for       the extent consistent with the business purpose of the
the sale of partnership assets. The general partner of       AIMCO Operating Partnership and the permitted
your partnership may not cause your partnership to           activities of the general partner, the AIMCO Operating
enter into any agreements with the general partner or        Partnership may transfer assets to joint ventures,
its affiliates which are not subject to termination          limited liability companies, partnerships,
without penalty by either party upon not more than 60        corporations, business trusts or other business
days written notice. The general partner may not cause       entities in which it is or thereby becomes a
your partnership to lend money to the general partner        participant upon such terms and subject to such
or its affiliates. The general partner of your               conditions consistent with the AIMCO Operating Part-
partnership may purchase property in its own name or in      nership Agreement and applicable law as the general
the name of a nominee and temporarily hold title             partner, in its sole and absolute discretion, believes
thereto for the purpose of facilitating the acquisition      to be advisable. Except as expressly permitted by the
or financing of such property by your partnership if         AIMCO Operating Partnership Agreement, neither the
(1) the property is purchased by your partnership at a       general partner nor any of its affiliates may sell,
purchase price no greater than the price paid by the         transfer or convey any property to the AIMCO Operating
general partner plus closing costs, (2) there is no          Partnership, directly or indirectly, except pursuant to
difference in the interest rates on the loans secured        transactions that are determined by the general partner
by the property at the time it is acquired by the            in good faith to be fair and reasonable.
general partner and the time it is acquired by your
partnership, (3) neither the general partner nor its
affiliates received any economic advantage by reason of
having held title to the property, and (4) at your
partnership's expense, your partnership receives an
opinion from its counsel that your partnership will be
treated as the owner of the property for Federal income
tax purposes. Affiliates of the general partner are
entitled to a property management fee for providing
professional property management services for the
partnership properties. For residential properties,
such fees are equal to 5% of the annual gross revenue
from such properties. For industrial and commercial
properties, such fees range from 1% to 6% of the gross
revenue from such properties.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage or       restrictions on borrowings, and the general partner has
other lien on any                                            full power

         2381
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

of your partnership's investments. The general partner       and authority to borrow money on behalf of the AIMCO
may cause your partnership to prepay, consolidate,           Operating Partnership. The AIMCO Operating Partnership
refinance or otherwise modify any of your partnership's      has credit agreements that restrict, among other
debt on such terms and in such amounts as the general        things, its ability to incur indebtedness. See "Risk
partner deems to be in the best interests of your            Factors -- Risks of Significant Indebtedness" in the
partnership. The general partner is authorized to allow      accompanying Prospectus.
your partnership to borrow money from certain lenders
on a short-term basis. The general partner is
authorized to sell certain properties owned by your
partnership at a price equal to the amount your
partnership paid for each property plus expenses
incurred by your partnership in connection with the
acquisition of each property in order to repay such
short-term loans. At no time may the general partner
pledge or mortgage an aggregate amount in excess of 80%
of (1) the purchase price of your partnership's
properties or (2) the current market value of all
partnership properties. The general partner of your
partnership may not, at one time, encumber 75% of your
partnership's assets, except in connection with the
refinancing of existing obligations. The general
partner may not cause your partnership to finance the
purchase of a property with an all-inclusive or
"wraparound" note and mortgage unless certain
conditions are met.

                            Review of Investor Lists


Your partnership's agreement of partnership entitles a       Each OP Unitholder has the right, upon written demand
limited partner to inspect your partnership's books and      with a statement of the purpose of such demand and at
records, your partnership agreement, any separate            such OP Unitholder's own expense, to obtain a current
certificates of limited partnership and copies of each       list of the name and last known business, residence or
appraisal of partnership property. Your partnership is       mailing address of the general partner and each other
not required to furnish any limited partner with a copy      OP Unitholder.
of the certificate or certificates of limited
partnership containing the most recent listing of
partners' names and addresses and capital contributions
except upon written request.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions

         2382
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             on behalf of the AIMCO Operating Partnership without
                                                             any further act, approval or vote of the OP
                                                             Unitholders.

                    Management Liability and Indemnification


Your partnership limits the liability of the general         Notwithstanding anything to the contrary set forth in
partner and its affiliates to your partnership or the        the AIMCO Operating Partnership Agreement, the general
limited partners for acts undertaken on behalf of your       partner is not liable to the AIMCO Operating
partnership only to the extent that they are                 Partnership for losses sustained, liabilities incurred
indemnified by your partnership for actions taken where      or benefits not derived as a result of errors in
the general partner determined, in good faith, that the      judgment or mistakes of fact or law of any act or
course of conduct which caused the loss or liability         omission if the general partner acted in good faith.
was in or not opposed to the best interests of your          The AIMCO Operating Partnership Agreement provides for
partnership, provided that such loss, damage,                indemnification of AIMCO, or any director or officer of
liability, cost or expense was not the result of             AIMCO (in its capacity as the previous general partner
negligence or misconduct by such party. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates are entitled to                   partner, any officer or director of general partner or
indemnification by your partnership against any              the AIMCO Operating Partnership and such other persons
liability, loss or damage incurred by them in                as the general partner may designate from and against
connection with the business of your partnership if the      all losses, claims, damages, liabilities, joint or
general partner determined, in good faith, that the          several, expenses (including legal fees), fines,
course of conduct which caused the loss or liability         settlements and other amounts incurred in connection
was in or not opposed to the best interests of your          with any actions relating to the operations of the
partnership, provided that such loss, damage,                AIMCO Operating Partnership, as set forth in the AIMCO
liability, cost or expense was not the result of             Operating Partnership Agreement. The Delaware Limited
negligence or misconduct by such party. Such indemnity       Partnership Act provides that subject to the standards
may be paid only from the assets of your partnership         and restrictions, if any, set forth in its partnership
and not from the assets of the limited partners.             agreement, a limited partnership may, and shall have
Notwithstanding any other provision to the contrary,         the power to, indemnify and hold harmless any partner
the general partner and its affiliates will be liable        or other person from and against any and all claims and
and will not be entitled to indemnity for any loss,          demands whatsoever. It is the position of the
damage or cost resulting from violations of Federal or       Securities and Exchange Commission that indemnification
state securities laws in connection with the units           of directors and officers for liabilities arising under
unless there is a successful adjudication of the merits      the Securities Act is against public policy and is
of each count involving such securities law violations,      unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for Federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove the             has exclusive management power over the business and
general partner upon a vote of the limited partners          affairs of the AIMCO Operating Partnership. The general
owning more than 50% of the outstanding units. A             partner may not be removed as general partner of the
substitute general partner may be admitted with the          AIMCO Operating Partnership by the OP Unitholders with
consent of the general partner and of the limited            or without cause. Under the AIMCO Operating Partnership
partners owning more than 50% of the outstanding units.      Agreement, the general partner may, in its sole
The general partner may not admit additional general         discretion, prevent a transferee of an OP Unit from
partners without the consent of the limited partners         becoming a substituted limited partner pursuant to the
owning more than 50% of the units. No limited partner        AIMCO Operating Partnership Agreement. The general
may substitute a transferee of his units in such             partner may exercise this right of approval to deter,
limited partner's place without the consent of the           delay or hamper attempts by persons to acquire a
general partner, which may be withheld at the sole           controlling interest in the AIMCO Operating Partner-
discretion of the general partner.                           ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of partnership may be           With the exception of certain circumstances set forth
amended by the general partner without the consent of        in the AIMCO Operating Partnership Agreement, whereby
the limited partners if such amendment: (1) adds to the      the general partner may, without the consent of the OP
representation, duties or obligations of the general         Unitholders, amend the AIMCO Operating Partnership
partner or its affiliates or surrenders any right or         Agreement, amendments to the AIMCO Operating
power granted to the general partner or its affiliates       Partnership Agreement require the con-
for the

         2383
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

benefit of the limited partners, (2) cures any               sent of the holders of a majority of the outstanding
ambiguity, corrects or supplements any provisions that       Common OP Units, excluding AIMCO and certain other
may be inconsistent with any other provision or makes        limited exclusions (a "Majority in Interest").
any other provision with respect to matters or               Amendments to the AIMCO Operating Partnership Agreement
questions arising under your partnership's agreement of      may be proposed by the general partner or by holders of
limited partnership consistent with the provisions of        a Majority in Interest. Following such proposal, the
your partnership's agreement of limited partnership,         general partner will submit any proposed amendment to
(3) deletes or adds any provision required by any            the OP Unitholders. The general partner will seek the
applicable law, (4) lessens the possibility, in the          written consent of the OP Unitholders on the proposed
general partner's opinion, that your limited                 amendment or will call a meeting to vote thereon. See
partnerships units may be considered "plan assets"           "Description of OP Units -- Amendment of the AIMCO
under the Employee Retirement Income Security Act of         Operating Partnership Agreement" in the accompanying
1971, as amended, (5) maintains the status of your           Prospectus.
partnership as a partnership and not an association for
Federal income tax purposes, (6) reflects the addition
or substitution of limited partners or any reduction of
the partners' capital accounts or (7) adjusts certain
provisions of your partnership's partnership agreement
regarding partnership net income and net loss if such
adjustments maintain your partnership's tax allocations
as the result of any amendment to the Federal income
tax laws or any new interpretation of the Federal
income tax laws, provided that the general partner must
receive an opinion from your partnership's counsel that
such an adjustment to the net income and net loss
provisions will not materially adversely affect the
limited partners' interests in your partnership. Any
amendment that (1) makes a limited partner a general
partner, (2) changes the liability of a limited
partner, (3) alters the interest of the general or
limited partners in net income or net loss or
distributions from your partnership or (4) affects the
status of your partnership as a partnership for Federal
income tax purposes may not be made without the consent
of the limited partners owning more than 50% of the
units. All other amendments to your partnership's
agreement of limited partnership must be approved by
the limited partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership does not             The general partner does not receive compensation for
receive a fee for its services as general partner of         its services as general partner of the AIMCO Operating
your partnership but may receive reimbursement for           Partnership. However, the general partner is entitled
expenses incurred in such capacity.                          to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2384
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of partnership, a         Except for fraud, willful misconduct or gross
limited partner is not liable for any of the expenses,       negligence, no OP Unitholder has personal liability for
liabilities or obligations of your partnership. No           the AIMCO Operating Partnership's debts and
limited partner is required to lend funds to your            obligations, and liability of the OP Unitholders for
partnership, or to make any further capital contribu-        the AIMCO Operating Partnership's debts and obligations
tion after its initial capital contribution is fully         is generally limited to the amount of their invest-
paid. Under applicable law, a limited partner may be         ment in the AIMCO Operating Partnership. However, the
liable to your partnership to the extent of previous         limitations on the liability of limited partners for
distributions made to him if your partnership does not       the obligations of a limited partnership have not been
have sufficient assets to discharge its liabilities.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner of your partnership may not possess      Unless otherwise provided for in the relevant
your partnership's property or assign rights in              partnership agreement, Delaware law generally requires
specific properties of your partnership for other than       a general partner of a Delaware limited partnership to
a partnership purpose. The general partner of your           adhere to fiduciary duty standards under which it owes
partnership has the fiduciary responsibility for the         its limited partners the highest duties of good faith,
safekeeping and use of all funds and assets of your          fairness and loyalty and which generally prohibit such
partnership, whether or not such funds and assets are        general partner from taking any action or engaging in
in the general partner's possession or control. The          any transaction as to which it has a conflict of
general partner may not employ or permit others to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership nor commingle funds of       on behalf of the AIMCO Operating Partnership, a right
your partnership with any other account. The general         of first opportunity arrangement and other conflict
partner is required to maintain certain financial            avoidance agreements with various affiliates of the
records of your partnership and to prepare certain           AIMCO Operating Partnership and the general partner, on
financial statements of your partnership. The general        such terms as the general partner, in its sole and
partner and its affiliates may engage in or possess an       absolute discretion, believes are advisable. The AIMCO
interest in any other business or venture of every           Operating Partnership Agreement expressly limits the
nature and description, including, but not limited to,       liability of the general partner by providing that the
the ownership, financing, leasing, operation,                general partner, and its officers and directors will
management, brokerage and development of real property.      not be liable or accountable in damages to the AIMCO
Neither the general partner nor its affiliates are           Operating Partnership, the limited partners or
required to present to your partnership any particular       assignees for errors in judgment or mistakes of fact or
investment opportunity. The general partner and its          law or of any act or omission if the general partner or
affiliates have the right to take such an opportunity        such director or officer acted in good faith. See
for its own account or recommend such an opportunity to      "Description of OP Units -- Fiduciary Responsibilities"
others.                                                      in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         2385
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

      YOUR UNITS              PREFERRED OP UNITS       COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of partnership, upon the vote of         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
the limited partners owning a            Operating Partnership Agreement,         have voting rights only with
majority of the outstanding units,       the holders of the Preferred OP          respect to certain limited matters
the limited partners may, subject        Units will have the same voting          such as certain amendments and
to certain exceptions, amend your        rights as holders of the Common OP       termination of the AIMCO Operating
partnership's agreement of limited       Units. See "Description of OP            Partnership Agreement and certain
partnership, terminate your              Units" in the accompanying               transactions such as the
partnership, remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale or encumbrance       ing, in addition to any other vote       benefit of creditors and certain
of all or substantially all of the       or consent of partners required by       transfers by the general partner of
assets of your partnership, extend       law or by the AIMCO Operating            its interest in the AIMCO Operating
the term of your part-                   Partnership Agree-                       Part-

         2386
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

nership, approve the voluntary           ment, the affirmative vote or            nership or the admission of a
assignment of the general partner's      consent of holders of at least 50%       successor general partner.
interest in your partnership and         of the outstanding Preferred OP
adopt material changes in the            Units will be necessary for              Under the AIMCO Operating Partner-
investment objective and policies        effecting any amendment of any of        ship Agreement, the general partner
of your partnership.                     the provisions of the Partnership        has the power to effect the
                                         Unit Designation of the Preferred        acquisition, sale, transfer,
A general partner may cause the          OP Units that materially and             exchange or other disposition of
dissolution of your partnership by       adversely affects the rights or          any assets of the AIMCO Operating
retiring. Your partnership may be        preferences of the holders of the        Partnership (including, but not
continued by the remaining general       Preferred OP Units. The creation or      limited to, the exercise or grant
partner within 60 days after the         issuance of any class or series of       of any conversion, option,
retirement of a general partner,         partnership units, including,            privilege or subscription right or
or, if none, the limited partners        without limitation, any partner-         any other right available in
may agree to continue your               ship units that may have rights          connection with any assets at any
partnership by electing a successor      senior or superior to the Preferred      time held by the AIMCO Operating
general partner upon the vote of         OP Units, shall not be deemed to         Partnership) or the merger,
holders of more than 50% of the          materially adversely affect the          consolidation, reorganization or
units within 90 days after the           rights or preferences of the             other combination of the AIMCO
retirement of the general partner.       holders of Preferred OP Units. With      Operating Partnership with or into
                                         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
                                         Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of adjusted cash from      $      per Preferred OP Unit;            tribute quarterly all, or such
operations are to be made at least       provided, however, that at any time      portion as the general partner may
once each semi-annual period within      and from time to time on or after        in its sole and absolute discretion
45 days after March 31 and               the fifth anniversary of the issue       determine, of Available Cash (as
September 30. The distributions          date of the Preferred OP Units, the      defined in the AIMCO Operating
payable to the partners are not          AIMCO Operating Partnership may          Partnership Agreement) generated by
fixed in amount and depend upon the      adjust the annual distribution rate      the AIMCO Operating Partnership
operating results and net sales or       on the Preferred OP Units to the         during such quarter to the general
refinancing proceeds available from      lower of (i)     % plus the annual       partner, the special limited
the disposition of your                  interest rate then applicable to         partner and the holders of Common
partnership's assets.                    U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         2387
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer           There is no public market for the        There is no public market for the
one-fourth or more units (unless         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
applicable laws require a smaller        Preferred OP Units are not listed        nership Agreement restricts the
fraction to be transferred) to any       on any securities exchange. The          transferability of the OP Units.
person by a written assignment,          Preferred OP Units are subject to        Until the expiration of one year
duly executed by the assignor of         restrictions on transfer as set          from the date on which an OP
the units, the terms of which are        forth in the AIMCO Operating             Unitholder acquired OP Units,
not contrary to any terms of your        Partnership Agreement.                   subject to certain exceptions, such
partnership agreement. The limited                                                OP Unitholder may not transfer all
partner wishing to transfer his          Pursuant to the AIMCO Operating          or any portion of its OP Units to
units must notify the general            Partnership Agreement, until the         any transferee without the consent
partner within 30 days after             expiration of one year from the          of the general partner, which
assignment. A transfer is only           date on which a holder of Preferred      consent may be withheld in its sole
allowed if, when added to all other      OP Units acquired Preferred OP           and absolute discretion. After the
assignments taking place in the          Units, subject to certain                expiration of one year, such OP
preceding 12 months, in the opinion      exceptions, such holder of               Unitholder has the right to
of counsel to your partnership,          Preferred OP Units may not transfer      transfer all or any portion of its
does not result in termination of        all or any portion of its Pre-           OP Units to any person, subject to
your partnership for tax purposes        ferred OP Units to any transferee        the satisfaction of certain
and the transferor and your part-        without the consent of the general       conditions specified in the AIMCO
nership receives a ruling from the       partner, which consent may be            Operating Partnership Agreement,
IRS to such effect. Such transferee      withheld in its sole and absolute        including the general partner's
may be substituted as a limited          discretion. After the expiration of      right of first refusal. See
partner if, in addition to the           one year, such holders of Preferred      "Description of OP Units --
above requirements: (1) a written        OP Units has the right to transfer       Transfers and Withdrawals" in the
assignment is duly executed and          all or any portion of its Preferred      accompanying Prospectus.
acknowledged by the assignor and         OP Units to any person, subject to
assignee speci-                          the satisfaction of

         2388
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

fying the number of units being          certain conditions specified in the      After the first anniversary of
assigned and the intention of the        AIMCO Operating Partnership Agree-       becoming a holder of Common OP
assignor that the assignee be            ment, including the general              Units, an OP Unitholder has the
substituted as a limited partner,        partner's right of first refusal.        right, subject to the terms and
(2) the assignor or the assignee                                                  conditions of the AIMCO Operating
pays a transfer fee, (3) an              After a one-year holding period, a       Partnership Agreement, to require
amendment to the certificate of          holder may redeem Preferred OP           the AIMCO Operating Partnership to
limited partnership is filed, (4)        Units and receive in exchange            redeem all or a portion of the
the written consent of the general       therefor, at the AIMCO Operating         Common OP Units held by such party
partner to such substitution must        Partnership's option, (i) subject        in exchange for a cash amount based
be obtained, and (5) the assignor        to the terms of any Senior Units,        on the value of shares of Class A
and assignee have complied with          cash in an amount equal to the           Common Stock. See "Description of
such other conditions as set forth       Liquidation Preference of the            OP Units -- Redemption Rights" in
in your partnership's agreement of       Preferred OP Units tendered for          the accompanying Prospectus. Upon
limited partnership.                     redemption, (ii) a number of shares      receipt of a notice of redemption,
                                         of Class I Cumulative Preferred          the AIMCO Operating Partnership
                                         Stock of AIMCO that pay an               may, in its sole and absolute
                                         aggregate amount of dividends yield      discretion but subject to the
                                         equivalent to the distributions on       restrictions on the ownership of
                                         the Preferred OP Units tendered for      Class A Common Stock imposed under
                                         redemption and are part of a class       AIMCO's charter and the transfer
                                         or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2389

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2390

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2391

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2392

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2393

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2394

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


     PREFERRED OP UNITS                                CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2395
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2396
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2397

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership, but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $257,000 in 1996, $253,000 in 1997, and $117,000 for the first six months of 1998. The property manager received management fees of $381,000 in 1996, $436,000 in 1997 and $215,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2398

                                YOUR PARTNERSHIP

GENERAL

     Davidson Diversified Real Estate II, L.P. was organized on June 29, 1984, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of five properties: Big Walnut Apartments, a 251-unit complex in Columbus, Ohio; LaFontenay Apartments Phase I and II, a 260-unit complex in Louisville, Kentucky; The Trails Apartments, a 248-unit complex in Nashville, Tennessee; Greensprings Manor Apartments, a 582-unit complex in Indianapolis, Indiana; and The Shoppes at River Rock, a 120,000 square foot commercial shopping center complex in Murfreesboro, Tennessee. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 1,224.25 units of limited partnership interest issued and outstanding, which were held of record by 1,653 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated October 16, 1984, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell and/or refinance its properties three to seven years after their acquisition. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2008, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         2399

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership limits the liability of the general partner and its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership only to the extent that they are indemnified by your partnership for actions taken where the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any liability, loss or damage incurred by them in connection with the business of your partnership if the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. Such indemnity may be paid only from the assets of your partnership and not from the assets of the limited partners. Notwithstanding any other provision to the contrary, the general partner and its affiliates will not be entitled to indemnity from any loss, damage or cost resulting from violations of Federal or state securities laws in connection with the units unless there is a successful adjudication of the merits or each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance that insures any party against any liability for which indemnification is not available pursuant to your partnership's agreement of limited partnership.

         2400

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $20,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................      80.05
January 1, 1997 - December 31, 1997.........................      80.05
January 1, 1998 - June 30, 1998.............................       0.00

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently indirectly owns, in the aggregate approximately a 4.7% interest in your partnership, including 34.5 units held by us, and the interest held by Davidson Diversified Properties Inc., as general partner of your partnership. In addition to the tender offers described under "Background and Reasons for the Offer -- Previous Tender Offers," AIMCO and its affiliates have engaged in the following transactions in units of your partnership within the past 60 days. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $203,109
1995........................................................     173,000
1996........................................................     257,000
1997........................................................     253,000
1998 (through June 30)......................................     117,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $355,541
1995........................................................    370,000
1996........................................................    381,000
1997........................................................    436,000
1998 (through June 30)......................................    215,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2401

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT Merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         2402

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Davidson Diversified Real Estate II, L.P. appearing in Davidson Diversified Real Estate II, L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2403

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2404

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2405

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2406

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2407

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2408

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2409

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2410

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2411

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2412

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                   DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY      WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR         YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                 OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $4,415.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $4,353.60 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2413

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-17
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Davidson
    Diversified Real Estate III, L.P. .........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76

         2414

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2415

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Davidson Diversified Real Estate III, L.P. For each unit that you tender,
     you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Davidson Diversified Properties, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2416

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2417

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   As of June 30, 1998, your partnership had not paid any distributions in
     1998. We will pay fixed quarterly distributions of $               per unit
     on the Tax-Deferral   % Preferred OP Units before any distributions are
     paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is equivalent to
     distributions of $       per year on the number of Tax-Deferral   %
     Preferred OP Units, or $     per year on the number of Tax-Deferral Common
     OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2418

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $101.00 per unit to $3,200.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $4,415.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $4,353.60 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2419

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of one-fourth of a unit (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2420

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2421

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2422

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $4,415.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $4,353.60 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $101.00 per unit to $3,200.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         2423

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         2424

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         2425

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         2426

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently indirectly own, in the aggregate, approximately a 5.11% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         2427

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2428

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         2429

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2430

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2431

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $101.00 to $3,200.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2432

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 2% of adjusted cash from operations, and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $85,000 for the first six months of 1998. The property manager received management fees of $147,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Davidson Diversified Real Estate III, L.P. was organized on July 8, 1985, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital

         2433

     appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Plainview Apartments, a 480-unit complex in Louisville, Kentucky and Salem Courthouse Apartments, a 388-unit complex in Indianapolis, Indiana. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 1,011.5 units of limited partnership interest issued and outstanding, which were held of record by 1,370 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2434

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2435

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2436

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2437

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2438

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2439

  SUMMARY FINANCIAL INFORMATION OF DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.

     The summary financial information of Davidson Diversified Real Estate III, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Davidson Diversified Real Estate III, L.P. for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                   DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.

                                                    FOR THE SIX MONTHS
                                                      ENDED JUNE 30,                FOR THE YEAR ENDED DECEMBER 31,
                                                 -------------------------     -----------------------------------------
                                                    1998           1997           1997            1996           1995
                                                 ----------     ----------     -----------     ----------     ----------
                                                                    (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues.................................  $2,882         $2,789         $ 5,706         $5,800         $5,352
Net Income (Loss)..............................    (477)          (533)         (1,168)          (940)          (997)
Net income (loss) per limited partnership
  unit.........................................    (461.69)       (516.07)      (1,131.63)       (910.53)       (965.79)
Distribution per limited partnership unit......      --             --              --             --             --

                                                                   JUNE 30,                    DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $18,432     $19,403     $18,896     $19,962     $20,771
Total Assets................................................   19,494      20,672      20,002      21,370      22,197
Notes Payable...............................................   23,792      23,890      23,842      23,936      24,022
Partners' Capital (Deficit).................................   (5,096)     (3,984)     (4,619)     (3,451)     (2,511)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING        DAVIDSON DIVERSIFIED REAL
                                                                       PARTNERSHIP              ESTATE III, L.P.
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

         2440

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $101.00 per unit to $3,200.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $4,415.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $4,353.60 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         2441

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         2442

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00 per unit. Therefore, distributions with respect to the Preferred OP
Units and Common OP Units that we are offering are expected to be        ,
immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         2443

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently indirectly owns, in the aggregate, approximately a 5.11% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         2444

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer to purchase up to 300 of the outstanding units of your partnership at a cash purchase price of $3,000 per unit.

     Also in August, 1998, Madison Partnership Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender
offer for $700 per unit and purchased           shares in          , 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2445

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         2446

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2447

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2448

          , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of one-fourth of a unit (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         2449

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2450

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2451

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2452

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2453

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2454

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2455

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2456

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 32 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 3.16% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2457

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2458

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2459

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2460

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2461

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2462

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                  1997 NET       CAPITALIZATION   GROSS PROPERTY
                  PROPERTY                    OPERATING INCOME        RATE            VALUE
                  --------                    ----------------   --------------   --------------
Plainview Apartments........................   $                        %          $
Salem Courthouse Apartments.................

- Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a
  net equity value for your partnership of $          .

         2463

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2464

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2465

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2466

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $101.00 to $3,200.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 64.75 units (representing less than 6.4% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                   DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                AS REPORTED BY
                                                       AS REPORTED BY          THE PARTNERSHIP
                                                   THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                   ----------------------   ----------------------
                                                   LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                     PRICE       PRICE        PRICE       PRICE
                                                   PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                   ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.................................   $  101.00   $3,200.00           (e)         (e)
  Second Quarter................................    1,500.00    1,500.00     2,800.00    2,960.00
  First Quarter.................................          (c)         (c)    2,500.00    2,500.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter................................    1,900.00    2,596.00           (d)         (d)
  Third Quarter.................................    1,900.00    2,650.00     2,650.00    2,650.00
  Second Quarter................................    1,000.00    1,900.00     1,900.00    1,900.00
  First Quarter.................................      920.00    1,600.00     1,840.00    1,840.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter................................      650.00    2,020.00     1,633.00    1,711.00
  Third Quarter.................................          (c)         (c)    1,200.00    1,384.00
  Second Quarter................................         N/A         N/A           --          --
  First Quarter.................................         N/A         N/A           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         2467

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) No units were reported by the general partner as having been sold during this quarter.

(d) No units were reported by The Partnership Spectrum as having been sold during this quarter.

(e)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in August 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $4,415.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general

         2468

     partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $3,654.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         2469

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and

         2470

     local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect

         2471

     the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2472

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                     AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Adjusted Cash From Operations (as defined      of the AIMCO Operating Partnership's agreement of
in your partnership's agreement of limited partner-          limited partnership (the "AIMCO Operating Partnership
ship). The termination date of your partnership is           Agreement") or as provided by law. See "Description of
December 31, 2010.                                           OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to invest in, hold and      The purpose of the AIMCO Operating Partnership is to
manage existing income-producing residential real            conduct any business that may be lawfully conducted by
estate and, to a lesser extent, existing or to-be-built      a limited partnership organized pursuant to the
commercial real estate. Subject to restrictions              Delaware Revised Uniform Limited Partnership Act (as
contained in your partnership's agreement of partner-        amended from time to time, or any successor to such
ship, your partnership may perform all acts necessary,       statute) (the "Delaware Limited Partnership Act"),
advisable or convenient to the business of your              provided that such business is to be conducted in a
partnership, including borrowing money and creating          manner that permits AIMCO to be qualified as a REIT,
liens.                                                       unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2473
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership was authorized       The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 3,000 units for cash       time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, currently, the         No action or consent by the OP Unitholders is required
general partner is prohibited from issuing additional        in connection with the admission of any additional OP
units. The general partner of your partnership may not       Unitholder. See "Description of OP Units -- Management
issue units in exchange for property.                        by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of partnership, your      The AIMCO Operating Partnership may lend or contribute
partnership may not sell or lease any partnership            funds or other assets to its subsidiaries or other
property to any entity in which a general partner or         persons in which it has an equity investment, and such
affiliate of a general partner has an interest or            persons may borrow funds from the AIMCO Operating
purchase or lease any property to your partnership,          Partnership, on terms and conditions established in the
except under certain circumstances. Neither the general      sole and absolute discretion of the general partner. To
partner nor its affiliates has the authority to grant        the extent consistent with the business purpose of the
to themselves or an affiliate an exclusive listing for       AIMCO Operating Partnership and the permitted
the sale of partnership assets. The general partner of       activities of the general partner, the AIMCO Operating
your partnership may not cause your partnership to           Partnership may transfer assets to joint ventures,
enter into any agreements with a general partner or its      limited liability companies, partnerships,
affiliates which are not subject to termination without      corporations, business trusts or other business
penalty by either party upon not more than 60 days           entities in which it is or thereby becomes a
written notice. The general partner may not cause your       participant upon such terms and subject to such
partnership to lend money to the general partner or its      conditions consistent with the AIMCO Operating Part-
affiliates. The general partner of your partnership may      nership Agreement and applicable law as the general
purchase property in its own name or in the name of a        partner, in its sole and absolute discretion, believes
nominee and temporarily hold title thereto for any           to be advisable. Except as expressly permitted by the
purpose beneficial to your partnership if your               AIMCO Operating Partnership Agreement, neither the
partnership receives an opinion from its counsel that        general partner nor any of its affiliates may sell,
your partnership will be treated as the owner of the         transfer or convey any property to the AIMCO Operating
property for Federal income tax purposes. Affiliates of      Partnership, directly or indirectly, except pursuant to
the general partner are entitled to a property manage-       transactions that are determined by the general partner
ment fee equal to 5% of the annual gross revenue from        in good faith to be fair and reasonable.
the partnership properties for providing professional
property management services for residential
properties, and from 1% to 6% for industrial and
commercial properties. Neither the general partner nor
its affiliates may enter into any contract with your
partnership which would bind your partnership after the
removal, bankruptcy or insolvency of a general partner,
or continue the business with partnership assets after
the occurrence of such an event.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage or       restrictions on borrowings, and the general partner has
other lien on any of your partnership's investments.         full power and authority to borrow money on behalf of
The general partner may cause your partnership to            the AIMCO Operating Partnership. The AIMCO Operating
prepay, consolidate, refinance or otherwise modify any       Partnership has credit agreements that restrict, among
of your partnership's debt on such terms and in such         other things, its ability to incur indebtedness. See
amounts as the general partner deems to be in the best       "Risk Factors -- Risks of Significant Indebtedness" in
interests of your partnership. The general partner is        the accompanying Prospectus.
authorized to allow your

         2474
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partnership to borrow money from certain lenders on a short-term basis. The general partner is authorized to sell certain properties owned by your partnership at a price equal to the amount your partnership paid for each property plus expenses incurred by your partnership in connection with the acquisition of each property in order to repay such short-term loans. The general partner may not, at one time, pledge or mortgage an aggregate amount equal to 75% of the purchase price of your partnership's properties, except to refinance existing obligations. The general partner may not incur aggregate borrowings of your partnership in excess of the sum of (1) 80% of the aggregate value as determined by the lender as of the date of refinancing as to all partnership properties that have been refinanced and (2) 80% of the aggregate purchase price as to all partnership properties which have not been refinanced. The general partner may not cause your partnership to finance the purchase of a property with an all-inclusive or "wrap-around" note and mortgage unless certain conditions are met. If units in your partnership have been offered in California, your partnership may not incur mortgage financing which amortizes over more than a thirty-year period or which requires a balloon payment prior to the earlier of (1) ten years from the date your partnership acquires a property or (2) two years subsequent to the anticipated holding period of the property, but no sooner than seven years from the date your partnership acquired the property, except with respect to financing representing, in the aggregate, 25% or less than the total purchase price of the properties acquired. Your partnership may not incur nonrecourse indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of your partnership other than as a secured creditor.

                            Review of Investor Lists


Your partnership's agreement of partnership entitles a       Each OP Unitholder has the right, upon written demand
limited partner to inspect your partnership's books and      with a statement of the purpose of such demand and at
records, your partnership agreement, any separate            such OP Unitholder's own expense, to obtain a current
certificates of limited partnership and copies of each       list of the name and last known business, residence or
appraisal of partnership property. Your partnership is       mailing address of the general partner and each other
not required to furnish any limited partner with a copy      OP Unitholder.
of the certificate or certificates of limited
partnership except upon written request. Your
partnership may charge a reasonable charge for copying.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating

         2475
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership, to exercise all powers of the AIMCO
                                                             Operating Partnership and to effectuate the purposes of
                                                             the AIMCO Operating Partnership. The AIMCO Operating
                                                             Partnership may incur debt or enter into other similar
                                                             credit, guarantee, financing or refinancing
                                                             arrangements for any purpose upon such terms as the
                                                             general partner determines to be appropriate, and may
                                                             perform such other acts and duties for and on behalf of
                                                             the AIMCO Operating Partnership as are provided in the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner is authorized to execute, deliver and perform
                                                             certain agreements and transactions on behalf of the
                                                             AIMCO Operating Partnership without any further act,
                                                             approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Your partnership limits the liability of the general         Notwithstanding anything to the contrary set forth in
partner and its affiliates to your partnership or the        the AIMCO Operating Partnership Agreement, the general
limited partners for acts undertaken on behalf of your       partner is not liable to the AIMCO Operating
partnership only to the extent that they are                 Partnership for losses sustained, liabilities incurred
indemnified by your partnership for actions taken where      or benefits not derived as a result of errors in
the general partner determined, in good faith, that the      judgment or mistakes of fact or law of any act or
course of conduct which caused the loss or liability         omission if the general partner acted in good faith.
was in or not opposed to the best interests of your          The AIMCO Operating Partnership Agreement provides for
partnership, provided that such loss, damage,                indemnification of AIMCO, or any director or officer of
liability, cost or expense was not the result of             AIMCO (in its capacity as the previous general partner
negligence or misconduct by such party. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates are entitled to                   partner, any officer or director of general partner or
indemnification by your partnership against any              the AIMCO Operating Partnership and such other persons
liability, loss or damage incurred by them in                as the general partner may designate from and against
connection with the business of your partnership if the      all losses, claims, damages, liabilities, joint or
general partner determined, in good faith, that the          several, expenses (including legal fees), fines,
course of conduct which caused the loss or liability         settlements and other amounts incurred in connection
was in or not opposed to the best interests of your          with any actions relating to the operations of the
partnership, provided that such loss, damage,                AIMCO Operating Partnership, as set forth in the AIMCO
liability, cost or expense was not the result of             Operating Partnership Agreement. The Delaware Limited
negligence or misconduct by such party. Such indemnity       Partnership Act provides that subject to the standards
may be paid only from the assets of your partnership         and restrictions, if any, set forth in its partnership
and not from the assets of the limited partners.             agreement, a limited partnership may, and shall have
Notwithstanding any other provision to the contrary,         the power to, indemnify and hold harmless any partner
the general partner and its affiliates will be liable        or other person from and against any and all claims and
and will not be entitled to indemnify for any loss,          demands whatsoever. It is the position of the
damage or cost resulting from violations of Federal or       Securities and Exchange Commission that indemnification
state securities laws in connection with the units           of directors and officers for liabilities arising under
unless there is a successful adjudication of the merits      the Securities Act is against public policy and is
of each count involving such securities law violations,      unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for Federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of partnership, the       Except in limited circumstances, the general partner
limited partners may remove a general partner upon a         has exclusive management power over the business and
vote of the limited partners owning more than 50% of         affairs of the AIMCO Operating Partnership. The general
the outstanding units. A substitute general partner may      partner may not be removed as general partner of the
be admitted with the consent of the general partner and      AIMCO Operating Partnership by the OP Unitholders with
of the limited partners owning more than 50% of the          or without cause. Under the AIMCO Operating Partnership
outstanding units. The general partner may admit             Agreement, the general partner may, in its sole
additional general partners with the consent of a            discretion, prevent a transferee of an OP Unit from
majority in interest of the limited partners. A limited      becoming a substituted limited partner pursuant to the
partner may substitute a transferee of his units in          AIMCO Operating Partnership Agreement. The general
such limited partner's place with the consent of the         partner may exercise this right of approval to deter,
general partner.                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to

         2476
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             transfer their OP Units. See "Description of OP
                                                             Units -- Transfers and Withdrawals" in the accompanying
                                                             Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of partnership may be           With the exception of certain circumstances set forth
amended by the general partner without the consent of        in the AIMCO Operating Partnership Agreement, whereby
the limited partners if such amendment: (1) adds to the      the general partner may, without the consent of the OP
representation, duties or obligations of the general         Unitholders, amend the AIMCO Operating Partnership
partner or its affiliates or surrenders any right or         Agreement, amendments to the AIMCO Operating
power granted to the general partner or its affiliates       Partnership Agreement require the consent of the
for the benefit of the limited partners, (2) cures any       holders of a majority of the outstanding Common OP
ambiguity, corrects or supplements any provisions that       Units, excluding AIMCO and certain other limited
may be inconsistent with any other provision or makes        exclusions (a "Majority in Interest"). Amendments to
any other provision with respect to matters or               the AIMCO Operating Partnership Agreement may be
questions arising under your partnership's agreement of      proposed by the general partner or by holders of a
limited partnership consistent with the provisions of        Majority in Interest. Following such proposal, the
your partnership's agreement of limited partnership,         general partner will submit any proposed amendment to
(3) deletes or adds any provision required by any            the OP Unitholders. The general partner will seek the
applicable government agency, (4) maintains the status       written consent of the OP Unitholders on the proposed
of your partnership as an entity which is not taxable        amendment or will call a meeting to vote thereon. See
as a corporation for Federal income tax purposes, (5)        "Description of OP Units -- Amendment of the AIMCO
reflects the addition or substitution of limited             Operating Partnership Agreement" in the accompanying
partners or any reduction of the partners' capital           Prospectus.
accounts and (6) adjusts certain provisions of your
partnership's partnership agreement regarding
partnership net income and net loss if such adjustments
maintain your partnership's tax allocations as the
result of any amendment to the Federal income tax laws
or any new interpretation of the Federal income tax
laws, provided that the general partner must receive an
opinion from your partnership's counsel that such an
adjustment to the net income and net loss provisions
will not materially adversely affect the limited
partners' interests in your partnership. All other
amendments to your partnership's agreement of limited
partnership must be approved by the limited partners
owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive a fee equal to 2% of adjusted cash from              its services as general partner of the AIMCO Operating
operations for its services as general partner of your       Partnership. However, the general partner is entitled
partnership and also receives reimbursement for              to payments, allocations and distributions in its
expenses incurred in such capacity.                          capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2477
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of partnership, a         Except for fraud, willful misconduct or gross
limited partner is not liable for any the expenses,          negligence, no OP Unitholder has personal liability for
liabilities or obligations of your partnership. No           the AIMCO Operating Partnership's debts and
limited partner is required to lend funds to your            obligations, and liability of the OP Unitholders for
partnership, or to make any further capital                  the AIMCO Operating Partnership's debts and obligations
contribution after its initial capital contribution is       is generally limited to the amount of their invest-
fully paid. Under applicable law, a limited partner may      ment in the AIMCO Operating Partnership. However, the
be liable to your partnership to the extent of previous      limitations on the liability of limited partners for
distributions made to him if your partnership does not       the obligations of a limited partnership have not been
have sufficient assets to discharge its liabilities.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner of your partnership may not possess      Unless otherwise provided for in the relevant
your partnership's property or assign rights in              partnership agreement, Delaware law generally requires
specific properties of your partnership for other than       a general partner of a Delaware limited partnership to
a partnership purpose. The general partner of your           adhere to fiduciary duty standards under which it owes
partnership has the fiduciary responsibility for the         its limited partners the highest duties of good faith,
safekeeping and use of all funds and assets of your          fairness and loyalty and which generally prohibit such
partnership, whether or not such funds and assets are        general partner from taking any action or engaging in
in the general partner's possession or control. The          any transaction as to which it has a conflict of
general partner may not employ or permit others to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership. The general partner         on behalf of the AIMCO Operating Partnership, a right
may not commingle funds of your partnership with any         of first opportunity arrangement and other conflict
other person or entity. The general partner, any of its      avoidance agreements with various affiliates of the
affiliates and any limited partners of your partnership      AIMCO Operating Partnership and the general partner, on
may engage in or possess an interest in any other            such terms as the general partner, in its sole and
business or venture of any nature and description,           absolute discretion, believes are advisable. The AIMCO
independently or with others, including, but not             Operating Partnership Agreement expressly limits the
limited to, the ownership, financing, leasing,               liability of the general partner by providing that the
operation, management, brokerage and development of          general partner, and its officers and directors will
real property. Neither the general partner nor its           not be liable or accountable in damages to the AIMCO
affiliates are required to present to your partnership       Operating Partnership, the limited partners or
any particular investment opportunity, regardless of         assignees for errors in judgment or mistakes of fact or
whether your partnership could take advantage of such        law or of any act or omission if the general partner or
an opportunity. Each general partner and its affiliates      such director or officer acted in good faith. See
have the right to take such an opportunity for its own       "Description of OP Units -- Fiduciary Responsibilities"
account or recommend such an opportunity to others.          in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         2478
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS             PREFERRED OP UNITS             COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of partnership, upon the vote of         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
the limited partners owning a            Operating Partnership Agreement,         have voting rights only with
majority of the outstanding units,       the holders of the Preferred OP          respect to certain limited matters
the limited partners may, subject        Units will have the same voting          such as certain amendments and
to certain exceptions, amend your        rights as holders of the Common OP       termination of the AIMCO Operating
partnership's agreement of limited       Units. See "Description of OP            Partnership Agreement and certain
partnership, terminate your              Units" in the accompanying               transactions such as the
partnership, remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale or encumbrance       ing, in addition to any other vote       benefit of creditors and certain
of all or substantially all of the       or consent of partners required by       transfers by the general partner of
assets of your partnership, extend       law or by the AIMCO Operating            its interest in the AIMCO Operating
the term of your part-                   Partnership Agree-                       Part-

         2479
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

nership, approve the voluntary           ment, the affirmative vote or            nership or the admission of a
assignment of the general partner's      consent of holders of at least 50%       successor general partner.
interest in your partnership and         of the outstanding Preferred OP
adopt material changes in the            Units will be necessary for              Under the AIMCO Operating Partner-
investment objective and policies        effecting any amendment of any of        ship Agreement, the general partner
of your partnership.                     the provisions of the Partnership        has the power to effect the
                                         Unit Designation of the Preferred        acquisition, sale, transfer,
A general partner may cause the          OP Units that materially and             exchange or other disposition of
dissolution of your partnership by       adversely affects the rights or          any assets of the AIMCO Operating
retiring. Your partnership may be        preferences of the holders of the        Partnership (including, but not
continued by the remaining general       Preferred OP Units. The creation or      limited to, the exercise or grant
partner within 60 days after the         issuance of any class or series of       of any conversion, option,
retirement of a general partner,         partnership units, including,            privilege or subscription right or
or, if none, the limited partners        without limitation, any partner-         any other right available in
may agree to continue your               ship units that may have rights          connection with any assets at any
partnership by electing a successor      senior or superior to the Preferred      time held by the AIMCO Operating
general partner upon the vote of         OP Units, shall not be deemed to         Partnership) or the merger,
holders of more than 50% of the          materially adversely affect the          consolidation, reorganization or
units within 90 days after the           rights or preferences of the             other combination of the AIMCO
retirement of the general partner.       holders of Preferred OP Units. With      Operating Partnership with or into
                                         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
                                         Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Adjusted Cash From      $      per Preferred OP Unit;            tribute quarterly all, or such
Operations are to be made at least       provided, however, that at any time      portion as the general partner may
once each semi-annual period within      and from time to time on or after        in its sole and absolute discretion
45 days after March 31 and               the fifth anniversary of the issue       determine, of Available Cash (as
September 30. The distributions          date of the Preferred OP Units, the      defined in the AIMCO Operating
payable to the partners are not          AIMCO Operating Partnership may          Partnership Agreement) generated by
fixed in amount and depend upon the      adjust the annual distribution rate      the AIMCO Operating Partnership
operating results and net sales or       on the Preferred OP Units to the         during such quarter to the general
refinancing proceeds available from      lower of (i)     % plus the annual       partner, the special limited
the disposition of your                  interest rate then applicable to         partner and the holders of Common
partnership's assets.                    U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         2480
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer           There is no public market for the        There is no public market for the
one-fourth or more of a unit, but        Preferred OP Units and the               OP Units. The AIMCO Operating Part-
must transfer all of his units if a      Preferred OP Units are not listed        nership Agreement restricts the
transfer would leave him with less       on any securities exchange. The          transferability of the OP Units.
than one-fourth of a unit, to any        Preferred OP Units are subject to        Until the expiration of one year
person by a written assignment,          restrictions on transfer as set          from the date on which an OP
duly executed by the assignor of         forth in the AIMCO Operating             Unitholder acquired OP Units,
the units, the terms of which are        Partnership Agreement.                   subject to certain exceptions, such
not contrary to any terms of your                                                 OP Unitholder may not transfer all
partnership agreement. A limited         Pursuant to the AIMCO Operating          or any portion of its OP Units to
partner may not transfer all or any      Partnership Agreement, until the         any transferee without the consent
portion of his units to an               expiration of one year from the          of the general partner, which
individual retirement account,           date on which a holder of Preferred      consent may be withheld in its sole
Keogh plan, qualified pension,           OP Units acquired Preferred OP           and absolute discretion. After the
profit-sharing or stock bonus plan       Units, subject to certain                expiration of one year, such OP
or a tax-exempt organization. The        exceptions, such holder of               Unitholder has the right to
limited partner wishing to transfer      Preferred OP Units may not transfer      transfer all or any portion of its
his units must notify the general        all or any portion of its Pre-           OP Units to any person, subject to
partner within 30 days after             ferred OP Units to any transferee        the satisfaction of certain
assignment. A limited partner may        without the consent of the general       conditions specified in the AIMCO
not transfer any units if the units      partner, which consent may be            Operating Partnership Agreement,
sought to be assigned, when              withheld in its sole and absolute        including the general partner's
combined with other units assigned       discretion. After the expiration of      right of first refusal. See
within the preceding 12 months,          one year, such holders of Preferred      "Description of OP Units --
would, in the opinion of counsel         OP Units has the right to transfer       Transfers and Withdrawals" in the
for your partnership, result in the      all or any portion of its Preferred      accompanying Prospectus.
sale or exchange of 50% or more of       OP Units to any person, subject to
the units of                             the satisfaction of

         2481
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

your partnership. Such a transfer        certain conditions specified in the      After the first anniversary of
is only allowed if, at the expense       AIMCO Operating Partnership Agree-       becoming a holder of Common OP
of the limited partner wishing to        ment, including the general              Units, an OP Unitholder has the
assign his units, your partnership       partner's right of first refusal.        right, subject to the terms and
obtains a private ruling by the IRS                                               conditions of the AIMCO Operating
that such a transfer does not            After a one-year holding period, a       Partnership Agreement, to require
result in termination of your            holder may redeem Preferred OP           the AIMCO Operating Partnership to
partnership for tax purposes. Such       Units and receive in exchange            redeem all or a portion of the
transferee may be substituted as a       therefor, at the AIMCO Operating         Common OP Units held by such party
limited partner if, in addition to       Partnership's option, (i) subject        in exchange for a cash amount based
the above requirements: (1) a            to the terms of any Senior Units,        on the value of shares of Class A
written assignment is duly executed      cash in an amount equal to the           Common Stock. See "Description of
and acknowledged by the assignor         Liquidation Preference of the            OP Units -- Redemption Rights" in
and assignee specifying the number       Preferred OP Units tendered for          the accompanying Prospectus. Upon
of units being assigned and the          redemption, (ii) a number of shares      receipt of a notice of redemption,
intention of the assignor that the       of Class I Cumulative Preferred          the AIMCO Operating Partnership
assignee be substituted as a             Stock of AIMCO that pay an               may, in its sole and absolute
limited partner, (2) the assignor        aggregate amount of dividends yield      discretion but subject to the
or the assignee pays a transfer          equivalent to the distributions on       restrictions on the ownership of
fee, (3) the partner gives writ-         the Preferred OP Units tendered for      Class A Common Stock imposed under
ten consent to such substitution,        redemption and are part of a class       AIMCO's charter and the transfer
and (4) the assignor and assignee        or series of preferred stock that        restrictions and other limitations
have complied with such other            is then listed on the New York           thereof, elect to cause AIMCO to
conditions as set forth in your          Stock Exchange or another national       acquire some or all of the tendered
partnership's agreement of limited       securities exchange, or (iii) a          Common OP Units in exchange for
partnership.                             number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2482

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2483

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2484

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

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                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2486

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2487

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

           PREFERRED OP UNITS                           CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2488
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2489
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2490

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to an amount equal to 2% of adjusted cash from operations for its services as general partner of your partnership, and receives reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $174,000 in 1996, $130,000 in 1997, and $85,000 for the first six months of 1998. The property manager received management fees of $277,000 in 1996, $284,000 in 1997 and $147,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2491

                                YOUR PARTNERSHIP

GENERAL

     Davidson Diversified Real Estate III, L.P. was organized on July 8, 1985, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Plainview Apartments, a 480-unit complex in Louisville, Kentucky and Salem Courthouse Apartments, a 388-unit complex in Indianapolis, Indiana. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 1,011.5 units issued and outstanding, which were held of record by 1,370 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated October 28, 1985, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell and/or refinance its properties three to seven years after their acquisition. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2010, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         2492

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership limits the liability of the general partner and its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership only to the extent that they are indemnified by your partnership for actions taken where the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any liability, loss or damage incurred by them in connection with the business of your partnership if the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. Such indemnity may be paid only from the assets of your partnership and not from the assets of the limited partners. Notwithstanding any other provision to the contrary, the general partner and its affiliates will not be entitled to indemnity for any loss, damage or cost resulting from violations of Federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance that insures any party against any liability for which indemnification is not available pursuant to your partnership's agreement of limited partnership.

         2493

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $20,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................      $0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................       0.00

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently indirectly owns, in the aggregate, approximately a 5.11% interest in your partnership, including 32.75 units held by us and the interest held by Davidson Diversified Properties, Inc., as general partner of your partnership. In addition to the tender offers described under "Background and Reasons for the Offer -- Previous Tender Offers," AIMCO and its affiliates have engaged in the following transactions in units of your partnership within the past 60 days. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $ 84,506
1995........................................................      88,952
1996........................................................     174,000
1997........................................................     130,000
1998 (through June 30)......................................      85,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $266,233
1995........................................................    261,237
1996........................................................    277,000
1997........................................................    284,000
1998 (through June 30)......................................    147,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2494

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         2495

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Davidson Diversified Real Estate III, L.P. appearing in Davidson Diversified Real Estate III, L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2496

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2497

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2498

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2499

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2500

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2501

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2502

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2503

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2504

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2505

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                           DAVIDSON GROWTH PLUS, L.P.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $578.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $555.27 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2506

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP Units..   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Davidson
    Growth Plus, L.P...........................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76

         2507

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-76
  Originally Anticipated Term of the
    Partnership................................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-78
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-78

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2508

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Davidson Growth Plus, L.P. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Davidson Growth Plus GP Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2509

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2510

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $11.91 per unit for the six months
     ended June 30, 1998 (equivalent to $       on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2511

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $70.00 per unit to $962.50 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $578.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $555.27 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2512

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2513

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2514

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2515

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $578.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $555.27 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $70.00 per unit to $962.50 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         2516

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         2517

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, each of Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         2518

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         2519

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately an 11.39% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         2520

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2521

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         2522

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2523

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2524

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $70.00 to $962.50
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2525

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 2% of Adjusted Cash From Operations (as defined in your partnership's agreement of limited partnership) provided that the limited partners have received distributions equal to 10% of their capital invested in your partnership. The general partner also may receive reimbursement for expenses incurred in such capacity. The general partner received compensation and reimbursements equal to $75,000 from your partnership for the first six months of 1998. In addition, your partnership accrued $10,000 in management fees for 1998. The property manager received management fees of $135,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

         2526

YOUR PARTNERSHIP

     Davidson Growth Plus, L.P. was organized on May 22, 1986 under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: The Fairway Apartments, a 256-unit complex in Plano, Texas and The Village Apartments, a 112-unit complex in Brandon, Florida and an 82.5% interest in a joint venture, which owns Brighton Crest Apartments, a 320-unit complex in Marietta, Georgia. The general partner of your partnership is Davidson Growth Plus GP Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 28,371.75 units of limited partnership interest issued and outstanding, which were held of record by 2,778 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2527

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2528

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) 4       20,758
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2529

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2530

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2531

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2532

          SUMMARY FINANCIAL INFORMATION OF DAVIDSON GROWTH PLUS, L.P.

     The summary financial information of Davidson Growth Plus, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Davidson Growth Plus, L.P. for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                           DAVIDSON GROWTH PLUS, L.P.

                                                                FOR THE SIX MONTHS               FOR THE YEAR ENDED
                                                                  ENDED JUNE 30,                    DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
IN THOUSANDS, EXCEPT UNIT DATA                              ------------   ------------   ---------   ---------   ---------
OPERATING DATA:
Total Revenues............................................    $ 2,617        $ 2,514       $ 5,232     $ 5,256     $ 4,911
Net Income(loss)..........................................        247            152           155         329         344
Net Income (loss) per limited partnership unit............       8.46           5.18          5.29       11.25       11.75
Distributions per limited partnership unit................      11.90          12.30         24.57       25.98       47.47

                                                                     JUNE 30,                       DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation..............    $14,363        $14,870       $14,596     $15,192     $15,719
Total Assets..............................................     16,612         17,278        16,889      17,475      18,169
Notes Payable.............................................     11,895         12,076        11,987      12,162      12,322
Partners' Capital (Deficit)...............................      3,777          4,234         3,878       4,441       4,872

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP          DAVIDSON GROWTH PLUS, L.P.
                                                                -------------------------   ---------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED       ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,     DECEMBER 31,
                                                                   1998          1997          1998           1997
                                                                ----------   ------------   -----------   -------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $11.91         $24.57

         2533

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $70.00 per unit to $962.50 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $578.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $555.27 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         2534

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         2535

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and, current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $11.91 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         2536

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, each of Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately an 11.39% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

         2537

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of October      , 1998, the AIMCO
Operating Partnership has made offers to           of the Insignia Partnerships,
including your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer to purchase up to 9,000 of the outstanding units of your partnership at a
cash purchase price of $400 per unit and      units were purchased on
  , 1998.

     Prior to such tender offer, in August 1998 Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated
with AIMCO, commenced a tender offer for $210 per unit and      units were
purchased on             , 1998.

     In December 1995, DGP Acquisition, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 2,049 units (representing approximately 7.22% of the number outstanding) at a cash purchase price of $240 per unit on January 16, 1996.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2538

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         2539

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2540

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2541

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         2542

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2543

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2544

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2545

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2546

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2547

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998, (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998, (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2548

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2549

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1,627 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 5.73% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2550

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2551

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2552

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2553

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2554

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2555

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
                  PROPERTY                   OPERATING INCOME        RATE            VALUE
                  --------                   ----------------   --------------   --------------
  The Fairway Apartments...................  $                           %       $
  The Village Apartments...................
  Brighton Crest Apartments (joint
    venture)...............................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2556

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2557

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $11.91 (equivalent to $     on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2558

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2559

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $70.00 to $962.50
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 2,789 units (representing approximately 9.83% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                           DAVIDSON GROWTH PLUS, L.P.
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $ 70.00     $962.50          (c)         (c)
  Second Quarter..................................     305.21      500.00      $320.00     $336.00
  First Quarter...................................     315.28      531.16       336.00      336.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     328.00      500.00       275.00      316.00
  Third Quarter...................................     175.00      474.00       260.00      340.00
  Second Quarter..................................     130.00      328.00       226.00      328.00
  First Quarter...................................     100.00      285.00       250.00      325.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     175.00      265.00       281.00      322.00
  Third Quarter...................................     200.00      263.00       213.00      265.00
  Second Quarter..................................     130.00      215.00           --          --
  First Quarter...................................     130.00      474.00           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         2560

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $578.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account

         2561

(i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $489.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York

         2562

Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive

         2563

information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that

         2564

would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2565

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

       YOUR PARTNERSHIP                       AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash From Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2011.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


The nature of the business to be conducted or promoted       The purpose of the AIMCO Operating Partnership is to
by your partnership is to invest in, hold and manage         conduct any business that may be lawfully conducted by
existing residential and commercial real estate and to       a limited partnership organized pursuant to the
sell and collect the receivables derived from such           Delaware Revised Uniform Limited Partnership Act (as
properties. Subject to restrictions contained in your        amended from time to time, or any successor to such
partnership's agreement of partnership, your                 statute) (the "Delaware Limited Partnership Act"),
partnership may perform all acts necessary, advisable        provided that such business is to be conducted in a
or convenient to the business of your partnership,           manner that permits AIMCO to be qualified as a REIT,
including borrowing money and creating liens.                unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2566
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 50,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not grant the general      funds or other assets to its subsidiaries or other
partner or any of its affiliates an exclusive listing        persons in which it has an equity investment, and such
for the sale of your partnership assets, or acquire          persons may borrow funds from the AIMCO Operating
property from or sell or lease property to any entity        Partnership, on terms and conditions established in the
in which a general partner or any affiliate has an           sole and absolute discretion of the general partner. To
interest, provided, however, subject to certain              the extent consistent with the business purpose of the
restrictions, an affiliate may lease commercial space        AIMCO Operating Partnership and the permitted
in a property owned by your partnership. Subject to          activities of the general partner, the AIMCO Operating
certain exceptions, the general partner or its               Partnership may transfer assets to joint ventures,
affiliates may not provide financing to your                 limited liability companies, partnerships,
partnership by use of a wrap-around note and mortgage        corporations, business trusts or other business
("all-inclusive" note and deed of trust). Your               entities in which it is or thereby becomes a
partnership may not enter into any agreements with a         participant upon such terms and subject to such
general partner or its affiliates which are not subject      conditions consistent with the AIMCO Operating Part-
to termination without penalty by either party upon not      nership Agreement and applicable law as the general
more than 60 days' written notice. Your partnership may      partner, in its sole and absolute discretion, believes
not lend money to the general partner or its                 to be advisable. Except as expressly permitted by the
affiliates.                                                  AIMCO Operating Partnership Agreement, neither the
                                                             general partner nor any of its affiliates may sell,
                                                             transfer or convey any property to the AIMCO Operating
                                                             Partnership, directly or indirectly, except pursuant to
                                                             transactions that are determined by the general partner
                                                             in good faith to be fair and reasonable.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and, if security is required, to             restrictions on borrowings, and the general partner has
mortgage or subject any assets of your partnership to        full power and authority to borrow money on behalf of
any other security device, to obtain replacements of         the AIMCO Operating Partnership. The AIMCO Operating
any mortgage or other security device and to prepay, in      Partnership has credit agreements that restrict, among
whole or in part, refinance, increase, modify, consoli-      other things, its ability to incur indebtedness. See
date or extend any mortgage or other security device,        "Risk Factors -- Risks of Significant Indebtedness" in
all of the foregoing at such terms and in such amounts       the accompanying Prospectus.
as the general partner, in its sole discretion, deems
to be in the best interests of your partnership. The
general partner may not incur aggregate borrowings in
excess of 80% of the aggregate value of all proper-
ties as of the date of refinancing. The general partner
may not cause your partnership to incur mortgage
financing which, with level payments, would amortize
such financing over a period in excess of 30 years. All
such financing, including all-inclusive and wrap-around
loans and interest-only loans, must provide that no

         2567
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

balloon payments may become due sooner than the earlier of: (1) ten years from the date your partnership acquires the property, or (2) two years beyond the anticipated holding period of the property, provided in such case that a balloon payment may not become due sooner than seven years from the date your partner-ship acquires the property. The general partner may not allow any creditor who makes a non-recourse loan to your partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profit, gain, capital or other property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, the limited partners and their designated       with a statement of the purpose of such demand and at
representatives will be provided, upon written request       such OP Unitholder's own expense, to obtain a current
and after payment of any reasonable expenses for             list of the name and last known business, residence or
copying, a copy of your partnership's agreement of           mailing address of the general partner and each other
limited partnership and/or any amendment thereto             OP Unitholder.
containing the most current listing of partners' names,
addresses and capital contributions.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, your partnership does not limit the             the AIMCO Operating Partnership Agreement, the general
liability of the general partner or its affiliates to        partner is not liable to the AIMCO Operating
your partnership or the limited partners for acts            Partnership for losses sustained, liabilities incurred
undertaken on behalf of your partnership. However, your      or benefits not derived as a result of errors in
partnership will, to the maximum extent permitted by         judgment or mistakes of fact or law of any act or
law, indemnify, save harmless and pay all judgments and      omission if the general partner acted in good faith.
claims against the general partner for any liability,        The AIMCO Operating Partnership Agreement provides for
loss or damage incurred by the                               indemnification of AIMCO,

         2568
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

general partner or by your partnership by reason of any      or any director or officer of AIMCO (in its capacity as
act performed or omitted to be performed by the general      the previous general partner of the AIMCO Operating
partner, including costs and reasonable attorneys' fees      Partnership), the general partner, any officer or
(which attorneys' fees may be paid as incurred) and          director of general partner or the AIMCO Operating
amount expended in the settlement of any claim of            Partnership and such other persons as the general
liability, loss or damage; provided that (1) the             partner may designate from and against all losses,
general partner must have determined, in good faith,         claims, damages, liabilities, joint or several,
that the course of conduct was in the best interests of      expenses (including legal fees), fines, settlements and
your partnership; (2) such liability or loss was not         other amounts incurred in connection with any actions
the result of negligence or misconduct by the general        relating to the operations of the AIMCO Operating
partner; and (3) any such indemnification will be            Partnership, as set forth in the AIMCO Operating
recoverable only from the assets of your partnership         Partnership Agreement. The Delaware Limited Partnership
and not from the assets of the limited partners. All         Act provides that subject to the standards and
judgments against your partnership and the general           restrictions, if any, set forth in its partnership
partner, where the general partner is entitled to            agreement, a limited partnership may, and shall have
indemnification, must first be satisfied from the            the power to, indemnify and hold harmless any partner
assets of your partnership before such general partner       or other person from and against any and all claims and
is responsible for these obligations. The general            demands whatsoever. It is the position of the
partner will not be indemnified for any liability, loss      Securities and Exchange Commission that indemnification
or damage incurred by it in connection with (1) any          of directors and officers for liabilities arising under
liability imposed by law, including liability for            the Securities Act is against public policy and is
negligence or misconduct or (2) any claim or settlement      unenforceable pursuant to Section 14 of the Securities
involving allegations of Federal or state securities         Act of 1933.
law was violated by the general partner unless: (1) the
entity seeking indemnification is successful in
defending such action on the merits and such
indemnification is approved by a court of competent
jurisdiction; (2) such claims have been dismissed with
prejudice on the merits by a court of competent
jurisdiction; or (3) a court of competent jurisdiction
approves a settlement of the claims against the entity
seeking indemnification involving securities law
violations and finds that indemnification of the
settlement and related costs should be made. Any person
seeking indemnification must provide the court with the
current position of the applicable state regulatory
authority regarding indemnification for violations of
securities law. Your partnership will not advance any
funds to the general partners of their affiliates for
legal expenses and other costs incurred as a result of
any legal action initiated against such person by a
limited partner.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and elect a successor general partner upon a         affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning more than 50% of         partner may not be removed as general partner of the
the outstanding units. The managing general partner may      AIMCO Operating Partnership by the OP Unitholders with
not voluntarily withdraw from your partnership. A            or without cause. Under the AIMCO Operating Partnership
general partner (other than the managing general             Agreement, the general partner may, in its sole
partner) may withdraw from your partnership upon             discretion, prevent a transferee of an OP Unit from
providing 60 days' prior written notice to all the           becoming a substituted limited partner pursuant to the
limited partners and, in the opinion of counsel to your      AIMCO Operating Partnership Agreement. The general
partnership, such general partner's withdrawal will not      partner may exercise this right of approval to deter,
adversely affect the tax status of your partnership.         delay or hamper attempts by persons to acquire a
One or more additional general partners may be admitted      controlling interest in the AIMCO Operating Partner-
to your partnership at the discretion of the general         ship. Additionally, the AIMCO Operating Partnership
partner.                                                     Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representations, duties or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, for the benefit of the       Partnership Agreement require the consent of the
limited partners; (2) cures any ambiguity, corrects or       holders of a majority of the outstanding Common OP
supplements any provision which may be inconsistent          Units, excluding AIMCO and certain other limited
with any other                                               exclusions

         2569
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

provision or make any other provisions with respect to       (a "Majority in Interest"). Amendments to the AIMCO
matters or questions arising under your partnership's        Operating Partnership Agreement may be proposed by the
agreement of limited partnership which will not be           general partner or by holders of a Majority in
inconsistent with the provisions of your partnership's       Interest. Following such proposal, the general partner
agreement of limited partnership or violate any              will submit any proposed amendment to the OP
applicable state securities laws; (3) deletes or adds        Unitholders. The general partner will seek the written
any provision required by applicable law; or (4)             consent of the OP Unitholders on the proposed amend-
reflects the addition or substitution of limited             ment or will call a meeting to vote thereon. See
partners. Other amendments to your partnership's             "Description of OP Units -- Amendment of the AIMCO
agreement of limited partnership must be approved by         Operating Partnership Agreement" in the accompanying
the limited partners owning more than 50% of the             Prospectus.
outstanding units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive a fee equal to 2% of Adjusted Cash From              its services as general partner of the AIMCO Operating
Operations (as defined in your partnership's agreement       Partnership. However, the general partner is entitled
of limited partnership) provided that the limited            to payments, allocations and distributions in its
partners have received distributions equal to 10% of         capacity as general partner of the AIMCO Operating
their capital invested in your partnership and may also      Partnership. In addition, the AIMCO Operating Part-
receive reimbursement for expenses incurred in such          nership is responsible for all expenses incurred
capacity.                                                    relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, no limited partner is bound by, or              negligence, no OP Unitholder has personal liability for
personally liable for, the expenses, liabilities or          the AIMCO Operating Partnership's debts and
obligations of your partnership in excess of his             obligations, and liability of the OP Unitholders for
capital contribution and no limited partner is required      the AIMCO Operating Partnership's debts and obligations
to lend funds to your partnership, or make any further       is generally limited to the amount of their invest-
capital contributions after his capital contribution is      ment in the AIMCO Operating Partnership. However, the
paid, or to repay your partnership, any partner or any       limitations on the liability of limited partners for
creditor of your partnership all or any portion of any       the obligations of a limited partnership have not been
negative amount of such limited partner's capital            clearly established in some states. If it were
account.                                                     determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner has a fiduciary             partnership agreement, Delaware law generally requires
responsibility for the safekeeping and use of all funds      a general partner of a Delaware limited partnership to
and assets of your partnership, whether or not in its        adhere to fiduciary duty standards under which it owes
immediate possession or control and that it may not          its limited partners the highest duties of good faith,
employ or permit another to employ such funds or assets      fairness and loyalty and which generally prohibit such
in any manner except for the benefit of your                 general partner from taking any action or engaging in
partnership. The general partner also may not commingle      any transaction as to which it has a conflict of
the funds of your partnership with the funds of any          interest. The AIMCO Operating Partnership Agreement
other person. The general partner may not employ, or         expressly authorizes the general partner to enter into,
permit to employ, the funds or assets of your                on behalf of the AIMCO Operating Partnership, a right
partnership in any manner except for the exclusive           of first opportunity arrangement and other conflict
benefit of your partnership. The general partner, any        avoidance agreements with various affiliates of the
limited partner or any affiliate may engage or possess       AIMCO Operating Partnership and the general partner, on
an interest in any other business venture of every           such terms as the general partner, in its sole and
nature and description, independently or with others         absolute discretion,
including, but not

         2570
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

limited to, the ownership, financing, leasing,               believes are advisable. The AIMCO Operating Partnership
operation, management, brokerage and development of          Agreement expressly limits the liability of the general
real property. Subject to certain exceptions, neither        partner by providing that the general partner, and its
the general partner nor their affiliates are obligated       officers and directors will not be liable or
to present to your partnership any particular invest-        accountable in damages to the AIMCO Operating
ment opportunity, regardless of whether such                 Partnership, the limited partners or assignees for
opportunity is of such character that your partnership       errors in judgment or mistakes of fact or law or of any
could take it if such opportunity were presented to          act or omission if the general partner or such director
your partnership, and each general partner and               or officer acted in good faith. See "Description of OP
affiliate has the right to take for its own account or       Units -- Fiduciary Responsibilities" in the
to recommend to others any such investment opportunity.      accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS              PREFERRED OP UNITS           COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quar-

         2571
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         terly cash distribution at a rate        Operating Partnership Agreement) to
                                         of $      per Preferred OP Unit,         the partners of the AIMCO Operating
                                         subject to adjustments from time to      Partnership. To the extent the
                                         time on or after the fifth               AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
more than 50% of the outstanding         the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may:         Units will have the same voting          such as certain amendments and
(1) dissolve your partnership; (2)       rights as holders of the Common OP       termination of the AIMCO Operating
remove the general partner; (3)          Units. See "Description of OP            Partnership Agreement and certain
amend your partnership's agreement       Units" in the accompanying               transactions such as the
of limited partnership, subject to       Prospectus. So long as any               institution of bankruptcy
certain exceptions; (4) elect a          Preferred OP Units are outstand-         proceedings, an assignment for the
successor general partner; and (5)       ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale of        or consent of partners required by       transfers by the general partner of
all or substantially all of the          law or by the AIMCO Operating            its interest in the AIMCO Operating
assets of your partnership.              Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
being removed from office,               be necessary for effecting any           ship Agreement, the general partner
withdrawing or becoming in-              amendment of any of the provisions       has the power to effect the
solvent. Your partnership will not       of the Partnership Unit Desig-           acquisition, sale, transfer,
be dissolved but will be continued       nation of the Preferred OP Units         exchange or other disposition of
by the limited partners if: (1) the      that materially and adversely            any assets of the AIMCO Operating
remaining general partner elects to      affects the rights or preferences        Partnership (including, but not
continue the business within 60          of the holders of the Preferred OP       limited to, the exercise or grant
days following one of the above          Units. The creation or issuance of       of any conversion, option,
events, or (2) if there is no            any class or series of partnership       privilege or subscription right or
remaining general partner, the           units, including, without                any other right available in
limited partners owning more than        limitation, any partnership units        connection with any assets at any
50% of the outstanding units elects      that may have rights senior or           time held by the AIMCO Operating
a successor general partner.             superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution

         2572
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  and Winding Up" in the accompanying
                                                                                  Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
from Operations are made within 45       provided, however, that at any time      portion as the general partner may
to 60 days after the end of each         and from time to time on or after        in its sole and absolute discretion
semi-annual period. The distribu-        the fifth anniversary of the issue       determine, of Available Cash (as
tions payable to the partners are        date of the Preferred OP Units, the      defined in the AIMCO Operating
not fixed in amount and depend upon      AIMCO Operating Partnership may          Partnership Agreement) generated by
the operating results and net sales      adjust the annual distribution rate      the AIMCO Operating Partnership
or refinancing proceeds available        on the Preferred OP Units to the         during such quarter to the general
from the disposition of your             lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

         2573
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer all       There is no public market for the        There is no public market for the
or part of his units to any person       Preferred OP Units and the               OP Units. The AIMCO Operating Part-
if: (1) the transfer is not for          Preferred OP Units are not listed        nership Agreement restricts the
less than five units and if the          on any securities exchange. The          transferability of the OP Units.
transferor retains any units, the        Preferred OP Units are subject to        Until the expiration of one year
transferor has not less than five        restrictions on transfer as set          from the date on which an OP
units; (2) the transfer does not         forth in the AIMCO Operating             Unitholder acquired OP Units,
violate any provision of your            Partnership Agreement.                   subject to certain exceptions, such
partnership's agreement of limited                                                OP Unitholder may not transfer all
partnership or any applicable            Pursuant to the AIMCO Operating          or any portion of its OP Units to
securities laws; and (3) the             Partnership Agreement, until the         any transferee without the consent
transfer of units when added to all      expiration of one year from the          of the general partner, which
other assignments taking place in        date on which a holder of Preferred      consent may be withheld in its sole
the preceding 12 months, in the          OP Units acquired Preferred OP           and absolute discretion. After the
opinion of counsel to your               Units, subject to certain                expiration of one year, such OP
partnership, does not terminate          exceptions, such holder of               Unitholder has the right to
your partnership for tax purposes.       Preferred OP Units may not transfer      transfer all or any portion of its
No assignee may become a substitute      all or any portion of its Pre-           OP Units to any person, subject to
limited partner unless: (1) the          ferred OP Units to any transferee        the satisfaction of certain
above requirements for a transfer        without the consent of the general       conditions specified in the AIMCO
of a limited partner's are               partner, which consent may be            Operating Partnership Agreement,
satisfied; (2) the written               withheld in its sole and absolute        including the general partner's
assignment indicates the as-             discretion. After the expiration of      right of first refusal. See
signee's intent to become a              one year, such holders of Preferred      "Description of OP Units --
substitute limited partner; (3) the      OP Units has the right to transfer       Transfers and Withdrawals" in the
assignee executes a written              all or any portion of its Preferred      accompanying Prospectus.
acceptance and adoption of your          OP Units to any person, subject to
partnership's agreement of limited       the satisfaction of certain              After the first anniversary of
partnership; (4) the assignee pays       conditions specified in the AIMCO        becoming a holder of Common OP
all reasonable expenses connected        Operating Partnership Agreement,         Units, an OP Unitholder has the
to such assignment; (5) the              including the general partner's          right, subject to the terms and
assignor and assignee execute and        right of first refusal.                  conditions of the AIMCO Operating
acknowledge any other instruments                                                 Partnership Agreement, to require
that the general partner deems           After a one-year holding period, a       the AIMCO Operating Partnership to
necessary or desirable; and (6) the      holder may redeem Preferred OP           redeem all or a portion of the
general partner files an amendment       Units and receive in exchange            Common OP Units held by such party
to the certificate of limited            therefor, at the AIMCO Operating         in exchange for a cash amount based
partnership.                             Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2574

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2575

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2576

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2577

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2578

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2579

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

           PREFERRED OP UNITS                  CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2580
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2581
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2582

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 2% of Adjusted Cash From Operations (as defined in your partnership's agreement of limited partnership) provided that the limited partners have received distributions equal to 10% of their capital invested in your partnership. The general partner also receives reimbursement for expenses incurred in such capacity. The general partner received compensation and reimbursements totaling $143,000 in 1996, $149,000 in 1997, and $75,000 for the first six months of
1998. In addition, your partnership accrued management fees of $18,000 in 1996, $19,000 in 1997 and $10,000 for the first six months of 1998. The property manager received management fees of $259,000 in 1996, $258,000 in 1997 and $135,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans

         2583

may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Davidson Growth Plus, L.P. was organized on May 22, 1986, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: The Fairway Apartments, a 256-unit complex in Plano, Texas and The Village Apartments, a 112-unit complex in Brandon, Florida and an 82.5% interest in a joint venture, which owns Brighton Crest Apartments, a 320-unit complex in Marietta, Georgia. The general partner of your partnership is Davidson Growth Plus GP Corporation, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 28,371.5 units issued and outstanding, which were held of record by 2,778 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated August 13, 1986, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell and/or refinance its properties five to seven years after their acquisition. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2011, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited

         2584

     partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership does not limit the liability of the general partner or its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will, to the maximum extent permitted by law, indemnify, save harmless and pay all judgments and claims against the general partner for any liability, loss or damage incurred by the general partner or by your partnership by reason of any act performed or omitted to be performed by the general partner, including costs and reasonable attorneys' fees (which attorneys' fees may be paid as incurred) and amount expended in the settlement of any claim of liability, loss or damage; provided that (1) the general partner must have determined, in good faith, that the course of conduct was in the best interests of your partnership; (2) such liability or loss was not the result of negligence or misconduct by the general partner; and (3) any such indemnification will be recoverable only from the assets of your partnership and not from the assets of the limited partners. All judgments against your partnership and the general partner, where the general partner is entitled to indemnification, must first be satisfied from the assets of your partnership before such general partner is responsible for these obligations. The general partner will not be indemnified for any liability, loss or damage incurred by it in connection with (1) any liability imposed by law, including liability for negligence or misconduct or (2) any claim or settlement involving allegations of Federal or state securities law were violated by the general partner unless: (1) the entity seeking indemnification is successful in defending such action on the merits and such indemnification is approved by a court of competent jurisdiction; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims against the entity seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made. Any person seeking indemnification must provide the court with the current position of the applicable state regulatory authority regarding indemnification for violations of securities law. Your partnership will not advance any funds to the general partners or their affiliates for legal expenses and other costs incurred as a result of any legal action initiated against such person by a limited partner. Your partnership may advance funds to the general partners or their affiliates for legal expenses and other costs incurred as a result of a legal action if:
(1) the

         2585

     legal action relates to the performance of duties or services by the general partners or their affiliates on behalf of your partnership for which they could be indemnified; (2) the legal action is initiated by a third party who is not a limited partner; and (3) the person receiving the advance undertakes to repay the advanced funds to your partnership if he is not entitled to indemnification.

     Your partnership will not pay for any insurance covering liability of the general partner for actions or omissions for which indemnification is not permitted under your partnership's agreement of limited partnership; provided, however, that nothing contained in your partnership's agreement of limited partnership will preclude your partnership from purchasing and paying for such types of insurance as would be customary for any person owning comparable assets and engaged in a similar business.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $47.47
January 1, 1996 - December 31, 1996.........................      25.98
January 1, 1997 - December 31, 1997.........................      24.57
January 1, 1998 - June 30, 1998.............................      11.91

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately an 11.65% interest in your partnership, including 2,482.83 units held by us and the interest held by Davidson Growth Plus GP Corporation, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $141,735
1995........................................................     149,569
1996........................................................     143,000
1997........................................................     149,000
1998 (through June 30)......................................      75,000

     In addition, your partnership accrued management fees of $18,000 in 1996, $19,000 in 1997, and $10,000 for the first six months of 1998.

         2586

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $229,833
1995........................................................    242,834
1996........................................................    259,000
1997........................................................    258,000
1998 (through June 30)......................................    135,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time

         2587

parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Davidson Growth Plus, L.P. appearing in Davidson Growth Plus, L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2588

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2589

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2590

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2591

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2592

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2593

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2594

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2595

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2596

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2597

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       DAVIDSON INCOME REAL ESTATE, L.P.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $552.00 per unit and an affiliate estimated the net liquidation value of your units to be $535.29 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2598

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER...........   S-1
SUMMARY.........................................   S-7
  The AIMCO Operating Partnership...............   S-7
  Affiliation with your General Partner.........   S-7
  The Offer.....................................   S-7
  Risk Factors..................................   S-7
  Background and Reasons for the Offer..........  S-12
  Terms of the Offer............................  S-14
  Certain Federal Income Tax Matters............  S-16
  Valuation of Units............................  S-16
  Fairness of the Offer.........................  S-17
  Stanger Analysis..............................  S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership.......................  S-18
  Comparison of Your Units and AIMCO OP Units...  S-18
  Conflicts of Interest.........................  S-18
  Your Partnership..............................  S-19
  Source and Amount of Funds and Transactional
    Expenses....................................  S-19
  Summary Financial Information of AIMCO
    Properties, L.P. ...........................  S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P. ......  S-22
  Summary Financial Information of Davidson
    Income Real Estate, L.P. ...................  S-25
  Comparative Per Unit Data.....................  S-25
THE AIMCO OPERATING PARTNERSHIP.................  S-26
RISK FACTORS....................................  S-26
  Risks to Unitholders Who Tender Their Units in
    the Offer...................................  S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer..........................  S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer..........................  S-28
BACKGROUND AND REASONS FOR THE OFFER............  S-29
  Background of the Offer.......................  S-29
  Alternatives Considered.......................  S-30
  Expected Benefits of the Offer................  S-31
THE OFFER.......................................  S-33
  Terms of the Offer; Expiration Date...........  S-33
  Acceptance for Payment and Payment for
    Units.......................................  S-33
  Procedure for Tendering Units.................  S-34
  Withdrawal Rights.............................  S-37
  Extension of Tender Period; Termination;
    Amendment...................................  S-37
  Proration.....................................  S-38
  Fractional OP Units...........................  S-38
  Future Plans of the AIMCO Operating
    Partnership.................................  S-38
  Voting by the AIMCO Operating Partnership.....  S-39
  Dissenters' Rights............................  S-39
  Conditions of the Offer.......................  S-39
  Effects of the Offer..........................  S-41
  Certain Legal Matters.........................  S-42
  Fees and Expenses.............................  S-44
  Accounting Treatment..........................  S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS..............  S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units................................  S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units................................  S-45
  Tax Consequences of Exchanging Units Solely
    for Cash....................................  S-46
  Adjusted Tax Basis............................  S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer................................  S-47
  Passive Activity Losses.......................  S-47
  Foreign Offerees..............................  S-48
VALUATION OF UNITS..............................  S-48
FAIRNESS OF THE OFFER...........................  S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness....................................  S-49
  Fairness to Unitholders who Tender their
    Units.......................................  S-50
  Fairness to Unitholders who do not Tender
    their Units.................................  S-51
  Comparison of Consideration to Alternative
    Consideration...............................  S-51
  Allocation of Consideration...................  S-54
STANGER ANALYSIS................................  S-55
  Experience of Stanger.........................  S-55
  Summary of Materials Considered...............  S-55
  Summary of Reviews............................  S-56
  Conclusions...................................  S-57
  Assumptions, Limitations and Qualifications...  S-57
  Compensation and Material Relationships.......  S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP.........................  S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS.....  S-65
DESCRIPTION OF PREFERRED OP UNITS...............  S-69
  General.......................................  S-69
  Ranking.......................................  S-69
  Distributions.................................  S-69
  Allocation....................................  S-70
  Liquidation Preference........................  S-70
  Redemption....................................  S-71
  Voting Rights.................................  S-71
  Restrictions on Transfer......................  S-71
DESCRIPTION OF CLASS I PREFERRED STOCK..........  S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK...............................  S-74
CONFLICTS OF INTEREST...........................  S-77
  Conflicts of Interest with Respect to the
    Offer.......................................  S-77
  Conflicts of Interest that Currently Exist for
    Your Partnership............................  S-77
  Competition Among Properties..................  S-77
  Features Discouraging Potential Takeovers.....  S-77
  Future Exchange Offers........................  S-77

         2599

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP................................  S-78
  General.......................................  S-78
  Additional Information Concerning Your
    Partnership.................................  S-78
  Originally Anticipated Term of the
    Partnership.................................  S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties......  S-79
  Property Management...........................  S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership.................  S-79
  Distributions.................................  S-80
  Beneficial Ownership of Interests in Your
    Partnership.................................  S-80
  Compensation Paid to the General Partner and
    its Affiliates..............................  S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES......................................  S-81
LEGAL MATTERS...................................  S-82
EXPERTS.........................................  S-82
OPINION OF ROBERT A. STANGER & CO., INC. .......   A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ...............................   B-1

         2600

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Davidson Income Real Estate, L.P. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Davidson Diversified Properties, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2601

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2602

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $7.24 per unit for the six months
     ended June 30, 1998 (equivalent to $       on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2603

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $90.00 per unit to $660.00 per unit from January 1, 1997 to September 30, 1998. The general partner of your partnership has information that indicates this reported sale price was for two, isolated transactions for a minimal number of units and such sales price was materially higher than the range of sales price for all other transactions during these two years.

     As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $552.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $535.29 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

         2604

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans).

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2605

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2606

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2607

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $552.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $535.29 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $90.00 per unit to $660.00 per unit from January 1, 1997 to September 30, 1998. The general partner of your partnership has information that indicates this reported sale price was for two, isolated transactions for a minimal number of units and such sales price was materially higher than the range of sales price for all other transactions during these two years.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within

         2608

any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         2609

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         2610

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         2611

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 4.9% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such

         2612

     assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

         2613

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

         2614

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2615

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2616

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration by the $100.00 liquidation preference of each Preferred OP Unit to get per unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $90.00 to $660.00(a)
  Estimated liquidation proceeds............................   $

---------------

(a) The general partner of your partnership has information that indicates this reported sale price was for two, isolated transactions for a minimal number of units and such sales price was materially higher than the range of sales price for all other transactions during January 1, 1997 to September 30, 1998.

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's

         2617

investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 2% of adjusted cash from operations (as defined in your partnership's agreement of limited partnership) after your partnership has made distributions to limited partners in any year equal to 10% of their invested capital, and an additional 5% of adjusted cash from operations after 15% of the limited partners' invested capital has been returned. The general partner also receives reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements for expenses of $61,000 for the first six months of 1998. The property manager received management fees of $114,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could

         2618

be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Davidson Income Real Estate, L.P. was organized on April 30, 1985, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following four residential apartment complexes: Northsprings Apartments, a 120-unit complex in Atlanta, Georgia; Lakeside Apartments, a 216-unit complex in Charlotte, North Carolina; Bexley House Apartments, a 64-unit complex in Columbus, Ohio; and Covington Pointe Apartments, a 180-unit complex in Dallas, Texas, and a 17.5% interest in a joint venture, which owns Brighton Crest Apartments, a 320-unit complex in Marietta, Georgia. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of August 1, 1998, there were 26,776 units of limited partnership interest issued and outstanding, which were held of record by 3,036 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2619

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2620

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2621

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2622

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2623

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2624

       SUMMARY FINANCIAL INFORMATION OF DAVIDSON INCOME REAL ESTATE, L.P.

     The summary financial information of Davidson Income Real Estate, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Davidson Income Real Estate, L.P. for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       DAVIDSON INCOME REAL ESTATE, L.P.

                                                                 FOR THE SIX MONTHS         FOR THE YEAR ENDED
                                                                   ENDED JUNE 30,              DECEMBER 31,
                                                                --------------------    --------------------------
                                                                 1998        1997        1997      1996      1995
                                                                -------    ---------    ------    ------    ------
                                                                         (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................    $2,291      $2,332      $4,728    $4,709    $4,564
Net Income (Loss)...........................................        18          68         (77)       42      (216)
Net Income (Loss) per limited partnership unit..............      0.65        2.46       (2.80)     1.54     (7.84)
Distributions per limited partnership unit..................      7.24        6.35       13.56     17.40     21.75

                                                                   JUNE 30,                 DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $13,944    $14,355    $14,138    $14,658    $15,053
Total Assets................................................   15,921     16,520     16,269     16,782     17,220
Notes Payable...............................................   11,957     12,062     12,011     12,112     11,932
Partners' Capital (Deficit).................................    3,475      4,002      3,657      4,111      4,549

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          DAVIDSON INCOME REAL
                                                                       PARTNERSHIP                ESTATE, L.P.
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $7.24         $13.56

         2625

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $90.00 per unit to $660.00 per unit from January 1, 1997 to September 30, 1998. The general partner of your partnership has information that indicates this reported sale price was for two, isolated transactions for a minimal number of units and such sales price was materially higher than the range of sales price for all other transactions during these two years.

     As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $552.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $535.29 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partner-

         2626

     ship's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         2627

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $7.24 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         2628

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Residential Group, L.P., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 4.9% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         2629

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of        1998, the AIMCO Operating Partnership
has made offers to many of the Insignia Partnerships, including your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In August 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer at a cash purchase price of $375.00 per unit.

     Prior to such tender offer, Madison Partnership Liquidity Investors 64, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $200.00 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2630

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         2631

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2632

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2633

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for units held by IRAs and Keogh Plans). No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         2634

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2635

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2636

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2637

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2638

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2639

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998, (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998, (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2640

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2641

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 361 units in your partnership have been transferred during the preceding twelve months (representing approximately 1.35% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2642

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2643

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2644

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2645

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2646

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2647

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                   1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                     OPERATING INCOME        RATE            VALUE
  --------                                     ----------------   --------------   --------------
  Northsprings Apartments....................  $                           %       $
  Lakeside Apartments........................
  Bexley House Apartments (I & II)...........
  Covington Pointe Apartments................
  Brighton Crest Apartments (joint
    venture).................................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2648

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2649

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $7.24 (equivalent to $     on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2650

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2651

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $90.00 to $660.00(a)
  Estimated liquidation proceeds............................  $

---------------

(a) The general partner of your partnership has information that indicates this reported sale price was for two, isolated transactions for a minimal number of units and such sales price was materially higher than the range of sales price for all other transactions during January 1, 1997 to September 30, 1998.

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 917 units (representing less than 3.5% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       DAVIDSON INCOME REAL ESTATE, L.P.
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $ 90.00     $660.00             (d)         (d)
  Second Quarter..................................     195.00      500.00(c)   $ 33.00     $343.00
  First Quarter...................................     315.00      500.00(c)          (e)         (e)
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     235.00      500.00       319.00      326.00
  Third Quarter...................................     301.33      331.50       305.00      325.00
  Second Quarter..................................     223.00      325.00       290.00      332.00
  First Quarter...................................     210.00      307.00       250.00      312.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     150.69      296.00       310.00      310.00
  Third Quarter...................................      50.00      286.00       201.00      237.00
  Second Quarter..................................     110.00      152.00           --          --
  First Quarter...................................      85.77      155.00           --          --

         2652

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) The general partner has information that indicates this reported sale price was for two, isolated transactions for a minimal number of units and such sales price was materially higher than the range of sales prices for all other transactions during both quarters.

(d)  Information not yet published.

(e) No units were reported by the Partnership Spectrum as having been sold during this quarter.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

         2653

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Lakeside Apartments was appraised in March 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $7,300,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $552.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $465.00. This net asset value estimate was based on a hypothetical sale of all of your partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         2654

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         2655

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         2656

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         2657

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2658

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

      YOUR PARTNERSHIP                       AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2010.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to invest in, hold and      The purpose of the AIMCO Operating Partnership is to
manage existing income-producing residential real            conduct any business that may be lawfully conducted by
estate. Subject to restrictions contained in your            a limited partnership organized pursuant to the
partnership's agreement of partnership, your                 Delaware Revised Uniform Limited Partnership Act (as
partnership may perform all acts necessary, advisable        amended from time to time, or any successor to such
or convenient to the business of your partnership,           statute) (the "Delaware Limited Partnership Act"),
including borrowing money and creating liens.                provided that such business is to be conducted in a
                                                             manner that permits AIMCO to be qualified as a REIT,
                                                             unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2659
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 30,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, currently, the         No action or consent by the OP Unitholders is required
general partner is prohibited from admitting any             in connection with the admission of any additional OP
additional limited partners. The general partner of          Unitholder. See "Description of OP Units -- Management
your partnership may not issue units in exchange for         by the AIMCO GP" in the accompanying Prospectus.
property.                                                    Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of partnership, your      The AIMCO Operating Partnership may lend or contribute
partnership may not sell or lease any partnership            funds or other assets to its subsidiaries or other
property to any entity in which a general partner or         persons in which it has an equity investment, and such
affiliate of a general partner has an interest or            persons may borrow funds from the AIMCO Operating
purchase or lease any property to your partnership,          Partnership, on terms and conditions established in the
except under certain circumstances. Neither the general      sole and absolute discretion of the general partner. To
partner nor its affiliates has the authority to grant        the extent consistent with the business purpose of the
to themselves or an affiliate an exclusive listing for       AIMCO Operating Partnership and the permitted
the sale of partnership assets. The general partner of       activities of the general partner, the AIMCO Operating
your partnership may not cause your partnership to           Partnership may transfer assets to joint ventures,
enter into any agreements with a general partner or its      limited liability companies, partnerships,
affiliates which are not subject to termination without      corporations, business trusts or other business
penalty by either party upon not more than 60 days           entities in which it is or thereby becomes a
written notice. The general partner may not cause your       participant upon such terms and subject to such
partnership to lend money to the general partner or its      conditions consistent with the AIMCO Operating Part-
affiliates. The general partner of your partnership may      nership Agreement and applicable law as the general
purchase property in its own name or in the name of a        partner, in its sole and absolute discretion, believes
nominee and temporarily hold title thereto for the           to be advisable. Except as expressly permitted by the
purpose of facilitating the acquisition or financing of      AIMCO Operating Partnership Agreement, neither the
such property by your partnership if (1) the property        general partner nor any of its affiliates may sell,
is purchased by your partnership at a purchase price no      transfer or convey any property to the AIMCO Operating
greater than the price paid by the general partner plus      Partnership, directly or indirectly, except pursuant to
closing costs, (2) there is no difference in the             transactions that are determined by the general partner
interest rates on the loans secured by the property at       in good faith to be fair and reasonable.
the time it is acquired by the general partner and the
time it is acquired by your partnership, (3) neither
the general partner nor its affiliates received any
economic advantage by reason of having held title to
the property, and (4) at your partnership's expense,
your partnership receives an opinion from its counsel
that your partnership will be treated as the owner of
the property for federal income tax purposes.
Affiliates of the general partner are entitled to a
property management fee equal to 5% of the annual gross
revenue from the partnership properties for providing
professional property management services for such
properties. Neither the general partner nor its
affiliates may enter into any contract with your
partnership which would bind your partnership after the
removal, bankruptcy or insolvency of a general partner,
or continue the business with partnership assets after
the occurrence of such an event.

         2660
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage or       restrictions on borrowings, and the general partner has
other lien on any of your partnership's investments.         full power and authority to borrow money on behalf of
The general partner may cause your partnership to            the AIMCO Operating Partnership. The AIMCO Operating
prepay, consolidate, refinance or otherwise modify any       Partnership has credit agreements that restrict, among
of your partnership's debt on such terms and in such         other things, its ability to incur indebtedness. See
amounts as the general partner deems to be in the best       "Risk Factors -- Risks of Significant Indebtedness" in
interests of your partnership. The general partner is        the accompanying Prospectus.
authorized to allow your partnership to borrow money
from certain lenders on a short-term basis. The general
partner is authorized to sell certain properties owned
by your partnership at a price equal to the amount your
partnership paid for each property plus expenses
incurred by your partnership in connection with the
acquisition of each property in order to repay such
short-term loans. The general partner may not pledge or
mortgage an aggregate amount equal to 75% of the
purchase price of your partnership's properties at any
one time, except to refinance existing obligations. The
general partner may not cause your partnership to
finance the purchase of a property with an
all-inclusive or "wraparound" note and mortgage unless
certain conditions are met. Your partnership may not
incur mortgage financing which amortizes over more than
a thirty-year period or which requires a balloon
payment prior to the earlier of (1) ten years from the
date your partnership acquires a property or (2) two
years subsequent to the anticipated holding period of
the property, but no sooner than seven years from the
date your partnership acquired the property, except
with respect to financing representing, in the
aggregate, 25% or less than the total purchase price of
the properties acquired or any financing from an
alternative financing source with a commitment to allow
refinancing to extend the maturity of any such balloon
payment.

                            Review of Investor Lists


Your partnership's agreement of partnership entitles a       Each OP Unitholder has the right, upon written demand
limited partner to inspect your partnership's books and      with a statement of the purpose of such demand and at
records, your partnership agreement, any separate            such OP Unitholder's own expense, to obtain a current
certificates of limited partnership and copies of each       list of the name and last known business, residence or
appraisal of partnership property. Your partnership is       mailing address of the general partner and each other
not required to furnish any limited partner with a copy      OP Unitholder.
of the certificate or certificates of limited
partnership containing the most recent listing of
partners' names and addresses and capital contributions
except upon written request. Your partnership may
charge a reasonable charge for copying.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has

         2661
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             full power and authority to do all things deemed
                                                             necessary or desirable by it to conduct the business of
                                                             the AIMCO Operating Partnership, to exercise all powers
                                                             of the AIMCO Operating Partnership and to effectuate
                                                             the purposes of the AIMCO Operating Partnership. The
                                                             AIMCO Operating Partnership may incur debt or enter
                                                             into other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Your partnership limits the liability of the general         Notwithstanding anything to the contrary set forth in
partner and its affiliates to your partnership or the        the AIMCO Operating Partnership Agreement, the general
limited partners for acts undertaken on behalf of your       partner is not liable to the AIMCO Operating
partnership only to the extent that they are                 Partnership for losses sustained, liabilities incurred
indemnified by your partnership for actions taken where      or benefits not derived as a result of errors in
the general partner determined, in good faith, that the      judgment or mistakes of fact or law of any act or
course of conduct which caused the loss or liability         omission if the general partner acted in good faith.
was in or not opposed to the best interests of your          The AIMCO Operating Partnership Agreement provides for
partnership, provided that such loss, damage,                indemnification of AIMCO, or any director or officer of
liability, cost or expense was not the result of             AIMCO (in its capacity as the previous general partner
negligence or misconduct by such party. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates are entitled to                   partner, any officer or director of general partner or
indemnification by your partnership against any              the AIMCO Operating Partnership and such other persons
liability, loss or damage incurred by them in                as the general partner may designate from and against
connection with the business of your partnership if the      all losses, claims, damages, liabilities, joint or
general partner determined, in good faith, that the          several, expenses (including legal fees), fines,
course of conduct which caused the loss or liability         settlements and other amounts incurred in connection
was in or not opposed to the best interests of your          with any actions relating to the operations of the
partnership, provided that such loss, damage,                AIMCO Operating Partnership, as set forth in the AIMCO
liability, cost or expense was not the result of             Operating Partnership Agreement. The Delaware Limited
negligence or misconduct by such party. Such indemnity       Partnership Act provides that subject to the standards
will be paid only from the assets of your partnership        and restrictions, if any, set forth in its partnership
and not from the assets of the limited partners.             agreement, a limited partnership may, and shall have
Notwithstanding any other provision to the contrary,         the power to, indemnify and hold harmless any partner
the general partner and its affiliates will be liable        or other person from and against any and all claims and
and will not be entitled to indemnity for any loss,          demands whatsoever. It is the position of the
damage or cost resulting from violations of federal or       Securities and Exchange Commission that indemnification
state securities laws in connection with the units           of directors and officers for liabilities arising under
unless there is a successful adjudication of the merits      the Securities Act is against public policy and is
of each count involving such securities law violations,      unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning more      affairs of the AIMCO Operating Partnership. The general
than 50% of the outstanding units. A substitute general      partner may not be removed as general partner of the
partner may be admitted with the consent of the general      AIMCO Operating Partnership by the OP Unitholders with
partner and of the limited partners owning more than         or without cause. Under the AIMCO Operating Partnership
50% of the outstanding units. The general partner may        Agreement, the general partner may, in its sole
admit additional general partners with the consent of a      discretion, prevent a transferee of an OP Unit from
majority in interest of the limited partners. A limited      becoming a substituted limited partner pursuant to the
partner may substitute a transferee of his units in          AIMCO Operating Partnership Agreement. The general
such limited partner's place without the consent of the      partner may exercise this right of approval to deter,
general partner.                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-

         2662
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of partnership may be           With the exception of certain circumstances set forth
amended by the general partner without the consent of        in the AIMCO Operating Partnership Agreement, whereby
the limited partners if such amendment: (1) adds to the      the general partner may, without the consent of the OP
representation, duties or obligations of the general         Unitholders, amend the AIMCO Operating Partnership
partner or its affiliates or surrenders any right or         Agreement, amendments to the AIMCO Operating
power granted to the general partner or its affiliates       Partnership Agreement require the consent of the
for the benefit of the limited partners, (2) cures any       holders of a majority of the outstanding Common OP
ambiguity, corrects or supplements any provisions that       Units, excluding AIMCO and certain other limited
may be inconsistent with any other provision or makes        exclusions (a "Majority in Interest"). Amendments to
any other provision with respect to matters or               the AIMCO Operating Partnership Agreement may be
questions arising under your partnership's agreement of      proposed by the general partner or by holders of a
limited partnership consistent with the provisions of        Majority in Interest. Following such proposal, the
your partnership's agreement of limited partnership,         general partner will submit any proposed amendment to
(3) deletes or adds any provision required by any            the OP Unitholders. The general partner will seek the
applicable government agency, (4) lessens the                written consent of the OP Unitholders on the proposed
possibility, in the general partner's opinion, that          amendment or will call a meeting to vote thereon. See
your limited partnership units may be considered "plan       "Description of OP Units -- Amendment of the AIMCO
assets" under the Employee Retirement Income Security        Operating Partnership Agreement" in the accompanying
Act of 1971, as amended, (5) maintains the status of         Prospectus.
your partnership as an entity which is not taxable as a
corporation for Federal income tax purposes, (6)
reflects the addition or substitution of limited
partners or any reduction of the partners' capital
accounts and (7) adjusts certain provisions of your
partnership's partnership agreement regarding
partnership net income and net loss if such adjustments
maintain your partnership's tax allocations as the
result of any amendment to the federal income tax laws
or any new interpretation of the federal income tax
laws, provided that the general partner must receive an
opinion from your partnership's counsel that such an
adjustment to the net income and net loss provisions
will not materially adversely affect the limited
partners' interests in your partnership. All other
amendments to your partnership's agreement of limited
partnership must be approved by the limited partners
owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership is entitled to       The general partner does not receive compensation for
receive a fee equal to 2% of Adjusted Cash From              its services as general partner of the AIMCO Operating
Operations (as defined your partnership's agreement of       Partnership. However, the general partner is entitled
limited partnership) after your partnership has made         to payments, allocations and distributions in its
distributions to limited partners in any year equal to       capacity as general partner of the AIMCO Operating
10% of their invested capital, and an additional 5% of       Partnership. In addition, the AIMCO Operating Part-
Adjusted Cash From Operations after 15% of the limited       nership is responsible for all expenses incurred
partners' invested capital has been distributed in such      relating to the AIMCO Operating Partnership's ownership
year as compensation for its services as general             of its assets and the operation of the AIMCO Operating
partner and may also receive reimbursement for expenses      Partnership and reimburses the general partner for such
generated in such capacity.                                  expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2663
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of partnership, a         Except for fraud, willful misconduct or gross
limited partner is not liable for any of the expenses,       negligence, no OP Unitholder has personal liability for
liabilities or obligations of your partnership. No           the AIMCO Operating Partnership's debts and
limited partner is required to lend funds to your            obligations, and liability of the OP Unitholders for
partnership, or to make any further capital contribu-        the AIMCO Operating Partnership's debts and obligations
tion after its initial capital contribution is fully         is generally limited to the amount of their invest-
paid. Under applicable law, a limited partner may be         ment in the AIMCO Operating Partnership. However, the
liable to your partnership to the extent of previous         limitations on the liability of limited partners for
distributions made to him if your partnership does not       the obligations of a limited partnership have not been
have sufficient assets to discharge its liabilities.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner of your partnership may not possess      Unless otherwise provided for in the relevant
your partnership's property or assign rights in              partnership agreement, Delaware law generally requires
specific properties of your partnership for other than       a general partner of a Delaware limited partnership to
a partnership purpose. The general partner of your           adhere to fiduciary duty standards under which it owes
partnership has the fiduciary responsibility for the         its limited partners the highest duties of good faith,
safekeeping and use of all funds and assets of your          fairness and loyalty and which generally prohibit such
partnership, whether or not such funds and assets are        general partner from taking any action or engaging in
in the general partner's possession or control. The          any transaction as to which it has a conflict of
general partner may not employ or permit others to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership nor commingle funds of       on behalf of the AIMCO Operating Partnership, a right
your partnership with any other account. The general         of first opportunity arrangement and other conflict
partner may not commingle funds of your partnership          avoidance agreements with various affiliates of the
with any other person or entity. The general partner,        AIMCO Operating Partnership and the general partner, on
any of its affiliates and any limited partners of your       such terms as the general partner, in its sole and
partnership may engage in or possess an interest in any      absolute discretion, believes are advisable. The AIMCO
other business or venture of any nature and                  Operating Partnership Agreement expressly limits the
description, independently or with others, including,        liability of the general partner by providing that the
but not limited to, the ownership, financing, leasing,       general partner, and its officers and directors will
operation, management, brokerage and development of          not be liable or accountable in damages to the AIMCO
real property. Neither the general partner nor its           Operating Partnership, the limited partners or
affiliates are required to present to your partnership       assignees for errors in judgment or mistakes of fact or
any particular investment opportunity, regardless of         law or of any act or omission if the general partner or
whether your partnership could take advantage of such        such director or officer acted in good faith. See
an opportunity. The general partner and its affiliates       "Description of OP Units -- Fiduciary Responsibilities"
have the right to take such an opportunity for its own       in the accompanying Prospectus.
account or recommend such an opportunity to others.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             consid-

         2664
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ered a "publicity traded partnership", in which case
                                                             income and loss from the AIMCO Operating Partnership
                                                             can only be offset against other income and loss from
                                                             the AIMCO Operating Partnership). Income of the AIMCO
                                                             Operating Partnership, however, attributable to
                                                             dividends from the Management Subsidiaries (as defined
                                                             below) or interest paid by the Management Subsidiaries
                                                             does not qualify as passive activity income and cannot
                                                             be offset against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

      YOUR UNITS                PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of partnership, upon the vote of         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
the limited partners owning a            Operating Partnership Agreement,         have voting rights only with
majority of the outstanding units,       the holders of the Preferred OP          respect to certain limited matters
the limited partners may, subject        Units will have the same voting          such as certain amendments and
to certain exceptions, amend your        rights as holders of the Common OP       termination of the AIMCO Operating
partnership's agreement of limited       Units. See "Description of OP            Partnership Agreement and certain
partnership, terminate your              Units" in the accompanying               transactions such as the
partnership, remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale or encumbrance       ing, in addition to any other vote       benefit of creditors and certain
of all or substantially all of the       or consent of partners required by       transfers by the general partner of
assets of your                           law or by the                            its

         2665
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

partnership, extend the term of          AIMCO Operating Partnership Agree-       interest in the AIMCO Operating
your partnership, approve or             ment, the affirmative vote or            Partnership or the admission of a
disapprove the voluntary transfer        consent of holders of at least 50%       successor general partner.
of the general partner interest and      of the outstanding Preferred OP
change the investment objectives         Units will be necessary for              Under the AIMCO Operating Partner-
and policies of your partnership.        effecting any amendment of any of        ship Agreement, the general partner
                                         the provisions of the Partnership        has the power to effect the
A general partner may cause the          Unit Designation of the Preferred        acquisition, sale, transfer,
dissolution of your partnership by       OP Units that materially and             exchange or other disposition of
retiring. Your partnership may be        adversely affects the rights or          any assets of the AIMCO Operating
continued by the remaining general       preferences of the holders of the        Partnership (including, but not
partner within 60 days after the         Preferred OP Units. The creation or      limited to, the exercise or grant
retirement of a general partner,         issuance of any class or series of       of any conversion, option,
or, if none, the limited partners        partnership units, including,            privilege or subscription right or
may agree to continue your               without limitation, any partner-         any other right available in
partnership by electing a successor      ship units that may have rights          connection with any assets at any
general partner upon the vote of         senior or superior to the Preferred      time held by the AIMCO Operating
holders of more than 50% of the          OP Units, shall not be deemed to         Partnership) or the merger,
units within 90 days after the           materially adversely affect the          consolidation, reorganization or
retirement of the general partner.       rights or preferences of the             other combination of the AIMCO
                                         holders of Preferred OP Units. With      Operating Partnership with or into
                                         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
                                         Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of distributable cash      $      per Preferred OP Unit;            tribute quarterly all, or such
from operations are to be made           provided, however, that at any time      portion as the general partner may
quarterly within 45 days after the       and from time to time on or after        in its sole and absolute discretion
close of a quarter. The                  the fifth anniversary of the issue       determine, of Available Cash (as
distributions payable to the             date of the Preferred OP Units, the      defined in the AIMCO Operating
partners are not fixed in amount         AIMCO Operating Partnership may          Partnership Agreement) generated by
and depend upon the operating            adjust the annual distribution rate      the AIMCO Operating Partnership
results and net sales or                 on the Preferred OP Units to the         during such quarter to the general
refinancing proceeds available from      lower of (i)     % plus the annual       partner, the special limited
the disposition of your                  interest rate then applicable to         partner and the holders of Common
partnership's assets.                    U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which                    interests in the AIMCO Operating
                                                                                  Partnership on such

         2666
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         ranks on a parity with its Class H       record date. Holders of any other
                                         Cumulative Preferred Stock. Such         Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer five      There is no public market for the        There is no public market for the
or more units (unless applicable         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
laws require fewer units to be           Preferred OP Units are not listed        nership Agreement restricts the
transferred) to any person by a          on any securities exchange. The          transferability of the OP Units.
written assignment, duly executed        Preferred OP Units are subject to        Until the expiration of one year
by the assignor of the units, the        restrictions on transfer as set          from the date on which an OP
terms of which are not contrary to       forth in the AIMCO Operating             Unitholder acquired OP Units,
any terms of your partnership            Partnership Agreement.                   subject to certain exceptions, such
agreement. The limited partner                                                    OP Unitholder may not transfer all
wishing to transfer his units must       Pursuant to the AIMCO Operating          or any portion of its OP Units to
notify the general partner within        Partnership Agreement, until the         any transferee without the consent
30 days after assignment. A limited      expiration of one year from the          of the general partner, which
partner may not transfer any units       date on which a holder of Preferred      consent may be withheld in its sole
if the units sought to be assigned,      OP Units acquired Preferred OP           and absolute discretion. After the
when combined with other units           Units, subject to certain                expiration of one year, such OP
assigned within the preceding 12         exceptions, such holder of               Unitholder has the right to
months, would result in the sale or      Preferred OP Units may not transfer      transfer all or any portion of its
exchange of 50% or more of the           all or any portion of its Pre-           OP Units to any person, subject to
units of your partnership. Such a        ferred OP Units to any transferee        the satisfaction of certain
transfer is only allowed if, at the      without the consent of the general       conditions specified in the AIMCO
expense of the limited partner           partner, which consent may be            Operating Partnership Agreement,
wishing to assign his units, your        withheld in its sole and absolute        including the general partner's
partnership obtains an opinion of        discretion. After the expiration of      right of first refusal. See
counsel to your partnership that         one year, such holders of Preferred      "Description of OP Units --
such a transfer does not result in       OP Units has the right to transfer       Transfers and Withdrawals" in the
termination of your partnership for      all or any portion of its Preferred      accompanying Prospectus.
Federal tax purposes.                    OP Units to

         2667
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

Such transferee may be substituted       any person, subject to the               After the first anniversary of
as a limited partner if, in              satisfaction of certain conditions       becoming a holder of Common OP
addition to the above requirements:      specified in the AIMCO Operating         Units, an OP Unitholder has the
(1) a written assignment is duly         Partnership Agreement, including         right, subject to the terms and
executed and acknowledged by the         the general partner's right of           conditions of the AIMCO Operating
assignor and assignee specifying         first refusal.                           Partnership Agreement, to require
the number of units being assigned                                                the AIMCO Operating Partnership to
and the intention of the assignor        After a one-year holding period, a       redeem all or a portion of the
that the assignee be substituted as      holder may redeem Preferred OP           Common OP Units held by such party
a limited partner, (2) the assignor      Units and receive in exchange            in exchange for a cash amount based
or the assignee pays a transfer          therefor, at the AIMCO Operating         on the value of shares of Class A
fee, and (3) the assignor and            Partnership's option, (i) subject        Common Stock. See "Description of
assignee have complied with such         to the terms of any Senior Units,        OP Units -- Redemption Rights" in
other conditions as set forth in         cash in an amount equal to the           the accompanying Prospectus. Upon
your partnership's agreement of          Liquidation Preference of the            receipt of a notice of redemption,
limited partnership.                     Preferred OP Units tendered for          the AIMCO Operating Partnership
                                         redemption, (ii) a number of shares      may, in its sole and absolute
                                         of Class I Cumulative Preferred          discretion but subject to the
                                         Stock of AIMCO that pay an               restrictions on the ownership of
                                         aggregate amount of dividends yield      Class A Common Stock imposed under
                                         equivalent to the distributions on       AIMCO's charter and the transfer
                                         the Preferred OP Units tendered for      restrictions and other limitations
                                         redemption and are part of a class       thereof, elect to cause AIMCO to
                                         or series of preferred stock that        acquire some or all of the tendered
                                         is then listed on the New York           Common OP Units in exchange for
                                         Stock Exchange or another national       Class A Common Stock, based on an
                                         securities exchange, or (iii) a          exchange ratio of one share of
                                         number of shares of Class A Common       Class A Common Stock for each Com-
                                         Stock of AIMCO that is equal in          mon OP Unit, subject to adjustment
                                         Value to the Liquidation Preference      as provided in the AIMCO Operating
                                         of the Preferred OP Units tendered       Partnership Agreement.
                                         for redemption. The Preferred OP
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2668

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2669

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2670

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2671

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2672

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2673

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                     CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2674
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2675
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2676

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 2% of adjusted cash from operations (as defined in your partnership's agreement of limited partnership) after your partnership has made distributions to limited partners in any year equal to 10% of their invested capital, and an additional 5% of adjusted cash from operations after 15% of the limited partners' invested capital has been returned. The general partner also may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $153,000 in 1996, $124,000 in 1997, and $61,000 for the first six months of 1998. The property manager received management fees of $233,000 in 1996, $233,000 in 1997 and $114,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans

         2677

may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     Davidson Income Real Estate, L.P. was organized on April 30, 1985 , under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following four residential apartment complexes: Northsprings Apartments, a 120-unit complex in Atlanta, Georgia; Lakeside Apartments, a 216-unit complex in Charlotte, North Carolina; Bexley House Apartments, a 64-unit complex in Columbus, Ohio; and Covington Pointe Apartments, a 180-unit complex in Dallas, Texas, and a 17.5% interest in a joint venture, which owns Brighton Crest Apartments, a 320-unit complex in Marietta, Georgia. The general partner of your partnership is Davidson Diversified Properties, Inc., which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of August 1, 1998, there were 26,776 units issued and outstanding, which were held of record by 3,036 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated July 26, 1985, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell and/or refinance its properties three to seven years after their acquisition . In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2010, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a

         2678

     variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership limits the liability of the general partner and its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership only to the extent that they are indemnified by your partnership for actions taken where the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any liability, loss or damage incurred by them in connection with the business of your partnership if the general partner determined, in good faith, that the course of conduct which caused the loss or liability was in or not opposed to the best interests of your partnership, provided that such loss, damage, liability, cost or expense was not the result of negligence or misconduct by such party. Such indemnity will be paid only from the assets of your partnership and not from the assets of the limited partners. Notwithstanding any other provision to the contrary, the general partner and its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance that insures any party against any liability for which indemnification is not available pursuant to your partnership's agreement of limited partnership.

         2679

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the
periods indicated below. The original cost per unit was $          .

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $21.77
January 1, 1996 - December 31, 1996.........................      17.40
January 1, 1997 - December 31, 1997.........................      13.56
January 1, 1998 - June 30, 1998.............................       7.24

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 4.9% interest in your partnership, including 563 units held by us and the interest held by Davidson Diversified Properties, Inc., as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $159,234
1995........................................................     185,047
1996........................................................     153,000
1997........................................................     124,000
1998 (through June 30)......................................      61,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $210,096
1995........................................................    221,930
1996........................................................    233,000
1997........................................................    233,000
1998 (through June 30)......................................    114,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         2680

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT Merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         2681

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Davidson Income Real Estate, L.P. appearing in Davidson Income Real Estate, L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2682

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2683

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2684

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2685

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2686

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2687

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2688

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2689

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexington Avenue                   Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2690

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2691

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in one office/warehouse and one apartment complex to holding an interest in our large portfolio of properties. In the future, the two properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998

         2692

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Drexel
    Burnham Lambert Real Estate Associates
    II.........................................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-52
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-54
  Assumptions, Limitations and
    Qualifications.............................   S-54
  Compensation and Material Relationships......   S-55
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-56
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-62
DESCRIPTION OF PREFERRED OP UNITS..............   S-66
  General......................................   S-66
  Ranking......................................   S-66
  Distributions................................   S-66
  Allocation...................................   S-67
  Liquidation Preference.......................   S-67
  Redemption...................................   S-68
  Voting Rights................................   S-68
  Restrictions on Transfer.....................   S-68
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-69
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-71
CONFLICTS OF INTEREST..........................   S-74
  Conflicts of Interest with Respect to the
    Offer......................................   S-74
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-74
  Competition Among Properties.................   S-74
  Features Discouraging Potential Takeovers....   S-74
  Future Exchange Offers.......................   S-74
YOUR PARTNERSHIP...............................   S-75
  General......................................   S-75

         2693

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-75
  Term of the Partnership......................   S-75
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-75
  Property Management..........................   S-76
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-76
  Distributions................................   S-76
  Beneficial Ownership of Interests in Your
    Partnership................................   S-76
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-77

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-77
LEGAL MATTERS..................................   S-78
EXPERTS........................................   S-78
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2694

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Drexel Burnham Lambert Real Estate Associates II. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2695

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2696

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $3.81 per unit for the six months
     ended June 30, 1998 (equivalent to $       on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2697

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20 per unit to $138 per unit from January 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2698

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 10 units and if after we purchase any of your units you must retain at least 10 units if any units are retained.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2699

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2700

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2701

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20 per unit to $138 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         2702

and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

         2703

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

         2704

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain

         2705

pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 1% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2706

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         2707

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         2708

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         2709

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         2710

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $20 to $138
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

         2711

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive any annual management fees but may receive reimbursement for expenses incurred in such capacity. The property manager received management fees of $48,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Drexel Burnham Lambert Real Estate Associates, L.P. was organized in 1983, under the laws of the State of New York. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following: a 203 unit residential apartment complex in North Miami Beach, Florida and an 80,410 sq. ft. office and warehouse in Greensboro, North Carolina. Your partnership also owns a 50% Joint Venture interest in the Table Mesa Shopping Center, an 181,636 square feet shopping center located in Boulder, Colorado. The general partner of your partnership is DBL Properties Corporation, which is a majority-owned subsidiary of AIMCO. The property manager is a majority-owned subsidiary of AIMCO and serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 37,273 units of limited partnership interest issued and outstanding, which were held of record by 1,701 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional

         2712

     information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2713


            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2714

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2715

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2716

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2717

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2718

      SUMMARY FINANCIAL INFORMATION OF DREXEL BURNHAM LAMBERT REAL ESTATE
                                 ASSOCIATES II

     The summary financial information of Drexel Burnham Lambert Real Estate Associates II for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Drexel Burnham Lambert Real Estate Associates II for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

                                                                FOR THE SIX
                                                                  MONTHS           FOR THE YEAR ENDED
                                                              ENDED JUNE 30,          DECEMBER 31,
                                                              ---------------   -------------------------
                                                               1998     1997     1997     1996     1995
                                                              ------   ------   ------   ------   -------
                                                                   (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $1,021   $1,749   $2,673   $1,779   $ 1,622
Net Income (Loss)...........................................      99      787      724      (89)     (289)
Net Income (Loss) per limited partnership unit..............    2.63    18.22    16.55    (2.36)    (7.68)
Distributions per limited partnership unit..................    3.81     7.59     0.11     7.59      7.50

                                                                 JUNE 30,             DECEMBER 31,
                                                              ---------------   -------------------------
                                                               1998     1997     1997     1996     1995
                                                              ------   ------   ------   ------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $4,071   $4,387   $4,214   $4,570   $ 9,256
Total Assets................................................   5,701    5,994    5,755    6,264    10,647
Notes Payable...............................................   4,506    4,651    4,580    4,720     8,513
Partners' Capital (Deficit).................................     916    1,023      959      239       611

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING         DREXEL BURNHAM LAMBERT
                                                                       PARTNERSHIP          REAL ESTATE ASSOCIATES II
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $3.81         $0.11

         2719

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $20 per unit to $138 per unit from January 1, 1997 to September 30, 1998. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to

         2720

     remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

         2721

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $3.81 per unit (equivalent to $ on an annualized basis). Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

         2722

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity, that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 16.825% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         2723

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you

         2724

were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2725

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2726

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you
tender a minimum of      units (except for units held by IRAs and Keogh Plans).
You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         2727

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2728

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2729

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2730

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2731

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2732

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2733

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2734

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general
partner's records, approximately                units in your partnership have
been transferred during the twelve months ended December 31, 1997 (representing
approximately      % of the outstanding units). As a result, the AIMCO Operating
Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2735

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (but not your general partner) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2736

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2737

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2738

     received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax

         2739

     basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2740

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                    1997 NET       CAPITALIZATION     CAPITAL      GROSS PROPERTY
          PROPERTY              OPERATING INCOME        RATE        EXPENDITURES       VALUE
-----------------------------   ----------------   --------------   ------------   --------------
Windover Bullvell Park (Phase
  II)                           $                          %        $               $
Presidential House Apartments

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2741

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2742

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $3.81 (equivalent to $       on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2743

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2744

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $20 to $138
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 3,094 units (representing approximately 8.3% of the total outstanding units) has transferred in sales transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods presented, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                     AS REPORTED BY
                                                                 THE GENERAL PARTNER(a)
                                                              -----------------------------
                                                                LOW SALES      HIGH SALES
                                                                  PRICE           PRICE
                                                                PER UNIT        PER UNIT
                                                              -------------   -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................         $20.00         $ 60.00
  Second Quarter............................................          60.00          138.00
  First Quarter.............................................          50.00           60.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................          40.25           86.68
  Third Quarter.............................................          40.00           91.25
  Second Quarter............................................          40.00          120.00
  First Quarter.............................................          23.20           42.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................          34.00           60.22
  Third Quarter.............................................          35.00           58.00
  Second Quarter............................................          40.00           61.00
  First Quarter.............................................  Not Available   Not Available

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this

         2745

     information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

         2746

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

         2747

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure

         2748

     and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2749

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

      YOUR PARTNERSHIP                              AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under New York law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Distributions from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2032.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership was formed to invest in, acquire,           The purpose of the AIMCO Operating Partnership is to
improve, hold, maintain, manage, operate, lease, sell,       conduct any business that may be lawfully conducted by
dispose of and otherwise deal with real estate, real         a limited partnership organized pursuant to the
estate improvements or interests in real estate and          Delaware Revised Uniform Limited Partnership Act (as
real estate improvements, and to engage in any and all       amended from time to time, or any successor to such
activities related or incidental thereto. Your               statute) (the "Delaware Limited Partnership Act"),
partnership's primary objective is to invest mainly in       provided that such business is to be conducted in a
income-producing commercial and residential real             manner that permits AIMCO to be qualified as a REIT,
estate.                                                      unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2750
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 46,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not make loans to the      funds or other assets to its subsidiaries or other
general partner or its affiliates or, subject to             persons in which it has an equity investment, and such
certain exceptions, purchase or lease any real property      persons may borrow funds from the AIMCO Operating
from, sell or lease or any real property to the general      Partnership, on terms and conditions established in the
partner or its affiliates or any partnership in which        sole and absolute discretion of the general partner. To
the general or its affiliates has an interest, nor           the extent consistent with the business purpose of the
enter into any such transactions with respect to real        AIMCO Operating Partnership and the permitted
property in which the general partner or its affiliates      activities of the general partner, the AIMCO Operating
has an interest; provided, however, that your                Partnership may transfer assets to joint ventures,
partnership may enter into a joint venture with the          limited liability companies, partnerships,
general partner or an affiliate so long as such joint        corporations, business trusts or other business
venture does not have or acquire an interest in real         entities in which it is or thereby becomes a
property in which either the general partner or any of       participant upon such terms and subject to such
its affiliates have any interest other than an interest      conditions consistent with the AIMCO Operating Part-
in such joint venture. Subject to certain restrictions,      nership Agreement and applicable law as the general
a wrap-around or all-inclusive note and deed of trust        partner, in its sole and absolute discretion, believes
may be used to finance your partnership's acquisition        to be advisable. Except as expressly permitted by the
of a property. In addition, the general or its               AIMCO Operating Partnership Agreement, neither the
affiliates may not receive interest or other financing       general partner nor any of its affiliates may sell,
charges or fees for any loan to your partnership in          transfer or convey any property to the AIMCO Operating
excess of the lesser of: (1) amounts which would be          Partnership, directly or indirectly, except pursuant to
charged by unrelated lending institutions on comparable      transactions that are determined by the general partner
loans for the same purpose in the same locality or (2)       in good faith to be fair and reasonable.
2% over the prime rate of Citibank N.A. No prepayment
charge or penalty is permitted on any loan made to your
partnership by the general partner or its affiliates.
No property of your partnership may secure any loan
made to your partnership by the general partner or its
affiliate if at the commencement of the loan any
payment of principal or interest is to be made more
than 2 years after the date of the loan. The general
partner and any of its affiliates may not provide
permanent financing to your partnership. Each
agreement, contract or arrangement between your
partnership and the general partner (other than your
partnership's agreement of limited partnership) or an
affiliate of the general partner must be terminable by
either party, without penalty, on not more than sixty
days' prior written notice.

         2751
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and as security, to mortgage or              restrictions on borrowings, and the general partner has
otherwise place liens upon all or part of any property       full power and authority to borrow money on behalf of
of your partnership. The aggregate amount that may be        the AIMCO Operating Partnership. The AIMCO Operating
incurred by your partnership in connection with your         Partnership has credit agreements that restrict, among
partnership's acquisition of any property plus the           other things, its ability to incur indebtedness. See
aggregate amount of all other mortgage debt on your          "Risk Factors -- Risks of Significant Indebtedness" in
partnership's properties at the time of such                 the accompanying Prospectus.
acquisition will not exceed 75% of the purchase price
of all properties owned by your partnership. The total
of the mortgage indebtedness which may be incurred by
your partnership for the acquisition of any single
property plus the amount of other mortgage debt on such
property will not exceed 85% of the purchase price of
such property. The total of the amount refinanced for
any of your partnership's properties plus the aggregate
amount of all other mortgage debt on your partner-
ship's properties will not exceed 75% of the aggregate
value of all of your partnership's properties as of the
date of such refinancing. In connection with the
purchase of any property by your partnership, the
general partner will not obtain first mortgage
financing, including any all-inclusive or wrap-around
note and deed of trust, containing a balloon payment
which does not contain the following provisions, unless
prior approval from the California Department of
Corporations is obtained: (1) such balloon payment will
not be due and payable prior to the later of ten years
from the commencement date of the loan, or three years
from the acquisition date of the property by our
partnership, and (2) such loan will provide for regular
payments in an amount which would be sufficient to
self-liquidate the loan over a twenty to thirty-year
period. Secondary financing incurred in connection with
the purchase, if any, must be fully amortizing or if
not fully amortizing must not be due and payable during
the expected holding period of the property. No
creditor, as a result of making any loan to your
partnership, may acquire any interest in the profits,
capital or property of your partnership other than as a
secured creditor of your partnership.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, the limited partners and their designated       with a statement of the purpose of such demand and at
representatives have the right to make copies of or,         such OP Unitholder's own expense, to obtain a current
upon written request and after payment of the                list of the name and last known business, residence or
reasonable expense of duplication, a limited partner         mailing address of the general partner and each other
will be provided with a copy of the certificate or           OP Unitholder.
certificates of limited partnership containing the most
current listing of partners' names, addresses and
capital contributions.

                               Management Control


Under your partnership's agreement of limited                All management powers over the business and affairs of
partnership, the general partner has exclusive               the AIMCO Operating Partnership are vested in AIMCO-GP,
authority to manage the operations and affairs of your       Inc., which is the general partner. No OP Unitholder
partnership and to make all decisions regarding the          has any right to participate in or exercise control or
business of your partnership. The general partner has        management power over the business and affairs of the
all of the rights and powers of a general partner under      AIMCO Operating Partnership. The OP Unitholders have
New York partnership law and as otherwise provided by        the right to vote on certain matters described under
law, and any action taken by the general partner             "Comparison of Ownership of Your Units and AIMCO OP
constitutes the act of and bind your partnership. No         Units -- Voting Rights" below. The general partner may
limited partner may take part in the management of the       not be removed by the OP Unitholders with or without
business of your partnership, transact any business for      cause.
your partnership or have the power to sign for or to
bind your partnership to any agreement, or document,         In addition to the powers granted a general partner of
said powers being vested solely and exclusively in the       a limited partnership under applicable law or that are
general partner.                                             granted to the general

         2752
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             partner under any other provision of the AIMCO
                                                             Operating Partnership Agreement, the general partner,
                                                             subject to the other provisions of the AIMCO Operating
                                                             Partnership Agreement, has full power and authority to
                                                             do all things deemed necessary or desirable by it to
                                                             conduct the business of the AIMCO Operating
                                                             Partnership, to exercise all powers of the AIMCO
                                                             Operating Partnership and to effectuate the purposes of
                                                             the AIMCO Operating Partnership. The AIMCO Operating
                                                             Partnership may incur debt or enter into other similar
                                                             credit, guarantee, financing or refinancing
                                                             arrangements for any purpose upon such terms as the
                                                             general partner determines to be appropriate, and may
                                                             perform such other acts and duties for and on behalf of
                                                             the AIMCO Operating Partnership as are provided in the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner is authorized to execute, deliver and perform
                                                             certain agreements and transactions on behalf of the
                                                             AIMCO Operating Partnership without any further act,
                                                             approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, neither the general partner nor its             the AIMCO Operating Partnership Agreement, the general
affiliates are liable to your partnership or the             partner is not liable to the AIMCO Operating
limited partners for any loss or damage incurred for         Partnership for losses sustained, liabilities incurred
any act performed or omitted in good faith in                or benefits not derived as a result of errors in
connection with the activities of your partnership or        judgment or mistakes of fact or law of any act or
in dealing with third parties on behalf of your              omission if the general partner acted in good faith.
partnership, if such act or omission does not                The AIMCO Operating Partnership Agreement provides for
constitute fraud, negligence, misconduct or breach of        indemnification of AIMCO, or any director or officer of
fiduciary duty. In addition, your partnership will           AIMCO (in its capacity as the previous general partner
indemnify, save harmless and pay all judgments and           of the AIMCO Operating Partnership), the general
claims against the general partner and its affiliates        partner, any officer or director of general partner or
for any liability, loss or damage incurred by them or        the AIMCO Operating Partnership and such other persons
by your partnership for any act performed or omitted to      as the general partner may designate from and against
be performed by them in good faith in connection with        all losses, claims, damages, liabilities, joint or
the activities of your partnership or in dealing with        several, expenses (including legal fees), fines,
third parties on behalf of your partnership, including       settlements and other amounts incurred in connection
costs and attorneys' fees (which attorneys' fees may be      with any actions relating to the operations of the
paid as incurred) and any amounts expended in the            AIMCO Operating Partnership, as set forth in the AIMCO
settlement of any claims of liability, loss or damage        Operating Partnership Agreement. The Delaware Limited
provided that such act or omission of the general            Partnership Act provides that subject to the standards
partner does not constitute fraud, negligence,               and restrictions, if any, set forth in its partnership
misconduct or breach of fiduciary duty by the general        agreement, a limited partnership may, and shall have
partner and provided further that any such indemnifi-        the power to, indemnify and hold harmless any partner
cation will be recoverable only from the assets of your      or other person from and against any and all claims and
partnership and not from the assets of unitholders. All      demands whatsoever. It is the position of the
judgments against your partnership and the general           Securities and Exchange Commission that indemnification
partner, wherein the general partner is entitled to          of directors and officers for liabilities arising under
indemnification, must first be satisfied from your           the Securities Act is against public policy and is
partnership's assets before the general partner will be      unenforceable pursuant to Section 14 of the Securities
responsible for such obligations.                            Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and appoint a successor general partner upon a       affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning more than 50% of         partner may not be removed as general partner of the
the outstanding units. A general partner may                 AIMCO Operating Partnership by the OP Unitholders with
voluntarily withdraw upon providing at least 90 days         or without cause. Under the AIMCO Operating Partnership
written notice to the limited partners. No limited           Agreement, the general partner may, in its sole
partner may substitute a transferee of his units in          discretion, prevent a transferee of an OP Unit from
such limited partner's place without the consent of the      becoming a substituted limited partner pursuant to the
general partner which may be withheld at the sole            AIMCO Operating Partnership Agreement. The general
discretion of the general partner.                           partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to

         2753
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             transfer their OP Units. See "Description of OP
                                                             Units -- Transfers and Withdrawals" in the accompanying
                                                             Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds any      the general partner may, without the consent of the OP
further covenants, restrictions or other provisions, or      Unitholders, amend the AIMCO Operating Partnership
making any deletions for the protection of the limited       Agreement, amendments to the AIMCO Operating
partners; (2) cures an ambiguity or corrects or              Partnership Agreement require the consent of the
supplements any provision in your partnership's agree-       holders of a majority of the outstanding Common OP
ment of limited partnership which may be defective or        Units, excluding AIMCO and certain other limited
inconsistent with any other provisions of your               exclusions (a "Majority in Interest"). Amendments to
partnership's agreement of limited partnership; or (3)       the AIMCO Operating Partnership Agreement may be
is required to comply with any applicable federal or         proposed by the general partner or by holders of a
state law or regulation, provided that any such              Majority in Interest. Following such proposal, the
amendment does not adversely affect the interests of         general partner will submit any proposed amendment to
the limited partners. Other amendments to your               the OP Unitholders. The general partner will seek the
partnership's agreement of limited partnership must be       written consent of the OP Unitholders on the proposed
approved by the limited partners owning more than 50%        amendment or will call a meeting to vote thereon. See
of the outstanding units. No amendment may be made           "Description of OP Units -- Amendment of the AIMCO
that: (1) increases the limited partners' liability or       Operating Partnership Agreement" in the accompanying
changes the contributions required of limited partners,      Prospectus.
their rights and interests under your partnership's
agreement of limited partnership, without the consent
of the general partner and any limited partner
affected; (2) changes the powers, rights and duties of
the general partner without the consent of the general
partner; or (3) amends any provision of your
partnership's agreement of limited partnership
specifying a voting requirement in excess of that
provided, without the consent of all of the limited
partners.

                             Compensation and Fees


Your general partner receives no fees but may receive        The general partner does not receive compensation for
reimbursement for expenses incurred in such capacity.        its services as general partner of the AIMCO Operating
                                                             Partnership. However, the general partner is entitled
                                                             to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2754
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, no limited partner has any personal             negligence, no OP Unitholder has personal liability for
liability, whether to your partnership, to any of the        the AIMCO Operating Partnership's debts and
partners or to the creditors of your partnership, for        obligations, and liability of the OP Unitholders for
the debts of your partnership or any of its losses           the AIMCO Operating Partnership's debts and obligations
beyond his capital contribution. No limited partner has      is generally limited to the amount of their invest-
any personal liability to the other limited partners on      ment in the AIMCO Operating Partnership. However, the
account of their capital contributions or to the             limitations on the liability of limited partners for
general partner, for any deficit in such limited             the obligations of a limited partnership have not been
partner's capital account.                                   clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner, acting through its         partnership agreement, Delaware law generally requires
affiliates, must devote such time to the affairs of          a general partner of a Delaware limited partnership to
your partnership as the general partner in its sole          adhere to fiduciary duty standards under which it owes
discretion deems appropriate. The general partner also       its limited partners the highest duties of good faith,
has the fiduciary responsibility for the safekeeping         fairness and loyalty and which generally prohibit such
and use of all funds and assets of your partnership,         general partner from taking any action or engaging in
whether or not in its immediate possession or control.       any transaction as to which it has a conflict of
The general partner will not employ, or permit another       interest. The AIMCO Operating Partnership Agreement
to employ, such funds or assets in any manner other          expressly authorizes the general partner to enter into,
than for the exclusive benefit of your partnership.          on behalf of the AIMCO Operating Partnership, a right
Subject to certain exceptions, your partnership's funds      of first opportunity arrangement and other conflict
may not be commingled with the funds of any other            avoidance agreements with various affiliates of the
person or entity. The general partner may have other         AIMCO Operating Partnership and the general partner, on
business interests and may engage in other activities,       such terms as the general partner, in its sole and
in addition to those relating to your partnership,           absolute discretion, believes are advisable. The AIMCO
including the rendering of advice or services of any         Operating Partnership Agreement expressly limits the
kind to other investors and the making of other              liability of the general partner by providing that the
investments. The pursuit of such ventures, even if           general partner, and its officers and directors will
competitive with the business of your partnership, will      not be liable or accountable in damages to the AIMCO
not be deemed wrong or improper. No affiliate of the         Operating Partnership, the limited partners or
general partner is obligated to present any particular       assignees for errors in judgment or mistakes of fact or
investment opportunity to your partnership.                  law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         2755
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS                PREFERRED OP UNITS           COMMON OP UNITS


                              Nature of Investment

The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights

Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the units, the             the holders of the Preferred OP          respect to certain limited matters
limited partners may: (1) dis-           Units will have the same voting          such as certain amendments and
solve your partnership; (2) remove       rights as holders of the Common OP       termination of the AIMCO Operating
the general partner; (3) amend your      Units. See "Description of OP            Partnership Agreement and certain
partnership's agreement of limited       Units" in the accompanying               transactions such as the
partnership, subject to certain          Prospectus. So long as any               institution of bankruptcy
exceptions; (4) elect a successor        Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and (5) approve or      ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
being removed                            be necessary for effecting any
                                         amendment of any of the

         2756
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

from office, resigning or becoming       provisions of the Partnership Unit       ship Agreement, the general partner
insolvent. Your partnership will         Designation of the Preferred OP          has the power to effect the
not dissolve but will be continued       Units that materially and adversely      acquisition, sale, transfer,
by the limited partners if they          affects the rights or preferences        exchange or other disposition of
elect to continue the business           of the holders of the Preferred OP       any assets of the AIMCO Operating
within 90 days following one of the      Units. The creation or issuance of       Partnership (including, but not
above events, and elect a successor      any class or series of partnership       limited to, the exercise or grant
general partner.                         units, including, without                of any conversion, option,
                                         limitation, any partnership units        privilege or subscription right or
                                         that may have rights senior or           any other right available in
                                         superior to the Preferred OP Units,      connection with any assets at any
                                         shall not be deemed to materially        time held by the AIMCO Operating
                                         adversely affect the rights or           Partnership) or the merger,
                                         preferences of the holders of            consolidation, reorganization or
                                         Preferred OP Units. With respect to      other combination of the AIMCO
                                         the exercise of the above de-            Operating Partnership with or into
                                         scribed voting rights, each              another entity, all without the
                                         Preferred OP Units shall have one        consent of the OP Unitholders.
                                         (1) vote per Preferred OP Unit.
                                                                                  The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Cash Distributions      $      per Preferred OP Unit;            tribute quarterly all, or such
from Operations will be made at the      provided, however, that at any time      portion as the general partner may
end of each fiscal quarter. The          and from time to time on or after        in its sole and absolute discretion
distributions payable to the             the fifth anniversary of the issue       determine, of Available Cash (as
partners are not fixed in amount         date of the Preferred OP Units, the      defined in the AIMCO Operating
and depend upon the operating            AIMCO Operating Partnership may          Partnership Agreement) generated by
results and net sales or                 adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distribu-                                respect to distri-

         2757
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         tions in excess of cumulative            butions of Available Cash,
                                         distributions on the Preferred OP        distributions upon liquidation or
                                         Units. No interest, or sum of money      other distributions. See "Per Share
                                         in lieu of interest, shall be            and Per Unit Data" in the
                                         payable in respect of any                accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer all       There is no public market for the        There is no public market for the
or part of his units to any person       Preferred OP Units and the               OP Units. The AIMCO Operating Part-
if: (1) the transfer does not            Preferred OP Units are not listed        nership Agreement restricts the
violate any provision of your            on any securities exchange. The          transferability of the OP Units.
partnership's agreement of limited       Preferred OP Units are subject to        Until the expiration of one year
partnership or any applicable laws       restrictions on transfer as set          from the date on which an OP
or regulations; (2) the transfer of      forth in the AIMCO Operating             Unitholder acquired OP Units,
units when added to all other            Partnership Agreement.                   subject to certain exceptions, such
assignments taking place in the                                                   OP Unitholder may not transfer all
preceding 12 months, in the opinion      Pursuant to the AIMCO Operating          or any portion of its OP Units to
of counsel to your partnership,          Partnership Agreement, until the         any transferee without the consent
does not terminate your partnership      expiration of one year from the          of the general partner, which
for Federal tax purposes; and (3)        date on which a holder of Preferred      consent may be withheld in its sole
the transfer is not for less than        OP Units acquired Preferred OP           and absolute discretion. After the
10 units and, if the transferor          Units, subject to certain                expiration of one year, such OP
retains any units, he must retain        exceptions, such holder of               Unitholder has the right to
not less than 10 units. No assignee      Preferred OP Units may not transfer      transfer all or any portion of its
may become a substitute limited          all or any portion of its Pre-           OP Units to any person, subject to
partner unless: (1) the general          ferred OP Units to any transferee        the satisfaction of certain
partner consents in writing to such      without the consent of the general       conditions specified in the AIMCO
substitution, and such consent may       partner, which consent may be            Operating Partnership Agreement,
be withheld at the sole discre-          withheld in its sole and absolute        including the general partner's
tion of the general partner; (2)         discretion. After the expiration of      right of first refusal. See
the assignee executes a written          one year, such holders of Preferred      "Description of OP Units --
acceptance and adoption of your          OP Units has the right to transfer       Transfers and Withdrawals" in the
partnership's agreement of limited       all or any portion of its Preferred      accompanying Prospectus.
partnership; (3) the assignee pays       OP Units to any person, subject to
all reasonable expenses connected        the satisfaction of certain              After the first anniversary of
to such assignment; (4) the              conditions specified in the AIMCO        becoming a holder of Common OP
assignor and assignee execute and        Operating Partnership Agreement,         Units, an OP Unitholder has the
acknowledge any other instruments        including the general partner's          right, subject to the terms and
that the                                 right of first refusal.                  conditions of the AIMCO

         2758
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

general partner deems necessary or                                                Operating Partnership Agreement, to
desirable; and (5) the general           After a one-year holding period, a       require the AIMCO Operating
partner files an amendment to the        holder may redeem Preferred OP           Partnership to redeem all or a
certificate of limited partnership.      Units and receive in exchange            portion of the Common OP Units held
                                         therefor, at the AIMCO Operating         by such party in exchange for a
                                         Partnership's option, (i) subject        cash amount based on the value of
                                         to the terms of any Senior Units,        shares of Class A Common Stock. See
                                         cash in an amount equal to the           "Description of OP
                                         Liquidation Preference of the            Units -- Redemption Rights" in the
                                         Preferred OP Units tendered for          accompanying Prospectus. Upon
                                         redemption, (ii) a number of shares      receipt of a notice of redemption,
                                         of Class I Cumulative Preferred          the AIMCO Operating Partnership
                                         Stock of AIMCO that pay an               may, in its sole and absolute
                                         aggregate amount of dividends yield      discretion but subject to the
                                         equivalent to the distributions on       restrictions on the ownership of
                                         the Preferred OP Units tendered for      Class A Common Stock imposed under
                                         redemption and are part of a class       AIMCO's charter and the transfer
                                         or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2759

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2760

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2761

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2762

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2763

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2764

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

          PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2765
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2766
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2767

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fees but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees
and reimbursements totaling $       in 1996, $19,000 in 1997 and $31,000 for the
first six months of 1998. The property manager received management fees of $64,000 in 1996, $19,000 in 1997 and $48,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2768

                                YOUR PARTNERSHIP

GENERAL

     Drexel Burnham Lambert Real Estate Associates, L.P. was organized in 1983, under the laws of the State of New York. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following a 203 unit residential apartment complex in Greensboro, North Carolina and an 80,410 sq. ft. office and warehouse in North Miami Beach, Florida. The general partner of your partnership is DBL Properties Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 37,273 units of limited partnership interest issued and outstanding, which were held of record by 1,701 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2032, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property.

         2769

     Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, neither the general partner nor its affiliates are liable to your partnership or the limited partners for any loss or damage incurred for any act performed or omitted in good faith in connection with the activities of your partnership or in dealing with third parties on behalf of your partnership, if such act or omission does not constitute fraud, negligence, misconduct or breach of fiduciary duty. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify, save harmless and pay all judgments and claims against the general partner and its affiliates for any liability, loss or damage incurred by them or by your partnership for any act performed or omitted to be performed by them in good faith in connection with the activities of your partnership or in dealing with third parties on behalf of your partnership, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss or damage provided that such act or omission of the general partner does not constitute fraud, negligence, misconduct or breach of fiduciary duty by the general partner and provided further that any such indemnification will be recoverable only from the assets of your partnership and not from the assets of unitholders. All judgments against your partnership and the general partner, wherein the general partner is entitled to indemnification, must first be satisfied from your partnership's assets before the general partner will be responsible for such obligations.

     Your partnership will not pay for any insurance covering liability of the general partner or its affiliates for actions or omissions for which indemnification is not permitted under your partnership's agreement of limited partnership; provided, however, that nothing contained in your partnership's agreement of limited partnership will preclude your partnership from purchasing and paying for such types of insurance as would be customary for any person owning comparable assets and engaged in a similar business.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................      $7.50
January 1, 1996 - December 31, 1996.........................       7.59
January 1, 1997 - December 31, 1997.........................       0.11
January 1, 1998 - June 30, 1998.............................       3.81

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 1% interest in your partnership through the general partner of your partnership. AIMCO and its affiliates have not engaged in the any transactions in units of your partnership within the past 60 days. Except as set forth above, neither the

         2770

     AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $46,939
1995........................................................     46,939
1996........................................................         --
1997........................................................     19,000
1998 (through June 30)......................................     31,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                            FEES
----                                                           -------
1994........................................................   $31,567
1995........................................................    33,402
1996........................................................    34,000
1997........................................................    64,000
1998 (through June 30)......................................    48,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest

         2771

     rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The financial statements of Drexel Burnham Lambert Real Estate Associates II included in the Drexel Burnham Lambert Real Estate Associates II Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Pannell Kerr Forster PC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2772

                                   APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Drexel Burnham Lambert Real Estate Associates, II (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2773

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2774

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2775

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2776

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2777

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2778

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2779

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2780

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2781

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                     FOX STRATEGIC HOUSING INCOME PARTNERS
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1997, an affiliate estimated the net liquidation value of your units to be $492.62 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2782

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Fox
    Strategic Housing Income Partners..........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-53
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-54
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         2783

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2784

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Fox Strategic Housing Income Partners. For each unit that you tender, you
     may choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Fox Capital Management Corporation, the general partner of Fox Partners VIII, the general partners of your partnership, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2785

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2786

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has not paid any distributions since the calendar year
     1995. We will pay fixed quarterly distributions of $               per unit
     on the Tax-Deferral   % Preferred OP Units before any distributions are
     paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is equivalent to
     distributions of $       per year on the number of Tax-Deferral   %
     Preferred OP Units, or $     per year on the number of Tax-Deferral Common
     OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2787

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $148.00 per unit to $315.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $492.62 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100.00 liquidation
     preference of the Tax-Deferral   % Preferred OP Units.

         2788

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2789

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2790

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors"
beginning on page S-     of this Prospectus Supplement and on page 2 of the
accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2791

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $492.62 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $148.00 per unit to $315.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         2792

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         2793

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         2794

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         2795

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 16.8% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         2796

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         2797

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after             , 199 .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         2798

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         2799

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         2800

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $148.00 to $315.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

         2801

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 8% of cash Available For Distribution on a quarterly basis, subject to certain conditions of payment, for its services as general partner and may also receive reimbursement for expenses generated in such capacity. As of December 31, 1997, $492,000 of your general partner's management fees have been subordinated to an 8% annualized return to the limited partners. It is unlikely such fees will ever be paid. The property manager received management fees of $78,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Fox Strategic Housing Income Partners was organized in June 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following: a 164-unit residential apartment complex in Westlake, Ohio and a 180-unit apartment complex in Atlanta, Georgia. The general partner of your partnership is Fox Partners VII of which Fox Capital Management Corporation is the general partner, which is a majority-owned subsidiary of AIMCO. Your property manager is a majority-owned subsidiary of AIMCO. As of January 1, 1998, there were 26,111 units of limited partnership interest issued and outstanding, which were held of record by 1,315 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For

         2802

     additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2803

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                              ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses...........     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management expenses....      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation..........................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                          ----------   ----------   ----------   --------   --------    ---------
                                              62,619       30,779       72,477     39,814     27,483        9,126
                                          ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income......       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses.........      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation.........        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization........................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses..............          --           --           --         --         --           --
  Amortization of management company
    goodwill............................          --           --         (948)      (500)      (428)          --
                                          ----------   ----------   ----------   --------   --------    ---------
                                               3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service company
    business............................          (1)          (2)         (10)        10        (29)         (14)
                                          ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business............       3,892        2,505        2,028      1,717      1,973        1,006
                                          ----------   ----------   ----------   --------   --------    ---------
  General and administrative expenses...      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income.......................      11,350        1,341        8,676        523        658          123
  Interest expense......................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships........................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of unconsolidated
    partnerships(c).....................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill..............      (3,394)        (474)          --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income from operations................      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of properties.....       2,526           --        2,720         44         --           --
  Provision for income taxes............          --           --           --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before extraordinary
    item................................      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt..............          --         (269)        (269)        --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Net income (loss).....................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                          ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................         210          107          147         94         56           48
  Total owned apartment units (end of
    period).............................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period).............................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP Unit.....  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP Unit...  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit................................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities..........................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities............................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                           AIMCO PROPERTIES, L.P.'S
                                               Predecessors(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(B)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............    $ 5,805       $  8,056
  Property operating expenses...........     (2,263)        (3,200)
  Owned property management expenses....         --             --
  Depreciation..........................     (1,151)        (1,702)
                                            -------       --------
                                              2,391          3,154
                                            -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      6,533          8,069
  Management and other expenses.........     (5,823)        (6,414)
  Corporate overhead allocation.........         --             --
  Other assets, depreciation and
    amortization........................       (146)          (204)
  Owner and seller bonuses..............       (204)          (468)
  Amortization of management company
    goodwill............................         --             --
                                            -------       --------
                                                360            983
  Minority interests in service company
    business............................         --             --
                                            -------       --------
  Company's shares of income from
    service company business............        360            983
                                            -------       --------
  General and administrative expenses...         --             --
  Interest income.......................         --             --
  Interest expense......................     (4,214)        (3,510)
  Minority interest in other
    partnerships........................         --             --
  Equity in losses of unconsolidated
    partnerships(c).....................         --             --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................         --             --
  Amortization of goodwill..............         --             --
                                            -------       --------
  Income from operations................     (1,463)           627
  Gain on disposition of properties.....         --             --
  Provision for income taxes............        (36)          (336)
                                            -------       --------
  Income (loss) before extraordinary
    item................................     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt..............         --             --
                                            -------       --------
  Net income (loss).....................    $(1,499)      $    291
                                            =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................          4              4
  Total owned apartment units (end of
    period).............................      1,711          1,711
  Units under management (end of
    period).............................     29,343         28,422
  Basic earnings per Common OP Unit.....        N/A            N/A
  Diluted earnings per Common OP Unit...        N/A            N/A
  Distributions paid per Common OP
    Unit................................        N/A            N/A
  Cash flows provided by operating
    activities..........................      2,678          2,203
Cash flows used in investing
  activities............................       (924)       (16,352)

         2804

                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                              ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities..................  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)................      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common OP
  Units outstanding.....................      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation..........................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets............................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes payable.......   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units............     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................          --           --           --         --         --      107,228
Partners' Capital.......................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                           AIMCO PROPERTIES, L.P.'S
                                               Predecessors(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(B)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities..................    $(1,032)      $ 14,114
Funds from operations(e)................        N/A            N/A
Weighted average number of Common OP
  Units outstanding.....................        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation..........................     33,270         33,701
Total assets............................     39,042         38,914
Total mortgages and notes payable.......     40,873         41,893
Redeemable Partnership Units............         --             --
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................         --             --
Partners' Capital.......................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2805

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2806

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2807

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2808

     SUMMARY FINANCIAL INFORMATION OF FOX STRATEGIC HOUSING INCOME PARTNERS

     The summary financial information of Fox Strategic Housing Income Partners for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Fox Strategic Housing Income Partners for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                     FOX STRATEGIC HOUSING INCOME PARTNERS

                                                           FOR THE SIX MONTHS
                                                             ENDED JUNE 30,          FOR THE YEAR ENDED DECEMBER 31,
                                                           -------------------       --------------------------------
                                                            1998         1997         1997         1996         1995
                                                           ------       ------       ------       ------       ------
                                                                      (IN THOUSANDS EXCEPT FOR UNIT DATA)
OPERATING DATA:
Total Revenues..........................................   $1,670       $1,595       $3,281       $3,198       $3,137
Net Income (Loss).......................................      171           59          106         (281)        (152)
Net Income (Loss) per limited partnership unit..........     5.24         1.80         3.26        (8.96)          --
Distributions per limited partnership unit..............       --           --           --           --        29.99

                                                                JUNE 30,                      DECEMBER 31,
                                                          --------------------      ---------------------------------
                                                           1998         1997         1997         1996         1995
                                                          -------      -------      -------      -------      -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation............  $14,679      $15,194      $14,948      $15,411      $15,847
Total Assets............................................   20,612       20,557       20,056       19,999       20,028
Notes Payable...........................................    8,283        8,321        7,836        7,891        7,788
Partners' Capital (Deficit).............................   11,725       11,507       11,554       11,448       11,729

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          FOX STRATEGIC HOUSING
                                                                       PARTNERSHIP               INCOME PARTNERS
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

         2809

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $148.00 per unit to $315.00 per unit from January 1, 1997 to September 30, 1998. However, we do not believe that these prices represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $492.62 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         2810

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

         2811

     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. No distributions have been made with respect to your units since the calendar year 1995. Therefore, distributions with respect to the Preferred OP Units and Common
OP Units that we are offering are expected to be        , immediately following
our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

         2812

     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 16.825% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         2813

  Previous Tender Offer

     In August, 1998, IPLP, then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 3,919 units (representing approximately 15% of the number outstanding) at a cash purchase price of $260.00 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to

         2814

continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

         2815

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2816

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2817

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. You may tender any or all of your units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         2818

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2819

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2820

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2821

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2822

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2823

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2824

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2825

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 4,554 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 17.44% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         2826

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         2827

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2828

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2829

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         2830

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2831

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                     1997 NET       CAPITALIZATION     CAPITAL      GROSS PROPERTY
PROPERTY                         OPERATING INCOME        RATE        EXPENDITURES       VALUE
--------                         ----------------   --------------   ------------   --------------
Barrington Place                  $                         %         $               $
  Westlake, Ohio
Wood View Apartments
  Atlanta, Georgia

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2832

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2833

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. No distributions with respect to your units have
     been made since 1995. This is equivalent to distributions of $       per
     year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and
     Common OP Units that we are offering are expected to be        ,
     immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2834

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2835

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $148.00 to $315.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1997 to September 30, 1998 an aggregate of 4,996 units (representing less than 19.13% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from October 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate. Prices are not available prior to October 1, 1996.

                     FOX STRATEGIC HOUSING INCOME PARTNERS
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                  AS REPORTED BY
                                                               THE GENERAL PARTNER
                                                              ----------------------
                                                              LOW SALES   HIGH SALES
                                                                PRICE       PRICE
                                                              PER UNIT     PER UNIT
                                                              ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................   $160.00     $286.90
  Second Quarter............................................    201.00      306.87
  First Quarter.............................................    245.00      315.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................    226.00      245.00
  Third Quarter.............................................    148.00      247.56
  Second Quarter............................................    180.00      228.82
  First Quarter.............................................    185.00      240.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................    214.00      230.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading

         2836

     system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Annual Estimates of Net Asset Value. An affiliate of your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase outstanding units. That estimate of your partnership's net asset value per unit as of June 30, 1997 was $492.62. This estimated net asset value is based on a hypothetical sale of the partnership's [properties] and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         2837

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         2838

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         2839

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         2840

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2841

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

         YOUR PARTNERSHIP                         AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available For Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2025.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to invest in, acquire,      The purpose of the AIMCO Operating Partnership is to
manage and ultimately sell income-producing real             conduct any business that may be lawfully conducted by
properties which are improved or capable of improvement      a limited partnership organized pursuant to the
or which will be improved within a reasonable period         Delaware Revised Uniform Limited Partnership Act (as
after acquisition. Your partnership may enter into           amended from time to time, or any successor to such
ventures, partnerships, REITs and other business ar-         statute) (the "Delaware Limited Partnership Act"),
rangements with respect to real estate deemed prudent        provided that such business is to be conducted in a
by the general partner in order to promote the business      manner that permits AIMCO to be qualified as a REIT,
of your partnership, subject to certain restrictions         unless AIMCO ceases to qualify as a REIT. The AIMCO
contained in your partnership's agreement of limited         Operating Partnership is authorized to perform any and
partnership. In addition, your partnership may engage        all acts for the furtherance of the purposes and
in any other business or do any and all acts and things      business of the AIMCO Operating Partnership, provided
which may be necessary, incidental or convenient to          that the AIMCO Operating Partnership may not take, or
carry on your partnership's purpose and business.            refrain from taking, any action which, in the judgment
Subject to restrictions contained in your partnership's      of its general partner could (i) adversely affect the
agreement of partnership, your partnership may perform       ability of AIMCO to continue to qualify as a REIT, (ii)
all acts necessary, advisable or convenient to the           subject AIMCO to certain income and excise taxes, or
business of your partnership, including borrowing money      (iii) violate any law or regulation of any governmental
and creating liens.                                          body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2842
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 100,000 units for          time to the limited partners and to other persons, and
cash. The capital contribution need not be equal for         to admit such other persons as additional limited
all limited partners and no action or consent is             partners, on terms and conditions and for such capital
required in connection with the admission of any             contributions as may be established by the general
additional limited partners. However, after February         partner in its sole discretion. The net capital
28, 1989, the general partner is prohibited from             contribution need not be equal for all OP Unitholders.
admitting any additional limited partners. The general       No action or consent by the OP Unitholders is required
partner of your partnership may not issue units in           in connection with the admission of any additional OP
exchange for property.                                       Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of partnership, the       The AIMCO Operating Partnership may lend or contribute
general partner may not cause your partnership to enter      funds or other assets to its subsidiaries or other
into contracts with itself or its affiliates which           persons in which it has an equity investment, and such
would bind your partnership after the bankruptcy,            persons may borrow funds from the AIMCO Operating
dissolution or liquidation of your partnership. The          Partnership, on terms and conditions established in the
general partner may not grant to itself or an affiliate      sole and absolute discretion of the general partner. To
an exclusive right to sell any partnership assets. The       the extent consistent with the business purpose of the
general partner may not sell or lease real property in       AIMCO Operating Partnership and the permitted
which it or an affiliate has an interest to your             activities of the general partner, the AIMCO Operating
partnership. The general partner may not purchase or         Partnership may transfer assets to joint ventures,
lease real property from your partnership. The general       limited liability companies, partnerships,
partner may lend money to your partnership, but the          corporations, business trusts or other business
general partner may not receive interest or other            entities in which it is or thereby becomes a
financing charges in excess of the lesser of (1) those       participant upon such terms and subject to such
amounts which would be charged by third-party financing      conditions consistent with the AIMCO Operating Part-
institutions on comparable loans for the same purpose        nership Agreement and applicable law as the general
in the same geographic area, or (2) 2% above the prime       partner, in its sole and absolute discretion, believes
lending rate established by Bank of America, N.T. &          to be advisable. Except as expressly permitted by the
S.A. Loans made by the general partner to the                AIMCO Operating Partnership Agreement, neither the
partnership are also subject to certain other                general partner nor any of its affiliates may sell,
requirements in your partnership's agreement of limited      transfer or convey any property to the AIMCO Operating
partnership. Neither the general partner nor its             Partnership, directly or indirectly, except pursuant to
affiliates may receive directly or indirectly a              transactions that are determined by the general partner
commission or fee in connection with the reinvestment        in good faith to be fair and reasonable.
of the proceeds of a financing or refinancing of
partnership property. Neither the general partner nor
its affiliates may enter into an agreement or contract
with your partnership for the development of any
partnership property or the construction of
improvements on any partnership property. The general
partner of your partnership may not cause your partner-
ship to enter into any agreements with itself or its
affiliates which are not in writing and which are not
subject to termination by a majority vote of the
limited partners without penalty upon not more than 60
days written notice to the general partner. The general
partner may not cause your partnership to lend money to
the general partner or its affiliates. The general
partner of your partnership may place record title to
your partnership's assets in the name of a nominee for
any purpose convenient or beneficial to your
partnership.

         2843
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage or       restrictions on borrowings, and the general partner has
other lien on any of your partnership's assets. At no        full power and authority to borrow money on behalf of
time may the general partner cause your partnership to       the AIMCO Operating Partnership. The AIMCO Operating
incur long-term secured indebtedness with respect to         Partnership has credit agreements that restrict, among
any partnership property in an amount equal to 80% of        other things, its ability to incur indebtedness. See
the then-appraised value of such property. Your              "Risk Factors -- Risks of Significant Indebtedness" in
partnership also may not incur indebtedness which            the accompanying Prospectus.
exceeds the sum of (1) 80% of the aggregate purchase
price as to all partnership properties that have not
been refinanced and (2) 80% of the aggregate value as
determined by the lender as of the date of refinancing
as to all properties which have been refinanced. The
general partner may cause your partnership to prepay,
consolidate, refinance or otherwise modify any of your
partnership's debt on such terms and in such amounts as
the general partner deems to be in the best interests
of your partnership. Your partnership may not incur
mortgage financing which amortizes over more than a
thirty-year period or which requires a balloon payment
prior to the earlier of (1) ten years from the date
your partnership acquires a property or (2) two years
subsequent to the anticipated holding period of the
property, but no sooner than seven years from the date
your partnership acquired the property, except with
respect to financing representing, in the aggregate,
25% or less than the total purchase price of the
properties acquired or any financing from an
alternative financing source with a commitment to allow
refinancing to extend the maturity of any such balloon
payment. The general partner may not cause your
partnership to finance the purchase of a property with
an all-inclusive or "wraparound" note and mortgage
unless certain conditions are met.

                            Review of Investor Lists


Your partnership's agreement of partnership entitles a       Each OP Unitholder has the right, upon written demand
limited partner to inspect your partnership's books and      with a statement of the purpose of such demand and at
records, your partnership agreement, any separate            such OP Unitholder's own expense, to obtain a current
certificates of limited partnership and copies of each       list of the name and last known business, residence or
appraisal of partnership property. Your partnership is       mailing address of the general partner and each other
required to furnish any limited partner with a copy of       OP Unitholder.
the list of partners' names and addresses and capital
contributions upon written request and payment of
reasonable costs of duplication.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating

         2844
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership and to effectuate the purposes of the AIMCO
                                                             Operating Partnership. The AIMCO Operating Partnership
                                                             may incur debt or enter into other similar credit,
                                                             guarantee, financing or refinancing arrangements for
                                                             any purpose upon such terms as the general partner
                                                             determines to be appropriate, and may perform such
                                                             other acts and duties for and on behalf of the AIMCO
                                                             Operating Partnership as are provided in the AIMCO
                                                             Operating Partnership Agreement. The general partner is
                                                             authorized to execute, deliver and perform certain
                                                             agreements and transactions on behalf of the AIMCO
                                                             Operating Partnership without any further act, approval
                                                             or vote of the OP Unitholders.

                    Management Liability and Indemnification


The general partner of your partnership has no               Notwithstanding anything to the contrary set forth in
liability to the partnership or any limited partner for      the AIMCO Operating Partnership Agreement, the general
any loss suffered by your partnership which arises out       partner is not liable to the AIMCO Operating
of any action or inaction of the general partner, if         Partnership for losses sustained, liabilities incurred
the general partner, in good faith, determined that          or benefits not derived as a result of errors in
such action or inaction was in the best interests of         judgment or mistakes of fact or law of any act or
the partnership and did not constitute negligence or         omission if the general partner acted in good faith.
misconduct of the general partner. The general partner       The AIMCO Operating Partnership Agreement provides for
and its affiliates are entitled to indemnification by        indemnification of AIMCO, or any director or officer of
your partnership against any liability, loss or damage       AIMCO (in its capacity as the previous general partner
incurred by them in connection with the business of          of the AIMCO Operating Partnership), the general
your partnership, provided that the general partner          partner, any officer or director of general partner or
determined in good faith that the course of conduct          the AIMCO Operating Partnership and such other persons
pursued was in the best interests of your partnership,       as the general partner may designate from and against
and that such liability or loss did not result from the      all losses, claims, damages, liabilities, joint or
negligence or misconduct of the general partner. Such        several, expenses (including legal fees), fines,
indemnity will be paid only from the assets of your          settlements and other amounts incurred in connection
partnership and not from the assets of the limited           with any actions relating to the operations of the
partners. Notwithstanding any other provision to the         AIMCO Operating Partnership, as set forth in the AIMCO
contrary, the general partner and its affiliates will        Operating Partnership Agreement. The Delaware Limited
be liable and will not be entitled to indemnity for any      Partnership Act provides that subject to the standards
loss, damage or cost resulting from violations of            and restrictions, if any, set forth in its partnership
federal or state securities laws in connection with the      agreement, a limited partnership may, and shall have
units unless there is a successful adjudication of the       the power to, indemnify and hold harmless any partner
merits of each count involving such securities law           or other person from and against any and all claims and
violations, such claims have been dismissed with             demands whatsoever. It is the position of the
prejudice on the merits by a court of competent              Securities and Exchange Commission that indemnification
jurisdiction or a court of competent jurisdiction            of directors and officers for liabilities arising under
approves a settlement of such claims. In any claim for       the Securities Act is against public policy and is
indemnification for federal or state securities law          unenforceable pursuant to Section 14 of the Securities
violations, the party seeking indemnification must           Act of 1933.
place before the court the position of the SEC and any
other applicable regulatory agency with respect to the
issue of indemnification for securities law violations.
Affiliates of the general partner will not be entitled
to indemnification for claims against an affiliate
solely by your partnership and claims against an
affiliate to the extent that they do not arise out of
acts performed or omitted to be performed by the
general partner or such affiliate on behalf of the
general partner.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove any             has exclusive management power over the business and
general partner and elect a successor general partner        affairs of the AIMCO Operating Partnership. The general
upon a vote of a majority in interest of the limited         partner may not be removed as general partner of the
partners. With the consent of a majority in interest of      AIMCO Operating Partnership by the OP Unitholders with
the limited partners, the general partner may at any         or without cause. Under the AIMCO Operating Partnership
time designate an affiliate of the general partner or        Agreement, the general partner may, in its sole
other person as an additional general partner of your        discretion, prevent a transferee of an OP Unit from
partnership. A limited partner may not substitute a          becoming a substituted limited partner pursuant to the
transferee of his units in such limited partner's place      AIMCO Operating Partnership Agreement. The general
without the consent of the general partner.                  partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agree-

         2845
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ment contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of partnership may be           With the exception of certain circumstances set forth
amended by the general partner without the consent of        in the AIMCO Operating Partnership Agreement, whereby
the limited partners if such amendment: (1) adds to the      the general partner may, without the consent of the OP
representation, duties or obligations of the general         Unitholders, amend the AIMCO Operating Partnership
partner or its affiliates or surrenders any right or         Agreement, amendments to the AIMCO Operating
power granted to the general partner or its affiliates       Partnership Agreement require the consent of the
for the benefit of the limited partners, (2) cures any       holders of a majority of the outstanding Common OP
ambiguity, corrects or supplements any provisions that       Units, excluding AIMCO and certain other limited
may be inconsistent with any other provision or makes        exclusions (a "Majority in Interest"). Amendments to
any other provision with respect to matters or               the AIMCO Operating Partnership Agreement may be
questions under your partnership's agreement of lim-         proposed by the general partner or by holders of a
ited partnership consistent with the provisions of your      Majority in Interest. Following such proposal, the
partnership's agreement of limited partnership, (3)          general partner will submit any proposed amendment to
deletes or adds any provision required by any                the OP Unitholders. The general partner will seek the
applicable law or government agency, and (4) reflects        written consent of the OP Unitholders on the proposed
the addition of limited partners or admission of             amendment or will call a meeting to vote thereon. See
substituted limited partners or the reduction of the         "Description of OP Units -- Amendment of the AIMCO
capital accounts upon the return of capital to limited       Operating Partnership Agreement" in the accompanying
partners. Any amendment that (1) makes a limited             Prospectus.
partner a general partner, (2) eliminates or decreases
the limited liability of a limited partner, (3) alters
the interest of the general partner or the limited
partners with respect to allocations and distributions
from your partnership, with certain exceptions, or (4)
affects the status of your partnership as a partnership
for federal income tax purposes may be made by the
general partner without the consent of each limited
partner who would be adversely affected by such an
amendment. Any other amendment to your partnership's
agreement of limited partnership may not be made
without the consent of a majority in interest of the
limited partners.

                             Compensation and Fees


Your partnership's agreement of limit partnership            The general partner does not receive compensation for
provides for a second partner's management fee of 8% of      its services as general partner of the AIMCO Operating
Cash Available For Distribution on a quarterly basis,        Partnership. However, the general partner is entitled
subject to certain conditions of payment, for its            to payments, allocations and distributions in its
services as general partner and may also receive             capacity as general partner of the AIMCO Operating
reimbursement for expenses generated in such capacity        Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         2846
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of partnership, a         Except for fraud, willful misconduct or gross
limited partner is not bound by, or personally liable        negligence, no OP Unitholder has personal liability for
for, the expenses, liabilities or obligations of your        the AIMCO Operating Partnership's debts and
partnership.                                                 obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner of your partnership         partnership agreement, Delaware law generally requires
has the fiduciary responsibility for the safekeeping         a general partner of a Delaware limited partnership to
and use of all funds and assets of your partnership,         adhere to fiduciary duty standards under which it owes
whether or not such funds and assets are in the general      its limited partners the highest duties of good faith,
partner's possession or control. The general partner         fairness and loyalty and which generally prohibit such
may not commingle partnership funds with the funds of        general partner from taking any action or engaging in
any other person except under certain circumstances.         any transaction as to which it has a conflict of
The general partner may not employ or permit others to       interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the exclusive benefit of your partnership. The general       on behalf of the AIMCO Operating Partnership, a right
partner or its affiliates may engage in or possess an        of first opportunity arrangement and other conflict
interest in any other business or venture of every           avoidance agreements with various affiliates of the
nature, independently or with others, including, but         AIMCO Operating Partnership and the general partner, on
not limited to, the ownership, leasing, financing,           such terms as the general partner, in its sole and
leasing, operation, management, brokerage and                absolute discretion, believes are advisable. The AIMCO
development of real property.                                Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         2847
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS                PREFERRED OP UNITS            COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may,         Units will have the same voting          such as certain amendments and
subject to certain exceptions,           rights as holders of the Common OP       termination of the AIMCO Operating
amend your partnership's agreement       Units. See "Description of OP            Partnership Agreement and certain
of limited partnership, dissolve         Units" in the accompanying               transactions such as the
your partnership, remove or elect a      Prospectus. So long as any               institution of bankruptcy
general partner, extend the term of      Preferred OP Units are outstand-         proceedings, an assignment for the
your partnership and approve or          ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agree-                       Part-

         2848
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

The general partner of your              ment, the affirmative vote or            nership or the admission of a
partnership may cause the                consent of holders of at least 50%       successor general partner.
dissolution of your partnership by       of the outstanding Preferred OP
retiring. Your partnership may be        Units will be necessary for              Under the AIMCO Operating Partner-
continued by the remaining general       effecting any amendment of any of        ship Agreement, the general partner
partner and a majority vote of the       the provisions of the Partnership        has the power to effect the
limited partners within 120 days         Unit Designation of the Preferred        acquisition, sale, transfer,
after the retirement of a general        OP Units that materially and             exchange or other disposition of
partner.                                 adversely affects the rights or          any assets of the AIMCO Operating
                                         preferences of the holders of the        Partnership (including, but not
                                         Preferred OP Units. The creation or      limited to, the exercise or grant
                                         issuance of any class or series of       of any conversion, option,
                                         partnership units, including,            privilege or subscription right or
                                         without limitation, any partner-         any other right available in
                                         ship units that may have rights          connection with any assets at any
                                         senior or superior to the Preferred      time held by the AIMCO Operating
                                         OP Units, shall not be deemed to         Partnership) or the merger,
                                         materially adversely affect the          consolidation, reorganization or
                                         rights or preferences of the             other combination of the AIMCO
                                         holders of Preferred OP Units. With      Operating Partnership with or into
                                         respect to the exercise of the           another entity, all without the
                                         above described voting rights, each      consent of the OP Unitholders.
                                         Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and from time to time on or after        in its sole and absolute discretion
results and net sales or                 the fifth anniversary of the issue       determine, of Available Cash (as
refinancing proceeds available from      date of the Preferred OP Units, the      defined in the AIMCO Operating
the disposition of your                  AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership's assets.                    adjust the annual distribution rate      the AIMCO Operating Partnership
                                         on the Preferred OP Units to the         during such quarter to the general
                                         lower of (i)     % plus the annual       partner, the special limited
                                         interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions                            Units issued in the future may

         2849
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         will be cumulative from the date of      have priority over the general
                                         original issue. Holders of               partner, the special limited
                                         Preferred OP Units will not be           partner and holders of Common OP
                                         entitled to receive any distribu-        Units with respect to distri-
                                         tions in excess of cumulative            butions of Available Cash,
                                         distributions on the Preferred OP        distributions upon liquidation or
                                         Units. No interest, or sum of money      other distributions. See "Per Share
                                         in lieu of interest, shall be            and Per Unit Data" in the
                                         payable in respect of any                accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer one       There is no public market for the        There is no public market for the
or more whole units to any person        Preferred OP Units and the               OP Units. The AIMCO Operating Part-
by a written assignment, duly            Preferred OP Units are not listed        nership Agreement restricts the
executed by the assignor of the          on any securities exchange. The          transferability of the OP Units.
units, the terms of which are not        Preferred OP Units are subject to        Until the expiration of one year
contrary to any terms of your            restrictions on transfer as set          from the date on which an OP
partnership agreement, provided          forth in the AIMCO Operating             Unitholder acquired OP Units,
that no limited partner may              Partnership Agreement.                   subject to certain exceptions, such
transfer any units if your                                                        OP Unitholder may not transfer all
partnership's counsel is of the          Pursuant to the AIMCO Operating          or any portion of its OP Units to
opinion that such a transfer would       Partnership Agreement, until the         any transferee without the consent
be in violation of any applicable        expiration of one year from the          of the general partner, which
securities laws. If transfers must       date on which a holder of Preferred      consent may be withheld in its sole
be suspended because a termination       OP Units acquired Preferred OP           and absolute discretion. After the
of your partnership for tax              Units, subject to certain                expiration of one year, such OP
purposes would result, the general       exceptions, such holder of               Unitholder has the right to
partner will notify all limited          Preferred OP Units may not transfer      transfer all or any portion of its
partners that sales and transfers        all or any portion of its Pre-           OP Units to any person, subject to
have been suspended. No transfer to      ferred OP Units to any transferee        the satisfaction of certain
a qualified pension, profit shar-        without the consent of the general       conditions specified in the AIMCO
ing or stock bonus plan, Keogh           partner, which consent may be            Operating Partnership Agreement,
plan, individual retirement account      withheld in its sole and absolute        including the general partner's
or other tax-exempt entity is            discretion. After the expiration of      right of first refusal. See
permitted. A transferee may be           one year, such holders of Preferred      "Description of OP Units --
substituted as a limited partner         OP Units has the right to transfer       Transfers and Withdrawals" in the
if, in addition to the above             all or any portion of its Preferred      accompanying Prospectus.
requirements: (1) a written              OP Units to any person, subject to
assignment is duly executed and          the satisfaction of certain              After the first anniversary of
acknowledged by the assignor and         conditions specified in the              becoming a

         2850
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

assignee and specifies the number        AIMCO Operating Partnership Agree-       holder of Common OP Units, an OP
of units being assigned and sets         ment, including the general              Unitholder has the right, subject
forth the intention that the             partner's right of first refusal.        to the terms and conditions of the
assignee to succeed to the as-                                                    AIMCO Operating Partnership
signor's interest as a substitute        After a one-year holding period, a       Agreement, to require the AIMCO
limited partner, (2) the assignee        holder may redeem Preferred OP           Operating Partnership to redeem all
pays a transfer fee, (3) the             Units and receive in exchange            or a portion of the Common OP Units
written consent of the general           therefor, at the AIMCO Operating         held by such party in exchange for
partner to such substitution was         Partnership's option, (i) subject        a cash amount based on the value of
obtained, and (4) the assignor and       to the terms of any Senior Units,        shares of Class A Common Stock. See
assignee have complied with such         cash in an amount equal to the           "Description of OP
other conditions as set forth in         Liquidation Preference of the            Units -- Redemption Rights" in the
your partnership's agreement of          Preferred OP Units tendered for          accompanying Prospectus. Upon
limited partnership.                     redemption, (ii) a number of shares      receipt of a notice of redemption,
                                         of Class I Cumulative Preferred          the AIMCO Operating Partnership
                                         Stock of AIMCO that pay an               may, in its sole and absolute
                                         aggregate amount of dividends yield      discretion but subject to the
                                         equivalent to the distributions on       restrictions on the ownership of
                                         the Preferred OP Units tendered for      Class A Common Stock imposed under
                                         redemption and are part of a class       AIMCO's charter and the transfer
                                         or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2851

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2852

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2853

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2854

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2855

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2856

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


     PREFERRED OP UNITS                                CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2857
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2858
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2859

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 8% of Cash Available For Distribution on quarterly basis, subject to certain conditions of payment, for its services as general partner and may also receive reimbursement for expenses generated in such capacity. As of December 31, 1997, $492,000 of your general partner's management fees have been subordinated to an 8% annualized return to the limited partners. It is unlikely such fees will ever be paid. The property manager received management fees of $150,000 in 1996, $153,000 in 1997 and $78,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2860

                                YOUR PARTNERSHIP

GENERAL

     Fox Strategic Housing Income Partners was organized in June 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following: a 164-unit residential apartment complex in Westlake, Ohio and a 180-unit apartment complex in Atlanta, Georgia. The general partner of your partnership is Fox Partners VII of which Fox Capital Management Corporation is the general partner, which is a majority-owned subsidiary of AIMCO. Your property manager is a majority-owned subsidiary of AIMCO. As of January 1, 1998, there were 26,111 units of limited partnership interest issued and outstanding, which were held of record by 1,315 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated March 27, 1984, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell its properties eight to ten years after acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2025, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all

         2861

     considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. The general partner of your partnership has no liability to the partnership or any limited partner for any loss suffered by your partnership which arises out of any action or inaction of the general partner, if the general partner, in good faith, determined that such action or inaction was in the best interests of the partnership and did not constitute negligence or misconduct of the general partner. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any liability, loss or damage incurred by them in connection with the business of your partnership, provided that the general partner determined in good faith that the course of conduct pursued was in the best interests of your partnership, and that such liability or loss did not result from the negligence or misconduct of the general partner. Such indemnity will be paid only from the assets of your partnership and not from the assets of the limited partners. Notwithstanding any other provision to the contrary, the general partner and its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations. Affiliates of the general partner will not be entitled to indemnification for claims against an affiliate solely by your partnership and claims against an affiliate to the extent that they do not arise out of acts performed or omitted to be performed by the general partner or such affiliate on behalf of the general partner. The provisions of advances from your partnership's funds to the general partner or its affiliates for legal expenses and other costs incurred as a result of a legal action is permissible only if the following three conditions are satisfied: (1) the legal action related to the performance of duties or services by the general partner or its affiliates on behalf of your partnership;
(2) the legal action is initiated by a third party who is not a limited partner of your partnership and (3) the general partner or its affiliates undertake to repay the advanced funds to your partnership in cases in which they would not be entitled to indemnification under your partnership's agreement of limited partnership.

     No partnership funds will be used to purchase any insurance that insures any party against any liability for which indemnification is not available pursuant to your partnership's agreement of limited partnership.

DISTRIBUTIONS

     Your partnership has paid no distributions since calendar 1995.

         2862

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 16.825% interest in your partnership, including 12,858 units held by us and the interest held by the general partner of your partnership. AIMCO and its affiliates have not engaged in the following transactions in units of your partnership within the past 60 days. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     As of December 31, 1997, $492,000 of your general partner's management fees have been subordinated to an 8% annualized return to the limited partners. It is unlikely such fees will ever be paid.

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                            FEES
----                                                          --------
1994........................................................  $172,000
1995........................................................   141,000
1996........................................................   150,000
1997........................................................   153,000
1998 (through June 30)......................................    78,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit

         2863

     facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of
2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and
1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Fox Strategic Housing Income Partners appearing in Fox Strategic Housing Income Partners Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         2864

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Fox Strategic Housing Income Partners (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for
an offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2865

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2866

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2867

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your general of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

               NAME                                             POSITION
               ----                                             --------
Terry Considine....................  Chairman of the Board of Directors and Chief Executive Officer
Peter K. Kompaniez.................  Vice Chairman, President and Director
Thomas W. Toomey...................  Executive Vice President -- Finance and Administration
Joel F. Bonder.....................  Executive Vice President, General Counsel and Secretary
Patrick J. Foye....................  Executive Vice President
Robert Ty Howard...................  Executive Vice President -- Ancillary Services
Steven D. Ira......................  Executive Vice President and Co-Founder
David L. Williams..................  Executive Vice President -- Property Operations
Harry G. Alcock....................  Senior Vice President -- Acquisitions
Troy D. Butts......................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood.................  Director
J. Landis Martin...................  Director
Thomas L. Rhodes...................  Director
John D. Smith......................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2868

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2869

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2870

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2871

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2872

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2873

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, affiliates of your general partner estimated the net asset value of your units to be $682 per unit and the net liquidation value of your units to be $684.33 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in one 269 unit apartment complex and a 102,000 square foot office building to holding an interest in our large portfolio of properties. In the future, the two properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2874

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of HCW Pension
    Real Estate Fund Limited Partnership.......   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-56
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76

         2875

                                                  PAGE
                                                  ----
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79

                                                  PAGE
                                                  ----
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2876

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in HCW Pension Real Estate Fund Limited Partnership. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in IH, Inc., which is the general partner of HCW General Partner Ltd., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2877

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2878

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $18.73 per unit for the year ended December 31, 1997. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2879

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $43 per unit to $495 per unit from January 1, 1997 to June 30, 1998. As of June 30, 1998, affiliates of your general partner estimated the net asset value of your units to be $682 per unit and the net liquidation value of your units to be $684.33 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your

         2880

     partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you hold a minimum of five units if any are retained (2 units in certain circumstances), but such restrictions do not apply to transfers to affiliates such as the AIMCO Operating Partnership. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However,

         2881

     we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2882

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         2883

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, affiliates of your general partner estimated the net asset value of your units to be $682 per unit and the net liquidation value of your units to be $684.33 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $43 per unit to $495 per unit from January 1, 1997 to June 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of

         2884

all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general

         2885

partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         2886

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         2887

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 2.5% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         2888

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2889

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         2890

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2891

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2892

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $43.00 to $495.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2893

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fees for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $111,000 for the first six months of 1998. The property manager received management fees of $79,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     HCW Pension Real Estate Fund Limited Partnership was organized on April 30, 1984, under the laws of the State of Massachusetts. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer

         2894

     potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of 269 unit apartment complex in Carbondale, Illinois and a 102,000 sq. ft. office building in Kansas City, Missouri. The general partner of your partnership is HCW General Partner Ltd. The general partner of HCW General Partner Ltd. is IH, Inc., which is a majority-owned subsidiary of AIMCO. The property manager, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 15,698 units of limited partnership interest issued and outstanding, which were held of record by 1,799 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2895

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2896

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2897

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2898

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2899

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2900

     SUMMARY FINANCIAL INFORMATION OF HCW PENSION REAL ESTATE FUND LIMITED
                                  PARTNERSHIP

     The summary financial information of HCW Pension Real Estate Fund Limited Partnership for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for HCW Pension Real Estate Fund Limited Partnership for the years ended December 31, 1997 and 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP

                                                    FOR THE SIX MONTHS
                                                      ENDED JUNE 30,       FOR THE YEAR ENDED DECEMBER 31,
                                                    -------------------   ---------------------------------
                                                      1998       1997       1997        1996        1995
                                                    --------   --------   ---------   ---------   ---------
          IN THOUSANDS, EXCEPT UNIT DATA                (UNAUDITED)
OPERATING DATA:
  Total Revenues..................................  $ 1,395    $ 1,410     $ 2,999     $ 3,143     $ 3,207
  Net Income (Loss)...............................      (42)       118         154         376         371
  Net Income (Loss) per limited partnership
    unit..........................................    (2.61)      7.39        9.62       23.44       23.16
  Distributions per limited partnership unit......       --         --       18.73       18.73       28.71

                                                        JUNE 30,               DECEMBER 31,
                                                    -----------------   ---------------------------
                                                     1998      1997      1997      1996      1995
                                                    -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation......  $10,319   $10,305   $10,499   $10,106   $10,539
Total Assets......................................   12,018    12,279    12,226    12,071    12,107
Notes Payable.....................................       --        --        --        --        --
Partners' Capital.................................   11,341    11,647    11,383    11,529    11,453

                           COMPARATIVE PER UNIT DATA

Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING         HCW PENSION REAL ESTATE
                                                                       PARTNERSHIP          FUND LIMITED PARTNERSHIP
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85       $      --        $18.73

         2901

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $43 per unit to $495 per unit from January 1, 1997 to June 30, 1998. As of June 30, 1998, an affiliate of your general partner estimated the net asset value of your units to be $682 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $684.33 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         2902

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

         2903

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997
were $18.73 (equivalent to $          on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

         2904

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your

         2905

     partnership is a majority-owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the property manager that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 2.5% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. On September 23, 1998, Cooper River Properties, LLC, then an affiliate of Insignia and now our affiliate, commenced
a tender offer pursuant to which it acquired           units (representing
approximately      % of the number outstanding) at a cash purchase price of $475
per unit on             , 1998.

     Prior to such tender offer, Madison Liquidating Partners, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender
offer for $235 per unit and purchased        shares in             , 1998. Other
non-affiliated tender offers have been made from $200 to $275.00 per unit since January 1, 1997.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and

         2906

     liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one

         2907

      class of outstanding Partnership Preferred Units has prior distribution
      rights and the Tax-Deferral   % Preferred Units rank equal to six other
      outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2908

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         2909

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you retain a minimum of 10 units if any are retained (2 units in certain circumstances) but such restrictions do not apply to transfers to affiliates, such as the AIMCO Operating Partnership. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         2910

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         2911

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         2912

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         2913

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         2914

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         2915

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         2916

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         2917

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

         2918

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         2919

     compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2920

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         2921

     received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax

         2922

     basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         2923

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such
Termination: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         2924

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table.

                                                  1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                    OPERATING INCOME        RATE            VALUE
  --------                                    ----------------   --------------   --------------
  Lewis Park Apartments....................      $                       %          $
  Highland Professional Towers.............      $                       %          $

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         2925

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         2926

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December
     31, 1997 were $18.73 (equivalent to $          on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         2927

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         2928

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $43.00 to $495.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to June 30, 1998 an aggregate of 1,102 units (representing less than 7.1% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to June 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter....................................    $356         $551       (c)          (c)
  Second Quarter...................................      43          495         477          490
  First Quarter....................................     200          454         453          500
Fiscal Year Ended December 31, 1997:
  Fourth Quarter...................................     306          450         305          425
  Third Quarter....................................     175          425         400          459
  Second Quarter...................................     155          354         340          434
  First Quarter....................................     200          348         300          335
Fiscal Year Ended December 31, 1996:
  Fourth Quarter...................................     243          301         305          381
  Third Quarter....................................     160          326         300          300
  Second Quarter...................................     266          310          --           --
  First Quarter....................................     220          225          --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general

         2929

     partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $682. Your general partner's three most recent estimates of your partnership's net asset values were $644, $731, and $680 as of December 31, 1997, 1996 and 1995,
respectively. These estimated net asset values are based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your

         2930

     partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

     Estimate of Net Asset Value in Connection with the MAE GP Merger. In connection with the March 7, 1998 merger of MAE GP Corporation into IPT, IPT estimated the net asset value of a unit (as of December 31, 1997) to be $681. This net asset value estimate was based on a hypothetical sale of all of your partnership's [properties] and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the partnership's cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the partnership's other known liabilities. This net asset value estimate did not take into account (i) timing considerations or (ii) costs associated with winding up your partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of the net asset value of a unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         2931

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and

         2932

     local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect

         2933

     the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         2934

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                 AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Massachusetts law.                                     Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available For Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is October 31, 2024.                                         OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to locate, evaluate,        The purpose of the AIMCO Operating Partnership is to
acquire, hold, maintain, develop, improve, operate,          conduct any business that may be lawfully conducted by
sell, lease, finance, dispose of and otherwise invest        a limited partnership organized pursuant to the
in and deal with a diversified portfolio of                  Delaware Revised Uniform Limited Partnership Act (as
income-producing real estate investments through             amended from time to time, or any successor to such
mortgage loans, ground lease financing transactions and      statute) (the "Delaware Limited Partnership Act"),
unleveraged property purchases and to engage in any          provided that such business is to be conducted in a
other activities related or incidental thereto. Subject      manner that permits AIMCO to be qualified as a REIT,
to restrictions contained in your partnership's              unless AIMCO ceases to qualify as a REIT. The AIMCO
agreement of partnership, your partnership may perform       Operating Partnership is authorized to perform any and
all acts necessary, advisable or convenient to the           all acts for the furtherance of the purposes and
business of your partnership, including borrowing money      business of the AIMCO Operating Partnership, provided
and creating liens.                                          that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         2935
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash to persons who meet       time to the limited partners and to other persons, and
the criteria specified in your partnership's agreement       to admit such other persons as additional limited
of limited partnership. The capital contribution need        partners, on terms and conditions and for such capital
not be equal for all limited partners and no action or       contributions as may be established by the general
consent is required in connection with the admission of      partner in its sole discretion. The net capital
any additional limited partners. However, after              contribution need not be equal for all OP Unitholders.
September 30, 1985, the general partner is prohibited        No action or consent by the OP Unitholders is required
from admitting any additional limited partners. The          in connection with the admission of any additional OP
general partner of your partnership may not issue units      Unitholder. See "Description of OP Units -- Management
in exchange for property.                                    by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of partnership, the       The AIMCO Operating Partnership may lend or contribute
general partner may not grant to itself or an affiliate      funds or other assets to its subsidiaries or other
an exclusive right to sell any property for your             persons in which it has an equity investment, and such
partnership. Neither the general partner nor its             persons may borrow funds from the AIMCO Operating
affiliates may receive directly or indirectly a              Partnership, on terms and conditions established in the
commission or fee in connection with the reinvestment        sole and absolute discretion of the general partner. To
of the proceeds of a sale, financing or refinancing of       the extent consistent with the business purpose of the
partnership property. Neither the general partner nor        AIMCO Operating Partnership and the permitted
its affiliates may enter into an agreement or contract       activities of the general partner, the AIMCO Operating
with your partnership for the development of any             Partnership may transfer assets to joint ventures,
partnership property or the construction of                  limited liability companies, partnerships,
improvements on any partnership property. The general        corporations, business trusts or other business
partner of your partnership may not cause your               entities in which it is or thereby becomes a
partnership to enter into any agreements with a general      participant upon such terms and subject to such
partner or its affiliates which are not in writing and       conditions consistent with the AIMCO Operating Part-
which is not subject to termination without penalty by       nership Agreement and applicable law as the general
either party upon not more than 60 days written notice.      partner, in its sole and absolute discretion, believes
The general partner or its affiliates that are parties       to be advisable. Except as expressly permitted by the
to such an agreement must have previously and                AIMCO Operating Partnership Agreement, neither the
independently been engaged in the business of rendering      general partner nor any of its affiliates may sell,
the services or selling or leasing the goods to be           transfer or convey any property to the AIMCO Operating
provided, as an ordinary and ongoing business. The           Partnership, directly or indirectly, except pursuant to
general partner may not cause your partnership to lend       transactions that are determined by the general partner
money to the general partner or its affiliates. The          in good faith to be fair and reasonable.
general partner of your partnership may purchase
property in its own name or in the name of a nominee
and temporarily hold title thereto for the purpose of
facilitating the acquisition or financing of such
property by your partnership if (1) the property is
purchased by your partnership at a purchase price no
greater than the cost of such investment to the seller,
(2) there is no difference in the interest rates on the
loans secured by the property at the time it is
acquired by the general partner and the time it is
acquired by your partnership, and (3) neither the
general partner nor its affiliates received any
economic advantage by reason of having held title to
the property. Affiliates of the general partner are
entitled to a property management fee for providing
professional property management services for the part-
nership properties. For residential properties, such
fees are equal to 5% of the annual gross revenue from
such properties. For industrial and commercial
properties, such fees range from 1% to 6% of the gross
revenue from such properties.

         2936
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and to secure such debt by mortgage or       restrictions on borrowings, and the general partner has
other lien on any of your partnership's assets. The          full power and authority to borrow money on behalf of
general partner of your partnership is authorized to         the AIMCO Operating Partnership. The AIMCO Operating
make mortgage loans, leasehold mortgages and wraparound      Partnership has credit agreements that restrict, among
mortgages which are secured by your partnership's            other things, its ability to incur indebtedness. See
properties. At no time may the general partner pledge        "Risk Factors -- Risks of Significant Indebtedness" in
or mortgage an aggregate amount equal to 80% of the          the accompanying Prospectus.
purchase price of your partnership's properties. The
general partner may cause your partnership to prepay,
consolidate, refinance or otherwise modify any of your
partnership's debt on such terms and in such amounts as
the general partner deems to be in the best interests
of your partnership. Your partnership may not incur
mortgage financing which amortizes over more than a
thirty-year period or which requires a balloon payment
prior to the earlier of (1) ten years from the date
your partnership acquires a property or (2) two years
subsequent to the anticipated holding period of the
property, but no sooner than seven years from the date
your partnership acquired the property, except with
respect to financing representing, in the aggregate,
25% or less than the total purchase price of the
properties acquired or any financing from an alterna-
tive financing source with a commitment to allow
refinancing to extend the maturity of any such balloon
payment.

                            Review of Investor Lists


Your partnership's agreement of partnership entitles a       Each OP Unitholder has the right, upon written demand
limited partner to inspect your partnership's books and      with a statement of the purpose of such demand and at
records, your partnership agreement, any separate            such OP Unitholder's own expense, to obtain a current
certificates of limited partnership and copies of each       list of the name and last known business, residence or
appraisal of partnership property. Your partnership is       mailing address of the general partner and each other
required to furnish any limited partner with a copy of       OP Unitholder.
the list of partners' names and addresses and number of
units owned by them upon payment of the costs of
collection, duplication and mailing.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating

         2937
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership Agreement. The general partner is
                                                             authorized to execute, deliver and perform certain
                                                             agreements and transactions on behalf of the AIMCO
                                                             Operating Partnership without any further act, approval
                                                             or vote of the OP Unitholders.

                    Management Liability and Indemnification


Your partnership limits the liability of the general         Notwithstanding anything to the contrary set forth in
partner and its affiliates to your partnership or the        the AIMCO Operating Partnership Agreement, the general
limited partners for acts undertaken on behalf of your       partner is not liable to the AIMCO Operating
partnership only to the extent that they are                 Partnership for losses sustained, liabilities incurred
indemnified by your partnership for actions taken where      or benefits not derived as a result of errors in
the general partner determined, in good faith, that the      judgment or mistakes of fact or law of any act or
course of conduct which caused the loss or liability         omission if the general partner acted in good faith.
was in or not opposed to the best interests of your          The AIMCO Operating Partnership Agreement provides for
partnership, provided that such loss, damage,                indemnification of AIMCO, or any director or officer of
liability, cost or expense was not the result of             AIMCO (in its capacity as the previous general partner
negligence or misconduct by such party. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates are entitled to                   partner, any officer or director of general partner or
indemnification by your partnership against any              the AIMCO Operating Partnership and such other persons
liability, loss or damage incurred by them in                as the general partner may designate from and against
connection with the business of your partnership if the      all losses, claims, damages, liabilities, joint or
general partner determined, in good faith, that the          several, expenses (including legal fees), fines,
course of conduct which caused the loss or liability         settlements and other amounts incurred in connection
was in or not opposed to the best interests of your          with any actions relating to the operations of the
partnership, provided that such loss, damage,                AIMCO Operating Partnership, as set forth in the AIMCO
liability, cost or expense was not the result of             Operating Partnership Agreement. The Delaware Limited
negligence or misconduct by such party. Such indemnity       Partnership Act provides that subject to the standards
will be paid only from the assets of your partnership        and restrictions, if any, set forth in its partnership
and not from the assets of the limited partners.             agreement, a limited partnership may, and shall have
Notwithstanding any other provision to the contrary,         the power to, indemnify and hold harmless any partner
the general partner and its affiliates will be liable        or other person from and against any and all claims and
and will not be entitled to indemnity for any loss,          demands whatsoever. It is the position of the
damage or cost resulting from violations of federal or       Securities and Exchange Commission that indemnification
state securities laws in connection with the units           of directors and officers for liabilities arising under
unless there is a successful adjudication of the merits      the Securities Act is against public policy and is
of each count involving such securities law violations,      unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities laws violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove any             has exclusive management power over the business and
general partner and elect a successor general partner        affairs of the AIMCO Operating Partnership. The general
upon a vote of a majority in interest of the limited         partner may not be removed as general partner of the
partners. With the consent of all the other general          AIMCO Operating Partnership by the OP Unitholders with
partners and of a majority in interest of the limited        or without cause. Under the AIMCO Operating Partnership
partners, any general partner may at any time designate      Agreement, the general partner may, in its sole
a successor or additional general partner.                   discretion, prevent a transferee of an OP Unit from
                                                             becoming a substituted limited partner pursuant to the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of partnership may be           With the exception of certain circumstances set forth
amended by the general partner without the consent of        in the AIMCO Operating Partnership Agreement, whereby
the limited partners if such amendment: (1) adds to the      the general partner may, without the consent of the OP
representation, duties or obliga-                            Unitholders, amend

         2938
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

tions of the general partner or surrenders any right or      the AIMCO Operating Partnership Agreement, amendments
power granted to the general partner, (2) cures any          to the AIMCO Operating Partnership Agreement require
ambiguity, corrects or supplements any provisions that       the consent of the holders of a majority of the
may be inconsistent with any other provision or makes        outstanding Common OP Units, excluding AIMCO and
any other provision with respect to matters or               certain other limited exclusions (a "Majority in
questions arising under your partnership's agreement of      Interest"). Amendments to the AIMCO Operating
limited partnership consistent with the provisions of        Partnership Agreement may be proposed by the general
your partnership's agreement of limited partnership,         partner or by holders of a Majority in Interest.
(3) deletes or adds any provision required by any            Following such proposal, the general partner will
applicable law and (4) lessens the possibility, in the       submit any proposed amendment to the OP Unitholders.
general partner's opinion, that your limited                 The general partner will seek the written consent of
partnership units may be considered "plan assets" under      the OP Unitholders on the proposed amendment or will
the Employee Retirement Income Security Act of 1971, as      call a meeting to vote thereon. See "Description of OP
amended. No amendment may be adopted unless it (1) is        Units -- Amendment of the AIMCO Operating Partnership
for the benefit of or not adverse to the interests of        Agreement" in the accompanying Prospectus.
the limited partners, (2) is consistent with certain
other provisions of your partnership's agreement of
limited partnership, (3) does not affect the distribu-
tion of cash available for distribution or the
allocation of taxable income or tax losses among the
limited partners or between the general partner and the
limited partners and (4) does not affect the limited
liability of the limited partners or the status of your
partnership as a partnership for federal income tax
purposes. Any other amendment to your partnership's
agreement of limited partnership may not be made
without the consent of a majority in interest of the
limited partners.

                             Compensation and Fees


Your general partner receives no fee for its services        The general partner does not receive compensation for
as general partner of your partnership but may receive       its services as general partner of the AIMCO Operating
reimbursement for expenses incurred in such capacity.        Partnership. However, the general partner is entitled
                                                             to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of partnership, a         Except for fraud, willful misconduct or gross
limited partner is not liable for any of the expenses,       negligence, no OP Unitholder has personal liability for
liabilities or obligations of your partnership in            the AIMCO Operating Partnership's debts and
excess of his capital contribution. No limited partner       obligations, and liability of the OP Unitholders for
is required to lend funds to your partnership, or to         the AIMCO Operating Partnership's debts and obligations
make any further capital contribution after his initial      is generally limited to the amount of their invest-
capital contribution is fully paid. Under applicable         ment in the AIMCO Operating Partnership. However, the
law, a limited partner may be liable to your                 limitations on the liability of limited partners for
partnership to the extent of previous distributions          the obligations of a limited partnership have not been
made to him if your partnership does not have                clearly established in some states. If it were
sufficient assets to discharge its liabilities.              determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

         2939
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                Fiduciary Duties

Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership each general partner must devote to the          partnership agreement, Delaware law generally requires
affairs of your partnership such time as may be              a general partner of a Delaware limited partnership to
necessary for the proper performance of its duties, but      adhere to fiduciary duty standards under which it owes
is not required to devote its full time to the business      its limited partners the highest duties of good faith,
of your partnership. The general partner of your             fairness and loyalty and which generally prohibit such
partnership may not possess your partnership's property      general partner from taking any action or engaging in
or assign rights in specific properties of your              any transaction as to which it has a conflict of
partnership for other than a partnership purpose. The        interest. The AIMCO Operating Partnership Agreement
general partner of your partnership has the fiduciary        expressly authorizes the general partner to enter into,
responsibility for the safekeeping and use of all funds      on behalf of the AIMCO Operating Partnership, a right
and assets of your partnership, whether or not such          of first opportunity arrangement and other conflict
funds and assets are in the general partner's                avoidance agreements with various affiliates of the
possession or control. The general partner may not           AIMCO Operating Partnership and the general partner, on
employ or permit others to employ such funds or assets       such terms as the general partner, in its sole and
in any manner except for the exclusive benefit of your       absolute discretion, believes are advisable. The AIMCO
partnership.                                                 Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation

In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         2940

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS



         YOUR UNITS            PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of partnership, upon the vote of         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
the limited partners owning a            Operating Partnership Agreement,         have voting rights only with
majority of the outstanding units,       the holders of the Preferred OP          respect to certain limited matters
the limited partners may, subject        Units will have the same voting          such as certain amendments and
to certain exceptions, amend your        rights as holders of the Common OP       termination of the AIMCO Operating
partnership's agreement of limited       Units. See "Description of OP            Partnership Agreement and certain
partnership, dissolve your               Units" in the accompanying               transactions such as the
partnership, remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner and approve or           Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale of all or            ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership.                        law or by the AIMCO Operating            its interest in the AIMCO Operating
                                         Partnership Agreement, the               Partnership or the admission of a
A general partner may cause the          affirmative vote or consent of           successor general partner.
dissolution of your partnership by       holders of at least 50% of the
retiring. Your partnership may be        outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
continued by the remaining general       be necessary for effecting any           ship Agreement, the general partner
partners within 30 days after the        amendment of any of the provisions       has the power to effect the
retirement of a general partner.         of the Partnership Unit Desig-           acquisition, sale, transfer,
                                         nation of the Preferred OP Units         exchange or other disposition of
                                         that materially and adversely            any assets of the AIMCO Operating
                                         affects the rights or preferences        Partnership (including, but not
                                         of the holders of the Preferred OP       limited to, the exercise or grant
                                         Units. The creation or issuance of       of any conversion, option,
                                         any class or series of partnership       privilege or subscription right or
                                         units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  con-

         2941
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  tinue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Cash Available For      $      per Preferred OP Unit;            tribute quarterly all, or such
Distribution are to be made              provided, however, that at any time      portion as the general partner may
quarterly, within 60 days after the      and from time to time on or after        in its sole and absolute discretion
close of each quarter. The               the fifth anniversary of the issue       determine, of Available Cash (as
distributions payable to the             date of the Preferred OP Units, the      defined in the AIMCO Operating
partners are not fixed in amount         AIMCO Operating Partnership may          Partnership Agreement) generated by
and depend upon the operating            adjust the annual distribution rate      the AIMCO Operating Partnership
results and net sales or                 on the Preferred OP Units to the         during such quarter to the general
refinancing proceeds available from      lower of (i)     % plus the annual       partner, the special limited
the disposition of your                  interest rate then applicable to         partner and the holders of Common
partnership's assets.                    U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-

         2942
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                               deemed, purchased or otherwise           "Description of OP
                               acquired for consideration, nor          Units -- Distributions" in the
                               shall any other cash or other            accompanying Prospectus.
                               property be paid or distributed to
                               or for the benefit of holders of
                               Junior Units. See "Description of
                               Preferred OP
                               Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person by a written         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
assignment, duly executed by the         Preferred OP Units are not listed        nership Agreement restricts the
assignor of the units, the terms of      on any securities exchange. The          transferability of the OP Units.
which are not contrary to any terms      Preferred OP Units are subject to        Until the expiration of one year
of your partnership agreement, pro-      restrictions on transfer as set          from the date on which an OP
vided that no limited partner may        forth in the AIMCO Operating             Unitholder acquired OP Units,
transfer any units (1) if your           Partnership Agreement.                   subject to certain exceptions, such
partnership's counsel is of the                                                   OP Unitholder may not transfer all
opinion that such a transfer would       Pursuant to the AIMCO Operating          or any portion of its OP Units to
be in violation of any applicable        Partnership Agreement, until the         any transferee without the consent
securities laws or (2) if the            expiration of one year from the          of the general partner, which
transferor or the transferee would       date on which a holder of Preferred      consent may be withheld in its sole
hold less than five units, or in         OP Units acquired Preferred OP           and absolute discretion. After the
certain other circumstances, less        Units, subject to certain                expiration of one year, such OP
than two units, provided that            exceptions, such holder of               Unitholder has the right to
transfers by gift or inheritance,        Preferred OP Units may not transfer      transfer all or any portion of its
intrafamily transfers, transfers         all or any portion of its Pre-           OP Units to any person, subject to
resulting from family disso-             ferred OP Units to any transferee        the satisfaction of certain
lutions and transfers to affiliates      without the consent of the general       conditions specified in the AIMCO
are not subject to this                  partner, which consent may be            Operating Partnership Agreement,
requirement. Such transferee may be      withheld in its sole and absolute        including the general partner's
substituted as a limited partner         discretion. After the expiration of      right of first refusal. See
if, in addition to the above re-         one year, such holders of Preferred      "Description of OP Units --
quirements: (1) a written                OP Units has the right to transfer       Transfers and Withdrawals" in the
assignment is duly executed and          all or any portion of its Preferred      accompanying Prospectus.
acknowledged by the assignor and         OP Units to any person, subject to
assignee grants the assignee the         the satisfaction of certain              After the first anniversary of
right to succeed to the assignor's       conditions specified in the AIMCO        becoming a holder of Common OP
interest as a substitute limited         Operating Partnership Agreement,         Units, an OP Unitholder has the
partner, (2) the assignee pays all       including the general partner's          right, subject to the terms and
reasonable legal fees and filing         right of first refusal.                  conditions of the AIMCO Operating
costs incurred by your partnership,                                               Partnership Agreement, to require
and (3) the assignor and assignee        After a one-year holding period, a       the AIMCO Operating Partnership to
have complied with such other            holder may redeem Preferred OP           redeem all or a portion of the
conditions as set forth in your          Units and receive in exchange            Common OP Units held by such party
partnership's agreement of limited       therefor, at the AIMCO Operating         in exchange for a cash amount based
partnership.                             Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         2943

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         2944

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         2945

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         2946

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         2947

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         2948

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                      CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         2949
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         2950
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         2951

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. Your general partner received fees and reimbursements totaling $256,000 in 1996, $280,000 in 1997 and $111,000 for the first six months of
1998. The property manager received management fees of $171,000 in 1996, $160,000 and $79,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         2952

                                YOUR PARTNERSHIP

GENERAL

     HCW Pension Real Estate Fund Limited Partnership was organized on April 30, 1984, under the laws of the State of Massachusetts. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of 269 unit apartment complex in Carbondale, Illinois and a 102,000 sq. ft. office building in Kansas city, Missouri. The general partner of your partnership is HCW General Partner Ltd. The general partner of HCW General Partnership Ltd. is IH, Inc., which is a majority-owned subsidiary of AIMCO, is the general partner of your partnership. The property manager, which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 15,698 units of limited partnership interest issued and outstanding, which were held of record by 1,799 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Reports on Form 8-K, dated September 23, 1998 and October 1,
       1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that sales of properties were anticipated to be made between seven and twelve years after acquisition. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the amount of appreciation in value, if any, expected to be realized from, and the anticipated risks and advantages of, continued ownership. Under your partnership's agreement of limited partnership, the term of the partnership will continue until October 31, 2024, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         2953

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property has been managed by an entity which is now a majority-owned subsidiary of AIMCO. Pursuant to the management agreements between the property managers and your partnership, the property managers operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property managers also are responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership is not liable, responsible or accountable for any act or omission so long as such action or omission was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of fraud, bad faith, negligence or misconduct. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any liability, loss or damage incurred by them in connection with the business of your partnership, provided that the activities of the general partner did not constitute fraud, bad faith, negligence or misconduct. Such indemnity will be paid only from the assets of your partnership and not from the assets of the limited partners. Notwithstanding any other provision to the contrary, the general partner and its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         2954

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $28.71
January 1, 1996 - December 31, 1996.........................      18.73
January 1, 1997 - December 31, 1997.........................      18.73
January 1, 1998 - June 30, 1998.............................         --

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 2.5% interest in your partnership, including a 2% interest held by your general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership receives no fees from the partnership but it may receive reimbursement for expenses in respect of its capacity as general partner of your partnership. In addition, a majority-owned subsidiaries of AIMCO manages the property of your partnership. Your partnership has historically paid the fees as described in the following table:

                                          PROPERTY      ASSET      REIMBURSEMENT
                                         MANAGEMENT   MANAGEMENT   FOR SERVICES
YEAR                                        FEES         FEES      OF AFFILIATES
----                                     ----------   ----------   -------------
1996...................................   $171,000     $136,000      $120,000
1997...................................    160,000      136,000       144,000
1998 (through June 30).................     79,000       67,000        44,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

         2955

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of HCW Pension Real Estate Federal Limited Partnership incorporated by reference in HCW Pension Real Estate Federal Limited Partnership Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         2956

                                                                      APPENDIX A

                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         2957

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         2958

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         2959

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                NAME                                             POSITION
                ----                                             --------
Terry Considine......................  Chairman of the Board of Directors and Chief Executive
                                       Officer
Peter K. Kompaniez...................  Vice Chairman, President and Director
Thomas W. Toomey.....................  Executive Vice President -- Finance and Administration
Joel F. Bonder.......................  Executive Vice President, General Counsel and Secretary
Patrick J. Foye......................  Executive Vice President
Robert Ty Howard.....................  Executive Vice President -- Ancillary Services
Steven D. Ira........................  Executive Vice President and Co-Founder
David L. Williams....................  Executive Vice President -- Property Operations
Harry G. Alcock......................  Senior Vice President -- Acquisitions
Troy D. Butts........................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...................  Director
J. Landis Martin.....................  Director
Thomas L. Rhodes.....................  Director
John D. Smith........................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         2960

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         2961

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         2962

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         2963

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         2964

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         2965

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                         INVESTORS FIRST-STAGED EQUITY
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties and one commercial complex to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         2966

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with Your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Investors
    First-Staged Equity, L.P...................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-52
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-54
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75

         2967

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76
  Additional Information Concerning Your
    Partnership................................   S-76
  Term of the Partnership......................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-76
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-77
  Beneficial Ownership of Interests in Your
    Partnership................................   S-77
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-77

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-78
LEGAL MATTERS..................................   S-79
EXPERTS........................................   S-79
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         2968

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Investors First-Staged Equity. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in VMS Realty Partners, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         2969

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         2970

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has made no distributions since at least January 1, 1995.
     We will pay fixed quarterly distributions of $               per unit on
     the Tax-Deferral   % Preferred OP Units before any distributions are paid
     to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in three properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         2971

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $10.00 per unit to $50.00 per unit from January 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         2972

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender you own a minimum of four units if you then own any units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         2973

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         2974

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

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exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $10.00 per unit to $50.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

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and manages three properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

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     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         2978

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         2979

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 1% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in

         2980

     significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

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     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

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     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         2983

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         2984

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $10.00 to $50.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         2985

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to no fees as compensation but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $116,000 for the first six months of 1998. The property manager received management fees of $225,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Investors First-Staged Equity, L.P. was organized on May 8, 1985, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of a 328-unit residential apartment complex, a 198-unit residential apartment complex and a

         2986

     15.4 acre commercial complex. The general partner of your partnership is VMS Realty Partners, which is a majority-owned subsidiary of AIMCO. The property manager is a majority-owned subsidiary of AIMCO. As of December 31, 1997, there were 16,267 units of limited partnership interest issued and outstanding, which were held of record by 3,015 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         2987

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         2988

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         2989

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         2990

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         2991

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         2992

         SUMMARY FINANCIAL INFORMATION OF INVESTORS FIRST-STAGED EQUITY

     The summary financial information of Investors First-Staged Equity for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Investors First-Staged Equity for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                         INVESTORS FIRST-STAGED EQUITY

                                                 FOR THE SIX MONTHS            FOR THE YEAR ENDED
                                                   ENDED JUNE 30,                 DECEMBER 31,
                                                --------------------    --------------------------------
                                                  1998        1997        1997        1996        1995
                                                --------    --------    --------    --------    --------
                                                            (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues................................  $  4,176    $  3,707    $  9,835    $  7,363    $ 10,820
Net Income (Loss).............................      (106)       (373)      1,102      (2,118)        664
Net Income (Loss) per limited partnership
  unit........................................     (6.45)     (22.70)      67.07     (128.91)      38.40
Distributions per limited partnership unit....        --          --          --          --          --

                                                      JUNE 30,                    DECEMBER 31,
                                                --------------------    --------------------------------
                                                  1998        1997        1997        1996        1995
                                                --------    --------    --------    --------    --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated
  Depreciation................................  $ 22,838    $ 23,898    $ 23,410    $ 26,912    $ 28,626
Total Assets..................................    28,396      29,789      29,029      30,816      33,245
Notes Payable.................................    45,194      46,722      45,930      46,715      45,922
Partners' Capital (Deficit)...................   (18,054)    (19,423)    (17,948)    (19,050)    (16,932)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING         INVESTORS FIRST-STAGED
                                                                       PARTNERSHIP                   EQUITY
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $ 0.00        $0.00

         2993

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $10.00 per unit to $50.00 per unit from January 1, 1997 to September 30, 1998. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to

         2994

     remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages three properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your

         2995

     partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. No distributions with respect to your units have occurred since at least January 1, 1995. Therefore, distributions with respect to the Preferred OP Units and Common
OP Units that we are offering are expected to be        , immediately following
our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your

         2996

     partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Strategic Realty Advisors, Inc., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 1% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         2997

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount

         2998

from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         2999

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3000

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of five units (except for transfer by gift, inheritance, intra-family transfers, family dissolutions and transfers to affiliates, and except for transfers of all of a limited partner's units). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         3001

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3002

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3003

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3004

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3005

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3006

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3007

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3008

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 5.00 units in your partnership have been transferred during the preceding twelve months (representing approximately 0.03% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3009

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         3010

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3011

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3012

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3013

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3014

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                    1997 NET       CAPITALIZATION   GROSS PROPERTY
                    PROPERTY                    OPERATING INCOME        RATE            VALUE
                    --------                    ----------------   --------------   --------------
  Rivercrest Village Apartments...............              $               %                  $
  Richardson Highland Apartments..............
  Serramonte Plaza Office Center..............

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3015

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

  Aggregate net operating income (January 1, 1997 to December
    31, 1997).................................................  $
  Capitalization rate (weighted average)......................
  Aggregate gross valuation of your partnership's
    properties................................................
  Plus: Cash and cash equivalents.............................
  Plus: Other partnership assets, net of security deposits....
  Less: Mortgage debt, including accrued interest.............
  Less: Notes payable, including accrued interest.............
  Less: Accounts payable and accrued expenses.................
  Less: Other liabilities.....................................
  Partnership valuation before taxes and certain costs........
  Less: Disposition fees......................................
  Less: Extraordinary capital expenditures for deferred
    maintenance...............................................
  Less: Municipal transfer taxes..............................
  Less: Closing costs.........................................
  Net valuation of your partnership...........................
  Percentage of liquidation proceeds allocated to units.......
  Net valuation of units......................................
            Total number of units.............................
  Valuation per unit..........................................  $
                                                                -----------
  Cash consideration per unit.................................
                                                                -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3016

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. No distributions have been made with respect to your units, since at least January 1, 1995. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method

         3017

     described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $10.00 to 50.00
  Estimated liquidation proceeds............................    $

         3018

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 12.50 units (representing less than 0.08% of the total outstanding units) was transferred (excluding units transferred to AIMCO and its affiliates. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner.

                         INVESTORS FIRST-STAGED EQUITY
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                      AS REPORTED BY
                                                                  THE GENERAL PARTNER(a)
                                                               -----------------------------
                                                                 LOW SALES      HIGH SALES
                                                                   PRICE           PRICE
                                                                 PER UNIT        PER UNIT
                                                               -------------   -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................   $          --   $          --
  Second Quarter............................................           50.00           50.00
  First Quarter.............................................              --              --
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................              --              --
  Third Quarter.............................................           10.00           10.00
  Second Quarter............................................   Not Available   Not Available
  First Quarter.............................................   Not Available   Not Available
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................   Not Available   Not Available
  Third Quarter.............................................   Not Available   Not Available
  Second Quarter............................................   Not Available   Not Available
  First Quarter.............................................   Not Available   Not Available
Fiscal Year Ended December 31, 1995:
  Fourth Quarter............................................   Not Available   Not Available
  Third Quarter.............................................   Not Available   Not Available
  Second Quarter............................................   Not Available   Not Available
  First Quarter.............................................   Not Available   Not Available

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

         3019

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. The Richardson Highland Apartments was appraised in January, 1998 by an independent, third party appraiser, Joseph J. Blake Associates (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $21,500,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for the two other properties in the past three years.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

         3020

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and

         3021

     your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

         3022

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

         3023

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3024

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


     YOUR PARTNERSHIP                                AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Operating Cash Flow (as defined in your        of the AIMCO Operating Partnership's agreement of
partnership's agreement of limited partnership). The         limited partnership (the "AIMCO Operating Partnership
termination date of your partnership is December 31,         Agreement") or as provided by law. See "Description of
2025.                                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to engage in the            The purpose of the AIMCO Operating Partnership is to
business of owning, operating and disposing of               conduct any business that may be lawfully conducted by
commercial and residential properties. Your partnership      a limited partnership organized pursuant to the
may also do each and everything necessary, suitable or       Delaware Revised Uniform Limited Partnership Act (as
proper for the accomplishment of any of your                 amended from time to time, or any successor to such
partnership's purposes.                                      statute) (the "Delaware Limited Partnership Act"),
                                                             provided that such business is to be conducted in a
                                                             manner that permits AIMCO to be qualified as a REIT,
                                                             unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3025
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not less than five units for cash        time to the limited partners and to other persons, and
and notes to selected persons who fulfill the                to admit such other persons as additional limited
requirements set forth in your partnership's agreement       partners, on terms and conditions and for such capital
of limited partnership. The capital contribution need        contributions as may be established by the general
not be equal for all limited partners and no action or       partner in its sole discretion. The net capital
consent is required in connection with the admission of      contribution need not be equal for all OP Unitholders.
any additional limited partners.                             No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner may, in its                 funds or other assets to its subsidiaries or other
discretion, advance monies to your partnership for use       persons in which it has an equity investment, and such
in its operations. The aggregate amount of such              persons may borrow funds from the AIMCO Operating
advances will be an obligation of your partnership to        Partnership, on terms and conditions established in the
the general partner and will be repaid to the general        sole and absolute discretion of the general partner. To
partner according to the terms of the advances out of        the extent consistent with the business purpose of the
the gross receipts of your partnership with interest at      AIMCO Operating Partnership and the permitted
a rate that will not exceed the rate charged by              activities of the general partner, the AIMCO Operating
unaffiliated banks on comparable loans for the same          Partnership may transfer assets to joint ventures,
purpose in that locality, nor will such interest,            limited liability companies, partnerships,
charges or fees exceed the rate then available to the        corporations, business trusts or other business
general partner from its primary commercial banks on         entities in which it is or thereby becomes a
unsecured loans having a similar maturity. The               participant upon such terms and subject to such
principal amount of any loan from the general partner        conditions consistent with the AIMCO Operating Part-
and encumbering your partnership's properties must be        nership Agreement and applicable law as the general
paid over a period of not less than forty-eight months,      partner, in its sole and absolute discretion, believes
and not more than 50% of the principal amount of which       to be advisable. Except as expressly permitted by the
is scheduled to be paid during first twenty-four             AIMCO Operating Partnership Agreement, neither the
months. An "all-inclusive" or "wrap-around" note and         general partner nor any of its affiliates may sell,
deed of trust may not be used to finance the purchase        transfer or convey any property to the AIMCO Operating
of a property unless certain conditions are satisfied.       Partnership, directly or indirectly, except pursuant to
No loans or guarantees of a loan may be made by your         transactions that are determined by the general partner
partnership to the general partner or its affiliates.        in good faith to be fair and reasonable.
Subject to certain exceptions, your partnership may not
sell or lease property to the general partner. In
addition, neither the general partner nor its
affiliates has any exclusive right to sell any of the
properties for your partnership. Your partnership may
invest in joint ventures with the general partner or
its affiliates which own and operate a particular
property, provided that, your partnership acquires a
right of first refusal to buy the property and a
controlling interest in such other general partnership
or venture. No services other than those set forth in
your partnership's agreement of limited partnership may
be performed by the general partner or its affiliates.
Any such arrangements must provide that: (1) the
compensation, price or fees must be comparable and
competitive with the compensation, price or fee of any
other person who is rendering comparable service or
selling or leasing comparable goods which could
reasonably be made available to your partnership and
will be on competitive terms, (2) the fees and other
terms of the contract must be fully disclosed, (3) the
general partner or its affiliates must be previously
engaged in the business

         3026
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

of rendering such services or selling or leasing such goods, independently of your partnership and as an ordinary and ongoing business, and (4) all services or goods for which the general partner or its affiliates are to receive compensation is embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the limited partners. Such contracts will contain a clause allowing termination without penalty on sixty days notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow or raise monies for the purposes of your           restrictions on borrowings, and the general partner has
partnership from any person, issue evidences of              full power and authority to borrow money on behalf of
indebtedness and secure repayment by pledging,               the AIMCO Operating Partnership. The AIMCO Operating
mortgaging or granting a security interest in all or         Partnership has credit agreements that restrict, among
part of your partnership's assets. In connection with        other things, its ability to incur indebtedness. See
the purchase of any properties by your partnership, the      "Risk Factors -- Risks of Significant Indebtedness" in
general partner will require that any balloon payment        the accompanying Prospectus.
required pursuant to the terms of any permanent
mortgage financing, including all-inclusive and wrap-
around loans and interest only loans, incurred by your
partnership in connection with such purchase will not
be due and payable sooner than the earlier of: (1) ten
years from the date your partnership acquires the
property or (2) two years beyond the anticipated
holding period for such property, provided in such case
that a balloon payment does not become due sooner than
seven years from the date your partnership acquires the
property and should normally be amortized over not more
than 30 years.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, the general partner will provide to the         with a statement of the purpose of such demand and at
limited partners, upon request and at no cost, a             such OP Unitholder's own expense, to obtain a current
complete current list of the names, addresses and            list of the name and last known business, residence or
number of units owned by each of the limited partners        mailing address of the general partner and each other
of your partnership.                                         OP Unitholder.

                               Management Control


Under your partnership's agreement of limited                All management powers over the business and affairs of
partnership, the general partner has full, exclusive         the AIMCO Operating Partnership are vested in AIMCO-GP,
and complete authority and discretion in the management      Inc., which is the general partner. No OP Unitholder
and control of the business of your partnership and          has any right to participate in or exercise control or
makes all decisions affecting the business of your           management power over the business and affairs of the
partnership. No limited partner may participate in the       AIMCO Operating Partnership. The OP Unitholders have
management nor have any control over your partnership's      the right to vote on certain matters described under
business or transact any business for your partnership       "Comparison of Ownership of Your Units and AIMCO OP
nor may any limited partner have any power to sign for       Units -- Voting Rights" below. The general partner may
or bind your partnership. This does not apply to the         not be removed by the OP Unitholders with or without
general partner if it is also a limited partner.             cause.

                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the

         3027
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             general partner determines to be appropriate, and may
                                                             perform such other acts and duties for and on behalf of
                                                             the AIMCO Operating Partnership as are provided in the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner is authorized to execute, deliver and perform
                                                             certain agreements and transactions on behalf of the
                                                             AIMCO Operating Partnership without any further act,
                                                             approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to be      partner, any officer or director of general partner or
indemnified by your partnership from assets of your          the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or nonperformance of any act              AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such at or           agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (no limited to            of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding the foregoing, neither the      Act of 1933.
general partner nor any officer, director, employee,
agent, subsidiary or assign of the general partner or
its affiliates are indemnified from any liability, loss
or damage incurred by them in connection with (1) any
claim or settlement involving allegations that the
Securities Act of 1933 was violated by the general
partner or by any such other person or entity unless:
(i) the general partner or other persons or entities
seeking indemnification are successful in defending
such action and (ii) such indemnification is
specifically approved by a court of law which is
advised as to the current position of both the
Securities and Exchange Commission and the California
Commissioner of Corporation regarding indemnification
for violations of securities laws; or (2) any liability
imposed by law, including liability for fraud, bad
faith or negligence.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and appoint a successor general partner upon a       affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning a majority of the        partner may not be removed as general partner of the
units. No limited partner may substitute a transferee        AIMCO Operating Partnership by the OP Unitholders with
of his units in such limited partner's place without         or without cause. Under the AIMCO Operating Partnership
the consent of the general partner which may be              Agreement, the general partner may, in its sole
withheld at the sole discretion of the general partner.      discretion, prevent a transferee of an OP Unit from
                                                             becoming a substituted limited partner pursuant to the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-

         3028
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representations, duties or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, for the benefit of the       Partnership Agreement require the consent of the
limited partners; (2) cures any ambiguity, corrects or       holders of a majority of the outstanding Common OP
supplements any provision which may be inconsistent          Units, excluding AIMCO and certain other limited
with any other provision or make any other provisions        exclusions (a "Majority in Interest"). Amendments to
with respect to matters or questions arising under your      the AIMCO Operating Partnership Agreement may be
partnership's agreement of limited partnership which         proposed by the general partner or by holders of a
will not be inconsistent with the provisions of your         Majority in Interest. Following such proposal, the
partnership's agreement of limited partnership; or (3)       general partner will submit any proposed amendment to
deletes or adds any provision required by applicable         the OP Unitholders. The general partner will seek the
law. No amendment may be adopted unless such adoption:       written consent of the OP Unitholders on the proposed
(1) is for the benefit or not adverse to the interests       amendment or will call a meeting to vote thereon. See
of the limited partners; (2) does not alter the              "Description of OP Units -- Amendment of the AIMCO
interest of the general partner or limited partners in       Operating Partnership Agreement" in the accompanying
profits, losses or cash distributions of your                Prospectus.
partnership; and (3) does not, in the opinion of
counsel to your partnership, alter the limited
liability of the limited partners or the status of your
partnership for federal income tax purposes. Other
amendments to your partnership's agreement of limited
partnership must be approved by the limited partners
owning a majority of the units. No amendment may be
made to your partnership's agreement of limited
partnership that: (1) alters the rights of the general
partner to receive compensation or other distributions
or expands the obligations or liabilities of the
general partner without its consent; (2) converts a
limited partner to a general partner except with such
partner's consent; (3) modifies the limited liability
of a limited partner; or (4) increases or reduces the
percentage of units required to perform any act without
the approval of limited partners owning at least the
percentage of units which is being changed.

                             Compensation and Fees


Under your partnership's partnership agreement, your         The general partner does not receive compensation for
general partner is entitled to no fees as compensation       its services as general partner of the AIMCO Operating
but may receive reimbursement for expenses incurred in       Partnership. However, the general partner is entitled
such capacity.                                               to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3029
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities or obligations of your partnership        the AIMCO Operating Partnership's debts and
beyond his capital contributions.                            obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnerships' agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must devote such time       partnership agreement, Delaware law generally requires
to your partnership as it within its discretion deems        a general partner of a Delaware limited partnership to
necessary in order to conduct your partnership's             adhere to fiduciary duty standards under which it owes
business. The general partner has a fiduciary respon-        its limited partners the highest duties of good faith,
sibility for the safekeeping and use of all funds and        fairness and loyalty and which generally prohibit such
assets of your partnership, whether or not in its            general partner from taking any action or engaging in
immediate possession or control, and the general             any transaction as to which it has a conflict of
partner may not employ or permit another to employ such      interest. The AIMCO Operating Partnership Agreement
funds or assets in any manner except for the exclusive       expressly authorizes the general partner to enter into,
benefit of your partnership. The general partner must        on behalf of the AIMCO Operating Partnership, a right
manage and control the affairs of your partnership to        of first opportunity arrangement and other conflict
the best of its ability and use its best efforts to          avoidance agreements with various affiliates of the
carry out the purposes of your partnership. In               AIMCO Operating Partnership and the general partner, on
addition, the general partner may not commingle the          such terms as the general partner, in its sole and
funds of your partnership with the funds of any other        absolute discretion, believes are advisable. The AIMCO
person. The general partner may employ suitable agents,      Operating Partnership Agreement expressly limits the
custodians, accountants, architects and engineers but        liability of the general partner by providing that the
no such employment will absolve the general partner of       general partner, and its officers and directors will
its responsibilities and obligations to manage and           not be liable or accountable in damages to the AIMCO
control the business and property of your partnership.       Operating Partnership, the limited partners or
All of the partners may engage in any business or            assignees for errors in judgment or mistakes of fact or
profession and may possess any interest in other             law or of any act or omission if the general partner or
businesses and real estate ventures of every nature and      such director or officer acted in good faith. See
description, which may be in competition with the            "Description of OP Units -- Fiduciary Responsibilities"
business activities of your partnership, independently       in the accompanying Prospectus.
or with others, including but not limited to the
ownership, financing, leasing, operation, management,
syndication, brokerage and development of real property
and business entities; neither your partnership nor the
partners have any right under your partnership's
agreement of limited partnership in and to any interest
in any such business, profession or independent
ventures or to the income of profits derived therefrom.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

         3030
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS                PREFERRED OP UNITS              COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the units, the             the holders of the Preferred OP          respect to certain limited matters
limited partners may: (1) dis-           Units will have the same voting          such as certain amendments and
solve your partnership; (2) remove       rights as holders of the Common          termination of the AIMCO
the

         3031
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

general partner; (3) amend your          OP Units. See "Description of OP         Operating Partnership Agreement and
partnership's agreement of limited       Units" in the accompanying               certain transactions such as the
partnership, subject to certain          Prospectus. So long as any               institution of bankruptcy
exceptions; (4) appoint a successor      Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and (5) approve or      ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale of all or            or consent of partners required by       transfers by the general partner of
substantially all of the assets of       law or by the AIMCO Operating            its interest in the AIMCO Operating
your partnership.                        Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
being removed from office, legally       be necessary for effecting any           ship Agreement, the general partner
incapacitated or bankrupt. Your          amendment of any of the provisions       has the power to effect the
partnership will not dissolve but        of the Partnership Unit Desig-           acquisition, sale, transfer,
will be continued by the limited         nation of the Preferred OP Units         exchange or other disposition of
partners if the limited partners         that materially and adversely            any assets of the AIMCO Operating
appoint one or more limited              affects the rights or preferences        Partnership (including, but not
partners, or such other person, to       of the holders of the Preferred OP       limited to, the exercise or grant
become general partner within 60         Units. The creation or issuance of       of any conversion, option,
days following the general               any class or series of partnership       privilege or subscription right or
partner's removal, incapacity or         units, including, without                any other right available in
bankruptcy.                              limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Operating Cash          $      per Preferred OP Unit;            tribute quarterly all, or such
Flow will be made within 60 days         provided, however, that at any time      portion as the general partner may
following the end of each calendar       and from time to time on or after        in its sole and absolute discretion
quarter. The distributions paya-         the fifth anniversary of the issue       determine, of Available Cash (as
ble to the partners are not fixed        date of the Preferred OP Units, the      defined in the AIMCO Operating
in amount and depend upon the            AIMCO Operating Partnership may          Partnership Agreement) generated by
operating results and net sales or       adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                                                             partner and the holders

         3032
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         interest rate then applicable to         of Common OP Units on the record
                                         U.S. Treasury notes with a maturity      date established by the general
                                         of five years, and (ii) the annual       partner with respect to such
                                         dividend rate on the most recently       quarter, in accordance with their
                                         issued AIMCO non-convertible             respective interests in the AIMCO
                                         preferred stock which ranks on a         Operating Partnership on such
                                         parity with its Class H Cumu-            record date. Holders of any other
                                         lative Preferred Stock. Such             Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
transfer is not for any fractional       Preferred OP Units are not listed        nership Agreement restricts the
part of a unit; (2) the transfer is      on any securities exchange. The          transferability of the OP Units.
not less than five units, except         Preferred OP Units are subject to        Until the expiration of one year
for transfer by gift, inheritance,       restrictions on transfer as set          from the date on which an OP
intrafamily transfers, family            forth in the AIMCO Operating             Unitholder acquired OP Units,
dissolutions and transfers to            Partnership Agreement.                   subject to certain exceptions, such
affiliates, and except for                                                        OP Unitholder may not transfer all
transfers of all of a limited            Pursuant to the AIMCO Operating          or any portion of its OP Units to
partner's units; or (3) the limited      Partnership Agreement, until the         any transferee without the consent
partner does not make any transfer       expiration of one year from the          of the general partner, which
of his units if after such transfer      date on which a holder of Preferred      consent may be withheld in its sole
he owns less than five units, ex-        OP Units acquired Preferred OP           and absolute discretion. After the
cept for transfers of all of a           Units, subject to certain                expiration of one year, such OP
limited partner's units. In              exceptions, such holder of               Unitholder has the right to
addition, units cannot be assigned       Preferred OP Units may not transfer      transfer all or any portion of its
or transferred to a minor or in-         all or any portion of its Pre-           OP Units to any person, subject to
competent. A transferee may become       ferred OP Units to any transferee        the satisfaction of cer-
a substitute limited partner if:         without
(1) the as-

         3033
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

signee indicates his intent to           the consent of the general partner,      tain conditions specified in the
become a substitute limited partner      which consent may be withheld in         AIMCO Operating Partnership
with a written instrument or             its sole and absolute discretion.        Agreement, including the general
assignment; (2) the general              After the expiration of one year,        partner's right of first refusal.
consents in writing, which consent       such holders of Preferred OP Units       See "Description of OP Units --
may be withheld at the sole              has the right to transfer all or         Transfers and Withdrawals" in the
discretion of the general partner;       any portion of its Preferred OP          accompanying Prospectus.
(3) the assignment instrument is         Units to any person, subject to the
reasonably satisfactory to the           satisfaction of certain conditions       After the first anniversary of
general partner; (4) the assignor        specified in the AIMCO Operating         becoming a holder of Common OP
and the assignee execute any             Partnership Agreement, including         Units, an OP Unitholder has the
necessary instruments as required        the general partner's right of           right, subject to the terms and
by the general partner to                first refusal.                           conditions of the AIMCO Operating
effectuate the transfer; (5) the                                                  Partnership Agreement, to require
assignee provides a written              After a one-year holding period, a       the AIMCO Operating Partnership to
acceptance and adoption of your          holder may redeem Preferred OP           redeem all or a portion of the
partnership's agreement of limited       Units and receive in exchange            Common OP Units held by such party
partnership; (6) the assignee exe-       therefor, at the AIMCO Operating         in exchange for a cash amount based
cutes a power of attorney; (7) the       Partnership's option, (i) subject        on the value of shares of Class A
assignee pays all reasonable             to the terms of any Senior Units,        Common Stock. See "Description of
expenses connected with such             cash in an amount equal to the           OP Units -- Redemption Rights" in
transfer; (8) the transfer does not      Liquidation Preference of the            the accompanying Prospectus. Upon
violate any applicable securities        Preferred OP Units tendered for          receipt of a notice of redemption,
laws; and (9) the transfer of units      redemption, (ii) a number of shares      the AIMCO Operating Partnership
does not terminate your partnership      of Class I Cumulative Preferred          may, in its sole and absolute
for Federal tax purposes.                Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3034

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3035

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3036

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3037

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3038

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3039

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


     PREFERRED OP UNITS                                 CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3040
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3041
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3042

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $153,000 for 1996, $793,000 for 1997 and $116,000 for the first six months of 1998. The property manager received management fees of $385,000 for 1996, $390,000 for 1997 and $225,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3043

                                YOUR PARTNERSHIP

GENERAL

     Investors First-Staged Equity was organized on May 8, 1995, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of a 328 unit residential apartment complex, a 198 unit residential apartment complex and a 15.4 acre commercial complex. The general partner of your partnership is VMS Realty Partners, which is a majority-owned subsidiary of AIMCO. The manager of the properties is a majority-owned subsidiary of AIMCO. As of December 31, 1997, there were 16,267 units of limited partnership interest issued and outstanding, which were held of record by 3,015 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, as amended, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2025, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property.

         3044

     Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership does not limit the liability of the general partner or its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership indemnifies the general partner and any of its affiliates, and holds them or any persons who control them harmless from any loss suffered or sustained by them, and the limited partners will make no claim against the general partner, or any of its affiliates, for any act done by them on behalf of your partnership or for any failure to act, unless any such act or failure to act is the result of negligence, misconduct or breach of any fiduciary duty imposed on the general partner by law. No general partner or any of its affiliates is entitled to indemnification from liability, loss or damage incurred in connection with any claim or settlement involving a violation of state or federal securities laws unless: (1) the general partner or its affiliate is successful in defending the action and (2) such indemnification is approved by a court of law. In addition, the general partner or its affiliate is not indemnified for any liability imposed by law, including liability for fraud, bad faith or negligence. Any indemnification to the general partner or its affiliates will be recoverable from your partnership's assets and not from the limited partners.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partners of your partnership.

DISTRIBUTIONS

     There have been no distributions since at least January 1, 1996.

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 1% interest in your partnership, held by your general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership receives no compensation but may receive reimbursement for expenses in respect of its capacity as general partner of your partnership. Your general partnership was

         3045
reimbursed for expenses in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          REIMBURSEMENTS
----                                                          --------------
1994........................................................     $249,000
1995........................................................      242,000
1996........................................................      153,000
1997........................................................      793,000
1998 (through June 30)......................................      116,000

     In addition, majority-owned subsidiaries of AIMCO manage the properties of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                              FEES
----                                                          ------------
1994........................................................    $414,000
1995........................................................     424,000
1996........................................................     385,000
1997........................................................     390,000
1998 (through June 30)......................................     225,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The

         3046
financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Investors First-Staged Equity L.P. appearing in Investors First-Staged Equity L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3047

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[               ] (the "Partnership") (the Purchaser, AIMCO, the General Partner
and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for an
offer price per Unit of $       in cash, or        Common OP Units of the
Purchaser, or        Preferred OP Units of the Purchaser, or a combination of
any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

         3048

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the

         3049

Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3050

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

NAME                                                                  POSITION
----                                                                  --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3051

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).

Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.

Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3052

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.

Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.

Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3053

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.

Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.

Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.

Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3054

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.

Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.

John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3055

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.











     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3056

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                     JOHNSTOWN/CONSOLIDATED INCOME PARTNERS
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, an affiliate estimated the net liquidation value of your units to be $89.27 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in one apartment property, one storage center and one office building to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3057

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP Units..   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Johnstown/
    Consolidated Income Partners...............   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-54
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         3058

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3059

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Johnstown/Consolidated Income Partners. For each unit that you tender, you
     may choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3060

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3061

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $7.69 per unit for the six months ended June 30, 1998, the same amount distributed for calendar 1997. We will
     pay fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3062

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $31.00 per unit to $170.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $89.27 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         3063

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3064

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3065

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3066

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $89.27 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $31.00 per unit to $170.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         3067

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages three properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         3068

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         3069

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         3070

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 20.9% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3071

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         3072

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         3073

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         3074

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         3075

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................  $
Alternatives:
  Prices on secondary market................................  $31.00 to $170.00
  Estimated liquidation proceeds............................  $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

         3076

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual partnership management fee as calculated as set forth in the partnership's agreement of limited partnership for its services as general partner and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $47,000 for the first six months of 1998. The property manager received management fees of $58,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Johnstown/Consolidated Income Partners was organized on January 9, 1986, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of a 158-unit residential apartment complex in Independence, Missouri, a 64,240 square-foot storage center in Davie, Florida and a 79,854 square-foot office building in Atlanta, Georgia. The general partner of your partnership is Concap Equities, Inc., which is a majority-owned subsidiary of AIMCO. Your property manager is a majority-owned subsidiary of AIMCO. As of December 31, 1997, there were 128,810 units of limited partnership interest issued and outstanding, which were held of record by 2,549 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information

         3077

     about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3078

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3079

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3080

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3081

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3082

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3083

    SUMMARY FINANCIAL INFORMATION OF JOHNSTOWN/CONSOLIDATED INCOME PARTNERS

     The summary financial information of Johnstown/Consolidated Income Partners for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Johnstown/Consolidated Income Partners for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                     JOHNSTOWN/CONSOLIDATED INCOME PARTNERS

                                                              FOR THE SIX MONTHS          FOR THE YEAR ENDED
                                                                ENDED JUNE 30,               DECEMBER 31,
                                                              -------------------    -----------------------------
                                                               1998        1997       1997       1996       1995
                                                              ------      -------    -------    -------    -------
                                                                    )              (IN THOUSANDS, EXCEPT UNIT DATA
OPERATING DATA:
Total Revenues..............................................  $1,476      $ 1,616    $ 2,725    $ 2,260    $ 2,462
Net Income (Loss)...........................................     470          587        541        122        350
Net Income (Loss) per limited partnership unit..............    3.61         4.51       4.16      (0.84)      2.69
Distributions per limited partnership unit..................    7.69           --       7.69       7.69       7.69

                                                                  JUNE 30,                 DECEMBER 31,
                                                              -----------------    -----------------------------
                                                               1998      1997       1997       1996       1995
                                                              ------    -------    -------    -------    -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $7,007    $ 6,777    $ 6,899    $ 6,992    $ 8,204
Total Assets................................................   9,615     11,102     10,328     10,574     11,111
Notes Payable...............................................   2,325      2,325      2,325      2,325      1,902
Partners' Capital (Deficit).................................   6,966      8,542      7,546      7,955      9,064

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                               AIMCO OPERATING            JOHNSTOWN/CONSOLIDATED
                                                                 PARTNERSHIP                 INCOME PARTNERS
                                                          --------------------------    --------------------------
                                                          SIX MONTHS                    SIX MONTHS
                                                            ENDED        YEAR ENDED       ENDED        YEAR ENDED
                                                           JUNE 30,     DECEMBER 31,     JUNE 30,     DECEMBER 31,
                                                             1998           1997           1998           1997
                                                          ----------    ------------    ----------    ------------
Cash distributions per unit outstanding.................    $1.125         $1.85          $7.69          $7.69

         3084

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $31.00 per unit to $170.00 per unit from January 1, 1997 to September 30, 1998. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $59.27 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         3085

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages three properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

         3086

     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $7.69 per unit, the same amount distributed for calendar 1997 per unit. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

         3087

     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 20.9% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         3088

  Previous Tender Offers

     Prior to the Insignia Merger, a tender offer had been made to acquire units of your partnership. In late 1997, Madison River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 14,061.5 units (representing approximately 10.9% of the number outstanding) at a cash purchase price of $68 per unit on February 6, 1998.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to

         3089

continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

         3090

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3091

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3092

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         3093

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3094

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3095

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3096

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3097

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3098

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3099

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3100

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 15,879.00 units in your partnership have been transferred during twelve months ended December 31, 1997 (representing approximately 12.3% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3101

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         3102

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3103

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3104

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3105

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3106

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION      CAPITAL
  PROPERTY                                   OPERATING INCOME        RATE         EXPENDITURES
  --------                                   ----------------   --------------   --------------
  Cedar Brooke Apartments..................     $                        %         $
    Independence, Missouri
  Florida #11 Mini-Warehouse...............
    Davie, Florida
  Phoenix Business Campus..................
    Atlanta, Georgia

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and

         3107

      certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your partnership of
      $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3108

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Distributions with respect to your units for the six months ended June 30, 1998 were $7.69 (the same amount distributed in 1997). Anticipated annualized distributions with respect to the Preferred OP Units are $
     and current annualized distributions with respect to the Common OP Units
     are $2.25. This is equivalent to distributions of $       per year on the
     number of tax-deferral        % Preferred OP Units, or distributions of
     $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3109

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3110

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $31.00 to $170.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 43,406.50 units (representing approximately 33.71% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                     JOHNSTOWN/CONSOLIDATED INCOME PARTNERS
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $55.00      $ 65.00      $(c)         $(c)
  Second Quarter..................................     37.17        69.13          --           --
  First Quarter...................................     49.00        74.00          --           --
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     35.00        65.00       (c)         (c)
  Third Quarter...................................     31.00        96.00       66.00        67.00
  Second Quarter..................................     35.00        72.00       64.00        67.00
  First Quarter...................................     35.00       170.00       65.00        74.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     45.00        71.00       68.00        73.00
  Third Quarter...................................     17.00        65.00       60.00        65.00
  Second Quarter..................................     35.00        67.00       58.00        67.00
  First Quarter...................................     35.00        87.00       65.00        67.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust,

         3111

     trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Cedar Brooke Apartments was appraised in April 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $3,600,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed

         3112

     with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and

         3113

     1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

         3114

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts

         3115

     distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3116

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

       YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2017.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' and               amended from time to time, or any successor to such
unitholders' invested capital by investing, either           statute) (the "Delaware Limited Partnership Act"),
alone or in association with others, in a diversified        provided that such business is to be conducted in a
portfolio of non-leveraged or low-leveraged                  manner that permits AIMCO to be qualified as a REIT,
income-producing properties, (2) provide monthly cash        unless AIMCO ceases to qualify as a REIT. The AIMCO
distributions generated by the properties, the mort-         Operating Partnership is authorized to perform any and
gage loans and the mortgage backed securities and the        all acts for the furtherance of the purposes and
like, (3) provide gains through potential appreciation       business of the AIMCO Operating Partnership, provided
of the properties and investments in mortgage loans          that the AIMCO Operating Partnership may not take, or
which may provide your partnership with a participation      refrain from taking, any action which, in the judgment
interest therein, and (4) diversify your partnership's       of its general partner could (i) adversely affect the
investments. Subject to restrictions contained in your       ability of AIMCO to continue to qualify as a REIT, (ii)
partnership's agreement of limited partnership, your         subject AIMCO to certain income and excise taxes, or
partnership may perform all acts necessary, advisable        (iii) violate any law or regulation of any governmental
or convenient to the business of your partnership            body or agency (unless such action, or inaction, is
including borrowing money and creating liens.                specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3117
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 1,200,400 units for        time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not purchase or lease      funds or other assets to its subsidiaries or other
property in which, or from a person in which the             persons in which it has an equity investment, and such
general partner or affiliate has an interest.                persons may borrow funds from the AIMCO Operating
Notwithstanding the foregoing and according to the           Partnership, on terms and conditions established in the
terms of your partnership's agreement of limited             sole and absolute discretion of the general partner. To
partnership, the general partner may purchase property       the extent consistent with the business purpose of the
in its own name and temporarily (for a period not to         AIMCO Operating Partnership and the permitted
exceed 180 days) hold title thereto for the purpose of       activities of the general partner, the AIMCO Operating
facilitating the acquisition of such property or the         Partnership may transfer assets to joint ventures,
borrowing of money or obtaining of financing for your        limited liability companies, partnerships,
partnership, or the completion of construction of the        corporations, business trusts or other business
property, or any other purpose related to the business       entities in which it is or thereby becomes a
of your partnership, provided that such property is          participant upon such terms and subject to such
purchased by your partnership for a price no greater         conditions consistent with the AIMCO Operating Part-
than the cost of such property to the general partner        nership Agreement and applicable law as the general
and provided there is no difference in interest rates        partner, in its sole and absolute discretion, believes
of the loans secured by the property at the time             to be advisable. Except as expressly permitted by the
acquired by the general partner and at the time              AIMCO Operating Partnership Agreement, neither the
acquired by your partnership, nor any other benefit to       general partner nor any of its affiliates may sell,
the general partner arising out of such transaction          transfer or convey any property to the AIMCO Operating
apart from compensation otherwise permitted by your          Partnership, directly or indirectly, except pursuant to
partnership's agreement of limited partnership. Your         transactions that are determined by the general partner
partnership may not sell or lease property to the            in good faith to be fair and reasonable.
general partner or affiliate except to the extent that
your partnership enters into a joint venture with an
affiliate. Your partnership may own or lease properties
jointly or in partnership with others, including
affiliates of the general partner, foreign or
institutional-type investors, or syndications formed
with such persons in accordance with the requirements
set forth in your partnership's agreement of limited
partnership. Your partnership may not make any loan to
the general partner or affiliates. The general partner
may not grant the general partner or an affiliate an
exclusive right to sell or exclusive employment to sell
assets for your partnership. Also, the general partner
may not cause your partnership to enter any agreements
with the general partner or its affiliates that are not
subject to termination without penalty by either party
upon not more than 60 days written notice, except as
specified under your partnership's agreement of limited
partnership.

         3118
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 25% of
the purchase price of all assets on a combined basis
during the initial two-year period commencing upon the
termination of the offering; provided, however, that
thereafter, total indebtedness may not exceed 80% of
the purchase price of the assets and with respect to
property, the most recent appraised value of the
property may be substituted for the initial purchase
price of such property. Provided that the aggregate
indebtedness does not exceed this limitation, your
partnership may use any particular asset as security
for any size loan. Your partnership may not incur any
nonrecourse indebtedness wherein the lender will have
or acquire at any time or as a result of making the
loan, any direct or indirect interest in the profits,
capital, or property of your partnership, other than as
a secured creditor. In the event the general partner
elects to refinance any property, the general partner
will use its best efforts to obtain level payment
financing on the most favorable terms available to your
partnership. Your partnership may not obtain financing
which would be secured by a first mortgage on a
property, unless the prior approval of the California
Department of Corporations is obtained, if such
mortgage provides for a balloon payment which becomes
due sooner than the earlier of: (1) ten years from the
acquisition date of the property or (2) three years
beyond the anticipated holding period of the property;
provided in such case that the balloon payment may not
become due sooner than seven years from the acquisition
date of the property. Secondary financing, if any, must
be fully amortizing or, if not fully amortizing, must
not be due and payable during the expected holding
period of the property. The foregoing restrictions do
not apply with respect to any existing original
financing, secondary financing in an amount equal to
less than 10% of the purchase price of a property, or
financing representing, in aggregate 25% or less of the
total purchase price of the properties acquired. Your
partnership may borrow funds using the properties,
mortgage loans or mortgage backed securities and the
like as collateral.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited partner requesting the list for
the cost incurred by the limited partner in compelling
the production of the list and for actual damages
incurred by the limited partner.

         3119
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to         partner, any officer or director of general partner or
indemnification by your partnership from assets of your      the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or non-performance of any act             AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding any other provision to the      Act of 1933.
contrary, the general partner, the corporate limited
partner, any employee and any of its affiliates will be
liable and will not be entitled to indemnity for any
loss, damage or cost resulting from

         3120
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. Subject to certain        partner may not be removed as general partner of the
exceptions, the general partner may not withdraw or          AIMCO Operating Partnership by the OP Unitholders with
retire from its position without the prior consent of        or without cause. Under the AIMCO Operating Partnership
the limited partners holding a majority of units. Such       Agreement, the general partner may, in its sole
consent is also necessary to appoint a new general           discretion, prevent a transferee of an OP Unit from
partner. No limited partner may substitute a transferee      becoming a substituted limited partner pursuant to the
of his units in such limited partner's place without         AIMCO Operating Partnership Agreement. The general
the consent of the general partner which may be              partner may exercise this right of approval to deter,
withheld at the sole discretion of the general               delay or hamper attempts by persons to acquire a
partners.                                                    controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with              holders of a majority of the outstanding Common OP
applicable tax laws, to comply with federal and state        Units, excluding AIMCO and certain other limited
securities law, to cure any ambiguities, and to make         exclusions (a "Majority in Interest"). Amendments to
whatever changes the general partner deems necessary or      the AIMCO Operating Partnership Agreement may be
proper so that the assets will not be considered assets      proposed by the general partner or by holders of a
of a plan or will be exempt from the appropriate ERISA       Majority in Interest. Following such proposal, the
rules. Other amendments to your partnership's agreement      general partner will submit any proposed amendment to
of limited partnership must be approved by the limited       the OP Unitholders. The general partner will seek the
partners owning more than 50% of the units. However,         written consent of the OP Unitholders on the proposed
the limited partners may not amend your partnership's        amendment or will call a meeting to vote thereon. See
agreement of limited partnership (1) to extend your          "Description of OP Units -- Amendment of the AIMCO
partnership term or (2) to alter the rights of the           Operating Partnership Agreement" in the accompanying
general partner to receive compensation, return of           Prospectus.
invested capital, allocations, and distributions,
without the consent of the general partner.

                             Compensation and Fees


Your partnership's agreement of limited partnership          The general partner does not receive compensation for
provides for a partnership management fee as calculated      its services as general partner of the AIMCO Operating
as set forth in partnership's agreement of limited           Partnership. However, the general partner is entitled
partnership for its services as general partner and may      to payments, allocations and distributions in its
also receive reimbursement for expenses incurred in          capacity as general partner of the AIMCO Operating
such capacity.                                               Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3121
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, the           Operating Partnership Agreement expressly limits the
general partner and its affiliates may engage in             liability of the general partner by providing that the
whatever activities they choose, whether the same are        general partner, and its officers and directors will
competitive with your partnership or otherwise, without      not be liable or accountable in damages to the AIMCO
having or incurring any obligation to offer any              Operating Partnership, the limited partners or
interest in such activities to your partnership or any       assignees for errors in judgment or mistakes of fact or
limited partner. The obligations of the parties are,         law or of any act or omission if the general partner or
therefore, limited solely to those arising from the          such director or officer acted in good faith. See
acquisition and holding of your partnership's                "Description of OP Units -- Fiduciary Responsibilities"
properties.                                                  in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         3122
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS            PREFERRED OP UNITS         COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, unless           applicable law or in the AIMCO           ship Agreement, the OP Unitholders
prior consent of the limited             Operating Partnership Agreement,         have voting rights only with
partners holding a majority              the holders of the Preferred OP          respect to certain limited matters
interest in your partnership is          Units will have the same voting          such as certain amendments and
obtained, the general partner is         rights as holders of the Common OP       termination of the AIMCO Operating
prohibited from: (1) amending your       Units. See "Description of OP            Partnership Agreement and certain
partnership's agreement of limited       Units" in the accompanying               transactions such as the
partnership, except as otherwise         Prospectus. So long as any               institution of bankruptcy
provided in the agreement; (2)           Preferred OP Units are outstand-         proceedings, an assignment for the
retiring from its position as            ing, in addition to any other vote       benefit of creditors and certain
general partner; (3) appointing a        or consent of partners required by       transfers by the general partner of
new general partner or partners;         law or by the AIMCO Operating            its interest in the AIMCO Operating
(4) selling substan-                     Partnership Agree-                       Part-

         3123
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

tially all of your partnership's         ment, the affirmative vote or            nership or the admission of a
assets in a single sale or in            consent of holders of at least 50%       successor general partner.
multiple sales in the same 12-month      of the outstanding Preferred OP
period, except in the orderly            Units will be necessary for              Under the AIMCO Operating Partner-
liquidation and winding up of the        effecting any amendment of any of        ship Agreement, the general partner
business; (5) dissolving your            the provisions of the Partnership        has the power to effect the
partnership, except as provided in       Unit Designation of the Preferred        acquisition, sale, transfer,
your partnership's agreement of          OP Units that materially and             exchange or other disposition of
limited partnership; (6) ex-             adversely affects the rights or          any assets of the AIMCO Operating
ecuting or delivering any                preferences of the holders of the        Partnership (including, but not
assignment for the benefit of the        Preferred OP Units. The creation or      limited to, the exercise or grant
creditors of your partnership; or        issuance of any class or series of       of any conversion, option,
(7) releasing, assigning, or             partnership units, including,            privilege or subscription right or
transferring a partnership claim,        without limitation, any partner-         any other right available in
security, commodity or any other         ship units that may have rights          connection with any assets at any
asset of your partnership without        senior or superior to the Preferred      time held by the AIMCO Operating
full and adequate consideration.         OP Units, shall not be deemed to         Partnership) or the merger,
Neither the limited partners nor         materially adversely affect the          consolidation, reorganization or
the unitholders have any right to        rights or preferences of the             other combination of the AIMCO
vote on or approve transactions in       holders of Preferred OP Units. With      Operating Partnership with or into
which the general partner has an         respect to the exercise of the           another entity, all without the
actual or potential conflict of          above described voting rights, each      consent of the OP Unitholders.
interest; the sale, exchange,            Preferred OP Units shall have one
financing, refinancing, or other         (1) vote per Preferred OP Unit.          The general partner may cause the
disposition of properties; or any                                                 dissolution of the AIMCO Operating
other matter not specifically                                                     Partnership by an "event of
provided for in your partner-                                                     withdrawal," as defined in the
ship's agreement of limited                                                       Delaware Limited Partnership Act
partnership.                                                                      (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
A general partner may cause the                                                   after the withdrawal, holders of a
dissolution of your partnership by                                                "majority in interest," as defined
retiring. Your partnership may be                                                 in the Delaware Limited Partnership
continued by the remaining general                                                Act, agree in writing, in their
partner. If the general partner                                                   sole and absolute discretion, to
ceased to be a general partner due                                                continue the business of the AIMCO
to its termination under your                                                     Operating Partnership and to the
partnership's agreement of limited                                                appointment of a successor general
partnership and there was no                                                      partner. The general partner may
remaining or surviving general                                                    elect to dissolve the AIMCO
partner, the holders of a majority                                                Operating Partnership in its sole
of the outstanding units must vote                                                and absolute discretion, with or
to continue the business and admit                                                without the consent of the OP
one or more general partners. If                                                  Unitholders. See "Description of OP
the general partner ceased to be a                                                Units -- Dissolution and Winding
general partner other than by                                                     Up" in the accompanying Prospectus.
termination under your
partnership's agreement of limited
partnership and there was no
remaining or surviving general
partner, all of the holders of
outstanding units must
affirmatively vote to continue the
business and admit one or more
general partners.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made           provided, however, that at any time      portion as the general partner may
during the fiscal year. The              and from time to time on or after        in its sole and absolute discretion
distributions payable to the             the fifth anniversary of the issue       determine, of Available Cash (as
partners are not fixed in amount         date of the Preferred OP Units, the      defined in the AIMCO Operating
and depend upon the operating            AIMCO Operating Partnership may          Partnership Agreement) generated by
results and net sales or refinanc-       adjust the annual distribution rate      the AIMCO Operating Partnership
ing proceeds available from the          on the Preferred OP Units to the         during such quarter to the general
disposition of your partnership's        lower of (i)     % plus the annual       partner, the special limited
assets.                                  interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend                                 with respect to such quarter, in
                                                                                  accordance

         3124
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         rate on the most recently issued         with their respective interests in
                                         AIMCO non-convertible preferred          the AIMCO Operating Partnership on
                                         stock which ranks on a parity with       such record date. Holders of any
                                         its Class H Cumulative Preferred         other Preferred OP Units issued in
                                         Stock. Such distributions will be        the future may have priority over
                                         cumulative from the date of origi-       the general partner, the special
                                         nal issue. Holders of Preferred OP       limited partner and holders of
                                         Units will not be entitled to            Common OP Units with respect to
                                         receive any distributions in excess      distributions of Available Cash,
                                         of cumulative distributions on the       distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


Units are transferable, subject to       There is no public market for the        There is no public market for the
appropriate federal or state             Preferred OP Units and the               OP Units. The AIMCO Operating Part-
securities laws, provided the            Preferred OP Units are not listed        nership Agreement restricts the
prospective transferee provides the      on any securities exchange. The          transferability of the OP Units.
general partner with information as      Preferred OP Units are subject to        Until the expiration of one year
may be necessary or appropriate to       restrictions on transfer as set          from the date on which an OP
determine suitability under              forth in the AIMCO Operating             Unitholder acquired OP Units,
applicable securities laws, and          Partnership Agreement.                   subject to certain exceptions, such
such other information as the                                                     OP Unitholder may not transfer all
general partner may request, and a       Pursuant to the AIMCO Operating          or any portion of its OP Units to
fee imposed by the general partner       Partnership Agreement, until the         any transferee without the consent
in its sole discretion, however,         expiration of one year from the          of the general partner, which
not to exceed the lesser of actual       date on which a holder of Preferred      consent may be withheld in its sole
cost and $100, unless any of the         OP Units acquired Preferred OP           and absolute discretion. After the
following restrictions applies: (1)      Units, subject to certain                expiration of one year, such OP
the transferee is not suitable           exceptions, such holder of               Unitholder has the right to
under applicable federal or state        Preferred OP Units may not transfer      transfer all or any portion of its
securities laws, (2) the transferee      all or any portion of its Pre-           OP Units to any person, subject to
is a nonresident alien or foreign        ferred OP Units to any transferee        the satisfaction of certain
corporation, (3) the transfer would      without the consent of the general       conditions specified in the AIMCO
cause the assets of your                 partner, which consent may be            Operating Partnership Agreement,
partnership to be "plan assets" or       withheld in its sole and absolute        including the general partner's
the transaction contemplated would       discretion. After the expiration of      right of first
be prohibited under

         3125
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

applicable ERISA or corporate laws,      one year, such holders of Preferred      refusal. See "Description of OP
(4) the transfer would result in         OP Units has the right to transfer       Units -- Transfers and Withdrawals"
the establishment of a secondary         all or any portion of its Preferred      in the accompanying Prospectus.
trading market or the substantial        OP Units to any person, subject to
equivalent thereof which would           the satisfaction of certain              After the first anniversary of
cause your partnership to be taxed       conditions specified in the AIMCO        becoming a holder of Common OP
as a corporation under the Revenue       Operating Partnership Agreement,         Units, an OP Unitholder has the
Act of 1987, (5) the transfer would      including the general partner's          right, subject to the terms and
cause the termination of your            right of first refusal.                  conditions of the AIMCO Operating
partnership under Federal tax laws.                                               Partnership Agreement, to require
A unitholder may not exchange a          After a one-year holding period, a       the AIMCO Operating Partnership to
unit for a limited partner in-           holder may redeem Preferred OP           redeem all or a portion of the
terest and become a substitute           Units and receive in exchange            Common OP Units held by such party
limited partner without the consent      therefor, at the AIMCO Operating         in exchange for a cash amount based
of the general partner, which may        Partnership's option, (i) subject        on the value of shares of Class A
be withheld in its sole discretion.      to the terms of any Senior Units,        Common Stock. See "Description of
In order to transfer a limited           cash in an amount equal to the           OP Units -- Redemption Rights" in
partner interest, the general            Liquidation Preference of the            the accompanying Prospectus. Upon
partner must consent, which consent      Preferred OP Units tendered for          receipt of a notice of redemption,
may be withheld in its sole              redemption, (ii) a number of shares      the AIMCO Operating Partnership
discretion. A limited partner,           of Class I Cumulative Preferred          may, in its sole and absolute
except as provided in your               Stock of AIMCO that pay an               discretion but subject to the
partnership's agreement of limited       aggregate amount of dividends yield      restrictions on the ownership of
partnership, may not sell,               equivalent to the distributions on       Class A Common Stock imposed under
transfer, encumber, or otherwise         the Preferred OP Units tendered for      AIMCO's charter and the transfer
dispose, by operation of law or          redemption and are part of a class       restrictions and other limitations
otherwise, of the whole or any part      or series of preferred stock that        thereof, elect to cause AIMCO to
of his interest in your partnership      is then listed on the New York           acquire some or all of the tendered
except by written instrument,            Stock Exchange or another national       Common OP Units in exchange for
accompanied by such assurance of         securities exchange, or (iii) a          Class A Common Stock, based on an
the genuineness and effectiveness        number of shares of Class A Common       exchange ratio of one share of
of each such signature and the           Stock of AIMCO that is equal in          Class A Common Stock for each Com-
obtaining of any federal and/or          Value to the Liquidation Preference      mon OP Unit, subject to adjustment
state governmental approval, if          of the Preferred OP Units tendered       as provided in the AIMCO Operating
any, as may be reasonably re-            for redemption. The Preferred OP         Partnership Agreement.
quired by the general partner. No        Units may not be redeemed at the
transfer will be effective if it         option of the AIMCO Operating
results in the termination of your       Partnership. See "Description of
partnership for Federal or state         Preferred OP Units -- Redemption."
tax purposes. Additionally, the
proposed transfer must in all cases
be registered under the Securities
Act of 1933, or an exemption from
such registration must be
available, as reflected in an
opinion of counsel satisfactory in
form and substance to the general
partner. Such transferee may be
substituted as a limited partner
if, in addition to the above
requirements: (1) the assignor
designates such intention in the
instrument of assignment, (2) none
of the restrictions in your
partnership's agreement of limited
partnership apply, (3) the assignor
and assignee duly execute and
acknowledge such other instrument
or instruments as the general
partner may deem necessary or
desirable and (4) the assignee
accepts, adopts and approves in
writing all of the terms and
provisions of your partnership's
agreement of limited partnership.

         3126

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3127

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3128

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3129

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3130

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3131

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                     CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3132
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3133
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3134

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives a partnership management fee as calculated in your partnership's agreement of limited partnership for its services as general partner and may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $121,000 in 1996, $125,000 in 1997 and $47,000 for the first six months of 1998. The property manager received management fees of $95,000 in 1996, $108,000 in 1997 and $58,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3135

                                YOUR PARTNERSHIP

GENERAL

     Johnstown/Consolidated Income Partners was organized on January 9, 1986, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of a 158-unit residential apartment complex in Independence, Missouri, a 64,240 square foot storage center in Davie, Florida and a 79,854 square foot office building in Atlanta, Georgia. The general partner of your partnership is Concap Equities, Inc., which is a majority-owned subsidiary of AIMCO. Your property manager is a majority-owned subsidiary of AIMCO. As of December 31, 1997, there were 128,810 units of limited partnership interest issued and outstanding, which were held of record by 2,549 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated June 30, 1986, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) anticipated that your partnership would sell or refinance its properties seven years after their acquisitions, depending on the current real estate and capital markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2017, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In

         3136

     addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith or promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense or your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by your partnership in advance of the final disposition of such action, suit, or proceeding as authorized by your partnership in the specific action if the action relates to the performance of duties or services on behalf of your partnership, your partnership receives an undertaking by or on behalf of the person indemnified to repay such amount to your partnership unless it ultimately determined that such person is entitled to be indemnified by your partnership as authorized in your partnership's agreement of limited partnership. Notwithstanding any other provision to the contrary, the general partner, the corporate limited partner, any employee and any of its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is prohibited under your partnership's agreement of limited partnership.

         3137

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $250.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................      $7.69
January 1, 1996 - December 31, 1996.........................       7.69
January 1, 1997 - December 31, 1997.........................       7.69
January 1, 1998 - June 30, 1998.............................       7.69

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 20.9% interest in your partnership, including a 1% interest held by your general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $204,000
1995........................................................     229,000
1996........................................................     121,000
1997........................................................     125,000
1998 (through June 30)......................................      47,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees and other fees to affiliates as described in the following table:

YEAR                                                             FEES
----                                                          ----------
1994........................................................   $ 59,000
1995........................................................    115,000
1996........................................................     95,000
1997........................................................    108,000
1998 (through June 30)......................................     58,000

     In 1997, the partnership paid to an affiliate of the general partner approximately $25,000 in reimbursements relating to the sale of a mini-warehouse. For the first six months of 1998, $13,000 of construction oversight costs and $78,000 of lease commissions were paid to affiliates.

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         3138

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         3139

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Johnstown/Consolidated Income Partners appearing in Johnstown/Consolidated Income Partners Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3140

                                   APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Johnstown/Consolidated Income Partners (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3141

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3142

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3143

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3144

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3145

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3146

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3147

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3148

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3149


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                                    CLASS A

                        MULTI-BENEFIT REALTY FUND '87-1
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $89.00 per unit and an affiliate estimated the net liquidation value of your units to be $86.85 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3150

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of
    Multi-Benefit Realty Fund '87-1............   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         3151

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3152

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Multi-Benefit Realty Fund '87-1. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3153

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3154

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $3.54 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3155

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, [your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and] the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $23.17 per unit to $65.00 per Class A unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $89.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $86.85 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

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Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3157

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3158

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3159

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $89 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $86.85 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $23.17 per unit to $65.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         3160

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

         3161

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

         3162

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S.

         3163

Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 25.1% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your

         3164

     investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3165

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         3166

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3167

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         3168

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $23.17 to $65.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         3169

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership is entitled to receive an annual management fee equal to 9% of Distributable Cash from Operations (as that term is defined in your partnership's agreement of limited partnership) and may also receive reimbursement for expenses incurred in such capacity. The general partner received total fees and reimbursements of $31,000 for the first six months of 1998. The property manager received management fees of $128,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Multi-Benefit Realty Fund '87-1 was organized on September 8, 1986, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed

         3170

     for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Carlin Manor Apartments, a 278-unit complex in Columbus, Ohio; Hunt Club Apartments, a 200-unit complex in Indianapolis, Indiana; and Shadow Brook Apartments, a 300-unit complex in West Valley City, Utah. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. December 31, 1997, there were 96,284 Class A units of limited partnership interest issued and outstanding, which were held of record by 905 limited partners and 75,152 Class B units of limited partnership outstanding which were held by 1,003 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3171

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(B)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3172

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3173

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3174

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3175

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3176

        SUMMARY FINANCIAL INFORMATION OF MULTI-BENEFIT REALTY FUND '87-1

     The summary financial information of Multi-Benefit Realty Fund '87-1 for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Multi-Benefit Realty Fund '87-1 for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                        MULTI-BENEFIT REALTY FUND '87-1

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,        FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
                                                                         (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $ 2,600     $ 2,486     $ 5,044     $ 4,861     $ 5,272
Net Income (Loss)...........................................      199         105          15          46         383
Net Income (Loss) per limited partnership unit..............     1.15        0.60        0.09        0.27        2.21
Distributions per Class A limited partnership unit..........     3.54        7.08       14.16        4.72        9.44

                                                                   JUNE 30,                    DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
Real Estate, Net of Accumulated Depreciation................  $12,677     $13,307     $13,030     $13,551     $14,053
Total Assets................................................   14,946      15,909      15,116      16,612      16,334
Notes Payable...............................................   12,251      12,319      12,285      12,350      11,331
Partners' Capital (Deficit).................................    1,969       2,892       2,114       3,476       3,889

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING              MULTI-BENEFIT
                                                                       PARTNERSHIP              REALTY FUND '87-1
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $3.54         $14.16

         3177

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $23.17 per unit to $65.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $89.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $86.85 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         3178

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         3179

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a [few properties]. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Distributions with respect to your units for the
six months ended June 30, 1998 were $3.54 per unit (equivalent to $     on an
annualized basis). Anticipated annualized distributions with respect to the
Preferred OP Units are $     and current annualized distributions with respect
to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         3180

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 44.0% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia

         3181

     (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital
base and increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Insignia began as tender offer for Class A units in your partnership on September 23, 1998 which we continued. Pursuant to such tender offer we acquired
     Class A units for $     per unit on                , 1998.

     Prior to the Insignia Merger, a tender offer had been made to acquire units of your partnership. In December 1997, Madison River Properties, L.L.C., then an affiliate of Insignia and now our affiliate commenced a tender offer pursuant to which it acquired 23,090 units (representing approximately 24% of the number outstanding) at a cash purchase price of $50 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3182

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         3183

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3184

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3185

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         3186

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3187

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3188

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3189

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

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partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3191

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3192

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3193

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 3,480 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 3.61% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3194

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         3195

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3196

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3197

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3198

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3199

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                             1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                               OPERATING INCOME        RATE            VALUE
  --------                               ----------------   --------------   --------------
  Carlin Manor Apartments                   $                       %          $
  Hunt Club Apartments
  Shadow Brook Apartments

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3200

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per Class A unit..................................  $
                                                              -----------
Cash consideration per Class A unit.........................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3201

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. Distributions with respect to your units for the
     six months ended June 30, 1998 were $3.54 (equivalent to $     on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3202

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3203

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................   $
Alternatives:
  Prices on secondary market................................   $23.17 to $65.00
  Estimated liquidation proceeds............................   $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 25,572 units (representing approximately 28.1% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                        MULTI-BENEFIT REALTY FUND '87-1
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $32.00       $49.66        (d)          (d)
  Second Quarter..................................      (c)          (c)       $29.00       $41.00
  First Quarter...................................     41.00        55.00       42.00        45.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     32.00        66.00       38.00        38.00
  Third Quarter...................................     44.00        60.00       36.00        66.00
  Second Quarter..................................     29.00        65.00       44.00        65.00
  First Quarter...................................     40.00        53.00       58.00        71.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     23.00        40.00       40.00        53.00
  Third Quarter...................................     42.00        52.00       44.00        44.00
  Second Quarter..................................     32.00        64.00          --           --
  First Quarter...................................      (c)          (c)           --           --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         3204

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c) No units were reported by the general partner as having been sold during the quarter.

(d)  Information not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Carlin Manor Apartments and Shadow Brook Apartments were appraised in 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with an initial financing of one property and a refinancing of the other property. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the

         3205

Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those appraisal reports was $4,750,000 for Carlin Manor Apartments and $11,750,000 for Shadow Brook Apartments. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $89. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of Class A units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         3206

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and

         3207

local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect

         3208

the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3209

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

                  YOUR PARTNERSHIP                                        AIMCO OPERATING PARTNERSHIP

                                   Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2036.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' and               amended from time to time, or any successor to such
unitholders' invested capital by investing, either           statute) (the "Delaware Limited Partnership Act"),
alone or in association with others, in a diversified        provided that such business is to be conducted in a
portfolio of low or moderately-leveraged                     manner that permits AIMCO to be qualified as a REIT,
income-producing properties, (2) provide quarterly cash      unless AIMCO ceases to qualify as a REIT. The AIMCO
distributions to certain unitholders, and, on an annual      Operating Partnership is authorized to perform any and
basis, excess cash distributions to certain                  all acts for the furtherance of the purposes and
unitholders, generated by the properties, (3) provide        business of the AIMCO Operating Partnership, provided
gains through potential appreciation of the properties,      that the AIMCO Operating Partnership may not take, or
(4) build equity through reduction of mortgage loans         refrain from taking, any action which, in the judgment
and (5) diversify your partnership's investment risks.       of its general partner could (i) adversely affect the
Subject to restrictions contained in your partnership's      ability of AIMCO to continue to qualify as a REIT, (ii)
agreement of limited partnership, your partnership may       subject AIMCO to certain income and excise taxes, or
perform all acts necessary, advisable or convenient to       (iii) violate any law or regulation of any governmental
the business of your partnership including borrowing         body or agency (unless such action, or inaction, is
money and creating liens.                                    specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3210
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 600,000 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not purchase or lease      funds or other assets to its subsidiaries or other
property in which, or from a person in which the             persons in which it has an equity investment, and such
general partner or affiliate has an interest.                persons may borrow funds from the AIMCO Operating
Notwithstanding the foregoing and according to the           Partnership, on terms and conditions established in the
terms of your partnership's agreement of limited             sole and absolute discretion of the general partner. To
partnership, the general partner may purchase property       the extent consistent with the business purpose of the
in its own name and temporarily (for a period not to         AIMCO Operating Partnership and the permitted
exceed 180 days) hold title thereto for the purpose of       activities of the general partner, the AIMCO Operating
facilitating the acquisition of such property or the         Partnership may transfer assets to joint ventures,
borrowing of money or obtaining of financing for your        limited liability companies, partnerships,
partnership, or the completion of construction of the        corporations, business trusts or other business
property, or any other purpose related to the business       entities in which it is or thereby becomes a
of your partnership, provided that such property is          participant upon such terms and subject to such
purchased by your partnership for a price no greater         conditions consistent with the AIMCO Operating Part-
than the cost of such property to the general partner        nership Agreement and applicable law as the general
and provided there is no difference in interest rates        partner, in its sole and absolute discretion, believes
of the loans secured by the property at the time             to be advisable. Except as expressly permitted by the
acquired by the general partner and at the time              AIMCO Operating Partnership Agreement, neither the
acquired by your partnership, nor any other benefit to       general partner nor any of its affiliates may sell,
the arising out of such transaction apart from               transfer or convey any property to the AIMCO Operating
compensation otherwise permitted by your partnership's       Partnership, directly or indirectly, except pursuant to
agreement of limited partnership. Your partnership may       transactions that are determined by the general partner
not sell or lease property to the general partner or         in good faith to be fair and reasonable.
its affiliate except to the extent that your
partnership enters into a joint venture with an
affiliate. Your partnership may own or lease properties
jointly or in partnership with others, including
affiliates of the general partner, foreign or
institutional-type investors, or syndications formed
with such persons in accordance with the requirements
set forth in your partnership's agreement of limited
partnership. Your partnership may not make any loan to
the general partner or affiliates. The general partner
may not grant the general partner or an affiliate an
exclusive right to sell or exclusive employment to sell
assets for your partnership. Also, the general partner
may not cause your partnership to enter any agreements
with the general partner or its affiliates that are not
subject to termination without penalty by either party
upon not more than 60 days' written notice, except as
specified under your partnership's agreement of limited
partnership.

         3211
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 50% of
the purchase price of all properties on a combined
basis during the initial two-year period commencing
upon the termination of the offering; provided,
however, that thereafter, total indebtedness may not
exceed 80% of the purchase price of the property. Your
partnership may not incur any nonrecourse indebtedness
wherein the lender will have or acquire at any time or
as a result of making the loan, any direct or indirect
interest in the profits, capital, or property of your
partnership, other than as a secured creditor. Your
partnership may not obtain financing which would be
secured by a first mortgage on a property, unless the
prior approval of the California Department of
Corporations is obtained, if such mortgage provides for
a balloon payment which becomes due sooner than the
earlier of: (1) ten years from the acquisition date of
the property or (2) three years beyond the anticipated
holding period of the property provided in such case
that the balloon payment may not become due sooner than
seven years from the acquisition date of the property.
Secondary financing, if any, must be fully amortizing
or, if not fully amortizing, must not be due and
payable during the expected holding period of the
property. The foregoing restrictions do not apply with
respect to any existing original financing, secondary
financing in an amount equal to less than 10% of the
purchase price of a property, or financing
representing, in aggregate 25% or less of the total
purchase price of the properties acquired. Your
partnership may borrow funds using the properties as
collateral.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited requesting the list for the cost
incurred by the limited partner in compelling the
production of the list and for actual damages incurred
by the limited partner.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner
connection with the business of your partnership

         3212
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

without the consent of the limited partners. No limited      may not be removed by the OP Unitholders with or
partner has any authority or right to act for or bind        without cause.
your partnership or participate in or have any control
over your partnership business except as required by         In addition to the powers granted a general partner of
law.                                                         a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to         partner, any officer or director of general partner or
indemnification by your partnership from assets of your      the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or non-performance of any act             AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding any other provision to the      Act of 1933.
contrary, the general partner, the corporate limited
partner, any employee and any of its affiliates will be
liable and will not be entitled to indemnity for any
loss, damage or cost resulting from violations of
federal or state securities laws in connection with the
units unless there is a successful adjudication of the
merits of each count involving such securities law
violations, such claims have been dismissed with
prejudice on the merits by a court of competent
jurisdiction or a court of competent jurisdiction ap-
proves a settlement of such claims. In any claim for
indemnification for federal or state securities laws
violations, the party seeking indemnification must
place before the court the position of the SEC and any
other applicable regulatory agency with respect to the
issue of indemnification for securities laws
violations.

         3213
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. The general partner       partner may not be removed as general partner of the
may admit an additional or a substitute general partner      AIMCO Operating Partnership by the OP Unitholders with
with the consent of the limited partners owning a            or without cause. Under the AIMCO Operating Partnership
majority of the outstanding units. No limited partner        Agreement, the general partner may, in its sole
may substitute a transferee of his units in such             discretion, prevent a transferee of an OP Unit from
limited partner's place without the consent of the           becoming a substituted limited partner pursuant to the
general partner which may be withheld at the sole            AIMCO Operating Partnership Agreement. The general
discretion of the general partners.                          partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with              holders of a majority of the outstanding Common OP
applicable tax laws, to comply with federal and state        Units, excluding AIMCO and certain other limited
securities laws and to cure any ambiguities. Other           exclusions (a "Majority in Interest"). Amendments to
amendments to your partnership's agreement of limited        the AIMCO Operating Partnership Agreement may be
partnership must be approved by the limited partners         proposed by the general partner or by holders of a
owning more than 50% of the units. However, the limited      Majority in Interest. Following such proposal, the
partners may not amend your partnership's agreement of       general partner will submit any proposed amendment to
limited partnership (1) to extend the partnership term       the OP Unitholders. The general partner will seek the
or (2) to alter the rights of the general partner to         written consent of the OP Unitholders on the proposed
receive compensation, return of invested capital,            amendment or will call a meeting to vote thereon. See
allocations, and distributions, without the consent of       "Description of OP Units -- Amendment of the AIMCO
the general partner.                                         Operating Partnership Agreement" in the accompanying
                                                             Prospectus.

                             Compensation and Fees


Your general partner receives an annual fee equal to 9%      The general partner does not receive compensation for
of Distributable Cash From Operations received by the        its services as general partner of the AIMCO Operating
limited partners for its services as general partner         Partnership. However, the general partner is entitled
and may also receive reimbursement for expenses              to payments, allocations and distributions in its
incurred in such capacity.                                   capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3214
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, general       Operating Partnership Agreement expressly limits the
partner and its affiliates may engage in whatever            liability of the general partner by providing that the
activities they choose, whether the same are                 general partner, and its officers and directors will
competitive with your partnership or otherwise, without      not be liable or accountable in damages to the AIMCO
having or incurring any obligation to offer any              Operating Partnership, the limited partners or
interest in such activities to your partnership or any       assignees for errors in judgment or mistakes of fact or
party hereto. The obligations of the parties are,            law or of any act or omission if the general partner or
therefore, limited solely to those arising from the          such director or officer acted in good faith. See
acquisition and holding of your partnership's                "Description of OP Units -- Fiduciary Responsibilities"
properties.                                                  in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         3215
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale of all or            ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership; select                 law or by the AIMCO Operating            its interest in the AIMCO Operating
arbitration; and approve other mat-      Partnership Agree-                       Part-

         3216
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

ters as otherwise provided in your       ment, the affirmative vote or            nership or the admission of a
partnership's agreement of limited       consent of holders of at least 50%       successor general partner.
partnership. Neither the limited         of the outstanding Preferred OP
partners nor the unitholders have        Units will be necessary for              Under the AIMCO Operating Partner-
any right to vote on or approve          effecting any amendment of any of        ship Agreement, the general partner
transactions in which the general        the provisions of the Partnership        has the power to effect the
partner has an actual or potential       Unit Designation of the Preferred        acquisition, sale, transfer,
conflict of interest; the sale,          OP Units that materially and             exchange or other disposition of
exchange, financing, refinancing,        adversely affects the rights or          any assets of the AIMCO Operating
or other disposition of proper-          preferences of the holders of the        Partnership (including, but not
ties; or any other matter not            Preferred OP Units. The creation or      limited to, the exercise or grant
specifically provided for in your        issuance of any class or series of       of any conversion, option,
partnership's agreement of limited       partnership units, including,            privilege or subscription right or
partnership.                             without limitation, any partner-         any other right available in
                                         ship units that may have rights          connection with any assets at any
A general partner may cause the          senior or superior to the Preferred      time held by the AIMCO Operating
dissolution of your partnership by       OP Units, shall not be deemed to         Partnership) or the merger,
retiring. Your partnership may be        materially adversely affect the          consolidation, reorganization or
continued by the remaining general       rights or preferences of the             other combination of the AIMCO
partner or, if none, the limited         holders of Preferred OP Units. With      Operating Partnership with or into
partners may agree to continue your      respect to the exercise of the           another entity, all without the
partnership by electing a successor      above described voting rights, each      consent of the OP Unitholders.
general partner upon the unanimous       Preferred OP Units shall have one
vote of the limited partners within      (1) vote per Preferred OP Unit.          The general partner may cause the
a specified time.                                                                 dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made           provided, however, that at any time      portion as the general partner may
during the fiscal year. The              and from time to time on or after        in its sole and absolute discretion
distributions payable to the             the fifth anniversary of the issue       determine, of Available Cash (as
partners are not fixed in amount         date of the Preferred OP Units, the      defined in the AIMCO Operating
and depend upon the operating            AIMCO Operating Partnership may          Partnership Agreement) generated by
results and net sales or refinanc-       adjust the annual distribution rate      the AIMCO Operating Partnership
ing proceeds available from the          on the Preferred OP Units to the         during such quarter to the general
disposition of your partnership's        lower of (i)     % plus the annual       partner, the special limited
assets.                                  interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         3217
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


Units are not transferable, except       There is no public market for the        There is no public market for the
upon death or by operation of law,       Preferred OP Units and the               OP Units. The AIMCO Operating Part-
without the consent of the general       Preferred OP Units are not listed        nership Agreement restricts the
partner which consent may be             on any securities exchange. The          transferability of the OP Units.
withheld in the sole discretion of       Preferred OP Units are subject to        Until the expiration of one year
the general partner. The general         restrictions on transfer as set          from the date on which an OP
partner may consent to the               forth in the AIMCO Operating             Unitholder acquired OP Units,
transfers provided that prospective      Partnership Agreement.                   subject to certain exceptions, such
transferee provides the general                                                   OP Unitholder may not transfer all
partner with information as may be       Pursuant to the AIMCO Operating          or any portion of its OP Units to
necessary or appropriate to deter-       Partnership Agreement, until the         any transferee without the consent
mine suitability under applicable        expiration of one year from the          of the general partner, which
securities laws, and such other          date on which a holder of Preferred      consent may be withheld in its sole
information as the general partner       OP Units acquired Preferred OP           and absolute discretion. After the
may request, and a fee imposed by        Units, subject to certain                expiration of one year, such OP
the general partner in its sole          exceptions, such holder of               Unitholder has the right to
discretion, unless any of the            Preferred OP Units may not transfer      transfer all or any portion of its
following restrictions applies: (1)      all or any portion of its Pre-           OP Units to any person, subject to
the transferee is not suitable           ferred OP Units to any transferee        the satisfaction of certain
under applicable federal or state        without the consent of the general       conditions specified in the AIMCO
securities laws, (2) the transferee      partner, which consent may be            Operating Partnership Agreement,
is a nonresident alien or tax            withheld in its sole and absolute        including the general partner's
exempt entity, (3) the transfer          discretion. After the expiration of      right of first refusal. See
would cause the assets of your           one year, such holders of Preferred      "Description of OP Units --
partnership to be "plan assets" or       OP Units has the right to transfer       Transfers and Withdrawals" in the
the transaction contemplated to be       all or any portion of its Preferred      accompanying Prospectus.
prohibited under applicable ERISA        OP Units to
or corporate

         3218
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

laws, or (4) the transfer would          any person, subject to the
cause the termination of your            satisfaction of certain conditions       After the first anniversary of
partnership under Federal tax laws.      specified in the AIMCO Operating         becoming a holder of Common OP
A unitholder may not exchange a          Partnership Agreement, including         Units, an OP Unitholder has the
unit for a limited partner in-           the general partner's right of           right, subject to the terms and
terest and/or become a substituted       first refusal.                           conditions of the AIMCO Operating
limited partner without the consent                                               Partnership Agreement, to require
of the general partner. In order to      After a one-year holding period, a       the AIMCO Operating Partnership to
transfer a limited partner               holder may redeem Preferred OP           redeem all or a portion of the
interest, the general partner must       Units and receive in exchange            Common OP Units held by such party
consent, which consent may be            therefor, at the AIMCO Operating         in exchange for a cash amount based
withheld in its sole discretion. A       Partnership's option, (i) subject        on the value of shares of Class A
limited partner, except as provided      to the terms of any Senior Units,        Common Stock. See "Description of
in your partnership's agreement of       cash in an amount equal to the           OP Units -- Redemption Rights" in
limited partnership, may not sell,       Liquidation Preference of the            the accompanying Prospectus. Upon
transfer, encumber, or otherwise         Preferred OP Units tendered for          receipt of a notice of redemption,
dispose, by operation of law or          redemption, (ii) a number of shares      the AIMCO Operating Partnership
otherwise, of the whole or any part      of Class I Cumulative Preferred          may, in its sole and absolute
of his interest in your partnership      Stock of AIMCO that pay an               discretion but subject to the
except by written instrument,            aggregate amount of dividends yield      restrictions on the ownership of
accompanied by such assurance of         equivalent to the distributions on       Class A Common Stock imposed under
the genuineness and effectiveness        the Preferred OP Units tendered for      AIMCO's charter and the transfer
of each such signature and the           redemption and are part of a class       restrictions and other limitations
obtaining of any federal and/or          or series of preferred stock that        thereof, elect to cause AIMCO to
state governmental approval, if          is then listed on the New York           acquire some or all of the tendered
any, as may be reasonably required       Stock Exchange or another national       Common OP Units in exchange for
by the general partner.                  securities exchange, or (iii) a          Class A Common Stock, based on an
Additionally, the proposed transfer      number of shares of Class A Common       exchange ratio of one share of
must in all cases be registered          Stock of AIMCO that is equal in          Class A Common Stock for each Com-
under the Securities Act of 1933,        Value to the Liquidation Preference      mon OP Unit, subject to adjustment
or an exemption from such                of the Preferred OP Units tendered       as provided in the AIMCO Operating
registration shall be available, as      for redemption. The Preferred OP         Partnership Agreement.
reflected in an opinion of counsel       Units may not be redeemed at the
satisfactory in form and substance       option of the AIMCO Operating
to the general partner. No partner       Partnership. See "Description of
may make any assignment of all or        Preferred OP Units -- Redemption."
any part of his interest in your
partnership if the said transfer or
assignment would, when considered
with all other transfers during the
same applicable 12-month period,
cause a termination of your
partnership for federal or any
applicable state income tax
purposes. Such transferee may be
substituted as a limited partner
if, in addition to the above
requirements: (1) the assignor
designates such intention in the
instrument of assignment, (2) the
written consent of the general
partner to such substitution is
obtained, which consent, in the
general partner's absolute
discretion, may be withheld, (3)
the assignment instrument is in
form and substance satisfactory to
the general partner, (4) the
assignor and assignee duly execute
and acknowledge such other
instrument or instruments as the
general partner may deem necessary
or desirable and (5) the assignee
accepts, adopts and approves in
writing all of the terms and
provisions of your partnership's
agreement of limited partnership.

         3219

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3220

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3221

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3222

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3223

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3224

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

                               PREFERRED OP UNITS
                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3225
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3226
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3227

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 9% of Distributable Cash from Operations (as that term is defined in your partnership's agreement of limited partnership) and may also receive reimbursement for expenses incurred in such capacity. The general partner received fees and reimbursements totaling $219,000 in 1996, $247,000 in 1997, and $31,000 for the first six months of 1998. The property manager received management fees of $240,000 in 1996, $248,000 in 1997 and $128,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3228

                                YOUR PARTNERSHIP

GENERAL

     Multi-Benefit Realty Fund '87-1 was organized on September 8, 1986, under laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Carlin Manor Apartments, a 278-unit complex in Columbus, Ohio; Hunt Club Apartments, a 200-unit complex in Indianapolis, Indiana; and Shadow Brook Apartments, a 300-unit complex in West Valley City, Utah. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 96,284 units of limited partnership interest issued and outstanding, which were held of record by 905 limited partners and 75,152 Class B units of limited partnership units outstanding which were held by 1,003 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated December 10, 1986, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2036, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the

         3229

     partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by your partnership in advance of the final disposition of such action, suit, or proceeding as authorized by your partnership in the specific action if the action relates to your performance of duties or services on behalf of your partnership, your partnership receives an undertaking by or on behalf of the person indemnified to repay such amount to your partnership unless it is ultimately determined that such person is entitled to be indemnified by your partnership as authorized in your partnership's agreement of limited partnership. Notwithstanding any other provision to the contrary, the general partner, the corporate limited partner, any employee and any of its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities

         3230

     laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is prohibited under your partnership's agreement of limited partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $100.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 9.44
January 1, 1996 - December 31, 1996.........................       4.72
January 1, 1997 - December 31, 1997.........................      14.16
January 1, 1998 - June 30, 1998.............................       3.54

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 25.1% interest in your partnership including interests held by us and the interest held by ConCap Equities, Inc. as general partner of your partnership. Except as set forth herein, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $142,000
1995........................................................     202,000
1996........................................................     219,000
1997........................................................     247,000
1998 (through June 30)......................................      87,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $112,000
1995........................................................    223,000
1996........................................................    240,000
1997........................................................    248,000
1998 (through June 30)......................................    128,000

         3231

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         3232

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Multi-Benefit Realty Fund '87-1 appearing in Multi-Benefit Realty Fund '87-1 Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3233

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding Class A limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3234

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3235

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3236

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3237

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3238

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3239

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3240

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3241

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3242

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                                    CLASS B

                        MULTI-BENEFIT REALTY FUND '87-1
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY      WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR         YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                 OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of June 30, 1998, your general partner estimated the net asset value of your units to be $68.00 per unit and an affiliate of the general partner estimated the net liquidation value of your units to be $65.84 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3243

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-19
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of
    Multi-Benefit Realty Fund '87-1............   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-57
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-58
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         3244

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3245

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Multi-Benefit Realty Fund '87-1. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in ConCap Equities, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3246

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3247

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership has never paid distributions on Class B units. We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3248

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $32.00 per unit to $65.00 per Class B unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $68 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $65.84 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         3249

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3250

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3251

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

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exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, your general partner estimated the net asset value of your units to be $68 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $65.84 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $32.00 per unit to $65.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any

         3253

deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         3254

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         3255

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

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     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 43.96% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         3257

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

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     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

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     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

         3260

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................

         3261


Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $32.00 to $65.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and

         3262

     qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 9% of Distributable Cash from Operations (as that term is defined in your partnership's agreement of limited partnership) and may also receive reimbursement for expenses incurred in such capacity. The general partner received management fees of $31,000 (excluding reimbursed expenses) for the first six months of 1998. The property manager received management fees of $128,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

         3263

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Multi-Benefit Realty Fund '87-1 was organized on September 8, 1986, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Carlin Manor Apartments, a 278-unit complex in Columbus, Ohio; Hunt Club Apartments, a 200-unit complex in Indianapolis, Indiana; and Shadow Brook Apartments, a 300-unit complex in West Valley City, Utah. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 96,284 Class A units of limited partnership interest issued and outstanding, which were held of record by 905 limited partners and 75,152 Class B units of limited partnership outstanding which were held by 1,003 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3264

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3265

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3266

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3267

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3268

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3269

        SUMMARY FINANCIAL INFORMATION OF MULTI-BENEFIT REALTY FUND '87-1

     The summary financial information of Multi-Benefit Realty Fund '87-1 for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Multi-Benefit Realty Fund '87-1 for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                        MULTI-BENEFIT REALTY FUND '87-1

                                                     FOR THE SIX MONTHS
                                                       ENDED JUNE 30,      FOR THE YEAR ENDED DECEMBER 31,
                                                     ------------------    --------------------------------
                                                      1998       1997        1997        1996        1995
                                                     -------    -------    --------    --------    --------
                                                                (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues.....................................  $ 2,600    $ 2,486    $ 5,044     $ 4,861     $ 5,272
Net Income (Loss)..................................      199        105         15          46         383
Net Income (Loss) per limited partnership unit.....     1.15       0.60       0.09        0.27        2.21
Distributions per Class B limited partnership
  unit.............................................       --         --         --          --          --

                                                          JUNE 30,                 DECEMBER 31,
                                                     ------------------    -----------------------------
                                                      1998       1997       1997       1996       1995
                                                     -------    -------    -------    -------    -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation.......  $12,677    $13,307    $13,030    $13,551    $14,053
Total Assets.......................................   14,946     15,909     15,116     16,612     16,334
Notes Payable......................................   12,251     12,319     12,285     12,350     11,331
Partners' Capital (Deficit)........................    1,969      2,892      2,114      3,476      3,889

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING              MULTI-BENEFIT
                                                                       PARTNERSHIP              REALTY FUND '87-1
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85          $--           $--

         3270

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $32.00 per unit to $65.00 per unit from January 1, 1997 to September 30, 1998. As of June 30, 1998, your general partner estimated the net asset value of your units to be $68 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of June 30, 1998, an affiliate of your general partner estimated the net liquidation value of your units to be $65.84 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         3271

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

         3272

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. No distributions with respect to your units have ever been made in 1998. Anticipated annualized distributions with respect to the
Preferred OP Units are $     and current annualized distributions with respect
to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

         3273

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the property manager who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 43.964% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

         3274

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Insignia began a tender offer for Class B units in your partnership on September 23, 1998 which we continued. Pursuant to such tender offer we acquired
       Class B units for $       per unit on          , 1998.

     Prior to the Insignia Merger, a tender offer had been made to acquire units of your partnership. In December 1997, Madison River Properties, L.L.C., then an affiliate of Insignia and now our affiliate commenced a tender offer pursuant to which it acquired 13,822 units (representing approximately 18.4% of the number outstanding) at a cash purchase price of $25 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3275

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

         3276

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3277

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3278

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         3279

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3280

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3281

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3282

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3283

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3284

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

        (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3285

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3286

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 925 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 1.23% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3287

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         3288

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3289

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3290

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3291

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3292

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                             1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                               OPERATING INCOME        RATE            VALUE
  --------                               ----------------   --------------   --------------
  Carlin Manor Apartments                   $                       %          $
  Hunt Club Apartments
  Shadow Brook Apartments

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3293

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per Class B unit..................................  $
                                                              -----------
Cash consideration per Class B unit.........................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3294

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Your partnership has never paid distributions with respect to your units. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , and current annualized distributions with respect to
     the Common OP Units are $2.25. This is equivalent to distributions of
     $       per year on the number of tax-deferral        % Preferred OP Units,
     or distributions of $       per year on the number of tax deferral Common
     OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and
     Common OP Units that we are offering are expected to be        ,
     immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3295

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3296

apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................   $
Alternatives:
  Prices on secondary market................................   $32.00 to $65.00
  Estimated liquidation proceeds............................   $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 16,483 units (representing approximately 21.93% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                        MULTI-BENEFIT REALTY FUND '87-1
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(A)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $27.00       $30.00
  Second Quarter............................................     26.00        26.00
  First Quarter.............................................     40.15        88.00(c)
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................      4.00        15.00
  Third Quarter.............................................      0.10        36.00
  Second Quarter............................................     20.00        20.00
  First Quarter.............................................        (b)          (b)
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................        (b)          (b)
  Third Quarter.............................................     10.00         1.00
  Second Quarter............................................      8.00        10.00
  First Quarter.............................................     10.00        10.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         3297

(b) No units were reported by the general partner as having been sold during the quarter.

(c) The general partner has information that indicates that this reported sales price represented a single, isolated other minimal number of Class B units and such sales price was materially higher than the range of sales prices during the quarter. In addition, the general partner has information that indicates that an affiliate a lower price in that isolated transaction recently commenced a tender offer for up to 4.9% of the outstanding Class B units exactly 5% less than it paid in that isolated transaction. Excluding that isolated transaction, the purchase price is approximately the next highest sales price for other transactions during the six-month period prior to June 30, 1998.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Carlin Manor Apartments and Shadow Brook Apartments were appraised in 1996 by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with an initial financing of one property and a refinancing of the other property. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those appraisal reports was $4,750,000 for Carlin Manor Apartments and $11,750,000 for Shadow Brook Apartments. A copy

         3298

of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of June 30, 1998 was $68. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of Class B units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of

         3299

Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any

         3300

deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use

         3301

of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3302

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Distributable Cash from Operations (as         of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2036.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, own,            The purpose of the AIMCO Operating Partnership is to
improve, maintain, operate, lease, sell, dispose of,         conduct any business that may be lawfully conducted by
finance and otherwise deal with your partnership's           a limited partnership organized pursuant to the
property. Your partnership's objectives are to (1)           Delaware Revised Uniform Limited Partnership Act (as
preserve and protect the limited partners' and               amended from time to time, or any successor to such
unitholders' invested capital by investing, either           statute) (the "Delaware Limited Partnership Act"),
alone or in association with others, in a diversified        provided that such business is to be conducted in a
portfolio of low or moderately-leveraged                     manner that permits AIMCO to be qualified as a REIT,
income-producing properties, (2) provide quarterly cash      unless AIMCO ceases to qualify as a REIT. The AIMCO
distributions to certain unitholders, and, on an annual      Operating Partnership is authorized to perform any and
basis, excess cash distributions to certain                  all acts for the furtherance of the purposes and
unitholders, generated by the properties, (3) provide        business of the AIMCO Operating Partnership, provided
gains through potential appreciation of the properties,      that the AIMCO Operating Partnership may not take, or
(4) build equity through reduction of mortgage loans         refrain from taking, any action which, in the judgment
and (5) diversify your partnership's investment risks.       of its general partner could (i) adversely affect the
Subject to restrictions contained in your partnership's      ability of AIMCO to continue to qualify as a REIT, (ii)
agreement of limited partnership, your partnership may       subject AIMCO to certain income and excise taxes, or
perform all acts necessary, advisable or convenient to       (iii) violate any law or regulation of any governmental
the business of your partnership including borrowing         body or agency (unless such action, or inaction, is
money and creating liens.                                    specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3303
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 600,000 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. The general partner may         No action or consent by the OP Unitholders is required
not acquire properties in exchange for units.                in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your partnership may not purchase or lease      funds or other assets to its subsidiaries or other
property in which, or from a person in which the             persons in which it has an equity investment, and such
general partner or affiliate has an interest.                persons may borrow funds from the AIMCO Operating
Notwithstanding the foregoing and according to the           Partnership, on terms and conditions established in the
terms of your partnership's agreement of limited             sole and absolute discretion of the general partner. To
partnership, the general partner may purchase property       the extent consistent with the business purpose of the
in its own name and temporarily (for a period not to         AIMCO Operating Partnership and the permitted
exceed 180 days) hold title thereto for the purpose of       activities of the general partner, the AIMCO Operating
facilitating the acquisition of such property or the         Partnership may transfer assets to joint ventures,
borrowing of money or obtaining of financing for your        limited liability companies, partnerships,
partnership, or the completion of construction of the        corporations, business trusts or other business
property, or any other purpose related to the business       entities in which it is or thereby becomes a
of your partnership, provided that such property is          participant upon such terms and subject to such
purchased by your partnership for a price no greater         conditions consistent with the AIMCO Operating Part-
than the cost of such property to the general partner        nership Agreement and applicable law as the general
and provided there is no difference in interest rates        partner, in its sole and absolute discretion, believes
of the loans secured by the property at the time             to be advisable. Except as expressly permitted by the
acquired by the general partner and at the time              AIMCO Operating Partnership Agreement, neither the
acquired by your partnership, nor any other benefit to       general partner nor any of its affiliates may sell,
the arising out of such transaction apart from               transfer or convey any property to the AIMCO Operating
compensation otherwise permitted by your partnership's       Partnership, directly or indirectly, except pursuant to
agreement of limited partnership. Your partnership may       transactions that are determined by the general partner
not sell or lease property to the general partner or         in good faith to be fair and reasonable.
its affiliate except to the extent that your
partnership enters into a joint venture with an
affiliate. Your partnership may own or lease properties
jointly or in partnership with others, including
affiliates of the general partner, foreign or
institutional-type investors, or syndications formed
with such persons in accordance with the requirements
set forth in your partnership's agreement of limited
partnership. Your partnership may not make any loan to
the general partner or affiliates. The general partner
may not grant the general partner or an affiliate an
exclusive right to sell or exclusive employment to sell
assets for your partnership. Also, the general partner
may not cause your partnership to enter any agreements
with the general partner or its affiliates that are not
subject to termination without penalty by either party
upon not more than 60 days' written notice, except as
specified under your partnership's agreement of limited
partnership.

         3304
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to obligate and bind your partnership and to take such       restrictions on borrowings, and the general partner has
action as the general partner deems necessary or             full power and authority to borrow money on behalf of
advisable, including, without limitation, making,            the AIMCO Operating Partnership. The AIMCO Operating
executing and delivering loan agreements, mortgages,         Partnership has credit agreements that restrict, among
security agreements, promissory notes, documents             other things, its ability to incur indebtedness. See
related to mortgage-backed securities, and other             "Risk Factors -- Risks of Significant Indebtedness" in
documents as provided for in your partnership's              the accompanying Prospectus.
agreement of limited partnership. The total
indebtedness of your partnership may not exceed 50% of
the purchase price of all properties on a combined
basis during the initial two-year period commencing
upon the termination of the offering; provided,
however, that thereafter, total indebtedness may not
exceed 80% of the purchase price of the property. Your
partnership may not incur any nonrecourse indebtedness
wherein the lender will have or acquire at any time or
as a result of making the loan, any direct or indirect
interest in the profits, capital, or property of your
partnership, other than as a secured creditor. Your
partnership may not obtain financing which would be
secured by a first mortgage on a property, unless the
prior approval of the California Department of
Corporations is obtained, if such mortgage provides for
a balloon payment which becomes due sooner than the
earlier of: (1) ten years from the acquisition date of
the property or (2) three years beyond the anticipated
holding period of the property provided in such case
that the balloon payment may not become due sooner than
seven years from the acquisition date of the property.
Secondary financing, if any, must be fully amortizing
or, if not fully amortizing, must not be due and
payable during the expected holding period of the
property. The foregoing restrictions do not apply with
respect to any existing original financing, secondary
financing in an amount equal to less than 10% of the
purchase price of a property, or financing
representing, in aggregate 25% or less of the total
purchase price of the properties acquired. Your
partnership may borrow funds using the properties as
collateral.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner, upon reasonable request, to      with a statement of the purpose of such demand and at
inspect and copy during normal business hours the            such OP Unitholder's own expense, to obtain a current
register kept by your partnership which lists the            list of the name and last known business, residence or
names, addresses and business telephone numbers of all       mailing address of the general partner and each other
limited partners and the number of units owned by each       OP Unitholder.
limited partner. Upon request of a limited partner, the
general partner will promptly mail to such limited
partner a copy of the investor list. If the general
partner neglects or refuses to mail a copy of the
investor list as requested, the general partner may be
liable to the limited requesting the list for the cost
incurred by the limited partner in compelling the
production of the list and for actual damages incurred
by the limited partner.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner
connection with the business of your partnership

         3305
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

without the consent of the limited partners. No limited      may not be removed by the OP Unitholders with or
partner has any authority or right to act for or bind        without cause.
your partnership or participate in or have any control
over your partnership business except as required by         In addition to the powers granted a general partner of
law.                                                         a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, except in the case of negligence or             the AIMCO Operating Partnership Agreement, the general
misconduct, the general partner and its affiliate or         partner is not liable to the AIMCO Operating
agents acting on their behalf are not liable, responsi-      Partnership for losses sustained, liabilities incurred
ble or accountable in damages or otherwise to your           or benefits not derived as a result of errors in
partnership (in any action, including a partnership          judgment or mistakes of fact or law of any act or
derivative suit) or to any of the limited partners for       omission if the general partner acted in good faith.
the doing of any act or the failure to do any act, the       The AIMCO Operating Partnership Agreement provides for
effect of which may cause or result in loss or damage        indemnification of AIMCO, or any director or officer of
to your partnership, if done in good faith to promote        AIMCO (in its capacity as the previous general partner
the best interests of your partnership. The general          of the AIMCO Operating Partnership), the general
partner and its affiliates or agents are entitled to         partner, any officer or director of general partner or
indemnification by your partnership from assets of your      the AIMCO Operating Partnership and such other persons
partnership, or as an expense of your partnership, but       as the general partner may designate from and against
not from the limited partners, against any liability or      all losses, claims, damages, liabilities, joint or
loss, as a result of any claim or legal proceeding           several, expenses (including legal fees), fines,
(whether or not the same proceeds to judgment or is          settlements and other amounts incurred in connection
settled or otherwise brought to a conclusion) relating       with any actions relating to the operations of the
to the performance or non-performance of any act             AIMCO Operating Partnership, as set forth in the AIMCO
concerning the activities of your partnership except in      Operating Partnership Agreement. The Delaware Limited
the case where the general partner or its affiliates or      Partnership Act provides that subject to the standards
agents are guilty of bad faith, negligence, misconduct       and restrictions, if any, set forth in its partnership
or reckless disregard of duty, provided such act or          agreement, a limited partnership may, and shall have
omission was done in good faith to promote the best          the power to, indemnify and hold harmless any partner
interests of your partnership. The indemnification           or other person from and against any and all claims and
authorized by your partnership's agreement of limited        demands whatsoever. It is the position of the
partnership includes the payment of reasonable               Securities and Exchange Commission that indemnification
attorneys' fees and other expenses (not limited to           of directors and officers for liabilities arising under
taxable costs) incurred in settling or defending any         the Securities Act is against public policy and is
claims, threatened action or finally adjudicated legal       unenforceable pursuant to Section 14 of the Securities
proceedings. Notwithstanding any other provision to the      Act of 1933.
contrary, the general partner, the corporate limited
partner, any employee and any of its affiliates will be
liable and will not be entitled to indemnity for any
loss, damage or cost resulting from violations of
federal or state securities laws in connection with the
units unless there is a successful adjudication of the
merits of each count involving such securities law
violations, such claims have been dismissed with
prejudice on the merits by a court of competent
jurisdiction or a court of competent jurisdiction ap-
proves a settlement of such claims. In any claim for
indemnification for federal or state securities laws
violations, the party seeking indemnification must
place before the court the position of the SEC and any
other applicable regulatory agency with respect to the
issue of indemnification for securities laws
violations.

         3306
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. The general partner       partner may not be removed as general partner of the
may admit an additional or a substitute general partner      AIMCO Operating Partnership by the OP Unitholders with
with the consent of the limited partners owning a            or without cause. Under the AIMCO Operating Partnership
majority of the outstanding units. No limited partner        Agreement, the general partner may, in its sole
may substitute a transferee of his units in such             discretion, prevent a transferee of an OP Unit from
limited partner's place without the consent of the           becoming a substituted limited partner pursuant to the
general partner which may be withheld at the sole            AIMCO Operating Partnership Agreement. The general
discretion of the general partners.                          partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to add to the representations,       the general partner may, without the consent of the OP
duties, or obligations of the general partner or its         Unitholders, amend the AIMCO Operating Partnership
affiliates or to surrender any rights or powers granted      Agreement, amendments to the AIMCO Operating
to the general partner or its affiliates for the             Partnership Agreement require the consent of the
benefit of the limited partners, to comply with              holders of a majority of the outstanding Common OP
applicable tax laws, to comply with federal and state        Units, excluding AIMCO and certain other limited
securities laws and to cure any ambiguities. Other           exclusions (a "Majority in Interest"). Amendments to
amendments to your partnership's agreement of limited        the AIMCO Operating Partnership Agreement may be
partnership must be approved by the limited partners         proposed by the general partner or by holders of a
owning more than 50% of the units. However, the limited      Majority in Interest. Following such proposal, the
partners may not amend your partnership's agreement of       general partner will submit any proposed amendment to
limited partnership (1) to extend the partnership term       the OP Unitholders. The general partner will seek the
or (2) to alter the rights of the general partner to         written consent of the OP Unitholders on the proposed
receive compensation, return of invested capital,            amendment or will call a meeting to vote thereon. See
allocations, and distributions, without the consent of       "Description of OP Units -- Amendment of the AIMCO
the general partner.                                         Operating Partnership Agreement" in the accompanying
                                                             Prospectus.

                             Compensation and Fees


Your general partner receives an annual fee equal to 9%      The general partner does not receive compensation for
of Distributable Cash From Operations received by the        its services as general partner of the AIMCO Operating
limited partners for its services as general partner         Partnership. However, the general partner is entitled
and may also receive reimbursement for expenses              to payments, allocations and distributions in its
incurred in such capacity.                                   capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3307
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under California law, a limited partner is not bound by      Except for fraud, willful misconduct or gross
the obligations of your partnership. A limited partner       negligence, no OP Unitholder has personal liability for
is liable only to make payments of his capital               the AIMCO Operating Partnership's debts and
contribution when due under your partnership's               obligations, and liability of the OP Unitholders for
agreement of limited partnership. After its capital          the AIMCO Operating Partnership's debts and obligations
contribution is fully paid, no limited partner will,         is generally limited to the amount of their invest-
except as otherwise required by applicable law, be           ment in the AIMCO Operating Partnership. However, the
required to make any further capital contributions or        limitations on the liability of limited partners for
lend any funds to your partnership.                          the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership and must at all times act in a              its limited partners the highest duties of good faith,
fiduciary manner toward your partnership and the             fairness and loyalty and which generally prohibit such
limited partners. The general partner at all times has       general partner from taking any action or engaging in
a fiduciary responsibility for the safekeeping and use       any transaction as to which it has a conflict of
of all partnership funds and assets. The general             interest. The AIMCO Operating Partnership Agreement
partner may assign some of its general partner               expressly authorizes the general partner to enter into,
functions to an affiliate; provided, however, that,          on behalf of the AIMCO Operating Partnership, a right
notwithstanding any such assignment, the general             of first opportunity arrangement and other conflict
partner will retain full responsibility to your              avoidance agreements with various affiliates of the
partnership for the satisfactory performance of all          AIMCO Operating Partnership and the general partner, on
partnership general partner duties. The general partner      such terms as the general partner, in its sole and
may not commingle funds of your partnership with any         absolute discretion, believes are advisable. The AIMCO
other person. Subject to its fiduciary duties, general       Operating Partnership Agreement expressly limits the
partner and its affiliates may engage in whatever            liability of the general partner by providing that the
activities they choose, whether the same are                 general partner, and its officers and directors will
competitive with your partnership or otherwise, without      not be liable or accountable in damages to the AIMCO
having or incurring any obligation to offer any              Operating Partnership, the limited partners or
interest in such activities to your partnership or any       assignees for errors in judgment or mistakes of fact or
party hereto. The obligations of the parties are,            law or of any act or omission if the general partner or
therefore, limited solely to those arising from the          such director or officer acted in good faith. See
acquisition and holding of your partnership's                "Description of OP Units -- Fiduciary Responsibilities"
properties.                                                  in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         3308
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

YOUR UNITS                     PREFERRED OP UNITS               COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale of all or            ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership; select                 law or by the AIMCO Operating            its interest in the AIMCO Operating
arbitration; and approve other mat-      Partnership Agree-                       Part-

         3309
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

ters as otherwise provided in your       ment, the affirmative vote or            nership or the admission of a
partnership's agreement of limited       consent of holders of at least 50%       successor general partner.
partnership. Neither the limited         of the outstanding Preferred OP
partners nor the unitholders have        Units will be necessary for              Under the AIMCO Operating Partner-
any right to vote on or approve          effecting any amendment of any of        ship Agreement, the general partner
transactions in which the general        the provisions of the Partnership        has the power to effect the
partner has an actual or potential       Unit Designation of the Preferred        acquisition, sale, transfer,
conflict of interest; the sale,          OP Units that materially and             exchange or other disposition of
exchange, financing, refinancing,        adversely affects the rights or          any assets of the AIMCO Operating
or other disposition of proper-          preferences of the holders of the        Partnership (including, but not
ties; or any other matter not            Preferred OP Units. The creation or      limited to, the exercise or grant
specifically provided for in your        issuance of any class or series of       of any conversion, option,
partnership's agreement of limited       partnership units, including,            privilege or subscription right or
partnership.                             without limitation, any partner-         any other right available in
                                         ship units that may have rights          connection with any assets at any
A general partner may cause the          senior or superior to the Preferred      time held by the AIMCO Operating
dissolution of your partnership by       OP Units, shall not be deemed to         Partnership) or the merger,
retiring. Your partnership may be        materially adversely affect the          consolidation, reorganization or
continued by the remaining general       rights or preferences of the             other combination of the AIMCO
partner or, if none, the limited         holders of Preferred OP Units. With      Operating Partnership with or into
partners may agree to continue your      respect to the exercise of the           another entity, all without the
partnership by electing a successor      above described voting rights, each      consent of the OP Unitholders.
general partner upon the unanimous       Preferred OP Units shall have one
vote of the limited partners within      (1) vote per Preferred OP Unit.          The general partner may cause the
a specified time.                                                                 dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Distributable Cash      $      per Preferred OP Unit;            tribute quarterly all, or such
From Operations are to be made           provided, however, that at any time      portion as the general partner may
during the fiscal year. The              and from time to time on or after        in its sole and absolute discretion
distributions payable to the             the fifth anniversary of the issue       determine, of Available Cash (as
partners are not fixed in amount         date of the Preferred OP Units, the      defined in the AIMCO Operating
and depend upon the operating            AIMCO Operating Partnership may          Partnership Agreement) generated by
results and net sales or refinanc-       adjust the annual distribution rate      the AIMCO Operating Partnership
ing proceeds available from the          on the Preferred OP Units to the         during such quarter to the general
disposition of your partnership's        lower of (i)     % plus the annual       partner, the special limited
assets.                                  interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                                                                  Holders of any other Pre-

         3310
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         lative Preferred Stock. Such             ferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


Units are not transferable, except       There is no public market for the        There is no public market for the
upon death or by operation of law,       Preferred OP Units and the               OP Units. The AIMCO Operating Part-
without the consent of the general       Preferred OP Units are not listed        nership Agreement restricts the
partner which consent may be             on any securities exchange. The          transferability of the OP Units.
withheld in the sole discretion of       Preferred OP Units are subject to        Until the expiration of one year
the general partner. The general         restrictions on transfer as set          from the date on which an OP
partner may consent to the               forth in the AIMCO Operating             Unitholder acquired OP Units,
transfers provided that prospective      Partnership Agreement.                   subject to certain exceptions, such
transferee provides the general                                                   OP Unitholder may not transfer all
partner with information as may be       Pursuant to the AIMCO Operating          or any portion of its OP Units to
necessary or appropriate to deter-       Partnership Agreement, until the         any transferee without the consent
mine suitability under applicable        expiration of one year from the          of the general partner, which
securities laws, and such other          date on which a holder of Preferred      consent may be withheld in its sole
information as the general partner       OP Units acquired Preferred OP           and absolute discretion. After the
may request, and a fee imposed by        Units, subject to certain                expiration of one year, such OP
the general partner in its sole          exceptions, such holder of               Unitholder has the right to
discretion, unless any of the            Preferred OP Units may not transfer      transfer all or any portion of its
following restrictions applies: (1)      all or any portion of its Pre-           OP Units to any person, subject to
the transferee is not suitable           ferred OP Units to any transferee        the satisfaction of certain
under applicable federal or state        without the consent of the general       conditions specified in the AIMCO
securities laws, (2) the transferee      partner, which consent may be            Operating Partnership Agreement,
is a nonresident alien or tax            withheld in its sole and absolute        including the general partner's
exempt entity, (3) the transfer          discretion. After the expiration of      right of first refusal. See
would cause the assets of your           one year, such holders of Preferred      "Description of OP Units --
partnership to be "plan assets" or       OP Units has the right to transfer       Transfers and Withdrawals" in the
the transaction contemplated to be       all or any portion of its Preferred      accompanying Prospectus.
prohibited under applicable ERISA        OP Units to any person, subject to
or corporate                             the satisfaction of

         3311
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

laws, or (4) the transfer would          certain conditions specified in the      After the first anniversary of
cause the termination of your            AIMCO Operating Partnership Agree-       becoming a holder of Common OP
partnership under Federal tax laws.      ment, including the general              Units, an OP Unitholder has the
A unitholder may not exchange a          partner's right of first refusal.        right, subject to the terms and
unit for a limited partner in-                                                    conditions of the AIMCO Operating
terest and/or become a substituted       After a one-year holding period, a       Partnership Agreement, to require
limited partner without the consent      holder may redeem Preferred OP           the AIMCO Operating Partnership to
of the general partner. In order to      Units and receive in exchange            redeem all or a portion of the
transfer a limited partner               therefor, at the AIMCO Operating         Common OP Units held by such party
interest, the general partner must       Partnership's option, (i) subject        in exchange for a cash amount based
consent, which consent may be            to the terms of any Senior Units,        on the value of shares of Class A
withheld in its sole discretion. A       cash in an amount equal to the           Common Stock. See "Description of
limited partner, except as provided      Liquidation Preference of the            OP Units -- Redemption Rights" in
in your partnership's agreement of       Preferred OP Units tendered for          the accompanying Prospectus. Upon
limited partnership, may not sell,       redemption, (ii) a number of shares      receipt of a notice of redemption,
transfer, encumber, or otherwise         of Class I Cumulative Preferred          the AIMCO Operating Partnership
dispose, by operation of law or          Stock of AIMCO that pay an               may, in its sole and absolute
otherwise, of the whole or any part      aggregate amount of dividends yield      discretion but subject to the
of his interest in your partnership      equivalent to the distributions on       restrictions on the ownership of
except by written instrument,            the Preferred OP Units tendered for      Class A Common Stock imposed under
accompanied by such assurance of         redemption and are part of a class       AIMCO's charter and the transfer
the genuineness and effectiveness        or series of preferred stock that        restrictions and other limitations
of each such signature and the           is then listed on the New York           thereof, elect to cause AIMCO to
obtaining of any federal and/or          Stock Exchange or another national       acquire some or all of the tendered
state governmental approval, if          securities exchange, or (iii) a          Common OP Units in exchange for
any, as may be reasonably required       number of shares of Class A Common       Class A Common Stock, based on an
by the general partner.                  Stock of AIMCO that is equal in          exchange ratio of one share of
Additionally, the proposed transfer      Value to the Liquidation Preference      Class A Common Stock for each Com-
must in all cases be registered          of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
under the Securities Act of 1933,        for redemption. The Preferred OP         as provided in the AIMCO Operating
or an exemption from such                Units may not be redeemed at the         Partnership Agreement.
registration shall be available, as      option of the AIMCO Operating
reflected in an opinion of counsel       Partnership. See "Description of
satisfactory in form and substance       Preferred OP Units -- Redemption."
to the general partner. No partner
may make any assignment of all or
any part of his interest in your
partnership if the said transfer or
assignment would, when considered
with all other transfers during the
same applicable 12-month period,
cause a termination of your
partnership for federal or any
applicable state income tax
purposes. Such transferee may be
substituted as a limited partner
if, in addition to the above
requirements: (1) the assignor
designates such intention in the
instrument of assignment, (2) the
written consent of the general
partner to such substitution is
obtained, which consent, in the
general partner's absolute
discretion, may be withheld, (3)
the assignment instrument is in
form and substance satisfactory to
the general partner, (4) the
assignor and assignee duly execute
and acknowledge such other
instrument or instruments as the
general partner may deem necessary
or desirable and (5) the assignee
accepts, adopts and approves in
writing all of the terms and
provisions of your partnership's
agreement of limited partnership.

         3312

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3313

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3314

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3315

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3316

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3317

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

     PREFERRED OP UNITS                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3318
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3319
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3320

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 9% of Distributable Cash from Operations (as that term is defined in your partnership's agreement of limited partnership) and may also receive reimbursement for expenses incurred in such capacity. The general partner received fees and reimbursements totaling $219,000 in 1996, $247,000 in 1997 and $87,000 for the first six months of 1998. The property manager received management fees of $240,000 in 1996, $248,000 in 1997 and $128,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3321

                                YOUR PARTNERSHIP

GENERAL

     Multi-Benefit Realty Fund '87-1 was organized on September 8, 1986, under laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Carlin Manor Apartments, a 278-unit complex in Columbus, Ohio; Hunt Club Apartments, a 200-unit complex in Indianapolis, Indiana; and Shadow Brook Apartments, a 300-unit complex in West Valley City, Utah. The general partner of your partnership is ConCap Equities, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 96,284 units of limited partnership interest issued and outstanding, which were held of record by 905 limited partners and 75,152 Class B units of limited partnership units outstanding which were held by 1,003 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated December 10, 1986, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the fifth year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2036, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the

         3322

     partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, except in the case of negligence or misconduct, the general partner and its affiliate or agents acting on their behalf are not liable, responsible or accountable in damages or otherwise to your partnership (in any action, including a partnership derivative suit) or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to your partnership, if done in good faith to promote the best interests of your partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates or agents are entitled to be indemnification by your partnership from assets of your partnership, or as an expense of your partnership, but not from the limited partners, against any liability or loss, as a result of any claim or legal proceeding, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of your partnership except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of your partnership. The indemnification authorized by your partnership's agreement of limited partnership includes the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by your partnership in advance of the final disposition of such action, suit, or proceeding as authorized by your partnership in the specific action if the action relates to your performance of duties or services on behalf of your partnership, your partnership receives an undertaking by or on behalf of the person indemnified to repay such amount to your partnership unless it is ultimately determined that such person is entitled to be indemnified by your partnership as authorized in your partnership's agreement of limited partnership. Notwithstanding any other provision to the contrary, the general partner, the corporate limited partner, any employee and any of its affiliates will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities

         3323

     laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations.

     No partnership funds will be used to purchase any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is prohibited under your partnership's agreement of limited partnership.

DISTRIBUTIONS

     No distributions have been paid on your units since January 1, 1995. The original costs per unit was $ .

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 43.96% interest in your partnership as general partner of your partnership. Except as set forth herein, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $142,000
1995........................................................     202,000
1996........................................................     219,000
1997........................................................     247,000
1998 (through June 30)......................................      87,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $112,000
1995........................................................    223,000
1996........................................................    240,000
1997........................................................    248,000
1998 (through June 30)......................................    128,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         3324

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         3325

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Multi-Benefit Realty Fund '87-1 appearing in Multi-Benefit Realty Fund '87-1 Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3326

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding Class B limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3327

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3328

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3329

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3330

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3331

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3332

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3333

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3334

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3335

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                         NATIONAL PROPERTY INVESTORS 8
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                       OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3336

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of National
    Property Investors 8.......................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-66
  General......................................   S-66
  Ranking......................................   S-66
  Distributions................................   S-66
  Allocation...................................   S-67
  Liquidation Preference.......................   S-67
  Redemption...................................   S-68
  Voting Rights................................   S-68
  Restrictions on Transfer.....................   S-68
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-69
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-71
CONFLICTS OF INTEREST..........................   S-74
  Conflicts of Interest with Respect to the
    Offer......................................   S-74
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-74
  Competition Among Properties.................   S-74
  Features Discouraging Potential Takeovers....   S-74
  Future Exchange Offers.......................   S-74
YOUR PARTNERSHIP...............................   S-75
  General......................................   S-75

         3337

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-75
  Originally Anticipated Term of the
    Partnership................................   S-75
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-75
  Property Management..........................   S-76
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-76
  Distributions................................   S-76
  Beneficial Ownership of Interests in Your
    Partnership................................   S-77
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-77

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-77
LEGAL MATTERS..................................   S-78
EXPERTS........................................   S-78
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3338

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in National Property Investors 8. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in NPI Equity Investments, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3339

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3340

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $33.08 per unit for the year ended December 30, 1997 (equivalent to $ on an annualized basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3341

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $110.00 per unit to $300.00 per unit from April 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         3342

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3343

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3344

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3345

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $110.00 per unit to $300.00 per unit from April 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         3346

and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

         3347

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

         3348

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain

         3349

pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 38.5% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3350

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         3351

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         3352

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         3353

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         3354

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $110.00 to $300.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

         3355

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 4% of Adjusted Cash From Operations (as that term is defined in your partnership's agreement of limited partnership), provided that the limited partners have received 5% of their capital investment computed annually. The general partner may also receive reimbursement for expenses incurred in such capacity. Your general partner has received fees and reimbursements totaling $53,000 for the first six months of 1998. The property manager received management fees of $120,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     National Property Investors 8 was organized on June 1, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Williamsburg on the Lake Apartments, a 460-unit complex

         3356

     in Indianapolis, Indiana; and Huntington Apartments, a 212-unit complex in Morrisville, North Carolina. The general partner of your partnership is NPI Equity Investments, Inc., which is a majority-owned subsidiary of AIMCO. The property manager who is a majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 44,882 units of limited partnership interest issued and outstanding, which were held of record by 1,438 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3357

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3358

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3359

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3360

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3361

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3362

         SUMMARY FINANCIAL INFORMATION OF NATIONAL PROPERTY INVESTORS 8

     The summary financial information of National Property Investors 8 for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for National Property Investors 8 for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                         NATIONAL PROPERTY INVESTORS 8

                                                              FOR THE SIX MONTHS            FOR THE YEAR ENDED
                                                                ENDED JUNE 30,                 DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
                                                                         (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $ 2,432     $ 2,241     $ 4,812     $ 4,627     $ 4,628
Net Income (Loss)...........................................      182         (19)        117        (136)(A)    (143)
Net Income (Loss) per limited partnership unit..............     4.01       (0.42)       2.58       (3.20)      (3.16)
Distributions per limited partnership unit..................       --        0.16       33.08          --          --

                                                                   JUNE 30,                    DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $14,543     $15,227     $14,952     $15,621     $15,713
Total Assets................................................   17,994      19,198      17,869      19,483      18,702
Notes Payable...............................................   10,892      10,954      10,924      10,983      10,371
Partners' Capital (Deficit).................................    6,410       7,584       6,228       7,611       7,756

---------------

(A) Loss before extraordinary item

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING            NATIONAL PROPERTY
                                                                       PARTNERSHIP                 INVESTORS 8
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85           $0          $33.08

         3363

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $110.00 per unit to $300.00 per unit from April 1, 1997 to September 30, 1998. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to

         3364

     remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your

         3365

     partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997 were $33.08 per unit (equivalent to $ on an annualized basis). Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your

         3366

     partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the property manager who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 38.5% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         3367

  Previous Tender Offers

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you

         3368

were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3369

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3370

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 5 units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         3371

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3372

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3373

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3374

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3375

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3376

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3377

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3378

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 243 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately 0.54% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3379

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         3380

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (excluding your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the Complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3381

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3382

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3383

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3384

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                             1997 NET       CAPITALIZATION   GROSS PROPERTY
                 PROPERTY                OPERATING INCOME        RATE            VALUE
                 --------                ----------------   --------------   --------------
    Williamsburg on the Lake
      Apartments.......................     $                       %          $
    Huntington Apartments..............

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3385

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3386

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the year ended December 31, 1997 were $33.08 (equivalent to $ on an annualized basis). Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3387

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3388

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $110.00 to $300.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 1,477 units (representing approximately 3.29% of the total outstanding units) was transferred in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from April 1, 1997 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                         NATIONAL PROPERTY INVESTORS 8
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                      AS REPORTED BY
                                                                  THE GENERAL PARTNER(a)
                                                               -----------------------------
                                                                 LOW SALES      HIGH SALES
                                                                   PRICE           PRICE
                                                                 PER UNIT        PER UNIT
                                                               -------------   -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................         $134.00         $300.00
  Second Quarter............................................          140.00          189.00
  First Quarter.............................................          164.00          250.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................          100.00          206.00
  Third Quarter.............................................          200.00          206.00
  Second Quarter............................................          110.00          230.10

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are

         3389

     the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Huntington Apartments was appraised in 1995, by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a refinancing of the property. According to the appraisal report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of the property specified in that appraisal report was $11,800,000. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         3390

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         3391

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         3392

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         3393

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3394

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


     YOUR PARTNERSHIP                             AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under California law.                                        Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Adjusted Cash From Operations (as defined      of the AIMCO Operating Partnership's agreement of
in your partnership's agreement of limited partner-          limited partnership (the "AIMCO Operating Partnership
ship). The termination date of your partnership is           Agreement") or as provided by law. See "Description of
December 31, 2008.                                           OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to invest in, hold and      The purpose of the AIMCO Operating Partnership is to
manage existing income-producing residential real            conduct any business that may be lawfully conducted by
estate and, to a lesser extent, existing operating           a limited partnership organized pursuant to the
commercial real estate. Your partnership may enter into      Delaware Revised Uniform Limited Partnership Act (as
ventures, partnerships, and other business arrangements      amended from time to time, or any successor to such
with respect to real estate deemed prudent by your           statute) (the "Delaware Limited Partnership Act"),
general partner in order to achieve successful               provided that such business is to be conducted in a
operations for the partnership, provided such                manner that permits AIMCO to be qualified as a REIT,
arrangements are not in violation of your partnership's      unless AIMCO ceases to qualify as a REIT. The AIMCO
agreement of limited partnership.                            Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3395
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 150,000 units for          time to the limited partners and to other persons, and
cash to selected persons who fulfill the requirements        to admit such other persons as additional limited
set forth in your partnership's agreement of limited         partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners. However, after the date on      No action or consent by the OP Unitholders is required
which the offering sold pursuant to the prospectus of        in connection with the admission of any additional OP
your partnership is closed, the general partner is           Unitholder. See "Description of OP Units -- Management
prohibited from admitting any additional limited             by the AIMCO GP" in the accompanying Prospectus.
partners.                                                    Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, your general partner may not enter into a       funds or other assets to its subsidiaries or other
contract with your partnership that would bind the           persons in which it has an equity investment, and such
partnership after the removal of the general partner.        persons may borrow funds from the AIMCO Operating
Your general partner may not grant itself or an              Partnership, on terms and conditions established in the
affiliate an exclusive listing for the sale or               sole and absolute discretion of the general partner. To
partnership assets, purchase or lease real property          the extent consistent with the business purpose of the
from the partnership, or sell or lease real property in      AIMCO Operating Partnership and the permitted
which the general partner has an interest to the             activities of the general partner, the AIMCO Operating
partnership. Your general partner may not cause your         Partnership may transfer assets to joint ventures,
partnership to enter into any contract with the general      limited liability companies, partnerships,
partner to construct or develop properties or to render      corporations, business trusts or other business
any services in connection with such construction or         entities in which it is or thereby becomes a
development. Your partnership may not lend money to the      participant upon such terms and subject to such
general partner and the general partner may not make         conditions consistent with the AIMCO Operating Part-
long-term secured or unsecured loans to your                 nership Agreement and applicable law as the general
partnership or provide financing in any manner except        partner, in its sole and absolute discretion, believes
that it may make wrap-around notes and mortgages if          to be advisable. Except as expressly permitted by the
certain conditions are satisfied. Your partnership may       AIMCO Operating Partnership Agreement, neither the
not receive any insurance brokerage fee for any policy       general partner nor any of its affiliates may sell,
governing the general partner or the properties or           transfer or convey any property to the AIMCO Operating
receive any commission or fee for the placement of           Partnership, directly or indirectly, except pursuant to
mortgage loans or trust deed loans on your                   transactions that are determined by the general partner
partnership's property. Your partnership may not enter       in good faith to be fair and reasonable.
into any agreement with the general partner or its
affiliates which are not subject to termination without
penalty by either party upon not more than sixty days'
written notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money, establish a line of credit and issue        restrictions on borrowings, and the general partner has
evidences of indebtedness in furtherance of any of the       full power and authority to borrow money on behalf of
purposes of your partnership and to secure such debt by      the AIMCO Operating Partnership. The AIMCO Operating
mortgage, pledge or other lien on any of the assets of       Partnership has credit agreements that restrict, among
your partnership. The general partner may not pledge or      other things, its ability to incur indebtedness. See
encumber substantially all of the assets of your             "Risk Factors -- Risks of Significant Indebtedness" in
partnership at one time, other than in connection with       the accompanying Prospectus.
the acquisition or improvement of assets or the
refinancing of previous obligations. Your partnership
may not incur any non-recourse indebtedness wherein the
lender will have or acquire, at any time as a result of
making the loan, any direct or indirect interest in the
profits, capital or

         3396
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

property of your partnership other than as a secured creditor. Your partnership may not incur indebtedness which exceeds the sum of (1) 80% of the aggregate purchase price as to all the properties which have not been refinanced and (2) 80% of the aggregate value as determined by the lender as of the date of refinancing as to all properties which have been refinanced. Except in limited circumstances, your partnership may not incur mortgage financing which represents 25% or more of the total purchase price of the property acquired which, with level payments, would amortize such financing over a period in excess of thirty years. All such financing, including all-inclusive and wrap-around loans and interest-only loans, must provide that no balloon payments will become due sooner than the earlier of: (1) ten years from the date your partnership acquired the property or (2) two years beyond the anticipated holding period of your property;
provided in such case that a balloon payment may not become due sooner than seven years from the date your partnership acquires the property.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
provides that a limited partner upon written request,        with a statement of the purpose of such demand and at
after payment of the reasonable expense of duplication       such OP Unitholder's own expense, to obtain a current
and for any proper purpose, will be sent a copy of the       list of the name and last known business, residence or
certificate or certificates of limited partnership           mailing address of the general partner and each other
containing the most recent listing of limited partner        OP Unitholder.
names, addresses and capital contributions.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the partnership's      the AIMCO Operating Partnership are vested in AIMCO-GP,
business, to bind your partnership by its sole               Inc., which is the general partner. No OP Unitholder
signature and take any action it deems necessary or          has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. Subject to the limitations contained in         AIMCO Operating Partnership. The OP Unitholders have
your partnership's agreement of limited partnership,         the right to vote on certain matters described under
the general partner, on behalf of your partnership, may      "Comparison of Ownership of Your Units and AIMCO OP
take any action it deems necessary or advisable in           Units -- Voting Rights" below. The general partner may
connection with the business of your partnership             not be removed by the OP Unitholders with or without
without the consent of the limited partners. No limited      cause.
partner has any authority or right to act for or bind
your partnership or participate in or have any control       In addition to the powers granted a general partner of
over your partnership business except as required by         a limited partnership under applicable law or that are
law.                                                         granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

         3397
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                    Management Liability and Indemnification


Your partnership's agreement of limited partnership          Notwithstanding anything to the contrary set forth in
does not limit the liability of the general partner to       the AIMCO Operating Partnership Agreement, the general
your partnership or the limited partners for acts done       partner is not liable to the AIMCO Operating
on behalf of your partnership. Your general partner and      Partnership for losses sustained, liabilities incurred
any of its affiliates are entitled to indemnification        or benefits not derived as a result of errors in
for any liability, loss or damage incurred by them or        judgment or mistakes of fact or law of any act or
by the partnership by reason of any act performed or         omission if the general partner acted in good faith.
omitted to be performed by them in connection with the       The AIMCO Operating Partnership Agreement provides for
business of the partnership, including costs and             indemnification of AIMCO, or any director or officer of
attorney's fees and any amounts expended in the              AIMCO (in its capacity as the previous general partner
settlements of any claims of liability provided that if      of the AIMCO Operating Partnership), the general
such liability arises out of any action or inaction of       partner, any officer or director of general partner or
the general partner such conduct did not constitute          the AIMCO Operating Partnership and such other persons
fraud, negligence or misconduct by the general partner.      as the general partner may designate from and against
All judgments against the partnership and the general        all losses, claims, damages, liabilities, joint or
partner, wherein the general partner is entitled to          several, expenses (including legal fees), fines,
indemnification, must first be satisfied from                settlements and other amounts incurred in connection
partnership assets before the general partner is             with any actions relating to the operations of the
responsible for these obligations. Notwithstanding the       AIMCO Operating Partnership, as set forth in the AIMCO
above paragraph, neither the general partner, nor any        Operating Partnership Agreement. The Delaware Limited
affiliate of the general partner will be indemnified         Partnership Act provides that subject to the standards
from any liability incurred by them in connection with       and restrictions, if any, set forth in its partnership
any claim or settlement involving allegations that the       agreement, a limited partnership may, and shall have
securities laws were violated by the general partner or      the power to, indemnify and hold harmless any partner
by any such other person unless a court of law which is      or other person from and against any and all claims and
advised as to the current position of any relevant           demands whatsoever. It is the position of the
regulatory agencies regarding indemnification                Securities and Exchange Commission that indemnification
specifically (1) approves indemnification of the             of directors and officers for liabilities arising under
settlement and finds that the related costs should be        the Securities Act is against public policy and is
made, or (2) approves indemnification of litigation          unenforceable pursuant to Section 14 of the Securities
costs if a successful defense is made.                       Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and elect a successor general partner upon a         affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning a majority of the        partner may not be removed as general partner of the
outstanding units. No limited partner may substitute a       AIMCO Operating Partnership by the OP Unitholders with
transferee of his units in such limited partner's place      or without cause. Under the AIMCO Operating Partnership
without the consent of the general partner which may be      Agreement, the general partner may, in its sole
withheld at the sole discretion of the general partner.      discretion, prevent a transferee of an OP Unit from
                                                             becoming a substituted limited partner pursuant to the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners (1) to reflect the addition or       the general partner may, without the consent of the OP
substitution of limited partners or the reduction of         Unitholders, amend the AIMCO Operating Partnership
the capital accounts upon the return of capital to           Agreement, amendments to the AIMCO Operating
partners; (2) to add to the representations, duties or       Partnership Agreement require the consent of the
obligations of the general partner or affiliates or          holders of a majority of the outstanding Common OP
surrender any right or power granted to the general          Units, excluding AIMCO and certain other limited
partner or its affiliates herein, for the benefit of         exclusions (a "Majority in Interest"). Amendments to
the limited partners; (3) to cure any ambiguity, to          the AIMCO Operating Partnership Agreement may be
correct or supplement any provision herein which may be      proposed by the general partner or by holders of a
inconsistent with any other provision herein, or to add      Majority in Interest. Following such proposal, the
any other provisions with respect to matters or              general partner will submit any proposed amendment to
questions arising under your partnership's agreement of      the OP Unitholders. The general partner will seek the
limited partnership; (4) to delete or add any provision      written consent of the OP Unitholders on the proposed
from or to your partnership's agreement of                   amend-

         3398
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

limited partnership requested to be so deleted or added      ment or will call a meeting to vote thereon. See
by any Federal or state regulatory agency, which is          "Description of OP Units -- Amendment of the AIMCO
deemed by such agency to be for the benefit of the           Operating Partnership Agreement" in the accompanying
limited partners; (5) to change the name of the              Prospectus.
partnership to any lawful name which it may select; (6)
to make modifications as is necessary to (a) cause the
allocations and distributions to have substantial
economic effect in accordance with section 704 of the
code or (b) cause the provisions of the partnership's
agreement of limited partnership to comply with any
applicable law passed since your partnership's
creation; and (7) to make any amendments that the
general partner reasonably believes are appropriate to
maintain the status of the partnership as a
pass-through entity for tax purposes. Other amendments
to your partnership's agreement of limited partner-
ship must be approved by a majority vote of the limited
partners.

                             Compensation and Fees

Your general partner receives an annual fee equal to 4%      The general partner does not receive compensation for
of Adjusted Cash for Operations, provided that the           its services as general partner of the AIMCO Operating
limited partners have received 5% of their capital           Partnership. However, the general partner is entitled
investment computed annually. Your general partner may       to payments, allocations and distributions in its
also receive reimbursement for expenses incurred in          capacity as general partner of the AIMCO Operating
such capacity.                                               Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors

Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for any         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership. A limited partner is liable only to make        obligations, and liability of the OP Unitholders for
payments of his capital contribution when due under          the AIMCO Operating Partnership's debts and obligations
your partnership's agreement of limited partnership.         is generally limited to the amount of their invest-
After its capital contribution is fully paid, no             ment in the AIMCO Operating Partnership. However, the
limited partner will, except as otherwise required by        limitations on the liability of limited partners for
applicable law, be required to make any further capital      the obligations of a limited partnership have not been
contributions or lend any funds to your partnership.         clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties

Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, your general partner has a fiduciary duty       partnership agreement, Delaware law generally requires
to safeguard the funds of the partnership and                a general partner of a Delaware limited partnership to
partnership funds may not be commingled with the funds       adhere to fiduciary duty standards under which it owes
of any other person except as provided in the partner-       its limited partners the highest duties of good faith,
ship agreement. Your general partner may engage in or        fairness and loyalty and which generally prohibit such
possess an interest in any other business or venture of      general partner from taking any action or engaging in
every nature and description, independently or with          any transaction as to which it has a conflict of
others, including the ownership, financing, leasing,         interest. The AIMCO Operating Partnership Agreement
operation, management, brokerage and development of          expressly authorizes the general partner to enter into,
real property.                                               on behalf of the AIMCO Operating

         3399
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership, a right of first opportunity arrangement
                                                             and other conflict avoidance agreements with various
                                                             affiliates of the AIMCO Operating Partnership and the
                                                             general partner, on such terms as the general partner,
                                                             in its sole and absolute discretion, believes are
                                                             advisable. The AIMCO Operating Partnership Agreement
                                                             expressly limits the liability of the general partner
                                                             by providing that the general partner, and its officers
                                                             and directors will not be liable or accountable in
                                                             damages to the AIMCO Operating Partnership, the limited
                                                             partners or assignees for errors in judgment or
                                                             mistakes of fact or law or of any act or omission if
                                                             the general partner or such director or officer acted
                                                             in good faith. See "Description of OP
                                                             Units -- Fiduciary Responsibilities" in the
                                                             accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         3400

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS             PREFERRED OP UNITS            COMMON OP UNITS

                              Nature of Investment

The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights

Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; extend the term of          Prospectus. So long as any               institution of bankruptcy
your partnership; remove or elect a      Preferred OP Units are outstand-         proceedings, an assignment for the
general partner; and approve or          ing, in addition to any other vote       benefit of creditors and certain
disapprove the sale or en-               or consent of partners required by       transfers by the general partner of
cumbrance of all or substantially        law or by the AIMCO Operating            its interest in the AIMCO Operating
all of the assets of your                Partnership Agreement, the               Partnership or the admission of a
partnership in a single                  affirmative vote or consent of           successor general partner.
transaction.                             holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. Your partnership may be        of the Partnership Unit Desig-           acquisition, sale, transfer,
continued by the remaining general       nation of the Preferred OP Units         exchange or other disposition of
partner or, if none, the limited         that materially and adversely            any assets of the AIMCO Operating
partners may agree to continue your      affects the rights or preferences        Partnership (including, but not
partnership by electing a successor      of the holders of the Preferred OP       limited to, the exercise or grant
general partner upon the vote of         Units. The creation or issuance of       of any conversion, option,
the limited partners owning a            any class or series of partnership       privilege or subscription right or
majority of the units within 120         units, including, without                any other right available in
days after the retirement of the         limitation, any partnership units        connection with any assets at any
general partner.                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in

         3401
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  their sole and absolute discretion,
                                                                                  to continue the business of the
                                                                                  AIMCO Operating Partnership and to
                                                                                  the appointment of a successor
                                                                                  general partner. The general
                                                                                  partner may elect to dissolve the
                                                                                  AIMCO Operating Partnership in its
                                                                                  sole and absolute discretion, with
                                                                                  or without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions

Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations, sales or refinancing,        Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and from time to time on or after        in its sole and absolute discretion
results and net sales or                 the fifth anniversary of the issue       determine, of Available Cash (as
refinancing proceeds available from      date of the Preferred OP Units, the      defined in the AIMCO Operating
the disposition of your                  AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership's assets.                    adjust the annual distribution rate      the AIMCO Operating Partnership
                                         on the Preferred OP Units to the         during such quarter to the general
                                         lower of (i)     % plus the annual       partner, the special limited
                                         interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior               liability of AIMCO. See

         3402
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                               Units, nor shall any Junior Units        "Description of OP
                               be redeemed, purchased or otherwise      Units -- Distributions" in the
                               acquired for consideration, nor          accompanying Prospectus.
                               shall any other cash or other
                               property be paid or distributed to
                               or for the benefit of holders of
                               Junior Units. See "Description of
                               Preferred OP
                               Units -- Distributions."

                Liquidity and Transferability/Redemption Rights

A limited partner may assign five        There is no public market for the        There is no public market for the
or more whole units by a written         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
instrument in accordance with your       Preferred OP Units are not listed        nership Agreement restricts the
partnership's agreement of limited       on any securities exchange. The          transferability of the OP Units.
partnership, unless such assignment      Preferred OP Units are subject to        Until the expiration of one year
or transfer would be in violation        restrictions on transfer as set          from the date on which an OP
of any applicable laws or result in      forth in the AIMCO Operating             Unitholder acquired OP Units,
the termination of your partnership      Partnership Agreement.                   subject to certain exceptions, such
for tax purposes. In order for an                                                 OP Unitholder may not transfer all
assignee to become a substituted         Pursuant to the AIMCO Operating          or any portion of its OP Units to
limited partner the following            Partnership Agreement, until the         any transferee without the consent
conditions must first be satisfied:      expiration of one year from the          of the general partner, which
(1) the filing with the partnership      date on which a holder of Preferred      consent may be withheld in its sole
of a written instrument of               OP Units acquired Preferred OP           and absolute discretion. After the
assignment covering no less than         Units, subject to certain                expiration of one year, such OP
five units; (2) the execution by         exceptions, such holder of               Unitholder has the right to
the assignor and assignee of any         Preferred OP Units may not transfer      transfer all or any portion of its
other documentation required or          all or any portion of its Pre-           OP Units to any person, subject to
requested by the general partner;        ferred OP Units to any transferee        the satisfaction of certain
(3) the written consent of the           without the consent of the general       conditions specified in the AIMCO
general partner is obtained; and         partner, which consent may be            Operating Partnership Agreement,
(4) a transfer fee covering all          withheld in its sole and absolute        including the general partner's
reasonable expenses connected with       discretion. After the expiration of      right of first refusal. See
such substitution is paid to the         one year, such holders of Preferred      "Description of OP Units --
partnership.                             OP Units has the right to transfer       Transfers and Withdrawals" in the
                                         all or any portion of its Preferred      accompanying Prospectus.
                                         OP Units to any person, subject to
                                         the satisfaction of certain              After the first anniversary of
                                         conditions specified in the AIMCO        becoming a holder of Common OP
                                         Operating Partnership Agreement,         Units, an OP Unitholder has the
                                         including the general partner's          right, subject to the terms and
                                         right of first refusal.                  conditions of the AIMCO Operating
                                                                                  Partnership Agreement, to require
                                         After a one-year holding period, a       the AIMCO Operating Partnership to
                                         holder may redeem Preferred OP           redeem all or a portion of the
                                         Units and receive in exchange            Common OP Units held by such party
                                         therefor, at the AIMCO Operating         in exchange for a cash amount based
                                         Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3403

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3404

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3405

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3406

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3407

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3408

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

          PREFERRED OP UNITS                      CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3409
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3410
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3411

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to 4% of Adjusted Cash From Operations (as that term is defined in your partnership's agreement of limited partnership), provided that the limited partners have received 5% of their capital investment computed annually. The general partner may also receive reimbursement for expenses incurred in such capacity. Your general partner has received fees and reimbursements totaling $307,000 in 1996, $213,000 in 1997 and $53,000 for the first six months of 1998. The property manager received management fees of $228,000 in 1996, $233,000 in 1997 and $120,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans

         3412

may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     National Property Investors 8 was organized on June 1, 1984, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Williamsburg on the Lake Apartments, a 460-unit complex in Indianapolis, Indiana; and Huntington Apartments, a 212-unit complex in Morrisville, North Carolina. The general partner of your partnership is NPI Equity Investments, Inc., which is a majority-owned subsidiary of AIMCO. The property manager who is a majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 44,882 units of limited partnership interest issued and outstanding, which were held of record by 1,438 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     In a prospectus dated May 31, 1998, your general partner (then not affiliated with us) indicated that most sales of properties would occur within five to ten years after acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2008, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating

         3413

     current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Your partnership does not limit the liability of the general partner or its affiliates to your partnership or the limited partners for acts undertaken on behalf of your partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Your general partner and any of its affiliates are entitled to indemnification for any liability, loss or damage incurred by them or by the partnership by reason of any act performed or omitted to be performed by them in connection with the business of the partnership, including costs and attorney's fees and any amounts expended in the settlements of any claims of liability provided that if such liability arises out of any action or inaction of the general partner such conduct did not constitute fraud, negligence or misconduct by the general partner. All judgments against the partnership and the general partner, wherein the general partner is entitled to indemnification, must first be satisfied from partnership assets before the general partner is responsible for these obligations. Notwithstanding the above paragraph, neither the general partner, nor any affiliate of the general partner or the partnership, will be indemnified from any liability incurred by them in connection with any claim or settlement involving allegations that the securities laws were violated by the general partner or by any such other person unless a court of law which is advised as to the current position of any relevant regulatory agencies regarding indemnification specifically (a) approves indemnification of the settlement and finds that the related costs should be made, or (b) approves indemnification of litigation costs if a successful defense is made.

     Your partnership may not incur the cost of that portion of any liability insurance which insures the general partner for any liability as to which indemnification is prohibited pursuant to your partnership's agreement of limited partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $500.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................      33.08
January 1, 1998 - June 30, 1998.............................       0.00

         3414

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 38.5% interest in your partnership, including 16,997 units held by us and the interest held by your general partner in your partnership. AIMCO and its affiliates have engaged in the following transactions in units of your partnership within the past 60 days. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $232,000
1995........................................................     231,000
1996........................................................     307,000
1997........................................................     213,000
1998 (through June 30)......................................      53,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                             ----
1994........................................................   $213,000
1995........................................................    222,000
1996........................................................    228,000
1997........................................................    233,000
1998 (through June 30)......................................    120,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

         3415

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of National Property Investors 8 appearing in National Property Investors 8 Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3416

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3417

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3418

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3419

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3420

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3421

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3422

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3423

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3424

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3425

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                         RIVERSIDE PARK ASSOCIATES L.P.
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in one apartment property to holding an interest in our large portfolio of properties. In the future, the property owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3426

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Riverside
    Park Associates Limited Partnership........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-51
STANGER ANALYSIS...............................   S-52
  Experience of Stanger........................   S-52
  Summary of Materials Considered..............   S-52
  Summary of Reviews...........................   S-53
  Conclusions..................................   S-54
  Assumptions, Limitations and
    Qualifications.............................   S-54
  Compensation and Material Relationships......   S-55
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-56
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-61
DESCRIPTION OF PREFERRED OP UNITS..............   S-65
  General......................................   S-65
  Ranking......................................   S-65
  Distributions................................   S-65
  Allocation...................................   S-66
  Liquidation Preference.......................   S-66
  Redemption...................................   S-67
  Voting Rights................................   S-67
  Restrictions on Transfer.....................   S-67
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-68
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-70
CONFLICTS OF INTEREST..........................   S-73
  Conflicts of Interest with Respect to the
    Offer......................................   S-73
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-73
  Competition Among Properties.................   S-73
  Features Discouraging Potential Takeovers....   S-73
  Future Exchange Offers.......................   S-73
YOUR PARTNERSHIP...............................   S-74
  General......................................   S-74

         3427

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-74
  Originally Anticipated Term of the
    Partnership................................   S-74
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-74
  Property Management..........................   S-75
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-75
  Distributions................................   S-75
  Beneficial Ownership of Interests in Your
    Partnership................................   S-76
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-76

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-76
LEGAL MATTERS..................................   S-77
EXPERTS........................................   S-77
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3428

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Riverside Park Associates Limited Partnership. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in a general partner of Winthrop Financial Associates, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3429

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3430

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $2,500.00 per unit for year ended December 31, 1997. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in one property to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3431

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

         3432

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of a 1/2 unit. You may tender less than 1/2 unit only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3433

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3434

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3435

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. The general partner of your partnership is unaware of any secondary market activity in the units.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         3436

and manages one property to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

         3437

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

         3438

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain

         3439

pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 34.3% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3440

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         3441

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         3442

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         3443

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         3444

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................            Not Available
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

         3445

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to $110,000 beginning in 1988, increasing annually at the rate of 6%. The general partner may also receive reimbursement for expenses incurred in such capacity. Your partnership paid the general partner $134,000 for reimbursements and expenses for the first six months of 1998. The property manager received management fees of $218,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's property and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Riverside Park Associates Limited Partnership was organized on May 14, 1986, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of a single apartment complex: Riverside Park, a 1,222-unit complex in Fairfax County, Virginia. The general partner of your partnership is Winthrop Financial Associates, L.P. A general partner of Winthrop Financial Associates is a majority-owned subsidiary of AIMCO. The property manager who is a majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 568.29 units of limited partnership interest issued and outstanding, which

         3446

     were held of record by 666 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3447

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3448

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3449

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3450

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3451

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3452

        SUMMARY FINANCIAL INFORMATION OF RIVERSIDE PARK ASSOCIATES L.P.

     The summary financial information of Riverside Park Associates L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Riverside Park Associates L.P. for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                         RIVERSIDE PARK ASSOCIATES L.P.

                                                             FOR THE SIX MONTHS
                                                               ENDED JUNE 30,        FOR THE YEAR ENDED DECEMBER 31,
                                                            --------------------   ------------------------------------
                                                              1998       1997         1997         1996         1995
                                                            --------   ---------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues............................................  $  5,491   $   5,499   $   10,939   $   10,462   $   10,539
Net Income (Loss).........................................      (545)       (281)      (1,034)      (1,553)      (1,643)
Net Income (Loss) per limited partnership unit............   (935.00)    (482.00)   (1,772.00)   (2,661.00)   (2,816.00)
Distributions per limited partnership unit................        --    2,500.00     2,500.00    13,500.00     1,000.00

                                                                  JUNE 30,                     DECEMBER 31,
                                                            --------------------   ------------------------------------
                                                              1998       1997         1997         1996         1995
                                                            --------   ---------   ----------   ----------   ----------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation..............  $ 40,622   $  42,461   $   41,538   $   43,590   $   45,834
Total Assets..............................................    45,372      46,950       45,783       48,647       49,301
Notes Payable.............................................    45,834      46,451       46,157       46,737       38,114
Partners' Capital (Deficit)...............................    (1,961)       (663)      (1,416)       1,077       10,372

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING        RIVERSIDE PARK ASSOCIATES
                                                                       PARTNERSHIP                    L.P.
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00       $2,500.00

         3453

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's property by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the

         3454

     property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages one property. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

         3455

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for fiscal year ended December 31, 1997 were $2,500.00 per unit. Therefore, distributions with respect to the Preferred
OP Units and Common OP Units that we are offering are expected to be        ,
immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

         3456

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). IPT is a general partner of the general partner of your partnership. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the property owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 34.25% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         3457

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you

         3458

     were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3459

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3460

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 1/2 a unit. You may tender less than 1/2 a unit only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         3461

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3462

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3463

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3464

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3465

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3466

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998, (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998, (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3467

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3468

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to

         3469

delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

         3470

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (excluding your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (excluding your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed on behalf of the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3471

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3472

pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3473

pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3474

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                     1997 NET       CAPITALIZATION   GROSS PROPERTY
   PROPERTY      OPERATING INCOME        RATE            VALUE
--------------   ----------------   --------------   --------------
Riverside Park   $                        %          $

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3475

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3476

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for fiscal year ended December 31, 1997 were $2,500. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3477

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3478

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    Not available
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     There is no active market for the units. The general partner of your partnership is unaware of any secondary market activity in the units. Therefore, any comparison to prices on the secondary market is not possible at the present time.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         3479

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's property provided by management, including location, number of units and unit mix or square footage, age, and amenity; (iv) reviewed summary historical operating statements for your partnership's property for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's property for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's property; (vii) reviewed information regarding market rental rates and conditions for similar property in the general market area of your partnership's property and other information relating to acquisition criteria for

         3480

     similar property; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the property, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's property and your partnership. Stanger also performed site inspections of your partnership's property, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's property during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing property were identified, and local property management personnel were interviewed concerning your partnership's property and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the property, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's property.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's property, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's property (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's property, and expectations of management regarding operating results of your partnership's property.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         3481

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         3482

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3483

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


                     Form of Organization and Assets Owned

                 YOUR PARTNERSHIP                                       AIMCO OPERATING PARTNERSHIP

Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Income (as defined in your                 of the AIMCO Operating Partnership's agreement of
partnership's agreement of limited partnership). The         limited partnership (the "AIMCO Operating Partnership
termination date of your partnership is December 31,         Agreement") or as provided by law. See "Description of
2035.                                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, improve,        The purpose of the AIMCO Operating Partnership is to
maintain, operate, lease, sell, dispose of and               conduct any business that may be lawfully conducted by
otherwise deal with the property, together with such         a limited partnership organized pursuant to the
other activities as may be necessary, advisable or           Delaware Revised Uniform Limited Partnership Act (as
convenient to the business of your partnership. Subject      amended from time to time, or any successor to such
to restrictions contained in your partnership's              statute) (the "Delaware Limited Partnership Act"),
agreement of limited partnership, your partnership may       provided that such business is to be conducted in a
perform all acts necessary, advisable or convenient to       manner that permits AIMCO to be qualified as a REIT,
the business of your partnership including borrowing         unless AIMCO ceases to qualify as a REIT. The AIMCO
money and creating liens.                                    Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3484
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 566 units for cash         time to the limited partners and to other persons, and
and notes to selected persons who fulfill the                to admit such other persons as additional limited
requirements set forth in your partnership's agreement       partners, on terms and conditions and for such capital
of limited partnership. The capital contribution need        contributions as may be established by the general
not be equal for all limited partners and no action or       partner in its sole discretion. The net capital
consent is required in connection with the admission of      contribution need not be equal for all OP Unitholders.
any additional limited partners.                             No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
The general partners may, without the consent of the         Unitholder. See "Description of OP Units -- Management
limited partners, sell additional limited partnership        by the AIMCO GP" in the accompanying Prospectus.
interests. Such interests may be sold on such terms and      Subject to Delaware law, any additional partnership
conditions and the additional limited partners will          interests may be issued in one or more classes, or one
have such rights and obligations as the general partner      or more series of any of such classes, with such
may determine; provided, that the additional limited         designations, preferences and relative, partici-
partnership interests will not decrease pro rata the         pating, optional or other special rights, powers and
percentage interest of the original limited partners by      duties as shall be determined by the general partner,
more than 25%. In addition, the general partner must         in its sole and absolute discretion without the
offer such interests to the original limited partners        approval of any OP Unitholder, and set forth in a
pro rata in accordance with their percentage interests       written document thereafter attached to and made an
for a 45-day period.                                         exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, there are no restrictions on the ability        funds or other assets to its subsidiaries or other
of your partnership to enter into any insurance or           persons in which it has an equity investment, and such
other transactions with the general partner or any of        persons may borrow funds from the AIMCO Operating
its affiliates. Loans made by a partner or any               Partnership, on terms and conditions established in the
affiliate to your partnership must (1) bear interest at      sole and absolute discretion of the general partner. To
a commercially reasonable rate not in excess of 3%           the extent consistent with the business purpose of the
above the rate of interest announced from time to time       AIMCO Operating Partnership and the permitted
by The First National Bank of Boston as its "prime           activities of the general partner, the AIMCO Operating
rate" and (2) provide that the obligation of your            Partnership may transfer assets to joint ventures,
partnership to make interest and principal payments          limited liability companies, partnerships,
will be subordinate to the obligation to pay unrelated       corporations, business trusts or other business
creditors but have priority over the distribution to         entities in which it is or thereby becomes a
partners of cash flow and capital proceeds.                  participant upon such terms and subject to such
                                                             conditions consistent with the AIMCO Operating Part-
                                                             nership Agreement and applicable law as the general
                                                             partner, in its sole and absolute discretion, believes
                                                             to be advisable. Except as expressly permitted by the
                                                             AIMCO Operating Partnership Agreement, neither the
                                                             general partner nor any of its affiliates may sell,
                                                             transfer or convey any property to the AIMCO Operating
                                                             Partnership, directly or indirectly, except pursuant to
                                                             transactions that are determined by the general partner
                                                             in good faith to be fair and reasonable.

                               Borrowing Policies


Your partnership is authorized to borrow money and           The AIMCO Operating Partnership Agreement contains no
issue evidences of indebtedness in furtherance of any        restrictions on borrowings, and the general partner has
of the purposes of your partnership and to secure any        full power and authority to borrow money on behalf of
such debt by mortgage, pledge or other lien on any of        the AIMCO Operating Partnership. The AIMCO Operating
the assets of your partnership. Your partnership may         Partnership has credit agreements that restrict, among
borrow money on the general credit of your partnership       other things, its ability to incur indebtedness. See
for use in your partnership's business and to take any       "Risk Factors -- Risks of Significant Indebtedness" in
action and enter into any agreement necessary or             the accompanying Prospectus.
advisable in connection with any such borrowing. The
general partner may agree to decrease, increase or
refinance any mortgage with the consent of the limited
partners. Such consent will be deemed to be granted if
the general partner makes a request for such consent
and does not receive written refusal from more than 50%
of the outstanding units within thirty days of such
request.

         3485
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage and control the business of        the AIMCO Operating Partnership are vested in AIMCO-GP,
the partnership, to bind the partnership by its sole         Inc., which is the general partner. No OP Unitholder
signature, and to take any action it deems necessary or      has any right to participate in or exercise control or
advisable in connection with the business of your            management power over the business and affairs of the
partnership. No limited partner has any authority or         AIMCO Operating Partnership. The OP Unitholders have
right to act for or bind your partnership or                 the right to vote on certain matters described under
participate in or have any control over your                 "Comparison of Ownership of Your Units and AIMCO OP
partnership's business, except as required by law.           Units -- Voting Rights" below. The general partner may
                                                             not be removed by the OP Unitholders with or without
                                                             cause.

                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable, responsible or            partner is not liable to the AIMCO Operating
accountable for damages or otherwise to your                 Partnership for losses sustained, liabilities incurred
partnership or any limited partner arising out of any        or benefits not derived as a result of errors in
act performed or any failure to act by any of them if        judgment or mistakes of fact or law of any act or
they determined, in good faith, that such act or             omission if the general partner acted in good faith.
failure to act was in the best interests of your             The AIMCO Operating Partnership Agreement provides for
partnership, and such course of conduct did not              indemnification of AIMCO, or any director or officer of
constitute negligence or misconduct on the part of the       AIMCO (in its capacity as the previous general partner
general partner. In addition, your partnership will          of the AIMCO Operating Partnership), the general
indemnify the general partner and its affiliates             partner, any officer or director of general partner or
against any claim or liability by or to any person           the AIMCO Operating Partnership and such other persons
other than your partnership for any acts or failures to      as the general partner may designate from and against
act so long as such act or failure to act was performed      all losses, claims, damages, liabilities, joint or
in a manner determined in good faith to be within the        several, expenses (including legal fees), fines,
scope of the general partner's authority and to be in        settlements and other amounts incurred in connection
the best interests of your partnership, and so long as       with any actions relating to the operations of the
such party was not guilty of negligence, misconduct or       AIMCO Operating Partnership, as set forth in the AIMCO
a breach of its fiduciary obligations in such act or         Operating Partnership Agreement. The Delaware Limited
failure to act. Any such indemnity provided will be          Partnership Act provides that subject to the standards
paid, from and only to the extent of, partnership            and restrictions, if any, set forth in its partnership
assets. Notwithstanding any other provision to the           agreement, a limited partnership may, and shall have
contrary, the general partner, its affiliates will not
be entitled to

         3486
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

indemnity for any loss, damage or cost resulting from        the power to, indemnify and hold harmless any partner
violations of Federal or state securities laws unless        or other person from and against any and all claims and
(1) there is a successful adjudication of the merits of      demands whatsoever. It is the position of the
each count involving such securities law violations,         Securities and Exchange Commission that indemnification
(2) such claims have been dismissed with prejudice on        of directors and officers for liabilities arising under
the merits by a court of competent jurisdiction or (3)       the Securities Act is against public policy and is
a court of competent jurisdiction approves a settlement      unenforceable pursuant to Section 14 of the Securities
of such claims. In any claim for indemnification for         Act of 1933.
Federal or state securities law violations, the party
seeking indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. The general partner       partner may not be removed as general partner of the
has the right to admit an additional or substitute           AIMCO Operating Partnership by the OP Unitholders with
general partner with the consent of the limited              or without cause. Under the AIMCO Operating Partnership
partners owning a majority of the outstanding units. No      Agreement, the general partner may, in its sole
limited partner may substitute a transferee of his           discretion, prevent a transferee of an OP Unit from
units in such limited partner's place without the            becoming a substituted limited partner pursuant to the
consent of the general partner which may be withheld at      AIMCO Operating Partnership Agreement. The general
the sole discretion of the general partner.                  partner may exercise this right of approval to deter,
                                                             delay or hamper attempts by persons to acquire a
                                                             controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners to (1) comply with applicable        the general partner may, without the consent of the OP
tax laws, (2) specially allocate gains to equalize           Unitholders, amend the AIMCO Operating Partnership
capital accounts of taxpaying and tax-exempt partners        Agreement, amendments to the AIMCO Operating
or (3) increase the general partner's contribution.          Partnership Agreement require the consent of the
Your partnership's agreement of limited partnership may      holders of a majority of the outstanding Common OP
not be amended without the consent of all limited            Units, excluding AIMCO and certain other limited
partners to (1) increase the amount of capital               exclusions (a "Majority in Interest"). Amendments to
contributions required to be paid by the limited             the AIMCO Operating Partnership Agreement may be
partners, (2) extend the termination date specified in       proposed by the general partner or by holders of a
the agreement, (3) change the method or accelerate the       Majority in Interest. Following such proposal, the
dates for the payment of capital contributions or            general partner will submit any proposed amendment to
otherwise increase the liability of the limited              the OP Unitholders. The general partner will seek the
partners, or (4) adversely affect (except with respect       written consent of the OP Unitholders on the proposed
to additional contributions as described above) the          amendment or will call a meeting to vote thereon. See
rights of the limited partners with respect to profits,      "Description of OP Units -- Amendment of the AIMCO
losses or distributions. Any amendment which diminishes      Operating Partnership Agreement" in the accompanying
the rights of the general partner may not be made            Prospectus.
without the consent of the general partner or the
limited partners owning more than 50% of the units. All
other amendments to your partnership's agreement of
limited partnership must be approved by the limited
partners owning more than 50% of the units.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual management fee equal to $110,000, beginning in        its services as general partner of the AIMCO Operating
1988 and increasing annually at the rate of 6%. The          Partnership. However, the general partner is entitled
general partner may also receive reasonable                  to payments, allocations and distributions in its
reimbursements or compensation for services actually         capacity as general partner of the AIMCO Operating
rendered to the partnership in the ordinary course of        Partnership. In addition, the AIMCO Operating Part-
business.                                                    nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the

         3487
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             operation of the AIMCO Operating Partnership and
                                                             reimburses the general partner for such expenses paid
                                                             by the general partner. The employees of the AIMCO
                                                             Operating Partnership receive compensation for their
                                                             services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership in excess of his capital contribution.           obligations, and liability of the OP Unitholders for
                                                             the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote as much of its time, but is not            a general partner of a Delaware limited partnership to
required to devote its full time, to the business of         adhere to fiduciary duty standards under which it owes
your partnership as necessary to conduct the business        its limited partners the highest duties of good faith,
of your partnership and must at all times act in a           fairness and loyalty and which generally prohibit such
fiduciary manner toward your partnership and the             general partner from taking any action or engaging in
limited partners. The general partner has a fiduciary        any transaction as to which it has a conflict of
responsibility for the safekeeping and use of all            interest. The AIMCO Operating Partnership Agreement
partnership funds and assets. The general partner or         expressly authorizes the general partner to enter into,
any affiliate may engage in or possess an interest in,       on behalf of the AIMCO Operating Partnership, a right
other business ventures of every nature and                  of first opportunity arrangement and other conflict
description, independently or with others, including,        avoidance agreements with various affiliates of the
without limitation, real estate business ventures            AIMCO Operating Partnership and the general partner, on
whether or not such other enterprises are in                 such terms as the general partner, in its sole and
competition with any activities of your partnership.         absolute discretion, believes are advisable. The AIMCO
                                                             Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an

         3488
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             OP Unit is treated as a passive activity, income and
                                                             loss from the AIMCO Operating Partnership generally can
                                                             be offset against income and loss from other
                                                             investments that constitute "passive activities"
                                                             (unless the AIMCO Operating Partnership is considered a
                                                             "publicity traded partnership", in which case income
                                                             and loss from the AIMCO Operating Partnership can only
                                                             be offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and
certain                                  Units"

         3489
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

exceptions; terminate your               in the accompanying Prospectus. So       certain transactions such as the
partnership; remove a general            long as any Preferred OP Units are       institution of bankruptcy
partner; approve the admission of a      outstanding, in addition to any          proceedings, an assignment for the
substituted general partner; and         other vote or consent of partners        benefit of creditors and certain
approve or disapprove the sale in        required by law or by the AIMCO          transfers by the general partner of
single sale or a series of sales         Operating Partnership Agreement,         its interest in the AIMCO Operating
which are part of single                 the affirmative vote or consent of       Partnership or the admission of a
transaction of substantially all of      holders of at least 50% of the           successor general partner.
the assets of your partnership. In       outstanding Preferred OP Units will
addition, the consent of the             be necessary for effecting any           Under the AIMCO Operating Partner-
limited partners is necessary to         amendment of any of the provisions       ship Agreement, the general partner
approve any decrease, increase or        of the Partnership Unit Desig-           has the power to effect the
refinancing of any mortgage or any       nation of the Preferred OP Units         acquisition, sale, transfer,
other capital transaction. Such          that materially and adversely            exchange or other disposition of
consent will be deemed to be             affects the rights or preferences        any assets of the AIMCO Operating
granted if the general partner           of the holders of the Preferred OP       Partnership (including, but not
makes a request for such consent         Units. The creation or issuance of       limited to, the exercise or grant
and does not receive written re-         any class or series of partnership       of any conversion, option,
fusal from more than 50% of the          units, including, without                privilege or subscription right or
outstanding units within thirty          limitation, any partnership units        any other right available in
days of such request.                    that may have rights senior or           connection with any assets at any
                                         superior to the Preferred OP Units,      time held by the AIMCO Operating
A general partner may cause the          shall not be deemed to materially        Partnership) or the merger,
dissolution of your partnership by       adversely affect the rights or           consolidation, reorganization or
retiring. In such event, your            preferences of the holders of            other combination of the AIMCO
partnership may be continued by the      Preferred OP Units. With respect to      Operating Partnership with or into
remaining general partner. If no         the exercise of the above de-            another entity, all without the
general partner remains, your part-      scribed voting rights, each              consent of the OP Unitholders.
nership may continue if, within          Preferred OP Units shall have one
ninety days of the retirement, the       (1) vote per Preferred OP Unit.          The general partner may cause the
limited partners, by unanimous                                                    dissolution of the AIMCO Operating
consent, elect a substitute general                                               Partnership by an "event of
partner who is willing to continue                                                withdrawal," as defined in the
your partnership.                                                                 Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Income are to       $      per Preferred OP Unit;            tribute quarterly all, or such
be made at reasonable intervals          provided, however, that at any time      portion as the general partner may
during the fiscal year and, in any       and from time to time on or after        in its sole and absolute discretion
event, within 60 days after the          the fifth anniversary of the issue       determine, of Available Cash (as
close of each fiscal year, to the        date of the Preferred OP Units, the      defined in the AIMCO Operating
partners in proportion to the            AIMCO Operating Partnership may          Partnership Agreement) generated by
interests in your partnership. The       adjust the annual distribution rate      the AIMCO Operating Partnership
distributions payable to the             on the Preferred OP Units to the         during such quarter to the general
partners are not fixed in amount         lower of (i)     % plus the annual       partner, the special limited
and depend upon the operating            interest rate then applicable to         partner and the holders of Common
results and net sales or refi-                                                    OP Units on the record date
nancing proceeds available from the
dis-

         3490
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

position of your partnership's           U.S. Treasury notes with a maturity      established by the general partner
assets.                                  of five years, and (ii) the annual       with respect to such quarter, in
                                         dividend rate on the most recently       accordance with their respective
                                         issued AIMCO non-convertible             interests in the AIMCO Operating
                                         preferred stock which ranks on a         Partnership on such record date.
                                         parity with its Class H Cumu-            Holders of any other Preferred OP
                                         lative Preferred Stock. Such             Units issued in the future may have
                                         distributions will be cumulative         priority over the general partner,
                                         from the date of original issue.         the special limited partner and
                                         Holders of Preferred OP Units will       holders of Common OP Units with
                                         not be entitled to receive any           respect to distributions of
                                         distributions in excess of               Available Cash, distributions upon
                                         cumulative distributions on the          liquidation or other distributions.
                                         Preferred OP Units. No interest, or      See "Per Share and Per Unit Data"
                                         sum of money in lieu of interest,        in the accompanying Prospectus.
                                         shall be payable in respect of any
                                         distribution payment or payments on      The general partner in its sole and
                                         the Preferred OP Units that may be       absolute discretion may distribute
                                         in arrears.                              to the OP Unitholders Available
                                                                                  Cash on a more frequent basis and
                                         When distributions are not paid in       provide for an appropriate record
                                         full upon the Preferred OP Units or      date.
                                         any Parity Units, all distributions
                                         declared upon the Preferred OP           The AIMCO Operating Partnership
                                         Units and any Parity Units shall be      Agreement requires the general
                                         declared ratably in proportion to        partner to take such reasonable
                                         the respective amounts of                efforts, as determined by it in its
                                         distributions accumulated, accrued       sole and absolute discretion and
                                         and unpaid on the Preferred OP           consistent with AIMCO's
                                         Units and such Parity Units. Unless      qualification as a REIT, to cause
                                         full cumulative distributions on         the AIMCO Operating Partnership to
                                         the Preferred OP Units have been         distribute sufficient amounts to
                                         declared and paid, except in             enable the general partner to
                                         limited circumstances, no                transfer funds to AIMCO and enable
                                         distributions may be declared or         AIMCO to pay stockholder dividends
                                         paid or set apart for payment by         that will (i) satisfy the
                                         the AIMCO Operating Partnership and      requirements for qualifying as a
                                         no other distribution of cash or         REIT under the Code and the
                                         other property may be declared or        Treasury Regulations and (ii) avoid
                                         made, directly or indirectly, by         any Federal income or excise tax
                                         the AIMCO Operating Partnership          liability of AIMCO. See
                                         with respect to any Junior Units,        "Description of OP
                                         nor shall any Junior Units be re-        Units -- Distributions" in the
                                         deemed, purchased or otherwise           accompanying Prospectus.
                                         acquired for consideration, nor
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units if: (1) the written consent        Preferred OP Units and the               OP Units. The AIMCO Operating Part-
of the general partner is obtained,      Preferred OP Units are not listed        nership Agreement restricts the
(2) the transfer complies with           on any securities exchange. The          transferability of the OP Units.
applicable Federal and state             Preferred OP Units are subject to        Until the expiration of one year
securities laws, (3) the transferee      restrictions on transfer as set          from the date on which an OP
is not a minor, except in limited        forth in the AIMCO Operating             Unitholder acquired OP Units,
circumstances, or an incompetent,        Partnership Agreement.                   subject to certain exceptions, such
(4) the interest being transfer is                                                OP Unitholder may not transfer all
not less than 1/2 a unit unless the      Pursuant to the AIMCO Operating          or any portion of its OP Units to
general partner consents or the          Partnership Agreement, until the         any transferee without the consent
interest constitutes the entire          expiration of one year from the          of the general partner, which
interest of the transferor, (5)          date on which a holder of Preferred      consent may be withheld in its sole
when added to all other transfers        OP Units acquired Preferred OP           and absolute discretion. After the
within the preceding twelve months,      Units, subject to certain                expiration of one year, such OP
the transfer will not result in the      exceptions, such holder of               Unitholder has the right to
termination of your partnership for      Preferred OP Units may not transfer      transfer all or any portion of its
tax purposes, and (6) such other         all or any portion of its Pre-           OP Units to any person, subject to
conditions as the general partner        ferred OP Units to any transferee        the satisfaction of certain
may require are satisfied. The           without the consent of the general       conditions specified in the AIMCO
general partner may require,             partner, which consent may be
                                         withheld in its sole and

         3491
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

as a condition of any transfer,          absolute discretion. After the           Operating Partnership Agreement,
that the transferor (1) assume all       expiration of one year, such             including the general partner's
costs incurred by the partnership        holders of Preferred OP Units has        right of first refusal. See
in connection with the transfer,         the right to transfer all or any         "Description of OP Units --
and (2) furnish it with a legal          portion of its Preferred OP Units        Transfers and Withdrawals" in the
opinion satisfactory to counsel for      to any person, subject to the            accompanying Prospectus.
your partnership that the transfer       satisfaction of certain conditions
complies with applicable Federal         specified in the AIMCO Operating         After the first anniversary of
and state securities laws. Such          Partnership Agreement, including         becoming a holder of Common OP
transferee may be substituted as a       the general partner's right of           Units, an OP Unitholder has the
limited partner if: (1) the general      first refusal.                           right, subject to the terms and
partner consents in writing, which                                                conditions of the AIMCO Operating
consent may be granted or denied in      After a one-year holding period, a       Partnership Agreement, to require
the sole discretion of the general       holder may redeem Preferred OP           the AIMCO Operating Partnership to
partner, (2) the transferor elects       Units and receive in exchange            redeem all or a portion of the
to become a substitute limited           therefor, at the AIMCO Operating         Common OP Units held by such party
partner by delivering to the             Partnership's option, (i) subject        in exchange for a cash amount based
general partner a written notice,        to the terms of any Senior Units,        on the value of shares of Class A
executed and acknowledged by the         cash in an amount equal to the           Common Stock. See "Description of
assignor and assignee of such            Liquidation Preference of the            OP Units -- Redemption Rights" in
election, (3) the assignee executes      Preferred OP Units tendered for          the accompanying Prospectus. Upon
and acknowledges such other              redemption, (ii) a number of shares      receipt of a notice of redemption,
instruments that the general             of Class I Cumulative Preferred          the AIMCO Operating Partnership
partner may require including an         Stock of AIMCO that pay an               may, in its sole and absolute
adoption of your partnership's           aggregate amount of dividends yield      discretion but subject to the
agreement of limited partnership,        equivalent to the distributions on       restrictions on the ownership of
and (4) the assignee pays your           the Preferred OP Units tendered for      Class A Common Stock imposed under
partnership for its expenses             redemption and are part of a class       AIMCO's charter and the transfer
incurred in the transaction.             or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3492

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3493

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3494

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3495

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3496

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3497

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3498
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3499
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3500

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to $110,000 beginning in 1988 and increasing annually at the rate of 6%. The general partner may also receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $176,000 in 1996, $186,000 in 1997 and $134,000 for the first six months of
1998. The property manager received management fees of $415,000 in 1996, $272,000 in 1997 and $137,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3501

                                YOUR PARTNERSHIP

GENERAL

     Riverside Park Associates L.P. was organized on May 14, 1986, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of a single apartment complex, Riverside Park, a 1,222-unit complex in Fairfax County, Virginia. The general partner of your partnership is Winthrop Financial Associates, L.P. A general partner of Winthrop Financial Associates is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 568.29 units of limited partnership interest issued and outstanding, which were held of record by 666 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the

         3502
general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable, responsible or accountable for damages or otherwise to your partnership or any limited partner arising out of any act performed or any failure to act by any of them if they determined, in good faith, that such act or failure to act was in the best interests of your partnership, and such course of conduct did not constitute negligence or misconduct on the part of the general partner. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in absence of such provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner of your partnership and its affiliates against any claim or liability by or to any person other than your partnership for any acts or failures to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the general partner's authority and to be in the best interests of your partnership, and so long as such party was not guilty of negligence, misconduct or a breach of its fiduciary obligations in such act or failure to act. The indemnification will include payment of loss, damage, liability, cost or expense (including reasonable attorneys' fees) incurred by the general partner or its affiliates in connection with your partnership. Any such indemnity provided will be paid, from and only to the extent of, the assets of your partnership. Notwithstanding any other provision to the contrary, the general partner, its affiliates will not be entitled to indemnity for any loss, damage or cost resulting from violations of Federal or state securities laws unless (1) there is a successful adjudication of the merits of each count involving such securities law violations, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (3) a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities laws violations.

     No partnership funds will be used to purchase any insurance that insures any party against any liability for which indemnification is not available pursuant to your partnership's agreement of limited partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $99.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................   $ 1,000.00
January 1, 1996 - December 31, 1996.........................    13,500.00
January 1, 1997 - December 31, 1997.........................     2,500.00
January 1, 1998 - June 30, 1998.............................         0.00

         3503

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 35.31% interest in your partnership as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          -------------
1994........................................................  Not Available
1995........................................................  Not Available
1996........................................................       $176,000
1997........................................................        186,000
1998 (through June 30)......................................        134,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

                            YEAR                                   FEES
                            ----                               -------------
1994........................................................   Not Available
1995........................................................   Not Available
1996........................................................        $415,000
1997........................................................         423,000
1998 (through June 30)......................................         218,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

         3504

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT Merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Riverside Park Associates L.P. appearing in Riverside Park Associates L.P. Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Reznick Fedder & Silverman, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3505

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3506

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3507

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3508

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3509

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3510

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3511

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3512

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3513

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3514

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                             SHELTER PROPERTIES III
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3515

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-16
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-17
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Shelter
    Properties III.............................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43

                                                  PAGE
                                                  ----
  Accounting Treatment.........................   S-43
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-66
  General......................................   S-66
  Ranking......................................   S-66
  Distributions................................   S-66
  Allocation...................................   S-67
  Liquidation Preference.......................   S-67
  Redemption...................................   S-68
  Voting Rights................................   S-68
  Restrictions on Transfer.....................   S-68
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-69
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-71
CONFLICTS OF INTEREST..........................   S-74
  Conflicts of Interest with Respect to the
    Offer......................................   S-74
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-74
  Competition Among Properties.................   S-74
  Features Discouraging Potential Takeovers....   S-74
  Future Exchange Offers.......................   S-74

         3516

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-75
  General......................................   S-75
  Additional Information Concerning Your
    Partnership................................   S-75
  Originally Anticipated Term of the
    Partnership................................   S-75
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-75
  Property Management..........................   S-76
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-76
  Distributions................................   S-76
  Beneficial Ownership of Interests in Your
    Partnership................................   S-77
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-77

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-77
LEGAL MATTERS..................................   S-78
EXPERTS........................................   S-78
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3517

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Shelter Properties III. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Shelter Realty III Corp., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3518

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3519

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $9.00 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3520

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $147.84 per unit to $214.00 per unit from January 1, 1997 to September 30, 1998.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

         3521

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that, if you tender less than all of your units, after the tender you continue to hold a minimum of 10 units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3522

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3523

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3524

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $147.84 per unit to $214.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         3525

and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

         3526

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

         3527

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

         3528

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 34.07% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

          Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there

         3529

     are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

         3530

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

         3531

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSE-

         3532

     QUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion.

         3533

We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................  $
Alternatives:
  Prices on secondary market................................  $147.84 to $214.00
  Estimated liquidation proceeds............................  $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

         3534

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive an annual management fee but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $238,000 for the first six months of 1998. The property manager received management fees of $137,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Shelter Properties III was organized on October 28, 1981 under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following four residential apartment complexes: Essex Park Apartments, a 323-unit complex in Columbia, South Carolina; Colony House Apartments, a 194-unit complex in Murfreesboro, Tennessee; North River Village Apartments, a 133-unit complex in Atlanta, Georgia; and Willowick Apartments, a 180-unit complex in Greenville, South Carolina. The general partner of your partnership is Shelter Realty III Corp., which is a majority-owned subsidiary of AIMCO. The property manager, who is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 55,000 units of limited partnership interest issued and outstanding, which were held of record by 2,115 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

         3535

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3536

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) ###y
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3537

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3538

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3539

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3540

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3541

            SUMMARY FINANCIAL INFORMATION OF SHELTER PROPERTIES III

     The summary financial information of Shelter Properties III for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Shelter Properties III for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                             SHELTER PROPERTIES III

                                                                 FOR THE SIX
                                                                   MONTHS             FOR THE YEAR ENDED
                                                               ENDED JUNE 30,            DECEMBER 31,
                                                              -----------------   ---------------------------
                                                               1998      1997      1997      1996      1995
                                                              -------   -------   -------   -------   -------
                                                                      IN THOUSANDS, EXCEPT UNIT DATA
OPERATING DATA:
Total Revenues..............................................  $ 2,701   $ 2,736   $ 5,567   $ 5,377   $ 5,038
Net Income (Loss)...........................................      392       345       491       413       (88)
Net Income (Loss) per limited partnership unit..............     7.05      6.21      8.84      7.43     (1.58)
Distributions per limited partnership unit..................     9.00        --     12.60      4.54      5.40

                                                                  JUNE 30,               DECEMBER 31,
                                                              -----------------   ---------------------------
                                                               1998      1997      1997      1996      1995
                                                              -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................   11,358    11,819    11,651    12,118    12,535
Total Assets................................................   14,547    15,428    14,654    15,191    15,325
Notes Payable...............................................    8,188     8,360     8,276     8,440     8,591
Partners' Capital (Deficit).................................    5,655     6,317     5,763     5,972     5,810

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING
                                                                       PARTNERSHIP           SHELTER PROPERTIES III
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $9.00         $12.60

         3542

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $147.84 per unit to $214.00 per unit from January 1, 1997 to September 30, 1998.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the

         3543

     property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

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     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Distributions with respect to your units for the
six months ended June 30, 1998 were $9.00 per unit (equivalent to $     on an
annualized basis). Anticipated annualized distributions with respect to the
Preferred OP Units are $     and current annualized distributions with respect
to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

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     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 34.07% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

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  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

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EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

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                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

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                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires, if you tender less than all of your units, after the tender that you continue to hold a minimum of 10 units (except for units held by IRAs and Keogh Plans). You may tender fraction units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

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     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3551

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3552

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3553

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3554

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after             , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3555

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3556

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3557

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

         3558

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         3559

     compensatory damages to exceed $15 million. An answer to the complaint has been filed on behalf of the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3560

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3561

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3562

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3563

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                   OPERATING INCOME        RATE            VALUE
  --------                                   ----------------   --------------   --------------
  Essex Park Apartments....................     $                       %          $
  Colony House Apartments..................
  North River Village Apartments...........
  Willowick Apartments.....................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3564

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

  Aggregate net operating income (January 1, 1997 to December
    31, 1997).................................................  $
  Capitalization rate (weighted average)......................
  Aggregate gross valuation of your partnership's
    properties................................................
  Plus: Cash and cash equivalents.............................
  Plus: Other partnership assets, net of security deposits....
  Less: Mortgage debt, including accrued interest.............
  Less: Notes payable, including accrued interest.............
  Less: Accounts payable and accrued expenses.................
  Less: Other liabilities.....................................
  Partnership valuation before taxes and certain costs........
  Less: Disposition fees......................................
  Less: Extraordinary capital expenditures for deferred
    maintenance...............................................
  Less: Municipal transfer taxes..............................
  Less: Closing costs.........................................
  Net valuation of your partnership...........................
  Percentage of liquidation proceeds allocated to units.......
  Net valuation of units......................................
            Total number of units.............................
  Valuation per unit..........................................  $
                                                                -----------
  Cash consideration per unit.................................
                                                                -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on             , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3565

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for
     the six months ended June 30, 1998 were $9.00 (equivalent to $     on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3566

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3567

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $147.84 to $214.00
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 19,399 units (representing less than 35.27% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February, 1998 and in tender offers) in some transactions set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                             SHELTER PROPERTIES III
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................   $ 152.00     $ 207.00
  Second Quarter............................................     185.25       214.00
  First Quarter.............................................     150.00       206.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................     165.00       200.00
  Third Quarter.............................................     166.03       187.80
  Second Quarter............................................     163.00       194.00
  First Quarter.............................................     147.84       160.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................     145.00       168.00
  Third Quarter.............................................     135.00       184.00
  Second Quarter............................................     115.00       181.50
  First Quarter.............................................     130.00       181.50

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         3568

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Willowick Apartments and North River Apartments were appraised in December, 1997 and January, 1998, respectively, by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"). According to the appraisal reports, the scope of the appraisal included an inspection of each of the properties and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. The estimated market value of the fee simple estate of each of the properties specified in those appraisal reports were $4,600,000 for Willowick Apartments and $4,900,000 for North River Apartments. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC. Independent appraisals have not been conducted for any of the partnership's other properties in the past three years.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         3569

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         3570

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         3571

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         3572

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3573

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

       YOUR PARTNERSHIP                     AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under South Carolina law.                                    Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2021.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed for the purpose of          The purpose of the AIMCO Operating Partnership is to
acquiring existing apartment properties which offer the      conduct any business that may be lawfully conducted by
potential for appreciation in value and cash                 a limited partnership organized pursuant to the
distributions to the partners from operations. Subject       Delaware Revised Uniform Limited Partnership Act (as
to restrictions contained in your partnership's              amended from time to time, or any successor to such
agreement of limited partnership, your partnership may       statute) (the "Delaware Limited Partnership Act"),
perform all acts necessary, advisable or convenient to       provided that such business is to be conducted in a
the business of your partnership including borrowing         manner that permits AIMCO to be qualified as a REIT,
money and creating liens.                                    unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3574
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not less than 55,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner may not purchase or         funds or other assets to its subsidiaries or other
lease any real property from your partnership, borrow        persons in which it has an equity investment, and such
any funds from your partnership, or sell or lease any        persons may borrow funds from the AIMCO Operating
property to your partnership, either directly or             Partnership, on terms and conditions established in the
indirectly through an affiliate or any other                 sole and absolute discretion of the general partner. To
partnership in which a general partner has an interest,      the extent consistent with the business purpose of the
provided, however, that a general partner or an              AIMCO Operating Partnership and the permitted
affiliate may purchase property in their own name and        activities of the general partner, the AIMCO Operating
temporarily hold title thereto for your partnership or       Partnership may transfer assets to joint ventures,
any other purpose related to the business of your            limited liability companies, partnerships,
partnership, provided further that (1) the property is       corporations, business trusts or other business
purchased by your partnership for a price no greater         entities in which it is or thereby becomes a
than the cost of the property to a general partner or        participant upon such terms and subject to such
affiliate, (2) there is no difference in the interest        conditions consistent with the AIMCO Operating Part-
rates of the loans secured by the property at the time       nership Agreement and applicable law as the general
acquired by a general partner or affiliate and at the        partner, in its sole and absolute discretion, believes
time acquired by your partnership and (3) neither the        to be advisable. Except as expressly permitted by the
general partner nor any affiliate receives any other         AIMCO Operating Partnership Agreement, neither the
economic advantage by reason of holding or having held       general partner nor any of its affiliates may sell,
title to the property. The general partner may not           transfer or convey any property to the AIMCO Operating
receive interest and other financing charges on loans        Partnership, directly or indirectly, except pursuant to
to your partnership in excess of the lesser of the           transactions that are determined by the general partner
rates currently being paid by a general partner or an        in good faith to be fair and reasonable.
affiliate for borrowed funds or two points over the
South Carolina National Bank prime interest rate, or
subject any asset of your partnership to a mortgage,
deed of trust or security interest as security for
repayment of a loan to your partnership by a general
partner or any affiliate, subject to certain
exceptions, or provide permanent financing for any
assets of your partnership. In addition, your
partnership will not grant to a general partner or an
affiliate an exclusive right or an exclusive employment
to sell your partnership's properties. Your partnership
may not enter into any contract with a general partner
or an affiliate unless the contract provides that it
may be terminated by your partnership without penalty
upon 60 days written notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money on behalf of your partnership. The           restrictions on borrowings, and the general partner has
general partner cannot, in connection with the               full power and authority to borrow money on behalf of
acquisition of properties, subject any property of your      the AIMCO Operating Partnership. The AIMCO Operating
partnership to one or more mortgages, deeds of               Partnership has credit

         3575
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

trust and other security interests, so that the              agreements that restrict, among other things, its
aggregate amount of indebtedness secured by mortgages,       ability to incur indebtedness. See "Risk
deeds of trust and other security interests to which         Factors -- Risks of Significant Indebtedness" in the
all other assets of your partnership are subject,            accompanying Prospectus.
immediately after such action, is greater than 80% of
the aggregate amount of the purchase prices of such
properties. Except in connection with the acquisition
or improvement of properties or the refinancing of
previous obligations, the general partner may not
mortgage or subject to the encumbrance of a mortgage,
deed of trust or other security interest substantially
all of the assets of your partnership at one time or
from time to time without the approval of limited
partners holding a majority of the outstanding units.
The general partner also may not cause your partnership
to incur, at any time, for the refinancing of your
partnership's property, long-term secured indebtedness
exceeding 80% of the then-appraised value of such
property or new financing containing a balloon payment
due in less than the later of (1) ten years or (2)
three years beyond the anticipated holding period of
the property. The general partner may not allow any
creditor who makes a non-recourse loan to your
partnership to have, or to acquire at any time as a
result of making such loan, any director or indirect
interest in the profit, gain, capital or other property
of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, each partner has the right to receive by        with a statement of the purpose of such demand and at
mail, upon written request to your partnership and at        such OP Unitholder's own expense, to obtain a current
his cost, a list of the names and addresses of the           list of the name and last known business, residence or
limited partners and the number of units held by each        mailing address of the general partner and each other
of them, provided such request is for a purpose              OP Unitholder.
reasonably related to such limited partner's interest
in your partnership.

                               Management Control


Under your partnership's agreement of limited                All management powers over the business and affairs of
partnership, the general partner has complete and            the AIMCO Operating Partnership are vested in AIMCO-GP,
exclusive control over the management of your                Inc., which is the general partner. No OP Unitholder
partnership's business and affairs, and the limited          has any right to participate in or exercise control or
partners have no right to participate in the management      management power over the business and affairs of the
or conduct of your partnership's business or affairs         AIMCO Operating Partnership. The OP Unitholders have
nor any power or authority to act on behalf of your          the right to vote on certain matters described under
partnership in any respect whatsoever. Subject to            "Comparison of Ownership of Your Units and AIMCO OP
certain restrictions in your partnership's agreement of      Units -- Voting Rights" below. The general partner may
limited partnership, the general partner has the right,      not be removed by the OP Unitholders with or without
power and authority, on behalf of your partnership, and      cause.
in its name, to exercise all rights, powers and
authority of a partner of a partnership without limited      In addition to the powers granted a general partner of
partners under South Carolina partnership law. No            a limited partnership under applicable law or that are
limited partner (except one who may also be a general        granted to the general partner under any other
partner) may participate in or have any control over         provision of the AIMCO Operating Partnership Agreement,
your partnership's business or has any authority to act      the general partner, subject to the other provisions of
for or bind your partnership.                                the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

         3576
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner is not liable to your       the AIMCO Operating Partnership Agreement, the general
partnership or the limited partners for any act or           partner is not liable to the AIMCO Operating
failure to act if such act or failure to act was             Partnership for losses sustained, liabilities incurred
performed in a manner determined by him or it in good        or benefits not derived as a result of errors in
faith to be within the scope of his or its authority         judgment or mistakes of fact or law of any act or
and to be in the best interest of your partnership, and      omission if the general partner acted in good faith.
if he or it was not guilty of negligence, misconduct or      The AIMCO Operating Partnership Agreement provides for
a breach of fiduciary obligations in such act or             indemnification of AIMCO, or any director or officer of
failure to act. In addition, your partnership will           AIMCO (in its capacity as the previous general partner
indemnify the general partner and any of its affiliates      of the AIMCO Operating Partnership), the general
or your partnership's employees, against any claim or        partner, any officer or director of general partner or
liability by or to any person other than your                the AIMCO Operating Partnership and such other persons
partnership, for any act or any failure to act if such       as the general partner may designate from and against
act or failure to act was performed in a manner              all losses, claims, damages, liabilities, joint or
determined by him or it in good faith to be within the       several, expenses (including legal fees), fines,
scope of his or its authority and to be in the best          settlements and other amounts incurred in connection
interest of your partnership, and if he or it was not        with any actions relating to the operations of the
guilty of negligence, misconduct or a breach of              AIMCO Operating Partnership, as set forth in the AIMCO
fiduciary obligations in such act or failure to act,         Operating Partnership Agreement. The Delaware Limited
provided however, that your partnership will not             Partnership Act provides that subject to the standards
furnish any indemnification as to liabilities arising        and restrictions, if any, set forth in its partnership
under federal securities laws. The indemnification           agreement, a limited partnership may, and shall have
includes payment of reasonable attorney's fees or other      the power to, indemnify and hold harmless any partner
expenses incurred in settling any claim or liability or      or other person from and against any and all claims and
incurred in any finally adjudicated judicial                 demands whatsoever. It is the position of the
proceedings, and expenses incurred by the removal of         Securities and Exchange Commission that indemnification
any liens affecting any property of the person to be         of directors and officers for liabilities arising under
indemnified. Indemnification will be made from assets        the Securities Act is against public policy and is
of your partnership and no limited partner will be           unenforceable pursuant to Section 14 of the Securities
personally liable to any person to be indemnified.           Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and appoint a successor general partner upon a       affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning more than 50% of         partner may not be removed as general partner of the
the outstanding units. No person may be admitted as a        AIMCO Operating Partnership by the OP Unitholders with
substitute general partner unless: (1) the remaining         or without cause. Under the AIMCO Operating Partnership
general partner consents in writing to the admission of      Agreement, the general partner may, in its sole
such person; (2) such person agrees to become a              discretion, prevent a transferee of an OP Unit from
substitute general partner; (3) the limited partners         becoming a substituted limited partner pursuant to the
holding more than 50% of the outstanding units consent       AIMCO Operating Partnership Agreement. The general
to the admission of such person; and (4) such person         partner may exercise this right of approval to deter,
executes and acknowledges such instruments as the            delay or hamper attempts by persons to acquire a
general partner deems necessary or advisable, including      controlling interest in the AIMCO Operating Partner-
a written acceptance and adoption of your partnership's      ship. Additionally, the AIMCO Operating Partnership
agreement of limited partnership.                            Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representations, duties or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, for the benefit of the       Partnership Agreement require the consent of the
limited partners; (2) cures any ambiguity, corrects or       holders of a majority of the outstanding Common OP
supplements any provision which may be inconsistent          Units, excluding AIMCO and certain other limited
with any other provision, or makes any other provisions      exclusions (a "Majority in Interest"). Amendments to
with respect to matters or questions arising under your      the AIMCO Operating Partnership Agreement may be
partnership's agreement of limited partnership which         proposed by the general partner or by holders of a
will not be inconsistent with the provisions of your         Majority in Interest. Following such proposal, the
partnership's agreement of limited partnership; or(3)        general partner will submit any proposed amendment to
deletes or adds any provision required by applicable         the OP Unitholders. The general partner will seek the
law. No amendment may change your partnership to a           written consent of the OP Unitholders on the proposed
general partnership, extend your                             amend-

         3577
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partnership's termination date beyond December 31,           ment or will call a meeting to vote thereon. See
2021, or change the liability of the general partner or      "Description of OP Units -- Amendment of the AIMCO
the limited liability of the limited partners. In            Operating Partnership Agreement" in the accompanying
addition, any amendment that alters the rights of the        Prospectus.
general partner under your partnership's agreement of
limited partnership may not be made without the consent
of the general partner affected. Other amendments to
your partnership's agreement of limited partnership
must be approved by the limited partners owning more
than 50% of the outstanding units.

                             Compensation and Fees


Your general partner does not receive fees as                The general partner does not receive compensation for
compensation for its services as general partner but         its services as general partner of the AIMCO Operating
may receive reimbursement for expenses incurred in such      Partnership. However, the general partner is entitled
capacity.                                                    to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, no limited partner is liable for the            negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or any other obligations       the AIMCO Operating Partnership's debts and
of your partnership. A limited partner will be liable        obligations, and liability of the OP Unitholders for
only to make his capital contribution and will not be        the AIMCO Operating Partnership's debts and obligations
required to lend any funds to your partnership or,           is generally limited to the amount of their invest-
after his capital contribution is paid, to make any          ment in the AIMCO Operating Partnership. However, the
further capital contribution to your partnership.            limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote such of its time to the business of        a general partner of a Delaware limited partnership to
your partnership as may be necessary to properly             adhere to fiduciary duty standards under which it owes
conduct the affairs of your partnership. The general         its limited partners the highest duties of good faith,
partner has a fiduciary responsibility for the               fairness and loyalty and which generally prohibit such
safekeeping and use of all funds and assets of your          general partner from taking any action or engaging in
partnership, whether or not in its immediate possession      any transaction as to which it has a conflict of
or control and may not employ or permit another to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership. The general partner         on behalf of the AIMCO Operating Partnership, a right
also may not commingle the funds of your partnership         of first opportunity arrangement and other conflict
with the funds of any other person. The general partner      avoidance agreements with various affiliates of the
and any of its affiliates and any of the limited             AIMCO Operating Partnership and the general partner, on
partners may acquire real properties for their own           such terms as the general partner, in its sole and
account, or engage in the acquisition, development,          absolute discretion, believes are advisable. The AIMCO
operation or management of real estate on behalf of          Operating Partnership
other partnerships, joint

         3578
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

ventures, corporations or other business ventures            Agreement expressly limits the liability of the general
formed by them or in which they may have an interest,        partner by providing that the general partner, and its
including business ventures similar to, related to or        officers and directors will not be liable or
in direct or indirect competition with any business of       accountable in damages to the AIMCO Operating
your partnership. Neither your partnership nor any           Partnership, the limited partners or assignees for
other partner has any right in or to such other              errors in judgment or mistakes of fact or law or of any
business venture or income or profits derived                act or omission if the general partner or such director
therefrom.                                                   or officer acted in good faith. See "Description of OP
                                                             Units -- Fiduciary Responsibilities" in the
                                                             accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         3579

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

         YOUR UNITS      PREFERRED OP UNITS       COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
more than 50% of the outstanding         the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may:         Units will have the same voting          such as certain amendments and
(1) dissolve your partnership; (2)       rights as holders of the Common OP       termination of the AIMCO Operating
remove the general partner; (3)          Units. See "Description of OP            Partnership Agreement and certain
amend your partnership's agreement       Units" in the accompanying               transactions such as the
of limited partnership, subject to       Prospectus. So long as any               institution of bankruptcy
certain exceptions; (4) appoint a        Preferred OP Units are outstand-         proceedings, an assignment for the
successor general partner; and (5)       ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale of        or consent of partners required by       transfers by the general partner of
all or substantially all of the          law or by the AIMCO Operating            its interest in the AIMCO Operating
assets of your partnership.              Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
being removed from office, retiring      be necessary for effecting any           ship Agreement, the general partner
or becoming insolvent. Your              amendment of any of the provisions       has the power to effect the
partnership will not dissolve but        of the Partnership Unit Desig-           acquisition, sale, transfer,
will be continued by the limited         nation of the Preferred OP Units         exchange or other disposition of
partners if all of the partners          that materially and adversely            any assets of the AIMCO Operating
elect to continue the business of        affects the rights or preferences        Partnership (including, but not
your partnership, or the remaining       of the holders of the Preferred OP       limited to, the exercise or grant
general partner elects to con-           Units. The creation or issuance of       of any conversion, option,
tinue the business within 90 days        any class or series of partnership       privilege or subscription right or
following one of the above events.       units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in

         3580
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  their sole and absolute discretion,
                                                                                  to continue the business of the
                                                                                  AIMCO Operating Partnership and to
                                                                                  the appointment of a successor
                                                                                  general partner. The general
                                                                                  partner may elect to dissolve the
                                                                                  AIMCO Operating Partnership in its
                                                                                  sole and absolute discretion, with
                                                                                  or without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations (as defined in your           provided, however, that at any time      portion as the general partner may
partnership's agreement of limited       and from time to time on or after        in its sole and absolute discretion
partnership) will be made within 60      the fifth anniversary of the issue       determine, of Available Cash (as
days following the end of each           date of the Preferred OP Units, the      defined in the AIMCO Operating
fiscal quarter. The distributions        AIMCO Operating Partnership may          Partnership Agreement) generated by
payable to the partners are not          adjust the annual distribution rate      the AIMCO Operating Partnership
fixed in amount and depend upon the      on the Preferred OP Units to the         during such quarter to the general
operating results and net sales or       lower of (i)     % plus the annual       partner, the special limited
refinancing proceeds available from      interest rate then applicable to         partner and the holders of Common
the disposition of your                  U.S. Treasury notes with a maturity      OP Units on the record date
partnership's assets.                    of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or
                                         with respect to any Junior

         3581
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         Units, nor shall any Junior Units        excise tax liability of AIMCO. See
                                         be redeemed, purchased or otherwise      "Description of OP
                                         acquired for consideration, nor          Units -- Distributions" in the
                                         shall any other cash or other            accompanying Prospectus.
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights

A limited partner may assign all or      There is no public market for the        There is no public market for the
part of his units to any person if:      Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(1) such assignment, in the case of      Preferred OP Units are not listed        nership Agreement restricts the
an individual assignor, is not a         on any securities exchange. The          transferability of the OP Units.
fractional unit and if, less than        Preferred OP Units are subject to        Until the expiration of one year
all of the assignor's interest is        restrictions on transfer as set          from the date on which an OP
being transferred, such assignor         forth in the AIMCO Operating             Unitholder acquired OP Units,
and the assignee would not hold          Partnership Agreement.                   subject to certain exceptions, such
less ten units, except in limited                                                 OP Unitholder may not transfer all
circumstance; and (2) the as-            Pursuant to the AIMCO Operating          or any portion of its OP Units to
signee provides a written                Partnership Agreement, until the         any transferee without the consent
acceptance and adoption of your          expiration of one year from the          of the general partner, which
partnership's agreement of limited       date on which a holder of Preferred      consent may be withheld in its sole
partnership. No assignee may become      OP Units acquired Preferred OP           and absolute discretion. After the
a substitute limited partner unless      Units, subject to certain                expiration of one year, such OP
such assignee executes a written         exceptions, such holder of               Unitholder has the right to
acceptance and adoption of your          Preferred OP Units may not transfer      transfer all or any portion of its
partnership's agreement of limited       all or any portion of its Pre-           OP Units to any person, subject to
partnership.                             ferred OP Units to any transferee        the satisfaction of certain
                                         without the consent of the general       conditions specified in the AIMCO
                                         partner, which consent may be            Operating Partnership Agreement,
                                         withheld in its sole and absolute        including the general partner's
                                         discretion. After the expiration of      right of first refusal. See
                                         one year, such holders of Preferred      "Description of OP Units --
                                         OP Units has the right to transfer       Transfers and Withdrawals" in the
                                         all or any portion of its Preferred      accompanying Prospectus.
                                         OP Units to any person, subject to
                                         the satisfaction of certain              After the first anniversary of
                                         conditions specified in the AIMCO        becoming a holder of Common OP
                                         Operating Partnership Agreement,         Units, an OP Unitholder has the
                                         including the general partner's          right, subject to the terms and
                                         right of first refusal.                  conditions of the AIMCO Operating
                                                                                  Partnership Agreement, to require
                                         After a one-year holding period, a       the AIMCO Operating Partnership to
                                         holder may redeem Preferred OP           redeem all or a portion of the
                                         Units and receive in exchange            Common OP Units held by such party
                                         therefor, at the AIMCO Operating         in exchange for a cash amount based
                                         Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3582

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3583

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3584

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3585

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3586

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3587

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

        PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3588
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3589
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3590

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive an annual management fee but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $305,000 in 1996, $314,000 in 1997 and $238,000 for expenses for the first six months of 1998. The property manager received management fees of $265,000 in 1996, $272,000 in 1997 and $137,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3591

                                YOUR PARTNERSHIP

GENERAL

     Shelter Properties III was organized on October 28, 1981 under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following four residential apartment complexes: Essex Park Apartments, a 323-unit complex in Columbia, South Carolina; Colony House Apartments, a 194-unit complex in Murfreesboro, Tennessee; North River Village Apartments, a 133-unit complex in Atlanta, Georgia; and Willowick Apartments, a 180-unit complex in Greenville, South Carolina. The general partner of your partnership is Shelter Realty III Corp., which is a majority-owned subsidiary of AIMCO. The property manager, who is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 55,000 units of limited partnership interest issued and outstanding, which were held of record by 2,115 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-K SB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q SB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     In a prospectus dated September 2, 1981, your general (then not affiliated with us) anticipated that opportunities for financing, refinancing, sale or other disposition will be available for most properties within less than three years of the acquisition. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2021, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets

         3592

     conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to your partnership or the limited partners for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner and any of its affiliates or your partnership's employees, against any claim or liability by or to any person other than your partnership, for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act, provided however, that your partnership will not furnish any indemnification as to liabilities arising under federal securities laws. The indemnification will include payment of reasonable attorneys' fees or other expenses incurred in settling any claim or liability or incurred in any finally adjudicated judicial proceedings, and expenses incurred by the removal of any liens affecting any property of the person to be indemnified. Indemnification will be made from assets of your partnership and no limited partner will be personally liable to any person to be indemnified.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $500.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 5.40
January 1, 1996 - December 31, 1996.........................       4.54
January 1, 1997 - December 31, 1997.........................      12.60
January 1, 1998 - June 30, 1998.............................       9.00

         3593

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 34.07% interest in your partnership as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $270,068
1995........................................................     285,229
1996........................................................     305,000
1997........................................................     314,000
1998 (through June 30)......................................     238,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $229,932
1995........................................................    248,101
1996........................................................    265,000
1997........................................................    272,000
1998 (through June 30)......................................    137,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

         3594

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Shelter Properties III Limited Partnership appearing in Shelter Properties III Limited Partnership Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3595

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3596

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3597

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3598

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3599

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3600

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3601

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3602

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3603

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3604

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                             SHELTER PROPERTIES VI
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of October 31, 1997 (your partnership's fiscal year ended) your general partner estimated the net asset value of your units to be $639.00 per unit and an affiliate estimated the net liquidation value of your units to be $669.22 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3605

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Shelter
    Properties VI..............................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-56
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78

         3606

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  [Fiduciary Responsibility of the General
    Partner of Your Partnership]...............   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3607

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Shelter Properties VI. For each unit that you tender, you may choose to
     receive                of our Tax-Deferral      % Partnership Preferred
     Units (also referred to as "Preferred OP Units"),                of our
     Tax-Deferral Partnership Common Units (also referred to as "Common OP
     Units"), or $          in cash (subject, in each case to adjustment for any
     distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Shelter Realty VI Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3608

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3609

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $22.99 per unit for the fiscal year ended October 31, 1997. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3610

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $223.66 per unit to $390.00 per unit for the period from January 1, 1997 to September 30, 1998. As of October 31, 1997, your general partner estimated the net asset value of your units to be $639.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $669.22 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your

         3611

     partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, if you tender less than all of your units, you must continue to hold at least 3 units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However,

         3612

     we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3613

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the
         3614

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of October 31, 1997, your general partner estimated the net asset value of your units to be $639.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $669.22 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $223.66 per unit to $390.00 per unit for the period from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of

         3615

factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general

         3616

partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         3617

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         3618

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 35.83% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         3619

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3620

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         3621

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3622

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         3623

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $223.66 to $390.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         3624

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner does not receive an annual management fee but may receive reimbursement for expenses incurred in its capacity as general partner. The general partner of your partnership received total fees and reimbursements of $156,000 for the nine months ended July 31, 1998. The property manager received management fees of $380,000 for the nine months ended July 31, 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Shelter Properties VI was organized on August 3, 1983, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following

         3625

     six residential apartment complexes: Rocky Creek Apartments, a 120-unit complex in Augusta, Georgia; Carriage House Apartments, a 102-unit complex in Gastonia, North Carolina; Nottingham Square Apartments, a 442-unit complex in Des Moines, Iowa; Foxfire Apartments/Barcelona Apartments, a 354-unit complex in Durham, North Carolina; River Reach Apartments, a 298-unit complex in Jacksonville, Florida; and Village Garden Apartments, a 141-unit complex in Fort Collins, Colorado. The general partner of your partnership is Shelter Realty VI Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 42,314 units of limited partnership interest issued and outstanding, which were held of record by 3,058 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3626

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3627

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                   (DOLLARS IN THOUSANDS, EXCEPT
                                          PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3628

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3629

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3630

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3631

             SUMMARY FINANCIAL INFORMATION OF SHELTER PROPERTIES VI

     The summary financial information of Shelter Properties VI for the six months ended July 31, 1998 and 1997 is unaudited. The summary financial information for Shelter Properties VI for the years ended October 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                             SHELTER PROPERTIES VI

                                                    FOR THE NINE MONTHS
                                                      ENDED JULY 31,      FOR THE YEAR ENDED OCTOBER 31,
                                                    -------------------   ------------------------------
                                                      1998       1997       1997       1996       1995
                                                    --------   --------   --------   --------   --------
                                                              (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues....................................  $ 7,581    $ 8,020    $10,719    $10,079    $12,136
Net Income (Loss).................................      206        634        395        (61)       772
Net Income (Loss) per limited partnership unit....     4.82      14.84       9.24       1.42      18.05
Distributions per limited partnership unit........       --                 22.99         --      23.63

                                                        JUNE 30,               DECEMBER 31,
                                                    -----------------   ---------------------------
                                                     1998      1997      1997      1996      1995
                                                    -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation......  $26,770   $27,610   $27,458   $28,219   $29,229
Total Assets......................................   32,789    34,471    33,182    34,211    35,795
Notes Payable.....................................   26,316    26,940    26,790    27,372    27,906
Partners' Capital (Deficit).......................    5,044     6,060     4,838     5,426     5,487

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                       AIMCO OPERATING          SHELTER PROPERTIES VI
                                                         PARTNERSHIP          -------------------------
                                                  -------------------------      NINE
                                                  SIX MONTHS                    MONTHS
                                                    ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                   JUNE 30,    DECEMBER 31,    JULY 31,    OCTOBER 31,
                                                     1998          1997          1998          1997
                                                  ----------   ------------   ----------   ------------
Cash distributions per unit outstanding.....        $1.125        $1.85       $    0.00        $22.99

         3632

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $223.66 per unit to $390.00 per unit for the period from January 1, 1997 to September 30, 1998. As of October 31, 1997, your general partner estimated the net asset value of your units to be $639.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of October 31, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $669.22 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         3633

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

         3634

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the fiscal year ended October 31,1997 were $22.99 per unit. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be
       , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

         3635

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your

         3636

     partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity who manages the properties owned by your partnership. Through subsidiaries, AIMCO
currently owns, in the aggregate, approximately a      % interest in your
partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your

         3637

partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

         3638

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3639

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3640

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least 3 units following our acceptance of tendered units. You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         3641

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3642

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3643

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3644

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3645

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3646

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998, (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998, (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3647

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3648

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

         3649

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         3650

     compensatory damages to exceed $15 million. An answer to the complaint has been filed by of the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3651

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3652

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3653

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3654

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, each partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such Termination; the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offeree in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offeree following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         3655

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                   1997 NET       CAPITALIZATION   GROSS PROPERTY
                  PROPERTY                     OPERATING INCOME        RATE            VALUE
                  --------                     ----------------   --------------   --------------
Rocky Creek Apartments.......................   $                        %          $
Carriage House Apartments....................
Nottingham Square Apartments.................
Foxfire Apartments/Barcelona Apartments......
River Reach Apartments.......................
Village Garden Apartments....................

- Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a
  net equity value for your partnership of $          .

         3656

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3657

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Distributions with respect to your units for the fiscal year ended October 31, 1997 were $22.99. Anticipated annualized distributions with
     respect to the Preferred OP Units are $     and current annualized
     distributions with respect to the Common OP Units are $2.25. This is
     equivalent to distributions of $       per year on the number of
     tax-deferral        % Preferred OP Units, or distributions of $       per
     year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are
     offering are expected to be        , immediately following our offer, than
     the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3658

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3659

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $223.66 to $390.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 16,192 units (representing less than 38.25% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                             SHELTER PROPERTIES VI
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(a)        SPECTRUM(b)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter...................................    $310.00     $357.08       (c)         (c)
  Second Quarter..................................     329.75      390.00      $340.00     $340.00
  First Quarter...................................     225.00      360.00       250.00      332.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter..................................     270.00      335.00       312.00      365.00
  Third Quarter...................................     250.00      330.00       300.00      365.00
  Second Quarter..................................     246.38      315.00       280.00      340.00
  First Quarter...................................     223.66      285.00       250.00      302.00
Fiscal Year Ended December 31, 1996:
  Fourth Quarter..................................     210.00      285.00       245.00      285.00
  Third Quarter...................................     220.00      290.40           --          --
  Second Quarter..................................      10.00      252.00           --          --
  First Quarter...................................     137.00      230.00           --          --

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the

         3660

     first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.

(c)  Not yet published.

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Each of your partnership's properties was appraised in 1997 by an independent third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a requirement in your partnership's agreement of limited partnership. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial

         3661

     Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those reports was $3,400,000, for Rocky Creek Apartments; $3,150,000 for Carriage House Apartments; $14,300,000 for Birmingham Square Apartments; $12,300,000 for Foxfire Apartments/Barcelona Apartments; $14,300,000 for River Reach Apartments; and $5,500,000 for Village Garden Apartments. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with that estimate of your partnership's net asset value per unit as of October 31, 1997 was $639.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         3662

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and

         3663

local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect

         3664

the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3665

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

                 YOUR PARTNERSHIP                                         AIMCO OPERATING PARTNERSHIP

                                   Form of Organization and Assets Owned



Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under South Carolina law.                                    Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2023.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed for the purpose of          The purpose of the AIMCO Operating Partnership is to
acquiring existing apartment properties which offer the      conduct any business that may be lawfully conducted by
potential for appreciation in value and cash                 a limited partnership organized pursuant to the
distributions to the partners from operations. Subject       Delaware Revised Uniform Limited Partnership Act (as
to restrictions contained in your partnership's              amended from time to time, or any successor to such
agreement of limited partnership, your partnership may       statute) (the "Delaware Limited Partnership Act"),
perform all acts necessary, advisable or convenient to       provided that such business is to be conducted in a
the business of your partnership including borrowing         manner that permits AIMCO to be qualified as a REIT,
money and creating liens.                                    unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3666
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not less than 35,000 units for cash      time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner will not purchase or        funds or other assets to its subsidiaries or other
lease any real property from your partnership, borrow        persons in which it has an equity investment, and such
any funds from your partnership, or sell or lease any        persons may borrow funds from the AIMCO Operating
property to your partnership, either directly or             Partnership, on terms and conditions established in the
indirectly through an affiliate or any other                 sole and absolute discretion of the general partner. To
partnership in which a general partner has an interest,      the extent consistent with the business purpose of the
provided, however, that a general partner or an              AIMCO Operating Partnership and the permitted
affiliate may purchase property in their own name and        activities of the general partner, the AIMCO Operating
temporarily hold title thereto for your partnership or       Partnership may transfer assets to joint ventures,
any other purpose related to the business of your            limited liability companies, partnerships,
partnership, provided further that (1) the property is       corporations, business trusts or other business
purchased by your partnership for a price no greater         entities in which it is or thereby becomes a
than the cost of the property to a general partner or        participant upon such terms and subject to such
affiliate, (2) there is no difference in the interest        conditions consistent with the AIMCO Operating Part-
rates of the loans secured by the property at the time       nership Agreement and applicable law as the general
acquired by a general partner or affiliate and at the        partner, in its sole and absolute discretion, believes
time acquired by your partnership, and (3) neither the       to be advisable. Except as expressly permitted by the
general partner nor any affiliate receives any other         AIMCO Operating Partnership Agreement, neither the
economic advantage by reason of holding or having held       general partner nor any of its affiliates may sell,
title to the property. The general partner may not           transfer or convey any property to the AIMCO Operating
receive interest and other financing charges on loans        Partnership, directly or indirectly, except pursuant to
to your partnership in excess of the lesser of the           transactions that are determined by the general partner
rates currently being paid by a general partner or an        in good faith to be fair and reasonable.
affiliate for borrowed funds or two points over the
South Carolina National Bank prime interest rate, or
subject any asset of your partnership to a mortgage,
deed of trust or security interest as security for
repayment of a loan to your partnership by a general
partner or any affiliate or provide permanent financing
for any asset of your partnership. Subject to certain
exceptions, the general partner or an affiliate may
subject your partnership's property to a wrap-around or
all-inclusive note and mortgage or deed of trust,
except that no prepayment charge or penalty may be
required by a general partner or an affiliate on a loan
to your partnership secured by an all-inclusive trust
deed, mortgage or encumbrance on your partnership's
property, other than to the extent that such prepayment
charge or penalty is attributable to the underlying
encumbrance. In addition, your partnership will not
grant to a general partner or an affiliate an exclusive
right or an exclusive employment to sell your
partnership's properties. Your partnership may not
enter into any contract with a general partner or an
affiliate unless the contract provides that it may be

         3667
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

terminated by your partnership without penalty upon 60 days written notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money on behalf of your partnership. The           restrictions on borrowings, and the general partner has
general partner cannot, in connection with the               full power and authority to borrow money on behalf of
acquisition of properties, subject any property of your      the AIMCO Operating Partnership. The AIMCO Operating
partnership to one or more mortgages, deeds of trust         Partnership has credit agreements that restrict, among
and other security interests, so that the aggregate          other things, its ability to incur indebtedness. See
amount of indebtedness secured by mortgages, deeds of        "Risk Factors -- Risks of Significant Indebtedness" in
trust and other security interests to which all other        the accompanying Prospectus.
assets of your partnership are subject, immediately
after such action, is greater than 80% of the aggregate
amount of the purchase prices of such properties or, in
connection with the refinancing of a property, subject
a property to secured indebtedness exceeding 80% of the
value of such property. Except in connection with the
acquisition or improvement of properties or the
refinancing of previous obligations, the general
partner may not mortgage or subject to the encumbrance
of a mortgage, deed of trust or other security interest
substantially all of the assets of your partnership at
one time or from time to time without the approval of
limited partners holding a majority of the outstanding
units. The general partner also may not acquire a
property if any new permanent first mortgage financing
incurred for such purchase, including any "wrap-around"
or "all-inclusive" obligation, contains a provision for
a balloon payment due and payable prior to the earlier
of (1) 10 years from the date your partnership acquires
the property; or (2) two years beyond the anticipated
holding period of the property; provided that in no
event may the balloon payment become due sooner than
seven years from the date of acquisition of the
property, and any such mortgage must be amortizable
prior to maturity on a 20 to 40-year schedule. The
general partner may not allow any creditor who makes a
non-recourse loan to your partnership to have, or to
acquire at any time as a result of making such loan,
any direct or indirect interest in the profit, gain,
capital or other property of your partnership, other
than as a secured creditor.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, each partner has the right to receive by        with a statement of the purpose of such demand and at
mail, upon written request to your partnership and at        such OP Unitholder's own expense, to obtain a current
his cost, a list of the names and addresses of the           list of the name and last known business, residence or
limited partners and the number of units held by each        mailing address of the general partner and each other
of them, provided such request is for a purpose              OP Unitholder.
reasonably related to such limited partner's interest
in your partnership.

                               Management Control


Under your partnership's agreement of limited                All management powers over the business and affairs of
partnership, the general partner has complete and            the AIMCO Operating Partnership are vested in AIMCO-GP,
exclusive control over the management of your                Inc., which is the general partner. No OP Unitholder
partnership's business and affairs, and the limited          has any right to participate in or exercise control or
partners have no right to participate in the management      management power over the business and affairs of the
or conduct of your partnership's business or affairs         AIMCO Operating Partnership. The OP Unitholders have
nor any power or authority to act on behalf of your          the right to vote on certain matters described under
partnership in any respect whatsoever. Subject to            "Comparison of Ownership of Your Units and AIMCO OP
certain restrictions in your partnership's agreement of      Units -- Voting Rights" below. The general partner may
limited partnership, the general partner has the right,      not be removed by the OP Unitholders with or without
power and authority, on behalf of your partnership, and      cause.
in its name, to exercise all rights, powers and
authority of a partner of a partnership without limited      In addition to the powers granted a general partner of
partners under South Carolina partnership law. No            a limited partnership under applicable law or that are
limited partner (except one who may also be                  granted to the general partner under any other
                                                             provision of the AIMCO Operating

         3668
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

a general partner, and then only in his capacity as          Partnership Agreement, the general partner, subject to
general partner) may participate in or has any control       the other provisions of the AIMCO Operating Partnership
over your partnership's business or has any authority        Agreement, has full power and authority to do all
to act for or bind your partnership.                         things deemed necessary or desirable by it to conduct
                                                             the business of the AIMCO Operating Partnership, to
                                                             exercise all powers of the AIMCO Operating Partnership
                                                             and to effectuate the purposes of the AIMCO Operating
                                                             Partnership. The AIMCO Operating Partnership may incur
                                                             debt or enter into other similar credit, guarantee,
                                                             financing or refinancing arrangements for any purpose
                                                             upon such terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner is not liable to your       the AIMCO Operating Partnership Agreement, the general
partnership or the limited partners for any act or           partner is not liable to the AIMCO Operating
failure to act if such act or failure to act was             Partnership for losses sustained, liabilities incurred
performed in a manner determined by him or it in good        or benefits not derived as a result of errors in
faith to be within the scope of his or its authority         judgment or mistakes of fact or law of any act or
and to be in the best interest of your partnership, and      omission if the general partner acted in good faith.
if he or it was not guilty of negligence, misconduct or      The AIMCO Operating Partnership Agreement provides for
a breach of fiduciary obligations in such act or             indemnification of AIMCO, or any director or officer of
failure to act. In addition, your partnership will           AIMCO (in its capacity as the previous general partner
indemnify the general partner or its affiliates for any      of the AIMCO Operating Partnership), the general
act or failure to act as described above. Your               partner, any officer or director of general partner or
partnership will not furnish any indemnifications as to      the AIMCO Operating Partnership and such other persons
liabilities arising under federal securities laws. The       as the general partner may designate from and against
indemnification includes payment of reasonable               all losses, claims, damages, liabilities, joint or
attorney's fees or other expenses incurred in settling       several, expenses (including legal fees), fines,
any claims or liability or incurred in any finally           settlements and other amounts incurred in connection
adjudicated judicial proceedings, and expenses incurred      with any actions relating to the operations of the
by the removal of any liens affecting any property of        AIMCO Operating Partnership, as set forth in the AIMCO
the person to be indemnified. Indemnification will be        Operating Partnership Agreement. The Delaware Limited
made from assets of your partnership and no limited          Partnership Act provides that subject to the standards
partner will be personally liable to any person to be        and restrictions, if any, set forth in its partnership
indemnified.                                                 agreement, a limited partnership may, and shall have
                                                             the power to, indemnify and hold harmless any partner
                                                             or other person from and against any and all claims and
                                                             demands whatsoever. It is the position of the
                                                             Securities and Exchange Commission that indemnification
                                                             of directors and officers for liabilities arising under
                                                             the Securities Act is against public policy and is
                                                             unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and appoint a successor general partner upon a       affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning more than 50% of         partner may not be removed as general partner of the
the outstanding units. A general partner may resign,         AIMCO Operating Partnership by the OP Unitholders with
with the consent of a majority of the limited partners,      or without cause. Under the AIMCO Operating Partnership
if the general partner nominates a substitute general        Agreement, the general partner may, in its sole
partner whose admission will not terminate the status        discretion, prevent a transferee of an OP Unit from
of your partnership for federal income tax purposes. No      becoming a substituted limited partner pursuant to the
person may be admitted as a substitute general partner       AIMCO Operating Partnership Agreement. The general
unless: (1) such person agrees to become a substitute        partner may exercise this right of approval to deter,
general partner; (2) the limited partners holding more       delay or hamper attempts by persons to acquire a
than 50% of the outstanding units consent to the             controlling interest in the AIMCO Operating Partner-
admission of such person; and (3) such person executes       ship. Additionally, the AIMCO Operating Partnership
and acknowledges such instruments as the general             Agreement contains restrictions on the ability of OP
partner deems                                                Unitholders to

         3669
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

necessary or advisable, including a written acceptance       transfer their OP Units. See "Description of OP
and adoption of your partnership's agreement of limited      Units -- Transfers and Withdrawals" in the accompanying
partnership.                                                 Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representations, duties or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, for the benefit of the       Partnership Agreement require the consent of the
limited partners; (2) cures any ambiguity, corrects or       holders of a majority of the outstanding Common OP
supplements any provision which may be inconsistent          Units, excluding AIMCO and certain other limited
with any other provision, or makes any other provisions      exclusions (a "Majority in Interest"). Amendments to
with respect to matters or questions arising under your      the AIMCO Operating Partnership Agreement may be
partnership's agreement of limited partnership which         proposed by the general partner or by holders of a
will not be inconsistent with the provisions of your         Majority in Interest. Following such proposal, the
partnership's agreement of limited partnership; or (3)       general partner will submit any proposed amendment to
deletes or adds any provision required by applicable         the OP Unitholders. The general partner will seek the
law. No amendment may change your partnership to a           written consent of the OP Unitholders on the proposed
general partnership, extend your partnership's               amendment or will call a meeting to vote thereon. See
termination date beyond December 31, 2023, or change         "Description of OP Units -- Amendment of the AIMCO
the liability of the general partner or the limited          Operating Partnership Agreement" in the accompanying
liability of the limited partners. In addition, any          Prospectus.
amendment that alters the rights of the general partner
under your partnership's agreement of limited
partnership may not be made without the consent of the
general partner affected. Other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the outstanding units.

                             Compensation and Fees


The general partner of your partnership does not             The general partner does not receive compensation for
receive fees as compensation, but may receive                its services as general partner of the AIMCO Operating
reimbursement for expenses incurred in its capacity as       Partnership. However, the general partner is entitled
general partner.                                             to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3670
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, no limited partner is liable for the            negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or any other obligations       the AIMCO Operating Partnership's debts and
of your partnership. A limited partner will be liable        obligations, and liability of the OP Unitholders for
only to make his capital contribution and will not be        the AIMCO Operating Partnership's debts and obligations
required to lend any funds to your partnership or,           is generally limited to the amount of their invest-
after his capital contribution is paid, to make any          ment in the AIMCO Operating Partnership. However, the
further capital contribution to your partnership.            limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote such of its time to the business of        a general partner of a Delaware limited partnership to
your partnership as may be necessary to properly             adhere to fiduciary duty standards under which it owes
conduct the affairs of your partnership. The general         its limited partners the highest duties of good faith,
partner has a fiduciary responsibility for the               fairness and loyalty and which generally prohibit such
safekeeping and use of all funds and assets of your          general partner from taking any action or engaging in
partnership, whether or not in its immediate possession      any transaction as to which it has a conflict of
or control and may not employ or permit another to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership. The general partner         on behalf of the AIMCO Operating Partnership, a right
also may not commingle the funds of your partnership         of first opportunity arrangement and other conflict
with the funds of any other person. The general partner      avoidance agreements with various affiliates of the
and any of its affiliates and any of the limited             AIMCO Operating Partnership and the general partner, on
partners may acquire real properties for their own           such terms as the general partner, in its sole and
account, or engage in the acquisition, development,          absolute discretion, believes are advisable. The AIMCO
operation or management of real estate on behalf of          Operating Partnership Agreement expressly limits the
other partnerships, joint ventures, corporations or          liability of the general partner by providing that the
other business ventures formed by them or in which they      general partner, and its officers and directors will
may have an interest, including business ventures            not be liable or accountable in damages to the AIMCO
similar to, related to or in direct or indirect              Operating Partnership, the limited partners or
competition with any business of your partnership.           assignees for errors in judgment or mistakes of fact or
Neither your partnership nor any other partner has any       law or of any act or omission if the general partner or
right in or to such other business venture or income or      such director or officer acted in good faith. See
profits derived therefrom.                                   "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating

         3671
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS


     YOUR UNITS               PREFERRED OP UNITS              COMMON OP UNITS


                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
more than 50% of the outstanding         the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may:         Units will have the same voting          such as certain amendments and
(1) dissolve your partnership; (2)       rights as holders of the Common OP       termination of the AIMCO Operating
remove the general partner; (3)          Units. See "Description of OP            Partnership Agreement and certain
amend your partnership's agreement       Units" in the accompanying               transactions such as the
of limited partnership, subject to       Prospectus. So long as any               institution of bankruptcy
certain exceptions; (4) appoint a        Preferred OP Units are outstand-         proceedings, an assignment for the
substitute general partner; and (5)      ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale of        or consent of partners required by       transfers by the general partner of
all or substantially all of the          law or by the AIMCO Operating            its interest in the AIMCO Operating
assets of your partnership.              Partnership Agreement, the               Partnership or the admission of a
                                         affirmative vote or consent of           successor general partner.
A general partner may cause the          holders of at least 50% of the
dissolution of your partnership by       outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
being removed                            be necessary for effecting any
                                         amendment of any of the

         3672
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

from office, retiring or becoming        provisions of the Partnership Unit       ship Agreement, the general partner
insolvent. Your partnership will         Designation of the Preferred OP          has the power to effect the
not dissolve but will be continued       Units that materially and adversely      acquisition, sale, transfer,
by the limited partners if: (1) all      affects the rights or preferences        exchange or other disposition of
of the partners elect to continue        of the holders of the Preferred OP       any assets of the AIMCO Operating
the business of your partnership,        Units. The creation or issuance of       Partnership (including, but not
or (2) the remaining general             any class or series of partnership       limited to, the exercise or grant
partner elects to continue the           units, including, without                of any conversion, option,
business within 90 days following        limitation, any partnership units        privilege or subscription right or
one of the above events and              that may have rights senior or           any other right available in
nominates a substitute general           superior to the Preferred OP Units,      connection with any assets at any
partner whose admission will not         shall not be deemed to materially        time held by the AIMCO Operating
terminate the status of your             adversely affect the rights or           Partnership) or the merger,
partnership for federal income tax       preferences of the holders of            consolidation, reorganization or
purposes.                                Preferred OP Units. With respect to      other combination of the AIMCO
                                         the exercise of the above de-            Operating Partnership with or into
                                         scribed voting rights, each              another entity, all without the
                                         Preferred OP Units shall have one        consent of the OP Unitholders.
                                         (1) vote per Preferred OP Unit.
                                                                                  The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations will be made within 60        provided, however, that at any time      portion as the general partner may
days following the end of each           and from time to time on or after        in its sole and absolute discretion
fiscal quarter. The distributions        the fifth anniversary of the issue       determine, of Available Cash (as
payable to the partners are not          date of the Preferred OP Units, the      defined in the AIMCO Operating
fixed in amount and depend upon the      AIMCO Operating Partnership may          Partnership Agreement) generated by
operating results and net sales or       adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distribu-                                respect to distri-

         3673
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         tions in excess of cumulative            butions of Available Cash,
                                         distributions on the Preferred OP        distributions upon liquidation or
                                         Units. No interest, or sum of money      other distributions. See "Per Share
                                         in lieu of interest, shall be            and Per Unit Data" in the
                                         payable in respect of any                accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign all or      There is no public market for the        There is no public market for the
part of his units to any person if:      Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(1) such assignment, in the case of      Preferred OP Units are not listed        nership Agreement restricts the
an individual assignor, is not a         on any securities exchange. The          transferability of the OP Units.
fractional unit and, if assignor         Preferred OP Units are subject to        Until the expiration of one year
does not transfer all his                restrictions on transfer as set          from the date on which an OP
interests, such assignor and the         forth in the AIMCO Operating             Unitholder acquired OP Units,
assignee would not hold less than        Partnership Agreement.                   subject to certain exceptions, such
three units, except in limited                                                    OP Unitholder may not transfer all
circumstances and (2) the assignee       Pursuant to the AIMCO Operating          or any portion of its OP Units to
provides a written acceptance and        Partnership Agreement, until the         any transferee without the consent
adoption of your partnership's           expiration of one year from the          of the general partner, which
agreement of limited partnership.        date on which a holder of Preferred      consent may be withheld in its sole
No assignee may become a substitute      OP Units acquired Preferred OP           and absolute discretion. After the
limited partner unless such as-          Units, subject to certain                expiration of one year, such OP
signee executes a written                exceptions, such holder of               Unitholder has the right to
acceptance and adoption of your          Preferred OP Units may not transfer      transfer all or any portion of its
partnership's agreement of limited       all or any portion of its Pre-           OP Units to any person, subject to
partnership and pays all reason-         ferred OP Units to any transferee        the satisfaction of certain
able expenses connected to such          without the consent of the general       conditions specified in the AIMCO
assignment.                              partner, which consent may be            Operating Partnership Agreement,
                                         withheld in its sole and absolute        including the general partner's
                                         discretion. After the expiration of      right of first refusal. See
                                         one year, such holders of Preferred      "Description of OP Units --
                                         OP Units has the right to transfer       Transfers and Withdrawals" in the
                                         all or any portion of its Preferred      accompanying Prospectus.
                                         OP Units to any person, subject to
                                         the satisfaction of certain              After the first anniversary of
                                         conditions specified in the AIMCO        becoming a holder of Common OP
                                         Operating Partnership Agreement,         Units, an OP Unitholder has the
                                         including the general partner's          right, subject to the terms and
                                         right of first refusal.                  conditions of the AIMCO

         3674
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  Operating Partnership Agreement, to
                                         After a one-year holding period, a       require the AIMCO Operating
                                         holder may redeem Preferred OP           Partnership to redeem all or a
                                         Units and receive in exchange            portion of the Common OP Units held
                                         therefor, at the AIMCO Operating         by such party in exchange for a
                                         Partnership's option, (i) subject        cash amount based on the value of
                                         to the terms of any Senior Units,        shares of Class A Common Stock. See
                                         cash in an amount equal to the           "Description of OP
                                         Liquidation Preference of the            Units -- Redemption Rights" in the
                                         Preferred OP Units tendered for          accompanying Prospectus. Upon
                                         redemption, (ii) a number of shares      receipt of a notice of redemption,
                                         of Class I Cumulative Preferred          the AIMCO Operating Partnership
                                         Stock of AIMCO that pay an               may, in its sole and absolute
                                         aggregate amount of dividends yield      discretion but subject to the
                                         equivalent to the distributions on       restrictions on the ownership of
                                         the Preferred OP Units tendered for      Class A Common Stock imposed under
                                         redemption and are part of a class       AIMCO's charter and the transfer
                                         or series of preferred stock that        restrictions and other limitations
                                         is then listed on the New York           thereof, elect to cause AIMCO to
                                         Stock Exchange or another national       acquire some or all of the tendered
                                         securities exchange, or (iii) a          Common OP Units in exchange for
                                         number of shares of Class A Common       Class A Common Stock, based on an
                                         Stock of AIMCO that is equal in          exchange ratio of one share of
                                         Value to the Liquidation Preference      Class A Common Stock for each Com-
                                         of the Preferred OP Units tendered       mon OP Unit, subject to adjustment
                                         for redemption. The Preferred OP         as provided in the AIMCO Operating
                                         Units may not be redeemed at the         Partnership Agreement.
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3675

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3676

distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3677

OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3678

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3679

in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3680

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

                               PREFERRED OP UNITS
                            CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3681
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3682
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.
                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3683

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner does not receive an annual management fee but may receive reimbursement for expenses incurred in its capacity as general partner. The general partner of your partnership received fees and reimbursements totaling $184,000 in 1996, $220,000 in 1997, and $156,000 for the nine months ended July 31, 1998. The property manager received management fees of $497,000 in 1996, $511,000 in 1997 and $380,000 for the nine months ended July 31, 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3684

                                YOUR PARTNERSHIP

GENERAL

Shelter Properties VI was organized on August 3, 1983, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following six residential apartment complexes; Rocky Creek Apartments, a 120-unit complex in Augusta, Georgia; Carriage House Apartments, a 102-unit complex in Gastonia, North Carolina; Nottingham Square Apartments, a 442-unit complex in Des Moines, Iowa; Foxfire Apartments/Barcelona Apartments, a 354-unit complex in Durham, North Carolina; River Reach Apartments, a 298-unit complex in Jacksonville, Florida; and Village Garden Apartments, a 141-unit complex in Fort Collins, Colorado. The general partner of your partnership is Shelter Realty VI Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 42,314 units of limited partnership interest issued and outstanding, which were held of record by 3,058 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended October 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended January 31, 1998, April 30, 1998 and July 31, 1998; and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated March 22, 1984, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the third year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31,

         3685

     2023, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to your partnership or the limited partners for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner and any of its affiliates or your partnership's employees, against any claim or liability by or to any person other than your partnership, for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act, provided however, that your partnership will not furnish any indemnification as to liabilities arising under federal securities laws. The indemnification includes payment of reasonable attorney's fees or other expenses incurred in settling any claim or liability or incurred in any finally adjudicated judicial proceedings, and expenses incurred by the removal of any liens affecting any property of the person to be indemnified. Indemnification will be made from assets of your partnership and no limited partner will be personally liable to any person to be indemnified.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         3686

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
November 1, 1995 - October 31, 1995.........................    $   23.63
November 1, 1996 - October 31, 1996.........................
November 1, 1997 - October 31, 1997.........................        22.99
November 1, 1998 - July 31, 1998............................           --

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 35.83% interest in your partnership, including 42,314 units held by us and the interest held by Shelter Realty VI Corporation, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $152,091
1995........................................................     164,528
1996........................................................     184,000
1997........................................................     220,000
1998 (through July 31, 1998)................................     156,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $517,482
1995........................................................    540,383
1996........................................................    497,000
1997........................................................    511,000
1998 (through July 31, 1998)................................    380,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         3687

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of

         3688

AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Shelter Properties VI Limited Partnership appearing in Shelter Properties VI Limited Partnership Annual Report (Form 10-KSB) for the year ended October 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3689

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3690

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3691

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3692

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3693

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3694

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3695

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3696

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3697

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3698

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                   SHELTER PROPERTIES VII LIMITED PARTNERSHIP
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY      WE WILL ONLY ACCEPT A MAXIMUM OF   % OF THE
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR         YOU WILL NOT PAY ANY FEES OR COMMISSIONS IF
OFFER AND TO RENDER AN OPINION AS TO THE        YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                 OUR OFFER, YOUR WITHDRAWAL RIGHTS AND THE
                                                PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, your general partner estimated the net asset value of your units to be $636.00 per unit and an affiliate estimated the net liquidation value of your units to be $641.07 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3699

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Comparison Table.............................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP Units..   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Shelter
    Properties VII Limited Partnership.........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44

                                                  PAGE
                                                  ----
  Accounting Treatment.........................   S-44
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-55
STANGER ANALYSIS...............................   S-55
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-56
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-57
  Assumptions, Limitations and
    Qualifications.............................   S-57
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-65
DESCRIPTION OF PREFERRED OP UNITS..............   S-69
  General......................................   S-69
  Ranking......................................   S-69
  Distributions................................   S-69
  Allocation...................................   S-70
  Liquidation Preference.......................   S-70
  Redemption...................................   S-71
  Voting Rights................................   S-71
  Restrictions on Transfer.....................   S-71
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-72
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-74
CONFLICTS OF INTEREST..........................   S-77
  Conflicts of Interest with Respect to the
    Offer......................................   S-77
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-77
  Competition Among Properties.................   S-77

         3700

                                                  PAGE
                                                  ----
  Features Discouraging Potential Takeovers....   S-77
  Future Exchange Offers.......................   S-77
YOUR PARTNERSHIP...............................   S-78
  General......................................   S-78
  Additional Information Concerning Your
    Partnership................................   S-78
  Originally Anticipated Term of the
    Partnership................................   S-78
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-79
  Property Management..........................   S-79
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-79
  Distributions................................   S-80
  Beneficial Ownership of Interests in Your
    Partnership................................   S-80

                                                  PAGE
                                                  ----
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-80
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-81
LEGAL MATTERS..................................   S-82
EXPERTS........................................   S-82
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3701

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Shelter Properties VII Limited Partnership. For each unit that you tender,
     you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in Shelter Realty VII Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3702

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3703

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership paid distributions of $17.53 per unit for the fiscal year ended December 31, 1997. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3704

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $78.00 per unit to $388.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $636.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $641.07 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your

         3705

     partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that you retain a minimum of three units (except for units held by IRAs and Keogh Plans) if you are not tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However,

         3706

     we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3707

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3708

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $636.00 per unit and an affiliate of your general partner estimated the net liquidation value of your units to be $641.07 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $78.00 per unit to $388.00 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of

         3709

factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general

         3710

partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         3711

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         3712

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 22.73% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         3713

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3714

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         3715

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3716

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         3717

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................  $
Alternatives:
  Prices on secondary market................................  $78.00 to $388.00
  Estimated liquidation proceeds............................  $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         3718

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fees for its services as general partner but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements of $47,000 for the first six months of 1998. The property manager received management fees of $97,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Shelter Properties VII Limited Partnership was organized on October 29, 1984, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential

         3719

     capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Hickory Ridge Apartments, a 378-unit complex in Memphis, Tennessee and Governor's Park Apartments, a 188-unit complex in Ft. Collins, Colorado. The general partner of your partnership is Shelter Realty VII Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 17,343 units of limited partnership interest issued and outstanding, which were held of record by 1,463 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3720

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(A)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(B)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3721

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(A)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(B)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3722

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3723

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3724

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3725

  SUMMARY FINANCIAL INFORMATION OF SHELTER PROPERTIES VII LIMITED PARTNERSHIP

     The summary financial information of Shelter Properties VII Limited Partnership for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Shelter Properties VII Limited Partnership for the years ended December 31, 1997, 1996 and 1995 based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                   SHELTER PROPERTIES VII LIMITED PARTNERSHIP

                                                                FOR THE SIX MONTHS               FOR THE YEAR ENDED
                                                                  ENDED JUNE 30,                    DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
                                                                     )                      (in thousands, except unit data
OPERATING DATA:
Total Revenues............................................    $ 1,963        $ 1,815       $ 3,806     $ 3,687     $ 3,461
Net Income (Loss).........................................        224             84           123         220         (78)
Net Income (Loss) per limited partnership unit............      12.80           4.80          7.03       12.56       (4.46)
Distributions per limited partnership unit................         --          17.53         17.53          --          --

                                                                     JUNE 30,                       DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation..............    $11,401        $11,322       $11,541     $11,419     $11,665
Total Assets..............................................     12,854         12,733        12,742      13,084      12,960
Notes Payable.............................................     11,025         11,202        11,116      11,286      11,436
Partners' Capital (Deficit)...............................      1,387          1,124         1,163       1,344       1,125

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING         SHELTER PROPERTIES VII
                                                                       PARTNERSHIP             LIMITED PARTNERSHIP
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85       $               $17.53

         3726

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $78.00 per unit to $388.00 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $636.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, an affiliate of your general partner estimated the net liquidation value of your units to be $641.07 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

         3727

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

         3728

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the fiscal year ended December 31, 1997 were $17.53 per unit. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to be
       , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

         3729

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your

         3730

     partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 22.73% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. In July 1998, an affiliate of Insignia and now our affiliate, commenced a tender offer to acquire 6,000 units (representing approximately 34.60% of the number outstanding) at a cash purchase price of $450 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and

         3731

     your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

         3732

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3733

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3734

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you retain a minimum of three units (except for units held by IRAs and Keogh Plans) if you are not tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         3735

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3736

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3737

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3738

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3739

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3740

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3741

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3742

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

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     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in 44 of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory

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     damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

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                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3746

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3747

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3748

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such
Termination: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets of the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         3749

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                               1997 NET        CAPITALIZATION    GROSS PROPERTY
PROPERTY                                   OPERATING INCOME         RATE             VALUE
--------                                   ----------------    --------------    --------------
Hickory Ridge Apartments.................     $                         %          $
Governor's Park Apartments...............

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3750

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3751

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for the fiscal year ended December 31, 1997 were $17.53. This is equivalent to
     distributions of $       per year on the number of tax-deferral        %
     Preferred OP Units, or distributions of $       per year on the number of
     tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3752

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3753

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $78.00 to $388.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 4,382 units (representing approximately 25.3% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to June 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                   SHELTER PROPERTIES VII LIMITED PARTNERSHIP
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(A)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................   1$97.50..    $393.00
  Second Quarter............................................     300.00      388.00
  First Quarter.............................................     152.00      298.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................     254.33      254.33
  Third Quarter.............................................     230.03      230.03
  Second Quarter............................................     137.00      280.00
  First Quarter.............................................     170.00      250.39
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................     100.00      162.00
  Third Quarter.............................................      78.00      254.00
  Second Quarter............................................     118.00      118.00
  First Quarter.............................................      78.00      165.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         3754

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     Appraisals. Hickory Ridge Apartments and Governor's Park Apartments were appraised in January, 1998, and December, 1997, respectively, by an independent, third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a requirement in your partnership's agreement of limited partnership. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those appraisal reports was $12,700,000 for Hickory Ridge Apartments and $9,600,000 for Governor's Park Apartments. A copy of the summary of the appraisal has been filed as an exhibit to the AIMCO Operating Partnership's Tender Offer Statement on Schedule 14D-1 filed with the SEC.

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with a requirement in your partnership's agreement of limited partnership. That estimate of your partnership's net asset value per unit as of December 31, 1997 was $636.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of

         3755

     related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and

         3756

     equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting

         3757

     your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited

         3758

     partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3759

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.



          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under South Carolina law.                                    Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2024.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed for the purpose of          The purpose of the AIMCO Operating Partnership is to
acquiring existing apartment properties which offer the      conduct any business that may be lawfully conducted by
potential for appreciation in value and cash                 a limited partnership organized pursuant to the
distributions to the partners from operations. Subject       Delaware Revised Uniform Limited Partnership Act (as
to restrictions contained in your partnership's              amended from time to time, or any successor to such
agreement of limited partnership, your partnership may       statute) (the "Delaware Limited Partnership Act"),
perform all acts necessary, advisable or convenient to       provided that such business is to be conducted in a
the business of your partnership including borrowing         manner that permits AIMCO to be qualified as a REIT,
money and creating liens.                                    unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                             Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3760
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not less than 5,000 units for cash       time to the limited partners and to other persons, and
to selected persons who fulfill the requirements set         to admit such other persons as additional limited
forth in your partnership's agreement of limited             partners, on terms and conditions and for such capital
partnership. The capital contribution need not be equal      contributions as may be established by the general
for all limited partners and no action or consent is         partner in its sole discretion. The net capital
required in connection with the admission of any             contribution need not be equal for all OP Unitholders.
additional limited partners.                                 No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner may not purchase or         funds or other assets to its subsidiaries or other
lease any real property from your partnership, borrow        persons in which it has an equity investment, and such
any funds from your partnership, or sell or lease any        persons may borrow funds from the AIMCO Operating
property to your partnership, either directly or             Partnership, on terms and conditions established in the
indirectly through an affiliate or any other                 sole and absolute discretion of the general partner. To
partnership in which a general partner has an interest,      the extent consistent with the business purpose of the
provided, however, that a general partner or an              AIMCO Operating Partnership and the permitted
affiliate may purchase property in their own name and        activities of the general partner, the AIMCO Operating
temporarily hold title thereto for your partnership or       Partnership may transfer assets to joint ventures,
any other purpose related to the business of your            limited liability companies, partnerships,
partnership, provided further that (1) the property is       corporations, business trusts or other business
purchased by your partnership for a price no greater         entities in which it is or thereby becomes a
than the cost of the property to a general partner or        participant upon such terms and subject to such
affiliate, (2) there is no difference in the interest        conditions consistent with the AIMCO Operating Part-
rates of the loans secured by the property at the time       nership Agreement and applicable law as the general
acquired by a general partner or affiliate and at the        partner, in its sole and absolute discretion, believes
time acquired by your partnership, and (3) neither the       to be advisable. Except as expressly permitted by the
general partner nor any affiliate receives any other         AIMCO Operating Partnership Agreement, neither the
economic advantage by reason of holding or having held       general partner nor any of its affiliates may sell,
title to the property. The general partner may not           transfer or convey any property to the AIMCO Operating
receive interest and other financing charges on loans        Partnership, directly or indirectly, except pursuant to
to your partnership in excess of the lesser of the           transactions that are determined by the general partner
rates currently being paid by a general partner or an        in good faith to be fair and reasonable.
affiliate for borrowed funds or two points over the
South Carolina National Bank prime interest rate, or
subject any asset of your partnership to a mortgage,
deed of trust or security interest as security for
repayment of a loan to your partnership by a general
partner or any affiliate or provide permanent financing
for any assets of your partnership. Subject to certain
exceptions, the general partner or an affiliate may
subject your partnership's property to a wrap-around or
all-inclusive note and mortgage or deed of trust,
except that no prepayment charge or penalty may be
required by a general partner or an affiliate on a loan
to your partnership secured by an all-inclusive trust
deed, mortgage or encumbrance on your partnership's
property, other than to the extent that such prepayment
charge or penalty is attributable to the underlying
encumbrance. In addition, your partnership will not
grant to a general partner or an affiliate an exclusive
right or an exclusive employment to sell your
partnership's properties. Your partnership may not
enter into any contract with a general partner or an
affiliate unless the contract provides that it may be

         3761
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

terminated by your partnership without penalty upon 60 days written notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money on behalf of your partnership. The           restrictions on borrowings, and the general partner has
general partner cannot, in connection with the               full power and authority to borrow money on behalf of
acquisition of properties, subject any property of your      the AIMCO Operating Partnership. The AIMCO Operating
partnership to one or more mortgages, deeds of trust         Partnership has credit agreements that restrict, among
and other security interests, so that the aggregate          other things, its ability to incur indebtedness. See
amount of indebtedness secured by mortgages, deeds of        "Risk Factors -- Risks of Significant Indebtedness" in
trust and other security interests to which all other        the accompanying Prospectus.
assets of your partnership are subject, immediately
after such action, is greater than 80% of the aggregate
amount of the purchase prices of such properties or, in
connection with the refinancing of a property, subject
a property to secured indebtedness exceeding 80% of the
value of such property. Except in connection with the
acquisition or improvement of properties or the
refinancing of previous obligations, the general
partner may not mortgage or subject to the encumbrance
of a mortgage, deed of trust or other security interest
substantially all of the assets of your partnership at
one time or from time to time without the approval of
limited partners holding a majority of the outstanding
units. The general partner also may not obtain mortgage
financing on behalf of your partnership unless such
financing is fully amortizable in equal payments on a
schedule of not more than 30 years. Subject to certain
exceptions, all financing, including all-inclusive and
wrap-around loans and interest-only loans must provide
that no balloon payment may become due sooner than the
earlier of: (1) ten years from the date on which your
partnership acquires the property, or (2) two years
beyond the anticipated holding period of the property,
provided in such cases that a balloon payment may not
become due sooner than seven years from the date on
which your partnership acquires the property. The
general partner may not allow any creditor who makes a
non-recourse loan to your partnership to have, or to
acquire at any time as a result of making such loan,
any direct or indirect interest in the profit, gain,
capital or other property of your partnership, other
than as a secured creditor.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, each partner has the right to receive by        with a statement of the purpose of such demand and at
mail, upon written request to your partnership and at        such OP Unitholder's own expense, to obtain a current
his cost, a list of the names and addresses of the           list of the name and last known business, residence or
limited partners and the number of units held by each        mailing address of the general partner and each other
of them, provided such request is for a purpose              OP Unitholder.
reasonably related to such limited partner's interest
in your partnership.

                               Management Control


Under your partnership's agreement of limited                All management powers over the business and affairs of
partnership, the general partner has complete and            the AIMCO Operating Partnership are vested in AIMCO-GP,
exclusive control over the management of your                Inc., which is the general partner. No OP Unitholder
partnership's business and affairs, and the limited          has any right to participate in or exercise control or
partners have no right to participate in the management      management power over the business and affairs of the
or conduct of your partnership's business or affairs         AIMCO Operating Partnership. The OP Unitholders have
nor any power or authority to act on behalf of your          the right to vote on certain matters described under
partnership in any respect whatsoever. Subject to            "Comparison of Ownership of Your Units and AIMCO OP
certain restrictions in your partnership's agreement of      Units -- Voting Rights" below. The general partner may
limited partnership, the general partner has the right,      not be removed by the OP Unitholders with or without
power and authority, on behalf of your partnership, and      cause.
in its name, to exercise all rights, powers and
authority of a partner

         3762
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

of a partnership without limited partners under South        In addition to the powers granted a general partner of
Carolina partnership law. No limited partner (except         a limited partnership under applicable law or that are
one who may also be a general partner) may participate       granted to the general partner under any other
in or has any control over your partnership's business       provision of the AIMCO Operating Partnership Agreement,
or has any authority to act for or bind your                 the general partner, subject to the other provisions of
partnership.                                                 the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner is not liable to your       the AIMCO Operating Partnership Agreement, the general
partnership or the limited partners for act or any           partner is not liable to the AIMCO Operating
failure to act if such act or failure to act was             Partnership for losses sustained, liabilities incurred
performed in a manner determined by him or it in good        or benefits not derived as a result of errors in
faith to be within the scope of his or its authority         judgment or mistakes of fact or law of any act or
and to be in the best interest of your partnership, and      omission if the general partner acted in good faith.
if he or it was not guilty of negligence, misconduct or      The AIMCO Operating Partnership Agreement provides for
a breach of fiduciary obligations in such act or             indemnification of AIMCO, or any director or officer of
failure to act. In addition, your partnership will           AIMCO (in its capacity as the previous general partner
indemnify the general partner or its affiliates for any      of the AIMCO Operating Partnership), the general
act or failure to act as described above. Your               partner, any officer or director of general partner or
partnership will not furnish any indemnification as to       the AIMCO Operating Partnership and such other persons
liabilities arising under federal securities laws. The       as the general partner may designate from and against
indemnification includes payment of reasonable               all losses, claims, damages, liabilities, joint or
attorney's fees or other expenses incurred in settling       several, expenses (including legal fees), fines,
any claim or liability or incurred in any finally            settlements and other amounts incurred in connection
adjudicated judicial proceedings, and expenses incurred      with any actions relating to the operations of the
by the removal of any liens affecting any property of        AIMCO Operating Partnership, as set forth in the AIMCO
the person to be indemnified. Indemnification will be        Operating Partnership Agreement. The Delaware Limited
made from assets of your partnership and no limited          Partnership Act provides that subject to the standards
partner will be personally liable to any person to be        and restrictions, if any, set forth in its partnership
indemnified.                                                 agreement, a limited partnership may, and shall have
                                                             the power to, indemnify and hold harmless any partner
                                                             or other person from and against any and all claims and
                                                             demands whatsoever. It is the position of the
                                                             Securities and Exchange Commission that indemnification
                                                             of directors and officers for liabilities arising under
                                                             the Securities Act is against public policy and is
                                                             unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and appoint a successor general partner upon a       affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning more than 50% of         partner may not be removed as general partner of the
the outstanding units. A general partner may resign,         AIMCO Operating Partnership by the OP Unitholders with
with the consent of a majority of the limited partners,      or without cause. Under the AIMCO Operating Partnership
if: (1) the general partner nominates a substitute           Agreement, the general partner may, in its sole
general partner whose admission will not terminate the       discretion, prevent a transferee of an OP Unit from
status of your partnership for federal income tax            becoming a substituted limited partner pursuant to the
purposes, or (2) the general partner certifies that          AIMCO Operating Partnership Agreement. The general
your partnership's status for tax purposes will con-         partner may exercise this right of approval to deter,
tinue without the admission of such substitute general       delay or hamper attempts by persons to acquire a
partner. No person may be admitted as a substitute           controlling interest in the AIMCO Operating Partner-
general partner unless:

         3763
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

(1) the remaining general partner consents in writing        ship. Additionally, the AIMCO Operating Partnership
to the admission of such person; (2) such person agrees      Agreement contains restrictions on the ability of OP
to become a substitute general partner; (3) the limited      Unitholders to transfer their OP Units. See
partners holding more than 50% of the outstanding units      "Description of OP Units -- Transfers and Withdrawals"
consent to the admission of such person; and (4) such        in the accompanying Prospectus.
person executes and acknowledges such instruments as
the general partner deems necessary or advisable,
including a written acceptance and adoption of your
partnership's agreement of limited partnership.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representations, duties or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, for the benefit of the       Partnership Agreement require the consent of the
limited partners; (2) cures any ambiguity, corrects or       holders of a majority of the outstanding Common OP
supplements any provision which may be inconsistent          Units, excluding AIMCO and certain other limited
with any other provision, or makes any other provisions      exclusions (a "Majority in Interest"). Amendments to
with respect to matters or questions arising under your      the AIMCO Operating Partnership Agreement may be
partnership's agreement of limited partnership which         proposed by the general partner or by holders of a
will not be inconsistent with the provisions of your         Majority in Interest. Following such proposal, the
partnership's agreement of limited partnership; or (3)       general partner will submit any proposed amendment to
deletes or adds any provision required by applicable         the OP Unitholders. The general partner will seek the
law. No amendment may change your partnership to a           written consent of the OP Unitholders on the proposed
general partnership, extend your partnership's               amendment or will call a meeting to vote thereon. See
termination date beyond December 31, 2024, or change         "Description of OP Units -- Amendment of the AIMCO
the liability of the general partner or the limited          Operating Partnership Agreement" in the accompanying
liability of the limited partners. In addition, any          Prospectus.
amendment that alters the rights of the general partner
under your partnership's agreement of limited
partnership may not be made without the consent of the
general partner affected. Other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the outstanding units.

                             Compensation and Fees


Your general partner does not receive fees as                The general partner does not receive compensation for
compensation but may receive reimbursement for expenses      its services as general partner of the AIMCO Operating
incurred in such capacity.                                   Partnership. However, the general partner is entitled
                                                             to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3764
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, no limited partner is liable for the            negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or any other obligations       the AIMCO Operating Partnership's debts and
of your partnership. A limited partner will be liable        obligations, and liability of the OP Unitholders for
only to make his capital contribution and will not be        the AIMCO Operating Partnership's debts and obligations
required to lend any funds to your partnership or,           is generally limited to the amount of their invest-
after his capital contribution is paid, to make any          ment in the AIMCO Operating Partnership. However, the
further capital contribution to your partnership.            limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote such of its time to the business of        a general partner of a Delaware limited partnership to
your partnership as may be necessary to properly             adhere to fiduciary duty standards under which it owes
conduct the affairs of your partnership. The general         its limited partners the highest duties of good faith,
partner has a fiduciary responsibility for the               fairness and loyalty and which generally prohibit such
safekeeping and use of all funds and assets of your          general partner from taking any action or engaging in
partnership, whether or not in its immediate possession      any transaction as to which it has a conflict of
or control and may not employ or permit another to           interest. The AIMCO Operating Partnership Agreement
employ such funds or assets in any manner except for         expressly authorizes the general partner to enter into,
the benefit of your partnership. The general partner         on behalf of the AIMCO Operating Partnership, a right
also may not commingle the funds of your partnership         of first opportunity arrangement and other conflict
with the funds of any other person. The general partner      avoidance agreements with various affiliates of the
and any of its affiliates and any of the limited             AIMCO Operating Partnership and the general partner, on
partners may acquire real properties for their own           such terms as the general partner, in its sole and
account, or engage in the acquisition, development,          absolute discretion, believes are advisable. The AIMCO
operation or management of real estate on behalf of          Operating Partnership Agreement expressly limits the
other partnerships, joint ventures, corporations or          liability of the general partner by providing that the
other business ventures formed by them or in which they      general partner, and its officers and directors will
may have an interest, including business ventures            not be liable or accountable in damages to the AIMCO
similar to, related to or in direct or indirect              Operating Partnership, the limited partners or
competition with any business of your partnership.           assignees for errors in judgment or mistakes of fact or
Neither your partnership nor any other partner has any       law or of any act or omission if the general partner or
right in or to such other business venture or income or      such director or officer acted in good faith. See
profits derived therefrom.                                   "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         3765
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
more than 50% of the outstanding         the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may:         Units will have the same voting          such as certain amendments and
(1) dissolve your partnership; (2)       rights as holders of the Common OP       termination of the AIMCO Operating
remove the general partner; (3)          Units. See "Description of OP            Partnership Agreement and certain
amend your partnership's agreement       Units" in the accompanying               transactions such as the
of limited partnership, subject to       Prospectus. So long as any               institution of bankruptcy
certain exceptions; (4) appoint a        Preferred OP Units are outstand-         proceedings, an assignment for the
substitute general partner; and (5)      ing, in addition to any other vote       benefit of creditors and certain
approve or disap-                        or consent of partners required by       transfers by the general partner of
                                         law or by the                            its

         3766
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

prove the sale of all or                 AIMCO Operating Partnership Agree-       interest in the AIMCO Operating
substantially all of the assets of       ment, the affirmative vote or            Partnership or the admission of a
your partnership.                        consent of holders of at least 50%       successor general partner.
                                         of the outstanding Preferred OP
A general partner may cause the          Units will be necessary for              Under the AIMCO Operating Partner-
dissolution of your partnership by       effecting any amendment of any of        ship Agreement, the general partner
being removed from office, retiring      the provisions of the Partnership        has the power to effect the
or becoming insolvent. Your              Unit Designation of the Preferred        acquisition, sale, transfer,
partnership will not dissolve but        OP Units that materially and             exchange or other disposition of
will be continued by the limited         adversely affects the rights or          any assets of the AIMCO Operating
partners if: (1) all of the              preferences of the holders of the        Partnership (including, but not
partners elect to continue the           Preferred OP Units. The creation or      limited to, the exercise or grant
business of your partnership and         issuance of any class or series of       of any conversion, option,
appoint one or more substitute gen-      partnership units, including,            privilege or subscription right or
eral partners, or (2) the remaining      without limitation, any partner-         any other right available in
general partner elects to continue       ship units that may have rights          connection with any assets at any
the business within 90 days              senior or superior to the Preferred      time held by the AIMCO Operating
following one of the above events        OP Units, shall not be deemed to         Partnership) or the merger,
and nominates a substitute general       materially adversely affect the          consolidation, reorganization or
partner whose admission will not         rights or preferences of the             other combination of the AIMCO
terminate the status of your             holders of Preferred OP Units. With      Operating Partnership with or into
partnership for federal income tax       respect to the exercise of the           another entity, all without the
purposes, or certifies that your         above described voting rights, each      consent of the OP Unitholders.
partnership's tax status will con-       Preferred OP Units shall have one
tinue without the admission of such      (1) vote per Preferred OP Unit.          The general partner may cause the
substitute general partner.                                                       dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations will be made within 60        provided, however, that at any time      portion as the general partner may
days following the end of each           and from time to time on or after        in its sole and absolute discretion
fiscal quarter. The distributions        the fifth anniversary of the issue       determine, of Available Cash (as
payable to the partners are not          date of the Preferred OP Units, the      defined in the AIMCO Operating
fixed in amount and depend upon the      AIMCO Operating Partnership may          Partnership Agreement) generated by
operating results and net sales or       adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which                    interests in the AIMCO Operating
                                                                                  Partnership on such

         3767
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         ranks on a parity with its Class H       record date. Holders of any other
                                         Cumulative Preferred Stock. Such         Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign all or      There is no public market for the        There is no public market for the
part of his units to any person if:      Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(1) such assignment, in the case of      Preferred OP Units are not listed        nership Agreement restricts the
an individual assignor, is not a         on any securities exchange. The          transferability of the OP Units.
fractional unit and, if assignor         Preferred OP Units are subject to        Until the expiration of one year
does not transfer all his                restrictions on transfer as set          from the date on which an OP
interests, such assignor and the         forth in the AIMCO Operating             Unitholder acquired OP Units,
assignee would not hold less than        Partnership Agreement.                   subject to certain exceptions, such
three units, except in limited                                                    OP Unitholder may not transfer all
circumstances and (2) the assignee       Pursuant to the AIMCO Operating          or any portion of its OP Units to
provides a written acceptance and        Partnership Agreement, until the         any transferee without the consent
adoption of your partnership's           expiration of one year from the          of the general partner, which
agreement of limited partnership.        date on which a holder of Preferred      consent may be withheld in its sole
No assignee may become a substitute      OP Units acquired Preferred OP           and absolute discretion. After the
limited partner unless such as-          Units, subject to certain                expiration of one year, such OP
signee executes a written                exceptions, such holder of               Unitholder has the right to
acceptance and adoption of your          Preferred OP Units may not transfer      transfer all or any portion of its
partnership's agreement of limited       all or any portion of its Pre-           OP Units to any person, subject to
partnership and pays all reason-         ferred OP Units to any transferee        the satisfaction of certain
able expenses connected to such          without the consent of the general       conditions specified in the AIMCO
assignment.                              partner, which consent may be            Operating Partnership Agreement,
                                         withheld in its sole and absolute        including the general partner's
                                         discretion. After the expiration of      right of first refusal. See
                                         one year, such holders of Preferred      "Description of OP Units --

         3768
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         OP Units has the right to transfer       Transfers and Withdrawals" in the
                                         all or any portion of its Preferred      accompanying Prospectus.
                                         OP Units to any person, subject to
                                         the satisfaction of certain              After the first anniversary of
                                         conditions specified in the AIMCO        becoming a holder of Common OP
                                         Operating Partnership Agreement,         Units, an OP Unitholder has the
                                         including the general partner's          right, subject to the terms and
                                         right of first refusal.                  conditions of the AIMCO Operating
                                                                                  Partnership Agreement, to require
                                         After a one-year holding period, a       the AIMCO Operating Partnership to
                                         holder may redeem Preferred OP           redeem all or a portion of the
                                         Units and receive in exchange            Common OP Units held by such party
                                         therefor, at the AIMCO Operating         in exchange for a cash amount based
                                         Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3769

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3770

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3771

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3772

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3773

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3774

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3775
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3776
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.
                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3777

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive an annual management fee but may receive reimbursement for expenses incurred in its capacity as general partner. The general partner of your partnership received fees and reimbursements totaling $97,000 in 1996, $136,000 in 1997 and $47,000 for expenses for the first six months of 1998. The property manager received $182,000 in 1996, $184,000 in 1997 and $97,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3778

                                YOUR PARTNERSHIP

GENERAL

     Shelter Properties VII Limited Partnership was organized on October 29, 1984, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Hickory Ridge Apartments, a 378-unit complex in Memphis, Tennessee and Governor's Park Apartments, a 188-unit complex in Ft. Collins, Colorado. The general partner of your partnership is Shelter Realty VII Corporation, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 17,343 units issued and outstanding, which were held of record by 1,463 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated March 18, 1985, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that prior partnerships sponsored by affiliates of the general partner had, on average, begun selling their properties during the third year after the investments were made and had sold all of their properties after eight years of ownership. The prospectus further stated, however, that the general partner was unable to predict how long the partnership would remain invested in the properties and that the partnership acquired such properties for investment rather than resale. In any event, according to the prospectus, the general partner anticipated that a disposition of the properties would depend on, among other things, the current real estate and money markets, economic climate and income tax consequences to the limited partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2024, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         3779

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to your partnership or the limited partners for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest."

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner and any of its affiliates or your partnership's employees, against any claim or liability by or to any person other than your partnership, for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act, provided however, that your partnership will not furnish any indemnification as to liabilities arising under federal securities laws. The indemnification includes payment of reasonable attorney's fees or other expenses incurred in settling any claim or liability or incurred in any finally adjudicated judicial proceedings, and expenses incurred by the removal of any liens affecting any property of the person to be indemnified. Indemnification will be made from assets of your partnership and no limited partner will be personally liable to any person to be indemnified.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

         3780

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................      17.30
January 1, 1998 - June 30, 1998.............................       0.00

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 22.95% interest in your partnership as general partner of your partnership, including 18,592 units held by us and the interest held by Shelter Realty VII Corporation, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,
(ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $ 54,614
1995........................................................      67,708
1996........................................................      97,000
1997........................................................     136,000
1998 (through June 30)......................................      47,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $164,638
1995........................................................    171,277
1996........................................................    182,000
1997........................................................    184,000
1998 (through June 30)......................................     97,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         3781

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         3782

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Shelter Properties VII Limited Partnership appearing in Shelter Properties VII Limited Partnership Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3783

                                   APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3784

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3785

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3786

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3787

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3788

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3789

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3790

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3791

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3792

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                 SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in an apartment project to holding an interest in our large portfolio of properties. In the future, the apartment project owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3793

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP Units..   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Springhill
    Lake Investors Limited Partnership.........   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43

                                                  PAGE
                                                  ----
  Accounting Treatment.........................   S-43
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-52
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-54
  Assumptions, Limitations and
    Qualifications.............................   S-54
  Compensation and Material Relationships......   S-55
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-56
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-61
DESCRIPTION OF PREFERRED OP UNITS..............   S-65
  General......................................   S-65
  Ranking......................................   S-65
  Distributions................................   S-65
  Allocation...................................   S-66
  Liquidation Preference.......................   S-66
  Redemption...................................   S-67
  Voting Rights................................   S-67
  Restrictions on Transfer.....................   S-67
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-68
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-70
CONFLICTS OF INTEREST..........................   S-73
  Conflicts of Interest with Respect to the
    Offer......................................   S-73
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-73
  Competition Among Properties.................   S-73
  Features Discouraging Potential Takeovers....   S-73
  Future Exchange Offers.......................   S-73

         3794

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-74
  General......................................   S-74
  Additional Information Concerning Your
    Partnership................................   S-74
  Termination of Your Partnership..............   S-74
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-75
  Property Management..........................   S-75
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-75
  Distributions................................   S-75
  Beneficial Ownership of Interests in Your
    Partnership................................   S-75
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-76

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-76
LEGAL MATTERS..................................   S-77
EXPERTS........................................   S-77
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3795

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Springhill Lake Investors Limited Partnership. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired an indirect interest in and control over Three Winthrop Properties, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3796

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3797

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership did not pay any distributions for the six months ended June 30, 1998. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in an apartment project to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3798

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales
     prices for your units have ranged from $       per unit to $       per unit
     from January 1, 1997 to September 30, 1998. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         3799

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A:   You may tender any or all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3800

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3801

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired an indirect interest in and control of the general partner of your partnership and a majority ownership interest in the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3802

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe
that sales prices for your units have ranged from $       per unit to $
per unit from January 1, 1997 through September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         3803

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages an apartment project to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         3804

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         3805

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         3806

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired an indirect interest in and control of the general partner of your partnership and a majority ownership interest in the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 37.2% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3807

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         3808

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         3809

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         3810

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         3811

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have an indirect interest in and control over your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $      to $
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

         3812

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to $10,000 and may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $137,000 for the first six months of 1998. The property manager received management fees of $368,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's apartment complex and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Springhill Lake Investors Limited Partnership was organized on December 28, 1984, under the laws of the State of Maryland. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of an ownership interest in an apartment project, located in Greenbelt, Maryland, that consists of 2,899 apartment and townhouse units and an eight-store shopping center. The general partner of your partnership is Three Winthrop Properties, Inc., and we have an indirect interest in and control over your

         3813

     general partner. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the apartment project owned by your partnership. As of March 15, 1998, there were 649 units of limited partnership interest issued and outstanding, which were held of record by 433 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3814

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3815

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3816

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3817

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3818

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3819

 SUMMARY FINANCIAL INFORMATION OF SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP

     The summary financial information of Springhill Lake Investors Limited Partnership for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Springhill Lake Investors Limited Partnership for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                 SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP

                                                              FOR THE SIX MONTHS               FOR THE YEAR
                                                                ENDED JUNE 30,              ENDED DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
                                                                     )                (IN THOUSANDS, EXCEPT UNIT DATA
OPERATING DATA:
Total Revenues..............................................  $12,526     $12,375     $25,218     $24,471     $23,468
Net Income (Loss)...........................................      552         167         406        (692)     (1,161)
Net Income (Loss) per limited partnership unit..............      807         245         594      (1,013)     (1,699)
Distributions per limited partnership unit..................       --          --          --       1,630       2,000

                                                                   JUNE 30,                    DECEMBER 31,
                                                              -------------------     -------------------------------
                                                               1998        1997        1997        1996        1995
                                                              -------     -------     -------     -------     -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $53,351     $54,509     $54,093     $55,682     $55,662
Total Assets................................................   62,330      62,237      62,627      63,629      64,180
Notes Payable...............................................   57,807      59,052      58,498      59,684      60,867
Partners' Capital (Deficit).................................     (805)     (1,597)     (1,357)     (1,763)         42

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING        SPRINGHILL LAKE INVESTORS
                                                                       PARTNERSHIP             LIMITED PARTNERSHIP
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85       $    0.00         $0.00

         3820

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership,
we believe that sales prices for your units have ranged from $       per unit to
$       per unit from January 1, 1997 to September 30, 1998. However, we do not
believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's property may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's property, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's property by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         3821

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages an apartment project. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

         3822

     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00 per unit. Therefore, distributions with respect to the Preferred OP
Units and Common OP Units that we are offering are expected to be        ,
immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

         3823

     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The managing general partner of your partnership is Three Winthrop Properties, Inc. Insignia Financial Group, Inc. owns the Class B stock of Three Winthrop Properties, Inc. and, through by-law provisions, controls your general partner of your partnership. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the property owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 37.2% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and

         3824

     increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     On February 1, 1995, Aquarius Acquisition, L.P., which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $36,400 per unit and purchased 216.65 units in March, 1995.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to

         3825

     continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3826

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3827

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that you tender a minimum of 1/2 units, unless the general partner consents or such interest constitutes all of your units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

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     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

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  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3830

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3831

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns an indirect interest in and controls the general partner of your partnership and thereby controls the

         3832

     management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership

         3833

     shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options

         3834

     to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business,
     (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3835

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 1.0 units in your partnership have been transferred during the nine months ended September 30, 1998 (representing approximately 0.15% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3836

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         3837

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3838

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3839

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3840

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3841

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated the property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
                  PROPERTY                   OPERATING INCOME        RATE            VALUE
                  --------                   ----------------   --------------   --------------
  Springhill Lake Apartments...............  $                            %      $

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3842

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has an indirect ownership interest in and controls the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3843

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , and current annualized distributions with respect to
     the Common OP Units are $2.25. This is equivalent to distributions of
     $       per year on the number of tax-deferral        % Preferred OP Units,
     or distributions of $       per year on the number of tax deferral Common
     OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998 were $0.00. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3844

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3845

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................  $
Alternatives:
  Prices on secondary market................................  $                   to $
  Estimated liquidation proceeds............................  $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1998 to September 30, 1998 an aggregate of 1 unit (representing less than 0.15% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                 SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                      AS REPORTED BY
                                                                  THE GENERAL PARTNER(a)
                                                              -------------------------------
                                                                LOW SALES        HIGH SALES
                                                                  PRICE            PRICE
                                                                 PER UNIT         PER UNIT
                                                              --------------   --------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................  $    23,500.00   $    23,500.00
  Second Quarter............................................     No Activity      No Activity
  First Quarter.............................................     No Activity      No Activity
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................   Not Available    Not Available
  Third Quarter.............................................   Not Available    Not Available
  Second Quarter............................................   Not Available    Not Available
  First Quarter.............................................   Not Available    Not Available
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................   Not Available    Not Available
  Third Quarter.............................................   Not Available    Not Available
  Second Quarter............................................   Not Available    Not Available
  First Quarter.............................................   Not Available    Not Available

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         3846

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed

         3847

     by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

         3848

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure

         3849

     and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3850

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

       YOUR PARTNERSHIP                        AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Maryland law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Flow (as defined in your                  of the AIMCO Operating Partnership's agreement of
partnership's agreement of limited partnership). The         limited partnership (the "AIMCO Operating Partnership
termination date of your partnership is December 31,         Agreement") or as provided by law. See "Description of
2035.                                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire a general        The purpose of the AIMCO Operating Partnership is to
partner interest in the operating partnership, to hold,      conduct any business that may be lawfully conducted by
own, maintain, sell, transfer, convey, exchange,             a limited partnership organized pursuant to the
otherwise dispose of and deal in or with such                Delaware Revised Uniform Limited Partnership Act (as
partnership interest and in connection therewith to          amended from time to time, or any successor to such
exercise all of the powers of a general partner in the       statute) (the "Delaware Limited Partnership Act"),
operating partnership, and further invest in the assets      provided that such business is to be conducted in a
of your partnership in interim short-term investments        manner that permits AIMCO to be qualified as a REIT,
as authorized by your partnership's agreement of             unless AIMCO ceases to qualify as a REIT. The AIMCO
limited partnership. Subject to restrictions contained       Operating Partnership is authorized to perform any and
in your partnership's agreement of limited partnership,      all acts for the furtherance of the purposes and
your partnership may perform all acts necessary,             business of the AIMCO Operating Partnership, provided
advisable or convenient to the business of your              that the AIMCO Operating Partnership may not take, or
partnership, including borrowing money and creating          refrain from taking, any action which, in the judgment
liens.                                                       of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating Partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3851
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership was authorized       The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling not more than 649 units for cash         time to the limited partners and to other persons, and
and notes to selected persons who fulfill the                to admit such other persons as additional limited
requirements set forth in your partnership's agreement       partners, on terms and conditions and for such capital
of limited partnership. The capital contribution need        contributions as may be established by the general
not be equal for all limited partners and no action or       partner in its sole discretion. The net capital
consent is required in connection with the admission of      contribution need not be equal for all OP Unitholders.
any additional limited partners.                             No action or consent by the OP Unitholders is required
                                                             in connection with the admission of any additional OP
                                                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Your partnership's agreement of limited partnership          The AIMCO Operating Partnership may lend or contribute
specifies certain transactions that your partnership         funds or other assets to its subsidiaries or other
has entered into with the general partner or its             persons in which it has an equity investment, and such
affiliates. Your partnership may borrow funds from the       persons may borrow funds from the AIMCO Operating
general partner.                                             Partnership, on terms and conditions established in the
                                                             sole and absolute discretion of the general partner. To
                                                             the extent consistent with the business purpose of the
                                                             AIMCO Operating Partnership and the permitted
                                                             activities of the general partner, the AIMCO Operating
                                                             Partnership may transfer assets to joint ventures,
                                                             limited liability companies, partnerships,
                                                             corporations, business trusts or other business
                                                             entities in which it is or thereby becomes a
                                                             participant upon such terms and subject to such
                                                             conditions consistent with the AIMCO Operating Part-
                                                             nership Agreement and applicable law as the general
                                                             partner, in its sole and absolute discretion, believes
                                                             to be advisable. Except as expressly permitted by the
                                                             AIMCO Operating Partnership Agreement, neither the
                                                             general partner nor any of its affiliates may sell,
                                                             transfer or convey any property to the AIMCO Operating
                                                             Partnership, directly or indirectly, except pursuant to
                                                             transactions that are determined by the general partner
                                                             in good faith to be fair and reasonable.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and issue evidences of indebtedness in       restrictions on borrowings, and the general partner has
furtherance of any or all of the purposes of your            full power and authority to borrow money on behalf of
partnership and to secure the same by mortgage, pledge       the AIMCO Operating Partnership. The AIMCO Operating
or other lien on any of the assets of your partnership.      Partnership has credit agreements that restrict, among
The general partner may also borrow money on the             other things, its ability to incur indebtedness. See
general credit of your partnership for use in your           "Risk Factors -- Risks of Significant Indebtedness" in
partnership's business and to take any action and enter      the accompanying Prospectus.
into any agreements which may be necessary or advisable
in connection therewith. The general partner may
decrease or increase the mortgage secured by your
partnership's interests in the operating partnership,
at or before the acquisition of your partnership's
properties and may refinance the mortgage at any time
thereafter.

         3852
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage the business of your               the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership, to bind your partnership by its sole            Inc., which is the general partner. No OP Unitholder
signature and to take any action it deems necessary in       has any right to participate in or exercise control or
connection with the business of your partnership.            management power over the business and affairs of the
Limited partners have no authority or right to act for       AIMCO Operating Partnership. The OP Unitholders have
or on behalf of your partnership or participate in or        the right to vote on certain matters described under
have any control over your partnership's business,           "Comparison of Ownership of Your Units and AIMCO OP
except as required by law.                                   Units -- Voting Rights" below. The general partner may
                                                             not be removed by the OP Unitholders with or without
                                                             cause.

                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership is      the AIMCO Operating Partnership Agreement, the general
not liable, responsible or accountable for damages or        partner is not liable to the AIMCO Operating
otherwise to any limited partner for any act performed       Partnership for losses sustained, liabilities incurred
within the scope of the authority conferred by your          or benefits not derived as a result of errors in
partnership's agreement of limited partnership, except       judgment or mistakes of fact or law of any act or
for acts of fraud, negligence or willful misconduct. In      omission if the general partner acted in good faith.
addition, your partnership will indemnify the general        The AIMCO Operating Partnership Agreement provides for
partner for any act or omission which it reasonably          indemnification of AIMCO, or any director or officer of
believed was performed or omitted by it within the           AIMCO (in its capacity as the previous general partner
scope of the authority conferred upon it by your             of the AIMCO Operating Partnership), the general
partnership's agreement of limited partnership. Any          partner, any officer or director of general partner or
indemnity will be paid from, and only to the extent of,      the AIMCO Operating Partnership and such other persons
your partnership's assets.                                   as the general partner may designate from and against
                                                             all losses, claims, damages, liabilities, joint or
                                                             several, expenses (including legal fees), fines,
                                                             settlements and other amounts incurred in connection
                                                             with any actions relating to the operations of the
                                                             AIMCO Operating Partnership, as set forth in the AIMCO
                                                             Operating Partnership Agreement. The Delaware Limited
                                                             Partnership Act provides that

         3853
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             subject to the standards and restrictions, if any, set
                                                             forth in its partnership agreement, a limited
                                                             partnership may, and shall have the power to, indemnify
                                                             and hold harmless any partner or other person from and
                                                             against any and all claims and demands whatsoever. It
                                                             is the position of the Securities and Exchange Commis-
                                                             sion that indemnification of directors and officers for
                                                             liabilities arising under the Securities Act is against
                                                             public policy and is unenforceable pursuant to Section
                                                             14 of the Securities Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. A general partner         partner may not be removed as general partner of the
may withdraw voluntarily from your partnership only if       AIMCO Operating Partnership by the OP Unitholders with
another general partner remains. The general partner         or without cause. Under the AIMCO Operating Partnership
may admit any person as an additional or substitute          Agreement, the general partner may, in its sole
general partner if the consent of the limited partners       discretion, prevent a transferee of an OP Unit from
holding a majority of the outstanding units is               becoming a substituted limited partner pursuant to the
obtained. A limited partner may substitute a transferee      AIMCO Operating Partnership Agreement. The general
of his units in such limited partner's place without         partner may exercise this right of approval to deter,
the consent of the general partner, subject to certain       delay or hamper attempts by persons to acquire a
conditions.                                                  controlling interest in the AIMCO Operating Partner-
                                                             ship. Additionally, the AIMCO Operating Partnership
                                                             Agreement contains restrictions on the ability of OP
                                                             Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) cures         the general partner may, without the consent of the OP
any ambiguity, corrects or supplements any provision         Unitholders, amend the AIMCO Operating Partnership
which may be inconsistent with any other provision or        Agreement, amendments to the AIMCO Operating
(2) deletes or adds any provision required by any            Partnership Agreement require the consent of the
applicable law. No amendment which adversely affects         holders of a majority of the outstanding Common OP
the rights or liabilities of a partner may be adopted        Units, excluding AIMCO and certain other limited
without the consent of the affected partner. Amendments      exclusions (a "Majority in Interest"). Amendments to
which increase the amount of the capital contributions       the AIMCO Operating Partnership Agreement may be
of the limited partners, extend the term of your             proposed by the general partner or by holders of a
partnership, change the method or accelerate the date        Majority in Interest. Following such proposal, the
of payment of the capital contribution or otherwise          general partner will submit any proposed amendment to
increase the liability of the limited partners, affect       the OP Unitholders. The general partner will seek the
the right of the limited partners as to allocation and       written consent of the OP Unitholders on the proposed
distributions or amend the amendment provisions require      amendment or will call a meeting to vote thereon. See
the approval of all of the limited partners. All other       "Description of OP Units -- Amendment of the AIMCO
amendments require the consent of the general partner        Operating Partnership Agreement" in the accompanying
and the limited partners holding a majority of the           Prospectus.
outstanding units.

                             Compensation and Fees


The general partner of your partnership receives an          The general partner does not receive compensation for
annual fee of $10,000 for its services as general            its services as general partner of the AIMCO Operating
partner of your partnership but may receive                  Partnership. However, the general partner is entitled
reimbursement for expenses incurred in such capacity.        to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3854
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not liable for the         negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or obligations of your         the AIMCO Operating Partnership's debts and
partnership. A limited partner is liable only to make        obligations, and liability of the OP Unitholders for
payment of his capital contribution and interest             the AIMCO Operating Partnership's debts and obligations
thereon, as and when due under your partnership's            is generally limited to the amount of their invest-
agreement of limited partnership. After his capital          ment in the AIMCO Operating Partnership. However, the
contribution is fully paid, no limited partner will be       limitations on the liability of limited partners for
required to make any further capital contributions or        the obligations of a limited partnership have not been
lend any funds to your partnership, except as required       clearly established in some states. If it were
by applicable law.                                           determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner must diligently and         partnership agreement, Delaware law generally requires
faithfully devote such of its time to the business of        a general partner of a Delaware limited partnership to
your partnership as may be necessary to conduct such         adhere to fiduciary duty standards under which it owes
business and must at all times act in a fiduciary            its limited partners the highest duties of good faith,
manner toward your partnership and the limited               fairness and loyalty and which generally prohibit such
partners.                                                    general partner from taking any action or engaging in
                                                             any transaction as to which it has a conflict of
                                                             interest. The AIMCO Operating Partnership Agreement
                                                             expressly authorizes the general partner to enter into,
                                                             on behalf of the AIMCO Operating Partnership, a right
                                                             of first opportunity arrangement and other conflict
                                                             avoidance agreements with various affiliates of the
                                                             AIMCO Operating Partnership and the general partner, on
                                                             such terms as the general partner, in its sole and
                                                             absolute discretion, believes are advisable. The AIMCO
                                                             Operating Partnership Agreement expressly limits the
                                                             liability of the general partner by providing that the
                                                             general partner, and its officers and directors will
                                                             not be liable or accountable in damages to the AIMCO
                                                             Operating Partnership, the limited partners or
                                                             assignees for errors in judgment or mistakes of fact or
                                                             law or of any act or omission if the general partner or
                                                             such director or officer acted in good faith. See
                                                             "Description of OP Units -- Fiduciary Responsibilities"
                                                             in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             consid-

         3855
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             ered a "publicity traded partnership", in which case
                                                             income and loss from the AIMCO Operating Partnership
                                                             can only be offset against other income and loss from
                                                             the AIMCO Operating Partnership). Income of the AIMCO
                                                             Operating Partnership, however, attributable to
                                                             dividends from the Management Subsidiaries (as defined
                                                             below) or interest paid by the Management Subsidiaries
                                                             does not qualify as passive activity income and cannot
                                                             be offset against losses from "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS               PREFERRED OP UNITS             COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; approve the admission of a      Preferred OP Units are outstand-         proceedings, an assignment for the
substituted general partner;             ing, in addition to any other vote       benefit of creditors and certain
approve or disapprove the sale in        or consent of partners required by       transfers by the general partner of
single                                   law or by the                            its

         3856
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

sale or a series of sales which are      AIMCO Operating Partnership Agree-       interest in the AIMCO Operating
part of single transaction of            ment, the affirmative vote or            Partnership or the admission of a
substantially all of the assets of       consent of holders of at least 50%       successor general partner.
your partnership and terminate the       of the outstanding Preferred OP
employment of an affiliate of your       Units will be necessary for              Under the AIMCO Operating Partner-
general partner.                         effecting any amendment of any of        ship Agreement, the general partner
                                         the provisions of the Partnership        has the power to effect the
A general partner may cause the          Unit Designation of the Preferred        acquisition, sale, transfer,
dissolution of your partnership by       OP Units that materially and             exchange or other disposition of
retiring. In such event, your            adversely affects the rights or          any assets of the AIMCO Operating
partnership may be continued by the      preferences of the holders of the        Partnership (including, but not
remaining general partner if, in         Preferred OP Units. The creation or      limited to, the exercise or grant
the opinion of counsel to your           issuance of any class or series of       of any conversion, option,
partnership, such election would         partnership units, including,            privilege or subscription right or
not jeopardize your partnership's        without limitation, any partner-         any other right available in
status as a partnership for tax          ship units that may have rights          connection with any assets at any
purposes. If no general partner          senior or superior to the Preferred      time held by the AIMCO Operating
remains, your partnership may            OP Units, shall not be deemed to         Partnership) or the merger,
continue if, within ninety days of       materially adversely affect the          consolidation, reorganization or
the retirement, the limited              rights or preferences of the             other combination of the AIMCO
partners holding more than 50% of        holders of Preferred OP Units. With      Operating Partnership with or into
the units elect a substitute             respect to the exercise of the           another entity, all without the
general partner who is willing to        above described voting rights, each      consent of the OP Unitholders.
continue your partnership.               Preferred OP Units shall have one
                                         (1) vote per Preferred OP Unit.          The general partner may cause the
                                                                                  dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Cash Available          $      per Preferred OP Unit;            tribute quarterly all, or such
Flow will be made at such                provided, however, that at any time      portion as the general partner may
reasonable intervals during the          and from time to time on or after        in its sole and absolute discretion
fiscal year as is determined by          the fifth anniversary of the issue       determine, of Available Cash (as
your general partner and in any          date of the Preferred OP Units, the      defined in the AIMCO Operating
event will be made sixty days after      AIMCO Operating Partnership may          Partnership Agreement) generated by
the close of each fiscal year. The       adjust the annual distribution rate      the AIMCO Operating Partnership
distributions payable to the             on the Preferred OP Units to the         during such quarter to the general
partners are not fixed in amount         lower of (i)     % plus the annual       partner, the special limited
and depend upon the operating            interest rate then applicable to         partner and the holders of Common
results and net sales or                 U.S. Treasury notes with a maturity      OP Units on the record date
refinancing proceeds available from      of five years, and (ii) the annual       established by the general partner
the disposition of your                  dividend rate on the most recently       with respect to such quarter, in
partnership's assets.                    issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which                    interests in the AIMCO Operating
                                                                                  Partnership on such

         3857
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         ranks on a parity with its Class H       record date. Holders of any other
                                         Cumulative Preferred Stock. Such         Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) the          Preferred OP Units and the               OP Units. The AIMCO Operating Part-
 general partner consents to the         Preferred OP Units are not listed        nership Agreement restricts the
transfer, (2) the transferee is not      on any securities exchange. The          transferability of the OP Units.
a minor, except in limited circum-       Preferred OP Units are subject to        Until the expiration of one year
stances, or an incompetent, (3) the      restrictions on transfer as set          from the date on which an OP
interest transferred is not less         forth in the AIMCO Operating             Unitholder acquired OP Units,
than  1/2 an interest unless the         Partnership Agreement.                   subject to certain exceptions, such
general partner consents or such                                                  OP Unitholder may not transfer all
interest constitutes the entire          Pursuant to the AIMCO Operating          or any portion of its OP Units to
interest of the transferor, (4)          Partnership Agreement, until the         any transferee without the consent
when added to all other transfers        expiration of one year from the          of the general partner, which
made within the preceding 12             date on which a holder of Preferred      consent may be withheld in its sole
months, such transfer would not          OP Units acquired Preferred OP           and absolute discretion. After the
result in the termination of your        Units, subject to certain                expiration of one year, such OP
partnership for Federal tax              exceptions, such holder of               Unitholder has the right to
purposes and (5) the transfer            Preferred OP Units may not transfer      transfer all or any portion of its
complies with the then-applicable        all or any portion of its Pre-           OP Units to any person, subject to
rules and regulation of any gov-         ferred OP Units to any transferee        the satisfaction of certain
ernmental authority with                 without the consent of the general       conditions specified in the AIMCO
jurisdiction over the disposition.       partner, which consent may be            Operating Partnership Agreement,
In addition, the general partner         withheld in its sole and absolute        including the general partner's
may require the transferor to: (1)       discretion. After the expiration of      right of first refusal. See
assume all cost incurred by your         one year, such holders of Preferred      "Description of OP Units --
partnership in connection with the
transaction

         3858
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

and (2) furnish a legal opinion          OP Units has the right to transfer       Transfers and Withdrawals" in the
satisfactory to counsel for your         all or any portion of its Preferred      accompanying Prospectus.
partnership that such transfer           OP Units to any person, subject to
complies with applicable state and       the satisfaction of certain              After the first anniversary of
Federal securities and other ap-         conditions specified in the AIMCO        becoming a holder of Common OP
plicable laws. A transferee may          Operating Partnership Agreement,         Units, an OP Unitholder has the
become a substituted limited             including the general partner's          right, subject to the terms and
partner if: (1) the general partner      right of first refusal.                  conditions of the AIMCO Operating
consents and (2) the instruments of                                               Partnership Agreement, to require
assignment make such an election.        After a one-year holding period, a       the AIMCO Operating Partnership to
                                         holder may redeem Preferred OP           redeem all or a portion of the
                                         Units and receive in exchange            Common OP Units held by such party
                                         therefor, at the AIMCO Operating         in exchange for a cash amount based
                                         Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3859

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3860

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3861

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3862

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3863

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3864

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

        PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3865
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3866
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3867

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have an indirect ownership interest in and control over the general partner of your partnership and we have a majority interest in the manager of your partnership's property. The general partner of your partnership receives an annual management fee equal to $10,000 for its services as general partner of your partnership and may receive reimbursement for expenses incurred in such capacity. The general manager received fees and reimbursements totaling $110,000 in 1996, $110,000 in 1997, and $137,000 for the first six months of 1998. The property manager received management fees of $699,000 in 1996, $728,000 in 1997 and $368,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         3868

                                YOUR PARTNERSHIP

GENERAL

     Springhill Lake Investors Limited Partnership was organized on December 28, 1984, under the laws of the State of Maryland. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of an ownership interest in an apartment project, located in Greenbelt, Maryland, that consists of 2,899 apartment and townhouse units and an eight-store shopping center. The general partner of your partnership is Three Winthrop Properties, Inc., and we have an indirect interest in and control over your general partner. Insignia Residential Group, L.P., which is a majority-owned subsidiary of AIMCO, serves as manager of the apartment project owned by your partnership. As of March 15, 1998, there were 649 units of limited partnership interest issued and outstanding, which were held of record by 433 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

TERMINATION OF YOUR PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2035, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all

         3869

     considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership is not liable, responsible or accountable for damages or otherwise to any limited partner for any act performed within the scope of the authority conferred by your partnership's agreement of limited partnership, except for acts of fraud, negligence or willful misconduct. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner for any act or omission which it reasonably believed was performed or omitted by it within the scope of the authority conferred upon it by your partnership's agreement of limited partnership. Any indemnity will be paid from, and only to the extent of, your partnership's assets.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $62,500.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................    $2,000.00
January 1, 1996 - December 31, 1996.........................     1,630.00
January 1, 1997 - December 31, 1997.........................            0
January 1, 1998 - June 30, 1998.............................            0

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 37.2% limited partnership interest in your partnership, including 241.15 units held by us. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

         3870

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          -------------
1994........................................................  Not Available
1995........................................................  Not Available
1996........................................................  $     110,000
1997........................................................        110,000
1998 (through June 30)......................................        137,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                              FEES
----                                                          -------------
1994........................................................  Not Available
1995........................................................  Not Available
1996........................................................  $     699,000
1997........................................................        728,000
1998 (through June 30)......................................        368,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility

         3871

     provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to 1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Springhill Lake Investors Limited Partnership appearing in Springhill Lake Investors Limited Partnership Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Reznick Fedder & Silverman, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3872

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which indirectly owns interest in and controls the general partner (the "General
Partner") of [                                        ] (the "Partnership") (the
Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3873

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3874

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3875

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3876

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3877

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3878

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3879

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3880

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3881

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3882

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-16
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-17
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of U.S. Realty
    Partners Limited Partnership...............   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-30
  Background of the Offer......................   S-30
  Alternatives Considered......................   S-31
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
VALUATION OF UNITS.............................   S-48
FAIRNESS OF THE OFFER..........................   S-49
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-49
  Fairness to Unitholders who Tender their
    Units......................................   S-50
  Fairness to Unitholders who do not Tender
    their Units................................   S-51
  Comparison of Consideration to Alternative
    Consideration..............................   S-51
  Allocation of Consideration..................   S-53
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-54
  Summary of Materials Considered..............   S-54
  Summary of Reviews...........................   S-55
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-63
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76

         3883

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-76
  Originally Anticipated Term of the
    Partnership................................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-76
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-78
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-78

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-79
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3884

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in U.S. Realty Partners Limited Partnership. For each unit that you tender,
     you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in U.S. Realty I Corporation, the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3885

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3886

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A: Your partnership has not paid any distributions in the last three and one-half years. We will pay fixed quarterly distributions of
     $               per unit on the Tax-Deferral   % Preferred OP Units before
     any distributions are paid to holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). This is
     equivalent to distributions of $       per year on the number of
     Tax-Deferral   % Preferred OP Units, or $     per year on the number of
     Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3887

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. The general partner is not aware of any secondary market activity in the units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

         3888

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A:   You may tender any or all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3889

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3890

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3891

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Your general partner is unaware of any secondary market activity in the units.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

         3892

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property

         3893

manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in

         3894

order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares

         3895

in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 6.6% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

          Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of

         3896

     distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

         3897

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

         3898

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS

         3899

     PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or

         3900

     your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   No Activity
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment,

         3901

     voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive, and has not received, an annual management fee, but may be reimbursed for expenses occurred in its capacity as general partner. The general partner was reimbursed $58,000 for expenses it incurred during the first six months of 1998. The property manager received management fees of $147,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     U.S. Realty Partners Limited Partnership was organized on January 24, 1986, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes and two retail complexes: Governor's Park Apartments, a 154-unit complex in Little Rock, Arkansas; Twin Lakes Apartments, a 262-unit complex in Palm Harbor, Florida; The Gallery-Huntsville, a 101,000 square-foot retail complex in Hunstville, Alabama; and The Gallery-Knoxville, a 100,000 square-foot retail complex in Knoxville, Tennessee. The general partner of your partnership is U.S. Realty I Corporation, which is a majority-owned subsidiary of AIMCO. Insignia Financial Group, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 1,222,000 units of limited partnership interest issued and outstanding, which were held of record by 2,033 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about

         3902

     your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3903

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3904

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3905

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3906

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3907

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         3908

   SUMMARY FINANCIAL INFORMATION OF U.S. REALTY PARTNERS LIMITED PARTNERSHIP

     The summary financial information of U.S. Realty Partners Limited Partnership for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for U.S. Realty Partners Limited Partnership for the years ended December 31, 1997, 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP

                                                              FOR THE SIX MONTHS          FOR THE YEAR ENDED
                                                                ENDED JUNE 30,               DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                1998       1997       1997       1996       1995
                                                              --------   --------   --------   --------   --------
                                                                        (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues..............................................  $  2,746   $  2,710   $  5,375   $  5,266   $  5,180
Net Income (Loss)...........................................       104         24       (248)      (258)      (278)
Net Income (Loss) per limited partnership unit..............      0.08       0.02       0.20       0.21       0.23
Distributions per limited partnership unit..................        --         --         --         --         --

                                                                   JUNE 30,                  DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                1998       1997       1997       1996       1995
                                                              --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation................  $ 22,443   $ 23,105   $ 22,783   $ 23,484   $ 24,145
Total Assets................................................    24,054     24,650     24,126     24,641     25,370
Notes Payable...............................................    20,857     21,367     21,158     21,607     22,061
Partners' Capital (Deficit).................................     1,720      1,888      1,616      1,864      2,121

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING          U.S. REALTY PARTNERS
                                                                       PARTNERSHIP             LIMITED PARTNERSHIP
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $0.00         $0.00

         3909

                        THE AIMCO OPERATING PARTNERSHIP

AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current

         3910

     position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

         3911

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the past three and one-half years ended June 30, 1998 were $0.00 per unit. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected
to be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

         3912

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

         3913

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in Insignia Financial Group, Inc., which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 6.6 % interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     On September 4, 1998, Madison Liquidity Investors 100, LLC, which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $2.05 per unit.

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

         3914

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

         3915

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         3916

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         3917

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         3918

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         3919

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         3920

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         3921

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         3922

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         3923

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         3924

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         3925

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made.
Based on the general partner's records,        units in your partnership have
been transferred during the twelve months ended December 31, 1997 (representing
approximately      % of the outstanding units). As a result, the AIMCO Operating
Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         3926

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by (a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and

         3927

     Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         3928

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         3929

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         3930

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         3931

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                               1997 NET        CAPITALIZATION    GROSS PROPERTY
                PROPERTY                   OPERATING INCOME         RATE             VALUE
                --------                   ----------------    --------------    --------------
The Gallery -- Huntsville................     $                        %           $
The Gallery -- Knoxville.................
Governor's Park Apartments...............
Twin Lakes Apartments....................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         3932

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         3933

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the last three and one half years were $0.00. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we are offering are expected to
     be        , immediately following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         3934

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         3935

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    Not Available
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     There is no active market for the units. The general partner of your partnership is unaware of any secondary market activity in the units. Therefore, any comparison to prices on the secondary market is not possible at the present time.

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                       AS REPORTED BY
                                                                   THE GENERAL PARTNER(a)
                                                              --------------------------------
                                                                LOW SALES         HIGH SALES
                                                                  PRICE              PRICE
                                                                PER UNIT           PER UNIT
                                                              -------------      -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................  Not Available      Not Available
  Second Quarter............................................  Not Available      Not Available
  First Quarter.............................................  Not Available      Not Available
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................  Not Available      Not Available
  Third Quarter.............................................  Not Available      Not Available
  Second Quarter............................................  Not Available      Not Available
  First Quarter.............................................  Not Available      Not Available
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................  Not Available      Not Available
  Third Quarter.............................................  Not Available      Not Available
  Second Quarter............................................  Not Available      Not Available
  First Quarter.............................................  Not Available      Not Available

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are

         3936

     the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

         3937

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

         3938

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure

         3939

     and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         3940

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

         YOUR PARTNERSHIP                   AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Delaware law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2005.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


The purpose and character of the business of your            The purpose of the AIMCO Operating Partnership is to
partnership is to acquire, hold, maintain, finance,          conduct any business that may be lawfully conducted by
develop, operate, sell, loan and borrow money in             a limited partnership organized pursuant to the
connection with, improve, lease, dispose of and              Delaware Revised Uniform Limited Partnership Act (as
otherwise acquire, invest in and deal with commercial,       amended from time to time, or any successor to such
residential and combined office/warehouse real estate        statute) (the "Delaware Limited Partnership Act"),
that offers cash distributions to the partners from          provided that such business is to be conducted in a
operations and the potential for appreciation in value       manner that permits AIMCO to be qualified as a REIT,
and to engage in any other activities related or             unless AIMCO ceases to qualify as a REIT. The AIMCO
incidental thereto. Subject to restrictions contained        Operating Partnership is authorized to perform any and
in your partnership's agreement of limited partnership,      all acts for the furtherance of the purposes and
your partnership may perform all act necessary,              business of the AIMCO Operating Partnership, provided
advisable or convenient to the business of your              that the AIMCO Operating Partnership may not take, or
partnership including borrowing money and creating           refrain from taking, any action which, in the judgment
liens.                                                       of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         3941
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling up to 2,444,000 units for cash to        time to the limited partners and to other persons, and
selected persons who fulfill the requirements set forth      to admit such other persons as additional limited
in your partnership's agreement of limited partner-          partners, on terms and conditions and for such capital
ship. The general partner may make a subsequent              contributions as may be established by the general
offering within 18 months after the date of prospectus       partner in its sole discretion. The net capital
for the first offering, the terms and conditions of          contribution need not be equal for all OP Unitholders.
which will be as it determined in good faith to be in        No action or consent by the OP Unitholders is required
the best interests of your partnership. The general          in connection with the admission of any additional OP
partner also must determine that the addition of             Unitholder. See "Description of OP Units -- Management
limited partners will not result in any material             by the AIMCO GP" in the accompanying Prospectus.
dilutive effect on the interest in your partnership of,      Subject to Delaware law, any additional partnership
or a long-term material adverse effect on, the existing      interests may be issued in one or more classes, or one
unitholders. No partner shall have any preemptive,           or more series of any of such classes, with such
preferential, or other right with respect to such            designations, preferences and relative, partici-
issuance. The capital contribution need not be equal         pating, optional or other special rights, powers and
for all limited partners and no action or consent is         duties as shall be determined by the general partner,
required in connection with the admission of any             in its sole and absolute discretion without the
additional limited partners.                                 approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of limited                The AIMCO Operating Partnership may lend or contribute
partnership, the general partner shall not purchase or       funds or other assets to its subsidiaries or other
lease any real property from your partnership, borrow        persons in which it has an equity investment, and such
any funds from your partnership, or sell or lease any        persons may borrow funds from the AIMCO Operating
property to your partnership, either directly or             Partnership, on terms and conditions established in the
indirectly through an affiliate or any other                 sole and absolute discretion of the general partner. To
partnership in which a general partner has an interest,      the extent consistent with the business purpose of the
provided, however, that a general partner or an              AIMCO Operating Partnership and the permitted
affiliate may purchase property in their own name and        activities of the general partner, the AIMCO Operating
temporarily hold title thereto for your partnership or       Partnership may transfer assets to joint ventures,
any other purpose related to the business of your            limited liability companies, partnerships,
partnership, provided further that (1) the property is       corporations, business trusts or other business
purchased by your partnership for a price no greater         entities in which it is or thereby becomes a
than the cost of the property to a general partner or        participant upon such terms and subject to such
affiliate, (2) there is no difference in the interest        conditions consistent with the AIMCO Operating Part-
rates of the loans secured by the property at the time       nership Agreement and applicable law as the general
acquired by a general partner or affiliate and at the        partner, in its sole and absolute discretion, believes
time acquired by your partnership and (3) neither the        to be advisable. Except as expressly permitted by the
general partner nor any affiliate receives any other         AIMCO Operating Partnership Agreement, neither the
economic advantage by reason of holding or having held       general partner nor any of its affiliates may sell,
title to the property. The general partner shall not         transfer or convey any property to the AIMCO Operating
receive interest and other financing charges on loans        Partnership, directly or indirectly, except pursuant to
to your partnership in excess of the lesser of the           transactions that are determined by the general partner
rates currently being paid by the general partner or an      in good faith to be fair and reasonable.
affiliate for borrowed funds or two points over the
Citibank N.A. prime interest rate, or subject any asset
of your partnership to a mortgage, deed of trust or
security interest as security for repayment of a loan
to your partnership by a general partner or any
affiliate or provide permanent financing for any assets
of your partnership. Subject to certain exceptions, the
general partner or an affiliate may subject your
partnership's property to a wrap-around or
all-inclusive note and mortgage or deed of trust,
except that no prepayment charge or penalty may be
required by a general partner or an affiliate on a loan
to your partnership secured by an all-inclusive trust
deed, mortgage or encumbrance on your partnership's
property, other than to the extent that such prepayment
charge or penalty is attributable to the underlying
encumbrance. In addition, your partnership will not
grant to a general partner or an affiliate an exclusive
right or an exclusive employment to sell your
partnership's properties. Your partnership shall not
enter into any contract with a general partner or an
affiliate unless the contract provides that it may be

         3942
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

terminated by your partnership without penalty upon 60 days written notice.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money on behalf of your partnership. The           restrictions on borrowings, and the general partner has
general partner cannot, in connection with the               full power and authority to borrow money on behalf of
refinancing of a property, subject a property to             the AIMCO Operating Partnership. The AIMCO Operating
secured indebtedness exceeding 80% of the value of such      Partnership has credit agreements that restrict, among
property. Except in connection with the acquisition or       other things, its ability to incur indebtedness. See
improvement of properties or the refinancing of              "Risk Factors -- Risks of Significant Indebtedness" in
previous obligations, the general partner shall not          the accompanying Prospectus.
mortgage or subject to the encumbrance of a mortgage,
deed of trust or other security interest substantially
all of the assets of your partnership at one time or
from time to time without the approval of limited
partners holding a majority of the outstanding units.
The general partner also shall not obtain mortgage
financing on behalf of your partnership or acquire
properties subject to existing financing unless such
financing is fully amortizable in equal payments on a
schedule of not more than 30 years. All financing,
including all-inclusive and wrap-around loans and
interest-only loans, must provide that no balloon
payment may become due sooner than the earlier of: (1)
ten years from the date on which your partnership
acquires the property, or (2) two years beyond the
anticipated holding period of the property, provided in
such case that a balloon payment shall not become due
sooner than seven years from the date on which your
partnership acquires the property. The general partner
shall not allow any creditor who makes a non-recourse
loan to your partnership to have, or to acquire at any
time as a result of making such loan, any direct or
indirect interest in the profit, gain, capital or other
property of your partnership, other than as a secured
creditor.

                            Review of Investor Lists


Under your partnership's agreement of limited                Each OP Unitholder has the right, upon written demand
partnership, each partner shall have the right to            with a statement of the purpose of such demand and at
receive by mail, upon written request to your                such OP Unitholder's own expense, to obtain a current
partnership and at his cost, a list of the names and         list of the name and last known business, residence or
addresses of the limited partners and the number of          mailing address of the general partner and each other
units held by each of them, provided such request is         OP Unitholder.
for a purpose reasonably related to such limited
partner's interest in your partnership.

                               Management Control


Under your partnership's agreement of limited                All management powers over the business and affairs of
partnership, the general partner has complete and            the AIMCO Operating Partnership are vested in AIMCO-GP,
exclusive control over the management of your                Inc., which is the general partner. No OP Unitholder
partnership's business and affairs, and the limited          has any right to participate in or exercise control or
partners have no right to participate in the management      management power over the business and affairs of the
or conduct of your partnership's business or affairs         AIMCO Operating Partnership. The OP Unitholders have
nor any power or authority to act on behalf of your          the right to vote on certain matters described under
partnership in any respect whatsoever. Subject to            "Comparison of Ownership of Your Units and AIMCO OP
certain restrictions in your partnership's agreement of      Units -- Voting Rights" below. The general partner may
limited partnership, the general partner has the right,      not be removed by the OP Unitholders with or without
power and authority, on behalf of your partnership, and      cause.
in its name, to exercise all rights, powers and
authority of a partner of a partnership without limited      In addition to the powers granted a general partner of
partners under applicable law. No limited partner            a limited partnership under applicable law or that are
(except one who may also be a general partner) shall         granted to the general partner under any other
participate in or have any control over your                 provision of the AIMCO Operating Partnership Agreement,
partnership's business or shall have any authority to        the general partner, subject to the other provisions of
act for or bind your partnership.                            the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating

         3943
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership, to exercise all powers of the AIMCO
                                                             Operating Partnership and to effectuate the purposes of
                                                             the AIMCO Operating Partnership. The AIMCO Operating
                                                             Partnership may incur debt or enter into other similar
                                                             credit, guarantee, financing or refinancing
                                                             arrangements for any purpose upon such terms as the
                                                             general partner determines to be appropriate, and may
                                                             perform such other acts and duties for and on behalf of
                                                             the AIMCO Operating Partnership as are provided in the
                                                             AIMCO Operating Partnership Agreement. The general
                                                             partner is authorized to execute, deliver and perform
                                                             certain agreements and transactions on behalf of the
                                                             AIMCO Operating Partnership without any further act,
                                                             approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner shall have no               the AIMCO Operating Partnership Agreement, the general
liability to your partnership or the limited partners        partner is not liable to the AIMCO Operating
for any loss suffered by your partnership that arises        Partnership for losses sustained, liabilities incurred
out of any action or inaction of the general partners        or benefits not derived as a result of errors in
if the general partners, in good faith, determined that      judgment or mistakes of fact or law of any act or
such course of conduct was in the best interests of          omission if the general partner acted in good faith.
your partnership and such course of conduct did not          The AIMCO Operating Partnership Agreement provides for
constitute negligence or misconduct of the general           indemnification of AIMCO, or any director or officer of
partners. In addition, the general partners will be          AIMCO (in its capacity as the previous general partner
indemnified by your partnership against any losses,          of the AIMCO Operating Partnership), the general
judgments, liabilities, expenses (including reasonable       partner, any officer or director of general partner or
fees and expenses of attorneys engaged by the general        the AIMCO Operating Partnership and such other persons
partners or their affiliates in defense of such act or       as the general partner may designate from and against
omission and other reasonable costs and expenses of          all losses, claims, damages, liabilities, joint or
litigation and appeal) and amounts paid in settlement        several, expenses (including legal fees), fines,
of any claims sustained by them in connection with your      settlements and other amounts incurred in connection
partnership, provided that such act or omission was not      with any actions relating to the operations of the
the result of negligence or misconduct on the part of        AIMCO Operating Partnership, as set forth in the AIMCO
the general partners. All costs and expenses incurred        Operating Partnership Agreement. The Delaware Limited
in defending any proceeding or other action, including       Partnership Act provides that subject to the standards
fees and expenses of attorneys engaged by the general        and restrictions, if any, set forth in its partnership
partner, shall be advanced by your partnership. The          agreement, a limited partnership may, and shall have
general partners and their affiliates shall not be           the power to, indemnify and hold harmless any partner
indemnified by your partnership for liabilities imposed      or other person from and against any and all claims and
by judgment and associated costs arising out of a            demands whatsoever. It is the position of the
violation of state or federal securities laws. The           Securities and Exchange Commission that indemnification
general partners and any of its affiliates performing        of directors and officers for liabilities arising under
services on behalf of your partnership shall be              the Securities Act is against public policy and is
indemnified by your partnership for settlements related      unenforceable pursuant to Section 14 of the Securities
expenses of lawsuits alleging securities law                 Act of 1933.
violations, and for expenses incurred in successfully
defending such lawsuits, provided that a court of
competent jurisdiction either (1) approves the
settlement of claims against such person and finds that
the indemnification of the settlement and related costs
should be made, (2) approve indemnification of
litigation costs if a successful adjudication on the
merits is made as to such person or (3) dismisses such
claims with prejudice as to such person and finds that
indemnification should be made. Indemnification shall
be made from the assets of your partnership and no
limited partner shall be personally liable to any
person to be indemnified.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner and appoint a successor general partner upon a       affairs of the AIMCO Operating Partnership. The general
vote of the limited partners owning more than 50% of         partner may not be removed as general partner of the
the outstanding units. A general partner may resign,         AIMCO Operating Partnership by the OP Unitholders with
with the consent of a majority of the limited partners,      or without cause. Under the AIMCO Operating Partnership
if the general partner nominates a substitute general        Agreement, the general partner may, in its sole
partner whose admission will not terminate the status        discretion, prevent a transferee of an OP Unit from
of your partnership for federal income tax purposes, or      becoming a substituted limited partner pursuant to the
the general partner provides an                              AIMCO Operating

         3944
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

opinion that your partnership's tax status tax will          Partnership Agreement. The general partner may exercise
continue without the admission of such substitute            this right of approval to deter, delay or hamper
general partner. No person shall be admitted as a            attempts by persons to acquire a controlling interest
substitute general partner unless: (1) such person           in the AIMCO Operating Partnership. Additionally, the
agrees to become a substitute general partner, (2) the       AIMCO Operating Partnership Agreement contains
limited partners holding more than 50% of the                restrictions on the ability of OP Unitholders to
outstanding units consent to the admission of such           transfer their OP Units. See "Description of OP
person; and (3) such person executes and acknowledges        Units -- Transfers and Withdrawals" in the accompanying
such instruments as the general partner deems necessary      Prospectus.
or advisable, including a written acceptance and
adoption of your partnership's agreement of limited
partnership.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representations, duties or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, for the benefit of the       Partnership Agreement require the consent of the
limited partners; (2) cures any ambiguity, corrects or       holders of a majority of the outstanding Common OP
supplements any provision which may be inconsistent          Units, excluding AIMCO and certain other limited
with any other provision, or makes any other provisions      exclusions (a "Majority in Interest"). Amendments to
with respect to matters or questions arising under your      the AIMCO Operating Partnership Agreement may be
partnership's agreement of limited partnership which         proposed by the general partner or by holders of a
will not be inconsistent with the provisions of your         Majority in Interest. Following such proposal, the
partnership's agreement of limited partnership; or (3)       general partner will submit any proposed amendment to
deletes or adds any provision required by applicable         the OP Unitholders. The general partner will seek the
law. No amendment shall be adopted unless such               written consent of the OP Unitholders on the proposed
adoption: (1) is for the benefit of or not adverse to        amendment or will call a meeting to vote thereon. See
the interests of the limited partners; (2) subject to        "Description of OP Units -- Amendment of the AIMCO
certain restrictions, does not affect any distributions      Operating Partnership Agreement" in the accompanying
under your partnership's agreement of limited                Prospectus.
partnership; and (3) does not affect the limited
liability of the limited partners or the status of your
partnership as a partnership for federal income tax
purposes. In addition, no amendment may be made that
alters the rights of the general partner under your
partnership's agreement of limited partnership without
the consent of the general partner affected, or
converts the interest of a limited partner into a
general partnership. Other amendments to your
partnership's agreement of limited partnership must be
approved by the limited partners owning more than 50%
of the outstanding units.

                             Compensation and Fees


The general partner of your partnership does not             The general partner does not receive compensation for
receive compensation for its services. However, it may       its services as general partner of the AIMCO Operating
receive reimbursement for expenses incurred in such          Partnership. However, the general partner is entitled
capacity.                                                    to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

         3945
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, no limited partner shall be liable for the      negligence, no OP Unitholder has personal liability for
debts, liabilities, contracts or any other obligations       the AIMCO Operating Partnership's debts and
of your partnership. A limited partner will be liable        obligations, and liability of the OP Unitholders for
only to make his capital contribution and will not be        the AIMCO Operating Partnership's debts and obligations
required to lend any funds to your partnership or,           is generally limited to the amount of their invest-
after his capital contribution is paid, to make any          ment in the AIMCO Operating Partnership. However, the
further capital contribution to your partnership.            limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner shall diligently and        partnership agreement, Delaware law generally requires
faithfully devote such of its time to the business of        a general partner of a Delaware limited partnership to
your partnership as may be necessary to properly             adhere to fiduciary duty standards under which it owes
conduct the affairs of your partnership. The general         its limited partners the highest duties of good faith,
partner has a fiduciary responsibility for the               fairness and loyalty and which generally prohibit such
safekeeping and use of all funds and assets of your          general partner from taking any action or engaging in
partnership, whether or not in its immediate possession      any transaction as to which it has a conflict of
or control and that it shall not employ or permit            interest. The AIMCO Operating Partnership Agreement
another to employ such funds or assets in any manner         expressly authorizes the general partner to enter into,
except for the benefit of your partnership. The general      on behalf of the AIMCO Operating Partnership, a right
partner also shall not commingle the funds of your           of first opportunity arrangement and other conflict
partnership with the funds of any other person. The          avoidance agreements with various affiliates of the
general partner and any of its affiliates and any of         AIMCO Operating Partnership and the general partner, on
the limited partners may acquire real properties for         such terms as the general partner, in its sole and
their own account, or engage in the acquisition,             absolute discretion, believes are advisable. The AIMCO
development, operation or management of real estate on       Operating Partnership Agreement expressly limits the
behalf of other partnerships, joint ventures,                liability of the general partner by providing that the
corporations or other business ventures formed by them       general partner, and its officers and directors will
or in which they may have an interest, including             not be liable or accountable in damages to the AIMCO
business ventures similar to, related to or in direct        Operating Partnership, the limited partners or
or indirect competition with any business of your            assignees for errors in judgment or mistakes of fact or
partnership. Neither your partnership nor any other          law or of any act or omission if the general partner or
partner shall have any right in or to such other             such director or officer acted in good faith. See
business venture or income or profits derived                "Description of OP Units -- Fiduciary Responsibilities"
therefrom.                                                   in the accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and

         3946
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             loss from the AIMCO Operating Partnership can only be
                                                             offset against other income and loss from the AIMCO
                                                             Operating Partnership). Income of the AIMCO Operating
                                                             Partnership, however, attributable to dividends from
                                                             the Management Subsidiaries (as defined below) or
                                                             interest paid by the Management Subsidiaries does not
                                                             qualify as passive activity income and cannot be offset
                                                             against losses from "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS               PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                                    Voting Rights

Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
more than 50% of the outstanding         the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may:         Units will have the same voting          such as certain amendments and
(1) dissolve your partnership; (2)       rights as holders of the Common OP       termination of the AIMCO Operating
remove the general partner; (3)          Units. See "Description of OP            Partnership Agreement and certain
amend your partnership's agreement       Units" in the accompanying               transactions such as the
of limited partnership, subject to       Prospectus. So long as any               institution of bankruptcy
certain exceptions; (4) appoint a        Preferred OP Units are outstand-         proceedings, an assignment for the
substitute gen-                          ing, in addition to any other vote       benefit of creditors and certain
                                         or con-

         3947
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

eral partner; and (5) approve or         sent of partners required by law or      transfers by the general partner of
disapprove the sale of all or            by the AIMCO Operating Partnership       its interest in the AIMCO Operating
substantially all of the assets of       Agreement, the affirmative vote or       Partnership or the admission of a
your partnership.                        consent of holders of at least 50%       successor general partner.
                                         of the outstanding Preferred OP
A general partner may cause the          Units will be necessary for              Under the AIMCO Operating Partner-
dissolution of your partnership by       effecting any amendment of any of        ship Agreement, the general partner
being removed from office,               the provisions of the Partnership        has the power to effect the
withdrawing or becoming in-              Unit Designation of the Preferred        acquisition, sale, transfer,
solvent. Your partnership shall not      OP Units that materially and             exchange or other disposition of
be dissolved but shall be continued      adversely affects the rights or          any assets of the AIMCO Operating
by the limited partners if (1) the       preferences of the holders of the        Partnership (including, but not
remaining general partner elects to      Preferred OP Units. The creation or      limited to, the exercise or grant
continue the business within 90          issuance of any class or series of       of any conversion, option,
days following one of the above          partnership units, including,            privilege or subscription right or
events, and the limited partners         without limitation, any partner-         any other right available in
owning more than 50% of the              ship units that may have rights          connection with any assets at any
outstanding units elect a                senior or superior to the Preferred      time held by the AIMCO Operating
substitute general partner whose         OP Units, shall not be deemed to         Partnership) or the merger,
admission will not terminate the         materially adversely affect the          consolidation, reorganization or
status of your partnership for           rights or preferences of the             other combination of the AIMCO
federal income tax purposes, or (2)      holders of Preferred OP Units. With      Operating Partnership with or into
if there is no remaining general         respect to the exercise of the           another entity, all without the
partner, all of the partners agree       above described voting rights, each      consent of the OP Unitholders.
in writing to continue the busi-         Preferred OP Units shall have one
ness of your partnership and elect       (1) vote per Preferred OP Unit.          The general partner may cause the
one or more substitute general                                                    dissolution of the AIMCO Operating
partners.                                                                         Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Net Cash from           $      per Preferred OP Unit;            tribute quarterly all, or such
Operations shall be made within 45       provided, however, that at any time      portion as the general partner may
days following the end of each           and from time to time on or after        in its sole and absolute discretion
fiscal quarter. The distributions        the fifth anniversary of the issue       determine, of Available Cash (as
payable to the partners are not          date of the Preferred OP Units, the      defined in the AIMCO Operating
fixed in amount and depend upon the      AIMCO Operating Partnership may          Partnership Agreement) generated by
operating results and net sales or       adjust the annual distribution rate      the AIMCO Operating Partnership
refinancing proceeds available from      on the Preferred OP Units to the         during such quarter to the general
the disposition of your                  lower of (i)     % plus the annual       partner, the special limited
partnership's assets.                    interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which                    interests in the AIMCO Operating
                                                                                  Partnership on such

         3948
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         ranks on a parity with its Class H       record date. Holders of any other
                                         Cumulative Preferred Stock. Such         Preferred OP Units issued in the
                                         distributions will be cumulative         future may have priority over the
                                         from the date of original issue.         general partner, the special
                                         Holders of Preferred OP Units will       limited partner and holders of
                                         not be entitled to receive any           Common OP Units with respect to
                                         distributions in excess of               distributions of Available Cash,
                                         cumulative distributions on the          distributions upon liquidation or
                                         Preferred OP Units. No interest, or      other distributions. See "Per Share
                                         sum of money in lieu of interest,        and Per Unit Data" in the
                                         shall be payable in respect of any       accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer all       There is no public market for the        There is no public market for the
or part of his units to any person       Preferred OP Units and the               OP Units. The AIMCO Operating Part-
if: (1) the transfer of units when       Preferred OP Units are not listed        nership Agreement restricts the
added to all other assignments           on any securities exchange. The          transferability of the OP Units.
taking place in the preceding 12         Preferred OP Units are subject to        Until the expiration of one year
months, in the opinion of counsel        restrictions on transfer as set          from the date on which an OP
to your partnership, does not            forth in the AIMCO Operating             Unitholder acquired OP Units,
terminate your partnership for           Partnership Agreement.                   subject to certain exceptions, such
Federal tax purposes; (2) the                                                     OP Unitholder may not transfer all
transferee provides a written            Pursuant to the AIMCO Operating          or any portion of its OP Units to
acceptance and adoption of your          Partnership Agreement, until the         any transferee without the consent
partnership's agreement of limited       expiration of one year from the          of the general partner, which
partnership; (3) the transferor and      date on which a holder of Preferred      consent may be withheld in its sole
transferee represent that such           OP Units acquired Preferred OP           and absolute discretion. After the
assignment would not violate any         Units, subject to certain                expiration of one year, such OP
applicable law; (4) the transfer         exceptions, such holder of               Unitholder has the right to
would not result in any person           Preferred OP Units may not transfer      transfer all or any portion of its
owning more than 50% of the              all or any portion of its Pre-           OP Units to any person, subject to
beneficial interests in your             ferred OP Units to any transferee        the satisfaction of certain
partnership; (5) the transferee is       without the consent of the general       conditions specified in the AIMCO
a U.S. citizen; (6) the transfer         partner, which consent may be            Operating Partnership Agreement,
would not terminate the status of        withheld in its sole and absolute        including the general partner's
your partnership for federal income      discretion. After the expiration of      right of first refusal. See
tax purposes; (7) the transfer           one year, such holders of Preferred      "Description of OP Units --
would not, in the opinion of coun-

         3949
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

sel to your partnership, violate         OP Units has the right to transfer       Transfers and Withdrawals" in the
any state or federal securities          all or any portion of its Preferred      accompanying Prospectus.
laws; and (8) the general partner        OP Units to any person, subject to
consents to such transfer and such       the satisfaction of certain              After the first anniversary of
consent will not be withheld unless      conditions specified in the AIMCO        becoming a holder of Common OP
such transfer would result in an         Operating Partnership Agreement,         Units, an OP Unitholder has the
adverse change in the tax status of      including the general partner's          right, subject to the terms and
your partnership or would violate        right of first refusal.                  conditions of the AIMCO Operating
federal or state securities laws.                                                 Partnership Agreement, to require
No assignee shall become a               After a one-year holding period, a       the AIMCO Operating Partnership to
substitute limited partner unless        holder may redeem Preferred OP           redeem all or a portion of the
such assignee executes a written         Units and receive in exchange            Common OP Units held by such party
acceptance and adoption of your          therefor, at the AIMCO Operating         in exchange for a cash amount based
partnership's agreement of limited       Partnership's option, (i) subject        on the value of shares of Class A
partnership and pays all reason-         to the terms of any Senior Units,        Common Stock. See "Description of
able expenses connected to such          cash in an amount equal to the           OP Units -- Redemption Rights" in
assignment.                              Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         3950

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         3951

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         3952

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         3953

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         3954

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         3955

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                     CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         3956
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         3957
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         3958

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive an annual management fee, but may be reimbursement for expenses incurred in its capacity as general partner. The general partner of your partnership received fees and reimbursements totaling $138,000 in 1996, $216,000 in 1997 and $612,000 for expenses it incurred during the first six months of 1998. The property manager received management fees of $289,000 in 1996, $292,000 in 1997 and $147,000 for the first six months of
1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans

         3959

may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

                                YOUR PARTNERSHIP

GENERAL

     U.S. Realty Partners Limited Partnership was organized on January 24, 1986, under the laws of the State of Delaware. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes and two retail complexes: Governor's Park Apartments, a 154-unit complex in Little Rock, Arkansas; Twin Lakes Apartments, a 262-unit complex in Palm Harbor, Florida; The Gallery-Huntsville, a 101,000 square-foot retail complex in Huntsville, Alabama; and The Gallery-Knoxville, a 100,000 square-foot retail complex in Knoxville, Tennessee. The general partner of your partnership is U.S. Realty I Corporation, which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. Insignia Financial Group, Inc., which is a majority-owned subsidiary of AIMCO, serves as manager of the properties owned by your partnership. As of December 31, 1997, there were 1,222,000 units issued and outstanding, which were held of record by 2,033 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2005, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets

         3960

     conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner shall have no liability to your partnership or the limited partners for any loss suffered by your partnership that arises out of any action or inaction of the general partners if the general partners, in good faith, determined that such course of conduct was in the best interests of your partnership and such course of conduct did not constitute negligence or misconduct of the general partners. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, the general partners will be indemnified by your partnership against any losses, judgments, liabilities, expenses (including reasonable fees and expenses of attorneys engaged by the general partners or their affiliates in defense of such act or omission and other reasonable costs and expenses of litigation and appeal) and amounts paid in settlement of any claims sustained by them in connection with your partnership; provided that such act or omission was not the result of negligence or misconduct on the part of the general partners. All costs and expenses incurred in defending any proceeding or other action, including fees and expenses of attorneys engaged by the general partner, shall be advanced by your partnership. The general partners and their affiliates shall not be indemnified by your partnership for liabilities imposed by judgment and associated costs arising out of a violation of state or federal securities laws. The general partners and any of its affiliates performing services on behalf of your partnership shall be indemnified by your partnership for settlements related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court of competent jurisdiction either (1) approves the settlement of claims against such person and finds that the indemnification of the settlement and related costs should be made, (2) approves indemnification of litigation costs if a successful adjudication on the merits is made as to such person or (3) dismisses such claims with prejudice as to such person and finds that indemnification should be made. Your partnership shall not advance funds to a general partner or an affiliate for legal expenses and other costs incurred as a result of any legal action initiated against the general partner by a limited partner of your partnership. Your partnership may advance funds to a general partner and its affiliates for legal expenses and other costs incurred as a result of any other legal action, subject to the following conditions: (1) the legal action shall relate to the performance of duties or services by a general partner or an affiliate on behalf of your partnership, (2) the legal action shall be initiated by a third party who is not a limited partner of your partnership and (3) the general partner or such affiliate shall undertake to repay the advanced funds to your partnership in cases in which such person would not be entitled to indemnification as described above. Indemnification shall be

         3961

     made from the assets of your partnership and no limited partner shall be personally liable to any person to be indemnified.

     Your partnership's agreement of limited partnership will not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified as described in your partnership's agreement of limited partnership.

DISTRIBUTIONS

     Your partnership has paid no distributions since January 1, 1995. The
original cost per unit was $          .

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 6.6% interest in your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received reimbursement of expenses in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $535,760
1995........................................................     591,333
1996........................................................     138,000
1997........................................................     216,000
1998 (through June 30)......................................      58,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $295,582
1995........................................................    282,348
1996........................................................    289,000
1997........................................................    292,000
1998 (through June 30)......................................    147,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         3962

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of

         3963

     AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of U.S. Realty Partners Limited Partnership appearing in U.S. Realty Partners Limited Partnership Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         3964

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         3965

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         3966

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         3967

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         3968

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         3969

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         3970

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         3971

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         3972

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         3973

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       UNITED INVESTORS GROWTH PROPERTIES
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, your general partner estimated the net asset value of your units to be $120 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         3974

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of United
    Investors Growth Properties................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43

                                                  PAGE
                                                  ----
  Accounting Treatment.........................   S-43
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-67
  General......................................   S-67
  Ranking......................................   S-67
  Distributions................................   S-67
  Allocation...................................   S-68
  Liquidation Preference.......................   S-68
  Redemption...................................   S-69
  Voting Rights................................   S-69
  Restrictions on Transfer.....................   S-69
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-70
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-72
CONFLICTS OF INTEREST..........................   S-75
  Conflicts of Interest with Respect to the
    Offer......................................   S-75
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-75
  Competition Among Properties.................   S-75
  Features Discouraging Potential Takeovers....   S-75
  Future Exchange Offers.......................   S-75

         3975

                                                  PAGE
                                                  ----
YOUR PARTNERSHIP...............................   S-76
  General......................................   S-76
  Additional Information Concerning Your
    Partnership................................   S-76
  Originally Anticipated Term of the
    Partnership................................   S-76
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-76
  Property Management..........................   S-77
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-77
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-78
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-78

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         3976

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in United Investors Growth Properties. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in United Investor Real Estate, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         3977

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         3978

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $10.08 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         3979

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $3.00 per unit to $32.00 per unit during the period January 1, 1998 through September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $120 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         3980

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A:   You may tender any or all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         3981

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         3982

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         3983

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $120 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns

         3984

and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

         3985

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

         3986

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain

         3987

pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 11% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         3988

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         3989

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after             , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         3990

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         3991

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         3992

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $3.00 to $32.00
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO

         3993

     Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner was reimbursed $24,000 for expenses incurred during the first 6 months of 1998. The property manager received management fees of $80,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     United Investors Growth Properties was organized on October 24, 1988, under the laws of the State of Missouri. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Terrace Royale Apartments, an 80 unit complex in Bothell, Washington; Cheyenne Woods Apartments, a 160 unit complex in North Las Vegas, Nevada; and Deerfield Apartments, a 136 unit complex in Memphis, Tennessee. Additionally, your partnership's investment portfolio contains Greystone South Plaza Center, a 55,000 square foot retail and medical center in Lexena, Kansas. The general partner of your partnership is United Investors Real Estate,

         3994

     Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 39,287 units of limited partnership interest issued and outstanding, which were held of record by 1,109 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         3995

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         3996

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         3997

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         3998

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         3999

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         4000

      SUMMARY FINANCIAL INFORMATION OF UNITED INVESTORS GROWTH PROPERTIES

     The summary financial information of United Investors Growth Properties for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for United Investors Growth Properties for the years ended December 31, 1997 and 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       UNITED INVESTORS GROWTH PROPERTIES

                                                           FOR THE SIX MONTHS
                                                             ENDED JUNE 30,          FOR THE YEAR ENDED DECEMBER 31,
                                                          --------------------      ---------------------------------
                                                           1998         1997         1997         1996         1995
                                                          -------      -------      -------      -------      -------
                                                                      (IN THOUSANDS EXCEPT FOR UNIT DATA)
OPERATING DATA:
Total Revenues..........................................  $ 1,596      $ 1,546      $ 3,145      $ 3,104      $ 3,543
Net Income/(Loss).......................................  $  (101)     $  (131)     $  (291)     $  (268)     $  (382)
Net income (Loss) per unit..............................    (2.55)       (3.31)       (8.24)       (6.74)      (11.61)
Distributions per limited partnership unit..............    10.08           --           --           --           --

                                                                JUNE 30,                      DECEMBER 31,
                                                          --------------------      ---------------------------------
                                                           1998         1997         1997         1996         1995
                                                          -------      -------      -------      -------      -------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation............  $12,220      $12,571      $12,397      $12,804      $13,280
Total Assets............................................  $13,640      $13,430      $14,147      $13,604      $14,038
Notes Payable...........................................   13,560       12,772       13,669       12,898       13,037
Partners's Capital/(Deficit)............................     (427)         270           74          401          669

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING            UNITED INVESTORS
                                                                       PARTNERSHIP              GROWTH PROPERTIES
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $10.08        $0.00

         4001

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $3.00 per unit to $32.00 per unit during the period January 1, 1997 through September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $120 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         4002

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

         4003

     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25, and distributions with respect to your units for the six months ended June 30, 1998 were $10.08 per unit (equivalent to $
on an annualized basis). This is equivalent to distributions of $       per year
on the number of tax-deferral        % Preferred OP Units, or distributions of
$       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

         4004

     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the property manager, which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately an 11% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

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  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you

         4006

     were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         4007

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         4008

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         4009

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         4010

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         4011

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         4012

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         4013

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         4014

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         4015

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         4016

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 227 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately .58% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         4017

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         4018

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         4019

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         4020

     received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax

         4021

     basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         4022

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                  1997 NET       CAPITALIZATION   GROSS PROPERTY
  PROPERTY                                    OPERATING INCOME        RATE            VALUE
  --------                                    ----------------   --------------   --------------
  Terrace Royale Apartments................   $                           %       $
  Cheyenne Woods Apartments................
  Greystone South Plaza Center.............
  Deerfield Apartments.....................
                                                -----------          -----         -----------

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         4023

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         4024

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for
     the six months ended June 30, 1998 were $10.08 (equivalent to $     on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         4025

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         4026

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $3.00 to $32.00
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 851 units (representing approximately 2.17% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       UNITED INVESTORS GROWTH PROPERTIES
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $ 4.57      $    32
  Second Quarter............................................        --           --
  First Quarter.............................................      3.00        10.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................        --           --
  Third Quarter.............................................        --           --
  Second Quarter............................................     29.50        31.03
  First Quarter.............................................     26.03        26.03
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................     63.00        63.00
  Third Quarter.............................................     25.00        25.00
  Second Quarter............................................        --           --
  First Quarter.............................................     13.00       215.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         4027

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with its 1998 First Quarter Report. That estimate of your partnership's net asset value per unit as of December 31, 1997 was $120. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness and estimated transaction costs (calculated at an estimated 3% of estimated value of each property), together with the cash, proceeds from investments, and all other assets that are believed to have liquidation value, after satisfaction of the Net Operating Liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         4028

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         4029

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         4030

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         4031

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         4032

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

       YOUR PARTNERSHIP                       AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Missouri law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash From Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2018.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been organized to acquire and           The purpose of the AIMCO Operating Partnership is to
operate for investment income-producing commercial and       conduct any business that may be lawfully conducted by
multifamily residential properties. Your partnership         a limited partnership organized pursuant to the
may invest in properties either directly or through          Delaware Revised Uniform Limited Partnership Act (as
investment in joint ventures and other partnerships.         amended from time to time, or any successor to such
Subject to restrictions contained in your partner-           statute) (the "Delaware Limited Partnership Act"),
ship's agreement of limited partnership, your                provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         4033
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling up to 200,000 units for cash to          time to the limited partners and to other persons, and
selected persons who fulfill the requirements set forth      to admit such other persons as additional limited
in your partnership's agreement of limited partnership.      partners, on terms and conditions and for such capital
The general partner of your partnership has no               contributions as may be established by the general
authority to permit your partnership to issue units in       partner in its sole discretion. The net capital
exchange for property. The capital contribution need         contribution need not be equal for all OP Unitholders.
not be equal for all limited partners and no action or       No action or consent by the OP Unitholders is required
consent is required in connection with the admission of      in connection with the admission of any additional OP
any additional limited partners.                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


The general partner has no authority to enter into           The AIMCO Operating Partnership may lend or contribute
transactions or agreement with itself or any of its          funds or other assets to its subsidiaries or other
affiliates for services, or which may significantly          persons in which it has an equity investment, and such
benefit the general partner or any of its affiliates in      persons may borrow funds from the AIMCO Operating
their independent capacity, except as otherwise              Partnership, on terms and conditions established in the
specifically provided in your partnership's agreement        sole and absolute discretion of the general partner. To
of limited partnership. The general partner has no           the extent consistent with the business purpose of the
authority to permit or cause the partnership to make         AIMCO Operating Partnership and the permitted
any loan to the general partner or any of its                activities of the general partner, the AIMCO Operating
affiliates except as authorized under your                   Partnership may transfer assets to joint ventures,
partnership's agreement of limited partnership.              limited liability companies, partnerships,
Additionally, the general partner may not permit or          corporations, business trusts or other business
cause funds of the partnership to be commingled with         entities in which it is or thereby becomes a
the funds of any other person or to be employed in any       participant upon such terms and subject to such
manner other than for the exclusive benefit of the           conditions consistent with the AIMCO Operating Part-
partnership. The general partner may not permit the          nership Agreement and applicable law as the general
partnership to purchase or lease property in which the       partner, in its sole and absolute discretion, believes
general partner or any of the affiliates have an             to be advisable. Except as expressly permitted by the
interest or sell any property to the general partner or      AIMCO Operating Partnership Agreement, neither the
any of its affiliates. Nothing in the preceding              general partner nor any of its affiliates may sell,
sentence will prohibit the general partner from              transfer or convey any property to the AIMCO Operating
purchasing properties in this own name, or that of any       Partnership, directly or indirectly, except pursuant to
of its affiliates, and temporarily holding title             transactions that are determined by the general partner
thereto, for the purpose of facilitating the                 in good faith to be fair and reasonable.
acquisition of such properties by the partnership;
provided, however, that such properties must be
purchased by the partnership for a price not greater
than the cost of such properties to the general partner
or its affiliate plus the actual costs, net of income
derived from the properties during the holding period,
incurred by the general partner or its affiliate in
holding such property and provided that there is no
difference in interest rates of the loan nor any other
benefit arising out of such transaction to the general
partner or its affiliate apart from the compensation
otherwise permitted by your partnership's agreement of
limited partnership. The general partner may not grant
to itself or any of its affiliates an exclusive right
or employment to sell partnership properties. Also, the
general partner may not permit itself or any of its
affiliates to purchase or lease a property or any
portion of a property.

         4034
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to enter into and execute, on behalf of your                 restrictions on borrowings, and the general partner has
partnership, all agreements, contracts, instruments and      full power and authority to borrow money on behalf of
related documents in connection with the acquisition,        the AIMCO Operating Partnership. The AIMCO Operating
ownership, financing, and refinancing of properties by       Partnership has credit agreements that restrict, among
your partnership. The general partner is not authorized      other things, its ability to incur indebtedness. See
to permit your partnership to subject a property to one      "Risk Factors -- Risks of Significant Indebtedness" in
or more mortgages, deeds of trust, or other security         the accompanying Prospectus.
interests so that the total amount of such indebtedness
exceeds 80% of the sum of the aggregate purchase price
of all properties which have not been refinanced and
the aggregate fair market value of all refinanced
properties, as determined by the lender on the date of
refinancing. Indebtedness may include the principal of
any loan together with any interest that may be
deferred pursuant to the terms of the loan agreement
which exceeds 5% per annum of the principal balance of
such indebtedness. The general partner may not permit
the partnership to obtain financing or acquire
properties subject to existing financing unless such
financing, including all-inclusive and wrap-around loan
and interest-only loans meet the requirements provided
in your partnership's agreement of limited partnership.

                            Review of Investor Lists


Any partner or his or its duly authorized                    Each OP Unitholder has the right, upon written demand
representative has the right to inspect and copy the         with a statement of the purpose of such demand and at
books and records of your partnership upon reasonable        such OP Unitholder's own expense, to obtain a current
notice during business hours. Any party or his duly          list of the name and last known business, residence or
authorized representative has the right to receive by        mailing address of the general partner and each other
mail, upon written request to the partnership, a copy        OP Unitholder.
of a list of names and addresses of the limited
partners and the number of units owned by each of them.
All copying and mailing costs incurred in providing the
list will be paid by the limited partner.

                               Management Control


The general partner is solely responsible for the            All management powers over the business and affairs of
management of your partnership's business and has all        the AIMCO Operating Partnership are vested in AIMCO-GP,
rights and powers conferred by applicable laws. In           Inc., which is the general partner. No OP Unitholder
addition to any other rights and powers which it             has any right to participate in or exercise control or
possesses, but subject to the limitations set forth in       management power over the business and affairs of the
your partnership's agreement of limited partnership,         AIMCO Operating Partnership. The OP Unitholders have
the general partner has all specific right and powers        the right to vote on certain matters described under
required for or appropriate to its management of the         "Comparison of Ownership of Your Units and AIMCO OP
partnership's business. Subject to the limitations           Units -- Voting Rights" below. The general partner may
contained in your partnership's agreement of limited         not be removed by the OP Unitholders with or without
partnership, the general partner, on behalf of your          cause.
partnership may take any action it deems necessary or
advisable in connection with the business of your            In addition to the powers granted a general partner of
partnership without the consent of the limited               a limited partnership under applicable law or that are
partners. A limited partner may not take part in or          granted to the general partner under any other
interfere in any manner with the conduct or control of       provision of the AIMCO Operating Partnership Agreement,
the business of your partnership and has no right or         the general partner, subject to the other provisions of
authority to act for or bind the partnership.                the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating

         4035
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             Partnership Agreement. The general partner is
                                                             authorized to execute, deliver and perform certain
                                                             agreements and transactions on behalf of the AIMCO
                                                             Operating Partnership without any further act, approval
                                                             or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable, responsible or            partner is not liable to the AIMCO Operating
accountable for damages or otherwise to your                 Partnership for losses sustained, liabilities incurred
partnership or any limited partner for any acts              or benefits not derived as a result of errors in
performed or any failure to act by any of them if they       judgment or mistakes of fact or law of any act or
determined, in good faith, that such acts or failure to      omission if the general partner acted in good faith.
act was in the best interests of your partnership, and       The AIMCO Operating Partnership Agreement provides for
such course of conduct did not constitute fraud,             indemnification of AIMCO, or any director or officer of
negligence, misconduct or other breaches of fiduciary        AIMCO (in its capacity as the previous general partner
duties on the part of such person. The general partner       of the AIMCO Operating Partnership), the general
and its affiliates are entitled to indemnification by        partner, any officer or director of general partner or
your partnership against any loss, damage, liability,        the AIMCO Operating Partnership and such other persons
cost or expense sustained by it or them if such party        as the general partner may designate from and against
determined, in good faith that the course of conduct         all losses, claims, damages, liabilities, joint or
which caused the loss or liability was in the best           several, expenses (including legal fees), fines,
interests of your partnership and such party was acting      settlements and other amounts incurred in connection
on behalf or performing services for your partnership,       with any actions relating to the operations of the
provided that such loss, damage, liability, cost or          AIMCO Operating Partnership, as set forth in the AIMCO
expense was not the result of negligence or misconduct       Operating Partnership Agreement. The Delaware Limited
by such party. Any such indemnity provided will be           Partnership Act provides that subject to the standards
paid, from and only to the extent of, partnership            and restrictions, if any, set forth in its partnership
assets. Notwithstanding any other provision to the           agreement, a limited partnership may, and shall have
contrary, the general partner, its affiliates and any        the power to, indemnify and hold harmless any partner
person acting as broker-dealer will be liable and will       or other person from and against any and all claims and
not be entitled to indemnity for any loss, damage or         demands whatsoever. It is the position of the
cost resulting from violations of federal or state           Securities and Exchange Commission that indemnification
securities laws in connection with the units unless          of directors and officers for liabilities arising under
there is a successful adjudication of the merits of          the Securities Act is against public policy and is
each count involving such securities law violations,         unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement, upon the vote (by        Except in limited circumstances, the general partner
written consent or at a meeting) of a                        has exclusive management power over the business and
majority-in-interest of the limited partners, the            affairs of the AIMCO Operating Partnership. The general
general partner may be removed as general partner of         partner may not be removed as general partner of the
your partnership. Units held by the general partner or       AIMCO Operating Partnership by the OP Unitholders with
any of its affiliates will not be entitled to vote on        or without cause. Under the AIMCO Operating Partnership
the removal of the general partner. The general partner      Agreement, the general partner may, in its sole
may resign at any time after substantially all of the        discretion, prevent a transferee of an OP Unit from
limited partners' capital contributions (except for any      becoming a substituted limited partner pursuant to the
amounts utilized to pay partnership operating expenses,      AIMCO Operating Partnership Agreement. The general
organization and offering expenses, or amounts set           partner may exercise this right of approval to deter,
aside for reserves) have been committed to investment        delay or hamper attempts by persons to acquire a
in properties or returned to the limited partners and        controlling interest in the AIMCO Operating Partner-
the properties to which such capital contributions have      ship. Additionally, the AIMCO Operating Partnership
been committed are acquired by your partnership;             Agreement contains restrictions on the ability of OP
provided, however, that such resignation will not be         Unitholders to transfer their OP Units. See
effective until a majority-in-interest of the limited        "Description of OP Units -- Transfers and Withdrawals"
partners accept such resignation, and provided,              in the accompanying Prospectus.
further, that 60 days prior to the effective date of
any such resignation the resigning general partner must
nominate as a substitute general partner a willing
person that meets the requirements, if necessary, for
continued qualification of the partnership as a
partnership for federal income tax pur-

         4036
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

poses. Except as provided in your partnership's agreement, a person may be admitted as a general partner only with the consent of the general partner and a majority-in-interest of the limited partners. A limited partner may not substitute a transferee of his units in such limited partner's place without the consent of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment does not           the general partner may, without the consent of the OP
materially and adversely affect the rights of the            Unitholders, amend the AIMCO Operating Partnership
limited partners. In addition to any amendments              Agreement, amendments to the AIMCO Operating
otherwise authorized in your partnership's agreement of      Partnership Agreement require the consent of the
limited partnership, amendments may be made to your          holders of a majority of the outstanding Common OP
partnership's agreement from time to time by the             Units, excluding AIMCO and certain other limited
general partner, without the consent of any of the           exclusions (a "Majority in Interest"). Amendments to
limited partners, (1) to add to the representations,         the AIMCO Operating Partnership Agreement may be
duties or obligations of the general partner or              proposed by the general partner or by holders of a
surrender any right or power granted to the general          Majority in Interest. Following such proposal, the
partner in your partnership's agreement of limited           general partner will submit any proposed amendment to
partnership, for the benefit of the limited partners;        the OP Unitholders. The general partner will seek the
(2) to cure any ambiguity, to correct or supplement any      written consent of the OP Unitholders on the proposed
provision in your partnership's agreement of limited         amendment or will call a meeting to vote thereon. See
partnership which may be inconsistent with any other         "Description of OP Units -- Amendment of the AIMCO
provision; (3) with respect to your partnership's tax        Operating Partnership Agreement" in the accompanying
status as a partnership and not as an association            Prospectus.
taxable as a corporation for federal income tax
purposes (i) to obtain expeditious consideration by the
Internal Revenue Service of a request for a ruling,
(ii) to receive an Internal Revenue Service ruling,
(iii) to comply with the requirements of temporary or
final income tax regulations promulgated by the
Treasury Department, (iv) to ensure the continuation of
partnership status, provided however, that, in the
opinion of counsel to your partnership, such amendment
does not adversely affect the rights or interests of
any of the limited partners; (4) to eliminate or modify
the general partner's obligation to purchase units as
set forth in your partnership's agreement of limited
partnership, if, in the opinion of counsel to your
partnership, the existence or exercise of the limited
partners' rights thereunder could cause the partnership
to lose its tax status as a partnership and not as an
association taxable as a corporation or to be treated
as a "publicly traded partnership" as defined in the
applicable laws; (5) to conform the allocations of
profits or losses (including nontaxable receipts or
nondeductible expenditures) or credits to the
requirements of the applicable laws; and (6) to delete
or add any provision of this agreement required to be
so deleted or added by the staff of the Securities and
Exchange Commission or other federal agency or by a
state agency to be for the benefit or protection of the
limited partners; provided, however, that no amendment,
except as specified in your partnership's agreement of
limited partnership, may be adopted pursuant to this
section unless the adoption thereof (i) is for the
benefit of or not adverse to the interests of the
limited partners; (ii) is consistent with your
partnership's agreement of limited partnership; and
(does not adversely affect the limited liability of the
limited partners or the status of the partnership as a
partnership for federal income tax purposes. Amendments
to your partnership's agreement of limited partnership
may be proposed by the general partner or by limited
partners holding 10% or more of the then outstanding
units and must be approved by limited partners owning a
majority-in-interest in your partnership.

         4037
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                             Compensation and Fees


The general partner of your partnership receives no fee      The general partner does not receive compensation for
for its services as general partner of your partnership      its services as general partner of the AIMCO Operating
but may receive reimbursement for expenses incurred in       Partnership. However, the general partner is entitled
such capacity.                                               to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner has no obligation to          negligence, no OP Unitholder has personal liability for
make contributions to the capital of your partnership        the AIMCO Operating Partnership's debts and
in excess of the amounts contributed under your              obligations, and liability of the OP Unitholders for
partnership's agreement, and is not responsible for          the AIMCO Operating Partnership's debts and obligations
obligations or liabilities of the partnership or the         is generally limited to the amount of their invest-
general partner in excess of the amounts so                  ment in the AIMCO Operating Partnership. However, the
contributed.                                                 limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner is under a fiduciary duty to             Unless otherwise provided for in the relevant
conduct the affairs of your partnership in the best          partnership agreement, Delaware law generally requires
interest of the partnership and the limited partners,        a general partner of a Delaware limited partnership to
including the safekeeping and use of all partnership         adhere to fiduciary duty standards under which it owes
funds and assets whether or not in the possession and        its limited partners the highest duties of good faith,
control of the general partner. The general partner may      fairness and loyalty and which generally prohibit such
not permit or cause the funds of your partnership to be      general partner from taking any action or engaging in
commingled with the funds of any other person or to be       any transaction as to which it has a conflict of
employed in any manner other than for the exclusive          interest. The AIMCO Operating Partnership Agreement
benefit of your partnership. The general partner may         expressly authorizes the general partner to enter into,
not be required to manage the partnership as its sole        on behalf of the AIMCO Operating Partnership, a right
and exclusive function and it may have other business        of first opportunity arrangement and other conflict
interests and may engage in other activities in              avoidance agreements with various affiliates of the
addition to those relating to the partnership,               AIMCO Operating Partnership and the general partner, on
including the rendering of advice or services of any         such terms as the general partner, in its sole and
kind to other investors and the making or management of      absolute discretion, believes are advisable. The AIMCO
other investments. Neither the partnership nor any           Operating Partnership Agreement expressly limits the
partner has the right by virtue of your partnership's        liability of the general partner by providing that the
agreement of limited partnership or the partnership          general partner, and its officers and directors will
relationship created in or to such other ventures or         not be liable or accountable in damages to the AIMCO
activities or to the income or proceeds derived there-       Operating Partnership, the limited partners or
from. In the event that the partnership, the general         assignees for errors in judgment or mistakes of fact or
partner or any affiliate, or any entity formed or            law or of any act or omission if the general partner or
managed by the general partner or any affiliate, is in       such director or officer acted in good faith. See
the market for properties similar to those to be             "Description of OP Units -- Fiduciary Responsibilities"
acquired by the partnership, the general partner will        in the accompanying Prospectus.
review the investment portfolio of each such entity and
will decide which entity will acquire a particular
property on the basis of such

         4038
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

factors, among others, as cash flow, the effect of the acquisition on diversification of the portfolio of each, the type and location of the property to be acquired, the estimate income tax effects of the purchase on each such entity, the amount of funds available, the length of time such funds have been available for investment, and the policy of each entity relating to leverage. In the event a particular property appears equally appropriate for investment by the partnership and one or more of such entities, the general partner will offer the investment to the entity whose funds have been available for the longest period of time. Notwithstanding the foregoing, in no event may the general partner acquire any property for its own account while the partnership has uninvested funds in an amount sufficient to acquire the property unless the general partner has first determined that the property is not suitable for the partnership. Nothing mentioned above will be deemed to diminish the general partner's overriding fiduciary obligation to the partnership or to act as a waiver of any right or remedy the partnership or other partners may have in the event of a breach of such obligations.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         4039

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

       YOUR UNITS                PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority-in-interest, the limited      the holders of the Preferred OP          respect to certain limited matters
partners may amend your                  Units will have the same voting          such as certain amendments and
partnership's agreement of limited       rights as holders of the Common OP       termination of the AIMCO Operating
partnership, subject to certain          Units. See "Description of OP            Partnership Agreement and certain
exceptions; dissolve your                Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale of all or            ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership except sales made       law or by the AIMCO Operating            its interest in the AIMCO Operating
in the ordinary course of business       Partnership Agreement, the               Partnership or the admission of a
of acquiring and disposing of            affirmative vote or consent of           successor general partner.
properties.                              holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. Your partnership may be        of the Partnership Unit Desig-           acquisition, sale, transfer,
continued by the remaining general       nation of the Preferred OP Units         exchange or other disposition of
partner or, if none, the limited         that materially and adversely            any assets of the AIMCO Operating
partners may agree to continue your      affects the rights or preferences        Partnership (including, but not
partnership by electing a successor      of the holders of the Preferred OP       limited to, the exercise or grant
general partner upon the vote of         Units. The creation or issuance of       of any conversion, option,
holders of a majority-in-interest        any class or series of partnership       privilege or subscription right or
within 90 days after the retirement      units, including, without                any other right available in
of the general partner.                  limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  con-

         4040
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  tinue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and from time to time on or after        in its sole and absolute discretion
results and net sales or                 the fifth anniversary of the issue       determine, of Available Cash (as
refinancing proceeds available from      date of the Preferred OP Units, the      defined in the AIMCO Operating
the disposition of your                  AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership's assets.                    adjust the annual distribution rate      the AIMCO Operating Partnership
                                         on the Preferred OP Units to the         during such quarter to the general
                                         lower of (i)     % plus the annual       partner, the special limited
                                         interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to

         4041
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                               or for the benefit of holders of
                               Junior Units. See "Description of
                               Preferred OP
                               Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign all or      There is no public market for the        There is no public market for the
any of his units, provided that:         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(1) if such assignment is of less        Preferred OP Units are not listed        nership Agreement restricts the
than all of the units held by the        on any securities exchange. The          transferability of the OP Units.
limited partner, a limited partner       Preferred OP Units are subject to        Until the expiration of one year
which is an Individual Retirement        restrictions on transfer as set          from the date on which an OP
Account and its assignee must            forth in the AIMCO Operating             Unitholder acquired OP Units,
immediately thereafter hold at           Partnership Agreement.                   subject to certain exceptions, such
least four units and any other                                                    OP Unitholder may not transfer all
limited partner and his assignee         Pursuant to the AIMCO Operating          or any portion of its OP Units to
must immediately thereafter hold at      Partnership Agreement, until the         any transferee without the consent
least eight units; (2) the partner-      expiration of one year from the          of the general partner, which
ship need not recognize for any          date on which a holder of Preferred      consent may be withheld in its sole
purpose any assignment of all or         OP Units acquired Preferred OP           and absolute discretion. After the
any of the units of a limited            Units, subject to certain                expiration of one year, such OP
partner unless there has been filed      exceptions, such holder of               Unitholder has the right to
with your partnership a duly exe-        Preferred OP Units may not transfer      transfer all or any portion of its
cuted and acknowledged counterpart       all or any portion of its Pre-           OP Units to any person, subject to
of the instrument making such            ferred OP Units to any transferee        the satisfaction of certain
assignment signed by both the            without the consent of the general       conditions specified in the AIMCO
transferor and the transferee and        partner, which consent may be            Operating Partnership Agreement,
such instrument evidences the            withheld in its sole and absolute        including the general partner's
written acceptance by the assignee       discretion. After the expiration of      right of first refusal. See
of all the terms and provisions of       one year, such holders of Preferred      "Description of OP Units --
your partnership's agreement of          OP Units has the right to transfer       Transfers and Withdrawals" in the
limited partnership and represents       all or any portion of its Preferred      accompanying Prospectus.
that such assignment was made in         OP Units to any person, subject to
accordance with all applicable laws      the satisfaction of certain              After the first anniversary of
and regulations; and (3) any             conditions specified in the AIMCO        becoming a holder of Common OP
assignment will be void and              Operating Partnership Agreement,         Units, an OP Unitholder has the
ineffectual and will not bind the        including the general partner's          right, subject to the terms and
partnership if the general partner       right of first refusal.                  conditions of the AIMCO Operating
believes, based on the advice of                                                  Partnership Agreement, to require
counsel, that the assignment would       After a one-year holding period, a       the AIMCO Operating Partnership to
result in the termination of the         holder may redeem Preferred OP           redeem all or a portion of the
partnership under Federal tax laws       Units and receive in exchange            Common OP Units held by such party
or would jeopardize the status of        therefor, at the AIMCO Operating         in exchange for a cash amount based
the partnership for Federal income       Partnership's option, (i) subject        on the value of shares of Class A
tax purposes. Any person who is an       to the terms of any Senior Units,        Common Stock. See "Description of
assignee of all or any of the units      cash in an amount equal to the           OP Units -- Redemption Rights" in
of a limited partner may become a        Liquidation Preference of the            the accompanying Prospectus. Upon
substituted limited partner in           Preferred OP Units tendered for          receipt of a notice of redemption,
place of his assignor when all of        redemption, (ii) a number of shares      the AIMCO Operating Partnership
the following conditions are             of Class I Cumulative Preferred          may, in its sole and absolute
satisfied: (1) satisfaction of the       Stock of AIMCO that pay an               discretion but subject to the
requirements of your partnership's       aggregate amount of dividends yield      restrictions on the ownership of
agreement of limited partnership;        equivalent to the distributions on       Class A Common Stock imposed under
(2) execution by the assignee for        the Preferred OP Units tendered for      AIMCO's charter and the transfer
an irrevocable power of attorney,        redemption and are part of a class       restrictions and other limitations
satisfaction of the general              or series of preferred stock that        thereof, elect to cause AIMCO to
partner, appointing the general          is then listed on the New York           acquire some or all of the tendered
partner as the assignee's lawful         Stock Exchange or another national       Common OP Units in exchange for
attorneys-in-fact for the purposes       securities exchange, or (iii) a          Class A Common Stock, based on an
of your partnership's agreement of       number of shares of Class A Common       exchange ratio of one share of
limited partnership; (3) payment of      Stock of AIMCO that is equal in          Class A Common Stock for each Com-
a transfer fee to the partnership        Value to the Liquidation Preference      mon OP Unit, subject to adjustment
sufficient to cover all reasonable       of the Preferred OP Units tendered       as provided in the AIMCO Operating
expenses connected with such             for redemption. The Preferred OP         Partnership Agreement.
assignment and substitution (but in      Units may not be redeemed at the
no event will such fee be in excess      option of the AIMCO Operating
of $200); and (4) the general            Partnership. See "Description of
partner consents in writing to the       Preferred OP Units -- Redemption."
substitution.

         4042

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         4043

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         4044

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         4045

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         4046

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         4047

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

       PREFERRED OP UNITS                        CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         4048
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         4049
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         4050

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $32,000 in 1996, $42,000 in 1997 and $24,000 for the first 6 months of 1998. The property manager received management fees of $162,000 in 1996, $160,000 in 1997 and $80,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         4051

                                YOUR PARTNERSHIP

GENERAL

     United Investors Growth Properties was organized on October 24, 1998, under the laws of the State of Missouri. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Terrace Royale Apartments, an 80 unit complex in Bothell, Washington; Cheyenne Woods Apartments, a 160 unit complex in North Las Vegas, Nevada; and Deerfield Apartments, a 136 unit complex in Memphis, Tennessee. Additionally, your partnership's investment portfolio contains Greystone South Plaza Center, a 55,000 square foot retail and medical center in Lexena, Kansas. The general partner of your partnership is United Investors Real Estate, Inc., which is a majority-owned subsidiary of AIMCO. The executive officers and directors of the general partner are the same as those of the AIMCO GP, which are set forth in Appendix B hereto. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 39,287 units issued and outstanding, which were held of record by 1,109 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Reports on Form 8-K, dated September 23, 1998 and October 1,
       1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated June 19, 1990, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that it was intended to hold each property from five to ten years. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2018, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets

         4052

     conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable, responsible or accountable for damages or otherwise to your partnership or any limited partner for any acts performed or any failure to act by any of them if they determined, in good faith, that such acts or failure to act was in the best interests of your partnership, and such course of conduct did not constitute negligence or misconduct on the part of such person. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any loss, damage, liability, cost or expense sustained by it or them if such party determined, in good faith that the course of conduct which caused the loss or liability was in the best interests of your partnership and such party was acting on behalf or performing services for your partnership, provided that such loss, damage, liability, cost or expense was not the result of fraud, negligence, misconduct or other breaches of fiduciary duty by such party. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. Notwithstanding any other provision to the contrary, the general partner, its affiliates and any person acting as broker-dealer will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations. The advancement of partnership funds to the general partner or its affiliates for legal expenses and other cost incurred as a result of any legal action is allowed if: the legal action related to your partnership or to acts or omissions with respect to the performance of duties or services on behalf of your partnership, the legal action is initiated by a third party who is not a limited partner and the indemnified party undertakes to repay any funds advanced pursuant to your partnership's agreement of limited partnership in the cases in which such party would not be entitled to indemnification.

     Your partnership may not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

         4053

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $250.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 0.00
January 1, 1996 - December 31, 1996.........................       0.00
January 1, 1997 - December 31, 1997.........................       0.00
January 1, 1998 - June 30, 1998.............................      10.08

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately an 11% interest in your partnership, including 3,926 units held by us and the interest held by United Investor Real Estate, Inc. as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $20,000
1995........................................................     30,000
1996........................................................     32,000
1997........................................................     42,000
1998 (through June 30)......................................     24,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                             FEES
----                                                           --------
1994........................................................   $187,351
1995........................................................    180,000
1996........................................................    162,000
1997........................................................    160,000
1998 (through June 30)......................................     80,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         4054

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         4055

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of United Investors Growth Properties incorporated by reference in United Investors Growth Properties Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         4056

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         4057

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         4058

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         4059

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         4060

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         4061

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         4062

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         4063

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         4064

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         4065

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                     UNITED INVESTORS GROWTH PROPERTIES II
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, your general partner estimated the net asset value of your units to be $201.00 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in two apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         4066

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of United
    Investors Growth Properties II.............   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-53
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         4067

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         4068

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in United Investors Growth Properties II. For each unit that you tender, you
     may choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in United Investors Real Estate, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         4069

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         4070

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $54.35 per unit for the six months
     ended June 30, 1998 (equivalent to $       on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in two properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         4071

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $54.27 per unit to $89.42 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $201.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

         4072

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A: You may tender any or all of your units. However, your partnership's agreement of limited partnership requires that, if you tender less than all of your units, after the tender you continue to hold a minimum of eight units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         4073

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         4074

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         4075

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $201.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $54.27 per unit to $89.42 per unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         4076

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages two properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         4077

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         4078

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         4079

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 1% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         4080

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         4081

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

         4082

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         4083

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         4084

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $54.27 to $89.42
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         4085

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $12,000 for the first six months of 1998. The property manager received management fees of $43,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     United Investors Growth Properties II was organized on March 23, 1990, under the laws of the State of Missouri. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital

         4086

     appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Riverwalk Apartments, a 104-unit complex in Houston, Texas; and Stone Ridge Apartments, a 106-unit complex in Overland Park, Kansas. The general partner of your partnership is United Investors Real Estate, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 32,601 units of limited partnership interest issued and outstanding, which were held of record by 564 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         4087

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         4088

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         4089

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         4090

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         4091

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         4092

     SUMMARY FINANCIAL INFORMATION OF UNITED INVESTORS GROWTH PROPERTIES II

     The summary financial information of United Investors Growth Properties II for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for United Investors Growth Properties II for the years ended December 31, 1997 and 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                     UNITED INVESTORS GROWTH PROPERTIES II

                                                               FOR THE SIX
                                                               MONTHS ENDED        FOR THE YEAR ENDED
                                                                 JUNE 30,             DECEMBER 31,
                                                             ----------------   ------------------------
                                                              1998     1997      1997     1996     1995
                                                             ------   -------   ------   ------   ------
                                                                  (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
Total Revenues.............................................  $  876   $   824   $1,675   $1,615   $1,546
Net Income (Loss)..........................................      25       (10)     (29)    (143)      72
Net Income (Loss) per limited partnership unit.............    1.21     (0.48)   (1.40)   (6.87)    2.88
Distributions per limited partnership unit.................   54.35      3.29     6.68     6.63     8.80

                                                                 JUNE 30,             DECEMBER 31,
                                                             ----------------   ------------------------
                                                              1998     1997      1997     1996     1995
                                                             ------   -------   ------   ------   ------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation...............  $6,474   $ 6,718   $6,594   $6,845   $7,070
Total Assets...............................................   7,230     7,487    8,340    7,559    7,879
Notes Payable..............................................   5,883     4,939    5,914    4,973    5,033
Partners' Capital..........................................   1,160     2,358    2,269    2,437    2,718

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING         UNITED INVESTORS GROWTH
                                                                       PARTNERSHIP                PROPERTIES II
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $54.35        $6.68

         4093

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $54.27 per unit to $89.42 per unit from January 1, 1997 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $201.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         4094

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages two properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

         4095

     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     , current annualized distributions with
respect to the Common OP Units are $2.25, and distributions with respect to your units for the six months ended June 30, 1998 were $54.35 per unit (equivalent to
$       on an annualized basis). This is equivalent to distributions of $
per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP
Units that we are offering are expected to be        , immediately following our
offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

         4096

     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 1% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         4097

  Previous Tender Offers

     We are aware that tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you

         4098

were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         4099

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         4100

            , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, your partnership's agreement of limited partnership requires that, if you tender less than all of units, after the tender you continue to hold a minimum of eight units (except for units held by IRAs and Keogh Plans). You may tender fractional units only if you are tendering all of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

         4101

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         4102

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         4103

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         4104

pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         4105

partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         4106

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         4107

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         4108

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 40 units in your partnership have been transferred during the twelve months ended December 31, 1997 (representing approximately .19% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         4109

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         4110

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         4111

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         4112

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         4113

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         4114

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
                 PROPERTY                    OPERATING INCOME        RATE            VALUE
                 --------                    ----------------   --------------   --------------
Riverwalk Apartments.......................  $                           %       $
Stone Ridge Apartments.....................

- Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a
  net equity value for your partnership of $          .

         4115

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         4116

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     , current annualized distributions with respect to the
     Common OP Units are $2.25, and distributions with respect to your units for
     the six months ended June 30, 1998 were $54.35 (equivalent to $       on an
     annualized basis). This is equivalent to distributions of $       per year
     on the number of tax-deferral        % Preferred OP Units, or distributions
     of $       per year on the number of tax deferral Common OP Units, that you would receive in exchange for each of your partnership's units. Therefore, distributions with respect to the Preferred OP Units and Common OP Units
     that we are offering are expected to be        , immediately following our
     offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         4117

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         4118

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $54.27 to $89.42
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 568 units (representing less than 2.74% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                     UNITED INVESTORS GROWTH PROPERTIES II
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                      AS REPORTED BY
                                                                  THE GENERAL PARTNER(a)
                                                               -----------------------------
                                                                 LOW SALES      HIGH SALES
                                                                   PRICE           PRICE
                                                                 PER UNIT        PER UNIT
                                                               -------------   -------------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................   $       54.27   $       55.25
  Second Quarter............................................              --              --
  First Quarter.............................................              --              --
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................              --              --
  Third Quarter.............................................              --              --
  Second Quarter............................................              --              --
  First Quarter.............................................           89.42           89.42
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................           67.00           67.00
  Third Quarter.............................................           64.00           64.00
  Second Quarter............................................   Not Available   Not Available
  First Quarter.............................................   Not Available   Not Available
Fiscal Year Ended December 31, 1995:
  Fourth Quarter............................................   Not Available   Not Available
  Third Quarter.............................................   Not Available   Not Available
  Second Quarter............................................   Not Available   Not Available
  First Quarter.............................................   Not Available   Not Available

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general

         4119

     partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit. That estimate of your partnership's net asset value per unit as of December 31, 1997 was $201.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

         4120

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location,

         4121

     number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your

         4122

     partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

         4123

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         4124

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

     YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Missouri law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash From Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2002.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been organized to acquire and           The purpose of the AIMCO Operating Partnership is to
operate for investment income-producing commercial and       conduct any business that may be lawfully conducted by
multifamily residential properties. Your partnership         a limited partnership organized pursuant to the
may invest in properties either directly or through          Delaware Revised Uniform Limited Partnership Act (as
investment in joint ventures and other partnerships.         amended from time to time, or any successor to such
Subject to restrictions contained in your partner-           statute) (the "Delaware Limited Partnership Act"),
ship's agreement of limited partnership, your                provided that such business is to be conducted in a
partnership may perform all acts necessary, advisable        manner that permits AIMCO to be qualified as a REIT,
or convenient to the business of your partnership            unless AIMCO ceases to qualify as a REIT. The AIMCO
including borrowing money and creating liens.                Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         4125
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling up to 200,000 units for cash to          time to the limited partners and to other persons, and
selected persons who fulfill the requirements set forth      to admit such other persons as additional limited
in your partnership's agreement of limited partnership.      partners, on terms and conditions and for such capital
The general partner of your partnership has no               contributions as may be established by the general
authority to permit your partnership to issue units in       partner in its sole discretion. The net capital
exchange for property. The capital contribution need         contribution need not be equal for all OP Unitholders.
not be equal for all limited partners and no action or       No action or consent by the OP Unitholders is required
consent is required in connection with the admission of      in connection with the admission of any additional OP
any additional limited partners.                             Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


The general partner shall have no authority to enter         The AIMCO Operating Partnership may lend or contribute
into transactions or agreement with itself of any of         funds or other assets to its subsidiaries or other
its affiliates for services, or which may significantly      persons in which it has an equity investment, and such
benefit the general partner or any of its affiliates in      persons may borrow funds from the AIMCO Operating
their independent capacity, except as otherwise specif-      Partnership, on terms and conditions established in the
ically provided in your partnership's agreement of           sole and absolute discretion of the general partner. To
limited partnership. The general partner shall have no       the extent consistent with the business purpose of the
authority to permit or cause the partnership to make         AIMCO Operating Partnership and the permitted
any loan to the general partner or any of its                activities of the general partner, the AIMCO Operating
affiliates except under the terms of your partnership's      Partnership may transfer assets to joint ventures,
agreement of limited partnership. Additionally, the          limited liability companies, partnerships,
general partner may not permit or cause funds of the         corporations, business trusts or other business
partnership to be commingled with the funds of any           entities in which it is or thereby becomes a
other person or to be employed in any manner other than      participant upon such terms and subject to such
for the exclusive benefit of the partnership. The            conditions consistent with the AIMCO Operating Part-
general partner may not permit the partnership to            nership Agreement and applicable law as the general
purchase or lease property in which the general partner      partner, in its sole and absolute discretion, believes
or any of the affiliates have an interest or sell any        to be advisable. Except as expressly permitted by the
property to the general partner or any of its                AIMCO Operating Partnership Agreement, neither the
affiliates. Nothing in the preceding sentence shall          general partner nor any of its affiliates may sell,
prohibit the general partner from purchasing properties      transfer or convey any property to the AIMCO Operating
in its own name, or that of any of its affiliates, and       Partnership, directly or indirectly, except pursuant to
temporarily holding title thereto, for the purpose of        transactions that are determined by the general partner
facilitating the acquisition of such properties by the       in good faith to be fair and reasonable.
partnership; provided, however, that such properties
shall be purchased by the partnership for a price not
greater than the cost of such properties to the general
partner or its affiliate plus the actual costs, net of
income derived from the properties during the holding
period, incurred by the general partner or its
affiliate in holding such property and provided that
there is no difference in interest rates of the loan
nor any other benefit arising out of such transaction
to the general partner or its affiliate apart from the
compensation otherwise permitted by your partnership's
agreement of limited partnership. Notwithstanding the
foregoing, in no event may the general partner or any
of its affiliates transfer a property to your
partnership which the general partner or such affiliate
acquired more than 12 months prior to the date of your
partnership's Prospectus or sell property to your
partnership if the cost of the property exceeds the
funds reasonably anticipated to be available to your
partnership to purchase the property. In the event that
at any time the general partner and its affiliates have
purchased and are holding two or more properties on
behalf of your partnership and the aggregate cost of
such

         4126
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

properties exceeds the partnership funds available, the partnership shall purchase such properties which, as reasonably determined by the general partner, enable the partnership to most efficiently expend its capital and to create a portfolio of geographically diverse properties of different types. The general partner may not grant to itself or any of its affiliates an exclusive right or employment to sell partnership properties. Also, the general partner may not permit itself or any of its affiliates to purchase or lease a property or any portion of a property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to enter into and execute, on behalf of your                 restrictions on borrowings, and the general partner has
partnership, all agreements, contracts, instruments and      full power and authority to borrow money on behalf of
related documents in connection with the acquisition,        the AIMCO Operating Partnership. The AIMCO Operating
ownership, financing, and refinancing of properties by       Partnership has credit agreements that restrict, among
your partnership. The general partner is not authorized      other things, its ability to incur indebtedness. See
to permit your partnership to subject a property to one      "Risk Factors -- Risks of Significant Indebtedness" in
or more mortgages, deeds of trust, or other security         the accompanying Prospectus.
interests so that the total amount of such indebtedness
exceeds 80% of the sum of the aggregate purchase price
of all properties which have not been refinanced and
the aggregate fair market value of all refined
properties, as determined by the lender on the date of
refinancing. Indebtedness includes the principal of any
loan together with any interest that may be deferred
pursuant to the terms of the loan agreement which
exceeds 5% per annum of the principal balance of such
indebtedness. The general partner may not permit the
partnership to obtain financing or acquire properties
subject to existing financing unless such financing,
including all-inclusive and wrap-around loans and
interest-only loans meet the requirements provided in
your partnership's agreement of limited partnership.

                            Review of Investor Lists


Any partner or his or its duly authorized                    Each OP Unitholder has the right, upon written demand
representative shall have the right to inspect and copy      with a statement of the purpose of such demand and at
the books and records of your partnership upon               such OP Unitholder's own expense, to obtain a current
reasonable notice during business hours. Any party or        list of the name and last known business, residence or
his duly authorized representative shall have the right      mailing address of the general partner and each other
to receive by mail, upon written request to the              OP Unitholder.
partnership, a copy of a list of names and addresses of
the limited partners and the number of units owned by
each of them. All copying and mailing costs incurred in
providing the list shall be paid by the limited
partner.

                               Management Control


The general partner shall be solely responsible for the      All management powers over the business and affairs of
management of your partnership's business and shall          the AIMCO Operating Partnership are vested in AIMCO-GP,
have all rights and powers conferred by applicable           Inc., which is the general partner. No OP Unitholder
laws. In addition to any other rights and powers which       has any right to participate in or exercise control or
it possesses, but subject to the limitations set forth       management power over the business and affairs of the
in your partnership's agreement of limited partnership,      AIMCO Operating Partnership. The OP Unitholders have
the general partner shall have all specific right and        the right to vote on certain matters described under
powers required for or appropriate to its management of      "Comparison of Ownership of Your Units and AIMCO OP
the partnership's business. Subject to the limitations       Units -- Voting Rights" below. The general partner may
contained in your partnership's agreement of limited         not be removed by the OP Unitholders with or without
partnership, the general partner, on behalf of your          cause.
partnership may take any action it deems necessary or
advisable in connection with the business of your            In addition to the powers granted a general partner of
partnership without the consent of the limited               a limited partnership under applicable law or that are
partners. A limited partner shall take no part in or         granted to the general partner under any other
interfere in any manner with the conduct or control of       provision of the AIMCO Operating Partnership Agreement,
the business of your partnership and shall have no           the general partner, subject to the other provisions of
right or authority to act for or bind the partnership.       the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or

         4127
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable, responsible or            partner is not liable to the AIMCO Operating
accountable for damages or otherwise to your                 Partnership for losses sustained, liabilities incurred
partnership or any limited partner for any acts              or benefits not derived as a result of errors in
performed or any failure to act by any of them if they       judgment or mistakes of fact or law of any act or
determined, in good faith, that such acts or failure to      omission if the general partner acted in good faith.
act was in the best interests of your partnership, and       The AIMCO Operating Partnership Agreement provides for
such course of conduct did not constitute fraud,             indemnification of AIMCO, or any director or officer of
negligence, misconduct or other breaches of fiduciary        AIMCO (in its capacity as the previous general partner
duties on the part of such person. The general partner       of the AIMCO Operating Partnership), the general
and its affiliates are entitled to indemnification by        partner, any officer or director of general partner or
your partnership against any loss, damage, liability,        the AIMCO Operating Partnership and such other persons
cost or expense sustained by it or them if such party        as the general partner may designate from and against
determined, in good faith that the course of conduct         all losses, claims, damages, liabilities, joint or
which caused the loss or liability was in the best           several, expenses (including legal fees), fines,
interests of your partnership and such party was acting      settlements and other amounts incurred in connection
on behalf or performing services for your partnership,       with any actions relating to the operations of the
provided that such loss, damage, liability, cost or          AIMCO Operating Partnership, as set forth in the AIMCO
expense was not the result of negligence or misconduct       Operating Partnership Agreement. The Delaware Limited
by such party. Any such indemnity provided shall be          Partnership Act provides that subject to the standards
paid, from and only to the extent of, partnership            and restrictions, if any, set forth in its partnership
assets. Notwithstanding any other provision to the           agreement, a limited partnership may, and shall have
contrary, the general partner, its affiliates and any        the power to, indemnify and hold harmless any partner
person acting as broker-dealer will be liable and will       or other person from and against any and all claims and
not be entitled to indemnity for any loss, damage or         demands whatsoever. It is the position of the
cost resulting from violations of federal or state           Securities and Exchange Commission that indemnification
securities laws in connection with the units unless          of directors and officers for liabilities arising under
there is a successful adjudication of the merits of          the Securities Act is against public policy and is
each count involving such securities law violations,         unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement, upon the vote (by        Except in limited circumstances, the general partner
written consent or at a meeting) of a                        has exclusive management power over the business and
majority-in-interest of the limited partners, the            affairs of the AIMCO Operating Partnership. The general
general partner may be removed as general partner of         partner may not be removed as general partner of the
your partnership. Units held by the general partner or       AIMCO Operating Partnership by the OP Unitholders with
any of its affiliates will not be entitled to vote on        or without cause. Under the AIMCO Operating Partnership
the removal of the general partner. The general partner      Agreement, the general partner may, in its sole
may resign at any time after substantially all of the        discretion, prevent a transferee of an OP Unit from
limited partners' capital contributions (except for any      becoming a substituted limited partner pursuant to the
amounts utilized to pay partnership operating expenses,      AIMCO Operating Partnership Agreement. The general
organization and offering expenses, or amounts set           partner may exercise this right of approval to deter,
aside for reserves) have been committed to investment        delay or hamper attempts by persons to acquire a
in properties or returned to the limited partners and        controlling interest in the AIMCO Operating Partner-
the properties to which such

         4128
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

capital contributions have been committed are acquired       ship. Additionally, the AIMCO Operating Partnership
by your partnership; provided, however, that such            Agreement contains restrictions on the ability of OP
resignation will not be effective until a                    Unitholders to transfer their OP Units. See
majority-in-interest of the limited partners accept          "Description of OP Units -- Transfers and Withdrawals"
such resignation, and provided, further, that 60 days        in the accompanying Prospectus.
prior to the effective date of any such resignation the
resigning general partner must nominate as a substitute
general partner a willing person that meets the
requirements, if necessary, for continued qualification
of the partnership as a partnership for federal income
tax purposes. Except as provided in your partnership's
agreement, a person may be admitted as a general
partner only with the consent of the general partner
and a majority-in-interest of the limited partners. A
limited partner may not substitute a transferee of his
units in such limited partner's place without the
consent of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment does not           the general partner may, without the consent of the OP
materially and adversely affect the rights of the            Unitholders, amend the AIMCO Operating Partnership
limited partners. In addition to any amendments              Agreement, amendments to the AIMCO Operating
otherwise authorized in your partnership's agreement of      Partnership Agreement require the consent of the
limited partnership, amendments may be made to your          holders of a majority of the outstanding Common OP
partnership's agreement from time to time by the             Units, excluding AIMCO and certain other limited
general partner, without the consent of any of the           exclusions (a "Majority in Interest"). Amendments to
limited partners, (1) to add to the representations,         the AIMCO Operating Partnership Agreement may be
duties or obligations of the general partner or              proposed by the general partner or by holders of a
surrender any right or power granted to the general          Majority in Interest. Following such proposal, the
partner in your partnership's agreement of limited           general partner will submit any proposed amendment to
partnership, for the benefit of the limited partners;        the OP Unitholders. The general partner will seek the
(2) to cure any ambiguity, to correct or supplement any      written consent of the OP Unitholders on the proposed
provision in your partnership's agreement of limited         amendment or will call a meeting to vote thereon. See
partnership which may be inconsistent with any other         "Description of OP Units -- Amendment of the AIMCO
provision; (3) with respect to your partnership's tax        Operating Partnership Agreement" in the accompanying
status as a partnership and not as an association            Prospectus.
taxable as a corporation for federal income tax
purposes (i) to obtain expeditious consideration by the
Internal Revenue Service of a request for a ruling,
(ii) to receive an Internal Revenue Service ruling,
(iii) to comply with the requirements of temporary or
final income tax regulations promulgated by the
Treasury Department, (iv) to ensure the continuation of
partnership status, provided however, that, in the
opinion of counsel to your partnership, such amendment
does not adversely affect the rights or interests of
any of the limited partners; (4) to eliminate or modify
the general partner's obligation to purchase units as
set forth in your partnership's agreement of limited
partnership, if, in the opinion of counsel to your
partnership, the existence or exercise of the limited
partners' rights thereunder could cause the partnership
to lose its tax status as a partnership and not as an
association taxable as a corporation or to be treated
as a "publicly traded partnership" as defined in the
applicable laws; (5) to conform the allocations of
profits or losses (including nontaxable receipts or
nondeductible expenditures) or credits to the
requirements of the applicable laws; and (6) to delete
or add any provision of this agreement required to be
so deleted or added by the staff of the Securities and
Exchange Commission or other federal agency or by a
state agency to be for the benefit or protection of the
limited partners; provided, however, that no amendment,
except as specified in your partnership's agreement of
limited partnership, will be adopted pursuant to this
section unless the adoption thereof (i) is for the
benefit of or not adverse to the interests of the
limited partners; (ii) is consistent with your
partnership's agreement of limited partnership; and
(iii) does not adversely affect the limited liability
of the limited partners or the status of the
partnership as a partnership for

         4129
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

federal income tax purposes. Amendments to your partnership's agreement of limited partnership may be proposed by the general partner or by limited partners holding 10% or more of the then outstanding units and must be approved by limited partners owning a majority-in-interest in your partnership.

                             Compensation and Fees


The general partner of your partnership receives no fee      The general partner does not receive compensation for
for its services as general partner of your partnership      its services as general partner of the AIMCO Operating
but may receive reimbursement for expenses incurred in       Partnership. However, the general partner is entitled
such capacity.                                               to payments, allocations and distributions in its
                                                             capacity as general partner of the AIMCO Operating
                                                             Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner has no obligation to          negligence, no OP Unitholder has personal liability for
make contributions to the capital of your partnership        the AIMCO Operating Partnership's debts and
in excess of the amounts contributed under your              obligations, and liability of the OP Unitholders for
partnership's agreement, and is not responsible for          the AIMCO Operating Partnership's debts and obligations
obligations or liabilities of the partnership or the         is generally limited to the amount of their invest-
general partner in excess of the amounts so                  ment in the AIMCO Operating Partnership. However, the
contributed.                                                 limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner is under a fiduciary duty to             Unless otherwise provided for in the relevant
conduct the affairs of your partnership in the best          partnership agreement, Delaware law generally requires
interest of the partnership and the limited partners,        a general partner of a Delaware limited partnership to
including the safekeeping and use of all partnership         adhere to fiduciary duty standards under which it owes
funds and assets whether or not in the possession and        its limited partners the highest duties of good faith,
control of the general partner. The general partner may      fairness and loyalty and which generally prohibit such
not permit or cause the funds of your partnership to be      general partner from taking any action or engaging in
commingled with the funds of any other person or to be       any transaction as to which it has a conflict of
employed in any manner other than for the exclusive          interest. The AIMCO Operating Partnership Agreement
benefit of your partnership. The general partner is not      expressly authorizes the general partner to enter into,
required to manage the partnership as its sole and           on behalf of the AIMCO Operating Partnership, a right
exclusive function and it may have other business            of first opportunity arrangement and other conflict
interests and may engage in other activities in              avoidance agreements with various affiliates of the
addition to those relating to the partnership,               AIMCO Operating Partnership and the general partner, on
including the rendering of advice or services of any         such terms as the general partner, in its sole and
kind to other investors and the making or management of      absolute discretion, believes are advisable. The AIMCO
other investments. Neither the partnership nor any           Operating Partnership Agreement expressly limits the
partner has the right by virtue of your partnership's        liability of the general partner by providing that the
agreement of limited partnership or the partnership          general partner, and its officers and directors will
relationship created in or to such other ventures or         not be liable or accountable in damages to the AIMCO
activities or to the income or proceeds derived              Operating Partnership, the limited partners or
therefrom. In the event that the partnership, the            assignees for errors in judgment or mistakes of fact or
general partner or any affiliate, or any entity formed       law or of any act or omission if
or managed by the general partner or any

         4130
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

affiliate, is in the market for properties similar to        the general partner or such director or officer acted
those to be acquired by the partnership, the general         in good faith. See "Description of OP
partner will review the investment portfolio of each         Units -- Fiduciary Responsibilities" in the
such entity and will decide which entity will acquire a      accompanying Prospectus.
particular property on the basis of such factors, among
others, as cash flow, the effect of the acquisition on
diversification of the portfolio of each, the type and
location of the property to be acquired, the estimate
income tax effects of the purchase on each such entity,
the amount of funds available, the length of time such
funds have been available for investment, and the
policy of each entity relating to leverage. In the
event a particular property appears equally appropriate
for investment by the partnership and one or more of
such entities, the general partner will offer the
investment to the entity whose funds have been
available for the longest period of time.
Notwithstanding the foregoing, in no event may the
general partner acquire any property for its own
account while the partnership has uninvested funds in
an amount sufficient to acquire the property unless the
general partner has first determined that the property
is not suitable for the partnership. Nothing mentioned
above will be deemed to diminish the general partner's
overriding fiduciary obligation to the partnership or
to act as a waiver of any right or remedy the
partnership or other partners may have in the event of
a breach of such obligations.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         4131

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS



          YOUR UNITS           PREFERRED OP UNITS             COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority interest, the limited         the holders of the Preferred OP          respect to certain limited matters
partners may amend your                  Units will have the same voting          such as certain amendments and
partnership's agreement of limited       rights as holders of the Common OP       termination of the AIMCO Operating
partnership, subject to certain          Units. See "Description of OP            Partnership Agreement and certain
exceptions; dissolve your                Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale of all or            ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership except sales made       law or by the AIMCO Operating            its interest in the AIMCO Operating
in the ordinary course of business       Partnership Agreement, the               Partnership or the admission of a
of acquiring and disposing of            affirmative vote or consent of           successor general partner.
properties.                              holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
                                         be necessary for effecting any           ship Agreement, the general partner
                                         amendment of any of the provisions       has the power to effect the
                                         of the Partnership Unit Desig-           acquisition, sale, transfer,
                                         nation of the Preferred OP Units         exchange or other disposition of
                                         that materially and adversely            any assets of the AIMCO Operating
                                         affects the rights or preferences        Partnership (including, but not
                                         of the holders of the Preferred OP       limited to, the exercise or grant
                                         Units. The creation or issuance of       of any conversion, option,
                                         any class or series of partnership       privilege or subscription right or
                                         units, including, without                any other right available in
                                         limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Lim-

         4132
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  ited Partnership Act, agree in
                                                                                  writing, in their sole and absolute
                                                                                  discretion, to continue the
                                                                                  business of the AIMCO Operating
                                                                                  Partnership and to the appointment
                                                                                  of a successor general partner. The
                                                                                  general partner may elect to
                                                                                  dissolve the AIMCO Operating
                                                                                  Partnership in its sole and ab-
                                                                                  solute discretion, with or without
                                                                                  the consent of the OP Unitholders.
                                                                                  See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and from time to time on or after        in its sole and absolute discretion
results and net sales or                 the fifth anniversary of the issue       determine, of Available Cash (as
refinancing proceeds available from      date of the Preferred OP Units, the      defined in the AIMCO Operating
the disposition of your                  AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership's assets.                    adjust the annual distribution rate      the AIMCO Operating Partnership
                                         on the Preferred OP Units to the         during such quarter to the general
                                         lower of (i)     % plus the annual       partner, the special limited
                                         interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regula-
                                         the AIMCO Operating

         4133
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         Partnership with respect to any          tions and (ii) avoid any Federal
                                         Junior Units, nor shall any Junior       income or excise tax liability of
                                         Units be redeemed, purchased or          AIMCO. See "Description of OP
                                         otherwise acquired for                   Units -- Distributions" in the
                                         consideration, nor shall any other       accompanying Prospectus.
                                         cash or other property be paid or
                                         distributed to or for the benefit
                                         of holders of Junior Units. See
                                         "Description of Preferred OP
                                         Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign all or      There is no public market for the        There is no public market for the
any of his units, provided that:         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(1) if such assignment is of less        Preferred OP Units are not listed        nership Agreement restricts the
than all of the units held by the        on any securities exchange. The          transferability of the OP Units.
limited partner, a limited partner       Preferred OP Units are subject to        Until the expiration of one year
which is an Individual Retirement        restrictions on transfer as set          from the date on which an OP
Account and its assignee must            forth in the AIMCO Operating             Unitholder acquired OP Units,
immediately thereafter hold at           Partnership Agreement.                   subject to certain exceptions, such
least four units and any other                                                    OP Unitholder may not transfer all
limited partner and his assignee         Pursuant to the AIMCO Operating          or any portion of its OP Units to
must immediately thereafter hold at      Partnership Agreement, until the         any transferee without the consent
least eight units; (2) the partner-      expiration of one year from the          of the general partner, which
ship need not recognize for any          date on which a holder of Preferred      consent may be withheld in its sole
purpose any assignment of all or         OP Units acquired Preferred OP           and absolute discretion. After the
any of the units of a limited            Units, subject to certain                expiration of one year, such OP
partner unless there has been filed      exceptions, such holder of               Unitholder has the right to
with your partnership a duly exe-        Preferred OP Units may not transfer      transfer all or any portion of its
cuted and acknowledged counterpart       all or any portion of its Pre-           OP Units to any person, subject to
of the instrument making such            ferred OP Units to any transferee        the satisfaction of certain
assignment signed by both the            without the consent of the general       conditions specified in the AIMCO
transferor and the transferee and        partner, which consent may be            Operating Partnership Agreement,
such instrument evidences the            withheld in its sole and absolute        including the general partner's
written acceptance by the assignee       discretion. After the expiration of      right of first refusal. See
of all the terms and provisions of       one year, such holders of Preferred      "Description of OP Units --
your partnership's agreement of          OP Units has the right to transfer       Transfers and Withdrawals" in the
limited partnership and represents       all or any portion of its Preferred      accompanying Prospectus.
that such assignment was made in         OP Units to any person, subject to
accordance with all applicable laws      the satisfaction of certain              After the first anniversary of
and regulations; and (3) any             conditions specified in the AIMCO        becoming a holder of Common OP
assignment will be void and              Operating Partnership Agreement,         Units, an OP Unitholder has the
ineffectual and will not bind the        including the general partner's          right, subject to the terms and
partnership if the general partner       right of first refusal.                  conditions of the AIMCO Operating
believes, based on the advice of                                                  Partnership Agreement, to require
counsel, that the assignment would       After a one-year holding period, a       the AIMCO Operating Partnership to
result in the termination of the         holder may redeem Preferred OP           redeem all or a portion of the
partnership under Federal tax laws       Units and receive in exchange            Common OP Units held by such party
or would jeopardize the status of        therefor, at the AIMCO Operating         in exchange for a cash amount based
the partnership for federal income       Partnership's option, (i) subject        on the value of shares of Class A
tax purposes. Any person who is an       to the terms of any Senior Units,        Common Stock. See "Description of
assignee of all or any of the units      cash in an amount equal to the           OP Units -- Redemption Rights" in
of a limited partner may become a        Liquidation Preference of the            the accompanying Prospectus. Upon
substituted limited partner in           Preferred OP Units tendered for          receipt of a notice of redemption,
place of his assignor when all of        redemption, (ii) a number of shares      the AIMCO Operating Partnership
the following conditions are             of Class I Cumulative Preferred          may, in its sole and absolute
satisfied: (1) satisfaction of the       Stock of AIMCO that pay an               discretion but subject to the
requirements of your partnership's       aggregate amount of dividends yield      restrictions on the ownership of
agreement of limited partnership;        equivalent to the distributions on       Class A Common Stock imposed under
(2) execution by the assignee for        the Preferred OP Units tendered for      AIMCO's charter and the transfer
an irrevocable power of attorney,        redemption and are part of a class       restrictions and other limitations
satisfaction of the general              or series of preferred stock that        thereof, elect to cause AIMCO to
partner, appointing the general          is then listed on the New York           acquire some or all of the tendered
partner as the assignee's lawful         Stock Exchange or another national       Common OP Units in exchange for
attorneys-in-fact for the purposes       securities exchange, or (iii) a          Class A Common Stock, based on an
of your partnership's agreement of       number of shares of Class A Common       exchange ratio of one share of
limited partnership; (3) payment of      Stock of AIMCO that is equal in          Class A Common Stock for each Com-
a transfer fee to the partnership        Value to the Liquidation Preference      mon OP Unit, subject to adjustment
sufficient to cover all reasonable       of the Preferred OP Units tendered       as provided in the AIMCO Operating
expenses connected with such             for redemption. The Preferred OP         Partnership Agreement.
assignment and substitution (but in      Units may not be redeemed
no event will such fee be in excess
of $200); and (4) the general
partner

         4134
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

consents in writing to the               at the option of the AIMCO
substitution. There shall be no          Operating Partnership. See
other restrictions on the transfer       "Description of Preferred OP
of units except as provided above        Units -- Redemption."
or by any applicable securities
laws.

         4135

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         4136

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         4137

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         4138

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         4139

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         4140

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK


         PREFERRED OP UNITS                    CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         4141
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         4142
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         4143

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $38,000 in 1996, $40,000 in 1997, and $12,000 for the first six months of 1998. The property manager received management fees of $79,000 in 1996, $83,000 in 1997 and $43,000 for the first six months of 1998.
The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         4144

                                YOUR PARTNERSHIP

GENERAL

     United Investors Growth Properties II was organized on March 23, 1990, under the laws of the State of Missouri. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following two residential apartment complexes: Riverwalk Apartments, a 104-unit complex in Houston, Texas; and Stone Ridge Apartments, a 106-unit complex in Overland Park, Kansas. The general partner of your partnership is United Investors Real Estate, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 32,601 units of limited partnership interest issued and outstanding, which were held of record by 564 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     According to the prospectus dated June 18, 1990, by which units in your partnership were originally offered, the general partner of your partnership (which at the time was not affiliated with AIMCO) indicated that it was anticipated that properties would be held for five to ten years. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2002, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each

         4145

     asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable, responsible or accountable for damages or otherwise to your partnership or any limited partner for any acts performed or any failure to act by any of them if they determined, in good faith, that such acts or failure to act was in the best interests of your partnership, and such course of conduct did not constitute negligence or misconduct on the part of such person. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any loss, damage, liability, cost or expense sustained by it or them if such party determined, in good faith that the course of conduct which caused the loss or liability was in the best interests of your partnership and such party was acting on behalf or performing services for your partnership, provided that such loss, damage, liability, cost or expense was not the result of fraud, negligence, misconduct or other breaches of fiduciary duty by such party. Any such indemnity provided will be paid, from and only to the extent of, partnership assets. Notwithstanding any other provision to the contrary, the general partner, its affiliates and any person acting as broker-dealer will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations. The advancement of partnership funds to the general partner or its affiliates for legal expenses and other cost incurred as a result of any legal action is allowed if: the legal action related to your partnership or to acts or omissions with respect to the performance of duties or services on behalf of your partnership, the legal action is initiated by a third party who is not a limited partner and the indemnified party undertakes to repay any funds advanced pursuant to your partnership's agreement of limited partnership in the cases in which such party would not be entitled to indemnification.

     Your partnership may not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

         4146

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $250.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $ 8.80
January 1, 1996 - December 31, 1996.........................       6.63
January 1, 1997 - December 31, 1997.........................       6.68
January 1, 1998 - June 30, 1998.............................      54.35

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 1% interest in your partnership, including the interest held by us as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates,
(i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $20,000
1995........................................................     30,000
1996........................................................     38,000
1997........................................................     40,000
1998 (through June 30)......................................     12,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                            FEES
----                                                           -------
1994........................................................   $72,485
1995........................................................    75,000
1996........................................................    79,000
1997........................................................    83,000
1998 (through June 30)......................................    43,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         4147

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         4148

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of United Investors Growth Properties II incorporated by reference in United Investors Growth Properties II Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         4149

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         4150

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         4151

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         4152

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         4153

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         4154

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         4155

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         4156

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         4157

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         4158

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                       UNITED INVESTORS INCOME PROPERTIES
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1997, your general partner estimated the net asset value of your units to be $162 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         4159

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-15
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-17
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of United
    Investors Income Properties................   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-32
  Terms of the Offer; Expiration Date..........   S-32
  Acceptance for Payment and Payment for
    Units......................................   S-32
  Procedure for Tendering Units................   S-33
  Withdrawal Rights............................   S-36
  Extension of Tender Period; Termination;
    Amendment..................................   S-36
  Proration....................................   S-37
  Fractional OP Units..........................   S-37
  Future Plans of the AIMCO Operating
    Partnership................................   S-37
  Voting by the AIMCO Operating Partnership....   S-38
  Dissenters' Rights...........................   S-38
  Conditions of the Offer......................   S-38
  Effects of the Offer.........................   S-40
  Certain Legal Matters........................   S-41
  Fees and Expenses............................   S-43
  Accounting Treatment.........................   S-43

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-44
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-44
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-44
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-45
  Adjusted Tax Basis...........................   S-45
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-46
  Passive Activity Losses......................   S-46
  Foreign Offerees.............................   S-47
VALUATION OF UNITS.............................   S-47
FAIRNESS OF THE OFFER..........................   S-48
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-48
  Fairness to Unitholders who Tender their
    Units......................................   S-49
  Fairness to Unitholders who do not Tender
    their Units................................   S-50
  Comparison of Consideration to Alternative
    Consideration..............................   S-50
  Allocation of Consideration..................   S-52
STANGER ANALYSIS...............................   S-53
  Experience of Stanger........................   S-53
  Summary of Materials Considered..............   S-53
  Summary of Reviews...........................   S-54
  Conclusions..................................   S-55
  Assumptions, Limitations and
    Qualifications.............................   S-55
  Compensation and Material Relationships......   S-56
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-57
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77

         4160

                                                  PAGE
                                                  ----
  Additional Information Concerning Your
    Partnership................................   S-77
  Originally Anticipated Term of the
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-78
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-79
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79

                                                  PAGE
                                                  ----
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-80
LEGAL MATTERS..................................   S-81
EXPERTS........................................   S-81
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         4161

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in United Investors Income Properties. For each unit that you tender, you may
     choose to receive                of our Tax-Deferral      % Partnership
     Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred to as "Common
     OP Units"), or $          in cash (subject, in each case to adjustment for
     any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in United Investors Real Estate, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         4162

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         4163

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $4.99 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         4164

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, your partnership's agreement of limited partnership contains certain restrictions on the resale of your units, and the market for your units may be limited. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following the offer.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $55.00 per unit to $247.00 per unit from January 1, 1996 to September 30, 1998. As of December 31, 1997, your general partner estimated the net asset value of your units to be $162.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

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Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A:   You may tender any or all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

         4166

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         4167

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         4168

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's [properties] may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1997, your general partner estimated the net asset value of your units to be $162.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $55.00 per unit to $247.00 per unit over the last two years.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

         4169

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in your partnership to be transferred within such 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the

         4170

holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our

         4171

investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

         4172

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a majority ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 2.56% interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

         4173

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have

         4174

      the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

         4175

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

         4176

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

         4177

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have a majority ownership interest in your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $55 to $247
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner.

         4178

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive an annual management fee but may receive reimbursement for expenses incurred in its capacity as general partner. The general partner was reimbursed $18,000 for expenses it incurred during the first six months of 1998. The property manager received management fees of $44,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     United Investors Income Properties was organized on July 27, 1988, under the laws of the State of Missouri. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three apartment complexes and two commercial office buildings: Bronson Place Apartments, a 70-unit complex in Mountlake Terrace, Washington; Meadow Wood Apartments, an 85-unit complex in Medford, Oregon; Defoors Crossing Apartments, a 60-unit complex in Atlanta, Georgia; and Peachtree Corners Medical Building, a 12,543 square foot medical office building in Atlanta, Georgia. Your partnership also owns Corinth Square Medical Office Building, a 23,149 square foot medical office building in Prairie Village, Kansas, through its 35% ownership interest in Corinth Square, a joint venture with United Investors Income Properties II, an affiliated partnership in which your general partner is also the sole general partner. The general partner of your partnership is United Investors Real Estate, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties

         4179

     owned by your partnership. As of September 15, 1998, there were 61,063 units of limited partnership interest issued and outstanding, which were held of record by 1,888 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         4180

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         4181

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         4182

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         4183

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         4184

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         4185

      SUMMARY FINANCIAL INFORMATION OF UNITED INVESTORS INCOME PROPERTIES

     The summary financial information of United Investors Income Properties for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for United Investors Income Properties for the years ended December 31, 1997 and 1996 and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                       UNITED INVESTORS INCOME PROPERTIES

                                                                FOR THE SIX MONTHS               FOR THE YEAR ENDED
                                                                  ENDED JUNE 30,                    DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
IN THOUSANDS
OPERATING DATA:
Total Revenues............................................    $   944        $   904       $ 1,842     $ 1,736     $ 1,635
Net Income (Loss).........................................        205            246           472         475         299
Net Income (Loss) per limited partnership unit............       3.32           4.00          7.65        7.70        4.84
Distributions per limited partnership unit................       4.99           4.99         10.01       10.01       10.00

                                                                     JUNE 30,                       DECEMBER 31,
                                                            ---------------------------   ---------------------------------
                                                                1998           1997         1997        1996        1995
                                                            ------------   ------------   ---------   ---------   ---------
BALANCE SHEET DATA:
Real Estate, Net of Accumulated Depreciation..............    $ 9,244        $ 9,451       $ 9,368     $ 9,574     $ 9,787
Total Assets..............................................     10,886         11,058        10,966      11,090      11,241
Notes Payable.............................................         --             --            --          --          --
Partners' Capital (Deficit)...............................     10,754         10,940        10,857      11,002      11,145

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                                     AIMCO OPERATING            UNITED INVESTORS
                                                                       PARTNERSHIP              INCOME PROPERTIES
                                                                -------------------------   -------------------------
                                                                SIX MONTHS                  SIX MONTHS
                                                                  ENDED       YEAR ENDED      ENDED       YEAR ENDED
                                                                 JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                                   1998          1997          1998          1997
                                                                ----------   ------------   ----------   ------------
Cash distributions per unit outstanding...................        $1.125        $1.85         $4.99         $10.01

         4186

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $55.00 per unit to $247.00 per unit over the period from January 1, 1996 through September 30, 1997. As of December 31, 1997, your general partner estimated the net asset value of your units to be $162.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         4187

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a few properties. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce

         4188

     certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $4.99 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as

         4189

     receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest the property manager, which manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 2.5% interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

         4190

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount

         4191

     from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights
       and the Tax-Deferral   % Preferred Units rank equal to six other
       outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         4192

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         4193

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         4194

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         4195

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         4196

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         4197

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your

         4198

     partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after             , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations

         4199

     which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in

         4200

     lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         4201

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Limitations on Resales

     Your partnership's agreement of limited partnership prohibits transfers of units if a transfer, when considered with all other transfers during the same applicable twelve-month period, would cause a termination of your partnership for Federal or any applicable state income tax purposes. This provision may limit sales of units in the secondary market and in private transactions for the twelve-month period following completion of this offer. The general partner of your partnership has advised the AIMCO Operating Partnership that it will not process any requests for recognition of substitution of limited partners upon a transfer of units during such twelve-month period which the general partner believes may cause a tax termination in contravention of the agreement of limited partnership. The AIMCO Operating Partnership took this restriction into account in determining the maximum number of units for which this offer is made. Based on the general partner's records, approximately 447 units in your partnership have been transferred during the preceding twelve months ended December 31, 1997 (representing approximately 0.73% of the outstanding units). As a result, the AIMCO Operating Partnership does not believe that this restriction will preclude it from acquiring the maximum number of units for which this offer is made.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings,

         4202

     approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have

         4203

     filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint has been filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         4204

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         4205

     received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax

         4206

     basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         4207

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each partnership's property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                               1997 NET        CAPITALIZATION    GROSS PROPERTY
PROPERTY                                   OPERATING INCOME         RATE             VALUE
--------                                   ----------------    --------------    --------------
Bronson Place Apartments.................     $                         %          $
Defoors Crossing Apartments..............
Meadow Woods Apartments..................
Peachtree Corners Medical Building.......
Corinth Square Medical Office Building
  (35% interest).........................

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and

         4208

      certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your partnership of
      $          .

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         4209

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $4.99 (equivalent to $     on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         4210

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         4211

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $55 to $247
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                       UNITED INVESTORS INCOME PROPERTIES
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $105.00     $155.00
  Second Quarter............................................     107.88      116.00
  First Quarter.............................................      55.00      116.00
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................         --          --
  Third Quarter.............................................         --          --
  Second Quarter............................................      92.50      116.00
  First Quarter.............................................      82.12       82.12
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................     247.00      247.00
  Third Quarter.............................................      90.00      106.00
  Second Quarter............................................      83.00       83.00
  First Quarter.............................................      90.00       96.00

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant

         4212

     to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

     General Partner's Annual Estimates of Net Asset Value. Your general partner prepared an estimate of your partnership's net asset value per unit in connection with its 1998 first quarter report. That estimate of your partnership's net asset value per unit as of December 31, 1997 was $162. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness and estimated transaction costs (calculated at an estimated 3% of estimated value of each property), together with the cash, proceeds from investments, and all other assets that are believed to have liquidation value, after satisfaction of net operating liabilities of your partnership. This net asset value does not take into account (i) timing considerations or (ii) costs associated with winding up the partnership. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units."

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

         4213

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for

         4214

     similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

         4215

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         4216

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         4217

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

        YOUR PARTNERSHIP                       AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Missouri law.                                          Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Net Cash from Operations (as defined in        of the AIMCO Operating Partnership's agreement of
your partnership's agreement of limited partnership).        limited partnership (the "AIMCO Operating Partnership
The termination date of your partnership is December         Agreement") or as provided by law. See "Description of
31, 2018.                                                    OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership is organized to acquire and operate         The purpose of the AIMCO Operating Partnership is to
for investment income-producing commercial and               conduct any business that may be lawfully conducted by
multifamily properties. Your partnership may invest in       a limited partnership organized pursuant to the
properties either directly or through investment in          Delaware Revised Uniform Limited Partnership Act (as
joint ventures and other partnerships. Subject to            amended from time to time, or any successor to such
restrictions contained in your partnership's agreement       statute) (the "Delaware Limited Partnership Act"),
of limited partnership, your partnership may perform         provided that such business is to be conducted in a
all acts necessary, advisable or convenient to the           manner that permits AIMCO to be qualified as a REIT,
business of your partnership including borrowing money       unless AIMCO ceases to qualify as a REIT. The AIMCO
and creating liens.                                          Operating Partnership is authorized to perform any and
                                                             all acts for the furtherance of the purposes and
                                                             business of the AIMCO Operating Partnership, provided
                                                             that the AIMCO Operating Partnership may not take, or
                                                             refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         4218
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership is authorized        The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling up to 200,000 units for cash to          time to the limited partners and to other persons, and
selected persons who fulfill the requirements set forth      to admit such other persons as additional limited
in your partnership's agreement of limited partner-          partners, on terms and conditions and for such capital
ship. The general partner of your partnership shall          contributions as may be established by the general
have no authority to permit your partnership to issue        partner in its sole discretion. The net capital
units in exchange for property. The capital                  contribution need not be equal for all OP Unitholders.
contribution need not be equal for all limited partners      No action or consent by the OP Unitholders is required
and no action or consent is required in connection with      in connection with the admission of any additional OP
the admission of any additional limited partners.            Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


The general partner shall have no authority to enter         The AIMCO Operating Partnership may lend or contribute
into transactions or agreement with itself of any of         funds or other assets to its subsidiaries or other
its affiliates for services, or which may significantly      persons in which it has an equity investment, and such
benefit the general partner or any of its affiliates in      persons may borrow funds from the AIMCO Operating
their independent capacity, except as otherwise specif-      Partnership, on terms and conditions established in the
ically provided in your partnership's agreement of           sole and absolute discretion of the general partner. To
limited partnership. The general partner shall have no       the extent consistent with the business purpose of the
authority to permit or cause the partnership to make         AIMCO Operating Partnership and the permitted
any loan to the general partner or any of its                activities of the general partner, the AIMCO Operating
affiliates except as authorized under your                   Partnership may transfer assets to joint ventures,
partnership's agreement of limited partnership.              limited liability companies, partnerships,
Additionally, the general partner may not permit or          corporations, business trusts or other business
cause funds of the partnership to be commingled with         entities in which it is or thereby becomes a
the funds of any other person or to be employed in any       participant upon such terms and subject to such
manner other than for the exclusive benefit of the           conditions consistent with the AIMCO Operating Part-
partnership. The general partner may not permit the          nership Agreement and applicable law as the general
partnership to purchase or lease property in which the       partner, in its sole and absolute discretion, believes
general partner or any of the affiliates have an             to be advisable. Except as expressly permitted by the
interest or sell any property to the general partner or      AIMCO Operating Partnership Agreement, neither the
any of its affiliates. Nothing in the preceding              general partner nor any of its affiliates may sell,
sentence shall prohibit the general partner from             transfer or convey any property to the AIMCO Operating
purchasing properties in his own name, or that of any        Partnership, directly or indirectly, except pursuant to
of its affiliates, and temporarily holding title             transactions that are determined by the general partner
thereto, for the purpose of facilitating the                 in good faith to be fair and reasonable.
acquisition of such properties by the partnership;
provided, however, that such properties shall be
purchased by the partnership for a price not greater
than the cost of such properties to the general partner
or its affiliate plus the actual costs, net of income
derived from the properties during the holding period,
incurred by the general partner or its affiliate in
holding such property and provided that there is no
difference in interest rates of the loan nor any other
benefit arising out of such transaction to the general
partner or its affiliate apart from the compensation
otherwise permitted by your partnership's agreement of
limited partnership. The general partner may not grant
to itself or any of its affiliates an exclusive right
or employment to sell partnership properties. Also, the
general partner may not permit itself or any of its
affiliates to purchase or lease a property or any
portion of a property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to enter into and execute, on behalf of your                 restrictions on borrowings, and the general partner has
partnership, all agreements, con-                            full power

         4219
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

tracts, instruments and related documents in connection      and authority to borrow money on behalf of the AIMCO
with the acquisition, ownership, financing, and              Operating Partnership. The AIMCO Operating Partnership
refinancing of properties by your partnership. The           has credit agreements that restrict, among other
general partner is not authorized to permit your             things, its ability to incur indebtedness. See "Risk
partnership to use borrowed funds to acquire a property      Factors -- Risks of Significant Indebtedness" in the
or to acquire a property subject to, or prior to three       accompanying Prospectus.
years after the acquisition of the property subject a
property to, one or more mortgages, deeds of trust or
other security interests. The general partner may not
permit the partnership to subject a property to one or
more mortgages, deeds of trust or other security
interests so that the aggregate amount of indebtedness
secured by mortgages, deeds of trust, or other security
interests to which such property is subject immediately
after such action is greater than 80% of the value of
the property as determined by the lender in connection
with such financing. The general partner may not permit
the partnership to obtain financing or acquire
properties subject to existing financing unless such
financing, included all-inclusive and warp-around loans
and interest-only loans meet the requirements provided
in your partnership's agreement of limited partnership.

                            Review of Investor Lists


Any partner or his or its duly authorized                    Each OP Unitholder has the right, upon written demand
representative shall have the right to inspect and copy      with a statement of the purpose of such demand and at
the books and records of your partnership upon               such OP Unitholder's own expense, to obtain a current
reasonable notice during business hours. Any party or        list of the name and last known business, residence or
his duly authorized representative shall have the right      mailing address of the general partner and each other
to receive by mail, upon written request to the              OP Unitholder.
partnership, a copy of a list of names and addresses of
the limited partners and the number of units owned by
each of them. All copying and mailing costs incurred in
providing the list shall be paid by the limited
partner.

                               Management Control


The general partner shall be solely responsible for the      All management powers over the business and affairs of
management of your partnership's business and shall          the AIMCO Operating Partnership are vested in AIMCO-GP,
have all rights and powers conferred by applicable           Inc., which is the general partner. No OP Unitholder
laws. In addition to any other rights and powers which       has any right to participate in or exercise control or
it possesses, but subject to the limitations set forth       management power over the business and affairs of the
in your partnership's agreement of limited partnership,      AIMCO Operating Partnership. The OP Unitholders have
the general partner shall have all specific right and        the right to vote on certain matters described under
powers required for or appropriate to its management of      "Comparison of Ownership of Your Units and AIMCO OP
the partnership's business. Subject to the limitations       Units -- Voting Rights" below. The general partner may
contained in your partnership's agreement of limited         not be removed by the OP Unitholders with or without
partnership, the general partner, on behalf of your          cause.
partnership may take any action it deems necessary or
advisable in connection with the business of your            In addition to the powers granted a general partner of
partnership without the consent of the limited               a limited partnership under applicable law or that are
partners. A limited partner shall take no part in or         granted to the general partner under any other
interfere in any manner with the conduct or control of       provision of the AIMCO Operating Partnership Agreement,
the business of your partnership and shall have no           the general partner, subject to the other provisions of
right or authority to act for or bind the partnership.       the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions

         4220
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             on behalf of the AIMCO Operating Partnership without
                                                             any further act, approval or vote of the OP
                                                             Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership         the AIMCO Operating Partnership Agreement, the general
and its affiliates are not liable, responsible or            partner is not liable to the AIMCO Operating
accountable for damages or otherwise to your                 Partnership for losses sustained, liabilities incurred
partnership or any limited partner for any acts              or benefits not derived as a result of errors in
performed or any failure to act by any of them if they       judgment or mistakes of fact or law of any act or
determined, in good faith, that such acts or failure to      omission if the general partner acted in good faith.
act was in the best interests of your partnership, and       The AIMCO Operating Partnership Agreement provides for
such course of conduct did not constitute fraud,             indemnification of AIMCO, or any director or officer of
negligence, misconduct or other breaches of fiduciary        AIMCO (in its capacity as the previous general partner
duties on the part of such person. The general partner       of the AIMCO Operating Partnership), the general
and its affiliates are entitled to indemnification by        partner, any officer or director of general partner or
your partnership against any loss, damage, liability,        the AIMCO Operating Partnership and such other persons
cost or expense sustained by it or them if such party        as the general partner may designate from and against
determined, in good faith that the course of conduct         all losses, claims, damages, liabilities, joint or
which caused the loss or liability was in the best           several, expenses (including legal fees), fines,
interests of your partnership and such party was acting      settlements and other amounts incurred in connection
on behalf or performing services for your partnership,       with any actions relating to the operations of the
provided that such loss, damage, liability, cost or          AIMCO Operating Partnership, as set forth in the AIMCO
expense was not the result of negligence or misconduct       Operating Partnership Agreement. The Delaware Limited
by such party. Any such indemnity provided shall be          Partnership Act provides that subject to the standards
paid, from and only to the extent of, partnership            and restrictions, if any, set forth in its partnership
assets. Notwithstanding any other provision to the           agreement, a limited partnership may, and shall have
contrary, the general partner, its affiliates and any        the power to, indemnify and hold harmless any partner
person acting as broker-dealer will be liable and will       or other person from and against any and all claims and
not be entitled to indemnity for any loss, damage or         demands whatsoever. It is the position of the
cost resulting from violations of federal or state           Securities and Exchange Commission that indemnification
securities laws in connection with the units unless          of directors and officers for liabilities arising under
there is a successful adjudication of the merits of          the Securities Act is against public policy and is
each count involving such securities law violations,         unenforceable pursuant to Section 14 of the Securities
such claims have been dismissed with prejudice on the        Act of 1933.
merits by a court of competent jurisdiction or a court
of competent jurisdiction approves a settlement of such
claims. In any claim for indemnification for federal or
state securities law violations, the party seeking
indemnification must place before the court the
position of the SEC and any other applicable regulatory
agency with respect to the issue of indemnification for
securities law violations.

                            Anti-Takeover Provisions


Under your partnership's agreement, upon the vote (by        Except in limited circumstances, the general partner
written consent or at a meeting) of a                        has exclusive management power over the business and
majority-in-interest of the limited partners, the            affairs of the AIMCO Operating Partnership. The general
general partner may be removed as general partner of         partner may not be removed as general partner of the
your partnership. Units held by the general partner or       AIMCO Operating Partnership by the OP Unitholders with
any of its affiliates will not be entitled to vote on        or without cause. Under the AIMCO Operating Partnership
the removal of the general partner. The general partner      Agreement, the general partner may, in its sole
may resign at any time after substantially all of the        discretion, prevent a transferee of an OP Unit from
limited partners' capital contributions (except for any      becoming a substituted limited partner pursuant to the
amounts utilized to pay partnership operating expenses,      AIMCO Operating Partnership Agreement. The general
organization and offering expenses, or amounts set           partner may exercise this right of approval to deter,
aside for reserves) have been committed to investment        delay or hamper attempts by persons to acquire a
in properties or returned to the limited partners and        controlling interest in the AIMCO Operating Partner-
the properties to which such capital contributions have      ship. Additionally, the AIMCO Operating Partnership
been committed are acquired by your partnership;             Agreement contains restrictions on the ability of OP
provided, however, that such resignation shall not be        Unitholders to transfer their OP Units. See
effective until a majority-in-interest of the limited        "Description of OP Units -- Transfers and Withdrawals"
partners accept such resignation, and provided,              in the accompanying Prospectus.
further, that 60 days prior to the effective date of
any such resignation the resigning general partner
shall nominate as a substitute general partner a
willing person that meets the requirements, if
necessary, for continued qualification of the
partnership as a partnership for federal income tax
purposes. Except as provided in your partnership's
agreement, a person may be admitted as a general
partner only with the consent of the general partner
and a majority-in-interest of the limited

         4221
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partners. A limited partner may not substitute a transferee of his units in such limited partner's place without the consent of the general partner.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment does not           the general partner may, without the consent of the OP
materially and adversely affect the rights of the            Unitholders, amend the AIMCO Operating Partnership
limited partners. In addition to any amendments              Agreement, amendments to the AIMCO Operating
otherwise authorized in your partnership's agreement of      Partnership Agreement require the consent of the
limited partnership, amendments may be made to your          holders of a majority of the outstanding Common OP
partnership's agreement from time to time by the             Units, excluding AIMCO and certain other limited
general partner, without the consent of any of the           exclusions (a "Majority in Interest"). Amendments to
limited partners, (1) to add to the representations,         the AIMCO Operating Partnership Agreement may be
duties or obligations of the general partner or              proposed by the general partner or by holders of a
surrender any right or power granted to the general          Majority in Interest. Following such proposal, the
partner in your partnership's agreement of limited           general partner will submit any proposed amendment to
partnership, for the benefit of the limited partners;        the OP Unitholders. The general partner will seek the
(2) to cure any ambiguity, to correct or supplement any      written consent of the OP Unitholders on the proposed
provision in your partnership's agreement of limited         amendment or will call a meeting to vote thereon. See
partnership which may be inconsistent with any other         "Description of OP Units -- Amendment of the AIMCO
provision; (3) with respect to your partnership's tax        Operating Partnership Agreement" in the accompanying
status as a partnership and not as an association            Prospectus.
taxable as a corporation for federal income tax
purposes (i) to obtain expeditious consideration by the
Internal Revenue Service of a request for a ruling,
(ii) to receive an Internal Revenue Service ruling,
(iii) to comply with the requirements of temporary or
final income tax regulations promulgated by the
Treasury Department, (iv) to ensure the continuation of
partnership status, provided however, that, in the
opinion of counsel to your partnership, such amendment
does not adversely affect the rights or interests of
any of the limited partners; (4) to eliminate or modify
the general partner's obligation to purchase units as
set forth in your partnership's agreement of limited
partnership, if, in the opinion of counsel to your
partnership, the existence or exercise of the limited
partners' rights thereunder could cause the partnership
to lose its tax status as a partnership and not as an
association taxable as a corporation or to be treated
as a "publicly traded partnership" as defined in the
applicable laws; (5) to conform the allocations of
profits or losses (including nontaxable receipts or
nondeductible expenditures) or credits to the
requirements of the applicable laws; and (6) to delete
or add any provision of this agreement required to be
so deleted or added by the staff of the Securities and
Exchange Commission or other federal agency or by a
state agency to be for the benefit or protection of the
limited partners; provided, however, that no amendment,
except as specified in your partnership's agreement of
limited partnership, shall be adopted pursuant to this
section unless the adoption thereof (i) is for the
benefit of or not adverse to the interests of the
limited partners; (ii) is consistent with your
partnership's agreement of limited partnership; and
(does not adversely affect the limited liability of the
limited partners or the status of the partnership as a
partnership for federal income tax purposes. Amendments
to your partnership's agreement of limited partnership
may be proposed by the general partner or by limited
partners holding 10% or more of the then outstanding
units and must be approved by limited partners owning a
majority-in-interest in your partnership.

                             Compensation and Fees


Your general partner will receive no fee for its             The general partner does not receive compensation for
services as general partner of your partnership but may      its services as general partner of the AIMCO Operating
receive reimbursement for expenses incurred in such          Partnership. However, the general partner is entitled
capacity.                                                    to payments, allocations and

         4222
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                             distributions in its capacity as general partner of the
                                                             AIMCO Operating Partnership. In addition, the AIMCO
                                                             Operating Partnership is responsible for all expenses
                                                             incurred relating to the AIMCO Operating Partnership's
                                                             ownership of its assets and the operation of the AIMCO
                                                             Operating Partnership and reimburses the general
                                                             partner for such expenses paid by the general partner.
                                                             The employees of the AIMCO Operating Partnership
                                                             receive compensation for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner shall have no obligation      negligence, no OP Unitholder has personal liability for
to make contributions to the capital of your                 the AIMCO Operating Partnership's debts and
partnership in excess of the amounts contributed under       obligations, and liability of the OP Unitholders for
your partnership's agreement, and shall not be respon-       the AIMCO Operating Partnership's debts and obligations
sible for obligations or liabilities of the partnership      is generally limited to the amount of their invest-
or the general partner in excess of the amounts so           ment in the AIMCO Operating Partnership. However, the
contributed.                                                 limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


The general partner shall be under a fiduciary duty to       Unless otherwise provided for in the relevant
conduct the affairs of your partnership in the best          partnership agreement, Delaware law generally requires
interest of the partnership and the limited partners,        a general partner of a Delaware limited partnership to
including the safekeeping and use of all partnership         adhere to fiduciary duty standards under which it owes
funds and assets whether or not in the possession and        its limited partners the highest duties of good faith,
control of the general partner. The general partner          fairness and loyalty and which generally prohibit such
shall not permit or cause the funds of your partnership      general partner from taking any action or engaging in
to be commingled with the funds of any other person or       any transaction as to which it has a conflict of
to be employed in any manner other than for the              interest. The AIMCO Operating Partnership Agreement
exclusive benefit of your partnership. The general           expressly authorizes the general partner to enter into,
partner shall not be required to manage the partner-         on behalf of the AIMCO Operating Partnership, a right
ship as its sole and exclusive function and it may have      of first opportunity arrangement and other conflict
other business interests and may engage in other             avoidance agreements with various affiliates of the
activities in addition to those relating to the              AIMCO Operating Partnership and the general partner, on
partnership, including the rendering of advice or            such terms as the general partner, in its sole and
services of any kind to other investors and the making       absolute discretion, believes are advisable. The AIMCO
or management of other investments. Neither the              Operating Partnership Agreement expressly limits the
partnership nor any partner shall have the right by          liability of the general partner by providing that the
virtue of your partnership's agreement of limited            general partner, and its officers and directors will
partnership or the partnership relationship created in       not be liable or accountable in damages to the AIMCO
or to such other ventures or activities or to the            Operating Partnership, the limited partners or
income or proceeds derived therefrom. In the event that      assignees for errors in judgment or mistakes of fact or
the partnership, the general partner or any affiliate,       law or of any act or omission if the general partner or
or any entity formed or managed by the general partner       such director or officer acted in good faith. See
or any affiliate, is in the market for properties            "Description of OP Units -- Fiduciary Responsibilities"
similar to those to be acquired by the partnership, the      in the accompanying Prospectus.
general partner will review the investment portfolio of
each such entity and will decide which entity will
acquire a particular property on the basis of such
factors, among others, as cash flow, the effect of the
acquisition on diversification of the portfolio of
each, the type and location of the property to be
acquired, the estimate income tax effects of the
purchase on each such entity, the amount of funds
available, the length of time such funds have

         4223
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

been available for investment, and the policy of each entity relating to leverage. In the event a particular property appears equally appropriate for investment by the partnership and one or more of such entities, the general partner will offer the investment to the entity whose funds have been available for the longest period of time. Notwithstanding the foregoing, in no event may the general partner acquire any property for its own account while the partnership has uninvested funds in an amount sufficient to acquire the property unless the general partner has first determined that the property is not suitable for the partnership. Nothing mentioned above shall be deemed to diminish the general partner's overriding fiduciary obligation to the partnership or to act as a waiver of any right or remedy the partnership or other partners may have in the event of a breach of such obligations.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.

                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."

                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).

                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.

                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

         4224

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

      YOUR UNITS             PREFERRED OP UNITS             COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of $      per Preferred OP          the partners of the AIMCO Operating
                                         Unit, subject to adjustments from        Partnership. To the extent the
                                         time to time on or after the fifth       AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority-in-interest, the limited      the holders of the Preferred OP          respect to certain limited matters
partners may amend your                  Units will have the same voting          such as certain amendments and
partnership's agreement of limited       rights as holders of the Common OP       termination of the AIMCO Operating
partnership, subject to certain          Units. See "Description of OP            Partnership Agreement and certain
exceptions; dissolve your                Units" in the accompanying               transactions such as the
partnership; remove or elect a           Prospectus. So long as any               institution of bankruptcy
general partner, approve or              Preferred OP Units are outstand-         proceedings, an assignment for the
disapprove the sale of all or            ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership except sales made       law or by the AIMCO Operating            its interest in the AIMCO Operating
in the ordinary course of business       Partnership Agreement, the               Partnership or the admission of a
of acquiring and disposing of            affirmative vote or consent of           successor general partner.
properties.                              holders of at least 50% of the
                                         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
A general partner may cause the          be necessary for effecting any           ship Agreement, the general partner
dissolution of your partnership by       amendment of any of the provisions       has the power to effect the
retiring. Your partnership may be        of the Partnership Unit Desig-           acquisition, sale, transfer,
continued by the remaining general       nation of the Preferred OP Units         exchange or other disposition of
partner or, if none, the limited         that materially and adversely            any assets of the AIMCO Operating
partners may agree to continue your      affects the rights or preferences        Partnership (including, but not
partnership by electing a successor      of the holders of the Preferred OP       limited to, the exercise or grant
general partner upon the vote of         Units. The creation or issuance of       of any conversion, option,
holders of a majority-in-interest        any class or series of partnership       privilege or subscription right or
within 90 days after the retirement      units, including, without                any other right available in
of the general partner.                  limitation, any partnership units        connection with any assets at any
                                         that may have rights senior or           time held by the AIMCO Operating
                                         superior to the Preferred OP Units,      Partnership) or the merger,
                                         shall not be deemed to materially        consolidation, reorganization or
                                         adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Lim-

         4225
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  ited Partnership Act, agree in
                                                                                  writing, in their sole and absolute
                                                                                  discretion, to continue the
                                                                                  business of the AIMCO Operating
                                                                                  Partnership and to the appointment
                                                                                  of a successor general partner. The
                                                                                  general partner may elect to
                                                                                  dissolve the AIMCO Operating
                                                                                  Partnership in its sole and ab-
                                                                                  solute discretion, with or without
                                                                                  the consent of the OP Unitholders.
                                                                                  See "Description of OP
                                                                                  Units -- Dissolution and Winding
                                                                                  Up" in the accompanying Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
The distributions payable to the         $      per Preferred OP Unit;            tribute quarterly all, or such
partners are not fixed in amount         provided, however, that at any time      portion as the general partner may
and depend upon the operating            and from time to time on or after        in its sole and absolute discretion
results and net sales or                 the fifth anniversary of the issue       determine, of Available Cash (as
refinancing proceeds available from      date of the Preferred OP Units, the      defined in the AIMCO Operating
the disposition of your                  AIMCO Operating Partnership may          Partnership Agreement) generated by
partnership's assets.                    adjust the annual distribution rate      the AIMCO Operating Partnership
                                         on the Preferred OP Units to the         during such quarter to the general
                                         lower of (i)     % plus the annual       partner, the special limited
                                         interest rate then applicable to         partner and the holders of Common
                                         U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regula-
                                         the AIMCO Operating

         4226

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                             Partnership with respect to any          tions and (ii) avoid any Federal
                             Junior Units, nor shall any Junior       income or excise tax liability of
                             Units be redeemed, purchased or          AIMCO. See "Description of OP
                             otherwise acquired for                   Units -- Distributions" in the
                             consideration, nor shall any other       accompanying Prospectus.
                             cash or other property be paid or
                             distributed to or for the benefit
                             of holders of Junior Units. See
                             "Description of Preferred OP
                             Units -- Distributions."

                Liquidity and Transferability/Redemption Rights


A limited partner may assign all or      There is no public market for the        There is no public market for the
any of his units, provided that:         Preferred OP Units and the               OP Units. The AIMCO Operating Part-
(1) if such assignment is of less        Preferred OP Units are not listed        nership Agreement restricts the
than all of the units held by the        on any securities exchange. The          transferability of the OP Units.
limited partner, a limited partner       Preferred OP Units are subject to        Until the expiration of one year
which is an Individual Retirement        restrictions on transfer as set          from the date on which an OP
Account and its assignee shall           forth in the AIMCO Operating             Unitholder acquired OP Units,
immediately thereafter hold at           Partnership Agreement.                   subject to certain exceptions, such
least four units and any other                                                    OP Unitholder may not transfer all
limited partner and his assignee         Pursuant to the AIMCO Operating          or any portion of its OP Units to
shall immediately thereafter hold        Partnership Agreement, until the         any transferee without the consent
at least eight units; (2) the            expiration of one year from the          of the general partner, which
partnership need not recognize for       date on which a holder of Preferred      consent may be withheld in its sole
any purpose any assignment of all        OP Units acquired Preferred OP           and absolute discretion. After the
or any of the units of a limited         Units, subject to certain                expiration of one year, such OP
partner unless there shall have          exceptions, such holder of               Unitholder has the right to
been filed with the partnership a        Preferred OP Units may not transfer      transfer all or any portion of its
duly executed and acknowledged           all or any portion of its Pre-           OP Units to any person, subject to
counterpart of the instrument            ferred OP Units to any transferee        the satisfaction of certain
making such assignment signed by         without the consent of the general       conditions specified in the AIMCO
both the transferor and the              partner, which consent may be            Operating Partnership Agreement,
transferee and such instrument           withheld in its sole and absolute        including the general partner's
evidences the written acceptance by      discretion. After the expiration of      right of first refusal. See
the assignee of all the terms and        one year, such holders of Preferred      "Description of OP Units --
provisions of your partnership's         OP Units has the right to transfer       Transfers and Withdrawals" in the
agreement of limited partnership         all or any portion of its Preferred      accompanying Prospectus.
and represents that such assignment      OP Units to any person, subject to
was made in accordance with all          the satisfaction of certain              After the first anniversary of
applicable laws and regulations;         conditions specified in the AIMCO        becoming a holder of Common OP
and (3) any assignment shall be          Operating Partnership Agreement,         Units, an OP Unitholder has the
void and ineffectual and shall not       including the general partner's          right, subject to the terms and
bind the partnership if the gen-         right of first refusal.                  conditions of the AIMCO Operating
eral partner believes, based on the                                               Partnership Agreement, to require
advice of counsel, that the              After a one-year holding period, a       the AIMCO Operating Partnership to
assignment would result in the           holder may redeem Preferred OP           redeem all or a portion of the
termination of the partnership           Units and receive in exchange            Common OP Units held by such party
under Federal tax laws or would          therefor, at the AIMCO Operating         in exchange for a cash amount based
jeopardize the status of the             Partnership's option, (i) subject        on the value of shares of Class A
partnership for federal income tax       to the terms of any Senior Units,        Common Stock. See "Description of
purposes. Any limited partner who        cash in an amount equal to the           OP Units -- Redemption Rights" in
shall assign all his units shall         Liquidation Preference of the            the accompanying Prospectus. Upon
cease to be a limited partner of         Preferred OP Units tendered for          receipt of a notice of redemption,
the partnership, except that unless      redemption, (ii) a number of shares      the AIMCO Operating Partnership
and until a substituted limited          of Class I Cumulative Preferred          may, in its sole and absolute
partner is admitted in his stead,        Stock of AIMCO that pay an               discretion but subject to the
such assigning limited partner           aggregate amount of dividends yield      restrictions on the ownership of
shall retain the statutory rights        equivalent to the distributions on       Class A Common Stock imposed under
of an assignor of a limited              the Preferred OP Units tendered for      AIMCO's charter and the transfer
partnership interest under               redemption and are part of a class       restrictions and other limitations
applicable laws. Any person who is       or series of preferred stock that        thereof, elect to cause AIMCO to
an assignee of all or any of the         is then listed on the New York           acquire some or all of the tendered
units of a limited partner shall         Stock Exchange or another national       Common OP Units in exchange for
become a substituted limited             securities exchange, or (iii) a          Class A Common Stock, based on an
partner in place of his assignor         number of shares of Class A Common       exchange ratio of one share of
when all of the following                Stock of AIMCO that is equal in          Class A Common Stock for each Com-
conditions are satisfied: (1)            Value to the Liquidation Preference      mon OP Unit, subject to adjustment
satisfaction of the requirements of      of the Preferred OP Units tendered       as provided in the AIMCO Operating
your partnership's agreement of          for redemption. The Preferred OP         Partnership Agreement.
limited partnership; (2) execution       Units may not be redeemed at the
by the assignee for an irrevocable       option of the AIMCO Operating
power of attorney, satisfaction of
the general partner, appointing the
general partner as the as-

         4227
        YOUR UNITS           PREFERRED OP UNITS            COMMON OP UNITS

signee's lawful attorneys-in-fact        Partnership. See "Description of
for the purposes of your                 Preferred OP Units -- Redemption."
partnership's agreement of limited
partnership; (3) payment of a
transfer fee to the partnership
sufficient to cover all reasonable
expenses connected with such
assignment and substitution (but in
no event shall such fee be in
excess of $200); and (4) the
general partner consents in writing
to the substitution. There shall be
no other restrictions on the
transfer of units except as
provided above or by any applicable
securities laws.

         4228

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         4229

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         4230

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         4231

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         4232

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         4233

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

        PREFERRED OP UNITS                     CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.

                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.

                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         4234
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         4235
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.

                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         4236

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership does not receive an annual management fee but may receive reimbursement for expenses incurred in its capacity as general partner. The general partner was reimbursed $32,000 in 1996, $36,000 in 1997 and $18,000 for expenses incurred during the first six months of 1998. The property manager received management fees of $82,000 in 1996, $86,000 in 1997 and $44,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         4237

                                YOUR PARTNERSHIP

GENERAL

     United Investors Income Properties was organized on July 27, 1988, under the laws of the State of Missouri. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three apartment complexes and two commercial office buildings: Bronson Place Apartments, a 70-unit complex in Mountlake Terrace, Washington; Meadow Wood Apartments, an 85-unit complex in Medford, Oregon; Defoors Crossing Apartments, a 60-unit complex in Atlanta, Georgia; and Peachtree Corners Medical Building, a 12,543 square foot medical office building in Atlanta, Georgia. Your partnership also owns Corinth Square Medical Office Building, a 23,149 square foot medical office building in Prairie Village, Kansas, through its 35% ownership interest in Corinth Square, a joint venture with United Investors Income Properties II, an affiliated partnership in which your general partner is also the sole general partner. The general partner of your partnership is United Investors Real Estate, Inc., which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 61,063 units of limited partnership interest issued and outstanding, which were held of record by 1,889 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 1, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ORIGINALLY ANTICIPATED TERM OF THE PARTNERSHIP

     In a prospectus dated May 4, 1998, the general partner (which was then not affiliated with us) anticipated that properties would be held from five to ten years and sales would take in consideration such factors as the amounts, appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be gained by the partners. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 1998 unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

         4238

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership and its affiliates are not liable, responsible or accountable for damages or otherwise to your partnership or any limited partner for any acts performed or any failure to act by any of them if they determined, in good faith, that such acts or failure to act was in the best interests of your partnership, and such course of conduct did not constitute negligence or misconduct on the part of such person. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     The general partner and its affiliates are entitled to indemnification by your partnership against any loss, damage, liability, cost or expense sustained by it or them if such party determined, in good faith that the course of conduct which caused the loss or liability was in the best interests of your partnership and such party was acting on behalf or performing services for your partnership, provided that such loss, damage, liability, cost or expense was not the result of fraud, negligence, misconduct or other breaches of fiduciary duty by such party. Any such indemnity provided shall be paid, from and only to the extent of, partnership assets. Notwithstanding any other provision to the contrary, the general partner, its affiliates and any person acting as broker-dealer will be liable and will not be entitled to indemnity for any loss, damage or cost resulting from violations of federal or state securities laws in connection with the units unless there is a successful adjudication of the merits of each count involving such securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or a court of competent jurisdiction approves a settlement of such claims. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable regulatory agency with respect to the issue of indemnification for securities law violations. The advancement of partnership funds to the general partner or its affiliates for legal expenses and other cost incurred as a result of any legal action is allowed if: the legal action related to your partnership or to acts or omissions with respect to the performance of duties or services on behalf of your partnership, the legal action is initiated by a third party who is not a limited partner and the indemnified party undertakes to repay any funds advanced pursuant to your partnership's agreement of limited partnership in the cases in which such party would not be entitled to indemnification.

         4239

     Your partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

DISTRIBUTIONS

     Your partnership's agreement of limited partnership specifies how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the partners. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of your partnership's assets. The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $250.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................     $10.00
January 1, 1996 - December 31, 1996.........................      10.01
January 1, 1997 - December 31, 1997.........................      10.01
January 1, 1998 - June 30, 1998.............................       4.99

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 2.5% interest in your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          ------------
1994........................................................    $20,000
1995........................................................     30,000
1996........................................................     32,000
1997........................................................     36,000
1998 (through June 30)......................................     18,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                            FEES
----                                                           -------
1994........................................................   $87,977
1995........................................................    78,097
1996........................................................    82,000
1997........................................................    86,000
1998 (through June 30)......................................    44,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

         4240

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

         4241

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of United Investors Income Properties incorporated by reference in United Investors Income Properties Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their period thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         4242

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of
[                                        ] (the "Partnership") (the Purchaser,
AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the
Purchaser in exchange for an offer price per Unit of $       in cash, or
Common OP Units of the Purchaser, or        Preferred OP Units of the Purchaser,
or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         4243

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         4244

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         4245

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         4246

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         4247

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         4248

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         4249

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         4250

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         4251

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)

                             AIMCO PROPERTIES, L.P.
        IS OFFERING TO ACQUIRE UNITS OF LIMITED PARTNERSHIP INTEREST OF

                WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                        IN EXCHANGE FOR YOUR CHOICE OF:
                   OF OUR TAX-DEFERRAL    % PARTNERSHIP PREFERRED UNITS;
                      OF OUR TAX-DEFERRAL PARTNERSHIP COMMON UNITS; OR
                             $            IN CASH.

     GENERALLY, YOU WILL NOT RECOGNIZE ANY           WE WILL ONLY ACCEPT A MAXIMUM OF   % OF
IMMEDIATE TAXABLE GAIN OR LOSS IF YOU           THE OUTSTANDING UNITS IN RESPONSE TO OUR OFFER.
EXCHANGE YOUR UNITS SOLELY FOR OUR              IF MORE UNITS ARE TENDERED TO US, WE WILL
SECURITIES. HOWEVER, YOU WILL RECOGNIZE         GENERALLY ACCEPT UNITS ON A PRO RATA BASIS
TAXABLE GAIN OR LOSS IF YOU EXCHANGE YOUR       ACCORDING TO THE NUMBER OF UNITS TENDERED BY
UNITS FOR CASH.                                 EACH PERSON. OUR OFFER IS NOT SUBJECT TO ANY
                                                MINIMUM NUMBER OF UNITS BEING TENDERED.
     WE HAVE RETAINED ROBERT A. STANGER &
CO., INC. TO CONDUCT AN ANALYSIS OF OUR              YOU WILL NOT PAY ANY FEES OR COMMISSIONS
OFFER AND TO RENDER AN OPINION AS TO THE        IF YOU TENDER YOUR UNITS.
FAIRNESS TO YOU OF THE OFFER CONSIDERATION
FROM A FINANCIAL POINT OF VIEW.                      OUR OFFER, YOUR WITHDRAWAL RIGHTS AND
                                                THE PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
     OUR OFFER CONSIDERATION WILL BE REDUCED    DENVER, COLORADO TIME, ON             ,
FOR ANY DISTRIBUTIONS SUBSEQUENTLY MADE BY      1998, UNLESS WE EXTEND THE DEADLINE.
YOUR PARTNERSHIP PRIOR TO THE EXPIRATION OF
OUR OFFER.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of December 31, 1996, an affiliate of your general partner estimated the net liquidation value of your units to be $288 per unit.

     - Your general partner is an affiliate of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - If we acquire additional units in your partnership, we will increase our ability to influence voting decisions of your partnership.

     - An investment in our securities involves real estate investment, financing, management, acquisition and development risks.

     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - If you acquire our securities, the nature of your investment will change from holding an interest in a few apartment properties to holding an interest in our large portfolio of properties. In the future, the properties owned by your partnership may outperform our portfolio of assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October   , 1998
         4252

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........    S-1
SUMMARY........................................    S-7
  The AIMCO Operating Partnership..............    S-7
  Affiliation with your General Partner........    S-7
  The Offer....................................    S-7
  Risk Factors.................................    S-7
  Background and Reasons for the Offer.........   S-12
  Terms of the Offer...........................   S-14
  Certain Federal Income Tax Matters...........   S-16
  Valuation of Units...........................   S-16
  Fairness of the Offer........................   S-17
  Stanger Analysis.............................   S-17
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................   S-18
  Comparison of Your Units and AIMCO OP
    Units......................................   S-18
  Conflicts of Interest........................   S-18
  Your Partnership.............................   S-18
  Source and Amount of Funds and Transactional
    Expenses...................................   S-19
  Summary Financial Information of AIMCO
    Properties, L.P............................   S-20
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......   S-22
  Summary Financial Information of Winthrop
    Growth Investors 1 Limited Partnership.....   S-25
  Comparative Per Unit Data....................   S-25
THE AIMCO OPERATING PARTNERSHIP................   S-26
RISK FACTORS...................................   S-26
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................   S-26
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................   S-28
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................   S-28
BACKGROUND AND REASONS FOR THE OFFER...........   S-29
  Background of the Offer......................   S-29
  Alternatives Considered......................   S-30
  Expected Benefits of the Offer...............   S-31
THE OFFER......................................   S-33
  Terms of the Offer; Expiration Date..........   S-33
  Acceptance for Payment and Payment for
    Units......................................   S-33
  Procedure for Tendering Units................   S-34
  Withdrawal Rights............................   S-37
  Extension of Tender Period; Termination;
    Amendment..................................   S-37
  Proration....................................   S-38
  Fractional OP Units..........................   S-38
  Future Plans of the AIMCO Operating
    Partnership................................   S-38
  Voting by the AIMCO Operating Partnership....   S-39
  Dissenters' Rights...........................   S-39
  Conditions of the Offer......................   S-39
  Effects of the Offer.........................   S-41
  Certain Legal Matters........................   S-42
  Fees and Expenses............................   S-44
  Accounting Treatment.........................   S-44

                                                  PAGE
                                                  ----
CERTAIN FEDERAL INCOME TAX MATTERS.............   S-45
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................   S-45
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................   S-45
  Tax Consequences of Exchanging Units Solely
    for Cash...................................   S-46
  Adjusted Tax Basis...........................   S-46
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................   S-47
  Passive Activity Losses......................   S-47
  Foreign Offerees.............................   S-48
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............   S-48
VALUATION OF UNITS.............................   S-49
FAIRNESS OF THE OFFER..........................   S-50
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................   S-50
  Fairness to Unitholders who Tender their
    Units......................................   S-51
  Fairness to Unitholders who do not Tender
    their Units................................   S-52
  Comparison of Consideration to Alternative
    Consideration..............................   S-52
  Allocation of Consideration..................   S-54
STANGER ANALYSIS...............................   S-54
  Experience of Stanger........................   S-55
  Summary of Materials Considered..............   S-55
  Summary of Reviews...........................   S-56
  Conclusions..................................   S-56
  Assumptions, Limitations and
    Qualifications.............................   S-56
  Compensation and Material Relationships......   S-58
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................   S-59
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....   S-64
DESCRIPTION OF PREFERRED OP UNITS..............   S-68
  General......................................   S-68
  Ranking......................................   S-68
  Distributions................................   S-68
  Allocation...................................   S-69
  Liquidation Preference.......................   S-69
  Redemption...................................   S-70
  Voting Rights................................   S-70
  Restrictions on Transfer.....................   S-70
DESCRIPTION OF CLASS I PREFERRED STOCK.........   S-71
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................   S-73
CONFLICTS OF INTEREST..........................   S-76
  Conflicts of Interest with Respect to the
    Offer......................................   S-76
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................   S-76
  Competition Among Properties.................   S-76

         4253

                                                  PAGE
                                                  ----
  Features Discouraging Potential Takeovers....   S-76
  Future Exchange Offers.......................   S-76
YOUR PARTNERSHIP...............................   S-77
  General......................................   S-77
  Additional Information Concerning Your
    Partnership................................   S-77
  Anticipated Term and Termination of Your
    Partnership................................   S-77
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....   S-77
  Property Management..........................   S-78
  Fiduciary Responsibility of the General
    Partner of Your Partnership................   S-78
  Distributions................................   S-78
  Beneficial Ownership of Interests in Your
    Partnership................................   S-79

                                                  PAGE
                                                  ----
  Compensation Paid to the General Partner and
    its Affiliates.............................   S-79
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................   S-79
LEGAL MATTERS..................................   S-80
EXPERTS........................................   S-80
OPINION OF ROBERT A. STANGER & CO., INC. ......    A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................    B-1

         4254

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT AM I BEING OFFERED?

A: We are offering to acquire your units of limited partnership interest in Winthrop Growth Investors 1 Limited Partnership. For each unit that you
     tender, you may choose to receive                of our Tax-Deferral      %
     Partnership Preferred Units (also referred to as "Preferred OP Units"), of our Tax-Deferral Partnership Common Units (also referred
     to as "Common OP Units"), or $          in cash (subject, in each case to
     adjustment for any distributions paid to you during the offer period). If you like, you can choose to keep any or all of your units.

Q:   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I SELL MY UNITS?

A:   No.

Q:   WHO IS AIMCO PROPERTIES, L.P.?

A: AIMCO Properties, L.P. is the operating partnership which conducts substantially all of the operations of Apartment Investment and Management Company, a real estate investment trust ("AIMCO"). As of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of June 30, 1998, AIMCO had total assets of $3,055 million, total debt of $1,314 million and stockholders' equity of $1,394 million. On a pro forma basis, giving effect to our recently completed merger with Insignia Financial Group, Inc. and related transactions, as of June 30, 1998, AIMCO had total assets of $3,996 million, total debt of $1,491 million and stockholders' equity of $2,002 million.

Q:   WHAT IS THE RELATIONSHIP BETWEEN AIMCO AND YOUR PARTNERSHIP?

A: On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired an indirect interest in and control over Two Winthrop Properties, Inc., the managing general partner of your partnership (the "general partner"), and the company that manages the property owned by your partnership.

Q:   WHY IS THE OFFER BEING MADE?

A: We are in the business of acquiring direct and indirect interests in apartment properties. The offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership. The offer also provides you and other investors in your partnership with an opportunity to liquidate your current investment and to invest in our securities or receive cash, or to retain your units.

Q:   WHAT ARE TAX-DEFERRAL   % PREFERRED OP UNITS?

A:   Tax-Deferral   % Preferred OP Units are a class of our Partnership
     Preferred Units. Tax-Deferral   % Preferred OP Units are not listed on any
     national securities exchange nor quoted on NASDAQ. There is no active
     trading market for Tax-Deferral   % Preferred OP Units and none is likely
     to develop because they are subject to restrictions on transfer. However,
     after a one-year holding period, a holder of Tax-Deferral      % Preferred
     OP Units may redeem his or her units for shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash, at our option. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

Q:   WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL   %
     PREFERRED OP UNITS?

A:   There are four principal advantages of exchanging your units for
     Tax-Deferral   % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral   % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash.

         4255

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral   % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $               per unit on the Tax-Deferral   %
       Preferred OP Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership
       Preferred Units has prior distribution rights and the Tax-Deferral   %
       Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT ARE TAX-DEFERRAL COMMON OP UNITS?

A: The Tax-Deferral Common OP Units are our Partnership Common Units. Tax-Deferral Common OP Units are not listed on any national securities exchange nor quoted on the NASDAQ System. There is no active trading market for Tax-Deferral Common OP Units and none is likely to develop because they are subject to restrictions on transfer. However, after a one-year holding period, a holder of Tax-Deferral Common OP Units may redeem his or her units for shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or, at our option, an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." On October 20, 1998, the last reported sale price of AIMCO Class A Common Stock on the New York Stock Exchange was $33 7/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Tax-Deferral Common OP Units for the same periods.

                                                     CLASS A             PARTNERSHIP
                                                  COMMON STOCK              COMMON
                                           ---------------------------      UNITS
            CALENDAR QUARTERS              HIGH     LOW       DIVIDEND   DISTRIBUTION
            -----------------              ----     ---       --------   ------------
1998
  Fourth Quarter (through October 20,
     1998)...............................  $37 1/8  $30       $     --     $    --
  Third Quarter..........................   41       30 15/16   0.5625      0.5625
  Second Quarter.........................   38 7/8   36 1/2     0.5625      0.5625
  First Quarter..........................   38 5/8   34 1/4     0.5625      0.5625
1997
  Fourth Quarter.........................   38       32         0.5625      0.5625
  Third Quarter..........................   36 3/16  28 1/8     0.4625      0.4625
  Second Quarter.........................   29 3/4   26         0.4625      0.4625
  First Quarter..........................   30 1/2   25 1/2     0.4625      0.4625
1996
  Fourth Quarter.........................   28 3/8   21 1/8     0.4625      0.4625
  Third Quarter..........................   22       18 3/8     0.4250      0.4250
  Second Quarter.........................   21       18 3/8     0.4250      0.4250
  First Quarter..........................   21 1/8   19 3/8     0.4250      0.4250

Q: WHAT ARE THE ADVANTAGES TO ME OF EXCHANGING UNITS FOR TAX-DEFERRAL COMMON OP UNITS?

A: There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock or an equivalent amount of cash.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         4256

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Tax-Deferral Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in \the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

Q:   WHAT IS THE ADVANTAGE OF TENDERING UNITS FOR CASH?

A:   There are two principal advantages of tendering units for cash:

     - Immediate liquidity. If you tender your units for cash, you will receive
       $     per unit. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     - Ease of tax reporting. After this year, you will not receive a Schedule K-1 tax form containing tax information used for preparing your Federal income tax return. This may simplify the preparation of your tax return.

Q:   HOW DO THE DISTRIBUTIONS ON MY UNITS COMPARE WITH THE DISTRIBUTIONS I WILL
     RECEIVE IF I EXCHANGE MY UNITS FOR TAX-DEFERRAL   % PREFERRED OP UNITS OR
     TAX-DEFERRAL COMMON OP UNITS?

A:   Your partnership paid distributions of $4.32 per unit for the six months
     ended June 30, 1998 (equivalent to $     on an annual basis). We will pay
     fixed quarterly distributions of $               per unit on the
     Tax-Deferral   % Preferred OP Units before any distributions are paid to
     holders of Tax-Deferral Common OP Units. We pay quarterly distributions on the Tax-Deferral Common OP Units based on our funds from operations for that quarter. For the six months ended June 30, 1998, we paid distributions of $1.125 on each of the Tax-Deferral Common OP Units (equivalent to $2.25
     on an annual basis). This is equivalent to distributions of $       per
     year on the number of Tax-Deferral   % Preferred OP Units, or $     per
     year on the number of Tax-Deferral Common OP Units, that you would receive in an exchange for each of your partnership's units.

Q:   WHAT ARE THE DISADVANTAGES AND RISKS I SHOULD CONSIDER?

A: We determined our offer consideration without any arms-length negotiations. Thus, the offer consideration may not necessarily reflect the value of your units if they were sold to someone else or if the assets of your partnership were liquidated and the net proceeds distributed to you and your partners. If you tender your units for cash, you may have to pay
     taxes. If you tender your units in exchange for Tax-Deferral   % Preferred
     OP Units or Tax-Deferral Common OP Units, the nature of your investment will change from holding an interest in a few properties to holding an interest in an operating business that owns and manages a large portfolio of properties, with risks that do not exist for your partnership. You should review the risk factors in this Prospectus Supplement and in the accompanying Prospectus.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE OFFER TO ME?

A: You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for
     Tax-Deferral   % Preferred OP Units or Tax-Deferral Common OP Units. You
     will generally recognize a taxable gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash, and as a partial tax-free contribution of such units to our operating partnership.

         4257

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING YOUR UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY ALTERNATIVES TO TENDERING UNITS?

A: As alternatives to tendering your units, you may retain your units or, subject to the terms of your partnership's agreement of limited partnership, seek a private sale of your units. However, the market for your units may be limited.

Q:   WHAT HAPPENS IF I DON'T TENDER MY UNITS?

A: If you choose to retain your units, your investment will remain unchanged. However, if we acquire additional interests in your partnership, we will increase our ability to influence voting decisions with respect to your partnership. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

Q:   WHAT ARE MY UNITS WORTH?

A: The general partner of your partnership has received an opinion of an independent firm that our offer consideration is fair. However, your units are not listed on any national securities exchange nor quoted on NASDAQ, and there is no established trading market for your units. Secondary sales activity for the units has been limited and sporadic. Based on information recorded by the general partner of your partnership, we believe that sales
     prices for your units have ranged from $     per unit to $     per unit
     from January 1, 1997 to September 30, 1998. As of December 31, 1996, an affiliate of your general partner estimated the net liquidation value of your units to be $288.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

Q:   HOW WAS THE CASH OFFER CONSIDERATION FOR MY UNITS DETERMINED?

A: We determined the cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of the property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to your partnership's annual net operating income. We determined an appropriate capitalization rate using

         4258

     our best judgment, but our valuation is just an estimate. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of the property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. An actual liquidation may also result in your paying taxes.

Q:   HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL   % PREFERRED OP UNITS TO
     BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by the $100 liquidation preference
     of the Tax-Deferral   % Preferred OP Units.

Q: HOW DID YOU DETERMINE THE NUMBER OF TAX-DEFERRAL COMMON OP UNITS TO BE OFFERED IN EXCHANGE FOR MY UNITS?

A:   We divided the cash offer consideration by $     , which represents the
     closing price of the AIMCO Class A Common Stock on the NYSE on a recent date prior to our commencement of this offer.

Q: HAS THERE BEEN ANY INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFER CONSIDERATION?

A: We have retained Robert A. Stanger & Co., Inc. ("Stanger") to conduct an analysis of the offer and to render an opinion as to the fairness to you of the offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in evaluating our offer. We believe that the information we provided to Stanger is accurate.

Q:   DOES MY GENERAL PARTNER RECOMMEND THAT I TENDER MY UNITS?

A: Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer. Accordingly, your general partner makes no recommendation to you as to whether to tender or refrain from tendering any of your units in the offer. However, your general partner believes that you should make your decision based on a number of factors, including your financial position, your risk profile, your desire for liquidity, other financial opportunities available to you and your tax position.

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if
     so, whether you prefer to receive Tax-Deferral   % Preferred OP Units,
     Tax-Deferral Common OP Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE UNITS I MAY TENDER?

A:   You may tender any or all of your units.

Q:   WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE TAX-DEFERRAL   %
     PREFERRED OP UNITS, TAX-DEFERRAL COMMON OP UNITS OR CASH?

A:   You have until                  , 1998 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1998 deadline, we will deliver to you the Tax-Deferral   % Preferred OP
     Units, Tax-Deferral Common OP Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

         4259

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A:   You should feel free to contact the Information Agent as set forth below:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com

         4260

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, and owns approximately an 89% interest in, the AIMCO Operating Partnership. As of October 1, 1998, our portfolio of owned or managed properties included 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that this made us the largest owner and manager of multifamily apartment properties in the United States. As of October 1, 1998, we:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired an indirect interest in and control over the general partner of your partnership and majority ownership company that manages the property owned by your partnership.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     -        of our Tax-Deferral      % Preferred OP Units;

     -        of our Tax-Deferral Common OP Units; or

     - $          in cash;

in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.

     We will only accept a maximum of      % of the outstanding units in
response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered.

     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1998, unless we extend the deadline.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-26 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer:

     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the

         4261

exchange ratios and the cash consideration, without any arms-length negotiations. We have retained Robert A. Stanger & Co., Inc. to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration, from a financial point of view.

     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, you might receive more value if you retain your units until your partnership is liquidated. However, you may prefer to receive the offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1996, an affiliate of your general partner estimated the net liquidation value of your units to be $288.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units.

     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. If you need or desire liquidity, you may wish to consider the offer. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices could be higher or lower than the offer consideration. Based on information recorded by the general partner of your partnership, we believe
that sales prices for your units have ranged from $     per unit to $     per
unit from January 1, 1997 to September 30, 1998.

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to our offer.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. You will not receive any future distributions on units that we acquire from you. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of

         4262

all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     CERTAIN TAX RISKS ASSOCIATED WITH AN INVESTMENT IN OP UNITS. There are certain tax risks associated with the acquisition of, holding and disposing of OP Units. Although your general partner has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you tender your units for our OP Units, you will have changed fundamentally the nature of your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.

     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many real estate investment trust ("REIT") equity securities, including ours.

     COMPANY AUTHORITY. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     LIMITATIONS ON CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     POSSIBLE CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES. We have been, and continue to be, involved in various transactions with a number of our affiliates, including executive officers, directors, and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority or our disinterested directors approve certain transactions with affiliates. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts. Furthermore, such policies are subject to change without the approval of our stockholders.

     CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITY. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of the AIMCO Operating Partnership and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of the general partner of the AIMCO Operating Partnership have fiduciary duties to AIMCO, as its sole stockholder. At the same time, as general partner of the AIMCO Operating Partnership, it has fiduciary duties to the AIMCO Operating Partnership's partners.

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of OP Units. As a result, holders of OP Units have limited influence

         4263

on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     POSSIBLE INCREASE IN CONTROL BY AIMCO. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. Also, removal of your general partner or the property manager of your partnership's property may become more difficult or impossible without our consent or approval.

     GENERAL RISKS OF ACQUISITION AND DEVELOPMENT ACTIVITIES. The selective acquisition, development and expansion of apartment properties is one component of our growth strategy. However, we can make no assurance as to our ability to complete future acquisitions. Although we seek acquisitions and development activities that are accretive on a per share basis, acquisitions and development activities may fail to perform in accordance with our expectations.

     WE MAY HAVE DIFFICULTY MANAGING OUR RAPID GROWTH. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned and/or managed properties from 132 properties with 29,343 units to 2,303 properties with 396,090 units. These acquisitions have included purchases of properties, interests in entities that own or manage properties and corporate mergers. The recent Insignia merger is our largest acquisition so far. We can provide no assurance that we will be able to successfully integrate any acquired businesses or properties.

     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are sometimes subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement.

     RISKS ASSOCIATED WITH DEBT FINANCING. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO. Recently, Moody's Investors Service ("Moody's") revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

     INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE. As of June 30, 1998, approximately $182 million of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and adversely affect our cash flow.

     RISKS OF INTEREST RATE HEDGING ARRANGEMENTS. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short-term interest rates. Although

         4264

these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES. Many of our properties are owned by subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     REAL ESTATE INVESTMENT RISKS. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions which are beyond our control, including local conditions that might adversely affect apartment occupancy or rental rates, increases in operating costs, and changes in governmental regulations and the related costs of compliance.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     LAWS BENEFITTING DISABLED PERSONS MAY RESULT IN UNANTICIPATED
EXPENSES. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with them.

     RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. We own interests in or manage many properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     THE LOSS OF PROPERTY MANAGEMENT CONTRACTS WOULD REDUCE OUR REVENUES. We manage some properties owned by third parties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     DEPENDENCE ON CERTAIN EXECUTIVE OFFICERS. Although we have entered into employment agreements with our Chairman of the Board and Chief Executive Officer, our President and one of our Executive Vice Presidents, the loss of any of their services could have an adverse effect on our operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to Federal income tax at regular corporate rates. In addition, unless we are entitled to relief under the tax law, we could not elect to be taxed as a REIT for four years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for payment to our investors would be reduced substantially for each of the years involved.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

         4265

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect our investors.

     POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES. Our charter limits ownership of our common stock by any single shareholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine). Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, the transfer will be considered null and void.

     OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under our charter, our board of directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired an indirect interest in and control in the general partner of your partnership and a majority ownership in the Company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 21.056% limited partnership interest in your partnership.

     One of the reasons we acquired Insignia was that we expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia, including your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner:

          Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of

         4266

     your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. Another option for liquidation of your investment would be to sell your units in a private transaction. Any such sale could be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property.

  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for
Tax-Deferral      % Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to
       redeem your Tax-Deferral      % Preferred OP Units and receive, at our
       option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain
       if you exchange your units solely for Tax-Deferral      % Preferred OP
       Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Tax-Deferral      % Preferred OP
       Units before any distributions are paid to holders of Tax-Deferral Common OP Units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Tax-Deferral % Preferred OP Units rank equal to six other outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Tax-Deferral Common OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Tax-Deferral Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Tax-Deferral Common OP Units.

         4267

     - Quarterly Distributions. We pay quarterly distributions on the Tax-Deferral Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Tax-Deferral Common OP Units (equivalent to $2.25 on an annual basis).

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Tax-Deferral Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of the offer, see "Risk Factors."

TERMS OF THE OFFER

     General. We are offering to acquire up to        % of the outstanding units
of your partnership for consideration per unit of        Tax-Deferral      %
Preferred OP Units,        Tax-Deferral Common OP Units, or $       in cash. If
you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Tax-Deferral
     % Preferred OP Units, Tax-Deferral Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered
pursuant to the offer will be deemed to take effect as of             , 1998.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1998, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Proration. If the number of units properly tendered and not withdrawn prior
to the Expiration Date exceeds        % of the outstanding units, upon the terms
and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 199  .

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Tax-Deferral Common OP Units
or Tax-Deferral      % Preferred OP Units, if necessary.

         4268

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone number is (888) 349-2005 or (201) 896-1900.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner, aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units
payable to you and your partners) will be approximately $               .

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         4269

CERTAIN FEDERAL INCOME TAX MATTERS

     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Tax-Deferral
     % Preferred OP Units or Tax-Deferral Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THIS SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

VALUATION OF UNITS

     We determined the offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................             %
Aggregate gross valuation of your partnership's
  properties................................................  $
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures and deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to holders of
  units.....................................................
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              ===========

         4270

     In order to determine the number of Tax-Deferral      % Preferred OP Units
we are offering for each of your units, we divided the cash offer consideration
by the $100 liquidation preference of each Preferred OP Unit to get        per
unit.

     In order to determine the number of Tax-Deferral Common OP Units we are offering for each of your units, we divided the cash offer consideration by
$     to get      per unit. This price represents the closing price of AIMCO's
Class A Common Stock on the NYSE on a recent date before we commenced this offer.

FAIRNESS OF THE OFFER

     Fairness to Unitholders. We have an indirect interest in and control over your general partner. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner has compared our cash offer consideration to:

     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

Cash offer consideration....................................   $
Alternatives:
  Prices on secondary market................................   $            to $
  Estimated liquidation proceeds............................   $

STANGER ANALYSIS

     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view.

         4271

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, the general partner of your partnership may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units,
Tax-Deferral      % Preferred OP Units and Tax-Deferral Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received total fees and reimbursements of $31,000 for the first six months of 1998. The property manager received management fees of $180,000 for the first six months of 1998. We have no current intention of changing the fee structure for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

YOUR PARTNERSHIP

     Winthrop Growth Investors 1 Limited Partnership was organized on June 20, 1998, under the laws of the State of Massachusetts. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential

         4272

     capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following four residential apartment complexes: Sunflower Apartments, a 248-unit complex in Dallas, Texas; Meadow Wood Apartments, a 356-unit complex in Jacksonville, Florida; Stratford Place Apartments, a 350-unit complex in Gaithersburg, Maryland; and Stratford Village, a 224-unit complex in Montgomery, Alabama. The general partner of your partnership is Two Winthrop Properties, Inc., and we have an indirect interest in and control over your general partner. A company in which we own an indirect interest and control serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 23,139.00 units of limited partnership interest issued and outstanding, which were held of record by 1,031 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $               will be required to purchase
all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

         4273

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the six months ended June 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995, and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........  $  161,264   $   79,719   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses......     (59,643)     (31,160)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management
    expenses.......................      (4,713)      (2,734)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation.....................     (34,289)     (15,046)     (37,741)   (19,556)   (15,038)      (4,727)
                                     ----------   ----------   ----------   --------   --------    ---------
                                         62,619       30,779       72,477     39,814     27,483        9,126
                                     ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................       9,562        5,605       13,937      8,367      8,132        3,217
  Management and other expenses....      (5,470)      (2,643)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation....        (196)        (294)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization...................          (3)        (161)        (453)      (218)      (168)        (150)
  Owner and seller bonuses.........          --           --           --         --         --           --
  Amortization of management
    company goodwill...............          --           --         (948)      (500)      (428)          --
                                     ----------   ----------   ----------   --------   --------    ---------
                                          3,893        2,507        2,038      1,707      2,002        1,020
  Minority interests in service
    company business...............          (1)          (2)         (10)        10        (29)         (14)
                                     ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business.......       3,892        2,505        2,028      1,717      1,973        1,006
                                     ----------   ----------   ----------   --------   --------    ---------
  General and administrative
    expenses.......................      (4,103)        (784)      (5,396)    (1,512)    (1,804)        (977)
  Interest income..................      11,350        1,341        8,676        523        658          123
  Interest expense.................     (34,778)     (20,604)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships...................        (516)        (565)       1,008       (111)        --           --
  Equity in losses of
    unconsolidated
    partnerships(c)................      (4,681)        (379)      (1,798)        --         --           --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................       5,609          (86)       4,636         --         --           --
  Amortization of goodwill.........      (3,394)        (474)          --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income from operations...........      35,998       11,733       30,246     15,629     14,988        7,702
  Gain on disposition of
    properties.....................       2,526           --        2,720         44         --           --
  Provision for income taxes.......          --           --           --         --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before
    extraordinary item.............      38,524       11,733       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt.........          --         (269)        (269)        --         --           --
                                     ----------   ----------   ----------   --------   --------    ---------
  Net income (loss)................  $   38,524   $   11,464   $   32,697   $ 15,673   $ 14,988    $   7,702
                                     ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................         210          107          147         94         56           48
  Total owned apartment units (end
    of period).....................      58,345       27,056       40,039     23,764     14,453       12,513
  Units under management (end of
    period)........................      68,248       70,213       69,587     19,045     19,594       20,758
  Basic earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP
    Unit...........................  $     0.61   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit...........................  $    1.125   $    0.925   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities.....................       5,838       25,035       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities.......................    (100,669)    (108,134)    (717,663)   (88,144)   (60,821)    (186,481)

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income..........    $ 5,805       $  8,056
  Property operating expenses......     (2,263)        (3,200)
  Owned property management
    expenses.......................         --             --
  Depreciation.....................     (1,151)        (1,702)
                                       -------       --------
                                         2,391          3,154
                                       -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other
    income.........................      6,533          8,069
  Management and other expenses....     (5,823)        (6,414)
  Corporate overhead allocation....         --             --
  Other assets, depreciation and
    amortization...................       (146)          (204)
  Owner and seller bonuses.........       (204)          (468)
  Amortization of management
    company goodwill...............         --             --
                                       -------       --------
                                           360            983
  Minority interests in service
    company business...............         --             --
                                       -------       --------
  Company's shares of income from
    service company business.......        360            983
                                       -------       --------
  General and administrative
    expenses.......................         --             --
  Interest income..................         --             --
  Interest expense.................     (4,214)        (3,510)
  Minority interest in other
    partnerships...................         --             --
  Equity in losses of
    unconsolidated
    partnerships(c)................         --             --
  Equity in earnings of
    unconsolidated
    subsidiaries(d)................         --             --
  Amortization of goodwill.........         --             --
                                       -------       --------
  Income from operations...........     (1,463)           627
  Gain on disposition of
    properties.....................         --             --
  Provision for income taxes.......        (36)          (336)
                                       -------       --------
  Income (loss) before
    extraordinary item.............     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt.........         --             --
                                       -------       --------
  Net income (loss)................    $(1,499)      $    291
                                       =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period)........................          4              4
  Total owned apartment units (end
    of period).....................      1,711          1,711
  Units under management (end of
    period)........................     29,343         28,422
  Basic earnings per Common OP
    Unit...........................        N/A            N/A
  Diluted earnings per Common OP
    Unit...........................        N/A            N/A
  Distributions paid per Common OP
    Unit...........................        N/A            N/A
  Cash flows provided by operating
    activities.....................      2,678          2,203
Cash flows used in investing
  activities.......................       (924)       (16,352)

         4274

                                                              AIMCO PROPERTIES, L.P.
                                     -------------------------------------------------------------------------
                                                                                                    FOR THE
                                                                                                     PERIOD
                                                                                                    JULY 29,
                                       FOR THE SIX MONTHS             FOR THE YEAR ENDED              1994
                                         ENDED JUNE 30,                  DECEMBER 31,               THROUGH
                                     -----------------------   --------------------------------   DECEMBER 31,
                                        1998         1997         1997        1996       1995         1994
                                     ----------   ----------   ----------   --------   --------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Cash flows provided by (used in)
  financing activities.............  $  107,063   $   91,450   $  668,549   $ 60,129   $ 30,145    $ 176,800
Funds from operations(e)...........      83,657       28,441       81,155     35,185     25,285        9,391
Weighted average number of Common
  OP Units outstanding.............      51,478       21,590       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................  $2,585,204   $1,102,073   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation.....................   2,287,309      945,969    1,503,922    745,145    448,425      392,368
Total assets.......................   3,054,741    1,272,890    2,100,510    827,673    480,361      416,361
Total mortgages and notes
  payable..........................   1,314,475      644,457      808,530    522,146    268,692      141,315
Redeemable Partnership Units.......     238,639       94,777      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................          --           --           --         --         --      107,228
Partners' Capital..................   1,290,719      357,066      960,176    178,462    160,947      137,354

                                      AIMCO PROPERTIES, L.P.'S
                                          PREDECESSORS(a)
                                     --------------------------
                                       FOR THE
                                       PERIOD
                                     JANUARY 10,
                                        1994       FOR THE YEAR
                                       THROUGH        ENDED
                                      JULY 28,     DECEMBER 31,
                                       1994(b)         1993
                                     -----------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA) @
Cash flows provided by (used in)
  financing activities.............    $(1,032)      $ 14,114
Funds from operations(e)...........        N/A            N/A
Weighted average number of Common
  OP Units outstanding.............        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation.....................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation.....................     33,270         33,701
Total assets.......................     39,042         38,914
Total mortgages and notes
  payable..........................     40,873         41,893
Redeemable Partnership Units.......         --             --
Mandatorily redeemable 1994
  Cumulative Senior Preferred
  Units............................         --             --
Partners' Capital..................     (9,345)        (7,556)

 ----------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                   FOR THE
                                                                 FOR THE SIX                                       PERIOD
                                                                   MONTHS             FOR THE YEAR ENDED         JANUARY 10,
                                                               ENDED JUNE 30,            DECEMBER 31,               1994
                                                              -----------------   ---------------------------      THROUGH
                                                               1998      1997      1997      1996      1995     JULY 28, 1994
                                                              -------   -------   -------   -------   -------   -------------
                                                                                      (IN THOUSANDS)
Net income..................................................  $38,524   $11,464   $32,697   $15,673   $14,988      $ 7,702
Gain on disposition of property.............................   (2,526)       --    (2,720)      (44)       --           --
Extraordinary item..........................................       --       269       269        --        --           --
Real estate depreciation, net of minority interests.........   32,423    13,250    33,751    19,056    15,038        4,727
Amortization of goodwill....................................    4,727       474       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................       --     1,263     3,584        --        --           --
  Amortization of management contracts......................    3,088       150     1,587        --        --           --
  Deferred taxes............................................    4,291       874     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    9,131       697     6,280        --        --           --
  Preferred stock dividends.................................   (6,001)       --      (135)       --    (5,169)      (3,114)
                                                              -------   -------   -------   -------   -------      -------
Funds from operations.......................................  $83,657   $28,441   $81,155   $35,185   $25,285      $ 9,391
                                                              =======   =======   =======   =======   =======      =======

         4275

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. for the six months ended June 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                AIMCO PROPERTIES, L.P.
                                                              ---------------------------
                                                              FOR THE SIX      FOR THE
                                                              MONTHS ENDED    YEAR ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                    PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................   $  206,931     $ 402,202
  Property operating expenses...............................      (78,825)     (169,166)
  Owned property management expenses........................       (4,880)      (10,412)
  Depreciation..............................................      (45,728)      (87,246)
                                                               ----------     ---------
                                                                   77,498       135,378
                                                               ----------     ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       19,525        41,676
  Management and other expenses.............................       (9,660)      (23,683)
  Corporate overhead allocation.............................         (196)         (588)
  Depreciation and amortization.............................       (7,223)      (21,841)
                                                               ----------     ---------
                                                                    2,446        (4,436)
  Minority interests in service company business............           (1)          (10)
                                                               ----------     ---------
  Partnership's shares of income from service company
     business...............................................        2,445        (4,446)
                                                               ----------     ---------
  General and administrative expenses.......................       (4,678)      (21,228)
  Interest income...........................................       15,781        21,543
  Interest expense..........................................      (56,823)     (105,763)
  Minority interest.........................................       (6,103)       (9,662)
  Equity in losses of unconsolidated partnerships...........      (11,726)      (46,832)
  Equity in earnings of unconsolidated subsidiaries.........        1,996         2,344
  Amortization of Goodwill..................................       (3,394)           --
                                                               ----------     ---------
          Net income........................................   $   14,996     $ (28,666)
                                                               ==========     =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................   $    (0.04)    $   (0.95)
Diluted earnings (loss) per Common OP Unit..................   $    (0.04)    $   (0.95)
Distributions paid per Common OP Unit.......................   $    1.125     $    1.85
CASH FLOW DATA:
Cash provided by operating activities(a)....................   $   89,883     $ 140,072
Cash used by investing activities(b)........................       (8,942)      (17,884)
Cash used by financing activities(c)........................     (100,338)     (171,576)
OTHER DATA:
Funds from operations(d)....................................   $  126,541     $ 181,095
Weighted average number of Common OP Units outstanding......       71,946        70,311

         4276

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, before accumulated depreciation................        $2,669,776
Real estate, net of accumulated depreciation................         2,371,881
Total assets................................................         4,180,507
Total mortgages and notes payable...........................         1,610,711
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           302,937
Partners' capital...........................................         1,898,443

---------------

(a) Pro forma cash provided by operating activities represents net income, plus depreciation and amortization less the non-cash portion of AIMCO Properties L.P.'s equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments for changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(b) On a pro forma basis, cash used in investing activities represents the minimum annual provision for capital replacements of $300 per owned apartment unit.

(c) Pro forma cash used in financing activities represents (i) estimated distributions to be paid based on AIMCO Properties, L.P.'s historical distribution rate of $1.125 per Common OP Unit for the six months ended June 30, 1998 and $1.85 per Common OP Unit for the year ended December 31, 1997, on outstanding Common OP Units, (ii) estimated distributions to be paid based on the rate of $3.5625 per unit for the six months ended June 30, 1998 and $7.125 per unit for the year ended December 31, 1997 on outstanding Class B Partnership Preferred Units, (iii) estimated distributions to be paid based on the rate of $1.125 per unit for the six months ended June 30, 1998 and $2.25 per unit for the year ended December 31, 1997 on outstanding Class C Partnership Preferred Units, (iv) estimated distributions to be paid based on the rate of $1.095 per unit for the six months ended June 30, 1998 and $2.19 per unit for the year ended December 31, 1997 on outstanding Class D Partnership Preferred Units, (v) estimated distributions to be paid based on the rate of $1.1718 per unit for the six months ended June 30, 1998 and $2.34375 per unit for the year ended December 31, 1997 on outstanding Class G Partnership Preferred Units, and
     (vi) estimated distributions to be paid based on the rate of $1.1875 per unit for the six months ended June 30, 1998 and $2.375 per unit for the year ended December 31, 1997 on outstanding Class H Partnership Preferred Units.

(d) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

         4277

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
        ACCOUNT                                                JUNE 30, 1998     DECEMBER 31, 1997
        -------                                               ----------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss)..................................       $ 14,996            $(28,666)
        HUD release fee and legal reserve..................             --              10,202
        Real estate depreciation, net of minority
          interests........................................         43,391              81,936
        Amortization of management contracts...............          5,773              11,546
        Amortization of management company goodwill........          4,466               8,930
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation.........................             --               1,715
          Amortization of management company goodwill......            959               1,918
          Amortization of management contracts.............         15,345              29,951
          Deferred taxes...................................          1,572                (397)
        Equity in earnings of other partnerships:
          Real estate depreciation.........................         60,158             104,177
        Interest on convertible debentures.................         (5,012)            (10,003)
        Preferred unit distributions.......................        (15,107)            (30,214)
                                                                  --------            --------
        Funds from operations..............................       $126,541            $181,095
                                                                  ========            ========

         4278

SUMMARY FINANCIAL INFORMATION OF WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

     The summary financial information of Winthrop Growth Investors 1 Limited Partnership for the six months ended June 30, 1998 and 1997 is unaudited. The summary financial information for Winthrop Growth Investors 1 Limited Partnership for the years ended December 31, 1997, 1996, and 1995 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

                WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                                                                        WINTHROP GROWTH INVESTORS 1 LP
                                                              ---------------------------------------------------
                                                                   FOR THE
                                                               SIX MONTHS ENDED          FOR THE YEAR ENDED
                                                                   JUNE 30,                 DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
                                                                       (IN THOUSANDS, EXCEPT UNIT DATA)
OPERATING DATA:
  Total Revenues............................................  $ 3,611    $ 3,551    $ 7,161    $ 6,937    $ 6,754
  Net Income/(Loss).........................................      (61)      (114)      (291)      (847)      (311)
  Net Income per limited partnership unit...................    (2.37)     (4.45)    (11.32)    (32.93)    (12.10)
  Distributions per limited partnership unit................     4.32       4.32       8.64       8.64       6.48

                                                                   JUNE 30,                 DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
BALANCE SHEET DATA:
  Real Estate, Net of Accumulated Depreciation..............  $21,462    $22,216    $21,825    $22,613    $23,419
  Total Assets..............................................   26,206     26,856     26,287     27,126     26,483
  Notes Payable.............................................   21,208     21,450     21,331     21,563     20,081
  Partners' Capital/(Deficit)...............................    4,057      4,495      4,218      4,709      5,756

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per Common OP Unit and historical cash distributions per unit of your partnership.

                                                               AIMCO OPERATING          WINTHROP GROWTH INVESTORS 1
                                                                 PARTNERSHIP                LIMITED PARTNERSHIP
                                                          --------------------------    ----------------------------
                                                          SIX MONTHS                    SIX MONTHS
                                                            ENDED        YEAR ENDED        ENDED        YEAR ENDED
                                                           JUNE 30,     DECEMBER 31,     JUNE 30,      DECEMBER 31,
                                                             1998           1997           1998            1997
                                                          ----------    ------------    -----------    -------------
Cash distributions per unit outstanding.............        $1.125         $1.85           $4.32           $8.64

         4279

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company or "AIMCO." AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of October 1, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 89% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 1, 1998, AIMCO was the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 396,090 apartment units in 2,303 properties located in 49 states, the District of Columbia and Puerto Rico. As of October 1, 1998, AIMCO:

     - owned or controlled 58,495 units in 209 apartment properties;

     - held an equity interest in 239,879 units in 1,335 apartment properties;
       and

     - managed 97,716 units in 759 apartment properties for third party owners and affiliates.

     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of the your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $102.50 per unit to $320.00 per unit from January 1, 1997 to September 30, 1998. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.

     OFFER PRICE MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Your partnership's properties may outperform our larger, more diversified portfolio of assets. Although we cannot predict the future value of your partnership's properties, our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. Accordingly, although there can be no assurance, you might receive more consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. However, you may prefer to receive our offer consideration now rather than wait for uncertain future net liquidation proceeds. As of December 31, 1996, an affiliate of your general partner estimated the net liquidation value of your units to be $288.00 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.

     ATTRACTIVE INVESTMENT FOR THE AIMCO OPERATING PARTNERSHIP. We are making our offer with a view to making a profit. Accordingly, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

         4280

     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. These conflicts include the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all rights title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, following the purchase of your units, we would be entitled to receive any future distributions from the operations of your partnership to the extent of the units we acquire. Similarly, if you tender your units for OP Units, you will be entitled to future distributions from the operations of the AIMCO Operating Partnership.

     TAX RISKS ASSOCIATED WITH THE OFFER. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your

         4281

     units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE AND TERM OF INVESTMENT. If you exchange your units for OP Units, you will have changed fundamentally the nature of your investment. Your partnership owns and manages a [few properties]. In contrast, the AIMCO Operating Partnership is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAINTY OF PUBLIC TRADING MARKET. Recently, there have been fluctuations in the trading prices for many REIT securities. There may be subsequent changes in public market valuations of real estate assets relative to private market valuations of real estate assets. We cannot predict the price at which the Class I Preferred Stock or the Class A Common Stock will trade following the time at which Preferred OP Units or Common OP Units may be redeemed for shares of Class I Preferred Stock or Class A Common Stock. Furthermore, the liquidity of the Class I Preferred Stock and the Class A Common Stock at the time at which OP Units may be redeemed is also uncertain.

     COMPANY AUTHORITY. Under our organizational documents, we have the ability to change our investment, acquisition and financing policies without a vote of the limited partners of the AIMCO Operating Partnership or the stockholders of AIMCO. If you tender your units for OP Units, you will have less effective power in influencing our policies than you currently have in influencing the policies of your partnership.

     RISKS ASSOCIATED WITH AN INVESTMENT IN AIMCO. We face real estate investment, financing, management, acquisition and development risks, many of which are similar to the risks currently faced by your partnership, as well as additional risks. See "Risk Factors" in the accompanying Prospectus.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.

     DIFFERENT DISTRIBUTIONS. Anticipated annualized distributions with respect
to the Preferred OP Units are $     and current annualized distributions with
respect to the Common OP Units are $2.25. This is equivalent to distributions of
$       per year on the number of tax-deferral        % Preferred OP Units, or
distributions of $       per year on the number of tax deferral Common OP Units,
that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended June 30, 1998
were $4.32 per unit (equivalent to $     on an annualized basis). Therefore,
distributions with respect to the Preferred OP Units and Common OP Units that we
are offering are expected to be        , immediately following our offer, than
the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

     FUTURE CONTROL BY AIMCO. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more

         4282

     difficult or impossible. We also own an indirect interest and control of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible.

     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.

     RISK OF INABILITY TO TRANSFER UNITS FOR 12-MONTH PERIOD. Your partnership's agreement of limited partnership restricts you from making any transfer that would cause 50% or more of the total interest in your partnership to be transferred within a 12-month period. If we acquire a significant interest in your partnership, through this offer, you may not be able to transfer your units for the 12-month period after our offer.

     MOODY'S NEGATIVE OUTLOOK FOR AIMCO RATINGS. Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative to reflect its concerns surrounding our ability to successfully implement our financial strategy while maintaining a prudent capital structure as a result of more difficult general capital market conditions. Moody's noted that our access to the public markets may prove challenging in light of the volatility in both the equity and capital markets for REITs and assigned a "ba3" rating to a class of preferred stock proposed to be issued by us. Moody's indicated that its rating action reflects our increasing leveraged profile, including high levels of secured debt and preferred stock, limited financial flexibility and integration risks resulting from the merger with Insignia. Moody's also noted our high level of encumbered properties and material investments in loans to highly leveraged partnerships in which we own a general partnership interest. At the same time, Moody's, Standard & Poor's and Duff & Phelps confirmed its existing ratings on our preferred stock and senior debt.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The managing general partner of

         4283

     your partnership is Two Winthrop Properties, Inc. which is owned by First Winthrop Corporation, which is owned by the AIMCO Operating Partnership and Winthrop Financial Associates. The Bylaws of First Winthrop Corporation gives the AIMCO Operating Partnership effective control of your partnership. In early 1997, an affiliate of the non-managing general partner of your partnership acquired 4,792.34 units (approximately 26.7%) in a tender offer for $275 per unit. In October 1997, Insignia Financial Group, Inc. agreed to buy such units
and bought such units for $       per unit in April 1998. Through the Insignia
Merger, AIMCO also acquired a majority ownership interest in the entity who manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 21.06% limited partnership interest in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has indicated that it expects to vote all of the IPT Shares owned by it in favor of the IPT Merger. Accordingly, IPT shareholder approval is assured.

     One of the reasons AIMCO acquired Insignia was that AIMCO expected to make offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships. Such offers would also allow the AIMCO Operating Partnership an opportunity to increase its ownership interest in certain Insignia Partnerships which would provide a larger asset and capital base and
increased diversification. As of October   , 1998, the AIMCO Operating
Partnership has made offers to           of the Insignia Partnerships, including
your partnership.

  Previous Tender Offers

     LON WGI Associates, L.L.C., which was unaffiliated with Insignia and is not affiliated with AIMCO, commenced a tender offer for $275.00 per unit and purchased 4,792.34 shares in February 6, 1997. See "-- Background of the
Offer -- General."

     We are aware that other tender offers may have been made to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by the general partner of your partnership.

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and

         4284

     liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of the general partner of your partnership, the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets. Another option for liquidation would be to sell your units in a private transaction. Any such sale likely would be at a very substantial discount from your pro rata share of the fair market value of your partnership's property and might involve significant expense and delay.

  Continuation of the Partnership Without the Offer

     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations.

     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.

     - Preferred Quarterly Distributions. We will pay fixed quarterly
       distributions of $       per unit on the Preferred OP Units before any
       distributions are paid to holders of Common OP Units. However, one

         4285

      class of outstanding Partnership Preferred Units has prior distribution
      rights and the Tax-Deferral   % Preferred Units rank equal to six other
      outstanding classes of Partnership Preferred Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity. After a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.

     - Quarterly Distributions. We pay quarterly distributions on the Common OP Units. For the quarter ended June 30, 1998, we paid distributions of $0.5625 on each of the Common OP Units (equivalent to $2.25 on an annual basis). Historically, the quarterly distributions paid on the Common OP Units have been equivalent to the dividends paid on AIMCO's Class A Common Stock. We expect this to continue in the future.

     - Growth Potential. Our organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

     For a description of certain risks of our offer, see "Risk Factors."

         4286

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to      % of the outstanding units of your
partnership for consideration per unit of (i)        Preferred OP Units, (ii)
       Common OP Units, or (iii) $       in cash. If you tender units pursuant
to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1998 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1998,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below).

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1998 (subject to
proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1998.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between

         4287

                 , 1998, and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units, unless after the transfer, the transferor and transferee hold less than 10 units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

         4288

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by the general partner of your partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

         4289

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

         4290

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 199  .

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to

         4291

     pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer does not exceed   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the
expiration of the offer exceeds   % of the outstanding units, the AIMCO
Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this Prospectus Supplement. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units
previously purchased in the offer) is                or less, the AIMCO
Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously
purchased in this offer) is greater than                , the AIMCO Operating
Partnership will purchase units in the order of priority described in the preceding paragraph.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns an indirect interest in and controls the general partner of your partnership and thereby controls the

         4292

     management of your partnership. In addition, AIMCO owns an indirect interest in and controls the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after           , 1998 and at or before the time of acceptance for payment of any such units (whether or not any units have theretofore been accepted for payment and paid for) pursuant to the offer, any of the following shall occur:

          (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the sole judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership

         4293

     shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the sole judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1998 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1998 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the sole judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof; or

        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as the general partner of your partnership or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the sole judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or

          (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options

         4294

     to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business,
     (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the AIMCO Operating Partnership acquires a

         4295

     substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. The AIMCO Operating Partnership does not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Securities Exchange Act of 1934. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Securities Exchange Act of 1934. Because the units are widely held, however, the AIMCO Operating Partnership believes that, even if it purchases the maximum number of units in the offer, the units will be held of record by more than 300 persons.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by the general partner of your partnership, aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule 14D-1 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

         4296

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers are scheduled to be heard on January 8, 1999.

     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate

         4297

     compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the
purchase price of the units) will be approximately $       .

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

         4298

                       CERTAIN FEDERAL INCOME TAX MATTERS

     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement.

     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most people would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Certain Federal Income Tax Considerations -- the AIMCO Operating Partnership Tax Considerations -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership liabilities deemed transferred to you pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration

         4299

     pursuant to the offer, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed on the basis of each such portion's respective fair market value.

     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange, over the AIMCO Operating Partnership liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and (B) a fraction, (x) the numerator of which is the cash received and
(y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.

     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) the adjusted tax basis allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by (i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized

         4300

     pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by (ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. Thus, you will recognize ordinary income or loss in an amount equal to your partnership's accreted income or loss allocable to such unit. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

         4301

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following federal income tax events will be deemed to occur with respect to such
Termination: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Section 704(c) of the Code will apply to future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.

     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

         4302

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the proceeds that you would receive if your partnership were liquidated. For this purpose, we estimated the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In reaching the capitalization rate, we considered the property's physical condition, location and above-market mortgage interest rates. In addition, we considered the recent decline in the market for equity securities, including those of REITs, and the decline in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:

     - First, we calculated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We multiplied each property's 1997 net operating income by its capitalization rate to derive a gross property value as described in the following table:

                                 1997 NET       CAPITALIZATION   GROSS PROPERTY
         PROPERTY            OPERATING INCOME        RATE            VALUE
         --------            ----------------   --------------   --------------
Sunflower Apartments                     $               %                  $
Meadow Wood Apartments
Stratford Place Apartments
Stratford Village

     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value any taxes and certain other costs including required capital expenditures and deferred maintenance to derive a net equity value for your
       partnership of $          .

         4303

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.

Aggregate net operating income (January 1, 1997 to December
  31, 1997).................................................  $
Capitalization rate (weighted average)......................
Aggregate gross valuation of your partnership's
  properties................................................
Plus: Cash and cash equivalents.............................
Plus: Other partnership assets, net of security deposits....
Less: Mortgage debt, including accrued interest.............
Less: Notes payable, including accrued interest.............
Less: Accounts payable and accrued expenses.................
Less: Other liabilities.....................................
Partnership valuation before taxes and certain costs........
Less: Disposition fees......................................
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................
Less: Municipal transfer taxes..............................
Less: Closing costs.........................................
Net valuation of your partnership...........................
Percentage of liquidation proceeds allocated to units.......
Net valuation of units......................................
          Total number of units.............................
Valuation per unit..........................................  $
                                                              -----------
Cash consideration per unit.................................
                                                              -----------

     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration by the liquidation preference of $100 per Preferred OP Unit.

     - In order to determine the number of Common OP Units we are offering you,
       we divided the cash offer consideration by $               , which
       represents the closing price of AIMCO's Class A Common Stock on the New
       York Stock Exchange on                     , 1998.

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     The AIMCO Operating Partnership has an indirect ownership interest in and controls the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

         4304

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, the general partner of your partnership and the AIMCO Operating Partnership considered the following factors and information:

        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

        2. The estimated value of your partnership's property has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."

        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations.

        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are financially equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."

        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"

        7. The fact that the units are illiquid and the offer provides holders of units with liquidity.

        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

        9. The fact that the offer provides holders of units with the opportunity to defer taxes.

        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

        11. The estimated unit value of $       , based on an estimated value of
     your partnership's property of $       . The general partner of your
     partnership has no present intention to liquidate your partnership or to sell or finance your partnership's property. See "Background and Reasons for the Offer".

        12. Anticipated annualized distributions with respect to the Preferred
     OP Units are $     and current annualized distributions with respect to the
     Common OP Units are $2.25. This is equivalent to distributions of $
     per year on the number of tax-deferral        % Preferred OP Units, or
     distributions of $       per year on the number of tax deferral Common OP
     Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the six months ended
     June 30, 1998 were $4.32 (equivalent to $     on an annualized basis).
     Therefore, distributions with respect to the Preferred OP Units and Common
     OP Units that we are offering are expected to be        , immediately
     following our offer, than the distributions with respect to your units. See "Comparison of Ownership of Your Units and AIMCO OP
     Units -- Distributions."

     In evaluating these factors, the general partner of your partnership and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general

         4305

     partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties although there are other ways to value real estate. A liquidation in the future might generate a higher price for holders of units.

     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  General

     To assist holders of units in evaluating the offer, the general partner of your partnership has attempted to compare the cash offer consideration against:
(a) the prices at which the units have been sold in the illiquid secondary market; and (b) estimates of the value of the units on a liquidation basis. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the general partner of your partnership. These assumptions relate, among other things to: projections as to the future income, expenses, cash flow and other significant financial matters of your partnership; and the capitalization rates that will be used by prospective buyers when your partnership's assets are liquidated.

     In addition, these estimates are based upon certain information available to the general partner of your partnership at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. The estimated values in the following chart are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar

         4306

     apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.

                                COMPARISON TABLE

Cash offer price............................................    $
Alternatives:
  Prices on secondary market................................    $             to $
  Estimated liquidation proceeds............................    $

  Prices on Secondary Market

     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the general partner of your partnership, from January 1, 1996 to September 30, 1998 an aggregate of 24 units (representing less than 0.10% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from January 1, 1996 to September 30, 1998, as reported by the general partner. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.

                WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                   REPORTED SALES PRICES OF PARTNERSHIP UNITS

                                                                   AS REPORTED BY
                                                               THE GENERAL PARTNER(a)
                                                               ----------------------
                                                               LOW SALES   HIGH SALES
                                                                 PRICE       PRICE
                                                               PER UNIT     PER UNIT
                                                               ---------   ----------
Fiscal Year Ended December 31, 1998:
  Third Quarter.............................................    $102.50     $320.00
  Second Quarter............................................        N/A         N/A
  First Quarter.............................................        N/A         N/A
Fiscal Year Ended December 31, 1997:
  Fourth Quarter............................................        N/A         N/A
  Third Quarter.............................................        N/A         N/A
  Second Quarter............................................        N/A         N/A
  First Quarter.............................................        N/A         N/A
Fiscal Year Ended December 31, 1996:
  Fourth Quarter............................................        N/A         N/A
  Third Quarter.............................................        N/A         N/A
  Second Quarter............................................        N/A         N/A
  First Quarter.............................................        N/A         N/A

---------------

(a) Although the general partner requests and records information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).

         4307

     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.

  Estimated Liquidation Proceeds

     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. The general partner of your partnership estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The only significant difference is that the general partner of your partnership assumed liquidation
would involve additional selling expenses of   % of the sale proceeds. The
general partner of your partnership believes this is a normal and customary cost of property sales. The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

     In estimating the net liquidation proceeds, your general partner considered, among other things, the following valuations:

ALLOCATION OF CONSIDERATION

     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership.
Accordingly,      % of the estimated liquidation proceeds are assumed to be
distributed to holders of units. See "Valuation of Units."

                                STANGER ANALYSIS

     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.

     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.

         4308

     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending December 31, 1996 and 1997, and the quarterly report on Form 10-QSB for the period ending June 30, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's properties provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's properties for 1996 and 1997 and through June 30, 1998; (v) reviewed operating budgets for your partnership's properties for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's properties; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's properties and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; (x) reviewed available trading information for the units; and (xi) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the properties, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's properties including any deferred maintenance, and other factors influencing value of your partnership's properties and your partnership. Stanger also performed site inspections of your partnership's properties, reviewed local real estate market conditions, and

         4309

     discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's properties.

SUMMARY OF REVIEWS

     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.

     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's properties during October and November 1998. In the course of the site visit, the physical facilities of your partnership's properties were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's properties and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to the condition of the properties, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the six month period ending June 30, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's properties.

     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's properties, and expectations of management regarding operating results of your partnership's properties.

     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

     Review of Partnership Liquidation Analysis. Stanger reviewed an analysis prepared by the management of your partnership of the estimated liquidation values of units utilizing estimates prepared by your partnership of expenses associated with such a liquidation. The liquidation analysis assumed that your partnership's properties were sold to an independent third-party buyer at the current property value estimated by the management of your partnership and that normal and customary costs of property sale were incurred, that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated between the general and limited partners in accordance with your partnership agreement of limited partnership.

CONCLUSIONS

     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view.

ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS

     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not

         4310

     performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between the general partner, special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's properties, and the transaction costs and fees associated with a sale of the properties. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's properties that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's properties or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's properties is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.

     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.

     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.

         4311

COMPENSATION AND MATERIAL RELATIONSHIPS

     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the
subject of similar offers. Stanger will be paid a fee by AIMCO of $       with
respect to your partnership. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger has performed other services for AIMCO in the past, including: general financial advisory services relating to a potential acquisition by AIMCO. However, such acquisition was never completed and no fee was paid to Stanger.

         4312

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.


          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership organized          The AIMCO Operating Partnership is organized as a
under Massachusetts law.                                     Delaware limited partnership. The AIMCO Operating
                                                             Partnership owns interests (either directly or through
                                                             subsidiaries) in numerous multifamily apartment
                                                             properties. The AIMCO Operating Partnership conducts
                                                             substantially all of the operations of AIMCO, a
                                                             corporation organized under Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited partners as a      The term of the AIMCO Operating Partnership continues
finite life investment, with limited partners to             until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your               Partnership is dissolved sooner pursuant to the terms
partnership's Cash Available for Distribution (as            of the AIMCO Operating Partnership's agreement of
defined in your partnership's agreement of limited           limited partnership (the "AIMCO Operating Partnership
partnership). The termination date of your partnership       Agreement") or as provided by law. See "Description of
is December 31, 2003.                                        OP Units -- General" and "Description of OP
                                                             Units -- Dissolution and Winding Up" in the
                                                             accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed to acquire, hold,           The purpose of the AIMCO Operating Partnership is to
maintain, operate, lease, sell, dispose of and               conduct any business that may be lawfully conducted by
otherwise invest in residential, commercial and              a limited partnership organized pursuant to the
industrial real properties in order to (1) preserve and      Delaware Revised Uniform Limited Partnership Act (as
protect the partnership's capital, (2) provide capital       amended from time to time, or any successor to such
appreciation, (3) provide for quarterly cash                 statute) (the "Delaware Limited Partnership Act"),
distributions from operations which may increase over        provided that such business is to be conducted in a
time and (4) generate sufficient deductions so that the      manner that permits AIMCO to be qualified as a REIT,
partnership's cash distributions in the early years of       unless AIMCO ceases to qualify as a REIT. The AIMCO
its operations will not constitute taxable income and        Operating Partnership is authorized to perform any and
so that partnership will allocate tax losses to the          all acts for the furtherance of the purposes and
limited partners in such years which the limited             business of the AIMCO Operating Partnership, provided
partners may use to offset limited amounts of taxable        that the AIMCO Operating Partnership may not take, or
income from other sources.                                   refrain from taking, any action which, in the judgment
                                                             of its general partner could (i) adversely affect the
                                                             ability of AIMCO to continue to qualify as a REIT, (ii)
                                                             subject AIMCO to certain income and excise taxes, or
                                                             (iii) violate any law or regulation of any governmental
                                                             body or agency (unless such action, or inaction, is
                                                             specifically consented to by AIMCO). Subject to the
                                                             foregoing, the AIMCO Operating Partnership may invest
                                                             in or enter into partnerships, joint ventures, or
                                                             similar arrangements. The AIMCO Operating partnership
                                                             currently invests, and intends to continue to invest,
                                                             in a real estate portfolio primarily consisting of
                                                             multifamily rental apartment properties.

         4313
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                               Additional Equity


The general partner of your partnership was authorized       The general partner is authorized to issue additional
to issue additional limited partnership interests in         partnership interests in the AIMCO Operating
your partnership and may admit additional limited            Partnership for any partnership purpose from time to
partners by selling units for cash and notes to              time to the limited partners and to other persons, and
selected persons who fulfill the requirements set forth      to admit such other persons as additional limited
in your partnership's agreement of limited partnership.      partners, on terms and conditions and for such capital
The capital contribution need not be equal for all           contributions as may be established by the general
limited partners and no action or consent is required        partner in its sole discretion. The net capital
in connection with the admission of any additional           contribution need not be equal for all OP Unitholders.
limited partners. However, after May 25, 1995, the           No action or consent by the OP Unitholders is required
general partner of your partnership is prohibited from       in connection with the admission of any additional OP
admitting additional limited partners.                       Unitholder. See "Description of OP Units -- Management
                                                             by the AIMCO GP" in the accompanying Prospectus.
                                                             Subject to Delaware law, any additional partnership
                                                             interests may be issued in one or more classes, or one
                                                             or more series of any of such classes, with such
                                                             designations, preferences and relative, partici-
                                                             pating, optional or other special rights, powers and
                                                             duties as shall be determined by the general partner,
                                                             in its sole and absolute discretion without the
                                                             approval of any OP Unitholder, and set forth in a
                                                             written document thereafter attached to and made an
                                                             exhibit to the AIMCO Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Your partnership may such fees to its affiliates as is       The AIMCO Operating Partnership may lend or contribute
set forth in your partnership's agreement of limited         funds or other assets to its subsidiaries or other
partnership. Your partnership may borrow funds from the      persons in which it has an equity investment, and such
general partner or its affiliates; provided, however,        persons may borrow funds from the AIMCO Operating
that such borrowings are on a short-term basis and your      Partnership, on terms and conditions established in the
partnership may not pay in connection therewith (1) in-      sole and absolute discretion of the general partner. To
terest or financing charges in excess of the amount          the extent consistent with the business purpose of the
which would be charged by unrelated lending                  AIMCO Operating Partnership and the permitted
institutions on comparable loans for the same purpose        activities of the general partner, the AIMCO Operating
in the same locality (and in no event may interest on        Partnership may transfer assets to joint ventures,
such borrowings exceed 2% per annum above the base rate      limited liability companies, partnerships,
of interest charged by The First National Bank of            corporations, business trusts or other business
Boston) or (2) any prepayment charge or penalty. Your        entities in which it is or thereby becomes a
partnership may not purchase property from the general       participant upon such terms and subject to such
partner or any of its affiliates unless such party           conditions consistent with the AIMCO Operating Part-
purchased the property in its name to temporarily hold       nership Agreement and applicable law as the general
title thereto in order to facilitate the acquisition of      partner, in its sole and absolute discretion, believes
such property by your partnership, the borrowing of          to be advisable. Except as expressly permitted by the
money by or obtaining of financing for your                  AIMCO Operating Partnership Agreement, neither the
partnership, the completion of construction of your          general partner nor any of its affiliates may sell,
partners or any other purpose related to the business        transfer or convey any property to the AIMCO Operating
of your partnership; provided (1) the purchase price         Partnership, directly or indirectly, except pursuant to
paid by your partnership does not exceed the cost of         transactions that are determined by the general partner
the property to the seller, (2) the interest rates on        in good faith to be fair and reasonable.
the loans secured by the property at the time of
acquisition by the seller may not be lower than at the
time the property is acquired by your partnership and
(c) no compensation or other benefit from the
transaction may accrue to the general partner or its
affiliates. Unless certain conditions are met, the
general partner may not issue any "all-inclusive" or
"wrap-around" note to your partnership. Your
partnership may invest in entities affiliated with the
general partner under certain conditions. Your
partnership may not sell or lease any property or loan
any funds to the general partner or its affiliates. Any
arrangements with a general partner or its affiliates
must be (1) in the form of a written contract, (2)
fully disclosed to the other partners, (3) terminable
upon 60 days' notice and (4) in the ordinary course of
such general partner's or affiliate's business. Your
partnership may not give an exclusive right to sell or
exclusively employ the general partner or its
affiliates to sell your partnership's property nor
receive any commission in connection with the
reinvestment of proceeds of the sale, exchange or

         4314
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

refinancing of any property. Your partnership may not contract with the general partner or its affiliates for the development of any property or the construction of improvements on any property.

                               Borrowing Policies


The general partner of your partnership is authorized        The AIMCO Operating Partnership Agreement contains no
to borrow money and issue evidences of indebtedness.         restrictions on borrowings, and the general partner has
Your partnership may not incur mortgage indebtedness in      full power and authority to borrow money on behalf of
connection with any one property in excess of 80% of         the AIMCO Operating Partnership. The AIMCO Operating
its purchase price.                                          Partnership has credit agreements that restrict, among
                                                             other things, its ability to incur indebtedness. See
                                                             "Risk Factors -- Risks of Significant Indebtedness" in
                                                             the accompanying Prospectus.

                            Review of Investor Lists


Your partnership's agreement of limited partnership          Each OP Unitholder has the right, upon written demand
entitles a limited partner to inspect the register           with a statement of the purpose of such demand and at
listing the names and addresses of all partners and the      such OP Unitholder's own expense, to obtain a current
number of units owned by each limited partner. Such          list of the name and last known business, residence or
list will be maintained at the principal office of your      mailing address of the general partner and each other
partnership and be available for inspection at all           OP Unitholder.
reasonable times. In addition, each partner has the
right to receive by mail, upon written request to your
partnership and at such partner's cost, the register of
the partners.

                               Management Control


The general partner of your partnership has the              All management powers over the business and affairs of
exclusive right to manage the business of your               the AIMCO Operating Partnership are vested in AIMCO-GP,
partnership and are authorized to take any action of         Inc., which is the general partner. No OP Unitholder
any kind and to do anything and everything they deem         has any right to participate in or exercise control or
necessary in connection with the partnership. Limited        management power over the business and affairs of the
partners have no right to participate in the management      AIMCO Operating Partnership. The OP Unitholders have
or conduct of your partnership's business or affairs         the right to vote on certain matters described under
nor any power or authority to act for or on behalf of        "Comparison of Ownership of Your Units and AIMCO OP
your partnership in any respect whatsoever.                  Units -- Voting Rights" below. The general partner may
                                                             not be removed by the OP Unitholders with or without
                                                             cause.
                                                             In addition to the powers granted a general partner of
                                                             a limited partnership under applicable law or that are
                                                             granted to the general partner under any other
                                                             provision of the AIMCO Operating Partnership Agreement,
                                                             the general partner, subject to the other provisions of
                                                             the AIMCO Operating Partnership Agreement, has full
                                                             power and authority to do all things deemed necessary
                                                             or desirable by it to conduct the business of the AIMCO
                                                             Operating Partnership, to exercise all powers of the
                                                             AIMCO Operating Partnership and to effectuate the
                                                             purposes of the AIMCO Operating Partnership. The AIMCO
                                                             Operating Partnership may incur debt or enter into
                                                             other similar credit, guarantee, financing or
                                                             refinancing arrangements for any purpose upon such
                                                             terms as the general partner determines to be
                                                             appropriate, and may perform such other acts and duties
                                                             for and on behalf of the AIMCO Operating Partnership as
                                                             are provided in the AIMCO Operating Partnership
                                                             Agreement. The general partner is authorized to
                                                             execute, deliver and perform certain agreements and
                                                             transactions on behalf of the AIMCO Operating
                                                             Partnership without any further act, approval or vote
                                                             of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of limited                Notwithstanding anything to the contrary set forth in
partnership, the general partner of your partnership is      the AIMCO Operating Partnership Agreement, the general
not liable, responsible or                                   partner is not liable

         4315
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

accountable for damages or otherwise to your                 to the AIMCO Operating Partnership for losses
partnership or any limited partner arising out of any        sustained, liabilities incurred or benefits not derived
act performed or any failure to act by any of them if        as a result of errors in judgment or mistakes of fact
they determined, in good faith, that such act or             or law of any act or omission if the general partner
failure to act was in the best interests of the              acted in good faith. The AIMCO Operating Partnership
partnership, and such course of conduct did not              Agreement provides for indemnification of AIMCO, or any
constitute fraud, bad faith, negligence or misconduct        director or officer of AIMCO (in its capacity as the
on the part of the general partner. In addition, your        previous general partner of the AIMCO Operating
partnership will indemnify and save harmless the             Partnership), the general partner, any officer or
general partner of your partnership against any loss,        director of general partner or the AIMCO Operating
liability or damage incurred by it as a result of or in      Partnership and such other persons as the general
connection with its acting as a general partner in           partner may designate from and against all losses,
connection with the partnership's activities, provided       claims, damages, liabilities, joint or several,
that such general partner was not guilty of fraud, bad       expenses (including legal fees), fines, settlements and
faith, negligence or misconduct. The satisfaction of         other amounts incurred in connection with any actions
any indemnification and any saving harmless shall be         relating to the operations of the AIMCO Operating
from and limited to partnership assets, and no limited       Partnership, as set forth in the AIMCO Operating
partner shall have any personal liability on account         Partnership Agreement. The Delaware Limited Partnership
thereof.                                                     Act provides that subject to the standards and
                                                             restrictions, if any, set forth in its partnership
                                                             agreement, a limited partnership may, and shall have
                                                             the power to, indemnify and hold harmless any partner
                                                             or other person from and against any and all claims and
                                                             demands whatsoever. It is the position of the
                                                             Securities and Exchange Commission that indemnification
                                                             of directors and officers for liabilities arising under
                                                             the Securities Act is against public policy and is
                                                             unenforceable pursuant to Section 14 of the Securities
                                                             Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of limited                Except in limited circumstances, the general partner
partnership, the limited partners may remove a general       has exclusive management power over the business and
partner upon a vote of the limited partners owning a         affairs of the AIMCO Operating Partnership. The general
majority of the outstanding units. An additional             partner may not be removed as general partner of the
general partner may be admitted with the consent of the      AIMCO Operating Partnership by the OP Unitholders with
general partner if such party consents to become a           or without cause. Under the AIMCO Operating Partnership
general partner, the limited partners holding more than      Agreement, the general partner may, in its sole
two-thirds of the outstanding units consent to the           discretion, prevent a transferee of an OP Unit from
admission of the additional general partner and the          becoming a substituted limited partner pursuant to the
additional general partner executes and acknowledges         AIMCO Operating Partnership Agreement. The general
such instruments as the general partner deems necessary      partner may exercise this right of approval to deter,
or advisable, including the adoption of your partner-        delay or hamper attempts by persons to acquire a
ship's agreement of limited partnership. A limited           controlling interest in the AIMCO Operating Partner-
partner may substitute a transferee of his units in          ship. Additionally, the AIMCO Operating Partnership
such limited partner's place without the consent of the      Agreement contains restrictions on the ability of OP
general partner, subject to certain conditions.              Unitholders to transfer their OP Units. See
                                                             "Description of OP Units -- Transfers and Withdrawals"
                                                             in the accompanying Prospectus.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited partnership may      With the exception of certain circumstances set forth
be amended by the general partner without the consent        in the AIMCO Operating Partnership Agreement, whereby
of the limited partners if such amendment: (1) adds to       the general partner may, without the consent of the OP
the representation, duties, or obligations of the            Unitholders, amend the AIMCO Operating Partnership
general partner or surrenders any right or power             Agreement, amendments to the AIMCO Operating
granted to the general partner, (2) cures any                Partnership Agreement require the consent of the
ambiguity, corrects or supplements any provision which       holders of a majority of the outstanding Common OP
may be inconsistent with any other provision or makes        Units, excluding AIMCO and certain other limited
any other provision with respect to matters or               exclusions (a "Majority in Interest"). Amendments to
questions arising under your partnership's agreement of      the AIMCO Operating Partnership Agreement may be
limited partnership consistent with the provisions of        proposed by the general partner or by holders of a
your partnership's agreement of limited partnership,         Majority in Interest. Following such proposal, the
(3) deletes or adds any provision required by any            general partner will submit any proposed amendment to
applicable law, (4) reflects any reduction of the            the OP Unitholders. The general partner will seek the
partners' capital accounts or (5) reflects a change in       written consent of the OP Unitholders on the proposed
the name or the location of the principal place of           amendment or will call a meeting to vote thereon. See
business of your partnership; provided that no               "Description of OP Units -- Amendment of the AIMCO
amendments may be adopted unless the amendment; (1) is       Operating Partnership Agreement" in the accompanying
for the benefit of or not adverse to the interests of        Prospectus.
the limited partners, (2) is consistent with the duties
of the general partner, (3) does not affect the
distribution

         4316
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

of available cash flow, and (4) does not affect the limited liability of the limited partners or the status of the partnership for Federal income tax purposes. All other amendments require the consent of the general partner and the limited partners holding a majority of the outstanding units, provided that such amendment does not allow the limited partners to participate in the management of the partnership's business or modify the limited liability of the limited partners.

                             Compensation and Fees


The general partner of your partnership does not             The general partner does not receive compensation for
receive an annual management fee for its services as         its services as general partner of the AIMCO Operating
general partner of your partnership but may receive          Partnership. However, the general partner is entitled
reimbursement for expenses incurred in such capacity.        to payments, allocations and distributions in its
The general partner was reimbursed $31,000 for ex-           capacity as general partner of the AIMCO Operating
penses incurred during the first 6 months of 1998.           Partnership. In addition, the AIMCO Operating Part-
                                                             nership is responsible for all expenses incurred
                                                             relating to the AIMCO Operating Partnership's ownership
                                                             of its assets and the operation of the AIMCO Operating
                                                             Partnership and reimburses the general partner for such
                                                             expenses paid by the general partner. The employees of
                                                             the AIMCO Operating Partnership receive compensation
                                                             for their services.

                             Liability of Investors


Under your partnership's agreement of limited                Except for fraud, willful misconduct or gross
partnership, a limited partner is not for the debts,         negligence, no OP Unitholder has personal liability for
liabilities, or obligations of your partnership in           the AIMCO Operating Partnership's debts and
excess of his capital contribution, and his share of         obligations, and liability of the OP Unitholders for
undistributed profits.                                       the AIMCO Operating Partnership's debts and obligations
                                                             is generally limited to the amount of their invest-
                                                             ment in the AIMCO Operating Partnership. However, the
                                                             limitations on the liability of limited partners for
                                                             the obligations of a limited partnership have not been
                                                             clearly established in some states. If it were
                                                             determined that the AIMCO Operating Partnership had
                                                             been conducting business in any state without compli-
                                                             ance with the applicable limited partnership statute,
                                                             or that the right or the exercise of the right by the
                                                             holders of OP Units as a group to make certain
                                                             amendments to the AIMCO Operating Partnership Agreement
                                                             or to take other action pursuant to the AIMCO Operating
                                                             Partnership Agreement constituted participation in the
                                                             "control" of the AIMCO Operating Partnership's
                                                             business, then a holder of OP Units could be held
                                                             liable under certain circumstances for the AIMCO
                                                             Operating Partnership's obligations to the same extent
                                                             as the general partner.

                                Fiduciary Duties


Under your partnership's agreement of limited                Unless otherwise provided for in the relevant
partnership, the general partner is not required to          partnership agreement, Delaware law generally requires
manage the partnership as its sole and exclusive             a general partner of a Delaware limited partnership to
function and they may have other business interests and      adhere to fiduciary duty standards under which it owes
may engage in other activities in addition to those          its limited partners the highest duties of good faith,
relating to the partnership, including the rendering of      fairness and loyalty and which generally prohibit such
advice or services of any kind to other investors and        general partner from taking any action or engaging in
the making or management of other investments. Neither       any transaction as to which it has a conflict of
the partnership nor any partner shall have any right by      interest. The AIMCO Operating Partnership Agreement
virtue of the partnership agreement or the partnership       expressly authorizes the general partner to enter into,
relation in or to such other ventures or activities or       on behalf of the AIMCO Operating Partnership, a right
to the income or proceeds derived therefrom and the          of first opportunity arrangement and other conflict
pursuit of such venture, even if competitive with the        avoidance agreements with various affiliates of the
business of your partnership, shall not be deemed            AIMCO Operating Partnership and the general partner, on
wrongful or improper. The general partner is obligated       such terms as the general partner, in its sole and
only under certain circumstances to present investment       absolute discretion, believes are advisable. The AIMCO
opportunities to the partnership. The general                Operating Partnership

         4317
          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

partner may not possess partnership property or assign       Agreement expressly limits the liability of the general
you partnership's right in specific properties for           partner by providing that the general partner, and its
other than your partnership's purpose.                       officers and directors will not be liable or
                                                             accountable in damages to the AIMCO Operating
                                                             Partnership, the limited partners or assignees for
                                                             errors in judgment or mistakes of fact or law or of any
                                                             act or omission if the general partner or such director
                                                             or officer acted in good faith. See "Description of OP
                                                             Units -- Fiduciary Responsibilities" in the
                                                             accompanying Prospectus.

                            Federal Income Taxation


In general, there are no material differences between        The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO               Federal income taxes. Instead, each holder of OP Units
Operating Partnership.                                       includes in income its allocable share of the AIMCO
                                                             Operating Partnership's taxable income or loss when it
                                                             determines its individual Federal income tax liability.
                                                             Income and loss from the AIMCO Operating Partnership
                                                             may be subject to the passive activity limitations. If
                                                             an investment in an OP Unit is treated as a passive
                                                             activity, income and loss from the AIMCO Operating
                                                             Partnership generally can be offset against income and
                                                             loss from other investments that constitute "passive
                                                             activities" (unless the AIMCO Operating Partnership is
                                                             considered a "publicity traded partnership", in which
                                                             case income and loss from the AIMCO Operating
                                                             Partnership can only be offset against other income and
                                                             loss from the AIMCO Operating Partnership). Income of
                                                             the AIMCO Operating Partnership, however, attributable
                                                             to dividends from the Management Subsidiaries (as
                                                             defined below) or interest paid by the Management
                                                             Subsidiaries does not qualify as passive activity
                                                             income and cannot be offset against losses from
                                                             "passive activities."
                                                             Cash distributions by the AIMCO Operating Partnership
                                                             are not taxable to a holder of OP Units except to the
                                                             extent they exceed such Partner's basis in its interest
                                                             in the AIMCO Operating Partnership (which will include
                                                             such OP Unitholder's allocable share of the AIMCO
                                                             Operating Partnership's nonrecourse debt).
                                                             Each year, OP Unitholders receive a Schedule K-1 tax
                                                             form containing tax information for inclusion in
                                                             preparing their Federal income tax returns.
                                                             OP Unitholders are required, in some cases, to file
                                                             state income tax returns and/or pay state income taxes
                                                             in the states in which the AIMCO Operating Partnership
                                                             owns property or transacts business, even if they are
                                                             not residents of those states. The AIMCO Operating
                                                             Partnership may be required to pay state income taxes
                                                             in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment


The partnership interests in your        The Preferred OP Units constitute        The Common OP Units constitute
partnership constitute equity            equity interests entitling each          equity interests entitling each OP
interests entitling each partner to      holder of Preferred OP Units, when       Unitholder to such partner's pro
its pro rata share of distri-            and as declared by the board of          rata share of cash distributions
butions to be made to the partners       directors of the general partner of      made from Available Cash (as such
of your partnership.                     the AIMCO Operating Partnership,         term is defined in the AIMCO
                                         quarterly cash distribution at a         Operating Partnership Agreement) to
                                         rate of                                  the

         4318
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                         $      per Preferred OP Unit,            partners of the AIMCO Operating
                                         subject to adjustments from time to      Partnership. To the extent the
                                         time on or after the fifth               AIMCO Operating Partnership sells
                                         anniversary of the issue date of         or refinances its assets, the net
                                         the Preferred OP Units.                  proceeds therefrom generally will
                                                                                  be retained by the AIMCO Oper-
                                                                                  ating Partnership for working
                                                                                  capital and new investments rather
                                                                                  than being distributed to the OP
                                                                                  Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's agreement       Except as otherwise required by          Under the AIMCO Operating Partner-
of limited partnership, upon the         applicable law or in the AIMCO           ship Agreement, the OP Unitholders
vote of the limited partners owning      Operating Partnership Agreement,         have voting rights only with
a majority of the outstanding            the holders of the Preferred OP          respect to certain limited matters
units, the limited partners may          Units will have the same voting          such as certain amendments and
amend your partnership's agreement       rights as holders of the Common OP       termination of the AIMCO Operating
of limited partnership, subject to       Units. See "Description of OP            Partnership Agreement and certain
certain exceptions; terminate your       Units" in the accompanying               transactions such as the
partnership; remove a general            Prospectus. So long as any               institution of bankruptcy
partner; and approve or disapprove       Preferred OP Units are outstand-         proceedings, an assignment for the
the sale at one time of all or           ing, in addition to any other vote       benefit of creditors and certain
substantially all of the assets of       or consent of partners required by       transfers by the general partner of
your partnership. Such voting            law or by the AIMCO Operating            its interest in the AIMCO Operating
rights may only be exercised if          Partnership Agreement, the               Partnership or the admission of a
your partnership receives an             affirmative vote or consent of           successor general partner.
opinion from counsel which counsel       holders of at least 50% of the
is satisfactory to a majority in         outstanding Preferred OP Units will      Under the AIMCO Operating Partner-
interest of the limited partners,        be necessary for effecting any           ship Agreement, the general partner
that such action may be effected         amendment of any of the provisions       has the power to effect the
without subjecting the limited           of the Partnership Unit Desig-           acquisition, sale, transfer,
partner to liability as general          nation of the Preferred OP Units         exchange or other disposition of
partner or a Massachusetts court         that materially and adversely            any assets of the AIMCO Operating
having jurisdiction over the matter      affects the rights or preferences        Partnership (including, but not
enters a judgment, not subject to        of the holders of the Preferred OP       limited to, the exercise or grant
further appeal, to such effect.          Units. The creation or issuance of       of any conversion, option,
The general partner of your              any class or series of partnership       privilege or subscription right or
partnership may cause its                units, including, without                any other right available in
dissolution by retiring. In such         limitation, any partnership units        connection with any assets at any
event, your partnership may              that may have rights senior or           time held by the AIMCO Operating
continue if the remaining general        superior to the Preferred OP Units,      Partnership) or the merger,
partners elect to do so within           shall not be deemed to materially        consolidation, reorganization or
thirty days of the retirement.           adversely affect the rights or           other combination of the AIMCO
                                         preferences of the holders of            Operating Partnership with or into
                                         Preferred OP Units. With respect to      another entity, all without the
                                         the exercise of the above de-            consent of the OP Unitholders.
                                         scribed voting rights, each
                                         Preferred OP Units shall have one        The general partner may cause the
                                         (1) vote per Preferred OP Unit.          dissolution of the AIMCO Operating
                                                                                  Partnership by an "event of
                                                                                  withdrawal," as defined in the
                                                                                  Delaware Limited Partnership Act
                                                                                  (including, without limitation,
                                                                                  bankruptcy), unless, within 90 days
                                                                                  after the withdrawal, holders of a
                                                                                  "majority in interest," as defined
                                                                                  in the Delaware Limited Partnership
                                                                                  Act, agree in writing, in their
                                                                                  sole and absolute discretion, to
                                                                                  continue the business of the AIMCO
                                                                                  Operating Partnership and to the
                                                                                  appointment of a successor general
                                                                                  partner. The general partner may
                                                                                  elect to dissolve the AIMCO
                                                                                  Operating Partnership in its sole
                                                                                  and absolute discretion, with or
                                                                                  without the consent of the OP
                                                                                  Unitholders. See "Description of OP
                                                                                  Units -- Dissolution

         4319
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                                  and Winding Up" in the accompanying
                                                                                  Prospectus.

                                 Distributions


Your partnership's agreement of          Holders of Preferred OP Units will       Subject to the rights of holders of
limited partnership specifies how        be entitled to receive, when and as      any outstanding Preferred OP Units,
the cash available for                   declared by the board of directors       the AIMCO Operating Partnership
distribution, whether arising from       of the general partner of the AIMCO      Agreement requires the general
operations or sales or refinancing,      Operating Partnership, quarterly         partner to cause the AIMCO
is to be shared among the partners.      cash distributions at the rate of        Operating Partnership to dis-
Distributions of Cash Available for      $      per Preferred OP Unit;            tribute quarterly all, or such
Distribution will be distributed         provided, however, that at any time      portion as the general partner may
quarterly, within sixty days af-         and from time to time on or after        in its sole and absolute discretion
ter the close of such quarter. The       the fifth anniversary of the issue       determine, of Available Cash (as
distributions payable to the             date of the Preferred OP Units, the      defined in the AIMCO Operating
partners are not fixed in amount         AIMCO Operating Partnership may          Partnership Agreement) generated by
and depend upon the operating            adjust the annual distribution rate      the AIMCO Operating Partnership
results and net sales or                 on the Preferred OP Units to the         during such quarter to the general
refinancing proceeds available from      lower of (i)     % plus the annual       partner, the special limited
the disposition of your                  interest rate then applicable to         partner and the holders of Common
partnership's assets.                    U.S. Treasury notes with a maturity      OP Units on the record date
                                         of five years, and (ii) the annual       established by the general partner
                                         dividend rate on the most recently       with respect to such quarter, in
                                         issued AIMCO non-convertible             accordance with their respective
                                         preferred stock which ranks on a         interests in the AIMCO Operating
                                         parity with its Class H Cumu-            Partnership on such record date.
                                         lative Preferred Stock. Such             Holders of any other Preferred OP
                                         distributions will be cumulative         Units issued in the future may have
                                         from the date of original issue.         priority over the general partner,
                                         Holders of Preferred OP Units will       the special limited partner and
                                         not be entitled to receive any           holders of Common OP Units with
                                         distributions in excess of               respect to distributions of
                                         cumulative distributions on the          Available Cash, distributions upon
                                         Preferred OP Units. No interest, or      liquidation or other distributions.
                                         sum of money in lieu of interest,        See "Per Share and Per Unit Data"
                                         shall be payable in respect of any       in the accompanying Prospectus.
                                         distribution payment or payments on
                                         the Preferred OP Units that may be       The general partner in its sole and
                                         in arrears.                              absolute discretion may distribute
                                                                                  to the OP Unitholders Available
                                         When distributions are not paid in       Cash on a more frequent basis and
                                         full upon the Preferred OP Units or      provide for an appropriate record
                                         any Parity Units, all distributions      date.
                                         declared upon the Preferred OP
                                         Units and any Parity Units shall be      The AIMCO Operating Partnership
                                         declared ratably in proportion to        Agreement requires the general
                                         the respective amounts of                partner to take such reasonable
                                         distributions accumulated, accrued       efforts, as determined by it in its
                                         and unpaid on the Preferred OP           sole and absolute discretion and
                                         Units and such Parity Units. Unless      consistent with AIMCO's
                                         full cumulative distributions on         qualification as a REIT, to cause
                                         the Preferred OP Units have been         the AIMCO Operating Partnership to
                                         declared and paid, except in             distribute sufficient amounts to
                                         limited circumstances, no                enable the general partner to
                                         distributions may be declared or         transfer funds to AIMCO and enable
                                         paid or set apart for payment by         AIMCO to pay stockholder dividends
                                         the AIMCO Operating Partnership and      that will (i) satisfy the
                                         no other distribution of cash or         requirements for qualifying as a
                                         other property may be declared or        REIT under the Code and the
                                         made, directly or indirectly, by         Treasury Regulations and (ii) avoid
                                         the AIMCO Operating Partnership          any Federal income or excise tax
                                         with respect to any Junior Units,        liability of AIMCO. See
                                         nor shall any Junior Units be re-        "Description of OP
                                         deemed, purchased or otherwise           Units -- Distributions" in the
                                         acquired for consideration, nor          accompanying Prospectus.
                                         shall any other cash or other
                                         property be paid or distributed to
                                         or for the benefit of holders of
                                         Junior Units. See "Description of
                                         Preferred OP
                                         Units -- Distributions."

         4320
        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                Liquidity and Transferability/Redemption Rights


A limited partner may transfer his       There is no public market for the        There is no public market for the
units to any person if: (1) a duly       Preferred OP Units and the               OP Units. The AIMCO Operating Part-
executed, written instrument of          Preferred OP Units are not listed        nership Agreement restricts the
assignment is delivered to the           on any securities exchange. The          transferability of the OP Units.
general partner which is                 Preferred OP Units are subject to        Until the expiration of one year
satisfactory to the general partner      restrictions on transfer as set          from the date on which an OP
and includes the written acceptance      forth in the AIMCO Operating             Unitholder acquired OP Units,
of the transferee of all of the          Partnership Agreement.                   subject to certain exceptions, such
terms of your partnership's                                                       OP Unitholder may not transfer all
agreement of limited partnership,        Pursuant to the AIMCO Operating          or any portion of its OP Units to
(2) counsel for your partnership is      Partnership Agreement, until the         any transferee without the consent
not of the opinion that such sale        expiration of one year from the          of the general partner, which
violates applicable securities laws      date on which a holder of Preferred      consent may be withheld in its sole
and (3) after the transfer, the          OP Units acquired Preferred OP           and absolute discretion. After the
transferor and transferee does not       Units, subject to certain                expiration of one year, such OP
hold less than 10 units, except in       exceptions, such holder of               Unitholder has the right to
limited circumstances. A transferee      Preferred OP Units may not transfer      transfer all or any portion of its
may become a substituted limited         all or any portion of its Pre-           OP Units to any person, subject to
partner if: (1) the instrument of        ferred OP Units to any transferee        the satisfaction of certain
assignment makes such an election        without the consent of the general       conditions specified in the AIMCO
and (2) the substitute limited           partner, which consent may be            Operating Partnership Agreement,
partner pays all fees incurred by        withheld in its sole and absolute        including the general partner's
your partnership.                        discretion. After the expiration of      right of first refusal. See
                                         one year, such holders of Preferred      "Description of OP Units --
                                         OP Units has the right to transfer       Transfers and Withdrawals" in the
                                         all or any portion of its Preferred      accompanying Prospectus.
                                         OP Units to any person, subject to
                                         the satisfaction of certain              After the first anniversary of
                                         conditions specified in the AIMCO        becoming a holder of Common OP
                                         Operating Partnership Agreement,         Units, an OP Unitholder has the
                                         including the general partner's          right, subject to the terms and
                                         right of first refusal.                  conditions of the AIMCO Operating
                                                                                  Partnership Agreement, to require
                                         After a one-year holding period, a       the AIMCO Operating Partnership to
                                         holder may redeem Preferred OP           redeem all or a portion of the
                                         Units and receive in exchange            Common OP Units held by such party
                                         therefor, at the AIMCO Operating         in exchange for a cash amount based
                                         Partnership's option, (i) subject        on the value of shares of Class A
                                         to the terms of any Senior Units,        Common Stock. See "Description of
                                         cash in an amount equal to the           OP Units -- Redemption Rights" in
                                         Liquidation Preference of the            the accompanying Prospectus. Upon
                                         Preferred OP Units tendered for          receipt of a notice of redemption,
                                         redemption, (ii) a number of shares      the AIMCO Operating Partnership
                                         of Class I Cumulative Preferred          may, in its sole and absolute
                                         Stock of AIMCO that pay an               discretion but subject to the
                                         aggregate amount of dividends yield      restrictions on the ownership of
                                         equivalent to the distributions on       Class A Common Stock imposed under
                                         the Preferred OP Units tendered for      AIMCO's charter and the transfer
                                         redemption and are part of a class       restrictions and other limitations
                                         or series of preferred stock that        thereof, elect to cause AIMCO to
                                         is then listed on the New York           acquire some or all of the tendered
                                         Stock Exchange or another national       Common OP Units in exchange for
                                         securities exchange, or (iii) a          Class A Common Stock, based on an
                                         number of shares of Class A Common       exchange ratio of one share of
                                         Stock of AIMCO that is equal in          Class A Common Stock for each Com-
                                         Value to the Liquidation Preference      mon OP Unit, subject to adjustment
                                         of the Preferred OP Units tendered       as provided in the AIMCO Operating
                                         for redemption. The Preferred OP         Partnership Agreement.
                                         Units may not be redeemed at the
                                         option of the AIMCO Operating
                                         Partnership. See "Description of
                                         Preferred OP Units -- Redemption."

         4321

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are a class of Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating
Partnership, quarterly cash distributions at the rate of $       per Preferred
OP Unit (equivalent to      % per annum of the $100 stated liquidation
preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the
Preferred OP Units to the lower of (i)        % plus the annual interest rate
then applicable to U.S. Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any

         4322

     distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $100 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred

         4323

     OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the New York Stock Exchange or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

         4324

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends
at the rate of      % per annum of the $25 liquidation preference (equivalent to
$     per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or

         4325

     in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

         4326

          COMPARISON OF PREFERRED OP UNITS AND CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity interests           The Class I Preferred Stock constitutes an equity
entitling each holder of Preferred OP Units to receive,      interest entitling each holder of Class I Preferred
when and as declared by the board of directors of the        Stock to receive, when and as declared by the AIMCO
general partner of the AIMCO Operating Partnership,          board of directors, cash distribution at a rate of
quarterly cash distribution at a rate of $      per          $      per annum per share.
Preferred OP Unit, subject to adjustments from time to
time on or after the fifth anniversary of the issue
date of the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable law or in         Holders of Class I Preferred Stock do not have any
the AIMCO Operating Partnership's agreement of limited       voting rights, except as set forth below and except as
partnership, the holders of the Preferred OP Units will      otherwise required by applicable law.
have the same voting rights as holders of the Common OP
Units. See "Description of OP Units" in the                  If and whenever dividends on any shares of Class I
accompanying Prospectus. So long as any Preferred OP         Preferred Stock or any series or class of Class I
Units are outstanding, in addition to any other vote or      Parity Stock are in arrears for six or more quarterly
consent of partners required by law or by the AIMCO          periods (whether or not consecutive), the number of
Operating Partnership's agreement of limited                 directors then constituting the AIMCO board of
partnership, the affirmative vote or consent of holders      directors shall be increased by two (if not already
of at least 50% of the outstanding Preferred OP Units        increased by reason of similar types of provisions with
will be necessary for effecting any amendment of any of      respect to shares of voting preferred stock), and the
the provisions of the Partnership Unit Designation of        holders of shares of Class I Preferred Stock, together
the Preferred OP Units that materially and adversely         with the holders of shares of all other voting
affects the rights or preferences of the holders of the      preferred stock then entitled to exercise similar
Preferred OP Units. The creation or issuance of any          voting rights, voting as a single class regardless of
class or series of AIMCO Operating Partnership units,        series, will be entitled to vote for the election of
including, without limitation, any AIMCO Operating           two additional directors of AIMCO. Whenever dividends
Partnership units that may have rights senior or supe-       in arrears and dividends for the current quarterly
rior to the Preferred OP Units, will not be deemed to        dividend period have been paid or declared and set
materially adversely affect the rights or preferences        aside in respect of the outstanding shares of the Class
of the holders of Preferred OP Units. With respect to        I Preferred Stock and the voting preferred stock, then
the exercise of the above described voting rights, each      the right of the holders of Class I Preferred Stock and
Preferred OP Units will have one (1) vote per Preferred      the voting preferred stock to elect such additional two
OP Unit.                                                     directors will cease and the terms of office of such
                                                             directors will terminate.
                                                             The affirmative vote or consent of at least 66 2/3% of
                                                             the votes entitled to be cast by the holders of Class I
                                                             Preferred Stock and Class I Parity Stock entitled to
                                                             vote on such matters, voting as a single class, will be
                                                             required to (i) authorize, create, increase the
                                                             authorized amount of, or issue any shares of any class
                                                             of Class I Senior Stock or any security convertible
                                                             into shares of any class of Class I Senior Stock, or
                                                             (ii) amend, alter or repeal any provision of, or add
                                                             any provision to, the AIMCO charter or by-laws, if such
                                                             action would materially adversely affect the voting
                                                             powers, rights or preferences of the holders of the
                                                             Class I Preferred Stock; provided, however, that no
                                                             such vote of the Class I Preferred Stockholders shall
                                                             be required if, at or prior to the time such proposed
                                                             change, provisions are made for the redemption of all
                                                             outstanding shares of Class I Preferred Stock. The
                                                             amendment of the AIMCO charter to authorize, create,
                                                             increase or decrease the authorized amount of or to
                                                             issue Class I Junior Stock, Class I Preferred Stock or
                                                             any shares of any class of Class I Parity Stock shall
                                                             not be deemed to materially adversely affect the voting
                                                             powers, rights or preferences of the holders of Class I
                                                             Preferred Stock.
                                                             With respect to the exercise of the above described
                                                             voting rights, each share of Class I Preferred Stock
                                                             will have one vote per share, except that when any
                                                             other class or series of preferred stock has the right
                                                             to vote with the Class I Preferred Stock as a single
                                                             class, then the Class I Preferred Stock and such other
                                                             class or series shall have one quarter of one vote per
                                                             $25 of stated liquidation preference.

         4327
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                 Distributions


Holders of Preferred OP Units are entitled to receive,       Holders of Class I Preferred Stock are entitled to
when and as declared by the board of directors of the        receive, when and as declared by the AIMCO board of
general partner of the AIMCO Operating Partnership,          directors, out of funds legally available for payment,
quarterly cash distributions at the rate of $      per       cash dividends at the rate of $      per annum per
Preferred OP Unit; provided, however, that at any time       share. Such dividends are cumulative from the date of
and from time to time on or after the fifth anniversary      original issue. Holders of Class I Preferred Stock are
of the issue date of the Preferred OP Units, the AIMCO       not be entitled to receive any dividends in excess of
Operating Partnership may adjust the annual distribu-        cumulative dividends on the Class I Preferred Stock. No
tion rate on the Preferred OP Units to the lower of (i)      interest, or sum of money in lieu of interest, shall be
    % plus the annual interest rate then applicable to       payable in respect of any dividend payment or payments
U.S. Treasury notes with a maturity of five years, and       on the Class I Preferred Stock that may be in arrears.
(ii) the annual dividend rate on the most recently
issued AIMCO non-convertible preferred stock which           When dividends are not paid in full upon the Class I
ranks on a parity with its Class H Cumulative Preferred      Preferred Stock or any other class or series of Class I
Stock. Such distributions will be cumulative from the        Parity Stock, all dividends declared upon the Class I
date of original issue. Holders of Preferred OP Units        Preferred Stock and any shares of Class I Parity Stock
will not be entitled to receive any distributions in         will be declared ratably in proportion to the
excess of cumulative distributions on the Preferred OP       respective amounts of dividends accumulated, accrued
Units. No interest, or sum of money in lieu of               and unpaid on the Class I Preferred Stock and such
interest, shall be payable in respect of any                 Class I Parity Stock. Unless dividends equal to the
distribution payment or payments on the Preferred OP         full amount of all accumulated, accrued and unpaid
Units that may be in arrears.                                dividends on the Class I Preferred Stock have been
                                                             paid, or declared and set apart for payment, except in
When distributions are not paid in full upon the             limited circumstances, no dividends may be declared or
Preferred OP Units or any Parity Units, all                  paid or set apart for payment by AIMCO and no other
distributions declared upon the Preferred OP Units and       distribution of cash or other property may be declared
any Parity Units will be declared ratably in proportion      or made, directly or indirectly, by AIMCO with respect
to the respective amounts of distributions accumu-           to any shares of Class I Junior Stock, nor shall any
lated, accrued and unpaid on the Preferred OP Units and      shares of Class I Junior Stock be redeemed, purchased
such Parity Units. Unless full cumulative distributions      or otherwise acquired for any consideration, nor shall
on the Preferred OP Units have been declared and paid,       any other cash or other property be paid or distributed
except in limited circumstances, no distributions may        to or for the benefit of holders of shares of Class I
be declared or paid or set apart for payment by the          Junior Stock. See "Description of Class I Preferred
AIMCO Operating Partnership and no other distribution        Stock -- Dividends."
of cash or other property may be declared or made,
directly or indirectly, by the AIMCO Operating
Partnership with respect to any Junior Units, nor shall
any Junior Units be redeemed, purchased or otherwise
acquired for consideration, nor shall any other cash or
other property be paid or distributed to or for the
benefit of holders of Junior Units. See "Description of
Preferred OP Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred OP Units         Ownership of shares of Class I Preferred Stock by any
and the Preferred OP Units are not listed on any             person will be limited such that the sum of the
securities exchange. The Preferred OP Units are subject      aggregate value of all equity stock (including all
to certain restrictions on transferability set forth in      shares of Class I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.                   constructively by such person may not exceed 8.7% (or
                                                             15% in the case of certain parties) of the aggregate
Pursuant to the AIMCO Operating Partnership's agreement      value of all outstanding shares of equity stock.
of limited partnership, until the expiration of one          Further, certain transfers which may have the effect of
year from the date on which a holder of Preferred OP         causing AIMCO to lose its status as a REIT are void ab
Units acquired Preferred OP Units, subject to certain        initio.
exceptions, such holder of Preferred OP Units may not
transfer all or any portion of its Preferred OP Units        If any transfer of Class I Preferred Stock occurs
to any transferee without the consent of the general         which, if effective, would result in any person
partner, which consent may be withheld in its sole and       beneficially or constructively owning Class I Preferred
absolute discretion. After the expiration of one year,       Stock in excess or in violation of the Class I
such holders of Preferred OP Units has the right to          Preferred Ownership Limit, such shares of Class I
transfer all or any portion of its Preferred OP Units        Preferred Stock in excess of the Class I Preferred
to any person, subject to the satisfaction of certain        Ownership Limit will be automatically transferred to a
conditions specified in the AIMCO Operating Partner-         trustee in his capacity as trustee of a trust for the
ship's agreement of limited partnership, including the       exclusive benefit of one or more charitable
general partner's right of first refusal.                    beneficiaries designated by AIMCO, and the prohibited
                                                             transferee will generally have no rights in such
After a one-year holding period, a holder may redeem         shares, except upon sale of the shares by the trustee.
Preferred OP Units and receive in exchange therefor, at      The trustee will have all voting rights and rights to
the AIMCO Operating Partnership's option, (i) subject        dividends with respect to shares of Class I Preferred
to the terms of any Senior Units, cash in an amount          Stock held in the trust, which rights will be exercised
equal to the Liquidation Prefer-                             for the benefit of the charitable beneficiaries.

         4328
         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

ence of the Preferred OP Units tendered for redemption,      The trustee may sell the Class I Preferred Stock held
(ii) a number of shares of preferred stock of AIMCO          in the trust to AIMCO or a person, designated by the
that have an aggregate dividend yield equivalent to the      trustee, whose ownership of the Class I Preferred Stock
distribution yield of the Preferred OP Units tendered        will not violate the Class I Preferred Ownership Limit.
for redemption and are part of a class or series of          Upon such sale, the interest of the charitable
preferred stock that is then listed on the New York          beneficiaries in the shares sold will terminate and the
Stock Exchange or another national securities exchange,      trustee will distribute to the prohibited transferee,
or (iii) a number of shares of Class A Common Stock of       the lesser of (i) the price paid by the prohibited
AIMCO that is equal in value to the Liquidation              transferee for the shares or if the prohibited
Preference of the Preferred OP Units tendered for            transferee did not give value for the shares in
redemption. The Preferred OP Units may not be redeemed       connection with the event causing the shares to be held
at the option of the AIMCO Operating Partnership. See        in the trust, the market price of such shares on the
"Description of Preferred OP Units -- Redemption."           day of the event causing the shares to be held in the
                                                             trust and (ii) the price per share received by the
                                                             trustee from the sale or other disposition of the
                                                             shares held in the trust. Any proceeds in excess of the
                                                             amount payable to the prohibited transferee will be
                                                             payable to the charitable beneficiaries.
                                                             On and after               ,     AIMCO may, at its
                                                             option, redeem shares of Class I Preferred Stock, in
                                                             whole or from time to time in part, at a cash
                                                             redemption price equal to 100% of the Class I
                                                             Liquidation Preference plus all accumulated, accrued
                                                             and unpaid dividends to the date fixed for redemption.
                                                             If full cumulative dividends on all outstanding shares
                                                             of Class I Preferred Stock have not been paid or
                                                             declared and set apart for payment, no shares of Class
                                                             I Preferred Stock may be redeemed unless all
                                                             outstanding shares of Class I Preferred Stock are
                                                             simultaneously redeemed and neither AIMCO nor any of
                                                             its affiliates may purchase or acquire shares of Class
                                                             I Preferred Stock otherwise than pursuant to a purchase
                                                             or exchange offer made on the same terms to all holders
                                                             of Class I Preferred Stock. The redemption price for
                                                             the Class I Preferred Stock (other than any portion
                                                             thereof consisting of accumulated, accrued and unpaid
                                                             dividends) will be payable solely with the proceeds
                                                             from the sale by AIMCO of capital stock of AIMCO or the
                                                             sale by the AIMCO Operating Partnership of partnership
                                                             interests in the AIMCO Operating Partnership (whether
                                                             or not such sale occurs concurrently with such
                                                             redemption).

         4329

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became indirectly owned and controlled by AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have an indirect ownership interest in and control the general partner of your partnership and we have a majority interest in the manager of your partnership's property. The general partner of your partnership receives no fee for its services as general partner of your partnership but may receive reimbursement for expenses incurred in such capacity. The general partner of your partnership received fees and reimbursements totaling $90,000 in 1996, $86,000 in 1997 and $31,000 for the first 6 months of 1998. The property manager received management fees of $335,000 in 1996, $345,000 in 1997 and $180,000 for the first six months of 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the manager of your partnership property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

         4330

                                YOUR PARTNERSHIP

GENERAL

     Winthrop Growth Investors 1 Limited Partnership was organized on June 20, 1998, under the laws of the State of Massachusetts. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following four residential apartment complexes: Sunflower Apartments, a 248-unit complex in Dallas, Texas; Meadow Wood Apartments, a 356-unit complex in Jacksonville, Florida; Stratford Place Apartments, a 350-unit complex in Gaithersburg, Maryland; and Stratford Village, a 224-unit complex in Montgomery, Alabama. The general partner of your partnership is Two Winthrop Properties, Inc., and we have an indirect interest in and control over your general partner. A company in which we own an indirect interest and control serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 23,139 units of limited partnership interest issued and outstanding, which were held of record by 1,031 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following reports prepared by your partnership are incorporated by reference and considered to be part of this Prospectus Supplement:

     - Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-QSB, as amended, for the quarters ended March 31, 1998 and June 30, 1998 and

     - Current Report on Form 8-K, dated October 16, 1998.

     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual and quarterly reports described above.

ANTICIPATED TERM AND TERMINATION OF YOUR PARTNERSHIP

     Pursuant to a prospectus dated May 11, 1984, no predictions of when a sale or other disposition of a property would be made, other than when a sale or disposition appears to be advantageous. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2003, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES

     In general, the general partner of your partnership regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets

         4331

     conditions. The general partner monitors each property's specific locale and sub-market conditions evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, tax implications and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. Based on the above considerations, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, the general partner of your partnership is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner of your partnership is not liable, responsible or accountable for damages or otherwise to your partnership or any limited partner arising out of any act performed or any failure to act by any of them if they determined, in good faith, that such act or failure to act was in the best interests of the partnership, and such course of conduct did not constitute fraud, bad faith, negligence or misconduct on the part of the general partner. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such provision in your partnership's agreement of limited partnership. The general partner of your partnership is indirectly owned and controlled by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify and save harmless the general partner of your partnership against any loss, liability or damage incurred by it as a result of or in connection with its acting as a general partner in connection with the partnership's activities, provided that such general partner was not guilty of fraud, bad faith, negligence or misconduct. The satisfaction of any indemnification and any saving harmless shall be from and limited to partnership assets, and no limited partner shall have any personal liability on account thereof.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     Your partnership's agreement of limited partnership specifies how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the partners. Distributions of Cash Available for Distribution will be distributed quarterly, within sixty days after the close of such quarter. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of your partnership's assets. Your partnership has make distributions in the past and is projected to make distributions in 1998. The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.00.

PERIOD                                                        DISTRIBUTIONS
------                                                        -------------
January 1, 1995 - December 31, 1995.........................      $6.48
January 1, 1996 - December 31, 1996.........................       8.64
January 1, 1997 - December 31, 1997.........................       8.64
January 1, 1998 - June 30, 1998.............................       4.32

         4332

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate approximately a 21.06% limited partnership interest in your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The general partner of your partnership received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:

YEAR                                                          COMPENSATION
----                                                          -------------
1994........................................................  Not Available
1995........................................................  Not Available
1996........................................................        $90,000
1997........................................................         86,000
1998 (through June 30)......................................         31,000

     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:

YEAR                                                              FEES
----                                                          -------------
1994........................................................  Not Available
1995........................................................  Not Available
1996........................................................       $335,000
1997........................................................        345,000
1998 (through June 30)......................................        180,000

     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to the general partner of your partnership, or the compensation paid to the property manager or AIMCO and its affiliates.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $ million will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

         4333

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on October 1, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS

     The consolidated financial statements of Winthrop Growth Investors 1 Limited Partnership appearing in Winthrop Growth Investors 1 Limited Partnership Annual Report (Form 10-KSB) for the year ended December 31, 1997, have been audited by Imowitz Koenig & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         4334

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  [                         ]

Gentlemen:

     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which you own an indirect interest in and which you control the general partner (the
"General Partner") of [                                        ] (the
"Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which a minority of the outstanding limited partnership interests in the Partnership (the "Units") will be acquired by the Purchaser in exchange for an offer price per Unit of $
in cash, or        Common OP Units of the Purchaser, or        Preferred OP
Units of the Purchaser, or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended December 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending June 30, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the properties owned by the Partnership (the "Properties"), including location, number of units and unit mix, age, amenities and land acreage;

         4335

          4. Reviewed summary historical operating statements for the Properties, for the years ended December 31, 1996 and 1997, and the six months ending June 30, 1998;

          5. Reviewed the 1998 operating budget for the Properties prepared by the Partnership's management;

          6. [Reviewed multi-year operating projections for the Properties and the Partnership prepared by the Partnership's management, including revenues and expenses, net operating income, occupancy, capital improvements, debt service, residual value, and, in the case of the Partnership, general and administrative expenses and cash distributions to the General Partners and the Limited Partners;]

          7. [Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;]

          8. Discussed with management market conditions for the Properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Properties and the Partnership; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties and the Partnership;

          9. Performed a site inspection of each of the Properties;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

          11. Reviewed information provided by the Company relating to debt encumbering the Properties;

          12. [Reviewed any bids received for the Properties or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Properties, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Properties. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Properties is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of
         4336

the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
October   , 1998

         4337

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP"), and the general partner of your partnership, and the directors of AIMCO, are set forth below. The two directors of AIMCO-GP and the general partner of your partnership are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.

                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
David L. Williams............................  Executive Vice President -- Property Operations
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

         4338

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

         4339

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

         4340

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
David L. Williams....................  Mr. Williams has been Executive Vice President -- Operations of AIMCO since January 1997. Mr. Williams has been Executive
                                       Vice President -- Operations of AIMCO-GP since July 1998.
                                       Prior to joining AIMCO, Mr. Williams was Senior Vice
                                       President of Operations at Evans Withycombe Residential,
                                       Inc. from January 1996 to January 1997. Previously, he was
                                       Executive Vice President at Equity Residential Properties
                                       Trust from October 1989 to December 1995. He has served on
                                       National Multi-Housing Council Boards and NAREIT committees.
                                       Mr. Williams also served as Senior Vice President of
                                       Operations and Acquisitions of US Shelter Corporation from
                                       1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate
                                       properties since 1973. Mr. Williams received his B.A. in
                                       education and administration from the University of
                                       Washington in 1967.
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.

         4341

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

         4342

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by you or your broker, dealer, bank, trust company or other nominee to the Information Agent as set forth below.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                On the Internet:

                               www.clc-online.com
         4343

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

AIMCO

     AIMCO's Charter limits the liability of AIMCO's directors and officers to AIMCO and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of AIMCO or its stockholders to obtain other relief, such as an injunction or rescission.

     AIMCO's Charter and Bylaws require AIMCO to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     AIMCO has entered into agreements with certain of its officers, pursuant to which AIMCO has agreed to indemnify such officers to the fullest extent permitted by applicable law.

THE AIMCO OPERATING PARTNERSHIP

     The AIMCO Operating Partnership Agreement requires the AIMCO Operating Partnership to indemnify its directors and officers (each an "Indemnitee") to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the AIMCO Operating Partnership. Such indemnification continues after the Indemnitee ceases to be a director or officer. The right to indemnification includes the right to be paid by the AIMCO Operating Partnership the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts

         4344

advanced if a final judicial decision is rendered that such Indemnitee did not meet the standard of conduct permitting indemnification under the AIMCO Operating Partnership Agreement or applicable law.

     The Partnership maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the AIMCO Operating Partnership Agreement or applicable law.

ITEM 21. EXHIBITS.

     (a)


             *4.1           Specimen certificate for Class A Common Stock.
             *4.2           Specimen certificate for Common OP Unit.
            **5.1           Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby.
            **5.2           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby.
            **8.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters.
          ***12.1           Calculation of ratio of earnings to fixed charges.
          ***12.2           Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.
        *****23.1           Consent of Ernst & Young LLP, Denver, Colorado.
        *****23.2           Consent of Ernst & Young LLP, Chicago, Illinois.
        *****23.3           Consent of Ernst & Young LLP, Greenville, South Carolina.
        *****23.4           Consent of Ernst & Young LLP, Indianapolis, Indiana.
        *****23.5           Consent of Arthur Andersen LLP.
           **23.6           Consent of Piper & Marbury L.L.P. (included in opinion filed as Exhibit 5.1).
           **23.7           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (included in opinion filed as Exhibit 5.2).
             23.8           Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
        *****23.8.1         -- Baywood Partners, Ltd.
        *****23.8.2         -- Burgundy Court Associates, L.P.
        *****23.8.3         -- Catawba Club Associates, L.P.
        *****23.8.4         -- Georgetown of Columbus Associates, L.P.
        *****23.8.5         -- La Colina Partners, Ltd.
        *****23.8.6         -- Lake Eden Associates, L.P.
        *****23.8.7         -- Landmark Associates, Ltd.
        *****23.8.8         -- Northbrook Apartments, Ltd.
        *****23.8.9         -- Shaker Square, L.P.
        *****23.8.10        -- Thurber Manor Associates, Limited Partnership.
        *****23.8.11        -- Quail Run Associates, L.P.
        *****23.8.12        -- Sycamore Creek Associates, L.P.
        *****23.9           Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership).
             23.10          Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
        *****23.10.1        -- Rivercreek Apartments Limited Partnership.
        *****23.10.2        -- Calmark Heritage Park II Ltd.
        *****23.10.3        -- Yorktown Towers Associates.
        *****23.10.4        -- Shannon Manor Apartments, a Limited Partnership.
        *****23.10.5        -- Woodmere Associates, L.P.
        *****23.10.6        -- Salem Arms of Augusta Limited Partnership.

         4345


        *****23.10.7      -- Coastal Commons Limited Partnership.
        *****23.10.8      -- Snowden Village Associates, L.P.
        *****23.10.9      -- Sharon Woods, L.P.
        *****23.10.10     -- Rivercrest Apartments, Limited.
         ****23.10.11     -- Angeles Income Properties, Ltd. II.
         ****23.10.12     -- Angeles Income Properties, Ltd. III.
         ****23.10.13     -- Angeles Income Properties, Ltd. IV.
         ****23.10.14     -- Angeles Income Properties, Ltd. 6.
         ****23.10.15     -- Angeles Opportunity Properties, Ltd.
         ****23.10.16     -- Angeles Partners VII.
         ****23.10.17     -- Angeles Partners VIII.
         ****23.10.18     -- Angeles Partners IX.
         ****23.10.19     -- Angeles Partners X.
         ****23.10.20     -- Angeles Partners XI.
         ****23.10.21     -- Angeles Partners XII.
         ****23.10.22     -- Angeles Partners XIV.
         ****23.10.23     -- Consolidated Capital Institutional Properties/2.
         ****23.10.24     -- Consolidated Capital Institutional Properties/3.
         ****23.10.25     -- Consolidated Capital Properties III.
         ****23.10.26     -- Consolidated Capital Properties IV.
         ****23.10.27     -- Consolidated Capital Properties V.
         ****23.10.28     -- Consolidated Capital Properties VI.
         ****23.10.29     -- Davidson Diversified Real Estate I, L.P.
         ****23.10.30     -- Davidson Diversified Real Estate II, L.P.
         ****23.10.31     -- Davidson Diversified Real Estate III, L.P.
         ****23.10.32     -- Davidson Growth Plus, L.P.
         ****23.10.33     -- Davidson Income Real Estate, L.P.
         ****23.10.34     -- Investors First-Staged Equity.
         ****23.10.35     -- Johnstown/Consolidated Income Partners.
         ****23.10.36     -- Multi-Benefit Realty Fund '87-1.
         ****23.10.37     -- Shelter Properties III.
         ****23.10.38     -- Shelter Properties VI.
         ****23.10.39     -- Shelter Properties VII Limited Partnership.
         ****23.10.40     -- U.S. Realty Partners Limited Partnership.
        *****23.11        Consents of Deloitte & Touche (Cedar-Tree Investors Limited Partnership and Wingfield
                             Investors Limited Partnership).
         ****23.11.1      -- HCW Pension Real Estate Fund Limited Partnership.
         ****23.11.2      -- United Investors Growth Properties.
         ****23.11.3      -- United Investors Growth Properties II.
         ****23.11.4      -- United Investors Income Properties.
        *****23.12        Consents of Reznick Fedder & Silverman (Burnsville Apartments, LP (Minneapolis Associates
                             II Limited Partnership), Chestnut Hill Associates Limited Partnership, DFW Apartment
                             Investors Limited Partnership, DFW Residential Investors Limited Partnership, Olde Mill
                             Investors Limited Partnership, Park Towne Place Associates Limited Partnership and
                             Texas Residential Investors Limited Partnership, Winthrop Apartment Investors Limited
                             Partnership).
         ****23.12.1      -- Riverside Park Associates L.P.
         ****23.12.2      -- Springhill Lake Investors Limited Partnership.
        *****23.13        Consent of Barry S. Fishman & Associates (Ravensworth Associates Limited Partnership).

         4346


             23.14        Consents of Imowitz Koenig LLP with respect to financial statements of the following entities:
        *****23.14.1      -- Winthrop Apartment Investors Limited Partnership.
        *****23.14.2      -- Winrock -- Houston Limited Partnership.
         ****23.14.3      -- Century Properties Fund XVI.
         ****23.14.4      -- Century Properties Fund XVIII.
         ****23.14.5      -- Century Properties Fund XIX.
         ****23.14.6      -- Century Properties Growth Fund XXII.
             23.14.7      -- [Reserved].
         ****23.14.8      -- Fox Strategic Housing Income Partners.
         ****23.14.9      -- National Property Investors 8.
         ****23.14.10     -- Winthrop Growth Investors 1 Limited Partnership.
         ****23.15.1      Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert Real Estate Associates II).
        *****24.1         Power of Attorney for Apartment Investment and Management Company.
        *****24.2         Power of Attorney for AIMCO Properties, L.P.


---------------

     * Incorporated by reference from AIMCO's Registration Statement on Form 8-A filed on July 19, 1994.

   **  To be filed by amendment.

  ***  Incorporated by reference from AIMCO's Form 8-K filed on July 2, 1998.

 ****  Filed herewith.

*****  Previously filed.

   (b)Financial Statement Schedules
      Not Applicable.

   (c)Report, opinion or appraisal

      To be included in Prospectus Supplement, as applicable.

         4347

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other

         4348

equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrants hereby undertake to not issue securities under this registration statement in order to effect any "roll-up transaction" (as such term in defined in paragraph (c) of Item 901 of Regulation S-K). Furthermore, the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning an offer to purchase partnership interests in exchange for securities issued under this registration statement, prior to commencing such an offer, if pursuant to the provisions of subparagraph (iv), (vii) or (viii) of paragraph (c)(2) of Item 901 of Regulation S-K, such offer fails to constitute a roll-up transaction.

         4349

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of October, 1998.


                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                            By:     /s/ TERRY CONSIDINE
                                              ----------------------------------
                                                       Terry Considine,
                                                 Chairman and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                 /s/ TERRY CONSIDINE                   Chairman and Chief             October 26, 1998
-----------------------------------------------------    Executive Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ*                 Vice Chairman and President    October 26, 1998
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and      October 26, 1998
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               /s/ RICHARD S. ELLWOOD*                 Director                       October 26, 1998
-----------------------------------------------------
                 Richard S. Ellwood

                /s/ J. LANDIS MARTIN*                  Director                       October 26, 1998
-----------------------------------------------------
                  J. Landis Martin

                /s/ THOMAS L. RHODES*                  Director                       October 26, 1998
-----------------------------------------------------
                  Thomas L. Rhodes

                 /s/ JOHN D. SMITH*                    Director                       October 26, 1998
-----------------------------------------------------
                    John D. Smith

              *By: /s/ TERRY CONSIDINE
  ------------------------------------------------
        Terry Considine, as Attorney-in-Fact
          for each of the persons indicated

         4350

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of October, 1998.


                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                              its General Partner

                                            By:     /s/ TERRY CONSIDINE
                                              ----------------------------------
                                                       Terry Considine,
                                                 Chairman and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ TERRY CONSIDINE                   Chairman and Chief Executive    October 26, 1998
-----------------------------------------------------    Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ*                 Vice Chairman and President     October 26, 1998
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and       October 26, 1998
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

              *By: /s/ TERRY CONSIDINE
  ------------------------------------------------
      Terry Considine, as Attorney-in-Fact for
            each of the persons indicated

         4351

                               INDEX TO EXHIBITS


         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------

             *4.1           Specimen certificate for Class A Common Stock.
             *4.2           Specimen certificate for Common OP Unit.
            **5.1           Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby.
            **5.2           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby.
            **8.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters.
          ***12.1           Calculation of ratio of earnings to fixed charges.
          ***12.2           Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.
        *****23.1           Consent of Ernst & Young LLP, Denver, Colorado.
        *****23.2           Consent of Ernst & Young LLP, Chicago, Illinois.
        *****23.3           Consent of Ernst & Young LLP, Greenville, South Carolina.
        *****23.4           Consent of Ernst & Young LLP, Indianapolis, Indiana.
        *****23.5           Consent of Arthur Andersen LLP.
           **23.6           Consent of Piper & Marbury L.L.P. (included in opinion filed as Exhibit 5.1).
           **23.7           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (included in opinion filed as Exhibit 5.2).
             23.8           Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
        *****23.8.1         -- Baywood Partners, Ltd.
        *****23.8.2         -- Burgundy Court Associates, L.P.
        *****23.8.3         -- Catawba Club Associates, L.P.
        *****23.8.4         -- Georgetown of Columbus Associates, L.P.
        *****23.8.5         -- La Colina Partners, Ltd.
        *****23.8.6         -- Lake Eden Associates, L.P.
        *****23.8.7         -- Landmark Associates, Ltd.
        *****23.8.8         -- Northbrook Apartments, Ltd.
        *****23.8.9         -- Shaker Square, L.P.
        *****23.8.10        -- Thurber Manor Associates, Limited Partnership.
        *****23.8.11        -- Quail Run Associates, L.P.
        *****23.8.12        -- Sycamore Creek Associates, L.P.
        *****23.9           Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership).
             23.10          Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
        *****23.10.1        -- Rivercreek Apartments Limited Partnership.
        *****23.10.2        -- Calmark Heritage Park II Ltd.
        *****23.10.3        -- Yorktown Towers Associates.
        *****23.10.4        -- Shannon Manor Apartments, a Limited Partnership.
        *****23.10.5        -- Woodmere Associates, L.P.
        *****23.10.6        -- Salem Arms of Augusta Limited Partnership.
        *****23.10.7        -- Coastal Commons Limited Partnership.

         4352


         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
        *****23.10.8        -- Snowden Village Associates, L.P.
        *****23.10.9        -- Sharon Woods, L.P.
        *****23.10.10       -- Rivercrest Apartments, Limited.
         ****23.10.11       -- Angeles Income Properties, Ltd. II.
         ****23.10.12       -- Angeles Income Properties, Ltd. III.
         ****23.10.13       -- Angeles Income Properties, Ltd. IV.
         ****23.10.14       -- Angeles Income Properties, Ltd. 6.
         ****23.10.15       -- Angeles Opportunity Properties, Ltd.
         ****23.10.16       -- Angeles Partners VII.
         ****23.10.17       -- Angeles Partners VIII.
         ****23.10.18       -- Angeles Partners IX.
         ****23.10.19       -- Angeles Partners X.
         ****23.10.20       -- Angeles Partners XI.
         ****23.10.21       -- Angeles Partners XII.
         ****23.10.22       -- Angeles Partners XIV.
         ****23.10.23       -- Consolidated Capital Institutional Properties/2.
         ****23.10.24       -- Consolidated Capital Institutional Properties/3.
         ****23.10.25       -- Consolidated Capital Properties III.
         ****23.10.26       -- Consolidated Capital Properties IV.
         ****23.10.27       -- Consolidated Capital Properties V.
         ****23.10.28       -- Consolidated Capital Properties VI.
         ****23.10.29       -- Davidson Diversified Real Estate I, L.P.
         ****23.10.30       -- Davidson Diversified Real Estate II, L.P.
         ****23.10.31       -- Davidson Diversified Real Estate III, L.P.
         ****23.10.32       -- Davidson Growth Plus, L.P.
         ****23.10.33       -- Davidson Income Real Estate, L.P.
         ****23.10.34       -- Investors First-Staged Equity.
         ****23.10.35       -- Johnstown/Consolidated Income Partners.
         ****23.10.36       -- Multi-Benefit Realty Fund '87-1.
         ****23.10.37       -- Shelter Properties III.
         ****23.10.38       -- Shelter Properties VI.
         ****23.10.39       -- Shelter Properties VII Limited Partnership.
         ****23.10.40       -- U.S. Realty Partners Limited Partnership.
        *****23.11          Consents of Deloitte & Touche (Cedar-Tree Investors Limited
                               Partnership and Wingfield Investors Limited Partnership).
         ****23.11.1        -- HCW Pension Real Estate Fund Limited Partnership.
         ****23.11.2        -- United Investors Growth Properties.
         ****23.11.3        -- United Investors Growth Properties II.
         ****23.11.4        -- United Investors Income Properties.

         4353


         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
        *****23.12          Consents of Reznick Fedder & Silverman (Burnsville
                               Apartments, LP (Minneapolis Associates II Limited
                               Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership, Park Towne Place
                               Associates Limited Partnership and Texas Residential
                               Investors Limited Partnership, Winthrop Apartment
                               Investors Limited Partnership).
         ****23.12.1        -- Riverside Park Associates L.P.
         ****23.12.2        -- Springhill Lake Investors Limited Partnership.
        *****23.13          Consent of Barry S. Fishman & Associates (Ravensworth
                               Associates Limited Partnership).
             23.14          Consents of Imowitz Koenig LLP with respect to financial
                               statements of the following entities:
        *****23.14.1        -- Winthrop Apartment Investors Limited Partnership.
        *****23.14.2        -- Winrock -- Houston Limited Partnership.
         ****23.14.3        -- Century Properties Fund XVI.
         ****23.14.4        -- Century Properties Fund XVIII.
         ****23.14.5        -- Century Properties Fund XIX.
         ****23.14.6        -- Century Properties Growth Fund XXII.
             23.14.7        -- [Reserved].
         ****23.14.8        -- Fox Strategic Housing Income Partners.
         ****23.14.9        -- National Property Investors 8.
         ****23.14.10       -- Winthrop Growth Investors 1 Limited Partnership.
         ****23.15.1        Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert
                               Real Estate Associates II).
        *****24.1           Power of Attorney for Apartment Investment and Management
                               Company.
        *****24.2           Power of Attorney for AIMCO Properties, L.P.


---------------

     * Incorporated by reference from AIMCO's Registration Statement on Form 8-A filed on July 19, 1994.

   **  To be filed by amendment.

  ***  Incorporated by reference from AIMCO's Form 8-K filed on July 2, 1998.

 ****  Filed herewith.

*****  Previously filed.

   (b)Financial Statement Schedules

      Not Applicable.

   (c)Report, opinion or appraisal


      To be included in Prospectus Supplement, as applicable.